UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
PRIMO WATER CORPORATION
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required
☐	Fee paid previously with preliminary materials
☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11
No securities regulatory authority or stock exchange in Canada, the United States or any other jurisdiction has expressed an opinion about, or passed upon the fairness or merits of, the transactions described in this document, the securities offered pursuant to such transactions or the adequacy of the information contained in this document and it is an offense to claim otherwise.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

PRIMO WATER CORPORATION

NOTICE OF MEETING

and
MANAGEMENT INFORMATION CIRCULAR AND PROXY STATEMENT

for the

SPECIAL MEETING OF SHAREOWNERS

TO BE HELD ON [•], 2024

with respect to the proposed

MERGERS AND PLAN OF ARRANGEMENT

involving

PRIMO WATER CORPORATION and certain affiliates of TRITON WATER PARENT, INC.
DATED AS OF [•], 2024
The members of the board of directors of Primo Water Corporation unanimously recommend that shareowners vote FOR the Arrangement Resolution
These materials are important and require your attention. They require shareowners of Primo Water Corporation to make an important decision. If you are in doubt as to how to make such decision, please contact your financial, legal or other professional advisor. This document does not constitute an offer or a solicitation of securities or proxies to any Person in any jurisdiction in which such offer or solicitation is unlawful.
If you have any questions or require more information with regard to the procedures for voting or have questions regarding the information contained in this document please contact our proxy solicitation agent, MacKenzie Partners, Inc. at 1-800-322-2885 toll free in North America or by email at proxy@mackenziepartners.com.
No securities regulatory authority or stock exchange in Canada, the United States or elsewhere has expressed an opinion about, or passed upon the fairness or merits of, the transactions described in this document or the adequacy of the information contained in this document and it is an offense to claim otherwise. No securities regulatory authority or stock exchange in Canada, the United States or elsewhere has approved or registered this document, and this document is not required to be registered with a securities regulatory authority or stock exchange in any such jurisdiction.

PRIMO WATER CORPORATION
1150 Assembly Drive, Suite 800
Tampa, Florida 33607, United States
[•], 2024
Dear Primo Shareowners:
You are invited to attend a special meeting of owners (the “Primo Shareowners”) of common shares (“Primo Shares”) of Primo Water Corporation (the “Company” or “Primo Water”) at [•] (Eastern time) on [•], 2024 (including any adjournments or postponements thereof, the “Meeting”). The Meeting will be held virtually via a live audio webcast at www.virtualshareholdermeeting.com/PRMW2024SM.
The Transaction
On June 16, 2024, the Company entered into an arrangement agreement and plan of merger (the “Arrangement Agreement”) with Triton Water Parent, Inc. (“BlueTriton”), Triton US HoldCo, Inc., a wholly-owned subsidiary of BlueTriton (“NewCo”), Triton Merger Sub 1, Inc., a wholly-owned subsidiary of NewCo (“Merger Sub”) and 1000922661 Ontario Inc., a wholly-owned subsidiary of NewCo (“Amalgamation Sub”). The Arrangement Agreement provides that: (i) Amalgamation Sub will, by way of a court-approved statutory plan of arrangement pursuant to the provisions of the Business Corporations Act (Ontario), acquire all of the issued and outstanding Primo Shares in exchange for shares of NewCo, followed immediately by an amalgamation of Primo Water and Amalgamation Sub, with Primo Water surviving as a wholly-owned subsidiary of NewCo (the “Arrangement”); (ii) immediately following the Arrangement, Merger Sub will be merged with and into BlueTriton (the “Merger”), with BlueTriton surviving the Merger as a wholly-owned subsidiary of NewCo; (iii) immediately following the Merger, and as part of one integrated transaction with the Merger, BlueTriton, as the surviving company in the Merger, will be merged with and into NewCo (the “Subsequent Merger” and, together with the Merger, the “Mergers” and, collectively with the Arrangement, the “Transaction”), with NewCo being the surviving corporation in the Subsequent Merger; and (iv) as a result of the Transaction, Primo Water and Triton Water Intermediate, Inc., a wholly-owned subsidiary of BlueTriton, will be wholly-owned subsidiaries of NewCo.
Pursuant to the Arrangement, each Primo Share issued and outstanding immediately prior to the effective time of the Arrangement (the “Arrangement Effective Time”) (other than any Primo Shares held by Dissenting Shareowners (as defined below) or by Amalgamation Sub or any of its Affiliates) shall ultimately be exchanged for a number of shares of Class A common stock, par value $0.01 per share, of NewCo (the “NewCo Class A Shares”) on a 1:1 basis, subject to certain adjustments (the “Exchange Ratio”), resulting in former Primo Shareowners and former holders of Primo Equity Awards (as defined herein) holding NewCo Class A Shares representing approximately 43% of the fully diluted NewCo Shares (as defined below). The Arrangement Agreement provides that, at the Arrangement Effective Time, the Primo Water stock options and other equity awards outstanding immediately prior to the Arrangement Effective Time generally shall automatically convert into stock options and equity awards with respect to the same number of NewCo Class A Shares (subject to adjustments to the Exchange Ratio), on the same terms and conditions as in place immediately prior to the Arrangement Effective Time; provided, that Primo Water restricted stock units with performance-based vesting shall be converted into an award for a number of NewCo Class A Shares equal to the same number of Primo Shares, with equitable adjustments to the performance metrics to reflect the combined business, to be agreed by Primo Water and BlueTriton prior to Closing. The final offering period under the Company’s Employee Stock Purchase Plan (the “ESPP”) concluded on June 28, 2024 and the ESPP terminated on July 1, 2024.
Pursuant to the Transaction, each share of common stock of BlueTriton (collectively, the “BlueTriton Shares”) issued and outstanding immediately prior to the Merger (other than shares to be cancelled in accordance with the Arrangement Agreement) shall be converted into a number of NewCo Class A Shares or shares of NewCo Class B common stock, par value $0.01 per share (the “NewCo Class B Shares” and, together with the NewCo Class A Shares, the “NewCo Shares”), such that shareholders of BlueTriton will hold NewCo Class A Shares and NewCo Class B Shares representing approximately 57% of the fully diluted NewCo Shares. In the Subsequent Merger, each BlueTriton Share issued and outstanding shall be cancelled and each issued and outstanding NewCo Class A Share and NewCo Class B Share shall be unaffected by the Subsequent Merger.
It is expected that the Transaction will be completed as soon as practicable following receipt of all required regulatory approvals, the expiration or termination of all applicable waiting periods and the satisfaction of all other conditions to closing set forth in the Arrangement Agreement. After the Arrangement Effective Time, NewCo will operate under a name to be agreed by Primo Water and BlueTriton prior to Closing and intends to list its shares on the New York Stock Exchange (the “NYSE”) under the trading symbol “[•]”, subject to the approval of the NYSE. It is anticipated that the Primo Shares will be delisted from the Toronto Stock Exchange and that the Company will apply to cease to be a reporting issuer under applicable Canadian securities laws. Upon completion of the Transaction, NewCo is expected to be a reporting issuer (or the equivalent) in all of the provinces of Canada and will therefore be subject to Canadian continuous disclosure and other reporting obligations under applicable Canadian Securities Laws. Provided that all relevant conditions are met, NewCo intends to apply to cease to be a reporting issuer under applicable Canadian securities laws.
The Arrangement Agreement, a copy of which is attached to the accompanying management information circular and proxy statement of Primo Water (the “Circular”) as “Schedule A”, has been filed with the U.S. Securities and Exchange Commission (“SEC”) and is available for viewing on the Electronic Data Gathering, Analysis, and Retrieval System of the SEC (“EDGAR”) at www.sec.gov and on Primo Water’s profile on the System for Electronic Data Analysis and Retrieval + (“SEDAR+”) at www.sedarplus.ca.
The Circular contains important information about the Transaction, the Arrangement Agreement, other information relating to Primo Water, BlueTriton and NewCo, and certain related matters, and you should read it carefully.
Voting Agreements
In connection with the execution of the Arrangement Agreement, each of the Company’s directors and executive officers, who hold in the aggregate approximately 2.1% of the outstanding Primo Shares as of the date of this Circular, executed a Voting Agreement with BlueTriton (collectively, the “Voting Agreements”). The Voting Agreements were executed by such directors and executive officers solely in their capacity as direct or indirect holders of Primo Shares and do not apply in any manner to them in their capacity as director, officer or employee of the Company.
Each shareholder party to a Voting Agreement has agreed to cause any Primo Shares subject to such Voting Agreement to be voted at the Meeting in favor of the Arrangement Resolution (as defined below) and any other matter necessary for the consummation of the transactions contemplated by the Arrangement Agreement and against certain matters inconsistent with the Arrangement Agreement, unless there has been a change in recommendation of the Company’s board of directors (the “Board”) with respect to the Arrangement Resolution made in compliance with the Arrangement Agreement. Such shareholders have also agreed not to exercise any rights of appraisal or rights of dissent provided under any applicable Laws, among other things.
A copy of the form of Voting Agreement has been filed with the SEC and is available for viewing on EDGAR at www.sec.gov and on Primo Water’s profile on SEDAR+ at www.sedarplus.ca.
Approval Requirements
At the Meeting, Primo Shareowners will be asked to consider and vote on a special resolution to approve the Arrangement (the “Arrangement Resolution”). In order for the Transaction to become effective, the Arrangement Resolution must be approved by the affirmative vote of not less than 66 2∕3% of the votes cast by the Primo Shareowners present or represented by proxy and entitled to vote at the virtual Meeting.
In addition to the Arrangement Resolution, pursuant to Section 14A of the 1934 Exchange Act, Primo Water is seeking a non-binding advisory vote from the Primo Shareowners to approve, on an advisory basis, the payment of certain compensation to certain of Primo Water’s executive officers that will or may become payable by Primo Water to such executive officers in connection with the consummation of the Transaction (the “Executive Compensation Resolution” and together with the Arrangement Resolution, the “Transaction Resolutions”), as further described in the Circular.
The Transaction is also subject to certain other conditions, including the approval of the Arrangement by the Ontario Superior Court of Justice (Commercial List), approval to list the NewCo Shares on the NYSE and the required regulatory approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Competition Act (Canada) and the Investment Canada Act.
Recommendation of the Special Committee
A special committee of the Board (the “Special Committee”), consisting entirely of independent directors, was formed for the purpose of evaluating the possible strategic alternatives that may be available to the Company. The Special Committee evaluated the Transaction in consultation with the Company’s senior management and legal and financial advisors and, after careful consideration of the various factors described in the Circular under the heading “Description of the Transaction — Primo Water’s Reasons for the Transaction”, unanimously determined that the Transaction is fair, from a financial point of view, to the Primo Shareowners and that the Transaction is in the best interests of Primo Water, and unanimously recommended to the Board that the Board determine that the Transaction is in the best interests of Primo Water, approve the Transaction and recommend that the Primo Shareowners vote “FOR” the Arrangement Resolution and the proposals set forth in the Circular.
Board Recommendation
The Board evaluated the Transaction in consultation with the Company’s senior management and legal and financial advisors and, after careful consideration of the various factors described in the Circular under the heading “Description of the Transaction — Primo Water’s Reasons for the Transaction”, and taking into account, among other things, the recommendation of the Special Committee, unanimously determined that the Transaction is fair, from a financial point of view, to the Primo Shareowners, determined that the Transaction is in the best interests of Primo Water, approved the execution, delivery and, subject to the Primo Shareowner Approval and other terms and conditions set forth therein, performance of the Arrangement Agreement and the transactions contemplated thereby and recommends that the Primo Shareowners vote “FOR” the Arrangement Resolution and the proposals set forth in the Circular. It is a condition to the completion of the Transaction that the Arrangement Resolution be approved at the Meeting.
The accompanying Circular describes the Transaction and includes certain additional information to assist you in considering how to vote on the Transaction Resolutions. This information is important and you are urged to read this information carefully and, if you require assistance, to consult your financial, legal, tax and other professional advisors.
The Meeting
The Meeting will be held at [•] (Eastern time) on [•], 2024 virtually via a live audio webcast at www.virtualshareholdermeeting.com/PRMW2024SM. As the Company aims to maximize Primo Shareowner participation, the Meeting will be in a virtual-only format. All Primo Shareowners, regardless of geographic location, will have an equal opportunity to listen to the Meeting live, ask questions and vote in real time. The online Meeting will ensure that Primo Shareowners who attend the Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
Attendance and Voting at the Meeting
The Meeting can be accessed at www.virtualshareholdermeeting.com/PRMW2024SM. Primo Shareowners will need the 16-digit control number contained on their form of proxy or voting instruction form included in these Meeting materials and access to an internet-connected device such as a laptop, computer, tablet or mobile phone for the full duration of the Meeting.
In order to determine how to vote, you must first determine whether you are (i) a registered holder of Primo Shares (“Registered Shareowner”); or (ii) a beneficial, or non-registered, holder of Primo Shares (a “Beneficial Shareowner”).
•	You are a Registered Shareowner if your Primo Shares are registered in your name with our transfer agent, Computershare Investor Services Inc.
•
You are a Beneficial Shareowner if your Primo Shares are registered in the name of a securities depositary or of another intermediary such as a securities broker or financial institution. Most of our shareowners are Beneficial Shareowners.

Registered Shareowners, duly appointed proxyholders and Beneficial Shareowners who have logged in to the Meeting using the 16-digit control number will be entitled to vote in real time and ask questions at the Meeting. Guests, including Beneficial Shareowners who do not have their 16-digit control number, can listen to the Meeting, but will not be able to vote or ask questions.
Your vote is important regardless of the number of Primo Shares you own. Whether or not you expect to attend the Meeting, we encourage you to take the time to complete, sign, date and return the enclosed form of proxy or voting instruction form, as applicable, in accordance with the instructions set out therein so that your Primo Shares can be voted at the Meeting. A Primo Shareowner’s form of proxy must be received by the Company’s Meeting provider, Broadridge Financial Solutions, Inc., by no later than [•] (Eastern time) on [•], 2024 or 48 hours prior to any adjourned or postponed Meeting. Beneficial Shareowners should carefully follow the instructions of their intermediaries, including those regarding when and where the form of proxy or the voting instruction form is to be delivered, in order to ensure that their Primo Shares are voted at the Meeting.
Detailed instructions about how to attend the Meeting, appoint a proxyholder and vote can be found in the Circular under the heading “Information Concerning the Meeting”.
Letter of Transmittal
If you are a Registered Shareowner, we also encourage you to complete, sign, date and return the enclosed Letter of Transmittal along with the share certificate(s) and/or DRS advice(s) (if applicable) representing your Primo Shares so that, if the Arrangement Resolution is approved and the Transaction is completed, the consideration for your Primo Shares can be sent to you at the correct address as soon as possible following the implementation of the Transaction. Only Registered Shareowners will receive a Letter of Transmittal. Beneficial Shareowners will receive instructions from their intermediaries as to how to receive NewCo Shares in exchange for their Primo Shares following the completion of the Transaction.
We urge you to carefully consider all of the information in the Circular, including any documents incorporated by reference therein. If you require assistance, please consult your financial, legal or other professional advisors.
Sincerely,
On behalf of the board of directors of Primo Water Corporation

Jerry Fowden, Chairman of the Board

PRIMO WATER CORPORATION

NOTICE OF SPECIAL MEETING OF SHAREOWNERS
NOTICE IS HEREBY GIVEN THAT a special meeting (including any adjournments or postponements thereof, the “Meeting”) of owners (the “Primo Shareowners”) of common shares (“Primo Shares”) of Primo Water Corporation (the “Company” or “Primo Water”) will be held at [•] (Eastern time) on [•], 2024, virtually via a live audio webcast at www.virtualshareholdermeeting.com/PRMW2024SM. For purposes of attendance at the Meeting, all references in the management information circular and proxy statement which accompanies this notice (the “Circular”) to “present” and “present in-person” will mean virtually present at the Meeting, and to “attend” or “attendance” will mean to attend or be in attendance at the Meeting through virtual means.
The Meeting is held for the following purposes:
1.
to consider and, if deemed advisable, to pass, with or without variation, pursuant to an interim order of the Ontario Superior Court of Justice (Commercial List) dated [•], 2024 (the “Interim Order”), a special resolution (the “Arrangement Resolution”), the full text of which is set forth in “Schedule C — Arrangement Resolution” to the Circular, approving a plan of arrangement (the “Arrangement”) under section 182 of the Business Corporations Act (Ontario) (the “OBCA”), involving Primo Water, Triton US HoldCo, Inc. (“NewCo”), a wholly-owned subsidiary of Triton Water Parent, Inc. (“BlueTriton”), and 1000922661 Ontario Inc. (“Amalgamation Sub”), a wholly-owned subsidiary of NewCo, in accordance with the terms of the Arrangement Agreement and Plan of Merger dated June 16, 2024 by and among Primo Water, BlueTriton, NewCo, Triton Merger Sub 1, Inc. (“Merger Sub”), a wholly-owned subsidiary of NewCo, and Amalgamation Sub (the “Arrangement Agreement”);

2.
to consider and, if deemed advisable, to pass, with or without variation, a non-binding advisory resolution to approve, on an advisory basis, the payment of certain compensation to certain of Primo Water’s executive officers that will or may become payable by Primo Water to such executive officers in connection with the consummation of the Transaction, the full text of which is set forth in “Schedule D — Executive Compensation Resolution” to the accompanying Circular (the “Executive Compensation Resolution” and together with the Arrangement Resolution, the “Transaction Resolutions”); and

3.	to transact such other business as may properly come before the Meeting.
The board of directors of Primo Water unanimously recommends that Primo Shareowners vote “FOR” the Arrangement Resolution and the proposals set forth in the Circular. It is a condition to the completion of the Transaction that the Arrangement Resolution be approved at the Meeting. If the Arrangement Resolution is not approved by Primo Shareowners, the Transaction cannot be completed.
The nature of the business to be transacted at the Meeting is described in further detail in the Circular which accompanies this notice. The Arrangement Agreement, a copy of which is attached to the Circular as “Schedule A”, has been filed with the U.S. Securities and Exchange Commission (the “SEC”) and is available for viewing on the Electronic Data Gathering, Analysis, and Retrieval System of the SEC at www.sec.gov and on Primo Water’s profile on the System for Electronic Data Analysis and Retrieval + at www.sedarplus.ca.
To be effective, the Arrangement Resolution must be passed by an affirmative vote of not less than 66 2∕3% of the votes cast by Primo Shareowners present or represented by proxy and entitled to vote at the virtual Meeting. Due to the non-binding advisory nature of the Executive Compensation Resolution, there is no minimum vote requirement. However, the Executive Compensation Resolution will be considered to have passed with the affirmative vote of at least a simple majority of the votes cast by Primo Shareowners present in-person or represented by proxy and entitled to vote at the virtual Meeting.
The record date for the determination of the Primo Shareowners entitled to receive notice of, and to vote at, the Meeting is [•], 2024 (the “Record Date”). Only the Primo Shareowners whose names have been entered in the register of Primo Shareowners at the close of business on the Record Date will be entitled to receive notice of, and to vote at, the Meeting.
The Meeting will be held on [•], 2024, virtually via a live audio webcast at www.virtualshareholdermeeting.com/PRMW2024SM. As the Company aims to maximize Primo Shareowner participation, the Meeting will be in a virtual-only format. All Primo Shareowners, regardless of geographic location, will have an equal opportunity to listen to the Meeting live, ask questions and vote in real time. The online Meeting will ensure that Primo Shareowners who attend the Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. Primo Shareowners will need the 16-digit control number located on their form of proxy or voting instruction form included in these Meeting materials and access to an internet-connected device such as a laptop, computer, tablet or mobile phone for the full duration of the Meeting.
In order to determine how to vote, you must first determine whether you are (i) a registered holder of Primo Shares (“Registered Shareowner”); or (ii) a beneficial, or non-registered, holder of Primo Shares (a “Beneficial Shareowner”).
•	You are a Registered Shareowner if your Primo Shares are registered in your name with our transfer agent, Computershare Investor Services Inc.
•
You are a Beneficial Shareowner if your Primo Shares are registered in the name of a securities depositary or of another intermediary such as a securities broker or financial institution. Most of our shareowners are Beneficial Shareowners.

Registered Shareowners, duly appointed proxyholders and Beneficial Shareowners who have logged in to the Meeting using the 16-digit control number will be entitled to vote in real time and ask questions at the Meeting. Guests, including Beneficial Shareowners who do not have their 16-digit control number, can listen to the Meeting, but will not be able to vote or ask questions. Detailed instructions about how to attend the Meeting, appoint a proxyholder and vote can be found in the Circular under the heading “Information Concerning the Meeting”.
Your vote is important regardless of the number of Primo Shares you own. Whether or not you expect to attend the Meeting, we encourage you to take the time to complete, sign, date and return the enclosed form of proxy or voting instruction form, as applicable, in accordance with the instructions set out therein so that your Primo Shares can be voted at the Meeting. All proxies must be executed by a Primo Shareowner or their attorney duly authorized in writing or, if a Primo Shareowner is a non-individual entity, by a duly authorized signatory or attorney thereof. The completed form of proxy must be deposited by Registered Shareowners with the Company’s Meeting provider, Broadridge Financial Solutions, Inc. (“Broadridge”) (i) by mail using the enclosed return envelope; or (ii) by hand delivery to Broadridge, 51 Mercedes Way, Edgewood, New York 11717, United States. Alternatively, a Primo Shareowner may vote by telephone at 1-800-690-6903 or by internet using the 16-digit control number located at the bottom of the Primo Shareowner’s proxy at www.proxyvote.com. All instructions are listed in the enclosed form of proxy. A Registered Shareowner’s form of proxy must be received no later than [•] (Eastern time) on [•], 2024, or 48 hours prior to any adjourned or postponed Meeting. The Chair of the Meeting may waive or extend the proxy cut-off without notice. Beneficial Shareowners should carefully follow the instructions of their intermediaries, including those regarding when and where the form of proxy or the voting instruction form is to be delivered, in order to ensure that their Primo Shares are voted at the Meeting.
Registered Shareowners as of the Record Date have the right to dissent with respect to the Arrangement Resolution and, if the Arrangement becomes effective, to be paid the fair value of their Primo Shares in accordance with the provisions of Section 185 of the OBCA, as modified by the plan of arrangement implementing the Arrangement (“Plan of Arrangement”) and the Interim Order (“Dissent Rights”). A Registered Shareowner wishing to exercise Dissent Rights with respect to the Arrangement must send to Primo Water a written objection to the Arrangement Resolution, which written objection must be received by Primo Water at 1150 Assembly Drive, Suite 800, Tampa, Florida 33607, United States, Attention: Marni Morgan Poe, Chief Legal Officer and Secretary, email: mpoe@primowater.com, with a copy to Goodmans LLP, Bay Adelaide Centre, 333 Bay Street, Suite 3400, Toronto, Ontario, M5H 2S7, Canada, Attention: Michelle Vigod, email: mvigod@goodmans.ca and Laura Corridore, email: lcorridore@goodmans.ca, by no later than 5:00 p.m. (Eastern time) on [•], 2024, being the second business day immediately prior to the date of the Meeting (or, if the Meeting is adjourned or postponed, 5:00 p.m. (Eastern time) the second business day immediately prior to the beginning of any adjournment or postponement of the Meeting), and must otherwise strictly comply with the dissent procedures prescribed by the OBCA, as modified by the Plan of Arrangement and the Interim Order. A Primo Shareowner’s Dissent Rights are more particularly described in the Circular under the heading “Dissenting Shareowner Rights”. A copy of the Plan of Arrangement, the text of the Interim Order and the text of Section 185 of the OBCA are set forth in “Schedule B — Plan of Arrangement”, “Schedule E — Interim Order” and “Schedule O — Dissent Provisions of the OBCA”, respectively, to the Circular.

Persons who are Beneficial Shareowners who wish to exercise Dissent Rights should be aware that only Registered Shareowners are entitled to dissent. Accordingly, a Beneficial Shareowner desiring to exercise this right must make arrangements for the registered holder of such Primo Shares to exercise Dissent Rights on the Beneficial Shareowner’s behalf.
Failure to strictly comply with the requirements set forth in Section 185 of the OBCA, as modified by the Plan of Arrangement and the Interim Order, may result in the loss of any right of dissent. It is strongly suggested that any Primo Shareowner wishing to dissent seek independent legal advice.
If you have any questions or require more information with respect to the procedures for voting, please contact our proxy solicitation agent, MacKenzie Partners, Inc. at 1-800-322-2885 toll free in North America or by email at proxy@mackenziepartners.com.
DATED this [•] day of [•], 2024.	BY ORDER OF THE BOARD OF DIRECTORS

Jerry Fowden
Chairman of the Board
Tampa, Florida

i

MANAGEMENT INFORMATION CIRCULAR
Introduction
This Circular is furnished in connection with the solicitation of proxies by and on behalf of management of Primo Water for use at the special meeting of Primo Shareowners to be held at [•] (Eastern time) on [•], 2024 (including any adjournments or postponements thereof, the “Meeting”). The Meeting will be held virtually via a live audio webcast at www.virtualshareholdermeeting.com/PRMW2024SM. For more information on how to attend, participate in and vote at the Meeting, please see the Notice of Meeting and the section of this Circular titled “Information Concerning the Meeting — Participation and Voting at the Meeting”.
Capitalized terms used in this Circular but not otherwise defined herein have the meanings set forth in “Schedule Q — Glossary of Defined Terms”. Unless otherwise indicated or required by context, the terms “we,” “us” or “our” refer to Primo Water. In addition, unless otherwise expressly stated or the context otherwise requires, references to “BlueTriton” in this Circular refer to Triton Water Parent, Inc. and its subsidiaries, collectively. In this Circular, unless there is something in the subject matter or context inconsistent therewith, words importing the singular number only (including defined terms) include the plural. Capitalized words and terms used in the schedules attached to this Circular are defined separately therein.
This document is important and requires your attention. Primo Shareowners should not construe the contents of this Circular as legal, tax or financial advice and are urged to consult with their own legal, tax, financial or other professional advisors.
Information Contained in this Circular
This Circular is dated [•], 2024 and is first being mailed to Primo Shareowners on or about [•], 2024. Information contained in this Circular is given as of the date of this Circular unless otherwise specifically stated and except for information contained in documents incorporated by reference herein, which is given as at the respective dates stated in such documents. All summaries of, and references to, the Plan of Arrangement, the Arrangement Resolution, the Arrangement Agreement, the Voting Agreements and the other documents included or incorporated by reference in this Circular are qualified in their entirety by reference to the complete text of these documents, each of which is either included as a schedule to this Circular or filed under Primo Water’s profile on EDGAR at www.sec.gov and on SEDAR+ at www.sedarplus.ca.
No Person has been authorized to give any information or make any representation in connection with the Transaction and the issuance of NewCo Shares in connection with the Transaction, or any other matters to be considered at the Meeting or discussed in or incorporated by reference in this Circular other than those contained in this Circular and, if given or made, any such information or representation must not be relied upon as having been authorized by Primo Water or any of the BlueTriton Parties and should not be relied upon in making a decision as to how to vote on the resolutions to be considered at the Meeting.
Information contained on either Primo Water’s or BlueTriton’s website is not and is not deemed to be a part of this Circular or incorporated by reference herein and should not be relied upon in making a decision as to how to vote on the resolutions to be considered at the Meeting. For greater certainty, to the extent that any information contained or provided on Primo Water’s or BlueTriton’s websites or by Primo Water’s proxy solicitation agent is inconsistent with this Circular, you should rely on the information provided in this Circular.
This Circular does not constitute an offer to buy, or a solicitation of an offer to sell, any securities, or the solicitation of a proxy, by any Person in any jurisdiction in which such an offer or solicitation is not authorized or in which the Person making such an offer or solicitation is not qualified to do so or to any Person to whom it is unlawful to make such an offer or solicitation. Neither the delivery of this Circular nor any distribution of the securities referred to in this Circular will, under any circumstances, imply or represent that there has been no change in the information set forth herein since the currency date of such information as set out in this Circular.
THIS CIRCULAR AND THE TRANSACTIONS CONTEMPLATED BY THE ARRANGEMENT AGREEMENT AND THE PLAN OF ARRANGEMENT HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY SECURITIES REGULATORY AUTHORITY NOR HAS ANY SECURITIES REGULATORY AUTHORITY PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTIONS OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Information Concerning the BlueTriton Parties and NewCo
The information concerning the BlueTriton Parties and certain information concerning NewCo contained in this Circular has been provided by BlueTriton. Although the Company has no knowledge that would indicate that any statements contained herein taken from or based upon such documents, records or sources are untrue or incomplete, the Company does not assume any responsibility for the accuracy or completeness of the information taken from or based upon such documents, records or sources, or for any failure by the BlueTriton Parties, NewCo or any of their respective Affiliates or any of their respective representatives to disclose events which may have occurred or may affect the significance or accuracy of any such information but which are unknown to the Company. In accordance with the Arrangement Agreement, BlueTriton provided the Company with all necessary information concerning the BlueTriton Parties, NewCo and their respective officers and directors that is required by Law to be included in this Circular and confirmed that such information does not contain any (i) any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements herein, in light of the circumstances under which they are made, not misleading; or (ii) any Misrepresentation.
Solicitation of Proxies
Management of the Company is soliciting your proxy. Management requests that you sign and return the proxy form or voting instruction form so that your votes are exercised at the Meeting. To encourage you to vote, you may be contacted by directors, officers, employees, consultants or agents of the Company by telephone, email, internet, facsimile, in-person or by other means of communication, or by the Company’s proxy solicitation agent, MacKenzie Partners, who have been engaged by the Company in connection with the Circular. The BlueTriton Parties and their Affiliates may also participate in the solicitation of proxies.
The Company may utilize Broadridge’s QuickVoteTM system. If so, non-objecting beneficial owners of Primo Shares may be contacted by MacKenzie Partners to obtain voting instructions over the telephone, with such instructions to be relayed to Broadridge on behalf of such Primo Shareowner’s intermediary. While representatives of MacKenzie Partners are soliciting proxies on behalf of management of Primo Water, Primo Shareowners are not required to vote in the manner recommended by the Board. The QuickVoteTM system is intended to assist Primo Shareowners in placing their votes; however, there is no obligation of any Primo Shareowner to vote using the QuickVoteTM system, and Primo Shareowners may vote (or change or revoke their votes) at any other time and in any other applicable manner described in this Circular. Any voting instructions provided by a Primo Shareowner will be recorded and such Primo Shareowner will receive a letter from Broadridge (on behalf of the Primo Shareowner’s intermediary) as confirmation that their voting instructions have been accepted.
MacKenzie Partners is expected to receive an estimated fee of $20,000 for services provided in connection with the Transaction, as well as the reimbursement of its reasonable out-of-pocket expenses. The Company will bear the cost of solicitation of proxies and will reimburse intermediaries for their reasonable charges and expenses incurred in forwarding proxy materials to non-registered Primo Shareowners. The Company will pay for intermediaries to deliver copies of the proxy-related materials in connection with the Meeting to “objecting beneficial owners” of Primo Shares.
The Persons named in the enclosed form of proxy are directors and/or officers of Primo Water. Each Primo Shareowner has the right to appoint a Person, who need not be a Primo Shareowner, other than the Persons named in the enclosed form of proxy, to represent such Primo Shareowner at the Meeting or any adjournment or postponement thereof. Such right may be exercised by inserting such Person’s name in the blank space provided and striking out the names of management’s nominees in the enclosed form of proxy or by completing another proper form of proxy.
Enforcement in Canada
The directors of the Company, as well as certain experts referenced in this Circular and the documents incorporated by reference herein, reside outside of Canada. It may not be possible for Primo Shareowners to effect service of process within Canada upon such Persons. Primo Shareowners are advised that it may not be possible to enforce judgments obtained in Canada against any person that is incorporated, continued or otherwise organized under the Laws of a foreign jurisdiction or who resides outside of Canada.
Information for United States Shareowners
THE SECURITIES TO BE ISSUED PURSUANT TO THE ARRANGEMENT HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR THE SECURITIES REGULATORY AUTHORITIES

OF ANY STATE OF THE UNITED STATES, NOR HAVE THE SEC OR THE SECURITIES REGULATORY AUTHORITIES OF ANY STATE OF THE UNITED STATES PASSED ON THE ADEQUACY OR ACCURACY OF THIS PROXY STATEMENT/CIRCULAR OR THE FAIRNESS OR MERITS OF THE PLAN OF ARRANGEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The issuance of NewCo Class A Shares to the holders of Primo Shares in exchange for their Primo Shares (the “NewCo Consideration Shares”) and the issuance of NewCo Replacement Awards in exchange for Primo Equity Awards, respectively, in each case pursuant to the Arrangement, have not been and will not be registered under U.S. Securities Laws, and such securities will be issued in reliance upon the exemption from the registration requirements of the 1933 Securities Act provided by Section 3(a)(10) thereof (the “Section 3(a)(10) Exemption”) and exemptions from applicable U.S. Securities Laws. The Section 3(a)(10) Exemption exempts the issuance of any securities issued in exchange for one or more bona fide outstanding securities from the general requirement of registration under the 1933 Securities Act where the terms and conditions of the issuance and exchange of such securities have been approved by a court of competent jurisdiction that is expressly authorized by Law to grant such approval, after a hearing upon the substantive and procedural fairness of the terms and conditions of such issuance and exchange at which all persons to whom it is proposed to issue the securities have the right to appear and receive timely notice thereof. The court is authorized to conduct a hearing at which the fairness of the terms and conditions of the Arrangement will be considered.
The Final Order, if granted, will constitute the basis for an exemption from the registration requirements of the 1933 Securities Act, pursuant to the Section 3(a)(10) Exemption, with respect to the issuance of the NewCo Consideration Shares to the Primo Shareowners in exchange for their Primo Shares and the issuance of NewCo Replacement Awards to holders of Primo Equity Awards in exchange for their Primo Equity Awards, pursuant to the Plan of Arrangement upon completion of the Arrangement. The Court will be informed of this effect of the Final Order.
The NewCo Consideration Shares received by the Primo Shareowners pursuant to the Arrangement (which, for avoidance of doubt, does not include the NewCo Class A Shares issuable upon exercise or vesting of NewCo Replacement Awards) will be freely tradable under the 1933 Securities Act after the completion of the Arrangement, except by Persons who are “affiliates” (as defined in Rule 144 of the 1933 Securities Act (“Rule 144”)) of NewCo following completion of the Arrangement or who were affiliates of NewCo within 90 days prior to the completion of the Arrangement. The NewCo Consideration Shares issued to the Primo Shareowners who are such affiliates (or former affiliates) of NewCo may be subject to the registration requirements of the 1933 Securities Act, absent an exemption or exclusion therefrom, such as the exemptions contained in Rule 144 or Rule 904 of Regulation S of the 1933 Securities Act. See “Description of the Transaction — U.S. Securities Law Matters”.
It is intended that for U.S. federal income tax purposes (and any applicable corresponding U.S. state and local tax purposes) (i) the Arrangement qualify as a “reorganization” under Section 368(a) of the Code (the “Arrangement Intended Tax Treatment”); and (ii) the Arrangement and the Mergers, taken together in the Transaction, qualify as transfers of property to NewCo that are described under Section 351 of the Code (the “Transaction Intended Tax Treatment”). Assuming the Arrangement qualifies for the Arrangement Intended Tax Treatment (or the Arrangement and the Mergers, taken together in the Transaction, qualify for the Transaction Intended Tax Treatment), U.S. Holders of Primo Shares are not expected to recognize any gain or loss for U.S. federal income tax purposes upon the exchange of their Primo Shares pursuant to the Arrangement, except to the extent of any cash a U.S. Holder may receive in lieu of a fractional NewCo Class A Share. For a more complete description of the material U.S. federal income tax considerations of the Arrangement to U.S. Holders of Primo Shares, see “Material U.S. Federal Income Tax Considerations — Material U.S. Federal Income Tax Consequences of the Transaction”. Primo Shareowners should consult their own tax advisors to determine the particular tax consequences to them of participating in the Arrangement and the ownership and disposition of NewCo Consideration Shares acquired pursuant to the Arrangement.
Information for Primo Shareowners not Resident in Canada
Primo Water is a corporation organized under the Laws of the Province of Ontario. The solicitation of proxies involves securities of a Canadian issuer and is being effected in accordance with applicable corporate and securities laws in Canada. Primo Shareowners should be aware that the requirements applicable to the Company under Canadian corporate and securities laws may differ from requirements under corporate and securities laws relating to corporations in other jurisdictions.

The enforcement of civil liabilities under the securities laws of jurisdictions outside Canada may be affected adversely by the fact that the Company is organized under the Laws of the Province of Ontario. You may not be able to sue the Company and its directors or officers in a Canadian court for violations of foreign securities laws. It may be difficult to compel the Company to subject itself to a judgment of a court outside Canada. Primo Shareowners who are non-Canadian taxpayers should be aware that the Transaction described in this Circular may have tax consequences both in Canada and such non-Canadian jurisdictions in which they are resident. This Circular does not contain a summary of the non-Canadian federal (or other) income tax and non-U.S. federal income (or other) tax considerations of the Transaction for Primo Shareowners who are subject to income (or other) tax outside of Canada or the United States. Such Primo Shareowners should consult their own tax advisors with respect to the tax implications of the Arrangement, including any associated filing requirements in such jurisdictions.
Cautionary Statement Regarding Forward-Looking Statements
This Circular and the documents incorporated by reference into this Circular contain forward-looking statements and forward-looking information within the meaning of applicable Securities Laws, conveying management’s expectations as to the future based on plans, estimates and projections at the time of such statements. Forward-looking statements involve inherent risks and uncertainties, as well as assumptions, that, if proven incorrect or do not materialize, could cause the actual results of Primo Water, the BlueTriton Parties or NewCo to differ materially from those expressed or implied by these forward-looking statements. Forward-looking statements generally are identified by the words “intend,” “plan,” “may,” “should,” “will,” “would,” “could,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “predict,” “seek,” “continue,” “potential,” “opportunity” and other similar expressions and the negatives of such expressions. However, not all forward-looking statements contain these words. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. For example, forward-looking statements include projections of earnings, revenues, synergies, accretion or other financial items; any statements of the plans, strategies and objectives of management for future operations, including the execution of integration and restructuring plans and the anticipated timing of filings, approvals related to the Transaction and the Closing; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; statements of belief and any statement of assumptions underlying any of the foregoing. The forward-looking statements are based on Primo Water and BlueTriton’s current expectations, plans and estimates. Primo Water and BlueTriton believe these assumptions to be reasonable, but there is no assurance that they will prove to be accurate.
More particularly and without restriction, this Circular contains forward-looking statements and information regarding:
•	the Primo Shareowner Approval, Court Approval, the Required Regulatory Approvals and other conditions required to complete the Arrangement;
•	expectations related to the terms and timing of the completion of the Transaction;
•	expectations related to the timing of the hearing of the application for the Final Order approving the Arrangement;
•	future dividend distributions by the Company, including the Company Special Dividend;
•	the expectations of the Parties regarding qualification for the Arrangement Intended Tax Treatment and Transaction Intended Tax Treatment;
•	the listing of the NewCo Shares on the NYSE;
•	the de-listing of the Primo Shares from the TSX and the Company ceasing to be a reporting issuer in Canada following the completion of the Transaction;
•	the reporting issuer status of NewCo following the completion of the Transaction and NewCo’s intention to apply to cease to be a reporting issuer in Canada following the completion of the Transaction;
•
NewCo’s expectations that, following Closing and until it ceases to be a reporting issuer in Canada, it will be an SEC foreign issuer under Canadian Securities Laws and therefore exempt from certain requirements of Canadian Securities Laws applicable to other reporting issuers;

•	the occurrence of any event giving rise to the right of a party to terminate the Arrangement Agreement;
•	expectations related to the projected capitalization of NewCo following the completion of the Transaction;

•	projections relating to the future financial performance of Primo Water, BlueTriton and NewCo;
•	the expected directors and officers of NewCo after the completion of the Transaction;
•	governance policies and corporate governance matters in respect of NewCo following completion of the Transaction;
•	the expected benefits of the Transaction, including potential synergies and the ability to integrate Primo Water’s business and BlueTriton’s business successfully in the expected time frame;
•	the expected costs associated with the Transaction;
•	NewCo’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;
•	NewCo’s expectations regarding obtaining certain credit ratings and its cost of borrowing;
•	pro forma information, including pro forma financial and operational information pertaining to Primo Water or BlueTriton after giving effect to the Transaction;
•	NewCo’s plans to adopt the NewCo Incentive Plan;
•	the ability to expand the business of NewCo and provide new offerings, services and products and make enhancements to its business;
•	potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transaction;
•	developments and projections relating to NewCo’s competitors and industries;
•	the ability of NewCo to compete with existing and new competitors in existing and new markets and offerings;
•	the ability to acquire new businesses or pursue strategic transactions;
•	the ability to protect patents, trademarks and other Intellectual Property;
•	the expectations of the Parties regarding the effects of existing and developing Laws and regulations; and
•	global and domestic economic conditions and their impact on demand for NewCo’s markets and offerings.
The forward-looking statements and information included and incorporated by reference in this Circular and the documents incorporated by reference into this Circular are based on certain key expectations and assumptions, including expectations and assumptions concerning interest and foreign exchange rates, the absence of a significant shift in labor, economic and geopolitical conditions or material changes in the Company’s, BlueTriton’s and NewCo’s competitive environment expected growth, results of operations, performance, business prospects and opportunities, effective income tax rates and assumptions regarding management’s current plans and estimates. Although Primo Water believes that the expectations and assumptions on which such forward-looking statements and information are based are reasonable, undue reliance should not be placed on the forward-looking statements and information because Primo Water can give no assurance that they will prove to be correct.
Since forward-looking statements and information address future events and conditions, by their very nature they involve inherent risks and uncertainties. The following factors or events, among others, could cause actual results to differ materially from those described in the forward-looking statements:
•	the timing to consummate the Transaction;
•
the failure of the parties to obtain the Primo Shareowner Approval, Court Approval, the Required Regulatory Approvals, NYSE approval, or to otherwise satisfy the conditions required to complete the Arrangement, in a timely manner and on satisfactory terms or at all;

•	the inherent uncertainty associated with financial or other projections;

•
the inherent risks, costs and uncertainties associated with integrating the businesses successfully and risks of not achieving all or any of the anticipated benefits and synergies of the Transaction, or the risk that the anticipated benefits and synergies of the Transaction may not be fully realized or take longer to realize than expected;

•	unexpected costs, liabilities or delays in connection with or with respect to the Transaction;
•	the diversion of management’s time on issues related to the Transaction;
•	the occurrence of any event, change or other circumstance that could give rise to the termination of the Arrangement Agreement;
•	the Arrangement Agreement restricting Primo Water and BlueTriton from taking certain actions without the consent of the other Party while the Transaction is pending;
•	material adverse change(s) in the business or affairs of Primo Water and/or BlueTriton;
•	the failure to consummate or delay in consummating the Transaction, and the ability to do so on anticipated terms;
•
the effect of the announcement or pendency of the Transaction, and the uncertainties associated with the Transaction, on Primo Water’s or BlueTriton’s customers, employees and business relationships, operating results, ability to retain and hire key personnel and businesses generally;

•
changes in the financial or operating performance of Primo Water, including changes to the market price of the Primo Shares, or BlueTriton or more generally due to broader stock market movements and the performance of peer group companies;

•	competitive pressures in the markets in which Primo Water and BlueTriton operate;
•	the risk that the anticipated tax treatment of the Transaction (including the Intended Tax Treatment) is not obtained;
•
changes in tax Laws or interpretations thereof that could increase the consolidated tax liabilities of Primo Water and BlueTriton, or that could affect the operations or financial performance of Primo Water and BlueTriton;

•	potential legal proceedings relating to the Transaction and the outcome of any such legal proceeding;
•	changes in Laws or regulations; and
•	changes in general economic conditions.
This list is not exhaustive of the factors that may affect any of the forward-looking statements in this Circular. For additional information concerning factors that could cause actual conditions, events or results to materially differ from those described in the forward-looking statements, please refer to the section of this Circular titled “Risk Factors”. Additional factors that could cause results to differ materially from those described and incorporated by reference in this Circular and the documents incorporated by reference into this Circular can be found in Primo Water’s Annual Report on Form 10-K for the year ended December 30, 2023 and subsequent Quarterly Reports on Form 10-Q which are available under the Company’s profiles on EDGAR at www.sec.gov and on SEDAR+ at www.sedarplus.ca.
Although management has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other factors that could cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. Consequently, all of the forward-looking information contained herein is qualified by the foregoing cautionary statements, and there can be no guarantee that the anticipated results or developments that we anticipate will be realized or, even if substantially realized, that they will have the expected consequences or effects on the business, financial condition or results of operation of the Company or NewCo. Unless otherwise noted or the context otherwise indicates, the forward-looking information contained herein is provided as of the date hereof, and the Company and BlueTriton do not undertake to update or amend such forward-looking information whether as a result of new information, future events or otherwise, except as may be required by applicable Securities Laws.
PRIMO WATER TRADEMARKS AND SERVICE MARKS
Primo Water owns or has rights to trademarks, service marks, or trade names that it uses in connection with the operation of its business. In addition, Primo Water has trademark and service mark rights to its names, logos, and website names and addresses. The trademarks and service marks that Primo Water owns or has the right to use include, among others, Primo Water™, Primo®, Alhambra®, Crystal Rock®, Mountain Valley®, Deep Rock®, Hinckley Springs®, Crystal Springs®, Kentwood Springs®, Mount Olympus®, Pureflo®, Sierra Springs®, Sparkletts®, and Renü® in the United States and Canadian Springs® and Labrador Source® in Canada. Solely for convenience, in some cases, the trademarks, service marks, and trade names referred to in this Circular are listed without the applicable ® and ™ symbols, but Primo Water will assert, to the fullest extent under applicable law, its rights to these trademarks, service marks, and trade names. Other trademarks and service marks referenced in this Circular are, to the Company’s knowledge, the property of their respective owners.
BLUETRITON TRADEMARKS AND SERVICE MARKS
BlueTriton owns or has rights to trademarks, service marks, or trade names that it uses in connection with the operation of its business. In addition, BlueTriton has trademark and service mark rights to its names, logos, and website names and addresses. The trademarks and service marks that BlueTriton owns or has the right to use include, among others, Arrowhead®, Deer Park®, Ice Mountain®, Origin™, Ozarka®, Poland Spring®, Saratoga®, Zephyrhills®, Pure Life®, Ac+ion®, Frutitas™ and Splash Refresher™. Solely for convenience, in some cases, the trademarks, service marks, and trade names referred to in this Circular are listed without the applicable ® and ™ symbols, but BlueTriton will assert, to the fullest extent under applicable law, its rights to these trademarks, service marks, and trade names. Other trademarks and service marks referenced in this Circular are, to BlueTriton’s knowledge, the property of their respective owners.
FINANCIAL INFORMATION
Financial Statement Presentation
Unless otherwise indicated, all references to “$” or “dollars” in this Circular refer to United States dollars. Primo Water’s financial statements that are incorporated by reference herein, the BlueTriton Financial Statements included as “Schedule M — BlueTriton Financial Statements”, and the pro forma financial statements included as “Schedule K — Unaudited Pro Forma Condensed Combined Financial Statements” to this Circular, are reported in U.S. dollars and are prepared in accordance with GAAP.
Pro Forma Financial Statements
The unaudited pro forma condensed combined statement of comprehensive income for the six months ended June 30, 2024 and the unaudited pro forma condensed combined statement of comprehensive income for the year ended December 31, 2023 have been prepared to give effect to the Transaction as if it had occurred on January 1, 2023.
The unaudited pro forma condensed combined statement of financial position as of June 30, 2024 has been prepared to give effect to the Transaction as if it had occurred on June 30, 2024.
The unaudited pro forma condensed combined financial data was prepared using the acquisition method of accounting for business combinations under GAAP, with BlueTriton being the accounting acquirer. The information should be read in conjunction with the respective audited consolidated financial statements of Primo Water and BlueTriton for the year ended December 30, 2023 and December 31, 2023, respectively, including the respective notes thereto, the historical unaudited financial statements of Primo Water for the six months ended June 29, 2024 and July 1, 2023, and the historical unaudited financial statements of BlueTriton for the six months ended June 30, 2024 and June 30, 2023, each of which are included elsewhere in, or incorporated by reference into, this Circular.
The pro forma condensed combined financial data, which is preliminary in nature, has been derived from, and should be read in conjunction with, the more detailed unaudited pro forma condensed combined financial information of

NewCo and the accompanying notes appearing in “Schedule K — Unaudited Pro Forma Condensed Combined Financial Statements” to this Circular. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of what NewCo’s financial position or results of operations actually would have been had the Transaction been completed as of the dates indicated. In addition, the selected unaudited pro forma condensed combined financial data does not purport to project the future financial position or operating results of NewCo. The actual adjustments to the consolidated financial statements of NewCo upon the completion of the Transaction will depend on a number of factors, including, among others, the actual expenses of the Transaction and other additional information that becomes available after the date of this Circular. As a result, it is expected that actual adjustments will differ from the pro forma adjustments, and the differences may be material.
Non-GAAP Financial Performance Measures
This Circular contains certain financial measures and ratios, including EBITDA, Adjusted EBITDA, Free Cash Flow and Net Debt/Adjusted EBITDA and financial information presented on a last 12 months basis, which are not recognized by GAAP and do not have a standardized meaning under GAAP. Management of Primo Water and BlueTriton use Adjusted EBITDA and Net Debt/Adjusted EBITDA to separate the impact of certain items from the underlying business. Because each of Primo Water and BlueTriton uses these adjusted ﬁnancial results in the management of its business, each management believes this supplemental information is useful to investors for their independent evaluation and understanding of such company’s underlying business performance, ability to meet future ﬁnancial obligations and the performance of its management.
Additionally, the reporting of net cash provided by (used in) operating activities from continuing operations determined in accordance with GAAP is supplemented by excluding certain items to present Free Cash Flow, which Primo Water and BlueTriton management believe provides useful information to investors in assessing each company’s performance, comparing its performance to the performance of its peers and assessing each company’s ability to service debt and ﬁnance strategic opportunities, which include investing in the company’s business, making strategic acquisitions, paying dividends and strengthening the balance sheet.
With respect to expectations of future performance, reconciliations of target net leverage ratios and normalized capital expenditure rates are not available, as the Company is unable to quantify certain amounts to the degree of precision that would be required in the relevant GAAP measures without unreasonable effort. These items include restructuring costs and debt extinguishment costs and other items and the income tax effects of these items and/or other income tax-related events.
The non-GAAP ﬁnancial measures described above are in addition to, and not meant to be considered superior to, or a substitute for, Primo Water or BlueTriton’s ﬁnancial statements prepared in accordance with GAAP. In addition, the non-GAAP ﬁnancial measures and ratios included in this Circular reﬂect management’s judgment of particular items, and may be different from, and therefore may not be comparable to, similarly titled measures reported by other companies. These measures should be read together with the Company’s published financial statements, the most recent of which are the unaudited consolidated financial statements of the Company for the six months ended June 29, 2024 and management’s discussion and analysis of financial condition and results of operations for the six months ended June 29, 2024, each of which has been filed under the Company’s profiles on EDGAR at www.sec.gov and on SEDAR+ at www.sedarplus.ca, as well as the financial statements and related management’s discussion and analysis of financial condition and results of operations of BlueTriton attached to this Circular as “Schedule M — BlueTriton Financial Statements” and “Schedule N — Management’s Discussion and Analysis of Financial Condition and Results of Operations of BlueTriton”, respectively.
Because non-GAAP financial measures do not have standardized meanings prescribed under GAAP, applicable Securities Laws require that such measures be clearly defined, identified and reconciled to their nearest GAAP measure. The definition, calculation and reconciliation of the non-GAAP financial measures and the requisite disclosure for non-GAAP measures used in this Circular are provided in the section titled “Non-GAAP Measures” in the Company’s quarterly report for the six months ended June 29, 2024 under management’s discussion and analysis of financial condition and results of operations, which has been filed under the Company’s profiles on EDGAR at www.sec.gov and on SEDAR+ at www.sedarplus.ca, and is hereby incorporated by reference in this Circular, as well as in “Schedule N — Management’s Discussion and Analysis of Financial Condition and Results of Operations of BlueTriton”.

Any pro forma condensed combined ﬁnancial information included in this Circular has been presented in accordance with Article 11 of Regulation S-X, is for illustrative purposes only and is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the Transaction been consummated as of the dates indicated. In addition, such information does not purport to project NewCo’s ﬁnancial results or results of operations for any future period.
Market and Industry Data
Market and industry data presented throughout this Circular was obtained from third-party sources and industry reports and publications, websites and other publicly available information, as well as industry and other data prepared by Primo Water and BlueTriton or on their behalf on the basis of their respective knowledge of the markets in which they operate, including information provided by suppliers, partners, clients and other industry participants. Certain statistics regarding consumer volume consumption, ranking, and industry information included in this Circular are based on estimates of management of Primo Water and BlueTriton. These estimates have been derived from the knowledge and experience of Primo Water and BlueTriton in the industry in which they operate and consumers to which they sell their products, as well as information obtained from surveys, reports by research firms, their customers, distributors, suppliers, trade and business organizations, and other contacts in the industries into which they sell their products.
Primo Water and BlueTriton believe that the market and economic data presented throughout this Circular is accurate as of the date of this Circular and, with respect to data prepared by Primo Water and BlueTriton or on their behalf, that the estimates and assumptions used by Primo Water and BlueTriton are currently appropriate and reasonable, but there can be no assurance as to the accuracy or completeness thereof. The accuracy and completeness of the market and economic data presented throughout this Circular are not guaranteed and none of Primo Water, BlueTriton, nor any of the persons and companies listed in “Interests of Experts, Certain Persons and Companies” makes any representation as to the accuracy of such data. Actual outcomes may vary materially from those forecast in such reports or publications, and the prospect for material variation can be expected to increase as the length of the forecast period increases. Although Primo Water and BlueTriton believe it to be reliable, none of Primo Water, BlueTriton, nor any of the persons and companies listed in “Interests of Experts, Certain Persons and Companies” has independently verified any of the data from third-party sources referred to in this Circular, analyzed or verified the underlying studies or surveys relied upon or referred to by such sources, or ascertained the underlying market, economic and other assumptions relied upon by such sources. Market and economic data is subject to variations and cannot be verified due to limits on the availability and reliability of data inputs, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey.
Currency and Currency Exchange Rates
Except as otherwise indicated, references in this Circular to “dollars,” “$,” and “US$” are to the currency of the United States. References in this Circular to “Canadian dollars” and “C$” are to the currency of Canada.
The high, low, average and closing rates for the U.S. dollar in terms of Canadian dollars for each of the financial periods indicated below, as quoted by the Bank of Canada, were as follows:
	Year Ended December 31,			Six Months Ended July 1,
(expressed in Canadian dollars)	2023	2022	2021	2024	2023
High	1.3875	1.3856	1.2942	1.3821	1.3807
Low	1.3128	1.2451	1.2040	1.3316	1.3151
Average	1.3497	1.3011	1.2535	1.3586	1.3477
Closing	1.3226	1.3544	1.2678	1.3687	1.3240
On August 7, 2024, the Business Day immediately prior to the date of this Circular, the average daily exchange rate as reported by the Bank of Canada was $1.00 = C$1.37 or C$1.00 = $0.73.

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION AND THE MEETING
The following are some of the questions that you, as a Primo Shareowner, may have in relation to the Transaction and the Meeting and answers to those questions. You are urged to read the remainder of the Circular, the form of proxy, the Letter of Transmittal and the attached schedules carefully, because the information contained below is of a summary nature only and therefore is not complete, and is qualified in its entirety by the more detailed information contained elsewhere in or incorporated by reference into this Circular, the form of proxy, the Letter of Transmittal and the attached schedules, all of which are important and should be reviewed carefully.
What is the Transaction?
On June 16, 2024, the Company entered into the Arrangement Agreement with the BlueTriton Parties pursuant to which the Parties agreed to undertake the Arrangement and the Mergers, together referred to as the Transaction.
If the Arrangement Resolution is passed and all other conditions to closing of the Transaction are satisfied, then pursuant to the Arrangement, Amalgamation Sub will, by way of a court-approved statutory plan of arrangement pursuant to the provisions of the OBCA, acquire all of the issued and outstanding Primo Shares in exchange for shares of NewCo, followed immediately by an amalgamation of Primo Water and Amalgamation Sub, with Primo Water surviving as a wholly-owned subsidiary of NewCo. Immediately following the Arrangement, pursuant to the Mergers, (i) Merger Sub will be merged with and into BlueTriton, with BlueTriton surviving the Merger as a wholly-owned subsidiary of NewCo, and (ii) BlueTriton, as the surviving company in the Merger, will be merged with and into NewCo. Accordingly, NewCo will be the ultimate surviving corporation pursuant to the Transaction, and as a result of the Transaction, Primo Water and Triton Water Intermediate, Inc., a wholly-owned subsidiary of BlueTriton, will be wholly-owned subsidiaries of NewCo.
Pursuant to the Arrangement, each Primo Share issued and outstanding immediately prior to the Arrangement Effective Time (other than any Primo Shares held by Dissenting Shareowners or by Amalgamation Sub or any of its Affiliates) shall ultimately be exchanged for NewCo Class A Shares based on the Exchange Ratio, resulting in former Primo Shareowners and former holders of Primo Equity Awards holding NewCo Class A Shares representing approximately 43% of the Fully Diluted NewCo Shares. Pursuant to the Transaction, (i) each BlueTriton Share issued and outstanding immediately prior to the Merger (other than shares to be cancelled in accordance with the Arrangement Agreement) shall be converted into a number of NewCo Shares, such that shareholders of BlueTriton will hold NewCo Class A Shares and NewCo Class B Shares representing approximately 57% of the Fully Diluted NewCo Shares, and (ii) in the Subsequent Merger, each BlueTriton Share issued and outstanding shall be cancelled and each issued and outstanding NewCo Class A Share and NewCo Class B Share shall be unaffected by the Subsequent Merger.
NewCo intends to list its shares on the NYSE under the trading symbol “[•]”, subject to the approval of the NYSE. It is anticipated that the Primo Shares will be delisted from the TSX and that the Company will apply to cease to be a reporting issuer under applicable Canadian Securities Laws. Provided that the relevant conditions are met, it is anticipated that NewCo will also apply to cease to be a reporting issuer under applicable Canadian Securities Laws.
Is there a summary of the material terms of the agreements relating to the Transaction?
Yes. This Circular includes a summary of the terms and conditions of the Transaction. For more information, see “The Arrangement Agreement”.
What am I voting on at the Meeting?
You are being asked to consider and vote on the Transaction Resolutions, comprised of the Arrangement Resolution, the full text of which is set forth in “Schedule C — Arrangement Resolution” to this Circular, and the Executive Compensation Resolution, the full text of which is set forth in “Schedule D — Executive Compensation Resolution” to this Circular. If the Arrangement Resolution is not approved by Primo Shareowners at the Meeting by the requisite approval, the Arrangement and the Transaction cannot be completed.
Was a Special Committee formed to consider the Transaction?
Yes. On February 20, 2024, the Board resolved to form a special committee consisting entirely of independent directors for the purpose of evaluating the possible strategic alternatives that may be available to the Company, including the proposed Transaction with BlueTriton. For more information, see “Description of the Transaction — Background to the Transaction”.

What was the recommendation of the Special Committee?
The Special Committee evaluated the Transaction in consultation with the Company’s senior management and legal and financial advisors and, after careful consideration of the various factors described under the heading “Description of the Transaction — Background to the Transaction” and “Description of the Transaction — Primo Water’s Reasons for the Transaction” unanimously determined that the Transaction is fair, from a financial point of view, to the Primo Shareowners and that the Transaction is in the best interests of Primo Water, and unanimously recommended to the Board that the Board determine that the Transaction is in the best interests of Primo Water, approve the Transaction and recommend that the Primo Shareowners vote “FOR” the Arrangement Resolution and the proposals set forth in this Circular. For more information, see “Description of the Transaction — Recommendation of the Special Committee”.
What was the recommendation of the Board?
The Board evaluated the Transaction in consultation with the Company’s senior management and legal and financial advisors and, after careful consideration of the various factors described under the heading “Description of the Transaction — Background to the Transaction” and “Description of the Transaction — Primo Water’s Reasons for the Transaction”, and taking into account, among other things, the recommendation of the Special Committee, unanimously determined that the Transaction is fair, from a financial point of view, to the Primo Shareowners, determined that the Transaction is in the best interests of Primo Water, approved the execution, delivery and, subject to the Primo Shareowner Approval and other terms and conditions set forth therein, performance of the Arrangement Agreement and the transactions contemplated thereby and recommends that you vote “FOR” the Arrangement Resolution and the proposals set forth in this Circular. For more information, see “Description of the Transaction — Recommendation of the Board”.
What are the reasons for the proposed Transaction?
In reaching its decision to approve the Transaction, the Board, and the Special Committee in recommending the Board approve the Transaction, considered a variety of factors, including its knowledge of BlueTriton’s business and its operations, financial condition, results of operations and prospects, as well as the risks in achieving those prospects, including uncertainties associated with achieving financial forecasts. In making its determination, the Board considered a number of factors, including, but not limited to, the following:
•
the Board’s belief in the potential value creation of the Transaction based on the 43% pro forma equity ownership in NewCo for Primo Shareowners and former holders of Primo Equity Awards, taking into account a potential annual run-rate synergies opportunity of approximately $200 million expected to result from the Transaction across functional areas of operations, procurement, information technology and enterprise resource planning, call centers and selling, general and administrative expenses of NewCo, as the combined company, relative to Primo Water on a standalone basis;

•
the Board’s consideration of other strategic alternatives, including following the sale of a significant portion of the Company’s international business as part of its shift to a core pure-play North American water business;

•	the Board’s belief that the Transaction represents, in the Board’s view, the best prospect for maximizing future value for Primo Shareowners;
•	the Board’s belief that the Transaction would create a leading player in the pure-play healthy hydration industry, well-positioned in one of the largest components of the U.S. beverage category;
•
the Board’s belief that the Transaction would improve customer access to Primo Water’s products and overall customer services, as it would combine each Parties’ complementary delivery platforms and create a national footprint of branches, production facilities and manufacturing facilities, along with water source locations throughout North America;

•
the Board’s belief that the Transaction would improve customer experience by creating a diversified portfolio of product offerings across products, formats and channels to serve consumer usage across multiple occasions;

•
the Board’s belief that Primo Water and BlueTriton have complementary environmental and sustainability strategies, and accordingly its expectation that NewCo will have focused sustainability efforts, with goals of implementing water stewardship programs, enhanced community engagement, circular packaging of its products and energy efficiency across its operations;

•
the Board’s belief that the Transaction would create a strong financial profile with meaningful growth prospects across the business, including the ability to grow existing customers and add new customers, leverage complementary portfolios, access broader customer bases through different formats and channels, expand into new channels and high-potential geographies, drive innovation in functional, flavored and premium segments, leverage best practices across the Company’s water direct business, focus on scaling the fast-growing filtration business and implement business optimization initiatives and synergy realization;

•
the Board’s understanding that the Transaction has been structured to enable Primo Water to maintain its existing capital structure if the Parties choose to do so, in particular, with the flexibility to maintain the Primo Senior Notes without the need to re-finance such notes;

•
the Board’s belief that NewCo, as the combined company, would be led by members of the current management teams of both Primo Water and BlueTriton, each of whom would bring distinct and complementary experience and expertise to the management of NewCo;

•	the Board’s understanding of the business, assets and liabilities, results of operations, financial performance, strategic direction and prospects of each of BlueTriton and Primo Water;
•	the result of Primo Water’s commercial, financial and legal due diligence of BlueTriton and the reputation, business practices and experience of BlueTriton and its management; and
•
the Board’s receipt of the opinion, dated June 16, 2024, of BMO Capital Markets to the Board as to the fairness, from a financial point of view and as of the date of the opinion, of the Arrangement Consideration to be received in the Arrangement by holders of Primo Shares (other than, as applicable, BlueTriton, NewCo, Merger Sub, Amalgamation Sub and their respective affiliates) pursuant to the Arrangement Agreement, which opinion was based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by BMO Capital Markets, as more fully described below under the heading “Description of the Transaction — Opinion of BMO Capital Markets Corp.”.

The Board also considered a number of uncertainties and risks in its deliberations concerning the Transaction, including the following:
•	the expenses incurred and to be incurred in connection with the Transaction and ongoing expenses in connection with the post-Closing structure of NewCo and its subsidiaries;
•
the risk that the Transaction might not be consummated in a timely manner or at all and the potential adverse effect of the public announcement of the Transaction or of the delay or failure to complete the Transaction on the reputation of Primo Water;

•	the risk to the business of Primo Water, its operations and its financial results in the event that the Transaction is not consummated as planned;
•	the Transaction consideration, which is in the form of equity and not cash;
•	the risk in connection with obtaining the Required Regulatory Approvals;
•	the risk in connection with obtaining the Primo Shareowner Approval;
•	the risk of litigation associated with or related to the Transaction;
•
the restrictions on the conduct of the Company’s business pending the Closing pursuant to the terms of the Arrangement Agreement, as more particularly described in the section entitled “The Arrangement Agreement — Primo Water Interim Operating Covenants”;

•
the provisions of the Arrangement Agreement that restrict or limit Primo Water’s ability to solicit alternative Acquisition Proposals, as more particularly described in the section entitled “The Arrangement Agreement — Third Party Acquisition Proposals”; and

•	various other risks associated with the combined company and the Transaction, including those described in the section entitled “Risk Factors”.
For more information see “Description of the Transaction — Primo Water’s Reasons for the Transaction”.
Was there a fairness opinion prepared in relation to the Arrangement?
Yes. BMO Capital Markets was engaged by the Board as a financial advisor in connection with the Arrangement, in exchange for a fee which was not contingent upon consummation of the Arrangement or related transactions. In connection with this engagement, the Board requested that BMO Capital Markets evaluate the fairness, from a financial point of view, of the Arrangement Consideration to be received in the Arrangement by holders of Primo Shares (other than, as applicable, BlueTriton, NewCo, Merger Sub, Amalgamation Sub and their respective affiliates) pursuant to the Arrangement Agreement. On June 16, 2024, at a meeting of the Board held to evaluate the Arrangement, BMO Capital Markets rendered an oral opinion, confirmed by delivery of a written opinion dated June 16, 2024, to the Board to the effect that, as of such date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by BMO Capital Markets, the Arrangement Consideration to be received in the Arrangement by the holders of Primo Shares (other than, as applicable, BlueTriton, NewCo, Merger Sub, Amalgamation Sub and their respective affiliates) pursuant to the Arrangement was fair, from a financial point of view, to such holders. For more information, see “Description of the Transaction — Opinion of BMO Capital Markets Corp.”
Have the Company’s directors and executive officers agreed to support the Transaction?
Yes. Each of the Company’s directors and executive officers, who hold in the aggregate approximately 2.1% of the outstanding Primo Shares as of the date of this Circular, executed a Voting Agreement with BlueTriton. The Voting Agreements were executed by such directors and executive officers solely in their capacity as direct or indirect holders of Primo Shares and do not apply in any manner to them in their capacity as director, officer, or employee of the Company. For more information, see “The Arrangement Agreement — The Voting Agreements.”
What percentage of NewCo will the former Primo Shareowners and former holders of Primo Equity Awards, on the one hand, and the former BlueTriton Shareholders own, on the other hand, respectively, following completion of the Transaction?
It is expected that upon completion of the Transaction, the former Primo Shareowners and former holders of Primo Equity Awards will hold approximately 43% of the aggregate Fully Diluted NewCo Shares and the former BlueTriton Shareholders will hold approximately 57% of the aggregate Fully Diluted NewCo Shares.
What will happen to the Primo Shares that I currently own after the completion of the Transaction?
Pursuant to the Arrangement, each Primo Share issued and outstanding immediately prior to the Arrangement Effective Time (other than any Primo Shares held by Dissenting Shareowners or by Amalgamation Sub or any of its Affiliates) shall ultimately be exchanged for a number of NewCo Class A Shares on a 1:1 basis, subject to certain adjustments.
What will happen to my Primo Equity Awards under the Transaction?
In accordance with the Arrangement Agreement, at the Arrangement Effective Time, the Primo Equity Awards outstanding immediately prior to the Arrangement Effective Time generally shall automatically convert into stock options and equity awards with respect to the same number of NewCo Class A Shares (subject to adjustments to the Exchange Ratio), on the same terms and conditions as in place immediately prior to the Arrangement Effective Time; provided, that Primo Water restricted stock units with performance-based vesting shall be converted into an award for a number of NewCo Class A Shares equal to the same number of Primo Shares, with equitable adjustments to the performance metrics to reflect the combined business, to be agreed by Primo Water and BlueTriton prior to Closing. For more information, see “Description of the Transaction — Primo Stock Plans”.

What will happen to the Primo ESPP?
The final offering period under the ESPP concluded on June 28, 2024 and the ESPP terminated on July 1, 2024.
Will the Company continue to pay dividends prior to the Closing?
Prior to the Closing, Primo Water may continue paying, declaring or setting aside its regular quarterly dividend to Primo Shareowners in an amount not to exceed $0.09 per share per quarter. In addition, Primo Water is permitted to, and intends to, declare and pay prior to Closing a special cash dividend of up to $133 million (equal to $0.82 per Primo Share based on the fully diluted Primo Shares outstanding as of June 14, 2024) to Primo Shareowners as of a record date to be determined, subject to any withholding of taxes required by Law.
What is required for the Transaction to be completed?
The completion of the Transaction depends upon the satisfaction of the following conditions, all of which may be waived by BlueTriton and/or Primo Water, as applicable: (i) the Primo Shareowner Approval must be obtained in accordance with the Interim Order and applicable Laws; (ii) each of the Interim Order and Final Order must be obtained on terms consistent with the Arrangement Agreement and the Final Order must not have been set aside or modified in a manner unacceptable to either Primo Water or BlueTriton, each acting reasonably, on appeal or otherwise; (iii) the issuance of the NewCo Class A Shares in the Arrangement must be exempt from registration under the 1933 Securities Act; (iv) the NewCo Class A Shares must have been approved for listing on the NYSE, subject only to official notice of issuance; (v) the Required Regulatory Approvals must have been obtained and in full force and effect and any waiting or suspensory periods related to such approvals having expired or been terminated; and (vi) no Governmental Authority of competent jurisdiction shall have enacted any Law or Order which is in effect and prevents the consummation of the transactions contemplated by the Arrangement Agreement.
For more information, see “The Arrangement Agreement — Conditions to the Completion of the Transaction”.
When is the Transaction expected to be completed?
The Transaction will be completed after the receipt of all Required Regulatory Approvals and the satisfaction or waiver of all other conditions to closing set forth in the Arrangement Agreement.
What will be the relationship between NewCo, Primo Water and BlueTriton after the Transaction?
Following the Closing, Primo Water and Triton Water Intermediate, Inc., a wholly-owned subsidiary of BlueTriton, will each be a wholly-owned subsidiary of NewCo, which will be the only entity with publicly traded shares.
Where will the corporate offices of NewCo be after consummation of the Arrangement?
Following the Closing, NewCo is expected to be dual headquartered at 1150 Assembly Drive, Suite 800, Tampa, Florida 33607, United States, which is currently Primo Water’s headquarters, and at 900 Long Ridge Road, Building 2, Stamford, Connecticut 06902, United States, which is currently BlueTriton’s headquarters. NewCo’s registered office will be located at 1209 Orange Street, Wilmington, Delaware 19801, United States.
What will happen if the Arrangement Resolution is not approved or the Transaction is not completed for any reason?
If the Arrangement Resolution is not approved or the Transaction is not completed for any reason, the Arrangement Agreement may be terminated and Primo Water will continue to operate independently. In certain circumstances, Primo Water will be required to pay to BlueTriton the Termination Fee in connection with such termination. If the Arrangement is not completed or its completion is materially delayed and/or the Arrangement Agreement is terminated, for any reason, the market price of Primo Shares may be materially adversely affected and the Company’s business, financial condition or results of operations could also be subject to various material adverse consequences, including that Primo Water would remain liable for costs relating to the Arrangement. See “The Arrangement Agreement — Termination Fees” and “Risk Factors”.
What will be the relationship between the Company and BlueTriton after completion of the Transaction?
If the Transaction is completed, the Company and Triton Water Intermediate, Inc., a wholly-owned subsidiary of BlueTriton, will be wholly-owned subsidiaries of NewCo.

Where will the NewCo Shares be listed?
The Primo Shares are currently listed and posted for trading on the TSX and the NYSE under the symbol “PRMW”. Following Closing, Primo Water will apply to delist the Primo Shares from the TSX and the NYSE, and, after the Arrangement Effective Time, NewCo intends to list its shares on the NYSE under the trading symbol “[•]”, subject to the approval of the NYSE. As a result, NewCo will not be subject to the rules and regulations of the TSX. Certain protections typically afforded to shareowners of TSX-listed issuers such as Primo Water will not be available to NewCo shareowners, and there may be less or different publicly available information about NewCo than would be available if it were listed on the TSX. For more information, see “Risk Factors – Risk Factors Related to NewCo”. Further, it is anticipated that the Company will apply to cease to be a reporting issuer under applicable Canadian Securities Laws. Provided that the relevant conditions are met, it is anticipated that NewCo will also apply to cease to be a reporting issuer under applicable Canadian Securities Laws.
What are the impacts to me as a Primo Shareowner with respect to NewCo being a Delaware corporation?
Following the completion of the Transaction, former Primo Shareowners will be stockholders of NewCo, a corporation incorporated under the laws of the State of Delaware, and accordingly, will be subject to certain U.S. operational considerations, tax matters and Delaware legal rights. The rights of NewCo Shareowners will be governed by Delaware law and differ from the rights associated with the Primo Shares under the OBCA. For more information, see “Schedule P — Comparison of Rights of Primo Shareowners and NewCo Shareowners”.
As NewCo is incorporated outside of Canada, enforcement of rights against NewCo in Canada may not be possible. Following Closing, it is anticipated that NewCo will apply to cease to be a reporting issuer under applicable Canadian Securities Laws (provided that the relevant conditions are met). Until then, NewCo expects to be an SEC foreign issuer under Canadian Securities Laws and therefore exempt from certain requirements of Canadian Securities Laws applicable to other reporting issuers. For more information, see “Risk Factors — Risk Factors Related to NewCo”.
From a tax perspective, a Resident Canadian Holder who exchanges Primo Shares for NewCo Shares under the Arrangement will be considered to have disposed of such Primo Shares for proceeds of disposition equal to the aggregate fair market value, at the effective time of the exchange, of the NewCo Shares received by Resident Canadian Holders in exchange for such Primo Shares. As a result, Resident Canadian Holders will generally realize a capital gain (or a capital loss) to the extent that such proceeds of disposition exceed (or are less than) the aggregate of the Resident Canadian Holder’s adjusted cost base of the Primo Shares immediately before the time of the exchange and any reasonable costs of disposition. Primo Shareowners should carefully read the information in the section entitled “Certain Canadian Federal Income Tax Considerations”, which qualifies the information set out above, and should consult their own tax advisors. For a description of the tax treatment of capital gains and capital losses, see “Taxation of Capital Gains and Capital Losses”.
Who will be the directors and officers of NewCo following the completion of the Transaction?
The initial NewCo Board is expected to include seven directors designated by the ORCP Stockholders, seven directors designated by Primo Water (one of whom shall be NewCo’s Chief Executive Officer) and one Mutually Agreed Director. However, if the Sponsor Stockholders collectively beneficially own 53% or more of the NewCo Class A Shares at Closing, a director designated by the Initial BlueTriton Shareholder will take the place of the Mutually Agreed Director.
The expected post-Transaction executive officers and non-executive officer directors of NewCo that have been designated as of the date of this Circular are Robbert Rietbroek (Chief Executive Officer), David Hass (Chief Financial Officer), Robert Austin (Chief Operating Officer) and C. Dean Metropoulos (Non-Executive Chairman).
For more information, see “The Arrangement Agreement — Stockholders Agreement — NewCo Board of Directors” and “Schedule I — Information Relating to NewCo — Structure of the NewCo Board” in this Circular.
Why am I being asked to approve the Transaction Resolutions?
Pursuant to the Interim Order, the Arrangement Resolution must be approved by the affirmative vote of at least 66 2∕3% of the votes cast by the Primo Shareowners present in-person or represented by proxy at the Meeting. If the Arrangement Resolution approval is not obtained, the Arrangement will not be completed.
Pursuant to Section 14A of the 1934 Exchange Act and applicable SEC rules issued thereunder, Primo Water is seeking a non-binding advisory vote from the Primo Shareowners to approve, on an advisory basis, the payment of certain compensation to Primo Water’s Named Executive Officers that will or may become payable by Primo Water to the Named Executive Officers in connection with the consummation of the Arrangement, as disclosed in “Description of the Transaction — Interests of the Company’s Directors and Management in the Transaction”. Primo Shareowners should note that this proposal is not a condition to the Closing of the Arrangement, and as an advisory vote, the result will not be binding on Primo Water, the Board or Primo Water’s Named Executive Officers.
What is the vote requirement to pass the Transaction Resolutions?
The Arrangement Resolution must be approved by the affirmative vote of not less than 66 2∕3% of the votes cast by Primo Shareowners present in-person or represented by proxy and entitled to vote at the virtual Meeting.
Due to the non-binding advisory nature of the Executive Compensation Resolution, there is no minimum vote requirement. However, the Executive Compensation Resolution will be considered to have passed with the affirmative vote of the holders of at least a simple majority of the Primo Shares present in-person or represented by proxy and entitled to vote at the virtual Meeting.
Am I entitled to vote?
You are entitled to vote if you were a holder of Primo Shares as of the close of business (Eastern time) on [•], 2024, the Record Date. Each Primo Share entitles its holder to one vote with respect to the matters to be voted on at the Meeting.
What if amendments are made to the Transaction Resolutions or if other matters of business are brought before the Meeting?
If you have appointed a proxy, you have conferred authority on the Persons appointed with respect to any amendments or variations to the matters identified in the Notice of Meeting or other matters that may properly come before the Meeting, or any adjournment or postponement thereof. See “Information Concerning the Meeting — Voting of Proxies and Exercise of Discretion”.
What if I acquire ownership of Primo Shares after the Record Date?
You will not be entitled to vote Primo Shares acquired after the Record Date of [•], 2024 on the Transaction Resolutions. Only persons owning Primo Shares as of the Record Date are entitled to vote their Primo Shares on the Transaction Resolutions.
How and when is the Meeting being held?
The Meeting will be held at [•] (Eastern time) on [•], 2024 virtually via a live audio webcast at www.virtualshareholdermeeting.com/PRMW2024SM. As the Company aims to maximize Primo Shareowner participation, the Meeting will be in a virtual-only format. All Primo Shareowners, regardless of geographic location, will have an equal opportunity to listen to the Meeting live, ask questions and vote in real time. The online Meeting will ensure that Primo Shareowners who attend the Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. See “Information Concerning the Meeting — Date, Time and Place of the Meeting”.
How do I attend, participate in and vote at the virtual Meeting?
The steps you need to follow to attend, participate in or vote at the virtual Meeting will depend on whether you are (i) Registered Shareowner or (ii) a Beneficial Shareowner. Registered Shareowners, duly appointed proxyholders and Beneficial Shareowners who have logged in to the Meeting using the 16-digit control number located on their form of proxy or voting instruction form will be entitled to vote in real time and ask questions at the Meeting. Guests, including Beneficial Shareowners who do not have their 16-digit control number, can listen to the Meeting, but will not be able to vote or ask questions.
If you are a Beneficial Shareowner and wish to vote at the virtual Meeting but did not receive a 16-digit control number on the voting instruction form sent to you by your intermediary, you must (i) appoint yourself as proxyholder by inserting your own name in the space provided for appointing a proxyholder on the voting instruction form and follow all of the applicable instructions, including the deadline, provided by your intermediary; and (ii) register with Broadridge. See “Information Concerning the Meeting — Appointment and Revocation of Proxies” for additional information on how Beneficial Shareowners can appoint themselves as proxyholder.
To attend and participate in the Meeting:
•
Registered Shareowners will need to visit www.virtualshareholdermeeting.com/PRMW2024SM and check-in using the 16-digit control number included on their form of proxy. Registered Shareowners will be able to ask questions and vote in real time through the live webcast.

•
Beneficial Shareowners who have received a voting instruction form with a 16-digit control number will need to visit www.virtualshareholdermeeting.com/PRMW2024SM and check-in using the 16-digit control number. Such Beneficial Shareowners will be able to ask questions and vote in real time through the live webcast.

•
Guests, including Beneficial Shareowners who do not have their 16-digit control number and have not appointed themselves as proxyholder, can listen to the Meeting, but will not be able to vote or ask questions. Log in online and then complete the registration.

For more information, see “Information Concerning the Meeting — Participation and Voting at the Meeting.”
Am I a Registered Shareowner or a Beneficial Shareowner?
You are a Registered Shareowner if your Primo Shares are registered in your name with Primo Water’s transfer agent, Computershare.
You are a Beneficial Shareowner if your Primo Shares are registered in the name of a securities depositary or of another intermediary such as a securities broker or financial institution. Most of the Company’s shareowners are Beneficial Shareowners.
How do I vote if I am a Registered Shareowner?
If you are a Registered Shareowner, you will receive a form of proxy from Broadridge with this Circular. Voting by proxy is the easiest way to vote. Voting by proxy means that you are giving the person or people named on your form of proxy the authority to vote your Primo Shares for you at the Meeting or any adjournment or postponement.
If you are a Registered Shareowner, you may vote online at the virtual Meeting at www.virtualshareholdermeeting.com/PRMW2024SM. If you are not able to attend, you may vote by submitting your proxy by mail, by telephone or by internet. Alternatively, you may give another person authority to represent you and vote your Primo Shares online at the virtual Meeting.
A proxy will only be valid if it is duly completed, signed, dated and received at the office of Broadridge, 51 Mercedes Way, Edgewood, New York 11717, by [•] (Eastern time) on [•], 2024 or, if the Meeting is adjourned or postponed, 48 hours prior to any adjourned or postponed Meeting.
Even if you currently plan to participate in-person at the Meeting, you should consider voting your Primo Shares by proxy in advance so that your vote will be counted if you later decide not to attend the Meeting or in the event that you are unable to access the Meeting for any reason. If you access and vote on any matter at the Meeting, you will automatically revoke any previously submitted proxy.
For more information, see “Information Concerning the Meeting — Voting by Registered Shareowners.”
How do I vote if I am a Beneficial Shareowner?
If your Primo Shares are registered in the name of an intermediary, you are a Beneficial Shareowner. Your intermediary is entitled to vote the Primo Shares held by it and beneficially owned by you as of the close of business on the Record Date. However, it must first seek your instructions as to how to vote your Primo Shares or otherwise make arrangements so that you may vote your Primo Shares directly. An intermediary is not entitled to vote the Primo Shares held by it without written instructions from the Beneficial Shareowner.
Intermediaries are required to forward the Meeting materials to Beneficial Shareowners unless a Beneficial Shareowner has waived the right to receive them. Generally, a Beneficial Shareowner who has not waived the right to receive Meeting materials will receive either a voting instruction form or, less frequently, a form of proxy.

Beneficial Shareowners should follow the procedures set out in “Information Concerning the Meeting — Voting by Beneficial Shareowners”, in addition, if applicable, to the procedures for appointing a third party as one’s proxy described in “Information Concerning the Meeting — Appointment and Revocation of Proxies”, depending on the type of form they receive. In either case, the purpose of this procedure is to permit Beneficial Shareowners to direct the voting of the Primo Shares they beneficially own. Beneficial Shareowners should carefully follow the instructions of their intermediaries, including those regarding when and where the form of proxy or the voting instruction form is to be delivered, in order to ensure that their Primo Shares are voted at the Meeting.
Who is soliciting my proxy?
Primo Water management is soliciting your proxy. The Company has retained MacKenzie Partners as its proxy solicitation agent for assistance in connection with the solicitation of proxies for the Meeting, and will pay MacKenzie Partners an estimated fee of $20,000 for such services in addition to certain out-of-pocket expenses. Management requests that you sign and return the proxy form or voting instruction form so that your votes are exercised at the Meeting. The solicitation of proxies will be conducted primarily by mail but may also be made by telephone, facsimile transmission or other electronic means of communication or in-person by the directors, officers and employees of Primo Water. The Company will bear the cost of such solicitation and will reimburse intermediaries for their reasonable charges and expenses incurred in forwarding proxy materials to Beneficial Shareowners. The BlueTriton Parties and their Affiliates may also participate in the solicitation of proxies.
Can I appoint someone other than those named in the enclosed proxy forms to vote my Primo Shares?
Yes. Primo Shareowners who wish to appoint a person other than the management nominees identified in the form of proxy or voting instruction form, including Beneficial Shareowners who wish to appoint themselves as proxyholder, must carefully follow the instructions in this Circular and on their form of proxy or voting instruction form. Detailed instructions for appointing proxyholders can be found in the section of the Circular entitled “Information Concerning the Meeting — Appointment and Revocation of Proxies”.
To provide the appointed proxyholder access to the virtual Meeting, a Primo Shareowner must create a unique eight-character “Appointee Identification Number” and specify the “Appointee Name” in the spaces provided in the form of proxy or online at www.proxyvote.com. The Primo Shareowner must then provide the proxyholder with the unique eight-character Appointee Identification Number along with the specified Appointee Name to allow the proxyholder access to the virtual Meeting. If an eight-character Appointee Identification Number is not created by the Primo Shareowner, the appointed proxyholder will not be able to access the virtual Meeting. If you appoint and register a non-management proxyholder, please ensure that they attend the Meeting for your vote to count.
Can I revoke my vote after I voted by proxy?
Yes. To revoke a proxy, a Registered Shareowner may: (i) deliver a written notice of revocation to the offices of Broadridge, 51 Mercedes Way, Edgewood, New York 11717, at any time up to and including the Proxy Submission Deadline; (ii) vote again on the internet or by phone at any time up to and including the Proxy Submission Deadline; or (iii) complete a form of proxy that is dated later than the form of proxy being changed, and mailing it or faxing it as instructed on the form of proxy so that it is received before the Proxy Submission Deadline. If you attend the Meeting, you will not be revoking any previously submitted proxies. However, if you vote on a ballot at the Meeting you will be revoking any and all previously submitted proxies. If you DO NOT wish to revoke your previously submitted proxies, do not vote again at the Meeting. In addition, the proxy may be revoked by any other method permitted by Law.
Only Registered Shareowners have the right to directly revoke a proxy. Beneficial Shareowners that wish to change their vote must arrange for their respective intermediaries to revoke the proxy on their behalf in accordance with any requirements of the intermediaries. If you are a Beneficial Shareowner and have provided voting instructions to your intermediary and change your mind about your vote, please contact your intermediary.
For further information, see “Information Concerning the Meeting — Appointment and Revocation of Proxies”.
Should I send in my proxy now?
Yes. Once you have carefully read and considered the information in this Circular, to ensure your vote is counted, you need to complete and submit the enclosed form of proxy or, if applicable, provide your intermediary with voting instructions. You are encouraged to vote well in advance of the Proxy Submission Deadline of [•] (Eastern time) on

[•], 2024 or, if the Meeting is adjourned or postponed, 48 hours prior to any adjourned or postponed Meeting. Late proxies may be accepted or rejected by the Chair at his discretion and the Chair is under no obligation to accept or reject any particular late proxy. The Proxy Submission Deadline may be waived or extended by the Chair at his discretion without notice.
Should I send in my Letter of Transmittal and Primo share certificates and/or DRS Advice(s) now?
Yes. It is recommended that Primo Shareowners complete, sign and return the Letter of Transmittal with accompanying certificate(s) and/or DRS Advice(s) representing their Primo Shares, if any, to the Depositary as soon as possible. Registered Shareowners that hold their Primo Shares in book-entry or other uncertificated form may deliver their Primo Shares to the Depositary by noting their respective holder account number(s) in the Letter of Transmittal, in accordance with the instructions in the Letter of Transmittal.
What happens if I send in my Primo share certificates and/or DRS Advice(s) and the Transaction is not completed?
All Letters of Transmittal will be automatically revoked if the Depositary is notified in writing by the Company and BlueTriton that the Arrangement Agreement has been terminated. If a Letter of Transmittal is automatically revoked, the certificate(s) and/or DRS Advice(s) representing the Primo Shares, if any, received with the Letter of Transmittal will be promptly returned to the Registered Shareowner submitting the same to the address specified in the Letter of Transmittal.
What are the Canadian federal income tax consequences of the Transaction?
The Primo Shareowners who are residents of Canada for purposes of the Tax Act will generally dispose of their Primo Shares on a taxable basis under the Arrangement. The Primo Shareowners who are not residents of Canada for purposes of the Tax Act and whose Primo Shares are not “taxable Canadian property” for purposes of the Tax Act will generally not be subject to tax under the Tax Act on the exchange of their Primo Shares for NewCo Shares under the Arrangement.
Primo Shareowners should carefully read the information in the section entitled “Certain Canadian Federal Income Tax Considerations” to this Circular, which qualifies the information set out above, and should consult their own tax advisors.
What are the U.S. federal income tax consequences of the Transaction?
It is intended that (i) the Arrangement qualify for the Arrangement Intended Tax Treatment; and (ii) the Arrangement and the Mergers, taken together in the Transaction, qualify for the Transaction Intended Tax Treatment.
If the Arrangement qualifies for the Arrangement Intended Tax Treatment, or the Arrangement and the Mergers, taken together in the Transaction, qualify for the Transaction Intended Tax Treatment, U.S. Holders of Primo Shares are not expected to recognize any gain or loss for U.S. federal income tax purposes upon the exchange of their Primo Shares pursuant to the Arrangement, except to the extent of any cash a U.S. Holder may receive in lieu of a fractional NewCo Class A Share. If, however, notwithstanding the parties’ expectation, the Arrangement does not qualify for the Arrangement Intended Tax Treatment, and the Arrangement and the Mergers, taken together in the Transaction, do not qualify for the Transaction Intended Tax Treatment, then the exchange of Primo Shares for NewCo Class A Shares in the Arrangement would be a taxable exchange for U.S. federal income tax purposes.
For a more complete description of the material U.S. federal income tax considerations of the Arrangement to U.S. Holders, please see the section entitled “Material U.S. Federal Income Tax Considerations — Material U.S. Federal Income Tax Consequences of the Transaction”.
Are there any risks I should consider in connection with the Transaction?
Yes. There are a number of risk factors relating to the Company’s and BlueTriton’s business and operations, the Transaction and NewCo’s business and operations following completion of the Transaction, all of which should be carefully considered by the Primo Shareowners in evaluating whether to approve the Transaction Resolutions. For more information, see “Risk Factors”, “Schedule G — Information Relating to the Company — Risk Factors” and “Schedule H — Information Relating to BlueTriton — Risk Factors”.

Are Registered Shareowners entitled to Dissent Rights?
Yes. Registered Shareowners may exercise Dissent Rights with respect to the Arrangement Resolution and, if the Arrangement becomes effective, to be paid by Amalgamation Sub the fair value of the Primo Shares held by such Dissenting Shareowner (less any applicable withholdings) in accordance with the provisions of Section 185 of the OBCA, as modified by the Interim Order and the Plan of Arrangement, provided that the written objection to the Arrangement Resolution is received by the Company no later than 5:00 p.m. (Eastern time) on the second Business Days immediately prior to the date of the Meeting. See “Dissenting Shareowner Rights”.
Are Beneficial Shareowners entitled to Dissent Rights?
No. Persons who are Beneficial Shareowners who wish to dissent should be aware that only Registered Shareowners are entitled to dissent. Accordingly, a Beneficial Shareowner desiring to exercise this right must make arrangements for the registered holder of such Primo Shares to exercise Dissent Rights on the Beneficial Shareowner’s behalf. See “Dissenting Shareowner Rights”.
Who can help answer further questions?
If you have any questions or require more information with regard to the procedures for voting or have questions regarding the information contained in this Circular, please contact our proxy solicitation agent, MacKenzie Partners, Inc. at 1-800-322-2885 toll free in North America or by email at proxy@mackenziepartners.com.

SUMMARY
This summary highlights the key aspects of the matters to be considered at the Meeting, but does not contain all of the information that is important to you. You are urged to read the remainder of the Circular, the form of proxy, the Letter of Transmittal and the attached schedules carefully, because the information contained below is of a summary nature only and therefore is not complete, and is qualified in its entirety by the more detailed information contained elsewhere in or incorporated by reference into this Circular, the form of proxy, the Letter of Transmittal and the attached schedules, all of which are important and should be reviewed carefully.
The Meeting
The Meeting will be held on [•], 2024 at [•] (Eastern time) virtually via live audio webcast at www.virtualshareholdermeeting.com/PRMW2024SM. All Primo Shareowners, regardless of geographic location, will have an equal opportunity to listen to the Meeting live, ask questions and vote in real time. For further information see, “Information Concerning the Meeting — Date, Time and Place of the Meeting”.
Purpose of the Meeting
The purpose of the Meeting is for Primo Shareowners to consider and, if deemed advisable, approve the Transaction Resolutions, comprised of the Arrangement Resolution, the full text of which is set forth in “Schedule C — Arrangement Resolution” to this Circular, and the Executive Compensation Resolution, the full text of which is set forth in “Schedule D — Executive Compensation Resolution” to this Circular.
To be effective, the Arrangement Resolution must be approved by the affirmative vote of not less than 66 2∕3% of the votes cast by the Primo Shareowners present or represented by proxy and entitled to vote at the virtual Meeting. Due to the non-binding advisory nature of the Executive Compensation Resolution, there is no minimum vote requirement. However, the Executive Compensation Resolution will be considered to have passed with the affirmative vote of at least a simple majority of the votes cast by Primo Shareowners present in-person or represented by proxy and entitled to vote at the virtual Meeting.
Record Date
The Primo Shareowners entitled to receive notice of, and to vote at, the Meeting are those holders of Primo Shares as of the close of business on [•], 2024. See “Information Concerning the Meeting — Record Date”.
Transaction Overview
On June 16, 2024, the Company, BlueTriton, NewCo and certain other parties noted below under “The Parties to the Arrangement Agreement” entered into the Arrangement Agreement whereby they agreed to undertake the Arrangement and Mergers, together referred to as the Transaction.
It is expected that upon completion of the Transaction, former Primo Shareowners and former holders of Primo Equity Awards will collectively own NewCo Class A Shares representing approximately 43% of the Fully Diluted NewCo Shares and that the BlueTriton Shareholders will own NewCo Class A Shares and NewCo Class B Shares representing approximately 57% of the Fully Diluted NewCo Shares. NewCo will operate under a name to be agreed by Primo Water and BlueTriton prior to Closing and intends to list its shares on the NYSE under the trading symbol “[•]” following the completion of the Transaction, subject to NYSE approval.
The Transaction is expected to create a leading North American pure-play healthy hydration company. NewCo will be led by a combined board of directors and management team from Primo Water and BlueTriton, bringing together the cultures, strengths and capabilities of both companies.
For more information, see “Description of the Transaction” and “The Arrangement Agreement”.
The Parties to the Arrangement Agreement
Primo Water
Founded in 1955 as “Cott Corporation”, Primo Water is a leading North America-focused pure-play water solutions provider that operates largely under a recurring revenue model in the large format water category (defined as three gallons or greater). The Company’s revenue model includes its industry leading line-up of innovative water dispensers, which are sold through approximately 11,350 retail locations and online at various price points. The

Company’s registered Canadian office is located at 1200 Britannia Road East, Mississauga, Ontario, L4W 4T5, Canada and its principal executive head office is located at 1150 Assembly Drive, Suite 800, Tampa, Florida, 33607, United States. Primo Water is governed by the OBCA and the Primo Shares are listed and posted for trading on the NYSE and the TSX under the symbol “PRMW”. For further information regarding the Company, see “Schedule G — Information Relating to the Company”.
The BlueTriton Parties
BlueTriton
Triton Water Parent, Inc. is a Delaware corporation incorporated on February 3, 2021. BlueTriton operates primarily through its wholly owned subsidiaries, including Triton Water Holdings, Inc. BlueTriton is a leading provider of water and beverages in the United States and Canada, offering an extensive portfolio of recognizable, responsibly sourced national and regional spring and purified water and beverage brands. Its principal executive office is located at 900 Long Ridge Road, Building 2, Stamford, Connecticut 06902-1138, United States. For more information about BlueTriton, see “Information Relating to BlueTriton” and “Schedule H — Information Relating to BlueTriton”.
NewCo
NewCo is a corporation incorporated under the laws of the State of Delaware on June 10, 2024 as a wholly-owned subsidiary of BlueTriton for the purpose of effecting the Transaction. To date, NewCo has not conducted any activities other than those incidental to its formation, the execution of the Arrangement Agreement, the preparation of regulatory filings made in connection with the transactions contemplated by the Arrangement Agreement and other matters related to the Transaction. Upon completion of the Transaction, NewCo is expected to be a leading North American pure-play healthy hydration company with diversified offerings across products, formats, channels and consumer occasions. Following the Closing, NewCo is expected to be dual headquartered at 1150 Assembly Drive, Suite 800, Tampa, Florida 33607, United States, which is currently Primo Water’s headquarters, and at 900 Long Ridge Road, Building 2, Stamford, Connecticut 06902, United States, which is currently BlueTriton’s headquarters. NewCo’s registered office will be located at 1209 Orange Street, Wilmington, Delaware 19801, United States, NewCo is governed by the DGCL and NewCo intends to list its shares on the NYSE under the symbol “[•]”. For more information about NewCo, see “Information Relating to NewCo” and “Schedule I — Information Relating to NewCo”.
Amalgamation Sub and Merger Sub
Amalgamation Sub is a corporation organized under the laws of the Province of Ontario on June 13, 2024 and Merger Sub is a corporation incorporated in the State of Delaware on June 10, 2024, each as an indirect, wholly owned subsidiary of BlueTriton for the purpose of effecting the Transaction. To date, neither Amalgamation Sub nor Merger Sub have conducted any activities other than those incident to their formation, the execution of the Arrangement Agreement, and other matters related to the Transaction. In connection with the consummation of the Transaction: (i) there will be an amalgamation of Primo Water and Amalgamation Sub, with the amalgamated entity, Primo Water Corporation, becoming a wholly-owned subsidiary of NewCo; and (ii) immediately following the Arrangement, Merger Sub will be merged with and into BlueTriton, with BlueTriton surviving the Merger as a wholly-owned subsidiary of NewCo. Therefore, following consummation of the Transaction, Amalgamation Sub and Merger Sub will no longer exist as separate entities.
Prior to consummation of the Transaction, the principal executive office for Merger Sub is located at 900 Long Ridge Road, Building 2, Stamford, Connecticut 06902-1138, United States, and the phone number for Merger Sub is (203) 863-0451. Prior to the consummation of the Transaction, the registered office of Amalgamation Sub is located at 199 Bay Street, Suite 5300 Commerce Court West, Toronto, Ontario, M5L 1B9, Canada, and the phone number for Amalgamation Sub is (203) 863-045.
Background to the Transaction
The Transaction and the Arrangement Agreement are the result of arms’ length negotiations among representatives of Primo Water, BlueTriton and their respective legal and financial advisors. A summary of certain relevant background information, as well as the principal events leading to the execution of the Arrangement Agreement and the public announcement of the Transaction, is set forth in this Circular. See “Description of the Transaction — Background to the Transaction”.

Recommendation of the Special Committee
The Special Committee evaluated the Transaction in consultation with the Company’s senior management and legal and financial advisors and, after careful consideration of the various factors described in this Circular under the heading “Description of the Transaction — Primo Water’s Reasons for the Transaction”, unanimously determined that the Transaction is fair, from a financial point of view, to the Primo Shareowners and that the Transaction is in the best interests of Primo Water, and unanimously recommended to the Board that the Board determine that the Transaction is in the best interests of Primo Water, approve the Transaction and recommend that the Primo Shareowners vote “FOR” the Arrangement Resolution and the proposals set forth in this Circular. See “Description of the Transaction — Recommendation of the Special Committee”.
Recommendation of the Board
The Board evaluated the Transaction in consultation with the Company’s senior management and legal and financial advisors and, after careful consideration of the various factors described in this Circular under the heading “Description of the Transaction — Primo Water’s Reasons for the Transaction”, and taking into account, among other things, the recommendation of the Special Committee, unanimously determined that the Transaction is fair, from a financial point of view, to the Primo Shareowners, determined that the Transaction is in the best interests of Primo Water, approved the execution, delivery and, subject to the Primo Shareowner Approval and other terms and conditions set forth therein, performance of the Arrangement Agreement and the transactions contemplated thereby and recommends that the Primo Shareowners vote “FOR” the Arrangement Resolution and the proposals set forth in this Circular. See “Description of the Transaction — Recommendation of the Board”.
Reasons for the Transaction
In evaluating the Transaction, the Board and the Special Committee consulted with Primo Water’s senior management and legal and financial advisors and engaged in numerous discussions regarding the Transaction and received and consulted various materials for review and consideration.
In reaching its decision to approve the Transaction, the Board, and the Special Committee in recommending the Board approve the Transaction, considered a variety of factors, including its knowledge of BlueTriton’s business and its operations, financial condition, results of operations and prospects, as well as the risks in achieving those prospects, including uncertainties associated with achieving financial forecasts. In making its determination, the Board considered a number of factors, including, but not limited to, the following:
•
the Board’s belief in the potential value creation of the Transaction based on the 43% pro forma equity ownership in NewCo for Primo Shareowners and former holders of Primo Equity Awards, taking into account a potential annual run-rate synergies opportunity of approximately $200 million expected to result from the Transaction across functional areas of operations, procurement, information technology and enterprise resource planning, call centers and selling, general and administrative expenses of NewCo, as the combined company, relative to Primo Water on a standalone basis;

•
the Board’s consideration of other strategic alternatives, including following the sale of a significant portion of the Company’s international business as part of its shift to a core pure-play North American water business;

•	the Board’s belief that the Transaction represents, in the Board’s view, the best prospect for maximizing future value for Primo Shareowners;
•	the Board’s belief that the Transaction would create a leading player in the pure-play healthy hydration industry, well-positioned in one of the largest components of the U.S. beverage category;
•
the Board’s belief that the Transaction would improve customer access to Primo Water’s products and overall customer services as it would combine each Parties’ complementary delivery platforms and create a national footprint of branches, production facilities and manufacturing facilities, along with water source locations throughout North America;

•
the Board’s belief that the Transaction would improve customer experience by creating a diversified portfolio of product offerings across products, formats and channels to serve consumer usage across multiple occasions;

•
the Board’s belief that Primo Water and BlueTriton have complementary environmental and sustainability strategies, and accordingly its expectation that NewCo will have focused sustainability efforts, with goals of implementing water stewardship programs, enhanced community engagement, circular packaging of its products and energy efficiency across its operations;

•
the Board’s belief that the Transaction would create a strong financial profile with meaningful growth prospects across the business, including the ability to grow existing customers and add new customers, leverage complementary portfolios, access broader customer bases through different formats and channels, expand into new channels and high-potential geographies, drive innovation in functional, flavored and premium segments, leverage best practices across the Company’s water direct business, focus on scaling the fast-growing filtration business and implement business optimization initiatives and synergy realization;

•
the Board’s understanding that the Transaction has been structured to enable Primo Water to maintain its existing capital structure if the Parties choose to do so, in particular, with the flexibility to maintain the Primo Senior Notes without the need to re-finance such notes;

•
the Board’s belief that NewCo, as the combined company, would be led by members of the current management teams of both Primo Water and BlueTriton, each of whom would bring distinct and complementary experience and expertise to the management of NewCo;

•	the Board’s understanding of the business, assets and liabilities, results of operations, financial performance, strategic direction and prospects of each of BlueTriton and Primo Water;
•	the result of Primo Water’s commercial, financial and legal due diligence of BlueTriton and the reputation, business practices and experience of BlueTriton and its management; and
•
the Board’s receipt of the opinion, dated June 16, 2024, of BMO Capital Markets to the Board as to the fairness, from a financial point of view and as of the date of the opinion, of the Arrangement Consideration to be received in the Arrangement by holders of Primo Shares (other than, as applicable, BlueTriton, NewCo, Merger Sub, Amalgamation Sub and their respective affiliates) pursuant to the Arrangement Agreement, which opinion was based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by BMO Capital Markets, as more fully described below under the heading “Description of the Transaction — Opinion of BMO Capital Markets Corp.”

The Board also considered a number of uncertainties and risks in its deliberations concerning the Transaction, including the following:
•	the expenses incurred and to be incurred in connection with the Transaction and ongoing expenses in connection with the post-Closing structure of NewCo and its subsidiaries;
•
the risk that the Transaction might not be consummated in a timely manner or at all and the potential adverse effect of the public announcement of the Transaction or of the delay or failure to complete the Transaction on the reputation of Primo Water;

•	the risk to the business of Primo Water, its operations and its financial results in the event that the Transaction is not consummated as planned;
•	the Transaction consideration, which is in the form of equity and not cash;
•	the risk in connection with obtaining the Required Regulatory Approvals;
•	the risk in connection with obtaining the Primo Shareowner Approval;
•	the risk of litigation associated with or related to the Transaction;
•
the restrictions on the conduct of the Company’s business pending the Closing pursuant to the terms of the Arrangement Agreement, as more particularly described in the section entitled “The Arrangement Agreement — Primo Water Interim Operating Covenants”;

•
the provisions of the Arrangement Agreement that restrict or limit Primo Water’s ability to solicit alternative Acquisition Proposals, as more particularly described in the section entitled “The Arrangement Agreement — Third Party Acquisition Proposals”; and

•	various other risks associated with the combined company and the Transaction, including those described in the section entitled “Risk Factors”.
For further information see “Description of the Transaction — Primo Water’s Reasons for the Transaction”.
The foregoing discussion of the factors considered by the Board is not intended to be exhaustive, but rather includes the material factors considered by the Board. Due to the wide variety of factors and information considered in connection with its evaluation of the Transaction, the Board did not find it practicable to, and therefore did not, quantify or otherwise attempt to assign any relative weight to any specific factor or item of information considered in reaching its conclusions and recommendation. In addition, individual members of the Board may have given different weight to various factors or items of information. The Board’s reasons for recommending the Transaction include certain assumptions relating to forward looking information, and such information and assumptions are subject to various risks. See “Management Information Circular — Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors”.
Opinion of BMO Capital Markets Corp.
Primo Water has engaged BMO Capital Markets as financial advisor to Primo Water in connection with the Arrangement. In connection with this engagement, BMO Capital Markets delivered a written opinion, dated June 16, 2024, to the Board as to the fairness, from a financial point of view and as of the date of the opinion, of the Arrangement Consideration to be received in the Arrangement by holders of Primo Shares (other than, as applicable, BlueTriton, NewCo, Merger Sub, Amalgamation Sub and their respective affiliates) pursuant to the Arrangement Agreement. For purposes of BMO Capital Markets’ financial analyses and opinion, the term “Arrangement Consideration” means the aggregate number of NewCo Shares issuable in the Arrangement to holders of Primo Shares and Primo Equity Awards immediately prior to consummation of the Arrangement resulting in an aggregate pro forma ownership in NewCo by such holders equal to the Primo Water Pro Forma Percentage of 43%. The full text of BMO Capital Markets’ written opinion, dated June 16, 2024, to the Board, which describes the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken, is attached as “Schedule J” to this Circular and is incorporated herein by reference. The description of BMO Capital Markets’ opinion set forth in this Circular is qualified in its entirety by reference to the full text of BMO Capital Markets’ opinion. BMO Capital Markets’ opinion was provided for the information of the Board (in its capacity as such) in connection with its evaluation of the Arrangement Consideration from a financial point of view and BMO Capital Markets did not express any opinion on any other terms, aspects or implications of the Arrangement or any related transactions. BMO Capital Markets expressed no opinion as to the relative merits of the Arrangement and related transactions or any other transactions or business strategies as alternatives to the Arrangement and related transactions or the decision of the Board to proceed with the Arrangement and related transactions. BMO Capital Markets’ opinion did not constitute a recommendation to the Board and is not a recommendation to any security holder or any other party as to how to vote or act with respect to the Arrangement or any related transactions or any other proposals or other matters. For further information see “Description of the Transaction — Opinion of BMO Capital Markets Corp.”
Analysis of Primo Water’s Financial Advisor
Primo Water has retained BofA Securities as its financial advisor in connection with evaluating the Transaction. In connection with this engagement, BofA Securities presented, at Primo Water’s request, certain financial analyses to Primo Water, which were presented to the Special Committee and, subsequently, the Board during their meetings on June 16, 2024. BofA Securities was not requested to, and it did not, provide to Primo Water or any other person any (i) opinion (whether as to the fairness of any consideration, including, without limitation, the Primo Water Pro Forma Percentage, or otherwise) or (ii) recommendation as to how to vote or act on any matters relating to the proposed Transaction or otherwise. The BofA Financial Analyses were presented for the use and benefit of Primo Water in its consideration of the Transaction and did not address the relative merits of the transactions contemplated by the Arrangement Agreement as compared to any alternative transaction or opportunity that might be available to Primo Water, nor did they address the underlying business decision by Primo Water to engage in the Transaction or the terms of the Arrangement Agreement or the documents referred to therein. For a summary of the BofA Financial Analyses, see “Description of the Transaction — Analysis of Primo Water’s Financial Advisor”.

Interests of the Company’s Directors and Management in the Transaction
Certain of the Company’s directors and executive officers may have interests in the Transaction that may be different from or in addition to the interests of Primo Shareowners generally. The Special Committee and the Board were aware of and carefully considered these interests, among other matters, in evaluating the terms and structure, and in overseeing the negotiation of, the Transaction and in approving the Arrangement Agreement and Plan of Arrangement. These interests include, among other things, ownership of securities in the Company, potential payments upon termination of employment or in connection with a change of control of the Company and rights to directors’ and officers’ indemnification and liability insurance that will survive the completion of the Transaction.
All benefits received, or to be received, by directors, officers or employees of the Company as a result of the Transaction are, and will be, solely in connection with their services as directors, officers or employees of the Company. No benefit has been, or will be, conferred for the purpose, in whole or in part, of increasing the value of the consideration to any such person for the Primo Shares held by such person, and no consideration is, or will be, conditional, by its terms, on such person supporting the Transaction.
For more information, see “Description of the Transaction — Interests of the Company’s Directors and Management in the Transaction”.
Procedure for the Arrangement to Become Effective
The Arrangement will be implemented by way of a court-approved plan of arrangement under the OBCA pursuant to the terms of the Plan of Arrangement. The following procedural steps must be taken in order for the Arrangement to become effective:
•	the Arrangement must be approved by the Primo Shareowners in the manner set forth in the Interim Order;
•	the Court must grant the Final Order approving the Arrangement; and
•	all other conditions precedent to the Arrangement set out in the Arrangement Agreement, including the Required Regulatory Approvals, must have been satisfied or waived by the appropriate party.
For more information, see “The Arrangement Agreement — The Arrangement”.
Court Approval
An arrangement under the OBCA requires Court approval. On [•], 2024, the Court granted the Interim Order ratifying and confirming the calling and holding of the Meeting and confirming certain procedural matters in respect of the Meeting, and other matters. The text of the Interim Order is set out in “Schedule E — Interim Order”.
Subject to the terms of the Arrangement Agreement, and upon obtaining the approval of the Arrangement Resolution by the Primo Shareowners in the manner required by the Interim Order, the Company will make an application to the Court for the Final Order. The application for the Final Order approving the Arrangement is expected to be heard before the Ontario Superior Court of Justice (Commercial List) on [•], 2024 at [•] (Eastern time), or as soon after that date as is practicable. At the Final Order hearing, any Primo Shareholder or other interested party who wishes to participate or to be represented or to present evidence or argument may do so, subject to filing a notice of appearance as set out in the Notice of Application and satisfying certain other requirements as set out in the Interim Order. In the event that the Final Hearing is postponed, adjourned or rescheduled, then, subject to any further order of the Court, only those persons having previously served a notice of appearance in compliance with the Notice of Application and the Interim Order will be given notice of the postponement, adjournment or rescheduled date. See “Schedule F — Notice of Application”.
The Court has broad discretion under the OBCA when making orders with respect to the Arrangement and the Court, in hearing the application for the Final Order, will consider, among other things, the procedural and substantive fairness of the Arrangement. The Court may approve the Arrangement either as proposed or as amended in any manner the Court may direct and determine appropriate, subject to compliance with such terms and conditions, if any, as the Court deems fit. For more information, see “Description of the Transaction — Court Approval”.
Shareowner Approvals
The Arrangement Resolution must be approved by the affirmative vote of at least 66 2∕3% of the votes cast by the Primo Shareowners present in-person or represented by proxy at the Meeting. The Arrangement Resolution must receive such Primo Shareowner Approval in order for the Company to implement the Arrangement. For more information, see “Description of the Transaction — Shareowner Approval”.
In addition to the Arrangement Resolution, Primo Shareowners will be asked to consider and, if deemed advisable, to pass, with or without variation, a non-binding advisory resolution to approve, on an advisory basis, the payment of certain compensation to certain of Primo Water’s executive officers that will or may become payable by Primo Water to such executive officers in connection with the consummation of the Transaction, the full text of which is set forth in “Schedule D — Executive Compensation Resolution” to the accompanying Circular. For more information, see “Information Concerning the Meeting — Executive Compensation Resolution”.
Regulatory Matters
The Parties are required to use reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable to consummate the Arrangement in the most expeditious manner reasonably practicable, including by preparing and delivering or submitting documents to effect the expirations of all waiting periods under applicable antitrust, competition, foreign direct investment or similar laws required to consummate the Arrangement and to make or obtain, as applicable, all filings, notices, reports, consents, registrations, approvals, non-objections, permits and authorizations necessary or advisable in order to consummate the Arrangement.
It is a mutual condition to the consummation of the Arrangement that the Parties obtain required regulatory approvals under the HSR Act, the Competition Act, and the Investment Canada Act.
Under the HSR Act, the Company and BlueTriton cannot consummate the Arrangement until the Company and BlueTriton have notified the United States Department of Justice’s Antitrust Division and the United States Federal Trade Commission of the Mergers and furnished them with certain information and materials relating to the mergers and the applicable waiting period has terminated or expired.
Under the Competition Act, the Parties cannot complete the Transaction until they have submitted the Pre-Merger Notifications to the Commissioner and the applicable waiting period has expired or been terminated by the Commissioner. The Parties may close the Transaction after the expiry of the applicable waiting period, provided that the Commissioner has not, at the relevant time, obtained an order from the Competition Tribunal prohibiting completion of the transaction or made an application for an order from the Competition Tribunal prohibiting the completion of the transaction that has not yet been disposed of by the Competition Tribunal. The Transaction may be completed before the end of the applicable waiting period if the Commissioner notifies the Parties that the Commissioner does not, at such time, intend to challenge the transaction.
The Investment Canada Act requires that certain transactions cannot be implemented unless the Minister of Innovation, Science and Industry is satisfied or deemed satisfied that the transaction is likely to be of “net benefit to Canada”. The non-Canadian investor must submit an application to obtain a net benefit determination, which triggers an initial review period of up to 45 days , which may be unilaterally extended by the Minister for an additional 30 days, after which period the Minister and the non-Canadian investor may agree to further extensions. In addition, certain transactions can be subject to separate review on grounds that the investment could be injurious to Canada’s national security. In the case of a reviewable transaction, a national security review can be required at any time from when the Minister first becomes aware of the investment up to 45 days after an application for review has been submitted, which period can be extended for an additional 45 days. Where a national security review is ordered, the statutory time period for a net benefit determination is suspended until the national security review has been completed.
Neither the Company nor BlueTriton can provide assurance that any such regulatory approvals will not result in the delay or abandonment of the Arrangement. For more information, see “Description of the Transaction — Regulatory Matters”.
Stock Exchange Listing; Deregistration of Primo Shares after the Transaction
BlueTriton and Primo Water expect to obtain approval to list the NewCo Class A Shares to be issued in connection with the Transaction on the NYSE, which approval is a condition to Closing. Accordingly, the Parties will submit an application to the NYSE to have the NewCo Class A Shares to be issued pursuant to the Arrangement approved for listing on the NYSE under the symbol “[•]”.
The Company is a reporting issuer (or the equivalent) in all of the provinces of Canada. The Primo Shares are listed and posted for trading on each of the TSX and NYSE under the symbol “PRMW”. The parties have agreed to cooperate with each other to delist the Primo Shares from the NYSE and the TSX, to cause each of Primo Water and NewCo to cease to be a reporting issuer in Canada and to terminate the registration of the Primo Shares under the 1934 Exchange Act. Provided that the relevant conditions are met, such delisting and termination will not be effective until after the Arrangement Effective Time. See “Description of the Transaction — Canadian Securities Law Matters — Stock Exchange Delisting and Reporting Issuer Status” and “Description of the Transaction — U.S. Securities Law Matters”.
Treatment of Primo Water Securities; Plan of Arrangement
Under the Plan of Arrangement, each Primo Share (other than any Primo Shares held by Dissenting Shareowners or by Amalgamation Sub or any of its Affiliates) outstanding immediately prior to the Arrangement Effective Time shall be, and shall be deemed to be, transferred by the holder thereof to Amalgamation Sub, and in exchange therefor such holder shall be entitled to receive from NewCo for each such transferred Primo Share that number of fully-paid and non-assessable NewCo Class A Shares equal to the Exchange Ratio, being 1.00 NewCo Class A Share for each Primo Share, all in accordance with the Plan of Arrangement.
Under the Plan of Arrangement, each Primo Option (vested or unvested) that is outstanding immediately prior to the Arrangement Effective Time shall automatically be converted into and thereafter evidence a NewCo Replacement Option at an exercise price per share equal to the quotient obtained by dividing (x) the per share exercise price of the Primo Option by (y) the Exchange Ratio, rounded up to the nearest whole cent, provided, however, that the exercise price and the number of NewCo Class A Shares covered by such NewCo Replacement Option will be determined in a manner that is intended to be consistent with the requirements of Section 409A of the Code.
Each Primo RSU (vested or unvested) that is outstanding immediately prior to the Arrangement Effective Time shall be automatically assumed and converted into a NewCo Replacement RSU. Each such NewCo Replacement RSU as so assumed and converted shall continue to have, and shall be subject to, the same terms and conditions as applied to the Primo RSU immediately prior to the Arrangement Effective Time, except that, as of the Arrangement Effective Time, the number of NewCo Class A Shares subject to the NewCo Replacement RSU shall equal the product of (i) the number of Primo Shares underlying such Primo RSU multiplied by (ii) the Exchange Ratio, rounded down to the nearest whole share.
Each Primo PSU (vested or unvested) that is outstanding immediately prior to the Arrangement Effective Time shall be automatically assumed and converted into a NewCo Replacement PSU. Each such NewCo Replacement PSU as so assumed and converted shall continue to have, and shall be subject to, the same terms and conditions as applied to the Primo PSU immediately prior to the Arrangement Effective Time, except that (i) as of the Arrangement Effective Time, the number of NewCo Class A Shares subject to the NewCo Replacement PSU shall equal the product of (x) the target number of Primo Shares underlying such Primo PSU by (y) the Exchange Ratio, rounded down to the nearest whole share; and (ii) the applicable performance metrics shall be equitably adjusted to reflect the transactions contemplated by the Arrangement Agreement in a manner to be agreed between Primo Water and BlueTriton prior to Closing, each acting reasonably.
The Transaction has been structured such that the Primo Senior Notes, being: (i) Primo Water’s 3.875% Senior Notes due 2028, governed by that certain indenture, dated as of October 22, 2020 (as amended, supplemented or otherwise modified), by and among Primo Water Holdings Inc., the guarantors party thereto, BNY Trust Company of Canada, as Canadian trustee, The Bank of New York Mellon, as U.S. trustee, paying agent, registrar, transfer agent and authenticating agent, and The Bank of New York Mellon, London Branch, as London paying agent; and (ii) Primo Water Holdings Inc.’s 4.375% Senior Notes due 2029 governed by that certain indenture, dated as of April 30, 2021 (as amended, supplemented or otherwise modified), by and among Primo Water Holdings Inc., the guarantors party thereto, BNY Trust Company of Canada, as Canadian trustee, and The Bank of New York Mellon, as U.S. trustee, paying agent, registrar, transfer agent and authenticating agent, may each remain outstanding if the Parties choose to do so.
However, as described in “The Arrangement Agreement — Financing Cooperation”, BlueTriton may, with the consent of Primo Water (not to be unreasonably withheld, conditioned, or delayed), undertake to fund any change of control offer, tender offer, exchange offer, redemption or repayment, as applicable, of the outstanding indebtedness of Primo Water, including the Primo Revolving Credit Facility and the Primo Senior Notes, including in connection with any Debt Financing undertaken by BlueTriton with the consent of Primo Water (such consent not to be unreasonably withheld, conditioned, or delayed) in connection with the Transaction.

Treatment of BlueTriton Securities
At the effective time of the Merger as set forth in the Certificate of Merger, each issued and outstanding BlueTriton Share as of immediately prior to the Merger Effective Time (other than treasury stock referenced below) will be converted into a number of NewCo Class A Shares and NewCo Class B Shares such that, as a result of the Merger, the BlueTriton Shareholder will hold, as of immediately following the Closing (including completion of the Arrangement Effective Time, the Merger Effective Time and the Subsequent Merger Effective Time), an aggregate number of NewCo Class A Shares and NewCo Class B Shares comprising 57% of the aggregate Fully Diluted NewCo Shares. Each issued and outstanding NewCo Class A Share and NewCo Class B Share shall be unaffected by the Subsequent Merger and shall remain outstanding.
At the Merger Effective Time, each share of treasury stock of BlueTriton will automatically be cancelled and will cease to exist with no consideration delivered in exchange therefor.The Transaction has been structured such that the BlueTriton Notes may remain outstanding. For more information, see “The Arrangement Agreement — Treatment of BlueTriton Securities”.
The Arrangement Agreement
The terms and conditions of the Transaction described below are contained in the Arrangement Agreement, which is attached to this Circular as “Schedule A — Arrangement Agreement” and is incorporated by reference herein in its entirety. You are encouraged to read the Arrangement Agreement carefully, as it is the legal document that governs the Transaction.
Pursuant to the Arrangement Agreement, if the Arrangement Resolution is passed and all other conditions to closing of the Transaction are satisfied, then: (i) Amalgamation Sub will acquire all of the issued and outstanding shares of the Company in the Plan of Arrangement in exchange for shares of NewCo, followed immediately by an amalgamation of the Company and Amalgamation Sub, with the Company surviving as a wholly-owned subsidiary of NewCo; (ii) immediately following the Arrangement, Merger Sub will be merged with and into BlueTriton, with BlueTriton surviving as a wholly-owned subsidiary of NewCo; (iii) immediately following the Merger, and as part of one integrated transaction with the Merger, BlueTriton, as the surviving company in the Merger, will be merged with and into NewCo, with NewCo being the surviving corporation; and (iv) as a result of the Transactions, the Company and Triton Water Intermediate, Inc., a wholly-owned subsidiary of BlueTriton, will be wholly-owned subsidiaries of NewCo. NewCo intends to list its shares on the NYSE under the trading symbol “[•]”, subject to NYSE approval.
For more information, see “The Arrangement Agreement”.
Termination
The Arrangement Agreement may be terminated at any time prior to the Closing in the following ways:
•	by mutual written consent of BlueTriton and Primo Water;
•
by either BlueTriton or Primo Water if the Closing has not occurred by September 16, 2025 (subject to an extension to December 16, 2025, by either BlueTriton or Primo Water if all conditions except for those related to the receipt of the Required Regulatory Approvals have been satisfied), except that the right to so terminate the Arrangement Agreement will not be available to BlueTriton or Primo Water, as applicable, if its failure to fulfill any obligation under the Arrangement Agreement or breach of any of its representations and warranties is a principal cause of or resulted in the failure of the Closing to occur by the Outside Date;

•	by either BlueTriton or Primo Water if the Primo Shareowner Approval is not obtained at the Meeting;
•
by either BlueTriton or Primo Water if any Governmental Authority of competent jurisdiction has issued a Law or Order or taken any other action restraining, permanently restraining, enjoining or otherwise prohibiting the Arrangement or either Merger and such Law, Order or other action has become final and nonappealable;

•
by BlueTriton: (i) if prior to the time the Primo Shareowner Approval is obtained, there has occurred an Adverse Recommendation Change; or (ii) if Primo Water breaches any of its representations, warranties, covenants or other agreements contained in the Arrangement Agreement, which breach, inaccuracy or failure would cause certain conditions precedent to BlueTriton’s obligations under the Arrangement

Agreement not to be satisfied and such breach, inaccuracy or failure cannot be cured or is not cured by the earlier of the Outside Date and 45 days after notice of such breach, inaccuracy or failure, and BlueTriton is not in breach of certain conditions precedent to Primo Water’s obligations to close under the Arrangement Agreement; or
•
by Primo Water: (i) if prior to the time the Primo Shareowner Approval is obtained, the Board authorizes Primo Water to enter into an Alternative Acquisition Agreement, Primo Water is not in material breach of the non-solicitation provisions in the Arrangement Agreement and Primo Water prior to or simultaneously with such termination pays to BlueTriton any fees required to be paid to BlueTriton as described in the sections entitled “The Arrangement Agreement — Termination Fees” and “The Arrangement Agreement — Effect of Termination” of this Circular; or (ii) if the BlueTriton Parties breach any of their representations, warranties, covenants or other agreements contained in the Arrangement Agreement, which breach, inaccuracy or failure would cause certain conditions precedent to Primo Water’s obligations under the Arrangement Agreement not to be satisfied and such breach, inaccuracy or failure cannot be cured or is not cured by the earlier of the Outside Date and 45 days after notice of such breach, inaccuracy or failure, and Primo Water is not in breach of certain conditions precedent to BlueTriton’s obligations to close under the Arrangement Agreement.

In the event of a termination as described above, the Arrangement Agreement will become void and of no effect except for certain sections of the Arrangement Agreement as described more particularly in the Arrangement Agreement. Such termination will not relieve any Party to the Arrangement Agreement of any liability for damages resulting from a willful and material breach of the Arrangement Agreement or fraud. As described more fully in the section entitled “The Arrangement Agreement — Termination Fees” of this Circular, Primo Water will be required to pay BlueTriton the Termination Fee if the Arrangement Agreement is terminated under certain conditions.
Timing for Completion of the Transaction
If the Primo Shareowner Approval is obtained, the Final Order is obtained approving the Arrangement and all other conditions to the Arrangement Agreement are satisfied or waived, the Arrangement will become effective as of the Arrangement Effective Time. It is currently expected that the Effective Date will occur as soon as practicable following receipt of the Required Regulatory Approvals. For more information, see “Description of the Transaction — Timing for Completion of the Transaction”.
Stockholders Agreement
At Closing, NewCo and the Initial BlueTriton Shareholder, and, as applicable, each Subsequent BlueTriton Shareholder, will enter into the Stockholders Agreement setting forth certain governance and other rights of the Sponsor Stockholders. Certain governance and other rights set forth in the Stockholders Agreement are specific to the ORCP Stockholders.
The Stockholders Agreement will provide director nomination rights to the Sponsor Stockholders beneficially owning at least 5% of the NewCo Class A Shares, with the number of nominees depending on the level of beneficial ownership of the Sponsor Stockholders. Each nominee must be reasonably acceptable to a majority of the NewCo Board who are unaffiliated with the Sponsor Stockholders. So long as the ORCP Stockholders own at least 30% of the outstanding NewCo Shares, the ORCP Stockholders shall have consent rights over certain actions by NewCo under the Stockholders Agreement, including but not limited to (and, in each case, subject to certain exceptions and materiality thresholds) issuance of new equity securities, entry into or modifications of joint ventures or similar business agreements, acquisitions or divestitures, declaration of certain dividends, the redemption or repurchase of equity securities, the incurrence of indebtedness or the designation of directors other than in accordance with the Stockholders Agreement. In addition, approval of a 66 2/3% supermajority of the NewCo Board would be required for certain actions, including issuances of NewCo equity securities to Sponsor Stockholders (except pursuant to their preemptive rights), effecting a change of control, increasing or decreasing the NewCo Board size or board of directors of any Subsidiary or committee thereof other than as specified in the Stockholders Agreement or initiating a voluntary liquidation or dissolution.
NewCo will grant the ORCP Stockholders and any other Sponsor Stockholder that beneficially owns 5% of the outstanding NewCo Class A Shares certain demand and piggyback registration rights. NewCo will grant the ORCP Stockholders preemptive rights on future equity issuances so long as the ORCP Stockholders beneficially own at least 15% of the NewCo Class A Shares. Sponsor Stockholders owning at least 5% of the NewCo Class A Shares will have information rights for certain financial and budget information upon reasonable request.

For more information, see “The Arrangement Agreement — Stockholders Agreement” and, for the form of Stockholders Agreement see “Schedule L — NewCo Organizational Documents and Stockholders Agreement”.
Board of Directors of NewCo
The initial NewCo Board is expected to include seven directors designated by the ORCP Stockholders, seven directors designated by Primo Water (one of whom shall be NewCo’s CEO), and one Mutually Agreed Director. However, if the Sponsor Stockholders collectively beneficially own 53% or more of the NewCo Class A Shares at Closing, a director designated by the Initial BlueTriton Shareholder will take the place of the Mutually Agreed Director. For more information, see “The Arrangement Agreement — Stockholders Agreement — NewCo Board of Directors” and “Schedule I — Information Relating to NewCo — Structure of the NewCo Board”.
Voting Agreements
In connection with the execution of the Arrangement Agreement, each of Primo Water’s directors and executive officers, who hold in the aggregate approximately 2.1% of the outstanding Primo Shares as of the date of this Circular, executed a Voting Agreement with BlueTriton. The Voting Agreements were executed by such directors and executive officers solely in their capacity as direct or indirect holders of shares of the Company and do not apply in any manner to them in their capacity as director, officer, or employee of the Company.
Each Primo Shareowner party to a Voting Agreement has agreed to cause any Primo Shares subject to such Voting Agreement to be voted at the Meeting in favor of the Arrangement Resolution and any other matter necessary for the consummation of the transactions contemplated by the Arrangement Agreement and against certain matters inconsistent with the Agreement, unless there has been a change in recommendation of the Board with respect to the Arrangement Resolution made in compliance with the Arrangement Agreement. Such shareholders have also agreed not to exercise any rights of appraisal or rights of dissent provided under any applicable Laws, among other things.
A copy of the form of Voting Agreement has been filed with the SEC and is available for viewing on EDGAR at www.sec.gov and on Primo Water’s profile on SEDAR+ at www.sedarplus.ca.
Depositary
Prior to the Closing, NewCo is expected to appoint Broadridge Financial Solutions, Inc., or another depositary mutually agreed to by Primo Water and BlueTriton, as the depositary for purposes of exchanging certain consideration to be paid under the Arrangement Agreement. For more information, see “Description of the Transaction — Depositary”.
Letter of Transmittal
A Letter of Transmittal will be mailed, together with this Circular and a form of proxy, to each Person who was a Registered Shareowner on the Record Date. Each Registered Shareowner must forward a properly completed and signed Letter of Transmittal, with accompanying certificate(s) and/or DRS Advice(s) representing Primo Shares, if any, and all other required documents, in order to receive the NewCo Shares to which such Primo Shareowner is entitled under the Arrangement. It is recommended that Primo Shareowners complete, sign and return the Letter of Transmittal with accompanying certificate(s) and/or DRS Advice(s) representing their Primo Shares, if any, to the Depositary as soon as possible. Registered Shareowners that hold their Primo Shares in book-entry or other uncertificated form may deliver their Primo Shares to the Depositary by noting their respective holder account number(s) in the Letter of Transmittal, in accordance with the instructions in the Letter of Transmittal.
Any Letter of Transmittal, once deposited with the Depositary, will be irrevocable and may not be withdrawn by a Primo Shareowner, except that all Letters of Transmittal will be automatically revoked if the Depositary is notified in writing by the Company and BlueTriton that the Arrangement Agreement has been terminated. If a Letter of Transmittal is automatically revoked, the certificate(s) and/or DRS Advice(s) representing the Primo Shares, if any, received with the Letter of Transmittal will be promptly returned to the Registered Shareowner submitting the same to the address specified in the Letter of Transmittal. See “Description of the Transaction — Letter of Transmittal”.
Dissenting Shareowner Rights
Pursuant to the Interim Order, Registered Shareowners have the right to exercise Dissent Rights with respect to the Arrangement Resolution and, if the Arrangement becomes effective, to be paid by Amalgamation Sub the fair value of the Primo Shares held by such Dissenting Shareowner (less any applicable withholdings) in accordance with the provisions of Section 185 of the OBCA, as modified by the Interim Order and the Plan of Arrangement.

A Registered Shareowner wishing to exercise Dissent Rights with respect to the Arrangement Resolution must send a Notice of Dissent to Primo Water, Attention: Ms. Marni Poe, Chief Legal Officer, 1150 Assembly Dr., Suite 800, Tampa, Florida, 33607, United States, email: mpoe@primowater.com, with a copy to Goodmans LLP, Bay Adelaide Centre, 333 Bay Street, Suite 3400, Toronto, Ontario, M5H 2S7, Canada Attention: Michelle Vigod, email: mvigod@goodmans.ca and Laura Corridore, email: lcorridore@goodmans.ca, which must be received by the Company by no later than 5:00 p.m. (Eastern time) on [•], 2024, being the second Business Day immediately prior to the date of the Meeting (or, if the Meeting is adjourned or postponed, 5:00 p.m. (Eastern time) the second Business Day immediately prior to the beginning of any adjournment or postponement of the Meeting) and must otherwise strictly comply with the dissent procedures described in this Circular, the Interim Order, the Plan of Arrangement and Section 185 of the OBCA, as modified by the Interim Order and the Plan of Arrangement. A Notice of Dissent sent with respect to the Arrangement shall be deemed to be and shall be automatically revoked if such Primo Shareowner has voted (some or all of their Primo Shares) in favour of the Arrangement Resolution, whether virtually or by proxy.
A Primo Shareowner’s failure to follow exactly the procedures set forth in the Plan of Arrangement and the Interim Order may result in the loss of such Primo Shareowner’s Dissent Rights. If you are a Primo Shareowner and wish to dissent, you should obtain your own legal advice and carefully read the text of Section 185 of the OBCA, as modified by the Plan of Arrangement and the Interim Order, all of which are set forth in “Schedule O — Dissent Provisions of the OBCA”, “Schedule B — Plan of Arrangement” and “Schedule E — Interim Order”, respectively, to this Circular.
No Fractional Shares
No fractional NewCo Shares shall be delivered to the Primo Shareowners pursuant to the Arrangement or to the NewCo Shareowners pursuant to the Merger. The aggregate number of NewCo Shares a Primo Shareowner or a NewCo Shareowner is entitled to receive will be rounded down to the nearest whole number of NewCo Shares. For more information, see “The Arrangement Agreement — Treatment of Primo Water Securities; Plan of Arrangement”.
Risk Factors
In evaluating the Arrangement Agreement and the Transaction, you should carefully read this Circular and the documents incorporated herein by reference. In particular, you should consider the factors discussed in the section titled “Risk Factors”.
Certain Canadian Federal Income Tax Considerations
The Primo Shareowners who are residents of Canada for purposes of the Tax Act will generally dispose of their Primo Shares on a taxable basis under the Arrangement. The Primo Shareowners who are not residents of Canada for purposes of the Tax Act and whose Primo Shares are not “taxable Canadian property” for purposes of the Tax Act will generally not be subject to tax under the Tax Act on the exchange of their Primo Shares for NewCo Shares under the Arrangement.
Primo Shareowners should carefully read the information in the section entitled “Certain Canadian Federal Income Tax Considerations” to this Circular, which qualifies the information set out above, and should consult their own tax advisors.
Material U.S. Federal Income Tax Considerations
It is intended that (i) the Arrangement qualify for the Arrangement Intended Tax Treatment; and (ii) the Arrangement and the Mergers, taken together in the Transaction, qualify for the Transaction Intended Tax Treatment.
If the Arrangement qualifies for the Arrangement Intended Tax Treatment, or the Arrangement and the Mergers, taken together in the Transaction, qualify for the Transaction Intended Tax Treatment, U.S. Holders of Primo Shares are not expected to recognize any gain or loss for U.S. federal income tax purposes upon the exchange of their Primo Shares pursuant to the Arrangement, except to the extent of any cash a U.S. Holder may receive in lieu of a fractional NewCo Class A Share. If, however, notwithstanding the parties’ expectation, the Arrangement does not qualify for the Arrangement Intended Tax Treatment, and the Arrangement and the Mergers, taken together in the Transaction, do not qualify for the Transaction Intended Tax Treatment, then the exchange of Primo Shares for NewCo Class A Shares in the Arrangement would be a taxable exchange for U.S. federal income tax purposes.

For a more complete description of the material U.S. federal income tax considerations of the Arrangement to U.S. Holders, please see the section entitled “Material U.S. Federal Income Tax Considerations — Material U.S. Federal Income Tax Consequences of the Transaction”.
Accounting Treatment of the Transaction
The Transaction will be accounted for as a business combination in accordance with GAAP, with BlueTriton as the accounting “acquirer”. Through a series of transactions, NewCo will issue NewCo Shares and other securities to Primo Shareowners such that, upon completion of the Transaction, it is expected that the former Primo Shareowners and former holders of Primo Equity Awards will hold approximately 43% of the aggregate Fully Diluted NewCo Shares and the former BlueTriton Shareholders will hold approximately 57% of the aggregate Fully Diluted NewCo Shares. The preliminary assessment of the accounting acquirer is subject to evaluation and may be impacted by matters such as the final composition of the NewCo Board, the relative fair values of Primo Water and BlueTriton at Closing and other considerations set out in ASC 805. A change in the determination of the accounting acquirer would significantly impact the pro forma financial information included in this Circular as well as the actual accounting for the Transaction at Closing. For more information, see “Description of the Transaction — Accounting Treatment of the Transaction”.
Select Historical Consolidated Financial Data of Primo Water
The following table sets forth certain select financial information for Primo Water as of and for the periods indicated. The selected consolidated statements of operations data for fiscal years 2023 and 2022 and the selected consolidated balance sheet data as of December 30, 2023 and December 31, 2022 are derived from the audited consolidated financial statements of Primo Water included in Primo Water’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023, which is incorporated by reference into this document. The selected consolidated statements of operations data for the six months ended June 29, 2024, and the selected consolidated balance sheet data as of June 29, 2024 are derived from, and qualified by reference to, the unaudited consolidated financial statements included in Primo Water’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 29, 2024, which is incorporated by reference into this document. The selected consolidated statements of operations data for fiscal years 2023 and 2022 and the selected consolidated balance sheet data as of December 30, 2023 and December 31, 2022 are derived from Primo Water’s audited consolidated financial statements, adjusted for discontinued operations, which are incorporated by reference into this document. The selected consolidated balance sheet data as of June 29, 2024 is derived from Primo Water’s unaudited interim historical consolidated financial statements which are incorporated by reference into this document. You should read this summary selected financial data together with Primo Water’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Primo Water’s historical consolidated financial statements and the notes thereto included in Primo Water’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023 and in Primo Water’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 29, 2024, which are incorporated by reference into this document. The historical results are not necessarily indicative of results to be expected in the future.
Consolidated Statements of Operations
(in millions of U.S. dollars, except share and per share amounts)
	For the Six Months Ended		For the Fiscal Year Ended
	June 29, 2024	July 1, 2023	December 30, 2023	December 31, 2022
Revenue, net	$937.0	$863.1	$1,771.8	$1,693.2
Cost of sales	327.7	313.3	634.8	674.0
Gross profit	609.3	549.8	1,137.0	1,019.2
Selling, general and administrative expenses	513.8	481.2	976.0	883.8
Loss on disposal of property, plant and equipment, net	2.8	2.2	9.1	7.4
Acquisition and integration expenses	18.4	3.6	9.5	12.1
Impairment Charges	—	—	—	11.2
Gain on sale of property	(0.5)	—	(21.0)	(38.8)
Operating income	74.8	62.8	163.4	143.5

	For the Six Months Ended		For the Fiscal Year Ended
	June 29, 2024	July 1, 2023	December 30, 2023	December 31, 2022
Other expense (income), net	0.1	0.3	1.2	(2.5)
Interest expense, net	19.2	37.0	71.4	67.8
Income from continuing operations before income taxes	55.5	25.5	90.8	78.2
Income tax expense	23.5	8.7	27.0	19.5
Net income from continuing operations	32.0	16.8	63.8	58.7
Net income from discontinued operations, net of income taxes	9.0	10.3	174.3	(29.1)
Net income	41.0	27.1	238.1	29.6

Net income (loss) per common share
Basic:
Continuing operations	$0.20	$0.11	$0.40	$0.36
Discontinued operations	$0.06	$0.06	$1.09	$(0.18)
Net income	$0.26	$0.17	$1.49	$0.18

Diluted:
Continuing operations	$0.20	$0.11	$0.40	$0.36
Discontinued operations	$0.05	$0.06	$1.08	$(0.18)
Net income	$0.25	$0.17	$1.48	$0.18

	For the Six Months Ended		For the Fiscal Year Ended
	June 29, 2024	July 1, 2023	December 30, 2023	December 31, 2022
Weighted-average common shares outstanding (in thousands)
Basic	159,843	159,465	159,452	160,763
Diluted	161,041	160,332	160,619	161,885
Consolidated Balance Sheet Data
(in millions of U.S. dollars, except share and per share amounts)
	June 29, 2024	December 30, 2023	December 31, 2022
Cash and cash equivalents	$603.3	$507.9	$78.8
Total assets	3,519.7	3,523.0	3,667.0
Short-term borrowings	—	—	205.8
Current maturities on long-term debt	14.6	14.2	10.9
Long-term debt	1,250.3	1,270.8	1,252.3
Total Liabilities	2,065.3	2,081.7	2,384.1
Select Historical Consolidated Financial Data of BlueTriton
The following tables sets forth BlueTriton’s historical consolidated financial information for the periods and as of the dates indicated. You should read the following summary historical financial data of BlueTriton together with BlueTriton’s consolidated financial statements and the related notes appearing elsewhere in this Circular as “Schedule L” as well as “Schedule N — Management’s Discussion and Analysis of Financial Condition and Results of Operations of BlueTriton” included elsewhere in this Circular.
In 2021, BlueTriton was acquired (the “Nestlé Acquisition”) by affiliates of ORCP. To facilitate its financial statement presentation, BlueTriton separates its financial results into two distinct periods: “Predecessor” refers to the period from January 1, 2021 up to and including March 31, 2021 (the “2021 Predecessor Period”), the closing date of the Nestlé Acquisition, which represents the results of the pre-Nestlé Acquisition company, and “Successor” refers to the periods after such date and the period from February 3, 2021 to December 31, 2021 (the “2021 Successor Period”), which represent the results of the post-Nestlé Acquisition reorganized company. The delineation between Predecessor and Successor periods is shown through the use of a vertical black line on BlueTriton’s consolidated financial statements and certain tables within the accompanying notes to such consolidated financial statements included elsewhere in this Circular to highlight the lack of comparability between periods. See “Schedule N — Management’s Discussion and Analysis of Financial Condition and Results of Operations of BlueTriton — Factors Affecting Comparability of Financial Information — The Acquisition” for additional information.
The historical consolidated statements of operations and cash flows data presented below for the years ended December 31, 2023 and 2022 and for the 2021 Successor Period and 2021 Predecessor Period, and the balance sheet data as of December 31, 2023 and 2022, have been derived from, and should be read together with, the audited consolidated financial statements of BlueTriton and the accompanying notes included elsewhere in this Circular as “Schedule L” as well as “Schedule N — Management’s Discussion and Analysis of Financial Condition and Results of Operations of BlueTriton”.
The historical condensed consolidated statements of operations and cash flows data presented below for the three and six months ended June 30, 2024 and 2023 have been derived from, and should be read together with, the unaudited consolidated historical financial statements of BlueTriton and the accompanying notes included elsewhere in this Circular as “Schedule L” as well as “Schedule N — Management’s Discussion and Analysis of Financial Condition and Results of Operations of BlueTriton”, and such summary information is not necessarily indicative of results to be expected for the full year. The unaudited consolidated historical financial statements of BlueTriton have been prepared on the same basis as the audited financial statements of BlueTriton and, in the opinion of BlueTriton’s management, reflect all adjustments, which include only normal recurring adjustments, necessary to state fairly BlueTriton’s statements of operations and cash flows for the six months ended June 30, 2024 and 2023.

The following tables also include certain non-GAAP financial measures of BlueTriton, including Adjusted EBITDA and Free Cash Flow. These non-GAAP financial measures are supplemental measures of operating performance monitored by BlueTriton’s management and should not be considered as alternatives to GAAP measures. Please see additional information following the tables below regarding the use and reconciliation of these non-GAAP measures to their most closely comparable GAAP measures as well as “Schedule N — Management’s Discussion and Analysis of Financial Condition and Results of Operations of BlueTriton — Non-GAAP Financial Measures” for more information.
	Successor							Predecessor
	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023	Year Ended December 31, 2023	Year Ended December 31, 2022	Period from February 3, 2021 through December 31, 2021	Period from January 1, 2021 through March 31, 2021
	($ in millions)
Net income (loss)	$54.5	$29.3	$88.0	$23.2	$92.8	$(126.7)	$(160.6)	$(149.1)
Interest and financing expense, net	86.2	64.4	166.1	136.9	288.1	211.8	125.3	0.1
Gain on extinguishment of debt	—	—	—	—	—	(8.7)	—	—
Provision for (benefit from) income taxes	18.3	5.4	29.7	2.6	25.1	(53.1)	(41.2)	(51.4)
Depreciation and amortization	74.3	78.7	149.5	140.4	305.7	326.2	385.4	53.1
Nestlé executive retiree medical	—	—	—	—	—	—	—	149.0
Acquisition and transaction-related costs	13.1	—	18.9	—	—	—	62.9	1.4
One-time consulting fees	1.0	6.5	2.1	8.7	13.4	8.4	9.9	2.2
Related party management fees	4.8	4.0	14.1	7.8	17.8	13.0	9.3	—
Legal fees	1.7	2.9	2.8	2.9	5.4	16.5	9.5	2.7
Unrealized gain or loss on foreign exchange and fuel hedges, net	1.1	—	(2.7)	7.9	5.1	—	—	—
Software implementation costs	—	0.3	—	3.2	5.3	61.3	14.4	—
Severance	—	4.7	0.4	6.0	9.2	13.7	30.9	0.1
Re-branding costs(1)	—	—	—	—	—	5.0	6.1	—
Write-off of long-lived assets	0.1	—	1.7	—	11.4	—	—	—
Gain on sale and leaseback	—	—	—	—	—	—	(23.6)	—
Investment write-off	—	—	—	—	—	—	—	27.1
Other(2)	2.9	(0.5)	5.1	0.8	4.3	9.2	22.8	23.7
Adjusted EBITDA	$258.0	$195.7	$475.7	$340.4	$783.6	$476.6	$451.1	$58.9
(1)	This represents the costs associated with the re-branding of Nestlé brands and labels during the post-acquisition transition period.
(2)
Other adjustments for the period from January 1, 2021 through March 31, 2021 and from February 3, 2021 through December 31, 2021 primarily consists of transaction-related bonuses and COVID-19 related costs, both of which are unique charges to those periods.

	Successor					Predecessor
	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023	Year Ended December 31, 2023	Year Ended December 31, 2022	Period from February 3, 2021 through December 31, 2021	Period from January 1, 2021 through March 31, 2021
	($ in millions)
Net cash provided by (used in) operating activities	$108.5	$70.5	$320.9	$108.4	$123.4	$(60.7)
Purchases of property, plant and equipment	(64.6)	(106.8)	(203.6)	(258.5)	(148.4)	(36.6)
Purchases of intangible assets	(27.4)	(7.8)	(14.1)	(78.2)	(50.0)	(1.9)
Free cash flow	$16.5	$(44.1)	$103.2	$(228.3)	$(75.0)	$(99.2)

Select Unaudited Pro Forma Condensed Combined Financial Data
The following select unaudited pro forma condensed combined financial data was prepared using the acquisition method of accounting for business combinations under GAAP, with BlueTriton being the accounting acquirer. The following information should be read in conjunction with the respective audited consolidated financial statements of Primo Water and BlueTriton for the year ended December 30, 2023 and December 31, 2023, respectively, including the respective notes thereto, the historical unaudited financial statements of Primo Water for the six months ended June 29, 2024 and the historical unaudited financial statements of BlueTriton for the six months ended June 30, 2024, each of which are included elsewhere in, or incorporated by reference into, this Circular.
The select unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2024 and the unaudited pro forma condensed combined statement of comprehensive income for the year ended December 31, 2023 have been prepared to give effect to the Transaction as if it had occurred on January 1, 2023. The select unaudited pro forma condensed combined balance sheet as of June 30, 2024 has been prepared to give effect to the Transaction as if it had occurred on June 30, 2024.
The select pro forma condensed combined financial data, which is preliminary in nature, has been derived from, and should be read in conjunction with, the more detailed unaudited pro forma condensed combined financial information of NewCo and the accompanying notes appearing in “Schedule K — Unaudited Pro Forma Condensed Combined Financial Statements” to this Circular. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of what NewCo’s financial position or results of operations actually would have been had the Transaction been completed as of the dates indicated. In addition, the select unaudited pro forma condensed combined financial data does not purport to project the future financial position or operating results of NewCo. The actual adjustments to the consolidated financial statements of NewCo upon the completion of the Transaction will depend on a number of factors, including, among others, the actual expenses of the Transaction and other additional information that becomes available after the date of this Circular. As a result, it is expected that actual adjustments will differ from the pro forma adjustments, and the differences may be material.
Unaudited Pro Forma Condensed Combined Statement of Operations
(in millions of U.S. dollars, except share and per share amounts)
	For the Six Months Ended June 30, 2024	For the Fiscal Year Ended December 31, 2023
Net Sales	$3,387.2	$6,470.5
Cost of sales	2,277.5	4,501.3
Gross profit	1,109.7	1,969.2
Selling, general and administrative expenses	746.3	1,452.3
Acquisition, integration and restructuring expenses	37.4	177.5
Other operating expenses, net	(2.9)	(14.9)
Operating income	328.9	354.3
Interest and financing expense, net	185.3	359.5
Income (loss) from continuing operations before income taxes	143.6	(5.2)
Provision for (benefit from) income taxes	45.5	7.3
Net income (loss) from continuing operations	98.1	(12.5)
Basic and diluted earnings per share of NewCo Class A and NewCo Class B Shares:	$0.26	$(0.11)
Weighted average number of NewCo Class A and NewCo Class B Shares outstanding (in thousands)
Basic	377,442	377,442
Diluted	378,640	377,442

Unaudited Pro Forma Condensed Combined Balance Sheet
(in millions of U.S. dollars)
June 30, 2024
Cash and cash equivalents	$411.5
Total assets	10,980.8
Current maturities on long-term debt	55.1
Long-term debt, less current portion	5,055.1
Total Liabilities	7,916.5

INFORMATION CONCERNING THE MEETING
Purpose of the Meeting
The purpose of the Meeting is for Primo Shareowners to consider and, if deemed advisable, approve the Transaction Resolutions, comprised of the Arrangement Resolution, the full text of which is set forth in “Schedule C — Arrangement Resolution” to this Circular, and the Executive Compensation Resolution, the full text of which is set forth in “Schedule D — Executive Compensation Resolution” to this Circular. In order for the Transaction to be completed, Primo Shareowners must approve the Arrangement Resolution by the requisite approval.
Arrangement Resolution
As set out in the Notice of Meeting, at the Meeting, Primo Shareowners will be asked to consider and, if deemed advisable, to pass, with or without variation, the Arrangement Resolution. The Arrangement, the Plan of Arrangement and the terms of the Arrangement Agreement are summarized in this Circular in “Description of the Transaction” and “The Arrangement Agreement”. The summary of the Arrangement Agreement does not purport to be complete and is qualified in its entirety by reference to the Arrangement Agreement and the Plan of Arrangement, copies of which are attached to this Circular as “Schedule A — Arrangement Agreement” and “Schedule B — Plan of Arrangement”, respectively.
In order for the Arrangement to be effective, the Arrangement Resolution must be approved by the affirmative vote of not less than 66 2∕3% of the votes cast by Primo Shareowners present in-person or represented by proxy and entitled to vote at the virtual Meeting. The full text of the Arrangement Resolution is set forth in “Schedule C — Arrangement Resolution” to this Circular.
If the Arrangement Resolution is not approved by Primo Shareowners at the Meeting by the affirmative vote of at least 66 2∕3% of the votes cast by Primo Shareowners present in-person or represented by proxy and entitled to vote at the virtual Meeting, the Arrangement and the Transaction cannot be completed.
Unless otherwise directed, it is management’s intention to vote for the Arrangement Resolution. If you do not specify how you want your Primo Shares voted, the persons named as proxyholders in the accompanying form of proxy will cast the votes represented by your proxy at the Meeting “FOR” the Arrangement Resolution.
See “Dissenting Shareowner Rights” for information concerning the rights of Registered Shareowners to dissent in respect of the Arrangement Resolution.
The Board unanimously recommends that Primo Shareowners vote “FOR” the Arrangement Resolution.
Executive Compensation Resolution
Pursuant to Section 14A of the 1934 Exchange Act and applicable SEC rules issued thereunder, Primo Water is seeking a non-binding advisory vote from the Primo Shareowners to approve, on an advisory basis, the payment of certain compensation to Primo Water’s Named Executive Officers that will or may become payable by Primo Water to the Named Executive Officers in connection with the consummation of the Arrangement, as disclosed in “Description of the Transaction — Interests of the Company’s Directors and Management in the Transaction”.
The Board encourages you to carefully review the Named Executive Officers’ transaction-related compensation information disclosed in this Circular. As required by Section 14A of the 1934 Exchange Act, Primo Water is asking the Primo Shareowners to vote on the adoption of the Executive Compensation Resolution, the full text of which is set forth in “Schedule D — Executive Compensation Resolution” to this Circular.
Primo Shareowners should note approval of this proposal is not a condition to the Closing of the Arrangement, and as an advisory vote, the result will not be binding on Primo Water, the Board or Primo Water’s Named Executive Officers. Further, the underlying plans and other arrangements to which the Named Executive Officers may become entitled to payments may be contractual in nature and not be, by their terms, subject to Primo Shareowner approval. Accordingly, regardless of the outcome of the advisory vote, if the Arrangement is consummated and/or the employment of Primo Water’s Named Executive Officers is terminated in connection therewith, the Named Executive Officers will be eligible to receive the compensation that is based on or otherwise relates to the Arrangement in accordance with the terms and conditions of the applicable underlying plans and other arrangements to which these Named Executive Officers are a party or otherwise subject.

Required Vote
Due to the non-binding advisory nature of the Executive Compensation Resolution, there is no minimum vote requirement. However, the Executive Compensation Resolution will be considered to have passed with the affirmative vote of the holders of at least a simple majority of the Primo Shares present in-person or represented by proxy and entitled to vote at the virtual Meeting. See “Quorum; Broker Non-Votes and Abstentions” below for information regarding the treatment of broker non-votes and abstentions.
The Board unanimously recommends that Primo Shareowners vote “FOR” the Executive Compensation Resolution.
Date, Time and Place of the Meeting
The Meeting will be held on [•], 2024 at [•] (Eastern time) virtually via live audio webcast at www.virtualshareholdermeeting.com/PRMW2024SM. Pursuant to the Arrangement Agreement, the Company may move the Meeting date without BlueTriton’s prior written consent (i) if the failure to move the Meeting would not, based upon the advice of outside legal counsel, allow sufficient time under applicable Law for the distribution of any required supplement or amendment to this Circular; or (ii) if, as of the time the Meeting is scheduled to occur (as set forth in the Interim Order), there are insufficient Primo Shares represented (either in-person or by proxy) to constitute a quorum necessary to conduct the business of the Meeting, but only until the Meeting can be held at which there are a sufficient number of Primo Shares represented to constitute a quorum; provided that the Meeting shall not be moved to a date that is more than 15 Business Days after the date for which the Meeting was originally scheduled; provided, further, that the Meeting date shall not be moved to a date that is on or after ten Business Days prior to the Outside Date.
As the Company aims to maximize Primo Shareowner participation, the Meeting will be in a virtual-only format. All Primo Shareowners, regardless of geographic location, will have an equal opportunity to listen to the Meeting live, ask questions and vote in real time. The online Meeting will ensure that Primo Shareowners who attend the Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
You will need the 16-digit control number located on the form of proxy or voting instruction form you receive as described below, as applicable, and access to an internet-connected device such as a laptop, computer, tablet or mobile phone for the full duration of the Meeting. The Meeting platform will be supported across browsers and devices that are running the most updated version of the applicable software plugins. If you attend the Meeting online, it is important that you remain connected to the internet for the duration of the Meeting in order to vote when balloting commences. You should ensure you have a strong internet connection wherever you intend to participate in the Meeting.
The Meeting will begin promptly at [•] (Eastern time) on [•], 2024, unless otherwise adjourned or postponed. Online check-in will open fifteen minutes prior to the Meeting at [•] (Eastern time). You should allow ample time for online check-in procedures. If you encounter any difficulties accessing the Meeting, please call the technical support number that will be posted on the log-in page.
Participation and Voting at the Meeting
The steps you need to follow to participate in or vote at the virtual Meeting will depend on whether you are (i) a registered holder of Primo Shares (“Registered Shareowner”); or (ii) a beneficial, or non-registered, holder of Primo Shares (a “Beneficial Shareowner”).
•	You are a Registered Shareowner if your Primo Shares are registered in your name with our transfer agent, Computershare.
•
You are a Beneficial Shareowner if your Primo Shares are registered in the name of a securities depositary or of another intermediary such as a securities broker or financial institution. Most of the Company’s shareowners are Beneficial Shareowners.

Registered Shareowners, duly appointed proxyholders and Beneficial Shareowners who have logged in to the Meeting using the 16-digit control number located on their voting instruction form will be entitled to vote in real time and ask questions at the Meeting. Guests, including Beneficial Shareowners who do not have their 16-digit control number, can listen to the Meeting, but will not be able to vote or ask questions.

If you are a Beneficial Shareowner and wish to vote at the virtual Meeting but did not receive a 16-digit control number on the voting instruction form sent to you by your intermediary, you must (i) appoint yourself as proxyholder by inserting your own name in the space provided for appointing a proxyholder on the voting instruction form and follow all of the applicable instructions, including the deadline, provided by your intermediary; and (ii) register with Broadridge. See “Appointment and Revocation of Proxies” below for additional information on how Beneficial Shareowners can appoint themselves as proxyholder.
To attend and participate in the Meeting:
•
Registered Shareowners will need to visit www.virtualshareholdermeeting.com/PRMW2024SM and check-in using the 16-digit control number included on their form of proxy. Registered Shareowners will be able to ask questions and vote in real time through the live webcast.

•
Beneficial Shareowners who have received a voting instruction form with a 16-digit control number will need to visit www.virtualshareholdermeeting.com/PRMW2024SM and check-in using the 16-digit control number. Such Beneficial Shareowners will be able to ask questions and vote in real time through the live webcast.

•
Guests, including Beneficial Shareowners who do not have their 16-digit control number, can listen to the Meeting, but will not be able to vote or ask questions. Log in online and then complete the registration.

Duly appointed proxyholders (including Beneficial Shareowners who have been duly appointed as a proxyholder in respect of their securities) will need to check in with the eight character Appointee Identification Number and Appointee Name they have been provided. The virtual Meeting platform enables Registered Shareowners, duly appointed proxyholders and Beneficial Shareowners who have logged in to the Meeting using their 16-digit control number to submit questions by typing them into the “ask a question” text box and submit their vote while the Meeting is being held if they have not done so in advance of the Meeting. Questions will not be displayed to webcast participants, but all reasonable efforts will be made to address questions raised during the time allotted. A moderator may filter questions for common themes and may present a summarized version of the questions to the Chair or appropriate officer of the Company. Questions should be relevant to the business of the Meeting. Inappropriate questions will not be presented to, or addressed by, the Chair.
In order to streamline the virtual Meeting process, the Company encourages Primo Shareowners to vote in advance of the Meeting using the voting instruction form or the form of proxy mailed to them with this Circular. As a Registered Shareowner, if you vote on a ballot at the Meeting, you will be revoking any and all previously submitted proxies. If you DO NOT wish to revoke your previously submitted proxies, do not vote again at the Meeting.
Record Date
The record date for determining the Primo Shareowners entitled to receive notice of and to vote at the virtual Meeting, or any adjournments or postponements thereof is [•], 2024 (the “Record Date”). Only Primo Shareowners of record as of the close of business (Eastern time) on the Record Date are entitled to receive notice of and to vote at the virtual Meeting (or any adjournments or postponements thereof).
Notice-and-Access
The Company has elected not to use the notice-and-access procedures under applicable Securities Laws to send the proxy-related materials to Primo Shareowners. However, the Company is electronically delivering proxy-related materials to Primo Shareowners who have requested such delivery method (e-delivery) for their proxy materials.
What is a Proxy?
A proxy is a document that authorizes another person to attend the Meeting and cast votes at the Meeting on behalf of a Registered Shareowner. Each Registered Shareowner has the right to appoint as proxyholder a person or company other than the persons designated by management in the enclosed form of proxy to attend and act on the Registered Shareowner’s behalf at the Meeting or any adjournment or postponement thereof. If you are a Registered Shareowner, you should use the form of proxy accompanying this Circular.
Solicitation of Proxies
This Circular is delivered in connection with the solicitation of proxies by Primo Water management for use at the Meeting or any adjournment(s) or postponement(s) thereof, at the place and for the purposes set out in the accompanying Notice of Meeting.

Primo Water management is soliciting your proxy. The Company has retained MacKenzie Partners as its proxy solicitation agent for assistance in connection with the solicitation of proxies for the Meeting, and will pay MacKenzie Partners an estimated fee of $20,000 for such services in addition to certain out-of-pocket expenses. Management requests that you sign and return the proxy form or voting instruction form so that your votes are exercised at the Meeting. The solicitation of proxies will be conducted primarily by mail but may also be made by telephone, facsimile transmission or other electronic means of communication or in-person by the directors, officers and employees of Primo Water. The Company will bear the cost of such solicitation and will reimburse intermediaries for their reasonable charges and expenses incurred in forwarding proxy materials to Beneficial Shareowners. The BlueTriton Parties and their Affiliates may also participate in the solicitation of proxies.
Appointment and Revocation of Proxies
The persons appointed to act under the proxy form solicited by management are Jerry Fowden, Director and Chairman of the Board, and Marni Morgan Poe, Chief Legal Officer and Secretary of the Company. Such individuals will vote “FOR” each of the matters specified in the Notice of Meeting and all other matters proposed by management at the Meeting. A Registered Shareowner that wishes to appoint another person or entity (who need not be a Primo Shareowner) to represent such Primo Shareowner at the Meeting may either insert the person or entity’s name in the blank space provided in the form of proxy or complete another proper form of proxy, submit the form of proxy and register such proxyholder with Broadridge after submitting the form of proxy. To provide the appointed proxyholder access to the virtual Meeting, a Primo Shareowner must create a unique eight-character “Appointee Identification Number” and specify the “Appointee Name” in the spaces provided in the form of proxy or online at www.proxyvote.com. The Primo Shareowner must then provide the proxyholder with the unique eight-character Appointee Identification Number along with the specified Appointee Name to allow the proxyholder access to the virtual Meeting. If an eight-character Appointee Identification Number is not created by the Primo Shareowner, the appointed proxyholder will not be able to access the virtual Meeting. If you appoint and register a non-management proxyholder, please ensure that they attend the Meeting for your vote to count.
All proxies must be executed by a Primo Shareowner or their attorney duly authorized in writing or, if a Primo Shareowner is a non-individual entity, by an authorized signatory or attorney thereof duly authorized. A proxy will only be valid if it is duly completed, signed, dated and received at the office of Broadridge, 51 Mercedes Way, Edgewood, New York 11717, by [•] (Eastern time) on [•], 2024 or, if the Meeting is adjourned or postponed, 48 hours prior to any adjourned or postponed Meeting (the “Proxy Submission Deadline”). Late proxies may be accepted or rejected by the Chair at his discretion and the Chair is under no obligation to accept or reject any particular late proxy. The Proxy Submission Deadline may be waived or extended by the Chair at his discretion without notice. Beneficial Shareowners should carefully follow the instructions of their intermediaries, including those regarding when and where the form of proxy or the voting instruction form is to be delivered, in order to ensure that their Primo Shares are voted at the Meeting.
To revoke a proxy, a Registered Shareowner may: (i) deliver a written notice of revocation to the offices of Broadridge, 51 Mercedes Way, Edgewood, New York 11717, at any time up to and including the Proxy Submission Deadline; (ii) vote again on the internet or by phone at any time up to and including the Proxy Submission Deadline; or (iii) complete a form of proxy that is dated later than the form of proxy being changed, and mailing it or faxing it as instructed on the form of proxy so that it is received before the Proxy Submission Deadline. If you attend the Meeting, you will not be revoking any previously submitted proxies. However, if you vote on a ballot at the Meeting you will be revoking any and all previously submitted proxies. If you DO NOT wish to revoke your previously submitted proxies, do not vote again at the Meeting. In addition, the proxy may be revoked by any other method permitted by Law. The written notice of revocation may be executed by the Primo Shareowner or by an attorney who has the Primo Shareowner’s written authorization. If the Primo Shareowner is a non-individual entity, the written notice of revocation must be executed by its duly authorized officer or attorney.
Only Registered Shareowners have the right to directly revoke a proxy. Beneficial Shareowners that wish to change their vote must arrange for their respective intermediaries to revoke the proxy on their behalf in accordance with any requirements of the intermediaries. If you are a Beneficial Shareowner and have provided voting instructions to your intermediary and change your mind about your vote, please contact your intermediary. If your intermediary gives you the option of using the Internet to provide your voting instructions, you can also use the internet to change your instructions, as long as your intermediary receives the new instructions in sufficient time to act on them before the Proxy Submission Deadline.

Voting of Proxies and Exercise of Discretion
The accompanying form of proxy, when properly signed, confers authority on the Persons named in it as proxies with respect to any amendments or variations to the matters identified in the Notice of Meeting or other matters that may properly come before the Meeting, or any adjournment or postponement thereof. Notwithstanding the foregoing, the Persons named in the accompanying form of proxy will vote or withhold from voting the Primo Shares in respect of which they are appointed in accordance with the direction of the Primo Shareowner appointing them and if the Primo Shareowner specifies a choice with respect to any matter to be voted upon, such Primo Shareowners’ Primo Shares will be voted accordingly. If you sign and return your form of proxy without designating a proxyholder and do not give voting instructions or specify that you want your Primo Shares withheld from voting, the Primo Water representatives named in the form of proxy will vote your Primo Shares “FOR” the Transaction Resolutions.
IN THE ABSENCE OF ANY SUCH INSTRUCTION, PRIMO SHARES REPRESENTED BY PROXIES RECEIVED BY MANAGEMENT WILL BE VOTED “FOR” THE TRANSACTION RESOLUTIONS.
Voting by Registered Shareowners
If you are a Registered Shareowner, you will receive a form of proxy from Broadridge with this Circular. Voting by proxy is the easiest way to vote. Voting by proxy means that you are giving the person or people named on your form of proxy the authority to vote your Primo Shares for you at the Meeting or any adjournment or postponement.
If you are a Registered Shareowner you can attend and vote online at the virtual Meeting. If you are not able to attend, you may vote by submitting your proxy before the Proxy Submission Deadline in any of the following ways:
By Mail	Complete, sign and date the proxy and return it by mail using the envelope provided to: Broadridge, Attn: Vote Processing, 51 Mercedes Way, Edgewood, New York 11717

By Telephone	Call 1-800-690-6903 (toll free in Canada or the United States) and follow the automatic voice recording instructions to vote. You will need your 16-digit control number to vote.

By Internet	Go to www.proxyvote.com. Enter the 16-digit control number printed on the form of proxy and follow the instructions on screen.

By Appointing Another Person as Representative
Insert the name of the person or company you are appointing in the blank space provided in the enclosed form of proxy. Complete your voting instructions, date and sign the proxy and return it to Broadridge using one of the methods outlined here. The person does not have to be a Primo Shareowner, but please ensure that they know that you have appointed them and they are available to act as your representative.

Even if you currently plan to participate in-person at the Meeting, you should consider voting your Primo Shares by proxy in advance so that your vote will be counted if you later decide not to attend the Meeting or in the event that you are unable to access the Meeting for any reason. If you access and vote on any matter at the Meeting, you will automatically revoke any previously submitted proxy.
Voting by Beneficial Shareowners
These meeting materials are being sent to both Registered Shareowners and Beneficial Shareowners. However, only Registered Shareowners, or the Persons they duly appoint as their proxies, are permitted to vote at the virtual Meeting.
Primo Shareowners whose Primo Shares are not registered in their own name are referred to in this Circular as “Beneficial Shareowners.” There are two kinds of Beneficial Shareowners: those who have objected to their name being made known to Primo Water (called “OBOs” for Objecting Beneficial Owners) and those who have not objected (called “NOBOs” for Non-Objecting Beneficial Owners). Copies of this Circular have been distributed to intermediaries, who are required to deliver them to, and seek voting instructions from, Beneficial Shareowners. Intermediaries will generally use service companies (such as Broadridge) to forward the Meeting materials to Beneficial Shareowners. In reliance on NI 54-101, which permits the Company to deliver proxy-related materials indirectly to its NOBOs and OBOs, both OBOs and NOBOs can expect to receive these materials from their intermediary, including a voting instruction form as more particularly described immediately below. Primo Water intends to pay for intermediaries to deliver proxy-related materials and the request for voting instructions (Form 54-101F7) to OBOs in accordance with NI 54-101.
Intermediaries are required to forward the Meeting materials to Beneficial Shareowners unless a Beneficial Shareowner has waived the right to receive them. Generally, a Beneficial Shareowner who has not waived the right to receive Meeting materials will receive either a voting instruction form or, less frequently, a form of proxy. Beneficial Shareowners should follow the procedures set out below, in addition, if applicable, to the procedures for appointing a third party as one’s proxy described above, depending on the type of form they receive:
1.
Voting Instruction Form. In most cases, a Beneficial Shareowner will receive, as part of the Meeting materials, a voting instruction form (“VIF”), which will generally contain the 16-digit control number needed to attend, vote and ask questions at the virtual Meeting. If the Beneficial Shareowner does not wish to attend and vote at the virtual Meeting (or have another Person attend and vote on the Beneficial Shareowner’s behalf), but wishes to direct the voting of the Primo Shares they beneficially own, the VIF must be submitted by mail, telephone or over the internet in accordance with the directions on the form. If a Beneficial Shareowner wishes to attend and vote at the virtual Meeting but did not receive a 16-digit control number on the voting instruction form sent to you by your intermediary, they must (i) appoint themselves as proxyholder by inserting their own name in the space provided for appointing a proxyholder on the voting instruction form and follow all of the applicable instructions, including the deadline, provided by their intermediary; and (ii) register with Broadridge. If a Beneficial Shareowner wishes to have another Person attend and vote on the non- Registered Shareowner’s behalf, the Beneficial Shareowner must complete, sign and return the VIF in accordance with the directions provided therein.

2.
Form of Proxy. Less frequently, a Beneficial Shareowner may receive, as part of the Meeting materials, a form of proxy that has already been signed by the intermediary that the Beneficial Shareowner deals with in respect of the Primo Shares (typically by facsimile, stamped signature) that is restricted to the number of Primo Shares beneficially owned by the Beneficial Shareowner but that is otherwise uncompleted. If the Beneficial Shareowner does not wish to attend and vote at the virtual Meeting (or have another Person attend and vote on the Beneficial Shareowner’s behalf), but wishes to direct the voting of the Primo Shares they beneficially own, the Beneficial Shareowner must complete the form of proxy and return it by mail using the envelope provided to: Broadridge, Attn: Vote Processing, 51 Mercedes Way, Edgewood, New York 11717. If a Beneficial Shareowner wishes to attend and vote at the virtual Meeting (or have another Person attend and vote on the Beneficial Shareowner’s behalf), the Beneficial Shareowner must strike out the Person(s) named in the proxy and insert the Beneficial Shareowner’s (or such other Person’s) name in the blank space provided. The Beneficial Shareowner should then follow the instructions above in the section titled “Appointment and Revocation of Proxies” to ensure they are able to attend and vote at the virtual Meeting. However, even if you plan to attend the Meeting, Primo Water recommends that you vote your shares in advance, so that your vote will be counted in the event you later decide not to attend the Meeting. This will not prevent a Beneficial Shareowner from attending and voting at the Meeting, provided they have followed the instructions above in the section titled “Appointment and Revocation of Proxies”.

In either case, the purpose of this procedure is to permit Beneficial Shareowners to direct the voting of the Primo Shares they beneficially own. Beneficial Shareowners should carefully follow the instructions of their intermediaries, including those regarding when and where the form of proxy or the VIF is to be delivered, in order to ensure that their Primo Shares are voted at the Meeting.
Quorum; Broker Non-Votes and Abstentions
The Meeting requires a quorum, which means (i) not less than two Persons present in-person, each being a Primo Shareowner, entitled to vote at the virtual Meeting or a duly appointed proxyholder for an absent Primo Shareowner so entitled; and (ii) Persons owning or representing not less than a majority of the voting rights attached to issued and outstanding Primo Shares entitled to be voted at the Meeting.
Brokers and other intermediaries, holding shares in street name for their customers, are required to vote the shares in the manner directed by their customers. However, under the rules of the NYSE, brokers are prohibited from giving proxies to vote on non-routine matters unless the beneficial owner of such shares has given voting instructions on the matter. The absence of a vote on a matter where the broker has not received written voting instructions from a Beneficial Shareowner is referred to as a “broker non-vote.” Abstentions will be counted as present for purposes of determining the presence of a quorum at the Meeting but will not be counted as votes cast. Broker non-votes will not be counted as present for purposes of determining the presence of a quorum for purposes at the Meeting and will not be voted. Accordingly, neither abstentions nor broker non-votes will have any effect on the outcome of the votes on the matters to be acted upon at the Meeting, as the standard for each of our proposals is based on “votes cast.”
Primo Shares and Principal Holders Thereof
On the Record Date, there were [•] outstanding Primo Shares. Each Primo Share carries the right to one vote. There are no Primo Shareowners that, as of the Record Date, to the knowledge of Primo Water management, owned beneficially, or exercised control or direction over, more than 5% of the total outstanding Primo Shares, except as set out below:
Name of Primo Shareowner	Nature of Ownership or Control	Number of Shares	Percentage of Class(1)
BlackRock, Inc.(2)	Beneficial Ownership	16,115,097	[10.1]%
The Vanguard Group Inc.(3)	Beneficial Ownership	12,159,661	[7.6]%
Notes:
(1)	Percentage of class is based on [•] outstanding Primo Shares as of the Record Date.
(2)
Based on information reported in a Schedule 13G/A filed by BlackRock, Inc. on January 24, 2024 with the SEC. As reported in such filing, BlackRock, Inc. is the beneficial owner of 16,115,097 Primo Shares, with sole voting power with respect to 14,865,876 Primo Shares and sole dispositive power with respect to 16,115,097 Primo Shares. The address of Blackrock, Inc. is 50 Hudson Yards, New York, NY 10001, United States.

(3)
Based on information reported in a Schedule 13G/A filed by The Vanguard Group Inc. on February 13, 2024 with the SEC. As reported in such filing, the Vanguard Group is the beneficial owner of 12,159,661 shares, with shared voting power with respect to 1,624,176 shares, sole dispositive power with respect to 10,427,643 shares and shared dispositive power with respect to 1,732,018 shares. The address of the Vanguard Group Inc. is 100 Vanguard Blvd., Malvern, PA 19355, United States.

On the Record Date, directors and executive officers of Primo Water and their Affiliates beneficially owned and had the right to vote [•] Primo Shares, representing [•]% of the total outstanding Primo Shares.
Other Business
As of the date of this Circular, the senior management of Primo Water does not intend to present, and does not have any reason to believe that others will present, any item of business other than those set out in this Circular at the Meeting. However, if any other matter properly comes before the Meeting, the accompanying applicable proxy will be voted on such matter in accordance with the best judgment of the Person voting the proxy, including with respect to any amendments or variations to the matters identified in this Circular, to the extent permitted by Law.

DESCRIPTION OF THE TRANSACTION
Background to the Transaction
The Transaction is the result of arms’- length negotiations among representatives of Primo Water and BlueTriton and their respective legal and financial advisors. The following is a summary of the principal events, meetings, discussions and negotiations involving the Parties leading up to the execution of the Arrangement Agreement and public announcement of the Transaction.
The Board and the Company’s senior management regularly review and discuss Primo Water’s performance, business strategy and competitive position in the beverage industry. As part of this ongoing evaluation, the Board, together with Primo Water’s senior management team, has from time to time considered various strategic options to accelerate growth and enhance shareholder value, including the possibility of a strategic combination with other companies in the beverage industry, acquisitions, dispositions, capital raising and other strategic transactions. In particular, the Board explored potential strategic alternatives in previous years that did not result in a transaction for a sale of the entire Company; however, such review did result in the successful sale of a significant portion of the Company’s international business, which closed on December 29, 2023.
In connection with an exploration of potential strategic alternatives in 2022, the Company engaged in discussions with multiple parties, including an affiliate of BlueTriton. A deal was not reached with any party at this time. After pausing its active exploration of potential strategic alternatives, the Company re-engaged with certain parties, including BlueTriton in 2023. The Company received a non-binding indication of interest from BlueTriton in respect of a reverse merger transaction pursuant to which Primo Shareowners would receive 37% pro forma equity ownership of the combined company, however negotiations did not extend beyond this stage with BlueTriton or any other party at this time.
On October 31, 2023, Bank of America Securities, Inc. (“BofA Securities”) made a preliminary presentation to the Board covering a number of topics, including equity capital market perspectives on the Company, use of proceeds from the planned sale of a significant portion of the Company’s international business and a discussion of potential strategic transaction opportunities. A transaction with BlueTriton, among other opportunities, was part of this discussion. Following the meeting, Mr. Jerry Fowden, Chairman of the Board, was introduced to and met with Mr. Tony Lee, Managing Partner and Co-Founder of ORCP on November 21, 2023. At this meeting, the parties discussed a potential transaction between BlueTriton and Primo Water. Mr. Fowden indicated that Primo Water would only be interested in pursuing a merger transaction with BlueTriton if the Primo Shareowners’ pro forma equity ownership of the combined company was greater than 37%.
Following the meeting in November 2023 between Mr. Fowden and Mr. Lee, BlueTriton sent a revised non-binding indication of interest via e-mail to Primo Water on December 5, 2023. This proposal reflected a proposed transaction whereby the Primo Shareowners’ pro forma equity ownership of the combined company was in the range of 42% to 43%.
At a Board meeting held on December 18, 2023, BofA Securities presented a preliminary overview of the merits and considerations of a potential transaction with BlueTriton and a summary of the indication of interest that BlueTriton sent on December 5, 2023, as well as an overview of BlueTriton and its performance under ORCP’s ownership, a preliminary combination analysis and a preliminary illustrative value creation analysis. Ms. Marni Poe, the Company’s Chief Legal Officer and Secretary, also attended this meeting. At the meeting, Ms. Poe provided an overview of the Board’s fiduciary duties in the context of a potential transaction. Following a discussion, the Board authorized a limited exploration of a proposed transaction with BlueTriton, with a focus on synergy quantification and assessment of potential regulatory risks.
From the period beginning on December 18, 2023 and ending February 20, 2024 the parties continued to engage in certain informal discussions and communications, including establishing a process to evaluate synergies with each party’s prospective advisors in an initial phase before moving into a fulsome due diligence review. On January 4, 2024, FTI was engaged by Primo Water to evaluate cost synergy opportunities associated with the proposed transaction. On January 22, 2024, BlueTriton engaged McKinsey to conduct its own evaluation as to cost synergy opportunities associated with the proposed transaction. On January 26, 2024, the parties established “clean team” review procedures.
On February 20, 2024, the Board, joined by senior management of Primo Water and representatives from BofA Securities, Goodmans and K&E, met virtually. At the meeting, BofA Securities provided an update on the cost synergy opportunities associated with the proposed transaction based on the work conducted by FTI and other advisors, as well as an updated preliminary combination analysis and preliminary illustrative value creation analysis using a range of potential pro forma equity ownership levels, synergy levels and pro forma trading multiples. At this meeting, Goodmans reviewed with the Board its fiduciary duties in the context of the proposed transaction. Following discussions, the Board resolved to form a special committee of independent directors (the “Special Committee”) for the purpose of evaluating the possible strategic alternatives that may be available to the Company, including the proposed transaction with BlueTriton. Ms. Susan Cates was appointed as Chair of the Special Committee, and Mr. Billy Prim and Mr. Eric Foss were appointed as its members. The Board also approved the Special Committee’s mandate and authorized the Company to formally engage BofA Securities as financial advisor in connection with evaluation of the strategic alternatives. The Company entered into an engagement letter with BofA Securities later that day on February 20, 2024.
From March 2024 to June 2024, representatives of Primo Water and BlueTriton participated in various business and legal due diligence sessions, along with numerous in-person site visits across both companies’ various operating locations.
From the period between March 4, 2024 and May 22, 2024, the Special Committee and the Board each met on multiple occasions, often joined by senior management of Primo Water and representatives from Primo Water’s legal and financial advisors, to receive updates on and discuss the proposed transaction. In addition to formal meetings, the Special Committee members had additional informal discussions among themselves, as well as with the Company’s senior management and legal and financial advisors.
On March 7, 2024, Mr. Fowden, Ms. Cates, Mr. Prim and other senior management of Primo Water, and Mr. Lee, Ms. Kimberly Reed and Mr. Joseph Rosenberg of ORCP and other management of BlueTriton, together with certain of the parties’ respective financial advisors and synergy consultants met in-person for management presentations. The parties’ presented their respective businesses and the proposed transaction was discussed. As a result of the meeting, advisors for each of Primo Water and BlueTriton were instructed to jointly complete their analyses with respect to prospective cost synergies. Over the coming weeks, the parties and their respective advisors worked on providing a joint assessment of potential annual-run rate synergies that could result from the proposed transaction.
On March 14, 2024, Ernst & Young LLP (“EY”) was engaged by the Company to conduct certain tax and financial due diligence of the BlueTriton Parties, including a quality of earnings analysis.
On March 28, 2024, Mr. Lee discussed with Mr. Fowden certain feedback from a meeting of the board of directors of BlueTriton following the management presentations regarding the proposed transaction. In this discussion, Mr. Lee indicated, among other topics, that the Blue Triton Board of Directors was interested in re-examining the pro forma equity ownership percentages of each of the parties in the combined company.
The Board, joined by senior management of Primo Water and representatives from BofA Securities and legal counsel, met virtually on March 29, 2024. At the meeting, BofA Securities presented an update on the proposed transaction, including an updated preliminary illustrative value creation bridge and an updated relative contribution analysis. The Board also discussed BlueTriton’s indicated interest in re-examining the pro forma equity ownership percentages of each of Primo Water and BlueTriton, and agreed that Primo Water would only be interested in pursuing a potential transaction with BlueTriton if the Primo Shareowners’ pro forma equity ownership of the combined company would be at least 43%. K&E also provided an update to the Board regarding the regulatory analysis in connection with the proposed transaction. Following the Board meeting on March 29, 2024, Mr. Fowden communicated to Mr. Lee that Primo Water would only be willing to proceed with a proposed transaction with BlueTriton if Primo Shareowners’ pro forma equity ownership of the combined company would be at least 43%.
On April 4, 2024 and April 5, 2024, the parties exchanged due diligence requests for confirmatory legal, financial and tax due diligence. On April 5, 2024, representatives of FDBR and Latham & Watkins LLP (“L&W”), BlueTriton’s transaction counsel, discussed legal due diligence and ongoing deal structuring work.
On April 18, 2024, Primo Water, BlueTriton, and their respective legal and accounting advisors met to discuss deal structuring and debt covenant compliance. That same day, BlueTriton delivered a non-binding term sheet to the Company. The term sheet proposed a mutual fiduciary out, a termination fee of $125,000,000, covenants regarding the antitrust process, registration rights for ORCP and board representation for ORCP proportionate with its ownership of the combined company.
On April 22, 2024, Morgan Stanley & Co., LLC, financial advisor to BlueTriton, distributed a structuring step plan on behalf of BlueTriton, and the parties and their respective advisors held an additional call to discuss deal structuring.
On April 23, 2024, the Special Committee met with members of the Company’s senior management, FDBR and BofA Securities to discuss the term sheet.

On April 24, 2024, the Board received an update from the Special Committee and the Company’s legal and financial advisors regarding the transaction process, the term sheet and preparation for the regulatory process, and met in an executive session.
On April 26, 2024, Mr. Fowden and Mr. Lee discussed by telephone the transaction process and certain of the items covered by the term sheet, including the size of the board of the combined company. Thereafter, FDBR delivered a revised draft of the term sheet to L&W. The revised draft removed the fiduciary out for BlueTriton and proposed BlueTriton’s stockholder approval be delivered within 24 hours after signing, a termination fee of $90,000,000 and a dissenters’ rights threshold in respect of Primo Shareowners of 10%, as well as added more detail to the concept of proportional board representation.
On April 28, 2024, upon the approval of the Special Committee, BMO Capital Markets was formally engaged to render, if requested, an opinion to the Board in connection with the proposed transaction.
A further revised draft of the term sheet was delivered by L&W to FDBR on May 6, 2024. The revised draft reinserted the mutual fiduciary out, proposed a termination fee of $105,000,000 and a 5% threshold on dissenters’ rights in respect of Primo Shareowners and added a list of approval rights requiring ORCP approval over certain actions of the combined company so long as its ownership exceeded 15%.
On May 7, 2024, the Board met and received an update on process from BofA Securities, which presented BlueTriton’s first quarter 2024 financial results and indicative valuations of the two businesses on a standalone and combined basis. BMO Capital Markets also attended this meeting and discussed with the Board certain financial matters relating to Primo Water and the proposed transaction.
On May 13, 2024, FDBR delivered a further revised draft of the term sheet to L&W. This draft removed the fiduciary out as to BlueTriton, proposed a compromise on the dissenter’s rights threshold in respect of Primo Shareowners at 7.5%, increased the size of the board of the combined company to 15 members and proposed a five-month lockup restriction on sales by ORCP following the Closing and proposed certain changes to the list of approval rights requiring ORCP approval over certain actions of the combined company, including an ownership threshold of 30%.
On May 16, 2024, the parties held an additional structuring call on which they agreed to proceed with a “double-dummy” structure, and L&W and KPMG LLP, tax advisor to BlueTriton, undertook to produce an updated step plan, which was circulated on May 18, 2024.
On May 19, 2024, Mr. Fowden, Ms. Cates and Ms. Poe of the Company, and Mr. Lee, Ms. Reed and Mr. Rosenberg of ORCP met virtually to negotiate open points in the term sheet.
Between May 20 and June 3, 2024, the parties conducted several due diligence calls with relevant advisors to cover functional areas of the business of each of Primo Water and BlueTriton.
On May 21, 2024, L&W sent FDBR a revised term sheet and issues list. The term sheet reflected the negotiation meeting which took place on May 19, 2024 and accepted the termination fee of $105,000,000, dissenters’ rights threshold at 7.5%, fiduciary out only for the Company, a three-month lockup of ORCP and an ownership threshold of 30% for ORCP’s approval rights.
On May 22, 2024, the Special Committee and Board met and received an update from BofA Securities and FDBR on the progress of negotiations on the term sheet and issues list.
On May 30, 2024, Mr. Fowden and Ms. Cates of the Company met in-person and virtually with Mr. Lee, Ms. Reed and Mr. Rosenberg of ORCP and Mr. Michael Cramer to discuss composition of certain roles of the board of directors and management of the combined company in respect of the proposed transaction (the “Social Issues”). Also on May 30, 2024, L&W delivered an initial draft of the Arrangement Agreement to FDBR. The Arrangement Agreement contemplated that Primo Water’s directors and officers would enter into agreements to vote their Primo Shares in favor of the Transaction (the “Voting Agreements”). See “The Arrangement Agreement – The Voting Agreements” section of the Circular for additional information regarding the Voting Agreements.
On May 31, 2024, the Special Committee met and received an update from BofA Securities on the due diligence process, EY’s preliminary quality of earnings findings, term sheet negotiations, transaction timeline, an updated preliminary combination analysis and preliminary and illustrative value creation analysis. The Special Committee also met in camera to discuss the Social Issues. On the same day, the Board met and was provided with an update on the Social Issues discussion. At the meeting, the Board agreed on a proposal to be presented to BlueTriton regarding the Social Issues (the “Social Issues Proposal”), which was subsequently delivered to ORCP on June 1, 2024.
On June 4, 2024, L&W circulated a draft of the form of Voting Agreement to FDBR.
On June 5, 2024, FDBR delivered a revised draft of the Arrangement Agreement to L&W.
Between June 5 and June 8, 2024, Ms. Poe of the Company and Mr. Rosenberg of ORCP met virtually on several occasions to discuss remaining open transaction points.
On June 6, 2024, L&W delivered initial drafts of the Stockholders Agreement and NewCo Organizational Documents to FDBR.
On June 7, 2024, FDBR circulated to L&W a revised draft of the Voting Agreement.
On June 8, 2024, ORCP delivered a written counterproposal to the Social Issues Proposal.
On June 9, 2024, the Special Committee, joined by senior management of Primo Water, representatives of BofA Securities, FDBR and Goodmans met virtually to discuss remaining open transaction points. FDBR also provided an update on the key points in the drafts of the transaction documents. The Board met on June 10, 2024 and was provided with a similar update on the proposed transaction.
On June 10, 2024, FDBR delivered revised drafts of the Stockholders Agreement and NewCo Organizational Documents to L&W. On June 12, 2024, L&W delivered a revised draft of the Arrangement Agreement to FDBR.
On June 11, 2024, L&W sent a further revised draft of the Voting Agreement to FDBR.
On June 12, 2024, L&W delivered revised drafts of the Stockholders Agreement and NewCo Organizational Documents to FDBR. On June 13, 2024 and June 14, 2024, the parties met with their respective legal and financial advisors to discuss and resolve remaining open transaction points. In connection with the resolution of certain remaining open transaction points, including the Social Issues, the parties agreed that the Primo Shareowners would receive 43% of the pro forma equity ownership of the combined company. On June 14, 2024, the Special Committee met and received an update from BofA Securities on the status of the proposed transaction and their updated financial analysis. BMO Capital Markets also joined to review its preliminary financial analysis of the consideration payable in the proposed transaction. Prior to this meeting, BMO Capital Markets provided for the Board certain information regarding BMO Capital Markets’ material investment banking relationships with Primo Water, BlueTriton and certain related entities. Goodmans reviewed the directors’ fiduciary duties in the context of the proposed transaction. The Special Committee, led by FDBR, reviewed the key terms of the latest drafts of transaction documentation relating to the proposed transaction. The Board also met on June 14, 2024 and was provided with a similar update on the proposed transaction and review of fiduciary duties.
On June 14, 2024, FDBR delivered revised drafts of the Arrangement Agreement, Stockholders Agreement and NewCo Certificate of Incorporation to L&W.
On June 15, 2024, L&W delivered further revised drafts of the Arrangement Agreement, Stockholders Agreement and NewCo Certificate of Incorporation to FDBR. FDBR delivered further revised drafts of the Arrangement Agreement, Stockholders Agreement and NewCo Organizational Documents to L&W later that day.
On June 16, 2024, the Special Committee, joined by senior management of Primo Water and representatives of BofA Securities, BMO Capital Markets, FDBR and Goodmans met virtually to provide the Special Committee with an update regarding the key terms of the proposed transaction and to discuss various transactional matters. BofA Securities also presented their updated financial analysis. Legal counsel to Primo Water presented an overview on the current draft of the Arrangement Agreement, Stockholders Agreement and NewCo Organizational Documents and discussed open transaction points. During this meeting, BMO Capital Markets reviewed with the Board BMO Capital Markets’ financial analysis of the aggregate number of NewCo Shares in the Arrangement issuable to Primo Shareowners and holders of Primo Equity Awards prior to consummation of the Arrangement, resulting in an aggregate pro forma ownership in NewCo by such holders equal to the Primo Pro Forma Percentage of 43% (defined for purposes of BMO Capital Markets’ financial analysis and opinion as the “Arrangement Consideration”). Following discussion, the Special Committee determined that the Transaction was in the best interest of Primo Water and assuming the delivery by BMO Capital Markets of an opinion to the Board, fair, from a financial point of view, to the Primo Shareowners, recommended that the Board determine the proposed transaction with BlueTriton is in the best interests of Primo Water and that the Board approve the proposed transaction with BlueTriton and recommend that the Primo Shareowners vote in favor of the arrangement resolution.
The Board, joined by senior management of Primo Water and representatives of BofA Securities, BMO Capital Markets, FDBR and Goodmans met later that day and was provided with a similar update, which included an update regarding the key terms of the proposed transaction and a presentation of BofA Securities’s updated financial analysis. During this meeting, BMO Capital Markets reviewed its financial analysis of the Arrangement Consideration with the Board and rendered an oral opinion, confirmed by delivery of a written opinion dated June 16, 2024, to the Board to the effect that, as of such date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by BMO Capital Markets, the Arrangement Consideration to be received in the Arrangement by the holders of Primo Shares (other than, as applicable, BlueTriton, NewCo, Merger Sub, Amalgamation Sub and their respective affiliates) pursuant to the Arrangement was fair, from a financial point of view, to such holders. Following discussion, and the delivery by the Special Committee of its report and recommendation in respect of the Transaction, the Board unanimously determined that the Transaction was in the best interest of Primo Water and fair, from a financial point of view, to the Primo Shareowners, approved the execution, delivery and, subject to the Primo Shareowner Approval and other terms and conditions set forth therein, performance of the Arrangement Agreement and the transactions contemplated thereby and resolved to recommend that the Primo Shareowners vote in favor of the Arrangement Resolution.
Late on June 16, 2024, representatives from each of Primo Water and BlueTriton executed the Arrangement Agreement and the Primo Water directors and executive officers delivered executed Voting Agreements.
On June 17, 2024, the Initial BlueTriton Shareholder delivered an irrevocable action by written consent evidencing its approval and adoption of the Arrangement Agreement.
Primo Water’s Reasons for the Transaction
In evaluating the Transaction, the Board and the Special Committee consulted with Primo Water’s senior management and legal and financial advisors, engaged in numerous discussions regarding the Transaction and received and consulted various materials for review and consideration.
In reaching its decision to approve the Transaction, the Board, and the Special Committee in recommending the Board approve the Transaction, considered a variety of factors, including its knowledge of BlueTriton’s business and its operations, financial condition, results of operations and prospects, as well as the risks in achieving those prospects, including uncertainties associated with achieving financial forecasts. In making its determination, the Board considered a number of factors, including, but not limited to, the following:
•
the Board’s belief in the potential value creation of the Transaction based on the 43% pro forma equity ownership in NewCo for Primo Shareowners and former holders of Primo Equity Awards, taking into account a potential annual run-rate synergies opportunity of approximately $200 million expected to result from the Transaction across functional areas of operations, procurement, information technology and enterprise resource planning, call centers and selling, general and administrative expenses of NewCo, as the combined company, relative to Primo Water on a standalone basis;

•
the Board’s consideration of other strategic alternatives, including following the sale of a significant portion of the Company’s international business as part of its shift to a core pure-play North American water business;

•	the Board’s belief that the Transaction represents, in the Board’s view, the best prospect for maximizing future value for Primo Shareowners;
•	the Board’s belief that the Transaction would create a leading player in the pure-play healthy hydration industry, well-positioned in one of the largest components of the U.S. beverage category;
•
the Board’s belief that the Transaction would improve customer access to Primo Water’s products and overall customer services, as it would combine the Company’s and BlueTriton’s complementary delivery platforms and create a national footprint of branches, production facilities and manufacturing facilities, along with water source locations throughout North America;

•
the Board’s belief that the Transaction would improve customer experience by creating a diversified portfolio of product offerings across products, formats and channels to serve consumer usage across multiple occasions;

•
the Board’s belief that Primo Water and BlueTriton have complementary environmental and sustainability strategies, and accordingly its expectation that NewCo will have focused sustainability efforts, with goals of implementing water stewardship programs, enhanced community engagement, circular packaging of its products and energy efficiency across its operations;

•
the Board’s belief that the Transaction would create a strong financial profile with meaningful growth prospects across the business, including the ability to grow existing customers and add new customers, leverage complementary portfolios and access broader customer bases through different formats and channels, expand into new channels and high-potential geographies, drive innovation in functional, flavored and premium segments, leverage best practices across the Company’s water direct business, focus on scaling the fast-growing filtration business and implement business optimization initiatives and synergy realization;

•
the Board’s understanding that the Transaction has been structured to enable Primo Water to maintain its existing capital structure if the parties choose to do so, in particular, with the flexibility to maintain the Primo Senior Notes without the need to re-finance such notes;

•
the Board’s belief that NewCo, as the combined company, would be led by members of the current management teams of both Primo Water and BlueTriton, each of whom would bring distinct and complementary experience and expertise to the management of NewCo;

•	the Board’s understanding of the business, assets and liabilities, results of operations, financial performance, strategic direction and prospects of each of BlueTriton and Primo Water;
•	the result of Primo Water’s commercial, financial and legal due diligence of BlueTriton and the reputation, business practices, and experience of BlueTriton and its management; and
•
the Board’s receipt of the opinion, dated June 16, 2024, of BMO Capital Markets to the Board as to the fairness, from a financial point of view and as of the date of the opinion, of the Arrangement Consideration to be received in the Arrangement by holders of Primo Shares (other than, as applicable, BlueTriton, NewCo, Merger Sub, Amalgamation Sub and their respective affiliates) pursuant to the Arrangement Agreement, which opinion was based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by BMO Capital Markets, as more fully described below under the heading “Opinion of BMO Capital Markets Corp.”

The Board also considered a number of uncertainties and risks in its deliberations concerning the Transaction, including the following:
•	the expenses incurred and to be incurred in connection with the Transaction and ongoing expenses in connection with the post-Closing structure of NewCo and its subsidiaries;
•
the risk that the Transaction might not be consummated in a timely manner or at all and the potential adverse effect of the public announcement of the Transaction or of the delay or failure to complete the Transaction on the reputation of Primo Water;

•	the risk to the business of Primo Water, its operations and its financial results in the event that the Transaction is not consummated as planned;
•	the Transaction consideration, which is in the form of equity and not cash;
•	the risk in connection with obtaining the Required Regulatory Approvals;
•	the risk in connection with obtaining the Primo Shareowner Approval;
•	the risk of litigation associated with or related to the Transaction;
•
the restrictions on the conduct of the Company’s business pending the Closing pursuant to the terms of the Arrangement Agreement, as more particularly described in the section entitled “The Arrangement Agreement — Primo Water Interim Operating Covenants”;

•
the provisions of the Arrangement Agreement that restrict or limit Primo Water’s ability to solicit alternative Acquisition Proposals, as more particularly described in the section entitled “The Arrangement Agreement — Third Party Acquisition Proposals”; and

•	various other risks associated with the combined company and the Transaction, including those described in the section entitled “Risk Factors” of this Circular.

The foregoing discussion of the factors considered by the Board is not intended to be exhaustive, but rather includes the material factors considered by the Board. Due to the wide variety of factors and information considered in connection with its evaluation of the Transaction, the Board did not find it practicable to, and therefore did not, quantify or otherwise attempt to assign any relative weight to any specific factor or item of information considered in reaching its conclusions and recommendation. In addition, individual members of the Board may have given different weight to various factors or items of information. The Board’s reasons for recommending the Transaction include certain assumptions relating to forward looking information, and such information and assumptions are subject to various risks. See “Management Information Circular — Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors”.
Recommendation of the Special Committee
The Special Committee evaluated the Transaction in consultation with the Company’s senior management and legal and financial advisors and, after careful consideration of the various factors described under the heading “Primo Water’s Reasons for the Transaction”, unanimously determined that the Transaction is fair, from a financial point of view, to the Primo Shareowners and that the Transaction is in the best interests of Primo Water, and unanimously recommended to the Board that the Board determine that the Transaction is in the best interests of Primo Water, approve the Transaction and recommend that the Primo Shareowners vote “FOR” the Arrangement Resolution and the proposals set forth in this Circular.
Recommendation of the Board
The Board evaluated the Transaction in consultation with the Company’s senior management and legal and financial advisors and, after careful consideration of the various factors described under the heading “Primo Water’s Reasons for the Transaction”, and taking into account, among other things, the recommendation of the Special Committee, unanimously determined that the Transaction is fair, from a financial point of view, to the Primo Shareowners, determined that the Transaction is in the best interests of Primo Water, approved the execution, delivery and, subject to the Primo Shareowner Approval and other terms and conditions set forth therein, performance of the Arrangement Agreement and the transactions contemplated thereby and recommends that you vote “FOR” the Arrangement Resolution and the proposals set forth in this Circular.
Opinion of BMO Capital Markets Corp.
Primo Water has engaged BMO Capital Markets as financial advisor to Primo Water in connection with the Arrangement. In connection with this engagement, the Board requested that BMO Capital Markets evaluate the fairness, from a financial point of view, of the Arrangement Consideration to be received in the Arrangement by holders of Primo Shares (other than, as applicable, BlueTriton, NewCo, Merger Sub, Amalgamation Sub and their respective affiliates) pursuant to the Arrangement Agreement. On June 16, 2024, at a meeting of the Board held to evaluate the Arrangement, BMO Capital Markets rendered an oral opinion, confirmed by delivery of a written opinion dated June 16, 2024, to the Board to the effect that, as of such date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by BMO Capital Markets, the Arrangement Consideration to be received in the Arrangement by the holders of Primo Shares (other than, as applicable, BlueTriton, NewCo, Merger Sub, Amalgamation Sub and their respective affiliates) pursuant to the Arrangement was fair, from a financial point of view, to such holders. For purposes of BMO Capital Markets’ financial analyses and opinion, the term “Arrangement Consideration” means the aggregate number of NewCo Shares issuable in the Arrangement to holders of Primo Shares and Primo Equity Awards immediately prior to consummation of the Arrangement resulting in an aggregate pro forma ownership in NewCo by such holders equal to the Primo Water Pro Forma Percentage of 43%.
The full text of BMO Capital Markets’ written opinion, dated June 16, 2024, to the Board, which describes the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken, is attached as “Schedule J” to this Circular and is incorporated herein by reference. The description of BMO Capital Markets’ opinion set forth below is qualified in its entirety by reference to the full text of BMO Capital Markets’ opinion. BMO Capital Markets’ opinion was provided for the information of the Board (in its capacity as such) in connection with its evaluation of the Arrangement Consideration from a financial point of view and BMO Capital Markets did not express any opinion on any other terms, aspects or implications of the Arrangement or any related transactions. BMO Capital Markets expressed no opinion as to the relative merits of the Arrangement and related transactions or any other transactions or business strategies as alternatives to the Arrangement and related transactions or the decision of the Board to proceed with the Arrangement and related transactions. BMO Capital Markets’ opinion did not constitute a recommendation to the Board and is not a recommendation to any security holder or any other party as to how to vote or act with respect to the Arrangement or any related transactions or any other proposals or other matters.
In connection with BMO Capital Markets’ opinion, BMO Capital Markets made such reviews, analyses and inquiries as BMO Capital Markets deemed necessary and appropriate under the circumstances. Among other things, BMO Capital Markets:
•	reviewed a draft, dated June 15, 2024, of the Arrangement Agreement;
•
reviewed certain publicly available and other business, financial and market information relating to Primo Water and certain business and financial information relating to BlueTriton that BMO Capital Markets deemed relevant;

•
reviewed certain information relating to the historical, current and future operations, financial condition and prospects of Primo Water made available to BMO Capital Markets by Primo Water, including financial forecasts and other estimates and data relating to Primo Water provided by the management of Primo Water;

•
reviewed certain information relating to the historical, current and future operations, financial condition and prospects of BlueTriton made available to BMO Capital Markets by Primo Water, including financial forecasts and other estimates and data relating to BlueTriton prepared by the management of BlueTriton and approved by the management of Primo Water and certain estimates as to potential cost savings expected by the management of Primo Water to result from the Arrangement and the related transactions;

•
participated in discussions with members of the senior management of Primo Water and certain of its representatives and advisors concerning the businesses, operations, financial condition and prospects of Primo Water and BlueTriton, the Arrangement and related matters;

•	reviewed certain information relating to BlueTriton and certain financial and stock market information for Primo Water and selected publicly traded companies that BMO Capital Markets deemed relevant;
•	reviewed certain financial terms, to the extent publicly available, of selected transactions that BMO Capital Markets deemed relevant;
•	reviewed current and historical market prices for Primo Shares, and reviewed selected research analysts’ published price targets for Primo Shares;
•
received a certificate addressed to BMO Capital Markets, dated the date of BMO Capital Markets’ opinion, from a senior officer of Primo Water as to the accuracy and completeness of the information, data and other materials (financial or otherwise) provided to or discussed with BMO Capital Markets by or on behalf of Primo Water and BlueTriton in connection with BMO Capital Markets’ engagement; and

•	performed such other studies and analyses and conducted such discussions as BMO Capital Markets deemed appropriate.
BMO Capital Markets assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to BMO Capital Markets by or on behalf of Primo Water, BlueTriton or their respective representatives or advisors or obtained by BMO Capital Markets from other sources. BMO Capital Markets did not independently verify (nor assume any obligation to verify) any such information or undertake an independent valuation or appraisal of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise) of Primo Water, NewCo, BlueTriton or any other entity, nor was BMO Capital Markets furnished with any such valuation or appraisal. Furthermore, BMO Capital Markets did not assume any obligation to conduct, and it did not conduct, any physical inspection of the properties or facilities of Primo Water, NewCo, BlueTriton or any other entity. BMO Capital Markets did not evaluate the solvency or fair value of Primo Water, NewCo, BlueTriton or any other entity under any provincial, state, federal or other laws relating to bankruptcy, insolvency or similar matters. BMO Capital Markets expressed no view or opinion as to any actual or potential arbitration, litigation, claims or possible unasserted claims, investigations or other proceedings involving or affecting Primo Water, NewCo, BlueTriton or any other entity or the potential impact thereof and BMO Capital Markets assumed that sufficient reserves have been established with respect thereto and that the outcome thereof will not be meaningful in any respect to its analyses or opinion.

BMO Capital Markets assumed that all required governmental, regulatory or other approvals, consents, releases, waivers and agreements for the consummation of the Arrangement and related transactions would be obtained and that no delays, limitations, restrictions, terms, conditions or other actions, including any divestiture or other requirements, would be imposed or occur that would have an adverse effect on Primo Water, NewCo, BlueTriton, the Arrangement or any related transactions (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to BMO Capital Markets’ analyses or opinion. BMO Capital Markets also assumed that the Arrangement and related transactions would be consummated in accordance with the terms of the Arrangement Agreement and in compliance with all applicable laws, relevant documents and other requirements, that the representations and warranties of each party contained in the Arrangement Agreement would be true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the Arrangement Agreement and that all conditions to the consummation of the Arrangement and related transactions would be satisfied, in each case without waiver, modification or amendment. BMO Capital Markets further assumed that the Arrangement and related transactions would qualify for the intended tax treatment contemplated by the Arrangement Agreement. In addition, BMO Capital Markets assumed that the final Arrangement Agreement would not differ in any material respect from the draft of the Arrangement Agreement reviewed by BMO Capital Markets.
As the Board was aware, BMO Capital Markets was not provided with direct access to the management of BlueTriton and certain information regarding BlueTriton’s business, operations, financial condition and prospects and, accordingly, at the direction of Primo Water, BMO Capital Markets relied upon Primo Water with respect to such matters and BMO Capital Markets assumed, with the Board’s consent, that had BMO Capital Markets been provided with such direct access, any information received would not be meaningful in any respect to its analyses or opinion. With respect to the financial forecasts and other estimates and data that BMO Capital Markets was directed to utilize in its analyses and opinion (including, without limitation, estimates as to potential cost savings expected by the management of Primo Water to result from the Arrangement and related transactions), BMO Capital Markets was advised by the management of Primo Water, and BMO Capital Markets assumed, without independent investigation, that such financial forecasts and other estimates and data were reasonably prepared and reflected the best currently available estimates and good faith judgments of the managements of Primo Water and BlueTriton, as the case may be, as to the expected future financial performance of Primo Water and BlueTriton, such potential cost savings and the other matters covered thereby. BMO Capital Markets also assumed that the financial results reflected in such financial forecasts and other estimates and data (including, without limitation, with respect to potential cost savings) would be realized in the amounts and at the times projected. BMO Capital Markets expressed no opinion with respect to any financial forecasts or other estimates or data or the assumptions on which they were based. With respect to financial statements, financial forecasts and other information and data utilized in BMO Capital Markets’ analyses that were prepared in foreign currencies and converted based on certain exchange rates, BMO Capital Markets also assumed that such exchange rates were reasonable to utilize for purposes of its analyses and opinion and BMO Capital Markets expressed no view as to currency or exchange rate fluctuations or the impact thereof on its analyses or opinion. BMO Capital Markets assumed, without independent verification, that there were no changes in the businesses, assets, liabilities, financial condition, results of operations, cash flows or prospects of Primo Water or BlueTriton since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to BMO Capital Markets that would be meaningful in any respect to its analyses or opinion, and that there was no information or any facts that would make any of the information reviewed by BMO Capital Markets incomplete or misleading.
BMO Capital Markets relied upon the assessments of the management of Primo Water as to, among other things: (i) the potential impact on Primo Water and BlueTriton of market, competitive, macroeconomic, geopolitical and other conditions, trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or affecting, the water solutions industry and the geographies in which Primo Water and BlueTriton operate, including with respect to the availability and pricing of commodities, raw materials and finished goods and supply and demand for water and water solutions, which are subject to significant volatility and which, if different than as assumed, could have a material impact on BMO Capital Markets’ analyses or opinion; (ii) Primo Water’s business optimization program and the timing and amount of improvements expected to result from related acquisitions and divestitures; (iii) assets of Primo Water held for sale, including the timing, expected proceeds and other financial aspects involved; (iv) matters relating to Primo Water’s and BlueTriton’s respective debt and debt-like items; (v) existing and future agreements and other arrangements involving, and ability to attract, retain and/or replace, key employees, suppliers and other commercial relationships of Primo Water and BlueTriton; and (vi) the ability of Primo Water and BlueTriton to integrate the businesses of BlueTriton and Primo Water. BMO Capital

Markets assumed that there would be no developments with respect to any such matters or adjustments to the Arrangement Consideration or any alternative transaction structures for effecting the Arrangement as permitted under the Arrangement Agreement that would have an adverse effect on Primo Water, NewCo, BlueTriton, the Arrangement or related transactions (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to its analyses or opinion.
BMO Capital Markets’ opinion was necessarily based upon financial, economic, market and other conditions and circumstances as they existed and could be evaluated, and the information made available to BMO Capital Markets, as of the date of its opinion. BMO Capital Markets did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to BMO Capital Markets’ attention after the date of its opinion, including potential changes in U.S. or foreign trade, tax or other laws, regulations and government policies or the enforcement thereof as have been or may be proposed or effected or the potential impact such changes may have on Primo Water, NewCo, BlueTriton, the Arrangement or related transactions (including the contemplated benefits thereof). As the Board was aware, the industries and geographies in which Primo Water and BlueTriton operate (including commodity prices relating to such industries) and the securities of Primo Water have experienced and may continue to experience volatility and disruptions and BMO Capital Markets expressed no view or opinion as to any potential effects of such volatility or disruptions on Primo Water, NewCo, BlueTriton, the Arrangement or related transactions (including the contemplated benefits thereof).
As the Board was aware, in connection with BMO Capital Markets’ engagement relating to the Arrangement, BMO Capital Markets was not requested to, and it did not, participate in the negotiation or structuring of the Arrangement or any related transactions, nor was BMO Capital Markets requested to, and it did not, solicit indications of interest or proposals from third parties regarding the possible acquisition of all or a part of Primo Water or any alternative transaction. BMO Capital Markets’ opinion, as expressed in such opinion, related to the relative values of Primo Water and BlueTriton on a standalone and combined basis and addressed only the fairness of the Arrangement Consideration, from a financial point of view and as of the date thereof, without regard to individual circumstances of specific holders (whether by virtue of control, voting or consent, liquidity, contractual arrangements or otherwise) that may distinguish such holders or the securities of Primo Water held by such holders, and BMO Capital Markets’ opinion did not in any way address proportionate allocation or relative fairness among such holders, holders of any other securities of Primo Water or otherwise. BMO Capital Markets expressed no opinion as to the relative merits of the Arrangement and the related transactions or any other transactions or business strategies as alternatives to the Arrangement and related transactions or the decision of the Board to proceed with the Arrangement and related transactions, nor did BMO Capital Markets express any view or opinion on the related transactions, the form or structure of the Arrangement, any adjustments to the Arrangement Consideration or any terms, aspects or implications of any voting agreements, stockholders’ agreements, governance arrangements, intercompany services agreements or any other agreement, arrangement or understanding to be entered into in connection with or contemplated by the Arrangement, any related transactions or otherwise. In addition, BMO Capital Markets did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any officers, directors or employees, or any class of such persons, in connection with the Arrangement or any related transactions relative to the Arrangement Consideration or otherwise. BMO Capital Markets is not an expert in and expressed no view as to, and BMO Capital Markets’ opinion did not address, any legal, regulatory, tax, accounting or similar matters. BMO Capital Markets relied upon the fact that Primo Water had received all necessary legal, regulatory, tax and accounting advice and upon the assessments of representatives of Primo Water as to such matters. BMO Capital Markets expressed no view or opinion as to the actual value of NewCo Shares when issued in the Arrangement or the prices at which Primo Shares, NewCo Shares, BlueTriton Shares or any other securities of Primo Water, NewCo or BlueTriton may trade or otherwise be transferable at any time, including following announcement or consummation of the Arrangement and related transactions.
In preparing its opinion, BMO Capital Markets performed a variety of financial and comparative analyses, including those described below. The summary of the analyses below is not a complete description of BMO Capital Markets’ opinion or the analyses underlying, and factors considered in connection with, BMO Capital Markets’ opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. BMO Capital Markets arrived at its ultimate opinion based on the results of all analyses and factors assessed as a whole, and it did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis. Accordingly,

BMO Capital Markets believes that the analyses must be considered as a whole and in context and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying such analyses and its opinion.
In its analyses, BMO Capital Markets considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of Primo Water and BlueTriton. No company, business or transaction reviewed is identical or directly comparable to Primo Water, BlueTriton, NewCo or the Arrangement and an evaluation of these analyses is not entirely mathematical; rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading, acquisition or other values of the companies, businesses or transactions reviewed or the results from any particular analysis.
The estimates contained in BMO Capital Markets’ analyses and the ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold or acquired. Accordingly, the estimates used in, and the results derived from, BMO Capital Markets’ analyses are inherently subject to substantial uncertainty.
BMO Capital Markets was not requested to, and it did not, recommend or determine the specific consideration payable in the Arrangement. The type and amount of consideration payable in the Arrangement were determined through negotiations between Primo Water and BlueTriton and the decision to recommend and enter into the Arrangement Agreement was solely that of the Board. BMO Capital Markets’ opinion was only one of many factors considered by the Board in its evaluation of the Arrangement and should not be viewed as determinative of the views of the Board or the management of Primo Water with respect to the Arrangement or the consideration payable in the Arrangement. BMO Capital Markets’ analyses and opinion are not, and should not be considered, a formal valuation for purposes of MI 61-101.
Financial Analyses
The summary of the financial analyses described below under this heading “Financial Analyses” is a summary of the material financial analyses prepared and reviewed with the Board in connection with BMO Capital Markets’ opinion, dated June 16, 2024. The summary set forth below does not purport to be a complete description of the financial analyses performed by, and underlying the opinion of, BMO Capital Markets, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by BMO Capital Markets. Certain financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary as the tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the financial analyses, could create a misleading or incomplete view of such financial analyses. Future results may differ from those described and such differences may be material. For purposes of the financial analyses described below: (i) the term “adjusted EBITDA” generally refers to earnings before interest, taxes, depreciation and amortization, adjusted for certain non-recurring and non-cash items and before stock-based compensation expense (as applicable); (ii) financial data for Primo Water provided by the management of Primo Water was reflective of assumed cash net proceeds from the sale of assets currently held for sale by Primo Water and a normalization adjustment for Primo Water’s business optimization program, in each case per the management of Primo Water, and Wall Street research analysts’ estimates for Primo Water were reflective of assumed cash net proceeds from the sale of assets currently held for sale by Primo Water; and (iii) approximate implied per share equity value reference ranges for Primo Water derived from the financial analyses and certain additional information described below, other than historical trading prices and Wall Street research analysts’ price targets for Primo Shares, were rounded to the nearest $0.05 and approximate implied equity value reference ranges for BlueTriton derived from the financial analyses described below were rounded to the nearest $1 million.

Selected Public Companies Analyses
BMO Capital Markets performed separate selected public companies analyses of Primo Water and BlueTriton in which BMO Capital Markets reviewed certain financial and stock market information relating to Primo Water, certain financial information relating to BlueTriton and certain financial and stock market information relating to the selected publicly traded companies listed below.
(a)	Primo Water
In its selected public companies analysis of Primo Water, BMO Capital Markets reviewed certain financial and stock market information relating to Primo Water and the following 15 selected companies that BMO Capital Markets considered generally relevant for purposes of analysis as publicly traded companies with operations in the industries in which Primo Water operates, consisting of seven selected publicly traded route-based services companies (the “Primo Water Selected Route-Based Services Companies”), four selected publicly traded beverage companies (the “Primo Water Selected Beverage Companies”) and four selected publicly traded food distribution companies (the “Primo Water Selected Food Distribution Companies” and, together with the Primo Water Selected Route-Based Services Companies and the Primo Water Selected Beverage Companies, the “Primo Water Selected Companies”):
Primo Water Selected Route-Based Services Companies	Primo Water Selected Food Distribution Companies
• Aramark • Chemed Corporation • Cintas Corporation • Rentokil Initial plc • Rollins, Inc. • The Brink’s Company • UniFirst Corporation	• Performance Food Group Company • Sysco Corporation • The Chefs’ Warehouse, Inc. • US Foods Holding Corp.

Primo Water Selected Beverage Companies
• Keurig Dr Pepper Inc. • National Beverage Corp. • PepsiCo, Inc. • The Coca-Cola Company
BMO Capital Markets reviewed, among other information, enterprise values, calculated as implied equity values based on closing stock prices on June 14, 2024 (or earlier unaffected stock price, as applicable) plus debt, capital leases, preferred stock and non-controlling interests (as applicable) and less cash and cash equivalents and equity investments in affiliates (as applicable), as multiples of calendar year 2024 and calendar year 2025 estimated adjusted EBITDA. Financial data of the Primo Water Selected Companies were based on publicly available Wall Street research analysts’ estimates, public filings and other publicly available information. Financial data of Primo Water was based on financial forecasts and other estimates and data, publicly available Wall Street research analysts’ estimates, public filings and other publicly available information.
The overall low to high calendar year 2024 and calendar year 2025 estimated adjusted EBITDA multiples observed for the Primo Water Selected Companies were 7.5x to 31.0x and 6.9x to 28.3x, respectively, with overall low to high calendar year 2024 and calendar year 2025 estimated adjusted EBITDA multiples observed for the Primo Water Selected Route-Based Services Companies, the Primo Water Selected Beverage Companies and the Primo Water Selected Food Distribution Companies as follows:
•
Primo Water Selected Route-Based Services Companies: low to high calendar year 2024 and calendar year 2025 estimated adjusted EBITDA multiples of 7.5x to 31.0x (with a mean of 16.2x and a median of 11.3x) and 6.9x to 28.3x (with a mean of 14.9x and a median of 9.8x), respectively;

•
Primo Water Selected Beverage Companies: low to high calendar year 2024 and calendar year 2025 estimated adjusted EBITDA multiples of 13.3x to 18.4x (with a mean of 15.7x and a median of 15.5x) and 12.7x to 17.2x (with a mean of 14.8x and a median of 14.7x), respectively; and

•
Primo Water Selected Food Distribution Companies: low to high calendar year 2024 and calendar year 2025 estimated adjusted EBITDA multiples of 9.4x to 10.9x (with a mean of 10.3x and a median of 10.4x) and 8.5x to 10.4x (with a mean of 9.4x and a median of 9.3x), respectively.

BMO Capital Markets noted that the calendar year 2024 and calendar year 2025 estimated adjusted EBITDA multiples observed for Primo Water were 10.1x and 9.3x, respectively, based on publicly available Wall Street research analysts’ estimates, and 9.7x and 9.2x, respectively, based on financial forecasts and other estimates and data provided by the management of Primo Water.
BMO Capital Markets applied selected ranges of calendar year 2024 and calendar year 2025 estimated adjusted EBITDA multiples derived from the Primo Water Selected Companies of 9.0x to 11.0x and 8.0x to 10.0x, respectively, to corresponding data of Primo Water, in each case based on financial forecasts and other estimates and data provided by the management of Primo Water.
This analysis indicated approximate implied equity value reference ranges for Primo Water based on calendar year 2024 and calendar year 2025 estimated adjusted EBITDA multiples of $20.45 to $25.85 per share and $18.95 to $24.60 per share, respectively.
(b)	BlueTriton
In its selected public companies analysis of BlueTriton, BMO Capital Markets reviewed certain financial information relating to BlueTriton and certain financial and stock market information relating to the following 16 selected companies that BMO Capital Markets considered generally relevant for purposes of analysis as publicly traded companies with operations in the industries in which BlueTriton operates, consisting of eight selected publicly traded route-based services companies (the “BlueTriton Selected Route-Based Services Companies”), four selected publicly traded beverage companies (the “BlueTriton Selected Beverage Companies”) and four selected publicly traded food distribution companies (the “BlueTriton Selected Food Distribution Companies” and, together with the BlueTriton Selected Route-Based Services Companies and the BlueTriton Selected Beverage Companies, the “BlueTriton Selected Companies”):
BlueTriton Selected Route-Based Services Companies	BlueTriton Selected Food Distribution Companies
• Aramark • Chemed Corporation • Cintas Corporation • Primo Water Corporation • Rentokil Initial plc • Rollins, Inc. • The Brink’s Company • UniFirst Corporation	• Performance Food Group Company • Sysco Corporation • The Chefs’ Warehouse, Inc. • US Foods Holding Corp.

BlueTriton Selected Beverage Companies
• Keurig Dr Pepper Inc. • National Beverage Corp. • PepsiCo, Inc. • The Coca-Cola Company
BMO Capital Markets reviewed, among other information, enterprise values, calculated as implied equity values based on closing stock prices on June 14, 2024 (or earlier unaffected stock price, as applicable) plus debt, capital leases, preferred stock and non-controlling interests (as applicable) and less cash and cash equivalents and equity investments in affiliates (as applicable), as multiples of calendar year 2024 and calendar year 2025 estimated adjusted EBITDA. Financial data of the BlueTriton Selected Companies were based on publicly available Wall Street research analysts’ estimates, public filings and other publicly available information. Financial data of BlueTriton was based on financial forecasts and other estimates and data prepared by the management of BlueTriton as adjusted by the management of Primo Water.

The overall low to high calendar year 2024 and calendar year 2025 estimated adjusted EBITDA multiples observed for the BlueTriton Selected Companies were 7.5x to 31.0x and 6.9x to 28.3x, respectively, with overall low to high calendar year 2024 and calendar year 2025 estimated adjusted EBITDA multiples observed for the BlueTriton Selected Route-Based Services Companies, the BlueTriton Selected Beverage Companies and the BlueTriton Selected Food Distribution Companies as follows:
•
BlueTriton Selected Route-Based Services Companies: low to high calendar year 2024 and calendar year 2025 estimated adjusted EBITDA multiples of 7.5x to 31.0x (with a mean of 15.5x and a median of 10.9x) and 6.9x to 28.3x (with a mean of 14.2x and a median of 9.7x), respectively;

•
BlueTriton Selected Beverage Companies: low to high calendar year 2024 and calendar year 2025 estimated adjusted EBITDA multiples of 13.3x to 18.4x (with a mean of 15.7x and a median of 15.5x) and 12.7x to 17.2x (with a mean of 14.8x and a median of 14.7x), respectively; and

•
BlueTriton Selected Food Distribution Companies: low to high calendar year 2024 and calendar year 2025 estimated adjusted EBITDA multiples of 9.4x to 10.9x (with a mean of 10.3x and a median of 10.4x) and 8.5x to 10.4x (with a mean of 9.4x and a median of 9.3x), respectively.

BMO Capital Markets applied selected ranges of calendar year 2024 and calendar year 2025 estimated adjusted EBITDA multiples derived from the BlueTriton Selected Companies of 11.0x to 13.0x and 10.0x to 12.0x, respectively, to corresponding data of BlueTriton, in each case based on financial forecasts and other estimates and data prepared by the management of BlueTriton as adjusted by the management of Primo Water.
This analysis indicated approximate implied equity value reference ranges for BlueTriton based on calendar year 2024 and calendar year 2025 estimated adjusted EBITDA multiples of $5.817 billion to $7.617 billion and $5.411 billion to $7.309 billion, respectively.
Utilizing the approximate implied per share equity value reference ranges derived for Primo Water and the approximate implied equity value reference ranges derived for BlueTriton as described above, BMO Capital Markets calculated the following illustrative approximate implied pro forma percentage equity ownership reference ranges for holders of Primo Shares with respect to NewCo, as compared to the Primo Water Pro Forma Percentage.
Implied Primo Water Pro Forma Percentage Ownership Reference Ranges Based On:		Primo Water Pro Forma Percentage
CY2024E Adjusted EBITDA	CY2025E Adjusted EBITDA
30.4% – 42.0%	29.7% – 42.6%	43%
Primo Water Selected Precedent Transactions Analysis
Using publicly available information, BMO Capital Markets reviewed financial data relating to the following 11 selected transactions that BMO Capital Markets considered generally relevant for purposes of analysis as transactions involving target companies with operations in the water and beverage industries, with an emphasis on transactions involving target companies with a distribution or route-based service business (collectively, the “Selected Transactions”):
Announcement Date	Acquiror	Target
November 2023	• Culligan International Company	• Primo Water Corporation (international business excluding certain jurisdictions)
February 2022	• KKR & Co. Inc.	• Refresco Group B.V.
February 2021	• One Rock Capital Partners LLC	• Nestlé S.A. (Nestlé Waters North America)
January 2020	• Cott Corporation	• Primo Water Corporation
January 2020	• Westrock Coffee Company, LLC	• Cott Corporation (S&D Coffee & Tea)
May 2018	• Brynwood Partners VII L.P. / Brynwood Partners VIII, L.P. / Cold Spring Brewing Company	• Carolina Beverage Group, LLC
October 2017	• PAI Partners SAS / British Columbia Investment Management Corporation	• Refresco Group B.V.

Announcement Date	Acquiror	Target
September 2017	• Refresco Group B.V.	• Cott Corporation
March 2017	• The Carlyle Group Inc.	• Arctic Glacier Group Holdings, Inc.
October 2016	• Primo Water Corporation	• Glacier Water Services, Inc.
June 2016	• Cott Corporation	• Eden Springs
BMO Capital Markets reviewed, among other information, enterprise values of the Selected Transactions based on the consideration paid or payable in the Selected Transactions, plus debt, capital leases, preferred stock and non-controlling interests (as applicable) and less cash and cash equivalents and equity investments in affiliates (as applicable), as a multiple of the latest 12 months adjusted EBITDA of the target company or business based on publicly available information as of the applicable announcement date of the relevant transaction. Financial data of the Selected Transactions were based on public filings and other publicly available information. Financial data of Primo Water was based on financial forecasts and other estimates and data provided by the management of Primo Water, public filings and other publicly available information.
The overall low to high latest 12 months adjusted EBITDA multiples observed for the Selected Transactions was 8.0x to 13.6x (with a mean of 10.2x and a median of 9.6x). BMO Capital Markets applied a selected range of latest 12 months adjusted EBITDA multiples derived from the Selected Transactions of 9.5x to 11.5x to the latest 12 months (as of March 30, 2024) adjusted EBITDA of Primo Water.
This analysis indicated an approximate implied equity value reference range for Primo Water of $20.60 to $25.70 per share.
Discounted Cash Flow Analyses
BMO Capital Markets performed separate discounted cash flow analyses of Primo Water and BlueTriton.
(a)	Primo Water
BMO Capital Markets performed a discounted cash flow analysis of Primo Water by calculating the estimated present value of the standalone unlevered, after-tax free cash flows that Primo Water was forecasted to generate during the last three quarters of the fiscal year ending December 31, 2024 through the full fiscal year ending December 31, 2028 based on financial forecasts and other estimates and data provided by the management of Primo Water. For purposes of this analysis, stock-based compensation was treated as a cash expense. BMO Capital Markets calculated terminal values for Primo Water by applying to Primo Water’s fiscal year 2028 estimated adjusted EBITDA a selected range of EBITDA multiples of 9.5x to 11.5x. The present values (as of March 30, 2024) of the cash flows and terminal values were then calculated using a selected range of discount rates of 10.5% to 12.5%. This analysis indicated an approximate implied equity value reference range for Primo Water of $20.15 to $26.25 per share.
(b)	BlueTriton
BMO Capital Markets performed a discounted cash flow analysis of BlueTriton by calculating the estimated present value of the standalone unlevered, after-tax free cash flows that BlueTriton was forecasted to generate during the last three quarters of the fiscal year ending December 31, 2024 through the full fiscal year ending December 31, 2028 based on financial forecasts and other estimates and data prepared by the management of BlueTriton. BMO Capital Markets calculated terminal values for BlueTriton by applying to BlueTriton’s fiscal year 2028 estimated adjusted EBITDA a selected range of EBITDA multiples of 11.5x to 13.5x. The present values (as of March 30, 2024) of the cash flows and terminal values were then calculated using a selected range of discount rates of 10.0% to 12.0%. This analysis indicated an approximate implied equity value reference range for BlueTriton of $6.520 billion to $8.902 billion.
Utilizing the approximate implied per share equity value reference range derived for Primo Water and the approximate implied equity value reference range derived for BlueTriton as described above, BMO Capital Markets calculated the following illustrative approximate implied pro forma percentage equity ownership reference range for holders of Primo Shares with respect to NewCo, as compared to the Primo Water Pro Forma Percentage:
Implied Primo Water Pro Forma Percentage Ownership Reference Range	Primo Water Pro Forma Percentage
26.9% – 39.6%	43%

Illustrative Has/Gets Analysis
BMO Capital Markets compared the approximate implied per share equity value reference ranges derived for Primo Water on a standalone basis as described above under “Selected Public Companies Analyses — Primo Water” and “Discounted Cash Flow Analyses — Primo Water” relative to illustrative approximate implied per share equity value reference ranges derived from a selected public companies analysis and a discounted cash flow analysis of NewCo on a pro forma basis after giving effect to the Arrangement and related transactions and the Primo Water Pro Forma Percentage based on financial forecasts and other estimates and data provided by the management of Primo Water, financial forecasts and other estimates and data prepared by the management of BlueTriton and certain estimates as to potential cost savings expected by the management of Primo Water to result from the Arrangement and the related transactions. In its selected public companies analysis for NewCo on a pro forma basis, BMO Capital Markets applied selected ranges of calendar year 2024 and calendar year 2025 estimated adjusted EBITDA multiples derived from the BlueTriton Selected Companies of 10.5x to 12.5x and 9.5x to 11.5x, respectively, to corresponding data of NewCo on a pro forma basis. In its discounted cash flow analysis of NewCo on a pro forma basis, BMO Capital Markets utilized a selected range of EBITDA multiples of 11.0x to 13.0x and a selected range of discount rates of 10.0% to 12.0%. BMO Capital Markets observed that, based on the Primo Water Pro Forma Percentage and after taking into account, among other things, potential cost savings expected by the management of Primo Water to result from the Arrangement and the related transactions and special dividends expected by the management of Primo Water to be paid by Primo Water and BlueTriton, the Arrangement and related transactions could result in an approximate implied equity value reference range on a pro forma basis for holders of Primo Shares of $29.70 to $37.80 per share (relative to $20.45 to $25.85 per share for Primo Water on a standalone basis), based on the selected public companies analysis for NewCo utilizing calendar year 2024 estimated adjusted EBITDA, $27.50 to $35.95 per share (relative to $18.95 to $24.60 per share for Primo Water on a standalone basis), based on the selected public companies analysis for NewCo utilizing calendar year 2025 estimated adjusted EBITDA, and $29.90 to $39.90 per share (relative to $20.15 to $26.25 per share for Primo Water on a standalone basis), based on the discounted cash flow analyses for NewCo. Actual results achieved by NewCo may vary from forecasted results and variations may be material.
Relative Contributions
BMO Capital Markets reviewed the relative contributions of Primo Water and BlueTriton to NewCo’s calendar year 2024 and calendar year 2025 estimated net sales, calendar year 2024 and calendar year 2025 adjusted EBITDA and calendar year 2024 and calendar year 2025 estimated free cash flow based on financial forecasts and other estimates and data provided by the management of Primo Water and financial forecasts and other estimates and data prepared by the management of BlueTriton. This indicated overall approximate implied relative equity contribution percentages of Primo Water and BlueTriton to NewCo’s (i) calendar year 2024 and calendar year 2025 estimated net sales of 33% in the case of Primo Water and 67% in the case of BlueTriton, (ii) calendar year 2024 and calendar year 2025 estimated adjusted EBITDA of 42% to 43% in the case of Primo Water and 57% to 58% in the case of BlueTriton and (iii) calendar year 2024 and calendar year 2025 estimated free cash flow of 34% to 37% in the case of Primo Water and 63% to 66% in the case of BlueTriton, as compared to the Primo Water Pro Forma Percentage of 43% and the corresponding pro forma percentage ownership for holders of BlueTriton Shares in NewCo of 57%, respectively.
Certain Additional Information
BMO Capital Markets also observed certain additional information that was not considered part of its financial analyses with respect to its opinion but was noted for informational purposes, including the following:
•
historical closing prices of Primo Shares during the 52-week period ended June 14, 2024, which indicated low and high closing prices of Primo Shares of approximately $12.43 per share and $22.91 per share, respectively; and

•
undiscounted publicly available Wall Street research analysts’ one-year forward price targets for Primo Shares, which indicated overall low to high target price ranges for Primo Shares of $20.00 per share to $30.00 per share, respectively.

Miscellaneous
Primo Water has agreed to pay BMO Capital Markets for services in connection with BMO Capital Markets’ delivery of its opinion an aggregate fee of $6.5 million regardless of the conclusion reached in such opinion, which fee is not contingent upon consummation of the Arrangement or related transactions. In addition, Primo Water has agreed to reimburse BMO Capital Markets for reasonable expenses, including reasonable fees and disbursements of counsel, incurred in connection with BMO Capital Markets’ engagement and to indemnify BMO Capital Markets and its affiliates against certain liabilities, including liabilities under federal securities laws, arising out of BMO Capital Markets’ engagement.
BMO Capital Markets, as part of its investment banking business, is engaged regularly in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of business, BMO Capital Markets and its affiliates from time to time for their own accounts and for the accounts of customers and BMO Capital Markets and certain of its employees and affiliates as well as investment funds in which they may have financial interests or with which they may co-invest, may effect transactions in, acquire, hold or sell, long or short positions, or trade, in debt, equity and other securities and financial instruments (including derivative securities, loans and other obligations) of, or investments in, Primo Water, NewCo, BlueTriton, One Rock Capital Management LLC (“One Rock”), ORCP and Metropoulos & Co. (“Metropoulos”), or any other party that may be involved in the Arrangement or any related transactions and/or their respective affiliates or any currency or commodity that may be involved in the Arrangement or any related transactions. As at the date of BMO Capital Markets’ opinion, BMO Capital Markets and its designated professionals held less than 1% of the outstanding Primo Shares.
As the Board was aware, BMO Capital Markets and/or certain of its affiliates in the past have provided, currently are providing and in the future may provide certain financial advisory, investment banking, corporate finance and other financial services to Primo Water and/or certain of its affiliates, for which BMO Capital Markets and its affiliates received and would expect to receive compensation, including, during the approximate two-year period preceding the date of BMO Capital Markets’ opinion, (i) having acted or acting as financial advisor to Primo Water in connection with the sale of certain of its international businesses and (ii) having provided or providing cash management services to Primo Water, for which services described in clauses (i) and (ii) above BMO Capital Markets and/or certain of its affiliates received during such period aggregate fees of approximately $7.5 million. As the Board also was aware, BMO Capital Markets and/or certain of its affiliates in the past have provided, currently are providing and in the future may provide certain financial advisory, investment banking, corporate finance and other financial services to One Rock and/or certain of its affiliates or portfolio companies, for which BMO Capital Markets and its affiliates received and would expect to receive compensation, including, during the approximate two-year period preceding the date of BMO Capital Markets’ opinion, (i) having acted or acting as administrative agent and lead arranger for, and/or as a lender under, certain credit facilities and arrangements for ORCP and certain funds affiliated with, or portfolio companies of, One Rock, and (ii) having provided or providing cash management services to One Rock, for which services described in clauses (i) and (ii) above BMO Capital Markets and/or certain of its affiliates received during such period aggregate fees of approximately $4.1 million. As the Board further was aware, although BMO Capital Markets and its affiliates have not provided, financial advisory, investment banking, corporate finance or other financial services during the approximate two-year period preceding the date of BMO Capital Markets’ opinion to BlueTriton or Metropoulos for which BMO Capital Markets or its affiliates received or expect to receive compensation, BMO Capital Markets and its affiliates in the future may provide such services to BlueTriton, Metropoulos and/or their respective affiliates or, as applicable, portfolio companies, for which services BMO Capital Markets and/or its affiliates would expect to receive compensation.
Primo Water selected BMO Capital Markets to act as financial advisor with respect to BMO Capital Markets’ opinion based on BMO Capital Markets’ reputation, experience and familiarity with Primo Water and its businesses. BMO Capital Markets and its affiliates, as part of their investment banking businesses, are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, corporate and other purposes. BMO Capital Markets is not an insider, associate or affiliate (as such terms are defined in the 1933 Securities Act) of Primo Water, BlueTriton or NewCo or any of their respective associates or affiliates.
Analysis of Primo Water’s Financial Advisor
Primo Water has retained BofA Securities to act as its financial advisor in connection with evaluating the Transaction. Primo Water selected BofA Securities to act as Primo Water’s financial advisor in connection with the Transaction on the basis of BofA Securities’ experience in transactions similar to the Transaction, its reputation in the investment community and its familiarity with Primo Water and its business. BofA Securities presented, at Primo Water’s request, certain financial analyses to Primo Water, which were presented to the Special Committee and, subsequently, the Board during their meetings on June 16, 2024 (the “BofA Financial Analyses”).

The BofA Financial Analyses were presented for the information and benefit of Primo Water in connection with its evaluation of the Transaction. BofA Securities was not requested to, and it did not, provide to Primo Water or any other person any (i) opinion (whether as to the fairness of any consideration, including, without limitation, the Primo Water Pro Forma Percentage, or otherwise) or (ii) recommendation as to how to vote or act on any matters relating to the proposed Transaction or otherwise. The BofA Financial Analyses were presented for the use and benefit of Primo Water in its consideration of the Transaction and did not address the relative merits of the transactions contemplated by the Arrangement Agreement as compared to any alternative transaction or opportunity that might be available to Primo Water, nor did they address the underlying business decision by Primo Water to engage in the Transaction or the terms of the Arrangement Agreement or the documents referred to therein. The BofA Financial Analyses were based on financial forecasts and other information and data available to BofA Securities as of the date such materials were prepared, which date was proximate to the execution of the Arrangement Agreement. The BofA Financial Analyses should not be construed as creating any fiduciary duty on BofA Securities’ part to Primo Water or any other person and such materials are not intended to be, and do not constitute, a recommendation to Primo Water or any other person in respect of the Transaction, including as to how any shareholder of Primo Water should act or vote in respect of the Transaction.
For purposes of its analysis and preparing the BofA Financial Analyses, BofA Securities assumed and relied upon the accuracy and completeness of the financial and other information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by BofA Securities, without any independent verification of such information (and has not assumed responsibility or liability for any independent verification of such information), and has further relied upon the assurances of the management of Primo Water that they are not aware of any facts or circumstances that would make such information inaccurate or misleading.
For purposes of the BofA Financial Analyses, BofA Securities further assumed, in all respects material to its analysis, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Transaction will be obtained without any material delay, limitation, restriction or condition.
BofA Securities did not conduct a physical inspection of the properties or facilities of Primo Water or BlueTriton, and BofA Securities did not make, nor assume any responsibility for making, any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of Primo Water or BlueTriton, nor was BofA Securities furnished with any such valuations or appraisals, nor did BofA Securities evaluate the solvency or fair value of Primo Water or BlueTriton under any state or federal laws relating to bankruptcy, insolvency or similar matters. The BofA Financial Analyses were necessarily based upon information made available to BofA Securities as of the date of such materials and financial, economic, market and other conditions as they existed and as could be evaluated on the date of such materials. It is understood that subsequent developments may affect the BofA Financial Analyses and that BofA Securities does not have any obligation to update, revise or reaffirm the BofA Financial Analyses.
BofA Securities did not express any view on, and the BofA Financial Analyses did not address, the fairness of the Transaction to, or any consideration (including the Primo Water Pro Forma Percentage) received in connection therewith by, the holders of any class of securities, creditors or other constituencies of BlueTriton, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of BlueTriton, or any class of such persons, whether relative to the Primo Water Pro Forma Percentage or otherwise. BofA Securities was not asked to pass upon, did not express any view on, and the BofA Financial Analyses did not address, any term or aspect of the Arrangement Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, or any term or aspect of any other agreement or instrument contemplated by the Arrangement Agreement or entered into or amended in connection with the Arrangement Agreement.
BofA Securities did not address the relative merits of the Transaction as compared to other business or financial strategies that might have been available to Primo Water, nor did it address the underlying business decision of Primo Water to engage in the Transaction. BofA Securities was not authorized to solicit, and did not solicit, interest from any third party with respect to the acquisition of any or all of the Primo Shares or any business combination or other extraordinary transaction involving Primo Water or BlueTriton. BofA Securities did not make, and the BofA Financial Analyses did not constitute, a recommendation to Primo Water or to any other persons in respect of the Transaction, including as to how any unitholder of BlueTriton should vote or act in respect of the Transaction. BofA Securities did not express any opinion as to the price at which the Primo Shares would trade at any time. BofA Securities is not a legal, regulatory, accounting or tax expert and has assumed the accuracy and completeness of assessments by Primo Water and its advisors with respect to legal, regulatory, accounting and tax matters.

Set forth below is a summary of the BofA Financial Analyses. The following summary does not purport to be a complete description of the analyses performed by BofA Securities. Except as otherwise noted, the quantitative information included in the BofA Financial Analyses, to the extent that it is based on market data, is based on market data that existed on June 16, 2024, and is not necessarily indicative of current market conditions.
Summary of BofA Financial Analyses
The following represents a brief summary of the material financial analyses presented by BofA Securities to the Special Committee and the Board. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Securities, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Securities. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Securities.
Primo Water Financial Analyses
(a)	Selected Publicly Traded Companies Analysis
BofA Securities reviewed publicly available financial and stock market information for Primo Water (using both consensus and management projections for continued operations) and the following seven publicly traded companies in the route-based services (initial five companies listed) and bottling industry (final two companies listed) (collectively, the “BofA Selected Primo Publicly Traded Companies”):
•	Rentokil Initial plc
•	Aramark
•	Stericycle, Inc.
•	Vestis Corp
•	UniFirst Corporation
•	Coca-Cola Europacific Partners plc
•	Britvic plc
BofA Securities reviewed, among other things, enterprise values of the BofA Selected Primo Publicly Traded Companies, calculated as equity values based on closing stock prices as of June 14, 2024 (except in the case of Stericycle, Inc., with respect to which BofA Securities reviewed closing stock prices as of May 23, 2024, the last trading day before public reporting of its potential sale to Waste Management, Inc.), plus debt, less cash, as a multiple of calendar year 2024 and 2025 adjusted estimated earnings before interest, taxes, depreciations and amortization, commonly referred to as “EBITDA” (referred to herein as “Adjusted EBITDA” for the purposes of the BofA Financial Analyses and for purposes of this section only). BofA Securities then applied calendar year 2024 estimated Adjusted EBITDA multiples of 8.5x to 10.5x, derived from the BofA Selected Primo Publicly Traded Companies, to Primo Water’s calendar year 2024 estimated Adjusted EBITDA for continuing operations and applied calendar year 2025 estimated Adjusted EBITDA multiples of 8.0x to 10.0x, derived from the BofA Selected Primo Publicly Traded Companies, to Primo Water’s calendar year 2025 estimated Adjusted EBITDA for continuing operations. To derive implied equity values per Primo Share, BofA Securities utilized the resulting enterprise value of Primo Water calculated above, and subtracted debt, added cash on Primo Water’s balance sheet as of March 31, 2024 and added an estimate of $200,000,000 of estimated proceeds from Assets Held-for-Sale, in each case as directed by Primo Water management. Estimated financial data of the BofA Selected Primo Publicly Traded Companies was based on publicly available research analysts’ estimates, and estimated financial data of Primo Water was based on the Primo Water management forecasts. This analysis indicated the following approximate implied per share equity value reference ranges for Primo Water, as compared to the price per Primo Share as of June 14, 2024, in each case rounded to the nearest $0.25 per share:

Implied Per Share Equity Value Reference Ranges for Primo Water		Price per Primo Share as of June 14, 2024
2024E Adjusted EBITDA	2025E Adjusted EBITDA
$19.00 - $24.50	$19.00 - $24.50	$22.33
No company used in this analysis is identical or directly comparable to Primo Water. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which Primo Water was compared.
(b)	Selected Precedent Transactions Analysis
BofA Securities reviewed, to the extent publicly available, financial information relating to the following 13 selected transactions (collectively, the “BofA Selected Precedent Transactions”) involving companies in the sectors of water sales, distribution and services.
HOD / Retail Water Selected Transactions
Acquiror	Target
• Cott Beverages	• DS Services of America
• Cott Beverages	• Eden Springs
• Advent International Corporation	• Culligan International
• One Rock Capital Partners	• Nestlé Waters North America
Residential and Consumer Services (Non-Water) Selected Transactions
Acquiror	Target
• Praxair	• NuCO2
• GFL Environmental Inc	• Waste Industries
• Waste Management	• Advanced Disposal Services, Inc.
• Waste Management	• Stericycle
Residential and Consumer Services (Water / Filtration) Selected Transactions
Acquiror	Target
• Primo Water	• Glacier Water
• Carlyle Group	• Arctic Glacier Premium Ice
• Cott Beverages	• Primo Water
• BDT Capital Partners, LLC	• Culligan International
• Culligan International	• Primo Water (international business excluding certain jurisdictions)
BofA Securities reviewed transaction values, calculated as the enterprise value implied for the target company based on the consideration payable in the selected transaction, as a multiple of the target company’s preceding twelve-month Adjusted EBITDA, referred to as “LTM Adjusted EBITDA”. BofA Securities then applied a range of LTM Adjusted EBITDA multiples of 9.0x to 11.0x, respectively, derived from the BofA Selected Precedent Transactions to Primo Water’s actual LTM Adjusted EBITDA from continuing operations as of March 2024.To derive implied equity values per Primo Share, BofA Securities utilized the resulting enterprise value of Primo Water calculated above, and subtracted debt, added cash on Primo Water’s balance sheet as of March 31, 2024 and added $200,000,000 of estimated proceeds from assets held-for-sale, in each case as directed by Primo Water management. Estimated financial data of the BofA Selected Precedent Transactions were based on publicly available information at the time of announcement of the relevant transaction.This analysis indicated the following approximate implied per share equity value reference ranges for Primo Water, as compared to the price per Primo Share as of June 14, 2024, in each case rounded to the nearest $0.25 per share:
Implied Per Share Equity Value Reference Ranges for Primo Water	Price Per Primo Share as of June 14, 2024
LTM Adjusted EBITDA
$18.25 - $23.00	$22.33

No company, business or transaction used in this analysis is identical or directly comparable to Primo Water or the Transaction. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which Primo Water and the Transaction were compared.
(a)	Discounted Cash Flow Analysis
BofA Securities performed a discounted cash flow analysis of Primo Water to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that Primo Water was forecasted to generate during Primo Water’s fiscal years 2024 through 2028 based on the Primo Water management forecasts for continuing operations. BofA Securities calculated terminal values for the Company by applying perpetuity growth rates ranging from 2.5% to 3.5%, based on BofA Securities’ professional judgment and experience, to Primo Water’s estimated fiscal year 2028 free cash flows. BofA Securities also took into account the effect of certain net operating losses and $200,000,000 of estimated sale proceeds from assets held-for-sale, in each case as directed by Primo Water management. The cash flows, terminal values, assets held-for-sale and estimated net operating loss together were then discounted to present value as of March 31, 2024 using discount rates ranging from 9.5% to 11.5%, which were based on an estimate of Primo Water’s weighted average cost of capital. These analyses indicated the following approximate implied per share equity value reference ranges for Primo Water, in each case rounded to the nearest $0.25 per share, as compared to the price per Primo Share as of June 14, 2024:
Implied Per Share Equity Value Reference Range for Primo Water	Price per Primo Share as of June 14, 2024
$13.75 - $21.75	$22.33
(b)	Other Reference Ranges
BofA Securities also noted certain additional factors that were not considered part of BofA Securities’ material financial analyses with respect to evaluating the Transaction but were referenced for informational purposes, including, among other things, the following:
•	the historical trading prices of Primo Shares during the one-year period ended June 14, 2024, which ranged from $12.43 to $22.91 per share; and
•
certain publicly available equity research analyst price targets for Primo Shares (discounted by one year at an illustrative cost of equity of 11.50%), which ranged from $12.50 to $27.00 per share with a discounted median of $21.50.

BlueTriton Financial Analyses
(a)	Selected Publicly Traded Companies Analysis
BofA Securities reviewed publicly available financial information for BlueTriton and the following six publicly traded companies in the beverage industry (collectively, the “BofA Selected BTB Publicly Traded Companies”):
Branded Beverage
•	National Beverage Corp
•	Keurig Dr Pepper
HOD / Retail Water
•	Coca-Cola Europacific Partners plc
•	Primo Water
Reference Only
•	The Coca-Cola Company
•	PepsiCo
BofA Securities reviewed, among other things, the closing stock prices of the BofA Selected BTB Publicly Traded Companies on June 14, 2024, as a multiple of calendar years 2024 and 2025 estimated Adjusted EBITDA. BofA

Securities also reviewed enterprise values of the BofA Selected BTB Publicly Traded Companies, calculated as equity values based on closing stock prices on June 14, 2024, plus debt, less cash, as a multiple of calendar year 2024 estimated and calendar year 2025 estimated Adjusted EBITDA.BofA Securities then applied calendar year 2024 estimated Adjusted EBITDA multiples of 11.0x to 13.0x, derived from the BofA Selected BTB Publicly Traded Companies, to BlueTriton’s calendar year 2024 estimated Adjusted EBITDA and applied calendar year 2025 estimated Adjusted EBITDA multiples of 10.0x to 12.5x, derived from the BofA Selected BTB Publicly Traded Companies, to BlueTriton’s calendar year 2025 estimated Adjusted EBITDA. This analysis indicated the following approximate enterprise value reference ranges for BlueTriton:
Enterprise Value Reference Ranges for BlueTriton (in $mm, rounded to $5mm)	Price Per Primo Share as of June 14, 2024
2024E Adjusted EBITDA	2025E Adjusted EBITDA
$9,895 - $11,695	$9,490 - $11,865
No company used in this analysis is identical or directly comparable to BlueTriton. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which BlueTriton was compared.
(b)	Discounted Cash Flow Analysis
BofA Securities performed a discounted cash flow analysis of BlueTriton to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that BlueTriton was forecasted to generate during BlueTriton’s fiscal years 2024 through 2028 based on the Primo Water management forecasts for BlueTriton. BofA Securities calculated terminal values for BlueTriton by applying perpetuity growth rates ranging from 2.5% to 3.5%, based on BofA Securities’ professional judgment and experience, to BlueTriton’s estimated fiscal year 2028 free cash flows. The cash flows and terminal values were then discounted to present value as of March 31, 2024 using discount rates ranging from 8.5% to 10.0%, which were based on an estimate of BlueTriton’s weighted average cost of capital. This analysis indicated the following approximate enterprise value reference ranges for BlueTriton:
Estimated Enterprise ValueReference Range for BlueTriton (in $mm, rounded to nearest $5mm)
$9,215 - $13,350
Pro Forma Financial Analyses
(a)	Selected Publicly Traded Companies Analysis
BofA Securities performed a selected publicly traded companies analysis of NewCo, pro forma for the Transaction, based on its review of publicly available financial and stock market information for the BofA Selected Primo Publicly Traded Companies and BofA Selected BTB Publicly Traded Companies (together, the “Selected NewCo Publicly Traded Companies”). BofA Securities applied calendar year 2024 estimated Adjusted EBITDA multiples of 10.2x to 12.2x, derived from a weighted average of the multiples used in the Selected NewCo Publicly Traded Companies to NewCo’s calendar year 2024 estimated Adjusted EBITDA for continuing operations and applied calendar year 2025 estimated Adjusted EBITDA multiples of 9.3x to 11.7x, derived from a weighted average of the multiples used in such selected publicly traded companies analysis for Primo Water and BlueTriton, to NewCo’s calendar year 2025 estimated Adjusted EBITDA for continuing operations. Estimated financial data of the Selected NewCo Publicly Traded Companies was based on publicly available research analysts’ estimates, and estimated financial data of Primo Water was based on the Primo Water management forecasts. BofA Securities performed this analysis for scenarios taking into account (i) phased-in synergies of $0 in 2024 and $60,000,000 in 2025 and (ii) run-rate synergies based on the Primo Water management forecasts of $200,000,000 per year. This analysis indicated the following approximate implied enterprise value reference ranges for NewCo:
	2024 Adjusted EBITDA	2025 Adjusted EBITDA
Synergies phased-in	$13,635 - $16,315	$13,760 - $17,200
$200 million of Run-Rate Synergies	$15,670 - $18,750	$15,070 - $18,835

No company used in this analysis is identical or directly comparable to Primo Water, BlueTriton or NewCo. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which NewCo was compared.
(b)	Discounted Cash Flow Analysis
BofA Securities performed a discounted cash flow analysis of Newco, pro forma for the Transaction, to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that Newco was forecasted to generate during Newco’s fiscal years 2024 through 2028 based on the Primo Water management forecasts for Primo Water and for BlueTriton. BofA Securities calculated terminal values for Newco by applying perpetuity growth rates ranging from 2.5% to 3.5%, based on BofA Securities’ professional judgment and experience, to NewCo’s estimated fiscal year 2028 free cash flows. The cash flows and terminal values were then discounted. to present value as of March 31, 2024 using discount rates ranging from 8.75% to 10.25%, which were based on a weighted average estimate of Primo Water’s and BlueTriton’s weighted average costs of capital, taking into account an unlevered free cash flow contribution split of 24% for Primo Water and 76% for BlueTriton, respectively. BofA Securities performed this analysis for scenarios taking into account (i) no synergies and (ii) run-rate synergies based on the Primo Water management forecasts of $200,000,000 per year. This analysis indicated the following approximate enterprise value reference ranges for NewCo:
Estimated Enterprise ValueReference Range for NewCo (in $mm, rounded to nearest $5mm)
No Synergies	$12,195 - $17.395
$200 million of Run-Rate Synergies	$13,770 - $19,735
(c)	Has/Gets Analysis
BofA Securities performed a has/gets analysis to calculate the theoretical change in value for holders of Primo Shares resulting from the Transaction based on a comparison of (i) the 100% ownership by Primo Shareowners of Primo Water on a stand-alone basis (the “Has”) and (ii) the Primo Water Pro Forma Percentage (the “Gets”).
For Primo Water on a stand-alone basis, BofA Securities referred to the reference ranges indicated by its (i) discounted cash flow analysis, (ii) selected publicly traded companies analysis and (iii) selected precedent transactions analysis, each as described above under “Summary of BofA Financial Analyses — Primo Water Financial Analyses”.
BofA Securities then calculated the implied pro forma equity value per share of Primo Shares by calculating the range of implied equity values allocable to Primo Shareowners on a pro forma basis, and in each case dividing by the estimated number of fully diluted share of NewCo, after giving effect to the Transaction, and assuming 43% pro forma ownership of NewCo (based on the Primo Water Pro Forma Percentage) and taking into account the Company Special Dividend in the amount of $133 million based on:
Selected NewCo Publicly Traded Companies Analyses
•
Publicly traded companies – Synergies Phased-in: the implied reference range of equity value of NewCo on a pro forma basis based on the pro forma enterprise values described in “Summary of BofA Financial Analyses — Primo Water Financial Analyses  —  Selected Publicly Traded Companies Analysis (Synergies Phased-in)”, subtracting pro forma March 31, 2024 net debt balance of $5,204 million, inclusive of projected transaction expenses, applying the Primo Water Pro Forma Percentage and adding the Company Special Dividend in the amount of $133 million; and

•
Publicly traded companies – $200 million of Run-Rate Synergies: the implied reference range of equity value of NewCo on a pro forma basis based on the pro forma enterprise values described in “Summary of BofA Financial Analyses — Primo Water Financial Analyses– Selected Publicly Traded Companies Analysis ($200 million of Run-Rate Synergies)”, subtracting pro forma March 31, 2024 net debt balance of $5,204 million, inclusive of projected transaction expenses, applying the Primo Water Pro Forma Percentage and adding the Company Special Dividend in the amount of $133 million.

Discounted Cash Flow Analyses
•
Discounted Cash Flows – No Synergies: the implied reference range of equity value of NewCo on a pro forma basis, utilizing the pro forma enterprise values described above in “Summary of BofA Financial Analyses – Pro Forma Financial Analyses – Discounted Cash Flow Analysis”, subtracting pro forma March 31, 2024 net debt balance of $5,204 million, inclusive of projected transaction expenses, applying the Primo Water Pro Forma Percentage and adding the Company Special Dividend in the amount of $133 million; and

•
Discounted Cash Flows – $200 million of Run-Rate Synergies: the implied reference range of equity value of NewCo on a pro forma basis, utilizing the pro forma enterprise values described above in “Summary of BofA Financial Analyses – Pro Forma Financial Analyses – Discounted Cash Flow Analysis”, subtracting pro forma March 31, 2024 net debt balance of $5,204 million, inclusive of projected transaction expenses, applying the Primo Water Pro Forma Percentage and adding the Company Special Dividend in the amount of $133 million.

The analysis indicated the following approximate implied pro forma per share equity value reference ranges for Primo Shares, pro forma after giving effect to the Transaction, based on the Primo Water Pro Forma Percentage, for each Primo Share, compared to the range of implied per share equity values for Primo Shares on a standalone basis:
	Selected NewCo Publicly Traded Companies: 2024 Adj. EBITDA	Selected NewCo Publicly Traded Companies: 2025 Adj. EBITDA	Discounted Cash Flows
Primo Water Stand-Alone	$19.00 - $24.50	$19.00 - $24.50	$13.75 - $21.75
Pro Forma (Synergies Phased-in)	$23.00 - $30.00 (no synergies)	$23.50 - $32.50 ($60m of synergies)	$19.25 - $32.75 (no synergies)
Pro Forma ($200mm Run-Rate Synergies)	$28.50 - $36.50	$26.75 - $36.75	$23.25 - $39.00
Miscellaneous
As noted above, the discussion set forth above is a summary of the financial analysis presented by BofA Securities to the Special Committee and the Board in connection with its presentation of the BofA Financial Analyses and is not a comprehensive description of all analyses undertaken by BofA Securities in connection with its presentation. The preparation of a financial analysis is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial presentation of analysis is not readily susceptible to partial analysis or summary description. BofA Securities believes that its analyses summarized above must be considered as a whole. BofA Securities further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying BofA Securities’ analyses and discussion materials. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.
In performing its analyses, BofA Securities considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of Primo Water and BlueTriton. The estimates of the future performance of Primo Water and BlueTriton in or underlying BofA Securities’ analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Securities’ analyses. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Securities’ view of the actual values of Primo Water or BlueTriton.
The type and amount of consideration payable in the Transaction was determined through negotiations between Primo Water and BlueTriton, rather than by any financial advisor, and was approved by the Board. The decision to enter into the Arrangement Agreement was solely that of the Board. As described above, BofA Securities’ analyses were only one of many factors considered by the Board in its evaluation of the proposed Transaction and should not be viewed as determinative of the views of the Board or Primo Water’s management with respect to the Transaction or the Primo Water Pro Forma Percentage. For more information see “Description of the Transaction — Primo Water’s Reasons for the Transaction”.
Primo Water has agreed to pay BofA Securities for its services in connection with the Transaction an aggregate fee of $45,000,000, which is contingent upon the Closing of the Transaction. Primo Water also has agreed to reimburse BofA Securities for its expenses incurred in connection with BofA Securities’ engagement and to indemnify BofA Securities, any controlling person of BofA Securities and each of their respective directors, officers, employees, agents and affiliates against specified liabilities, including liabilities under the federal securities laws.
BofA Securities and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of their businesses, BofA Securities and its affiliates invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in the equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of Primo Water, BlueTriton and certain of their respective affiliates. As of the close of trading on June 14, 2024, the last trading day prior to BofA Securities presenting the BofA Financial Analyses, BofA Securities and its affiliates held on a non-fiduciary basis outstanding Primo Shares having a market value of approximately $32 million as of such date, representing less than 1% of the outstanding Primo Shares as of such date.
BofA Securities and its affiliates in the past have provided, currently are providing, and in the future may provide investment banking, commercial banking and other financial services to Primo Water and its affiliates, including providing deposit and other liquidity and treasury services, term loans, letters of credit and other commercial credit services, foreign exchange and other markets services, and workplace benefit services, and have received or in the future may receive compensation for the rendering of these services. From June 1, 2022 through May 31, 2024, BofA Securities and its affiliates derived aggregate revenues from Primo Water and its affiliates of approximately $6.0 million for investment and corporate banking services.
In addition, BofA Securities and its affiliates in the past have provided, currently are providing, and in the future may provide investment banking, commercial banking and other financial services to BlueTriton and its affiliates, including providing deposit and other liquidity and treasury services, term loans, letters of credit and other commercial credit services, foreign exchange and other markets services and have received or in the future may receive compensation for the rendering of these services. From June 1, 2022 through May 31, 2024, BofA Securities and its affiliates derived aggregate revenues from BlueTriton and its affiliates of approximately $[•] million for investment and corporate banking services.
In addition, BofA Securities and its affiliates in the past have provided, currently are providing, and in the future may provide investment banking, commercial banking and other financial services to One Rock and its affiliates, including providing deposit, checking and other liquidity and treasury services, term loans, letters of credit and other commercial credit services, foreign exchange and other markets services, and have received or in the future may receive compensation for the rendering of these services. From June 1, 2022 through May 31, 2024, BofA Securities and its affiliates derived aggregate revenues from One Rock and its affiliates of approximately $[•] million for investment and corporate banking services.
As of June 16, 2024, the date that BofA Securities presented the BofA Financial Analyses, BofA Securities and its affiliates were working with BlueTriton, One Rock and Metropoulos and their affiliates on one or more investment and corporate banking matters unrelated to the Transaction and BofA Securities believes, based on the information available to it as of the date it presented the BofA Financial Analyses, that the aggregate revenues BofA Securities and its affiliates will derive from BlueTriton, One Rock and Metropoulos and their affiliates for those concurrent investment and corporate banking services will be less than the fee payable to BofA Securities for its services in connection with the Transaction. In addition, in the ordinary course of its respective businesses, BofA Securities and its affiliates has pitched, is currently pitching, and/or will continue to pitch, additional investment and corporate banking services unrelated to the Transaction to BlueTriton, One Rock and Metropoulos & Co. and their affiliates but how much, if any, additional investment and corporate banking business and revenues will result from those efforts is subject to numerous factors beyond the control of BofA Securities and its affiliates.

Certain Projected Financial Information
Certain Financial Projections Related to Primo Water
Primo Water does not, as a matter of course, publicly disclose long-term forecasts or internal projections as to future performance, earnings or other results given, among other reasons, the uncertainty of the underlying assumptions and estimates. In connection with the Board’s consideration of the Transaction, Primo Water’s management prepared or approved certain financial projections regarding Primo Water’s future performance for the full calendar years ending December 31, 2024 through 2028 on a standalone basis without giving effect to the Transaction, which are referred to as the “Management Projections — Primo Water,” and provided these management projections to the Board and to Primo Water’s financial advisors for their use and reliance in connection with their respective financial analyses and opinions. See the section in this Circular entitled “Description of the Transaction — Opinion of BMO Capital Markets Corp.”
The projected financial information of Primo Water included in this document has been prepared by, and is the responsibility of, Primo Water's management. Primo Water’s independent accountants have not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying projected financial information and, accordingly, Primo Water’s independent accountants do not express an opinion or any other form of assurance with respect thereto. The independent accountants report incorporated by reference into this Circular relates to Primo Water's previously issued financial statements. It does not extend to the projected financial information of Primo Water and should not be read to do so.
The Management Projections — Primo Water were prepared by management of Primo Water based on assumptions that management believed were reasonable and that, at the time, reflected management’s best available estimates of the future financial performance of Primo Water. The inclusion of the Management Projections — Primo Water should not be regarded as an indication that any of Primo Water, the Board, BlueTriton, the financial advisors or any other recipient of this information considered, or now considers, the Management Projections — Primo Water to be necessarily predictive of actual future results, and the Management Projections — Primo Water should not be relied upon as such. Some or all of the assumptions that have been made in connection with the preparation of the Management Projections — Primo Water may have changed since the date the financial projections were prepared. The Management Projections — Primo Water are included in this Circular not to influence a reader’s decision as to whether to vote for or against the Arrangement Resolution, but because the Management Projections — Primo Water were made available to the Board and Primo Water’s financial advisors.
The Management Projections — Primo Water were based on numerous variables, qualitative estimates and assumptions, including assumptions with respect to general business, economic, market, regulatory and financial conditions and various other factors. Such estimates and assumptions are inherently uncertain and may be beyond the control of Primo Water. The Management Projections — Primo Water were not prepared with a view to public disclosure or with a view to complying with the published guidelines of the SEC or Canadian securities regulators regarding projections and forecasts (including as to “financial outlook” or “future-oriented financial information”) or accounting rules, standards, and procedures for preparation and presentation of projections and forecasts, but, in the view of the Company, were prepared on a reasonable basis, and reflect the Company’s best available estimates and judgments regarding the Company’s expected future financial performance at the time they were prepared. The projected financial information included in the Management Projections — Primo Water constitute forward-looking statements, and important factors that may affect actual results and cause these financial forecasts to not be achieved include, but are not limited to, Primo Water’s ability to operate in a competitive market, its ability to respond successfully to consumer trends relating to its products, its ability to successfully market its products and other factors described under the captions “Cautionary Statement Regarding Forward-Looking Statements” under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the fiscal year ended December 30, 2023 and the Company’s management’s discussion and analysis of financial condition and results of operations for the six months ended June 29, 2024, each of which is available on SEDAR+ at www.sedarplus.ca and EDGAR at www.sec.gov and incorporated by reference in this Circular. You are encouraged to review the risks and uncertainties described in these documents.
The Management Projections — Primo Water may not be realized and the actual results may be significantly higher or lower than estimated. Since the Management Projections — Primo Water cover multiple years, that information by its nature becomes less predictive with each successive year. In addition, the Management Projections — Primo Water are subjective in many respects and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments.

On June 16, 2024, Primo Water provided BMO Capital Markets with certain projected financial information relating to, among other metrics, Primo Water’s: (i) Net Revenue; (ii) EBITDA; (iii) Adjusted EBITDA; and (iv) Free Cash Flow. This projected financial information is summarized in the table below and does not take into account any circumstances or events occurring after the date it was provided. See “Cautionary Statement Regarding Forward-Looking Statements”.
($ in millions of U.S. dollars)	2024E	2025E	2026E	2027E	2028E
Net Revenue	$1,873	$1,984	$2,104	$2,230	$2,365
EBITDA(1)	398	424	455	485	517
Adjusted EBITDA(2)	440	464	495	524	557
Free Cash Flow(3)	196	230	241	254	272
(1)
EBITDA is a non-GAAP measure that is not required by, or presented in accordance with, GAAP. For more information regarding Primo Water’s use of EBITDA, as well as the limitations of financial measures that are not calculated in accordance with GAAP, see “Non-GAAP Financial Performance Measures.”

(2)
Adjusted EBITDA is a non-GAAP measure that is not required by, or presented in accordance with, GAAP. For more information regarding Primo Water’s use of Adjusted EBITDA, as well as the limitations of financial measures that are not calculated in accordance with GAAP, see “Non-GAAP Financial Performance Measures.”

(3)
Free Cash Flow is a non-GAAP measure that is not required by, or presented in accordance with, GAAP. For more information regarding Primo Water’s use of Free Cash Flow, as well as the limitations of financial measures that are not calculated in accordance with GAAP, see “Non-GAAP Financial Performance Measures.”

The following material assumptions were made in preparing the projected financial information included in the Management Projections — Primo Water:
•
Projections were built upon the financial and customer drivers for each of the following key business offerings for continuing operations: (1) “Water Direct/Water Exchange”, (2) “Water Refill/Water Filtration”, (3) “Other Water”, (4) “Water Dispensers” and (5) “Other”.

•	(1) Water Direct/Exchange (approximately 77% of revenue):
○
expected to experience mid-single digit revenue growth driven by low single-digit customer base and volume consumption growth in Water Direct and mid-single-digit retail customer base growth in Water Exchange with low-double-digit volume growth, complemented by mix actions:

○
Water Direct growth expected to be driven by new customer additions, especially in the business-to- business and residential programs, connecting retail and e-commerce to all Water Direct customers and increasing distribution of premium offerings;

○
Water Exchange growth expected to be driven by expansion of Primo Water’s retail footprint, connecting dispenser sales to recurring Water Exchange purchases and increasing premium offerings (i.e., Mountain Valley returnable water, other regional spring water and alkaline);

•	(2) Water Refill/Water Filtration (approximately 12% of revenue):
○	expected to experience mid-single digit revenue growth fueled by customer base growth, volume per customer growth and pricing-mix;
○	Water Refill customer base expected to modestly increase and the filtration customer growth expected to increase mid-single digits;
○	growth expected to be driven by expansion of retail footprint, connecting dispenser sales to recurring Water Refill purchases and expansion into premium alkaline offerings;
○	filtration growth expected to be further driven by Primo Water’s plans to focus on targeting customers proactively and adding customer density to existing routes;
•	(3) Other Water (approximately 5% of revenue):
○	primarily comprised of Mountain Valley retail and on-premise offerings;
○	expected to experience double-digit revenue growth driven by strong consumer demand for the Mountain Valley brand, increased shelf-space at retail and increased retail footprint;

•	(4) Water Dispensers (approximately 3% of revenue):
○
Water Dispensers continue to function as the “razor”, representing the key customer acquisition tool and helping to drive customer loyalty, while dispenser unit sell-through is one form of a leading indicator and driver of future water demand;

○	expected to experience mid-single digit revenue growth driven by retail and digital growth with existing partners, increased brick-and mortar retail partners and mix;
•	(5) Other (approximately 3% of revenue):
○	primarily comprised of Primo Water’s non-core office coffee services and co-packing business;
○	expected to decline mid-single digits as Primo Water de-emphasizes and de-prioritizes these businesses;
•
Gross margins expected to remain largely steady over the projection period, with EBITDA margin improvement driven by the Company’s fixed cost leverage and business optimization program, which is expected to achieve $20 million in annual cost savings;

•	Base capital expenditures expected to be approximately 7% of revenue, with the Company’s strategic capital expenditures expected to be completed at the end of fiscal 2024; and
•	Proceeds from the ongoing divestiture of the international business expected to be $200 million.
Primo Water believes that the material assumptions described above were reasonable at the time the Management Projections — Primo Water were prepared. The assumptions that management of Primo Water made in preparing the foregoing projected financial information may not reflect actual future conditions. The estimates and assumptions underlying the projected financial information involve judgments with respect to, among other things, risks and uncertainties relating to Primo Water’s business, industry performance, competitive environment, changes in consumer trends, and general business and economic conditions. Various assumptions underlying the foregoing projected financial information may prove to not have been, or may no longer be, accurate. The projections are also subject to significant uncertainty given the passage of time since they were first formulated. Therefore, Primo Water’s management does not believe that the projected financial information included herein should be relied upon as a current forecast of the near-term results that Primo Water may achieve. Except as may be required in order to comply with applicable securities laws, none of Primo Water or any of its representatives intend to update, or otherwise revise, the above projected financial information, or the specific portions presented, to reflect circumstances existing after the date when they were made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error or change. In addition, the above projected financial information does not reflect the impact of the Transaction, nor does it take into account the effect of any failure of the Transaction to occur.
Certain Financial Projections Related to BlueTriton
BlueTriton does not, as a matter of course, publicly disclose long-term forecasts or internal projections as to future performance, earnings or other results given, among other reasons, the uncertainty of the underlying assumptions and estimates. In connection with BlueTriton’s consideration of the Transaction, BlueTriton’s management prepared or approved certain financial projections regarding BlueTriton’s future performance for the full years ending December 31, 2024 through 2028 on a standalone basis, without giving effect to the Transaction, which are referred to above as the “Management Projections — BlueTriton,” and provided these management projections to Primo Water for Primo Water’s financial advisor’s use and reliance in connection with their respective financial analyses and opinions. See the sections in this Circular entitled “Description of the Transaction — Opinion of BMO Capital Markets Corp.” The projected financial information of BlueTriton was prepared by the management of BlueTriton between January and March of 2024 based on assumptions that management believed were reasonable and that, at the time, reflected management’s best available estimates of the future financial performance of BlueTriton.
The projected financial information of BlueTriton included in this document has been prepared by, and is the responsibility of, BlueTriton’s management. Primo Water’s independent accountants have not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying projected financial information and, accordingly, Primo Water’s independent accountants do not express an opinion or any other form of assurance with respect thereto. The independent accountants report incorporated by reference into this Circular relates to the Company’s previously issued financial statements. It does not extend to the projected financial information of BlueTriton and should not be read to do so.

The inclusion of this projected financial information should not be regarded as an indication that any of BlueTriton, Primo Water, the financial advisors or any other recipient of this information considered, or now considers, such projected financial information to be necessarily predictive of actual future results, and this projected financial information should not be relied upon as such. Neither BlueTriton’s independent auditors, nor any other independent accountants, have audited, compiled, examined, or performed any procedures with respect to the Management Projections — BlueTriton, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the Management Projections — BlueTriton. The projected financial information is included in this Circular not to influence a reader’s decision as to whether to vote for or against the Arrangement Resolution, but because the projected financial information was made available to the Board, the Special Committee and BMO Capital Markets.
The projected financial information was based on numerous variables, qualitative estimates and assumptions, including assumptions with respect to general business, economic, market, regulatory and financial conditions and various other factors. Such estimates and assumptions are inherently uncertain and may be beyond the control of BlueTriton. The projected financial information was not prepared with a view to public disclosure or with a view to complying with the published guidelines of the SEC or Canadian securities regulators regarding projections and forecasts (including as to “financial outlook” or “future-oriented financial information”) or accounting rules, standards and procedures for preparation and presentation of projections and forecasts, but, in the view of BlueTriton, were prepared on a reasonable basis, and reflect BlueTriton’s best available estimates and judgments regarding BlueTriton’s expected future financial performance at the time they were prepared. The projected financial information constitutes forward-looking statements, and important factors that may affect actual results and cause these financial forecasts to not be achieved include, but are not limited to, BlueTriton’s ability to operate in a competitive market, its ability to respond successfully to consumer trends relating to its products, its ability to successfully market its products and other factors described under the captions “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this Circular. You are encouraged to review the risks and uncertainties described under these captions in this Circular. The projected results may not be realized and the actual results may be significantly higher or lower than estimated. Since the projected financial information covers multiple years, that information by its nature becomes less predictive with each successive year. In addition, the projected financial information is subjective in many respects and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments.
On March 7, 2024, BlueTriton provided Primo Water with certain projected financial information relating to, among other metrics, BlueTriton’s: (i) net sales, divided between Retail and ReadyRefresh; (ii) gross profit (excluding depreciation & amortization); (iii) Adjusted EBITDA; and (iv) capital expenditure, divided between maintenance and growth capital expenditure, which was adjusted and approved by Primo Water before being provided to BMO Capital Markets. This projected financial information is summarized in the table below and does not take into account any circumstances or events occurring after the date it was provided. See “Cautionary Statement Regarding Forward-Looking Statements”.
($ in millions of U.S. dollars)	2024E	2025E	2026E	2027E	2028E
Net sales	$4,956	$5,247	$5,543	$5,870	$6,231
Retail	3,745	3,928	4,123	4,351	4,602
ReadyRefresh	1,211	1,319	1,420	1,519	1,629
Gross profit (excluding depreciation & amortization)	1,747	1,826	1,945	2,072	2,219
Adjusted EBITDA(1)	900	949	1,036	1,118	1,218
Capital expenditure(2)	149	187	210	173	173
Maintenance capital expenditure	105	101	101	103	106
(1)
Adjusted EBITDA is a non-GAAP measure that is not required by, or presented in accordance with, GAAP. For more information regarding BlueTriton’s use of Adjusted EBITDA, as well as the limitations of financial measures that are not calculated in accordance with GAAP, see “Schedule N—Management’s Discussion and Analysis of Financial Condition and Results of Operations of BlueTriton — Non-GAAP Financial Measures.”

(2)
As part of the adjustments made by Primo prior to providing BMO Capital Markets with BlueTriton’s projected financial information, additional amounts were added to projected capital expenditures for each of the years presented, representing the buyout of certain leases and totaling approximately $20.0 million, $6.8 million, $5.2 million, $2.3 million, and $1.2 million for each of the years presented, respectively.

The following material assumptions were made in arriving at BlueTriton’s projected financial information:
•
in the Retail segment, BlueTriton’s focus is on shifting its product mix toward occasion and multi-serve packs and among BlueTriton’s regional spring water brands, the regional spring water brands distributed in the Western United States would grow at a marginally faster rate based on BlueTriton management’s focus to fortify the Retail segment in that region. Saratoga, BlueTriton’s premium national spring water brand, and BlueTriton’s sales from new product innovation experience the highest levels of growth from a smaller dollar base, driven by increased spend in marketing as a percentage of net sales. Pricing in the Retail segment is forecast to increase starting in 2026 to offset the base level inflation assumption. Variable cost of sales is assumed to grow in line with inflation and volume, with some efficiencies experienced on a dollar per volume basis due to warehouse optimization, asset intensity improvements, freight optimization and economies of scale;

•
the ReadyRefresh business is anticipated to grow with a focus on existing branches as well as penetration of new white space to continue the growth in number of customers with average order value. In addition, BlueTriton is expected to grow sales in filtration, direct store delivery, and 5-gallon jugs in the retail channel. ReadyRefresh is also forecast to increase prices starting in 2025 to mitigate inflationary expectations. However, as new customers are added, this will lead to a reduction in average price given the introductory prices available to new customers. Variable costs sold are anticipated to grow at 2% per annum but will be offset by cost efficiencies achieved as the business grows with fixed cost decreasing as a percentage of net sales driven by efficiencies; and

•
incremental capital expenditures of $25 million in 2025 and $45 million in 2026 to fund expansion of BlueTriton’s facility in Hawkins, Texas and the development of a new facility in the Pacific Northwest region.

BlueTriton believes that the material assumptions described above were reasonable at the time the projected financial information was prepared. Some or all of the assumptions that have been made in connection with the preparation of the projected financial information may have changed since the date the projected financial information was prepared, and the assumptions that management of BlueTriton made in preparing the foregoing projected financial information may therefore not reflect actual future conditions. The estimates and assumptions underlying the projected financial information involve judgments with respect to, among other things, risks and uncertainties relating to BlueTriton’s business, industry performance, competitive environment, changes in consumer trends, and general business and economic conditions. Various assumptions underlying the foregoing projected financial information may prove to not have been, or may no longer be, accurate. The projections are also subject to significant uncertainty given the passage of time since they were first formulated. Therefore, BlueTriton’s management does not believe that the projected financial information included herein should be relied upon as a current forecast of the near-term results that BlueTriton may achieve. Except as may be required in order to comply with applicable securities laws, none of BlueTriton or any of its representatives intend to update, or otherwise revise, the above projected financial information, or the specific portions presented, to reflect circumstances existing after the date when they were made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error or change. In addition, the above projected financial information does not reflect the impact of the Transaction, nor does it take into account the effect of any failure of the Transaction to occur.
The Arrangement and Plan of Arrangement
The Arrangement will be implemented in accordance with and subject to the terms and conditions of the Arrangement Agreement, the Plan of Arrangement, the Interim Order and the Final Order.
Under the Plan of Arrangement, commencing at the Arrangement Effective Time, each of the events set out below shall occur, and shall be deemed to occur, in the following order, all as more particularly provided for in the Plan of Arrangement:
•	The Rights Agreement shall be terminated (and all rights thereunder shall expire) and shall be of no further force or effect.
•
Each outstanding Primo Share held by a Dissenting Shareowner in respect of which Dissent Rights have been validly exercised and not withdrawn shall be, and shall be deemed to be, transferred and assigned by the holder thereof to Amalgamation Sub in consideration for the right to receive the fair value for such Primo Shares, and: (i) such Dissenting Shareowner shall cease to be the holder of such Primo Shares and to have any rights as a Primo Shareowner other than the right to receive the fair value for such Primo Shares; (ii) the name of such Dissenting Shareowner shall be removed from the register of Primo Shareowners maintained by or on behalf of the Company; and (iii) Amalgamation Sub shall be recorded in the register of Primo Shareowners maintained by or on behalf of the Company as the registered holder of such Primo Shares and shall be, and be deemed to be, the legal and beneficial owner thereof free and clear of all Liens.
•
The outstanding Primo Shares (other than any Primo Shares held by Dissenting Shareowners or by Amalgamation Sub or any of its Affiliates) shall be, and shall be deemed to be, transferred and assigned by the holders thereof to Amalgamation Sub in exchange for the issuance on behalf of Amalgamation Sub by NewCo to the holders thereof of a number of fully paid and non-assessable NewCo Class A Shares equal to the Exchange Ratio, which (together with NewCo Replacement Awards issued in respect of Primo Equity Awards) shall represent approximately 43% of the Fully Diluted NewCo Shares issued and outstanding immediately following the Closing.

•
Concurrent with the step above: (i) each outstanding Primo Option shall be automatically converted into an option to acquire that number of NewCo Class A Shares equal to the product of (a) the number of Primo Shares underlying such Primo Option as of immediately prior to the Arrangement Effective Time, multiplied by (b) the Exchange Ratio, rounded down to the nearest whole number, at an exercise price per share equal to the quotient obtained by dividing (x) the per share exercise price of the Primo Options by (y) the Exchange Ratio, rounded up to the nearest whole cent, as more particularly provided for in the Plan of Arrangement; (ii) each outstanding Primo RSU (vested or unvested) shall be automatically assumed and converted into a restricted stock unit award to acquire NewCo Class A Shares, with the NewCo Replacement RSUs as so assumed and converted subject to the same terms and conditions as applied to such Primo RSU, immediately prior to the Arrangement Effective Time, except that, as of the Arrangement Effective Time, the number of NewCo Class A Shares underlying such NewCo Replacement RSU shall be equal to the product of (a) the number of Primo Shares underlying such Primo RSU multiplied by (b) the Exchange Ratio, rounded down to the nearest whole share, as more particularly provided for in the Plan of Arrangement; and (iii) each outstanding Primo PSU (whether vested or unvested) shall be automatically assumed and converted into a NewCo Class A Shares, with the NewCo Replacement PSUs as so assumed and converted subject to the same terms and conditions as applied to such Primo PSU, except that, as of the Arrangement Effective Time, the number of NewCo Class A Shares underlying such NewCo Replacement PSU shall be equal to the product of (x) the target number of Primo Shares underlying such Primo PSU by (y) the Exchange Ratio, rounded down to the nearest whole share and (B) the applicable performance metrics shall be equitably adjusted to reflect the transactions contemplated by the Arrangement Agreement as agreed between the Parties, each acting reasonably.

•
Concurrent with the step above, NewCo shall assume all the obligations of the Company under the Primo Stock Plans, each outstanding Primo Equity Award and the agreements evidencing the grants thereof (subject to adjustments as provided for in the Plan of Arrangement) and the number and kind of shares available for issuance under the Primo Stock Plans shall be adjusted to reflect NewCo Class A Shares in accordance with the provisions of the Primo Stock Plans; provided that no new awards under the Primo Stock Plans shall be permitted to be awarded following the Arrangement Effective Time.

•
Concurrent with the step above, in consideration for NewCo delivering, on behalf of Amalgamation Sub, NewCo Class A Shares directly to the Primo Shareowners, AS Common Shares (the “AS Delivered Common Shares”) with the aggregate fair market value equal to the fair market value of the aggregate number of NewCo Class A Shares so delivered, shall be issued to NewCo. An amount equal to the fair market value of the AS Delivered Common Shares shall be added to the stated capital account maintained by Amalgamation Sub for AS Common Shares.

•	Immediately following the step above, the stated capital of the Primo Shares shall be reduced to $1.00 without any distribution.
•
Amalgamation Sub and the Company shall amalgamate to form one corporate entity (“Amalco”) under the name “Primo Water Corporation” (the “Amalgamation”). Upon the Amalgamation, the Articles of Arrangement shall be deemed to be the articles of amalgamation of Amalco and the articles of incorporation and certificate of amalgamation of Amalco shall be deemed to be the certificate of amalgamation and certificate of incorporation of Amalco. Amalco shall be authorized to issue an unlimited number of Amalco Shares, which shall have the same rights, privileges, conditions and restrictions as the AS Delivered Common Shares. Each AS Delivered Common Share shall be converted into one fully paid and non-assessable Amalco Share and each Primo Share shall be cancelled without any repayment of capital. The registered office of Primo Water will become the registered office of Amalco, and all the rights and liabilities of Amalgamation Sub and the Company will become the rights and liabilities of Amalco.
The Mergers
The Merger
On the Closing Date, immediately following the Arrangement Effective Time, BlueTriton shall file a certificate of merger with the Delaware Secretary of State with respect to the merger of Merger Sub with and into BlueTriton (the “Merger”). The Merger shall become effective at the time the certificate of merger is duly filed with the Delaware Secretary of State (or at such later time as BlueTriton and Primo Water may agree and specify in the certificate of merger in accordance with the DGCL) (the “Merger Effective Time”).
As a result of the Merger, the separate corporate existence of Merger Sub shall cease and BlueTriton shall continue as the surviving company and a wholly-owned Subsidiary of NewCo (the “Surviving Company”). All assets, property, rights, privileges, powers and franchises of BlueTriton and Merger Sub shall vest in the Surviving Company, and all debts, liabilities and duties shall be debts, liabilities and duties of BlueTriton and Merger Sub shall become the debts, liabilities and duties of the Surviving Company.
The certificate of incorporation of BlueTriton shall be amended and restated to be in an agreed form as more particularly described in the Arrangement Agreement and shall be the certificate of incorporation of the Surviving Company until thereafter amended. The bylaws of BlueTriton shall be amended and restated to be in substantially the form of the bylaws of Merger Sub and shall be the bylaws of the Surviving Company until thereafter amended. The directors and officers of Merger Sub immediately prior to the Merger Effective Time shall be installed as the directors and officers of the Surviving Company until the earlier of their resignation or removal or until their respective successors are duly appointed or elected.
At the Merger Effective Time, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Merger Effective Time held by NewCo will be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Company, which shall be held directly by NewCo (and, immediately after the Merger Effective Time, the Surviving Company shall be a direct, wholly-owned Subsidiary of NewCo). At the Merger Effective Time, each share of treasury stock of BlueTriton will automatically be cancelled and will cease to exist with no consideration delivered in exchange therefor.
The issued and outstanding BlueTriton Shares as of immediately prior to the Merger Effective Time (other than treasury stock referenced above) will be converted into a number of NewCo Class A Shares and NewCo Class B Shares such that, as a result of the Merger, the BlueTriton Shareholder will hold, as of immediately following the Closing (including completion of the Arrangement Effective Time, the Merger Effective Time and the Subsequent Merger Effective Time (as defined below), an aggregate number of NewCo Class A Shares and NewCo Class B Shares (collectively, the “Merger Consideration”) comprising 57% of the aggregate Fully Diluted NewCo Shares, with such Merger Consideration allocated between NewCo Class A Shares and NewCo Class B Shares in a manner so as to result in the Initial BlueTriton Shareholder holding, as of such time, 49% of the aggregate NewCo Class A Shares and a number of NewCo Class B Shares that (assuming the full conversion thereof into NewCo Class A Shares at such time), when taken together with the NewCo Class A Shares included in the Merger Consideration held by the BlueTriton Shareholders, represent 57% of the aggregate Fully Diluted NewCo Shares, in each case as determined in good faith by NewCo and Primo Water. In the event that the Initial BlueTriton Shareholder holding a greater number of NewCo Class A Shares would not result in a “Change of Control” under the Primo Indentures as of the Closing, the Initial BlueTriton Shareholder may, by written notice to NewCo prior to the Closing, elect to receive such greater number of NewCo Class A Shares in lieu of a corresponding number of NewCo Class B Shares. To the extent that there is more than one BlueTriton Shareholder prior to the Merger Effective Time, the NewCo Class B Shares that the BlueTriton Shareholder is entitled to receive in the Merger will only be allocated to the Initial BlueTriton Shareholder, and the NewCo Class A Shares the BlueTriton Shareholder is entitled to receive in the

Merger will be allocated among the Initial BlueTriton Shareholder and each Subsequent BlueTriton Shareholder on a pro rata basis based on the number of BlueTriton Shares held by each such holder as of immediately prior to the Merger Effective Time, after giving effect to the allocation of NewCo Class B Shares to the Initial BlueTriton Shareholder.
The Subsequent Merger
On the Closing Date, immediately following the Merger, NewCo shall file a certificate of merger with the Delaware Secretary of State (the “Subsequent Certificate of Merger”) with respect to the merger of BlueTriton with and into NewCo (the “Subsequent Merger” and together with the Merger, the “Mergers”). The Subsequent Merger shall become effective at the time the Subsequent Certificate of Merger is duly filed with the Delaware Secretary of State (or at such later time as BlueTriton and NewCo may agree and specify in the Subsequent Certificate of Merger in accordance with the DGCL) (the “Subsequent Merger Effective Time”).
At the Subsequent Merger Effective Time, BlueTriton shall merge with and into NewCo. As a result of the Subsequent Merger, the separate corporate existence of BlueTriton shall cease and NewCo shall continue as the surviving company (the “Subsequent Surviving Company”). All assets, property, rights, privileges, powers and franchises of NewCo and the Surviving Company shall vest in the Subsequent Surviving Company, and all debts, liabilities and duties of NewCo and the Surviving Company shall be debts, liabilities and duties of the Subsequent Surviving Company.
The certificate of incorporation of NewCo shall be amended and restated to be in substantially the form of the certificate of incorporation included in “Schedule L — NewCo Organizational Documents and Stockholders Agreement” attached hereto and shall be the certificate of incorporation of the Subsequent Surviving Company until thereafter amended. The bylaws of NewCo shall be amended and restated to be in substantially the form of the bylaws included in “Schedule L — NewCo Organizational Documents and Stockholders Agreement” attached hereto and shall be the bylaws of the Subsequent Surviving Company until thereafter amended. The directors and officers agreed to by the parties shall be the directors and officers of the Subsequent Surviving Company until the earlier of their resignation or removal or until their respective successors are duly appointed or elected. See “The Arrangement Agreement — Stockholders Agreement — NewCo Board of Directors” and the form of Stockholders Agreement included in “Schedule L — NewCo Organizational Documents and Stockholders Agreement”.
The issued and outstanding BlueTriton Shares as of immediately prior to the Subsequent Merger Effective Time will no longer be outstanding and will be cancelled with no consideration delivered in exchange therefor. Each issued and outstanding NewCo Class A Share and NewCo Class B Share shall be unaffected by the Subsequent Merger and shall remain outstanding as a corresponding share of the Subsequent Surviving Company.
For ease of reference, the Subsequent Surviving Company will be referred to in this Circular as “NewCo” for all periods after the Subsequent Merger Effective Time.
Timing for Completion of the Transaction
The Parties currently expect the Transaction to close as soon as practicable following receipt of the Primo Shareowner Approval, Court Approval and the Required Regulatory Approvals and the satisfaction (or, to the extent permitted by applicable Law, waiver) of the other conditions to the Closing contained in the Arrangement Agreement. It is not possible, however, to state with certainty when the Closing will occur. The Closing could be earlier than anticipated or could be delayed for a number of reasons, including an objection before the Court at the hearing of the application for the Final Order or a delay in receiving the Required Regulatory Approvals. As provided under the Arrangement Agreement, the Outside Date for the Transaction is September 16, 2025, and may be extended until December 16, 2025, as more particularly provided for in the Arrangement Agreement.
Interests of the Company’s Directors and Management in the Transaction
Certain of the Company’s directors and executive officers may have interests in the Transaction that may be different from or in addition to the interests of Primo Shareowners generally. The Special Committee and the Board were aware of and carefully considered these interests, among other matters, in evaluating the terms and structure, and in overseeing the negotiation of, the Transaction and in approving the Arrangement Agreement and Plan of Arrangement. These interests may include, among other things, the interests described below.
All benefits received, or to be received, by directors, officers or employees of the Company as a result of the Transaction are, and will be, solely in connection with their services as directors, officers or employees of the

Company. No benefit has been, or will be, conferred for the purpose, in whole or in part, of increasing the value of the consideration to any such person for the Primo Shares held by such person, and no consideration is, or will be, conditional, by its terms, on such person supporting the Transaction.
Ownership of Securities
The names of the directors and Named Executive Officers of the Company, the positions held by them with the Company and the number and percentage of outstanding Primo Shares beneficially owned, or over which control or direction is exercised, directly or indirectly, by each of them as of the Record Date and, where known after reasonable inquiry, by their respective associates or Affiliates, are set out in the following table. The table also sets out the number of Primo Options, Primo PSUs and Primo RSUs held by each of them as of the Record Date:
Name and Title	Primo Shares	Primo Options	Primo RSUs	Primo PSUs
Britta Bomhard Director	56,515	0	0	0
Susan E. Cates Director	66,369	0	0	0
Eric J. Foss Director	18,445	0	0	0
Jerry Fowden Director and Chairman of the Board	1,285,972	0	0	0
Derek R. Lewis Director	19,581	0	0	0
Lori T. Marcus Director	17,981	0	0	0
Billy D. Prim Director	1,143,768	0	0	0
Robbert Rietbroek Director and Chief Executive Officer	0	0	300,332	131,561
Archana Singh Director	32,344	0	0	0
Steven P. Stanbrook Director	103,735	0	0	0
David Hass Chief Financial Officer	174,259	22,700	45,476	96,744
Marni Morgan Poe Chief Legal Officer and Secretary	315,706	480,807	41,140	97,656
Anne Melaragni Chief Human Resources Officer	51,534	25,371	31,837	62,708
William “Jamie” Jamieson Chief Information Officer	66,336	84,891	15,747	38,829
The Primo Shares and Primo Equity Awards held by the directors and officers of the Company (including the Named Executive Officers) will be treated in the same fashion under the Arrangement as Primo Shares or Primo Equity Awards held by any other Primo Shareowner or holder of Primo Equity Awards. This includes the right to receive the Arrangement Consideration of one NewCo Class A Share for each such Primo Share and NewCo Replacement Awards in exchange for Primo Equity Awards in accordance with the Plan of Arrangement. See “The Arrangement Agreement — Treatment of Primo Water Securities; Plan of Arrangement”.
Potential Payments upon Termination or in Connection with a Change of Control
This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation that is based on or otherwise relates to the Transaction and that will or may become payable to the Company’s executive officers who are designated as Named Executive Officers. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section we use this term to describe the compensation related to the Transaction that will or may be payable to the Named Executive Officers. The amounts set forth in the table below are based on multiple assumptions that may or may not actually prove correct, including assumptions described in the footnotes to the table below. As a result, the actual amounts, if any, to be received by a Named Executive Officer in connection with the Transaction may differ materially from the amounts set forth below.
The below chart sets forth a summary of the estimated severance payments, bonus payments and other benefits to which Primo Water’s Named Executive Officers are entitled in connection with the Closing and/or in the event of a qualifying termination in connection with or in the two years after the Transaction, subject to the following assumptions:
•
The tables include estimates of amounts that would be paid or provided to Named Executive Officers in the event their employment were to be terminated involuntarily without cause or terminated by the Named Executive Officer for good reason (if applicable) on August 2, 2024 (the “Assumed Closing Date”), which is the latest practicable date before the filing of this Circular and is the assumed Closing Date solely for purposes of this golden parachute compensation disclosure. The employment of the Named Executive Officers may or may not be terminated on or following completion of the Transaction, and if the employment of any of the Named Executive Officers were to be terminated, the termination may not occur on this date. As a result, the actual amounts to be paid to the Named Executive Officers in connection with a termination of employment following the Closing can only be determined at the time of the termination event, if any.

•
The tables assume that the price of a share of our common stock is $22.21 per share, which is the average NYSE closing market price of the Primo Shares over the first five Business Days following the first public announcement of the Arrangement Agreement on June 17, 2024 (rounded to the nearest cent).

•
Each Named Executive Officer is entitled to receive amounts earned during the term of his or her employment regardless of the manner of termination. These previously earned amounts include accrued base salary, accrued vacation time and other employee benefits to which the Named Executive Officer was entitled on the date of termination, and are not shown in the table below.

•
Each Named Executive Officer’s base salary and target annual bonuses remain unchanged from those that were in effect as of the Assumed Closing Date. The number of unvested Primo Equity Awards held by the Named Executive Officers is as of the Assumed Closing Date, and excludes any additional grants that may occur following this date or forfeiture of any grants in the ordinary course following such date. These amounts do not attempt to forecast any additional equity or cash award grants, issuances or forfeitures that may occur, or future dividend equivalent rights that may be accrued, prior to the Closing Date.

•
No Named Executive Officer has entered into any new agreement with the Company in connection with the Transaction on or prior to the Assumed Closing Date and these amounts do not take into account any new agreements with the Company entered into after the date hereof or any entitlements thereunder.

•
Thomas Harrington, former CEO, and Jay Wells, former CFO, each retired from Primo Water during 2023. Because each had a qualifying retirement under the Primo Stock Plans, their unvested equity awards have continued to vest. It is expected that they will receive NewCo Replacement Awards with respect to any Primo Equity Awards that remain unvested at the Closing Date. Otherwise, Messrs. Harrington and Wells, and Ms. Cate Gutowski, Primo Water’s former Chief Operating Officer who concluded her employment during 2023, would not be entitled to any compensation related to the Transaction and are thus not included in the chart below.

Golden Parachute Compensation
Name	Cash ($)(1)	Equity ($)(2)	Perquisites / Benefits ($)(3)	Other ($)(4)	Total ($)
Robbert Rietbroek Director and Chief Executive Officer	3,835,537	3,197,128	38,208	—	7,070,747
David Hass Chief Financial Officer	1,448,580	1,593,480	38,208	—	3,080,268
Marni Morgan Poe Chief Legal Officer and Secretary	1,356,398	5,638,287	38,208	—	7,032,893
Anne Melaragni Chief Human Resources Officer	1,261,582	1,280,624	38,208	479,000	3,059,414
William “Jamie” Jamieson Chief Information Officer	1,052,019	1,294,202	33,566	479,000	2,858,787
Notes:
(1)
The cash amounts reflected in this column represent potential severance payments to each Named Executive Officer pursuant to Primo Severance Plan. The Compensation Committee determines which employees participate in the Primo Severance Plan. Each participant is assigned to one of three groups, which correspond to severance multiples as follows: Level 1 Employees — 2 times; Level 2 Employees — 1.25 times; Level 3 Employees — 1 times. Mr. Rietbroek is a Level 1 employee; Mr. Hass and Mses. Poe and Melaragni are Level 2 employees; and Mr. Jamieson is a Level 3 employee. The cash severance payments consist of (i) a lump sum cash severance payment consisting of the product of (a) sum of annual base salary and target bonus and (b) the applicable Named Executive Officer’s severance multiple, and (ii) a pro-rata payment of the Named Executive Officer’s annual bonus based on actual performance for the year of termination, payable at the same time bonuses are paid to other ongoing employees. All such amounts are “double trigger” and will only become payable in the event of a qualifying termination of employment. Set forth below are the separate values of each of the payments described above.

Name	Lump Sum Cash Severance ($)	Prorated Annual Bonus ($)
Robbert Rietbroek	3,300,000	535,537
David Hass	1,203,125	245,455
Marni Morgan Poe	1,126,563	229,835
Anne Melaragni	1,047,813	213,769
William “Jamie” Jamieson	838,250	213,769
(2)
The Compensation Committee has determined that all Primo Equity Awards and their corresponding NewCo Replacement Awards will be entitled to accelerated vesting in full if the Named Executive Officer’s employment is terminated without cause or if the Named Executive Officer resigns for good reason on or within the two year period following Closing. In such event, the performance objectives applicable to all such Primo PSUs (or the corresponding NewCo Replacement PSUs) would be deemed to have been satisfied at the “target” level of performance. The values in this column constitute “double trigger” payments and will only occur in the event of a qualifying termination of employment within two years following Closing. This column assumes such a termination as of the Assumed Closing Date.

(3)
The amounts reflected in this column represent the value of continued payment of the employer-portion of health premiums and the maximum amount of outplacement assistance benefits available to each Named Executive Officer. All such benefits are “double trigger” and will only become payable in the event of a qualifying termination of employment. Set forth below are the separate values of each such benefit described above.

Name	Employer-Portion of Health Premiums ($)	Outplacement Assistance Benefits ($)
Robbert Rietbroek	23,082	15,000
David Hass	23,208	15,000
Marni Morgan Poe	23,208	15,000
Anne Melaragni	23,208	15,000
William “Jamie” Jamieson	18,566	15,000
(4)
The amounts reflected in this column represent retention bonuses payable in a lump sum to such Named Executive Officer (collectively, the “Retention Bonuses”) upon the earlier of (a) the twelve month anniversary of the Closing Date or (b) the date of a termination of such Named Executive Officer’s employment that occurs following the Closing due to (i) their death or disability, (ii) by Primo Water without Cause (as defined in the Primo Severance Plan) or (iii) by such executive for Good Reason (as defined in the Primo Severance Plan). The amounts payable in respect of the Retention Bonuses are “single-trigger” payments, which means that the amounts will become payable solely as a result of continued employment through the Closing Date (on the schedule noted above).

The Primo Stock Plans, which are being assumed by NewCo, provide for certain severance benefits upon a qualifying termination of employment (by the Company without cause or by the executive for good reason) in connection with or in the two years following a change of control. The facts outstanding at the time of Closing will determine whether there has been a change of control under the Primo Stock Plans. The definition of change of control in the Primo Stock Plans is defined differently than as set out in the indentures governing Primo’s Senior Notes or other contracts.
In order to provide an incentive to Primo Water associates to remain with the Company through Closing, the Compensation Committee has determined that under the Primo Stock Plans, upon any qualifying termination in connection with or in the two years following the Closing, with respect to such holder’s Primo Equity Awards (and corresponding NewCo Replacement Awards): (i) all outstanding Primo Options and stock appreciation rights issued to such associates that are not yet fully exercisable will immediately become exercisable in full and will remain exercisable in accordance with their terms; (ii) all unvested Primo RSUs and Primo PSUs will become immediately fully vested and non-forfeitable; and (iii) any performance objectives applicable to awards will be deemed to have been satisfied at the “target” level of performance specified in connection with the applicable award.
The Company’s amended and restated severance plan (the “Primo Severance Plan”) also provides for certain severance benefits upon a qualifying termination (i.e., by the Company without cause or by the executive for good reason), regardless of whether a change of control (as defined in the Primo Severance Plan) has occurred, subject to the Named Executive Officer’s execution and non-revocation of a release of claims. Pursuant to the Primo Severance Plan, upon a qualifying termination, each Named Executive Officer shall generally be entitled to: (i) a lump sum cash payment in an amount equal to the Named Executive Officer’s total annual base salary and target bonus multiplied by his or her severance multiple, less all applicable withholdings, within (x) 60 days of the qualifying termination in the case of a qualifying termination that is a part of a group termination program, or (y) 30 days of the qualifying termination in any other case; (ii) a pro-rata payment of the Named Executive Officer’s annual bonus based on actual performance for the year of termination; (iii) accelerated vesting of Primo Equity Awards (or, after the Closing, their corresponding NewCo Replacement Awards) in light of the Compensation Committee’s determination under the Primo Stock Plans; (iv) continuation of benefits under the health and welfare benefit plans (up to a maximum of 18 months); and (v) up to $15,000 of outplacement assistance.
New Agreements
Subject to the provisions of the Arrangement Agreement, certain executive officers of the Company may enter into new agreements or compensation arrangements on or in connection with the consummation of the Transaction, including, without limitation, with respect to cash compensation, short and long term incentives, severance or other employment terms and conditions. No such agreements or arrangements have been entered into as of the date hereof and the terms of any such new agreement or arrangement cannot be determined at this time.
Indemnification and Liability Insurance
Pursuant to the Arrangement Agreement, the Company, BlueTriton and their respective Subsidiaries have agreed that all rights to indemnification or exculpation presently existing in favor of present and former officers and directors of the Company, BlueTriton and their respective Subsidiaries (each an “Indemnified Party” and collectively, the “Indemnified Parties”), as provided in the applicable governing documents of the Company, BlueTriton or any of their respective Subsidiaries or any Contract by which the Company, BlueTriton or any of their respective Subsidiaries is bound and which is in effect as of the date of the Arrangement Agreement, will survive the consummation of the Transaction and continue in full force and effect and shall not be amended, repealed or otherwise modified (except as required by applicable Law) in any manner that would adversely affect any right thereunder of any such Indemnified Party, with respect to actions or omissions of the Indemnified Parties occurring at or prior to the Closing.
The Arrangement Agreement also provides that NewCo will, or will cause the Company, BlueTriton and their respective Subsidiaries to, maintain and fully pay the premium for the directors’ and officers’ liability insurance policies in effect as of the date of the Arrangement Agreement for a period of not less than six years following the Closing, provided that in no event shall the purchaser of such policies be required to pay annual premiums for such insurance in excess of 300% of the sum of, as applicable, (x) the annual premiums currently paid by the Company or its Subsidiaries for such insurance; and (y) the annual premiums currently paid by BlueTriton for such insurance (the “Premium Cap”); provided that if the annual premiums of such policies exceed the Premium Cap, NewCo shall obtain a policy with the greatest coverage available for a cost not exceeding the Premium Cap. Notwithstanding the foregoing, the Company or BlueTriton shall, prior to the Closing Date, and if the Company or BlueTriton are unable to do so, NewCo shall, purchase prepaid non cancellable run off or “tail” directors’ and officers’ liability insurance on terms, including with respect to coverage and amounts, no less favorable to those covered thereby than the directors’ and officers’ liability policies currently maintained by the Company or BlueTriton, as applicable, but providing coverage for a period of six years from the Closing Date with respect to claims arising from or related to facts or events which occurred on or prior to the Closing Date; provided that the premiums for such insurance do not exceed the Premium Cap; provided, further, that NewCo may substitute policies of a reputable and financially sound insurance company containing terms, including with respect to coverage and amounts, no less favorable to any Indemnified Party.
Court Approval
Interim Order
The Arrangement requires approval by the Court under Section 182 of the OBCA. On [•], 2024, the Company obtained the Interim Order providing for the calling and holding of the Meeting and other procedural matters, including, but not limited to: (i) the Primo Shareowner Approval; (ii) the grant of Dissent Rights to registered Primo Shareowners; (iii) the notice requirements with respect to the presentation of the Application to the Court for the Final Order; (iv) the ability of the Company to adjourn or postpone the Meeting from time to time in accordance with the terms of the Arrangement Agreement without the need for additional approval of the Court; and (v) unless required by Law or authorized by the Court, that the Record Date for the Primo Shareowners entitled to notice of and to vote at the virtual Meeting will not change in respect or as a consequence of any adjournment(s) or postponement(s) of the Meeting. The text of the Interim Order is set out in “Schedule E — Interim Order”.
Final Order
Subject to the terms of the Arrangement Agreement, following the approval of the Arrangement Resolution by Primo Shareowners, the Company will make an application to the Court for the Final Order. The application for the Final Order approving the Arrangement is expected to be heard before the Ontario Superior Court of Justice (Commercial List) on [•], 2024 at [•] (Eastern time), or as soon as counsel may be heard, by videoconference, via a link to be provided by the Court at a later date (the “Final Hearing”). The text of the Notice of Application for the Final Order is attached hereto as “Schedule F — Notice of Application”. Any Primo Shareowner and any other interested party who wishes to participate, be represented, or present evidence or argument at the Final Hearing may do so, subject to filing a notice of appearance as set out in the Notice of Application and satisfying certain other requirements as set out in the Interim Order, as soon as practicable, and, in any event, prior to [•], 2024 at [•] (Eastern time).
At the Final Hearing, the Court will consider, among other things, the procedural and substantive fairness of the Arrangement. The Court may approve the Arrangement either as proposed or as amended in any manner the Court may direct and determine appropriate, subject to compliance with such terms and conditions, if any, as the Court deems fit. If the Court approves the Arrangement with amendments, depending on the nature of the amendments, the Company or BlueTriton may determine not to complete the Transaction as contemplated by the Arrangement Agreement. In the event that the Final Hearing is postponed, adjourned or rescheduled, then, subject to any further order of the Court, only those persons having previously served a notice of appearance in compliance with the Notice of Application and the Interim Order will be given notice of the postponement, adjournment or rescheduled date.
Shareowner Approvals
Arrangement Resolution
At the Meeting, pursuant to the Interim Order, Primo Shareowners will be asked to consider and, if deemed advisable, pass the Arrangement Resolution to approve the Arrangement. The approval of the Arrangement Resolution will require the affirmative vote of at least 66 2∕3% of the votes cast by Primo Shareowners present in-person or represented by proxy at the Meeting, voting as a single class.
The Arrangement Resolution must receive such Primo Shareowner Approval in order for the Company to seek the final approval of the Final Order and implement the Arrangement in accordance with the Final Order. See “Schedule C — Arrangement Resolution” and “Information Concerning the Meeting — Arrangement Resolution”.

Executive Compensation Resolution
Due to the non-binding advisory nature of the Executive Compensation Resolution, there is no minimum vote requirement. However, the Executive Compensation Resolution will be considered to have passed with the affirmative vote of at least a simple majority of the votes cast by Primo Shareowners present in-person or represented by proxy and entitled to vote at the virtual Meeting. See “Schedule D — Executive Compensation Resolution” and “Information Concerning the Meeting — Executive Compensation Resolution”.
Letter of Transmittal
A Letter of Transmittal will be mailed, together with this Circular and a form of proxy, to each Person who was a Registered Shareowner on the Record Date. Each Registered Shareowner must forward a properly completed and signed Letter of Transmittal, with accompanying certificate(s) and/or DRS Advice(s) representing Primo Shares, if any, and all other required documents, in order to receive the NewCo Shares to which such Primo Shareowner is entitled under the Arrangement. It is recommended that Primo Shareowners complete, sign and return the Letter of Transmittal with accompanying certificate(s) and/or DRS Advice(s) representing their Primo Shares, if any, to the Depositary as soon as possible. Registered Shareowners that hold their Primo Shares in book-entry or other uncertificated form may deliver their Primo Shares to the Depositary by noting their respective holder account number(s) in the Letter of Transmittal, in accordance with the instructions in the Letter of Transmittal. The Letter of Transmittal will also be made available on Primo Water’s profile on EDGAR at www.sec.gov and on SEDAR+ at www.sedarplus.ca.
Any Letter of Transmittal, once deposited with the Depositary, will be irrevocable and may not be withdrawn by a Primo Shareowner, except that all Letters of Transmittal will be automatically revoked if the Depositary is notified in writing by the Company and BlueTriton that the Arrangement Agreement has been terminated. If a Letter of Transmittal is automatically revoked, the certificate(s) and/or DRS Advice(s) representing the Primo Shares, if any, received with the Letter of Transmittal will be promptly returned to the Registered Shareowner submitting the same to the address specified in the Letter of Transmittal.
Whether or not Primo Shareowners forward the share certificate(s) and/or DRS Advice(s) representing their Primo Shares, upon implementation of the Arrangement, Primo Shareowners will, as of the Arrangement Effective Time, cease to be holders of Primo Shares and will only be entitled to receive that number of NewCo Shares to which they are entitled under the Arrangement or, in the case of Primo Shareowners who properly exercise Dissent Rights, the right to receive fair value for their Primo Shares in accordance with the dissent procedures. See “Dissenting Shareowner Rights”.
Regulatory Matters
The Parties are required to use reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable to consummate the Arrangement in the most expeditious manner reasonably practicable, including by preparing and delivering or submitting documents to effect the expirations of all waiting periods under applicable antitrust, competition, foreign direct investment or similar laws required to consummate the Arrangement and to make or obtain, as applicable, all filings, notices, reports, consents, registrations, approvals, non-objections, permits and authorizations necessary or advisable in order to consummate the Arrangement. See “The Arrangement Agreement — Regulatory Matters”.
There can be no assurance as to the outcome of the regulatory approval processes, including the undertakings and conditions that may be required for approval or whether the Required Regulatory Approvals will be obtained. If not obtained, or if obtained on terms that are not satisfactory, the Transaction may be delayed or may not be completed at all.
U.S. Regulatory Approvals
Under the HSR Act, the Company and BlueTriton cannot consummate the Arrangement until the Company and BlueTriton have notified the United States Department of Justice’s Antitrust Division and the United States Federal Trade Commission of the Mergers, furnished them with certain information and materials relating to the Mergers and the applicable waiting period has terminated or expired.
Canadian Regulatory Approvals
Competition Act
Under the Competition Act, the Parties cannot complete the Transaction until they have submitted the information prescribed pursuant to subsection 114(1) of the Competition Act (“Pre-Merger Notifications”) to the Commissioner

and the applicable waiting period has expired or been terminated by the Commissioner. The Parties may close the Transaction after the expiry of the applicable waiting period, provided that the Commissioner has not, at the relevant time, obtained an order from the Competition Tribunal prohibiting completion of the Transaction or made an application for an order from the Competition Tribunal prohibiting the completion of the Transaction that has not yet been disposed of by the Competition Tribunal. The Transaction may be completed before the end of the applicable waiting period if the Commissioner notifies the Parties that the Commissioner does not, at such time, intend to challenge the Transaction.
Investment Canada Act
The Investment Canada Act requires that certain transactions cannot be implemented unless the Minister of Innovation, Science and Industry is satisfied or deemed satisfied that the transaction is likely to be of “net benefit to Canada”. The non-Canadian investor must submit an application to obtain a net benefit determination, which triggers an initial review period of up to 45 days, which may be unilaterally extended by the Minister for an additional 30 days, after which period the Minister and the non-Canadian investor may agree to further extensions. In addition, certain transactions can be subject to separate review on grounds that the investment could be injurious to Canada’s national security. In the case of a reviewable transaction, a national security review can be required at any time from when the Minister first becomes aware of the investment up to 45 days after an application for review has been submitted, which period can be extended for an additional 45 days. Where a national security review is ordered, the statutory time period for a net benefit determination is suspended until the national security review has been completed.
Stock Exchange Listing; Deregistration of Primo Shares after the Transaction
BlueTriton and Primo Water expect to obtain approval to list the NewCo Class A Shares to be issued in connection with the Transaction on the NYSE, which approval is a condition to Closing. Accordingly, the Parties will submit an application to the NYSE to have the NewCo Class A Shares to be issued pursuant to the Arrangement approved for listing on the NYSE under the symbol “[•]”.
The parties have agreed to cooperate with each other to delist the Primo Shares from the NYSE and the TSX, to cause each of Primo Water and NewCo to cease to be a reporting issuer in Canada and to terminate the registration of the Primo Shares under the 1934 Exchange Act. Provided that the relevant conditions are met, such delisting and termination will not be effective until after the Arrangement Effective Time. See “Description of the Transaction — Canadian Securities Law Matters — Stock Exchange Delisting and Reporting Issuer Status” and “Description of the Transaction — U.S. Securities Law Matters”.
Primo Stock Plans
As part of the Arrangement, NewCo will assume all the obligations of Primo Water under the Primo Stock Plans, each outstanding Primo Equity Award and the agreements evidencing the grants thereof (with such modifications as contemplated in the Plan of Arrangement) and the number and kind of shares available for issuance under the Primo Stock Plans will be adjusted to reflect NewCo Class A Shares in accordance with the provisions of the Primo Stock Plans; provided that Primo PSUs shall be converted into an award for a number of NewCo Class A Shares equal to the same number of Primo Shares, with equitable adjustments to the performance metrics to reflect the combined business, to be agreed by Primo Water and BlueTriton prior to Closing, and provided further that no new Primo Equity Awards will be awarded following the Arrangement Effective Time. As of August 2, 2024, under the Primo Stock Plans, there were 1,356,992 Primo Shares subject to outstanding Primo Options and 2,159,016 Primo Shares were subject to outstanding time-based and performance-based restricted share unit awards (comprised of 793,040 Primo RSUs and 1,365,976 Primo PSUs). Although not granted under the Primo Stock Plans, NewCo will also assume the 232,558 Primo Shares that were subject to outstanding Primo RSUs pursuant to an inducement award granted to Robbert Rietbroek in connection with the commencement of his employment with Primo Water. The final offering period under the ESPP concluded on June 28, 2024 and the ESPP terminated on July 1, 2024.
Dissent Rights
Registered Shareowners as of the Record Date may exercise Dissent Rights, provided that the written objection to the Arrangement Resolution must be provided no later than 5:00 p.m. (Eastern time) on the second Business Day immediately prior to the date of the Meeting. See the section entitled “Dissenting Shareowner Rights”.

Canadian Securities Law Matters
Application of MI 61-101
The Company is a reporting issuer in all the provinces of Canada and, accordingly, is subject to applicable Securities Laws of such provinces. In addition, the Securities Authorities in the Provinces of Ontario, Québec, Alberta, Manitoba and New Brunswick have adopted MI 61-101, which regulates certain transactions that raise the potential for conflicts of interest.
The protections afforded by MI 61-101 apply to, among other transactions, “business combinations” (as defined in 61-101) in which the interest of holders of equity securities may be terminated without their consent and where a “related party” (as defined in MI 61-101): (i) would, as a consequence of the transaction, directly or indirectly acquire the issuer or the business of the issuer, or combine with the issuer, through an amalgamation, arrangement or otherwise, whether alone or with joint actors; (ii) is a party to a “connected transaction” (as defined in MI 61-101) to the transaction; or (iii) (a) is entitled to receive a “collateral benefit” (as defined in MI 61-101) or (b) is entitled to receive a consideration per equity security that is not identical in amount and form to the entitlement of the general body of holders in Canada of securities of the same class. If the transaction were a “business combination”, MI 61-101 would require that, in addition to the approval of the transaction by at least 66 2∕3% of the votes cast by all shareholders present or represented by proxy at a shareholders meeting, the transaction would also require the approval of a simple majority of the votes cast by shareholders, excluding votes cast in respect of shares held by “related parties” who receive a “collateral benefit” as a consequence of the transaction.
A “collateral benefit” includes any benefit that a “related party” of the Company is entitled to receive as a consequence of the Transaction, including without limitation, an increase in salary, a lump sum payment, a payment for surrendering securities or other enhancement in benefits related to services as an employee, director or consultant of the Company. MI 61-101 excludes from the meaning of “collateral benefit” a payment per security that is identical in amount and form to the entitlement of the general body of holders in Canada or securities of the same class, as well as certain benefits to a related party that is received solely in connection with the related party’s service as an employee, director or consultant of the issuer, of an affiliated entity of the issuer or of a successor to the business of the issuer where: (i) the benefit is not conferred for the purpose, in whole or in part, of increasing the value of the consideration paid to the related party for securities relinquished under the transactions; (ii) the benefit is not, by its terms, conditional on the related party supporting the transaction in any manner; (iii) full particulars of the benefit are disclosed in the disclosure document for the transaction; and (iv) the related party and his or her associated entities beneficially owns, or exercises control or direction over, less than 1% of each class of the outstanding securities of the issuer.
The Primo Shares and Primo Equity Awards held by the directors and officers of the Company will be treated in the same fashion under the Arrangement as Primo Shares and the Primo Equity Awards held by any other Primo Shareowner or holder of Primo Equity Awards. This includes the right to receive the Arrangement Consideration of one NewCo Class A Share for each such Primo Share and NewCo Replacement Awards in exchange for Primo Equity Awards in accordance with the Plan of Arrangement. See “The Arrangement Agreement — Treatment of Primo Water Securities; Plan of Arrangement”. In addition, certain officers of the Company are entitled to (i) accelerated vesting in full upon termination without cause or resignation for good reason on or within the two-year period following the Closing and (ii) Retention Bonuses, each as set forth under “Description of the Transaction — Interests of the Company’s Directors and Management in the Transaction”. The Company has considered whether these entitlements may constitute a “collateral benefit” for purposes of MI 61 101, such that the Transaction would therefore constitute a “business combination” under MI 61 101. The Company has determined that none of these entitlements is a “collateral benefit” for the purposes of MI 61 101 as, among other things, each recipient thereof beneficially owns, or exercises control or direction over, less than 1% of the Company’s outstanding equity securities and the full particulars of the entitlements have been disclosed herein. The Company has also determined that no related party of the Company is entitled to consideration for its Primo Shares that is not identical in amount and form to the entitlement of Primo Shareowners generally. Accordingly, the Transaction is not considered to be a “business combination” in respect of the Company, and as a result, no “minority approval” is required for the Arrangement Resolution. In addition, since the Transaction does not constitute a “business combination” under MI 61 101, no formal valuation of the Company is required for the Transaction under MI 61 101.

Stock Exchange Delisting and Reporting Issuer Status
The Company is a reporting issuer (or the equivalent) in all of the provinces of Canada. Promptly following the Closing, provided that all relevant conditions are met, the Company intends to apply to cease to be a reporting issuer in all jurisdictions in which it is a reporting issuer and, subject to the approval of the applicable securities commissions or similar authorities in Canada, will terminate its reporting obligations in Canada. The Company will also apply to delist the Primo Shares from the TSX. Provided that the relevant conditions are met, such delisting shall not be effective until after the Subsequent Merger Effective Time.
Upon completion of the Transaction, NewCo is expected to be a reporting issuer (or the equivalent) in all of the provinces of Canada and will therefore be subject to Canadian continuous disclosure and other reporting obligations under applicable Canadian Securities Laws. Among these reporting obligations is the requirement that its reporting insiders file reports with respect to, among other things, their beneficial ownership of, or control or direction over, securities of NewCo and their interests in, and rights and obligations associated with, related financial instruments. As NewCo will be a foreign issuer under applicable Canadian Securities Laws, it will generally be entitled to satisfy its Canadian reporting obligations through periodic and current reports that it files with the SEC to satisfy its U.S. reporting obligations. Following the Closing, provided that all relevant conditions are met, NewCo intends to apply to cease to be a reporting issuer in all jurisdictions in which it is a reporting issuer and, subject to the approval of the applicable securities commissions or similar authorities in Canada, will terminate its reporting obligations in Canada.
Qualification — Resale of NewCo Shares
The issuance of NewCo Shares pursuant to the Transaction will constitute distributions of securities which are exempt from the prospectus requirements of Canadian Securities Laws. Subject to certain disclosure and regulatory requirements and to customary restrictions applicable to distributions of shares that constitute “control distributions”, NewCo Shares issued pursuant to the Arrangement may be resold in each province and territory in Canada, subject in certain circumstances, to the usual conditions that no unusual effort, or no effort, has been made to prepare the market or create demand, and provided that NewCo is and has been for the four months immediately preceding the resale a reporting issuer in a Canadian jurisdiction. It is expected that NewCo will be entitled to include the period of time that the Company was a reporting issuer immediately prior to the Transaction for purposes of satisfying such four month reporting history requirement. Recipients of NewCo Shares are urged to obtain legal advice to ensure that their resale of such securities complies with applicable Canadian Securities Laws.
U.S. Securities Law Matters
The NewCo Replacement Awards and NewCo Consideration Shares issuable in exchange for Primo Equity Awards and Primo Shares, respectively, pursuant to the Arrangement have not been and will not be registered under the 1933 Securities Act or any state securities laws in reliance upon the Section 3(a)(10) Exemption and exemptions under applicable state securities laws. The Court will be advised that the Final Order, if granted, will constitute the basis for an exemption from the registration requirements of the 1933 Securities Act, pursuant to Section 3(a)(10) thereof, with respect to the issuance of such securities to the holders of Primo Equity Awards and Primo Shares, as applicable, pursuant to the Arrangement.
Section 3(a)(10) of the 1933 Securities Act exempts the issuance of any security issued in exchange for one or more bona fide outstanding securities from the general requirement of registration where the terms and conditions of such issuance and exchange have been approved by a court of competent jurisdiction that is expressly authorized by Law to grant such approval, after a hearing upon the fairness of the terms and conditions of such issuance and exchange at which all Persons to whom it is proposed to issue the securities have the right to appear and receive timely notice thereof. Section 3(a)(10) of the 1933 Securities Act does not exempt the issuance of securities upon the exercise of securities that were previously issued pursuant to the Section 3(a)(10) of the 1933 Securities Act. As a result, the NewCo Class A Shares issuable upon exercise or vesting of the NewCo Replacement Awards issued in exchange for Primo Equity Awards pursuant to the Arrangement may not be issued in reliance upon Section 3(a)(10) of the 1933 Securities Act and may only be issued pursuant to an available exemption from the registration requirements of the 1933 Securities Act and applicable state securities laws or pursuant to a registration statement under the 1933 Securities Act.
The NewCo Class A Shares to be issued to the Primo Shareowners pursuant to the Arrangement will be freely tradable under U.S. federal securities laws except by Persons who are, or within 90 days prior to the consummation of the

Arrangement were, “affiliates” (as defined in Rule 144) of NewCo. Persons who may be deemed to be affiliates of an issuer generally include individuals or entities that control, are controlled by, or are under common control with, the issuer, whether through the ownership of voting securities, by contract or otherwise, and generally include executive officers and directors of the issuer as well as principal shareholders of the issuer. Any such NewCo Class A Shares issued pursuant to the Arrangement and held by such an affiliate (or, if applicable, former affiliate) will be subject to certain restrictions on resale imposed by the 1933 Securities Act, such that they may not resell such securities in the absence of registration under the 1933 Securities Act or an exemption from such registration, if available, such as the exemption contained in Rule 144.
The foregoing discussion is only a general overview of certain provisions of United States securities law matters applicable to the issuance of NewCo Replacement Awards and NewCo Class A Shares to holders of Primo Equity Awards and Primo Shares pursuant to the Plan of Arrangement. All recipients of such securities are urged to consult with counsel to ensure that any subsequent transfer of such securities or securities underlying such securities complies with applicable Securities Laws.
Depositary
Prior to the Closing, NewCo is expected to appoint Broadridge Financial Solutions, Inc., or another depositary mutually agreed to by Primo Water and BlueTriton, as the depositary for purposes of exchanging certain consideration to be paid under the Arrangement Agreement.
After receipt by the Depositary from a Primo Shareowner of (i) a Letter of Transmittal and (ii) the share certificate(s) and/or DRS advice(s) (if applicable) representing the holder’s Primo Shares, NewCo will cause the Depositary, following implementation of the Arrangement, to issue to such holder the number of NewCo Shares that such Primo Shareowner has the right to receive pursuant to the Arrangement.
Share Ownership of NewCo Following the Transaction
It is expected that upon completion of the Transaction, the former Primo Shareowners and former holders of Primo Equity Awards will hold approximately 43% of the aggregate Fully Diluted NewCo Shares and the former BlueTriton Shareholders will hold approximately 57% of the aggregate Fully Diluted NewCo Shares.
The Initial BlueTriton Shareholder, together with any Subsequent BlueTriton Shareholders to which equity of BlueTriton is transferred prior to the Closing in compliance with the Arrangement Agreement, is expected to own approximately 57% of the Fully Diluted NewCo Shares; provided, that, prior to the Beneficial Ownership Sunset Time, in the event that the Initial BlueTriton Shareholder or any other investment funds affiliated with One Rock Capital Partners, LLC (collectively, “ORCP”) and ORCP’s affiliates, including any “group” (as defined in Rule 13d-3 of the 1934 Exchange Act, each, a “Group”) that includes ORCP or its affiliates (such Groups, collectively with ORCP and its affiliates, the “ORCP Group”) would beneficially own more than 49% of the NewCo Class A Shares then outstanding, then that number of NewCo Class A Shares that would otherwise cause the ORCP Group to beneficially own in excess of 49% of the NewCo Class A Shares then outstanding shall be automatically converted into NewCo Class B Shares. In the event that Initial BlueTriton Shareholder holding a greater number of NewCo Class A Shares would not result in a “Change of Control” under the Primo Indentures as of the Closing, the Initial BlueTriton Shareholder may, by written notice to NewCo prior to the Closing, elect to receive such greater number of NewCo Class A Shares in lieu of a corresponding number of NewCo Class B Shares.
Accounting Treatment of the Transaction
The Transaction will be accounted for as a business combination in accordance with GAAP, with BlueTriton as the accounting “acquirer”. Through a series of transactions, NewCo will issue NewCo Shares and other securities to Primo Shareowners such that, upon completion of the Transaction, it is expected that the former Primo Shareowners and former holders of Primo Equity Awards will hold approximately 43% of the aggregate Fully Diluted NewCo Shares and the former BlueTriton Shareholders will hold approximately 57% of the aggregate Fully Diluted NewCo Shares.
Pursuant to the Transaction, NewCo, which is currently a wholly-owned subsidiary of BlueTriton incorporated for the purpose of effecting the Transaction, will issue NewCo Class A Shares to the Primo Shareowners and NewCo Class A Shares and NewCo Class B Shares to the BlueTriton Shareholders to acquire 100% of the share capital of both Primo Water and BlueTriton. The Transaction will be carried out by exchanging Equity Interests and no other consideration will be exchanged. The determination of the accounting acquirer where Equity Interests are exchanged is sometimes unclear, and, in the case of the Transaction, requires consideration of factors such as the relative voting rights of the Parties, existence of large minority interests, the composition of the governing body and management, terms of the exchange of the Equity Interests, relative sizes of the combining entities and other factors. The purchase consideration will be allocated to the fair value of the acquired assets and liabilities and will be based on management’s best estimate of the fair value based on currently available information. The actual amount allocated to certain identifiable assets could vary as the purchase price allocation is finalized. The preliminary assessment of the accounting acquirer is subject to evaluation and may be impacted by matters such as the final composition of the NewCo Board, the relative fair values of Primo Water and BlueTriton at Closing and other considerations set out in ASC 805. A change in the determination of the accounting acquirer would significantly impact the pro forma financial information included in this Circular as well as the actual accounting for the Transaction at Closing.

THE ARRANGEMENT AGREEMENT
Explanatory Note Regarding the Arrangement Agreement
The following section summarizes material provisions of the Arrangement Agreement, a copy of which is included as “Schedule A — Arrangement Agreement” of this Circular and is incorporated by reference herein in its entirety. The summary of the material provisions of the Arrangement Agreement below and elsewhere in this Circular is qualified in its entirety by reference to the Arrangement Agreement. This summary does not purport to be complete and may not contain all of the information about the Arrangement Agreement that is important to you. The rights and obligations of NewCo, Primo Water and BlueTriton are governed by the Arrangement Agreement and not by this summary or any other information contained in or incorporated by reference into this Circular.
Structure of the Transaction
On June 16, 2024, Primo Water, BlueTriton, NewCo, Merger Sub and Amalgamation Sub entered into the Arrangement Agreement, pursuant to which, among other things, Amalgamation Sub will acquire all of the issued and outstanding shares of Primo Water in a court-approved statutory plan of arrangement pursuant to the provisions of the Business Corporations Act (Ontario) in exchange for NewCo Class A Shares, followed immediately by an amalgamation of Primo Water and Amalgamation Sub, with Primo Water surviving as a wholly-owned Subsidiary of NewCo.
Immediately following the Arrangement as described above, Merger Sub will be merged with and into BlueTriton, with BlueTriton surviving as a wholly-owned Subsidiary of NewCo, and immediately following the Merger of Merger Sub with and into BlueTriton, and as part of one integrated transaction with the Merger, BlueTriton, as the Surviving Company in the Merger, will be merged with and into NewCo, with NewCo surviving as the Subsequent Surviving Company in the Subsequent Merger. As a result of the Transaction, both Primo Water and Triton Water Intermediate, Inc., a wholly-owned Subsidiary of BlueTriton, will become wholly-owned Subsidiaries of NewCo. Upon completion of the Transaction, it is expected that the former Primo Shareowners and former holders of Primo Equity Awards will hold approximately 43% of the aggregate Fully Diluted NewCo Shares and the former BlueTriton Shareholders will hold approximately 57% of the aggregate Fully Diluted NewCo Shares.
The Arrangement Agreement does not contain any provision that would adjust the Exchange Ratio based on fluctuations in the market value of either company’s capital stock. Because of this, the implied value of the stock consideration to the Primo Shareowners and the BlueTriton Shareholder will fluctuate between now and the completion of the Transaction and will depend on the market value of Primo Shares at the time the Transaction is completed.
In connection with the execution of the Arrangement Agreement, each of the directors and executive officers of Primo Water entered into Voting Agreements, pursuant to which such directors and executive officers agreed to vote all of their Primo Shares in favor of the Arrangement and the other transactions contemplated by the Arrangement Agreement, as described below in “The Arrangement Agreement — Voting Agreements”.
Closing & Effective Time
The Closing shall take place by electronic exchange of documents at 10:00 a.m. New York City time on the third Business Day following the satisfaction or (to the extent permitted by Law) waiver by the Party or Parties entitled to the benefits thereof of the conditions set forth in the Arrangement Agreement (other than any conditions that by their nature can only be satisfied at the Closing, but subject to the satisfaction of such conditions or (to the extent permitted by Law) waiver by the Party entitled to the benefits of such conditions at or prior to the Closing), or at such other place, time and date as shall be agreed in writing between the Company and BlueTriton.
Subject to the terms and conditions of the Arrangement Agreement, on the Effective Date, the Parties shall cause the consummation of the Arrangement and the Mergers to occur in the following order: (i) Primo Water shall cause the Articles of Arrangement giving effect to the Arrangement to be filed with the Director; (ii) following the completion of the Arrangement, Merger Sub and BlueTriton shall consummate the Merger; and (iii) following the completion of the Merger, NewCo and BlueTriton shall consummate the Subsequent Merger. The Merger Effective Time shall not occur until after the completion of each of the steps of the Arrangement to occur at the Arrangement Effective Time and the Subsequent Merger Effective Time shall not occur until after completion of the Merger at the Merger Effective Time.

The Arrangement
The Arrangement will be implemented in accordance with and subject to the terms and conditions of the Arrangement Agreement, the Plan of Arrangement, the Interim Order and the Final Order.
See “Description of the Transaction — The Arrangement and Plan of Arrangement” section of this Circular for additional details regarding the Arrangement.
The Interim Order
Prior to the mailing of this Circular, pursuant to the Arrangement Agreement, the Company obtained the Interim Order providing for the calling and holding of the Meeting and other procedural matters, as described under “Description of the Transaction — Court Approval — Interim Order”. The text of the Interim Order is set out in “Schedule E — Interim Order”.
The Meeting
Primo Water will convene and conduct the Meeting in accordance with the terms of the Arrangement Agreement and the Interim Order. The Company will use reasonable best efforts to solicit proxies in favor of the approval of the Arrangement Resolution and against any resolutions that are inconsistent with the Arrangement Resolution and the completion of the Transaction.
Primo Water will consult with BlueTriton with regard to the Meeting. Primo Water will keep BlueTriton reasonably informed of the number of proxy votes received in respect of the Transaction Resolutions, promptly advise BlueTriton of any material written or oral communication received from any Person in opposition of the Arrangement, and provide BlueTriton with certain information regarding Primo Shareowners as reasonably requested by BlueTriton. Primo Water shall not change the Record Date unless required by law or Court, or with the prior written consent of BlueTriton.
The Company may not adjourn, postpone, delay or cancel the Meeting (or propose to take any such action) without BlueTriton’s prior written consent; provided that the Company shall be permitted to adjourn, delay or postpone convening the Meeting (i) if the failure to adjourn, delay or postpone the Meeting would not, based upon the advice of outside legal counsel, allow sufficient time under applicable Law for the distribution of any required supplement or amendment to this Circular; or (ii) if as of the time the Meeting is scheduled to occur (as set forth in the Interim Order), there are insufficient Primo Shares represented (either in-person or by proxy) to constitute a quorum necessary to conduct the business of the Meeting, but only until the Meeting can be held at which time there are a sufficient number of Primo Shares represented to constitute a quorum; provided that the Meeting shall not be moved to a date that is more than 15 Business Days after the date for which the Meeting was originally scheduled; provided, further, that the Meeting shall not be moved to a date that is on or after ten Business Days prior to the Outside Date.
The Final Order
If the Arrangement Resolution is passed in accordance with the Interim Order and Arrangement Agreement, Primo Water shall as soon as reasonably practical thereafter, and in any event, within five Business Days, make an application to the Court for the Final Order. See “Description of the Transaction — Court Approval — Final Order” and the copy of the Notice of Application for the Final Order attached hereto as “Schedule F — Notice of Application”.
Pursuant to the Arrangement Agreement, BlueTriton may make submissions at the Final Hearing, as BlueTriton or its legal counsel considers reasonably appropriate.
Treatment of Primo Water Securities; Plan of Arrangement
Primo Shares
Under the Plan of Arrangement, each Primo Share (other than any Primo Shares held by Dissenting Shareowners or by Amalgamation Sub or any of its Affiliates) outstanding immediately prior to the Arrangement Effective Time shall be, and shall be deemed to be, transferred by the holder thereof to Amalgamation Sub, and in exchange therefor such holder shall be entitled to receive from NewCo for each such transferred Primo Share that number of fully-paid and non-assessable NewCo Class A Shares equal to the Exchange Ratio, being 1.00 NewCo Class A Share for each Primo Share, all in accordance with the Plan of Arrangement.

Upon such transfer, (i) a former holder of Primo Shares will cease to be the holder thereof and shall only have the right to receive the NewCo Class A Shares that such holder is entitled to receive pursuant to the Plan of Arrangement; and (ii) the former holders of such exchanged Primo Shares shall be removed from Primo Water’s central securities register and NewCo will be the legal and beneficial owner of such transferred Primo Shares.
Primo Options
Under the Plan of Arrangement, each Primo Option (vested or unvested) that is outstanding immediately prior to the Arrangement Effective Time shall automatically be converted into and thereafter evidence an option to acquire that number of NewCo Class A Shares that is equal to the product of (i) the number of Primo Shares underlying such Primo Option, multiplied by (ii) the Exchange Ratio, rounded down to the nearest whole number (after such conversion, a “NewCo Replacement Option”), at an exercise price per share equal to the quotient obtained by dividing (x) the per share exercise price of the Primo Option by (y) the Exchange Ratio, rounded up to the nearest whole cent, provided, however, that the exercise price and the number of NewCo Class A Shares covered by such NewCo Replacement Option will be determined in a manner that is intended to be consistent with the requirements of Section 409A of the Code.
It is intended that the provisions of subsection 7(1.4) of the Tax Act will apply to the exchange of options described above. Accordingly, and notwithstanding the foregoing, if required, the exercise price of a NewCo Replacement Option will be adjusted such that the “in-the-money amount” of the NewCo Replacement Option immediately after the exchange does not exceed the “in-the-money amount” of the Primo Option immediately before the exchange. Each NewCo Replacement Option will otherwise continue to have, and shall be subject to, the same terms and conditions as applied to the Primo Option immediately prior to the Arrangement Effective Time, and shall be governed by the terms of the applicable Primo Stock Plan and any document evidencing a Primo Option shall thereafter evidence and be deemed to evidence such NewCo Replacement Option.
Primo RSUs and PSUs
Each Primo RSU (vested or unvested) that is outstanding immediately prior to the Arrangement Effective Time shall be automatically assumed and converted into a restricted stock unit award to acquire NewCo Class A Shares (each, a “NewCo Replacement RSU”). Each such NewCo Replacement RSU as so assumed and converted shall continue to have, and shall be subject to, the same terms and conditions as applied to the Primo RSU immediately prior to the Arrangement Effective Time, except that, as of the Arrangement Effective Time, the number of NewCo Class A Shares subject to the NewCo Replacement RSU shall equal the product of (i) the number of Primo Shares underlying such Primo RSU multiplied by (ii) the Exchange Ratio, rounded down to the nearest whole share.
Each Primo PSU (vested or unvested) that is outstanding immediately prior to the Arrangement Effective Time shall be automatically assumed and converted into a restricted stock unit award to acquire NewCo Class A Shares (each a “NewCo Replacement PSU”). Each such NewCo Replacement PSU as so assumed and converted shall continue to have, and shall be subject to, the same terms and conditions as applied to the Primo PSU immediately prior to the Arrangement Effective Time, except that (i) as of the Arrangement Effective Time, the number of NewCo Class A Shares subject to the NewCo Replacement PSU shall equal the product of (x) the target number of Primo Shares underlying such Primo PSU by (y) the Exchange Ratio, rounded down to the nearest whole share; and (ii) the applicable performance metrics shall be equitably adjusted to reflect the transactions contemplated by the Arrangement Agreement in a manner to be agreed between Primo Water and BlueTriton prior to Closing, each acting reasonably.
Primo Water Employee Share Purchase Plan
The final offering period under the ESPP concluded on June 28, 2024 and, pursuant to resolutions adopted by the Board on June 16, 2024, the ESPP was terminated on July 1, 2024. Promptly following the execution of the Arrangement Agreement and in accordance with its terms, Primo Water suspended future participation under the ESPP and provided participants with notice of the termination. Primo Water will comply with all obligations incurred or accrued in connection with the ESPP prior to the time of termination.
Primo Senior Notes
The Transaction has been structured such that (i) Primo Water’s 3.875% Senior Notes due 2028, governed by that certain indenture, dated as of October 22, 2020 (as amended, supplemented or otherwise modified), by and among Primo Water Holdings Inc., the guarantors party thereto, BNY Trust Company of Canada, as Canadian trustee, The

Bank of New York Mellon, as U.S. trustee, paying agent, registrar, transfer agent and authenticating agent, and The Bank of New York Mellon, London Branch, as London paying agent; and (ii) Primo Water Holdings Inc.’s 4.375% Senior Notes due 2029 governed by that certain indenture, dated as of April 30, 2021 (as amended, supplemented or otherwise modified), by and among Primo Water Holdings Inc., the guarantors party thereto, BNY Trust Company of Canada, as Canadian trustee, and The Bank of New York Mellon, as U.S. trustee, paying agent, registrar, transfer agent and authenticating agent (the notes in (i) and (ii), the “Primo Senior Notes”), may each remain outstanding if the Parties choose to do so.
However, as described in “The Arrangement Agreement — Financing Cooperation”, BlueTriton may, with the consent of Primo Water (not to be unreasonably withheld, conditioned, or delayed), undertake to fund any change of control offer, tender offer, exchange offer, redemption or repayment, as applicable, of the outstanding indebtedness of Primo Water, including the Primo Revolving Credit Facility and the Primo Senior Notes, including in connection with any Debt Financing undertaken by BlueTriton with the consent of Primo Water (such consent not to be unreasonably withheld, conditioned, or delayed) in connection with the Transaction.
Treatment of BlueTriton Securities
BlueTriton Shares
At the Merger Effective Time, each BlueTriton Share will automatically be cancelled and will cease to exist with no consideration delivered in exchange therefor.
The issued and outstanding BlueTriton Shares as of immediately prior to the Merger Effective Time (other than treasury stock referenced above) will be converted into a number of NewCo Class A Shares and NewCo Class B Shares such that, as a result of the Merger, the BlueTriton Shareholder will hold, as of immediately following the Closing (including completion of the Arrangement Effective Time, the Merger Effective Time and the Subsequent Merger Effective Time), an aggregate number of NewCo Class A Shares and NewCo Class B Shares comprising 57% of the aggregate Fully Diluted NewCo Shares, with such Merger Consideration allocated between NewCo Class A Shares and NewCo Class B Shares in a manner so as to result in the Initial BlueTriton Shareholder holding, as of such time, 49% of the aggregate NewCo Class A Shares and a number of NewCo Class B Shares that (assuming the full conversion thereof into NewCo Class A Shares at such time), when taken together with the NewCo Class A Shares included in the Merger Consideration held by the BlueTriton Shareholders, represent 57% of the aggregate Fully Diluted NewCo Shares, in each case, as determined in good faith by NewCo and Primo Water. In the event that the Initial BlueTriton Shareholder holding a greater number of NewCo Class A Shares would not result in a “Change of Control” under the Primo Indentures as of the Closing, the Initial BlueTriton Shareholder may, by written notice to NewCo prior to the Closing, elect to receive such greater number of NewCo Class A Shares in lieu of a corresponding number of NewCo Class B Shares. To the extent that there is more than one BlueTriton Shareholder prior to the Merger Effective Time, the NewCo Class B Shares that the BlueTriton Shareholder is entitled to receive in the Merger will only be allocated to the Initial BlueTriton Shareholder, and the NewCo Class A Shares the BlueTriton Shareholder is entitled to receive in the Merger will be allocated among the Initial BlueTriton Shareholder and each Subsequent BlueTriton Shareholder on a pro rata basis based on the number of BlueTriton Shares held by each such holder as of immediately prior to the Merger Effective Time, after giving effect to the allocation of NewCo Class B Shares to the Initial BlueTriton Shareholder.
BlueTriton Notes
The Transaction has been structured such that the 6.250% Senior Notes due 2029 issued by Triton Water Holdings, Inc., a wholly owned subsidiary of BlueTriton, pursuant to the indenture, dated as of March 31, 2021 (as amended, supplemented or otherwise modified), by and among Triton Water Holdings, Inc., the guarantors party thereto, and Wilmington Trust, National Association, as trustee, may remain outstanding if the Parties choose to do so. As described further in “Financing Cooperation”, BlueTriton is permitted to conduct, in its sole discretion and conditioned on the Closing, one or more consent solicitations, in each case, soliciting consents from the holders of BlueTriton Notes. For a description of the BlueTriton Notes, see “Schedule N — Management’s Discussion and Analysis of Financial Condition and Results of Operations of BlueTriton” of this Circular.
Dissenting Shares
Registered Shareowners entitled to vote at the virtual Meeting may exercise Dissent Rights, provided that the written objection to the Arrangement Resolution must be received by the Company no later than 5:00 p.m. (Eastern time) on the second Business Day immediately prior to the date of the Meeting.

A Dissenting Shareowner may be entitled, in the event the Arrangement becomes effective, to be paid fair value for such holder’s Primo Shares by Amalgamation Sub (less any applicable withholdings) which value shall be determined as of the close of business on the day before the Arrangement Resolution was adopted. A Dissenting Shareowner will not be entitled to any other payment or consideration, including any payment that would be payable under the Arrangement had such Dissenting Shareowner not exercised its Dissent Rights in respect of such Primo Shares. Primo Shareowners are cautioned that fair value could be determined to be less than the value of the consideration payable for each Primo Share pursuant to the terms of the Transaction.
Dissenting Shareowners entitled to be paid fair value for their Primo Shares shall be deemed not to have participated in the Transaction. Dissenting Shareowners who are ultimately determined not to be entitled to be paid fair value for the Primo Shares in respect of which they have exercised Dissent Rights will be deemed to have participated in the Arrangement on the same basis as the Primo Shareowners who do not exercise Dissent Rights.
Pursuant to the Plan of Arrangement, each Primo Share held by a Dissenting Shareowner in respect of which Dissent Rights have been validly exercised and not withdrawn shall be deemed to be transferred to Amalgamation Sub in consideration for the right to receive fair value for such Dissenting Shares; and (i) such Dissenting Shareowner shall cease to be a holder of the Primo Shares or have any rights as a holder in respect thereof, other than the right to be paid the fair value of such Dissenting Shares determined in accordance with the terms of the Plan of Arrangement; and (ii) such Dissenting Shareowner shall be removed from Primo Water’s central securities register.
Neither Primo Water nor NewCo nor any other Person will be required to recognize a Person exercising Dissent Rights after the Arrangement Effective Time.
None of the following are entitled to exercise Dissent Rights: (i) Beneficial Shareowners; (ii) holders of Primo Options; (iii) holders of Primo RSUs; (iv) holders of Primo PSUs; (v) holders of Primo Shares who vote, or have instructed a proxyholder to vote, in favor of the Arrangement Resolution; and (vi) Persons who have not strictly complied with the procedures for exercising Dissent Rights or Persons who have withdrawn their exercise of Dissent Rights prior to the Arrangement Effective Time.
For more information, see “Dissenting Shareowner Rights”.
NewCo Shares Exchange Procedure; Withholding
On or prior to the Effective Date, Amalgamation Sub shall deposit or cause to be deposited with the Depositary, in escrow pending the Arrangement Effective Time, sufficient NewCo Class A Shares and the requisite cash in lieu of fractional NewCo Class A Shares, if any, to satisfy the aggregate consideration payable to the Primo Shareowners (other than with respect to Dissenting Shareowners) pursuant to the Plan of Arrangement.
A Letter of Transmittal will be mailed, together with this Circular, to each Person who was a registered holder of the Primo Shares on the Record Date. Each Registered Shareowner must forward a properly completed and signed Letter of Transmittal, with accompanying certificate(s) and/or DRS Advice(s) representing Primo Shares, if any, and all other additional documents and instruments, in order to receive the NewCo Shares to which such Primo Shareowner is entitled under the Arrangement. Upon surrender of the shareholder’s record of Primo Shares (i.e. Primo Share Certificate, DRS Advice, or Primo Book-Entry Share) as applicable, and the executed Letter of Transmittal to the Depositary, the holder of such shares shall be entitled to receive in exchange thereof that number of NewCo Shares as provided for in the Plan of Arrangement. After the Arrangement Effective Time, until either the Primo Share Certificate, DRS Advice or Primo Book-Entry Share is surrendered in accordance with the steps described above, such evidence of record of Primo Shares shall be deemed to represent only the right to receive upon surrender the applicable NewCo Shares.
Any payment made by the Depositary pursuant to the Plan of Arrangement that has not been deposited or has been returned to the Depositary or that otherwise remains unclaimed, in each case, on or before the third anniversary of the Arrangement Effective Time, shall be returned by the Depositary to NewCo. Any right or claim to payment under the Plan of Arrangement that remains outstanding on the third anniversary of the Arrangement Effective Time shall cease to represent a right or claim by or interest of any kind or nature and the right of a former holder of Primo Shares to receive the consideration for such Primo Shares pursuant to the Plan of Arrangement shall terminate and be deemed to be surrendered and forfeited to NewCo for no consideration.
If any Primo Share Certificate is lost, stolen or destroyed, the Depositary shall deliver a number of NewCo Class A Shares based on the Exchange Ratio in exchange for such certificate where the Person claiming such certificate provides an affidavit stating that fact and, the posting of a bond satisfactory to NewCo and the Depositary, each acting reasonably, in an amount satisfactory to NewCo, acting reasonably, or otherwise indemnify NewCo, NewCo and the Depositary in a manner satisfactory to NewCo and the Depositary against any claim that may be made against NewCo or the Depositary with respect to such certificate.
Each of BlueTriton, NewCo, Amalco, Amalgamation Sub, the Company and the Depositary and any other applicable withholding agent (each, a “Withholding Agent”) shall be entitled to deduct and withhold, from any amounts otherwise payable or deliverable to any Person in connection with the Plan of Arrangement or the Arrangement Agreement, such amounts as are required to be deducted or withheld with respect to the making of such payment or delivery under applicable tax law. Any amounts that are so withheld and paid over to the appropriate Governmental Authority shall be treated for all purposes of the Arrangement Agreement as having been paid to the person in respect of which such deduction or withholding was made. Each applicable Withholding Agent is authorized to sell such portion of the consideration otherwise payable to the applicable holder as is necessary to provide sufficient funds to comply with deduction or withholding requirements. Such holder shall be notified of such sale and be remitted the net proceeds of such sale (after deduction for the amounts payable to the appropriate Taxing Authority), if any.
U.S. Tax Matters
Each of the Parties intend that, for U.S. federal income tax purposes (and applicable corresponding U.S. state and local tax purposes): (i) the Arrangement qualify for the Arrangement Intended Tax Treatment; (ii) the Mergers, taken together, qualify for the Mergers Intended Tax Treatment; and (iii) the Arrangement and the Mergers, taken together in the Transaction, qualify for the Transaction Intended Tax Treatment. Each of the Parties shall use its reasonable best efforts to cause the Mergers to qualify for the Mergers Intended Tax Treatment, the Arrangement to qualify for the Arrangement Intended Tax Treatment, and the Transaction to qualify for the Transaction Intended Tax Treatment, and no Party will take any action, or fail to take any reasonable action, that would, or would reasonably be expected to, cause the Mergers, the Arrangement or the Transaction to not so qualify. If the Parties mutually determine that the Mergers are not expected to qualify for the Mergers Intended Tax Treatment or the Transaction Intended Tax Treatment, or that the Arrangement is not expected to qualify for the Arrangement Intended Tax Treatment or the Transaction Intended Tax Treatment, then the Parties shall use reasonable best efforts to restructure the Transaction in a manner that is reasonably expected to cause the Mergers to qualify for the Mergers Intended Tax Treatment or the Transaction Intended Tax Treatment and the Arrangement to qualify for the Arrangement Intended Tax Treatment or the Transaction Intended Tax Treatment.
Representations and Warranties
The Arrangement Agreement contains representations and warranties made by Primo Water, BlueTriton and NewCo. These representations and warranties have been made by each Party solely for the benefit of the other Parties and:
•	were not intended as statements of fact, but rather as a means of allocating risk to one of the Parties if those statements prove to be inaccurate;
•	were, in some cases, subject to important exceptions, qualifications and limitations contained in the Arrangement Agreement and the Disclosure Letters delivered in connection therewith; and
•
may apply contractual standards of “materiality” (including, in the case of Primo Water, a Company Material Adverse Effect, in the case of BlueTriton, a BlueTriton Material Adverse Effect, and in the case of NewCo, a material adverse effect) that may be different from that considered material to the Primo Shareowners or the BlueTriton Shareholder, or that may have been used for the purpose of allocating risk between the Parties rather than for the purpose of establishing facts.

Moreover, the representations and warranties in the Arrangement Agreement were made as of certain dates specified therein. Information concerning the subject matter of the representations and warranties may have changed since the date of the Arrangement Agreement, which subsequent information may or may not be fully reflected in the public record. For the foregoing reasons, you should not rely on the representations and warranties contained in the Arrangement Agreement as statements of factual information at the time they were made or otherwise.

The Arrangement Agreement contains generally reciprocal representations and warranties of Primo Water and BlueTriton, expect as otherwise indicated below. Each of Primo Water and BlueTriton has made representation and warranties regarding, among other things:
•	corporate organization and similar corporate matters, including the qualification to do business under applicable law, corporate standing and corporate power;
•	Subsidiaries;
•	capital structure and equity securities;
•	authority to enter into the Arrangement Agreement and due execution and delivery of the Arrangement Agreement and the completion of the transactions contemplated thereby and board approval;
•	the absence of the violation of applicable Laws, organizational documents, material contracts or material permits as a result of the Transaction;
•	compliance with applicable Securities Laws with respect to Primo Water;
•	certain financial statements;
•	the absence of certain undisclosed liabilities;
•	internal controls and disclosure controls, no off-balance sheet arrangements, no collateral benefits and related party transactions;
•	the absence of certain changes and events since December 31, 2023;
•	litigation;
•	relationships with material customers and suppliers;
•	material contracts, including the absence of violation or breach in any material respect of each such contract;
•	possession of material permits required by applicable laws, and compliance with applicable laws;
•	labor and other employment matters;
•	employee benefit matters;
•	taxes;
•	title to real property, absence of Liens and leasehold interests, and leases of real property;
•	Intellectual Property;
•	environmental matters;
•	insurance;
•	quality and safety of food and beverage products;
•	compliance with Anti-Corruption Laws, Anti-Money Laundering Laws and sanctions Laws;
•	classification as non-Canadian under the Investment Canada Act with respect to BlueTriton, and non-classification as a cultural business under the Investment Canada Act with respect to Primo Water;
•	information supplied in this Circular;
•	required approvals, including shareholder approval;
•	absence of applicable takeover Laws;
•	brokers and finders; and
•	no other representations and warranties.

The Arrangement Agreement contains additional representations and warranties of Primo Water relating to its: (i) “reporting issuer” status under and compliance with applicable Canadian Securities Laws; (ii) compliance with applicable U.S. Securities Laws; (iii) compliance with listing requirements of the NYSE and the TSX; and (iv) receipt by the Board of BMO Capital Markets’ opinion.
The Arrangement Agreement also contains representations and warranties by NewCo relating to:
•	corporate organization and similar corporate matters, including corporate standing and corporate power;
•	authority to enter into the Arrangement Agreement and due execution and delivery of the Arrangement Agreement and the completion of the transactions contemplated thereby and board approval;
•	the absence of the violation of applicable Laws, organizational documents, material contracts or material permits as a result of the Transaction;
•	the absence of prior operations;
•	capital structure and equity securities of NewCo, Merger Sub and Amalgamation Sub; and
•	no other representations and warranties.
The representations and warranties of Primo Water, BlueTriton and NewCo contained in the Arrangement Agreement will not survive the completion of the Transaction and shall expire and be terminated on the earlier of the Subsequent Merger Effective Time and the date on which the Arrangement Agreement is terminated in accordance with its terms.
Primo Water Interim Operating Covenants
Primo Water has undertaken covenants in the Arrangement Agreement relating to the conduct of its business prior to the Closing or the earlier termination of the Arrangement Agreement. Unless BlueTriton otherwise consents in writing (such consent not to be unreasonably withheld, conditioned or delayed) or is deemed to have consented under the Arrangement Agreement, or as expressly permitted, required or contemplated by the Arrangement Agreement, the Plan of Arrangement, the Company Disclosure Letter or as is otherwise required by applicable Law or Order, Primo Water:
•	and each of its Subsidiaries will conduct their respective businesses in the ordinary course of business;
•
and each of its Subsidiaries will use its commercially reasonable efforts to preserve intact its business organization and properties, keep available the services of its officers and employees and preserve its relationships with significant customers, suppliers, licensors, licensees, distributors, wholesalers, lessors, Governmental Authorities and other Persons having material business dealings or regulatory relationships with it and its Subsidiaries;

•	will not, and will not permit its Subsidiaries to, directly or indirectly:
○	alter or amend their respective organizational documents;
○
split, divide, subdivide, consolidate, combine or reclassify the Primo Shares or authorize the issuance of any other securities in lieu of, or in substitution for, shares of capital stock, or amend the material terms of any securities of Primo Water or its Subsidiaries;

○
issue, deliver, grant, sell or pledge or authorize, or agree to issue, deliver, grant, sell or pledge, any Primo Shares or other voting securities or Equity Interests of Primo Water or its Subsidiaries (including Primo Equity Awards or any equity-based or equity-linked awards such as restricted or deferred share units or phantom share plans), or securities convertible into or exchangeable or exercisable for, or otherwise evidencing a right to acquire, Primo Shares or other voting securities or Equity Interests of Primo Water or its Subsidiaries, other than: (i) the issuance of Primo Shares issuable pursuant to the exercise or settlement of Primo Equity Awards outstanding on the date of the Arrangement Agreement in accordance with their terms as in effect on the date of the Arrangement Agreement; (ii) the grant of Primo Equity Awards that are annual grants made in the ordinary course of business, with time-based and performance-based metrics and goals that are consistent with past practice or as otherwise permitted under the Arrangement Agreement; or (iii) the issuance of Primo Shares issuable to directors consistent with the Primo Water Corporation Non-Employee Director Compensation Policy (as in effect as of the date of the Arrangement Agreement);

○
redeem, purchase or otherwise acquire any outstanding Primo Shares or other securities or securities convertible into or exchangeable or exercisable for Primo Shares, other than in transactions between two or more Primo Water wholly-owned Subsidiaries or between Primo Water and a Primo Water wholly-owned Subsidiary, the acquisition by Primo Water of Primo Shares in connection with the surrender of Primo Shares by holders of Primo Options in order to pay the exercise price of the Primo Options in transactions properly treated as compensatory for U.S. federal income tax purposes and the withholding of Primo Shares to satisfy tax obligations with respect to payments in respect of Primo Equity Awards properly treated as compensation for U.S. federal income tax purposes;

○
except as required by applicable Law, any Company Benefit Plan, any Labor Agreement, any employment Contract or the Arrangement Agreement: (i) grant any increases in the compensation of any of its directors, executive officers or employees, except (a) with respect to employees with a title of below Vice President in connection with Primo Water’s annual compensation review in the ordinary course of business, up to 5% in the aggregate; and (b) relocation program awards in the ordinary course of business in connection with Primo Water’s existing relocation program; (ii) (a) grant or increase any severance, change in control, termination or similar compensation or benefits payable to any director, officer or employee; (b) accelerate the time of payment or vesting of, or the lapsing of restrictions with respect to, or fund or otherwise secure the payment of, any compensation or benefits under any Company Benefit Plan; or (c) adopt, enter into, or terminate or amend any Company Benefit Plan (or any plan, program, agreement, or arrangement that would constitute a Company Benefit Plan if in effect on the date hereof), other than in connection with an annual benefit plan review in the ordinary course of business or adoption, entry into, termination or amendment of any Company Benefit Plan in a manner that would not increase costs to Primo Water, BlueTriton, NewCo or any of their respective Affiliates by more than a de minimis amount; (iii) hire any Person to be employed by Primo Water or any of its Subsidiaries or terminate without cause the employment of any employee of Primo Water or any of its Subsidiaries, in either case other than the hiring or termination of employees with a title of below Vice President; (iv) grant any equity or equity-based awards (including any Primo Equity Awards) other than grants of such awards made consistent with past practice to employees hired after the date hereof, provided that such awards shall not include any terms or conditions that could result in accelerated vesting in connection with the transactions contemplated by the Arrangement Agreement; or (v) amend the terms and conditions of any bonus or other cash incentive awards or Primo Equity Awards (including amendment, modification, acceleration, or waiver of any vesting terms or any performance targets with respect to any outstanding bonus or equity awards);

○	adopt a plan of liquidation or resolution, or reorganize (other than pursuant to the Transaction), amalgamate or merge;
○	make any material changes to any of its accounting policies or procedures (including by adopting any material new accounting policies or procedures), except as required by applicable Laws or GAAP;
○
sell, pledge, lease, license, transfer, dispose of, abandon or encumber any assets or properties of Primo Water (including the shares or other equity securities of any Subsidiary of Primo Water or any business division) or of any of its Subsidiaries, except for sales of inventory in the ordinary course of business or equipment that is no longer used or useful in the operations of Primo Water or any of its Subsidiaries, or the non-exclusive licensing of Intellectual Property in the ordinary course of business;

○
acquire (by merger, amalgamation, consolidation, arrangement or acquisition of Equity Interests or assets or otherwise) any corporation, partnership, association or other business organization or division thereof (except in the ordinary course of business, such as the purchase of supplies, equipment and inventory) or any property or asset, make any investment by the purchase of securities, contribution of capital, property transfer or (except in the ordinary course of business, such as the purchase of supplies, equipment and inventory) purchase of any property or assets of any other Person, or make any loans or capital contributions to, or investments in, any other Person, in each case, that, together with all other such acquisitions, investments, contributions, transfers or purchases, has a value greater than $100 million in the aggregate other than to any wholly-owned Subsidiary or in respect of accounts payable to trade creditors or accrued liabilities incurred in the ordinary course of business;

○
prepay any long-term indebtedness before its scheduled maturity date other than certain agreed pre-Closing financing activities, or incur or assume any indebtedness, enter into any capital leases or similar purchase money indebtedness, issue or sell any debt securities, or assume, guarantee, endorse or otherwise as an accommodation become responsible for any such indebtedness or debt securities of any other Person, except for indebtedness incurred, assumed or otherwise entered into in the ordinary course of business, indebtedness incurred in connection with the refinancing of any indebtedness existing on the date of the Arrangement Agreement or permitted to be incurred, assumed or otherwise entered into thereunder, or indebtedness incurred, assumed or otherwise entered into under the Company’s current facilities;

○	enter into any material currency, commodity, interest rate or equity related hedge, derivative, swap or other financial risk management contract, other than in the ordinary course of business;
○
pay, discharge or satisfy any claim or liability or voluntarily waive, release, assign, settle or compromise any litigation, other than the payment, discharge, satisfaction, waiver, release, assignment, settlement or compromise that requires payments by Primo Water or any of its Subsidiaries (net of insurance proceeds) in an amount not to exceed $5 million individually or $20 million in the aggregate, or in any case that would impose any material restrictions or changes on the business or operations of Primo Water or any of its Subsidiaries or, following the Closing, NewCo;

○	enter into any material new line of business or enterprise or enter into any new material joint venture investment agreement or any exclusive development agreement or other similar contract;
○	expend or commit to expend any amounts with respect to capital expenses, where such expenditures or commitments exceed an agreed amount by more than 10%;
○	transfer, convey or assign any Company Spring Source Real Property to a trust;
○
other than in the ordinary course of business, enter into any lease or sublease of real property with individual annual rents in excess of $2 million or aggregate annual rents in excess of $5 million, or terminate, modify, amend or exercise any right to renew certain real property leases specified in the Arrangement Agreement, with individual annual rents in excess of $2 million or aggregate annual rents in excess of $5 million, or acquire any interest in real property with a purchase price in excess of $4 million;

○
other than in the ordinary course of business, enter into any contract that would, if entered into prior to the date of the Arrangement Agreement, be a Company Material Contract, or materially modify, materially amend or terminate any Company Material Contract or waive, release or assign any material rights or claims thereunder;

○
enter into or amend any Contract with any broker, finder or investment banker, including, for the avoidance of doubt, BMO Capital Markets or BofA Securities, in connection with the Transaction or any component part thereof;

○
other than as permitted by the Arrangement Agreement, enter into any agreement with any Affiliate, shareholder, director, officer, partner or member of Primo Water or any of its Subsidiaries, other than an agreement solely between two or more wholly-owned Subsidiaries of Primo Water or solely between Primo Water and a wholly-owned Subsidiary of Primo Water;

○
other than in the ordinary course of business, fail to use commercially reasonable efforts to maintain in full force and effect the existing material insurance policies covering Primo Water or its Subsidiaries;

○
(i) make, change, revoke or rescind any material Tax election; (ii) make any “check-the-box” election pursuant to Treasury Regulations Section 301.7701-3; (iii) make any material amendment with respect to any material tax return; (iv) settle or compromise any material Tax liability for an amount that materially exceeds the amount disclosed, reflected or reserved against in the Company Interim Financial Statements; (v) request any rulings from or enter into any closing agreement with any tax authority with respect to a material amount of Taxes (except in connection with a settlement of a tax liability for an amount that does not materially exceed the amount disclosed, reflected or reserved against in the Company Interim Financial Statements); (vi) initiate a voluntary disclosure with respect to material Taxes; (vii) agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of any material Tax (excluding extensions of time to file tax returns validly obtained in the ordinary course of business); (viii) surrender any right to claim a material Tax refund; (ix) change an annual accounting period for Tax purposes; or (x) change any material accounting method for Tax purposes, except, with respect to clause (i), for actions taken in the ordinary course of business;
○
take any action or knowingly fail to take any reasonable action, which action or failure to act would reasonably be expected to prevent or impede the Mergers from qualifying for the Mergers Intended Tax Treatment, the Arrangement from qualifying for the Arrangement Intended Tax Treatment, or the Transaction from qualifying for the Transaction Intended Tax Treatment;

○	implement any mass layoff or plant closings as defined under the Worker Adjustment and Retraining Notification Act of 1988 or any similar Law;
○	enter into any new, or terminate or materially amend or modify, any Labor Agreement; or
○	agree to take, or make any commitment to take, any of the actions prohibited by the foregoing bullets.
BlueTriton Interim Operating Covenants
BlueTriton has undertaken covenants in the Arrangement Agreement relating to the conduct of its business prior to the Closing or the earlier termination of the Arrangement Agreement. Unless Primo Water otherwise consents in writing (such consent not to be unreasonably withheld, conditioned or delayed) or is deemed to have consented under the Arrangement Agreement, or as expressly permitted, required or contemplated by the Arrangement Agreement, the Plan of Arrangement, the BlueTriton Disclosure Letter or as is otherwise required by applicable Law or Order, BlueTriton:
•	and each of its Subsidiaries will conduct their respective businesses in the ordinary course of business;
•
and each of its Subsidiaries will use its commercially reasonable efforts to preserve intact its business organization and properties, keep available the services of its officers and employees and preserve its relationships with significant customers, suppliers, licensors, licensees, distributors, wholesalers, lessors, Governmental Authorities and other Persons having material business dealings or regulatory relationships with it and its Subsidiaries;

•	will not, and will not permit its Subsidiaries to, directly or indirectly:
○	alter or amend their respective organizational documents;
○
declare, set aside or pay any dividend on or make any distribution or payment or return of capital, or set any record date therefor, in respect of Equity Interests of BlueTriton or the Equity Interests of any Subsidiary of BlueTriton that is not directly or indirectly wholly-owned by BlueTriton, other than as expressly allowed by the Arrangement Agreement or dividends or distributions by a direct or indirect wholly-owned Subsidiary of BlueTriton to its parent company in the ordinary course of business;

○
split, divide, subdivide, consolidate, combine or reclassify its Equity Interests or authorize the issuance of any other securities in lieu of, or in substitution for, shares of capital stock, or amend the material terms of any securities of BlueTriton or its Subsidiaries;

○
issue, deliver, grant, sell or pledge or authorize, or agree to issue, deliver, grant, sell or pledge, any Equity Interests or other voting securities or Equity Interests of BlueTriton or its Subsidiaries (including stock options or any equity-based or equity-linked awards such as restricted or deferred share units or phantom share plans), or securities convertible into or exchangeable or exercisable for, or otherwise evidencing a right to acquire, BlueTriton Shares or other voting securities or Equity Interests of BlueTriton or its Subsidiaries;

○
redeem, purchase or otherwise acquire any outstanding Equity Interests or other securities or securities convertible into or exchangeable or exercisable for Equity Interests of such BlueTriton Party, other than in transactions between two or more wholly-owned Subsidiaries of such BlueTriton Party or between such BlueTriton Party and a wholly-owned Subsidiary of BlueTriton;

○
except as required by applicable Law, any BlueTriton Benefit Plan, any Labor Agreement, any employment Contract or the Arrangement Agreement: (i) grant any increases in the compensation of any of its directors, executive officers or employees, except with respect to employees with a title of below Vice President in connection with BlueTriton’s annual compensation review in the ordinary course of business, up to 5% in the aggregate; (ii) (a) grant or increase any severance, change in control, termination or similar compensation or benefits payable to any director, officer or employee, (b) accelerate the time of payment or vesting of, or the lapsing of restrictions with respect to, or fund or otherwise secure the payment of, any compensation or benefits under any BlueTriton Benefit Plan, or (c) adopt, enter into, or terminate or amend any BlueTriton Benefit Plan (or any plan, program, agreement, or arrangement that would constitute a BlueTriton Benefit Plan if in effect on the date hereof), other than in connection with an annual benefit plan review in the ordinary course of business or adoption, entry into, termination or amendment of any BlueTriton Benefit Plan in a manner that would not increase costs to BlueTriton, Primo Water, NewCo or any of their respective Affiliates by more than a de minimis amount; (iii) hire any Person to be employed by any BlueTriton Party or any of its Subsidiaries or terminate without cause the employment of any employee of any BlueTriton Party or any of its Subsidiaries, in either case other than the hiring or termination of employees with a title of below Vice President; (iv) grant any equity or equity-based awards other than grants of such awards made consistent with past practice to employees hired after the date hereof, provided that such awards shall not include any terms or conditions that could result in accelerated vesting in connection with the transactions contemplated by the Arrangement Agreement; or (v) amend the terms and conditions of any bonus or other cash incentive awards (including amendment, modification, acceleration, or waiver of any vesting terms or any performance targets with respect to any outstanding bonus or equity awards);

○	adopt a plan of liquidation or resolution, or reorganize, amalgamate or (other than pursuant to the Transaction) merge;
○	make any material changes to any of its accounting policies or procedures (including by adopting any material new accounting policies or procedures), except as required by applicable Laws or GAAP;
○
sell, pledge, lease, license, transfer, dispose of, abandon or encumber any assets or properties of any BlueTriton Party (including the shares or other equity securities of any Subsidiary of such BlueTriton Party or any business division) or of any of its Subsidiaries, except for sales of inventory in the ordinary course of business, or equipment that is no longer used or useful in the operations of any BlueTriton Party or any of its Subsidiaries, or the non-exclusive licensing of Intellectual Property in the ordinary course of business;

○
acquire (by merger, amalgamation, consolidation, arrangement or acquisition of Equity Interests or assets or otherwise) any corporation, partnership, association or other business organization or division thereof (except in the ordinary course of business, such as the purchase of supplies, equipment or inventory) or any property or asset, make any investment by the purchase of securities, contribution of capital, property transfer or (except in the ordinary course of business, such as the purchase of supplies, equipment and inventory) purchase of any property or assets of any other Person, or make any loans or capital contributions to, or investments in, any other Person, in each case that, together with all other such acquisitions, investments, contributions, transfers or purchases, has a value greater than $100 million in the aggregate other than to any wholly-owned Subsidiary or in respect of accounts payable to trade creditors or accrued liabilities incurred in the ordinary course of business;

○
prepay any long-term indebtedness before its scheduled maturity date other than certain agreed pre-Closing financing activities or incur or assume any indebtedness, enter into any capital leases or similar purchase money indebtedness, issue or sell any debt securities, or assume, guarantee, endorse or otherwise as an accommodation become responsible for any such indebtedness or debt securities of any other Person, except for indebtedness incurred, assumed or otherwise entered into in the ordinary course of business, indebtedness incurred in connection with the refinancing of any indebtedness existing on the date of the Arrangement Agreement or permitted to be incurred, assumed or otherwise entered into thereunder, or indebtedness incurred, assumed or otherwise entered into under BlueTriton’s current facilities;

○	enter into any material currency, commodity, interest rate or equity related hedge, derivative, swap or other financial risk management contract, other than in the ordinary course of business;
○
pay, discharge or satisfy any claim or liability or voluntarily waive, release, assign, settle or compromise any litigation, other than the payment, discharge, satisfaction, waiver, release, assignment, settlement or compromise that requires payments by BlueTriton or any of its Subsidiaries (net of insurance proceeds) in an amount not to exceed $5 million individually or $20 million in the aggregate, or in any case that would impose any material restrictions or changes on the business or operations of BlueTriton or any of its Subsidiaries or, following the Closing, NewCo;

○	enter into any material new line of business or enterprise or enter into any new material joint venture investment agreement or any exclusive development agreement or other similar contract;
○	expend or commit to expend any amounts with respect to capital expenses, where such expenditures or commitments exceed an agreed amount by more than 10%;
○	transfer, convey or assign any BlueTriton Spring Source Real Property to a trust;
○
other than in the ordinary course of business, enter into any lease or sublease of real property with individual annual rents in excess of $2 million or aggregate annual rents in excess of $5 million, or terminate, modify, amend or exercise any right to renew certain real property leases specified in the Arrangement Agreement, with individual annual rents in excess of $2 million or aggregate annual rents in excess of $5 million, or acquire any interest in real property with a purchase price in excess of $4 million;

○
other than in the ordinary course of business, enter into any contract that would, if entered into prior to the date of the Arrangement Agreement, be a BlueTriton Material Contract, or materially modify, materially amend or terminate any BlueTriton Material Contract or waive, release or assign any material rights or claims thereunder;

○
enter into or amend any Contract with any broker, finder or investment banker, including, for the avoidance of doubt, Morgan Stanley & Co., LLC or Deutsche Bank Securities, Inc., in connection with the Transaction or any component part thereof;

○
other than as permitted by the Arrangement Agreement, enter into any agreement with any Affiliate, shareholder, director, officer partner or member of any BlueTriton Party or any of its Subsidiaries, other than an agreement solely between two or more wholly-owned Subsidiaries of any BlueTriton Party or solely between a BlueTriton Party and its wholly-owned Subsidiary;

○
other than in the ordinary course of business, fail to use commercially reasonable efforts to maintain in full force and effect the existing material insurance policies covering BlueTriton or its Subsidiaries;

○
(i) make, change, revoke or rescind any material Tax election; (ii) make any “check-the-box” election pursuant to Treasury Regulations Section 301.7701-3; (iii) make any material amendment with respect to any material tax return; (iv) settle or compromise any material Tax liability for an amount that materially exceeds the amount disclosed, reflected or reserved against in the BlueTriton Interim Financial Statements; (v) request any rulings from or enter into any closing agreement with any tax authority with respect to a material amount of Taxes (except in connection with a settlement of a tax liability for an amount that does not materially exceed the amount disclosed, reflected or reserved against in the BlueTriton Interim Financial Statements), (vi) initiate a voluntary disclosure with respect to material Taxes; (vii) agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of any material Tax (excluding extensions of time to file tax returns validly obtained in the ordinary course of business); (viii) surrender any right to claim a material Tax refund; (ix) change an annual accounting period for Tax purposes; or (x) change any material accounting method for Tax purposes, except, with respect to clause (i), for actions taken in the ordinary course of business;

○
take any action or knowingly fail to take any reasonable action which action or failure to act would reasonably be expected to prevent or impede the Mergers from qualifying for the Mergers Intended Tax Treatment, the Arrangement from qualifying for the Arrangement Intended Tax Treatment, or the Transaction from qualifying for the Transaction Intended Tax Treatment;

○	implement any mass layoff or plant closings as defined under the Worker Adjustment and Retraining Notification Act of 1988 or any similar Law;
○	enter into any new, or terminate or materially amend or modify, any Labor Agreement; or
○	agree to take, or make any commitment to take, any of the actions prohibited by the foregoing bullets.
Third Party Acquisition Proposals
Subject to the exceptions described below, Primo Water has agreed that it will not, and will cause its Subsidiaries not to, and will direct its and their representatives not to, directly or indirectly:
•
solicit, assist, seek, initiate or knowingly facilitate or encourage or promote any proposal, offer, inquiry or indication of interest that constitutes, or may reasonably be expected to constitute or lead to, any Acquisition Proposal;

•
engage in, continue or otherwise participate in any discussions or negotiations regarding any proposal, offer, inquiry or indication of interest that constitutes, or may reasonably be expected to constitute or lead to, any Acquisition Proposal;

•	accept, approve, endorse or recommend, or publicly propose to accept, approve, endorse or recommend, or take no position or remain neutral with respect to, any Acquisition Proposal;
•
accept, approve, endorse or recommend, or publicly propose to accept, approve, endorse or recommend any Acquisition Proposal or any letter of intent, memorandum of understanding, acquisition agreement, agreement in principle or similar agreement with any Person in respect of an Acquisition Proposal (other than an Acceptable Confidentiality Agreement entered into in accordance with the non-solicitation provisions in the Arrangement Agreement); or

•
waive or release any other Person from, forebear in the enforcement of, or amend (i) any standstill agreement (or any standstill provisions of any other contract or agreement with respect to Primo Shares or other Equity Interests of Primo), confidentiality, non-disclosure or similar agreement, including an Acceptable Confidentiality Agreement; or (ii) the Rights Agreement.

Following the execution of the Arrangement Agreement, Primo Water was obligated to, and to cause its Subsidiaries and their respective representatives to, immediately cease and terminate all solicitations, discussions, negotiations or activities with any Person that may have been ongoing with respect to any proposal, offer, inquiry or indication of interest that constitutes, or may reasonably be expected to constitute or lead to, an Acquisition Proposal, and immediately cease to provide any Person with access to information concerning Primo Water or its Subsidiaries.
If Primo Water receives a bona fide written unsolicited Acquisition Proposal from any Person prior to obtaining the Primo Shareowner Approval, it may contact such Person solely to clarify the terms and conditions of the proposal. Also, if prior to obtaining the Primo Shareowner Approval, Primo Water receives a bona fide written unsolicited Acquisition Proposal that (i) did not arise from a breach of Primo Water’s non-solicitation obligations in the Arrangement Agreement; (ii) is not from a Person who is restricted by a confidentiality, standstill or other similar agreement with Primo Water or any of its Subsidiaries; and (iii) the Board determines in good faith, after consultation with Primo Water’s financial advisors and outside legal counsel, that such Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal, then Primo Water may:
•
furnish, pursuant to an Acceptable Confidentiality Agreement, information (including non-public information) with respect to and afford access to the business, properties, assets, books, records and personnel of Primo Water and its Subsidiaries, to the Person or group of Persons who has made such Acquisition Proposal; provided that Primo Water promptly (and in any event within 24 hours) provides or makes available to BlueTriton any information concerning Primo Water or its Subsidiaries that is provided or made available to such Person or Persons which was not previously provided to BlueTriton; and

•	engage in or otherwise participate in discussions or negotiations with the Person or group of Persons making such Acquisition Proposal.
Primo Water must promptly (and in any event within 24 hours) notify BlueTriton if Primo Water or any of its Subsidiaries or their respective representatives receives or otherwise becomes aware of any proposal, offer, inquiry or indication of interest that constitutes or may reasonably be expected to constitute or lead to an Acquisition

Proposal, including any request for confidential information. Primo Water must also provide to BlueTriton an unredacted copy of any written Acquisition Proposal, a summary of the material terms and conditions of any Acquisition Proposal not made in writing and the identity of the Person or group of Persons making the Acquisition Proposal. Primo Water will keep BlueTriton reasonably informed of any significant developments regarding any Acquisition Proposal, proposal, offer, inquiry or indication of interest on a reasonably prompt basis, and in any event within 24 hours of the occurrence of any change in any price or other material term.
Subject to the exceptions noted below, the Board may not:
•	fail to include the Board Recommendation in this Circular;
•	amend, change, qualify, withhold, withdraw or modify the Board Recommendation or publicly propose or state an intention to do so;
•	accept, approve, endorse or recommend, or publicly propose to accept, approve, endorse or recommend, an Acquisition Proposal;
•	fail to publicly recommend against any tender or exchange offer or take-over bid relating to the securities of Primo Water and publicly reaffirm the Board Recommendation within certain timeframes;
•	accept, approve, endorse or recommend, or publicly propose to accept, approve, endorse or recommend to Primo Shareowners an Acquisition Proposal;
•
fail to reaffirm (without qualification) publicly the Board Recommendation following the disclosure of an Acquisition Proposal or at any other time following the reasonable request in writing by BlueTriton (subject to certain limitations described more particularly in the Arrangement Agreement);

•
accept, approve, endorse, recommend or authorize Primo Water to enter into a written agreement concerning an Acquisition Proposal (other than an Acceptable Confidentiality Agreement in accordance with the non-solicitation provisions in the Arrangement Agreement); or

•	authorize, cause or permit Primo Water or any of its Subsidiaries to enter into any Alternative Acquisition Agreement.
For purposes of the Arrangement Agreement, the actions described in the first through seventh bullet points above are referred to as an “Adverse Recommendation Change”.
Primo Water may, prior to obtaining the Primo Shareowner Approval, terminate the Arrangement Agreement to enter into an Alternative Acquisition Agreement or recommend a Superior Proposal (provided that Primo Water pays the Termination Fee in accordance with the Arrangement Agreement) if:
•	such Superior Proposal did not result from a breach of Primo Water’s non-solicitation covenants in the Arrangement Agreement;
•
such Person making the Superior Proposal was not restricted from making such Superior Proposal pursuant to a confidentiality, standstill or similar agreement, restriction or covenant with Primo Water or any of its Subsidiaries;

•
Primo Water or its representatives delivered to BlueTriton a written notice of the Board’s determination that such Acquisition Proposal constitutes a Superior Proposal, of the value and financial terms that the Board (in consultation with Primo Water’s financial advisors) determined should be ascribed to any non-cash consideration offered under such Superior Proposal and of the intention to enter into a definitive agreement with respect to such Superior Proposal;

•
Primo Water or its representatives delivered unredacted copies of any relevant proposed transaction agreements (including financing commitments) related to such Superior Proposal and a written summary of any material terms not made in writing;

•
a matching period of five days from the date that is the later of the date on which BlueTriton received notice of the Superior Proposal pursuant to third bullet above and the date on which BlueTriton received all of the materials required by the fourth bullet above (the “Matching Period”) has elapsed, during which time BlueTriton shall have the opportunity (but not the obligation) to offer to amend the Arrangement Agreement in order for such Acquisition Proposal to cease to be a Superior Proposal, and the Board shall, in consultation with Primo Water’s financial advisors and outside legal counsel, review any such offer made by BlueTriton to amend the terms of the Arrangement Agreement in good faith in order to determine whether such proposal would, upon acceptance, result in the Acquisition Proposal previously constituting a Superior Proposal ceasing to be a Superior Proposal (provided that a new three Business Day Matching Period shall be afforded for each amendment to such Superior Proposal that results in an increase in, or modification of, the consideration (or value of such consideration) to be received by the Primo Shareowners or other material terms or conditions of such Superior Proposal prior to the termination of the Arrangement Agreement); and
•
after the Matching Period, the Board determined in good faith, (x) after consultation with Primo Water’s outside legal counsel, that failure to cause Primo Water to enter into such Alternative Acquisition Agreement would be inconsistent with the directors’ fiduciary duties under applicable Law; and (y) after consultation with Primo Water’s financial advisors and outside legal counsel, that such Acquisition Proposal constitutes a Superior Proposal (if applicable, as compared to the terms of the Arrangement Agreement as proposed to be amended by BlueTriton during the Matching Period).

Regulatory Approvals
Each of Primo Water and BlueTriton has agreed to prepare, deliver or submit all filings, notices, reports, consents, registrations, approvals, non-objections, permits and authorizations with Governmental Authorities as are necessary or advisable to consummate the transactions contemplated by the Arrangement Agreement, including in connection with compliance with or approval under the HSR Act, the Competition Act and the Investment Canada Act. The Parties have agreed to cooperate in good faith in the process to obtain the Required Regulatory Approvals, including promptly notifying each other of written or oral communication from any Governmental Authority and responding as promptly as reasonably practicable in respect of any request made by a Governmental Authority. The Parties have agreed to defend through litigation on the merits any claim asserted in any court, agency or other litigation by any Governmental Authority seeking to delay, restrain, prevent, enjoin or otherwise prohibit consummation of the Transaction.
Other than with respect to the Investment Canada Act Approval, there is no obligation on the Parties to propose, negotiate, agree to or effect any divestiture or other remedial action if such action would, in the aggregate, result in the divestiture of facilities with combined commercial and residential revenues of more than $75 million during fiscal year 2023. With respect to the Investment Canada Act Approval, BlueTriton has agreed to deliver draft written undertakings to the responsible Minister of a type that are reasonable and customary for a transaction of this nature, and to the extent the Minister proposes or requires amendments or enhancements to those undertakings, BlueTriton has agreed to take account of those proposed required amendments and in good faith propose, file, negotiate and enter into final undertakings with respect to the operations of Primo Water and its Subsidiaries conducted in Canada that are reasonable and customary for a transaction of this nature subject to certain exceptions as more particularly described in the Arrangement Agreement, and do not impose a material burden on the Canadian business of BlueTriton or Primo Water.
Please see “Description of the Transaction — Regulatory Matters” for the status of the Required Regulatory Approvals.
Pre-Closing Restructuring
As to BlueTriton
Prior to the Closing, without the prior written consent of Primo Water (not to be unreasonably withheld, conditioned or delayed), the Initial BlueTriton Shareholder shall not, directly or indirectly (including by merger, consolidation, contractual voting rights, grant of proxy or otherwise), transfer BlueTriton Shares, BlueTriton Preferred Shares or other Equity Interests of BlueTriton or any of its Subsidiaries, or permit or allow such transfer to occur, (including, in each case, that would result in any Person directly holding NewCo Common Shares immediately following Closing) other than:
•	to an existing equity owner of the Initial BlueTriton Shareholder;
•	to Affiliates under common control with the Initial BlueTriton Shareholder;
•	up to 20% of the Equity Interests of BlueTriton may be transferred to certain investors previously agreed to by Primo Water;

•
up to an aggregate of 40% (inclusive of any transfers pursuant to the immediately preceding bullet) of the Equity Interests of BlueTriton may be transferred to certain mutual funds previously agreed to by Primo Water; or

•	to other Persons approved by Primo Water (such consent not to be unreasonably withheld, conditioned or delayed).
As to Primo Water
Upon the reasonable request of BlueTriton, Primo Water has agreed to use commercially reasonable efforts to implement reorganizations of its corporate structure, capital structure, business or operations, including amalgamations, liquidations, reorganizations, continuances (including commencing a continuance process), share transfers or asset transfers, and the making of any tax election under the Tax Act (including an election under paragraph 111(4)(e) of the Tax Act) (any such transaction, a “Pre-Closing Restructuring”) and to reasonably cooperate with BlueTriton and its advisors to determine what restructuring transactions may be undertaken and the manner in which they would most effectively be undertaken, as well as to obtain any material consents that would reasonably be required in connection with such Pre-Closing Restructuring. Primo Water is not obligated to implement any Pre-Closing Restructuring if such action would: (i) prejudice Primo Water or the Primo Shareowners; (ii) impair the ability of Primo Water or BlueTriton to consummate, or materially delay the consummation of, the Transaction; (iii) reduce or change the form of the consideration payable to Primo Shareowners; (iv) result in adverse Tax or other consequences; (v) be implemented prior to the Parties’ readiness to proceed with the Closing; (vi) require approval of Primo Shareowners or the Court; or (vii) result in a breach of any contract of Primo Water or its Subsidiaries if consent cannot reasonably be obtained prior to the Closing Date.
If the Arrangement is not completed and the Arrangement Agreement is terminated, BlueTriton will indemnify the Company or any of its Subsidiaries undertaking any Pre-Closing Restructuring for all losses and costs and expenses (including any professional fees and expenses and Taxes) incurred by the Company or any of its Subsidiaries in implementing or effecting such Pre-Closing Restructuring, and in connection with reversing or unwinding any Pre-Closing Restructuring, in each case only to the extent that such Pre-Closing Restructuring was not approved in writing by the Company.
Stockholders Agreement
At Closing, NewCo and the Initial BlueTriton Shareholder, and, as applicable, each Subsequent BlueTriton Shareholder, will enter into a stockholders agreement (the “Stockholders Agreement”) setting forth certain governance and other rights of the Initial BlueTriton Shareholder and certain of its Permitted Transferees (as defined in the Stockholders Agreement), who are referred to collectively as the “Sponsor Stockholders.” Certain governance and other rights set forth in the Stockholders Agreement are specific to the Sponsor Stockholders who are affiliated with ORCP, referred to as the “ORCP Stockholders.”
NewCo Board of Directors
The initial NewCo Board is expected to include seven directors designated by the ORCP Stockholders, seven directors designated by Primo Water (one of whom shall be NewCo’s CEO), and one director to be mutually agreed by the Initial BlueTriton Shareholder and Primo Water prior to Closing (such director is referred to as the “Mutually Agreed Director”). However, if the Sponsor Stockholders collectively beneficially own 53% or more of the NewCo Class A Shares at Closing, a director designated by the Initial BlueTriton Shareholder will take the place of the Mutually Agreed Director.

Thereafter, a Sponsor Stockholder beneficially owning at least 5% of the NewCo Class A Shares, each of which is referred to as a “Nominating Sponsor Stockholder”, will be entitled to certain director nomination rights. Each director on the NewCo Board that is nominated by a Nominating Sponsor Stockholder is referred to as a “Sponsor Nominee”. The collective beneficial ownership of NewCo Class A Shares by the Nominating Sponsor Stockholders will determine the size of the NewCo Board and the number of Sponsor Nominees as follows:
Beneficial Ownership of NewCo Class A Shares by the Nominating Sponsor Stockholders	Total Number of Directors	Sponsor Nominees
53% or greater	15	8
Less than 53%, but greater than or equal to 45%	15	7
Less than 45%, but greater than or equal to 40%	14	6
Less than 40%, but greater than or equal to 35%	13	5
Less than 35%, but greater than or equal to 30%	12	4
Less than 30%, but greater than or equal to 25%	12	3
Less than 25%, but greater than or equal to 15%	12	2
Less than 15%, but greater than or equal to 5%	12	1
Less than 5%	11	0
Each Sponsor Nominee must be reasonably acceptable to a majority of the directors who are not the Mutually Agreed Director or Sponsor Nominees (such directors are referred to as the “Unaffiliated Directors”). The ORCP Stockholders will allocate the right to designate sponsor nominees among the Nominating Sponsor Stockholders, except that (i) without the consent of the Unaffiliated Directors, the Nominating Sponsor Stockholders that are not the ORCP Stockholders will not have the right to designate more than one Sponsor Nominee in the aggregate to the NewCo Board; and (ii) if the aggregate number of Sponsor Nominees is limited pursuant to the preceding clause (i) (so as to be a lower number than it would have been but for the application of such clause), then (x) the aggregate number of Sponsor Nominees shall be the sum of (A) the Sponsor Nominees the ORCP Stockholders are entitled to designate according to the beneficial ownership of NewCo Class A Shares by the ORCP Stockholders without regard for the holdings of other Nominating Sponsor Stockholders, plus (B) the additional Sponsor Nominee designated by the other Nominating Sponsor(s) and (y) the total number of directors included in the table above shall be correspondingly reduced. If the number of Sponsor Nominees included in the table above shall decrease as a result of a decrease in the beneficial ownership of NewCo Class A Shares by a Nominating Sponsor Stockholder, the applicable Sponsor Stockholder will cause the applicable number of Sponsor Nominees to tender his or her resignation to the NewCo Board and, if such resignation is accepted by the Unaffiliated Directors on behalf of the NewCo Board, the size of the NewCo Board will be reduced accordingly.
For so long as the ORCP Stockholders have the right to nominate at least one Sponsor Nominee, ORCP will have the right to proportional representation on all committees of the NewCo Board, each of which will initially consist of four directors, including two Sponsor Nominees and two Unaffiliated Directors, each of whom must meet applicable independence requirements under NYSE listing standards. The audit committee and nominating and governance committee of the NewCo Board will each be chaired by an individual designated by the Unaffiliated Directors, and the sustainability committee and human resources committee of the NewCo Board will each be chaired by an individual designated by the Initial BlueTriton Shareholder.
For so long as at least one Sponsor Stockholder qualifies as a Nominating Sponsor Stockholder, the Nominating Sponsor Stockholders will also have the right to designate a number of members to the board of directors (or similar governing body) of each Subsidiary of NewCo that is proportionate to the number of Sponsor Nominees that the Nominating Sponsor Stockholders are entitled to nominate to the NewCo Board.
Board Leadership
The parties have agreed that C. Dean Metropoulos will serve as the initial non-executive chair of the NewCo Board for a two-year term.
A lead independent director, selected from the Unaffiliated Directors, will be mutually agreed by the Unaffiliated Directors and ORCP prior to the Arrangement Effective Time. For the first 24 months following the Closing, if the lead independent director ceases to serve as a director, the Unaffiliated Directors may choose a replacement, subject to the approval of the ORCP Stockholders so long as they have the right to appoint at least two directors. Thereafter, the lead independent director may be chosen by the full NewCo Board of directors.

For the first 24 months following the Closing, a vacancy on the board created by an Unaffiliated Director ceasing to serve as a director for any reason would be filled by the other Unaffiliated Directors with an individual reasonably acceptable to the ORCP Stockholders. Thereafter, such a vacancy may be filled by the full NewCo Board of directors, subject to the approval of the ORCP Stockholders so long as they have the right to appoint at least two directors.
ORCP Consent Rights
So long as the ORCP Stockholders own at least 30% of the outstanding NewCo Shares, the prior written approval of the ORCP Stockholders will be required in order for NewCo to do any of the following:
•	authorize, create or issue any NewCo Shares or other equity securities, or securities convertible into equity securities, including the designation of preferred stock, other than:
○	issuances to NewCo or its wholly-owned Subsidiaries;
○	issuances of up to 3% of the outstanding equity securities of NewCo or any its Subsidiaries;
○	issuances pursuant to an equity compensation plan in effect at the Closing or approved by the NewCo Board of directors; or
○	upon the conversion of convertible securities outstanding at the Closing or approved pursuant to the above requirements.
•	enter into or materially amend any joint ventures or similar business alliances with a fair market value of greater than $200 million.
•	enter into or materially amend any agreement providing for the acquisition or divestiture of assets or securities providing for aggregate consideration in excess of $200 million.
•	declare or pay dividends to stockholders on a non-pro rata basis or in excess of $175 million in the aggregate in any fiscal year.
•
redeem or repurchase equity securities, other than (i) from a departing employee, officer, director or independent contractor as contemplated by the applicable equity plan or award agreement; or (ii) in connection with the clawback of erroneously awarded compensation in compliance with SEC rules.

•
incur indebtedness for borrowed money that would cause the total net leverage ratio (as such term or equivalent term is customarily defined) of NewCo to exceed 3.5x, other than (i) incurrences under the senior note indentures in existence at Closing; and (ii) incurrences made in the ordinary course of business under the BlueTriton credit agreements in existence at the Closing.

•
amend, modify, waive or repeal any provision of the Stockholders Agreement or the organizational documents of NewCo or any of its Subsidiaries that adversely affects the powers, preferences, rights or protections of the ORCP Stockholders or the Sponsor Nominees, increases the liability of a Sponsor Nominee, or adversely affects NewCo’s ability to perform its obligations under the Stockholders Agreement.

•	designate a director to the NewCo Board other than in accordance with the Stockholders Agreement.
•	enter into an agreement to do any of the foregoing.
Approval of a 66 2∕3% supermajority of the NewCo Board will be required in order for NewCo to do any of the following:
•
issue of NewCo Shares or other equity securities, including any preferred stock, to a Sponsor Stockholder, other than to ORCP pursuant to its purchase rights described below under “Purchase and Notice Rights.”

•	enter into or effect a change of control (as defined in any of the senior note indentures in existence at Closing) or similar transaction.
•	increase or decrease the size of the NewCo Board or the board of directors of any Subsidiary, or any committee thereof, other than as specified above.
•	initiate a voluntary liquidation, dissolution, winding up, bankruptcy or other insolvency proceeding of NewCo or any of its material Subsidiaries.

Furthermore, removing or replacing the CEO of NewCo in the first year following the Closing will require approval of a 66 2∕3% supermajority of the NewCo Board.
Liquidity and Transfer Restrictions
From the Closing until the three-month anniversary of the Closing (such three-month period is referred to as the “Restricted Period”), the Sponsor Stockholders will be subject to a lockup that will restrict transfers of NewCo Class A Shares, other than to certain permitted transferees, or in certain types of transactions in which the transferee agrees to be bound by the lockup.
ORCP has agreed that the first registered sale of NewCo Class A Shares by the ORCP Stockholders will be in the form of an underwritten non-shelf registered offering or an underwritten shelf takedown, unless the ORCP Stockholders conclude in good faith that conducting an underwritten offering would adversely impact the price or liquidity of such sale compared to other liquidity alternatives being considered by the ORCP Stockholders.
Registration Rights
After the expiration or waiver of the Restricted Period, the ORCP Stockholders may request that NewCo conduct a registered offering of their NewCo Class A Shares. A demand registration that will result in the imposition of a lockup on NewCo, and the Sponsor Stockholders must have a minimum aggregate market value of at least $50 million.
The ORCP Stockholders and any other Sponsor Stockholder that beneficially owns 5% of the outstanding NewCo Class A Shares may exercise piggyback rights to participate in any registered offering of NewCo Class A Shares conducted at their request or at the initiative of the Company.
NewCo will agree to file a shelf registration statement as promptly as practicable after the Closing to register the resale by the Sponsor Stockholders of their respective NewCo Class A Shares from time to time. NewCo will be obligated to use its reasonable best efforts to: (i) cause the shelf registration statement to be declared effective; (ii) keep the shelf registration statement effective; and (iii) cooperate in any shelf take-down as requested by the Sponsor Stockholders. The ORCP Stockholders have the right to request a takedown offering of shares off of an effective shelf registration statement, and the ORCP Stockholders and any other Sponsor Stockholders that beneficially own greater than 5% of the NewCo Class A Shares will have piggyback registration rights with respect to such a takedown.
Sponsor Stockholders who are not ORCP Stockholders, referred to as “Other Sponsor Stockholders”, and who own at least 10% of the NewCo Class A Shares may request a registered takedown if the NewCo Class A Shares to be sold by such Other Sponsor Stockholder have an aggregate market value of at least $50 million. Such a request will require the consent of the ORCP Stockholders during the first 18 months after the Closing, and in the case of an Other Sponsor Stockholder beneficially owning 20% or more of the NewCo Class A Shares, will be limited to two demand registrations, or, in the case of an Other Sponsor Stockholder beneficially owning between 10% and 20% of the NewCo Class A Shares, will be limited to one demand registration.
NewCo will have the right to postpone the filing of a demanded registration statement or suspend the effectiveness of a shelf registration statement for a reasonable blackout period of up to 90 days if the NewCo Board determines that the registration or offering could materially interfere with a material proposed acquisition, disposition, financing or similar transaction, or would require NewCo to make an adverse disclosure of material non-public information. NewCo may exercise this postponement right once per 360-day period.
The demand registration rights of the ORCP Stockholders will expire when the ORCP Stockholders collectively beneficially own less than 5% of the outstanding NewCo Class A Shares and the other registration rights of the ORCP Stockholders will expire on a holder-by-holder basis when a given ORCP Stockholder beneficially owns less than 1% of the outstanding NewCo Class A Shares. The registration rights of the Other Sponsor Stockholders will expire on a holder-by-holder basis when a given Other Sponsor Stockholder beneficially owns less than 5% of the outstanding NewCo Class A Shares.
Each registration is subject to customary requirements and cutback procedures. The ORCP Stockholders will control the selection of underwriters and the plan of distribution in offerings they demand. NewCo will bear the expenses of registration and any registered offering, including the fees and expenses of counsel and accountants, and will indemnify and hold harmless the Sponsor Stockholders and their agents and representatives from losses arising from misstatements in the registration statement or other violations of Securities Laws, other than losses arising from statements furnished by the applicable Sponsor Stockholder. Each Sponsor Stockholder will indemnify NewCo for losses arising from misstatements made in reliance on information furnished by the applicable Sponsor Stockholder or compliance by the applicable Sponsor Stockholder with applicable law in effecting the sale of securities covered by the registration statement, in each case, up to the net amount of proceeds received by the applicable Sponsor Stockholder in the offering.
Purchase and Notice Rights
So long as the ORCP Stockholders beneficially own at least 15% of the NewCo Class A Shares, the ORCP Stockholders will have the right to purchase their pro rata portion of any equity securities newly offered by NewCo or any of its Subsidiaries in a public or non-public offering of equity securities, other than in certain circumstances, including issuances of equity securities to directors, officers, employees or consultants, issuances pursuant to equity incentive or similar benefits plans, issuances made as consideration for any acquisition by NewCo or as part of a strategic partnership or commercial arrangement on an arms-length basis, issuances pursuant to a stock split, stock dividend, reclassification, reorganization or similar event, issuances upon the conversion of NewCo Class B Shares issued to the ORCP Stockholders, and issuances of shares of a Subsidiary to NewCo or a wholly owned Subsidiary of NewCo. NewCo will be required to provide the ORCP Stockholders with written notice at least seven Business Days prior to any intended issuance of such new equity securities.
NewCo will be required to provide the ORCP Stockholders with written notice at least five Business Days prior to any (i) issuance of additional NewCo Class A Shares, including any issuances pursuant to an equity compensation plan; or (ii) repurchase of any NewCo Class A Shares, including pursuant to a share repurchase program established by the NewCo Board.
Information Rights
For so long as a Sponsor Stockholder beneficially owns at least 5% of the NewCo Class A Shares, NewCo will provide such Sponsor Stockholder with annual, quarterly and monthly financial statements, an annual budget, and such other information and access as is reasonably requested.
Termination
The Stockholders Agreement will terminate: (i) as to any Sponsor Stockholder once such Sponsor Stockholder ceases to beneficially own any NewCo Shares; (ii) as to any Sponsor Stockholder upon the election of such Sponsor Stockholder; or (iii) as to all parties upon the election of the ORCP Stockholders holding a majority of the outstanding NewCo Class A Shares held by all Sponsor Stockholders.
Modification of Form
The Stockholders Agreement will be updated as necessary prior to its adoption in order to allocate rights to any permitted sell-down transferees (as defined in the Arrangement Agreement), if any; however, certain mutual fund transferees may not be allocated director designation rights.
Dividends
Prior to the Closing, Primo Water may continue paying, declaring or setting aside its regular quarterly dividend to Primo Shareowners in an amount not to exceed $0.09 per share per quarter (each, a “Primo Quarterly Dividend”). In addition, Primo Water is permitted to, and intends to, declare and pay prior to Closing a special cash dividend of up to $133 million (equal to $0.82 per Primo Share based on the fully diluted Primo Shares outstanding as of June 14, 2024) to Primo Shareowners as of a record date to be determined, subject to any withholding of taxes required by Law (the “Primo Special Dividend”).
Prior to the Closing, BlueTriton may pay, declare or set aside an amount not to exceed (i) $76,880,000 plus (ii) 132% of the amount of any Primo Quarterly Dividend as a dividend to the equityholders of BlueTriton or a transaction fee to ORCP or its designee. In the event that Primo Water pays, declares or sets aside a dividend in excess of any Primo Quarterly Dividend or the Primo Special Dividend, then BlueTriton shall be entitled to pay, declare or set aside, in an aggregate amount not to exceed 132% of such excess, a dividend to the equityholders of BlueTriton or a transaction fee to ORCP or its designee.

Financing Cooperation
BlueTriton, with the consent of Primo Water (such consent not to be unreasonably withheld, conditioned, or delayed), may determine to fund any change of control offer, tender offer, exchange offer, redemption or repayment, as applicable, of the outstanding indebtedness of Primo Water and its Subsidiaries, including the existing Primo Water revolving credit facility and the Primo Senior Notes, including in connection with a new Debt Financing, using, in whole or in part, cash held by BlueTriton and its Subsidiaries or by Primo Water and its Subsidiaries. In such instance, BlueTriton and Primo Water will, and shall cause their respective officers and employees to, use reasonable best efforts to provide such cash as is necessary, in BlueTriton’s discretion, with the consent of Primo Water (such consent not to be unreasonably withheld, conditioned, or delayed), to consummate such transactions concurrently with, and conditioned on, the Closing, but shall be under no obligation to fund any cash prior to the Closing Date. Primo Water will also use reasonable best efforts to assist with other aspects of a Debt Financing, such as furnishing financial information, and advising BlueTriton of any actual knowledge of any facts that would result in a restatement of any financial statements (or portion thereof), and assisting with the preparation of documentation and any authorization letters or comfort letters of its auditors with respect thereof. Primo Water is not obligated to take any action with respect to Debt Financing that would interfere with ongoing operations of Primo Water or its Subsidiaries, cause any officer or employee to incur personal liability, require legal counsel to deliver legal opinions (except as expressly contemplated in the Arrangement Agreement), breach any Law or material Primo Water contract, pay any commitment or other fee or have any liability or obligation, including any indemnification obligation, under any related agreement, or become effective prior to or not contingent upon Closing.
BlueTriton is permitted to conduct, in its sole discretion and conditioned on the Closing, one or more consent solicitations, in each case, soliciting consents from the holders of BlueTriton Notes. In such instances, Primo Water and its Subsidiaries will use reasonable best efforts to cooperate with BlueTriton in good faith to effectuate such consent solicitations on such terms, conditions and timing as reasonably requested by BlueTriton, including if requested by BlueTriton, substantially concurrently with, and conditioned on, the Closing, provided that Primo Water is not required to incur any financing or provide assistance in obtaining any financing in such instance. Primo Water will not be required to cooperate with any consent solicitation to the extent such consent solicitation is inconsistent with the terms of the BlueTriton Indenture or applicable Law.
BlueTriton or its Subsidiaries, with the consent of Primo Water (such consent not to be unreasonably withheld, conditioned, or delayed), may determine to commence and conduct one or more offers to purchase, including any “Change of Control Offer” or any tender offer, or any exchange offer, and to conduct one or more consent solicitations related to the Primo Indentures. In such instances, Primo Water and its Subsidiaries will use their respective reasonable best efforts to cooperate with BlueTriton in good faith to effectuate such debt offering on such terms, conditions and timing as reasonably requested by BlueTriton, including if requested by BlueTriton, substantially concurrently with, and conditioned on, the Closing, provided that Primo Water is not required to incur any financing or provide assistance in obtaining any debt offering in such instance. If reasonably requested by BlueTriton, Primo Water and its Subsidiaries will execute one or more supplemental indentures to the applicable Primo Indenture amending the terms and provisions of the applicable Primo Indenture as described in the applicable debt offer, to become effective no earlier than the Closing Date or the acceptance for purchase of the applicable Primo Senior Notes by BlueTriton or Primo Water and will use reasonable best efforts to cause the applicable trustee under the applicable Primo Indenture to enter into such supplemental indenture. Primo Water will not be required to cooperate with any debt offering to the extent such consent solicitation is inconsistent with the terms of the Primo Indentures or applicable Law.
In the event that the Arrangement Agreement is validly terminated, reasonable, documented out-of-pocket expenses (including reasonable attorneys’ fees) incurred by Primo Water or its Subsidiaries and BlueTriton or its Subsidiaries in connection with Debt Financing, consent solicitations, or debt offerings described in this section will be borne 57% by BlueTriton and 43% by Primo Water on terms to be reasonably agreed.
Conditions to the Completion of the Transaction
The completion of the Transaction depends upon the satisfaction or waiver of a number of conditions, all of which may be waived by BlueTriton and/or Primo Water, as applicable.

The following conditions must be satisfied or mutually waived before BlueTriton or Primo Water is obligated to complete the Transaction:
•	the Primo Shareowner Approval having been obtained in accordance with the Interim Order and applicable Laws;
•
each of the Interim Order and Final Order having been obtained on terms consistent with the Arrangement Agreement and the Final Order not having been set aside or modified in a manner unacceptable to either Primo Water or BlueTriton, each acting reasonably, on appeal or otherwise;

•	the issuance of the NewCo Class A Shares in the Arrangement being exempt from registration under the 1933 Securities Act;
•	the NewCo Class A Shares having been approved for listing on the NYSE, subject only to official notice of issuance;
•	the Required Regulatory Approvals having been obtained and in full force and effect and any waiting or suspensory periods related to such approvals having expired or been terminated; and
•	no Governmental Authority of competent jurisdiction having enacted any Law or Order which is in effect and prevents the consummation of the transactions contemplated by the Arrangement Agreement.
The obligations of Primo Water to complete the Transaction are also conditioned on the satisfaction or waiver by Primo Water of the following conditions:
•	the execution and delivery of the BlueTriton Shareholder Consent to Primo Water (which was satisfied on June 17, 2024);
•
BlueTriton and the other BlueTriton Parties having complied in all material respects with their respective obligations, covenants and agreements in the Arrangement Agreement to be performed by them and complied with on or before the Closing Date;

•
as of the date of the Arrangement Agreement and as of the Closing Date, certain representations and warranties made by BlueTriton and NewCo in the Arrangement Agreement relating to capitalization being true and correct in all but de minimis respects (other than to the extent a representation or warranty by its terms is made as of a specific date, in which case such representation or warranty must be accurate as of such date);

•
as of the date of the Arrangement Agreement and as of the Closing Date, certain representations and warranties made by BlueTriton and NewCo in the Arrangement Agreement relating to authority, takeover statutes, voting requirements and prior operations being true and correct in all material respects (other than to the extent a representation or warranty by its terms is made as of a specific date, in which case such representation or warranty must be accurate as of such date);

•
as of the date of the Arrangement Agreement and as of the Closing Date, the representation and warranty made by BlueTriton in the Arrangement Agreement relating to the absence of certain changes since December 31, 2023, being true and correct in all respects (other than to the extent such representation or warranty by its terms is made as of a specific date, in which case such representation or warranty must be accurate as of such date);

•
as of the date of the Arrangement Agreement and as of the Closing Date, the remaining representations and warranties made by BlueTriton and NewCo in the Arrangement Agreement being true and correct in all respects (without giving effect to any materiality or material adverse effect qualifications and other than to the extent a representation or warranty by its terms is made as of a specific date, in which case such representation or warranty must be accurate as of such date), except for breaches of representations and warranties which have not had and would not reasonably be expected to have, individually or in the aggregate, a BlueTriton Material Adverse Effect;

•
since the date of the Arrangement Agreement, no fact, circumstance, change, effect, event or occurrence having occurred that had or would reasonably be expected to have, individually or in the aggregate, a BlueTriton Material Adverse Effect; and

•
Primo Water having received a certificate dated the Closing Date and validly executed by an executive officer of BlueTriton on behalf of BlueTriton and NewCo to the effect that the foregoing conditions in the second through seventh bullet points have been satisfied.

The obligations of the BlueTriton Parties to complete the Transaction are also conditioned on the satisfaction or waiver by BlueTriton of the following conditions:
•	Primo Water having complied in all material respects with its obligations, covenants and agreements in the Arrangement Agreement to be performed by it and complied with on or before the Closing Date;
•
as of the date of the Arrangement Agreement and as of the Closing Date, certain representations and warranties made by Primo Water in the Arrangement Agreement relating to capitalization being true and correct in all but de minimis respects (other than to the extent a representation or warranty by its terms is made as of a specific date, in which case such representation or warranty must be accurate as of such date);

•
as of the date of the Arrangement Agreement and as of the Closing Date, certain representations and warranties made by Primo Water in the Arrangement Agreement relating to the Rights Agreement, corporate authority, the Board Recommendation, the Primo Shareowner Approval, takeover statutes, brokers and receipt by the Board of BMO Capital Markets’ opinion being true and correct in all material respects (other than to the extent a representation or warranty by its terms is made as of a specific date, in which case such representation or warranty must be accurate as of such date);

•
as of the date of the Arrangement Agreement and as of the Closing Date, the representation and warranty made by Primo Water in the Arrangement Agreement relating to the absence of certain changes since December 31, 2023, being true and correct in all respects (other than to the extent such representation or warranty by its terms is made as of a specific date, in which case such representation or warranty must be accurate as of such date);

•
as of the date of the Arrangement Agreement and as of the Closing Date, the remaining representations and warranties made by Primo Water in the Arrangement Agreement being true and correct in all respects (without giving effect to any materiality or material adverse effect qualifications and other than to the extent a representation or warranty by its terms is made as of a specific date, in which case such representation or warranty must be accurate as of such date), except for breaches of representations and warranties which have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

•
since the date of the Arrangement Agreement, no fact, circumstance, change, effect, event or occurrence occurring that had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

•	the number of Dissenting Shares not exceeding 7.5% of the number of Primo Shares outstanding as of the date of the Arrangement Agreement; and
•
BlueTriton having received a certificate dated the Closing Date and validly executed by an executive officer of Primo Water to the effect that the foregoing conditions in the first through seventh bullet points have been satisfied.

The respective obligations of the Parties to consummate the Mergers are conditioned solely upon the consummation of the Arrangement.
Termination of the Arrangement Agreement
The Arrangement Agreement may be terminated at any time prior to the Closing in the following ways:
•	by mutual written consent of BlueTriton and Primo Water;
•
by either BlueTriton or Primo Water if the Closing has not occurred by September 16, 2025 (subject to an extension to December 16, 2025, by either BlueTriton or Primo Water if all conditions except for those related to the receipt of the Required Regulatory Approvals have been satisfied) (the “Outside Date”), except that the right to so terminate the Arrangement Agreement will not be available to BlueTriton or Primo Water, as applicable, if its failure to fulfill any obligation under the Arrangement Agreement or breach of any of its representations and warranties is a principal cause of or resulted in the failure of the Closing to occur by the Outside Date;

•	by either BlueTriton or Primo Water if the Primo Shareowner Approval is not obtained at the Meeting;

•
by either BlueTriton or Primo Water if any Governmental Authority of competent jurisdiction has issued a Law or Order or taken any other action restraining, permanently restraining, enjoining or otherwise prohibiting the Arrangement or either Merger and such Law, Order or other action has become final and nonappealable;

•
by BlueTriton: (i) if prior to the time the Primo Shareowner Approval is obtained, there has occurred an Adverse Recommendation Change; or (ii) if Primo Water breaches any of its representations, warranties, covenants or other agreements contained in the Arrangement Agreement, which breach, inaccuracy or failure would cause certain conditions precedent to BlueTriton’s obligations under the Arrangement Agreement not to be satisfied and such breach, inaccuracy or failure cannot be cured or is not cured by the earlier of the Outside Date and 45 days after notice of such breach, inaccuracy or failure, and BlueTriton is not in breach of certain conditions precedent to Primo Water’s obligations to close under the Arrangement Agreement; or

•
by Primo Water: (i) if prior to the time the Primo Shareowner Approval is obtained, the Board authorizes Primo Water to enter into an Alternative Acquisition Agreement, Primo Water is not in material breach of the non-solicitation provisions in the Arrangement Agreement and Primo Water prior to or simultaneously with such termination pays to BlueTriton any fees required to be paid to BlueTriton as described below in “Termination Fees” and “Effect of Termination”; or (ii) if the BlueTriton Parties breach any of their representations, warranties, covenants or other agreements contained in the Arrangement Agreement, which breach, inaccuracy or failure would cause certain conditions precedent to Primo Water’s obligations under the Arrangement Agreement not to be satisfied and such breach, inaccuracy or failure cannot be cured or is not cured by the earlier of the Outside Date and 45 days after notice of such breach, inaccuracy or failure, and Primo Water is not in breach of certain conditions precedent to BlueTriton’s obligations to close under the Arrangement Agreement.

Termination Fees
Under the Arrangement Agreement, Primo Water will be required to pay BlueTriton a termination fee of $105 million (the “Termination Fee”), if the Arrangement Agreement is terminated:
•
by Primo Water if, prior to the time the Primo Shareowner Approval is obtained, the Board authorizes Primo Water to enter into an Alternative Acquisition Agreement and Primo Water is not in material breach of the non-solicitation provisions in the Arrangement Agreement;

•	by BlueTriton if, if prior to the time the Primo Shareowner Approval is obtained, there has occurred an Adverse Recommendation Change; or
•
(i) by BlueTriton or Primo Water if the Closing does not occur by the Outside Date (or any extension of the Outside Date); (ii) by BlueTriton or Primo Water if the Primo Shareowner Approval is not obtained at the Meeting; or (iii) by BlueTriton if Primo Water breaches any of its representations, warranties, covenants or other agreements contained in the Arrangement Agreement (subject to the 45-day cure period), and (x) prior to such termination, an Acquisition Proposal was received by Primo Water or made public and (y) at any time after the execution of the Arrangement Agreement and prior to the one-year anniversary of such termination, Primo Water consummates any Acquisition Proposal or Primo Water or any of its Subsidiaries, directly or indirectly, in one or more transactions, enters into a definitive agreement in respect of an Acquisition Proposal; provided that, for purposes of this bullet, references to “20%” in the definition of “Acquisition Proposal” shall be substituted with references to “50%”.

Under the Arrangement Agreement, BlueTriton would have been required to pay Primo Water the Termination Fee if BlueTriton had not delivered the BlueTriton Shareholder Consent within 24 hours of the execution of the Arrangement Agreement and Primo Water terminated the Arrangement Agreement as a result. BlueTriton delivered the BlueTriton Shareholder Consent on June 17, 2024, within 24 hours of the execution of the Arrangement Agreement.
In the event that the Termination Fee is paid, the payment of such fee shall be the sole and exclusive remedy of the recipient of such fee and its Affiliates and shareholders against the payor of such fee for any losses or damages incurred in connection with the Arrangement Agreement and the termination thereof, the transactions contemplated by the Arrangement Agreement and any matter forming the basis for such termination. While the Parties may pursue both a grant of specific performance and payment of the Termination Fee, under no circumstances is any Party permitted to receive both a grant of specific performance of its counterparty’s obligation to consummate the transactions and any monetary damages (including all or any portion of the Termination Fee).
Effect of Termination
In the event of a termination as described above, the Arrangement Agreement will become void and of no effect except for certain sections of the Arrangement Agreement as described more particularly in the Arrangement Agreement. Such termination will not relieve any Party to the Arrangement Agreement of any liability for damages resulting from a willful and material breach of the Arrangement Agreement or fraud.
Expenses
All legal and accounting costs and expenses incurred in connection with the Arrangement Agreement will be paid by the Party incurring such costs and expenses, subject to certain exceptions, including the following:
•	fees associated with any filings in connection with the Required Regulatory Approvals will be borne 50% by Primo Water and 50% by BlueTriton;
•
if the Arrangement Agreement is validly terminated, reasonable, documented out-of-pocket expenses (including reasonable attorneys’ fees) incurred by Primo Water and BlueTriton in connection with certain pre-Closing Debt Financing, consent solicitations, or debt offering activities will be borne 57% by BlueTriton and 43% by Primo Water on terms to be reasonably agreed; and

•
in the event of the commencement of a suit resulting from the failure of BlueTriton or Primo Water to pay the Termination Fee, the party that has failed to pay such Termination Fee will pay the other party its reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees) in connection with such suit, together with interest.

Amendment
Subject to applicable Law, the Interim Order and Final Order, the Arrangement Agreement may, at any time prior to the Closing, be amended by action taken by the respective boards of directors of BlueTriton and Primo Water, except that after receipt of the BlueTriton Shareholder Consent or the Primo Shareowner Approval, as applicable, no amendment shall be made to the Arrangement Agreement which by applicable Law requires further approval of the BlueTriton Shareholder or Primo Shareowners, as applicable, without further such approval.
Governing Law
The Arrangement Agreement, and any dispute arising out of, relating to, or in connection with the Arrangement Agreement, shall be governed by and construed in accordance with the Laws of the State of Delaware without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware of any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware, except that the Arrangement and the provisions of the Arrangement Agreement which expressly relate to the Arrangement, the internal affairs of Primo Water or the OBCA (including the approval and effectiveness of the Arrangement and the exercise and adjudication of Dissent Rights) shall be construed, performed, governed and enforced in accordance with the Laws of the Province of Ontario.
Injunctive Relief
BlueTriton and Primo Water have acknowledged and agreed that each would be irreparably harmed if any of the provisions of the Arrangement Agreement are not performed in accordance with their specific terms or are otherwise breached and that monetary damages would not be an adequate remedy at Law. Accordingly, BlueTriton and Primo Water will be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches or threatened breaches of the Arrangement Agreement, without proof of damages or otherwise, and will not be required to provide any bond or other security in connection with any such injunction. BlueTriton and Primo Water have also acknowledged and agreed that payment of any Termination Fee is not intended to and does not adequately compensate for the harm that would result from a breach of the Arrangement Agreement and shall not be construed to limit, diminish or otherwise impair in any respect any party’s right to specific enforcement.

Third Party Beneficiaries; Indemnification and Insurance
The Arrangement Agreement will not benefit or create any right or cause of action in favor of any Person, other than the Parties, certain of their Affiliates or as described below as it relates to indemnification, and no Person shall be entitled to rely on the representations and warranties in the Arrangement Agreement other than the Parties.
NewCo has agreed to, or to cause Primo Water, BlueTriton and their respective Subsidiaries to, maintain in effect without any reduction in scope or coverage for six years from the Closing Date customary policies of directors’ and officers’ liability insurance providing protection no less favorable to the protection provided by the policies maintained by Primo Water, BlueTriton or their respective Subsidiaries, as applicable, which are in effect immediately prior to the Closing Date and providing protection in respect of claims arising from facts or events which occurred on or prior to the Closing Date; provided that in no event shall NewCo be required to expend for such policies an annual premium amount in excess of 300% of the sum of, as applicable, (x) the annual premiums paid as of the date of the Arrangement Agreement by Primo Water or its Subsidiaries for such insurance; and (y) the annual premiums paid as of the date of the Arrangement Agreement by BlueTriton for such insurance; provided, further, that if the annual premiums of such insurance coverage exceed such amount, NewCo has agreed to obtain a policy with the greatest coverage available for a cost not exceeding such amount. Each of Primo Water and BlueTriton has agreed to, prior to the Closing Date, and if Primo Water and BlueTriton are unable to do so, NewCo as of the Closing Date will, purchase prepaid non-cancellable run-off or “tail” directors’ and officers’ liability insurance on terms, including with respect to coverage and amounts, no less favorable to those covered thereby than the directors’ and officers’ liability policies maintained by Primo Water or BlueTriton, as applicable, as of the date of the Arrangement Agreement, but providing coverage for a period of six years from the Closing Date with respect to claims arising from or related to facts or events which occurred on or prior to the Closing Date; provided that the premiums for such insurance do not exceed 300% of the annual premiums paid as of the date of the Arrangement Agreement by Primo Water, BlueTriton and their Subsidiaries; provided, further, that NewCo may substitute therefor policies of a reputable and financially sound insurance company containing terms, including with respect to coverage and amounts, no less favorable to any indemnified party.
NewCo, Primo Water, BlueTriton and their respective Subsidiaries have agreed to honor all rights to indemnification, advancement of expenses or exculpation existing as of the date of the Arrangement Agreement in favor of present and former officers and directors of Primo Water and BlueTriton and any of their respective Subsidiaries, each referred to as an indemnified party, as provided in the organizational documents of Primo Water and BlueTriton and any of their respective Subsidiaries. NewCo acknowledges that such rights shall not be amended in any manner adverse to such indemnified parties, except as required by applicable Law.
Employee Matters
During the 12 months following Closing, NewCo will provide each employee of BlueTriton, Primo Water and their respective Subsidiaries who was employed immediately prior to the Closing and who continues employment with NewCo or any of its Subsidiaries (the “Continuing Employees”), base compensation with target cash incentive opportunities that, in each case, are substantially comparable, in the aggregate, to those provided to such Continuing Employees immediately prior to the Closing. In addition, NewCo will provide employee benefits that, with respect to each such Continuing Employee, are at least substantially comparable in the aggregate to the employee benefits provided to such Continuing Employee immediately prior to the Closing (excluding from such comparison equity based compensation, defined benefit pension benefits, nonqualified deferred compensation benefits and retiree health and welfare benefits, and executive perquisites (the “Excluded Benefits”)).
NewCo shall use commercially reasonable efforts to cause NewCo employee benefit plans available to Continuing Employees (each, a “New Plan”) to take into account each Continuing Employee’s service with either BlueTriton, Primo Water or their respective Subsidiaries, as applicable, (but not for purposes of any Excluded Benefits) to the same extent recognized by comparable plans of BlueTriton, Primo Water or their respective Subsidiaries immediately prior to the Closing; provided, however, that such service shall not be recognized to the extent it would result in a duplication of benefits or compensation with respect to the same period of service.
NewCo shall use commercially reasonable efforts to (i) waive any and all limitations as to pre-existing conditions exclusions and all waiting periods under any New Plan applicable to each Continuing Employee to the extent waived or satisfied prior to the Closing Date; and (ii) honor any deductible, co-payment and out-of-pocket maximums incurred by the Continuing Employees paid prior to the Closing Date for the plan year in which the Closing occurs.

The Arrangement Agreement does not: (i) establish, amend or modify any benefit or compensation plan, including any Primo Water plan currently in effect; (ii) limit the ability of NewCo or any of its Subsidiaries or Affiliates to amend, modify or terminate any benefit or compensation plan, program, agreement, contract, policy or arrangement maintained by them at any time; (iii) create any third party rights or obligations, including with respect to any right to employment, continued employment or a particular term or condition of employment; or (iv) limit the right of NewCo or any of its Subsidiaries or Affiliates to terminate the employment or service of any employee, including Continuing Employees or other service providers following the Closing Date at any time and for any or no reason.
The Voting Agreements
In connection with the execution of the Arrangement Agreement, each of Primo Water’s directors and executive officers (the “Supporting Shareholders”) executed a Voting Agreement with BlueTriton (collectively, the “Voting Agreements”). The Voting Agreements were executed by such Supporting Shareholders solely in their capacity as direct or indirect holders of Primo Shares and do not apply in any manner to them in their capacity as director or officer of Primo Water. As of the date of this Circular, the Supporting Shareholders held approximately 2.1% of the outstanding Primo Shares.
Each Supporting Shareholder has agreed to cause any Primo Shares and any shares in respect of any Primo Options, Primo RSUs and Primo PSUs subject to such Voting Agreement (the “Subject Securities”) to be voted at the Meeting in favor of the Arrangement Resolution and any other matter necessary for the consummation of the transactions contemplated by the Arrangement Agreement (or any alternative transaction supported by BlueTriton and Primo Water and that satisfies certain other conditions more particularly described in the Voting Agreements) and against certain matters inconsistent with the Arrangement Agreement. In addition, the Supporting Shareholders have agreed, among other things and subject to certain exceptions, not to directly or indirectly:
•
sell, transfer, gift, assign, grant a participation interest in, option, pledge, hypothecate, grant a security or voting interest in or otherwise convey or encumber (each a “Transfer”) or enter into any agreement, option or other arrangement (including any profit sharing arrangement, forward sale or other monetization arrangement) with respect to the Transfer of any of its Subject Securities to any Person (with certain exceptions for transferees under common control or similar transfers);

•
grant or agree to grant any proxy, power of attorney or other right to vote the Subject Securities, enter into any voting trust or pooling agreement or arrangement in respect of the Subject Securities, or requisition or join in any requisition of any meeting of the Primo Shareowners;

•
agree to take any of the actions described in the foregoing two bullets; provided that the Supporting Shareholder may exercise or settle Primo Equity Awards to acquire additional Primo Shares, which additional Primo Shares would be subject to the Voting Agreement; or

•
exercise any rights of appraisal or rights of dissent provided under any applicable Laws, including Dissent Rights, or otherwise in connection with the Arrangement or the transactions contemplated by the Arrangement Agreement.

The Voting Agreements automatically terminate at the earliest to occur of: (i) the Arrangement Effective Time; (ii) BlueTriton, without the consent of the applicable Supporting Shareholder, materially decreasing or materially changing the form of (with binding effect) the aggregate consideration payable to the Primo Shareowners under the Arrangement Agreement; (iii) the date on which an Adverse Recommendation Change is made in compliance with the Arrangement Agreement; and (iv) the valid termination of the Arrangement Agreement in accordance with its terms.
This summary of the Voting Agreements is qualified in its entirety by the complete text of the Voting Agreements and Primo Shareowners should refer to the full text for complete details of the terms of the Voting Agreements. A copy of the form of Voting Agreement has been filed with the SEC and is available for viewing on EDGAR at www.sec.gov and on Primo Water’s profile on SEDAR+ at www.sedarplus.ca.

DISSENTING SHAREOWNER RIGHTS
The following is a summary of the provisions of the OBCA, as modified by the Plan of Arrangement and the Interim Order, relating to a Registered Shareowner’s Dissent Rights in respect of the Arrangement Resolution. Such summary is not a comprehensive statement of the procedures to be followed by a Dissenting Shareowner who seeks payment of the fair value of their Primo Shares and is qualified in its entirety by reference to the full text of Section 185 of the OBCA, as modified by the Plan of Arrangement and the Interim Order, which are set forth in “Schedule O — Dissent Provisions of the OBCA”, “Schedule B — Plan of Arrangement” and “Schedule E — Interim Order”, respectively, to this Circular.
The statutory provisions dealing with the right of dissent are technical and complex. It is recommended that any Registered Shareowner wishing to avail themselves of the Dissent Rights seek legal advice, as failure to comply with the provisions of the OBCA, as modified by the Plan of Arrangement and Interim Order, and to adhere to the procedures established therein may result in the loss of all rights thereunder.
Registered Shareowners as of the Record Date have been provided with the right to dissent with respect to the Primo Shares held by such holders in respect of the Arrangement Resolution pursuant to and in the manner set forth in Section 185 of the OBCA, as modified by the Plan of Arrangement and the Interim Order (“Dissent Rights”).
Any Registered Shareowner as of the Record Date who validly exercises Dissent Rights (a “Dissenting Shareowner”) may be entitled, in the event the Arrangement becomes effective, to be paid by Amalgamation Sub the fair value of the Primo Shares held by such Dissenting Shareowner (less any applicable withholdings), which fair value, notwithstanding anything to the contrary contained in Part XIV of the OBCA, shall be determined as of the close of business on the day before the Arrangement Resolution was adopted. A Dissenting Shareowner will not be entitled to any other payment or consideration, including any payment that would be payable under the Arrangement had such holders not exercised their Dissent Rights in respect of such Primo Shares. Primo Shareowners are cautioned that fair value could be determined to be less than the value of the consideration payable for each Primo Share payable pursuant to the terms of the Arrangement.
Section 185 of the OBCA provides that a Dissenting Shareowner may only make a claim under that section with respect to all of the Primo Shares held by the Dissenting Shareowner on behalf of any one beneficial owner and registered in the Dissenting Shareowner’s name. One consequence of this provision is that a Registered Shareowner may exercise Dissent Rights only in respect of Primo Shares that are registered in that Registered Shareowner’s name. In addition, any judicial determination of fair value will result in delay of receipt by a Dissenting Shareowner of consideration for such Dissenting Shareowner’s Dissenting Shares.
Persons who are Beneficial Shareowners who wish to dissent should be aware that only Registered Shareowners are entitled to dissent. Accordingly, a Beneficial Shareowner desiring to exercise this right must make arrangements for the registered holder of such Primo Shares to exercise Dissent Rights on the Beneficial Shareowner’s behalf.
It is a condition precedent to BlueTriton’s obligation to complete the Transaction that Dissent Rights have not been exercised with respect to more than 7.5% of the issued and outstanding Primo Shares.
With respect to Primo Shares in connection with the Arrangement, pursuant to the Interim Order, a Registered Shareowner may exercise Dissent Rights, as modified by the Plan of Arrangement and the Interim Order; provided that, notwithstanding Section 185(6) of the OBCA, the written objection to the Arrangement Resolution (“Notice of Dissent”) must be received from the Primo Shareowners who wish to dissent by Primo Water at 1150 Assembly Dr., Suite 800, Tampa, Florida, 33607, United States, Attention: Ms. Marni Poe, Chief Legal Officer, email: mpoe@primowater.com, with a copy to Goodmans LLP, Bay Adelaide Centre, 333 Bay Street, Suite 3400, Toronto, Ontario, M5H 2S7, Canada, Attention: Michelle Vigod, email: mvigod@goodmans.ca and Laura Corridore, email: lcorridore@goodmans.ca, not later than 5:00 p.m. (Eastern time) on [•], 2024, being the second Business Day immediately prior to the date of the Meeting (or, if the Meeting is adjourned or postponed, 5:00 p.m. (Eastern time) the second Business Day immediately prior to the beginning of any adjournment or postponement of the Meeting).
The filing of a Notice of Dissent does not deprive a Registered Shareowner of the right to vote at the virtual Meeting. However, no Registered Shareowner who has voted “FOR” the Arrangement Resolution shall be entitled to exercise Dissent Rights with respect to its Primo Shares. A vote against the Arrangement Resolution does not constitute a Notice of Dissent, but a Registered Shareowner need not vote against the Arrangement Resolution in order to dissent. Similarly, the revocation of a proxy conferring authority on the proxyholder to vote “FOR” the Arrangement Resolution does not constitute a Notice of Dissent. However, any proxy granted by a Registered Shareowner who intends to dissent, other than a proxy that instructs the proxyholder to vote against the Arrangement Resolution, should be validly revoked in order to prevent the proxyholder from voting such Shares “FOR” the Arrangement Resolution and thereby causing the Registered Shareowner to forfeit his or her Dissent Rights.
Within ten days after the Primo Shareowners adopt the Arrangement Resolution, Primo Water is required to notify each Dissenting Shareowner that the Arrangement Resolution has been adopted. Such notice is not required to be sent to any Primo Shareowners who voted “FOR” the Arrangement Resolution or who has withdrawn its Notice of Dissent.
If the Arrangement Resolution is adopted, a Dissenting Shareowner who has not withdrawn its Notice of Dissent prior to the Meeting must, within 20 days after receipt of the notice that the Arrangement has been adopted, or if a Dissenting Shareowner does not receive such notice, within 20 days after learning that the Arrangement Resolution has been adopted, send to the Company a written notice containing his or her name and address, the number of Primo Shares in respect of which he or she dissents (the “Dissenting Shares”), and a demand for payment of the fair value of such Primo Shares (the “Demand for Payment”). Within 30 days after sending the Demand for Payment, a Dissenting Shareowner must send to the Company Primo Share Certificates representing the Primo Shares in respect of which he or she dissents. Primo Water will, or will cause its transfer agent to, endorse on the applicable Primo Share Certificates received from a Dissenting Shareowner a notice that the holder is a Dissenting Shareowner and will forthwith return such Primo Share Certificates to a Dissenting Shareowner.
Failure to strictly comply with the requirements set forth in Section 185 of the OBCA, as modified by the Plan of Arrangement and Interim Order, may result in the loss of Dissent Rights.
After sending a Demand for Payment, a Dissenting Shareowner ceases to have any rights as a Primo Shareowner in respect of its Dissenting Shares other than the right to be paid the fair value, less any applicable withholdings, of the Dissenting Shares held by such Dissenting Shareowner, except where (i) a Dissenting Shareowner withdraws its Notice of Dissent before Primo Water makes an offer to pay (an “Offer to Pay”); or (ii) Primo Water fails to make an Offer to Pay and a Dissenting Shareowner withdraws the Demand for Payment, in which case a Dissenting Shareowner’s rights as a Primo Shareowner will be reinstated as of the date of the Demand for Payment.
Dissenting Shareowners who are:
(a)
ultimately entitled to be paid fair value for their Primo Shares, will be paid an amount equal to such fair value by Amalgamation Sub, and will be deemed to have transferred such Primo Shares as of the Arrangement Effective Time to Amalgamation Sub, without any further act or formality, and free and clear of all encumbrances and will not be entitled to any other payment or consideration, including any payment that would be payable under the Arrangement if such Dissenting Shareowner had not exercised its Dissent Rights in respect of such Primo Shares; or

(b)
ultimately not entitled, for any reason, to be paid fair value for their Primo Shares, will be deemed to have participated in the Arrangement, as of the Arrangement Effective Time, on the same basis as a Primo Shareowner who did not seek to exercise Dissent Rights, but did not deposit with the Depositary a duly completed Letter of Transmittal and will be entitled to receive the applicable NewCo Class A Shares in the same manner as such non-dissenting Primo Shareowner.

Primo Water is required, not later than seven days after the later of the Effective Date or the date on which a Demand for Payment is received from a Dissenting Shareowner, to send to each Dissenting Shareowner who has sent a Demand for Payment an Offer to Pay for its Dissenting Shares in an amount considered by the Board to be the fair value of the Primo Shares (less any applicable withholdings), accompanied by a statement showing the manner in which the fair value was determined. Every Offer to Pay for shares of the same class must be on the same terms. Amalgamation Sub, on behalf of the Company must pay for the Dissenting Shares of a Dissenting Shareowner within ten days after an Offer to Pay has been accepted by a Dissenting Shareowner, but any such offer lapses if Primo Water does not receive an acceptance within 30 days after the Offer to Pay has been made.
If Primo Water fails to make an Offer to Pay for Dissenting Shares, or if a Dissenting Shareowner fails to accept an Offer to Pay that has been made, Primo Water may, within fifty (50) days after the Effective Date or within such further period as a court may allow, apply to a court to fix a fair value for the Dissenting Shares. If Primo Water fails to apply to a court, a Dissenting Shareowner may apply to a court for the same purpose within a further period of 20 days or within such further period as a court may allow. A Dissenting Shareowner is not required to give security for costs in such an application.

Before Primo Water makes an application to a court or no later than seven days after a Dissenting Shareowner makes an application to a court, Primo Water will be required to give notice to each Dissenting Shareowner of the date, place and consequences of the application and of its right to appear and be heard in-person or by counsel. Upon an application to a court, all Dissenting Shareowners who have not accepted an Offer to Pay will be joined as parties and be bound by the decision of the court. Upon any such application to a court, the court may determine whether any Person is a Dissenting Shareowner who should be joined as a party, and the court will then fix a fair value for the Dissenting Shares of all Dissenting Shareowners. The final order of a court will be rendered against Primo Water in favor of each Dissenting Shareowner for the amount of the fair value of its Dissenting Shares as fixed by the court. The court may, in its discretion, allow a reasonable rate of interest on the amount payable to each Dissenting Shareowner from the Effective Date until the date of payment.
Pursuant to the Plan of Arrangement, in no circumstances will Primo Water, BlueTriton or any other Person be required to recognize a Person as a Dissenting Shareowner unless such Person: (i) as of the Record Date and the deadline for exercising such Dissent Rights, is the registered holder of those Primo Shares in respect of which Dissent Rights are sought; (ii) has strictly complied with the procedures for exercising Dissent Rights set out in Section 185 of the OBCA, as modified by the Plan of Arrangement and the Interim Order; and (iii) has not withdrawn their Notice of Dissent prior to the Arrangement Effective Time.
In addition, in no event will Primo Water, BlueTriton or any other Person or any other person be required to recognize a Dissenting Shareowner as the holder of any Primo Shares in respect of which Dissent Rights have been validly exercised and not withdrawn at and after the Arrangement Effective Time, and at the Arrangement Effective Time the names of such Dissenting Shareowners will be deleted from the central securities register of Primo Water as at the Arrangement Effective Time and Amalgamation Sub shall be recorded as the registered holder of such Primo Shares and shall be deemed to be the legal and beneficial owner thereof free and clear of all Liens.
For greater certainty, in addition, to any other restrictions in the Interim Order, none of the following shall be entitled to exercise Dissent Rights: (i) Beneficial Shareowners; (ii) holders of Primo Equity Awards; (iii) Primo Shareowners that vote or have instructed or have instructed a proxyholder to vote its Primo Shares “FOR” the Arrangement Resolution (but only in respect of such Primo Shares); and (iv) BlueTriton or its Affiliates.
INFORMATION RELATING TO THE COMPANY
Primo Water is a leading North America-focused pure-play water solutions provider that operates largely under a recurring revenue model in the large format water category (defined as three gallons or greater). This business strategy is commonly referred to as “razor-razorblade” because the initial sale of a product creates a base of users who frequently purchase complementary consumable products. The razor in Primo Water’s revenue model is its industry leading line-up of innovative water dispensers, which are sold through approximately 11,350 retail locations and online at various price points. The dispensers help increase household and business penetration which drives recurring purchases of Primo Water’s razorblade offering or water solutions. Primo Water’s razorblade offering is comprised of Water Direct, Water Exchange, and Water Reﬁll. Through its Water Direct business, Primo Water delivers sustainable hydration solutions direct to customers, whether at home or to businesses. Through its Water Exchange business, customers visit retail locations and purchase a pre-ﬁlled bottle of water. Once consumed, empty bottles can be exchanged at the Company’s recycling center displays, which provide a ticket that offers a discount toward the purchase of a new bottle. Water Exchange is available in approximately 17,950 retail locations. Through its Water Reﬁll business, customers reﬁll empty bottles at approximately 23,500 self-service reﬁll drinking water stations. Primo Water also offers water ﬁltration units across North America. The Company was incorporated in 1955 as “Cott Corporation”. On March 2, 2020, the Company acquired Primo Water Corporation (the “Legacy Primo Acquisition”). In connection with the closing of the Legacy Primo Acquisition, the Company changed its name to “Primo Water Corporation”. The Company was continued from the Canadian Business Corporations Act to the OBCA on July 7, 2021 and is now governed by the OBCA. The Company’s registered Canadian office is located at 1200 Britannia Road East, Mississauga, Ontario, L4W 4T5, Canada and its principal executive head office is located at 1150 Assembly Drive, Suite 800, Tampa, Florida, 33607, United States. The Primo Shares are listed and posted for trading on the NYSE and the TSX under the symbol “PRMW”.
For further information regarding the Company, the development of its business and its business activities, see the Company’s annual report on Form 10-K for the fiscal year ended December 30, 2023 and “Schedule G — Information Relating to the Company”.

INFORMATION RELATING TO BLUETRITON
BlueTriton is a leading provider of water and beverages in the United States and Canada, offering an extensive portfolio of recognizable, responsibly sourced national and regional spring and purified water and beverage brands. For the year ended December 31, 2023, BlueTriton achieved net sales of $4,698.7 million. Its portfolio of brands includes national and regional spring water brands, national purified water brands and flavored water brands. Its brands include Arrowhead, Deer Park, Ice Mountain, Origin, Ozarka, Poland Spring, Saratoga, Zephyrhills, Pure Life, Ac+ion, Frutitas and Splash Refresher. BlueTriton manages its business through two operating and reportable segments: Retail and ReadyRefresh. BlueTriton’s brands are sold primarily through retail channels, including club stores, mass merchandisers, supermarkets, convenience stores and foodservice locations, among others, which accounted for $3,574.0 million of net sales in 2023. In addition to its retail segment, BlueTriton’s ReadyRefresh business is a leading provider of a wide range of water and beverage products, along with dispensers to residential, commercial and retail customers, achieving $1,124.7 million in net sales in 2023. ReadyRefresh’s primary revenue is derived from the sale of three- and five-gallon water bottles. ReadyRefresh also offers an extensive collection of beverages for immediate consumption and multi-serve purposes, including bottled waters, energy drinks, coffee, and tea, alongside cups from BlueTriton brands as well as other reputable names. BlueTriton’s offerings also encompass water coolers, sanitation services, maintenance kits, filtration solutions, and an environmentally conscious reverse logistics system that repurposes returnable bottles.
Triton Water Parent, Inc. is a Delaware corporation incorporated on February 3, 2021. It operates primarily through its wholly owned subsidiaries, including Triton Water Holdings, Inc.
BlueTriton’s principal executive office is located at 900 Long Ridge Road, Building 2, Stamford, Connecticut 06902-1138, United States, its phone number is (203) 863-0451 and its website is www.bluetriton.com. BlueTriton has included its website address in this Circular as an inactive textual reference only. The information contained on, or that can be accessed through, such website is not a part of, and should not be considered as being incorporated by reference into, this Circular.
For further information regarding BlueTriton, see “Schedule H — Information Relating to BlueTriton”.
INFORMATION RELATING TO NEWCO
NewCo is a corporation incorporated under the laws of the State of Delaware on June 10, 2024 as a wholly-owned subsidiary of BlueTriton for the purpose of effecting the Transaction. To date, NewCo has not conducted any activities other than those incidental to its formation, the execution of the Arrangement Agreement, the preparation of regulatory filings made in connection with the transactions contemplated by the Arrangement Agreement and other matters related to the Transaction. Upon completion of the Transaction, NewCo is expected to be a leading North American pure-play healthy hydration company with diversified offerings across products, formats, channels and consumer occasions.
Following the Closing, NewCo is expected to be dual headquartered at 1150 Assembly Drive, Suite 800, Tampa, Florida 33607, United States, which is currently Primo Water’s headquarters, and at 900 Long Ridge Road, Building 2, Stamford, Connecticut 06902, United States, which is currently BlueTriton’s headquarters. NewCo’s registered office will be located at 1209 Orange Street, Wilmington, Delaware 19801, United States. NewCo intends to list its shares on the NYSE under the ticker symbol “[•]”.
For further information regarding NewCo, see “Schedule I — Information Relating to NewCo”.

INFORMATION RELATING TO AMALGAMATION SUB AND MERGER SUB
Amalgamation Sub is a corporation organized under the laws of the Province of Ontario on June 13, 2024 and Merger Sub is a corporation incorporated in the State of Delaware on June 10, 2024, each as an indirect, wholly owned subsidiary of BlueTriton for the purpose of effecting the Transaction. To date, neither Amalgamation Sub nor Merger Sub have conducted any activities other than those incident to their formation, the execution of the Amalgamation Agreement, and other matters related to the Transaction. In connection with the consummation of the Transaction, (i) there will occur an amalgamation of Primo Water and Amalgamation Sub, with Primo Water surviving as a wholly-owned subsidiary of NewCo, and (ii) immediately following the Arrangement, Merger Sub will be merged with and into BlueTriton, with BlueTriton surviving the Merger as a wholly-owned subsidiary of NewCo. Therefore, following consummation of the Transaction, Amalgamation Sub and Merger Sub will no longer exist as separate entities.
Prior to consummation of the Transaction, the principal executive office for Merger Sub is located at 900 Long Ridge Road, Building 2, Stamford, Connecticut 06902-1138, United States, and the phone number for Merger Sub is (203) 863-0451. Prior to the consummation of the Transaction, the registered office of Amalgamation Sub is located at 199 Bay Street, Suite 5300 Commerce Court West, Toronto, Ontario, M5L 1B9, Canada, and the phone number for Amalgamation Sub is (203) 863-0451.

RISK FACTORS
The following risk factors should be considered by the Primo Shareowners in evaluating whether to approve the Transaction Resolutions. These risk factors should be considered in conjunction with the other information contained in or incorporated by reference into this Circular. These risk factors relate to the Transaction and NewCo. For information on risks and uncertainties relating to the business of the Company, see “Schedule G — Information Relating to the Company — Risk Factors” and for information on risks and uncertainties relating to the business of BlueTriton, see “Schedule H — Information Relating to BlueTriton — Risk Factors”.
Risk Factors Related to the Transaction
Primo Shareowners cannot be sure of the value of the Arrangement Consideration they will receive.
The Primo Shareowners will receive a fixed number of NewCo Class A Shares in the Transaction, rather than a number of NewCo Shares with a particular fixed market value. The value of a Primo Share at the Closing may vary significantly from the trading price on the last trading day prior to the date the Arrangement Agreement was executed, the date of this Circular or the date on which the Primo Shareowners approve the Arrangement Resolution. Because the relative proportion of NewCo that Primo Shareowners will own is fixed and will not be adjusted to reflect any changes in the price of Primo Shares, the market value of the NewCo Shares issued as part of the Transaction, and the Primo Shares surrendered as part of the Transaction, may be higher or lower than the values of these shares on earlier dates. All of the consideration to be received by the Primo Shareowners will be NewCo Class A Shares. At the time of approval, the Primo Shareowners will not know or be able to determine the value of the NewCo Class A Shares they may receive upon the Closing. Changes in the price of Primo Shares may result from a variety of factors that are beyond the control of Primo Water, including changes in its respective businesses, operations and prospects, regulatory considerations, governmental actions, legal proceedings and other developments.
Neither Primo Water nor BlueTriton is permitted to terminate the Arrangement Agreement solely because of changes in the price of the Primo Shares. There is no assurance that the Transaction will be completed, that there will not be a delay in the Closing, or that all or any of the anticipated benefits of the Transaction will be obtained.
The market price of NewCo Shares after the Transaction might be affected by factors different from, or in addition to, those currently affecting the market price of Primo Shares.
The businesses of Primo Water and BlueTriton differ and, accordingly, the results of operations of NewCo and the market price of NewCo Shares after the Closing may be affected by factors different from, or in addition to, those currently affecting the independent results of operations of each of Primo Water and BlueTriton. For a discussion of the businesses of Primo Water and BlueTriton and of factors to consider in connection with those businesses, see the documents incorporated by reference into this Circular and referred to under “Schedule G — Information Relating to the Company”, as well as “Schedule H — Information Relating to BlueTriton” and “Schedule I — Information Relating to NewCo”.
Conditions precedent to the Transaction, including regulatory approvals, may not be satisfied or waived, may take longer than expected or may impose conditions that are not presently anticipated or cannot be met.
The completion of the Transaction is subject to the satisfaction or waiver of a number of conditions, including various approvals from regulatory agencies in the United States and Canada. See “The Arrangement Agreement — Conditions to the Completion of the Transaction”. No assurance can be given that all conditions precedent to the Transaction will be satisfied or waived, nor can there be any certainty as to the timing of their satisfaction or waiver. Any delay in completing the Transaction could cause the Parties not to realize, or to be delayed in realizing, some or all of the benefits that they expect to achieve if the Transaction is successfully completed within their expected time frame.
Additionally, some of the conditions precedent to the Transaction are outside the control of the Company and BlueTriton, including receipt of the Primo Shareowner Approval, receipt of the Required Regulatory Approvals, and the granting of the Final Order. In deciding whether to grant the Required Regulatory Approvals, the relevant Governmental Authorities will consider a variety of factors. An adverse development in this process could result in an inability to obtain one or more of the Required Regulatory Approvals or delay receipt of the Required Regulatory Approvals. Pursuant to the Arrangement Agreement, in order to obtain the Required Regulatory Approvals, NewCo, Primo Water or BlueTriton could be required to make one or more concessions, including a requirement to sell, divest or dispose of one or more facilities where the combined commercial and residential revenues generated by any such facilities individually, or in the aggregate, generated not more than $75 million during fiscal year 2023. If such divestitures are required and undertaken, it is possible that such sale, divestiture or disposition could adversely affect the financial condition or results of operations of any of the Parties and impair the ability of the Parties to achieve anticipated synergies.
There is no assurance that all of these required authorizations, consents, orders and other approvals will be obtained, and, if they are obtained, they may not be obtained before the Primo Shareowners vote on the Transaction. Moreover, the terms of the approvals that are granted may impose conditions, limitations, obligations or costs, or place restrictions on the conduct of NewCo’s business or require changes to the terms of the transactions contemplated by the Arrangement Agreement. There can be no assurance that regulators will not impose any such conditions, limitations, obligations or restrictions and that such conditions, limitations, obligations or restrictions will not have the effect of delaying the completion of any of the transactions contemplated by the Arrangement Agreement, imposing additional material costs on or otherwise reducing the anticipated benefits of the Transaction if the Transaction is consummated successfully within the expected timeframe. Nor can there be any assurance that any such conditions, terms, obligations or restrictions will not result in the delay or abandonment of the Transaction. Additionally, the Closing is conditioned on the absence of certain orders or injunctions issued by a court of competent jurisdiction or other legal restraints that would prohibit or make illegal the consummation of any of the transactions contemplated by the Arrangement Agreement. The Arrangement Agreement requires the Parties to cooperate in good faith in the process to obtain the Required Regulatory Approvals and in the case of a disagreement over the strategy, tactics or decisions relating to obtaining such approvals.
In addition, the completion of the Transaction by BlueTriton is conditional on, among other things, no Company Material Adverse Effect having occurred since the date of the Arrangement Agreement. There can be no certainty, nor can the Company or BlueTriton provide any assurance, that these conditions will be satisfied or waived or, if satisfied or waived, when they will be satisfied or waived. If any of the conditions precedent to the Transaction are not met and BlueTriton, in its sole discretion, does not waive these conditions on or before the Outside Date, it will not be obligated to complete the Transaction and either the Company or BlueTriton may then terminate the Arrangement Agreement.
Termination of the Arrangement Agreement could negatively impact Primo Water.
Each of the Company and BlueTriton has the right, in certain circumstances, to terminate the Arrangement Agreement, in which case the Transaction will not be consummated. See “The Arrangement Agreement — Termination of the Arrangement Agreement”. There is no certainty, nor can the Parties provide any assurance that the Arrangement Agreement will not be terminated by the Company or BlueTriton prior to the completion of the Transaction. If the Arrangement Agreement is terminated, Primo Water and BlueTriton will not recognize the anticipated benefits of the Transaction and may be obligated to pay the Termination Fee in connection with termination of the Arrangement Agreement. See “The Arrangement Agreement — Termination Fees”. If the Arrangement Agreement is terminated in accordance with its terms and the Transaction is not consummated, the ongoing business of Primo Water may be adversely affected by a variety of factors. Primo Water’s business may be adversely impacted by the failure to pursue other beneficial opportunities during the pendency of the Transaction, by the failure to obtain the anticipated benefits of completing the Transaction, by payment of certain costs relating to the Transaction, and by the focus of management on the Transaction for an extended period of time rather than on other strategic and operational opportunities. The market price of the Primo Shares might decline as a result of any such failures to the extent that the current market prices reflect a market assumption that the Transaction will be completed.
In addition, if the Arrangement Agreement is terminated under certain circumstances, Primo Water may be required to pay a Termination Fee of $105 million. See “The Arrangement Agreement — Termination Fees”. Primo Water may also be negatively impacted if the Arrangement Agreement is terminated and the Board seeks but is unable to find another business combination or strategic transaction offering equivalent or more attractive consideration than the consideration to be provided in the Transaction, or if the Parties become subject to litigation related to entering into or failing to consummate the Transaction, including actions by the Primo Shareowners, as applicable, against the directors and/or officers of Primo Water or BlueTriton for breaches of fiduciary duty, or derivative actions brought by the Primo Shareowners in the name of the respective companies.

Primo Water’s directors and executive officers have interests in the Transaction that may be different from, or in addition to, the interests of Primo Shareowners generally.
When considering the recommendations of the Board with respect to the proposals described in this Circular, the Primo Shareowners should be aware that the directors and executive officers of Primo Water may have interests in the Transaction and have arrangements that are different from, or in addition to, those of the Primo Shareowners generally. These interests and arrangements include the continued employment of certain executive officers of Primo Water by NewCo or its Subsidiaries, the continued service of certain independent directors of Primo Water as directors of NewCo and/or its Subsidiaries, the treatment in the Transaction of outstanding equity, other equity-based and incentive awards, other compensation and benefit arrangements, including retention bonuses, potential severance payments for certain officers upon termination, and the right to continued indemnification and insurance coverage for former Primo Water directors and officers by NewCo. See “Description of the Transaction — Interests of the Company’s Directors and Management in the Transaction”.
Primo Shareowners should be aware of these interests when they consider voting on the Transaction Resolutions. The Board was aware of and considered the interests of Primo Water’s respective directors and officers, among other matters, in evaluating the terms and structure, and overseeing the negotiation of the Transaction, in approving the Arrangement Agreement, the Transaction and the other transactions contemplated thereby, and recommending that the Primo Shareowners adopt the Transaction Resolutions.
Primo Water will incur significant material costs in connection with the Transaction.
Primo Water has incurred and expects to incur a number of material costs associated with the Transaction. These costs and expenses include fees paid to financial, legal and accounting advisors, potential employment-related costs, costs relating to obtaining the Required Regulatory Approvals and the Primo Shareowner Approval, filing fees, printing expenses and other related charges. Some of these costs will be incurred and are payable by Primo Water regardless of whether the Transaction is completed. Such costs may be significant and could have an adverse effect on Primo Water’s future results of operations, cash flows and financial condition.
There are also a large number of processes, policies, procedures, operations, technologies, systems, and personnel that may or must be integrated in connection with the Transaction and the integration of the two companies’ businesses. While the Parties have assumed that a certain level of expenses would be incurred in connection with transactions contemplated by the Arrangement Agreement, there are many factors beyond their control that could affect the total amount or the timing of the integration and implementation expenses.
There may also be additional unanticipated significant costs in connection with the Transaction that NewCo may not recoup. These costs and expenses could reduce the realization of synergies, efficiencies, strategic benefits and additional income Primo Water and BlueTriton expect to achieve from the Transaction. Although Primo Water and BlueTriton expect that these benefits will offset the transaction expenses and implementation costs over time, this net benefit may not be achieved in the near term or at all.
The failure to integrate Primo Water’s business and BlueTriton’s business successfully in the expected time frame could adversely affect NewCo’s future results.
The success of the Transaction will depend, in large part, on the Parties’ ability to realize the anticipated benefits and synergies from combining Primo Water’s business with BlueTriton’s business and completing the Transaction. A successful integration will require focusing a substantial amount of resources and management attention to the integration process, which may divert resources and focus from the development and operation of Primo Water’s and BlueTriton’s regular business operations. NewCo’s business or results of operations could also be adversely affected by any issues attributable to either company’s operations that arise or are based on events or actions that occur before the Closing. The integration process is subject to a number of risks and uncertainties, and no assurance can be given as to the realization of anticipated benefits in full or in part or, if realized, the timing of their realization. If integration is not managed successfully, NewCo may experience interruptions in its business activities, deterioration in its employee and customer relationships, increased costs of integration and harm to its reputation, all of which could have a material adverse effect on the business, financial condition and results of operations of NewCo. NewCo may experience difficulties in combining corporate cultures, maintaining employee morale and retaining key employees. There is no assurance that Primo Water’s and BlueTriton’s businesses will be successfully integrated in a timely manner. The challenges involved in the integration of Primo Water’s and BlueTriton’s businesses may include, among other things, the following:

•	challenges and difficulties associated with managing the larger, more complex, combined company;
•	conforming standards, controls, procedures and policies, and compensation structures between the companies;
•	retaining and integrating talent from the two companies, including key personnel and addressing uncertainties of their future, while maintaining focus on expanding and maintaining the business;
•	coordinating operations, sales and marketing, and finance;
•
consolidating corporate and administrative infrastructures, accounting systems, information technology systems, resources, sourcing and procurement logistics with respect to key raw materials and optimizing manufacturing locations;

•	integrating the workforces and systems of the two companies while maintaining focus on achieving NewCo’s operating and strategic goals;
•	coordinating geographically overlapping organizations;
•	addressing possible differences in business backgrounds, corporate cultures and management philosophies;
•	potential unknown liabilities and unforeseen expenses, delays or regulatory conditions associated with the Transaction;
•	effecting potential actions that may be required in connection with obtaining the Required Regulatory Approvals;
•	performance shortfalls at one or both of the companies as a result of the diversion of management’s attention caused by completing the Transaction and integrating the companies’ operations;
•	difficulties in delivering on NewCo’s strategy, including the ability of the Transaction to accelerate growth in the combined business;
•	the possibility of faulty assumptions underlying expectations about prospects of NewCo;
•
geopolitical, macroeconomic and industry factors, including, among other things, epidemics, pandemics, or public health related outbreaks, threat, outbreak, uncertainty or escalation of terrorism, political instability, insurrection, war or other armed conflict, inflation, tariffs, customs duties and other increases in supply and operating cost; and

•	unanticipated changes in applicable laws and regulations.
Failure to achieve these anticipated benefits could result in increased costs and could adversely affect NewCo’s future business, financial conditions, operating results and prospects.
Primo Water’s and BlueTriton’s business relationships may be subject to disruption due to uncertainty associated with the Transaction, which could have an adverse effect on Primo Water’s, BlueTriton’s or NewCo’s results of operations, cash flows and financial position.
Parties with which Primo Water and BlueTriton do business may experience uncertainty associated with the Transaction, including with respect to current or future business relationships with Primo Water, BlueTriton or NewCo following the completion of the Transaction. Primo Water’s and BlueTriton’s relationships may be subject to disruption as persons with whom Primo Water and/or BlueTriton have a business relationship may have concerns about a larger organization, or otherwise, and may delay or defer certain business decisions or might decide to seek to terminate, change or renegotiate their relationships with Primo Water or BlueTriton, as applicable, or consider entering into business relationships with parties other than Primo Water or BlueTriton. These disruptions could have a material adverse effect on the results of operations, cash flows and financial position of Primo Water, BlueTriton or NewCo following the completion of the Transaction, including an adverse effect on the Parties’ ability to realize the expected benefits of the Transaction. The risk, and adverse effect, of any disruption could be exacerbated by a delay in the completion of or failure to complete the Transaction.
In addition, some amount of Primo Water and BlueTriton management’s and employees’ attention will be directed toward the completion of the Transaction and thus will be diverted from their respective day-to-day operations. Further, the Transaction could cause disruptions to each Party’s business or business relationships, which could have an adverse impact on their results of operations. The pursuit of the Transaction and the preparation for the integration may also place a significant burden on management and internal resources. The diversion of management’s attention away from day-to-day business concerns could adversely affect Primo Water, BlueTriton and NewCo’s financial results.
Primo Water and BlueTriton will be subject to certain contractual restrictions while the Transaction is pending.
The Arrangement Agreement restricts each of Primo Water and BlueTriton from taking certain actions without the consent of the other Party, including making certain acquisitions and divestitures, entering into, amending or terminating certain contracts, incurring certain indebtedness and expenditures, repurchasing or issuing securities outside of existing equity award programs, and other specified actions. These restrictions continue until the earlier of the Closing or the termination of the Arrangement Agreement. These restrictions may prevent Primo Water and BlueTriton from pursuing attractive business opportunities that may arise prior to the Closing and could have the effect of delaying or preventing other strategic transactions. Adverse effects arising from the pendency of the Transaction could be exacerbated by any delays in consummation of the Transaction or the termination of the Arrangement Agreement. See “The Arrangement Agreement — Primo Water Interim Operating Covenants” and “The Arrangement Agreement — BlueTriton Interim Operating Covenants”.
Uncertainties associated with the Transaction may cause a loss of management personnel and other key employees, and Primo Water, BlueTriton and NewCo may have difficulty attracting and motivating management personnel and other key employees, which could adversely affect the future businesses and operations of Primo Water, BlueTriton and NewCo.
The success of the Transaction will depend in part on the retention of personnel critical to the business and operations of NewCo due to, for example, their technical skills or management expertise. Competition for qualified personnel can be challenging.
Current and prospective employees of Primo Water and BlueTriton may experience uncertainty about their future role with Primo Water and BlueTriton until strategies with regard to these employees are announced or executed, which may impair Primo Water’s and BlueTriton’s ability to attract, retain and motivate key personnel prior to and following the Transaction. Employee retention may be particularly challenging during the pendency of the Transaction, as employees of Primo Water and BlueTriton may depart because of issues relating to uncertainty about their future roles with NewCo. If Primo Water and BlueTriton are unable to retain personnel, Primo Water and BlueTriton could face disruptions in their operations, loss of existing business partners, loss of key information, expertise or know-how, and unanticipated additional recruitment and training costs. In addition, the loss of key personnel could diminish the anticipated benefits of the Transaction.
It is anticipated that, upon Closing, Robbert Rietbroek, the current Chief Executive Officer of Primo Water, will serve as Chief Executive Officer, David Hass, the current Chief Financial Officer of Primo Water, will serve as Chief Financial Officer, and Robert Austin, the current Chief Operating Officer of BlueTriton, will serve as Chief Operating Officer. It is possible that these and other key employees may decide not to remain with Primo Water or BlueTriton, as applicable, while the Transaction is pending or with NewCo after the Closing. If key employees of Primo Water or BlueTriton depart, NewCo may have to incur significant costs in identifying, hiring and retaining replacements for departing employees and may lose significant expertise and talent relating to the business of each of Primo Water or BlueTriton, and NewCo’s ability to realize the anticipated benefits of the Transaction may be adversely affected. In addition, there could be disruptions to or distractions for the workforce and management associated with integrating employees into NewCo. Accordingly, no assurance can be given that NewCo will be able to attract or retain key employees of Primo Water or BlueTriton to the same extent that those companies have been able to attract or retain their own employees in the past. If NewCo does not succeed in attracting, hiring, and integrating excellent personnel, or retaining and motivating existing personnel, it may be unable to grow and operate its business effectively.
The Transaction and the integration of BlueTriton may subject NewCo to certain liabilities associated with BlueTriton or liabilities that may arise in connection with the Closing.
The Transaction and the integration of BlueTriton with Primo Water into NewCo may pose special risks, including write-offs or restructuring charges, unanticipated costs, and the loss of key personnel. There can be no assurance that the integration will be accomplished effectively or in a timely manner. In addition, the Transaction and the integration of BlueTriton will subject NewCo to liabilities that may exist at BlueTriton or may arise in connection with the Closing, some of which may be unknown. Although Primo Water has conducted due diligence on the operations of BlueTriton, there can be no guarantee that Primo Water is aware of and has accurately assessed all liabilities of

BlueTriton. These liabilities, and any additional risks and uncertainties related to the Transaction not currently known to Primo Water or that Primo Water may currently deem immaterial or unlikely to occur, could negatively impact Primo Water’s or NewCo’s business, financial condition and results of operations, including profitability. Further, BlueTriton’s business is different in certain ways from Primo Water’s, and BlueTriton’s results of operations may as a result be affected by factors that differ from those currently affecting Primo Water’s results of operations.
There has been no public market for BlueTriton Shares and the lack of a public market makes it difficult to determine the fair market value of BlueTriton.
The outstanding BlueTriton Shares are privately held and are not traded on any public market. The lack of a public market may make it more difficult to determine the fair market value of BlueTriton than if the outstanding BlueTriton Shares were traded publicly. The value ascribed to BlueTriton Shares in other contexts, including in private valuations or financings, may not be indicative of the price at which the outstanding BlueTriton Shares may have traded if they were traded on a public market. The stock consideration to be paid to the BlueTriton Shareholders in the Transaction was determined based on negotiations between the Parties and likewise may not be indicative of the price at which the outstanding BlueTriton Shares may have traded if they were traded on a public market.
Litigation may be instituted against NewCo, members of the NewCo Board, Primo Water, members of its Board, BlueTriton, and members of the BlueTriton Board challenging the Transaction, and adverse judgments in these lawsuits may prevent the Transaction from becoming effective within the expended timeframe or at all.
Lawsuits in connection with the Transaction may be filed against Primo Water, BlueTriton, NewCo, and/or their respective directors and officers, which could prevent or delay the consummation of the Transaction and result in additional costs to the Parties. The ultimate resolution of any lawsuits cannot be predicted with certainty, and an adverse ruling in any such lawsuit may cause the Transaction to be delayed or not to be completed, which could cause Primo Water not to realize some or all of the anticipated benefits of the Transaction. Even if a lawsuit or legal proceedings is without merit, defending against these claims can be time consuming, result in substantial costs and divert management time and resources away from their regular businesses. There can be no assurance that any of the defendants will be successful in defending current or any potential future legal proceedings. An adverse judgment could result in monetary damages, which could have a negative impact on Primo Water’s and NewCo’s respective liquidity and financial condition. One of the conditions to the consummation of the Transaction is that no temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition will be in effect. As such, if a plaintiff is successful in obtaining an injunction prohibiting consummation of the Transaction, such injunction may delay or prevent the Transaction from being consummated, or from being consummated within the expected timeframe, which may adversely affect Primo Water’s and BlueTriton’s respective business, financial position and results of operations. The existence of litigation relating to the Transaction could also affect the likelihood of obtaining the Primo Shareowner Approval.
The defense or settlement of any lawsuit or claim that remains unresolved at the time the Transaction is consummated may adversely affect NewCo’s business, financial condition, results of operations and cash flows. Primo Water and BlueTriton cannot currently predict the outcome of or reasonably estimate the possible loss or range of loss from any such lawsuits or claims.
Primo Water or BlueTriton may waive one or more of the closing conditions without re-soliciting approval by Primo Shareowners.
To the extent permitted by law, Primo Water or BlueTriton may determine to waive, in whole or in part, one or more of the conditions to its obligations to consummate the Transaction. If such a situation arises, Primo Water currently expects to evaluate the materiality of any proposed waiver and its effect on Primo Shareowners, as applicable, in light of the facts and circumstances at the time to determine whether any amendment of this Circular or any re-solicitation of proxies is required or warranted in light of such waiver. In some cases, if the Board determines that such a waiver is warranted, but that such waiver or its effect on Primo Shareowners is not sufficiently material to warrant re-solicitation of proxies, the Board has the discretion to consummate the Transaction without seeking further approval from Primo Shareowners. Any determination as to whether to waive any condition to the Closing, and as to whether to re-solicit approval by Primo Shareowners or amend this Circular as a result of such waiver, will be made by Primo Water at the time of such waiver based on the facts and circumstances as they exist at that time.

Third parties may terminate or alter existing contracts or relationships with Primo Water or BlueTriton.
Each of Primo Water and BlueTriton has contracts with customers, vendors, distributors, landlords, licensors, lenders, and other business partners which may require Primo Water or BlueTriton, as applicable, to obtain consent from these other parties in connection with the Transaction. If these consents cannot be obtained, the counterparties to these contracts and other third parties with which Primo Water and/or BlueTriton currently have relationships may have the ability to terminate, reduce the scope of or otherwise materially adversely alter their relationships with either or both parties in anticipation of the Transaction, or with NewCo following the Transaction. The pursuit of such rights may result in Primo Water, BlueTriton or NewCo suffering a loss of potential future revenue or incurring liabilities in connection with a breach of such agreements and may lose rights that are material to its business. Any such disruptions could limit NewCo’s ability to achieve the anticipated benefits of the Transaction. The adverse effect of such disruptions could also be exacerbated by a delay in the Closing or the termination of the Arrangement Agreement.
The Arrangement Agreement limits Primo Water’s ability to pursue alternatives to the Transaction and contains provisions that could affect the decisions of a third party considering making an alternative Acquisition Proposal to Primo Water.
The Arrangement Agreement prohibits Primo Water from soliciting, initiating, or encouraging alternative proposals with respect to a merger, acquisition or business combination from any third party. Under the terms of the Arrangement Agreement, Primo Water may, in certain circumstances, communicate and discuss with a third party regarding a Superior Proposal that, among other criteria, if consummated, the Board determines in good faith is more favorable to the Primo Shareowners from a financial point of view than the transactions contemplated by the Arrangement Agreement. In addition, before the Board enters into a definitive agreement with respect to a Superior Proposal, BlueTriton generally has an opportunity to offer to modify the terms of the Transaction and Primo Water has an obligation to negotiate in good faith regarding such an offer. Under specified circumstances, upon termination of the Arrangement Agreement in connection with a Superior Proposal, Primo Water may be required to pay BlueTriton a termination fee of $105 million. These provisions could affect the decision by a third party to make a competing Acquisition Proposal, including the structure, pricing, and terms proposed by a third party seeking to acquire or merge with Primo Water.
The market price of Primo Shares may be volatile, and Primo Shareowners could lose a significant portion of their investment due to drops in the market price of Primo Shares prior to Closing or in the market price of NewCo Shares following the Closing.
The market price of Primo Shares may be volatile, and following the Closing, Primo Shareowners that become holders of NewCo Shares may not be able to resell their NewCo Shares at or above the price at which they initially acquired their Primo Shares due to fluctuations in market price, including changes in price caused by factors unrelated to Primo Water’s or NewCo’s operating performance or prospects.
Specific factors that may have a significant effect on the market price for the Primo Shares and NewCo Shares include, among others, the following:
•
changes in stock market analyst recommendations or earnings estimates regarding the Primo Shares or, following the Closing, NewCo Shares, other companies comparable to Primo Water or, following the Closing, NewCo or companies in the industries they serve;

•	actual or anticipated fluctuations in operating results or future prospects of Primo Water or, following the Closing, of NewCo;
•	quarterly variations in the rate of growth of Primo Water’s or NewCo’s financial indicators, such as revenue, Adjusted EBITDA, net income and free cash flow, as applicable;
•	general market conditions, including fluctuations in commodity prices;
•	announcements concerning Primo Water, NewCo or their competitors;
•	reaction to public announcements by Primo Water or NewCo;
•	strategic actions taken by Primo Water, NewCo or their competitors, such as any contemplated business separation, acquisitions or restructurings;

•
failure of NewCo to achieve the perceived benefits of the Transaction, including financial results and anticipated synergies, as rapidly as or to the extent anticipated by financial or industry analysts;

•	additions or departures of key personnel;
•	access to the lending and capital markets on acceptable terms;
•
adverse conditions in the financial markets or general U.S. or international economic conditions, including changes in interest rates, exchange rates, and those resulting from war, incidents of terrorism and responses to such events;

•	changes in accounting principles, policies, guidance, interpretations or standards;
•	sales of NewCo Shares by NewCo, significant stockholders or members of its management team; and
•	changes in government regulation, taxes, legal proceedings or other developments.
These and other factors may impair the market for Primo Shares and subsequent to the Transaction, NewCo Shares, and the ability of NewCo Shareowners to sell their NewCo Shares at an attractive price. These factors also could cause the market value and demand for the NewCo Shares to fluctuate substantially in the hands of former Primo Shareowners. Many of these factors and conditions are beyond the control of Primo Water, NewCo and the NewCo Shareowners.
The exercise of Dissent Rights may impact cash resources or result in the Arrangement not being completed.
Registered Shareowners as of the Record Date have the right to dissent with respect to the Arrangement Resolution and, if the Arrangement becomes effective, to be paid an amount equal to the fair value of their Primo Shares in accordance with the provisions of Section 185 of the OBCA, as modified by the Plan of Arrangement and the Interim Order. If Registered Shareowners dissent in respect of a significant number of Primo Shares, a substantial aggregate cash payment may be required to be made by Amalgamation Sub that could have an adverse effect on NewCo’s cash resources if the Arrangement is completed. If, as of the Effective Date, the aggregate number of Primo Shares in respect of which Primo Shareowners have validly exercised Dissent Rights exceeds 7.5% of the Primo Shares outstanding as of the date of the Arrangement Agreement, the BlueTriton Parties are entitled, in their discretion, not to complete the Arrangement. See “Dissenting Shareowner Rights”.
Risk Factors Related to NewCo
NewCo’s future results may suffer if it does not effectively manage its expanded operations following the Transaction.
Following the Transaction, the size of the business of NewCo will increase beyond the current size of either Primo Water’s or BlueTriton’s current businesses on a stand-alone basis. NewCo’s future success depends, in part, upon its ability to manage this expanded business, which may pose substantial challenges for management, including challenges related to the management and monitoring of new operations and associated increased costs and complexity. There can be no assurance that the combined company will be successful or that it will realize the expected operating efficiencies, cost savings, revenue enhancements and other benefits currently anticipated from the Transaction.
NewCo has no operating or financial history and the unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and may not be an indication of NewCo’s financial condition or results of operations following the Transaction.
Primo Water and BlueTriton currently operate independently. NewCo has been recently incorporated in connection with the Transaction and has no operating history or revenues and the operations of Primo Water and BlueTriton have not previously been managed on a combined basis. The unaudited pro forma condensed combined financial statements contained in this Circular are presented for illustrative purposes only and may not be an indication of NewCo’s financial condition or results of operations following the Transaction for a number of reasons. For example, the unaudited pro forma condensed combined financial statements have been derived from the historical financial statements of Primo Water and BlueTriton and certain adjustments and assumptions have been made regarding NewCo after giving effect to the Transaction. The information upon which these adjustments and assumptions have been made is preliminary, and these types of adjustments and assumptions are difficult to make with complete accuracy. Moreover, the unaudited pro forma condensed combined financial statements do not reflect all costs that are expected to be incurred by NewCo in connection with the Transaction. For example, the impact of any incremental costs incurred in integrating Primo Water and BlueTriton is not reflected in the unaudited pro forma condensed combined financial statements. As a result, the actual financial condition and results of operations of NewCo following the Transaction may not be consistent with, or evident from, these unaudited pro forma condensed combined financial statements. In addition, the assumptions used in preparing the unaudited pro forma condensed combined financial information may not prove to be accurate, and other factors may affect NewCo’s financial condition or results of operations following the Transaction. Any potential decline in NewCo’s financial condition or results of operations may cause a significant decrease in the stock price of NewCo. For more information, see “Schedule K — Unaudited Pro Forma Condensed Combined Financial Statements”.
The projections and forecasts presented in this Circular may not be an indication of the actual results of the Transaction or Primo Water’s, BlueTriton’s or NewCo’s future results.
This Circular contains projections and forecasts relating to each of Primo Water, BlueTriton and NewCo. None of the projections and forecasts included in this Circular have been prepared with a view toward public disclosure other than to certain parties involved in the Transaction, or toward complying with SEC guidelines or GAAP. Accordingly, such projections and forecasts should not be viewed as public guidance. The projections and forecasts were prepared based on numerous variables and assumptions which are inherently uncertain and may be beyond the control of Primo Water, BlueTriton and NewCo. Important factors that may affect actual results of Primo Water, BlueTriton and NewCo or could lead to such projections and forecasts not being achieved include, but are not limited to: (i) the ability of the Parties to successfully complete the Transaction on anticipated terms and timing, including obtaining the Primo Shareowner Approval, Court Approval and the Required Regulatory Approvals and the satisfaction of other conditions to the completion of the Transaction, (ii) risks relating to the integration of Primo Water’s and BlueTriton’s operations, products and employees into NewCo and the possibility that the anticipated synergies and other benefits of the Transaction will not be realized or will not be realized within the expected timeframe, (iii) risks relating to the businesses of Primo Water and BlueTriton and the industries in which they operate and in which NewCo will operate following the Transaction, (iv) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transaction, (v) risks related to disruption of management’s time from ongoing business operations due to the Transaction, (vi) the risk of any litigation relating to the Transaction, and (vii) the risk that the Transaction and its announcement could have an adverse effect on the ability of Primo Water and BlueTriton to retain and hire key personnel and other factors described under the captions “Management Information Circular — Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this Circular. Primo Shareowners are accordingly cautioned not to place undue reliance on the projections, as the projections may be materially different than actual results.
The board of directors of NewCo will differ from the current boards of directors of Primo Water and BlueTriton.
Upon completion of the Transaction, the composition of the board of directors of NewCo will be different from the current boards of Primo Water and BlueTriton. The NewCo Board is expected to consist of 15 members: (i) seven of whom will initially be designated by Primo Water; (ii) seven of whom will be designated by the current owners of BlueTriton; and (iii) one of whom initially will be mutually agreed upon by BlueTriton and Primo Water. This composition of NewCo’s Board may affect the future decisions of NewCo. Combining the boards of directors of each company into the NewCo Board could require the reconciliation of differing priorities and philosophies.
Furthermore, pursuant to the terms of the Stockholders Agreement, the current owners of BlueTriton will retain the right to designate directors after the Closing so long as their ownership meets specified thresholds. As their holdings decrease over time, the number of directors they are entitled to designate and the overall size of the NewCo Board will decrease. If vacancies on the NewCo Board arise due to this negotiated arrangement, or for other reasons, there may be a need to identify suitable replacement directors meeting applicable independence and other standards, which could be difficult, time-consuming and distract the board of directors from overseeing the affairs of NewCo.
NewCo will have a significant amount of consolidated indebtedness following the Closing. This level of indebtedness could adversely affect NewCo, including by decreasing its business flexibility.
Upon the Closing, NewCo will succeed to a significant amount of outstanding indebtedness of Primo Water and BlueTriton (approximately $5.1 billion on a pro forma basis as of June 30, 2024). The increased indebtedness could have the effect of, among other things, reducing NewCo’s flexibility to respond to changing business and economic conditions. In addition, the amount of cash required to pay interest on NewCo’s increased indebtedness levels will increase following Closing, and the demands on NewCo’s cash resources will correspondingly increase. The increased levels of indebtedness following Closing could also reduce funds available for capital expenditures, share repurchases and dividends, and other activities and may create competitive disadvantages for NewCo relative to other companies with lower debt levels. In addition, if NewCo fails to obtain expected credit ratings or if a ratings downgrade were to occur, NewCo could experience higher borrowing costs in the future and more restrictive debt covenants, which would reduce profitability and diminish operational flexibility.
Disruption in the financial markets could affect NewCo’s ability to refinance or restructure existing indebtedness obligations on favorable terms, or at all.
Primo Water and BlueTriton both have existing debt obligations that will likely remain outstanding after the Closing, some of which NewCo may, in the future, wish to repay or refinance on an opportunistic basis. However, disruptions in the credit markets or uncertainty in the United States or elsewhere could result in a tightening of financial markets. As a result of financial market turmoil, NewCo may not be able to obtain the necessary funding to refinance its existing debt obligations on favorable terms (or at all). If NewCo is unable to successfully refinance its obligations at reasonable terms and conditions (including, but not limited to, pricing and other fee payments), this could result in additional costs to NewCo.
The credit ratings of NewCo will be subject to ongoing evaluation.
The outstanding debt of both Primo Water and BlueTriton is periodically rated by nationally recognized credit rating agencies. Following the Transaction, it is expected that Primo Water’s outstanding debt will remain outstanding such that the terms of any NewCo debt financing will, in part, be dependent on the credit ratings assigned to its and Primo Water’s debt securities by independent nationally recognized credit rating agencies. The credit ratings of Primo Water and, if the Transaction is completed, NewCo, may be adversely affected by various factors including increased debt levels, decreased earnings, declines in customer demands, increased competition and the deterioration in general economic and business conditions. The credit rating of Primo Water and, if the Transaction is completed, NewCo, will be subject to ongoing evaluation by credit rating agencies, and there can be no assurance that such ratings will be maintained in the future. Downgrades in NewCo’s or Primo Water’s ratings could adversely affect NewCo’s business, cash flows, availability of capital, financial condition, operating results and share and debt prices.
Primo Water and/or BlueTriton may have liabilities that are not known, probable or estimable at this time.
As a result of the Transaction, NewCo will effectively consolidate all of the liabilities of Primo Water and BlueTriton, whether or not currently known. There may be claims, assessments or liabilities that were not discovered or identified in the course of performing due diligence investigations of the two businesses. In addition, there may be liabilities that are neither probable nor estimable at this time which may become probable and estimable in the future. Any such liabilities, whether known or unknown, individually or in the aggregate, could have a material adverse effect on our business. We may uncover additional information about the businesses that adversely affects NewCo, such as unknown, unasserted or contingent liabilities and issues relating to compliance with applicable laws.
Significant demands will be placed on NewCo’s financial controls and reporting systems as a result of the Transaction.
There are a large number of processes, policies, procedures, operations, technologies and systems that must be integrated in connection with the Transaction and significant demands will be placed on NewCo’s managerial, operational and financial personnel and systems. The future operating results of NewCo may be affected by the ability of its officers and key employees to manage changing business conditions and to implement, expand and revise its operational and financial controls and reporting systems in response to the Transaction. The revisions required to consolidate the financial reporting system will place significant demands on NewCo’s financial controls, reporting systems and accounting personnel.
NewCo’s management will be responsible for establishing, maintaining and reporting on its internal controls over financial reporting and disclosure controls and procedures to comply with the reporting requirements of the Sarbanes-Oxley Act. These internal controls are designed by management to achieve the objective of providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes and in accordance with generally accepted accounting principles. As BlueTriton is not subject to the Sarbanes-Oxley Act, BlueTriton’s independent auditor has not performed an evaluation of BlueTriton’s internal control over financial reporting as would be required by section 404 of the Sarbanes-Oxley Act and NewCo’s independent auditor will in the future be required to perform such an evaluation for the combined company, covering the internal controls of the consolidated business. If, following completion of the Transaction, NewCo is unable to implement the necessary internal controls or identifies material weaknesses in internal control over financial reporting, NewCo may be unable to maintain compliance with the relevant requirements regarding the timely filing of periodic reports with the SEC or the listing rules of the NYSE.
NewCo could be exposed to increased litigation, which could have an adverse effect on NewCo’s business and operations.
Following the Transaction, NewCo may be exposed to increased litigation from shareowners, customers, suppliers, consumers and other third parties due to the combined company’s business following the Closing. In addition, U.S. governed companies have historically been exposed to a greater risk of class action shareholder litigation as compared to Canadian-governed companies. Any such litigation may have an adverse impact on NewCo’s business and results of operations or may cause disruptions to NewCo’s operations.
Primo Shareowners will have a reduced ownership and voting interest after the Transaction and will exercise less influence over management.
After the Closing, the Primo Shareowners will own a smaller percentage of NewCo than they currently own of Primo Water. As a result of the Transaction, it is expected that the former Primo Shareowners will hold approximately 43% of the Fully Diluted NewCo Shares and the former BlueTriton Shareholders will hold approximately 57% of the Fully Diluted NewCo Shares. Consequently, the Primo Shareowners as a group will have reduced ownership and voting power in NewCo compared to their ownership and voting power in Primo Water. As a result of this reduced ownership percentage, former Primo Shareowners will have less influence over the management and policies of NewCo than they currently have over the management and policies of Primo Water as a separate company.
Investment funds affiliated with ORCP will own a significant amount of the voting power of NewCo after the Transaction, and its interests may conflict with or differ from the interests of the Primo Shareowners and the other NewCo Shareowners.
The ORCP Group, which includes ORCP and its affiliates, currently owns all of the equity of BlueTriton. Subject to their right to make transfers to certain permitted transferees prior to Closing, the ORCP Group after the Closing will hold approximately 57% of the Fully Diluted NewCo Shares, which includes 49% of the NewCo Class A Shares, and represents 49% of the voting power for the election, appointment or removal of directors of NewCo. So long as the ORCP Group continues to directly or indirectly own a significant amount of the voting power of NewCo, the ORCP Group will continue to be able to strongly influence or effectively control the business decisions of NewCo. In particular, pursuant to the terms of the Stockholders Agreement, it is expected that the Initial BlueTriton Shareholder (a member of the ORCP Group) will be permitted to designate seven directors of the 15 members of the initial NewCo Board. Additionally, pursuant to the terms of the Stockholders Agreement, certain actions will require approval of a supermajority of the board of directors or the consent of the ORCP Stockholders. Consequently, if there is not agreement among the directors comprising the board of directors of NewCo or between NewCo and the ORCP Stockholders, NewCo may be prevented from taking actions that may be viewed by other NewCo Shareowners as beneficial or desirable. See “The Arrangement Agreement — Stockholders Agreement”. The ORCP Group may have interests that are different from those of Primo Shareowners and following the Closing, the other NewCo Shareowners, and it may exercise its voting and other rights in a manner that may be adverse to the interests of such shareholders.
Furthermore, ORCP is in the business of making investments in companies and may have an interest in pursuing acquisitions, divestitures, financing or other transactions that, in their judgment, could enhance their equity investment, even though such transactions might involve risks to the NewCo Shareowners. In addition, ORCP may, from time to time, acquire and hold interests in businesses that compete, directly or indirectly, with NewCo.
Following Closing, NewCo expects to apply to cease to be a reporting issuer under applicable Canadian securities law. Until then, NewCo expects to be an SEC foreign issuer under Canadian securities laws and therefore exempt from certain requirements of Canadian securities laws applicable to other Canadian reporting issuers.
Following Closing, provided that the relevant conditions are met, it is anticipated that NewCo will apply to cease to be a reporting issuer under applicable Canadian securities laws. In addition, until NewCo ceases to be a reporting issuer under applicable Canadian securities laws, following the Closing, as a Delaware corporation, NewCo expects to be an “SEC foreign issuer” as defined in National Instrument 71-102 – Continuous Disclosure and Other Exemptions Relating to Foreign Issuers and therefore be exempt from certain Canadian securities laws relating to timely and continuous disclosure obligations, provided that NewCo complies with the requirements of U.S. Securities Laws and U.S. market requirements in respect of all continuous and timely reporting matters and NewCo files with the relevant Canadian securities regulatory authorities copies of its documents filed with the SEC under the 1934 Exchange Act. In some cases, the disclosure obligations applicable in the United States are different or less onerous than the comparable disclosure requirements applicable in Canada for a Canadian reporting issuer that is not exempt from Canadian disclosure obligations. Therefore, there may be less or different publicly available information about NewCo than would be available if it were a Canadian reporting issuer that is not exempt from such Canadian disclosure obligations.
The protections afforded to NewCo Shareowners and NewCo’s disclosure obligations under applicable stock exchange rules will be different from those currently applicable to Primo Water as a result of NewCo not being listed on the TSX.
Following Closing, Primo Water will apply to delist the Primo Shares from the TSX and the NYSE, and NewCo intends to list its shares on the NYSE under the trading symbol “[•]”. As a result, NewCo will not be subject to the rules and regulations of the TSX. In some cases, protections afforded to shareowners of TSX-listed issuers and disclosure obligations under the rules and regulations of the TSX are different, and may in certain cases be more onerous, than the comparable requirements applicable under the NYSE listing standards. Therefore, certain protections typically afforded to shareowners of TSX-listed issuers such as Primo Water will not be available to NewCo Shareowners, and there may be less or different publicly available information about NewCo than would be available if it were listed on the TSX.
The NewCo Class A Shares to be received by Primo Shareowners will have rights different from the Primo Shares.
Upon the Closing, Primo Shareowners will no longer be shareholders of Primo Water but will instead be stockholders of NewCo. NewCo is a corporation governed by Delaware law, which is different than Ontario law that currently governs Primo Water and the Primo Shares. The rights of former Primo Shareowners who become NewCo Shareowners will also be governed by the NewCo Certificate of Incorporation and NewCo Bylaws, each of which will be adopted, prior to the Arrangement Effective Time, in substantially the form attached as “Schedule L — NewCo Organizational Documents and Stockholders Agreement”. The rights associated with NewCo Shares are different from the rights associated with Primo Shares. See “Schedule P — Comparison of Rights of Primo Shareowners and NewCo Shareowners”.
NewCo may issue additional NewCo Class A Shares through future offerings, in satisfaction of certain required payments in connection with future acquisitions and due to future issuances pursuant to the NewCo Incentive Plan and employee stock purchase program for NewCo Class A Shares.
Subject to the terms and conditions of the Stockholders Agreement, NewCo may, from time to time, whether in the ordinary course of business or otherwise, undertake offerings of its NewCo Class A Shares or other offerings of securities convertible and/or exchangeable into NewCo Class A Shares and it may enter into acquisition agreements, joint venture agreements, or similar agreements under which it may issue NewCo Shares in satisfaction of certain required payments or other obligations. NewCo may also issue NewCo Class A Shares upon the exercise of stock options or other securities exercisable for NewCo Class A Shares. NewCo is expected to adopt the NewCo Incentive Plan, pursuant to which equity incentive awards may be granted to eligible participants in the future that may cause existing shareowners to experience dilution of their ownership interests. In addition, NewCo is expected to adopt an employee stock purchase program pursuant to which NewCo Class A Shares may be issued, which may cause existing shareowners to experience dilution of their ownership interests. NewCo cannot predict the size of any future issuances of NewCo Class A Shares, the requirement for financing alternatives or opportunities (which will remain at the discretion of the NewCo Board and management team), or the effect that future issuances and sales of NewCo Class A Shares may have on the market price of the NewCo Class A Shares. Issuance of a substantial number of additional NewCo Class A Shares or securities convertible and/or exchangeable for NewCo Class A Shares, or the potential for such issuances, may adversely affect prevailing market prices for the NewCo Class A Shares. With any additional issuance of NewCo Class A Shares, investors may suffer dilution (in some cases which may be a material dilution, depending on the quantum of NewCo Class A Shares that are issued or issuable) to their overall voting power and NewCo may experience dilution in its earnings per share. There can be no assurance that the number of

NewCo Class A Shares issued and outstanding as of the Arrangement Effective Time will continue to be the number of issued and outstanding NewCo Class A Shares following the Arrangement Effective Time and neither Primo Water, BlueTriton nor NewCo can or does make any representation in that regard.
Future sales, or the perception of future sales, by NewCo Shareowners in the public market following the Transaction could cause the market price for the NewCo Class A Shares to decline.
After the Closing, the resale of NewCo Class A Shares in the public market, or the perception that such resales could occur, could harm the prevailing market price of the NewCo Class A Shares. These resales, or the possibility that these resales may occur, also might make it more difficult for NewCo to sell equity securities in the future at a time and at a price that it deems appropriate.
The NewCo Class A Shares to be issued to the Primo Shareowners pursuant to the Arrangement will be freely tradable under U.S. federal securities laws except by Persons who are, or within 90 days prior to the consummation of the Arrangement were, “affiliates” (as defined in Rule 144) of NewCo. Persons who may be deemed to be affiliates of an issuer generally include individuals or entities that control, are controlled by, or are under common control with, the issuer, whether through the ownership of voting securities, by contract or otherwise, and generally include executive officers and directors of the issuer as well as the principal shareholders of the issuer. Any such NewCo Class A Shares issued pursuant to the Arrangement and held by such an affiliate (or, if applicable, former affiliate) will be subject to certain restrictions on resale imposed by the 1933 Securities Act, such that they may not resell such securities in the absence of registration under the 1933 Securities Act or an exemption from such registration, if available, such as the exemption contained in Rule 144.
After the Closing, subject to certain disclosure and regulatory requirements and certain limited exceptions, including customary restrictions applicable to distributions of shares that constitute “control distributions”, NewCo Class A Shares issued pursuant to the Arrangement will be freely tradeable under Canadian Securities Laws. See “Description of the Transaction — Canadian Securities Law Matters”.
The NewCo Class A Shares held by the Initial BlueTriton Shareholder (together with any Subsequent BlueTriton Shareholders to which equity of BlueTriton is transferred prior to the Closing in compliance with the Arrangement Agreement) immediately following the consummation of the Transaction is expected to represent 49% of total outstanding NewCo Class A Shares, subject to increases in accordance with the terms of the Arrangement Agreement. Such NewCo Class A Shares will be “restricted securities” within the meaning of Rule 144 and subject to certain restrictions on resale following the Transaction. Restricted securities may be sold in the public market only if they are registered under the 1933 Securities Act or are sold pursuant to an exemption from registration such as Rule 144.
From the Closing until the three-month anniversary of the Closing, the Sponsor Stockholders will be subject to a lockup that will restrict transfers of NewCo Class A Shares, other than to certain permitted transferees, or in certain types of transactions in which the transferee agrees to be bound by the lockup. After the expiration or waiver of the Restricted Period, the ORCP Stockholders may request that NewCo conduct a registered offering of their NewCo Class A Shares. Registration of any of the NewCo Class A Shares held by the Sponsor Stockholders would result in such shares becoming freely tradable without compliance with Rule 144 upon effectiveness of such registration statement.
As restrictions on resale end or if such shareholders exercise their registration rights, the market price of NewCo Class A Shares could drop significantly if the holders of these shares sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for NewCo to raise additional funds through future offerings of NewCo Class A Shares or other securities.
NewCo may not continue Primo Water’s practice of issuing a quarterly dividend and shareowners may never obtain a return on their investment.
There can be no assurance that NewCo will continue Primo Water’s practice to declare quarterly dividends in the future. The declaration and payment of future dividends on the NewCo Class A Shares is subject to, among other things, the discretion of NewCo’s board of directors, the best interests of NewCo’s shareholders, its results of operations, cash balances and future cash requirements, financial condition, statutory regulations and covenants and other restrictions on payment set forth in the instruments governing NewCo’s indebtedness in effect from time to time. Accordingly, shareholders must rely on sales of their shares after price appreciation, which may never occur, as the only way to realize any return on their investment.

Enforcement of rights against NewCo in Canada may not be possible.
The enforcement by investors of civil liabilities under Canadian securities laws may be affected adversely by the fact that NewCo will be incorporated outside of Canada and that certain or all of NewCo’s directors, officers and experts reside outside of Canada and are expected to continue to reside outside of Canada. Accordingly, it may not be possible for shareowners to effect service of process within Canada upon NewCo or the majority of its directors, officers or experts, or to enforce judgments obtained in Canadian courts against NewCo or certain of its directors, officers or experts. In addition, Primo Shareowners in Canada should not assume that the courts of the United States would enforce judgments of Canadian courts obtained in actions against such persons predicated upon civil liabilities under Canadian securities laws, or would enforce, in original actions, liabilities against such persons predicated upon civil liabilities under Canadian securities laws. In addition, awards of punitive damages in actions brought in Canada or elsewhere may be unenforceable in the United States.
The NewCo Bylaws will provide that the Court of Chancery of the State of Delaware will be the exclusive forum for any internal corporate claims, which could limit the NewCo Shareowners’ ability to obtain a favorable judicial forum for disputes with NewCo or its directors, officers, employees or stockholders.
The NewCo Bylaws will provide that, unless NewCo consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) is the sole and exclusive forum for the following types of proceedings: (i) any derivative action or proceeding brought on NewCo’s behalf; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of NewCo’s directors, officers, employees or NewCo Shareowners; (iii) any action asserting a claim arising pursuant to any provision of NewCo Certificate of Incorporation or the NewCo Bylaws (in each case, as they may be amended from time to time); (iv) any action asserting a claim against NewCo that is governed by the internal affairs doctrine; or (v) any action asserting a claim arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, which for purposes of this risk factor refers to herein as the “Delaware Forum Provision.” The Delaware Forum Provision will not apply to any causes of action arising under the 1933 Securities Act; the NewCo Bylaws provides that the federal district courts of the United States will be the sole and exclusive forum for any complaint asserting a cause of action arising under the 1933 Securities Act, which for purposes of this risk factor is referred to herein as the “Federal Forum Provision.” There is uncertainty as to whether a court would enforce such a provision. In addition, the NewCo Organizational Documents will provide that any person or entity purchasing or otherwise acquiring any interest in shares of its capital stock is deemed to have notice of and consented to the foregoing Delaware Forum Provision and Federal Forum Provision; provided, however, that NewCo Shareowners cannot and will not be deemed to have waived NewCo’s compliance with U.S. Securities Laws and the rules and regulations thereunder.
The Delaware Forum Provision and the Federal Forum Provision may impose additional costs on NewCo Shareowners in pursuing any such claims, particularly if the NewCo Shareowners do not reside in or near the State of Delaware or were permitted to select another jurisdiction. Additionally, the forum selection clauses in the bylaws of NewCo may limit NewCo Shareowners’ ability to bring a claim in a judicial forum that they find favorable for disputes with NewCo or its directors, officers, employees or NewCo Shareowners, which may discourage such lawsuits against NewCo and its directors, officers, employees and NewCo Shareowners even though an action, if successful, might benefit its NewCo Shareowners. Alternatively, if a court were to find the Delaware Forum Provision or the Federal Forum Provision contained in the NewCo Bylaws to be inapplicable or unenforceable in an action, NewCo may incur additional costs associated with resolving such action in other jurisdictions, which could materially and adversely affect its business, financial condition and results of operations.
Risk Factors Related to Taxes
If the Arrangement fails to qualify for the Arrangement Intended Tax Treatment, and the Arrangement and the Mergers, taken together in the Transaction, also fail to qualify for the Transaction Intended Tax Treatment, U.S. Holders of Primo Shares may recognize taxable gain as a result of the Arrangement.
For U.S. federal income tax purposes (i) the Arrangement is intended to qualify for the Arrangement Intended Tax Treatment; and (ii) the Arrangement and the Mergers, taken together in the Transaction, are intended to qualify for the Transaction Intended Tax Treatment.
All parties intend to report the Arrangement and the Transaction consistent with such intended treatment. However, none of BlueTriton, Primo Water or NewCo intends to obtain a ruling from the IRS with respect to the tax consequences of the Arrangement or the Transaction, and no assurance can be given that the IRS will not assert, or that a court would not sustain, that the Arrangement does not qualify for the Arrangement Intended Tax Treatment and that the Arrangement and the Mergers, taken together in the Transaction, do not qualify for the Transaction Intended Tax Treatment. If the IRS were to successfully make such an assertion, a U.S. Holder of Primo Shares would generally be required to recognize taxable gain or loss equal to the difference between (x) the U.S. Holder’s adjusted tax basis in the Primo Shares surrendered in the Arrangement; and (y) the fair market value of the NewCo Class A Shares received in the Arrangement plus any cash received in the Arrangement in lieu of fractional shares. See the section entitled “Material U.S. Federal Income Tax Considerations — Material U.S. Federal Income Tax Consequences of the Transaction” for additional discussion.
Following the Transaction, Non-U.S. Holders may be subject to U.S. federal income tax.
In general, any distributions made to a Non-U.S. Holder with respect to NewCo Class A Shares, to the extent paid out of NewCo’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided the dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, are not attributable to a U.S. permanent establishment maintained by such Non-U.S. Holder), will be subject to U.S. federal withholding tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of such withholding tax under an applicable income tax treaty and provides proper certification of eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). Dividends paid by NewCo to a Non-U.S. Holder that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment maintained by such Non-U.S. Holder) will generally not be subject to U.S. federal withholding tax, provided that the Non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax, net of certain deductions, at the same individual or corporate rates applicable to U.S. Holders. If the Non-U.S. Holder is taxable as a corporation for U.S. federal income tax purposes, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty). Non-U.S. Holders will generally not be taxable on proceeds from sales of NewCo Class A Shares or gain recognized on such sales, provided that NewCo does not constitute a United States real property holding corporation at any time during the shorter of the five-year period ending on the date of sale or the Non-U.S. Holder’s holding period for the NewCo Class A Shares and the gain is not effectively connected with a U.S. trade or business of the Non-U.S. Holder (or, if required by an applicable income tax treaty, is not attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States). For more information about the material tax considerations for Non-U.S. Holders, see the section entitled “Material U.S. Federal Income Tax Considerations — Material U.S. Federal Income Tax Considerations for Non-U.S. Holders of Owning and Disposing of NewCo Class A Shares Received in the Arrangement”.
NewCo and its Subsidiaries will be subject to U.S. and non-U.S. tax laws, and future changes to or differing interpretations of those tax laws could adversely affect NewCo’s and its Subsidiaries’ effective tax rate, potential tax liability, operations or financial performance.
The tax treatment of NewCo and its Subsidiaries is subject to changes in tax laws, regulations and treaties, or the interpretation thereof, tax policy initiatives and reforms under consideration and the practices of tax authorities in jurisdictions in which NewCo and its Subsidiaries will operate. In this respect, the U.S. Congress, the Organisation for Economic Co-operation and Development (the “OECD”) and other government agencies in such jurisdictions have had an extended focus on issues related to the taxation of multinational corporations.
For example, on October 8, 2021, the OECD/G20 inclusive framework on Base Erosion and Profit Shifting (the “Inclusive Framework”) published a statement updating and finalizing the key components of a two-pillar plan on global tax reform originally agreed on July 1, 2021. The Inclusive Framework plan has now been agreed to by 142 OECD members, including several countries that did not agree to the initial plan. The implementation of such plan in the countries that have agreed to it is generally expected to occur as soon as the 2024 financial year, and NewCo will continue to monitor the implementation of the Inclusive Framework agreement by the countries in which it and its Subsidiaries operate. While NewCo is unable to predict exactly when and how the Inclusive Framework agreement will be enacted into Law in these countries, it is possible that such implementation could have a material effect on NewCo and its Subsidiaries’ liability for corporate taxes and their consolidated effective tax rate.

In addition, the Tax Cuts and Jobs Act of 2017, the Coronavirus Aid, Relief, and Economic Security Act of 2020, as amended, and the Inflation Reduction Act of 2022 (the “U.S. IRA”) enacted many significant changes in the U.S. tax laws, including the implementation by the U.S. IRA of a new corporate alternative minimum tax (the “CAMT”) and the imposition of a 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations (and certain U.S. subsidiaries thereof). The CAMT imposes a minimum tax on the adjusted financial statement income (“AFSI”) for “applicable corporations” with average annual AFSI over a three-year period in excess of $1 billion. Although NewCo does not currently believe that the CAMT or the excise tax will have a significant impact on it and its Subsidiaries’ financial results in the future, the effects of the CAMT and the excise tax on NewCo will depend on NewCo and its Subsidiaries’ future activities and operations and there are a number of uncertainties and ambiguities as to the interpretation and application of such provisions. It is possible that a deviation from NewCo’s expectations regarding it and its Subsidiaries’ future activities and operations and/or any future guidance with respect to the interpretation and application of the CAMT and the excise tax could result in the CAMT and the excise tax having a material effect on NewCo and its Subsidiaries’ consolidated effective tax rate. Further guidance from the IRS and other tax authorities with respect to the foregoing may also affect NewCo and its Subsidiaries, and certain aspects of such Laws could be modified in future legislation.
THE EFFECTIVE TAX RATE OF NEWCO AND ITS SUBSIDIARIES MAY ULTIMATELY CHANGE FROM YEAR TO YEAR BASED ON THE MIX OF ACTIVITIES AND INCOME EARNED AMONG THE DIFFERENT JURISDICTIONS IN WHICH THEY WILL OPERATE, CHANGES IN TAX LAWS OR THE INTERPRETATION OF SUCH LAWS IN THESE JURISDICTIONS, CHANGES IN THE TAX TREATIES BETWEEN VARIOUS COUNTRIES IN WHICH THEY WILL OPERATE, CHANGES IN ELIGIBILITY FOR BENEFITS UNDER THOSE TAX TREATIES, AND CHANGES IN THE ESTIMATED VALUES OF DEFERRED TAX ASSETS AND LIABILITIES. THE COUNTRIES IN WHICH NEWCO AND ITS SUBSIDIARIES WILL HAVE OPERATIONS ALSO HAVE DIFFERING TAX LAWS THAT ARE INHERENTLY COMPLEX, AND THEY WILL BE SUBJECT TO AUDIT BY AUTHORITIES IN SUCH COUNTRIES. MODIFICATIONS TO THE TAX LAWS OR TO THE INTERPRETATION OR APPLICATION OF SUCH LAWS TO NEWCO, ITS SUBSIDIARIES AND THEIR OPERATIONS COULD RESULT IN A SUBSTANTIAL INCREASE IN THE EFFECTIVE TAX RATE ON ALL OR A PORTION OF THEIR INCOME.
There are risks related to the application and interpretation of income tax Laws and there are tax consequences applicable to Primo Shareowners and NewCo as a result of the Transaction.
There can be no assurance that the applicable Taxing Authority will agree with the Canadian or U.S. federal income tax consequences of the Arrangement or the Transaction, as set forth in this Circular. Furthermore, there can be no assurance that applicable income tax Laws, regulations or tax treaties will not be changed or interpreted in a manner, or that applicable Taxing Authorities will not take administrative positions, that are adverse to NewCo and its securityholders following completion of the Transaction. Such Taxing Authorities may also disagree with how the Company or BlueTriton calculate or have in the past calculated their income for income tax purposes. Any such events could adversely affect NewCo, its share price or the dividends or other payments to be paid to NewCo securityholders following completion of the Transaction.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS
The following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations under the Tax Act in respect of the Transaction that are generally applicable to a beneficial owner of Primo Shares who at all relevant times and for purposes of the Tax Act: (i) deals at arm’s length with Primo Water and NewCo; (ii) is not affiliated with Primo Water or NewCo; and (iii) holds their Primo Shares, and will hold the NewCo Shares received in exchange for such Primo Shares pursuant to the Arrangement, as capital property (each such owner in this section, a “Holder”).
Primo Shares and NewCo Shares generally will be considered capital property to a Holder for purposes of the Tax Act unless the Holder holds such shares in the course of carrying on a business of buying and selling securities or the Holder has acquired or holds such shares in a transaction or transactions considered to be an adventure or concern in the nature of trade.
In addition, this summary is not applicable to a Holder: (i) that is a “financial institution” (as defined in the Tax Act for the purposes of the mark-to-market rules); (ii) that is a “specified financial institution” (as defined in the Tax Act); (iii) an interest in which is a “tax shelter investment” (as defined in the Tax Act); (iv) that reports its “Canadian tax results” (as defined in the Tax Act) in a currency other than Canadian currency; (v) with respect to whom NewCo is or will be a “foreign affiliate” within the meaning of the Tax Act; (vi) who acquired Primo Shares under the Primo Stock Plans, the ESPP or any other equity-based employment compensation arrangement; (vii) that has entered into or will enter into a “synthetic disposition arrangement” or a “derivative forward agreement” (each as defined in the Tax Act) with respect to Primo Shares or NewCo Shares; or (viii) that receives dividends on Primo Shares or NewCo Shares under or as part of a “dividend rental arrangement” (as defined in the Tax Act). Such Holders should consult their own tax advisors.
This summary is based on the current provisions of the Tax Act and the regulations thereunder in force as of the date of this Circular and an understanding of the published administrative policies and assessing practices of the Canada Revenue Agency (“CRA”) publicly available prior to the date hereof. This summary also takes into account all specific proposals to amend the Tax Act and the regulations thereunder that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and assumes that the Proposed Amendments will be enacted in the form proposed. No assurance can be given that the Proposed Amendments will be enacted in the form proposed, or at all. Except for the Proposed Amendments, this summary does not otherwise take into account or anticipate any other changes in Law, whether by judicial, governmental or legislative decision or action or changes in the administrative policies or assessing practices of the CRA, nor does it take into account any other federal or any provincial, territorial or foreign tax legislation or considerations, which may differ from the Canadian federal income tax considerations discussed below.
This summary is of a general nature only and is not exhaustive of all possible Canadian federal income tax considerations. This summary is not, and should not be construed as, legal, business or tax advice to any particular Holder and no representation with respect to the tax consequences to any particular Holder is made. Accordingly, all Holders should consult their own tax advisors regarding the Canadian federal income tax consequences of the Arrangement applicable to their particular circumstances, and any other consequences to them of such transactions under Canadian federal, provincial, local and foreign tax Laws.
Currency Conversion
Subject to certain exceptions that are not discussed in this summary, for the purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of securities (including dividends, adjusted cost base and proceeds of disposition) must be expressed in Canadian dollars. Amounts denominated in U.S. dollars must generally be converted into Canadian dollars based on the single daily exchange rate quoted by the Bank of Canada on the date such amounts arise, or such other rate of exchange as is acceptable to the CRA.
Holders Resident in Canada
The following summary is generally applicable to a Holder who, at all relevant times, for purposes of the application of the Tax Act and any applicable income tax treaty or convention (i) is, or is deemed to be, resident in Canada; and (ii) is not exempt from tax under Part I of the Tax Act (a “Resident Canadian Holder”).
Resident Canadian Holders whose Primo Shares might not otherwise qualify as capital property may, in certain circumstances, be eligible to make an irrevocable election in accordance with subsection 39(4) of the Tax Act to have their Primo Shares (but not NewCo Shares), and every other “Canadian security” (as defined in the Tax Act) owned by such Resident Canadian Holder in the taxation year in which the election is made and in all subsequent taxation years, be deemed to be capital property. Such Resident Canadian Holders should consult their own tax advisors regarding the consequences of making such an election.
Additional considerations, not discussed in this summary, may be applicable to a Resident Canadian Holder that is a corporation and that is, or that becomes, or does not deal at arm’s length with a corporation resident in Canada that is or becomes, as part of a transaction or event or series of transactions or events that includes the Arrangement, controlled by a non-resident person or group of non-resident persons that do not deal at arm’s length with each other for purposes of “foreign affiliate dumping” rules in section 212.3 of the Tax Act. Such Resident Canadian Holders should consult their tax advisors with respect to the Transaction.
The following summary, other than the portions under the heading “Dissenting Resident Canadian Holders”, does not apply Resident Canadian Holders that are Resident Dissenters.
Company Special Dividend
Holders may become entitled to receive the Company Special Dividend from the Company prior to the Closing.
The Company Special Dividend received or deemed to be received on the Primo Shares held by a Resident Canadian Holder will be included in the Resident Canadian Holder’s income for the purposes of the Tax Act. Such dividends received by a Resident Canadian Holder that is an individual (including a trust) will generally be subject to the gross-up and dividend tax credit rules in the Tax Act normally applicable to taxable dividends received from taxable Canadian corporations, including the enhanced gross-up and dividend tax credit in respect of dividends designated as “eligible dividends”. There may be limitations on the Company’s ability to designate dividends as “eligible dividends”.
In the case of a Resident Canadian Holder that is a corporation, the amount of any taxable dividend will be included in computing its income and generally will be deductible in computing the Resident Canadian Holder’s taxable income, subject to certain limitations in the Tax Act. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received or deemed to be received by a Resident Canadian Holder that is a corporation as proceeds of disposition or a capital gain. Resident Canadian Holders that are corporations should consult their own tax advisors having regard to their own circumstances.
A Resident Canadian Holder that is a “private corporation” or a “subject corporation”, each as defined in the Tax Act, may be liable to pay a tax under Part IV of the Tax Act on the Company Special Dividend received or deemed to be received on the Primo Shares to the extent that such dividend is deductible in computing the Resident Canadian Holder’s taxable income. Such additional tax may be refundable in certain circumstances.
Exchange of Primo Shares for NewCo Shares under the Arrangement
A Resident Canadian Holder who exchanges Primo Shares for NewCo Shares under the Arrangement will be considered to have disposed of such Primo Shares for proceeds of disposition equal to the aggregate fair market value, at the effective time of the exchange, of the NewCo Shares received by the Resident Canadian Holder in exchange for such Primo Shares. As a result, the Resident Canadian Holder will generally realize a capital gain (or a capital loss) to the extent that such proceeds of disposition exceed (or are less than) the aggregate of the Resident Canadian Holder’s adjusted cost base of the Primo Shares immediately before the time of the exchange and any reasonable costs of disposition. For a description of the tax treatment of capital gains and capital losses see “Taxation of Capital Gains and Capital Losses” below.
The cost to a Resident Canadian Holder of the NewCo Shares acquired under the Arrangement in exchange for Primo Shares will be equal to the fair market value of such NewCo Shares at the time of acquisition.
Dividends on NewCo Shares
A Resident Canadian Holder will be required to include in computing income for a taxation year the amount of dividends, if any, received or deemed to be received in the year in respect of the holder’s NewCo Shares, including amounts withheld for U.S. withholding tax, if any. Dividends received (or deemed to be received) on NewCo Shares by a Resident Canadian Holder who is an individual will not be subject to the gross-up and dividend tax credit rules under the Tax Act normally applicable to taxable dividends received by an individual from a taxable Canadian corporation. A Resident Canadian Holder that is a corporation will generally not be entitled to deduct the amount of such dividends in computing its taxable income.

Subject to the detailed rules in the Tax Act, a Resident Canadian Holder may be entitled to a foreign tax credit or deduction in respect of any U.S. withholding tax paid with respect to dividends received by the Resident Canadian Holder on the holder’s NewCo Shares. Resident Canadian Holders should consult their own tax advisors with respect to the availability of a foreign tax credit or deduction having regard to their own particular circumstances.
Disposition of NewCo Shares
A Resident Canadian Holder that disposes of, or is deemed to dispose of, a NewCo Share in a taxation year will realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of the NewCo Shares exceed (or are exceeded by) the aggregate of the Resident Canadian Holder’s adjusted cost base of such NewCo Shares immediately before the disposition and any reasonable costs of disposition. For a description of the tax treatment of capital gains and capital losses see “Taxation of Capital Gains and Capital Losses” below.
Taxation of Capital Gains and Capital Losses
Subject to the June 10 Proposals (defined below), one-half of any capital gain (a “taxable capital gain”) realized by a Resident Canadian Holder generally must be included in the Resident Canadian Holder’s income for the taxation year of the disposition, and one-half of the amount of any capital loss (an “allowable capital loss”) realized by a Resident Canadian Holder in a taxation year generally must be deducted from taxable capital gains realized by the Resident Canadian Holder in that year. Allowable capital losses in excess of taxable capital gains realized in a taxation year generally may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years to the extent and under the circumstances described in the Tax Act. Tax proposals released on June 10, 2024 (the “June 10 Proposals”) propose to increase the capital gains inclusion rate (i.e. the portion of any capital gain that is a taxable capital gain) from one-half to two-thirds for any capital gain realized by corporations and trusts, and by an individual (other than most types of trusts) in excess of C$250,000 in a taxation year (calculated net of any capital losses in the current year, capital losses of other years applied to reduce capital gains in the current year, and capital gains and stock option gains subject to certain exemptions) for capital gains realized on or after June 25, 2024.
This summary does not address certain transitional rules that apply to a Resident Canadian Holder that would have a taxable capital gain or an allowable capital loss in a taxation year that includes June 24, 2024. Resident Canadian Holders that may be subject to such transitional rules should consult their advisors in this regard.
Capital losses realized prior to the change in inclusion rate are expected to fully offset an equivalent capital gain realized after the rate change.
A capital loss realized on the disposition of Primo Shares by a Resident Canadian Holder that is a corporation may be reduced by the amount of dividends received or deemed to have been received by the corporation on such shares or on a share for which such share is substituted or exchanged, to the extent and under the circumstances specified by the Tax Act. Similar rules may apply where shares are owned by a partnership or trust of which a corporation, trust or partnership is a member or beneficiary. Resident Canadian Holders to whom these rules may be relevant should consult their own advisors.
Subject to the detailed rules in the Tax Act, a Resident Canadian Holder may be entitled to a foreign tax credit or deduction in respect of any foreign tax levied on any gain realized on a disposition of NewCo Shares. Resident Canadian Holders should consult their own tax advisors with respect to the availability of a foreign tax credit, having regard to their particular circumstances.
Alternative Minimum Tax
A capital gain realized (or deemed to be realized), and dividends received (or deemed to be received) by a Resident Canadian Holder who is an individual (including certain trusts) may give rise to liability for alternative minimum tax under the Tax Act.
Additional Refundable Tax on Aggregate Investment Income
A Resident Canadian Holder that is a “Canadian-controlled private corporation” (as defined in the Tax Act) (a “CCPC”) or, at any time in the year, a “substantive CCPC” (as defined in the Tax Act) may be required to pay an additional tax (refundable in certain circumstances) on its “aggregate investment income” (as defined in the Tax Act), which includes taxable capital gains and dividends or deemed dividends not deductible in computing taxable income.

Foreign Property Information Reporting
Generally, a Resident Canadian Holder that is a “specified Canadian entity” (as defined in the Tax Act) for a taxation year or a fiscal period and whose total “cost amount” of “specified foreign property” (as such terms are defined in the Tax Act) at any time in the year or fiscal period exceeds C$100,000 will be required to file an information return with the CRA for the year or period disclosing prescribed information, including the cost amount, any dividends received in the year, and any gains or losses realized in the year in respect of such property. Subject to certain exceptions, a Resident Canadian Holder generally will be a specified Canadian entity, and the NewCo Shares will be “specified foreign property” for these purposes. Penalties may apply where a Resident Canadian Holder fails to file the required information return in respect of such Resident Canadian Holder’s “specified foreign property” on a timely basis in accordance with the Tax Act.
The reporting rules in the Tax Act relating to “specified foreign property” are complex and this summary does not purport to address all circumstances in which reporting may be required by a Resident Canadian Holder. Resident Canadian Holders should consult their own tax advisors regarding compliance with these reporting requirements.
Dissenting Resident Canadian Holders
Under the Plan of Arrangement, a Resident Canadian Holder who validly exercises Dissent Rights and is entitled to be paid fair value for their Dissenting Shares (a “Resident Dissenter”) will be deemed to transfer such Dissenting Shares to Amalgamation Sub in consideration for a cash payment equal to such fair value.
A Resident Dissenter who is entitled to be paid the fair value of their Dissenting Shares will realize a capital gain (or a capital loss) to the extent that such payment (other than any portion thereof that is interest awarded by a court) exceeds (or is less than) the aggregate of the adjusted cost base of the Primo Shares to the Resident Dissenter immediately before their transfer to Amalgamation Sub pursuant to the Arrangement and the Resident Dissenter’s reasonable costs of the disposition. See “Taxation of Capital Gains and Capital Losses” above.
A Resident Dissenter will be required to include the amount of any interest awarded to the Resident Dissenter by a court in income.
A Resident Dissenter that is throughout the year a CCPC or, at any time in the year, a “substantive CCPC” (as defined in the Tax Act) may be liable for an additional tax (refundable in certain circumstances) on its “aggregate investment income”, which includes capital gains and interest income.
Pursuant to the Plan of Arrangement, a Resident Canadian Holder who exercises Dissent Rights in respect of their Primo Shares and is ultimately determined not to be entitled, for any reason, to be paid fair value for such Primo Shares will be deemed to have participated in the Arrangement on the same basis as any non-dissenting Primo Shareowner. In general, the tax consequences as described above under “Holders Resident in Canada — Exchange of Primo Shares for NewCo Shares under the Arrangement” should apply to such a Resident Canadian Holder.
Holders Not Resident in Canada
The following summary is generally applicable to a Holder who, at all relevant times, for purposes of the Tax Act and any applicable income tax treaty or convention, is neither resident nor deemed to be resident in Canada, and does not use or hold, and is not deemed to use or hold, Primo Shares or NewCo Shares in connection with a business carried on, or deemed to be carried on, in Canada (a “Non-Canadian Resident Holder”).
The following summary is not applicable to a Non-Canadian Resident Holder that is an insurer carrying on an insurance business in Canada and elsewhere or an “authorized foreign bank” (as defined in the Tax Act), and any such Non-Canadian Resident Holders should consult their own tax advisors.
The following summary, other than the portions under the headings “Company Special Dividend” and “Dissenting Non-Canadian Resident Holders”, does not apply Non-Canadian Resident Holders that are Non-Resident Dissenters (as defined below).
Company Special Dividend
Holders may become entitled to receive the Company Special Dividend from the Company prior to the Closing.
Any dividends paid or credited, or deemed to be paid or credited, on Primo Shares to a Non-Canadian Resident Holder will be subject to Canadian withholding tax at the rate of 25% of the gross amount of the dividend unless the rate is reduced under the provisions of an applicable income tax convention between Canada and the country in which the Non-Canadian Resident Holder is resident for purposes of such treaty and in respect of which the Non-Canadian Resident Holder is entitled to receive benefits thereunder. For instance, where the Non-Canadian Resident Holder is a resident of the United States and is entitled to the benefits under the Canada-United States Income Tax Convention (1980), as amended, and is the beneficial owner of the dividends, the rate of Canadian withholding tax applicable to dividends is generally reduced to 15%.
Exchange of Primo Shares for NewCo Shares under the Arrangement
A Non-Canadian Resident Holder who exchanges Primo Shares for NewCo Shares under the Arrangement will not be subject to tax under the Tax Act on any capital gain on the exchange unless the Primo Shares are “taxable Canadian property” to the Non-Canadian Resident Holder for purposes of the Tax Act at the time of the exchange and the Non-Canadian Resident Holder is not exempt from Canadian tax on any gain realized on the exchange under an applicable income tax treaty or convention between Canada and the country in which the Non-Canadian Resident Holder is resident.
Generally, a Primo Share will not be “taxable Canadian property” of a Non-Canadian Resident Holder at a particular time provided that the share is at that time listed on a “designated stock exchange”(as defined in the Tax Act), which currently includes the TSX and NYSE, unless, at any time during the 60-month period immediately preceding that time the following two conditions are met concurrently (i) 25% or more of the issued shares of any class or series of the capital stock of the Company were owned by or belonged to one or any combination of: (a) the Non-Canadian Resident Holder; (b) Persons with whom the Non-Canadian Resident Holder did not deal at arm’s length; or (c) partnerships in which the Non-Canadian Resident Holder or a Person described in (b) holds a membership interest directly or indirectly through one or more partnerships; and (ii) more than 50% of the fair market value of the share was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, “Canadian resource property” or “timber resource property” (both as defined in the Tax Act), and options in respect of, or interests in, or for civil law rights in, any such properties, whether or not such property exists.
Notwithstanding the foregoing, in certain other circumstances a Primo Share could be deemed to be taxable Canadian property to a Non-Canadian Resident Holder for the purposes of the Tax Act, generally where the Primo Share was acquired by the holder in exchange for other shares that constituted “taxable Canadian property”. Non-Canadian Resident Holders should consult their own tax advisors in this regard.
Even if the Primo Shares are taxable Canadian property to a Non-Canadian Resident Holder, any gain realized on a disposition of such Primo Shares may be exempt from tax under the Tax Act pursuant to the terms of an applicable income tax treaty or convention. Non-Canadian Resident Holders whose Primo Shares may be taxable Canadian property should consult their own tax advisors with respect to the availability of relief under the terms of any applicable income tax treaty or convention.
In the event that the Primo Shares constitute taxable Canadian property to a particular Non-Canadian Resident Holder and any capital gain realized by the Non-Canadian Resident Holder on the disposition of the Primo Shares under the Arrangement is not exempt from tax under the Tax Act by virtue of an applicable income tax treaty or convention, the Non-Canadian Resident Holder generally will realize a capital gain (or capital loss) in the circumstances and to the extent described above under “Holders Resident in Canada — Exchange of Primo Shares for NewCo Shares under the Arrangement” and “Holders Resident in Canada — Taxation of Capital Gains and Capital Losses”.
Non-Canadian Resident Holders whose Primo Shares are or may be taxable Canadian property should consult their own tax advisors for advice having regard to their particular circumstances.
Dividends on NewCo Shares
Dividends paid on NewCo Shares to a Non-Canadian Resident Holder will not be subject to Canadian withholding tax or other income tax under the Tax Act.
Disposition of NewCo Shares
A Non-Canadian Resident Holder that disposes or is deemed to dispose of NewCo Shares will not be subject to tax under the Tax Act on any capital gain realized on such disposition or deemed disposition unless the NewCo Shares are “taxable Canadian property” to the Non-Canadian Resident Holder at the time of the disposition and the Non-Canadian Resident Holder is not exempt from Canadian tax on any gain realized under an applicable income tax treaty or convention between Canada and the country in which the Non-Canadian Resident Holder is resident.

The determination of whether NewCo Shares constitute “taxable Canadian property” of a Non-Canadian Resident Holder is similar to the determination of whether Primo Shares constitute “taxable Canadian property” of a Non-Resident as described above under the heading “Holders Not Resident in Canada — Exchange of Primo Shares for NewCo Shares under the Arrangement”.
Dissenting Non-Canadian Resident Holders
A Non-Canadian Resident Holder who validly exercises Dissent Rights and is entitled to be paid fair value for their Dissenting Shares (a “Non-Resident Dissenter”) will be deemed to transfer such Dissenting Shares to Amalgamation Sub in consideration for a cash payment equal to such fair value.
A Non-Resident Dissenter who is entitled to be paid the fair value of their Dissenting Shares less the amount of any will realize a capital gain (or a capital loss) to the extent that such payment (other than any portion thereof that is interest awarded by a court) exceeds (or is less than) the aggregate of the adjusted cost base of the Dissenting Shares to the Non-Resident Dissenter immediately before their transfer to Amalgamation Sub pursuant to the Arrangement and the Non-Resident Dissenter’s reasonable costs of the disposition.
As discussed above under “Holders Not Resident in Canada — Exchange of Primo Shares for NewCo Shares under the Arrangement”, a Non-Resident Dissenter will not be subject to tax under the Tax Act on any capital gain realized on the disposition of Primo Shares unless the Primo Shares are “taxable Canadian property” at the time of the disposition and the Non-Resident Dissenter is not exempt from tax under the Tax Act on any such gain under an applicable income tax treaty or convention between Canada and the country in which the Non-Resident Dissenter is resident.
If the Primo Shares constitute taxable Canadian property of the Non-Resident Dissenter and any capital gain realized by the Non-Resident Dissenter on the disposition of the Primo Shares is not exempt from tax under the Tax Act under an applicable income tax treaty or convention, any such capital gain will generally be subject to Canadian tax in the same manner as described above under the heading “Holders Resident in Canada — Taxation of Capital Gains and Capital Losses”.
Any interest paid or credited to a Non-Resident Dissenter in respect of the exercise of Dissent Rights will generally not be subject to Canadian withholding tax.
Pursuant to the Plan of Arrangement, a Non-Canadian Resident Holder who exercises Dissent Rights and is ultimately determined not to be entitled, for any reason, to be paid fair value for Dissenting Shares shall be deemed to have participated in the Arrangement on the same basis as any non-dissenting Non-Canadian Resident Holder. In general, the tax consequences as described above under “Holders Not Resident in Canada — Exchange of Primo Shares for NewCo Shares under the Arrangement” should apply to such a Non-Canadian Resident Holder.
Eligibility for Investment
Provided the NewCo Shares are, at a particular time, listed on a “designated stock exchange” (as defined in the Tax Act), which currently includes the NYSE, such NewCo Shares will be qualified investments under the Tax Act at such time for a trust governed by a “registered retirement savings plan,” “registered retirement income fund,” “registered education savings plan,” “registered disability savings plan,” “tax-free savings account” or “first home savings account” (each, a “Registered Plan”) or by a “deferred profit sharing plan” (“DPSP”) (each as defined in the Tax Act).
Notwithstanding that NewCo Shares may be qualified investments for a Registered Plan, a holder, annuitant, or subscriber, as the case may be, of or under a Registered Plan (a “Plan Holder”) will be subject to a penalty tax if such shares are a “prohibited investment” (as defined in the Tax Act) for the Registered Plan. NewCo Shares will generally be a “prohibited investment” if the Plan Holder does not deal at arm’s length with NewCo for purposes of the Tax Act or has a “significant interest” (as defined in the Tax Act for purposes of the prohibited investment rules) in NewCo. However, the NewCo Shares will not be a prohibited investment if the NewCo Shares are “excluded property” (within the meaning of the Tax Act for purposes of the prohibited investment rules) for the Registered Plan. Plan Holders are advised to consult their own tax advisors with respect to whether NewCo Shares are “prohibited investments” in their particular circumstances.

MATERIAL U.S FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of the material U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) and Non-U.S. Holders (as defined below) with respect to (i) the Transaction, consummated as described in the Arrangement Agreement and this Circular; and (ii) the ownership and disposition of NewCo Class A Shares received in the Arrangement. This discussion applies only to U.S. Holders and Non-U.S. Holders who exchange their Primo Shares for NewCo Class A Shares in the Arrangement, and to U.S. Holders and Non-U.S. Holders who hold their Primo Shares, and who will hold their NewCo Class A Shares, as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).
This discussion is based on and subject to the Code, the U.S. Treasury Regulations promulgated thereunder, administrative guidance and court decisions, in each case, as of the date hereof, all of which are subject to change, possibly with retroactive effect, and to differing interpretations. None of Primo Water, BlueTriton or NewCo has sought or intends to seek any rulings from the IRS regarding the Transaction. There is no assurance that the IRS will not take positions concerning the tax consequences of the Transaction or the other matters discussed herein that are different from those discussed below, or that any such different positions would not be sustained by a court. Any such differing interpretation (or change in Law after the date hereof) could affect the accuracy of the statements and conclusions set forth in this discussion.
This discussion does not constitute tax advice and does not address all aspects of U.S. federal income taxation that may be relevant to particular holders of Primo Shares or NewCo Class A Shares in light of their personal circumstances, including any alternative minimum tax and Medicare contribution tax consequences or any consequences under U.S. federal estate and gift tax or state, local or non-U.S. tax laws. This discussion also does not address particular tax considerations that may be applicable holders subject to special rules, including:
•	banks, thrifts, mutual funds, and other financial institutions;
•	real estate investment trusts, insurance companies and regulated investment companies;
•	brokers or dealers in securities;
•	traders in securities that use a mark-to-market method of tax accounting;
•	tax-exempt organizations or governmental organizations;
•	qualified retirement plans, individual retirement accounts or other tax deferred accounts;
•	U.S. Holders whose functional currency is not the U.S. dollar;
•
persons who received Primo Shares, or who acquire NewCo Class A Shares, as the case may be, pursuant to the exercise of employee stock options or otherwise as compensation or in connection with the performance of services;

•	persons required for U.S. federal income tax purposes to conform the timing of income accruals to their financial statements under Section 451 of the Code;
•	controlled foreign corporations or PFICs;
•	persons who own both Primo Shares and BlueTriton Shares;
•	qualified foreign pension funds (or entities wholly owned by one or more qualified foreign pension funds);
•	persons that own or that will own (directly, indirectly, or by attribution) 5% or more (by vote or value) of the stock of Primo Water or NewCo;
•
pass-through entities such as partnerships, S corporations, disregarded entities for U.S. federal income tax purposes and limited liability companies treated as such for U.S. federal income tax purposes (and investors therein);

•
persons who hold their Primo Shares, or will hold NewCo Class A Shares, as part of a straddle, hedge, wash sale, synthetic security, constructive sale, conversion transaction or other integrated transaction;

•	U.S. Holders who hold their Primo Shares, or will hold NewCo Class A Shares, as the case may be, in connection with a trade or business outside of the United States; and
•	expatriates or former citizens or long-term residents of the United States.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes exchanges its Primo Shares in or owns NewCo Class A Share following the Arrangement, the tax treatment of a partner in the partnership will depend upon the status of that partner and the activities of the partnership. Partners in a partnership that intends to exchange its Primo Shares in or own NewCo Class A Shares following the Arrangement are urged to consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.
For purposes of this discussion, a “U.S. Holder” means a beneficial owner of Primo Shares and, after completion of the Arrangement, NewCo Class A Shares that for U.S. federal income tax purposes is:
•	an individual who is a citizen or resident of the United States;
•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States, any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or (ii) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

A “Non-U.S. Holder” means a beneficial owner of Primo Shares and, after completion of the Arrangement, NewCo Class A Shares who is an individual, corporation, estate or trust, in each case, that is not a U.S. Holder.
This discussion is for informational purposes only and is not tax advice. Holders of Primo Shares and, after the completion of the Arrangement, NewCo Class A Shares should consult their tax advisors with respect to the U.S. federal income tax consequences of the Arrangement and the ownership and disposition of NewCo Class A Shares to them in light of their particular circumstances, as well as any tax consequences of such matters arising under the U.S. federal tax Laws other than those pertaining to income tax, including estate or gift tax Laws, and under any state, local or non-U.S. tax Laws or applicable income tax treaty.
Material U.S. Federal Income Tax Consequences of the Transaction
Intended Tax Treatment
BlueTriton, Primo Water and NewCo intend that (i) the Arrangement qualify as a “reorganization” within the meaning of Section 368(a) of the Code; and (ii) the Arrangement and the Mergers, taken together in the Transaction, qualify as transfers of property to NewCo described under Section 351 of the Code. If the Arrangement qualifies for the Arrangement Intended Tax Treatment and/or the Arrangement and the Mergers, taken together in the Transaction, qualify for the Transaction Intended Tax Treatment, then:
•
the exchange of Primo Shares by U.S. Holders for NewCo Class A Shares in the Arrangement will not result in the recognition of any gain or loss with respect to a U.S. Holder’s Primo Shares, except with respect to cash, if any, received in lieu of fractional NewCo Class A Shares;

•
the aggregate tax basis of NewCo Class A Shares a U.S. Holder receives in exchange for all of its Primo Shares in the Arrangement (including any fractional NewCo Class A Shares deemed received and exchanged for cash, as discussed below) will be the same as the aggregate tax basis of its Primo Shares surrendered in exchange therefor; and

•
the holding period of any NewCo Class A Shares (including any fractional NewCo Class A Shares deemed received and exchanged for cash, as discussed below) a U.S. Holder receives in the Arrangement will include the holding period of the Primo Shares it exchanges for such NewCo Class A Shares.

If a U.S. Holder acquired different blocks of Primo Shares at different times or at different prices, such U.S. Holder must determine the bases and holdings periods in the NewCo Class A Shares received in the Arrangement separately for each identifiable block (that is, Primo Shares acquired at the same time for the same price) of Primo Shares the U.S. Holder exchanges.
Although not entirely free from doubt, a U.S. Holder who receives cash instead of a fractional NewCo Class A Share will generally be treated as having received the fractional NewCo Class A Share pursuant to the Arrangement and then as having sold that fractional NewCo Class A Share for cash. As a result, such U.S. Holder will generally recognize gain or loss equal to the difference between the amount of cash received and the adjusted tax basis allocated to such fractional NewCo Class A Share. Gain or loss recognized with respect to cash received in lieu of a fractional NewCo Class A Share will generally constitute capital gain or loss, and will constitute long-term capital gain or loss if, as of the date of the Arrangement, the holding period for such NewCo Class A Share is greater than one year. The deductibility of capital losses is subject to limitations.
Failure to Qualify for the Intended Tax Treatment
Although BlueTriton, Primo Water and NewCo intend that the Intended Tax Treatment will apply, the Closing is not conditioned upon the receipt of an opinion of counsel regarding the U.S. federal income tax treatment of the Arrangement, and none of BlueTriton, Primo Water or NewCo intends to request a ruling from the IRS regarding such treatment. Accordingly, no assurance can be given that the IRS will not challenge the qualification of the Arrangement as a tax-deferred “reorganization” under Section 368(a) of the Code, or that a court will not sustain such a challenge by the IRS. If such a challenge were sustained, and the Arrangement and the Mergers, taken together in the Transaction, do not qualify as a tax-deferred exchange under Section 351 of the Code, then the exchange of Primo Shares for NewCo Class A Shares would be a taxable exchange.
In such case, a U.S. Holder would generally be required to recognize gain or loss equal to the difference between the U.S. Holder’s adjusted tax basis in the Primo Shares it surrenders in the Arrangement and an amount equal to the fair market value, as of the consummation of the Arrangement, of any NewCo Class A Shares received in the Arrangement, plus any cash received in the Arrangement in lieu of fractional NewCo Class A Shares. Any gain or loss so recognized would be long-term capital gain if the U.S. Holder had held the Primo Shares for more than one year as of the consummation of the Arrangement. Generally, in such event, the U.S. Holder’s tax basis in the NewCo Class A Shares received in the Arrangement would equal the fair market value of such NewCo Class A Shares as of the consummation of the Arrangement, and the U.S. Holder’s holding period for the NewCo Class A Shares would begin on the day after the date of the Arrangement.
Passive Foreign Investment Company Status
Primo Water believes, and the foregoing discussion assumes, that Primo Water is not, and was not a passive foreign investment company (a “PFIC”) for U.S. federal income tax purposes for its current, or any prior, taxable year. If Primo Water were a PFIC for any taxable year during which a U.S. Holder held Primo Shares, certain adverse tax consequences could apply to such U.S. Holder as a result of the Arrangement. A U.S. Holder should consult its tax advisor with respect to the U.S. federal income tax consequences of the Arrangement if such U.S. Holder believes that Primo Water was a PFIC for any taxable year during which it held Primo Shares.
Non-U.S. Holders
The Transaction will generally not result in the recognition of income, gain or loss for U.S. federal income tax purposes by Non-U.S. Holders unless (i) the exchange of Primo Shares for NewCo Class A Shares is a taxable exchange (determined in accordance with the discussion above in the section titled “Failure to Qualify for the Intended Tax Treatment”), and (ii) either (A) the income, gain or loss is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to such Non-U.S. Holder’s permanent establishment in the United States), or (B) the Non-U.S. Holder is a non-resident alien individual present in the United States for 183 days or more during the taxable year in which the Closing occurs and certain other requirements are met. Assuming a Non-U.S. Holder is not engaged in the conduct of a trade or business within the United States, no U.S. federal income tax filings will generally be required solely on account of the exchange of Primo Shares for NewCo Class A Shares in the Transaction. Income, gain or loss that is effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, attributable to such Non-U.S. Holder’s permanent establishment in the United States) generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is taxable as a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable income tax treaty rate. If the exchange of Primo Shares for NewCo Class A Shares is a taxable exchange, a Non-U.S. Holder described in clause (ii)(B) above will be subject to U.S. federal income tax at a flat 30% rate (unless an applicable income tax treaty provides for different treatment) on gain realized upon such exchange, but such gain may be offset by certain U.S.-source capital losses (even though the individual is not considered a resident of the United States), provided that the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Material U.S. Federal Income Tax Considerations for U.S. Holders of Owning and Disposing of NewCo Class A Shares Received in the Arrangement
Distributions
Any cash distributions paid on NewCo Class A Shares will be treated as dividends for U.S. federal income tax purposes to the extent paid out of NewCo’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Amounts distributed in excess of current and accumulated earnings and profits will constitute a return of capital and first be applied against and reduce a U.S. Holder’s adjusted tax basis in its NewCo Class A Shares, but not below zero. Any amount in excess of such adjusted tax basis will be treated as capital gain and will be treated as described below in the section titled “Sale or Other Disposition of NewCo Class A Shares”. Because NewCo may not know the extent to which any distribution is a dividend for U.S. federal income tax purposes at the time it is made, NewCo or its applicable agent may treat the entire distribution as a dividend.
Subject to certain holding period requirements, any dividends paid to non-corporate U.S. Holders generally will be eligible for taxation as “qualified dividend income,” which is generally taxable at preferable rates. Any such dividends will also generally be eligible for the dividends-received deduction available to U.S. corporations under the Code. U.S. Holders should consult their tax advisors regarding the availability of the reduced tax rate on and the dividends-received deduction with respect to dividends in their particular circumstances.
Sale or Other Disposition of NewCo Class A Shares
Any gain or loss realized on the sale or other disposition of NewCo Class A Shares will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the NewCo Class A Shares for more than one year. The amount of any such gain or loss will equal the difference, if any, between the U.S. Holder’s adjusted tax basis in such NewCo Class A Shares and the amount realized on the disposition. Any long-term capital gain recognized by a non-corporate U.S. Holder may be eligible for a reduced rate of taxation. The deductibility of capital losses is subject to limitations.
Material U.S. Federal Income Tax Considerations for Non-U.S. Holders of Owning and Disposing of NewCo Class A Shares Received in the Arrangement
Distributions
Any cash distributions paid on NewCo Class A Shares will be treated as dividends for U.S. federal income tax purposes to the extent paid out of NewCo’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Amounts distributed in excess of current and accumulated earnings and profits will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its NewCo Class A Shares, but not below zero. Any amount in excess of such adjusted tax basis will be treated as capital gain and will be treated as described below in the section titled “Sale or Other Disposition of NewCo Class A Shares”. Because NewCo may not know the extent to which any distribution is a dividend for U.S. federal income tax purposes at the time it is made, NewCo or the applicable withholding agent may treat the entire distribution as a dividend.
Subject to the discussions below regarding effectively connected income, backup withholding and FATCA, dividends paid to a Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends or such lower rate specified by an applicable income tax treaty. To receive the benefit of a reduced treaty rate, a Non-U.S. Holder must furnish NewCo or the applicable paying agent with a valid IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) and satisfy applicable certification and other requirements. This certification must be provided to NewCo or the applicable paying agent before the payment of dividends and must be updated periodically. If the Non-U.S. Holder holds the stock through a financial institution or other agent acting on the Non-U.S. Holder’s behalf, the Non-U.S. Holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to NewCo or the applicable paying agent, either directly or through other intermediaries.
Non-U.S. Holders that do not provide the required certification on a timely basis, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
If a Non-U.S. Holder holds NewCo Class A Shares in connection with the conduct of a trade or business in the United States, and dividends paid on such NewCo Class A Shares are effectively connected with such Non-U.S. Holder’s

U.S. trade or business (and, if required by an applicable tax treaty, are attributable to such Non-U.S. Holder’s permanent establishment in the United States), the Non-U.S. Holder will be exempt from U.S. federal withholding tax. To claim the exemption, the Non-U.S. Holder must generally furnish a valid IRS Form W-8ECI (or applicable successor form) to the applicable withholding agent.
However, any such effectively connected dividends paid on NewCo Class A Shares generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such Non-U.S. Holder were a resident of the United States. A Non-U.S. Holder that is taxable as a corporation also may be subject to an additional branch profits tax equal to 30% (unless an applicable income tax treaty provides for different treatment) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.
Sale or Other Disposition of NewCo Class A Shares
Subject to the discussions below regarding backup withholding and FATCA, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized on the sale or other disposition of NewCo Class A Shares, unless:
•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States, and if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States;

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met; or
•
(i) the NewCo Class A Shares constitute a “United States real property interest” by reason of NewCo’s status as a “United States real property holding corporation” for U.S. federal income tax purposes (a “USRPHC”) at any time within the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period for the NewCo Class A Shares; and (ii) the NewCo Class A Shares are not “regularly traded” on an established securities market (as defined by applicable Treasury Regulations).

Determining whether NewCo is a USRPHC will depend on the fair market value of its U.S. real property interests relative to the fair market value of its worldwide real property interests and other assets used or held for use in a trade or business. NewCo believes that it is not currently and does not anticipate becoming a USRPHC for U.S. federal income tax purposes, although there can be no assurance it will not in the future become a USRPHC. NewCo also believes that the NewCo Class A Shares will be “regularly traded” on an established securities market. If NewCo is or becomes a USRPHC and the “regularly traded” exception noted above does not apply to a disposition of NewCo Class A Shares, a Non-U.S. Holder will generally be taxed on any gain in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally will not apply. Prospective investors are encouraged to consult their own tax advisors regarding the possible consequences to them if NewCo is, or were to become, a USRPHC.
Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such Non-U.S. Holder were a resident of the United States. A Non-U.S. Holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (unless an applicable income tax treaty provides for different treatment) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a flat 30% rate (unless an applicable income tax treaty provides for different treatment) on gain realized upon the sale or other taxable disposition of NewCo Class A Shares, but may be offset by certain U.S.-source capital losses (even though the individual is not considered a resident of the United States), provided that the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses. Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Dividend payments with respect to NewCo Class A Shares and proceeds from the sale or other disposition of NewCo Class A Shares may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.
Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s United States federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.
Certain Withholding on Non-U.S. Entities
Sections 1471 through 1474 of the Code (commonly referred to as “FATCA”), imposes a U.S. federal withholding tax of 30% on certain payments made to a “foreign financial institution” (as specially defined under those rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities certain information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally imposes a U.S. federal withholding tax of 30% on certain payments made to a “non-financial foreign entity” (as specifically defined under those rules) unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes.
FATCA would currently apply to any dividends paid on NewCo Class A Shares. Because NewCo may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules, NewCo or the applicable withholding agent may treat the entire distribution as a dividend. The U.S. Treasury released proposed Treasury Regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of the NewCo Class A Shares. In its preamble to such proposed Treasury Regulations, the U.S. Treasury Department stated that taxpayers may generally rely on the proposed regulations until final regulations are issued.
Holders are encouraged to consult with their own tax advisors regarding the potential implications of FATCA with respect to their ownership and disposition of the NewCo Class A Shares.

COMPARISON OF SHAREHOLDER RIGHTS
NewCo is incorporated under the Laws of the State of Delaware. The rights of a shareholder of a Delaware corporation differ from the rights of a shareholder of an OBCA corporation. See “Schedule P — Comparison of Rights of Primo Shareowners and NewCo Shareowners” to this Circular for a summary comparison of the rights of the Primo Shareowners and the NewCo Shareowners.
LEGAL MATTERS
Certain legal matters in connection with the Arrangement will be passed upon by Goodmans LLP, Faegre Drinker Biddle & Reath LLP and Kirkland & Ellis LLP, on behalf of the Company, and Stikeman Elliott LLP and Latham & Watkins LLP, on behalf of the BlueTriton Parties.
INTERESTS OF EXPERTS, CERTAIN PERSONS AND COMPANIES
The following persons and companies have prepared certain sections of this Circular and/or Schedules attached hereto as described below, or are named as having prepared or certified a report, statement or opinion in or incorporated by reference in this Circular.
Name of Person or Company	Nature of Relationship
PwC	Auditors of the Company
EY	Auditors of BlueTriton
To the Company’s knowledge, none of the persons or companies so named above (or any of the designated professionals thereof) held securities representing more than 1% of all issued and outstanding Primo Shares as at the date of the statement, report or valuation in question, and none of the persons above is or is expected to be elected, appointed or employed as a director, officer or employee of the Company or of any associate or Affiliate of the Company.
AUDITORS, TRANSFER AGENTS AND REGISTRARS
The Company’s independent registered public accounting firm is PricewaterhouseCoopers LLP (“PwC”).
The registrar and transfer agent for the Primo Shares in Canada is Computershare Investor Services Inc. at its offices in Montreal, Quebec and in Toronto, Ontario, Canada and, in the United States, is Computershare Trust Company N.A., at its offices in Canton, Massachusetts, in Jersey City, New Jersey and in Louisville, Kentucky.
The auditors of BlueTriton are Ernst & Young LLP, at its offices in 20 Church Street, 19th Floor, Hartford, Connecticut 06103, United States.

CONSENT OF BMO CAPITAL MARKETS CORP.
The Board of Directors
Primo Water Corporation
1150 Assembly Dr., Suite 800
Tampa, Florida 33607
The Board of Directors:
We hereby consent to the inclusion of our opinion letter, dated June 16, 2024, to the Board of Directors of Primo Water Corporation (“Primo”), as “Schedule J” to, and reference to such opinion letter under the headings “Summary — Opinion of BMO Capital Markets Corp.” and “Description of the Transaction — Opinion of BMO Capital Markets Corp.” in the management information circular and proxy statement relating to the proposed transaction involving Primo and Triton Water Parent, Inc. In providing such consent, we do not intend that any person other than the Board of Directors of Primo will rely upon our opinion.
Very truly yours,

(signed) “BMO Capital Markets Corp.”

BMO Capital Markets Corp.

August 8, 2024

APPROVAL
The contents of this Circular and the sending thereof to the Primo Shareowners have been approved by the Board.
BY ORDER OF THE BOARD OF DIRECTORS

Jerry Fowden
Chairman of the Board

Schedule A

Execution Version
ARRANGEMENT AGREEMENT AND PLAN OF MERGER

BY AND AMONG

TRITON WATER PARENT, INC.,

TRITON US HOLDCO, INC.,

TRITON MERGER SUB 1, INC.,

1000922661 ONTARIO INC.

AND

PRIMO WATER CORPORATION

June 16, 2024

EXHIBITS

ARRANGEMENT AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT is made as of June 16, 2024 by and among Triton Water Parent, Inc., a corporation incorporated under the laws of Delaware (“Parent”), Triton US HoldCo, Inc., a corporation incorporated under the laws of Delaware and a wholly-owned Subsidiary of Parent (“Holdings”), Triton Merger Sub 1, Inc., a corporation incorporated under the laws of Delaware and direct, wholly-owned Subsidiary of Holdings (“Merger Sub”), 1000922661 Ontario Inc., a corporation organized under the laws of the Province of Ontario and a direct, wholly-owned Subsidiary of Holdings (“Amalgamation Sub” and, together with Parent, Holdings and Merger Sub, the “Parent Parties” and each, a “Parent Party”), and Primo Water Corporation, a corporation organized under the laws of Ontario (the “Company” and, together with the Parent Parties, the “Parties”). Defined terms used in this Agreement shall have the meanings ascribed to them in Section 1.1.
W I T N E S S E T H:
WHEREAS, the Parties desire to enter into a business combination transaction (the “Combination”) upon the terms and subject to the conditions set forth in this Agreement;
WHEREAS, in furtherance of the Combination, following the amalgamation of the Company and Amalgamation Sub (as described below), the Parties intend that Merger Sub be merged with and into Parent, with Parent being the surviving corporation (the “Surviving Company,” and such merger, the “Merger”) and a direct, wholly-owned Subsidiary of Holdings;
WHEREAS, in furtherance of the Combination, and as part of one integrated transaction with the Merger, the Parties intend that Parent, as the Surviving Company in the Merger, will immediately after the Merger be merged with and into Holdings, with Holdings being the surviving corporation (the “Subsequent Surviving Company,” and such merger the “Subsequent Merger” and, together with the Merger, the “Mergers”);
WHEREAS, in furtherance of the Combination, the Parties intend that the Company proceed with an arrangement under Section 182 of the OBCA involving the acquisition by Amalgamation Sub of all of the issued and outstanding shares of the Company to be immediately followed by an amalgamation of the Company and Amalgamation Sub, with the Company being the surviving entity in such amalgamation, pursuant to and in the manner provided for in the Plan of Arrangement;
WHEREAS, the Company Board of Directors has unanimously (a) determined that the consideration to be provided to the Company Shareholders under the Arrangement is fair, from a financial point of view, to the Company Shareholders, (b) determined that the terms of the Arrangement and the other transactions contemplated hereby are fair, from a financial point of view, to and in the best interests of the Company and the Company Shareholders, (c) approved the execution, delivery and, subject to the Company Shareholder Approval, performance of this Agreement and the transactions contemplated by this Agreement and (d) resolved to recommend that the Company Shareholders vote in favor of the Arrangement Resolution;
WHEREAS, the Parent Board of Directors has unanimously (a) determined that this Agreement, the Mergers and the other transactions contemplated hereby are fair to and in the best interests of Parent and the Parent Shareholder, (b) approved and declared advisable this Agreement, the Mergers and the other transactions contemplated hereby, (c) approved the execution, delivery of this Agreement and, subject to the Parent Shareholder Approval, performance of this Agreement and the transactions contemplated by this Agreement and (d) resolved to recommend that the Parent Shareholder approve and adopt this Agreement by execution and delivery of the Parent Shareholder Consent;
WHEREAS, the board of directors of Merger Sub has unanimously (a) determined that this Agreement, the Merger and the other transactions contemplated hereby are fair to and in the best interests of Merger Sub and its sole stockholder, (b) approved and declared advisable this Agreement, the Merger and the other transactions contemplated hereby, (c) approved the execution, delivery and, subject to the approval and adoption of this Agreement by Holdings in its capacity as sole stockholder of Merger Sub, performance of this Agreement and the transactions contemplated by this Agreement and (d) resolved to recommend that its sole stockholder approve and adopt this Agreement;
WHEREAS, the board of directors of Holdings has unanimously (a) determined that this Agreement, the Subsequent Merger and the other transactions contemplated hereby are fair to and in the best interests of Holdings and its sole stockholder, (b) approved and declared advisable this Agreement, the Subsequent Merger and the other transactions contemplated hereby, (c) approved the execution, delivery and, subject to the approval and adoption of this Agreement by Parent in its capacity as sole stockholder of Holdings, performance of this Agreement and the transactions contemplated by this Agreement and (d) resolved to recommend that its sole stockholder approve and adopt this Agreement;
WHEREAS, concurrently with the execution of this Agreement, as a condition and inducement to Parent’s willingness to enter into this Agreement, the directors and officers of the Company have entered into voting agreements with Parent providing that, among other things, such directors and officers will vote their Company Common Shares in favor of the Arrangement and the other transactions contemplated by this Agreement upon the terms and subject to the conditions set forth therein substantially in the form attached hereto as Exhibit C (the “Company Voting Agreements”);
WHEREAS, within 24 hours following the execution of this Agreement, the Parent Shareholder will execute and deliver to Parent and the Company the Parent Shareholder Consent;
WHEREAS, following the execution of this Agreement, Holdings, in its capacity as the sole stockholder of each of Merger Sub and Amalgamation Sub, will approve this Agreement, the Arrangement, the Merger and the other transactions contemplated by this Agreement;
WHEREAS, following the execution of this Agreement, Parent, in its capacity as the sole stockholder of Holdings, will approve this Agreement, the Subsequent Merger and the other transactions contemplated by this Agreement;
WHEREAS, for U.S. federal income tax purposes (and any applicable corresponding U.S. state and local tax purposes), each of the Parties intend that (a) this Agreement constitute, and is hereby adopted as, a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-1 (and any applicable corresponding U.S. state and local tax provisions), (b) the Arrangement qualify as a “reorganization” under Section 368(a) of the Code (and any applicable corresponding U.S. state and local tax provisions) (the “Arrangement Intended Tax Treatment”), (c) the Merger and the Subsequent Merger, taken together, constitute an integrated plan described in Rev. Rul. 2001-46, 2001-2 C.B. 321 and qualify as a “reorganization” under Section 368(a) of the Code (and any applicable corresponding U.S. state and local tax provisions) (the “Mergers Intended Tax Treatment”) and (d) the Arrangement and the Mergers, taken together in the Combination, qualify as transfers of property to Holdings described under Section 351 of the Code (and any applicable corresponding U.S. state and local tax provisions) (the “Combination Intended Tax Treatment,” collectively with the Arrangement Intended Tax Treatment and the Mergers Intended Tax Treatment, the “Intended Tax Treatment”); and
WHEREAS, the Company, Parent, Holdings, Merger Sub and Amalgamation Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.
NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:
ARTICLE 1
INTERPRETATION
Section 1.1 Definitions. For purposes of this Agreement:
“1933 Securities Act” means the United States Securities Act of 1933.
“1934 Exchange Act” means the United States Securities Exchange Act of 1934.
“Acceptable Confidentiality Agreement” means one or more executed confidentiality agreements (a) on customary terms that are not materially less favorable in the aggregate to the Company than those contained in the Non-Disclosure Agreement, (b) that do not contain any exclusivity provision or other term that would restrict, in any manner, the ability of the Parent Parties and their Affiliates to consummate the transactions contemplated hereby, (c) that do not prohibit the Company from complying with its obligations under Section 6.4, and (d) that do not require the Company or any of its Subsidiaries to reimburse the costs or expenses of any Person.
“Acquisition Proposal” means, other than the transactions contemplated by this Agreement and any other transaction involving only the Company and one or more of its wholly-owned Subsidiaries, any proposal, offer, inquiry or indication of interest (whether written or oral) from any Person or group of Persons (other than the

Parent Parties, one of their Affiliates or any Person acting jointly or in concert with such Persons) made after the date of this Agreement relating to (a) any direct or indirect acquisition by any Person or group of Persons of any of the Company’s voting or equity securities (or securities convertible into or exchangeable or exercisable for the Company’s voting or equity securities) that, when taken together with the shares and other securities of the Company held by such Person or group of Persons, represent 20% or more of any class of the Company’s voting or equity securities then outstanding (assuming, if applicable, the conversion, exchange or exercise of such securities convertible into or exchangeable or exercisable for such voting or equity securities), (b) any acquisition by any Person or group of Persons (other than the Parent Parties and any of their respective Affiliates) of any assets of the Company or one or more of its Subsidiaries (including Equity Interests of any Subsidiary of the Company), individually or in the aggregate contributing 20% or more of the consolidated revenue or representing 20% or more of the assets of the Company and its Subsidiaries, taken as a whole and based on the most recent consolidated financial statements of the Company (or any lease, license, royalty, long-term supply agreement or other arrangement having a similar economic effect), in each case of clauses (a) and (b), whether by plan of arrangement, amalgamation, merger, consolidation, reorganization, recapitalization, liquidation, dissolution, winding-up or other business combination, sale of assets, joint venture, take-over bid, tender offer, share exchange, exchange offer, treasury issuance or otherwise, in each case excluding the Combination and the other transactions contemplated by this Agreement, or (c) any combination of the foregoing, in each case of clauses (a) and (b), whether in a single transaction or a series of related transactions.
“Adjusted Merger Consideration” shall have the meaning ascribed to it in Section 2.2(e)(iii)(F).
“Advance Ruling Certificate” means an advance ruling certificate issued by the Commissioner pursuant to Section 102 of the Competition Act in respect of the transactions contemplated by this Agreement.
“Adverse Recommendation Change” shall have the meaning ascribed to it in Section 6.4(c).
“Affected Employee” shall have the meaning ascribed to it in Section 7.5(a).
“Affiliate” means with respect to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, through one or more intermediaries, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise; provided that (a) each Parent Party (other than Parent) shall be deemed to be an “Affiliate” of Parent for purposes of this Agreement, (b) prior to the Closing, the Parent Parties shall not be deemed to be “Affiliates” of the Company for purposes of this Agreement and (c) in no event shall any investment fund (or portfolio company thereof) that is advised or managed by Affiliates of any Parent Party be deemed to be an Affiliate of any Parent Party for purposes of this Agreement.
“Agreement” means this Arrangement Agreement and Plan of Merger (including the Exhibits attached hereto and the Company Disclosure Letter and Parent Disclosure Letter delivered concurrently herewith) as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.
“Alternative Acquisition Agreement” shall have the meaning ascribed to it in Section 6.4(e)(i).
“Alternative Transaction Structure” shall have the meaning ascribed to it in Section 7.14(c).
“Amalgamation Sub” shall have the meaning ascribed to it in the preamble.
“Anti-Corruption Laws” means all U.S. and non-U.S. Laws relating to the prevention of corruption, bribery and money laundering, including the U.S. Foreign Corrupt Practices Act of 1977, the Corruption of Foreign Public Officials Act (Canada), the anti-bribery and corruption provisions of the Criminal Code of Canada and UK Bribery Act of 2010.
“Anti-Money Laundering Laws” means all U.S. and non-U.S. Laws relating to financial recordkeeping, anti-terrorism financing and the prevention of money laundering, including the USA Patriot Act and the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada).

“Arrangement” means an arrangement of the Company under Section 182 of the OBCA upon the terms and subject to the conditions set forth in the Plan of Arrangement as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms and the terms of this Agreement or made at the direction of the Court in the Final Order with the prior written consent of the Company and Parent, each acting reasonably.
“Arrangement Consideration” means one Holdings Class A Common Share per Company Common Share.
“Arrangement Effective Time” shall have the meaning ascribed to the term “Effective Time” in Article 1 of the Plan of Arrangement.
“Arrangement Intended Tax Treatment” shall have the meaning ascribed to it in the recitals.
“Arrangement Issued Securities” means all securities to be issued by Holdings pursuant to the Arrangement, including securities issued in exchange for the Company Common Shares and Common Equity Awards.
“Arrangement Resolution” means the special resolution of the Company Shareholders to be considered at the Company Meeting, substantially in the form of Exhibit B hereto.
“Articles of Arrangement” means the articles of arrangement of the Company in respect of the Arrangement, required by the OBCA to be sent to the Director after the Final Order is made, which shall include the Plan of Arrangement and otherwise be in form and substance satisfactory to Parent and the Company, each acting reasonably.
“Authorizations” shall have the meaning ascribed to it in Section 3.12(b).
“Bankruptcy and Equity Exception” means any bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and any implied covenant of good faith and fair dealing.
“BMO Capital Markets” means BMO Capital Markets Corp.
“BofA Securities” means BofA Securities, Inc.
“Business Day” means a day other than a Saturday, a Sunday or any other day on which major commercial banking institutions in Toronto, Ontario or New York, New York are authorized by law to be closed.
“Canadian Company Benefit Plan” shall have the meaning ascribed to it in Section 3.14(j).
“Canadian Parent Benefit Plan” shall have the meaning ascribed to it in Section 4.13(j).
“Canadian Securities Laws” means the Securities Act and all other applicable Canadian provincial securities Laws.
“Capitalization Date” shall have the meaning ascribed to it in Section 3.3(a).
“Certificate of Merger” shall have the meaning ascribed to it in Section 2.2(b)(i).
“CFIA” shall have the meaning ascribed to it in Section 3.20(a).
“CFO Comfort Certificate” shall have the meaning ascribed to it in Section 7.15(b)(v).
“Circular” means the notice of the Company Meeting and accompanying management information circular (including all schedules, appendices and exhibits to, and information incorporated by reference in, such management information circular) to be sent to the Company Shareholders and other Persons as required by the Interim Order and applicable Law in connection with the Company Meeting, as amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.
“Closing” shall have the meaning ascribed to it in Section 2.6.
“Closing Date” shall have the meaning ascribed to it in Section 2.6.
“Code” means the United States Internal Revenue Code of 1986, as amended.
“Combination” shall have the meaning ascribed to it in the recitals.

“Combination Intended Tax Treatment” shall have the meaning ascribed to it in the recitals.
“Commissioner” means the Commissioner of Competition appointed under subsection 7(1) of the Competition Act and includes any Person designated by the Commissioner to act on his behalf.
“Common Control Affiliate” shall have the meaning ascribed to it in Section 7.10(a).
“Company” shall have the meaning ascribed to it in the preamble.
“Company Annual Financial Statements” means the audited consolidated financial statements of the Company for the years ending December 31, 2023, December 31, 2022, and December 31, 2021, together with the notes thereto.
“Company Articles of Incorporation” shall have the meaning ascribed to it in Section 3.1.
“Company Benefit Plan” means each (a) “employee benefit plan” as defined in Section 3(3) of ERISA, whether or not subject to ERISA, (b) other compensation, bonus, commission, pension, supplemental pension, savings, profit sharing, deferred compensation, supplemental executive, split dollar life or other insurance, incentive compensation, stock ownership, stock purchase, restricted stock, stock option, phantom stock or other equity-based, retirement, vacation or paid time off, change in control, retention, transaction bonus, supplemental unemployment benefit, perquisite, fringe benefit, severance, disability, death benefit, hospitalization, medical, flexible benefit, cafeteria, dependent care or other compensation or benefit plan, policy, program, arrangement, agreement or Contract, or (c) any other employment, consulting, independent contractor policy, program, arrangement agreement or Contract, in each case sponsored, maintained or contributed to, or required to be sponsored, maintained or contributed to, by the Company or any of its Subsidiaries, or under or with respect to which the Company or any of its Subsidiaries has any current or contingent obligation or liability (whether absolute or contingent) (including as a result of any relationship to an ERISA Affiliate of the Company or any of its Subsidiaries), whether or not in writing, other than (i) any “multiemployer plan” (within the meaning of Section 3(37) or 4001(a)(3) of ERISA), (ii) any “multi-employer pension plan” (or term of similar import) as defined under the Pension Benefits Act (Ontario), as amended or other applicable Law in Canada, including similar pension standards legislation of Canada or a province and the Tax Act, (iii) any Labor Agreement or (iv) any plan, policy, program, arrangement or understanding mandated by applicable Law and sponsored or maintained by a Governmental Authority.
“Company Board of Directors” means the board of directors of the Company.
“Company Bylaws” shall have the meaning ascribed to it in Section 3.1.
“Company Calculation Certificate” shall have the meaning ascribed to it in Section 2.2(e)(iii)(C).
“Company Closing Price” means the volume weighted average closing trading price of a Company Common Share on NYSE (as reported in The Wall Street Journal or, if not reported thereby, as reported in another authoritative source mutually agreed by Parent and the Company) for the ten full consecutive trading days ending on the Business Day prior to the Closing Date.
“Company Common Shares” means the common shares, no par value, of the Company.
“Company Credit Agreement” means the Credit Agreement, dated as of March 6, 2020 (as amended, supplemented, or otherwise modified), by and among the Company, as parent borrower, Primo Water Holdings Inc. (formerly known as Cott Holdings Inc.) and Eden Springs Nederland B.V., as subsidiary borrowers, Bank of America, N.A., as administrative agent and collateral agent, the lenders party thereto and Bank of America, N.A. as Lead Arranger and Bookrunner.
“Company Disclosure Letter” means the disclosure letter dated the date hereof regarding this Agreement that has been delivered to Parent concurrently with the execution of this Agreement.
“Company Equity Awards” means Company RSUs, Company PSUs and Company Options (or other Equity Interests granted as compensation or otherwise in respect of service) whether or not granted pursuant to the Company Stock Plans.
“Company ESPP” means the Cott Corporation Employee Share Purchase Plan, effective as of October 1, 2015.

“Company Financial Statements” means the Company Annual Financial Statements and the Company Interim Financial Statements.
“Company Food Authorizations” shall have the meaning ascribed to it in Section 3.20(c).
“Company Improvements” shall have the meaning ascribed to it in Section 3.16(d).
“Company Indemnified Party” shall have the meaning ascribed to it in Section 7.6(a).
“Company Indentures” means, collectively, (a) the Indenture, dated as of October 22, 2020 (as amended, supplemented or otherwise modified), by and among Primo Water Holdings Inc., the guarantors party thereto, BNY Trust Company of Canada, as Canadian trustee, The Bank of New York Mellon, as U.S. trustee, paying agent, registrar, transfer agent and authenticating agent, and The Bank of New York Mellon, London Branch, as London paying agent, governing Primo Water Holdings Inc.’s 3.875% Senior Notes due 2028, and (b) the Indenture, dated as of April 30, 2021 (as amended, supplemented or otherwise modified), by and among Primo Water Holdings Inc., the guarantors party thereto, BNY Trust Company of Canada, as Canadian trustee, and The Bank of New York Mellon, as U.S. trustee, paying agent, registrar, transfer agent and authenticating agent, governing Primo Water Holdings Inc.’s 4.375% Senior Notes due 2029.
“Company Intellectual Property” means any and all Intellectual Property, including Company Registered Intellectual Property, that is owned or purported to be owned by the Company or any of its Subsidiaries.
“Company Interim Financial Statements” means the unaudited interim consolidated financial statements of the Company for the quarterly period ended March 31, 2024, together with the notes thereto.
“Company IT Systems” shall have the meaning ascribed to it in Section 3.17(h).
“Company Material Adverse Effect” means any fact, circumstance, change, effect, event or occurrence that individually or in the aggregate with all other changes, effects, events or occurrences, has had or would reasonably be expected to have a material adverse effect on (a) the business, condition (financial or otherwise), assets, liabilities (whether absolute, accrued, contingent or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole; provided that none of the following shall either alone or in combination constitute, or be taken into account in determining whether there has been, a Company Material Adverse Effect for purposes of this clause (a), any fact, circumstance, change, effect, event or occurrence directly arising out of or directly resulting from (i) general economic, credit, capital or financial markets or political or social conditions in Canada, the United States or globally, including with respect to interest rates or currency exchange rates, (ii) any outbreak of hostilities, acts of war (whether or not declared), sabotage or terrorism, or any escalation or any worsening thereof, (iii) any hurricane, tornado, flood, volcano, earthquake or other natural or man-made disaster occurring after the date of this Agreement, (iv) any change in applicable Law or GAAP (or authoritative interpretation or enforcement thereof by any Governmental Authority) which is proposed, approved or enacted on or after the date of this Agreement or any change in regulatory accounting requirements, (v) any change or development generally affecting the industries in which the Company and its Subsidiaries primarily operate, (vi) the failure, in and of itself, of the Company to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics before, on or after the date of this Agreement, or changes after the date of this Agreement in the market price or trading volume of the Company Common Shares or the credit rating of the Company (it being understood that the underlying facts giving rise or contributing to such failure or change and not otherwise disregarded hereunder may be taken into account in determining whether there has been a Company Material Adverse Effect), (vii) the negotiation, execution, announcement, performance or pendency of this Agreement or the consummation of the transactions contemplated hereby (it being understood that the exception in this clause (vii) shall not apply to the representations and warranties in Section 3.5), (viii) any action taken by the Company or its Subsidiaries at Parent’s written request or any other action taken by any Party required by this Agreement, (ix) any epidemics, pandemics or general disease outbreak, or any worsening thereof, or any binding Governmental Authority response thereto, or (x) the identity of, or any facts or circumstances relating to the Parent Parties or their respective Affiliates, except in the cases of clauses (i), (ii), (iii), (iv), (v) or (ix), to the extent that the Company and its Subsidiaries, taken as a whole, are disproportionately affected thereby as compared with other participants in the industries in which the Company and its Subsidiaries primarily operate (in which case the incremental disproportionate impact or impacts may be taken into account in determining whether there has been, or is reasonably expected to be, a Company Material Adverse Effect), or (b) the ability of the Company to consummate the transactions contemplated by this Agreement, including the Arrangement.
“Company Material Contract” shall have the meaning ascribed to it in Section 3.11(a).
“Company Meeting” means the special meeting of the Company Shareholders, including any adjournment or postponement thereof in accordance with the terms of this Agreement, to be called and held in accordance with this Agreement and the Interim Order for the purpose of considering and, if thought fit, approving the Arrangement Resolution and for any other purpose as may be set out in the Circular.
“Company Multiemployer Plans” shall have the meaning ascribed to it in Section 3.14(f).
“Company Notes” means, collectively, Primo Water Holding Inc.’s 3.875% Senior Notes due 2028 and 4.375% Senior Notes due 2029, in each case, issued pursuant to the Company Indentures.
“Company Options” means, at any time, options to acquire Company Common Shares granted pursuant to the Company Stock Plans or otherwise which are, at such time, outstanding and unexercised, whether or not vested.
“Company Owned Real Property” shall have the meaning ascribed to it in Section 3.16(a).
“Company Preferred Shares” shall have the meaning ascribed to it in Section 3.3(a).
“Company Privacy Requirements” shall have the meaning ascribed to it in Section 3.17(g).
“Company Pro Forma Percentage” shall have the meaning ascribed to it in Section 2.4(h).
“Company PSU” means, at any time, each award of restricted stock units with respect to Company Common Shares subject to performance-based vesting granted pursuant to the Company Stock Plans or otherwise which is, at such time, outstanding, whether or not vested.
“Company Public Disclosure Record” means all forms, reports, schedules, statements and other documents filed by or on behalf of the Company on SEDAR+, filed with or furnished to the SEC by or on behalf of the Company or incorporated by reference into such documents on or after December 31, 2021 and publicly available prior to the date of this Agreement.
“Company Quarterly Dividend” shall have the meaning ascribed to it in Section 7.13.
“Company Recommendation” means the unanimous recommendation of the Company Board of Directors that the Company Shareholders vote in favor of the Arrangement Resolution.
“Company Registered Intellectual Property” shall have the meaning ascribed to it in Section 3.17(a).
“Company Revolving Credit Facility” means the revolving credit facility under the Company Credit Agreement.
“Company RSU” means, at any time, each restricted stock unit with respect to Company Common Shares subject to time-based vesting granted pursuant to the Company Stock Plans or otherwise which is, at such time, outstanding, whether or not vested.
“Company Shareholder” means a holder of one or more Company Common Shares.
“Company Shareholder Approval” means the affirmative vote of (a) at least 66 2/3% of the votes cast on the Arrangement Resolution by the Company Shareholders present in Person or represented by proxy at the Company Meeting, and (b) if required, a majority of the votes cast on the Arrangement Resolution by the Company Shareholders present in Person or represented by proxy at the Company Meeting, excluding for this purpose the votes required to be excluded by MI 61-101.
“Company Special Dividend” shall have the meaning ascribed to it in Section 7.13.
“Company Specified Leased Real Property” shall have the meaning ascribed to it in Section 3.16(b).
“Company Specified Real Property Landlord Leases” shall have the meaning ascribed to it in Section 3.16(c).

“Company Specified Real Property Leases” shall have the meaning ascribed to it in Section 3.16(b).
“Company Spring Source Real Property” shall have the meaning ascribed to it in Section 3.16(e).
“Company Stock Plans” means the Primo Water Corporation 2018 Equity Incentive Plan, and the Amended and Restated Primo Water Corporation Equity Incentive Plan, each, as amended or amended and restated from time to time.
“Company Termination Fee Event” shall have the meaning ascribed to it in Section 9.2(b).
“Company Voting Agreements” shall have the meaning ascribed to it in the recitals.
“Competition Act” means the Competition Act (Canada).
“Competition Act Approval” means either: (a) the issuance of the Advance Ruling Certificate; or (b) the applicable waiting period under Section 123 of the Competition Act shall have expired or been earlier terminated or the obligation to make a pre-merger notification under Part IX of the Competition Act shall have been waived by the Commissioner pursuant to Section 113(c) of the Competition Act.
“Compliant” means, with respect to the Required Financial Information, that (a) such Required Financial Information does not contain any untrue statement of a material fact regarding the Company and its Subsidiaries or omit to state any material fact regarding the Company and its Subsidiaries necessary in order to make such Required Financial Information not misleading under the circumstances, in each case, giving effect to all supplements and updates delivered with respect thereto, (b) such Required Financial Information complies in all material respects with all requirements of Regulation S-K and Regulation S-X under the 1933 Securities Act for a registered public offering of non-convertible debt securities on Form S-1 that would be applicable to such Required Financial Information (other than such provisions for which compliance is not customary in a Rule 144A offering of non-convertible high yield debt securities), and (c) the financial statements and other financial information included in such Required Financial Information (x) would not be deemed stale or otherwise be unusable under customary practices for offerings and private placements of high yield debt securities under Rule 144A promulgated under the 1933 Securities Act, including if the independent registered public accountants of the Company shall have withdrawn or otherwise modified any audit opinion contained in the Required Financial Information or if the Company issues a public statement indicating its intent to, or determines that it is required to, restate any historical financial statements of the Company included in the Required Financial Information or that any such restatement is under consideration, and (y) are sufficient to permit the Company’s independent accountants to issue a customary “comfort” letter to the Debt Financing Sources to the extent required as part of the Debt Financing, including as to customary negative assurances and customary change period comfort, in order to consummate any offering of debt securities (and such accountants have confirmed they are prepared to issue a comfort letter subject to their completion of customary procedures).
“Contract” means any contract, agreement, indenture, note, instrument, license, franchise, lease, arrangement, commitment, understanding or other right or obligation (whether written or oral) to which a Person is a party or by which a Person is bound or affected or to which any of its properties or assets is subject.
“Controlled Group Liability” means any and all liabilities (a) under Title IV of ERISA, (b) under Section 302 of ERISA, (c) under Sections 412 and 4971 of the Code, or (d) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA or Section 4980B of the Code.
“Court” means the Ontario Superior Court of Justice (Commercial List).
“Debt Financing” means any debt financing to be incurred by Holdings, Parent or one of Parent’s Subsidiaries, to be obtained at the sole discretion of Parent, to consummate the transactions contemplated by this Agreement, including, at Parent’s sole discretion, to fund any change of control offer, tender offer, exchange offer, consent solicitation, redemption or repayment, as applicable, of the outstanding indebtedness of the Company and its Subsidiaries, including the Company Revolving Credit Facility and the Company Notes; provided that the incurrence of any Debt Financing would only occur (a) at or immediately following the Closing or (b) in the case of an issuance of debt securities, if necessary or advisable to incur such indebtedness prior to the Closing, pursuant to escrow arrangements with the related funds to be released at or immediately following the Closing.

“Debt Financing Sources” means the financial institutions acting as underwriters, initial purchasers, placement agents, arrangers, administrative agents, collateral agents, lenders or other agents in connection with any Debt Financing, as applicable.
“Debt Offer” shall have the meaning ascribed to it in Section 7.17(b).
“DGCL” shall have the meaning ascribed to it in Section 2.2(a).
“Director” means the Director appointed pursuant to Section 278 of the OBCA.
“Disclosure Letter” means the Company Disclosure Letter or Parent Disclosure Letter, as applicable.
“Dissent Rights” means the rights of dissent of the Company Shareholders in respect of the Arrangement pursuant to Article 4 of the Plan of Arrangement.
“Environmental Claims” means any Orders, Litigations or written notices of noncompliance by or from any Governmental Authority or any other Person alleging liability or obligations arising out of either the Release of any Hazardous Material or the failure to comply with any Environmental Law or any Authorization issued thereunder.
“Environmental Law” means any Law relating to pollution, protection or preservation of the environment or natural resources or human exposure to Hazardous Materials.
“Equity Interest” means any share, capital stock, partnership, limited liability company, member or similar interest in any Person and any option, warrant, right or security convertible, exchangeable or exercisable therefor or other instrument, obligation or right the value of which is based on any of the foregoing.
“ERISA” shall have the meaning ascribed to it in Section 3.14(a).
“ERISA Affiliate” means, with respect to any Person, any other Person who currently is, or has been within the last six years been, treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 or 303 of ERISA or Section 412 or 430 of the Code, treated as a single employer under Section 414 of the Code, with such initial Person.
“Excluded Benefits” shall have the meaning ascribed to it in Section 7.5(a).
“FDA” shall have the meaning ascribed to it in Section 3.20(a).
“Final Order” means the order of the Court in a form acceptable to the Company and Parent, each acting reasonably, approving the Arrangement under Section 182(5) of the OBCA, as such order may be affirmed, amended, modified, supplemented or varied by the Court (following the prior written consent of the Company and Parent, each acting reasonably) at any time prior to the Arrangement Effective Time or, if appealed, then, unless such appeal is withdrawn, abandoned or denied, as affirmed or amended (following the prior written consent of the Company and Parent, each acting reasonably) on appeal.
“Food Laws” shall have the meaning ascribed to it in Section 3.20(b).
“Foreign Company Benefit Plan” shall have the meaning ascribed to it in Section 3.14(j).
“Foreign Parent Benefit Plan” shall have the meaning ascribed to it in Section 4.13(j).
“Fully Diluted Company Common Shares” means, at any given time, the sum of (a) the aggregate number of Company Common Shares issued and outstanding, plus (b) the aggregate maximum number of Company Common Shares issuable in respect of any Equity Interests of the Company, including with respect to Company Options, Company PSUs and Company RSUs, in each case that are outstanding or deemed outstanding (and assuming the vesting in full of any of the foregoing subject to vesting or similar conditions).
“Fully Diluted Holdings Common Shares” means, at any given time, the sum of (a) the aggregate number of Holdings Common Shares issued and outstanding, plus (b) the aggregate maximum number of Holdings Common Shares issuable in respect of any Equity Interests of Holdings, including with respect to Holdings Options, Holdings PSUs and Holdings RSUs (each as defined in the Plan of Arrangement), in each case that are outstanding or deemed outstanding (and assuming the vesting in full of any of the foregoing subject to vesting or similar conditions).
“GAAP” means U.S. generally accepted accounting principles, consistently applied.

“Governmental Authority” means any international, multinational, federal, provincial, territorial, state, regional, municipal, local or other government or governmental body and any ministry, minister, department, division, bureau, agent, official, agency, commission, commissioner, board, cabinet or authority of any government, governmental body, quasi-governmental, administrative or private body (including the TSX, the NYSE or any other stock exchange), domestic or foreign, exercising any statutory, regulatory, expropriation or taxing authority under the authority of any of the foregoing and any domestic, foreign or international judicial, quasi-judicial or administrative court, tribunal, commission, board, panel, arbitrator or arbitral body acting under the authority of any of the foregoing.
“Hazardous Materials” means any materials or wastes that are listed, defined or regulated as hazardous, toxic, pollutants, or contaminants (or terms of similar import) under any applicable Environmental Law.
“Holdings” shall have the meaning ascribed to it in the preamble.
“Holdings Class A Common Share” means a share of Class A common stock, par value $0.01 per share, of Holdings.
“Holdings Class B Common Share” means a share of Class B common stock, par value $0.01 per share, of Holdings.
“Holdings Common Shares” means the Holdings Class A Common Shares and the Holdings Class B Common Shares.
“Holdings Equity Awards” means Holdings RSUs, Holdings PSUs and Holdings Options (or other Equity Interests granted as compensation or otherwise in respect of service) calculated in a manner that is consistent with the methodology for determining Fully Diluted Holdings Common Shares.
“Holdings Option” shall have the meaning ascribed to it in the Plan of Arrangement.
“Holdings PSU” shall have the meaning ascribed to it in the Plan of Arrangement.
“Holdings RSU” shall have the meaning ascribed to it in the Plan of Arrangement.
“HSR Act” means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
“Indemnified Party” and “Indemnified Parties” shall have the meanings ascribed thereto in Section 7.6(a).
“Initial Parent Shareholder” means Triton Water Parent Holdings, LP, a Delaware limited partnership.
“Intellectual Property” means all intellectual property and proprietary rights, which may exist or be created under the laws of any jurisdiction worldwide, whether registered or unregistered, including all: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights, design rights, and moral rights; (b) rights in information, data, databases and data collections; (c) trademark, trade name, service name, trade dress and service mark rights and similar rights; (d) trade secret rights; (e) patents and industrial property rights; (f) Internet addresses, domain names, and social media handles; and (g) rights in or relating to registrations, renewals, extensions, combinations, reexaminations, continuations, continuations-in-part, divisions, and reissues of, and applications for, any of the rights referred to in clauses (a) through (f) above.
“Intended Tax Treatment” shall have the meaning ascribed to it in the recitals.
“Interim Order” means the interim order of the Court in a form reasonably acceptable to each of the Company and Parent to be issued following the application therefor contemplated by Section 2.4(b)(i) providing for, among other things, the calling and holding of the Company Meeting, as such order may be amended, modified, supplemented or varied by the Court with the prior written consent of both the Company and Parent, each acting reasonably.
“Investment Canada Act” means the Investment Canada Act (Canada).
“Investment Canada Act Approval” means that the responsible Minister under the Investment Canada Act shall have issued a letter stating that he or she is satisfied, or the responsible Minister by expiry of the applicable review period under the Investment Canada Act shall have issued a letter stating that he or she is deemed to be satisfied, that the transactions contemplated by this Agreement are likely to be of net benefit to Canada in accordance with the Investment Canada Act, and there shall be no outstanding order or notice under Part IV. 1 of the Investment Canada Act that has the effect of prohibiting the Closing.
“IRS” means the U.S. Internal Revenue Service.
“Knowledge” means, with respect to the Company, the actual knowledge of the Company’s officers listed on Section 1.1(a) of the Company Disclosure Letter and, with respect to Parent, the actual knowledge of the Parent officers listed on Section 1.1(a) of the Parent Disclosure Letter.
“Labor Agreement” shall have the meaning ascribed to it in Section 3.13(b).
“Law” means any and all laws, statutes, codes, ordinances (including zoning), approvals, decrees, rules, regulations, bylaws, notices, policies, protocols, guidelines, treaties or other requirements of any Governmental Authority and any legal requirements arising under the common law or principles of law or equity.
“Liens” means any pledge, claim, lien, charge, option, hypothecation, mortgage, deed of trust, deed to secure debt, security interest, restriction, adverse right, prior assignment, lease, sublease, license, sublicense, title defect, easement, right to possession or any other encumbrance, right or restriction of any kind or nature whatsoever, whether contingent or absolute.
“Litigation” shall have the meaning ascribed to it in Section 3.9.
“Malicious Code” means any computer code or any other procedure, routines or mechanisms designed or intended to (a) disrupt, disable, harm or impair in any material way such software’s or hardware’s operation, (b) cause such software or hardware to damage or corrupt any data, storage media, programs, equipment or communications of any Person or otherwise interfere with its use or operations or (c) permit any third party to access any such software or hardware without authorization to cause disruption, disablement, harm, impairment, damage erasure or corruption (sometimes referred to as “traps”, “viruses”, “access codes”, “back doors” “Trojan horses,” “time bombs,” “worms,” or “drop dead devices”).
“Matching Period” shall have the meaning ascribed to it in Section 6.4(e)(i)(E).
“Merger” shall have the meaning ascribed to it in the recitals.
“Merger Consideration” shall have the meaning ascribed to it in Section 2.2(e)(iii)(A).
“Merger Consideration Calculation” shall have the meaning ascribed to it in Section 2.2(e)(iii)(D).
“Merger Effective Time” shall have the meaning ascribed to it in Section 2.2(b)(i).
“Merger Sub” shall have the meaning ascribed to it in the preamble.
“Mergers” shall have the meaning ascribed to it in the recitals.
“Mergers Intended Tax Treatment” shall have the meaning ascribed to it in the recitals.
“Mutual Funds” shall have the meaning ascribed to it in Section 7.10(a).
“MI 61-101” means Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions.
“Minister” means the responsible Minister under the Investment Canada Act and includes any Person designated by the Minister to act on his behalf.
“Misrepresentation” shall have the meaning ascribed to it under applicable Canadian Securities Laws.
“Multiemployer Plan” means “multiemployer plan” (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA and subject to ERISA).
“New Holdings Bylaws” shall have the meaning ascribed to it in Section 2.3(c).
“New Holdings Certificate of Incorporation” shall have the meaning ascribed to it in Section 2.3(c).
“NI 52-109” means National Instrument 52-109 – Certification of Disclosure in Issuers’ Annual and Interim Filings.

“Non-Disclosure Agreement” means the Confidentiality Agreement, effective as of June 2, 2022, by and between the Company, BlueTriton Brands, Inc., and One Rock Capital Management, LLC, as amended June 22, 2023, and June 16, 2024.
“NYSE” means the New York Stock Exchange.
“OBCA” means the Business Corporations Act (Ontario).
“Offering Documents” means prospectuses, private placement memoranda, offering memoranda, information memoranda, bank books, private side supplements and packages and lender and investor presentations, in each case, to the extent the same are customary or reasonably required in connection with any Debt Financing.
“Order” means all judicial, arbitral, administrative, ministerial, departmental or regulatory judgments, injunctions, orders, decisions, rulings, determinations, awards, decrees or similar actions taken by, or applied by, any Governmental Authority (in each case, whether temporary, preliminary or permanent).
“ordinary course of business”, or any phrase of similar import, means, with respect to an action taken or to be taken by any Person, that such action is consistent with the past practices of such Person (including with respect to amount and frequency) and is taken in the ordinary course of the normal day-to-day business and operations of such Person.
“Outside Date” shall have the meaning ascribed to it in Section 9.1(b)(i).
“Parent” shall have the meaning ascribed to it in the preamble.
“Parent Annual Financial Statements” shall have the meaning ascribed to it in Section 4.6(a).
“Parent Benefit Plan” means each (a) “employee benefit plan” as defined in Section 3(3) of ERISA, whether or not subject to ERISA, (b) other compensation, bonus, commission, pension, supplemental pension, savings, profit sharing, deferred compensation, supplemental executive, split dollar life or other insurance, incentive compensation, stock ownership, stock purchase, restricted stock, stock option, phantom stock or other equity-based, retirement, vacation or paid time off, change in control, retention, transaction bonus, supplemental unemployment benefit, perquisite, fringe benefit, severance, disability, death benefit, hospitalization, medical, flexible benefit, cafeteria, dependent care or other compensation or benefit plan, policy, program, arrangement agreement or Contract, or (c) any other employment, consulting, independent contractor policy, program, arrangement, agreement or Contract, in each case sponsored, maintained or contributed to, or required to be sponsored, maintained or contributed to, by Parent or any of its Subsidiaries, or under or with respect to which Parent or any of its Subsidiaries has any current or contingent obligation or liability (whether absolute or contingent) (including as a result of any relationship to an ERISA Affiliate of Parent or any of its Subsidiaries), whether or not in writing, other than (i) any “multiemployer plan” (within the meaning of Section 3(37) or 4001(a)(3) of ERISA), (ii) any “multi-employer pension plan” (or term of similar import) as defined under the Pension Benefits Act (Ontario), as amended or other applicable Law in Canada, including similar pension standards legislation of Canada or a province and the Tax Act, (iii) any Labor Agreement or (iv) any plan, policy, program, arrangement or understanding mandated by applicable Law and sponsored or maintained by a Governmental Authority.
“Parent Board of Directors” means the board of directors of Parent.
“Parent Bylaws” shall have the meaning ascribed to it in Section 4.1.
“Parent Certificate of Incorporation” shall have the meaning ascribed to it in Section 4.1.
“Parent Common Share” means a share of common stock, par value $0.01 per share, of Parent.
“Parent Consent Solicitation” shall have the meaning ascribed to it in Section 7.16(a).
“Parent Disclosure Letter” means the disclosure letter dated the date hereof regarding this Agreement that has been delivered to the Company concurrently with the execution of this Agreement.
“Parent Financial Advisors” shall have the meaning ascribed to it in Section 4.25.
“Parent Financial Statements” shall have the meaning ascribed to it in Section 4.6(a).

“Parent Food Authorizations” shall have the meaning ascribed to it in Section 4.19(c).
“Parent Improvements” shall have the meaning ascribed to it in Section 4.15(d).
“Parent Indemnified Party” shall have the meaning ascribed to it in Section 7.6(a).
“Parent Indenture” means the Indenture, dated as of March 31, 2021 (as amended, supplemented or otherwise modified), by and among Triton Water Holdings, Inc., the guarantors party thereto, and Wilmington Trust, National Association, as trustee, governing Triton Water Holdings, Inc.’s 6.250% Senior Notes due 2029.
“Parent Intellectual Property” means any and all Intellectual Property, including Parent Registered Intellectual Property, that is owned or purported to be owned by Parent or any of its Subsidiaries.
“Parent Interim Financial Statements” shall have the meaning ascribed to it in Section 4.6(a).
“Parent IT Systems” shall have the meaning ascribed to it in Section 4.16(h).
“Parent Material Adverse Effect” means any fact, circumstance, change, effect, event or occurrence that individually or in the aggregate with all other changes, effects, events or occurrences, has had or would reasonably be expected to have a material adverse effect on (a) the business, condition (financial or otherwise), assets, liabilities (whether absolute, accrued, contingent or otherwise) or results of operations of Parent and its Subsidiaries, taken as a whole; provided that none of the following shall either alone or in combination constitute, or be taken into account in determining whether there has been, a Parent Material Adverse Effect for purposes of this clause (a), any fact, circumstance, change, effect, event or occurrence directly arising out of or directly resulting from (i) general economic, credit, capital or financial markets or political or social conditions in Canada, the United States or globally, including with respect to interest rates or currency exchange rates, (ii) any outbreak of hostilities, acts of war (whether or not declared), sabotage or terrorism, or any escalation or any worsening thereof, (iii) any hurricane, tornado, flood, volcano, earthquake or other natural or man-made disaster occurring after the date of this Agreement, (iv) any change in applicable Law or GAAP (or authoritative interpretation or enforcement thereof by any Governmental Authority) which is proposed, approved or enacted on or after the date of this Agreement or any change in regulatory accounting requirements, (v) any change or development generally affecting the industries in which Parent and its Subsidiaries primarily operate, (vi) the failure, in and of itself, of Parent to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics before, on or after the date of this Agreement, or changes after the date of this Agreement in the credit rating of Parent (it being understood that the underlying facts giving rise or contributing to such failure or change and not otherwise disregarded hereunder may be taken into account in determining whether there has been a Parent Material Adverse Effect), (vii) the negotiation, execution, announcement, performance or pendency of this Agreement or the consummation of the transactions contemplated hereby (it being understood that the exception in this clause (vii) shall not apply to the representations and warranties in Section 4.5), (viii) any action taken by Parent or its Subsidiaries at the Company’s written request or any other action taken by any Party required by this Agreement, (ix) any epidemics, pandemics or general disease outbreak, or any worsening thereof, or any binding Governmental Authority response thereto, or (x) the identity of, or any facts or circumstances relating to the Company or its Affiliates, except in the cases of clauses (i), (ii), (iii), (iv), (v) or (ix), to the extent that Parent and its Subsidiaries, taken as a whole, are disproportionately affected thereby as compared with other participants in the industries in which Parent and its Subsidiaries primarily operate (in which case the incremental disproportionate impact or impacts may be taken into account in determining whether there has been, or is reasonably expected to be, a Parent Material Adverse Effect), or (b) the ability of Parent or any other Parent Party to consummate the transactions contemplated by this Agreement, including the Mergers.
“Parent Material Contract” shall have the meaning ascribed to it in Section 4.10(a).
“Parent Notes” means Triton Water Holdings, Inc.’s 6.250% Senior Notes due 2029 issued pursuant to the Parent Indenture.
“Parent Owned Real Property” shall have the meaning ascribed to it in Section 4.15(a).
“Parent Parties” and “Parent Party” shall have the meaning ascribed to it in the preamble.
“Parent Preferred Shares” shall have the meaning ascribed to it in Section 4.3(a).
“Parent Privacy Requirements” shall have the meaning ascribed to it in Section 4.16(g).

“Parent Registered Intellectual Property” shall have the meaning ascribed to it in Section 4.16(a).
“Parent Related Parties” means former, current or future general or limited partners, shareholders, financing sources, managers, members, directors, officers, employees, advisors, counsel or Affiliates of Parent (other than the Parent Parties).
“Parent Shareholder” means the Initial Parent Shareholder and any Subsequent Parent Shareholder; provided, however, that in the event the Parent Shareholder consists of more than one Person at any time prior to the Merger Effective Time, then any action to be taken by, or rights that may be exercised by, the Parent Shareholder hereunder may be exercised by the holder(s) of a majority of the Parent Common Shares at such time.
“Parent Shareholder Consent” shall mean the irrevocable action by written consent of the Parent Shareholder evidencing the approval and adoption of this Agreement.
“Parent Specified Leased Real Property” shall have the meaning ascribed to it in Section 4.15(b).
“Parent Specified Real Property Landlord Leases” shall have the meaning ascribed to it in Section 4.15(c).
“Parent Specified Real Property Leases” shall have the meaning ascribed to it in Section 4.15(b).
“Parent Spring Source Real Property” shall have the meaning ascribed to it in Section 4.15(e).
“Parent Termination Fee Event” shall have the meaning ascribed to it in Section 9.2(c).
“Payoff Letters” shall have the meaning ascribed to it in Section 7.17(g).
“Permitted Facilities Sale” shall have the meaning ascribed to it in Section 7.2(e).
“Permitted Liens” means, for the Company or any of its Subsidiaries, or Parent or any of its Subsidiaries, as the context requires: (a) any Liens for Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in conformity with GAAP; (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Liens arising in the ordinary course of business and not yet due and payable or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in conformity with GAAP; (c) pledges or deposits in connection with workers’ compensation, unemployment insurance, and other social security legislation arising in the ordinary course of business; (d) easements, rights-of-way, covenants, restrictions and other encumbrances with respect to tangible or real properties incurred in the ordinary course of business that, individually or in the aggregate, are not material in amount and that do not, in each case, materially detract from the value, operation or the use of the property subject thereto; (e) Liens affecting the landlord’s interest in any real property subject to Company Specified Real Property Leases or Parent Specified Real Property Leases which do not and would not materially interfere with the current use or occupancy of such Company Specified Leased Real Property or Parent Specified Leased Real Property; (f) statutory landlords’ Liens and Liens granted to landlords under any Company Specified Real Property Leases or Parent Specified Real Property Leases, as applicable; (g) non-exclusive licenses of non-material Intellectual Property in the ordinary course of business; (h) any purchase money security interests, equipment leases or similar financing arrangements; (i) any Liens which are disclosed on the most recent consolidated balance sheet of the Company or Parent, as applicable, or the notes thereto; and (j) any Liens that are not material to the Company, its Subsidiaries or their businesses, taken as a whole, or Parent, its Subsidiaries or their businesses, taken as a whole, as applicable.
“Permitted Sell-Down Transferees” shall have the meaning ascribed to it in Section 7.10(a).
“Person” means an individual, sole proprietorship, corporation, body corporate, incorporated or unincorporated association, syndicate or organization, partnership, limited partnership, limited liability company, unlimited liability company, joint venture, joint stock company, trust, natural Person in his or her capacity as trustee, executor, administrator or other legal representative, a government or Governmental Authority or other entity, whether or not having legal status.
“Personal Information” means any information that identifies or could reasonably be used to identify any individual, as well as any information defined as “personal information,” “personally identifiable information,” or any similar term by applicable Law.

“Plan of Arrangement” means the plan of arrangement substantially in the form of Exhibit A hereto, as the same may be amended, supplemented or varied from time to time in accordance with Article 6 of the Plan of Arrangement or at the direction of the Court in the Final Order with the prior written consent of the Company and Parent, each acting reasonably.
“Pre-Closing Restructuring” shall have the meaning ascribed to it in Section 7.10(b).
“Premium Cap” shall have the meaning ascribed to it in Section 7.6(b).
“Proxy Statement” shall have the meaning ascribed to it in Section 2.7(b).
“Proxy Statement/Circular” shall have the meaning ascribed to it in Section 2.7(b).
“Release” means any release, spill, emission, leaking, pumping, emitting, discharging, injecting, escaping, leaching, dumping, disposing or migrating into or through the environment.
“Relevant Laws” shall have the meaning ascribed to it in Section 7.2(a).
“Representatives” shall have the meaning ascribed to it in Section 6.4(a)(i).
“Required Financial Information” means (a) all financial statements, financial data, audit reports and other information regarding the Company and its Subsidiaries of the type and form that would be required by Regulation S-X promulgated by the SEC and Regulation S-K promulgated by the SEC for a registered public offering of debt securities on a registration statement on Form S-1 under the 1933 Securities Act in order for the Company to consummate an offering of high-yield debt securities (including all audited financial statements and all unaudited quarterly interim financial statements, in each case, prepared in accordance with GAAP applied on a consistent basis for the periods covered thereby, including applicable comparison period, which, in the case of unaudited quarterly interim financial statements (other than the fourth quarter), will have been reviewed by the Company’s independent public accountants as provided in Statement on Auditing Standards 100), and (b) such other pertinent and customary information regarding the Company and its Subsidiaries as may be reasonably requested by Parent (or the Debt Financing Sources) to the extent that such information is (i) required in connection with any Debt Financing or of the type and form customarily included in (A) marketing documents used to syndicate credit facilities including the placement, incurrence or refinancing of “asset based” facilities or (B) an offering memorandum for private placements of non-convertible high-yield bonds pursuant to Rule 144A promulgated under the 1933 Securities Act or (ii) as otherwise necessary to receive from the Company’s independent public accountants (and any other accountant to the extent that financial statements audited or reviewed by such accountants are or would be included in such offering memorandum) customary “comfort” (including negative assurance and customary change period comfort), together with drafts of customary comfort letters that such independent public accountants are prepared to deliver upon the “pricing” of any high-yield bonds being issued in connection with any Debt Financing, with respect to the financial information to be included in such offering memorandum.
“Required Regulatory Approvals” shall have the meaning ascribed to it in Section 7.2(b)(iii).
“Returns” means all returns, reports, forms, elections, designations, schedules, statements, notices, estimates, claims for refund, declarations, and information statements, including any attachment thereto and any amendment thereof, filed or required to be filed with any Governmental Authority in respect of Taxes.
“Rights Agreement” means the Second Amended and Restated Shareholders Rights Plan Agreement, dated as of May 8, 2024, by and between the Company and Computershare Investor Services, Inc.
“Sanctions” shall have the meaning ascribed to it in Section 3.21(b).
“Sanctioned Country” shall have the meaning ascribed to it in Section 3.21(b).
“Sanctioned Person” shall have the meaning ascribed to it in Section 3.21(b).
“SEC” means the United States Securities and Exchange Commission or any successor entity.
“Section 3(a)(10) Exemption” means the exemption from the registration requirements of the 1933 Securities Act provided by Section 3(a)(10) thereof.
“Securities Act” means the Securities Act (Ontario).

“SEDAR+” means the System for Electronic Document Analysis and Retrieval +.
“Settlement Action” shall have the meaning ascribed to it in Section 7.2(e).
“Significant Company Customers” shall have the meaning ascribed to it in Section 3.10.
“Significant Company Suppliers” shall have the meaning ascribed to it in Section 3.10.
“Significant Parent Customers” shall have the meaning ascribed to it in Section 4.9.
“Significant Parent Suppliers” shall have the meaning ascribed to it in Section 4.9.
“Specified Mutual Funds” shall have the meaning ascribed to it in Section 7.10(a).
“Spring Source” means a spring or other naturally occurring body of water from which water is extracted.
“Spring Water” means water derived from an underground formation from which water flows naturally to the surface of the Earth.
“Stockholders Agreement” shall have the meaning ascribed to it in Section 7.12(b).
“Subject Securities” shall have the meaning ascribed to it in Section 2.4(b)(i).
“Subsequent Certificate of Merger” shall have the meaning ascribed to it in Section 2.3(b)(i).
“Subsequent Merger” shall have the meaning ascribed to it in the recitals.
“Subsequent Merger Effective Time” shall have the meaning ascribed to it in Section 2.3(b)(i).
“Subsequent Parent Shareholder” means all holders of Parent Common Shares, if any, other than the Initial Parent Shareholder.
“Subsequent Surviving Company” shall have the meaning ascribed to it in Section 2.3(a).
“Subsidiary” means, with respect to any Person, any other Person of which (a) more than 50% of the outstanding voting securities are directly or indirectly owned by such Person (excluding joint ventures that are neither operated nor managed by such Person), or (b) such Person or any Subsidiary of such Person is a general partner (excluding partnerships in which such party or any Subsidiary of such Person does not have a majority of the voting interests in such partnership).
“Superior Proposal” means any bona fide written Acquisition Proposal made by a Person or group of Persons acting jointly (other than any Parent Party or any of their respective Affiliates) that the Company Board of Directors determines in good faith and in the proper discharge of its fiduciary duties (after consultation with the Company’s financial advisor and outside legal counsel) that (a) did not result from or involve a material breach of Section 6.4, (b) is reasonably likely to be consummated in accordance with its terms without undue delay, (c) is not subject to any financing contingency and adequate arrangements have been made in respect of any financing required to complete such Acquisition Proposal, and (d) is more favorable to the Company Shareholders from a financial point of view than the Arrangement, the Mergers and the other transactions contemplated by this Agreement, taken as a whole, in each case taking into account all financial, legal, financing, regulatory and other aspects of such Acquisition Proposal (including the identity of the Person or group making the Acquisition Proposal) and of this Agreement (including any changes to the terms of this Agreement proposed by Parent pursuant to Section 6.4(e)(ii)); provided that for purposes of the definition of “Superior Proposal”, the references to “20%” in the definition of Acquisition Proposal shall be deemed to be references to “50%”.
“Superior Proposal Notice” shall have the meaning ascribed to it in Section 6.4(e)(i)(C).
“Surviving Company” shall have the meaning ascribed to it in Section 2.2(a).
“Takeover Laws” shall have the meaning ascribed to it in Section 7.9.
“Tax” or “Taxes” means all taxes, duties, imposts, levies or other governmental assessments, tariffs, charges, contributions, premiums or obligations in the nature of a tax, however denominated, imposed, assessed or collected by any Governmental Authority, including all income taxes, including any tax on or based on net income, gross income, earnings, gross receipts, capital gains, profits, and specifically including any federal, provincial, state, territorial, county, municipal, local or foreign taxes, state profit share taxes, windfall or excess profit taxes, capital taxes, royalty taxes, production taxes, payroll taxes, health taxes, employment taxes, withholding taxes (including all withholdings on amounts paid to or by the relevant Person), sales taxes, use taxes, goods and services taxes, harmonized sales taxes, custom duties, value added taxes, ad valorem taxes, excise taxes, alternative or add-on minimum taxes, franchise taxes, license taxes, occupation taxes, real and personal property taxes, land transfer taxes, severance taxes, capital stock taxes, stamp taxes, anti-dumping taxes, countervailing taxes, occupation taxes, environmental taxes, transfer taxes, employment or unemployment insurance premium taxes and other employment or unemployment taxes, social security (or similar) taxes, insurance premium and worker’s compensation premium taxes, and pension (including Canada Pension Plan and Quebec Pension Plan) payments, and other taxes of any kind whatsoever, together with any interest, penalties and additional amounts imposed in respect thereof.
“Tax Act” means the Income Tax Act (Canada).
“Termination Fee” shall have the meaning ascribed to it in Section 9.2(a).
“Third-Party Consents” shall have the meaning ascribed to it in Section 7.3.
“Transaction Litigation” shall have the meaning ascribed to it in Section 7.4.
“Trustee” shall have the meaning ascribed to it in Section 7.17(c).
“TSX” means the Toronto Stock Exchange.
“Union” shall have the meaning ascribed to it in Section 3.13(b).
“U.S. “ or “United States” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia and all other areas subject to its jurisdiction.
“U.S. Securities Laws” means the 1933 Securities Act, the 1934 Exchange Act and all other state and federal securities Laws.
“Voting Company Debt” shall have the meaning ascribed to it in Section 3.3(c).
“Voting Parent Debt” shall have the meaning ascribed to it in Section 4.3(b).
“WARN Act” shall have the meaning ascribed to it in Section 3.13(g).
“Water Rights” means all rights to divert and beneficially use water pursuant to applicable Law.
“Withholding Agent” shall have the meaning ascribed to it in Section 2.5.
Section 1.2 Interpretation.
(a) In this Agreement, except to the extent otherwise provided or that the context otherwise requires:
(i) when a reference is made in this Agreement to an Article, Section or Exhibit, such reference is to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated;
(ii) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;
(iii) whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;
(iv) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole (including the Exhibits hereto and the Company Disclosure Letter and Parent Disclosure Letter executed concurrently herewith) and not to any particular provision of this Agreement;
(v) the word “will” has the same meaning and effect as the word “shall”;
(vi) the phrase “to the extent” means the degree to which a subject or other matter extends, and not simply “if”;
(vii) the word “or” is not intended to be exclusive unless expressly indicated otherwise;

(viii) the phrase “made available” or “provided” by a Party means any document or other information that was (A) included in such Party’s virtual data room hosted on Datasite (including via “clean room” arrangements) or (B) provided by such Party or its transaction counsel to the Company or its transaction counsel (in the case of Parent) or Parent or its transaction counsel (in the case of the Company), in each case at least one day prior to the date hereof;
(ix) all references in this Agreement to days (other than Business Days), months or years shall be deemed references to calendar days, months or years;
(x) the terms “dollars” and “$” mean United States Dollars;
(xi) all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;
(xii) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to cover all genders;
(xiii) references to a Person are also to its successors and permitted assigns;
(xiv) references to any Contract (including this Agreement) are to the Contract as amended, modified, supplemented, restated or replaced from time to time (to the extent permitted by the terms thereof);
(xv) references to any Law shall mean such Law as amended, updated, modified, supplemented and superseded from time to time, including by succession of comparable successor Law, instruments incorporated therein and the rules, regulations and published policies applicable thereto; and
(xvi) the Company Disclosure Letter and the Parent Disclosure Letter are “facts ascertainable” as that term is used in Section 251(b) of the DGCL, and do not form part of this Agreement but instead operate upon the terms of this Agreement as provided herein.
(b) The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.
Section 1.3 Disclosure. Except to the extent otherwise provided or that the context otherwise requires, all capitalized terms not defined in the Company Disclosure Letter or the Parent Disclosure Letter shall have the meanings ascribed to them in this Agreement. The representations and warranties of the Company in this Agreement are made and given, and the covenants are agreed to, subject to the disclosures and exceptions set forth in the Company Disclosure Letter. The representations and warranties of Parent in this Agreement are made and given, and the covenants are agreed to, subject to the disclosures and exceptions set forth in the Parent Disclosure Letter. Any information set forth in one section or subsection of the Company Disclosure Letter or the Parent Disclosure Letter, as applicable, shall be deemed to apply to and qualify the Section or subsection of this Agreement to which it corresponds in number and each other Section or subsection of this Agreement to the extent it is reasonably apparent on its face that such information is relevant to such other Section or subsection, and then only to the extent that the relevance of any disclosed event, item or occurrence in such Disclosure Letter to a matter covered by a representation or warranty set forth in this Agreement is reasonably apparent as to matters which are a subject of such representation or warranty, other than any matters required to be disclosed for purposes of Section 3.3, Section 3.24, Section 3.25, Section 4.3, Section 4.23 and Section 4.24, which matters shall only be disclosed by specific disclosure in the respective corresponding section of the Company Disclosure Letter or the Parent Disclosure Letter, as applicable. The mere inclusion of any item in any section or subsection of the Company Disclosure Letter or the Parent Disclosure Letter, as applicable, as an exception to any representation or warranty or otherwise shall not be deemed to constitute an admission by the Company or Parent, respectively, or to otherwise imply, that any such item has had or would reasonably be expected to have a Company Material Adverse Effect or a Parent Material Adverse Effect, respectively, or otherwise represents an exception or material fact, circumstance, change, effect, event or occurrence for the purposes of this Agreement, or that such item meets or exceeds a monetary or other threshold specified for disclosure in this Agreement. Matters disclosed in any section or subsection of the Company Disclosure Letter or the Parent Disclosure Letter, as applicable, are not necessarily limited to matters that are required by this Agreement to be disclosed therein. Headings inserted in the sections or subsections of the Company Disclosure Letter and the Parent Disclosure Letter are for convenience of reference only and shall not have the effect of amending or changing the express terms of the sections or subsections as set forth in this Agreement.
Section 1.4 Survival of Representations and Warranties. The representations and warranties of the Parties contained in this Agreement will not survive the consummation of the Combination and will expire and be terminated on the earlier of the Subsequent Merger Effective Time and, subject to the obligation to make any payment hereunder pursuant to Section 9.2, the date on which this Agreement is validly terminated in accordance with its terms. This Section 1.4 will not limit any covenant or agreement of any of the Parties, which, by its terms, contemplates performance after the Closing or the date on which this Agreement is terminated, as the case may be.
Section 1.5 Date of Action. If the date on which any action is required to be taken hereunder by any of the Parties is not a Business Day, then such action will be required to be taken on the next succeeding day which is a Business Day.
ARTICLE 2
THE MERGER AND THE ARRANGEMENT
Section 2.1 Single Transaction. The Parent Parties and the Company acknowledge and agree that, in accordance with the terms and conditions of this Agreement, the following transaction steps shall occur in the following order, conditional on the immediately preceding step in the sequence:
(a) on the Closing Date, prior to the consummation of the Merger, pursuant to Section 2.4 and the Plan of Arrangement and in accordance with the OBCA, at the Arrangement Effective Time, the Company shall effect steps a through g of Section 3.1 of the Plan of Arrangement pursuant to which, among other things, all of the outstanding Company Common Shares will be acquired by Amalgamation Sub in the manner set forth in the Plan of Arrangement;
(b) on the Closing Date, pursuant to Section 2.2 and in accordance with the DGCL, at the Merger Effective Time but after the transactions described in Section 2.1(a), Merger Sub and Parent shall consummate the Merger; and
(c) on the Closing Date, pursuant to Section 2.3 and in accordance with the DGCL, at the Subsequent Merger Effective Time but after the Merger Effective Time, Holdings and Parent shall consummate the Subsequent Merger.
Section 2.2 The Merger.
(a) The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), on the Closing Date at the Merger Effective Time, Merger Sub shall be merged with and into Parent. At the Merger Effective Time, the separate corporate existence of Merger Sub shall cease, and Parent shall continue as the surviving company in the Merger (the “Surviving Company”) and as a wholly-owned Subsidiary of Holdings.
(b) Merger Effective Time.
(i) On the Closing Date, Parent shall file with the Secretary of State of the State of Delaware a certificate of merger, in accordance with, and in such form as is required by, the relevant provisions of the DGCL, with respect to the Merger (the “Certificate of Merger”). The Merger shall become effective at the time that the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware, or at such later time as may be agreed by the Company and Parent and specified in the Certificate of Merger in accordance with the relevant provisions of the DGCL (the time the Merger becomes effective being the “Merger Effective Time”).
(ii) The Merger will have the effects set forth in this Agreement, the Certificate of Merger and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Merger Effective Time, the separate existence of Merger Sub shall cease and all of the assets, property, rights, privileges, powers and franchises of Parent and Merger Sub shall vest in the Surviving Company, and all debts, liabilities and duties of Parent and Merger Sub shall become the debts, liabilities and duties of the Surviving Company, in each case as provided under the DGCL.

(c) Certificate of Incorporation and Bylaws. At the Merger Effective Time, (i) by virtue of the Merger, the certificate of incorporation of Parent, as in effect immediately prior to the Merger Effective Time, shall be amended and restated as set forth in Exhibit D attached hereto and (ii) the Parent Parties shall take all necessary actions so that the bylaws of Parent, as in effect immediately prior to the Merger Effective Time, shall be amended and restated so that they read in their entirety the same as the bylaws of Merger Sub as in effect immediately prior to the Merger Effective Time (except that all references in the bylaws of Merger Sub to the name of Merger Sub shall be replaced by references to the name of Parent as provided in its bylaws immediately prior to the Merger Effective Time), in each case until thereafter changed or amended as provided therein or by applicable Law.
(d) Directors and Officers of Surviving Company. The Parent Parties shall take all necessary actions so that the directors of Merger Sub immediately prior to the Merger Effective Time shall be installed as the directors of the Surviving Company until the earlier of their resignation or removal or until their respective successors are duly appointed, elected and qualified, as the case may be. The Parent Parties shall take all necessary actions so that the officers of Merger Sub immediately prior to the Merger Effective Time shall be installed as the officers of the Surviving Company until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.
(e) Effect on Capital Stock.
(i) Conversion of Merger Sub Common Stock. At the Merger Effective Time, by virtue of the Merger and without any action on the part of the Parties, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Merger Effective Time held by Holdings, and all rights in respect thereof, shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Company, which shall be held directly by Holdings (and, immediately after the Merger Effective Time, the Surviving Company shall be a direct, wholly-owned Subsidiary of Holdings).
(ii) Cancellation of Parent-Owned Stock. At the Merger Effective Time, by virtue of the Merger and without any action on the part of the Parties, each Parent Common Share that is owned by Parent as treasury stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.
(iii) Conversion of Parent Common Shares. At the Merger Effective Time, by virtue of the Merger and without any action on the part of the Parties:
(A) The issued and outstanding Parent Common Shares as of immediately prior to the Merger Effective Time (other than shares to be cancelled in accordance with Section 2.2(e)(ii)) shall be converted into a number of Holdings Class A Common Shares and a number of Holdings Class B Common Shares (such Holdings Class A Common Shares and Holdings Class B Common Shares, collectively, the “Merger Consideration”), such that, as a result of the Merger, the Parent Shareholder holds, as of immediately following the Closing (including completion of the Arrangement Effective Time, the Merger Effective Time and the Subsequent Merger Effective Time), an aggregate number of Holdings Class A Common Shares and Holdings Class B Common Shares comprising 57.0% of the aggregate Fully Diluted Holdings Common Shares, with such Merger Consideration allocated between Holdings Class A Common Shares and Holdings Class B Common Shares in a manner so as to result in the Initial Parent Shareholder holding, as of such time, 49.0% of the aggregate Holdings Class A Common Shares and a number of Holdings Class B Common Shares that (assuming the full conversion thereof into Holdings Class A Common Shares at such time), when taken together with the Holdings Class A Common Shares included in the Merger Consideration held by the Parent Shareholder, represent 57.0% of the aggregate Fully Diluted Holdings Common Shares, in each case as determined in good faith by Holdings and the Company; provided, however, in the event the Initial Parent Shareholder holding a greater number of Holdings Class A Common Shares would not result in a “Change of Control” under the Company Indentures (including as a result of the operation of the immediately succeeding clause herein) as of the Closing, the Initial Parent Shareholder may, by written notice to Holdings prior to the Closing, elect to receive such greater number of Holdings Class A Common Shares in lieu of a corresponding number of Holdings Class B Common Shares; provided, further, that in the event the Parent Shareholder consists of more than one Person prior to the Merger Effective Time, then the portion of any Merger Consideration (x) consisting of Holdings Class B Common Shares that the Parent Shareholder is entitled to receive pursuant to this Section 2.2 shall be entirely allocated to the Initial Parent Shareholder and no shares of Holdings Class B Common Shares shall be allocated to any Subsequent Parent Shareholder and (y) consisting of Holdings Class A Common Shares that the Parent Shareholder is entitled to receive pursuant to this Section 2.2 shall be allocated among the Initial Parent Shareholder and each Subsequent Parent Shareholder on a pro rata basis based on the number of Parent Common Shares held by each such holder as of immediately prior to the Merger Effective Time, after accounting for the allocation set forth in the preceding clause (x).
(B) All such Parent Common Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and the Parent Shareholder shall cease to have any rights with respect to any such Parent Common Shares, except the right to receive the applicable Merger Consideration and cash in lieu of fractional shares in accordance with Section 2.2(e)(iv).
(C) At least three and no more than five Business Days prior to the Closing, the Company shall deliver to Parent a certificate of the Company signed by an executive officer of the Company, and that is reasonably acceptable to Parent, setting forth, as of the date and time of the delivery of such certificate, the number of Fully Diluted Company Common Shares (the “Company Calculation Certificate”). Prior to the Closing, and without prejudice to the Initial Parent Shareholder’s rights under Section 2.2(e)(iii)(F), Parent shall be entitled to review, and the Company shall consider in good faith any comments from Parent with respect to, the Company Calculation Certificate, and the Company shall, to the extent such comments from Parent are reasonable, deliver to Parent an updated version of such certificate reflecting any changes agreed to in writing (which may be via electronic mail) between the Company and Parent and such updated certificate shall be considered the Company Calculation Certificate for all purposes hereunder.
(D) Based on the Company Calculation Certificate, the Parties shall calculate (I) the number of Fully Diluted Holdings Common Shares (calculated giving effect to the Mergers and the Arrangement as if they had each occurred immediately prior to such time (it being understood that such number is intended to be identical to the number determined pursuant to the Company Calculation Certificate)) and (II) the number of Holdings Class A Common Shares and Holdings Class B Common Shares comprising the Merger Consideration (the “Merger Consideration Calculation”).
(E) From and after the delivery of the Company Calculation Certificate, the Company shall take such actions as are necessary such that the numbers set forth in the Company Calculation Certificate do not change including, for the avoidance of doubt, not issuing any Company Common Shares or Equity Interests of the Company, and suspending the ability to exercise any Company Options and any other rights to purchase Company Common Shares or Equity Interests of the Company.
(F) If, at any time prior to the date that is 90 days from the Closing Date, either the Initial Parent Shareholder or the Company provides written notice to the other that it believes there was an inaccuracy in the Company Calculation Certificate or the Merger Consideration Calculation such that the number of Holdings Class A Common Shares or Holdings Class B Common Shares issued to the Parent Shareholder or the Company Shareholders at the Closing was not consistent with the number of Holdings Class A Common Shares or Holdings Class B Common Shares to which the Parent Shareholder is, or the Company Shareholders are, entitled pursuant to this Agreement, the Initial Parent Shareholder and the Company shall work in good faith to agree on the number of Holdings Class A Common Shares and/or Holdings Class B Common Shares comprising the Merger Consideration that, absent such inaccuracy, should have been issued as of the Closing (the “Adjusted Merger Consideration”). As promptly as practicable following such resolution, Holdings shall issue to the Parent Shareholders, or the Parent Shareholders shall surrender to Holdings, as applicable, a number of Holdings Class A Common Shares and/or Holdings Class B Common Shares to reflect the Adjusted Merger Consideration.
(iv) Fractional Shares. No certificates or scrip representing fractional shares of Holdings Class A Common Shares or Holdings Class B Common Shares shall be issued upon the conversion of Parent Common Shares pursuant to this Agreement. Notwithstanding any other provision of this Agreement, if the

Initial Parent Shareholder or any Subsequent Parent Shareholder would otherwise have been entitled to receive a fraction of a share of either Holdings Class A Common Shares or Holdings Class B Common Shares, as applicable, the Initial Parent Shareholder or such Subsequent Parent Shareholder, as applicable, shall instead receive cash in an amount (without interest and rounded to the nearest cent) equal to the product of (A) the fractional share interest to which such Initial Parent Shareholder or Subsequent Parent Shareholder, as applicable, would otherwise be entitled (after taking into account and aggregating the total number of Holdings Class A Common Shares or Holdings Class B Common Shares, as applicable, to which such holder would be entitled) multiplied by (B) the Company Closing Price.
Section 2.3 The Subsequent Merger.
(a) The Subsequent Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, on the Closing Date at the Subsequent Merger Effective Time, the Surviving Company shall be merged with and into Holdings. At the Subsequent Merger Effective Time, the separate corporate existence of the Surviving Company shall cease, and Holdings shall continue as the surviving company in the Subsequent Merger (the “Subsequent Surviving Company”).
(b) Subsequent Merger Effective Time.
(i) On the Closing Date, Holdings shall file with the Secretary of State of the State of Delaware a certificate of merger, in accordance with, and in such form as is required by the relevant provisions of the DGCL with respect to the Subsequent Merger (the “Subsequent Certificate of Merger”). The Subsequent Merger shall become effective at the time (which shall be after the Merger Effective Time) that the Subsequent Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware, or at such later time as may be agreed by the Surviving Company and Holdings and specified in the Subsequent Certificate of Merger in accordance with the relevant provisions of the DGCL (the time the Subsequent Merger becomes effective being the “Subsequent Merger Effective Time”).
(ii) The Subsequent Merger will have the effects set forth in this Agreement, the Subsequent Certificate of Merger and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Subsequent Merger Effective Time, the separate existence of the Surviving Company shall cease and all of the assets, property, rights, privileges, powers and franchises of Holdings and the Surviving Company shall vest in the Subsequent Surviving Company, and all debts, liabilities and duties of Holdings and the Surviving Company shall become the debts, liabilities and duties of the Subsequent Surviving Company, in each case as provided under the DGCL.
(c) Certificate of Incorporation and Bylaws. At the Subsequent Merger Effective Time, (i) by virtue of the Subsequent Merger, the certificate of incorporation of Holdings, as in effect immediately prior to the Subsequent Merger Effective Time, shall be amended and restated to be in the form attached hereto as Exhibit E (the “New Holdings Certificate of Incorporation”) and (ii) the Parent Parties shall take all necessary actions so that the bylaws of Holdings, as in effect immediately prior to the Subsequent Merger Effective Time, shall be amended and restated in the form attached hereto as Exhibit F (the “New Holdings Bylaws”), in each case until thereafter changed or amended as provided therein or by applicable Law.
(d) Directors and Officers of Subsequent Surviving Company. The Parent Parties shall take all necessary actions so that the directors and officers set forth in Sections 5.2 and 5.3 of the Stockholders Agreement or, if not set forth therein, as agreed between Parent and the Company or, if not so agreed, the Persons who are the directors and officers, respectively, of the Surviving Company immediately prior to the Subsequent Effective Time, are installed as the directors and officers, respectively, of the Subsequent Surviving Company until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.
(e) Effect on Capital Stock. As of the Subsequent Merger Effective Time, by virtue of the Subsequent Merger and without any action on the part of the Parties:
(i) Each issued and outstanding share of the Surviving Company shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(ii) Each issued and outstanding Holdings Class A Common Share and Holdings Class B Common Share shall be unaffected by the Subsequent Merger and shall remain outstanding as a corresponding share of the Subsequent Surviving Company.
Section 2.4 The Arrangement.
(a) The Arrangement. The Company, Parent, Holdings and Amalgamation Sub agree that the Arrangement will be implemented in accordance with and subject to the terms and conditions contained in this Agreement and the Plan of Arrangement.
(b) Implementation Steps by the Company. The Company covenants in favor of Parent, Holdings and Amalgamation Sub that upon the terms and subject to the conditions of this Agreement, the Company shall:
(i) (A) as soon as reasonably practicable following the date on which the Proxy Statement/Circular is cleared by the SEC, apply for, in a manner reasonably acceptable to Parent, pursuant to Section 182(5) of the OBCA and, in cooperation with Parent, prepare, file, proceed with and diligently prosecute an application to the Court for the Interim Order in a manner and form reasonably acceptable to Parent and (B) in seeking the Interim Order, advise the Court that it is the intention of the Parties to rely upon the Section 3(a)(10) Exemption with respect to the issuance of all Arrangement Issued Securities to be issued pursuant to the Arrangement, based and conditioned on the Court’s approval of the Arrangement and its determination that the Arrangement is fair and reasonable to Company Shareholders who hold securities of the Company (collectively, the “Subject Securities”) whose rights are affected by the Arrangement and to whom will be issued Arrangement Issued Securities pursuant to the Arrangement, following a hearing and after consideration of the substantive and procedural terms and conditions thereof;
(ii) as soon as reasonably practicable after obtaining the Interim Order, convene and hold the Company Meeting for the purpose of considering the Arrangement Resolution;
(iii) subject to obtaining such approvals as are required by the Interim Order (including the Company Shareholder Approval), as soon as reasonably practicable after the Company Meeting and, in any event, not later than five Business Days thereafter, submit the Arrangement to the Court and apply pursuant to Section 182(5) of the OBCA for the Final Order in a manner and form reasonably acceptable to Parent and thereafter proceed with such application and diligently pursue obtaining the Final Order; and
(iv) subject to obtaining the Final Order and to the satisfaction or waiver (subject to applicable Laws) of each of the conditions set forth in Section 8.1 and Section 8.2 (excluding conditions that by their terms cannot be satisfied until the Arrangement Effective Time, but subject to the satisfaction or, when permitted, waiver of those conditions as of the Arrangement Effective Time), as soon as reasonably practicable thereafter, take all steps and actions including, if applicable, making all filings with Governmental Authorities (including the TSX and NYSE) necessary to give effect to the Merger and the Arrangement and carry out the terms of the Plan of Arrangement applicable to it prior to the Outside Date.
(c) Implementation Steps by Parent and Holdings. Subject to the terms of this Agreement, Parent, Holdings and their respective Subsidiaries will cooperate with, assist and consent to the Company seeking the Interim Order and the Final Order and, subject to the Company obtaining the Final Order and to the satisfaction or waiver (subject to applicable Laws) of each of the conditions set forth in Section 8.1 and Section 8.3 (excluding conditions that by their terms cannot be satisfied until the Arrangement Effective Time, but subject to the satisfaction or, when permitted, waiver of those conditions as of the Arrangement Effective Time), as soon as reasonably practicable thereafter, take all steps and actions including, if applicable, making all filings with Governmental Authorities (including the TSX and NYSE) necessary to give effect to the Merger and the Arrangement and carry out the terms of the Plan of Arrangement applicable to each of them prior to the Outside Date.
(d) Interim Order. The application referred to in Section 2.4(b)(i) shall, unless the Company and Parent otherwise agree, include a request that the Interim Order provide, among other things:
(i) for the class of Persons to whom notice is to be provided in respect of the Arrangement and the Company Meeting and for the manner in which such notice is to be provided;
(ii) for a confirmation of the record date for the purposes of determining the Company Shareholders entitled to receive notice of and to vote at the Company Meeting;

(iii) for the calling and holding of the Company Meeting for the purpose of considering the Arrangement Resolution;
(iv) that, subject to the discretion of the Court, the Company Meeting may be held as a virtual-only or hybrid meeting and that Company Shareholders that participate in the Company Meeting by virtual means will be deemed to be present at the Company Meeting;
(v) that the Company Meeting may be adjourned or postponed from time to time by the Company subject to the terms of this Agreement (including Section 2.8(i) or as otherwise agreed to by the Parties) without the need for any additional approval by the Court;
(vi) that the record date for the Company Shareholders entitled to receive notice of and to vote at the Company Meeting will not change in respect of or as a consequence of any adjournment or postponement of the Company Meeting, unless required by Law;
(vii) that the requisite and sole approval of the Arrangement Resolution will be the Company Shareholder Approval;
(viii) for the grant of the Dissent Rights to the Company Shareholders who are registered shareholders of the Company, as contemplated in the Plan of Arrangement;
(ix) for the notice requirements with respect to the presentation of the application to the Court for the Final Order;
(x) that, in all other respects, the terms, restrictions and conditions of the constating documents of the Company (including the Company Bylaws), including quorum requirements and all other matters, shall apply in respect of the Company Meeting;
(xi) that the deadline for the submission of proxies by Company Shareholders for the Company Meeting shall be 48 hours (excluding days which are Saturdays, Sundays and statutory holidays in Toronto, Ontario) prior to the time of the Company Meeting, subject to waiver by the Company in accordance with the terms of this Agreement;
(xii) that the Company will not (A) waive any failure by any holder of Company Common Shares to timely deliver a notice of exercise of Dissent Rights without the prior written consent of Parent (which may not be unreasonably withheld, conditioned or delayed), or (B) settle, compromise or make any payment with respect to, or agree to settle, compromise or make any payment with respect to, any exercise or purported exercise of Dissent Rights without the prior written consent of Parent (which may be granted or withheld in Parent’s sole and absolute discretion); and
(xiii) subject to the consent of the Company (such consent not to be unreasonably withheld, delayed or conditioned), for such other matters as Parent may reasonably require.
(e) Court Proceedings. In connection with all Court proceedings relating to obtaining the Interim Order and the Final Order, the Company will diligently pursue, and cooperate with Parent in diligently pursuing, the Interim Order and the Final Order. The Company will provide Parent and its legal counsel with a reasonable opportunity to review and comment upon drafts of all materials to be filed with the Court in connection with the Arrangement prior to the service and filing of such materials and shall give reasonable and due consideration to all such comments (provided that all information relating to the Parent Parties and their respective Affiliates included in such materials shall be in form and content satisfactory to Parent, acting reasonably). The Company will ensure that all materials filed with the Court in connection with the Arrangement are consistent in all material respects with the terms of this Agreement and the Plan of Arrangement. Subject to applicable Laws, the Company will not file any material with the Court in connection with the Arrangement or serve any such material, and will not agree to modify or amend materials so filed or served, except with Parent’s prior written consent, such consent not to be unreasonably withheld, delayed or conditioned; provided, however, that nothing herein shall require Parent to agree or consent to any increase in the consideration offered or change to the form of the consideration offered to Company Shareholders under the terms of the Plan of Arrangement or any modification or amendment to such filed or served materials that expands or increases the obligations of Holdings, Parent and any of their respective Subsidiaries set forth in any such filed or served materials or under this Agreement, the Mergers or the Arrangement. In addition, the Company will not object to Parent or its legal counsel making such submissions on the hearing of the application for the Interim Order and the application for the Final Order as Parent or its legal counsel considers reasonably appropriate. The Company will also provide Parent and its legal counsel, on a timely basis, with copies of any notice of appearance and evidence or other documents served on the Company or its legal counsel in respect of the application for the Interim Order or the Final Order or any appeal therefrom and of any notice, whether or not in writing, received by the Company or its legal counsel indicating any intention to oppose the granting of the Interim Order or the Final Order or to appeal the Interim Order or the Final Order. The Company will also oppose any proposal from any Person that the Final Order contain any provision inconsistent with this Agreement and consult with Parent with respect to the defense or settlement of any Company Shareholder or derivative proceeding and shall not settle in respect of any such proceeding without Parent’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed.
(f) Articles of Arrangement. The Articles of Arrangement shall, with such other matters as are necessary to effect the Arrangement and subject to the provisions of the Plan of Arrangement, implement the Plan of Arrangement. On the Closing Date, the Articles of Arrangement shall be sent to the Director pursuant to Section 183(1) of the OBCA. The Articles of Arrangement shall be in form reasonably satisfactory to each of Parent and the Company.
(g) List of Securityholders. Upon the reasonable request from time to time of Parent, the Company will, as soon as reasonably practicable, provide Holdings or Parent with lists (in both written and electronic form) of the registered Company Shareholders, together with their addresses and respective holdings of Company Common Shares, lists of the names and addresses and holdings of all Persons having rights issued or granted by the Company to acquire or otherwise related to Company Common Shares (including holders of Company Equity Awards) and lists of non-objecting beneficial owners of Company Common Shares and participants in book-based nominee registers (such as CDS & Co. and CEDE and Co.), together with their addresses and respective holdings of Company Common Shares. The Company will from time to time furnish or require that its registrar and transfer agent furnish Holdings or Parent with such additional information, including updated or additional lists of Company Shareholders or other securityholders, information regarding beneficial ownership of Company Common Shares and lists of holdings and other assistance as Holdings or Parent may reasonably request.
(h) Arrangement Issued Securities. The number of Arrangement Issued Securities issuable pursuant to the Arrangement shall be determined in accordance with the Exchange Ratio and the Merger Consideration and shall be consistent with and reflect the calculations set out in the Merger Consideration Calculation (subject to Section 2.2(e)(iii)(F)), such that immediately following the Closing (after giving effect to the Mergers and the Arrangement as if they had each occurred immediately prior to such time), the Parent Shareholder shall hold an aggregate number of shares of Holdings Common Shares comprising 57.0% of the aggregate Fully Diluted Holdings Common Shares (provided that the number of Holdings Common Shares issuable to the Parent Shareholder and their allocation as between Holdings Class A Common Shares and Holdings Class B Common Shares shall be subject to and in accordance with Section 2.2(e)(iii)(A)) and the Persons who were Company Shareholders and holders of Company Equity Awards as of immediately prior to the Closing shall hold an aggregate number of shares of Holdings Common Shares and Holdings Equity Awards comprising 43.0% of the aggregate Fully Diluted Holdings Common Shares (the “Company Pro Forma Percentage”).
(i) Treatment of Company Equity Awards and Company ESPP. The Company Equity Awards and the Company Stock Plans and the Company ESPP shall be treated as contemplated by, and in the manner set forth in, the Plan of Arrangement, and the Company Board of Directors (or, if applicable, any committee thereof administering the Company Stock Plans and Company Equity Awards and the Company ESPP) shall adopt such resolutions or take such other necessary or appropriate actions such that the treatment of the Company Equity Awards and the Company ESPP as contemplated by the Plan of Arrangement is timely and properly effected. Further, the Company Board of Directors (or, if applicable, any committee thereof administering the Company ESPP) shall adopt such resolutions or take such other necessary or appropriate actions such that (i) any outstanding Offering Period(s) (as such term is defined in the applicable Company ESPP) under a Company ESPP as of the date hereof shall terminate and a Purchase Date (as such term is defined in the Company ESPP) shall occur under the Company ESPP upon the earlier to occur of (A) the day that is five Business Days prior to the Arrangement Effective Time or (B) the date on which such Offering Period(s) would otherwise end, and no additional Offering Periods shall commence under the Company ESPP after the date of this Agreement, (ii) no individual participating in a Company ESPP shall be permitted to (A) increase the amount of his or her rate of payroll contributions thereunder from the rate in effect as of the date of this Agreement, or (B) except to the extent required by applicable Law, make separate non-payroll contributions to a Company ESPP on or following the date of this Agreement, and (iii) no individual who is not participating in a Company ESPP as of the date of this Agreement may commence participation in a Company ESPP following the date of this Agreement.
(j) Securityholder Communications. The Company and Parent agree to cooperate in the preparation of presentations, if any, to Company Shareholders or other securityholders regarding the transactions contemplated by this Agreement, including the Arrangement, and the Company agrees to consult with Parent in connection with any communication or meeting with Company Shareholders or other securityholders that it may have; provided, however, that the foregoing shall be subject to the Company’s overriding obligations to make any disclosure or filing required by applicable Laws or stock exchange rules; and provided, further, that if the Company is required to make any such disclosure, it shall give Parent and its legal counsel a reasonable opportunity to review and comment thereon prior to the dissemination of any such disclosure and shall give reasonable consideration to all such comments; and provided, further, that the restrictions set forth in this sentence shall not prevent the making of any filing or disclosure made or proposed to be made by the Company in connection with an Adverse Recommendation Change that is made in compliance with this Agreement.
(k) Rights Agreement. The Company and the Company Board of Directors shall take all action necessary, immediately prior to the Arrangement Effective Time, to waive or otherwise render inapplicable the application of the Rights Agreement to the Arrangement and to ensure that the Rights Agreement does not interfere with or impede the success of the Arrangement and is terminated as of the Arrangement Effective Time.
Section 2.5 Withholding Rights. Each of Parent, Holdings, Merger Sub, the Company, Amalgamation Sub and the Depositary (as defined in the Plan of Arrangement) and any other applicable withholding agent (each, a “Withholding Agent”) shall be entitled to deduct and withhold from any amount otherwise payable or deliverable to any Person in connection with this Agreement or the Plan of Arrangement such amounts as are required to be deducted and withheld with respect to the making of such payment or delivery under applicable Tax Law. Any amounts that are so withheld and paid over to the appropriate Governmental Authority shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made. To the extent that amounts are so required under applicable Tax Law to be deducted or withheld from the payment or delivery of consideration to a holder of Parent Common Shares or from the payment or delivery of consideration to a holder of Company Common Shares, Company Equity Awards or other Equity Interests of the Company, the applicable Withholding Agent is hereby authorized to sell such portion of the consideration otherwise payable or deliverable to the applicable holder as is necessary to provide sufficient funds to the applicable Withholding Agent to enable it to comply with any such deduction or withholding requirements; provided that, in such case, the applicable Withholding Agent shall notify such holder of such sale and shall remit (a) the applicable portion of the net proceeds of such sale to the appropriate Governmental Authority and (b) the remaining net proceeds of such sale (after deduction for the amounts described in clause (a)), if any, to such holder.
Section 2.6 The Closing. The closing (the “Closing”) of the Mergers and the Arrangement shall take place by electronic exchange of executed documents at 10:00 a.m. New York City time on the third Business Day following the satisfaction or (to the extent permitted by Law) waiver by the Party or Parties entitled to the benefits thereof of the conditions set forth in Article 8 (other than any conditions that by their nature can only be satisfied at the Closing, but subject to the satisfaction of such conditions or (to the extent permitted by Law) waiver by the Party entitled to the benefits of such conditions at or prior to the Closing), or at such other place, time and date as shall be agreed in writing between the Company and Parent. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”
Section 2.7 Parent Shareholder Actions; Preparation of Proxy Statement/Circular.
(a) As soon as practicable upon receipt of the Parent Shareholder Consent, Parent will provide the Company with a copy of the Parent Shareholder Consent. In connection with the Parent Shareholder Consent, Parent shall take all actions necessary to comply, and shall comply in all respects, with the DGCL, including Section 228 thereof, the Parent Certificate of Incorporation and the Parent Bylaws.
(b) As promptly as reasonably practicable following the date hereof, each of the Parties shall cooperate in preparing and prepare, and the Company shall file with the Canadian securities administrators, the Director and the SEC (and, if applicable, any other Governmental Authority), mutually acceptable materials which shall include (i) the Circular, which shall also constitute the proxy statement relating to the matters to be submitted to the Company Shareholders at the Company Meeting, which shall include any documents or other information required by the OBCA or other applicable Laws in connection with the Company Meeting, and (ii) a proxy statement containing the information specified in Schedule 14A under the 1934 Exchange Act (the “Proxy Statement” and, together with the Circular and any amendments or supplements thereto, the “Proxy Statement/Circular”).
(c) Each Party will provide legal counsel and other advisors to the other Party with a reasonable opportunity to review and comment on drafts of the Proxy Statement/Circular and other documents related to the Company Meeting prior to filing such documents with the applicable Governmental Authorities or mailing such documents to the Company Shareholders (provided that all information relating to the Parent Parties and their respective Affiliates included in such documents shall be in form and content satisfactory to Parent, acting reasonably, and all information relating to the Company and its Affiliates included in such documents shall be in form and content satisfactory to the Company, acting reasonably).
(d) No filing or mailing of, or amendment or supplement to, the Proxy Statement/Circular will be made by any Party without the consent of the other Parties, which will not be unreasonably withheld, conditioned or delayed; provided, however, that the foregoing shall not apply to any filings with the SEC deemed to supplement the Proxy Statement/Circular or any document which forms a part thereof through its incorporation by reference therein.
(e) The Company shall use reasonable best efforts to have the Proxy Statement/Circular cleared by the SEC (and, if applicable, any other Governmental Authority) as promptly as practicable. As promptly as practicable after such clearance and after having obtained the Interim Order, the Company shall, unless otherwise agreed to by the Parties, cause the Proxy Statement/Circular and other documentation required in connection with the Company Meeting to be sent to such Persons as required by the Interim Order and applicable Laws.
(f) Each of the Parties shall, as promptly as practicable after receipt thereof, provide the other with copies of any written comments and advise the other Party of any oral comments with respect to the Proxy Statement/Circular received from the SEC, any relevant Canadian securities administrators, the TSX or the NYSE or their respective staff for amendments or supplements to the Proxy Statement/Circular or for additional information and shall supply each other with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC, any Canadian securities administrator, the TSX or the NYSE or their respective staff, on the other hand, with respect to the Proxy Statement/Circular. Each Party shall give the other Party and its counsel a reasonable opportunity to participate in preparing the proposed response by such Party to comments received from the SEC, any Canadian securities administrator, the TSX or the NYSE or their respective staff and to provide comments on any proposed response thereto, and such Party shall give reasonable consideration to any such comments and shall not respond to the SEC, any Canadian securities administrator, the TSX or the NYSE prior to receiving the approval of the other, which approval shall not be unreasonably withheld, conditioned or delayed. Each Party shall use reasonable best efforts to respond promptly to any comments of the SEC, any Canadian securities administrator, the TSX or the NYSE or their respective staff with respect to the Proxy Statement/Circular.
(g) Each Party shall use its reasonable best efforts to ensure that the Proxy Statement/Circular complies in all material respects with applicable Laws (including, in the case of the Company, the OBCA, the Securities Act and the 1934 Exchange Act), the rules and regulations of the SEC and Canadian securities administrators applicable thereto, and the rules and regulations of the TSX and the NYSE, and make available to the other Party such information as is reasonably necessary to comply therewith, including with respect to the preparation and inclusion of any required pro forma or audited financial information. Each Party shall cooperate and provide the other Party with a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement/Circular prior to filing such amendment or supplement with the SEC or any relevant Canadian securities administrators, and each Party will provide the other Party with a copy of all such filings made with the SEC or any relevant Canadian securities administrators.
(h) Each Party shall furnish all information concerning it and the holders of its Equity Interests as may be reasonably requested in connection with the preparation and filing of the Proxy Statement/Circular. Each Party will advise the other Party, promptly after it receives notice thereof, of the suspension of the qualification of the Holdings Common Shares issuable in connection with the Mergers and the Arrangement, as applicable, for offering or sale in any jurisdiction, or any request by the SEC or any relevant Canadian securities administrators (or, if applicable, any other Governmental Authority) for amendment of the Proxy Statement/Circular.
(i) If, at any time prior to the Closing, any information relating to any of the Parties or their respective Affiliates, officers or directors is discovered by any Party, and either Party could reasonably believe that such information is required to be or should be set forth in an amendment or supplement to the Proxy Statement/Circular so that the Proxy Statement/Circular would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any Misrepresentation, the Party that discovers such information shall promptly notify the other Parties and, to the extent required by applicable Law or the rules and regulations of the SEC or any relevant Canadian securities administrators, an appropriate amendment or supplement describing such information, the Parties hereto shall cause to be promptly filed with the SEC and Canadian securities administrators (or, if applicable, any other Governmental Authority) and, to the extent required by Law, disseminated to the Company Shareholders, provided that the delivery of such notice and the filing of any such amendment or supplement shall not affect or be deemed to modify any representation or warranty made by any Party or otherwise affect the remedies available hereunder to any Party.
(j) The Proxy Statement/Circular shall include, subject to the terms and conditions set forth in Section 6.4, (i) the Company Recommendation and rationale therefor (unless the Company shall have effected an Adverse Recommendation Change made in accordance with the terms of this Agreement), and (ii) a statement that each director and officer of the Company has agreed to vote all of such individual’s Company Common Shares in favor of the Arrangement Resolution in accordance with the Company Voting Agreements.
Section 2.8 Company Meeting.
(a) The Company shall duly take all lawful action to call, give notice of, convene and hold the Company Meeting in accordance with the Company Articles of Incorporation, the Company Bylaws, the Interim Order and applicable Law, as promptly as practicable following the date upon which the SEC clears the Proxy Statement/Circular for the purpose of obtaining the Company Shareholder Approval.
(b) The Company shall, in consultation with Parent, fix and publish the date of the Company Meeting and a record date for the purposes of determining the Company Shareholders entitled to receive notice of and vote at the Company Meeting.
(c) The Company will promptly advise Parent of any material written or oral communication received after the date of this Agreement from any Company Shareholder or other Person in opposition to the Arrangement, and provide Parent with an opportunity to review and comment upon any written communication sent by or on behalf of the Company to any such Person.
(d) The Company will promptly advise Parent of any written notice of dissent or purported exercise by any Company Shareholder of Dissent Rights received by the Company in relation to the Arrangement and any withdrawal of Dissent Rights received by the Company and any material written communications sent by or on behalf of the Company to any Company Shareholder exercising or purporting to exercise Dissent Rights in relation to the Arrangement.
(e) The Company will not recognize any purported notice of exercise of Dissent Rights delivered after the deadline to deliver a notice of exercise of Dissent Rights without the prior written consent of Parent (which may not be unreasonably withheld, conditioned or delayed).
(f) The Company will not change the record date for the Company Shareholders entitled to vote at the Company Meeting in connection with any adjournment or postponement of the Company Meeting unless required by Law or the Interim Order or with the prior written consent of Parent (which may not be unreasonably withheld, conditioned or delayed).
(g) Subject to the terms of this Agreement (including Section 6.4), the Company shall (i) use reasonable best efforts to solicit from the Company Shareholders proxies in favor of the approval of the Arrangement Resolution (and against any resolution submitted by any Person that is inconsistent with the Arrangement Resolution and the consummation of any of the transactions contemplated by this Agreement), including using the services of investment dealers and proxy solicitation agents, as appropriate to do so, and the Company shall take all other actions reasonably necessary (including as may be reasonably requested by Parent) to obtain the Company Shareholder Approval and such other matters as may be necessary to be approved in connection with the Arrangement and (ii) permit Parent to assist (if Parent elects to do so), and consult with Parent and keep Parent apprised, with respect to such solicitation and other related actions, provided that the Company shall not be required to include the Company Recommendation in the solicitation of proxies if there has been an Adverse Recommendation Change made in accordance with the terms of this Agreement. If Parent elects to do so, the Company will permit Parent to, at Parent’s sole expense, directly or through a proxy solicitation services firm of its choice, actively solicit proxies in favor of the Arrangement (and against any resolution submitted by any Person that is inconsistent with the Arrangement Resolution and the consummation of any of the transactions contemplated by this Agreement) and the Company shall disclose in the Proxy Statement/Circular that Parent may make such solicitations if Parent elects to do so. The Company shall, prior to the Company Meeting, keep Parent reasonably informed of the number of proxy votes received in respect of matters to be acted upon at the Company Meeting, and in any event shall provide such number at least on a daily basis on each of the last ten Business Days prior to the date of the Company Meeting and promptly upon the request of Parent or its Representatives.
(h) The Company will not propose or submit for consideration at the Company Meeting any business other than the Arrangement Resolution, unless otherwise consented to in writing by Parent.
(i) The Company shall not adjourn, postpone, delay or cancel (or propose for adjournment, postponement, delay or cancellation) the Company Meeting without Parent’s prior written consent; provided that the Company shall be permitted to adjourn, delay or postpone convening the Company Meeting (A) if the failure to adjourn, delay or postpone the Company Meeting would not, based upon the advice of outside legal counsel, allow sufficient time under applicable Law for the distribution of any required supplement or amendment to the Proxy Statement/Circular, or (B) if as of the time the Company Meeting is scheduled to occur (as set forth in the Interim Order), there are insufficient Company Common Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Meeting, but only until the Company Meeting can be held at which there are a sufficient number of Company Common Shares represented to constitute a quorum; provided that the Company Meeting shall not be postponed or adjourned to a date that is more than 15 Business Days after the date for which the Company Meeting was originally scheduled; provided, further, that the Company Meeting shall not be adjourned or postponed to a date that is on or after ten Business Days prior to the Outside Date. Unless this Agreement has been terminated in accordance with its terms, the Company’s obligations to call, give notice of, convene and hold the Company Meeting in accordance with this Section 2.8 shall not be limited or otherwise affected by the making, commencement, disclosure, announcement or submission of any Acquisition Proposal.
Section 2.9  U.S. Securities Law Matters. The Parties agree that the Arrangement will be carried out with the intention that, and the Parties will use their reasonable best efforts to ensure that, all Subject Securities will be issued by Holdings in reliance on the Section 3(a)(10) Exemption. In order to ensure the availability of the Section 3(a)(10) Exemption and to facilitate Holdings’ compliance with other U.S. Securities Laws, the Parties agree that the Arrangement will be carried out on the following basis:
(a) the Arrangement will be subject to the approval of the Court;
(b) pursuant to Section 2.4(b)(i) of this Agreement, prior to the hearing to approve the Interim Order, the Court will be advised as to the intention of the Parties to rely on the Section 3(a)(10) Exemption with respect to the issuance of all Subject Securities pursuant to the Arrangement, based on the Court’s approval of the Arrangement;
(c) prior to the issuance of the Interim Order, the Company will file with the Court a copy of the proposed text of the Circular together with any other documents required by applicable Law in connection with the Company Meeting;
(d) the Court will be required to satisfy itself as to the substantive and procedural fairness of the Arrangement to the holders of Subject Securities who will be issued Arrangement Issued Securities pursuant to the Arrangement;

(e) the Interim Order approving the Company Meeting will specify that each Person entitled to receive Arrangement Issued Securities pursuant to the Arrangement will have the right to appear before the Court at the hearing of the Court to give approval of the Arrangement so long as they enter an appearance within a reasonable time;
(f) the Company will ensure that each Company securityholder entitled to receive Arrangement Issued Securities pursuant to the Arrangement will be given adequate and appropriate notice advising them of their right to attend the hearing of the Court to give approval to the Arrangement and providing them with sufficient information necessary for them to exercise that right;
(g) all Persons entitled to receive Arrangement Issued Securities pursuant to the Arrangement will be advised that such Arrangement Issued Securities have not been registered under the 1933 Securities Act and will be issued by Holdings in reliance on the Section 3(a)(10) Exemption, and shall be without trading restrictions under the 1933 Securities Act (other than those that would apply under the 1933 Securities Act in certain circumstances to Persons who are, or have been within 90 days of the Arrangement Effective Time, or, on or after the Arrangement Effective Time, become affiliates (as defined by Rule 144 under the 1933 Securities Act) of Holdings);
(h) the Final Order approving the terms and conditions of the Arrangement that is obtained from the Court will expressly state that the Arrangement is approved by the Court as fair and reasonable to all Persons entitled to receive Arrangement Issued Securities pursuant to or in connection with the Arrangement;
(i) holders of Company Options, Company RSUs and Company PSUs entitled to receive Holdings Options, Holdings RSUs and Holdings PSUs, respectively, pursuant to the Arrangement will be advised that such Holdings Options, Holdings RSUs and Holdings PSUs, issued pursuant to the Arrangement have not been registered under the 1933 Securities Act and will be issued and exchanged by Holdings in reliance on the Section 3(a)(10) Exemption, but that such exemption does not exempt the issuance of securities upon the exercise or vesting, as applicable, of such Holdings Options, Holdings RSUs and Holdings PSUs; therefore, the Holdings Common Shares issuable upon exercise or vesting, as applicable, of such Holdings Options, Holdings RSUs and Holdings PSUs, as applicable, cannot be issued in the United States or to a Person in the United States in reliance on the Section 3(a)(10) Exemption and such Holdings Options, Holdings RSUs and Holdings PSUs may only be exercised or vest, and the underlying Holdings Common Shares issued, pursuant to a then-available exemption from the registration requirements of the 1933 Securities Act and applicable state securities laws or pursuant to a registration statement on Form S-8;
(j) each holder of Subject Securities will be advised that with respect to Arrangement Issued Securities issued to Persons who are, or have been within 90 days of the Arrangement Effective Time, or, on or after the Arrangement Effective Time become, affiliates (as defined by Rule 144 under the 1933 Securities Act) of Holdings, such securities will be subject to restrictions on resale under 1933 Securities Laws, including Rule 144 under the 1933 Securities Act
(k) the Court will hold a hearing before approving the fairness of the terms and conditions of the Arrangement and issuing the Final Order; and
(l) the Company shall include in the application contemplated by Section 2.4(b)(i) a statement to substantially the following effect: “If made, the order approving the Arrangement will serve as a basis of a claim to an exemption pursuant to Section 3(a)(10) of the United States Securities Act of 1933, as amended, from the registration requirements otherwise imposed by that Act, regarding the issuance and distribution in the United States of America of securities of the Purchaser pursuant to the Plan of Arrangement.”
Notwithstanding anything to the contrary herein, if, after the date of this Agreement but prior to the Company Meeting, the Parties mutually determine (acting reasonably and in good faith) that the Section 3(a)(10) Exemption is unlikely to be reasonably available or is likely to be materially less advantageous than an available alternative (including a 1933 Securities Act registration statement or an alternative exemption therefrom), then the Parties shall use commercially reasonable efforts to restructure the transactions contemplated hereby to utilize such alternative exemption or register the offer of the Arrangement Consideration on a then-available registration statement in a manner intended to achieve the more advantageous result.
Section 2.10 Adjustment to Consideration. Notwithstanding anything to the contrary, if between the date of this Agreement and the Subsequent Merger Effective Time (a) the outstanding Company Common Shares, Parent

Common Shares or Holdings Common Shares shall have been changed into a different number of shares or units or a different class, by reason of any dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event shall have occurred or (b) the Company’s representations and warranties in Section 3.3(a), Parent’s representations and warranties in Section 4.3(a) or Holdings’ representations and warranties in Section 5.3(a) are not true in any non-de minimis respect with respect to the number of Fully Diluted Company Common Shares, outstanding and fully-diluted Parent Common Shares or Fully Diluted Holdings Common Shares, as applicable, then the number of Holdings Common Shares issued in the Mergers or the Arrangement, as applicable, will be equitably adjusted to provide to Parent and the Parent Shareholder, on the one hand, and the Company and the Company Shareholders, on the other hand, the same economic effect as contemplated by this Agreement prior to such event or to the extent of such representations and warranties being untrue, as applicable.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except (a) as disclosed in any Company Public Disclosure Record, other than any disclosures contained therein under the captions “Risk Factors” or “Forward Looking Statements” or disclosures contained in the Company Public Disclosure Record under any other captions to the extent the disclosures are predictive, cautionary or forward-looking in nature, but it being understood that this clause (a) shall not be applicable to Section 3.3, Section 3.4, Section 3.23, Section 3.25, Section 3.26 and Section 3.27, and that any matter disclosed in any Company Public Disclosure Record will be deemed to be disclosed with respect to a section or subsection in this Article 3 only to the extent that it is reasonably apparent on the face of such disclosure in such Company Public Disclosure Record that it is applicable to such section or subsection, or (b) as set forth in the Company Disclosure Letter (but subject to Section 1.3), the Company represents and warrants to the Parent Parties as follows:
Section 3.1 Organization, Standing and Corporate Power. Each of the Company and its Subsidiaries is duly organized and validly existing under the Laws of its jurisdiction of organization and has all requisite corporate or other entity power and authority to carry on its business as presently conducted, except (other than with respect to the Company’s due organization and valid existence) as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction where the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than where the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. True, complete and correct copies of the Articles of Incorporation of the Company (the “Company Articles of Incorporation”) and the Bylaws of the Company (the “Company Bylaws”), in each case as in effect on the date of this Agreement, are included in the Company Public Disclosure Record or have otherwise been made available to Parent prior to the date hereof.
Section 3.2 Subsidiaries. The chart attached to Section 3.2 of the Company Disclosure Letter sets forth, as of the date of this Agreement, each Subsidiary of the Company. All the outstanding shares of capital stock of, or other Equity Interests in, each Subsidiary of the Company have been validly issued and are fully paid and nonassessable and are owned, directly or indirectly, by the Company free and clear of all Liens, other than Permitted Liens. Except for its interests in its Subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or other Equity Interests in, any corporation, partnership, joint venture, association or other entity. There are no options, warrants, rights, convertible or exchangeable securities, stock-based performance units, Contracts or undertakings of any kind to which any Subsidiary of the Company is a party or by which any of them is bound (a) obligating any such Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of or Equity Interests in, or any security convertible or exchangeable for any shares of capital stock or other voting securities of, or Equity Interest in, any Subsidiary of the Company, (b) obligating any such Subsidiary to issue, grant or enter into any such option, warrant, right, security, unit, Contract or undertaking, or (c) giving any Person the right to receive any economic interest of a nature accruing to the holders of capital stock of any of the Company’s Subsidiaries.
Section 3.3 Capital Structure.
(a) The authorized share capital of the Company consists of (i) an unlimited number of Company Common Shares, (ii) an unlimited number of first preferred shares issuable in series, (iii) an unlimited number of first series of first preferred shares designated as Series A Convertible First Preferred Shares, (iv) an unlimited number of second series of first preferred shares designated as Series B Non-Convertible First Preferred Shares,

(v) an unlimited number of second preferred shares issuable in series, and (vi) an unlimited number of first series of second preferred shares designated as convertible, participating voting Second Preferred Shares, Series 1 (the shares described in clauses (ii) through (vi) collectively, the “Company Preferred Shares”). At the close of business on June 14, 2024 (the “Capitalization Date”), (A) 160,263,427 Company Common Shares were issued and outstanding, (B) 4,882,950 Company Common Shares were reserved and available for issuance pursuant to the Company Stock Plans, and pursuant to such Company Stock Plans, (I) 1,413,712 Company Common Shares were subject to outstanding Company Options and (II) 2,159,016 Company Common Shares were subject to outstanding Company RSUs (being 793,040 time-based and 1,365,976 performance-based RSUs) and (C) no Company Preferred Shares were outstanding. Except as set forth above, at the close of business on the Capitalization Date, no shares of capital stock or other voting securities of or Equity Interests in the Company were issued, reserved for issuance or outstanding. From the Capitalization Date, (x) there have been no issuances by the Company of shares of capital stock or other voting securities of, or Equity Interests, in the Company (including Company Equity Awards), other than issuances of Company Common Shares required pursuant to the terms of the Company Equity Awards outstanding on the Capitalization Date, and (y) there have been no issuances by the Company of options, warrants, rights, convertible or exchangeable securities, stock-based performance units or other rights to acquire shares of capital stock of the Company or other rights that give the holder thereof any economic interest of a nature accruing to the holders of Company Common Shares, other than issuances of Company Common Shares required pursuant to the terms of the Company Equity Awards outstanding on the Capitalization Date.
(b) Section 3.3(b) of the Company Disclosure Letter sets forth a true, complete and correct list as of the date of this Agreement of all Company Equity Awards outstanding under the Company Stock Plans, including the Company Stock Plan, under which each such Company Equity Award was granted, employee number, grant date, grant price, number of Company Common Shares, vesting terms, expiration date and number of Company Equity Awards unvested, as applicable. No Company Equity Awards have been granted outside of a Company Stock Plan. The Company has provided Parent with true, complete and correct copies of all forms of award agreement under the Company Stock Plans and each Company Equity Award has been granted under terms and conditions that are substantially equivalent to the terms and conditions set forth in such an award agreement.
(c) All outstanding Company Common Shares are, and all such shares that may be issued prior to the Subsequent Merger Effective Time will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Common Shares may vote (“Voting Company Debt”). Except for any obligations pursuant to this Agreement or as otherwise set forth above, as of the Capitalization Date, there were no options, warrants, rights, convertible or exchangeable securities, stock-based performance units, Contracts or undertakings of any kind to which the Company is a party or by which the Company is bound (i) obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of, or Equity Interests in, or any security convertible or exchangeable for any shares of capital stock or other voting securities of, or Equity Interest in, the Company or of any of its Subsidiaries or any Voting Company Debt, (ii) obligating the Company to issue, grant or enter into any such option, warrant, right, security, unit, Contract or undertaking, or (iii) giving any Person the right to receive any economic interest of a nature accruing to the holders of Company Common Shares, and since the Capitalization Date, none of the foregoing has been issued. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock or options, warrants, rights, convertible or exchangeable securities, stock-based performance units or other rights to acquire shares of capital stock of the Company.
(d) The “Separation Time”, a “Flip-In Event” or a “Voting Share Acquisition Date” (as such terms are defined in the Rights Agreement) and any event or occurrence described in Article 3 of the Rights Agreement (i) has not occurred and (ii) will not occur or will not be deemed to have occurred as a result of the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, including the Mergers and the Arrangement.
Section 3.4 Authority; Recommendation.
(a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and the other agreements contemplated hereby and to consummate the transactions contemplated by this

Agreement and thereby, subject, in the case of the Arrangement, to receipt of the Interim Order (and approvals required thereunder), the Final Order (and approvals required thereunder) and the Company Shareholder Approval. The execution and delivery of this Agreement and the other agreements contemplated hereby by the Company and the consummation of the transactions contemplated by, and compliance with the provisions of, this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company, and no other corporate action or proceedings are required to consummate the transactions contemplated hereby, subject, in the case of the Arrangement, to receipt of the Interim Order (and approvals required thereunder), the Final Order (and approvals required thereunder) and the Company Shareholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other Parties, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforceability, to the Bankruptcy and Equity Exception.
(b) The Company Board of Directors, at a meeting duly called and held, has unanimously (i) determined that the consideration to be provided to the Company Shareholders under the Arrangement is fair, from a financial point of view, to the Company Shareholders, (ii) determined that the terms of the Arrangement and the other transactions contemplated hereby are fair, from a financial point of view, to and in the best interests of the Company and the Company Shareholders, (iii) approved the execution, delivery and, subject to the Company Shareholder Approval, performance of this Agreement and the transactions contemplated by this Agreement and (iv) resolved to recommend that the Company Shareholders vote in favor of the Arrangement Resolution.
Section 3.5 Non-Contravention. The execution and delivery by the Company of this Agreement and the other agreements contemplated hereby do not, and the consummation and performance of the Arrangement and the other transactions contemplated by this Agreement and thereby and compliance with the provisions of this Agreement and the other agreements contemplated hereby will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, rent or payment or to the loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under (other than any such Lien created as a result of any action taken by a Parent Party), any provision of (a) the Company Articles of Incorporation, the Company Bylaws or the comparable organizational documents of any of its Subsidiaries, or (b) subject to the filings and other matters referred to in the immediately following sentence, and assuming the accuracy of the representations and warranties of the Parent Parties set forth in Article 4 and Article 5, (i) any Company Material Contract to which the Company or any of its Subsidiaries is a party or by which any of their respective properties or assets are bound, (ii) any Law or Order, in each case applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, or (iii) any Authorizations of the Company or its Subsidiaries, other than, in the case of clause (b) above, any such conflicts, violations, defaults, rights, losses or Liens that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. No Authorization, Order, waiver of, action or nonaction by, or filing with, or notice to, any Governmental Authority is required to be obtained or made by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement and the other agreements contemplated hereby by the Company or the consummation by the Company of the Arrangement or the other transactions contemplated by this Agreement, except for (A) the Interim Order and any filings required in order to obtain, and approvals required under, the Interim Order, (B) the Final Order, and any filings required in order to obtain the Final Order, (C) such filings and other actions required under applicable Canadian Securities Laws and U.S. Securities Laws and the rules and policies of the TSX and NYSE, in each case, as are contemplated by this Agreement, including the filing with the SEC and Canadian securities administrators (and, if applicable, any other Governmental Authority) of the Proxy Statement/Circular, (D) the Required Regulatory Approvals, or (E) any other Authorizations, Orders, filings and notifications with respect to which the failure to obtain or make the same would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, or could not reasonably be expected to prevent or significantly impede or materially delay the consummation of the Arrangement, the Mergers or the other transactions contemplated by this Agreement.
Section 3.6 Securities Laws Matters; Financial Statements; Undisclosed Liabilities.
(a) The Company is (i) a “reporting issuer” within the meaning of applicable Canadian Securities Laws in all provinces of Canada and has not taken any action to cease to be a reporting issuer in any of the provinces of Canada nor has the Company received notification from any Canadian securities administrator seeking to revoke the reporting issuer status of the Company, and (ii) not on the list of reporting issuers in default under applicable Canadian Securities Laws, and neither the SEC nor any other securities commission or similar regulatory authority has issued any order preventing or suspending trading of any securities of the Company, and the Company is in compliance in all material respects with applicable Canadian Securities Laws and applicable U.S. Securities Laws. Trading in the Company Common Shares on the TSX and the NYSE is not currently halted or suspended. No delisting, suspension of trading or cease trading order with respect to any securities of the Company is pending or, to the Knowledge of the Company, threatened. To the Knowledge of the Company, no inquiry, review or investigation (formal or informal) of the Company by any Canadian securities administrator, the SEC, the NYSE or the TSX under applicable Canadian Securities Laws or U.S. Securities Laws or regulations of the TSX or the NYSE is pending or threatened. Except as set forth in this Section 3.6 or on Section 3.6 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is subject to continuous disclosure or other public reporting requirements under any securities Laws other than under Canadian Securities Laws and U.S. Securities Laws.
(b) The Company has timely filed or furnished all material reports, schedules, forms, statements and other documents with Canadian securities administrators or the SEC required to be filed or furnished by the Company pursuant to Canadian Securities Laws or U.S. Securities Laws since January 1, 2021, which are all available on SEDAR+ or the EDGAR filing system, as applicable, together with any amendments, restatements or supplements thereto, and will file all such material reports, schedules, forms, statements and other documents required to be filed subsequent to the date of this Agreement and prior to the Closing. As of their respective effective dates (in the case of Company Public Disclosure Records that are registration statements filed pursuant to the requirements of the 1933 Securities Act) and as of their respective dates of filing (in the case of all other Company Public Disclosure Records), the Company Public Disclosure Records complied as to form in all material respects with the requirements of Canadian Securities Laws and U.S. Securities Laws, as the case may be, and the rules and regulations of Canadian securities administrators and the SEC promulgated thereunder applicable thereto, and, where applicable, the rules and policies of the NYSE and the TSX, and except to the extent amended or superseded by a subsequent filing with Canadian securities administrators or the SEC prior to the date of this Agreement, as of such respective dates, none of the Company Public Disclosure Records contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and did not contain any Misrepresentation. No Subsidiary of the Company is required to file or furnish any report, statement, schedule, form or other document with, or make any other filing with, or furnish any other material to, the SEC or with any Canadian securities administrator. As of the date hereof, there are no outstanding or unresolved comments in comment letters from the SEC staff or staff of any Canadian securities administrator with respect to any of the Company Public Disclosure Records. The Company has not filed any confidential material change report that remains confidential, and the Company has not made any filing with the SEC that as of the date hereof remains confidential. To the Knowledge of the Company, as of the date hereof, none of the Company Public Disclosure Records is the subject of any ongoing review or outstanding investigation by any Canadian securities administrator or the SEC.
(c) The Company Financial Statements complied when filed as to form in all material respects with Canadian Securities Laws, U.S. Securities Laws and the published rules and regulations of the Canadian securities administrators and the SEC with respect thereto, and have been prepared in all material respects in accordance with GAAP consistently applied by the Company. The Company Financial Statements present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of the Company Interim Financial Statements, to normal period-end adjustments and the absence of footnotes (none of which are material to the Company and its Subsidiaries taken as a whole)).
(d) Except for matters reflected or reserved against in the most recent audited consolidated balance sheet of the Company (or the notes thereto) included in the Company Public Disclosure Record, neither the Company nor any of its Subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise) of any nature that would be required under GAAP, as in effect on the date of this Agreement, to be reflected on a consolidated balance sheet of the Company (including the notes thereto), except liabilities and obligations that (i) were incurred since the date of such balance sheet in the ordinary course of business, (ii) are incurred in connection with the transactions contemplated by this Agreement, or (iii) would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.7 Internal Controls.
(a) The Company and its Subsidiaries have established and maintained a system of internal control over financial reporting (as such term defined in Rule 13a-15 under the 1934 Exchange Act and in NI 52-109). Such internal controls provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of Company financial statements for external purposes in accordance with GAAP. Since January 1, 2021, the Company’s principal executive officer and its principal financial officer have disclosed to the Company’s auditors and the audit committee of the Company Board of Directors (i) all known significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respects the Company’s ability to record, process, summarize and report financial information, and (ii) any known fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls and the Company has made available to Parent copies of any material written materials relating to each of the foregoing. The Company has made available to Parent all such disclosures made by management to the Company’s auditors and audit committee from January 1, 2021 to the Closing Date.
(b) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Exchange Act and in NI 52-109) and such disclosure controls and procedures are designed so that material information relating to the Company required to be included in reports filed under the 1934 Exchange Act and applicable Canadian Securities Laws, including its consolidated Subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer, and such disclosure controls and procedures are effective in timely alerting the Company’s principal executive officer and its principal financial officer to material information required to be disclosed by the Company in the reports that it files or submits to the SEC under the 1934 Exchange Act and applicable Canadian Securities Laws is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and applicable Canadian Securities Laws.
(c) Since January 1, 2021, neither the Company nor any of its Subsidiaries has made any prohibited loans to any executive officer of the Company (as defined in Rule 3b-7 under the 1934 Exchange Act) or director of the Company. There are no outstanding loans or other extensions of credit made by the Company or any of its Subsidiaries to any executive officer (as defined in Rule 3b-7 under the 1934 Exchange Act) or director of the Company.
(d) Neither the Company nor any of its Subsidiaries has or is subject to any “Off-Balance Sheet Arrangement” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the 1933 Securities Act).
(e) There have not been during the preceding three years any transactions, Contracts or understandings or series of related transactions, Contracts or understandings, nor are there any of the foregoing currently proposed, that (if proposed but not having been consummated or executed, or if consummated or executed) would be required to be disclosed under Item 404 of Regulation S-K promulgated under the 1933 Securities Act that have not been disclosed in the Company Public Disclosure Record filed prior to the date hereof.
(f) To the Knowledge of the Company, no related party of the Company is entitled to receive as a consequence of the Arrangement, the Mergers or the other transactions contemplated by this Agreement any collateral benefit, other than a benefit described in paragraph (c) of the definition of collateral benefit where either (i) the related party, together with its associated entities, beneficially owns or exercises control or direction over less than one percent of the outstanding Company Common Shares or (ii) the requirements of clause (c)(iv)(B)(I) and (II) of the definition of collateral benefit have been satisfied with respect to that benefit and the Company will provide the disclosure contemplated by clause (c)(iv)(B)(III) in the definition of collateral benefit in the Proxy Statement/Circular. The terms “related party”, “associated entity” and “collateral benefit” are used in this paragraph as defined in MI 61-101.
Section 3.8 Absence of Certain Changes or Events. Between December 31, 2023 and the date of this Agreement, (a) there has not been any fact, circumstance, change, effect, event or occurrence that has had or would reasonably be expected to have a Company Material Adverse Effect, (b) the Company and its Subsidiaries have conducted their businesses only in the ordinary course of business, and (c) except as set forth in Section 3.8 of the Company Disclosure Letter, there has not been any circumstance, action or activity which, if taken after the date hereof, would be a violation of Section 6.1(b)(ii), Section 6.1(b)(iii), Section 6.1(b)(vii) or Section 6.1(b)(xx).

Section 3.9 Litigation. There is no suit, claim (or counterclaim), litigation, action, charge, complaint, arbitration, mediation, grievance or other proceeding brought, conducted or heard by or before any court or other Governmental Authority (each, a “Litigation”) pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries or properties that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect. There is no Order outstanding against the Company or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.
Section 3.10 Customers and Suppliers. Section 3.10 of the Company Disclosure Letter sets forth the 15 largest customers (by total aggregate annual revenue received by the Company and its Subsidiaries) of the Company and its Subsidiaries for the 12-month period ending on December 31, 2023 (the “Significant Company Customers”) and the 15 largest suppliers (by total aggregate annual spend amounts paid to such suppliers by, or on behalf of, the Company and its Subsidiaries) (the “Significant Company Suppliers”) of the Company and its Subsidiaries for the 12-month period ending on December 31, 2023 (provided that Section 3.10 of the Company Disclosure Letter may be redacted so long as an unredacted version has been made available to Parent via “clean room” arrangements). During the 12-month period ending on December 31, 2023, no Significant Company Customer or Significant Company Supplier (x) cancelled or otherwise terminated, or, to the Knowledge of the Company, threatened in writing, to cancel or otherwise to terminate, its relationship with the Company or its Subsidiaries, or (y) materially decreased its business with, or, to the Knowledge of the Company, threatened in writing to materially decrease its business with the Company or its Subsidiaries, in each case, except as permitted by the terms of a Contract with the Company or any of its Subsidiaries or as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
Section 3.11 Contracts.
(a) Except for this Agreement, Section 3.11(a) of the Company Disclosure Letter sets forth a true, complete and correct list of, as of the date of this Agreement, of any Contract to which the Company or any of its Subsidiaries is a party:
(i) that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the 1933 Securities Act (including any Contracts filed as an exhibit to the Company Public Disclosure Record);
(ii) that limits or purports to limit, in any material respect, the ability of the Company or any of its Subsidiaries to (A) compete in any line of business, in any geographic area or with any Person, or (B) solicit any customer;
(iii) creating a partnership, joint venture, strategic alliance or similar arrangement with respect to the Company’s or any of its Subsidiaries’ material business or assets;
(iv) that, individually or together with any related Contracts, requires an aggregate payment, from and after the date hereof until the end of the term of such Contract, by or to the Company or any of its Subsidiaries, in excess of $10,000,000, that cannot be cancelled by the Company or any of its Subsidiaries without liability, penalty or future payment on less than 60 days’ notice;
(v) providing for indebtedness for borrowed money (other than intercompany indebtedness owed by the Company or any wholly owned Subsidiary to any other wholly owned Subsidiary, or by any wholly owned Subsidiary to the Company) of the Company or any of its Subsidiaries having an outstanding principal amount in excess of $5,000,000;
(vi) that involves a material investment in any Person or the acquisition or disposition of any business enterprise, whether via merger, stock, share or asset purchase or otherwise, for a purchase price of more than $5,000,000, or that contains any “earn-out,” contingent purchase price, deferred purchase price or similar contingent payment obligation or any indemnification obligation, in each case that remains outstanding as of the date of this Agreement;
(vii) that grants any right of first refusal or right of first offer or similar right or that limits or purports to limit the ability of the Company or any of its Subsidiaries to own, operate, sell, transfer, pledge or otherwise dispose of any material amount of assets or businesses (other than a Permitted Lien);

(viii) that (A) grants any exclusive rights or “most favored nation” status to any Person (including, for the avoidance of doubt, any Contracts providing for exclusive distribution or sales of products in a particular geographic area), or (B) contains any “take-or-pay” or other provision that requires the purchase of all of the Company’s or any of its Subsidiaries’ requirements from a Person, except (in the case of clause (B)) for such rights and provisions that are not material to the Company and its Subsidiaries, taken as a whole;
(ix) between the Company or any of its Subsidiaries with a Significant Company Customer or a Significant Company Supplier;
(x) that is a settlement, consent or similar agreement and will or will reasonably be expected to involve payments in excess of $1,000,000 or which otherwise contains any material continuing obligations (including non-monetary obligations) of the Company or any of its Subsidiaries;
(xi) that is a Labor Agreement covering any employee of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is bound or otherwise subject;
(xii) that is an employment, severance, retention, change-in-control, bonus or other agreement, arrangement or Contract with any employee of the Company or its Subsidiaries that provides for (A) the payment of any cash or other compensation or benefits by the Company or its Subsidiaries in connection with the consummation of the transactions contemplated by this Agreement, or (B) severance or termination payments, or advance notice of termination (or payments or benefits in lieu of notice), upon a termination of the applicable employee’s employment or engagement in excess of the minimum entitlements provided under applicable Laws;
(xiii) that provides for the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any equipment or other personal property that involves annual payments in excess of $100,000;
(xiv) (A) with respect to Company Intellectual Property that is material to the operation of the Company and its Subsidiaries that is licensed to any third party, other than any (I) non-disclosure agreements and (II) non-exclusive licenses (including software as a service or “SaaS” license) granted by the Company or its Subsidiaries in the ordinary course of business or in connection with the marketing, advertising, provision, or sale of services and products by the Company or its Subsidiaries to customers, distributors, or marketing or advertising associates; or (B) pursuant to which a third party has licensed any Intellectual Property to the Company or any of its Subsidiaries that is material to the operation of the business of the Company and its Subsidiaries, other than any (1) non-disclosure agreements, (2) employee invention assignment agreements and similar agreements with independent contractors (except to the extent material Intellectual Property was developed by such independent contractors) entered into in the ordinary course of business, (3) non-exclusive licenses of unmodified, commercially available technology (including software as a service or “SaaS”) for which the Company and its Subsidiaries pay less than $500,000 in the aggregate in licensing, maintenance and other fees and (4) licenses for open source software;
(xv) for the supply of water from a Spring Source or other third party, including those providing for deionization, reverse osmosis, purification or other similar process or arrangement; and
(xvi) to which the Company or any of its Subsidiaries is a party that would reasonably be expected to prevent or significantly impede or materially delay the consummation of the Arrangement, the Mergers or the other transactions contemplated by this Agreement.
All Contracts of the types referred to in clauses (i) through (xvi) above, whether or not so listed on Section 3.11(a) of the Company Disclosure Letter, excluding any Company Benefit Plans, are referred to herein as “Company Material Contracts” (provided that order forms, purchase orders and statements of work need not be listed in Section 3.11(a) of the Company Disclosure Letter, but shall nonetheless constitute Company Material Contracts).
(b) Except as otherwise set forth on the Company Disclosure Letter, as of the date of this Agreement, the Company has made available to Parent true, complete and correct copies of each Company Material Contract (provided that order forms, purchase orders and statements of work need not be made available pursuant to this sentence, but shall nonetheless constitute Company Material Contracts). Each of the Company Material Contracts is valid and binding on the Company or the Subsidiary of the Company party thereto and, to the

Knowledge of the Company, each other party thereto, and is in full force and effect, except for such failures to be valid and binding or to be in full force and effect that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. There is no default under any Company Material Contract by the Company or any of its Subsidiaries or, to the Knowledge of the Company, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or any of its Subsidiaries or, to the Knowledge of the Company, by any other party thereto, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
Section 3.12 Compliance with Laws.
(a) Each of the Company and its Subsidiaries and properties is, and has been since January 1, 2021, in compliance with all Laws applicable to its business or operations, in each case except for instances of noncompliance that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(b) Each of the Company and its Subsidiaries holds, is operating in material compliance with, and has in full force and effect all approvals, authorizations, registrations, licenses, certificates, exemptions, orders, permits and consents of Governmental Authorities (collectively, “Authorizations”) necessary for it to conduct its business as presently conducted (including any Authorizations relating to all bottled water products manufactured, produced, processed, packed, sourced, labeled, held, distributed or sold by the Company or any of its Subsidiaries and including whether any water including in such products is provided by the Company or any of its Subsidiaries, sourced from third parties or supplied by the Company, any of its Subsidiaries or any third party), except for such Authorizations the absence of which would not, individually or in the aggregate, have a Company Material Adverse Effect. Section 3.12(b) of the Company Disclosure Letter sets forth a true, complete and correct list as of the date hereof of all such Authorizations that are material to the Company and its Subsidiaries taken as a whole. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received notice that any Authorizations will be terminated or modified or cannot be renewed in the ordinary course of business, and the Company has no Knowledge of any reasonable basis for any such termination, modification or nonrenewal, except as would not, individually or in the aggregate, have a Company Material Adverse Effect.
Section 3.13 Employment Matters.
(a) The Company has made available a materially true, complete and correct list of all employees of the Company and its Subsidiaries as of three Business Days prior to the date hereof or later, including any employee who is on a leave of absence of any nature. The Company has made available a materially true, complete and correct list of all individuals engaged directly by the Company or any of its Subsidiaries, or through a single member entity, on a Form 1099 or other non-employment basis. To the Knowledge of the Company and its Subsidiaries, each listed employee is legally authorized to work in the jurisdiction in which he or she works.
(b) Except as disclosed in Section 3.13(b) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement or other similar Contract with any labor organization, trade or labor union, works council, employee association or other bargaining unit representative (each, a “Union,” and such a Contract with a Union or order or arbitration award, a “Labor Agreement”), nor are there any negotiations currently pending between the Company or any of its Subsidiaries and any Union regarding any Labor Agreement. Neither the Company nor any of its Subsidiaries is required to consult with or obtain the consent of any Union relating to the transactions contemplated by this Agreement. Except as disclosed in Section 3.13(b) of the Company Disclosure Letter, there are no Unions representing or purporting to represent any employee of the Company or any of its Subsidiaries relating to their employment with the Company or its Subsidiaries. No person or Union has applied to have any of the Company or its Subsidiaries declared a common or related employer pursuant to applicable Law.
(c) There are, and in the past three years there have been, to the Knowledge of the Company, no (i) material Union organizing activities concerning any employees of the Company or any of its Subsidiaries, (ii) written demands by any Union for recognition, or Litigation seeking certification, as the bargaining unit representative of any employees of the Company or any of its Subsidiaries, or to be declared a related or successor employer pursuant to applicable labor or employment Law, or (iii) Unions that hold bargaining rights with respect to any of the employees of the Company or any of its Subsidiaries by way of certification, interim certification, voluntary recognition, or succession rights. There are no current or pending strikes, picketing, handbilling, slowdowns, work stoppages, lockouts, or other material labor disputes or disruptions pending or, to the Knowledge of the Company, threatened, against the Company or any of its Subsidiaries and no such disputes have occurred within the past three years.
(d) For the last three years, the Company and its Subsidiaries have been and are in material compliance with all applicable Laws regarding labor, employment and employment practices, including Laws regarding terms and conditions of employment, hiring, background checks, worker classification, collective bargaining, disability rights or benefits, accommodations, privacy, identity and employment eligibility verification, immigration and authorization to work, workplace safety and insurance, occupational health and safety, unfair labor practice, child labor, reductions in force, plant closings, mass layoffs, termination of employment, group terminations, wages, compensation, hours and benefits, payment, working time, overtime, vacation pay, meal and rest breaks, human rights discrimination, harassment, employment discrimination, retaliation, pay equity, equal opportunity, pay transparency, affirmative action, record retention, notice, leaves of absence, workers’ compensation, unemployment compensation, language of work and the collection and payment of withholding or payroll Taxes and similar Taxes.
(e) In the past three years, no material allegations or complaints of sexual harassment, sexual assault, or sexual misconduct have been made or threatened by or against any current or former officer, director, manager, executive or employee of or other individual service provider of the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has entered into any settlement agreements related to such allegations. The Company and its Subsidiaries have promptly, thoroughly, and impartially investigated all allegations of sexual harassment or discriminatory harassment of which the Company or its Subsidiaries are or were aware and have taken all reasonable and necessary corrective actions with respect to such allegations that are reasonably calculated to prevent further improper action, discrimination or harassment with respect to each allegation with potential merit and neither the Company nor any of its Subsidiaries reasonably expects any material liability related to such allegations.
(f) Except as contemplated by this Agreement, to the Knowledge of the Company, no director, executive, other key employee or group of employees has any intention to terminate his, her or their employment or engagement with the Company or any of its Subsidiaries (that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect).
(g) During the last three years, neither the Company nor any of its Subsidiaries has announced or implemented any “mass layoffs” or “plant closings,” as such terms are defined in the Worker Adjustment and Retraining Notification Act of 1988 or any similar Law (the “WARN Act”) or any group termination pursuant to the Employment Standards Act (Ontario) or any similar legislation in any jurisdiction in which the Company carries on business.
(h) All compensation, including wages, commissions, bonuses, incentive compensation, and other compensation, payable to employees of the Company and its Subsidiaries for services performed on or prior to the date of this Agreement have been paid in full other than instances of noncompliance that, individually or in the aggregate, would not have a Company Material Adverse Effect.
Section 3.14 Employee Benefit Matters.
(a) Section 3.14(a) of the Company Disclosure Letter contains a true, complete and correct list, as of the date of this Agreement, of each material Company Benefit Plan, separated by jurisdiction. Each Company Benefit Plan has been administered and funded in compliance with its terms and with applicable Law (including the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code), other than instances of noncompliance that, individually or in the aggregate, would not have a Company Material Adverse Effect.
(b) The Company has made available to Parent true, complete and correct copies of (to the extent applicable): (i) the current plan document for each material Company Benefit Plan, (ii) the most recent annual report on Form 5500 or Annual Information Return as filed, in each case with respect to each material Company Benefit Plan (if any such report was required by applicable Law), (iii) each current trust agreement and funding agreement relating to any material Company Benefit Plan, (iv) the most recent summary plan description or employee booklet, if any, required under ERISA with respect to each material Company Benefit Plan, (v) the most recent actuarial reports and financial statements (as applicable) filed with a Governmental Authority or otherwise prepared by or at the request of the Company relating to each material Company Benefit Plan and (vi) all material, non-routine written communications to or from a Governmental Authority relating to any Company Benefit Plan. With respect to each Company Multiemployer Plan, the Company has made available to Parent true, complete and correct copies of: (A) all estimates of or information regarding withdrawal liability or contribution base units, annual notices, and other material, written communications relating to such Multiemployer Plan submitted to or received from any plan sponsor or administrator, Governmental Authority or any union, works council, or labor organization, and (B) any actuarial reports prepared in relation thereto (and all relevant schedules and back-up information related to such reports), in each case, during the past three years.
(c) Each Company Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination or opinion letter as to such qualification from the IRS, and, to the Knowledge of the Company, no event has occurred that could reasonably be expected to cause the loss of or adversely affect any such qualification.
(d) Section 3.14(d) of the Company Disclosure Letter lists, as of the date of this Agreement, each Company Benefit Plan that provides post-employment welfare benefits (including health, dental or life insurance benefits) to, employees or former employees (or any of their beneficiaries) of the Company or any of its Subsidiaries or to any other Person after retirement or other termination of service (other than coverage or benefits required to be provided (i) under Section 4980B of the Code or any similar Law for which the full premium cost of such coverage is paid by the U.S. covered participant or beneficiary or (ii) applicable Canadian employment and labor standards Laws), and other than such post-employment welfare benefits, neither the Company nor any of its Subsidiaries have any obligation to provide any post-employment welfare benefits to any employees or former employees (or any of their beneficiaries) of the Company or any of its Subsidiaries or to any other Person.
(e) Section 3.14(e) of the Company Disclosure Letter lists any Company Benefit Plan that is subject to Title IV or Section 302 of ERISA or Section 412, 430 or 4971 of the Code. No Controlled Group Liability has been or is reasonably expected to be incurred by the Company or any of its Subsidiaries or their respective ERISA Affiliates.
(f) Except for the Multiemployer Plans as set forth on Section 3.14(f) of the Company Disclosure Letter (the “Company Multiemployer Plans”), neither the Company nor any of its Subsidiaries or any of their respective ERISA Affiliates contributes to or otherwise participates in or has any current or contingent liability or obligation with respect to (i) any “multiemployer plan” (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA), or (ii) a plan that has two or more contributing sponsors at least two of whom are not under common control (within the meaning of Section 4063 of ERISA). With respect to each Company Multiemployer Plan, (A) none of the Company or its Subsidiaries or any of their respective ERISA Affiliates has experienced a partial or complete withdrawal for which the withdrawal liability has not been satisfied in full, (B) none of the Company or its Subsidiaries or any of their respective ERISA Affiliates have or could reasonably be expected to take any actions before the Closing with respect to such Company Multiemployer Plan that will trigger a partial or complete withdrawal, (C) none of the Company or its Subsidiaries or any of their respective ERISA Affiliates has received (or reasonably expects to receive) notice that any Company Multiemployer Plan has undergone or is expected to undergo a mass withdrawal or termination (or treatment of a plan amendment as termination), (D) all contributions (including installments) required to be made by the Company or its Subsidiaries or any of their respective ERISA Affiliates to any Company Multiemployer Plan have been timely and accurately made or properly accrued, in all material respects, and (E) no Proceeding against the Company or any of its Subsidiaries or any of their respective ERISA Affiliates by or related to any such Company Multiemployer Plan is (or in the past three years has been) pending or, to the Knowledge of the Company, threatened.
(g) Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) no Litigation relating to any Company Benefit Plan has been asserted, instituted or, to the Knowledge of the Company, threatened (other than routine claims for benefits and appeals of such claims), and (ii) to the Knowledge of the Company, no fact or circumstances exists that could reasonably be expected to give rise to any such Litigation. No non-exempt “prohibited transaction” (within the meaning of Section 4975 of the Code and Section 406 of ERISA) or breach of fiduciary duty (as determined under ERISA or other applicable Law) has occurred or is reasonably expected to occur with respect to any of the Company Benefit Plans, and no

Company Benefit Plan is under, and neither the Company nor any of its Subsidiaries has received any notice of, an audit, examination or investigation by the IRS, Department of Labor or, to the Knowledge of the Company, any other Governmental Authority relating to any Company Benefit Plan other than as listed on Section 3.14(g) of the Company Disclosure Letter.
(h) Other than as listed on Section 3.14(h) of the Company Disclosure Letter, the consummation of the Arrangement, the Mergers and the other transactions contemplated by this Agreement, alone or in combination with any other event occurring prior to, contemporaneous with or following the consummation of the Arrangement, the Mergers and any other transactions contemplated by this Agreement, will not (i) give rise to any liability, whether absolute or contingent, under any Company Benefit Plan, including liability for severance pay, unemployment compensation, termination pay or withdrawal liability, (ii) accelerate the time of payment, funding or vesting or increase the amount of compensation or benefits due to any employee, officer or director of the Company or any of its Subsidiaries (whether current, former or retired) or their beneficiaries under any Company Benefit Plan, or (iii) result in any breach or violation of or default under or limit the rights of Parent, the Company or any of their Affiliates to amend, modify, merge or terminate any Company Benefit Plan or related trust. No amount that could be received (whether in cash or property, the vesting of property or otherwise) as a result of or otherwise related to the consummation of the Arrangement, the Mergers and the other transactions contemplated by this Agreement (whether alone or in combination with any other event) by any employee, officer or director or other service provider of the Company or any of its Subsidiaries under any Company Benefit Plan or otherwise, would not be deductible by reason of Section 280G of the Code or would be subject to an excise Tax under Section 4999 of the Code.
(i) No Tax penalties or additional Taxes have been imposed or would be reasonably expected to be imposed on any employee, officer or director of the Company or any of its Subsidiaries (whether current, former or retired), in each case, as a result of a failure to comply with Section 409A of the Code with respect to any Company Benefit Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code. Neither the Company nor any of its Subsidiaries has any gross-up or indemnity obligation for any Taxes imposed on any employee, officer or director of the Company or any of its Subsidiaries (whether current, former or retired), including under Section 4999 or 409A of the Code.
(j) Notwithstanding the generality of the foregoing, each Company Benefit Plan that primarily covers workers located outside of the United States or Canada or is otherwise subject to the applicable Laws of a jurisdiction outside of the United States or Canada (each a “Foreign Company Benefit Plan”), and each Company Benefit Plan that covers workers located in Canada or is otherwise subject to the applicable Laws of Canada (each, a “Canadian Company Benefit Plan”) (i) has in all material respects been established, registered (where required), funded, invested, operated and administered in accordance with the terms of the applicable plan document and all applicable Laws, and if intended to qualify for special tax treatment, satisfies all requirements for such treatment and (ii) if required or intended to be funded or book-reserved, are fully funded or book-reserved, as appropriate, based upon reasonable actuarial assumptions in accordance with applicable Laws.
(k) No Company Benefit Plan is, has ever been, or is intended to be (i) a “registered pension plan” as such term is defined in subsection 248(1) of the Tax Act, (ii) a “retirement compensation arrangement” as such term is defined in subsection 248(1) of the Tax Act, (iii) a “salary deferral arrangement” as such term is defined in subsection 248(1) of the Tax Act, or (iv) an “employee life and health trust” as such term is defined in subsection 248(1) of the Tax Act. The only employer obligation under a Canadian “multi-employer pension plan” (or term of similar import) as defined under the Pension Benefits Act (Ontario), as amended or other applicable Law in Canada, including similar pension standards legislation of Canada or a province and the Tax Act, is to remit employer and employee contributions as set out in the respective Labor Agreement.
(l) No event has occurred with respect to any Canadian Company Benefit Plan or, to the Knowledge of the Company, any Foreign Company Benefit Plan, that is intended to be registered (i) which would result in the revocation of the registration of such Canadian Company Benefit Plan or Foreign Company Benefit Plan or entitle any Governmental Authority (without the consent of the Company) to wind up or terminate any Canadian Company Benefit Plan or Foreign Company Benefit Plan, in whole or in part, or (ii) which could otherwise reasonably be expected to adversely affect the tax status of any such Canadian Company Benefit Plan or Foreign Company Benefit Plan.

Section 3.15 Taxes.
(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:
(i) The Company and each of its Subsidiaries has duly and timely filed (taking into account applicable extensions) all Returns required to be filed by it with the appropriate Governmental Authority and all such Returns are true, complete and correct.
(ii) The Company and each of its Subsidiaries has: (i) duly and timely paid all Taxes due and payable by it or for which it is liable and that are required to have been paid; (ii) duly and timely withheld all Taxes required to be withheld by it and has duly and timely remitted to the appropriate Governmental Authority all such withheld Taxes; and (iii) duly and timely collected all amounts on account of sales or transfer Taxes, including goods and services, harmonized sales, value added, sales or similar Taxes, required by Law to be collected by it and has duly and timely remitted to the appropriate Governmental Authority all such collected Taxes required by applicable Tax Laws to be remitted by it. Neither the Company nor any of its Subsidiaries has waived or extended any statute of limitations with respect to the assessment of any Tax which extension is still in effect.
(iii) No Litigation is pending or has been threatened in writing with respect to Taxes or Returns of the Company or any of its Subsidiaries that has not been resolved without any further liability to the Company or any of its Subsidiaries.
(iv) The charges, accruals, and reserves for Taxes reflected on the Company Interim Financial Statements (whether or not in respect of Taxes that are currently due and whether or not in respect of Taxes shown on any Return but excluding any provision for deferred income Taxes) are adequate under GAAP to cover Taxes of the Company and each of its Subsidiaries accruing through the date of such Company Interim Financial Statements.
(v) There are no Liens for Taxes on the property or assets of the Company or any of its Subsidiaries, except for Permitted Liens.
(vi) No claim has been made in writing by a taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not file a Return to the effect that such entity is or may be subject to taxation by such jurisdiction that would be the subject of such Return.
(vii) Neither the Company nor any of its Subsidiaries has any liability for Taxes of any other Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 or Section 159 or 160 of the Tax Act (or any similar provision of state, local, or non-U.S. Law), as a transferee or successor or by contract (other than any customary commercial contract entered into in the ordinary course of business not primarily relating to Taxes). Neither the Company nor any of its Subsidiaries is a party to any tax sharing, tax allocation or tax indemnification agreement (other than any (x) agreement exclusively between or among any of the Company and its Subsidiaries or (y) customary commercial contract entered into in the ordinary course of business not primarily relating to Taxes).
(viii) No private letter rulings, technical advice memoranda, closing agreements, or similar agreements or rulings with respect to Taxes have been entered into or issued by any Governmental Authority with respect to the Company or any of its Subsidiaries that are binding on such entity in respect of any taxable year for which the statute of limitations has not yet expired.
(ix) Neither the Company nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4, a “reportable transaction” as defined in subsection 237.3(1) of the Tax Act, or a “notifiable transaction” as defined in subsection 237.4(1) of the Tax Act.
(x) Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non U.S. income Tax Law) entered into prior to the Closing; (B) intercompany item under Treasury Regulation Section 1.1502-13 or an excess loss account under Treasury Regulation Section 1.1502-19; (C) change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date and made prior to the Closing or use of an improper method of accounting during any taxable period (or portion thereof) ending on or prior to the Closing; (D) installment sale or open transaction disposition made prior to the Closing; or (E) prepaid amount or deferred revenue received outside the ordinary course of business prior to the Closing. Neither the Company nor any of its Subsidiaries has made an election under Section 965(h) of the Code.
(xi) Neither the Company nor any of its non-U.S. Subsidiaries is a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the Code or is treated as a U.S. corporation under Section 7874(b) of the Code.
(xii) There are no outstanding agreements, arrangements, waivers or objections extending the statutory period or providing for an extension of time with respect to the assessment or reassessment of Taxes of, or the payment or remittance of Taxes by, the Company or any of its Subsidiaries.
(xiii) The Company and its Subsidiaries have complied in all material respects with Laws related to unclaimed property and escheatment.
(xiv) The Company and its Subsidiaries have complied with relevant transfer pricing Laws (including Section 247 of the Tax Act).
(b) Neither the Company nor any of its Subsidiaries has been a “controlled corporation” or a “distributing corporation” in any distribution that was purported or intended to be governed by Section 355 of the Code (or any similar provision of state, local or foreign Law) occurring during the two-year period ending on the date hereof.
(c) The entity classification of the Company and each of its Subsidiaries for U.S. federal income tax purposes is set forth on Section 3.15(c) of the Company Disclosure Letter.
(d) The Company is a taxable Canadian corporation as defined in the Tax Act.
(e) Neither the Company nor any of its Subsidiaries has Knowledge of any facts or circumstances or has taken, failed to take, or agreed to take any action that would reasonably be expected to prevent or impede the Mergers from qualifying for the Mergers Intended Tax Treatment, the Arrangement from qualifying for the Arrangement Intended Tax Treatment or the Combination from qualifying for the Combination Intended Tax Treatment.
Section 3.16 Real Property.
(a) Section 3.16(a) of the Company Disclosure Letter sets forth a true and complete (in all material respects) list of all Company Owned Real Property, including the address with respect thereto. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company or a Subsidiary of the Company has good and valid fee title to such Company Owned Real Property, in each case free and clear of all Liens, except for Permitted Liens. “Company Owned Real Property” means all real property owned, including any owned Company Spring Source Real Property (in each case, together with all Company Improvements and all easements and other rights and interests appurtenant thereto including, without limitation, Water Rights), as of the date of this Agreement, by the Company or any of its Subsidiaries. The Company has not executed any, and to the Knowledge of the Company, there are no outstanding options, rights of first refusal or other preemptive rights to purchase the Company Owned Real Property or any portion thereof or interest therein.
(b) Section 3.16(b) of the Company Disclosure Letter sets forth a true and complete (in all material respects) list of Company Specified Real Property Leases together with the address of the related property and the parties to each such Company Specified Real Property Lease. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company or a Subsidiary of the Company has a good and valid title to a leasehold or subleasehold estate in each Company Specified Leased Real Property, (ii) each Company Specified Real Property Lease is valid, binding and in full force and effect, and (iii) neither the Company, any of its Subsidiaries that is party to each Company Specified Real Property Lease, nor to the Knowledge of the Company, any other party to each Company Specified Real Property Lease, is in material breach or default thereunder which material breach or default continues on the date of this Agreement, and neither the Company nor any of its Subsidiaries has received or given any written notice of any material breach or default under each Company Specified Real Property Lease which default continues on the date of this Agreement. “Company Specified Real Property Leases” means all leases, subleases and licenses, including any leased Company Spring Source Real Property (including all material amendments, modifications, extensions, renewals, guaranties and other agreements with respect thereto) of real property under which, as of the date of this Agreement, the Company or any of its Subsidiaries is a tenant, licensee or a subtenant of any leasehold or subleasehold estate and other right to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property (“Company Specified Leased Real Property”).
(c) Section 3.16(c) of the Company Disclosure Letter sets forth a true and complete (in all material respects) list of Company Specified Real Property Landlord Leases together with the address of the related property and the parties to each such Company Specified Real Property Landlord Lease. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect: (i) each Company Specified Real Property Landlord Lease is valid, binding and in full force and effect and (ii) neither the Company nor any of its Subsidiaries that is party to each Company Specified Real Property Landlord Lease, nor to the Knowledge of the Company, any other party to each Company Specified Real Property Landlord Lease, is in material breach or default thereunder which material breach or default continues on the date of this Agreement, and neither the Company nor any of its Subsidiaries has received or given any written notice of any material breach or default under such Company Specified Real Property Landlord Lease which default continues on the date of this Agreement. “Company Specified Real Property Landlord Leases” means all leases, licenses, subleases or similar agreements under which, as of the date of this Agreement, the Company or any of its Subsidiaries conveys or grants to any Person a leasehold estate in, or the right to use or occupy, any Company Owned Real Property or portion thereof, other than leases, licenses, subleases and similar arrangements that do not provide for annual rent in excess of $1,000,000.
(d) All buildings, structures, improvements, fixtures, building systems and equipment, and all components thereof included in the Company Owned Real Property (the “Company Improvements”) are in good condition and repair (reasonable wear and tear excepted) and sufficient for the operation of the business of the Company, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, there are no material structural deficiencies or latent defects affecting any of the Improvements and there are no facts or conditions affecting any of the Company Improvements which would, individually or in the aggregate, interfere in any material respect with the use or occupancy of the Company Improvements or any portion thereof in the operation of the business of the Company.
(e) All Company Spring Source Real Property is included in Company Owned Real Property or real property that is subject to a Company Specified Real Property Lease and Section 3.16(a) and Section 3.16(b), as applicable, of the Company Disclosure Letter indicate which items of real property thereon pertain to a Spring Source. Each Spring Source owned or leased by the Company or a Subsidiary of the Company or with respect to which the Company or a Subsidiary of the Company is otherwise the beneficiary under any easement, covenant, condition, restriction or similar provision in any instrument of record or other unrecorded agreement of any right to extract Spring Water (collectively, the “Company Spring Source Real Property”) has access to water resources sufficient for the operation of the business (x) as the business is currently conducted and (y) immediately following the Closing in all material respects in the same manner as currently conducted.
(f) The Company and its Subsidiaries have complied with relevant transfer pricing Laws (including Section 247 of the Tax Act).
Section 3.17 Intellectual Property.
(a) Section 3.17(a) of the Company Disclosure Letter sets forth a true, complete and correct (in all material respects) list, as of the date of this Agreement, of all issued and registered Intellectual Property (including Internet domain names) or applications for issuance or registration of any Intellectual Property included in the Company Intellectual Property (the “Company Registered Intellectual Property”), indicating for each, as applicable, (i) the jurisdiction, (ii) the application, patent or registration number and date, (iii) the record (and if different, beneficial) owner, and (iv) any other Person that has an ownership interest in such item of Company Registered Intellectual Property and the nature of such ownership interest. All material issued and registered Company Registered Intellectual Property is subsisting and has not expired, been cancelled or been abandoned, and to the Knowledge of the Company, is valid and enforceable and in full force and effect. The Company has maintained all material Company Registered Intellectual Property in the ordinary course of business consistent with reasonable business practices.
(b) The Company or one of its Subsidiaries has the valid and enforceable right to use all Intellectual Property used in, or that is necessary for, the conduct of the business of the Company or any of its Subsidiaries as currently conducted. The Company or one of its Subsidiaries exclusively owns all right, title and interest in and to the Company Intellectual Property, free and clear of any Liens, except Permitted Liens.
(c) Neither the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated by this Agreement (including the Mergers and the Arrangement), will, with or without notice or the lapse of time, result in, or give any other Person the right or option to cause or declare, (i) a loss of, or Lien on, any Company Intellectual Property, (ii) the release, disclosure, or delivery of any source code by or to any escrow agent or other Person or (iii) the grant, assignment, or transfer to any other Person of any license or other right or intent under, to, or in any Company Intellectual Property. Following the Closing, all of the material Company Intellectual Property shall be owned or available for use by the Company and its Subsidiaries on terms and conditions substantially the same as those under which the Company and its Subsidiaries owned or used the Company Intellectual Property immediately prior to the Closing.
(d) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, no claims or other suits, actions or proceedings are currently pending (or were previously pending at any time since January 1, 2021 and remain unresolved) or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or the operation of the Company’s or any of its Subsidiaries’ respective businesses (including any licensee) that the Company or any of its Subsidiaries has infringed, misappropriated, diluted or otherwise violated any Intellectual Property of any other Person, or that contest the validity, use, registrability, ownership or enforceability of any of the Company Intellectual Property (including any cancellation, opposition or similar proceedings), and, to the Knowledge of the Company, there is no reasonable basis for any such claim. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries nor the use of any Company Intellectual Property, nor the operation of the Company’s or any of its Subsidiaries’ respective businesses (including any licensee), infringes, misappropriates, dilutes or otherwise violates, or has at any time since January 1, 2021, infringed, misappropriated, diluted or otherwise violated, any Intellectual Property of any other Person. As of the date of this Agreement, no Person is infringing, misappropriating, diluting or otherwise violating the rights of the Company or any of its Subsidiaries with respect to any Company Intellectual Property, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company Intellectual Property is not subject to any outstanding consent, settlement, lien, decree, order, injunction, judgment or ruling restricting the use thereof in a manner that would reasonably be expected to materially impair the continued operation of the Company and its Subsidiaries’ businesses in the ordinary course of business.
(e) Each current and former officer, director, founder, employee, contractor and consultant of the Company and its Subsidiaries who have contributed to the invention, creation or development of any patents or patent applications or any material Intellectual Property purported to be owned by the Company or any of its Subsidiaries have executed written agreements pursuant to which such Person presently and irrevocably assigns to the Company or one of its Subsidiaries all of such Person’s rights in and to such inventions, creations or developments that may be owned by such Persons or that the Company or any of its Subsidiaries does not already own by operation of Law. To the Knowledge of the Company, no such Person is in default or breach of any such agreements.
(f) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each of the Company and its Subsidiaries has taken commercially reasonable steps to maintain and protect the value, secrecy and confidentiality of its trade secrets and other material confidential information and to maintain, protect and enforce the other Company Intellectual Property. To the Knowledge of the Company, as of the date hereof, there has not been any unauthorized access to or use or disclosure of any such trade secrets or material confidential information. Without limiting the generality of the foregoing, the Company and its Subsidiaries have in place, and enforce, a policy requiring each employee, consultant and independent contractor that has access to any confidential information owned or held by the Company or any of its Subsidiaries to be subject to contractual obligations of confidentiality thereof, and, to the Knowledge of the Company, as of the date hereof, no such Person is, or was during employment or engagement with the Company or its Subsidiaries, in violation of any such obligations of confidentiality.
(g) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company, since January 1, 2021, (i) each of the Company and its Subsidiaries is and has been in compliance with (A) its posted privacy policies and all other related notices, policies and programs, (B) all applicable data protection, privacy and other applicable Laws and binding standards regarding the collection, use, storage, distribution, transfer, processing, security, import, export, disposal or disclosure (in any form or medium) of any Personal Information, including any email, text message or telephone marketing laws, and the Payment Card Industry Data Security Standard, and (C) the requirements of any Contract concerning information security and data privacy to which the Company or any of its Subsidiaries is subject (collectively, the “Company Privacy Requirements”), (ii) there have not been any incidents of data security breaches, and (iii) the Company and its Subsidiaries have not been the subject of any complaint, claim or investigation related to their collection, use, storage, transfer, security or processing of Personal Information.
(h) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the information technology systems, including the software, hardware, databases, networks, servers and related assets, owned, leased or licensed by the Company and its Subsidiaries (the “Company IT Systems”), are sufficient for the operation of the business as currently conducted, and (ii) the Company and its Subsidiaries maintain, and have required any entity to which the Company or any of its Subsidiaries exchange Personal Information to maintain, commercially reasonable security, disaster recovery and business continuity plans, procedures and facilities, which are sufficient to comply with the Company Privacy Requirements and are designed to protect Personal Information and other data. In the prior 12 months, there has been no failure or other substandard performance of any Company IT Systems that caused any material disruption to the business of the Company and its Subsidiaries. The Company and its Subsidiaries have not suffered any material data loss, business interruption or other harm as a result of any Malicious Code. There have not been any illegal or unauthorized intrusions, access or breaches of the security of any of the Company IT Systems that have resulted in any material liability to the Company or any of its Subsidiaries or have not been fully remediated. The Company and its Subsidiaries have implemented any and all critical security patches or upgrades that are generally available for the Company IT Systems.
(i) Section 3.17(i) of the Company Disclosure Letter lists all software owned or purported to be owned by the Company and its Subsidiaries that is material to the operation of the business of the Company taken as a whole. Such software is not subject to any open source license that would: (i) require the divulgement to any Person of any source code or trade secret that is part of the Company Intellectual Property; (ii) grant a license to any Company Intellectual Property for the purpose of creating derivative works; or (iii) grant a license to any Person to redistribute any Company Intellectual Property at no charge.
Section 3.18 Environmental Matters. Except for those matters that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) each of the Company and its Subsidiaries is, and for the past five years has been, in compliance with all applicable Environmental Laws, and neither the Company nor any of its Subsidiaries has received any written communication alleging that the Company or any of its Subsidiaries is in violation of, or has any liability under, any Environmental Law, (ii) each of the Company and its Subsidiaries possesses and is in compliance with all Authorizations required under applicable Environmental Laws to conduct its business as presently conducted, (iii) there are no Environmental Claims pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, and (iv) none of the Company or any of its Subsidiaries has Released or exposed any Person to, any Hazardous Materials, and no Hazardous Materials have been Released at, on, under or from any of the Company Owned Real Property or the Company Specified Leased Real Property, in a manner that would reasonably be expected to result in an Environmental Claim against the Company or any of its Subsidiaries.
Section 3.19 Insurance. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (a) the Company and its Subsidiaries maintain insurance in such amounts and against such risks as is sufficient to comply with applicable Law, (b) all insurance policies of the Company and its

Subsidiaries are in full force and effect, except for any expiration thereof in accordance with the terms thereof, (c) neither the Company nor any of its Subsidiaries is in breach of, or default under, any such insurance policy, and (d) no written notice of cancellation or termination has been received with respect to any such insurance policy, other than in connection with ordinary renewals.
Section 3.20 Quality and Safety of Products.
(a) Since January 1, 2021, (i) there have been no recalls, field corrections, field notifications, market withdrawals or replacements, warnings, safety alerts other notice of actions relating to an alleged lack of safety, of any product of the Company or any Subsidiary, whether ordered by a Governmental Authority or undertaken voluntarily by the Company or a Subsidiary, (ii) to the Knowledge of the Company, none of the products of the Company or any Subsidiary have been adulterated, misbranded, mispackaged, or mislabeled in violation of or otherwise non-compliant with applicable Law, or pose an inappropriate threat to the health or safety of a consumer when consumed in the intended manner, and (iii) no facility at which any product of the Company or any of its Subsidiaries is manufactured, processed, packed or held has been subject to a shutdown or import or export prohibition, nor has the Company or any Subsidiary received any U.S. Food and Drug Administration (the “FDA”) Form 483 or other Governmental Authority notice of inspectional observations, “warning letters,” “untitled letters” or requests or requirements to make changes to any product of the Company or any Subsidiary, or similar correspondence, notice or proceeding from the FDA, the Canadian Food Inspection Authority (the “CFIA”) or other Governmental Authority in alleging or asserting non-compliance with any Law or Authorization (including any Food Law or Company Food Authorization), and to the Knowledge of the Company, no Governmental Authority is considering such action, except as set forth in clauses (a), (b) and (c), either individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.
(b) Except as set forth on Section 3.20(b) of the Company Disclosure Letter, the manufacture, testing, processing, packaging, labeling, storage, marketing, selling, importing, exporting, advertising, and distribution of products by or on behalf of the Company or any Subsidiary are being, and since January 1, 2021, have been, conducted in compliance with all Laws applicable to such products, including the Food and Drugs Act (Canada), Safe Food for Canadians Act, United States Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.) and standards of identity for beverages (21 C.F.R. Part 165) (“Food Laws”), except where the failure to be in compliance, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. The Company and its Subsidiaries have maintained and enforced policies and procedures, including food safety policies and procedures, designed to ensure compliance with all Food Laws, except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.
(c) The Authorizations included in Section 3.12(b) of the Company Disclosure Letter include all material Authorizations required by applicable Food Laws necessary for the Company and its Subsidiaries to conduct its business as presently conducted, including all product certifications and all facility registrations, permits, licenses and certifications required to comply with Food Laws, including all such Authorizations required by the FDA and the CFIA and other applicable Governmental Authorities (“Company Food Authorizations”).
Section 3.21 Certain Business Practices.
(a) Neither the Company nor any of its Subsidiaries, nor to the Knowledge of the Company, any of their respective officers, directors or employees, or agents or Persons acting on their behalf: (i) have made or agreed to make any contribution, payment, gift or entertainment to, or accepted or received any contributions, payments, gifts or entertainment from, any government official, employee, political party or agent or any candidate for any federal, state, provincial, local or foreign public office, where either the contribution, payment or gift or the purpose thereof was to obtain an improper business advantage or illegal under the laws of any federal, state, provincial, local or foreign jurisdiction; or (ii) have engaged in or otherwise participated in, assisted or facilitated any transaction, or taken any action, in each case that could constitute a violation of any Anti-Corruption Law, Anti-Money Laundering Law or any applicable embargo or related trade restriction imposed by the United States Office of Foreign Assets Control or any other agency of the United States government.
(b) Neither the Company nor any of its Subsidiaries, nor to the Knowledge of the Company, any of their respective officers, directors, employees or agents (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, the United Kingdom or other relevant sanctions authority (collectively, “Sanctions” and each such person, a “Sanctioned Person”) or (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (each, a “Sanctioned Country”). Neither the Company nor any of its Subsidiaries has engaged in any dealings or transactions with a Sanctioned Person, or with or in a Sanctioned Country, in each case since January 1, 2021.
(c) Except as set forth in Section 3.21(c) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries, nor to the Knowledge of the Company, any of their respective officers, directors or employees, or agents or Persons acting on their behalf, have, with respect to Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions: (i) received from any Governmental Authority or any Person, a notice, inquiry, or allegation; (ii) made any voluntary or involuntary disclosure to a Governmental Authority; or (iii) conducted any internal investigation or audit concerning any actual, suspected, or potential violation or wrongdoing.
(d) No government official is, directly or indirectly, an owner, investor or otherwise has a financial or personal interest in the Company or its Subsidiaries.
Section 3.22 Cultural Business. Neither the Company nor any of its Subsidiaries provides any of the services or engages in any of the activities of a “cultural business” as defined in the Investment Canada Act.
Section 3.23 Information Supplied. The information relating to the Company, the Subsidiaries of the Company and its or their respective officers and directors that is or will be provided by the Company or its Representatives for inclusion in the Proxy Statement/Circular will not, at the date it is filed with the SEC or first mailed to the Company Shareholders, or at the time of any amendment thereof, contain (a) any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, or (b) any Misrepresentation.
Section 3.24 Voting Requirements. Subject to the terms of the Interim Order, the Company Shareholder Approval is the only vote of the holders of any class or series of capital stock of the Company necessary for the Company to adopt this Agreement and approve the transactions contemplated hereby.
Section 3.25 Takeover Statutes. Assuming the accuracy of the representations and warranties of the Company set forth in Section 4.24, to the Knowledge of the Company, no Takeover Law applies or purports to apply to the Company with respect to this Agreement, the Arrangement, the Mergers or any of the other transactions contemplated by this Agreement.
Section 3.26 Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person, other than BofA Securities and BMO Capital Markets, the fees and expenses of which will be paid by the Company, is entitled to any broker’s, finder’s or financial advisor’s fee or commission in connection with the Arrangement, the Mergers and the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has furnished to Parent true, complete and correct copies of all agreements between the Company, on the one hand, and BofA Securities or BMO Capital Markets, on the other hand, to which BofA Securities or BMO Capital Markets, as the case may be, is entitled to a fee as a result of the Arrangement, the Mergers and the transactions contemplated by this Agreement.
Section 3.27 Opinion of BMO Capital Markets Corp.. The Company Board of Directors has received an opinion from BMO Capital Markets to the effect that, as of the date of such opinion and based on and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken set forth therein, the aggregate Arrangement Consideration to be received in the Arrangement by holders of Company Common Shares (other than, as applicable, Parent, Holdings, Merger Sub, Amalgamation Sub and their respective affiliates) pursuant to this Agreement resulting in the Company Pro Forma Percentage is fair, from a financial point of view, to such holders. A true, complete and correct copy of such opinion will be provided by the Company to Parent not later than two Business Days after the date hereof (or, if later, within two Business Days following the Company’s receipt thereof in writing) for informational purposes only and solely on a non-reliance basis.

Section 3.28 No Other Representations and Warranties.
(a) Except for the representations and warranties made by the Company in this Article 3 together with the certificates and other documents delivered by the Company pursuant hereto, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses, assets, operations, liabilities, condition (financial or otherwise) or prospects, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, except for the representations and warranties made by the Company in this Article 3 together with the certificates and other documents delivered by the Company pursuant hereto, neither the Company nor any other Person makes or has made any representation or warranty to Parent or any of its Representatives, with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to the Company, any of the Company’s Subsidiaries or their respective businesses or operations or (ii) any oral or written information furnished or made available to Parent or any of its Representatives in the course of their due diligence investigation of the Company and its Subsidiaries, the negotiation of this Agreement or the consummation of the Mergers, the Arrangement and the other transactions contemplated by this Agreement, including the accuracy, completeness or currentness thereof, and neither the Company nor any other Person will have any liability to Parent or any other Person in respect of such information, including any subsequent use of such information, except in the case of fraud.
(b) Parent acknowledges and agrees that it (i) has had an opportunity to discuss the business of the Company and its Subsidiaries with the management of the Company, (ii) has had reasonable access to (A) the books and records of the Company and its Subsidiaries and (B) the documents provided by the Company for purposes of the Mergers, the Arrangement and the other transactions contemplated by this Agreement, (iii) has been afforded the opportunity to ask questions of and receive answers from officers of the Company and (iv) has conducted its own independent investigation of the Company and its Subsidiaries, their respective businesses and the Mergers, the Arrangement and the other transactions contemplated by this Agreement, and has not relied on any representation, warranty or other statement by any Person on behalf of the Company or any of its Subsidiaries or otherwise, other than the representations and warranties of the Company expressly contained in this Article 3 and that all other representations and warranties are specifically disclaimed. Without limiting the foregoing, Parent further acknowledges and agrees that none of the Company or any of its stockholders, directors, officers, employees, Affiliates, advisors, agents or other representatives has made any representation or warranty concerning any estimates, projections, forecasts, business plans or other forward-looking information regarding the Company, its Subsidiaries or their respective businesses and operations. Parent hereby acknowledges that there are uncertainties inherent in attempting to develop such estimates, projections, forecasts, business plans and other forward-looking information with which Parent is familiar, that Parent is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, business plans and other forward-looking information furnished to it (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, business plans and other forward-looking information), and that Parent will have no claim against the Company or any of its stockholders, directors, officers, employees, Affiliates, advisors, agents or other representatives with respect thereto.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF PARENT
Except as set forth in the Parent Disclosure Letter (but subject to Section 1.3), Parent represents and warrants to the Company as follows:
Section 4.1 Organization, Standing and Corporate Power. Each of Parent and its Subsidiaries is duly organized and validly existing under the Laws of its jurisdiction of organization and has all requisite corporate or other entity power and authority to carry on its business as presently conducted, except (other than with respect to Parent’s due organization and valid existence) as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Each of Parent and its Subsidiaries is duly qualified or licensed to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction where the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than where the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. True, complete and correct copies of the Certificate of Incorporation of Parent (the “Parent Certificate of Incorporation”) and the Bylaws of Parent (the “Parent Bylaws”), in each case as in effect on the date of this Agreement, have been made available to the Company prior to the date hereof.
Section 4.2 Subsidiaries. The chart attached to Section 4.2 of the Parent Disclosure Letter sets forth, as of the date of this Agreement, each Subsidiary of Parent. All the outstanding shares of capital stock of, or other Equity Interests in, each Subsidiary of Parent have been validly issued and are fully paid and nonassessable and are owned, directly or indirectly, by Parent free and clear of all Liens, other than Permitted Liens. Except for its interests in its Subsidiaries, Parent does not own, directly or indirectly, any capital stock of, or other Equity Interests in, any corporation, partnership, joint venture, association or other entity. There are no options, warrants, rights, convertible or exchangeable securities, stock-based performance units, Contracts or undertakings of any kind to which any Subsidiary of Parent is a party or by which any of them is bound (a) obligating any such Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of or Equity Interests in, or any security convertible or exchangeable for any shares of capital stock or other voting securities of, or Equity Interest in, any Subsidiary of Parent, (b) obligating any such Subsidiary to issue, grant or enter into any such option, warrant, right, security, unit, Contract or undertaking, or (c) giving any Person the right to receive any economic interest of a nature accruing to the holders of capital stock of any of Parent’s Subsidiaries.
Section 4.3 Capital Structure.
(a) The authorized capital stock of Parent consists of (i) 1,050,000 Parent Common Shares and (ii) 250,000 shares of preferred stock, par value $0.001 per share (“Parent Preferred Shares”). At the close of business on the Capitalization Date, (i) 1,030,365.298 Parent Common Shares were outstanding and (ii) no Parent Preferred Shares were outstanding. The Initial Parent Shareholder is the sole owner of all outstanding Parent Common Shares as of the date of this Agreement. Except as set forth above, at the close of business on the Capitalization Date, no shares of capital stock or other voting securities of or Equity Interests in Parent were issued, reserved for issuance or outstanding. From the Capitalization Date, (x) there have been no issuances by Parent of shares of capital stock or other voting securities of or Equity Interests in Parent, and (y) there have been no issuances by Parent of options, warrants, rights, convertible or exchangeable securities, stock-based performance units or other rights to acquire shares of capital stock of Parent or other rights that give the holder thereof any economic interest of a nature accruing to the holders of Parent Common Shares.
(b) All outstanding Parent Common Shares are, and all such shares that may be issued prior to the Subsequent Merger Effective Time will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Parent Common Shares may vote (“Voting Parent Debt”). Except for any obligations pursuant to this Agreement or as otherwise set forth above, as of the Capitalization Date, there were no options, warrants, rights, convertible or exchangeable securities, stock-based performance units, Contracts or undertakings of any kind to which Parent is a party or by which Parent is bound (i) obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of or Equity Interests in, or any security convertible or exchangeable for any shares of capital stock or other voting securities of or Equity Interest in, Parent or of any of its Subsidiaries or any Voting Parent Debt, (ii) obligating Parent to issue, grant or enter into any such option, warrant, right, security, unit, Contract or undertaking, or (iii) giving any Person the right to receive any economic interest of a nature accruing to the holders of Parent Common Shares, and since the Capitalization Date, none of the foregoing has been issued. There are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any shares of capital stock or options, warrants, rights, convertible or exchangeable securities, stock-based performance units or other rights to acquire shares of capital stock of Parent.
(c) Parent does not have any stockholder rights plan in effect.
Section 4.4 Authority; Recommendation.
(a) Parent has all requisite corporate power and authority to execute and deliver this Agreement and the other agreements contemplated hereby and to consummate the transactions contemplated by this Agreement and thereby, subject, in the case of the Mergers, to receipt of the approval and adoption of this Agreement, to be evidenced by the delivery of the Parent Shareholder Consent (the “Parent Shareholder Approval”). The execution and delivery of this Agreement and the other agreements contemplated hereby by Parent and the consummation of the transactions contemplated by, and compliance with the provisions of, this Agreement by Parent have been duly authorized by all necessary corporate action on the part of Parent, and no other corporate action or proceedings are required to consummate the transactions contemplated hereby, subject, in the case of the Mergers, to receipt of the Parent Shareholder Approval. This Agreement has been duly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the other Parties, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject, as to enforceability, to the Bankruptcy and Equity Exception.
(b) The Parent Board of Directors, at a meeting duly called and held, has unanimously (i) determined that this Agreement, the Mergers and the other transactions contemplated hereby are fair to and in the best interests of Parent and the Parent Shareholder, (ii) approved and declared advisable this Agreement, the Mergers and the other transactions contemplated hereby, (iii) approved the execution, delivery and, subject to the Parent Shareholder Approval, performance of this Agreement and the transactions contemplated by this Agreement and (iv) resolved to recommend that the Parent Shareholder approve and adopt this Agreement by execution and delivery of the Parent Shareholder Consent.
Section 4.5 Non-Contravention. The execution and delivery by Parent of this Agreement and the other agreements contemplated hereby do not, and the consummation and performance of the Mergers and the other transactions contemplated by this Agreement and thereby and compliance with the provisions of this Agreement and the other agreements contemplated hereby will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, rent or payment or to the loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its Subsidiaries under (other than any such Lien created as a result of any action taken by the Company), any provision of (a) the Parent Certificate of Incorporation, the Parent Bylaws or the comparable organizational documents of any of its Subsidiaries, or (b) subject to the filings and other matters referred to in the immediately following sentence, and assuming the accuracy of the representations and warranties of the Company set forth in Article 3, (i) any Parent Material Contract to which Parent or any of its Subsidiaries is a party or by which any of their respective properties or assets are bound, (ii) any Law or Order, in each case applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, or (iii) any Authorizations of Parent or its Subsidiaries, other than, in the case of clause (b) above, any such conflicts, violations, defaults, rights, losses or Liens that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. No Authorization, Order, waiver of, action or nonaction by, or filing with, or notice to, any Governmental Authority is required to be obtained or made by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement and the other agreements contemplated hereby by Parent or the consummation by Parent of the Mergers or the other transactions contemplated by this Agreement, except for (A) the Required Regulatory Approvals, (B) the filing of the Certificate of Merger and the Subsequent Certificate of Merger with the Secretary of State of the State of Delaware, and (C) any Authorizations, Orders, Sfilings and notifications with respect to which the failure to obtain or make the same would not reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole, or could not reasonably be expected to prevent or significantly impede or materially delay the consummation of the Arrangement, the Mergers or the other transactions contemplated by this Agreement.

Section 4.6 Financial Statements; Undisclosed Liabilities.
(a) Parent has delivered to the Company copies of (i) the audited balance sheets of Triton Water Holdings, Inc. and its Subsidiaries as of December 31, 2023, December 31, 2022 and December 31, 2021, and audited income statements, statements of cash flows and operations and shareholder’s equity of Triton Water Holdings, Inc. and its Subsidiaries for the fiscal years ended December 31, 2023, December 31, 2022 and December 31, 2021 (the “Parent Annual Financial Statements”), and (ii) the unaudited balance sheet of Triton Water Holdings, Inc. and its Subsidiaries as of March 31, 2024 and unaudited income statements, statements of operations and cash flows and shareholder’s equity of Triton Water Holdings, Inc. and its Subsidiaries for the three months ended March 31, 2024 (the “Parent Interim Financial Statements” and, collectively with the Parent Annual Financial Statements, the “Parent Financial Statements”). The Parent Financial Statements have been prepared in all material respects in accordance with GAAP consistently applied by Parent and present fairly in all material respects the financial position, results of operations and cash flows of Triton Water Holdings, Inc. and its Subsidiaries as at the dates and for the periods indicated herein (subject, in the case of the Parent Interim Financial Statements, to normal period-end adjustments and the absence of footnotes (none of which are material to Triton Water Holdings, Inc. and its Subsidiaries taken as a whole)). Triton Water Holdings, Inc. is an indirect, wholly-owned Subsidiary of Parent.
(b) Except for matters reflected or reserved against in the Parent Financial Statements, neither Parent nor any of its Subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise) of any nature that would be required under GAAP, as in effect on the date of this Agreement, to be reflected on a consolidated balance sheet of Parent (including the notes thereto), except liabilities and obligations that (i) were incurred since the date of such balance sheet in the ordinary course of business, (ii) are incurred in connection with the transactions contemplated by this Agreement, or (iii) would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.
(c) Parent and its Subsidiaries maintain a system of internal controls over financial reporting designed to provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP applied on a consistent basis.
Section 4.7 Absence of Certain Changes or Events. Between December 31, 2023 and the date of this Agreement, (a) there has not been any fact, circumstance, change, effect, event or occurrence that has had or would reasonably be expected to have a Parent Material Adverse Effect, (b) Parent and its Subsidiaries have conducted their businesses only in the ordinary course of business, and (c) except as set forth in Section 4.7 of the Parent Disclosure Letter, there has not been any circumstance, action or activity which, if taken after the date hereof, would be a violation of Section 6.2(b)(ii), Section 6.2(b)(iii), Section 6.2(b)(iv), Section 6.2(b)(viii) and Section 6.2(b)(xxii) hereof.
Section 4.8 Litigation. There is no Litigation pending or, to the Knowledge of Parent, threatened in writing against Parent or any of its Subsidiaries or properties that, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect. There is no Order outstanding against Parent or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect.
Section 4.9 Customers and Suppliers. Section 4.9 of the Parent Disclosure Letter sets forth the 15 largest customers (by total aggregate annual revenue received by Parent and its Subsidiaries) of Parent and its Subsidiaries for the 12-month period ending on December 31, 2023 (the “Significant Parent Customers”) and the 15 largest suppliers (by total aggregate annual spend amounts paid to such suppliers by, or on behalf of, Parent and its Subsidiaries) (the “Significant Parent Suppliers”) of Parent and its Subsidiaries for the 12-month period ending on December 31, 2023 (provided that Section 4.9 of the Parent Disclosure Letter may be redacted so long as an unredacted version has been made available to the Company via “clean room” arrangements). During the 12-month period ending on December 31, 2023, no Significant Parent Customer or Significant Parent Supplier (x) cancelled or otherwise terminated, or, to the Knowledge of Parent, threatened in writing, to cancel or otherwise to terminate, its relationship with Parent or its Subsidiaries, or (y) materially decreased its business with, or, to the Knowledge of Parent, threatened in writing to materially decrease its business with Parent or its Subsidiaries, in each case, except as permitted by the terms of a Contract with Parent or any of its Subsidiaries or as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Section 4.10 Contracts.
(a) Except for this Agreement, Section 4.10(a) of the Parent Disclosure Letter sets forth a true, complete and correct list of, as of the date of this Agreement, of any Contract to which Parent or any of its Subsidiaries is a party:
(i) that would be required to be filed by Parent as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the 1933 Securities Act;
(ii) that limits or purports to limit, in any material respect, the ability of Parent or any of its Subsidiaries to (A) compete in any line of business, in any geographic area or with any Person, or (B) solicit any customer;
(iii) creating a partnership, joint venture, strategic alliance or similar arrangement with respect to Parent’s or any of its Subsidiaries’ material business or assets;
(iv) that, individually or together with any related Contracts, requires an aggregate payment, from and after the date hereof until the end of the term of such Contract, by or to Parent or any of its Subsidiaries, in excess of $10,000,000, that cannot be cancelled by Parent or any of its Subsidiaries without liability, penalty or future payment on less than 60 days’ notice;
(v) providing for indebtedness for borrowed money (other than intercompany indebtedness owed by Parent or any wholly owned Subsidiary to any other wholly owned Subsidiary, or by any wholly owned Subsidiary to Parent) of Parent or any of its Subsidiaries having an outstanding principal amount in excess of $5,000,000;
(vi) that involves a material investment in any Person or the acquisition or disposition of any business enterprise, whether via merger, stock, share or asset purchase or otherwise, for a purchase price of more than $5,000,000, or that contains any “earn-out,” contingent purchase price, deferred purchase price or similar contingent payment obligation or any indemnification obligation, in each case that remains outstanding as of the date of this Agreement;
(vii) that grants any right of first refusal or right of first offer or similar right or that limits or purports to limit the ability of Parent or any of its Subsidiaries to own, operate, sell, transfer, pledge or otherwise dispose of any material amount of assets or businesses (other than a Permitted Lien);
(viii) that (A) grants any exclusive rights or “most favored nation” status to any Person (including, for the avoidance of doubt, any Contracts providing for exclusive distribution or sales of products in a particular geographic area), or (B) contains any “take-or-pay” or other provision that requires the purchase of all of Parent’s or any of its Subsidiaries’ requirements from a Person, except (in the case of clause (B)) for such rights and provisions that are not material to Parent and its Subsidiaries, taken as a whole;
(ix) between Parent or any of its Subsidiaries with a Significant Parent Customer or a Significant Parent Supplier;
(x) that is a settlement, consent or similar agreement and will or will reasonably be expected to involve payments in excess of $1,000,000 or which otherwise contains any material continuing obligations (including non-monetary obligations) of Parent or any of its Subsidiaries;
(xi) that is a Labor Agreement covering any employee of Parent or any of its Subsidiaries or by which Parent or any of its Subsidiaries is bound or otherwise subject;
(xii) that is an employment, severance, retention, change-in-control, bonus or other agreement, arrangement or Contract with any employee of Parent or its Subsidiaries that provides for (A) the payment of any cash or other compensation or benefits by Parent or its Subsidiaries in connection with the consummation of the transactions contemplated by this Agreement, or (B) severance or termination payments, or advance notice of termination (or payments or benefits in lieu of notice), upon a termination of the applicable employee’s employment or engagement in excess of the minimum entitlements provided under applicable Laws;
(xiii) that provides for the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any equipment or other personal property that involves annual payments in excess of $100,000;

(xiv) (A) with respect to Parent Intellectual Property that is material to the operation of the business of Parent and its Subsidiaries that is licensed to any third party, other than any (I) non-disclosure agreements and (II) non-exclusive licenses (including software as a service or “SaaS” license) granted by Parent or its Subsidiaries in the ordinary course of business or in connection with the marketing, advertising, provision, or sale of services and products by Parent or its Subsidiaries to customers, distributors, or marketing or advertising associates; or (B) pursuant to which a third party has licensed any Intellectual Property to Parent or any of its Subsidiaries that is material to the operation of the business of Parent and its Subsidiaries, other than any (1) non-disclosure agreements, (2) employee invention assignment agreements and similar agreements with independent contractors (except to the extent material Intellectual Property was developed by such independent contractors) entered into in the ordinary course of business, (3) non-exclusive licenses of unmodified, commercially available technology (including software as a service or “SaaS”) for which Parent and its Subsidiaries pay less than $500,000 in the aggregate in licensing, maintenance and other fees and (4) licenses for open source software;
(xv) for the supply of water from a Spring Source or other third party, including those providing for deionization, reverse osmosis, purification or other similar process or arrangement; and
(xvi) to which Parent or any of its Subsidiaries is a party that would reasonably be expected to prevent or significantly impede or materially delay the consummation of the Arrangement, the Mergers or the other transactions contemplated by this Agreement.
All Contracts of the types referred to in clauses (i) through (xvi) above, whether or not so listed on Section 4.10(a) of the Parent Disclosure Letter, excluding any Parent Benefit Plans, are referred to herein as “Parent Material Contracts” (provided that order forms, purchase orders and statements of work need not be listed in Section 4.10(a) of the Parent Disclosure Letter, but shall nonetheless constitute Parent Material Contracts).
(b) Except as otherwise set forth on the Parent Disclosure Letter, as of the date of this Agreement, Parent has made available to the Company true, complete and correct copies of each Parent Material Contract (provided that order forms, purchase orders and statements of work need not be made available pursuant to this sentence, but shall nonetheless constitute Parent Material Contracts). Each of the Parent Material Contracts is valid and binding on Parent or the Subsidiary of Parent party thereto and, to the Knowledge of Parent, each other party thereto, and is in full force and effect, except for such failures to be valid and binding or to be in full force and effect that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. There is no default under any Parent Material Contract by Parent or any of its Subsidiaries or, to the Knowledge of Parent, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by Parent or any of its Subsidiaries or, to the Knowledge of Parent, by any other party thereto, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.
Section 4.11 Compliance with Laws.
(a) Each of Parent and its Subsidiaries and properties is, and has been since January 1, 2021, in compliance with all Laws applicable to its business or operations, in each case except for instances of noncompliance that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.
(b) Each of Parent and its Subsidiaries holds, is operating in material compliance with, and has in full force and effect all Authorizations necessary for it to conduct its business as presently conducted (including any Authorizations relating to all bottled water products manufactured, produced, processed, packed, sourced, labeled, held, distributed or sold by Parent or any of its Subsidiaries and including whether any water including in such products is provided by Parent or any of its Subsidiaries, sourced from third parties or supplied by Parent, any of its Subsidiaries or any third party), except for such Authorizations the absence of which would not, individually or in the aggregate, have a Parent Material Adverse Effect. Section 4.11(b) of the Parent Disclosure Letter sets forth a true, complete and correct list as of the date hereof of all such Authorizations that are material to Parent and its Subsidiaries taken as a whole. To the Knowledge of Parent, neither Parent nor any of its Subsidiaries has received notice that any Authorizations will be terminated or modified or cannot be renewed in the ordinary course of business, and Parent has no Knowledge of any reasonable basis for any such termination, modification or nonrenewal, except as would not, individually or in the aggregate, have a Parent Material Adverse Effect.

Section 4.12 Employment Matters.
(a) Parent has made available a materially true, complete and correct list of all employees of Parent and its Subsidiaries as of three Business Days prior to the date hereof or later, including any employee who is on a leave of absence of any nature. Parent has made available a materially true, complete and correct list of all individuals engaged directly by Parent or any of its Subsidiaries, or through a single member entity, on a Form 1099 or other non-employment basis. To the Knowledge of Parent and its Subsidiaries, each listed employee is legally authorized to work in the jurisdiction in which he or she works.
(b) Neither Parent nor any of its Subsidiaries is a party to or bound by any Labor Agreement, nor are there any negotiations currently pending between Parent or any of its Subsidiaries and any Union regarding any Labor Agreement. Neither Parent nor any of its Subsidiaries is required to consult with or obtain the consent of any Union relating to the transactions contemplated by this Agreement. There are no Unions representing or purporting to represent any employee of Parent or any of its Subsidiaries relating to their employment with Parent or its Subsidiaries. No person or Union has applied to have any of Parent or its Subsidiaries declared a common or related employer pursuant to applicable Law.
(c) Except as disclosed on Section 4.12(c) of the Parent Disclosure Letter, there are, and in the past three years there have been, to the Knowledge of Parent, no (i) material Union organizing activities concerning any employees of Parent or any of its Subsidiaries, (ii) written demands by any Union for recognition, or Litigation seeking certification, as the bargaining unit representative of any employees of Parent or any of its Subsidiaries or to be declared a related or successor employer pursuant to applicable labor or employment Law, or (iii) Unions that hold bargaining rights with respect to any of the employees of Parent or any of its Subsidiaries by way of certification, interim certification, voluntary recognition, or succession rights. There are no strikes, picketing, handbilling, slowdowns, work stoppages, lockouts, or other material labor disputes or disruptions pending or, to the Knowledge of Parent, threatened, against Parent or any of its Subsidiaries and no such disputes have occurred within the past three years.
(d) Except as disclosed in Section 4.12(d) of the Parent Disclosure Letter, tor the last three years, Parent and its Subsidiaries have been and are in material compliance with all applicable Laws regarding labor, employment and employment practices, including Laws regarding terms and conditions of employment, hiring, background checks, worker classification, collective bargaining, disability rights or benefits, accommodations, privacy, identity and employment eligibility verification, immigration and authorization to work, workplace safety and insurance, occupational health and safety, unfair labor practice, child labor, reductions in force, plant closings, mass layoffs, termination of employment, group terminations, wages, compensation, hours and benefits, payment, working time, overtime, vacation pay, meal and rest breaks, human rights discrimination, harassment, employment discrimination, retaliation, pay equity, equal opportunity, pay transparency, affirmative action, record retention, notice, leaves of absence, workers’ compensation, unemployment compensation, language of work and the collection and payment of withholding or payroll Taxes and similar Taxes.
(e) In the past three years, no material allegations or complaints of sexual harassment, sexual assault, or sexual misconduct have been made or threatened by or against any current or former officer, director, manager, executive or employee of or other individual service provider of Parent or any of its Subsidiaries, and neither Parent nor any of its Subsidiaries has entered into any settlement agreements related to such allegations. Parent and its Subsidiaries have promptly, thoroughly, and impartially investigated all allegations of sexual harassment or discriminatory harassment of which Parent or its Subsidiaries are or were aware and have taken all reasonable and necessary corrective actions with respect to such allegations that are reasonably calculated to prevent further improper action, discrimination or harassment with respect to each allegation with potential merit and neither Parent nor any of its Subsidiaries reasonably expects any material liability related to such allegations.
(f) Except as contemplated by this Agreement, to the Knowledge of Parent, no director, executive, other key employee or group of employees has any present intention to terminate his, her or their employment or engagement with Parent or any of its Subsidiaries (that, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect).
(g) Except as disclosed in Section 4.12(g) of the Parent Disclosure Letter, during the last three years, neither Parent nor any of its Subsidiaries has announced or implemented any “mass layoffs” or “plant closings,” as such terms are defined in the WARN Act, or any group termination pursuant to the Employment Standards Act (Ontario) or any similar legislation in any jurisdiction in which Parent carries on business.

(h) All compensation, including wages, commissions, bonuses, incentive compensation, and other compensation, payable to employees of Parent and its Subsidiaries for services performed on or prior to the date of this Agreement have been paid in full other than instances of noncompliance that, individually or in the aggregate, would not have a Parent Material Adverse Effect.
Section 4.13 Employee Benefit Matters.
(a) Section 4.13(a) of the Parent Disclosure Letter contains a true, complete and correct list, as of the date of this Agreement, of each material Parent Benefit Plan, separated by jurisdiction. Each Parent Benefit Plan has been administered and funded in material compliance with its terms and with applicable Law (including ERISA and the Code), other than instances of noncompliance that, individually or in the aggregate, would not have a Parent Material Adverse Effect.
(b) Parent has made available to the Company true, complete and correct copies of (to the extent applicable): (i) the current plan document for each material Parent Benefit Plan, (ii) the most recent annual report on Form 5500 or Annual Information Return, as filed, in each case with respect to each material Parent Benefit Plan (if any such report was required by applicable Law), (iii) each current trust agreement and funding agreement relating to any material Parent Benefit Plan, (iv) the most recent summary plan description or employee booklet, if any, required under ERISA with respect to each material Parent Benefit Plan, (v) the most recent actuarial reports and financial statements (as applicable) filed with a Governmental Authority or otherwise prepared by or at the request of Parent relating to each material Parent Benefit Plan and (vi) all material, non-routine written communications to or from any Governmental Authority relating to any Parent Benefit Plan.
(c) Each Parent Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination or opinion letter as to such qualification from the IRS, and, to the Knowledge of Parent, no event has occurred that could reasonably be expected to cause the loss of or adversely affect any such qualification.
(d) Section 4.13(d) of the Parent Disclosure Letter lists, as of the date of this Agreement, each Parent Benefit Plan that provides post-employment welfare benefits (including health, dental or life insurance benefits) to employees or former employees (or any of their beneficiaries) of Parent or any of its Subsidiaries or to any other Person after retirement or other termination of service (other than coverage or benefits required to be provided under (i) Section 4980B of the Code or any similar Law for which the full premium cost of such coverage is paid by the U.S. covered participant or (ii) beneficiary or applicable Canadian employment and labor standards Laws), and other than such post-employment welfare benefits, neither Parent nor any of its Subsidiaries have any obligation to provide any post-employment welfare benefits to any employees or former employees (or any of their beneficiaries) of Parent or any of its Subsidiaries or to any other Person.
(e) No Parent Benefit Plan is subject to Title IV or Section 302 of ERISA or Section 412, 430 or 4971 of the Code. No Controlled Group Liability has been or is reasonably expected to be incurred by Parent or any of its Subsidiaries or their respective ERISA Affiliates.
(f) Neither Parent nor any of its Subsidiaries or any of their respective ERISA Affiliates contributes to or otherwise participates in or has any current or contingent liability or obligation with respect to (i) any “multiemployer plan” (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA) or (ii) a plan that has two or more contributing sponsors at least two of whom are not under common control (within the meaning of Section 4063 of ERISA).
(g) Except as would not reasonably be expected to have a Parent Material Adverse Effect, (i) no Litigation relating to any Parent Benefit Plan has been asserted, instituted or, to the Knowledge of Parent, threatened (other than routine claims for benefits and appeals of such claims), and (ii) to the Knowledge of Parent, no fact or circumstances exists that could reasonably be expected to give rise to any such Litigation. No non-exempt “prohibited transaction” (within the meaning of Section 4975 of the Code and Section 406 of ERISA) or breach of fiduciary duty (as determined under ERISA or other applicable Law) has occurred or is reasonably expected to occur with respect to any of the Parent Benefit Plans, and no Parent Benefit Plan is under, and neither Parent nor any of its Subsidiaries has received any notice of, an audit, examination or investigation by the IRS, Department of Labor or, to the Knowledge of Parent, any other Governmental Authority relating to any Parent Benefit Plan.

(h) The consummation of the Arrangement, the Mergers and the other transactions contemplated by this Agreement, alone or in combination with any other event occurring prior to, contemporaneous with or following the consummation of the Arrangement, the Mergers and any other transactions contemplated by this Agreement, will not (i) give rise to any liability, whether absolute or contingent, under any Parent Benefit Plan, including liability for severance pay, unemployment compensation, termination pay or withdrawal liability, (ii) accelerate the time of payment, funding or vesting or increase the amount of compensation or benefits due to any employee, officer or director of Parent or any of its Subsidiaries (whether current, former or retired) or their beneficiaries under any Parent Benefit Plan, or (iii) result in any breach or violation of or default under or limit the rights of Parent, the Company or any of their Affiliates to amend, modify, merge or terminate any Parent Benefit Plan or related trust. No amount that could be received (whether in cash or property, the vesting of property or otherwise) as a result of or otherwise related to the consummation of the Arrangement, the Mergers and the other transactions contemplated by this Agreement (whether alone or in combination with any other event) by any employee, officer or director or other service provider of Parent or any of its Subsidiaries under any Parent Benefit Plan or otherwise, would not be deductible by reason of Section 280G of the Code or would be subject to an excise Tax under Section 4999 of the Code.
(i) No Tax penalties or additional Taxes have been imposed or would be reasonably expected to be imposed on any employee, officer or director of Parent or any of its Subsidiaries (whether current, former or retired), in each case, as a result of a failure to comply with Section 409A of the Code with respect to any Parent Benefit Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code. Neither Parent nor any of its Subsidiaries has any gross-up or indemnity obligation for any Taxes imposed on any employee, officer or director of Parent or any of its Subsidiaries (whether current, former or retired), including under Section 4999 or 409A of the Code.
(j) Notwithstanding the generality of the foregoing, each Parent Benefit Plan that primarily covers workers located outside of the United States or Canada or is otherwise subject to the applicable Laws of a jurisdiction outside of the United States or Canada (each, a “Foreign Parent Benefit Plan”), and each Parent Benefit Plan that covers workers located in Canada or is otherwise subject to the applicable Laws of Canada (each, a “Canadian Parent Benefit Plan”) (i) has in all material respects been established, registered (where required), funded, invested, operated and administered in accordance with the terms of the applicable plan document and all applicable Laws, and if intended to qualify for special tax treatment, satisfies all requirements for such treatment and (ii) if required or intended to be funded or book-reserved, are funded or book-reserved, as appropriate, based upon reasonable actuarial assumptions, in accordance with applicable Laws.
(k) No Parent Benefit Plan is, has ever been, or is intended to be (i) a “registered pension plan” as such term is defined in subsection 248(1) of the Tax Act; (ii) a “retirement compensation arrangement” as such term is defined in subsection 248(1) of the Tax Act; (iii) a “salary deferral arrangement” as such term is defined in subsection 248(1) of the Tax Act; or (iv) an “employee life and health trust” as such term is defined in subsection 248(1) of the Tax Act. The only employer obligation under a “multi-employer pension plan” (or term of similar import) as defined under the Pension Benefits Act (Ontario), as amended or other applicable Law in Canada, including similar pension standards legislation of Canada or a province and the Tax Act, is to remit employer and employee contributions as set out in the respective Labor Agreement.
(l) No event has occurred with respect to any Canadian Parent Benefit Plan or, to the Knowledge of Parent, any Foreign Parent Benefit Plan, that is intended to be registered (i) which would result in the revocation of the registration of such Canadian Parent Benefit Plan or Foreign Parent Benefit Plan or entitle any Governmental Authority (without the consent of Parent) to wind up or terminate any Canadian Parent Benefit Plan or Foreign Parent Benefit Plan, in whole or in part, or (ii) which could otherwise reasonably be expected to adversely affect the tax status of any such Canadian Parent Benefit Plan or Foreign Parent Benefit Plan.
Section 4.14 Taxes.
(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect:
(i) Parent and each of its Subsidiaries has duly and timely filed (taking into account applicable extensions) all Returns required to be filed by it with the appropriate Governmental Authority and all such Returns are true, complete and correct.

(ii) Parent and each of its Subsidiaries has (i) duly and timely paid all Taxes due and payable by it or for which it is liable and that are required to have been paid, (ii) duly and timely withheld all Taxes required to be withheld by it and has duly and timely remitted to the appropriate Governmental Authority all such withheld Taxes; and (iii) duly and timely collected all amounts on account of sales or transfer Taxes, including goods and services, harmonized sales, value added, sales or similar Taxes, required by Law to be collected by it and has duly and timely remitted to the appropriate Governmental Authority all such collected Taxes required by applicable Tax Laws to be remitted by it. Neither Parent nor any of its Subsidiaries has waived or extended any statute of limitations with respect to the assessment of any Tax which extension is still in effect.
(iii) No Litigation is pending or has been threatened in writing with respect to Taxes or Returns of Parent or any of its Subsidiaries that has not been resolved without any further liability to the Company or any of its Subsidiaries.
(iv) The charges, accruals, and reserves for Taxes reflected on the Parent Interim Financial Statements (whether or not in respect of Taxes that are currently due and whether or not in respect of Taxes shown on any Return but excluding any provision for deferred income Taxes) are adequate under GAAP to cover Taxes of Parent and each of its Subsidiaries accruing through the date of such Parent Interim Financial Statements.
(v) There are no Liens for Taxes on the property or assets of Parent or any of its Subsidiaries, except for Permitted Liens.
(vi) No claim has been made in writing by a taxing authority in a jurisdiction where Parent or any of its Subsidiaries does not file a Return to the effect that such entity is or may be subject to taxation by such jurisdiction that would be the subject of such Return.
(vii) Neither Parent nor any of its Subsidiaries has any liability for Taxes of any other Person (other than Parent or any of its Subsidiaries) under Treasury Regulations Section 1.1502−6 or Section 159 or 160 of the Tax Act (or any similar provision of state, local, or non-U.S. Law), as a transferee or successor or by contract (other than any customary commercial contract entered into in the ordinary course of business not primarily relating to Taxes). Neither Parent nor any of its Subsidiaries is a party to any tax sharing, tax allocation or tax indemnification agreement (other than (x) agreement exclusively between or among any of the Company and its Subsidiaries or (y) any customary commercial contract entered into in the ordinary course of business not primarily relating to Taxes).
(viii) No private letter rulings, technical advice memoranda, closing agreements, or similar agreements or rulings with respect to Taxes have been entered into or issued by any Governmental Authority with respect to Parent or any of its Subsidiaries that are binding on such entity in respect of any taxable year for which the statute of limitations has not yet expired.
(ix) Neither Parent nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4, a “reportable transaction” as defined in subsection 237.3(1) of the Tax Act, or a “notifiable transaction” as defined in subsection 237.4(1) of the Tax Act.
(x) Neither Parent nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non U.S. income Tax Law) entered into prior to the Closing; (B) intercompany item under Treasury Regulation Section 1.1502-13 or an excess loss account under Treasury Regulation Section 1.1502-19; (C) change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date and made prior to the Closing or use of an improper method of accounting during any taxable period (or portion thereof) ending on or prior to the Closing; (D) installment sale or open transaction disposition made prior to the Closing; or (E) prepaid amount or deferred revenue received outside the ordinary course of business prior to the Closing. Neither Parent nor any of its Subsidiaries has made an election under Section 965(h) of the Code.
(xi) None of Parent’s non-U.S. Subsidiaries is a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the Code or is treated as a U.S. corporation under Section 7874(b) of the Code.

(xii) There are no outstanding agreements, arrangements, waivers or objections extending the statutory period or providing for an extension of time with respect to the assessment or reassessment of Taxes of, or the payment or remittance of Taxes by, Parent or any of its Subsidiaries.
(xiii)  Parent and its Subsidiaries have complied in all material respects with Laws related to unclaimed property and escheatment.
(xiv) Parent and its Subsidiaries have complied with relevant transfer pricing Laws (including Section 247 of the Tax Act).
(b) Neither Parent nor any of its Subsidiaries has been a “controlled corporation” or a “distributing corporation” in any distribution that was purported or intended to be governed by Section 355 of the Code (or any similar provision of state, local or foreign Law) occurring during the two-year period ending on the date hereof.
(c) The entity classification of Parent and each of its Subsidiaries for U.S. federal income tax purposes is set forth on Section 4.14(c) of the Parent Disclosure Letter.
(d) Neither Parent nor any of its Subsidiaries has Knowledge of any facts or circumstances or has taken, failed to take, or agreed to take any action that would reasonably be expected to prevent or impede the Mergers from qualifying for the Mergers Intended Tax Treatment, the Amalgamation from qualifying for the Amalgamation Intended Tax Treatment, or the Combination from qualifying for the Combination Intended Tax Treatment.
Section 4.15 Real Property.
(a) Section 4.15(a) of the Parent Disclosure Letter sets forth a true and complete (in all material respects) list of all Parent Owned Real Property, including the address with respect thereto. Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, Parent or a Subsidiary of Parent has good and valid fee title to such Parent Owned Real Property, in each case free and clear of all Liens, except for Permitted Liens. “Parent Owned Real Property” means all real property owned, including any owned Parent Spring Source Real Property (in each case, together with all Parent Improvements and all easements and other rights and interests appurtenant thereto including, without limitation, Water Rights), as of the date of this Agreement, by Parent or any of its Subsidiaries. Parent has not executed any, and to the Knowledge of Parent, there are no outstanding options, rights of first refusal or other preemptive rights to purchase the Parent Owned Real Property or any portion thereof or interest therein.
(b) Section 4.15(b) of the Parent Disclosure Letter sets forth a true and complete (in all material respects) list of Parent Specified Real Property Leases together with the address of the related property and the parties to each such Parent Specified Real Property Lease. Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, (i) Parent or a Subsidiary of Parent has a good and valid title to a leasehold or subleasehold estate in each Parent Specified Leased Real Property, (ii) each Parent Specified Real Property Lease is valid, binding and in full force and effect; and (iii) neither Parent, any of its Subsidiaries that is party to each Parent Specified Real Property Lease, nor to the Knowledge of Parent, any other party to each Parent Specified Real Property Lease, is in material breach or default thereunder which material breach or default continues on the date of this Agreement, and neither Parent nor any of its Subsidiaries has received or given any written notice of any material breach or default under each Parent Specified Real Property Lease which default continues on the date of this Agreement. “Parent Specified Real Property Leases” means all leases, subleases and licenses, including any leased Parent Spring Source Real Property (including all material amendments, modifications, extensions, renewals, guaranties and other agreements with respect thereto) of real property under which, as of the date of this Agreement, Parent or any of its Subsidiaries is a tenant, licensee or a subtenant of any leasehold or subleasehold estate and other right to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property (“Parent Specified Leased Real Property”).
(c) Section 4.15(b) of the Parent Disclosure Letter sets forth a true and complete (in all material respects) list of Parent Specified Real Property Landlord Leases together with the address of the related property and the parties to each such Parent Specified Real Property Landlord Lease. Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect (i) each Parent Specified Real Property Landlord Lease is valid, binding and in full force and effect and (ii) neither Parent nor any of its

Subsidiaries that is party to each Parent Specified Real Property Landlord Lease, nor to the Knowledge of Parent, any other party to each Parent Specified Real Property Landlord Lease, is in material breach or default thereunder which material breach or default continues on the date of this Agreement, and neither Parent nor any of its Subsidiaries has received or given any written notice of any material breach or default under such Parent Specified Real Property Landlord Lease which default continues on the date of this Agreement. “Parent Specified Real Property Landlord Leases” means all leases, licenses, subleases or similar agreements under which, as of the date of this Agreement, Parent or any of its Subsidiaries conveys or grants to any Person a leasehold estate in, or the right to use or occupy, any Parent Owned Real Property or portion thereof, other than leases, licenses, subleases and similar arrangements that do not provide for annual rent in excess of $1,000,000.
(d) All buildings, structures, improvements, fixtures, building systems and equipment, and all components thereof included in the Parent Owned Real Property (the “Parent Improvements”) are in good condition and repair (reasonable wear and tear excepted) and sufficient for the operation of the business of Parent, except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. To the Knowledge of Parent, there are no material structural deficiencies or latent defects affecting any of the Parent Improvements and there are no facts or conditions affecting any of the Parent Improvements which would, individually or in the aggregate, interfere in any material respect with the use or occupancy of the Parent Improvements or any portion thereof in the operation of the business of Parent.
(e) All Parent Spring Source Real Property is included in Parent Owned Real Property or real property that is subject to a Parent Specified Real Property Lease and Section 4.15(a) and Section 4.15(b), as applicable, of the Parent Disclosure Letter indicate which items of real property thereon pertain to a Spring Source. Each Spring Source owned or leased by Parent or a Subsidiary of Parent or with respect to which Parent or a Subsidiary of Parent is otherwise the beneficiary under any easement, covenant, condition, restriction or similar provision in any instrument of record or other unrecorded agreement of any right to extract Spring Water (collectively, the “Parent Spring Source Real Property”) has access to water resources sufficient for the operation of the business (x) as the business is currently conducted and (y) immediately following the Closing in all material respects in the same manner as currently conducted.
Section 4.16 Intellectual Property.
(a) Section 4.16(a) of the Parent Disclosure Letter sets forth a true, complete and correct (in all material respects) list, as of the date of this Agreement, of all issued and registered Intellectual Property (including Internet domain names) or applications for issuance or registration of any Intellectual Property included in the Parent Intellectual Property (the “Parent Registered Intellectual Property”), indicating for each, as applicable, (i) the jurisdiction, (ii) the application, patent or registration number and date, (iii) the record (and if different, beneficial) owner, and (iv) any other Person that has an ownership interest in such item of Parent Registered Intellectual Property and the nature of such ownership interest. All material issued and registered Parent Registered Intellectual Property is subsisting and has not expired, been cancelled or been abandoned, and to the Knowledge of Parent, is valid and enforceable and in full force and effect. Parent has maintained all material Parent Registered Intellectual Property in the ordinary course of business consistent with reasonable business practices.
(b) Parent or one of its Subsidiaries has the valid and enforceable right to use all Intellectual Property used in, or that is necessary for, the conduct of the business of Parent or any of its Subsidiaries as currently conducted. Parent or one of its Subsidiaries exclusively owns all right, title and interest in and to the Parent Intellectual Property, free and clear of any Liens, except Permitted Liens.
(c) Neither the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated by this Agreement (including the Mergers and the Arrangement), will, with or without notice or the lapse of time, result in, or give any other Person the right or option to cause or declare, (i) a loss of, or Lien on, any Parent Intellectual Property, (ii) the release, disclosure, or delivery of any source code by or to any escrow agent or other Person or (iii) the grant, assignment, or transfer to any other Person of any license or other right or intent under, to, or in any Parent Intellectual Property. Following the Closing, all of the material Parent Intellectual Property shall be owned or available for use by Parent and its Subsidiaries on terms and conditions substantially the same as those under which Parent and its Subsidiaries owned or used the Parent Intellectual Property immediately prior to the Closing.

(d) Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, no claims or other suits, actions or proceedings are currently pending (or were previously pending at any time since January 1, 2021 and remain unresolved) or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries or the operation of Parent’s or any of its Subsidiaries’ respective businesses (including any licensee) that Parent or any of its Subsidiaries has infringed, misappropriated, diluted or otherwise violated any Intellectual Property of any other Person, or that contest the validity, use, registrability, ownership or enforceability of any of the Parent Intellectual Property (including any cancellation, opposition or similar proceedings), and, to the Knowledge of Parent, there is no reasonable basis for any such claim. Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, neither Parent nor any of its Subsidiaries nor the use of any Parent Intellectual Property, nor the operation of Parent’s or any of its Subsidiaries’ respective businesses (including any licensee), infringes, misappropriates, dilutes or otherwise violates, or has at any time since January 1, 2021, infringed, misappropriated, diluted or otherwise violated, any Intellectual Property of any other Person. As of the date of this Agreement, no Person is infringing, misappropriating, diluting or otherwise violating the rights of Parent or any of its Subsidiaries with respect to any Parent Intellectual Property, except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. The Parent Intellectual Property is not subject to any outstanding consent, settlement, lien, decree, order, injunction, judgment or ruling restricting the use thereof in a manner that would reasonably be expected to materially impair the continued operation of Parent and its Subsidiaries’ businesses in the ordinary course of business.
(e) Each current and former officer, director, founder, employee, contractor and consultant of Parent and its Subsidiaries who have contributed to the invention, creation or development of any patents or patent applications or any material Intellectual Property purported to be owned by Parent or any of its Subsidiaries have executed written agreements pursuant to which such Person presently and irrevocably assigns to Parent or one of its Subsidiaries all of such Person’s rights in and to such inventions, creations or developments that may be owned by such Persons or that Parent or any of its Subsidiaries does not already own by operation of Law. To the Knowledge of Parent, no such Person is in default or breach of any such agreements.
(f) Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, each of Parent and its Subsidiaries has taken commercially reasonable steps to maintain and protect the value, secrecy and confidentiality of its trade secrets and other material confidential information and to maintain, protect and enforce the other Parent Intellectual Property. To the Knowledge of Parent, as of the date hereof, there has not been any unauthorized access to or use or disclosure of any such trade secrets or material confidential information. Without limiting the generality of the foregoing, Parent and its Subsidiaries have in place, and enforce, a policy requiring each employee, consultant and independent contractor that has access to any confidential information owned or held by Parent or any of its Subsidiaries to be subject to contractual obligations of confidentiality thereof, and, to the Knowledge of Parent, as of the date hereof, no such Person is, or was during employment or engagement with Parent or its Subsidiaries, in violation of any such obligations of confidentiality.
(g) Except as would not, individually or in the aggregate, reasonably be expected to be material to Parent, since January 1, 2021, (i) each of Parent and its Subsidiaries is and has been in compliance with (A) its posted privacy policies and all other related notices, policies and programs, (B) all applicable data protection, privacy and other applicable Laws and binding standards regarding the collection, use, storage, distribution, transfer, processing, security, import, export, disposal or disclosure (in any form or medium) of any Personal Information, including any email, text message or telephone marketing laws, and the Payment Card Industry Data Security Standard, and (C) the requirements of any Contract concerning information security and data privacy to which Parent or any of its Subsidiaries is subject (collectively, the “Parent Privacy Requirements”), (ii) there have not been any incidents of data security breaches, and (iii) Parent and its Subsidiaries have not been the subject of any complaint, claim or investigation related to their collection, use, storage, transfer, security or processing of Personal Information.
(h) Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, (i) the information technology systems, including the software, hardware, databases, networks, servers and related assets, owned, leased or licensed by Parent and its Subsidiaries (the “Parent IT Systems”), are sufficient for the operation of the business as currently conducted; and (ii) Parent and its Subsidiaries maintain, and have required any entity to which Parent or any of its Subsidiaries exchange Personal

Information to maintain, commercially reasonable security, disaster recovery and business continuity plans, procedures and facilities, which are sufficient to comply with the Parent Privacy Requirements and are designed to protect Personal Information and other data. In the prior 12 months, there has been no failure or other substandard performance of any Parent IT Systems that caused any material disruption to the business of Parent and its Subsidiaries. Parent and its Subsidiaries have not suffered any material data loss, business interruption or other harm as a result of any Malicious Code. There have not been any illegal or unauthorized intrusions, access or breaches of the security of any of the Parent IT Systems that have resulted in any material liability to Parent or any of its Subsidiaries or have not been fully remediated. Parent and its Subsidiaries have implemented any and all critical security patches or upgrades that are generally available for the Parent IT Systems.
(i) Section 4.16(i) of the Parent Disclosure Letter lists all software owned or purported to be owned by Parent and its Subsidiaries that is material to the operation of the business of Parent taken as a whole. Such software is not subject to any open source license that would: (i) require the divulgement to any Person of any source code or trade secret that is part of the Parent Intellectual Property; (ii) grant a license to any Parent Intellectual Property for the purpose of creating derivative works; or (iii) grant a license to any Person to redistribute any Parent Intellectual Property at no charge.
Section 4.17 Environmental Matters. Except for those matters that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, (a) each of Parent and its Subsidiaries is, and for the past five years has been, in compliance with all applicable Environmental Laws, and neither Parent nor any of its Subsidiaries has received any written communication alleging that Parent or any of its Subsidiaries is in violation of, or has any liability under, any Environmental Law, (b) each of Parent and its Subsidiaries possesses and is in compliance with all Authorizations required under applicable Environmental Laws to conduct its business as presently conducted, (c) there are no Environmental Claims pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries, and (d) none of Parent or any of its Subsidiaries has Released or exposed any Person to, any Hazardous Materials, and no Hazardous Materials have been Released at, on, under or from any of the Parent Owned Real Property or the Parent Specified Leased Real Property, in a manner that would reasonably be expected to result in an Environmental Claim against Parent or any of its Subsidiaries.
Section 4.18 Insurance. Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, (a) Parent and its Subsidiaries maintain insurance in such amounts and against such risks as is sufficient to comply with applicable Law, (b) all insurance policies of Parent and its Subsidiaries are in full force and effect, except for any expiration thereof in accordance with the terms thereof, (c) neither Parent nor any of its Subsidiaries is in breach of, or default under, any such insurance policy, and (d) no written notice of cancellation or termination has been received with respect to any such insurance policy, other than in connection with ordinary renewals.
Section 4.19 Quality and Safety of Products.
(a) Since January 1, 2021, (a) there have been no recalls, field corrections, field notifications, market withdrawals or replacements, warnings, safety alerts other notice of actions relating to an alleged lack of safety, of any product of Parent or any Subsidiary, whether ordered by a Governmental Authority or undertaken voluntarily by Parent or a Subsidiary; (b) to the Knowledge of Parent, none of the products of Parent or any Subsidiary have been adulterated, misbranded, mispackaged, or mislabeled in violation of or otherwise non-compliant with applicable Law, or pose an inappropriate threat to the health or safety of a consumer when consumed in the intended manner; and (c) no facility at which any product of Parent or any of its Subsidiaries is manufactured, processed, packed or held has been subject to a shutdown or import or export prohibition, nor has Parent or any Subsidiary received any FDA Form 483 or other Governmental Authority notice of inspectional observations, “warning letters,” “untitled letters” or requests or requirements to make changes to any product of Parent or any Subsidiary, or similar correspondence, notice or proceeding from the FDA, the CFIA or other Governmental Authority in alleging or asserting non-compliance with any Law or Authorization (including any Food Law or Parent Food Authorization), and to the Knowledge of Parent, no Governmental Authority is considering such action, except as set forth in clauses (a), (b) and (c), either individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.
(b) The manufacture, testing, processing, packaging, labeling, storage, marketing, selling, importing, exporting, advertising, and distribution of products by or on behalf of Parent or any Subsidiary are being, and since January 1, 2021, have been, conducted in compliance with all applicable Food Laws, except where the failure to be in compliance, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect. Parent and its Subsidiaries have maintained and enforced policies and procedures, including food safety policies and procedures, designed to ensure compliance with all Food Laws, except as, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.
(c) The Authorizations included in Section 4.11(b) of the Parent Disclosure Letter include all material Authorizations required by applicable Food Laws necessary for Parent and its Subsidiaries to conduct its business as presently conducted, including all product certifications and all facility registrations, permits, licenses and certifications required to comply with Food Laws, including all such Authorizations required by the FDA and the CFIA and other applicable Governmental Authorities (“Parent Food Authorizations”).
Section 4.20 Certain Business Practices.
(a) Neither Parent nor any of its Subsidiaries, nor to the Knowledge of Parent, any of their respective officers, directors or employees, or agents or Persons acting on their behalf: (i) have made or agreed to make any contribution, payment, gift or entertainment to, or accepted or received any contributions, payments, gifts or entertainment from, any government official, employee, political party or agent or any candidate for any federal, state, provincial, local or foreign public office, where either the contribution, payment or gift or the purpose thereof was to obtain an improper business advantage or illegal under the laws of any federal, state, provincial, local or foreign jurisdiction; or (ii) have engaged in or otherwise participated in, assisted or facilitated any transaction, or taken any action, in each case that could constitute a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws or any applicable embargo or related trade restriction imposed by the United States Office of Foreign Assets Control or any other agency of the United States government.
(b) Neither Parent nor any of its Subsidiaries, nor to the Knowledge of Parent, any of their respective officers, directors, employees or agents (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, Sanctioned Persons or Persons that are currently the subject of any Sanctions or (ii) is located, organized or resident in a Sanctioned Country. Neither Parent nor any of its Subsidiaries has engaged in any dealings or transactions with a Sanctioned Person, or with or in a Sanctioned Country, in each case since January 1, 2021.
(c) Neither Parent nor any of its Subsidiaries, nor to the Knowledge of Parent, any of their respective officers, directors or employees, or agents or Persons acting on their behalf, have, with respect to Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions: (i) received from any Governmental Authority or any Person, a notice, inquiry, or allegation; (ii) made any voluntary or involuntary disclosure to a Governmental Authority; or (iii) conducted any internal investigation or audit concerning any actual, suspected, or potential violation or wrongdoing.
(d) No government official is, directly or indirectly, an owner, investor or otherwise has a financial or personal interest in Parent or its Subsidiaries.
Section 4.21 Investment Canada Act. Parent is not a Canadian within the meaning of the Investment Canada Act.
Section 4.22 Information Supplied. The information relating to the Parent Parties, the Subsidiaries of Parent and their respective officers and directors that is or will be provided by Parent or its Representatives for inclusion in the Proxy Statement/Circular will not, at the date it is filed with the SEC or first mailed to the Company Shareholders, or at the time of any amendment thereof, contain (a) any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, or (b) any Misrepresentation.
Section 4.23 Voting Requirements. The Parent Shareholder Approval is the only vote of the holders of any class or series of capital stock of Parent necessary for Parent to adopt this Agreement and approve the transactions contemplated hereby. The delivery of the Parent Shareholder Consent will constitute the Parent Shareholder Approval.
Section 4.24 Takeover Statutes. Assuming the accuracy of the representations and warranties of the Company set forth in Section 3.25, to the Knowledge of Parent, no Takeover Law applies or purports to apply to Parent with respect to this Agreement, the Arrangement, the Mergers or any of the other transactions contemplated by this Agreement.

Section 4.25 Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person, other than Morgan Stanley & Co. LLC and Deutsche Bank Securities, Inc. (the “Parent Financial Advisors”), the fees and expenses of which will be paid by Parent, is entitled to any broker’s, finder’s or financial advisor’s fee or commission in connection with the Arrangement, the Mergers and the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent. Parent has furnished to the Company true, complete and correct copies of all agreements between Parent and any Parent Financial Advisor to which any Parent Financial Advisor is entitled to a fee as a result of the Arrangement, the Mergers and the transactions contemplated by this Agreement.
Section 4.26 No Other Representations and Warranties.
(a) Except for the representations and warranties made by Parent in this Article 4 together with the certificates and other documents delivered by Parent pursuant hereto, neither Parent nor any other Person makes any express or implied representation or warranty with respect to Parent or any of its Subsidiaries or their respective businesses, assets, operations, liabilities, condition (financial or otherwise) or prospects, and Parent hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, except for the representations and warranties made by Parent in this Article 4 together with the certificates and other documents delivered by Parent pursuant hereto, neither Parent nor any other Person makes or has made any representation or warranty to the Company or any of its Representatives, with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to Parent, any of Parent’s Subsidiaries or their respective businesses or operations or (ii) any oral or written information furnished or made available to the Company or any of its Representatives in the course of their due diligence investigation of Parent and its Subsidiaries, the negotiation of this Agreement or the consummation of the Mergers, the Arrangement and the other transactions contemplated by this Agreement, including the accuracy, completeness or currentness thereof, and neither Parent nor any other Person will have any liability to the Company or any other Person in respect of such information, including any subsequent use of such information, except in the case of fraud.
(b) The Company acknowledges and agrees that it (i) has had an opportunity to discuss the business of the Parent Parties and their respective Subsidiaries with the management of the Parent Parties, (ii) has had reasonable access to (A) the books and records of the Parent Parties and their respective Subsidiaries and (B) the documents provided by the Parent Parties for purposes of the Mergers, the Arrangement and the other transactions contemplated by this Agreement, (iii) has been afforded the opportunity to ask questions of and receive answers from officers of the Parent Parties and (iv) has conducted its own independent investigation of the Parent Parties and their respective Subsidiaries, their respective businesses and Mergers, the Arrangement and the other transactions contemplated by this Agreement, and has not relied on any representation, warranty or other statement by any Person on behalf of the Parent Parties or any of their respective Subsidiaries or otherwise, other than the representations and warranties of the Parent Parties expressly contained in this Article 4 and Article 5 and that all other representations and warranties are specifically disclaimed. Without limiting the foregoing, the Company further acknowledges and agrees that none of the Parent Parties or any of their respective stockholders, directors, officers, employees, Affiliates, advisors, agents or other representatives has made any representation or warranty concerning any estimates, projections, forecasts, business plans or other forward-looking information regarding the Parent Parties, their respective Subsidiaries or their respective businesses and operations. The Company hereby acknowledges that there are uncertainties inherent in attempting to develop such estimates, projections, forecasts, business plans and other forward-looking information with which the Company is familiar, that the Company is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, business plans and other forward-looking information furnished to it (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, business plans and other forward-looking information), and that the Company will have no claim against any Parent Party or any of their respective stockholders, directors, officers, employees, Affiliates, advisors, agents or other representatives with respect thereto.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF HOLDINGS
Parent and Holdings represent and warrant to the Company as follows:
Section 5.1 Organization, Standing and Power.
(a) Each of Holdings, Merger Sub and Amalgamation Sub is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite power and authority to carry on its business as presently conducted.
(b) Holdings has all requisite power and authority to execute and deliver this Agreement and the other agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby, including the Subsequent Merger. The execution and delivery of this Agreement and the other agreements contemplated hereby by Holdings and the consummation of the transactions contemplated by, and compliance with the provisions of, this Agreement and the other agreements contemplated hereby, including the Subsequent Merger, by Holdings shall be duly authorized by Parent, as the sole stockholder of Holdings, by written consent following the execution of this Agreement, no other proceedings on the part of Holdings is necessary to authorize this Agreement and the other agreements contemplated hereby or to consummate the transactions contemplated hereby and thereby, including the Subsequent Merger. This Agreement has been duly executed and delivered by Holdings and, assuming the due authorization, execution and delivery by the other Parties, constitutes a legal, valid and binding obligation of Holdings, enforceable against Holdings in accordance with its terms, subject, as to enforceability, to the Bankruptcy and Equity Exception.
(c) Each of Merger Sub and Amalgamation Sub has all requisite corporate power and authority to execute and deliver this Agreement and the other agreements contemplated hereby and to consummate the transactions contemplated by this Agreement and thereby, including the Merger and the Arrangement. The execution and delivery of this Agreement and the other agreements contemplated hereby by each of Merger Sub and Amalgamation Sub and the consummation of the transactions contemplated by, and compliance with the provisions of, this Agreement and the other agreements contemplated hereby, including the Merger and the Arrangement, by each of Merger Sub and Amalgamation Sub shall be duly authorized by Holdings, as the sole stockholder of each of Merger Sub and Amalgamation Sub, by written consent following the execution of this Agreement, and no other corporate proceedings on the part of Merger Sub or Amalgamation Sub are necessary to authorize this Agreement and the other agreements contemplated hereby or to consummate the transactions contemplated by this Agreement and thereby, including the Merger and the Arrangement. This Agreement has been duly executed and delivered by each of Merger Sub and Amalgamation Sub and, assuming the due authorization, execution and delivery by the other Parties, constitutes a legal, valid and binding obligation of each of Merger Sub and Amalgamation Sub, enforceable against each of Merger Sub and Amalgamation Sub in accordance with its terms, subject, as to enforceability, to the Bankruptcy and Equity Exception.
(d) The board of directors of Merger Sub has unanimously (i) determined that this Agreement, the Merger and the other transactions contemplated hereby are in the best interests of Merger Sub and its sole stockholder, (ii) approved and declared advisable this Agreement, the Merger and the other transactions contemplated hereby, (iii) approved the execution, delivery and, subject to the approval and adoption of this Agreement by Holdings in its capacity as sole stockholder of Merger Sub, performance of this Agreement and the transactions contemplated by this Agreement, and (iv) resolved to recommend that its sole stockholder approve and adopt this Agreement.
(e) The board of directors of Holdings has unanimously (i) determined that this Agreement, the Subsequent Merger and the other transactions contemplated hereby are fair to and in the best interests of Holdings and its sole stockholder, (ii) approved and declared advisable this Agreement, the Subsequent Merger and the other transactions contemplated hereby, (iii) approved the execution, delivery and, subject to the approval and adoption of this Agreement by Parent in its capacity as sole stockholder of Holdings, performance of this Agreement and the transactions contemplated by this Agreement and (iv) resolved to recommend that its sole stockholder approve and adopt this Agreement.
(f) The execution and delivery of this Agreement and the other agreements contemplated hereby by each of Holdings, Merger Sub and Amalgamation Sub does not, and the consummation of the Mergers, the Arrangement and the other transactions contemplated by this Agreement and the other agreements contemplated hereby, as applicable, and compliance with the provisions of this Agreement and the other agreements contemplated hereby will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of such Parent Party or any of its Subsidiaries under (other than any such Lien created as a result of any action taken by the Company), any provision of (i) the organizational documents of such Parent Party or any of its Subsidiaries, or (ii) subject to the filings and other matters referred to in the immediately following sentence, and assuming the accuracy of the representations and warranties of the Company set forth in Article 3, (A) any Contract to which such Parent Party or any of its Subsidiaries is a party or by which any of their respective properties or assets are bound, (B) any Law or Order, in each case applicable to such Parent Party or any of its Subsidiaries or any of their respective properties or assets, or (C) any Authorizations of such Parent Party or its Subsidiaries, other than, in the case of clause (ii) above, any such conflicts, violations, defaults, rights, losses or Liens that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Parent Party to consummate the transactions contemplated by this Agreement and the other agreements contemplated hereby. No Authorization, Order, waiver of, action or nonaction by, or filing with, or notice to, any Governmental Authority is required to be obtained or made by or with respect to any of Holdings, Merger Sub, Amalgamation Sub or any of their respective Subsidiaries in connection with the execution and delivery of this Agreement and the other agreements contemplated hereby by such Parent Party or the consummation by such Parent Party of the transactions contemplated by this Agreement and the other agreements contemplated hereby, except for (I) the Required Regulatory Approvals, (II) the filing of the Certificate of Merger and the Subsequent Certificate of Merger with the Secretary of State of the State of Delaware, (III) in connection or in compliance with the 1933 Securities Act or the 1934 Exchange Act or applicable Canadian Securities Laws, (IV) applicable state securities and “blue sky” laws, (V) satisfaction by Holdings of the initial listing standards of the NYSE and (VI) any Authorizations and filings and notifications with respect to which the failure to obtain or make the same would not reasonably be expected to be material to such Parent Party and its Subsidiaries, taken as a whole, or to have a material adverse effect on the ability of such Parent Party to consummate the transactions contemplated by this Agreement and the other agreements contemplated hereby.
Section 5.2 Prior Operations. Each of Holdings, Merger Sub and Amalgamation Sub were formed solely for purposes of effecting the Combination. Since their respective dates of formation, none of Holdings, Merger Sub or Amalgamation Sub have carried on any business or conducted any operations other than the execution of this Agreement, the performance of their respective obligations hereunder and matters ancillary hereto.
Section 5.3 Capital Structure.
(a) As of the date hereof, the authorized share capital of Holdings consists of 1,000 shares of common stock, par value $0.01 per share, of Holdings, of which 100 shares are issued and outstanding. The entire number of Holdings Common Shares (other than the common shares, par value $0.01 per share, of Holdings that are issued and outstanding as of the date hereof) that will be issued and outstanding immediately following the Closing will be determined solely pursuant to and in accordance with the Plan of Arrangement and this Agreement. The Holdings Common Shares to be issued as Arrangement Consideration and Merger Consideration pursuant to the Plan of Arrangement and this Agreement (i) will be duly authorized, and, upon issuance, will be validly issued, fully paid and not subject to calls for any additional payments (non-assessable) and not subject to preemptive rights, (ii) will not be issued in violation of the New Holdings Certificate of Incorporation or New Holdings Bylaws or other organizational documents of Holdings, as the case may be, or any agreement, contract, covenant, undertaking, or commitment to which Holdings is a party or bound, and (iii) other than solely pursuant to and in accordance with the Plan of Arrangement and this Agreement, as of immediately following the Closing, there will be no other issued or outstanding Equity Interests in Holdings or any other issued or outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or other rights of any kind that obligate Holdings to issue or sell any Equity Interest in Holdings to any Person.
(b) All of the authorized share capital of Merger Sub and Amalgamation Sub is held directly or indirectly by Holdings and has been validly issued, free and clear of any Lien.
Section 5.4 No Other Representations and Warranties. Except for the representations and warranties made by Holdings and Parent in this Article 5 together with the certificates and other documents delivered by Parent pursuant hereto, none of Holdings, Merger Sub or Amalgamation Sub or any other Person makes any express or implied representation or warranty with respect to Holdings, Merger Sub or Amalgamation Sub or any Subsidiary of Holdings, Merger Sub or Amalgamation Sub or their respective businesses, assets, operations, liabilities, condition (financial or otherwise) or prospects, and Holdings, Merger Sub and Amalgamation Sub, respectively, hereby disclaim any such other representations or warranties. In particular, without limiting the foregoing disclaimer, except for the representations and warranties made by Parent and Holdings in this Article 5 together with the certificates and other documents delivered by Parent pursuant hereto, none of Holdings, Merger Sub or Amalgamation Sub or any other Person makes or has made any representation or warranty to the Company or any of its Representatives, with respect to (a) any financial projection, forecast, estimate, budget or prospective information relating to Holdings, Merger Sub or Amalgamation Sub, any Subsidiary of Holdings, Merger Sub or Amalgamation Sub or their respective businesses or operations or (b) any oral or written information furnished or made available to the Company or any of its Representatives in the course of its due diligence investigation of Holdings, Merger Sub and Amalgamation Sub, the negotiation of this Agreement or the consummation of the Mergers, the Arrangement and the other transactions contemplated by this Agreement, including the accuracy, completeness or currentness thereof, and none of Holdings, Merger Sub or Amalgamation Sub or any other Person will have any liability to the Company or any other Person in respect of such information, including any subsequent use of such information, except in the case of fraud.
ARTICLE 6
COVENANTS REGARDING THE CONDUCT OF BUSINESS
Section 6.1 Operations of the Company. The Company covenants and agrees that, until the earlier of the Closing and the time that this Agreement is validly terminated in accordance with its terms, except (w) with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), provided that Parent shall be deemed to have consented in writing if it provides no response within three Business Days after a written request by the Company for such consent, (x) as is set forth on Section 6.1(b) of the Company Disclosure Letter, (y) as is expressly permitted, required or contemplated by this Agreement (including the Pre-Closing Restructuring) or (z) as is required by applicable Law or Order (provided that the Company shall provide Parent with prior written notice of any such requirement in the case of any action taken pursuant to Section 6.1(b)(xxiv)):
(a) the Company will, and will cause each of its Subsidiaries to (i) conduct business only in the ordinary course of business and (ii) use all commercially reasonable efforts to (A) preserve intact its and its Subsidiaries’ current business organization and properties, (B) keep available the services of its and its Subsidiaries’ current officers and employees and (C) preserve its and its Subsidiaries’ current relationships with significant customers, suppliers, licensors, licensees, distributors, wholesalers, lessors, Governmental Authorities and other Persons having material business dealings or regulatory relationships with the Company and its Subsidiaries, as applicable;
(b) without limiting the Company’s obligations under Section 6.1(a), the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly:
(i) alter or amend (including by merger, consolidation, conversion or otherwise) its articles, charter, bylaws or other organizational documents;
(ii) (A) split, divide, subdivide, consolidate, combine or reclassify the Company Common Shares or authorize the issuance of any other securities in lieu of, or in substitution for, shares of capital stock or (B) amend the material terms of any securities of the Company or any of its Subsidiaries;
(iii) issue, deliver, grant, sell or pledge or authorize, or agree to issue, deliver, grant, sell or pledge, any Company Common Shares or other voting securities or Equity Interests of the Company or its Subsidiaries (including Company Equity Awards or any equity-based or equity-linked awards such as restricted or deferred share units or phantom share plans), or securities convertible into or exchangeable or exercisable for, or otherwise evidencing a right to acquire, Company Common Shares or other voting securities or Equity Interests of the Company or its Subsidiaries, other than (A) the issuance of Company Common Shares issuable pursuant to the exercise or settlement of Company Equity Awards outstanding on the date hereof and set forth on Section 3.3 of the Company Disclosure Letter in accordance with their terms as in effect on the date hereof, (B) the grant of Company Equity Awards that are (I) annual grants made in the ordinary course of business, with time-based and performance-based metrics and goals that are consistent with past practice or (II) as otherwise permitted under Section 6.1(b)(v)(D), or (C) the issuance of Company Common Shares issuable to directors consistent with the Primo Water Corporation Non-Employee Director Compensation Policy (as in effect as of the date of this Agreement);

(iv) redeem, purchase or otherwise acquire any outstanding Company Common Shares or other securities or securities convertible into or exchangeable or exercisable for Company Common Shares or any such other securities, other than (A) in transactions between two or more Company wholly-owned Subsidiaries or between the Company and a Company wholly-owned Subsidiary, (B) the acquisition by the Company of Company Common Shares in connection with the surrender of Company Common Shares by holders of Company Options in order to pay the exercise price of the Company Options in transactions properly treated as compensatory for U.S. federal income tax purposes, or (C) the withholding of Company Common Shares to satisfy tax obligations with respect to payments in respect of Company Equity Awards properly treated as compensation for U.S. federal income tax purposes;
(v) except as required by applicable Law, any Company Benefit Plan, any Labor Agreement, any employment Contract or this Agreement: (A) grant any increases in the compensation of any of its directors, executive officers or employees, except (I) with respect to employees with a title of below Vice President in connection with the Company’s annual compensation review in the ordinary course of business, up to 5% in the aggregate and (II) relocation program awards in the ordinary course of business in connection with the Company’s existing relocation program; (B) (I) grant or increase any severance, change in control, termination or similar compensation or benefits payable to any director, officer or employee, (II) accelerate the time of payment or vesting of, or the lapsing of restrictions with respect to, or fund or otherwise secure the payment of, any compensation or benefits under any Company Benefit Plan, or (III) adopt, enter into, or terminate or amend any Company Benefit Plan (or any plan, program, agreement, or arrangement that would constitute a Company Benefit Plan if in effect on the date hereof), other than in connection with an annual benefit plan review in the ordinary course of business or adoption, entry into, termination or amendment of any Company Benefit Plan in a manner that would not increase costs to the Company, Parent, Holdings or any of their respective Affiliates by more than a de minimis amount; (C) hire any Person to be employed by the Company or any of its Subsidiaries or terminate without cause the employment of any employee of the Company or any of its Subsidiaries, in either case other than the hiring or termination of employees with a title of below Vice President; (D) grant any equity or equity-based awards (including any Company Equity Awards) other than grants of such awards made consistent with past practice to employees hired after the date hereof, provided that such awards shall not include any terms or conditions that could result in accelerated vesting in connection with the transactions contemplated by this Agreement; or (E) amend the terms and conditions of any bonus or other cash incentive awards or Company Equity Awards (including amendment, modification, acceleration, or waiver of any vesting terms or any performance targets with respect to any outstanding bonus or equity awards);
(vi) (A) adopt a plan of liquidation or resolution providing for the liquidation or dissolution of the Company or any of its Subsidiaries or (B) reorganize, amalgamate or merge the Company or any of its Subsidiaries with any other Person (including the Company or any of its Subsidiaries);
(vii) make any material changes to any of its financial accounting policies, principles, methods, practices or procedures (including by adopting any material new financial accounting policies, principles, methods, practices or procedures), except as required by (A) applicable Laws, including Canadian Securities Laws and U.S. Securities Laws, or (B) GAAP (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board of the SEC or any similar organization or Governmental Authorities;
(viii) except as set forth on Section 6.1(b)(viii) of the Company Disclosure Letter, sell, pledge, lease, license, transfer, dispose of, abandon, suffer or permit the incurrence of any Liens (except for Permitted Liens) or encumber any assets or properties of the Company (including the Equity Interests of any Subsidiary of the Company or any business division) or of any of its Subsidiaries other than (A) inventory in the ordinary course of business or equipment that is no longer used or useful in the operations of the Company or any of its Subsidiaries or (B) the non-exclusive licensing or sublicensing (or abandonment) of Intellectual Property in the ordinary course of business;
(ix) (A) acquire (by merger, amalgamation, consolidation, arrangement or acquisition of shares or other Equity Interests or interests or assets or otherwise) any corporation, partnership, association or other business organization or division thereof or (other than in the ordinary course of business, such as the purchase of supplies, equipment and inventory) any property or asset, (B) make any investment by the purchase of securities, contribution of capital, property transfer or (other than in the ordinary course of business, such as the purchase of supplies, equipment and inventory) purchase of any property or assets of any other Person, or (C) make any loans or capital contributions to, or investments in, any other Person, in each case, that, together with all other such acquisitions, investments, contributions, transfers or purchases, has a value greater than $100,000,000 in the aggregate, other than (I) to any wholly-owned Subsidiary of the Company or (II) in respect of accounts payable to trade creditors or accrued liabilities incurred in the ordinary course of business;
(x) prepay any long-term indebtedness before its scheduled maturity (other than as contemplated by Section 7.17), or incur or assume any long-term indebtedness or incur or assume any short-term indebtedness, enter into any capital leases or similar purchase money indebtedness, issue or sell any debt securities, or assume, guarantee, endorse or otherwise as an accommodation become responsible for any such indebtedness or debt securities of any other Person, in each case other than (A) indebtedness incurred, assumed, or otherwise entered into in the ordinary course of business, (B) indebtedness incurred in connection with the refinancing of any indebtedness existing on the date of this Agreement or permitted to be incurred, assumed or otherwise entered into hereunder (including as contemplated by Section 7.17), or (C) indebtedness incurred, assumed or otherwise entered into pursuant to the Company’s existing credit facilities (including in respect of letters of credit);
(xi) enter into any material currency, commodity, interest rate or equity related hedge, derivative, swap or other financial risk management Contract, other than in the ordinary course of business;
(xii) pay, discharge or satisfy any claim or voluntarily waive, release, assign, settle or compromise any Litigation, other than the such payment, discharge, satisfaction, waiver, release, assignment, settlement or compromise that requires payments by the Company or any of its Subsidiaries (net of insurance proceeds) in an amount not to exceed $5,000,000 individually or $20,000,000 in the aggregate; provided, however, that the foregoing shall not permit the Company or any of its Subsidiaries to pay, discharge, satisfy, waive, release, assign, settle or compromise any Litigation that would impose any material restrictions or changes on the business or operations of the Company or any of its Subsidiaries or, following the Closing, Holdings;
(xiii) (A) enter into any material new line of business or enterprise or (B) enter into a new material joint venture investment agreement, exclusive development agreement or other similar Contract;
(xiv) expend or commit to expend any amounts with respect to capital expenses, where any such expenditures or commitments exceed, in the aggregate, the amount set forth in Section 6.1(b)(xiv) on the Company Disclosure Letter by more than ten percent;
(xv) transfer, convey or assign any Company Spring Source Real Property to a trust;
(xvi) other than in the ordinary course of business (A) enter into any lease or sublease of real property (whether as a lessor, sublessor, lessee or sublessee), with individual annual rents in excess of $2,000,000 or aggregate annual rents in excess of $5,000,000, (B) terminate, modify, amend or exercise any right to renew any Company Specified Real Property Lease or Company Specified Real Property Landlord Lease, with individual annual rents in excess of $2,000,000 or aggregate annual rents in excess of $5,000,000, or (C) acquire any interest in real property (including any direct or indirect interests therein) with a purchase price in excess of $4,000,000;
(xvii) other than in the ordinary course of business (A) enter into any Contract that would, if entered into prior to the date hereof, be a Company Material Contract, or (B) materially modify, materially amend or terminate any Company Material Contract or waive, release or assign any material rights or claims thereunder;
(xviii) enter into or amend any Contract with any broker, finder or investment banker, including, for the avoidance of doubt, BMO or BofA Securities, in connection with the Combination or any component part thereof;
(xix) other than as permitted by Section 6.1(b)(iii) or Section 6.1(b)(v), enter into any Contract, transaction or arrangement between the Company or any of its Subsidiaries and any Affiliate, shareholder, director, officer, partner or member of the Company or any of its Subsidiaries, other than a Contract, transaction or arrangement solely between two or more wholly-owned Subsidiaries of the Company or solely between the Company and a wholly-owned Subsidiary of the Company;
(xx) other than in the ordinary course of business, fail to use commercially reasonable efforts to maintain in full force and effect the existing material insurance policies covering the Company or any of its Subsidiaries;
(xxi) (A) make, change, revoke or rescind any material Tax election, (B) make any “check-the-box” election pursuant to Treasury Regulations Section 301.7701-3, (C) make any material amendment with respect to any material Return, (D) settle or compromise any material Tax liability for an amount that materially exceeds the amount disclosed, reflected or reserved against in the Company Interim Financial Statements, (E) request any rulings from or enter into any closing agreement with any tax authority with respect to a material amount of Taxes (except in connection with a settlement of a tax liability for an amount that does not materially exceed the amount disclosed, reflected or reserved against in the Company Interim Financial Statements), (F) initiate a voluntary disclosure with respect to material Taxes, (G) agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of any material Tax (excluding extensions of time to file Returns validly obtained in the ordinary course of business), (H) surrender any right to claim a material Tax refund, (I) change an annual accounting period for Tax purposes, or (J) change any material accounting method for Tax purposes, except, with respect to clause (A), for actions taken in the ordinary course of business;
(xxii) take any action or knowingly fail to take any reasonable action, which action or failure to act would reasonably be expected to prevent or impede the Mergers from qualifying for the Mergers Intended Tax Treatment, the Amalgamation from qualifying for the Amalgamation Intended Tax Treatment, or the Combination from qualifying for the Combination Intended Tax Treatment;
(xxiii) implement any “mass layoff” or “plant closings” as defined under the WARN Act;
(xxiv) enter into any new, or terminate or materially amend or modify, any Labor Agreement; or
(xxv) agree to take, or make any commitment to take, any of the foregoing actions that are prohibited pursuant to this Section 6.1(b).
Nothing in this Section 6.1 shall give Parent or any other Parent Party the right to control, directly or indirectly, the operations or the business of the Company or any of its Subsidiaries at any time prior to the Closing.
Section 6.2 Operations of Parent. Each Parent Party covenants and agrees that, until the earlier of the Closing and the time that this Agreement is validly terminated in accordance with its terms, except (w) with the prior written consent of the Company (which shall not be unreasonably withheld, conditioned or delayed), provided that the Company shall be deemed to have consented in writing if it provides no response within three Business Days after a written request by Parent for such consent, (x) as is set forth on Section 6.2(b) of the Parent Disclosure Letter, (y) as is expressly permitted, required or contemplated by this Agreement, or (z) as is required by applicable Law or Order (provided that Parent shall provide the Company with prior written notice of any such requirement in the case of any action taken pursuant to Section 6.2(b)(xxv)):
(a) each Parent Party will, and will cause each of their respective Subsidiaries to (i) conduct business only in the ordinary course of business and (ii) use all commercially reasonable efforts to (A) preserve intact its and its Subsidiaries’ current business organization and properties, (B) keep available the services of its and its Subsidiaries’ current officers and employees, and (C) preserve its and its Subsidiaries’ current relationships with significant customers, suppliers, licensors, licensees, distributors, wholesalers, lessors, Governmental Authorities and other Persons having material business dealings or regulatory relationships with the Parent Parties and their Subsidiaries, as applicable;
(b) without limiting any Parent Party’s obligations under Section 6.2(a), no Parent Party will, nor will any Parent Party permit any of its Subsidiaries to, directly or indirectly:
(i) alter or amend (including by merger, consolidation, conversion or otherwise) its articles, charter, bylaws or other organizational documents;

(ii) declare, set aside or pay any dividend on or make any distribution (whether in cash, stock or property) or payment or return of capital, or set any record date therefor, in each case (A) in respect of the Equity Interests of such Parent Party or (B) in respect of the Equity Interests of any Subsidiary of such Parent Party that is not directly or indirectly wholly owned by such Parent Party, in each case other than (I) in connection with Section 7.13 or (II) dividends or distributions by a direct or indirect wholly-owned Subsidiary of Parent to its parent company in the ordinary course of business;
(iii) (A) split, divide, subdivide, consolidate, combine or reclassify the Equity Interests of such Parent Party or authorize the issuance of any other securities in lieu of, or in substitution for, shares of capital stock or (B) amend the material terms of any securities of such Parent Party or its Subsidiaries;
(iv) issue, deliver, grant, sell or pledge or authorize, or agree to issue, deliver, grant, sell or pledge, any Equity Interests of such Parent Party or other voting securities of such Parent Party or its Subsidiaries (including stock options or any equity-based or equity-linked awards such as restricted or deferred share units or phantom share plans), or securities convertible into or exchangeable or exercisable for, or otherwise evidencing a right to acquire, Parent Common Shares or other voting securities or Equity Interests of any Parent Party or its Subsidiaries;
(v) redeem, purchase or otherwise acquire any outstanding Equity Interests of any such Parent Party or other securities or securities convertible into or exchangeable or exercisable for Equity Interests of such Parent Party or any such other securities, other than in transactions between two or more wholly-owned Subsidiaries of such Parent Party or between such Parent Party and a wholly-owned Subsidiary of such Parent Party;
(vi) except as required by applicable Law, any Parent Benefit Plan, any Labor Agreement, any employment Contract or this Agreement: (A) grant any increases in the compensation of any of its directors, executive officers or employees, except with a title of below Vice President in connection with Parent’s annual compensation review in the ordinary course of business, up to 5% in the aggregate; (B) (I) grant or increase any severance, change in control, termination or similar compensation or benefits payable to any director, officer or employee, (II) accelerate the time of payment or vesting of, or the lapsing of restrictions with respect to, or fund or otherwise secure the payment of, any compensation or benefits under any Parent Benefit Plan, or (III) adopt, enter into, or terminate or amend any Parent Benefit Plan (or any plan, program, agreement, or arrangement that would constitute a Parent Benefit Plan if in effect on the date hereof), other than in connection with an annual benefit plan review in the ordinary course of business or adoption, entry into, termination or amendment of any Parent Benefit Plan in a manner that would not increase costs to the Company, Parent, Holdings or any of their respective Affiliates by more than a de minimis amount; (C) hire any Person to be employed by any Parent Party or any of its Subsidiaries or terminate without cause the employment of any employee of any Parent Party or any of its Subsidiaries, in either case other than the hiring or termination of employees with a title of below Vice President; (D) grant any equity or equity-based awards other than grants of such awards made consistent with past practice to employees hired after the date hereof, provided that such awards shall not include any terms or conditions that could result in accelerated vesting in connection with the transactions contemplated by this Agreement; or (E) amend the terms and conditions of any bonus or other cash incentive awards (including amendment, modification, acceleration, or waiver of any vesting terms or any performance targets with respect to any outstanding bonus or equity awards);
(vii) (A) adopt a plan of liquidation or resolution providing for the liquidation or dissolution of any Parent Party or any of its Subsidiaries or (B) reorganize, amalgamate or merge any Parent Party or any of its Subsidiaries with any other Person (including any Parent Party or any of its Subsidiaries);
(viii) make any material changes to any of its financial accounting policies, principles, methods, practices or procedures (including by adopting any material new financial accounting policies, principles, methods, practices or procedures), except as required by (A) applicable Laws or (B) GAAP (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board of the SEC or any similar organization or Governmental Authorities;
(ix) except as set forth on Section 6.2(b)(ix) of the Parent Disclosure Letter, sell, pledge, lease, license, transfer, dispose of, abandon, suffer or permit the incurrence of any Liens (except for Permitted Liens) or encumber any assets or properties of any such Parent Party (including the Equity Interests of any

Subsidiary of such Parent Party or any business division) or of any of its Subsidiaries other than (A) inventory in the ordinary course of business or equipment that is no longer used or useful in the operations of any Parent Party or any of its Subsidiaries or (B) the non-exclusive licensing or sublicensing (or abandonment) of Intellectual Property in the ordinary course of business;
(x) (A) acquire (by merger, amalgamation, consolidation, arrangement or acquisition of shares or other Equity Interests or interests or assets or otherwise) any corporation, partnership, association or other business organization or division thereof or (other than in the ordinary course of business, such as the purchase of supplies, equipment and inventory) any property or asset, (B) make any investment by the purchase of securities, contribution of capital, property transfer or (other than in the ordinary course of business, such as the purchase of supplies, equipment and inventory) purchase of any property or assets of any other Person or (C) make any loans or capital contributions to, or investments in, any other Person, in each case, that, together with all other such acquisitions, investments, contributions, transfers or purchases, has a value greater than $100,000,000 in the aggregate, other than (I) to any wholly-owned Subsidiary of a Parent Party or (II) in respect of accounts payable to trade creditors or accrued liabilities incurred in the ordinary course of business;
(xi) prepay any long-term indebtedness before its scheduled maturity (other than as contemplated by Section 7.15 and Section 7.17), or incur or assume any long-term indebtedness or incur or assume any short-term indebtedness, enter into any capital leases or similar purchase money indebtedness, issue or sell any debt securities, or assume, guarantee, endorse or otherwise as an accommodation become responsible for any such indebtedness or debt securities of any other Person, in each case other than (A) indebtedness incurred, assumed, or otherwise entered into in the ordinary course of business, (B) indebtedness incurred in connection with the refinancing of any indebtedness existing on the date of this Agreement or permitted to be incurred, assumed or otherwise entered into hereunder (including as contemplated by Section 7.15 and Section 7.17) or (C) indebtedness incurred, assumed or otherwise entered into pursuant to any Parent Party’s existing credit facilities (including in respect of letters of credit);
(xii) enter into any material currency, commodity, interest rate or equity related hedge, derivative, swap or other financial risk management Contract, other than in the ordinary course of business;
(xiii) pay, discharge or satisfy any claim or voluntarily waive, release, assign, settle or compromise any Litigation, other than the such payment, discharge, satisfaction, waiver, release, assignment, settlement or compromise that requires payments by any Parent Party or any of its Subsidiaries (net of insurance proceeds) in an amount not to exceed $5,000,000 individually or $20,000,000 in the aggregate; provided, however, that the foregoing shall not permit any Parent Party or any of its Subsidiaries to pay, discharge, satisfy, waive, release, assign, settle or compromise any Litigation that would impose any material restrictions or changes on the business or operations of any Parent Party or any of its Subsidiaries;
(xiv) (A) enter into any material new line of business or enterprise or (B) enter into a new material joint venture investment agreement, exclusive development agreement or other similar Contract;
(xv) expend or commit to expend any amounts with respect to capital expenses, where any such expenditures or commitments exceed, in the aggregate, the amount set forth in Section 6.2(b)(xv) on the Parent Disclosure Letter by more than ten percent;
(xvi) transfer, convey or assign any Parent Spring Source Real Property to a trust;
(xvii) other than in the ordinary course of business (A) enter into any lease or sublease of real property (whether as a lessor, sublessor, lessee or sublessee), with individual annual rents in excess of $2,000,000 or aggregate annual rents in excess of $5,000,000, (B) terminate, modify, amend or exercise any right to renew any Parent Specified Real Property Lease or Parent Specified Real Property Landlord Lease, with individual annual rents in excess of $2,000,000 or aggregate annual rents in excess of $5,000,000, or (C) acquire any interest in real property (including any direct or indirect interests therein) with a purchase price in excess of $4,000,000;
(xviii) other than in the ordinary course of business (A) enter into any Contract that would, if entered into prior to the date hereof, be a Parent Material Contract, or (B) materially modify, materially amend or terminate any Parent Material Contract or waive, release or assign any material rights or claims thereunder;

(xix) enter into or amend any Contract with any broker, finder or investment banker, including, for the avoidance of doubt, any Parent Financial Advisor, in connection with the Combination or any component part thereof;
(xx) other than as permitted by Section 6.2(b)(iv) or Section 6.2(b)(vi), enter into any Contract, transaction or arrangement between any Parent Party or any of its Subsidiaries and any Affiliate, shareholder, director, officer, partner or member of such Parent Party or any of its Subsidiaries, other than a Contract, transaction or arrangement solely between two or more wholly-owned Subsidiaries of such Parent Party or solely between such Parent Party and a wholly-owned Subsidiary of such Parent Party;
(xxi) other than in the ordinary course of business, fail to use commercially reasonable efforts to maintain in full force and effect the existing material insurance policies covering any Parent Party or any of its Subsidiaries;
(xxii) (A) make, change, revoke or rescind any material Tax election, (B) make any “check-the-box” election pursuant to Treasury Regulations Section 301.7701-3, (C) make any material amendment with respect to any material Return, (D) settle or compromise any material Tax liability for an amount that materially exceeds the amount disclosed, reflected or reserved against in the Parent Interim Financial Statements, (E) request any rulings from or enter into any closing agreement with any tax authority with respect to a material amount of Taxes (except in connection with a settlement of a tax liability for an amount that does not materially exceed the amount disclosed, reflected or reserved against in the Parent Interim Financial Statements), (F) initiate a voluntary disclosure with respect to material Taxes, (G) agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of any material Tax (excluding extensions of time to file Returns validly obtained in the ordinary course of business), (H) surrender any right to claim a material Tax refund, (I) change an annual accounting period for Tax purposes, or (J) change any material accounting method for Tax purposes, except, with respect to clause (A), for actions taken in the ordinary course of business;
(xxiii) take any action or knowingly fail to take any reasonable action, which action or failure to act would reasonably be expected to prevent or impede the Mergers from qualifying for the Mergers Intended Tax Treatment, the Amalgamation from qualifying for the Amalgamation Intended Tax Treatment, or the Combination from qualifying for the Combination Intended Tax Treatment;
(xxiv) implement any “mass layoff” or “plant closings” as defined under the WARN Act;
(xxv) enter into any new, or terminate or materially amend or modify, any Labor Agreement; or
(xxvi) agree to take, or make any commitment to take, any of the foregoing actions that are prohibited pursuant to this Section 6.2(b).
Nothing in this Section 6.2 shall give the Company the right to control, directly or indirectly, the operations or the business of any Parent Party or any of its Subsidiaries at any time prior to the Closing.
Section 6.3 Notification of Changes.
(a) The Company will promptly notify Parent in writing of any fact, circumstance, change, effect, event or occurrence that, to the Knowledge of the Company, has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or that would reasonably be expected to give rise to a failure of the condition precedent set forth in Section 8.3(a) or Section 8.3(b).
(b) Parent will promptly notify the Company in writing of any fact, circumstance, change, effect, event or occurrence that, to the Knowledge of Parent, has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or that would reasonably be expected to give rise to a failure of the condition precedent set forth in Section 8.2(b) or Section 8.2(c).
Section 6.4 Acquisition Proposals.
(a) No Solicitation.
(i) Except as expressly permitted by this Section 6.4, the Company agrees that it shall not, and shall cause its Subsidiaries not to, and shall direct its and their respective officers, directors, employees, consultants, agents, financial advisors, attorneys, accountants, other advisors and other representatives (collectively, “Representatives”) not to (and shall not authorize or give permission to its or their respective Representatives to), directly or indirectly:
(A) solicit, assist, seek, initiate or knowingly facilitate or encourage or promote (including by way of discussion, negotiation, furnishing information or access to the Company or any of its Subsidiaries, or entering into any agreement, arrangement or understanding) any proposal, offer, inquiry or indication of interest that constitutes, or may reasonably be expected to constitute or lead to, any Acquisition Proposal;
(B) engage in, continue or otherwise participate in any discussions or negotiations regarding any proposal, offer, inquiry or indication of interest that constitutes, or may reasonably be expected to constitute or lead to, any Acquisition Proposal;
(C) accept, approve, endorse or recommend, or publicly propose to accept, approve, endorse or recommend, or take no position or remain neutral with respect to, any Acquisition Proposal (it being understood that publicly taking no position or a neutral position with respect to a publicly announced, or otherwise publicly disclosed, Acquisition Proposal for a period of no more than five Business Days following the public announcement or public disclosure of such Acquisition Proposal, or, in the event the Company Meeting is scheduled to occur within such five-Business Day period, prior to the third Business Day prior to the date of the Company Meeting (or, if the public announcement were made less than three Business Days prior to the Company Meeting, prior to the second Business Day before the Company Meeting) will not be considered to be in violation of this Section 6.4(a)(i)(C), provided that the Company Board of Directors has rejected such Acquisition Proposal and affirmed the Company Recommendation by press release before the end of such period);
(D) accept, approve, endorse or recommend, or publicly propose to accept, approve, endorse or recommend any Acquisition Proposal or any letter of intent, memorandum of understanding, acquisition agreement, agreement in principle or similar agreement with any Person in respect of an Acquisition Proposal (other than an Acceptable Confidentiality Agreement permitted by and in accordance with Section 6.4(d)); or
(E) waive or release any other Person from, forebear in the enforcement of, or amend (i) any standstill agreement (or any standstill provisions of any other contract or agreement with respect to Company Common Shares or other Equity Interests of the Company), confidentiality, non-disclosure or similar agreement to which the Company or any of its Subsidiaries is or may hereafter become a party in accordance with Section 6.4(d) or (ii) the Rights Agreement. The Company shall take all necessary action to enforce, any standstill agreement (or any standstill provisions of any other contract or agreement with respect to Company Common Shares or other Equity Interests of the Company), confidentiality, non-disclosure or similar agreement to which the Company or any of its Subsidiaries is or may hereafter become a party in accordance with Section 6.4(d). For greater certainty, the automatic termination or automatic release, in each case pursuant to the terms thereof, of any standstill restrictions of any such agreements as a result of the entering into and announcement of this Agreement shall not be a violation of this Section 6.4(a)(i)(E).
(ii) The Company shall, and shall cause its Subsidiaries and their respective Representatives to, immediately cease and cause to be terminated all solicitations, discussions, negotiations or activities with any Person that may be ongoing with respect to any proposal, offer, inquiry or indication of interest that constitutes, or may reasonably be expected to constitute or lead to, an Acquisition Proposal and, in connection therewith, the Company shall (A) immediately cease to provide any other Person with access to and disclosure of any non-public information concerning itself or any of its Subsidiaries, including any data room and any properties, facilities, books and records of such Party or any of its Subsidiaries, and (B) promptly deliver a written notice to each such Person to the effect that the Company is ending all discussions and negotiations with such Person with respect to such proposal, offer, inquiry or indication of interest, effective as of the date hereof, which notice shall also request such Person to promptly return or destroy all confidential information concerning such Party and its Subsidiaries and destroy all material including or incorporating or otherwise reflecting such confidential information (and such Party shall use all commercially reasonable efforts to ensure that such request is fully complied with).

(b) Notice of Acquisition Proposals and Inquiries. If the Company or any of its Subsidiaries or any of its or their respective Representatives receive or otherwise become aware of any proposal, offer, inquiry or indication of interest that constitutes or may reasonably be expected to constitute or lead to an Acquisition Proposal, or any request for copies of, access to, or disclosure of, confidential information relating to the Company or any Subsidiary, including information, access or disclosure relating to the properties, facilities, books or records of the Company or any of its Subsidiaries, in connection with an Acquisition Proposal, the Company shall promptly (and in any event within 24 hours) notify Parent, at first orally and then as soon as practicable thereafter in writing, of any such Acquisition Proposal, proposal, offer, inquiry or indication of interest, including an unredacted copy of such Acquisition Proposal, proposal, offer, inquiry or indication of interest made in writing (including any material updates, revisions or supplements thereto) provided to the Company or any of its Subsidiaries or Representatives (including any financing commitments or other documents containing material terms and conditions thereof), and a summary of the material terms and conditions of any Acquisition Proposal not made in writing (including any material updates, revisions or supplements thereto) provided to the Company or any of its Subsidiaries or Representatives (including any financing commitments or other documents containing material terms and conditions of such Acquisition Proposal) and, in each case, the identity of the Person or group of Persons making such Acquisition Proposal (provided that the identity of any Person making the Acquisition Proposal, inquiry, proposal, offer or request does not have to be disclosed by the Company if doing so would result in a breach by the Company of its confidentiality obligations to such Person that was in effect on the date of this Agreement). The Company shall keep Parent fully informed of any significant developments, discussions or negotiations regarding any Acquisition Proposal, proposal, offer, inquiry or indication of interest on a reasonably prompt basis (and in any event within 24 hours of the occurrence of any change in any price term or any other material term thereof), and shall respond as promptly as practicable to all reasonable inquiries by Parent with respect thereto.
(c) Adverse Recommendation Change. Except as expressly permitted by Section 6.4(e), the Company Board of Directors or any committee thereof shall not (i): (A) fail to recommend, or amend, change, qualify, withhold, withdraw or modify the Company Recommendation or publicly propose or state an intention to do any of the foregoing, or fail to make or include the Company Recommendation in the Proxy Statement/Circular; (B) accept, approve, endorse or recommend, or publicly propose to accept, approve, endorse or recommend an Acquisition Proposal; (C) within the earlier of (x) five Business Days of a tender or exchange offer or take-over bid relating to securities of the Company having been commenced and (y) two Business Days prior to the Company Meeting, fail to (1) publicly recommend against such tender or exchange offer or take-over bid or fail to send to the Company Shareholders a statement disclosing that the Company recommends rejection of such tender or exchange offer or take-over bid, and (2) publicly reaffirm (without qualification) the Company Recommendation (if previously made at such time); (D) following the disclosure or announcement of an Acquisition Proposal or at any other time following the reasonable request in writing by Parent (provided that Parent shall be entitled to make such a written request for reaffirmation only once for each Acquisition Proposal and once for each amendment or modification of such Acquisition Proposal), fail to reaffirm (without qualification) publicly the Company Recommendation within the earlier of (x) five Business Days after Parent requests in writing that the Company Recommendation be reaffirmed publicly and (y) two Business Days prior to the Company Meeting; or (E) accept, approve, endorse, recommend or authorize the Company to enter into a written agreement (other than an Acceptable Confidentiality Agreement entered into in accordance with Section 6.4(d)) concerning an Acquisition Proposal (in each of the cases set forth in clause (A), (B), (C), (D) or (E), an “Adverse Recommendation Change”), or (ii) authorize, cause or permit the Company or any of its Subsidiaries to enter into any Alternative Acquisition Agreement.
(d) Discussions.
(i) If at any time prior to the time the Company Shareholder Approval is obtained, the Company or any of its Subsidiaries or any of its or their respective Representatives receives a bona fide written unsolicited Acquisition Proposal, the Company may (x) contact such Person solely to clarify the terms and conditions thereof and (y) subject to entering into an Acceptable Confidentiality Agreement and having provided a true, complete and final executed copy thereof to Parent, furnish information (including non-public information) with respect to the Company and its Subsidiaries and afford access to the business, properties, assets, books, records and personnel of the Company and its Subsidiaries, to the Person or group of Persons who has made such Acquisition Proposal and engage in or otherwise participate in discussions or negotiations with the Person or group of Persons making such Acquisition Proposal, if and only if, in the case of clause (y):
(A) the Company Board of Directors determines in good faith, after consultation with the Company’s financial advisors and outside legal counsel, that such Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal;
(B) such Acquisition Proposal does not result from a breach of this Section 6.4;
(C) such Person making the Acquisition Proposal was not restricted from making such Acquisition Proposal pursuant to a confidentiality, standstill or similar agreement, restriction or covenant with the Company or any of its Subsidiaries; and
(D) any information concerning the Company or its Subsidiaries that is made available to any Person given such access shall have already been or shall promptly (and in any event within 24 hours) be made available to Parent.
(ii) The Company agrees that it and its Subsidiaries will not enter into any Contract with any Person subsequent to the date hereof which prohibits them from complying with the terms and conditions of, or providing any information to Parent in accordance with, this Section 6.4(d). The Company represents and warrants to Parent that neither it nor any of its Subsidiaries are party to any agreement with any Person that prohibits it from complying with the terms and conditions of, or providing any information to Parent in accordance with, this Section 6.4(d).
(e) Superior Proposal.
(i) If the Company receives an Acquisition Proposal that constitutes a Superior Proposal prior to obtaining the Company Shareholder Approval, the Company Board of Directors may, or may cause the Company to, subject to compliance with Section 9.1(d)(ii) and Section 9.2, enter into a definitive agreement with respect to such Superior Proposal (an “Alternative Acquisition Agreement”) or recommend such Superior Proposal, if and only if:
(A) such Superior Proposal does not result from a breach of this Section 6.4;
(B) such Person making the Superior Proposal was not restricted from making such Superior Proposal pursuant to a confidentiality, standstill or similar agreement, restriction or covenant with the Company or any of its Subsidiaries;
(C) the Company or its Representatives have delivered to Parent a written notice of the determination of the Company Board of Directors that such Acquisition Proposal constitutes a Superior Proposal, of the value and financial terms that the Company Board of Directors (in consultation with the Company’s financial advisors) has determined should be ascribed to any non-cash consideration offered under such Superior Proposal and of the intention to enter into a definitive agreement with respect to such Superior Proposal (such notice, a “Superior Proposal Notice”);
(D) the Company or its Representatives have delivered to Parent an unredacted copy of the Superior Proposal, an unredacted copy of the relevant proposed transaction agreements, a copy of any financing commitments relating thereto and a written summary of the material terms of any Superior Proposal not made in writing, including any financing commitments relating thereto;
(E) a period of five Business Days (the “Matching Period”) has elapsed from the date that is the later of (x) the date on which Parent received the Superior Proposal Notice and (y) the date on which Parent received all of the materials referred to in Section 6.4(e)(i)(D);
(F) after the Matching Period, the Company Board of Directors has determined in good faith, (x) after consultation with the Company’s outside legal counsel, that failure to cause the Company to enter into such definitive agreement would be inconsistent with the directors’ fiduciary duties under applicable Law; and (y) after consultation with the Company’s financial advisors and outside legal counsel, that such Acquisition Proposal constitutes a Superior Proposal (if applicable, compared to the terms of this Agreement as proposed to be amended by Parent under Section 6.4(e)(ii)); and
(G) prior to or concurrently with entering into such definitive agreement, the Company terminates this Agreement pursuant to Section 9.1(d)(ii) and pays the Termination Fee pursuant to Section 9.2.
(ii) During the Matching Period, (A) Parent shall have the opportunity (but not the obligation) to offer to amend this Agreement in order for such Acquisition Proposal to cease to be a Superior Proposal and the Company Board of Directors shall, in consultation with the Company’s financial advisors and outside legal counsel, review any such offer made by Parent to amend the terms of this Agreement in good faith in order to determine whether such proposal would, upon acceptance, result in the Acquisition Proposal previously constituting a Superior Proposal ceasing to be a Superior Proposal, and (B) if the Acquisition Proposal would no longer constitute a Superior Proposal, the Company shall, and shall cause its Representatives to, negotiate in good faith with Parent to make such amendments to the terms of this Agreement as would enable Parent to proceed with the transactions contemplated by this Agreement on such amended terms. If the Company Board of Directors, after consultation with its financial advisors and outside legal counsel, shall have determined that such Superior Proposal would cease to be a Superior Proposal as a result of negotiations with Parent, with respect to proposed revisions or other proposal, the Parties shall amend this Agreement to reflect such offer and shall take and cause to be taken all such actions as are necessary to give effect to the foregoing.
(iii) Each successive amendment to such Superior Proposal that results in an increase in, or modification of, the consideration (or value of such consideration) to be received by the Company Shareholders or other material terms or conditions of such Superior Proposal prior to the termination of the Agreement pursuant to Section 9.1(d)(ii) shall constitute a new Acquisition Proposal for the purpose of this Section 6.4, except that Parent shall be afforded a new three Business Day Matching Period (rather than the initial five Business Day Matching Period contemplated above) from the later of (x) the date on which Parent received the Superior Proposal Notice for the new Superior Proposal and (y) the date on which Parent received all of the materials referred to in Section 6.4(e)(i)(D) with respect to such new Superior Proposal.
(iv) The Company Board of Directors shall promptly reaffirm the Company Recommendation by press release after (A) any Acquisition Proposal which is not determined to be a Superior Proposal is publicly announced or publicly disclosed, or (B) the Company Board of Directors determines that a proposed amendment to the terms of this Agreement as contemplated under Section 6.4(e)(ii) would result in an Acquisition Proposal no longer being a Superior Proposal. The Company shall provide Parent and its outside legal counsel with a reasonable opportunity to review the form and content of any such press release and shall make all reasonable amendments to such press release as requested by Parent and its outside legal counsel.
(v) If the Company provides a Superior Proposal Notice to Parent after a date that is less than ten Business Days before the Company Meeting, the Company shall be entitled to, and shall upon reasonable request from Parent, postpone the Company Meeting to a date that is not more than 15 Business Days after the scheduled date of the Company Meeting (but in any event the Company Meeting shall not be postponed to a date which would prevent the Arrangement Effective Time from occurring on or prior to the Outside Date).
(f) Disclosure Obligations. Nothing contained in this Agreement shall prohibit the Company or the Company Board of Directors from (i) complying with its disclosure obligations under U.S. or Canadian federal, provincial or state Law, including, as applicable, taking and disclosing to its shareholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the 1934 Exchange Act or issuing a directors’ circular in accordance with Canadian Securities Laws (or any similar communication to shareholders), or (ii) making any “stop-look-and-listen” communication to its shareholders, as applicable, pursuant to Rule 14d-9(f) promulgated under the 1934 Exchange Act (or any similar communications to its shareholders); provided that complying with such obligations or making such disclosure shall not in any way limit or modify the effect, if any, that any such action has under this Agreement; provided, further, that the Company shall provide Parent and its legal counsel with a reasonable opportunity to review and comment on the form and content of any disclosure to be made pursuant to this Section 6.4(f) and shall give reasonable consideration to such comments.
(g) Actions of Representatives. Any breach of this Section 6.4 by a Subsidiary of the Company or by a Representative of the Company or any of its Subsidiaries shall constitute a breach of this Section 6.4 by the Company.
ARTICLE 7
ADDITIONAL COVENANTS
Section 7.1 Access to Information.
(a) From the date of this Agreement until the earlier of the Closing and the valid termination of this Agreement in accordance with its terms, subject to applicable Law, upon reasonable notice, each Party shall (and shall cause its respective Subsidiaries to) afford the other Parties’ officers and other Representatives reasonable access during normal business hours, to its employees, properties, books, Contracts and records, and, during such period, such disclosing Party shall (and shall cause its Subsidiaries to) furnish as promptly as practicable to the other Parties all information concerning its business, properties and personnel as may be reasonably requested, and shall provide such on-site access for a reasonable number of Representatives of the other Parties at such disclosing Party’s headquarters and other key facilities during normal business hours for Representatives of such other Party who will be designated by such Party to assist in transitional matters; provided, however, that no Party shall be permitted to conduct any sampling of soil, groundwater or other water, air or building materials or any other invasive testing of any such properties without the other Parties’ prior written consent. All requests for information made pursuant to this Section 7.1(a) shall be directed to the executive officer or other Persons designated by the disclosing Party. No information received pursuant to this Section 7.1(a) or at any time prior to or following the date of this Agreement shall affect or be deemed to modify any representation or warranty made by such disclosing Party herein.
(b) This Section 7.1 shall not require a Party or its Subsidiaries to permit any access, or to disclose any information that, in the reasonable, good faith judgment, after consultation with counsel, of such disclosing Party, is likely to result in the breach of any material Contract, any violation of any Law or cause any privilege (including attorney-client privilege) that such disclosing Party or its Subsidiaries would be entitled to assert to be undermined with respect to such information; provided that, the Parties hereto shall cooperate in seeking to find a way to allow disclosure of such information to the extent doing so (i) would not (in the good faith belief of such disclosing Party, after consultation with counsel) be reasonably likely to result in the breach of any material Contract, any violation of any such Law or be likely to cause such privilege to be undermined with respect to such information or (ii) could reasonably (in the good faith belief of such disclosing Party, after consultation with counsel) be managed through the use of customary “clean-room” arrangements.
(c) The information provided pursuant to this Section 7.1 shall be governed by the terms and conditions of the Non-Disclosure Agreement.
Section 7.2 Consents and Approvals.
(a) Without limiting the rights and obligations set forth in Article 6, but subject to the other terms and conditions of this Section 7.2, from and after the date of this Agreement and prior to the earlier of the Closing or the valid termination of this Agreement in accordance with its terms, each of the Company and Parent shall, and shall cause each of its Subsidiaries to, reasonably cooperate with each other and use its respective reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable on its part under this Agreement to consummate and make effective, in the most expeditious manner reasonably practicable, the transactions contemplated hereby in accordance with the terms and limitations hereof, including preparing and delivering or submitting documentation to (i) effect the expirations of all waiting periods under applicable antitrust, competition, foreign direct investment or similar Laws required to consummate the transactions contemplated by this Agreement (collectively, “Relevant Laws”), including in connection with the Required Regulatory Approvals, and (ii) make with and obtain from, as applicable, any Governmental Authority in respect of Relevant Laws, all filings, notices, reports, consents, registrations, approvals, non-objections, permits and authorizations, in each case, necessary or advisable under Relevant Law (including in connection with the Required Regulatory Approvals) in order to consummate the transactions contemplated by this Agreement.

(b) Without limiting the generality of the foregoing,
(i) each Party shall, or shall cause its relevant Subsidiaries to, file, within ten Business Days after the date of this Agreement, notifications under the HSR Act;
(ii) in furtherance of obtaining the Investment Canada Act Approval, Parent shall, or shall cause its relevant Subsidiaries to, file as promptly as practicable, but no later than 15 Business Days after the date of this Agreement or such other period as may be agreed between the Parties, an application for review under the Investment Canada Act; and
(iii) in furtherance of obtaining the Competition Act Approval, within 15 Business Days after the date of this Agreement or such other period as may be agreed between the Parties, (A) Parent shall, or shall cause its relevant Subsidiaries to, file a request with the Commissioner of Competition for an advance ruling certificate under Section 102 of the Competition Act or, in the alternative, a “No Action” letter and (B) each Party shall, or shall cause its relevant Subsidiaries to, file with the Commissioner of Competition a notification under Part IX of the Competition Act; and
(iv) each Party shall, or shall cause its relevant Subsidiaries to, file with the relevant Governmental Authorities set forth on Section 7.2 of the Company Disclosure Letter such filings, notifications and other requests for the approvals set forth on Section 7.2 of the Company Disclosure Letter (the approvals and clearances required by the Laws referenced in the foregoing clauses (i) through (iv), the “Required Regulatory Approvals”).
(c) All filing fees and applicable Taxes in respect of any filing made to any Governmental Authority in respect of any Required Regulatory Approval shall be borne 50% by the Company and 50% by Parent.
(d) With respect to obtaining the Required Regulatory Approvals, each Party shall:
(i) promptly notify the other Parties of written or oral communications from a Governmental Authority relating to the transactions contemplated hereby and provide the other Parties with copies or summaries thereof, except to the extent of competitively or commercially sensitive information in respect of any Required Regulatory Approval, which competitively sensitive or commercially sensitive information will be redacted or provided only to the external legal counsel or external expert of the other and shall not be shared by such counsel or expert with any other Person; provided that, for clarity, copies of the communication with redactions approved by external legal counsel for the Parties may be shared;
(ii) subject to Section 7.2(d)(i), Section 7.2(d)(iii) and Section 7.2(d)(iv), make an appropriate response as promptly as reasonably practicable to the applicable Governmental Authority in respect of any request made by the appropriate Governmental Authority pursuant to any Required Regulatory Approval, including complying with any request for information pursuant to the HSR Act as reasonably necessary, proper or advisable to permit consummation of the transactions contemplated by this Agreement;
(iii) permit the other Parties to review and discuss in advance any proposed written or oral communications of any nature with a Governmental Authority in respect of the transactions contemplated hereby, and provide the other Parties with final copies thereof unless the timing of the response requested by the Governmental Authority does not reasonably permit such review or except in respect of competitively or commercially sensitive information, which competitively or commercially sensitive information will be redacted from the draft written communications to be shared with the other Parties pursuant to this Section 7.2(d)(iii) and will be provided (on an unredacted basis) only to the external legal counsel or external expert of the other and shall not be shared by such counsel or expert with any other Person;
(iv) not participate in any non-ministerial meeting or discussion (whether in person, by phone or otherwise) with a Governmental Authority in respect of any Required Regulatory Approval unless it consults with the other Parties in advance and gives the other Parties the opportunity to attend and participate thereat (except (A) where the timing of the response requested by the Governmental Authority does not reasonably permit such participation, (B) the Governmental Authority does not permit the other to be present at the meeting or discussion or part or parts of the meeting or discussion or (C) where competitively or commercially sensitive information may be discussed, in which case, with respect to meetings and discussions with the Governmental Authority, external legal counsel to the other Parties may participate absent conditions described in clauses (A) and (B));
(v) cooperate in good faith in the process to obtain the Required Regulatory Approvals and in the case of a disagreement over the strategy, tactics or decisions relating to obtaining the Required Regulatory Approvals; provided that in the event of any disagreement between the Parties with respect to the matters described in the foregoing clause, the General Counsel of Parent and the General Counsel of the Company shall seek to resolve such disagreement reasonably and in good faith; provided, further, that if the General Counsels (or such equivalents) of the Parties cannot resolve any such disagreement, the Chairman of the Company and the Chairman of Parent shall seek to resolve such disagreement reasonably and in good faith; provided, further, that if the Parties cannot resolve any such disagreement following such efforts, the Parent Parties shall have the final and ultimate authority over the appropriate strategy, tactics and decisions, subject to the terms and conditions hereof; provided, further, that for the avoidance of doubt, in no event shall the Parent Parties’ authority pursuant to the immediately preceding proviso supersede the express obligations of any Party pursuant to this Section 7.2; and
(vi) use its reasonable best efforts to (A) defend through litigation on the merits any claim asserted in any court, agency or other Litigation by any Governmental Authority with respect to the Required Regulatory Approvals seeking to delay, restrain, prevent, enjoin or otherwise prohibit consummation of the transactions contemplated by this Agreement and (B) vacate, modify, reverse, suspend, prevent, eliminate or remove any temporary, preliminary or permanent injunction or other Order entered or issued in any Litigation or inquiry of any kind that would reasonably be expected to delay, restrain, prevent, enjoin or otherwise prohibit or make unlawful the consummation of the transactions contemplated by this Agreement (subject in all cases to the limitations set forth in Section 7.2(e)).
(e) Notwithstanding any other provision of this Agreement to the contrary (but other than with respect to the Investment Canada Act Approval, which approval shall be governed by the provisions of Section 7.2(f)) in no event shall any Party or its Affiliates be required (and the use of reasonable best efforts shall not require any Party or its Affiliates) to propose, negotiate, agree to or effect (whether by undertaking, consent agreement, hold separate agreement or otherwise): (i) the sale, divestiture, licensing, holding separate or disposition of any part of the businesses or assets of any Party or its respective Affiliates; (ii) the termination of any existing contractual rights, relationships and obligations, or entry into or amendment of any such contractual arrangements; (iii) the taking of any action that, after consummation of the transactions contemplated by this Agreement, including the Mergers and the Arrangement, would limit the freedom of action of, or impose any other requirement on, any Party or its respective Affiliates with respect to the operation of one or more of the businesses, or the assets, of the Party or its respective Subsidiaries or Affiliates; or (iv) any other remedial action whatsoever that may be necessary in order to obtain the Required Regulatory Approvals (any such action in clauses (i) through (iv), a “Settlement Action”); provided that, notwithstanding the foregoing, the Parties and their Subsidiaries shall be required to take or agree to take any Settlement Action(s) to the extent that (A) such Settlement Action(s) are limited to the sale, divestiture or disposition of one or more facilities of the Parties and any of their Subsidiaries involving (x) the combined commercial and residential revenues generated by any such facilities sold, divested, or otherwise disposed of in connection with such Settlement Action of not, individually or in the aggregate, more than $75,000,000 during fiscal year 2023, and (y) to the extent reasonably requested by the acquirer of such facilities, one or more of the Parties or their Subsidiaries entering into one or more agreements for the supply of water with the acquirer of such facilities on reasonable and customary terms that are approved by Parent and the Company (such approval not to be unreasonably withheld, conditioned or delayed) so as to allow such acquirer reasonable access to water for such facilities to the extent not reasonably available from alternative suppliers (such action permitted pursuant to this proviso, a “Permitted Facilities Sale”), (B) taking or agreeing to take such Permitted Facilities Sales is necessary in order to obtain the Required Regulatory Approvals, and (C) any such Permitted Facilities Sale is conditioned on the occurrence of, and shall become effective only from and after, the Closing. For the further avoidance of doubt, in no event shall any Party or its Affiliate take or agree to effect a Settlement Action (other than a Permitted Facilities Sale in accordance with the terms and conditions hereof) without the prior written consent of Parent and the Company.
(f) Notwithstanding any other provision of this Agreement to the contrary, as it concerns the Investment Canada Act Approval exclusively, reasonable best efforts shall include the following obligations: within

15 Business Days of the later of submitting the application for review described in Section 7.2(b)(ii) and a reasonable request by the Minister for the same, Parent shall, or shall cause its relevant Subsidiary to, propose and file with the Minister draft written undertakings to be provided by Amalgamation Sub of a type that are reasonable and customary for a transaction of this nature.
(g) To the extent the Minister proposes or requires amendments or enhancements to the proposed undertakings referred to in Section 7.2(f) or subsequently filed draft undertakings to obtain the Investment Canada Act Approval, Parent shall, or shall cause Amalgamation Sub to, take account of those proposed required amendments and in good faith propose, file, negotiate and cause Amalgamation Sub (and, if necessary, Parent) to enter into undertakings with His Majesty the King in right of Canada with respect to the operations of the Company and its Subsidiaries conducted in Canada that are reasonable and customary for a transaction of this nature and are required to obtain the Investment Canada Act Approval as soon as reasonably possible and in any event prior to the Outside Date. Notwithstanding the prior sentence, Parent (or its Subsidiary, as applicable) shall not be required to, or to cause Amalgamation Sub to, enter into or perform any undertakings unless: (i) the undertakings are conditioned upon Closing; and (ii) Parent determines in good faith that such undertakings do not impose a material burden on the Canadian business of Parent and its Subsidiaries (taken as a whole) or the Canadian business of the Company and its Subsidiaries (taken as a whole). For the avoidance of doubt, the Company and its Affiliates may not suggest, negotiate, commit to or enter into any undertakings or agreements relating to Investment Canada Act Approval without the prior written approval of Parent.
(h) Subject to Section 6.1(b) and Section 6.2(b) and the specific rights and obligations in relation to the Required Regulatory Approvals set forth in this Section 7.2, from and after the date of this Agreement and prior to the earlier of the Closing or the valid termination of this Agreement in accordance with its terms, each Party shall not, and shall cause its respective Subsidiaries to not, take or agree to take any action, or assist counsel or encourage any third party not to take or agree to take any action, whether directly or indirectly, that involves the acquisition of stock or assets or otherwise, of any business, equity interests or assets from any other Person, that would be reasonably likely to (i) materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Authority necessary to be obtained prior to Closing, (ii) materially increase the risk of any Governmental Authority entering an Order prohibiting the consummation of the transactions contemplated by this Agreement, including the Mergers and the Arrangement, (iii) materially increase the risk of not being able to have vacated, lifted, reversed or overturned any such Order on appeal or otherwise, or (iv) otherwise prevent or materially delay the consummation of the transactions contemplated by this Agreement, including the Mergers and the Arrangement; provided that the foregoing shall not require any Party to waive any of the conditions set forth in Article 8.
Section 7.3 Non-Regulatory Efforts and Consents. Separate and apart from the obligations set forth in Article 6 and Section 7.2, from and after the date of this Agreement and prior to the earlier of the Closing or the valid termination of this Agreement in accordance with its terms, each of the Company and Parent shall, and shall cause each of its Subsidiaries to, reasonably cooperate with each other and use its respective reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable on its part under this Agreement to consummate and make effective, in the most expeditious manner reasonably practicable, the transactions contemplated hereby in accordance with the terms and limitations hereof, including (a) preparing and delivering or submitting documentation to make with and obtain from, as applicable, any Governmental Authority all filings, notices, reports, consents, registrations, approvals, non-objections, permits and authorizations, in each case, necessary or advisable under applicable Law in order to consummate the transactions contemplated by this Agreement as promptly as reasonably practicable after the date of this Agreement and (b) giving, obtaining or effecting (as the case may be) as promptly as practicable following the date of this Agreement all notices, acknowledgments, waivers, consents, amendments, supplements or other modifications required under any Contract to which Parent, the Company or any of their respective Subsidiaries is a party to or bound (the “Third-Party Consents”) and that are necessary or advisable to be given, obtained or effected in order to consummate the transactions contemplated by this Agreement as promptly as reasonably practicable after the date of this Agreement; provided that in connection with the obligations in this clause (b), none of Parent, the Company or any of their respective Subsidiaries shall (i) make any payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments) or concede anything of value, (ii) amend, supplement or otherwise modify any such Contract, or (iii) agree or commit to do any of the foregoing, in each case for the purposes of giving, obtaining or effecting any Third-Party Consents without the prior consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed). Separate and apart from the obligations set forth in Article 6 and Section 7.2, neither the Company nor Parent shall, nor shall either permit any of their respective Subsidiaries or any of its or their respective Representatives to, participate in any substantive meetings, calls, presentations and other communications with any Governmental Authority or to make with or obtain from any Governmental Authority, as applicable, all filings, notices, reports, consents, registrations, approvals, permits and authorizations, in each case, necessary or advisable in order to consummate the transactions contemplated by this Agreement unless it consults with the other in advance and, to the extent permitted by such Governmental Authority, gives the other the opportunity to attend and participate thereat. For the avoidance of doubt, this Section 7.3 shall not apply to any matters related to the Relevant Laws, Investment Canada Act Approval or Required Regulatory Approvals, which shall be governed exclusively by Section 7.2.
Section 7.4 Transaction Litigation. Subject to the other provisions of this Section 7.4, the Parties shall use their respective reasonable best efforts to prevent the entry of (and, if entered, to have vacated, lifted, reversed or overturned) any Order that results from any Litigation against the Parties or any of their respective directors or officers in connection with, arising from or relating to this Agreement and the transactions contemplated hereby including the Mergers and the Arrangement (other than any Litigation which arises from, or relates to, matters set forth in Section 7.2, which in each case shall be governed by Section 7.2) (collectively, “Transaction Litigation”). The Company and Parent shall each give the other the opportunity to participate in, but not control, the defense or settlement of any Transaction Litigation, and no such settlement of any Transaction Litigation shall be agreed to without Parent’s and the Company’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed. Each of Parent and the Company shall keep the other reasonably informed of any Transaction Litigation (including providing the other Party notice within 24 hours of the commencement of any such shareholder litigation of which such Party has received notice), unless doing so would, in the reasonable judgment of such Party, jeopardize any privilege of such Party or any of its Subsidiaries with respect to such Transaction Litigation.
Section 7.5 Employee Matters.
(a) During the period of 12 months beginning on the Closing Date (or, if shorter, during the period of continued employment of the relevant employee), Holdings shall provide, or cause to be provided, to each employee of each of the Company and its Subsidiaries and Parent and its Subsidiaries as of immediately prior to the Arrangement Effective Time or the Merger Effective Time, as applicable, who continues employment with Holdings or any of its Subsidiaries immediately following the Closing (including, upon their return to active employment, employees who are not actively at work on account of illness, disability, workers’ compensation or leave of absence) (an “Affected Employee”), (i) base compensation and target cash incentive opportunities that, in each case, are substantially comparable, in the aggregate, to those provided to the Affected Employee as of immediately prior to the Arrangement Effective Time or the Merger Effective Time, as applicable, and (ii) all other compensation and employee benefits (excluding from such comparison equity-based compensation, defined benefit pension benefits, nonqualified deferred compensation benefits and retiree health and welfare benefits, and executive perquisites (the “Excluded Benefits”)) that are substantially comparable in the aggregate to the compensation and employee benefits provided to the Affected Employee as of immediately prior to the Arrangement Effective Time or the Merger Effective Time, as applicable.
(b) Holdings shall use commercially reasonable efforts to cause any employee benefit plans in which the Affected Employees are entitled to participate after the Closing Date to take into account for purposes of eligibility and level of benefits, but not for purposes of any Excluded Benefits, service for the Company and its Subsidiaries and Parent and its Subsidiaries, as if such service were with Holdings, to the same extent such service was credited for the same purpose under a comparable Company Benefit Plan or Parent Benefit Plan, as applicable, prior to the Closing Date (except to the extent it would result in a duplication of benefits or compensation with respect to the same period of service). Holdings shall take all necessary actions so that each Affected Employee shall after the Arrangement Effective Time or the Merger Effective Time, as applicable, continues to be credited with the unused paid time off credited to such Affected Employee through the Arrangement Effective Time or the Merger Effective Time, as applicable, under the applicable paid time off policies of Holdings (subject to the same forfeiture conditions and accrual limits applicable prior to the Arrangement Effective Time or the Merger Effective Time, as applicable). To the extent any health benefit plan replaces a Company Benefit Plan or Parent Benefit Plan that is a health benefit plan in the plan year in which the Arrangement Effective Time or the Merger Effective Time, as applicable, occurs, Holdings shall, and shall cause its Subsidiaries (including the Surviving Company) to, use commercially reasonable efforts to (i) waive all limitations as to preexisting conditions exclusions and all waiting periods with respect to participation and coverage requirements applicable to each Affected Employee to the extent waived or satisfied under the replaced

Company Benefit Plan or Parent Benefit Plan prior to the Closing Date and (ii) credit each Affected Employee for any co-payments, deductibles and other out-of-pocket expenses paid prior to the Closing Date under the terms of the replaced Company Benefit Plan or Parent Benefit Plan in satisfying any applicable deductible, co-payment or out-of-pocket requirements for the plan year in which the Arrangement Effective Time or the Merger Effective Time, as applicable, occurs.
(c) Without limiting the generality of Section 10.6, nothing contained in this Section 7.5 shall (i) be construed to establish, amend or modify any benefit or compensation plan, program, agreement, Contract, policy or arrangement, including any Company Benefit Plan and Parent Benefit Plan, (ii) limit the ability of Holdings or any of its Subsidiaries or Affiliates to amend, modify or terminate any benefit or compensation plan, program, agreement, Contract, policy or arrangement maintained by Holdings or any of its Subsidiaries or Affiliates, respectively, at any time assumed, established, sponsored or maintained by any of them, (iii) create any rights or obligations, including any third-party beneficiary rights, in any Person (including any Affected Employee) other than the Parties, or any right to employment or continued employment or to a particular term or condition of employment with the Company or any of its Subsidiaries, Parent or any of its Subsidiaries, Holdings or any of its Subsidiaries, or any of their respective Affiliates, or (iv) limit the right of Holdings or any of its Subsidiaries, or any of their respective Affiliates, to terminate the employment or service of any employee, including the Affected Employees, or other service-provider following the Closing Date at any time and for any or no reason.
Section 7.6 Indemnification and Insurance.
(a) Each of Holdings, the Company, Parent and their respective Subsidiaries agree that all rights to indemnification, advancement of expenses or exculpation now existing in favor of the present and former directors and officers of the Company, Parent or of any of their respective Subsidiaries (each such present or former director or officer (i) of Parent or any of its Subsidiaries being herein referred to as a “Parent Indemnified Party” and (ii) of the Company or any of its Subsidiaries being herein referred to as a “Company Indemnified Party” and each Parent Indemnified Party and Company Indemnified Party being an “Indemnified Party” and such Persons collectively being referred to as the “Indemnified Parties”) as provided in the applicable governing documents of the Company, Parent or any of their respective Subsidiaries or any Contract by which the Company, Parent or any of their respective Subsidiaries is bound and which is in effect as of the date hereof, will survive the consummation of the Arrangement and the Mergers and continue in full force and effect and shall not be amended, repealed or otherwise modified (except as required by applicable Law) in any manner that would adversely affect any right thereunder of any such Indemnified Party, with respect to actions or omissions of the Indemnified Parties occurring at or prior to the Closing.
(b) Holdings will, or will cause the Company, Parent and their respective Subsidiaries to, maintain in effect without any reduction in scope or coverage for six years from the Closing Date customary policies of directors’ and officers’ liability insurance providing protection no less favorable to the protection provided by the policies maintained by the Company, Parent or their respective Subsidiaries, as applicable, which are in effect immediately prior to the Closing Date and providing protection in respect of claims arising from facts or events which occurred on or prior to the Closing Date; provided that in no event shall Holdings be required to expend for such policies pursuant to this sentence an annual premium amount in excess of 300% of the sum of, as applicable, (x) the annual premiums currently paid by the Company or its Subsidiaries for such insurance and (y) the annual premiums currently paid by Parent for such insurance (such amount, the “Premium Cap”); provided, further, that if the annual premiums of such insurance coverage exceed such Premium Cap, Holdings shall obtain a policy with the greatest coverage available for a cost not exceeding such Premium Cap. Notwithstanding the foregoing sentence, the Company or Parent shall, prior to the Closing Date, and if the Company and Parent are unable to do so, the Surviving Company as of the Closing Date shall, purchase prepaid non-cancellable run-off or “tail” directors’ and officers’ liability insurance on terms, including with respect to coverage and amounts, no less favorable to those covered thereby than the directors’ and officers’ liability policies currently maintained by the Company or Parent, as applicable, but providing coverage for a period of six years from the Closing Date with respect to claims arising from or related to facts or events which occurred on or prior to the Closing Date; provided that the premiums for such insurance do not exceed the Premium Cap; provided, further, that Holdings may substitute therefor policies of a reputable and financially sound insurance company containing terms, including with respect to coverage and amounts, no less favorable to any Indemnified Party.

(c) The covenants contained in this Section 7.6 (i) are intended to be for the irrevocable benefit of, and shall be enforceable by, the Indemnified Parties and their respective heirs, executors, administrators and other legal representatives and (ii) shall not be deemed exclusive of any other rights to which an Indemnified Party has under Law, Contract or otherwise, and shall be binding on Holdings and any of its successors.
(d) If the Company, Parent, Holdings or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, Holdings shall, in each case, ensure that any such successor or assign assumes all of the obligations set forth in this Section 7.6.
Section 7.7 Rule 16b-3 Actions. Prior to the Closing, Holdings and the Company shall take all such steps as may be required to cause (a) any dispositions of Company Common Shares (including derivative securities with respect to Company Common Shares) resulting from the Arrangement or the Mergers and the other transactions contemplated by this Agreement by each individual who is or will be subject to the reporting requirements of Section 16(a) of the 1934 Exchange Act with respect to the Company immediately prior to the Arrangement Effective Time to be exempt under Rule 16b-3 promulgated under the 1934 Exchange Act and (b) any acquisitions of Holdings Common Shares or Company Common Shares (including derivative securities with respect to Holdings Common Shares or Company Common Shares, as applicable) resulting from the Arrangement or the Mergers and the other transactions contemplated by this Agreement, by each individual who may become or is reasonably expected to become subject to the reporting requirements of Section 16(a) of the 1934 Exchange Act with respect to Holdings to be exempt under Rule 16b-3 promulgated under the 1934 Exchange Act.
Section 7.8 Stock Exchange Listings.
(a) The Company and Holdings shall use their respective reasonable best efforts to cause the Holdings Class A Common Shares to be approved for listing on NYSE, subject only to official notice of issuance, prior to the Closing, and in each case each of the Company and Holdings agrees to cooperate with such other Parties in taking, or causing to be taken, all actions necessary for such listings.
(b) Each of the Parties agrees to cooperate with each other in taking, or causing to be taken, all actions reasonably necessary, proper or advisable to delist the Company Common Shares from the NYSE and the TSX and to cause the Company to cease to be a reporting issuer in each jurisdiction in Canada and to terminate registration of the Company Common Shares under the 1934 Exchange Act; provided that such delisting and termination shall not be effective until after the Subsequent Merger Effective Time.
(c) The Company will use its reasonable best efforts to update any such information and disclosure provided to Parent to ensure that such information and disclosure, (x) if included within an application of the type referred to in clause (i) above, remains accurate and complete in all material respects, and (y) if included within a prospectus referred to in clause (ii) above, when taken as a whole, does not contain as of the time provided to Parent, after giving effect to any prior updates thereto provided by the Company pursuant to this paragraph, any untrue statement of a material fact or omit to state any material fact that is required to be stated in such prospectus or that is necessary in order to make the statements contained therein not materially misleading. The Company hereby consents to the use of the Company’s logos in connection with any of the materials referred to in this Section 7.8(c); provided, however, that such logos are used solely in a manner that is not intended, or reasonably likely, to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries or any of their respective intellectual property rights.
Section 7.9 Takeover Statutes. If any state or provincial antitakeover statute, “moratorium,” “control share acquisition,” “business combination,” “fair price” or similar statute or regulation (collectively, “Takeover Laws”) is or may become applicable to the transactions contemplated by this Agreement, the Company and its Affiliates shall use reasonable best efforts to (a) grant such approvals and take all such actions as are legally permissible so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and (b) otherwise act to eliminate or minimize the effects of any Takeover Laws on the transactions contemplated hereby.
Section 7.10 Pre-Closing Restructuring.
(a) Without the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed), the Initial Parent Shareholder shall not, directly or indirectly (including by merger, consolidation, contractual voting rights, grant of proxy or otherwise), transfer Parent Common Shares, Parent Preferred Shares or other equity interests of Parent or any of its Subsidiaries, or permit or allow such transfer to occur, (including, in each case, that would result in any Person directly holding Holdings Common Shares immediately following Closing) other than (i) to an existing equity owner of the Initial Parent Shareholder as of the date of this Agreement or any Affiliate thereof who is controlled by the Person or Persons or their Affiliates that directly or indirectly control the Initial Parent Shareholder (such Affiliate, a “Common Control Affiliate”), (ii) (x) up to 20% of Parent’s equity interests (directly or indirectly through the Initial Parent Shareholder or a Common Control Affiliate) to the Persons set forth on Section 7.10(a)(ii)(x) of the Parent Disclosure Letter or its Affiliates or (y) up to (inclusive of any amount transferred pursuant to clause (x)) 40% of Parent’s equity interests (directly or indirectly through the Initial Parent Shareholder or a Common Control Affiliate) to the Persons set forth on Section 7.10(a)(ii)(y) of the Parent Disclosure Letter or its Affiliates (collectively, “Specified Mutual Funds”) or (iii) any other Person approved by the Company (such consent not to be unreasonably withheld, conditioned or delayed) (collectively, with respect to subsections (i), (ii) and (iii), the “Permitted Sell-Down Transferees”). For clarity, (i) the Initial Parent Shareholder shall not transfer any securities to a Permitted Sell-Down Transferee in a transaction that would obligate Parent or Holdings to issue securities other than Parent Common Shares or Holdings Common Shares and (ii) transfers of the equity of the Initial Parent Shareholder or a Subsequent Parent Shareholder, or of their respective members or equity owners (other than transfers by members in or equity owners of investment funds whose direct or indirect holdings in Parent and its Subsidiaries comprise less than a majority of the assets under management of such funds) constitute indirect transfers of the equity interests of Parent.
(b) The Company agrees that, upon request of Parent, acting reasonably, the Company shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to: (i) implement such reorganizations of their corporate structure, capital structure, business, operations and assets or such other transactions as Parent may request, acting reasonably, including amalgamations, liquidations, reorganizations, continuances (including commencing a continuance process), share transfers or asset transfers, and the making of any Tax election under the Tax Act (including an election under paragraph 111(4)(e) of the Tax Act) (any such transactions, the “Pre-Closing Restructuring”); (ii) reasonably cooperate with Parent and its advisors to determine the nature of the Pre-Closing Restructurings that might be undertaken and the manner in which they would most effectively be undertaken; and (iii) assess what material consents, approvals, waivers or similar authorizations, if any, would be reasonably required in connection with the Pre-Closing Restructuring, and reasonably cooperate with Parent and its advisors to seek to obtain any such consents, approvals, waivers or similar authorizations. In addition, following the entry into this Agreement, the Company, on the one hand, and Parent, on the other hand, shall keep the other apprised of, and consult with the other in advance of implementing, any reorganizations of its or its Subsidiaries’ corporate structure or any reorganizations, restructurings, transactions or other actions by or among it or any of its Subsidiaries.
(c) Notwithstanding the foregoing, the Company will not be obligated to implement any Pre-Closing Restructuring pursuant to this Section 7.10 unless such Pre-Closing Restructuring:
(i) is not prejudicial to the Company or the Company Shareholders;
(ii) does not impair the ability of the Company or Parent to consummate, and will not materially delay the consummation of, the Arrangement, including to prevent the satisfaction of any conditions set forth in Article 8;
(iii) does not reduce the Arrangement Consideration or change the form of Consideration to be received by Company Shareholders (other than Company Shareholders exercising Dissent Rights), as applicable;
(iv) does not require the Company or any of its Subsidiaries to take any action that could reasonably be expected to result in any adverse Tax or other consequences to the Company, any of its Subsidiaries or the Company Shareholders (including any Taxes being imposed on such Persons) that are incrementally greater than the Taxes or other consequences that would be imposed on such Persons in connection with the Transactions in the absence of any action being taken as part of the Pre-Closing Restructuring;

(v) does not become effective prior to such time that Parent has waived or confirmed in writing the satisfaction of all conditions in its favor under Article 8, and has confirmed in writing that it is prepared to promptly and without condition (other than compliance with this Section 7.10) proceed to effect the Arrangement;
(vi) does not require the Company to obtain the approval of any Company Shareholders or the Court;
(vii) would not result in the breach or violation of any contract to which the Company or any of its Subsidiaries is a party where the necessary consents, waivers, approvals or similar authorizations have not been or cannot reasonably be obtained prior to the Closing Date; and
(viii) is effected as close as reasonably practicable to the Arrangement Effective Time.
(d) Parent must provide written notice to the Company of any proposed Pre-Closing Restructuring at least 20 Business Days prior to the Closing Date (unless in the opinion of Company, acting reasonably, providing such notice less than 20 Business Days prior to the Closing Date is not prejudicial to the Company or the Company Shareholders, and further provided that in no event shall the Company be obligated to consider or act upon any notice that is not provided at least ten Business Days prior to the Closing Date). Upon receipt of such notice, the Company and Parent shall work cooperatively and use their reasonable efforts to prepare prior to the Arrangement Effective Time all documentation reasonably necessary and do such other acts and things as are reasonably necessary to give effect to such Pre-Closing Restructuring, including any amendment to this Agreement (provided that such amendments do not require the Company to obtain approval of the Court or the Company Shareholders or regulatory approval from any Governmental Authority).
(e) Parent agrees that the implementation of any Pre-Closing Restructuring will not be considered in determining whether a representation or warranty or covenant or agreement of the Company under this Agreement has been breached (including where any such Pre-Closing Restructuring requires the consent of any third party under a Contract).
(f) If the Arrangement is not completed and this Agreement is terminated, Parent will indemnify the Company or any of its Subsidiaries undertaking any Pre-Closing Reorganization for all losses and costs and expenses (including any professional fees and expenses and Taxes) incurred by the Company or any of its Subsidiaries in implementing or effecting such Pre-Closing Reorganization, and in connection with reversing or unwinding any Pre-Closing Reorganization, in each case only to the extent that such Pre-Closing Restructuring was not approved in writing by the Company.
Section 7.11 Publicity. The initial press release regarding this Agreement, the Arrangement, the Mergers and the transactions contemplated by this Agreement shall be a joint press release to be reasonably agreed upon by Parent and the Company. Thereafter, none of Parties shall, and none of the Parties shall permit any of their respective Affiliates to, issue or cause the publication of any press release or similar public announcement with respect to, or otherwise make any public statement concerning, this Agreement, the Arrangement, the Mergers or the other transactions contemplated by this Agreement without first consulting with Parent, in the case of a proposed announcement or statement by the Company or its Subsidiaries, or the Company, in the case of a proposed announcement or statement by a Parent Party or any of their respective Affiliates and, in each case, providing Parent or the Company, as applicable, a reasonable opportunity to comment; provided, however, that the restrictions set forth in this Section 7.11 will not apply to any release or public statement (a) made or proposed to be made by the Company in connection with an Adverse Recommendation Change or any action taken pursuant thereto, in each case in accordance with the terms of this Agreement, or (b) in connection with any dispute between the Parties regarding this Agreement, the Arrangement, the Mergers, or the transactions contemplated by this Agreement; provided, further, that the foregoing shall be subject to each Party’s overriding obligation to make disclosure in accordance with applicable Law, and if such disclosure is required and the other Party has not reviewed or commented on such disclosure, the Party or such Affiliate making such disclosure shall use reasonable best efforts to give prior oral or written notice to the other Party. For the avoidance of doubt, the foregoing shall not prevent either Party from making internal announcements to employees and having discussions with shareholders and financial analysts and other stakeholders so long as such statements and announcements are consistent with the most recent press releases, public disclosures or public statements made by the Parties in accordance with the terms hereof, or prevent Parent or its Affiliates from making disclosure to its direct or indirect, existing or potential, equity holders, lenders and other financing sources, in each case who have an obligation of confidentiality to Parent or its Affiliates.

Section 7.12 Governance Matters.
(a) Name. Effective upon and following the Closing, the Parties shall cause the certificate of incorporation of Holdings to be amended so that the name of Holdings is changed to a name to be mutually agreed by Parent and the Company.
(b) Stockholders Agreement. Effective upon and following the Closing, Holdings and the Initial Parent Shareholder, and, as applicable, each Subsequent Parent Shareholder, shall enter into a Stockholders Agreement in the form attached hereto as Exhibit G (the “Stockholders Agreement”); provided, however, that, subject to Section 7.10(a), the form of Stockholders Agreement shall be updated prior to Closing and revised as directed by the Initial Parent Shareholder to allocate any rights of the Initial Parent Shareholder therein to one or more Subsequent Parent Shareholders as may be determined by the Initial Parent Shareholder together with any other revisions thereto as may be agreed among Holdings, the Company and the Initial Parent Shareholder.
(c) Additional Governance Matters. The Parties shall effectuate the additional governance matters set forth in Sections 5.2 and 5.3 of the Stockholders Agreement, in each case so as to cause the governance matters set forth therein to be implemented and effective as of the Closing.
Section 7.13 Dividends. Following the date hereof until the earlier of the Closing and the valid termination of this Agreement in accordance with its terms, (a) the Company may pay, declare or set aside, as applicable, (i) a quarterly dividend to holders of Company Common Shares in an amount not to exceed $0.09 per share per quarter (calculated in accordance with past practice) (the aggregate amount of any such dividend(s) declared or paid since the date hereof, a “Company Quarterly Dividend”), and (ii) a one-time special dividend to holders of Company Common Shares in an amount not to exceed $133,000,000 in the aggregate (the amount of such dividend declared or paid, the “Company Special Dividend”) and (b) Parent shall be entitled to pay, declare or set aside, as applicable, in an aggregate amount not to exceed (x) $76,880,000, plus (y) 132% of any Company Quarterly Dividend, as a dividend to the equityholders of Parent or a transaction fee to One Rock Capital Partners, LLC or its Affiliate or other Person designated by Parent; provided that in the case of any dividend pursuant to this Section 7.13, any declared or set aside dividends shall be paid by the Company or Parent (solely out of the cash on hand of the Party paying the dividend prior to the Closing), as applicable, prior to the Closing; provided, further, that in the event that the Company pays, declares or sets aside a dividend in excess of any Company Quarterly Dividend or the Company Special Dividend, then Parent shall be entitled to pay, declare or set aside, in an aggregate amount not to exceed 132% of such excess, a dividend to the equityholders of Parent or a transaction fee to One Rock Capital Partners, LLC or its Affiliate or other Person designated by Parent.
Section 7.14 Tax Matters.
(a) Intended Tax Treatment.
(i) Each of the Parties shall (and shall cause each of its Subsidiaries to) use its reasonable best efforts to cause (A) the Mergers to qualify for the Mergers Intended Tax Treatment, (B) the Arrangement to qualify for the Arrangement Intended Tax Treatment, and (C) the Combination to qualify for the Combination Intended Tax Treatment. Each of the Parties will not (and will not permit any of its Subsidiaries to) take any action, or fail to take any reasonable action, as a result of which (1) the Mergers would, or would reasonably be expected to, fail to qualify for the Mergers Intended Tax Treatment, (2) the Arrangement would, or would reasonably be expected to, fail to qualify for the Arrangement Intended Tax Treatment, or (3) the Combination would, or would reasonably be expected to, fail to qualify for the Combination Intended Tax Treatment. The Parties agree to (and to cause their Affiliates to) reasonably cooperate to support the Intended Tax Treatment, to complete all procedural requirements and other Returns and Tax filings required to support the Intended Tax Treatment, and (assuming the Parties’ compliance with the terms of this Agreement and assuming no action outside the control of any Party with respect to dissenters that would render any portion of the Intended Tax Treatment unavailable) to report the Mergers and the Arrangement in a manner consistent with the Intended Tax Treatment and not take any position inconsistent therewith, unless otherwise required by a change in applicable Law after the date hereof or a “determination” within the meaning of Section 1313(a) of the Code. The Parties agree to cooperate to prepare and file any Internal Revenue Service Forms 8937 required by the Code in connection with the transactions contemplated hereby, and to furnish each other such information and assistance relating to Taxes as is reasonably necessary for the filing of all Returns, the making of any election relating to Taxes, the preparation for any audit by any Governmental Authority and the prosecution or defense of any claim, suit or proceeding relating to any Tax. Each of the Parties agrees to use reasonable best efforts to promptly notify all other Parties of any challenge to the Intended Tax Treatment by any Governmental Authority. For the avoidance of doubt, any obligation set forth in this Section 7.14 to use reasonable best efforts to cause the transactions contemplated hereby to qualify for the Intended Tax Treatment (or to use reasonable best efforts to pursue an Alternative Transaction Structure) shall not require the parties to alter or renegotiate the material economic terms of the transactions contemplated hereby.
(ii) In the event that the SEC requests any Tax opinion regarding the Tax consequences of the Arrangement or the Combination to the Company Shareholders in connection with the Proxy Statement/Circular, (A) each Party shall reasonably cooperate to execute and deliver to counsel to the Company customary Tax representation letters as are reasonably satisfactory to counsel to the Company and provide such other information as is reasonably requested by such counsel for purposes of rendering any such opinion, and (B) the Company shall use reasonable best efforts to cause such Company counsel to deliver such opinion. The Parties agree to reasonably cooperate with respect to the issuance of any Tax opinion that any Party may seek in connection with the transactions contemplated hereby.
(b) FIRPTA Certificates. Parent shall deliver to Holdings at or prior to the Closing a certification of Parent, prepared in a manner consistent and in accordance with the requirements of Treasury Regulation Sections 1.897-2(g), (h) and 1.1445-2(c) dated no more than 30 days prior to the Closing Date and signed by a responsible corporate officer of Parent, certifying that no interest in Parent is, or has been during the relevant period specified in Section 897(c)(1)(A)(ii) of the Code, a “U.S. real property interest” within the meaning of Section 897(c) of the Code, and a form of notice to the IRS prepared in accordance with the provisions of Treasury Regulation Section 1.897-2(h)(2) (provided, that the only remedy for any failure to deliver the documentation described in this paragraph shall be to make an appropriate withholding (to the extent required by applicable Law) from consideration deliverable in connection with this Agreement consistent with the terms of Section 2.5.
(c) Notwithstanding anything to the contrary herein, if, after the date hereof but prior to the Closing, the Parties mutually determine (acting reasonably and in good faith) that (i) with respect to the Mergers, the Mergers are not expected to qualify for the Mergers Intended Tax Treatment or the Combination Intended Tax Treatment or (ii) with respect to the Arrangement, the Arrangement is not expected to qualify for the Arrangement Intended Tax Treatment or the Combination Intended Tax Treatment; then the Parties shall use reasonable best efforts to restructure the transactions contemplated hereby (such restructured transactions, the “Alternative Transaction Structure”) in a manner that is reasonably expected to cause the Alternative Transaction Structure (A) with respect to the Mergers, to qualify for the Mergers Intended Tax Treatment or the Combination Intended Tax Treatment and (B) with respect to the Arrangement, to qualify for the Arrangement Intended Tax Treatment or the Combination Intended Tax Treatment.
(d) Filings. The Parties will cooperate reasonably and in good faith to determine whether the transactions set out in this Agreement and any related transactions are required to be reported to any applicable Governmental Authority pursuant to section 237.3 or 237.4 of the Tax Act (or any provisions of similar effect) and, if so, the Parties shall cooperate to make such reporting in a comprehensive and timely manner, in the form required by applicable Law. The Parties may request reasonable representations and warranties from each other to the extent necessary to establish any factual matters relevant to the determination of whether reporting is required and the content of such reporting.
Section 7.15 Assistance with Debt Financing.
(a) If Parent determines in its discretion, with the consent of the Company (not to be unreasonably withheld, conditioned, or delayed), to fund any change of control offer, tender offer, exchange offer, redemption or repayment, as applicable, of the outstanding indebtedness of the Company and its Subsidiaries, including the Company Revolving Credit Facility and the Company Notes, including in connection with any Debt Financing, using, in whole or in part, cash held by Parent and its Subsidiaries or by the Company and its Subsidiaries, the Parent and Company shall, and shall cause their Subsidiaries and their respective officers and employees to, and shall direct their Representatives to, use reasonable best efforts to provide such cash as is necessary, in Parent’s discretion, with the consent of the Company (not to be unreasonably withheld, conditioned, or delayed), to consummate such transactions concurrently with, and conditioned on, the Closing; provided that neither Parent nor the Company shall be required to fund any such cash prior to the Closing Date.

(b) If Parent determines, in its discretion, with the consent of the Company (not to be unreasonably withheld, conditioned or delayed), to pursue or cause Holdings to pursue any Debt Financing, prior to the Closing, the Company shall, and shall cause its Subsidiaries and their respective officers and employees to, and shall direct its Representatives to, use reasonable best efforts to provide such customary or necessary cooperation in connection with the arrangement and implementation of such Debt Financing as Parent may reasonably request, from time to time, upon reasonable advance notice, including using reasonable best efforts to:
(i) as promptly as practicable (A) furnish Parent with the Required Financial Information and (B) inform Parent if the chief executive officer, chief financial officer, treasurer or controller of the Company or any member of the audit committee of the Company Board of Directors shall have actual knowledge of any facts as a result of which a restatement of any financial statements (or portion thereof) included in or including the Required Financial Information is reasonably probable or required in order for such financial statements (or portion thereof) to comply with GAAP;
(ii) assist with the preparation of, and review and comment on, Offering Documents;
(iii) designate a member of senior management of the Company to execute customary authorization letters with respect to the Offering Documents relating to the “bank” financing that authorize the distribution of information to prospective lenders, and identify any portion of such information that constitutes material, non-public information regarding the Company or its Subsidiaries or their securities, and cause members of senior management of the Company to participate, at reasonable and mutually agreed times and upon reasonable advance notice, in a reasonable number of customary presentations, road shows, due diligence sessions, drafting sessions and sessions with ratings agencies in connection with any Debt Financing, which may be telephonic or held by videoconference, including (A) direct contact between such senior management of the Company and Debt Financing Sources and other potential lenders and investors in the financing, (B) otherwise cooperating with the marketing efforts for any Debt Financing and (C) assisting Parent and the Debt Financing Sources with obtaining ratings as contemplated by any Debt Financing;
(iv) in the event the Debt Financing includes an offering of debt securities, request and facilitate its independent auditors to (A) provide customary accountant’s comfort letters (including “negative assurance” comfort and customary change period comfort), together with drafts of such comfort letters that such independent auditors are prepared to deliver upon the “pricing” of any high-yield bonds being issued in connection with any Debt Financing, and consents from the Company’s independent auditors with respect to financial information regarding the Company and its Subsidiaries, (B) provide reasonable assistance to Parent in connection with Parent’s preparation of pro forma financial statements and pro forma financial information (provided that the Company will not be required to provide information or assistance relating to any financial information related to Parent or any of its Subsidiaries), (C) attend a reasonable number of accounting due diligence sessions and drafting sessions, which sessions shall be telephonic or held by videoconference and (D) provide, consistent with customary practice, consent to the use of their reports in any materials relating to the Debt Financing;
(v) (A) assist Parent in its preparation of, and execution and delivery of definitive financing documents (including any guarantee, pledge and security documents, perfection or information certificates, supplemental indentures, currency or interest rate hedging arrangement, other definitive financing documents or other certificates or documents as may be reasonably requested by Parent or the Debt Financing Sources (including a customary certificate of the chief financial officer or officer performing the equivalent function of the Company with respect to (x) solvency matters or (y) certain financial information in the offering documents not otherwise covered by the comfort letters described in Section 7.15(b)(iv) (such certificate in this clause (y), the “CFO Comfort Certificate”))) and the schedules and exhibits thereto, in each case subject to the occurrence of the Closing and (B) assist with the preparation of field examinations and collateral audits and provide access to books and records, inventory and systems for any third party completing such field examinations and collateral audits;
(vi) (A) facilitate the pledging of collateral for any Debt Financing, including using reasonable best efforts to deliver any original stock certificates and related powers and any original promissory notes and related allonges and providing reasonable assistance with any collateral documents that involve a third party, including landlord waivers, deposit account control agreements, blocked account arrangements or lock box arrangements, if applicable and in each case subject to the occurrence of the Closing and (B) assist with obtaining release of existing Liens; provided that such releases shall be subject to the occurrence of the Closing;
(vii) furnish Parent and the Debt Financing Sources at least eight Business Days prior to the Closing Date (solely to the extent requested by Parent at least ten Business Days prior to the Closing Date) with all documentation and other information related to the Company and its Subsidiaries required by any Governmental Authority with respect to any Debt Financing under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, and any beneficial ownership certifications;
(viii) solely with respect to financial information and data derived from the Company’s historical books and records, provide reasonable assistance to Parent with Parent’s preparation of pro forma financial information and pro forma financial statements to the extent reasonably requested by Parent or the Debt Financing Sources to be included in any marketing materials or Offering Documents (provided that the Company shall not be responsible for the preparation of any pro forma financial statements or pro forma adjustments thereto);
(ix) take all corporate actions, subject to the occurrence of the Closing, reasonably requested by Parent to permit the consummation of any Debt Financing (provided that no such action shall be required of the Company Board of Directors prior to the Closing);
(x) reasonably cooperate in satisfying the conditions precedent set forth in the definitive documents relating to any Debt Financing to the extent the satisfaction of such condition requires the cooperation of, or is within the control of, the Company and its Subsidiaries; and
(xi) ensure that the Debt Financing Sources and their advisors and consultants shall have customary and reasonable access, at mutually agreed times and places, to the Company and its Subsidiaries to evaluate the Company’s and its Subsidiaries’ current assets, inventory, cash management and accounting systems, policies and procedures relating thereto for the purposes of establishing collateral arrangements as of the Closing, and reasonably assist with other customary collateral audits, collateral appraisals and due diligence examinations.
(c) Notwithstanding anything to the contrary in this Section 7.15:
(i) nothing in this Section 7.15 will require any cooperation to the extent the same would (A) unreasonably interfere with the ongoing operations of the Company or its Subsidiaries, (B) cause any officer or employee of the Company or any of its Subsidiaries or any of its or their Representatives to incur any personal liability, (C) require the Company or any of its Subsidiaries to cause its legal counsel to deliver any legal opinions (except as contemplated by Section 7.17), or (D) reasonably be expected to conflict with, violate, breach or otherwise contravene (I) any Law or (II) any Company Material Contract;
(ii) neither the Company nor any of its Subsidiaries shall be required to pay any commitment or other fee or have any liability or obligation, including any indemnification obligation, under any agreement or any document related to any Debt Financing prior to the Closing Date; and
(iii) neither the Company nor any of its Subsidiaries or any of their respective Representatives shall be required to execute, deliver or enter into, or perform any agreement, document or instrument, including any definitive financing document (except any authorization letters delivered pursuant to Section 7.15(b)(iii) or any certificate, including the CFO Comfort Certificate, document, instrument or agreement provided in accordance with Section 7.15(b)(iii), Section 7.15(b)(v) or Section 7.17), with respect to any Debt Financing or adopt resolutions approving the agreements, documents or instruments pursuant to which any Debt Financing is obtained or pledge any collateral with respect to any Debt Financing that is not contingent upon the Closing or that would be effective prior to the Closing.
(d) In the event this Agreement is validly terminated in accordance with its terms, each of Parent and the Company agree that any reasonable, documented out-of-pocket expenses (including reasonable attorneys’ fees) incurred by Parent or its Subsidiaries or by the Company or its Subsidiaries in connection with any Debt

Financing (including, for the avoidance of doubt, in connection with the assistance provided by the Company pursuant to this Section 7.15) shall be borne 57.0% by Parent and 43.0% by the Company on terms to be reasonably agreed. In addition, to the extent that (i) any Debt Financing consists of high yield debt securities and such Debt Financing is consummated and funded into escrow prior to the Closing, and (ii) following such time, this Agreement is validly terminated in accordance with its terms and the transactions contemplated by this Agreement have not been consummated, any interest expense in connection with such Debt Financing accrued from the date of consummation of such Debt Financing to the date such Debt Financing is redeemed or otherwise repaid in accordance with the terms of such Debt Financing shall be borne 57.0% by Parent and 43.0% by the Company on terms to be reasonably agreed. Parent shall indemnify and hold harmless the Company and its Subsidiaries and their respective Representatives from and against any and all liabilities or losses (other than expenses addressed by the previous sentence) suffered or incurred by them prior to the Closing Date in connection with the arrangement of any Debt Financing and any information utilized in connection therewith (other than liabilities or losses resulting solely from information provided by the Company or its Subsidiaries), in each case, other than to the extent any of the foregoing was suffered or incurred as a result of the intentional misrepresentation, bad faith, gross negligence or willful misconduct of, or material breach of this Agreement by, the Company, its Subsidiaries or any of their Representatives. All material non-public information regarding the Company and its Subsidiaries provided to Parent or its Representatives pursuant to this Section 7.15 shall be kept confidential by them in accordance with the Non-Disclosure Agreement.
(e) The Company hereby consents, on behalf of itself and its Subsidiaries, to the use of the Company’s and its Subsidiaries’ logos in connection with any Debt Financing; provided that such logos are used in a manner that is not intended to or reasonably likely to harm or disparage the Company’s or its Subsidiaries’ reputation or goodwill.
(f) The Company shall, and shall cause its Subsidiaries to, use reasonable best efforts to periodically update any Required Financial Information provided to Parent as may be necessary so that such Required Financial Information (i) is Compliant and (ii) meets the applicable requirements set forth in the definition of “Required Financial Information.” For the avoidance of doubt, Parent may, to most effectively access the financing markets, request the cooperation of the Company and its Subsidiaries under this Section 7.15 at any time, and from time to time and on multiple occasions, between the date of this Agreement and the Closing. The Company agrees to use reasonable best efforts to file all reports on Form 10-K, Form 10-Q and Form 8-K, in each case, required to be filed with the SEC pursuant to the 1934 Exchange Act prior to the Closing Date in accordance with the periods required by the 1934 Exchange Act. The Company agrees to use reasonable best efforts to review all Offering Documents and marketing materials for any Debt Financing (subject to Parent providing the Company with reasonable time to review) and identify for Parent any information contained therein that it reasonably believes constitutes material non-public information with respect to the Company and its Subsidiaries (taken as a whole) or their respective securities. If the Company identifies any such information then the Company shall file a Current Report on Form 8-K containing such material non-public information.
Section 7.16 Assistance with Parent Consent Solicitation.
(a) Parent will be permitted to commence and conduct, at Parent’s sole discretion, in accordance with the terms of the Parent Indenture, and conditioned on the Closing, one or more consent solicitations, in each case, soliciting consents from the holders of Parent Notes (each such consent solicitation, a “Parent Consent Solicitation”) in connection with the transactions contemplated by this Agreement. If Parent decides to commence a Parent Consent Solicitation, each of the Company and its Subsidiaries shall use its respective reasonable best efforts to, and will use its respective reasonable best efforts to cause its respective Affiliates, officers, employees and Representatives to, reasonably cooperate with Parent in good faith to permit any such Parent Consent Solicitation to be effected on such terms, conditions and timing as reasonably requested by Parent, including, if so reasonably requested by Parent, causing any such Parent Consent Solicitation to be consummated substantially concurrently with, and conditioned on, the Closing, and Parent shall, and the Company and its Subsidiaries shall reasonably assist and cooperate with Parent to, prepare any documentation related thereto, and shall provide the Company reasonable time to review such documentation; it being understood that in no event shall the Company or any of its Subsidiaries be required to incur any financing or provide assistance in obtaining any financing other than in connection with any Debt Financing contemplated by Section 7.15 and in accordance with the terms thereof; it being further understood that no such Parent Consent Solicitation shall delay the Closing beyond the date that it is required to occur under Section 2.6. The

Parent Consent Solicitations will be conducted in compliance with the Parent Indenture and applicable Law, and the Company will not be required to cooperate with respect to any Parent Consent Solicitation that would reasonably be expected to be inconsistent with the terms of the Parent Indenture or applicable Law.
(b) In the event this Agreement is validly terminated in accordance with its terms, each of Parent and the Company agree that any reasonable, documented out-of-pocket expenses (including reasonable attorneys’ fees) incurred by Parent or its Subsidiaries or by the Company or its Subsidiaries in connection with any Parent Consent Solicitation (including, for the avoidance of doubt, in connection with the assistance provided by the Company pursuant to this Section 7.16) shall be borne 57.0% by Parent and 43.0% by the Company on terms to be reasonably agreed. Parent shall indemnify and hold harmless the Company and its Subsidiaries and their respective Representatives from and against any and all liabilities or losses (other than expenses addressed by the previous sentence) suffered or incurred by them prior to the Closing Date in connection with any Parent Consent Solicitation, in each case, other than to the extent any of the foregoing was suffered or incurred as a result of the intentional misrepresentation, bad faith, gross negligence or willful misconduct of, or material breach of this Agreement by, the Company and its Subsidiaries or any of their Representatives.
Section 7.17 Company Indebtedness.
(a) On the Closing Date, the Company shall, as and to the extent required by the Company Indentures in connection with the transactions contemplated by this Agreement, cause to be delivered the officer’s certificate, opinion of counsel and any other notices or documentation required by the Company Indentures in connection with the transactions contemplated by this Agreement. The Company shall provide Parent and its counsel a reasonable opportunity to review and comment on such officers’ certificate, legal opinion and other notices or documentation prior to the delivery thereof, each of which shall be subject to the prior approval of Parent (such approval not to be unreasonably withheld, conditioned or delayed).
(b) Parent or its Subsidiaries, with the consent of the Company (not to be unreasonably withheld, conditioned, or delayed), will be permitted to commence and conduct, in accordance with the terms of the Company Indentures, one or more offers to purchase, including any “Change of Control Offer” (as such term is defined in the Company Indentures) or any tender offer, or any exchange offer, and to conduct one or more consent solicitations, if any (each such offer or solicitation by Parent or its Subsidiaries, a “Debt Offer”) in connection with the transactions contemplated by this Agreement. If Parent decides to commence and conduct a Debt Offer in accordance with this Section 7.17(b), and the Company consents to Parent doing so, each of the Company and its Subsidiaries shall use its respective reasonable best efforts to, and will use its respective reasonable best efforts to cause its respective Affiliates, officers, employees and Representatives (and, in the case of the Company, the trustees, paying agents, registrars, transfer agents, authenticating agents and other parties under the Company Indentures) to, reasonably cooperate with Parent and its Subsidiaries in good faith to permit any such Debt Offer to be effected on such terms, conditions and timing as reasonably requested by Parent, including, if so reasonably requested by Parent, causing any such Debt Offer to be consummated substantially concurrently with the Closing (but, for the avoidance of doubt, no Debt Offer, whether in whole or in part, shall be consummated prior to the Closing), and Parent shall, and the Company shall reasonably assist and cooperate with Parent to, prepare any documentation related thereto, and shall provide the Company reasonable time to review such documentation; it being understood that in no event shall the Company or any of its Subsidiaries be required to (i) fund, or (ii) incur any financing or provide assistance in obtaining any financing for a Debt Offer other than in connection with any Debt Financing contemplated by Section 7.15 and in accordance with the terms thereof; it being further understood that no such Debt Offer shall delay the Closing beyond the date that it is required to occur under Section 2.6. If requested by Parent or the Company, the closing (or, if applicable, operativeness) of the Debt Offers will be expressly conditioned on the occurrence of the Closing, the acceptance for purchase of the applicable Company Notes by Parent or the Company, or, to the extent applicable, the receipt of requisite consents from the holders of the Company Notes, and the Parties will use reasonable best efforts to cause the Debt Offers to close (or become operative) on the Closing Date. The Debt Offers will be conducted in compliance with the applicable Company Indenture and applicable Law, and the Company will not be required to cooperate with respect to any Debt Offer that would reasonably be expected to be inconsistent with the terms of the Company Indentures or applicable Law.
(c) Subject to the receipt of any requisite consents, the Company and its Subsidiaries will execute one or more supplemental indentures to the applicable Company Indenture in accordance with the Company Indentures, amending the terms and provisions of the applicable Company Indenture as described in the applicable Debt Offer, as reasonably requested by Parent, which supplemental indentures shall become effective upon the execution thereof and operative no earlier than the Closing Date or the acceptance for purchase of the applicable Company Notes by Parent or the Company, and will use reasonable best efforts to cause the applicable trustee under the applicable Company Indenture (the “Trustee”) to enter into such supplemental indenture; provided, however, that in no event will the Company or any of its officers, directors or other Representatives have any obligation to authorize, adopt or execute any amendments or other agreement that would reasonably be expected to be inconsistent with the terms of the Company Indentures or applicable Law or would become operative before the Closing Date or the time of acceptance for purchase of the applicable Company Notes by Parent or the Company. Subject to the terms and conditions of this Section 7.17, the Company will provide and will use reasonable best efforts to have its officers and Representatives and Subsidiaries provide all cooperation reasonably requested by Parent in connection with the execution of supplemental indentures, including execution and delivery of notices or officer’s certificates required by the Company Indentures. If requested by Parent, the Company will use its reasonable best efforts to cause its legal counsel to provide all customary legal opinions required in connection with the transactions contemplated by this Section 7.17 to the extent such legal opinion is required to be delivered before the Closing Date. Notwithstanding the foregoing, in no event will the Company or its legal counsel be required to give an opinion with respect to a Debt Offer that in the opinion of the Company, its legal counsel or the Trustee, does not comply with applicable Law or the applicable Company Indenture.
(d) If requested by Parent in its sole discretion, in lieu of or in addition to Parent or its Subsidiaries commencing any Debt Offers for the Company Notes, the Company shall (i) send any notices of redemption with respect to all or a portion of the outstanding aggregate principal amount of any Company Notes (which shall be in form required under the Company Indentures and conditioned upon the consummation of the Closing, if sent prior to the Closing) to the Trustee, (ii) take such actions as may be required under each Company Indenture to cause the Trustee to proceed with the redemption of the applicable Company Notes under such Company Indenture and to provide the notice of redemption (conditioned upon consummation of the Closing, if provided prior to the Closing) to the holders of such Company Notes pursuant to the applicable Company Indenture and (iii) prepare and deliver all other documents required under each Company Indenture (including any officer’s certificates and legal opinions) as may be required under each Company Indenture to issue notices of redemption (conditioned upon consummation of the Closing, if issued prior to the Closing) for such Company Notes in accordance with the Company Indentures, as well as providing (x) for the redemption on the Closing Date or such later date as shall be specified by Parent for such Company Notes or (y) for satisfaction and discharge of the Company Notes and the Company Indentures on the Closing Date, in each case, pursuant to the requisite provisions of the applicable Company Indenture (subject to the consummation of the Closing, if sent prior to the Closing).
(e) If permitted by the applicable Company Indenture, the notices of redemption delivered to the Trustee and holders of the Company Notes (if delivered prior to Closing) may state that the redemption date may be delayed until such time as any condition to redemption stated therein shall be satisfied or such redemption may not occur and such notice may be rescinded in the event such condition shall not have been satisfied. On the Closing Date, Parent or the Company shall make, or cause to be made, a deposit with the Trustee of funds, including, if applicable, from any Debt Financing or cash held by Parent and its Subsidiaries or cash held by the Company and its Subsidiaries, sufficient to pay in full the outstanding aggregate principal amount of, accrued and unpaid interest through the applicable redemption date on, and applicable redemption premiums related to, the Company Notes so redeemed, together with payment of other fees and expenses payable by the Company under each Company Indenture.
(f) In the event this Agreement is validly terminated in accordance with its terms, each of Parent and the Company agree that any reasonable, documented out-of-pocket expenses (including reasonable attorneys’ fees) incurred by Parent or its Subsidiaries or by the Company or its Subsidiaries in connection with any of actions taken pursuant to this Section 7.17 (including, for the avoidance of doubt, in connection with the assistance provided by the Company pursuant to this Section 7.17) shall be borne 57.0% by Parent and 43.0% by the Company on terms to be reasonably agreed. Parent shall indemnify and hold harmless the Company and its Subsidiaries and their respective Representatives from and against any and all liabilities or losses (other than expenses addressed by the previous sentence) suffered or incurred by them prior to the Closing Date in connection with any Debt Offer, in each case, other than to the extent any of the foregoing was suffered or incurred as a result of the intentional misrepresentation, bad faith, gross negligence or willful misconduct of, or material breach of this Agreement by, of the Company and its Subsidiaries or any of their Representatives.
(g) Unless otherwise agreed in writing by Parent, (i) the Company shall deliver to the agents under the Company Credit Agreement customary prepayment notices on or prior to the date required by the Company Credit Agreement, with copies delivered concurrently to Parent, to enable the repayment thereof at Closing (ii) the Company shall deliver to Parent at least three Business Days prior to the Closing Date (A) an appropriate and customary payoff letter with respect to the debt facility borrowed pursuant to the Company Credit Agreement (the “Payoff Letters”), in each case, executed by the agent(s) and / or lender(s), as applicable, thereunder and specifying the aggregate payoff amount of the Company’s obligations (including principal, interest, fees, expenses, premium (if any) and other amounts payable in respect of such indebtedness) that will be outstanding under such indebtedness as of the Closing and providing for a release of all Liens and guarantees thereunder upon the receipt of the respective payoff amounts specified in the Payoff Letter (it being understood and agreed that Parent, Holdings and / or the Company (as determined by Parent, with (if such payor is the Company) the approval of the Company (not to be unreasonably withheld, conditioned or delayed)) shall be responsible for paying all amounts under the Payoff Letters) and (B) all documentation relating to the release of all Liens with respect to the Company Credit Agreement (including any termination statements on Form UCC-3, or other releases), and (iii) the Company shall have delivered to Parent at least ten Business Days prior to the Closing Date copies of all letters of credit and shall use commercially reasonable efforts to facilitate the backstop or replacement of such letters of credit.
Section 7.18 Intercompany Services Agreement. Unless Parent and the Company otherwise agree, Parent and the Company shall each cooperate in good faith to prepare and negotiate an intercompany services agreement, to be entered into at Closing by and among one or more of Holdings and/or certain of its Subsidiaries, if on and after the Closing Date (a) the Parent Indenture and any Company Indenture remain outstanding and (b) it is necessary or advisable to enter into such an agreement under the Parent Indenture and/or any Company Indenture, in order to facilitate transactions following the Closing between Holdings’ Subsidiaries and the Company and its Subsidiaries, including permitting the provision of goods and services on terms to be agreed and to be in accordance with the applicable terms of the Parent Indenture and the Company Indentures.
ARTICLE 8
CONDITIONS PRECEDENT
Section 8.1 Mutual Conditions Precedent. The respective obligations of the Parties to consummate the Mergers and the Arrangement are subject to the satisfaction, or mutual waiver by Parent and the Company in writing, on or before the Closing Date, of each of the following conditions, each of which are for the mutual benefit of the Parties and which may be waived, in whole or in part, by Parent and the Company at any time:
(a) the Company Shareholder Approval shall have been obtained at the Company Meeting in accordance with the Interim Order and applicable Laws;
(b) each of the Interim Order and Final Order shall have been obtained on terms consistent with this Agreement and the Final Order shall not have been set aside or modified in a manner unacceptable to either the Company or Parent, each acting reasonably, on appeal or otherwise;
(c) subject to Section 2.9, the issuance of the Arrangement Issued Securities pursuant to the Arrangement shall be exempt from the registration requirements of the 1933 Securities Act pursuant to the Section 3(a)(10) Exemption; provided, however, that the Company shall not be entitled to the benefit of the conditions in this Section 8.1(c), and shall be deemed to have waived such condition in the event that the Company fails to (i) advise the Court prior to the hearing in respect of the Interim Order that Holdings intends to rely on the exemption from registration afforded by the Section 3(a)(10) Exemption based on the Court’s approval of the Arrangement or (ii) comply with the requirements set forth in Section 2.9 on its part to be complied with;
(d) the Holdings Class A Common Shares shall have been approved for listing on the NYSE, subject only to official notice of issuance;

(e) the Required Regulatory Approvals shall have been obtained or concluded and shall be in full force and effect and any waiting or suspensory periods (and any extensions thereof pursuant to an agreement with a Governmental Authority) related to the Required Regulatory Approvals shall have expired or been terminated; and
(f) no Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order, in any case which is in effect and which prevents, prohibits or makes illegal consummation of the Arrangement, the Mergers or any of the other transactions contemplated in this Agreement.
Section 8.2 Additional Conditions Precedent to Obligations of the Company. The obligation of the Company to consummate the Mergers and the Arrangement shall be subject to the satisfaction, or waiver by the Company in writing, on or before the Closing Date, of each of the following conditions, each of which is for the exclusive benefit of the Company and which may be waived by the Company at any time, in whole or in part, in its sole discretion and without prejudice to any other rights that the Company may have:
(a) the Parent Shareholder Consent shall have been duly executed and delivered to Parent and the Company;
(b) Parent and the other Parent Parties shall have complied in all material respects with their respective obligations, covenants and agreements required to be performed by them under this Agreement to be performed and complied with on or before the Closing Date;
(c) (i) the representations and warranties of Parent and Holdings contained in Section 4.3(a) and Section 5.3 shall, in all but de minimis respects, be true and correct as of the date hereof and as of the Closing Date as though made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be so true and correct as of such earlier date); (ii) the representations and warranties of the Parent Parties contained in Section 4.4, Section 4.23, Section 4.24, Section 5.1(b), Section 5.1(c) and Section 5.2, shall, in all material respects, be true and correct as of the date hereof and as of the Closing Date as though made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be so true and correct as of such earlier date); (iii) the representation and warranty of Parent contained in Section 4.7(a) shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made on the Closing Date (except to the extent that such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be so true and correct as of such earlier date); and (iv) except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be so true and correct as of such earlier date, all other representations and warranties of the Parent Parties set forth in this Agreement shall be true and correct as of the date hereof and shall be true and correct as of the Closing Date as though made on the Closing Date (in each case, without giving effect to any qualifications or limitations as to materiality or Parent Material Adverse Effect or similar phrases set forth therein), except, in the case of this clause (iv), for such failures to be true and correct that have not had or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect;
(d) since the date of this Agreement, no fact, circumstance, change, effect, event or occurrence has occurred that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect; and
(e) the Company shall have received a certificate of Parent signed by an executive officer of Parent for and on behalf of Parent and Holdings and dated the Closing Date certifying that the conditions set out in Section 8.2(b), Section 8.2(c) and Section 8.2(d) with respect to Parent or Holdings, as applicable, have been satisfied.

Section 8.3 Additional Conditions Precedent to Obligations of Parent Parties. The obligation of the Parent Parties to consummate the Mergers and the Arrangement shall be subject to the satisfaction, or waiver by Parent in writing, on or before the Closing Date, of each of the following conditions, each of which is for the benefit of the Parent Parties and which may be waived by Parent at any time, in whole or in part, in its sole discretion and without prejudice to any other rights that Parent may have:
(a) the Company shall have complied in all material respects with its obligations, covenants and agreements required to be performed by it under this Agreement to be performed and complied with on or before the Closing Date;
(b) (i) the representations and warranties of the Company contained in Section 3.3(a) (Capital Structure) shall, in all but de minimis respects, be true and correct as of the date hereof and as of the Closing Date as though made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be so true and correct as of such earlier date); (ii) the representations and warranties of the Company contained in Section 3.3(d), Section 3.4, Section 3.24, Section 3.25, Section 3.26 and Section 3.27 shall, in all material respects, be true and correct as of the date hereof and as of the Closing Date as though made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be so true and correct as of such earlier date); (iii) the representation and warranty of the Company contained in Section 3.8(a) shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made on the Closing Date (except to the extent that such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be so true and correct as of such earlier date); and (iv) except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be so true and correct as of such earlier date, all other representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date hereof and shall be true and correct as of the Closing Date as though made on the Closing Date (in each case, without giving effect to any qualifications or limitations as to materiality or Company Material Adverse Effect or similar phrases set forth therein), except, in the case of this clause (iv), for such failures to be true and correct that have not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;
(c) since the date of this Agreement, no fact, circumstance, change, effect, event or occurrence has occurred that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;
(d) the number of Company Common Shares held by Company Shareholders that have validly exercised Dissent Rights shall not exceed 7.5% of the number of Company Common Shares outstanding as of the date hereof; and
(e) Parent shall have received a certificate of the Company signed by an executive officer of the Company for and on behalf of the Company and dated the Closing Date certifying that the conditions set out in Section 8.3(a), Section 8.3(b), Section 8.3(c) and Section 8.3(d) have been satisfied.
Section 8.4 Conditions Precedent to the Mergers. The respective obligations of the Parties to consummate the Mergers are conditioned solely upon the consummation of the Arrangement.
ARTICLE 9
TERMINATION
Section 9.1 Termination.
(a) Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing by mutual written consent of the Company and Parent.
(b) Termination by Either the Company or Parent. This Agreement may be terminated by either the Company or Parent at any time prior to the Closing if:
(i) the Closing shall not have occurred by September 16, 2025 (such date, as it may be extended pursuant to this Section 9.1(b)(i), the “Outside Date”); provided that the right to terminate this Agreement pursuant to this Section 9.1(b)(i) shall not be available to a Party if the failure of such Party to fulfill any of its obligations or breach of any of its representations and warranties under this Agreement has been a principal cause of, or resulted in, the failure of the Closing to occur by the Outside Date; provided, further, that if as of the original Outside Date, all of the conditions to the obligations of the Parties are satisfied or (to the extent permitted by Law) waived, other than the condition set forth in Section 8.1(e) and the condition set forth in Section 8.1(f) (as it relates to Section 8.1(e)) and those conditions that by their nature are to be satisfied at the Closing, either Party may, by written notice to the other Party, extend the Outside Date until December 16, 2025.
(ii) the Company Shareholder Approval is not obtained at the Company Meeting; or
(iii) any Governmental Authority of competent jurisdiction shall have issued a Law or Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Arrangement or either Merger, and such Law, Order, ruling or other action is or shall have become final and nonappealable.
(c)  Termination by Parent.This Agreement may be terminated by Parent at any time prior to the Closing if:
(i) at any time prior to the time the Company Shareholder Approval is obtained, there has occurred an Adverse Recommendation Change; or
(ii) there shall be any breach or inaccuracy in any of the Company’s representations or warranties set forth in this Agreement or the Company has failed to perform any of its covenants or agreements set forth in this Agreement, which breach, inaccuracy or failure to perform (A) would cause any of the conditions set forth in Section 8.3(a) or Section 8.3(b) not to be satisfied and (B) is either not curable or is not cured by the earlier of (1) the Outside Date and (2) the date that is 45 days following written notice from Parent of such breach, inaccuracy or failure; provided that Parent is not then in breach of any representation, warranty, covenant or agreement contained in this Agreement that would cause any of the conditions set forth in Section 8.2(b) and Section 8.2(c) not to be satisfied.
(d)  Termination by the Company. This Agreement may be terminated by the Company at any time prior to the Closing if:
(i) the Parent Shareholder Consent is not duly executed and delivered to the Company by Parent within 24 hours after the execution of this Agreement;
(ii) at any time prior to the time the Company Shareholder Approval is obtained, the Company Board of Directors authorizes the Company to enter into a written agreement (other than an Acceptable Confidentiality Agreement entered into in accordance with Section 6.4(d)), with respect to a Superior Proposal in accordance with Section 6.4, provided that the Company is not in material breach of Section 6.4 and that prior to or simultaneously with such termination the Company pays the Termination Fee in accordance with Section 9.2; or
(iii) there shall be any breach or inaccuracy in any of the representations or warranties given by the Parent Parties set forth in this Agreement or a Parent Party has failed to perform any of its covenants or agreements set forth in this Agreement, which breach, inaccuracy or failure to perform (A) would cause any of the conditions set forth in Section 8.2(b) or Section 8.2(c) not to be satisfied and (B) is either not curable or is not cured by the earlier of (1) the Outside Date and (2) the date that is 45 days following written notice from the Company of such breach, inaccuracy or failure; provided that the Company is not then in breach of any representation, warranty, covenant or agreement contained in this Agreement that would cause any of the conditions set forth in Section 8.3(a) and Section 8.3(b) not to be satisfied.
Section 9.2 Termination Fees.
(a) If a Company Termination Fee Event occurs, the Company shall pay (or cause to be paid) to Parent a termination fee of $105,000,000 (the “Termination Fee”) by wire transfer in immediately available funds to an account specified in writing by Parent. If a Parent Termination Fee Event occurs, Parent shall pay (or cause to be paid) to the Company the Termination Fee by wire transfer in immediately available funds to an account specified in writing by the Company.

(b) “Company Termination Fee Event” means:
(i) the termination of this Agreement (A) by the Company pursuant to Section 9.1(d)(ii), in which case the Company shall pay the Termination Fee to Parent prior to or concurrently with such termination, or (B) by Parent pursuant to Section 9.1(c)(i), in which case the Company shall pay the Termination Fee no later than two Business Days after the date of such termination; or
(ii) the termination of this Agreement by (A) either the Company or Parent pursuant to Section 9.1(b)(i) or Section 9.1(b)(ii) or (B) Parent pursuant to Section 9.1(c)(ii), if, in either of the cases set forth in clause (A) or (B), (x) prior to such termination, an Acquisition Proposal shall have been received by the Company or made public or proposed publicly to the Company or the Company Shareholders, and (y) at any time after the execution of this Agreement and prior to the expiration of the one-year anniversary of the termination of this Agreement, the Company shall have consummated any Acquisition Proposal or the Company or any of its Subsidiaries, directly or indirectly, in one or more transactions, enters into a definitive agreement in respect of an Acquisition Proposal, in which case the Termination Fee shall be paid by the Company on the earlier of the date of consummation of any such transaction and the date such definitive agreement is executed. For purposes of this Section 9.2(b)(ii) references to “20%” in the definition of “Acquisition Proposal” shall be substituted with references to “50%.”
(c) “Parent Termination Fee Event” means the termination of this Agreement by the Company pursuant to Section 9.1(d)(i), in which case Parent shall pay the Termination Fee to the Company within two Business Days of such termination.
(d) Each of the Parties acknowledges that the agreements contained in this Section 9.2 are an integral part of the transactions contemplated by this Agreement and that without these agreements the other Parties would not enter into this Agreement. Accordingly, if the Company or Parent fails to timely pay any amount due pursuant to this Section 9.2 and, in order to obtain the payment, Parent or the Company, as applicable, commences a suit which results in a judgment against the other Party for the payment set forth in this Section 9.2, the Party that has failed to timely pay pursuant to this Section 9.2 shall pay the other Party its reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees) in connection with such suit, together with interest on such amount at the prime rate published in the Wall Street Journal in effect on the date such payment was required to be made to and including the date on which such payment was actually received. Notwithstanding any other provision in this Agreement, in no event will (i) the Company be obligated to pay the Termination Fee more than once or (ii) Parent be obligated to pay the Termination Fee more than once.
(e) In the event that Parent shall receive full payment of the Termination Fee pursuant to this Section 9.2 under circumstances where the Termination Fee was payable by the Company, (i) the receipt of the Termination Fee by Parent shall be in consideration for the disposition of Parent Parties’ rights under this Agreement, and shall be deemed to be liquidated damages for, and shall be the sole and exclusive remedy of the Parent Parties and their respective Affiliates and shareholders against the Company or any of its Affiliates for, any and all losses or damages suffered or incurred by any Parent Party or any other Person in connection with this Agreement (and the termination hereof), the transactions contemplated hereby or any matter forming the basis for such termination, and (ii) following such receipt (A) no Parent Party nor any other Person shall be entitled to bring or maintain any claim, action or proceeding against the Company or any of its Affiliates arising out of or in connection with this Agreement (or the termination thereof) or the transactions contemplated herein and (B) neither the Company nor any of its Affiliates shall have any further liability with respect to this Agreement or the transactions contemplated hereby to any Parent Party or any of their respective Affiliates. Notwithstanding anything in this Agreement to the contrary, while the Parent Parties may pursue both a grant of specific performance in accordance with Section 10.11 and the payment of the Termination Fee by the Company under Section 9.2, under no circumstances shall the Parent Parties be permitted or entitled to receive both a grant of specific performance of the Company’s obligation to consummate the transactions contemplated hereby and any monetary damages, including all or any portion of the Termination Fee payable by the Company.
(f) In the event that the Company shall receive full payment of the Termination Fee pursuant to this Section 9.2 under circumstances where the Termination Fee was payable by Parent, (i) the receipt of the Termination Fee by the Company shall be in consideration for the disposition of the Company’s rights under this Agreement, and shall be deemed to be liquidated damages for, and shall be the sole and exclusive remedy of the Company and its Subsidiaries and its shareholders against the Parent Related Parties or any of their respective Affiliates, any and all losses or damages suffered or incurred by the Company or any other Person in connection with this Agreement, the transactions contemplated hereby (and the termination thereof) or any matter forming the basis for such termination, and (ii) following such receipt (A) neither the Company nor any other Person shall be entitled to bring or maintain any claim, action or proceeding against the Parent Related Parties or any of their respective Affiliates arising out of or in connection with this Agreement, any of the transactions contemplated hereby (or the termination thereof) and (B) neither Parent nor any of their respective Affiliates shall have any further liability with respect to this Agreement or the transactions contemplated hereby to the Company. Notwithstanding anything in this Agreement to the contrary, while the Company may pursue both a grant of specific performance in accordance with Section 10.11 and the payment of the Termination Fee by Parent under Section 9.2, under no circumstances shall the Company be permitted or entitled to receive both a grant of specific performance of the Parent Parties’ obligation to consummate the transactions contemplated by this Agreement and any monetary damages, including all or any portion of the Termination Fee payable by Parent.
Section 9.3 Effect of Termination. If this Agreement is validly terminated in accordance with Section 9.1, this Agreement shall become void and of no force and effect and no Party will have any liability or further obligation to the other Party hereunder, except that (a) the provisions of Article 1, Section 7.1(c), Section 7.2(c), Section 9.2, Article 10 and this Section 9.3 shall survive any termination hereof and (b) the indemnification obligations of Parent set forth in Section 7.15, Section 7.16 and Section 7.17 shall survive any termination hereof for the maximum limitation period permitted under Law. Notwithstanding anything to the contrary contained in this Agreement, (i) neither the termination of this Agreement nor anything contained in Section 9.2 or this Section 9.3 will relieve (A) any Party from any liability for willful and material breach of any covenants, representations or warranties contained in this Agreement, or fraud, or (B) relieve Parent from any liability pursuant to Section 7.15, Section 7.16 or Section 7.17 and (ii) the Non-Disclosure Agreement shall survive any termination hereof in accordance with the terms thereof. For purposes of this Agreement, (x) “fraud” means intentional fraud under the Laws of the State of Delaware by a Party with respect to the making of the representations and warranties of such Party contained in this Agreement and (y) “willful and material breach” means a material breach that is a consequence of an act undertaken by the breaching party with the knowledge that the taking of such act, or failure to act, would, or would be reasonably expected to, result in a material breach of this Agreement.
ARTICLE 10
GENERAL
Section 10.1  Notices. Any demand, notice or other communication to be given in connection with this Agreement (unless stated otherwise to the contrary) must be (a) given in writing and will be given by overnight courier personal delivery or by electronic transmission, in each case, with either confirmation of receipt or, if given via email, with a confirmatory copy delivered by internationally or nationally recognized courier service within three Business Days following transmission of such email, and (b) addressed to the recipient as follows:
(i)	if to a Parent Party:
Triton Water Parent, Inc.
c/o BlueTriton Brands, Inc.
900 Long Ridge Rd
Stamford, CT 06902
	Attention:	Legal Department
	Email:	Legal@BlueTriton.com

with a copy (which will not constitute notice) to:

Latham & Watkins LLP
1271 Avenue of the Americas
New York, NY 10020
	Attention:	Alexander Johnson Andrew Elken Javier Stark

	Email:	alex.johnson@lw.com andrew.elken@lw.com javier.stark@lw.com

and

Stikeman Elliott LLP
1155 René-Lévesque Blvd. West
41st floor
Montréal, Québec H3B 3V2
	Attention:	John Leopold David Massé
	Email:	jleopold@stikeman.com dmasse@stikeman.com

(ii)	if to the Company:

Primo Water Corporation
1150 Assembly Drive, Suite 800
Tampa, Florida 33607
	Attention:	Chief Legal Officer and Secretary
	Email:	mpoe@primowater.com

with a copy (which will not constitute notice) to:

Faegre Drinker Biddle & Reath LLP
One Logan Square, Suite 2000
Philadelphia, PA 19103
	Attention:	Matthew H. Meyers Jonathan L. H. Nygren Adam S. Weinstock
	Email:	matthew.meyers@faegredrinker.com jon.nygren@faegredrinker.com adam.weinstock@faegredrinker.com
and

Goodmans LLP
Bay-Adelaide Centre
333 Bay St. #3400
Toronto, ON M5H 2S7
	Attention:	Michelle Vigod
	Email:	mvigod@goodmans.ca

and

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
	Attention:	Christian O. Nagler
	Email:	christian.nagler@kirkland.com
or to such other street address, individual or electronic communication number or address as may be designated by notice given by the Company to Parent, or Parent to the Company, as applicable. Any demand, notice or other communication given by personal delivery will be conclusively deemed to have been given on the day of actual delivery thereof and, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the following Business Day if not given during such hours on any day.

Section 10.2 Expenses. Except as otherwise specified herein, each Party will pay its respective legal and accounting costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and all documents and instruments executed pursuant to this Agreement and any other costs and expenses whatsoever and howsoever incurred.
Section 10.3 No Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any Party without the prior written consent of the other Parties; provided that each Parent Party shall have the right to assign all or any portion of its rights pursuant to this Agreement from and after the consummation of the Combination to one or more of its Subsidiaries or to any lenders for collateral purposes. No assignment by any Party shall relieve such Party of any of its obligations hereunder. Subject to the immediately preceding sentences in this Section 10.3, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.
Section 10.4 Governing Law; Service of Process.
(a) This Agreement, and any dispute arising out of, relating to, or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware of any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware, except that the Arrangement and the provisions hereof which expressly relate to the Arrangement, the internal affairs of the Company or the OBCA (including the approval and effectiveness of the Arrangement and the exercise and adjudication of Dissent Rights) shall be construed, performed, governed and enforced in accordance with the Laws of the Province of Ontario. Subject to the last sentence of this Section 10.4(a), the Parties hereby irrevocably and unconditionally consent to and submit to the jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware lacks jurisdiction, the United States District Court for the District of Delaware or the Superior Court of the State of Delaware (Complex Commercial Division)) for any actions, suits or proceedings arising out of or relating to this Agreement or the matters contemplated herein (and agree not to commence any action, suit or proceeding relating thereto except in such courts) and further agree that service of any process, summons, notice or document by registered mail to the addresses of the Parties set forth in this Agreement shall be effective service of process for any action, suit or proceeding brought against any Party in such courts. Subject to the last sentence of this Section 10.4(a), the Parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the matters contemplated herein in the courts of the State of Delaware and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding so brought has been brought in an inconvenient forum. Notwithstanding the foregoing, the Parties hereby irrevocably and unconditionally consent to and submit to the jurisdiction of the Courts of the Province of Ontario situated in the City of Toronto for any actions, suits or proceedings expressly related to the Arrangement or to the provisions hereof which expressly relate to the Arrangement or the OBCA (including the approval and effectiveness of the Arrangement) and hereby (i) agree not to commence any action, suit or proceeding relating thereto except in such courts, (ii) irrevocably and unconditionally waive any objection to the laying of venue of such action, suit or proceeding in such courts, and (iii) further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding so brought has been brought in an inconvenient forum.
(b) Each Party hereby agrees that any service of process, summons, notice or document by registered mail addressed to such Person at its address set forth in Section 10.1 shall be effective service of process for any suit, action or proceeding relating to any dispute arising out of this Agreement or the transactions contemplated by this Agreement.
Section 10.5 Entire Agreement. This Agreement, together with the Non-Disclosure Agreement and any documents delivered hereunder, constitutes the entire agreement between the Parties and supersedes all prior agreements and understandings, both written and oral, among the Parties, with respect to the subject matter thereof.
Section 10.6 No Third Party Beneficiaries.
(a) Except (i) with respect to the Indemnified Parties and only after the Subsequent Merger Effective Time, as provided in Section 7.6, (ii) the rights of the Parent Related Parties set forth in Section 9.2(f) and Affiliates of the Company set forth in Section 9.2(e) and (iii) the rights of the Initial Parent Shareholder set forth in Section 2.2(e)(iii)(C) and Section 2.2(e)(iii)(F), the Parties hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other Parties hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the Parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.
(b) The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 10.8 without notice or liability to any other Person. The representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters.
(c) Except as provided in this Section 10.6, this Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.
Section 10.7 Amendment.
(a) Subject to compliance with applicable Law, the Interim Order and the Final Order, this Agreement may be amended at any time before or after receipt of the Company Shareholder Proposal or the Parent Shareholder Approval by the Parties, including with respect to the Company and Parent, by action taken or authorized by the Company Board of Directors and the Parent Board of Directors, respectively; provided, however, that after the receipt of the Company Shareholder Approval or Parent Shareholder Approval, as applicable, no amendment shall be made which by applicable Law requires further approval of the Company Shareholders or the Parent Shareholder, as applicable, without the further approval of such Persons. This Agreement may not be amended except by an instrument in writing signed on behalf of the Parties.
(b) Notwithstanding the foregoing, the Plan of Arrangement may only be supplemented or amended in accordance with the provisions thereof.
Section 10.8 Waiver and Modifications. Any Party may (a) waive, in whole or in part, any inaccuracy of, or consent to the modification of, any representation or warranty made to it thereunder or in any document to be delivered pursuant hereto, (b) extend the time for the performance of any of the obligations or acts of the other Parties, (c) to the extent permitted by Law and subject to Section 10.7, waive or consent to the modification of any of the covenants herein contained for its benefit or waive or consent to the modification of any of the obligations of the other Parties hereto, or (d) to the extent permitted by Law and subject to Section 10.7, waive the fulfilment of any condition to its own obligations contained herein. No waiver or consent to the modifications of any of the provisions of this Agreement will be effective or binding unless made in writing and signed by the Party or Parties purporting to give the same and, unless otherwise provided, will be limited to the specific breach or condition waived. The rights and remedies of the Parties hereunder are cumulative and are in addition to, and not in substitution for, any other rights and remedies available at Law or in equity or otherwise. No single or partial exercise by a Party of any right or remedy precludes or otherwise affects any further exercise of such right or remedy or the exercise of any other right or remedy to which that Party may be entitled. No waiver or partial waiver of any nature, in any one or more instances, will be deemed or construed a continued waiver of any condition or breach of any other term, representation or warranty in this Agreement.
Section 10.9 Severability. Upon any determination that any provision or term of this Agreement is illegal, invalid or unenforceable, (a) all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect to the extent as is enforceable and (b) the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement, including the Mergers and the Arrangement, be consummated as originally contemplated to the fullest extent possible.
Section 10.10 Further Assurances. Subject to the provisions of this Agreement, the Parties will, from time to time, do all acts and things and execute and deliver all such further documents and instruments, as the other Parties may, either before or after the Closing, reasonably require to carry out this Agreement and the transactions contemplated hereby.
Section 10.11 Injunctive Relief. The Parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties hereto do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree (and further agree not to take any contrary position in any litigation concerning this Agreement) that (a) the Parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief, to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof (including the obligations of the Parties hereto to consummate the Closing in accordance with Article 2) in the courts of the State of Delaware (or with respect to the Arrangement, the internal affairs of the Company or the provisions hereof which expressly relate to the OBCA, including the approval and effectiveness of the Arrangement, in the Courts of the Province of Ontario situated in the City of Toronto) without proof of damages or otherwise, and that such relief may be sought in addition to and shall not limit diminish, or otherwise impair, any other remedy to which they are entitled under this Agreement, at law, in equity or otherwise, (b) the provisions set forth in Section 9.2 are not intended to and do not adequately compensate for the harm that would result from a breach of this Agreement and shall not be construed to limit, diminish or otherwise impair in any respect any Party’s right to specific enforcement, and (c) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, neither the Company nor Parent would have entered into this Agreement. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (x) the other Parties have an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity. The Parties acknowledge and agree that any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.
Section 10.12 Counterparts. This Agreement may be executed and delivered in any number of counterparts (including by electronic transmission, which includes pdf or Docusign), each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and the same instrument, and each Party may enter into this Agreement by executing a counterpart and delivering it to the other Party (by personal delivery, electronic transmission or otherwise).
Section 10.13 Obligations of the Parent Parties. Parent agrees that:
(a) Parent will cause each other Parent Party to perform its obligations under this Agreement, the Plan of Arrangement and the agreements contemplated hereby and thereby in accordance with, and subject to, the terms and conditions hereof and thereof;
(b) Parent absolutely guarantees, as a principal and not as a surety, to the Company the full and complete performance by each other Parent Party of its obligations under this Agreement and the Plan of Arrangement and the agreements contemplated hereby and thereby, including all payment obligations given or undertaken or expressed to be given or undertaken in this Agreement, the Plan of Arrangement and the agreements contemplated hereby and thereby which are to be performed on or prior to the Closing, in each case in accordance with, and subject to, the terms and conditions hereof and thereof, subject to the limitations of liability in Section 9.2(f);
(c) Parent will be responsible for any breach or liability of each other Parent Party under this Agreement, the Plan of Arrangement and the agreements contemplated hereby and thereby; and
(d) Parent hereby waives diligence, presentment, demand of performance, filing of any claim and any right to require any proceeding first against any other Parent Party.
[The remainder of this page is left intentionally blank. Signature pages follow.]

IN WITNESS WHEREOF the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
TRITON WATER PARENT, INC.

By:	/s/ Tony W. Lee
Name:	Tony W. Lee
Title:	Vice President

TRITON US HOLDCO, INC.

By:	/s/ Tony W. Lee
Name:	Tony W. Lee
Title:	Secretary and Treasurer

TRITON MERGER SUB 1, INC.

By:	/s/ Hih Song Kim
Name:	Hih Song Kim
Title:	Executive Vice President, General Counsel
and Corporate Secretary

1000922661 ONTARIO INC.

By:	/s/ Hih Song Kim
Name:	Hih Song Kim
Title:	Director
[Signature Page to Arrangement Agreement and Plan of Merger]

IN WITNESS WHEREOF the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
PRIMO WATER CORPORATION

By:	/s/ Marni Morgan Poe
Name:	Marni Morgan Poe
Title:	Chief Legal Officer and Secretary
[Signature Page to Arrangement Agreement and Plan of Merger]

EXHIBIT A
PLAN OF ARRANGEMENT

PLAN OF ARRANGEMENT
UNDER SECTION 182 OF THE BUSINESS CORPORATIONS ACT
(ONTARIO)

ARTICLE 1
DEFINITIONS AND INTERPRETATION
1.1 Definitions
Unless indicated otherwise, where used in this Plan of Arrangement, capitalized terms used but not defined shall have the respective meanings specified in the Arrangement Agreement and the following terms shall have the following meanings (and grammatical variations of those terms have the corresponding meanings):
“1933 Securities Act” means the United States Securities Act of 1933;
“Amalco” means the entity formed in Section 3.1(g);
“Amalco Shares” means the common shares in the capital of Amalco;
“Amalgamation” has the meaning ascribed thereto in Section 3.1(g);
“Amalgamation Sub” means 1000922661 Ontario Inc., a corporation incorporated under the laws of the Province of Ontario;
“Arrangement” means the arrangement of the Company under Section 182 of the OBCA on the terms and subject to the conditions set forth in this Plan of Arrangement, subject to any amendments or variations of this Plan of Arrangement made in accordance with the Arrangement Agreement and this Plan of Arrangement or made at the discretion of the Court in the Final Order (with the consent of the Company and Parent, each acting reasonably);
“Arrangement Agreement” means the Arrangement Agreement and Plan of Merger dated as of June 16, 2024, among Parent, Holdings, Merger Sub, Amalgamation Sub and the Company (including the Exhibits attached thereto) as may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms;
“Arrangement Resolution” means the special resolution of the Company Shareholders to be considered and, if thought fit, passed at the Company Meeting, substantially in the form of Exhibit B to the Arrangement Agreement;
“Articles of Arrangement” means the articles of arrangement of the Company in respect of the Arrangement to be filed with the Director after the Final Order is made, which shall include the Plan of Arrangement and otherwise be in form and substance satisfactory to Parent and the Company, each acting reasonably;
“AS Common Shares” means the common shares in the capital of Amalgamation Sub;
“AS Delivered Common Shares” has the meaning ascribed thereto in Section 3.1(e);
“Business Day” means a day other than a Saturday, a Sunday or any other day on which major commercial banking institutions in Toronto, Ontario or New York, New York are authorized by law to be closed;
“Certificate of Arrangement” means the certificate of arrangement issued by the Director pursuant to subsection 183(2) of the OBCA in respect of the Articles of Arrangement;
“Code” means the United States Internal Revenue Code of 1986, as amended;
“Company” means Primo Water Corporation, a corporation existing under the laws of Ontario;
“Company Common Shares” means the common shares in the capital of the Company;
“Company Equity Awards” means Company RSUs, Company PSUs and Company Options (or other Equity Interests granted as compensation or otherwise in respect of service) whether or not granted pursuant to the Company Stock Plans;
“Company ESPP” means the Cott Corporation Employee Share Purchase Plan, effective as of October 1, 2015;

“Company Meeting” means the special meeting of the Company Shareholders, including any adjournment or postponement thereof accordance with the terms of the Arrangement Agreement, to be called and held in accordance with the Arrangement Agreement and the Interim Order for the purpose of considering and, if thought fit, approving the Arrangement Resolution and for any other purpose as may be set out in the Circular and agreed to in writing by Parent;
“Company Options” means, at any time, options to acquire Company Common Shares granted pursuant to the Company Stock Plans or otherwise which are, at such time, outstanding and unexercised, whether or not vested;
“Company PSU” means, at any time, each award of restricted stock units with respect to Company Common Shares subject to performance-based vesting granted pursuant to the Company Stock Plans or otherwise which is, at such time, outstanding, whether or not vested;
“Company RSU” means, at any time, each award of restricted stock units with respect to Company Common Shares subject to time-based vesting granted pursuant to the Company Stock Plans or otherwise which is, at such time, outstanding, whether or not vested;
“Company Shareholders” means the registered or beneficial holders of the Company Common Shares, as the context requires;
“Company Stock Plans” means the Primo Water Corporation 2018 Equity Incentive Plan, and the Amended and Restated Primo Water Corporation Equity Incentive Plan, each, as amended or amended and restated from time to time;
“Court” means the Ontario Superior Court of Justice (Commercial List);
“Depositary” means such Person as the Company may appoint to act as depositary in relation to the Arrangement with the approval of Parent, acting reasonably;
“Director” means the Director appointed pursuant to Section 278 of the OBCA;
“Dissent Rights” has the meaning set out in Section 4.1;
“Dissenting Shareholder” means a registered holder of Company Common Shares who has duly and validly exercised its Dissent Rights in respect of the Arrangement Resolution and who has not withdrawn or been deemed to have withdrawn such exercise of Dissent Rights, but only in respect of Company Common Shares in respect of which Dissent Rights are validly exercised and not withdrawn or deemed to have been withdrawn by such Company Shareholder;
“DRS Advice” has the meaning set out in Section 5.1(b);
“Exchange Ratio” means one Holdings Class A Common Share for each Company Common Share, subject to adjustment pursuant to Section 3.3 hereof;
“Effective Date” means the date of the Certificate of Arrangement;
“Effective Time” means 12:01 a.m. (Toronto Time) on the Effective Date, or such other time as the Parties may agree to in writing before the Effective Date;
“Equity Interest” means any share, capital stock, partnership, limited liability company, member or similar interest in any Person and any option, warrant, right or security convertible, exchangeable or exercisable therefor or other instrument, obligation or right the value of which is based on any of the foregoing;
“Final Order” means the order of the Court in a form acceptable to the Company and Parent, each acting reasonably, each acting reasonably, approving the Arrangement under Section 182(5) of the OBCA, as such order may be affirmed, amended, modified, supplemented or varied by the Court (following the prior written consent of the Company and Parent, each acting reasonably) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn, abandoned or denied, as affirmed or amended (following the prior written consent of the Company and Parent, each acting reasonably) on appeal;
“Fully Diluted Holdings Common Shares” means, at any given time, the sum of (a) the aggregate number of Holdings Common Shares issued and outstanding, plus (b) the aggregate maximum number of

Holdings Common Shares issuable in respect of any Equity Interests of Holdings, including with respect to Holdings Options, Holdings PSUs and Holdings RSUs, in each case that are outstanding or deemed outstanding (and assuming the vesting in full of any of the foregoing subject to vesting or similar conditions);
“Governmental Authority” means any international, multinational, federal, provincial, territorial, state, regional, municipal, local or other government or governmental body and any ministry, minister, department, division, bureau, agent, official, agency, commission, commissioner, board, cabinet or authority of any government, governmental body, quasi-governmental or private body (including the TSX, the NYSE or any other stock exchange), domestic or foreign, exercising any statutory, regulatory, expropriation or taxing authority under the authority of any of the foregoing and any domestic, foreign or international judicial, quasi-judicial or administrative court, tribunal, commission, board, panel, arbitrator or arbitral body acting under the authority of any of the foregoing;
“Holdings” means Triton US HoldCo, Inc., a corporation incorporated under the laws of Delaware;
“Holdings Class A Common Share” means a share of Class A common stock, par value $0.01 per share, of Holdings;
“Holdings Class B Common Share” means a share of Class B common stock, par value $0.01 per share, of Holdings;
“Holdings Common Shares” means the Holdings Class A Common Shares and the Holdings Class B Common Shares;
“Holdings Option” has the meaning set out in Section 3.1(d)(i);
“Holdings RSU” has the meaning set out in Section 3.1(d)(ii);
“Holdings PSU” has the meaning set out in Section 3.1(d)(iii);
“Interim Order” means the interim order of the Court in a form reasonably acceptable to each of the Company and Parent to be issued following the application therefor contemplated by Section 2.4(b)(i) of the Arrangement Agreement providing for, among other things, the calling and holding of the Company Meeting, as such order may be amended, modified, supplemented or varied by the Court with the prior written consent of both the Company and Parent, each acting reasonably;
“Law” means any and all laws, statutes, codes, ordinances (including zoning), approvals, decrees, rules, regulations, bylaws, notices, policies, protocols, guidelines, treaties or other requirements of any Governmental Authority and any legal requirements arising under the common law or principles of law or equity;
“Letter of Transmittal” means the letter of transmittal to be delivered by the Company for use by Company Shareholders with respect to the Arrangement;
“Liens” means any pledge, claim, lien, charge, option, hypothec, mortgage, deed of trust, deed to secure debt, security interest, restriction, adverse right, prior assignment, lease, sublease, license, sublicense, imperfections of title, encroachments, covenants, conditions, restrictions, title defects, easements, right to possession or any other encumbrance, right or restriction of any kind or nature whatsoever, whether contingent or absolute;
“NYSE” means the New York Stock Exchange;
“OBCA” means the Business Corporations Act (Ontario);
“Parent” means Triton Water Parent, Inc., a corporation incorporated under the laws of Delaware;
“Person” means an individual, sole proprietorship, corporation, body corporate, incorporated or unincorporated association, syndicate or organization, partnership, limited partnership, limited liability company, unlimited liability company, joint venture, joint stock company, trust, natural Person in his or her capacity as trustee, executor, administrator or other legal representative, a government or Governmental Authority or other entity, whether or not having legal status;
“Plan of Arrangement”, “hereof”, “herein”, “hereto” and like references mean and refer to this plan of arrangement;

“Rights Agreement” means the Second Amended and Restated Shareholders Rights Plan Agreement dated as of May 8, 2024, between the Company and Computershare Investor Services, Inc.;
“Section 3(a)(10) Exemption” means the exemption from the registration requirements of the 1933 Securities Act provided by Section 3(a)(10) thereof;
“Tax Act” means the Income Tax Act (Canada); and
“TSX” means the Toronto Stock Exchange.
1.2 Interpretation Not Affected by Headings, etc.
The division of this Plan of Arrangement into Articles, Sections and subsections and the insertion of headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Plan of Arrangement.
1.3 Article References
When a reference is made in this Plan of Arrangement to an Article, Section or subsection such reference is to an Article, Section or subsection of this Plan of Arrangement unless otherwise indicated.
1.4 Number and Gender
The definitions contained in this Plan of Arrangement are applicable to the singular as well as the plural forms of such terms and, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to cover all genders.
1.5 Date for Any Action and Computation of Time
If the date on which any action is required to be taken hereunder by any of the Parties is not a Business Day in the place where the action is required to be taken, such action shall be required to be taken on the next succeeding day which is a Business Day in such place. A period of time is to be computed as beginning on the day following the event that began the period and ending at 5:00 p.m. on the last day of the period, if the last day of the period is a Business Day, or at 5:00 p.m. on the next Business Day if the last day of the period is not a Business Day.
1.6 Statutory References
References to any Law shall mean such Law as amended, updated, modified, supplemented and superseded from time to time, including by succession of comparable successor Law, instruments incorporated therein and the rules, regulations and published policies applicable thereto.
1.7 Currency
Unless otherwise stated, all references in this Plan of Arrangement to sums of money are expressed in lawful money of the United States and “$” refers to US dollars.
1.8 Time
Time shall be of the essence in every matter or action contemplated hereunder. All times expressed herein are in Toronto, Ontario local time unless otherwise stipulated.
1.9 Successors
Unless otherwise indicated, references in this Plan of Arrangement to a Person are also to its successors and permitted assigns.
ARTICLE 2
ARRANGEMENT AGREEMENT
2.1 Arrangement Agreement
This Plan of Arrangement is made pursuant to, and is subject to the provisions of, the Arrangement Agreement (except in respect of the sequence of the steps comprising the Arrangement, which shall occur in the order set forth herein), and constitutes an arrangement as referred to in Section 182 of the OBCA.

2.2 Binding Effect
This Plan of Arrangement shall become effective at, and be binding at and after, the Effective Time, on the Parties, all Company Shareholders (including Dissenting Shareholders), all holders or beneficial owners of Company Equity Awards, the Depositary and all other Persons at and after the Effective Time, without any further act or formality required on the part of any Person.
ARTICLE 3
ARRANGEMENT
3.1 Arrangement
At the Effective Time, prior to the Merger becoming effective in accordance with the relevant provisions of the DCGL, the following shall occur and shall be deemed to occur sequentially in the following sequence without any further authorization, act or formality, in each case, unless stated otherwise:
(a) the Rights Agreement shall be terminated (and all rights thereunder shall expire) and shall be of no further force or effect;
(b) each outstanding Company Common Share held by a Dissenting Shareholder in respect of which Dissent Rights have been validly exercised and not withdrawn shall be, and shall be deemed to be, transferred and assigned by the holder thereof to Amalgamation Sub without any further act or formality by or on behalf of the Dissenting Shareholder in consideration for the right to receive an amount determined and payable in accordance with Article 4, and:
(i) such Dissenting Shareholder shall cease to be the holder of such Company Common Shares and to have any rights as a Company Shareholder other than the right to receive an amount determined and payable in accordance with Article 4 hereof;
(ii) the name of such Dissenting Shareholder shall be removed from the register of Company Shareholders maintained by or on behalf of the Company; and
(iii) Amalgamation Sub shall be recorded in the register of Company Shareholders maintained by or on behalf of the Company as the registered holder of such Company Common Share and shall be, and be deemed to be, the legal and beneficial owner thereof free and clear of all Liens;
(c) the outstanding Company Common Shares (other than any Company Common Shares held by Dissenting Shareholders or by Amalgamation Sub or any of its Affiliates) shall be, and shall be deemed to be, transferred and assigned by the holders thereof to Amalgamation Sub without any further act or formality by or on behalf of the holders of such Company Common Shares in exchange for the issuance on behalf of Amalgamation Sub by Holdings to the holders thereof of a number of fully paid and non-assessable Holdings Class A Common Shares equal to the Exchange Ratio, which (together with Holdings Equity Awards issued in respect of Company Equity Awards) shall be the equivalent of 43.0% of the Fully Diluted Holdings Common Shares issued and outstanding immediately following the Closing, and in respect of each Company Common Share so transferred and assigned:
(i) the holder thereof shall cease to be the holder of such Company Common Share and to have any rights as a Company Shareholder, other than the right to receive the Holdings Class A Common Shares to be issued pursuant to this Section 3.1(c);
(ii) the name of such holder shall be removed from the register of Company Shareholders maintained by or on behalf of the Company; and
(iii) Amalgamation Sub shall be recorded in the register of Company Shareholders maintained by or on behalf of the Company as the registered holder of such Company Common Share, and shall be, and be deemed to be, the legal and beneficial owner thereof free and clear of all Liens;
(d) concurrent with the preceding step, without any further action on the part of any holder thereof, any of the Parties, each then-outstanding Company Equity Award and the Company ESPP shall be treated as follows:
(i) Company Options. Each Company Option (whether vested or unvested) shall automatically be converted into and thereafter evidence an option to acquire that number of Holdings Class A Common Shares that is equal to the product of (A) the number of Company Common Shares underlying subject to such Company Option as of immediately prior to the Effective Time, multiplied by (B) the Exchange Ratio, rounded down to the nearest whole number (after such conversion, a “Holdings Option”), at an exercise price per share equal to the quotient obtained by dividing (x) the per share exercise price of the Company Option by (y) the Exchange Ratio, rounded up to the nearest whole cent, provided, however, that the exercise price and the number of Holdings Class A Common Shares covered by such Holdings Option will be determined in a manner that is intended to be consistent with the requirements of Section 409A of the Code. It is intended that the provisions of subsection 7(1.4) of the Tax Act apply to the aforesaid exchange of options. Accordingly, and notwithstanding the foregoing, if required, the exercise price of a Holdings Option will be adjusted such that the “in-the-money amount” of the Holdings Option immediately after the exchange does not exceed the “in-the-money amount” of the Company Option immediately before the exchange. Each Holdings Option will otherwise continue to have, and shall be subject to, the same terms and conditions as applied to the Company Option immediately prior to the Effective Time, and shall be governed by the terms of the applicable Company Stock Plan and any document evidencing a Company Option shall thereafter evidence and be deemed to evidence such Holdings Option.
(ii) Company RSUs. Each Company RSU (whether vested or unvested) that is outstanding immediately prior to the Effective Time shall be automatically assumed and converted into a restricted stock unit award to acquire Holdings Class A Common Shares (each, a “Holdings RSU”). Each such Holdings RSU as so assumed and converted shall continue to have, and shall be subject to, the same terms and conditions as applied to the Company RSU immediately prior to the Effective Time, except that, as of the Effective Time, the number of Holdings Class A Common Shares subject to the Holdings RSU shall equal the product of (A) the number of Company Common Shares underlying such Company RSU multiplied by (B) the Exchange Ratio, rounded down to the nearest whole share.
(iii) Company PSUs. Each Company PSU (whether vested or unvested) that is outstanding immediately prior to the Effective Time shall be automatically assumed and converted into a restricted stock unit award to acquire Holdings Class A Common Shares (each a “Holdings PSU”). Each such Holdings PSU as so assumed and converted shall continue to have, and shall be subject to, the same terms and conditions as applied to the Company PSU immediately prior to the Effective Time, except that (A) as of the Effective Time, the number of Holdings Class A Common Shares subject to the Holdings PSU shall equal the product of (x) the target number of Company Common Shares underlying such Company PSU by (y) the Exchange Ratio, rounded down to the nearest whole share and (B) the applicable performance metrics shall be equitably adjusted to reflect the transactions contemplated by the Arrangement Agreement as agreed between the Parties, each acting reasonably.
(iv) Company Stock Plans. Holdings shall assume all the obligations of the Company under the Company Stock Plans, each outstanding Company Equity Award and the agreements evidencing the grants thereof (as modified by this Section 3.1(d)), and the number and kind of shares available for issuance under the Company Stock Plans shall be adjusted to reflect Holdings Class A Common Shares in accordance with the provisions of the Company Stock Plans; provided that no new awards under the Company Stock Plans shall be permitted to be awarded following the Effective Time.
(v) Company ESPP. The Company ESPP shall be terminated.
(e) concurrent with the preceding step, in consideration for Holdings delivering, on behalf of Amalgamation Sub, Holdings Class A Common Shares directly to the Company Shareholders pursuant to Section 3.1(c), AS Common Shares (the “AS Delivered Common Shares”) with the aggregate fair market value equal to the fair market value of the aggregate number of Holdings Class A Common Shares so delivered, shall be issued to Holdings, and in respect thereof, there shall be added to the stated capital account maintained by Amalgamation Sub for AS Common Shares an amount equal to the fair market value of the aggregate number of Holdings Class A Common Shares so delivered (the “Share Consideration Value”);
(f) immediately following the preceding step, the stated capital of the Company Common Shares shall be reduced to $1.00 without any distribution;
(g) Amalgamation Sub and the Company shall amalgamate to form one corporate entity with the same effect as if they were amalgamated under Section 177 of the OBCA (the “Amalgamation”), except that the separate legal existence of the Company shall not cease (the Company, as such surviving entity, “Amalco”). Without limiting the foregoing, upon the occurrence of the Amalgamation, the separate legal existence of

Amalgamation Sub will cease without Amalgamation Sub being liquidated or wound-up and the Company and Amalgamation Sub will continue as one company and the property of Amalgamation Sub will become the property of Amalco. For greater certainty, the Parties intend that the Amalgamation will qualify as an amalgamation for purposes of subsection 87(11) of the Tax Act. On and after the Amalgamation, the following shall apply:
(i) Name. The name of Amalco shall be the name of the Company;
(ii) Registered Office. The registered office of Amalco shall be the registered office the Company;
(iii) Business and Powers. There shall be no restrictions on the business that Amalco may carry on or on the powers it may exercise;
(iv) Authorized Share Capital. Amalco shall be authorized to issue an unlimited number of Amalco Shares, which shall have the same rights, privileges, conditions and restrictions as the AS Common Shares;
(v) Shares. Each AS Common Share shall be converted into one fully paid and non-assessable Amalco Share, and each Company Common Share shall be cancelled without any repayment of capital. No securities will be issued and no assets will be distributed by Amalco in connection with the Amalgamation;
(vi) Restrictions on Transfer. The restrictions on the issue, transfer or ownership of shares applicable to Amalgamation Sub shall apply to Amalco, mutatis mutandis;
(vii) Number of Directors. The number of directors of Amalco shall consist of a minimum number of one director and a maximum number of ten directors;
(viii) Initial Directors. The directors of Amalgamation Sub immediately prior to the Effective Time shall be installed as the board of directors of Amalco;
(ix) By-laws. The by-laws of Amalgamation Sub immediately prior to the Amalgamation shall be adopted as the by-laws of Amalco;
(x) Stated Capital. The aggregate of the stated capital of the issued and outstanding Amalco Shares shall be equal to the aggregate of the stated capital of the issued and outstanding AS Common Shares immediately before the Amalgamation;
(xi) Effect of Amalgamation. Upon the amalgamation of Amalgamation Sub and the Company to form Amalco becoming effective pursuant to Section 3.1(g):
(A) Amalco shall possess all the property, rights, privileges and franchises and be subject to all liabilities, including civil, criminal and quasi-criminal, and all contracts, disabilities and debts of Amalgamation Sub and the Company;
(B) Amalco is liable for all of the liabilities and obligations of Amalgamation Sub and the Company, and all rights of creditors or others have been, and will continue to be, unimpaired by the Amalgamation, and all liabilities and obligations of Amalgamation Sub and the Company, whether arising by contract or otherwise, may be enforced against Amalco to the same extent as if such obligations had been incurred or contracted by it;
(C) any existing cause of action, claim or liability to prosecution has not been and will not be affected;
(D) a civil, criminal or administrative action or proceeding pending by or against either Amalgamation Sub or the Company may be continued by or against Amalco;
(E) a conviction against, or ruling, order or judgment in favor of or against Amalgamation Sub or the Company may be enforced by or against Amalco; and
(F) Amalco shall be deemed to be the party plaintiff or the party defendant, as the case may be, in any civil action commenced by or against Amalgamation Sub or the Company before the amalgamation has become effective;

(xii) Articles. The Articles of Arrangement shall be deemed to be the articles of amalgamation and articles of incorporation of Amalco and the Certificate of Arrangement shall be deemed to be the certificate of amalgamation and certificate of incorporation of Amalco.
3.2 No Fractional Shares
(a) No fractional Holdings Class A Common Shares shall be issued to the Company Shareholders in connection with this Plan of Arrangement. Where the aggregate number of Holdings Class A Common Shares to be issued to a Company Shareholder as consideration under this Plan of Arrangement would result in a fraction of a Holdings Class A Common Share being issuable, then, the number of Holdings Class A Common Shares to be delivered to such Company Shareholders shall be rounded down to the nearest whole Holdings Class A Common Share and, in lieu of the delivery of such fractional Holdings Class A Common Share, Holdings will pay to each such holder a cash payment (rounded down to the nearest cent) determined by reference to the volume weighted average price of the Company Common Shares on the NYSE as reported by the NYSE for the ten trading day period ending with the second complete trading day prior to the Effective Date (not counting the Effective Date).
(b) If the aggregate cash amount which a Company Shareholder is entitled to receive pursuant to Section 3.1(c) would otherwise include a fraction of $0.01, then the aggregate cash amount to which such Company Shareholder shall be entitled to receive shall be rounded down to the nearest whole $0.01. All calculations and determinations made in good faith by the Depositary or any other Person for the purposes of this Plan of Arrangement shall be conclusive, final and binding.
3.3 Adjustment to Consideration
The Exchange Ratio, and any other dependent item set out in this Plan of Arrangement, shall be adjusted in the circumstances and in the manner described in Section 2.10 of the Arrangement Agreement, except as may be otherwise agreed by the Company and Parent.
3.4 U.S. Securities Law Matters
The Parties agree that the Arrangement will be carried out with the intention that, and the Parties will use their reasonable best efforts to ensure that, all Subject Securities will be issued by Holdings in reliance on the Section 3(a)(10) Exemption.
3.5 U.S. Tax Matters
The Parties intend that (a) the Arrangement Agreement constitute and be adopted as a “plan of reorganization” within the meaning of United States Treasury Regulations Section 1.368-1, (b) the Arrangement qualify as a “reorganization” under Section 368(a) of the Code, and (c) the Arrangement and the Mergers, taken together in the Combination, qualify as transfers of property to Holdings described under Section 351 of the Code.
ARTICLE 4
DISSENT RIGHTS
4.1 Dissent Rights
Registered Shareholders as of the record date of the Company Meeting may exercise dissent rights with respect to all of the Company Common Shares held by such holders (“Dissent Rights”) in connection with the Arrangement pursuant to and in the manner set forth in Section 185 of the OBCA, as modified by the Interim Order, the Final Order and this Article 4, provided that notwithstanding Section 185(6) of the OBCA, the written objection to the Arrangement Resolution contemplated by Section 185(6) of the OBCA must be received by the Company no later than 5:00 p.m. (Toronto time) on the second Business Day immediately prior to the date of the Company Meeting (as it may be adjourned or postponed from time to time). Each Dissenting Shareholder who duly exercise Dissent Rights shall be deemed to have transferred the Company Common Shares held by such holder to Amalgamation Sub as provided and as of the time stipulated in Section 3.1(b). Each such holder who is ultimately determined to be:
(a) entitled to be paid fair value for such holder’s Company Common Shares: (i) shall be deemed not to have participated in the transactions in Article 3 (other than Section 3.1(b)); (ii) will be entitled to be paid the fair value of such Company Common Shares by Amalgamation Sub, less any applicable withholdings, which fair value, notwithstanding anything to the contrary contained in Part XIV of the OBCA, shall be determined as of the close of business on the day before the Arrangement Resolution was adopted, and (iii) will not be entitled to any other payment or consideration, including any payment that would be payable under the Arrangement had such Dissenting Shareholder not exercised Dissent Rights in respect of such Company Common Shares; or
(b) not entitled, for any reason, to be paid such fair value for such Company Common Shares, shall be deemed to have participated in the Arrangement with respect to such Company Common Shares on the same basis as a holder of Company Common Shares to which Section 3.1(c) hereof applies.
4.2 Recognition of Dissenting Shareholders
(a) In no circumstances shall the Parties or any other Person be required to recognize a Person exercising Dissent Rights unless such Person (i) as of the record date for the Company Meeting, is the registered holder of those Company Common Shares in respect of which such rights are sought to be exercised; (ii) as of the deadline for exercising Dissent Rights, is the registered holder of those Company Common Shares in respect of which such rights are sought to be exercised; and (iii) has strictly complied with the procedures for exercising Dissent Rights and has not withdrawn such dissent prior to the Effective Time.
(b) In no case shall the Parties or any other Person be required to recognize Dissenting Shareholders as holders of Company Common Shares after the completion of the transfer under Section 3.1(b), and the names of such Dissenting Shareholders shall be removed from the registers of holders of Company Common Shares at the same time as the event described in Section 3.1(b) occurs.
(c) Company Shareholders who withdraw, or are deemed to withdraw, their right to exercise Dissent Rights shall be deemed to have participated in the Arrangement, as of the Effective Time, and shall be entitled to receive the consideration to which Company Shareholders who have not exercised Dissent Rights are entitled under Section 3.1(c).
(d) In addition to any other restrictions under the Interim Order or Section 185 of the OBCA, none of the following shall be entitled to exercise Dissent Rights: (i) holders of Company Equity Awards (in their capacity as holders of Company Equity Awards); (ii) Company Shareholders who vote or have instructed a proxyholder to vote Company Common Shares in favor of the Arrangement Resolution; (iii) any Person who is not a registered holder of Company Common Shares (including any beneficial owner of Company Common Shares); and (iv) Holdings and its Affiliates.
ARTICLE 5
DELIVERY OF CONSIDERATION
5.1 Payment of Consideration
(a) On or prior to the Effective Date and prior to the filing of the Articles of Arrangement with the Director, Amalgamation Sub shall deposit or cause to be deposited in escrow pending the Effective Time with the Depositary (the terms and conditions of such escrow to be satisfactory to the Parties, acting reasonably) sufficient Holdings Class A Common Shares (and any treasury directions addressed to Holdings’ transfer agent as may be necessary) and the requisite cash in lieu of fractional Holdings Class A Common Shares, if any, to satisfy the aggregate consideration payable to the Company Shareholders pursuant to this Plan of Arrangement (other than with respect to Dissenting Shareholders), to be held by the Depositary as agent and nominee for the Company Shareholders (other than the Dissenting Shareholders) at and after the time of the transactions in Section 3.1(c) for distribution to the Company Shareholders (other than the Dissenting Shareholders) in accordance with the provisions of Article 5 hereof and the depositary agreement to be entered into among, inter alia, the Company, Parent and the Depositary.
(b) Upon surrender to the Depositary for cancellation of a certificate or of a direct registration statement (DRS) advice (a “DRS Advice”) which immediately prior to the Effective Time represented outstanding Company Common Shares that were transferred pursuant to Section 3.1(c), together with a duly completed and executed Letter of Transmittal and such additional documents and instruments as the Depositary may reasonably require, the former Company Shareholder shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such former Company Shareholder, the consideration which such holder has the right to receive under this Plan of Arrangement for such Company Shares, less any amounts withheld pursuant to Section 5.3, and any certificate(s) or DRS Advice so surrendered shall forthwith be cancelled.

(c) From and after the Effective Time, each certificate or DRS Advice that immediately prior to the Effective Time represented Company Common Shares (other than Company Common Shares in respect of which Dissent Rights have been validly exercised and not withdrawn), shall be deemed to represent only the right to receive upon such surrender the consideration to which the holder is entitled under this Plan of Arrangement in lieu of such certificate or DRS Advice as contemplated in this Section 5.1, less any amounts withheld pursuant to Section 5.3 hereof. Any such certificate or DRS Advice formerly representing Company Common Shares not duly surrendered on or before the third anniversary of the Effective Time shall cease to represent a claim by or interest of any kind or nature against or in any of the Parties. On such date, any and all consideration to which such former holder was entitled shall be deemed to have been surrendered to Amalco and shall be paid over by the Depositary to Amalco or as directed by Amalco.
(d) Any payment made by the Depositary pursuant to this Plan of Arrangement that has not been deposited or has been returned to the Depositary or that otherwise remains unclaimed, in each case, on or before the third anniversary of the Effective Time, shall be returned by the Depositary to Amalco, and any right or claim to payment hereunder that remains outstanding on the third anniversary of the Effective Time shall cease to represent a right or claim by or interest of any kind or nature and the right of a former holder of Company Common Shares to receive the consideration for such Company Common Shares pursuant to this Plan of Arrangement shall terminate and be deemed to be surrendered and forfeited to Amalco for no consideration.
(e) No former holder of Company Common Shares shall be entitled to receive any consideration with respect to such Company Common Shares other than the consideration to which such former holder is entitled to receive in accordance with Section 3.1 and this Section 5.1 and, for greater certainty, no such holder will be entitled to receive any interest, dividends, premium or other payment in connection therewith other than as contemplated in Section 5.6.
5.2 Lost Certificates
In the event any certificate which immediately prior to the Effective Time represented outstanding Company Common Shares that were transferred pursuant to Section 3.1 shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, the consideration to which the holder is entitled pursuant to this Plan or Arrangement. When authorizing such exchange for any lost, stolen or destroyed certificate, the Person to whom such consideration is to be delivered shall, as a condition precedent to the delivery of such consideration, give a bond satisfactory to Holdings and the Depositary (each acting reasonably) in such sum as Holdings may direct (acting reasonably), or otherwise indemnify Holdings, Amalco and the Depositary in a manner satisfactory to Holdings and the Depositary (acting reasonably) against any claim that may be made against Holdings, Amalco or the Depositary with respect to the certificate alleged to have been lost, stolen or destroyed.
5.3 Withholding Rights
Each of Parent, Holdings, Amalco, Amalgamation Sub, the Company and the Depositary and any other applicable withholding agent (each, a “Withholding Agent”) shall be entitled to deduct and withhold from any amount otherwise payable or deliverable to any Person in connection with this Plan of Arrangement or the Arrangement Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment or delivery under the Tax Act, the Code or any provision of provincial, state, local, or foreign tax law, in each case as amended (“Tax Law”). Any amounts that are so deducted or withheld and paid over to the appropriate Governmental Authority shall be treated for all purposes of this Plan of Arrangement as having been paid to the Person in respect of which such deduction or withholding was made. To the extent that amounts are so required under applicable Tax Law to be deducted or withheld from the payment of consideration to a holder of Parent Common Shares or from the payment of consideration to a holder of Company Common Shares, Company Equity Awards or other Equity Interests of the Company, the applicable Withholding Agent is hereby authorized to sell such portion of the consideration otherwise payable to the applicable holder as is necessary to provide sufficient funds to the applicable Withholding Agent to enable it to comply with such deduction or withholding requirements provided that, in such case, the applicable Withholding Agent shall notify such holder of such sale and remit (x) the applicable portion of the net proceeds of such sale to the appropriate taxing authority and (y) the remaining net proceeds of such sale (after deduction for the amounts described in clause (x)), if any, to such holder.

5.4 Interest
Under no circumstances shall interest accrue or be paid by Holdings, Amalco, Amalgamation Sub, the Company, the Depositary or any other Person to persons depositing duly completed and executed Letters of Transmittal pursuant to Section 5.1, regardless of any delay in making any payment contemplated hereby.
5.5 No Liens
Any exchange or transfer of securities pursuant to this Plan of Arrangement shall be free and clear of any Liens or other claims of third parties of any kind.
5.6 Post-Effective Time Dividends and Distributions
No dividends or other distributions payable in respect of Holdings Class A Common Shares with a record date after the Effective Time shall be paid to the holder of any certificate or certificates which, immediately prior to the Effective Time, represented outstanding Company Common Shares that were transferred pursuant to Section 3.1(c) and in respect of which Holdings Class A Common Shares were issued pursuant to the Arrangement, and all such dividends and other distributions shall be paid by Holdings to the Depositary and shall be held by the Depositary in trust for such holders, in each case until the surrender of such certificate or certificates (or affidavit in accordance with Section 5.2) in accordance with Section 5.1(b) or until surrendered and/or forfeited in accordance with Sections 5.1(c) and 5.1(d). Subject to applicable Laws, following surrender of any such certificate or certificates (or affidavit in accordance with Section 5.2) in accordance with Section 5.1(b) there shall be paid to the holder thereof, without interest, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such Holdings Class A Common Shares to which such holder is entitled pursuant to the Arrangement.
ARTICLE 6
AMENDMENTS
6.1 Amendments to Plan of Arrangement
(a) Parent and the Company may amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Time, provided that each such amendment, modification and/or supplement must be: (i) set out in writing; (ii) approved by Parent and the Company in writing, acting reasonably; (iii) filed with the Court and, if made following the Company Meeting, approved by the Court; and (iv) communicated to Company Shareholders if and as required by the Court.
(b) Any amendment, modification and/or supplement to this Plan of Arrangement may be proposed by the Company or Parent at any time prior to the Company Meeting (provided that Parent or the Company, as applicable, shall have consented thereto in writing) with or without any other prior notice or communication, and if so proposed and accepted by the Persons voting at the Company Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.
(c) Any amendment, modification or supplement to this Plan of Arrangement that is approved or directed by the Court following the Company Meeting shall be effective only if: (i) it is consented to in writing by each of Parent and the Company (in each case, acting reasonably); and (ii) if required by the Court, it is consented to by the Company Shareholders, voting in the manner directed by the Court.
(d) Notwithstanding anything in this Plan of Arrangement or the Arrangement Agreement, Parent and the Company may, and following the Effective Time, Parent may unilaterally, amend, modify and/or supplement this Plan of Arrangement at any time and from time to time without the approval of, or communication to, the Court, the Company Shareholders or any other Persons, provided that each such amendment, modification and/or supplement (i) must concern a matter which, in the reasonable opinion of each of the Company and Parent, is of an administrative nature, required to better give effect to the implementation of this Plan of Arrangement or required in connection with any Pre-Closing Restructuring, and (ii) is not adverse to the economic interests of any Company Shareholders or, to the extent the amendment, modification and/or supplement is made following the Effective Time, former Company Shareholders.

ARTICLE 7
TERMINATION
7.1 Termination
This Plan of Arrangement may be withdrawn prior to the Effective Time in accordance with the terms of the Arrangement Agreement.
ARTICLE 8
PARAMOUNTCY
8.1 Paramountcy
From and after the Effective Time: (a) this Plan of Arrangement shall take precedence and priority over any and all Company Common Shares and Company Equity Awards issued prior to the Effective Time, (b) the rights and obligations of the Company Shareholders, the holders of Company Equity Awards, the Parties, the Depositary and any transfer agent or other depositary therefor in relation thereto, shall be solely as provided for in this Plan of Arrangement, and (c) all actions, causes of action, claims or proceedings (actual or contingent and whether or not previously asserted) based on or in any way relating to securities of the Company, including any Company Common Shares and Company Equity Awards, shall be deemed to have been settled, compromised, released and determined without liability except as set forth in this Plan of Arrangement.
ARTICLE 9
FURTHER ASSURANCES
9.1 Further Assurances
Notwithstanding that the transactions and events set out herein shall occur and shall be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the Parties shall use their reasonable best efforts to make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by either of them in order to further document or evidence any of the transactions or events set out herein.

EXHIBIT B
ARRANGEMENT RESOLUTION
BE IT RESOLVED THAT:
1.
The arrangement (the “Arrangement”) under Section 182 of the Business Corporations Act (Ontario) (the “OBCA”) involving Primo Water Corporation (the “Company”), pursuant to the Arrangement Agreement and Plan of Merger (as may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the “Agreement”) between Triton Water Parent, Inc., Triton US HoldCo, Inc., Triton Merger Sub 1, Inc., 1000922661 Ontario Inc. and the Company dated June 16, 2024, all as more particularly described and set forth in the management information circular of the Company dated [•], 2024 (the “Circular”) accompanying the notice of this meeting and forming part of the proxy statement/circular contemplated by the Agreement is hereby authorized, approved and adopted.

2.
The plan of arrangement of the Company, as it has been or may be modified, amended or supplemented in accordance with the Agreement and its terms, (the “Plan of Arrangement”), the full text of which is set out as Appendix [•] to the Circular, is hereby authorized, approved and adopted.

3.
The Agreement and all transactions contemplated therein, the actions of the directors of the Company in approving the Arrangement, the actions of the officers or directors of the Company in executing and delivering the Agreement and any modifications, amendments or supplements thereto, and causing the performance by the Company of its obligations thereunder (including the Company’s application for an interim order from the Ontario Superior Court of Justice (Commercial List) (the “Court”)), are hereby ratified and approved.

4.	The Company is hereby authorized to apply for a final order from the Court to approve the Arrangement on the terms set forth in the Agreement and the Plan of Arrangement.
5.
Notwithstanding that this resolution has been passed (and the Plan of Arrangement adopted) by the holders of common shares of the Company or that the Arrangement has been approved by the Court, the directors of the Company are hereby authorized and empowered, without further notice to or approval of the shareholders of the Company: (i) to amend, modify or supplement the Agreement or the Plan of Arrangement to the extent permitted by the Agreement or the Plan of Arrangement, as applicable; and (ii) subject to the terms of the Agreement, not to proceed with the Arrangement and any related transactions.

6.
Any officer or director of the Company is hereby authorized and directed for and on behalf of the Company to execute and deliver for filing with the Director under the OBCA and to deliver or file all such other documents and instruments as are necessary or desirable to give effect to the Arrangement in accordance with the Agreement, such determination to be conclusively evidenced by the execution and delivery of such articles of arrangement or any such other document or instrument.

7.
Any officer or director of the Company is hereby authorized and directed for and on behalf of the Company to execute or cause to be executed, and to deliver or cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as, in such person’s opinion, may be necessary or desirable to give full force and effect to the foregoing resolution and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such other document or instrument or the doing of any other such act or thing.

EXHIBIT C
FORM OF COMPANY VOTING AGREEMENT
[Filed separately]

EXHIBIT D
FORM OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

TRITON WATER PARENT, INC.
FIRST: The name of the corporation is Triton Water Parent, Inc. (the “Corporation”).
SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.
THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended.
FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is one thousand (1,000), consisting of 1,000 shares of Common Stock, having a par value of $0.01 per share.
FIFTH: The Corporation is to have perpetual existence.
SIXTH: The directors in their discretion may submit any contract or other transaction or act for approval or ratification by the stockholders by written consent or at any meeting of the stockholders, and any contract or other transaction or act that shall be approved or be ratified by the written consent of the holders of a majority of the outstanding stock of the Corporation entitled to vote with respect to such approval or ratification or by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be valid and as binding upon the Corporation and upon all of the stockholders of the Corporation, as though it had been approved or ratified by every stockholder of the Corporation.
SEVENTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that this Article SEVENTH shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.
EIGHTH: The Corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.
NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of lncorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed this [  ] day of [  ].
By:
Name:
Title:

EXHIBIT E

FORM OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION1

OF

[COMPANY NAME]2
The present name of the corporation is     (the “Corporation”). The Corporation was incorporated under the name “   ” by the filing of its original certificate of incorporation with the Secretary of State of the State of Delaware on     (as amended prior to the date hereof, the “Original Certificate”). This Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), which amends, restates and integrates the provisions of the Original Certificate, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and by the written consent of the Corporation’s stockholders in accordance with Section 228 of the General Corporation Law of the State of Delaware. The Original Certificate is hereby amended, integrated and restated to read in its entirety as follows:
ARTICLE I
NAME
The name of the Corporation is     .
ARTICLE II
REGISTERED OFFICE AND AGENT
The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware, 19801. The name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.
ARTICLE III
PURPOSE AND DURATION
The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (as the same exists or may hereafter be amended and supplemented from time to time, the “DGCL”). The Corporation is to have a perpetual existence.
ARTICLE IV
CAPITAL STOCK
The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is   , which shall be divided into three classes as follows:
  shares of Class A common stock, par value $0.01 per share (“Class A Common Stock”);
  shares of Class B common stock, par value $0.01 per share (“Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”)3; and
  shares of preferred stock, par value $0.01 per share (“Preferred Stock”).
[1]
NTD: In the event that proposed DGCL Sec 122(h) is not adopted in a form satisfactory to ORCP prior to the filing hereof, the provisions of Sections V and VI of the form of Stockholders Agreement attached as Exhibit G to the Arrangement Agreement and Plan of Merger shall also be included herein, in addition to some additional protective provisions.

[2]
NTD: Unless a certificate of amendment is filed first with the name change, the initial name of the holding company will be used in the header, the introductory paragraphs and the signature block. The new name of the company would solely be in Article I.

[3]
NTD: To the extent that the Beneficial Ownership Sunset Time shall occur prior to the Effective Time, this Certificate of Incorporation shall be revised to provide for the issuance of a single class of common stock (Class A) and all provisions relating to the Class B common stock shall be removed.

Section 1. The voting, dividend, liquidation and other rights and powers of the Common Stock are subject to and qualified by the rights, powers and preferences of any series of Preferred Stock as may be designated by the Board of Directors of the Corporation (the “Board”) and outstanding from time to time in accordance with the terms of this Certificate of Incorporation.
Section 2. Except as otherwise provided herein or expressly required by law, each holder of Class A Common Stock, as such, shall be entitled to vote on each matter submitted to a vote of stockholders and shall be entitled to one vote for each share of Class A Common Stock held of record by such holder as of the record date for determining stockholders entitled to vote on such matter; provided, that prior to the Beneficial Ownership Sunset Time (as defined below), Triton Water Parent Holdings, LP or any other investment funds Affiliated (as defined below) with One Rock Capital Partners, LLC (collectively, “ORCP”) and ORCP’s Affiliates (as defined below), including any group (as defined in Rule 13d-3 of the Exchange Act (as defined below), each, a “Group”) that includes ORCP or its Affiliates (such Groups, collectively with ORCP and its Affiliates, the “ORCP Group”) may not, collectively, vote more than 49.0% of the shares of Class A Common Stock then outstanding. The provisions of the Stockholders Agreement, dated as of   , between the Corporation and Triton Water Parent Holdings, LP, a Delaware limited partnership (as it may be amended and/or restated from time to time in accordance with its terms, the “Stockholders Agreement”), are hereby incorporated by reference, and the inclusion therein of any matter that requires the approval of one or more stockholders or the Board as set forth therein, shall be treated as if such provision was included herein.
Section 3. Except as otherwise provided herein or expressly required by law, (a) holders of Class B Common Stock, as such, shall not be entitled to vote on the election, appointment or removal of directors of the Corporation, and (b) each holder of Class B Common Stock, as such, shall be entitled to vote on each matter submitted to a vote of stockholders, other than the election, appointment or removal of directors, and shall be entitled to one vote for each share of Class B Common Stock held of record by such holder as of the record date for determining stockholders entitled to vote on such matter. Shares of Class B Common Stock shall not be included in determining the number of shares of Common Stock voting or entitled to vote on the election, appointment or removal of directors of the Corporation.
Section 4. Except as otherwise required by law or the Stockholders Agreement, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) or pursuant to the DGCL.
Section 5. Except as expressly set forth in (a) Section 3 of this Article IV with respect to voting rights and (b) Article V with respect to conversion rights, shares of Class A Common Stock and Class B Common Stock shall have the same rights and privileges and rank equally to, share ratably with and be identical in all respects as to all matters. If the Corporation in any manner subdivides or combines the shares of Class A Common Stock, then the shares of Class B Common Stock will be subdivided or combined in the same proportion and manner, and if the Corporation in any manner subdivides or combines the shares of Class B Common Stock, then the outstanding shares of Class A Common Stock will be subdivided or combined in the same proportion and manner.
Section 6. Shares of Preferred Stock may be issued from time to time in one or more series. Subject to the terms of the Stockholders Agreement, the Board is hereby expressly authorized to provide from time to time, by resolution or resolutions, for the creation and issuance, out of the authorized and unissued shares of Preferred Stock, of one or more series of Preferred Stock by filing a certificate of designation relating thereto with the Secretary of State of the State of Delaware pursuant to the DGCL, setting forth such resolution or resolutions and, with respect to each such series, establishing the designation of such series and the number of shares to be included in such series and fixing the terms of such series, the voting powers (full or limited, or no voting powers), preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of each such series, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, and subject to the rights of the holders of any series of Preferred Stock then outstanding, the resolution or resolutions providing for the establishment of any series of Preferred Stock may, to the extent permitted by law, provide that such series shall be superior to, rank equally with or be junior to the Preferred Stock of any other series to the extent permitted by law and this Certificate of Incorporation. The terms, voting powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of each series of Preferred Stock may be different from those of any and all other series at any time outstanding. Unless otherwise provided in the certificate of designation establishing a series of Preferred Stock, the Board may, by resolution or resolutions, increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of such series of Preferred Stock and, if the number of shares of such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series of Preferred Stock.
Section 7. Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock). Except as otherwise expressly provided in this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock), no vote of the holders of shares of Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock so authorized in accordance with this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock).
Section 8. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends, dividends may be declared and paid ratably on the Common Stock out of the assets of the Corporation which are legally available for this purpose at such times and in such amounts as the Board in its discretion shall determine, and the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to share equally, identically and ratably, on a per share basis, in such dividends as may be declared by the Board from time to time with respect to the Common Stock out of the assets legally available therefor; provided, however, that in the event a dividend is paid in the form of shares of Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares), then holders of Class A Common Stock shall be entitled to receive shares of Class A Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares), and holders of Class B Common Stock shall be entitled to receive shares of Class B Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares), with holders of shares of Class A Common Stock and Class B Common Stock receiving, on a per share basis, an identical number of shares of Class A Common Stock or Class B Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares, as the case may be), as applicable.
Section 9. Upon the dissolution, liquidation or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the distribution of assets of the Corporation upon such dissolution, liquidation or winding up of the Corporation, the holders of Class A Common Stock and Class B Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them, respectively.
Section 10. In the case of any consolidation or merger of the Corporation with or into any other entity or any conversion, domestication, transfer or continuance of the Corporation, the holders of shares of Class A Common Stock or Class B Common Stock shall be treated identically and ratably on a per share basis with respect to any consideration into which such shares are converted or any such consideration paid or otherwise distributed to the stockholders.
Section 11. The number of authorized shares of Class A Common Stock, Class B Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) without a separate class vote of the holders of Class A Common Stock, Class B Common Stock, or Preferred Stock, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto).
ARTICLE V
CONVERSION RIGHTS
Section 1. Following the earliest to occur of (a) the repayment or redemption in full of both series of the Primo Notes in accordance with the terms and conditions of the Primo Indentures, (b) 11:59 P.M. Eastern Time on April 30, 2029 or (c) the waiver of (or amendment to render inapplicable) the “change of control” provisions in each of the Primo Indentures by holders of a majority of the aggregate principal amount then outstanding of each series of the Primo Notes (such time on which the earliest event occurs, the “Beneficial Ownership Sunset Time”), all of the shares of Class B Common Stock shall automatically, and without any further action on the part of the holders of the Class B Common Stock, convert into an equal number of shares of Class A Common Stock. As promptly as practicable thereafter, the Corporation shall provide notice to the converting holder(s) of Class B Common Stock of such event and the resulting conversion of Class B Common Stock to Class A Common Stock pursuant to this Article V.
Section 2. Prior to the Beneficial Ownership Sunset Time, each share of Class A Common Stock held by a member of the ORCP Group may be converted into one share of Class B Common Stock at any time at the option of such holder.
Section 3. Subject to Section 1 and Section 4 of this Article V, each share of Class B Common Stock may be converted into one share of Class A Common Stock at any time at the option of the holder.
Section 4. Prior to the Beneficial Ownership Sunset Time, the Corporation shall not effect any conversion of shares of Class B Common Stock into shares of Class A Common Stock and no holder of Class B Common Stock shall be entitled to convert shares of Class B Common Stock into shares of Class A Common Stock to the extent that, after giving effect to such conversion, any Person (as defined below), Group or any of their respective Affiliates would beneficially own in excess of 49.0% of the shares of Class A Common Stock of the Corporation outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Class A Common Stock beneficially owned by any such Person, Group or any of their respective Affiliates shall include the number of shares of Class A Common Stock issuable upon conversion of the Class B Common Stock with respect to which such conversion is being requested, but shall exclude shares of Class A Common Stock that would be issuable upon (x) conversion of the remaining, unconverted shares of Class B Common Stock beneficially owned by such Person, Group or any of their respective Affiliates and (y) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation beneficially owned by such Person, Group or any of their respective Affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this Section 4, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.
Section 5. Prior to the Beneficial Ownership Sunset Time, if any transfer, issuance or other event occurs that, if effective, would result in the ORCP Group beneficially owning in excess of 49.0% of the shares of Class A Common Stock of the Corporation outstanding immediately after such transfer, issuance or other event, (i) then that number of shares of Class A Common Stock that would otherwise cause the ORCP Group to beneficially own in excess of 49.0% of the shares of Class A Common Stock of the Corporation outstanding (rounded up to the nearest whole share) shall be automatically converted into shares of Class B Common Stock or, (ii) if, for any reason, the conversion described in clause (i) of this sentence is not automatically effective as provided therein to prevent the ORCP Group from beneficially owning more than 49.0% of the shares of Class A Common Stock then outstanding, then the transfer, issuance or other event that otherwise would cause the ORCP Group to beneficially own more than 49.0% of the shares of Class A Common Stock then outstanding shall be void ab initio and the ORCP Group shall have no rights in respect of such additional shares of Class A Common Stock.
Section 6. In connection with any conversion of shares of Class A Common Stock into shares of Class B Common Stock or Class B Common Stock into shares of Class A Common Stock pursuant to this Article V, if reasonably required by the Corporation’s transfer agent, the Corporation shall, as promptly as practicable, deliver or cause to be delivered to such transfer agent any opinions, authorizations, certificates and/or directions in order to authorize and direct the transfer agent to issue such shares of Common Stock in accordance with the provisions of this Article V.
Section 7. Upon any conversion of shares of Class A Common Stock into shares of Class B Common Stock or shares of Class B Common Stock into shares of Class A Common Stock pursuant to this Certificate of Incorporation, the holder shall surrender each certificate or certificates (if shares are in certificated form) representing the shares being converted, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at its principal corporate office stating the name or names in which the certificate or certificates representing the shares issued upon such conversion are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder, or to the nominee or nominees of such holder, a certificate or certificates representing the number of shares of Class A Common Stock or Class B Common Stock, as the case may be (if such shares are certificated), to which such holder shall be entitled as aforesaid or, if such shares are uncertificated, register such shares in book-entry form. Such conversion shall be deemed to have been made immediately upon the occurrence of any event described in Section 1, Section 2 or Section 3 of this Article V, and the Person or Persons entitled to receive the shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares as of such date.
Section 8. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, the number of shares of Class A Common Stock as shall from time to time be sufficient to effect a conversion of all outstanding shares of Class B Common Stock. Prior to the Beneficial Ownership Sunset Time, the Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class B Common Stock, the number of shares of Class B Common Stock as shall from time to time be sufficient to effect a conversion of all outstanding shares of Class A Common Stock then held by the ORCP Group. The Corporation covenants that all shares issued upon any such conversion will, upon issuance, be validly issued, fully paid and non-assessable.
Section 9. In the event any shares of Class B Common Stock shall be converted into shares of Class A Common Stock pursuant to this Article V, the shares of Class B Common Stock so converted shall be retired and shall not be reissued by the Corporation.
ARTICLE VI
BOARD OF DIRECTORS
For the management of the business and for the conduct of the affairs of the Corporation it is further provided that:
Section 1. Except as otherwise expressly provided by the DGCL or this Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board. Except as otherwise provided for or fixed pursuant to (a) the provisions of Article IV (including any certificate of designation with respect to any series of Preferred Stock), (b) this Article VI relating to the rights of the holders of any series of Preferred Stock to elect additional directors, or (c) the Stockholders Agreement, the total number of directors shall be determined from time to time exclusively by resolution adopted by the Board. Directors of the Corporation shall be elected annually for terms of one year and, subject to the terms of the Stockholders Agreement, any such director shall hold office until the next annual meeting of stockholders and until his or her successor shall be elected and qualified, or until his or her death, resignation, retirement, disqualification or removal from office.
Section 2. Subject to any special rights of the holders of one or more outstanding series of Preferred Stock or the rights granted pursuant to the Stockholders Agreement, any or all of the directors may be removed with or without cause only by the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of voting stock of the Corporation entitled to vote on the election of directors; provided, however, that prior to the Trigger Event (as defined below), any of the directors nominated by a Sponsor Stockholder may be removed with or without cause by the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of voting stock of the Corporation entitled to vote on the election of directors.
Section 3. Except as otherwise expressly required by law, and subject to any special rights of the holders of one or more outstanding series of Preferred Stock or the rights granted pursuant to the Stockholders Agreement, any vacancies on the Board resulting from death, resignation, disqualification, removal, retirement or other causes (if the size of the Board is not to be reduced as specified in the Stockholders Agreement) and any newly created directorships resulting from any increase in the number of directors shall be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by the sole remaining director, and shall not be filled by the stockholders; provided, however, that prior to the Trigger Event, and except as otherwise expressly required by law, and subject to any special rights of the holders of one or more outstanding series of Preferred Stock or the rights granted pursuant to the Stockholders Agreement, any vacancies on the Board resulting from death, resignation, disqualification, removal, retirement or other causes of a director nominated by a Sponsor Stockholder (if the size of the Board is not to be reduced as specified in the Stockholders Agreement) shall be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum, by the sole remaining director, or by the stockholders. Any director elected to fill a vacancy or newly created directorship shall hold office until the next annual meeting of stockholders and until such director’s successor shall have been elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

Section 4. During any period when the holders of any series of Preferred Stock, voting separately as a series or together with one or more series, have the special right to elect additional directors, then upon commencement and for the duration of the period during which such right continues and subject to the terms of the Stockholders Agreement: (a) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of additional directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to the Certificate of Incorporation (including any certificate of designation establishing such series of Preferred Stock), and (b) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to the certificate of designation establishing such series of Preferred Stock, whichever occurs earlier, subject to his or her earlier death, resignation, retirement, disqualification or removal. Except as otherwise provided by this Certificate of Incorporation (including any certificate of designation establishing any series of Preferred Stock), whenever the holders of any series of Preferred Stock having the special right to elect additional directors are divested of such right pursuant to this Certificate of Incorporation (including pursuant to any such certificate of designation), the terms of office of all such additional directors elected by the holders of such series of Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification, retirement or removal of such additional directors, shall forthwith terminate (in which case each such director thereupon shall cease to be qualified as, and shall cease to be, a director) and the total authorized number of directors of the Corporation shall be reduced accordingly.
Section 5. The directors of the Corporation need not be elected by written ballot unless the amended and restated bylaws of the Corporation (as in effect from time to time, the “Bylaws”) so provide.
Section 6. Except as may otherwise be set forth in the resolution or resolutions of the Board providing for the issuance of one or more series of Preferred Stock, and then only with respect to such series of Preferred Stock, cumulative voting in the election of directors is specifically denied.
ARTICLE VII
STOCKHOLDERS
Section 1. At any time prior to the Trigger Event, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with Section 228 of the DGCL. From and after the Trigger Event, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation (and may not be effected by any consent in lieu of a meeting); provided, however, that any action required or permitted to be taken by the holders of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designation relating to such series of Preferred Stock.
Section 2. Except as otherwise required by law and subject to any special rights of the holders of one or more series of Preferred Stock, special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, at any time only by or at the direction of the Board or the Chair of the Board, and such special meetings may not be called by stockholders or any other Person or Persons; provided, however, that prior to the Trigger Event, special meetings of stockholders of the Corporation shall also be called, for any purpose or purposes, at any time by or at the direction of the Board or the Chair of the Board at the request of ORCP.
Section 3. Advance notice of stockholder nominations for the election of directors and of other business proposed to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.
ARTICLE VIII
LIABILITY
Section 1. No director or officer of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. If the DGCL is amended after approval by the stockholders of this Article VIII to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended, automatically and without further action, upon the date of such amendment.
Section 2. Neither any amendment nor repeal of this Article VIII, nor the adoption by amendment of this Certificate of Incorporation of any provision inconsistent with this Article VIII, shall eliminate or reduce the effect of this Article VIII in respect of any matter occurring, or any action or proceeding accruing or arising (or that, but for this Article VIII, would accrue or arise) prior to such amendment or repeal or adoption of an inconsistent provision.
ARTICLE IX
CERTAIN STOCKHOLDER RELATIONSHIPS
Section 1. In recognition and anticipation that (a) certain directors, principals, members, officers, associated funds, employees and/or other representatives of the Sponsor Stockholders (as defined below) and their Affiliates may serve as directors, officers or agents of the Corporation, (b) the Sponsor Stockholders and their Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, and (c) members of the Board who are not employees of the Corporation (“Non-Employee Directors”) and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this Article IX are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve any of (i) the Sponsor Stockholders or any of their Affiliates or (ii) any Non-Employee Director or his or her Affiliates (the Persons identified in (i) and (ii) above being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith, subject to the provisions set out in the Stockholders Agreement.
Section 2. None of the Identified Persons shall, to the fullest extent permitted by law, have any duty to refrain from directly or indirectly (a) engaging in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates now engages or proposes to engage or (b) competing with the Corporation or any of its Affiliates, and, to the fullest extent permitted by law, no Identified Person shall be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by law, the Corporation hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for an Identified Person and the Corporation, except as provided in Section 4 of this Article IX. Subject to Section 4 of this Article IX, in the event that any Identified Person acquires knowledge of a potential transaction or other matter or business opportunity which may be a corporate opportunity for itself, herself or himself and the Corporation or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by law, have no fiduciary duty or other duty (contractual or otherwise) to communicate or offer such transaction or other business opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by law, shall not be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty as a stockholder, director or officer of the Corporation solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, offers or directs such corporate opportunity to another Person, or does not present such corporate opportunity to the Corporation or any of its Affiliates.
Section 3. The Corporation and its Affiliates do not have any rights in and to the business ventures of any Identified Person, or the income or profits derived therefrom, and the Corporation agrees that each of the Identified Persons may do business with any potential or actual customer or supplier of the Corporation or may employ or otherwise engage any officer or employee of the Corporation.
Section 4. The Corporation does not renounce its interest in any corporate opportunity offered to any Non-Employee Director if such opportunity is expressly offered to such Person solely in his or her capacity as a director or officer of the Corporation, and the provisions of Section 2 of this Article IX shall not apply to any such corporate opportunity.

Section 5. In addition to and notwithstanding the foregoing provisions of this Article IX, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Corporation if it is a business opportunity that (a) the Corporation is neither financially or legally able, nor contractually permitted, to undertake, (b) from its nature, is not in the line of the Corporation’s business (or is not under development and projected to grow into a material business for the Corporation) or is of no practical advantage to the Corporation or (c) is one in which the Corporation has no interest or reasonable expectancy.
Section 6. For purposes of this Article IX, “Affiliate” shall mean (a) in respect of any Sponsor Stockholder, any Person that, directly or indirectly, is controlled by such Sponsor Stockholder, controls such Sponsor Stockholder or is under common control with such Sponsor Stockholder and shall include (i) any principal, member, director, partner, stockholder, officer, employee or other representative of any of the foregoing (other than the Corporation and any Person that is controlled by the Corporation) and (ii) any funds or vehicles advised by Affiliates of such Sponsor Stockholder, (b) in respect of a Non-Employee Director, any Person that, directly or indirectly, is controlled by such Non-Employee Director (other than the Corporation and any Person that is controlled by the Corporation) and (c) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation.
Section 7. To the fullest extent permitted by law, any Person purchasing or otherwise acquiring or holding any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article IX. Neither the alteration, amendment, addition to or repeal of this Article IX, nor the adoption of any provision of this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article IX, would accrue or arise, prior to such alteration, amendment, addition, repeal or adoption.
ARTICLE X
AMENDMENT OF THE CERTIFICATE OF INCORPORATION AND BYLAWS
Section 1. Subject to the provisions of this Article X, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of stock required by this Certificate of Incorporation (including any certificate of designation in respect of one or more series of Preferred Stock) or applicable law, the following provisions of this Certificate of Incorporation may be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent therewith or herewith may be adopted, only by the affirmative vote of the holders of at least 66 2/3% of the voting power of the then-outstanding shares of voting stock of the Corporation entitled to vote thereon, voting together as a single class: Article VI, Article VII, Article VIII, this Article X or Article XI. From and after the Trigger Event, notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of stock required by this Certificate of Incorporation (including any certificate of designation in respect of one or more series of Preferred Stock) or applicable law, the following provisions of this Certificate of Incorporation may be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent therewith or herewith may be adopted, only by the affirmative vote of the holders of at least 66 2/3% of the voting power of the then-outstanding shares of voting stock of the Corporation entitled to vote thereon, voting together as a single class: Section 6 of Article IV, or Article IX. For so long as any shares of Class B Common Stock are outstanding, (a) none of Section 5 or Section 10 of Article IV or Section 8 or Section 9 of Article IV (as they relate to the equal treatment of the Class B Common Stock) shall be waived, altered, amended or repealed (whether by merger, consolidation or otherwise), in whole or in part, without the unanimous vote of the holders of the outstanding shares of Class B Common Stock and (b) none of Section 3 of Article IV, Article V or this proviso of Article X shall be waived, altered, amended or repealed (whether by merger, consolidation or otherwise), in whole or in part, without (i) the affirmative vote of the holders of a majority in voting power of all the then-outstanding shares of Class A Common Stock plus (ii) the unanimous vote of the holders of the outstanding shares of Class B Common Stock.
Section 2. The Board is expressly authorized to make, repeal, alter, amend and rescind, in whole or in part, the Bylaws without the consent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation or the Stockholders Agreement. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of capital stock of the Corporation required by this Certificate of Incorporation (including any certificate of designation in respect of one or more series of Preferred Stock), by the Bylaws or applicable law, the affirmative vote of the holders of at least 66 2/3% of the voting power of the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend, repeal or rescind, in whole or in part, any provision of the Bylaws or to adopt any provision inconsistent therewith.
ARTICLE XI
DGCL SECTION 203 AND BUSINESS COMBINATIONS
Section 1. The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL.
Section 2. Notwithstanding the foregoing, the Corporation shall not engage in any business combination (as defined below), at any point in time at which the Corporation’s Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, with any interested stockholder (as defined below) for a period of three years following the time that such stockholder became an interested stockholder, unless:
a) prior to such time, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or
b) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or
c) at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock of the Corporation which is not owned by the interested stockholder.
Section 3. The restrictions contained in this Article XI shall not apply if a stockholder becomes an interested stockholder inadvertently and (a) as soon as practicable divests itself of ownership of sufficient shares so that the stockholder ceases to be an interested stockholder; and (b) would not, at any time within the three-year period immediately prior to a business combination between the Corporation and such stockholder, have been an interested stockholder but for the inadvertent acquisition of ownership.
Section 4. For purposes of this Article XI, references to:
a) “Affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.
b) “associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other person of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.
c) “ORCP Direct Transferee” means any person that acquires (other than in a registered public offering or through a broker’s transaction executed on any securities exchange or other over-the-counter market) directly from any of the ORCP Group beneficial ownership of 5% or more of the then-outstanding voting stock of the Corporation.
d) “ORCP Indirect Transferee” means any person that acquires (other than in a registered public offering or through a broker’s transaction executed on any securities exchange or other over-the-counter market) directly from any ORCP Direct Transferee or any other ORCP Indirect Transferee beneficial ownership of 5% or more of the then-outstanding voting stock of the Corporation.

e) “business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:
i. any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (A) with the interested stockholder, or (B) with any other corporation, partnership, unincorporated association or other person if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Section 2 of this Article XI is not applicable to the surviving entity;
ii. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;
iii. any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (B) pursuant to a merger under Section 251(g) of the DGCL; (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (D) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (E) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (C)-(E) of this subsection (iii) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);
iv. any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or
v. any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (i)-(iv) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.
f) “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of the Corporation, partnership, unincorporated association or other person shall be presumed to have control of such person, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article XI, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such person.
g) “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an Affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the Affiliates and associates of such person; but “interested stockholder” shall not include or be deemed to include, in any case,

(A) ORCP,       4 or any of their respective current and future Affiliates (so long as such Affiliates remain an Affiliate) or successors or any “group,” or any member of any such group, to which such persons are a party under Rule 13d-5 of the Exchange Act, or (B) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation, provided that such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.
h) “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its Affiliates or associates:
i. beneficially owns such stock, directly or indirectly; or
ii. has (A) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s Affiliates or associates until such tendered stock is accepted for purchase or exchange; or (B) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten or more persons; or
iii. has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of subsection (ii) of the definition of “owner” above), or disposing of such stock with any other person that beneficially owns, or whose Affiliates or associates beneficially own, directly or indirectly, such stock.
i) “person” means any individual, corporation, partnership, unincorporated association or other entity.
j) “stock” means, with respect to any corporation, capital stock and, with respect to any other person, any equity interest.
k) “voting stock” means stock of any class or series entitled to vote generally in the election of directors.
ARTICLE XII
MISCELLANEOUS
If any provision or provisions of this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, the validity, legality and enforceability of such provision or provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, any certificate of designation relating to any series of Preferred Stock and each portion of any paragraph of this Certificate of Incorporation or certificate of designation containing any such provision or provisions held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not, to the fullest extent permitted by applicable law, in any way be affected or impaired thereby.
When the terms of this Certificate of Incorporation refer to a specific agreement or other document or a decision by any body or Person that determines the meaning or operation of a provision hereof, the secretary of the Corporation shall maintain a copy of such agreement, document or decision at the principal executive offices of the Corporation and a copy thereof will be provided free of charge to any stockholder who makes a request therefor. Unless expressly provided herein or the context otherwise requires, any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein).
[4]
NTD: To include ORCP Direct Transferees or ORCP Indirect Transferees which acquire beneficial ownership of 5% or more of the then-outstanding voting stock of the Corporation prior to the Closing, other than the Specified Mutual Funds (terms as defined in the Arrangement Agreement and Plan of Merger, dated as of June 16, 2024).

ARTICLE XIII
DEFINITIONS
As used in this Certificate of Incorporation, except as otherwise expressly provided herein and unless the context requires otherwise, the following terms shall have the following meanings:
“Affiliate” means, other than as set forth in Section 5 of Article IX and Section 3 of Article XI, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person. For the purpose of this definition, “control,” when used with respect to any Person, means the power to direct or cause the direction of the affairs or management of that Person, whether through the ownership of voting securities, as trustee (or the power to appoint a trustee), as a personal representative or executor, by contract, credit arrangement or otherwise and “controlled” and “controlling” have meanings correlative to the foregoing. The term “Affiliated” shall have a correlative meaning.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations).
“Person” means, other than as set forth in Section 4 of Article XI, any individual, general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, trust, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity.
“Primo Indentures” means, collectively, (a) the Indenture, dated as of October 22, 2020 (as may be amended, supplemented or otherwise modified from time to time in accordance with its terms), by and among Primo Water Holdings Inc., the guarantors party thereto, BNY Trust Company of Canada, as Canadian trustee, The Bank of New York Mellon, as U.S. trustee, paying agent, registrar, transfer agent and authenticating agent, and The Bank of New York Mellon, London Branch, as London paying agent, governing Primo Water Holdings Inc.’s 3.875% Senior Notes due 2028, and (b) the Indenture, dated as of April 30, 2021 (as may be amended, supplemented or otherwise modified from time to time in accordance with its terms), by and among Primo Water Holdings Inc., the guarantors party thereto, BNY Trust Company of Canada, as Canadian trustee, and The Bank of New York Mellon, as U.S. trustee, paying agent, registrar, transfer agent and authenticating agent, governing Primo Water Holdings Inc.’s 4.375% Senior Notes due 2029.
“Primo Notes” means, collectively, Primo Water Holding Inc.’s 3.875% Senior Notes due 2028 and 4.375% Senior Notes due 2029, in each case, issued pursuant to the Primo Indentures.
“Sponsor Stockholders” means, collectively, (i) ORCP and (ii) any other Person that (x) becomes a party to the Stockholders Agreement by executing a Joinder Agreement thereto and (y) is designated as a Sponsor Stockholder under the Stockholders Agreement.
“Trigger Event” means the first date on which ORCP ceases to beneficially own (directly or indirectly) more than 40% of the voting power of the outstanding shares of Class A Common Stock. For the purpose of this Certificate of Incorporation, “beneficial ownership” or the phrase “beneficially own” shall be determined in accordance with Rule 13d-3 promulgated under the Exchange Act.
* * * *

IN WITNESS WHEREOF, [Company Name] has caused this Certificate of Incorporation to be executed by its duly authorized officer on this   day of   .
[COMPANY NAME]

By:	/s/
Name:
Title:
[Signature Page to Amended and Restated Certificate of Incorporation]

EXHIBIT F

Form of Amended and Restated Bylaws of

(a Delaware corporation)

as of     )

Amended and Restated Bylaws of
[COMPANY NAME]

Article I – Corporate Offices
1.1 Registered Office.
The address of the registered office of      (the “Corporation”) in the State of Delaware, and the name of its registered agent at such address, shall be as set forth in the Corporation’s certificate of incorporation, as the same may be amended and/or restated from time to time (the “Certificate of Incorporation”).
1.2 Other Offices.
The Corporation may have additional offices at any place or places, either within or outside the State of Delaware, as the Corporation’s board of directors (the “Board”) may from time to time establish or as the business of the Corporation may from time to time require.
Article II – Meetings of Stockholders
2.1 Place of Meetings.
Meetings of stockholders shall be held at any place either within or outside the State of Delaware, designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office.
2.2 Annual Meeting.
The Board shall designate the date and time of the annual meeting of stockholders. At the annual meeting, directors shall be elected and other proper business properly brought before the meeting in accordance with Section 2.4 may be transacted. The Board may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board.
2.3 Special Meetings.
Special meetings of the stockholders may be called only by such Persons and only in such manner as set forth in the Certificate of Incorporation. The Board may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board; provided, however, that, with respect to any special meeting of stockholders previously scheduled by the Board or the chairperson of the Board at the request of ORCP, the Board shall not postpone, reschedule or cancel such special meeting without the prior written consent of ORCP.
No business may be transacted at any special meeting of stockholders other than the business specified in the notice of such special meeting given by or at the direction of the Person calling the meeting pursuant to this Section 2.3.
2.4 Notice of Business to be Brought Before a Meeting.
(i) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in a notice of meeting (or supplement thereto) given by or at the direction of the Board, (b) if not specified in a notice of meeting, otherwise brought before the meeting by or at the direction of the Board, including by any committee or persons authorized to do so by the Board or these bylaws, or (c) otherwise properly brought before the meeting by a stockholder present in person who (1) (A) was a record owner of shares of capital stock of the Corporation both at the time of giving the notice provided for in this Section 2.4 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 2.4 in all applicable respects or (2) properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”). The foregoing clause (c) shall be the exclusive means for a stockholder to propose business to be brought before the annual meeting of stockholders. In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to these bylaws and applicable law. For purposes of this Section 2.4, “present in person” shall mean that the stockholder proposing that the business be brought before the annual meeting of stockholders, or a qualified representative of such proposing stockholder, appear at such annual meeting, either in person or by means of remote communication. A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at or before the annual meeting of stockholders in writing or by electronic communication. Stockholders seeking to nominate persons for election to the Board must comply with Section 2.5 and Section 2.6 and this Section 2.4 shall not be applicable to nominations except as expressly provided in Section 2.5 and Section 2.6.
(ii) Without qualification, for business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.4(i)(c), the stockholder must (a) provide Timely Notice (as defined below) thereof in writing and in proper form to the secretary of the Corporation (the “Secretary”) and (b) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.4. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting which, in the case of the first annual meeting of stockholders following the closing of the transactions contemplated by the Arrangement Agreement and Plan of Merger, dated as of June 16, 2024, by and among Triton Water Parent, Inc. (“Parent”), a corporation incorporated under the laws of Delaware, Triton US HoldCo, Inc., a corporation incorporated under the laws of Delaware and a wholly-owned subsidiary of Parent (“Holdings”), Triton Merger Sub 1, Inc., a corporation incorporated under the laws of Delaware and direct, wholly owned subsidiary of Holdings (“Merger Sub”), 1000922661 Ontario Inc., a corporation organized under the laws of the Province of Ontario and a direct, wholly owned subsidiary of Holdings, and Primo Water Corporation, a corporation organized under the laws of Ontario, the date of the preceding year’s annual meeting shall be deemed to be ; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not more than the 120th day prior to such annual meeting and not later than (i) the 90th day prior to such annual meeting or, (ii) if later, the 10th day following the day on which public disclosure (as defined below) of the date of such annual meeting was first made by the Corporation (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of Timely Notice as described above.
(iii) To be in proper form for purposes of this Section 2.4, a stockholder’s notice to the Secretary shall set forth:
(a) As to each Proposing Person (as defined below), (1) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); (2) the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of capital stock of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future; (3) the date or dates such shares were acquired; (4) the investment intent of such acquisition of shares; and (5) any pledge by such Proposing Person with respect to any of such shares (the disclosures to be made pursuant to the foregoing clauses (1) through (5), “Stockholder Information”);
(b) As to each Proposing Person, (1) the material terms and conditions of any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) or a “put equivalent position” (as such term is defined in Rule 16a-1(h) under the Exchange Act) or other derivative or synthetic arrangement in respect of any class or series of shares of capital stock of the Corporation (“Synthetic Equity Position”) that is, directly or indirectly, held or maintained by, held for the benefit of, or involving such Proposing Person, including, without limitation: (A) any option, warrant, convertible security, stock appreciation right, future or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of capital stock of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of capital stock of the Corporation, (B) any derivative or synthetic arrangement having the characteristics of a long position or a short position in any class or series of shares of capital stock of the Corporation, including, without limitation, a stock loan transaction, a stock borrowing transaction, or a share repurchase transaction or (C) any contract, derivative, swap or other transaction or series of transactions designed to (x) produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of capital stock of the Corporation, (y) mitigate any loss relating to, reduce the economic risk (of ownership or otherwise) of, or manage the risk of share price decrease in, any class or series of shares of capital stock of the Corporation, or (z) increase or decrease the voting power in respect of any class or series of shares of capital stock of the Corporation held or maintained by, held for the benefit of, or involving such Proposing Person; including, without limitation, due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of capital stock of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of capital stock of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the holder thereof may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the price or value of any shares of any class or series of shares of capital stock of the Corporation; provided, that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie any Synthetic Equity Position that is, directly or indirectly, held or maintained by, held for the benefit of, or involving such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer; (2) a description of any agreement, arrangement or understanding with respect to any rights to dividends on the shares of any class or series of shares of capital stock of the Corporation owned beneficially by such Proposing Person that are separated or separable pursuant to such agreement, arrangement or understanding from the underlying shares of capital stock of the Corporation; (3) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation; (4) any other material relationship between such Proposing Person, on the one hand, and the Corporation or any affiliate of the Corporation, on the other hand; (5) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); (6) any proportionate interest in shares of capital stock of the Corporation or a Synthetic Equity Position held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which any such Proposing Person (A) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (B) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity; (7) a representation that such Proposing Person intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies or votes from stockholders in support of such proposal; and (8) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (1) through (8), “Disclosable Interests”); and
(c) As to each item of business that the stockholder proposes to bring before the annual meeting, (1) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws, the language of the proposed amendment), (3) a reasonably detailed description of all agreements, arrangements and understandings (A) between or among any of the Proposing Persons or (B) between or among any Proposing Person and any other Person or entity (including their names) in connection with the proposal of such business by such stockholder and (4) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this Section 2.4(iii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the record owner directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner.
(iv) For purposes of this Section 2.4, the term “Proposing Person” shall mean (a) the stockholder providing the notice of business proposed to be brought before an annual meeting, (b) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (c) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation.
(v) The Board may request that any Proposing Person furnish such additional information as may be reasonably required by the Board. Such Proposing Person shall provide such additional information within 10 days after it has been requested by the Board.
(vi) A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.4 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than 5 business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other section of these bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the stockholders.
(vii) Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 2.4. The Board shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 2.4, and if the Board so determines, the chairperson of the meeting shall have the power and authority to so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. If at any meeting of stockholders business is proposed to be brought before the meeting for which advance notice was not given or provided as required by this Section 2.4, the chairperson of the meeting shall have the power and authority to declare that such proposed business shall not be transacted.

(viii) This Section 2.4 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement. In addition to the requirements of this Section 2.4 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.4 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
(ix) For purposes of these bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.
(x) Notwithstanding anything to the contrary contained in these bylaws, for so long as the Stockholders Agreement (as defined below) remains in effect with respect to ORCP, ORCP (to the extent then subject to the Stockholders Agreement) shall not be subject to the notice procedures set forth in this Section 2.4.
2.5 Notice of Nominations for Election to the Board of Directors.
(i)  Nominations of any person for election to the Board at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the Person calling such special meeting) may be made at such meeting only (a) by or at the direction of the Board, including by any committee or persons authorized to do so by the Board or these bylaws, or (b) by a stockholder present in person who (1) was a record owner of shares of capital stock of the Corporation both at the time of giving the notice provided for in this Section 2.5 and at the time of the meeting, (2) is entitled to vote at the meeting and (3) has complied with this Section 2.5 and 2.6 as to such notice and nomination; provided, that, notwithstanding anything to the contrary contained in these bylaws, for so long as ORCP is entitled to nominate a Director pursuant to the Stockholders Agreement, ORCP shall not be subject to this Section 2.5. For purposes of this Section 2.5, “present in person” shall mean that the stockholder nominating any person for election to the Board at the meeting of the Corporation, or a qualified representative of such stockholder, appear at such meeting, either in person or by means of remote communication to present the nomination. A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other Person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such Person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at or before the meeting of stockholders in writing or by electronic transmission. The foregoing clause (b) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting or special meeting.
(ii) Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting, the stockholder must (a) provide Timely Notice thereof in writing and in proper form to the Secretary of the Corporation, (b) provide the information, agreements and questionnaires with respect to each Nominating Person (as defined below) and its candidate for nomination as required to be set forth by this Section 2.5 and Section 2.6, and (c) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5 and Section 2.6.
(iii) Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the Person calling a special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board at a special meeting, the stockholder must (a) provide timely notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, (b) provide the information, agreements and questionnaires with respect to each Nominating Person and its candidate for nomination as required by this Section 2.5 and Section 2.6 and (c) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the 90th day prior to such special meeting or, if later, the 10th day following the day on which public disclosure of the date of such special meeting at which directors are to be elected was first made by the Corporation (such notice and within such time periods, “Special Meeting Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(iv) In no event may a Nominating Person (as defined below) provide Timely Notice or Special Meeting Timely Notice, as applicable, with respect to a greater number of director candidates than are subject to election by stockholders at the applicable meeting. Notwithstanding anything in paragraph (ii) of this Section 2.5 to the contrary, in the event that the number of directors subject to election at the meeting is increased, such stockholder’s notice as to any additional nominees only shall be due on the later of (a) the conclusion of the time period for Timely Notice or Special Meeting Timely Notice, as applicable, or (b) the 10th day following the date of public disclosure of such increase.
(v) To be in proper form for purposes of this Section 2.5, a stockholder’s notice to the Secretary shall set forth:
(a) As to each Nominating Person, the Stockholder Information (as defined in Section 2.4(iii)(a) of these bylaws) except that for purposes of this Section 2.5, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(iii)(a);
(b) As to each Nominating Person, any Disclosable Interests (as defined in Section 2.4(iii)(b), except that for purposes of this Section 2.5 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(iii)(b) and the disclosure with respect to the business to be brought before the meeting in Section 2.4(iii)(b) shall be made with respect to the nomination of persons for election to the Board to be brought before the meeting); and provided that, in lieu of including the information set forth in Section 2.4(iii)(b)(7), the Nominating Person’s notice for purposes of this Section 2.5 shall include a representation as to whether the Nominating Person intends or is part of a group which intends to deliver a proxy statement and solicit the holders of shares representing at least sixty-seven percent (67%) of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act; and
(c) As to each candidate whom a Nominating Person proposes to nominate for election as a director, (1) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in a proxy statement and accompanying proxy card relating to the Corporation’s next meeting of stockholders at which directors are to be elected and to serving as a director for a full term if elected), (2) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates (as defined in Rule 14a-1(a) promulgated under the Exchange Act) or any other participants (as defined in paragraphs (a)(ii) through (vi) of Instruction 3 of Item 4 of Schedule 14A) in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (1) and (2), the “Nominee Information”), and (3) a completed and signed questionnaire, representation and agreement as provided in Section 2.6(i).
(vi) For purposes of this Section 2.5 and Section 2.6, the term “Nominating Person” shall mean (a) the stockholder providing the notice of the nomination proposed to be made at the meeting, (b) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (c) any participant (as defined in paragraphs (a)(ii)-(vi) in Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation.
(vii) The Board may request that any Nominating Person furnish such additional information as may be reasonably required by the Board. Such Nominating Person shall provide such additional information within 10 days after it has been requested by the Board.

(viii) A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice or the materials delivered pursuant to this Section 2.5, as applicable, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.5 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other section of these bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination, including by changing or adding nominees, to submit any new nomination, or to submit any new proposal, matters, business or resolutions proposed to be brought before a meeting of the stockholders.
(ix) In addition to the requirements of this Section 2.5 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations. Notwithstanding the foregoing provisions of this Section 2.5, unless otherwise required by law, (a) no Nominating Person shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such Nominating Person has, or is part of a group that has, complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder, in accordance with the time frames required in this Section 2.5 or by Rule 14a-19 promulgated under the Exchange Act, as applicable, and (b) if (1) any Nominating Person provides notice in accordance with Rule 14a-19(b) promulgated under the Exchange Act and (2) (x) such notice in accordance with Rule 14a-19(b) is not provided within the time period of Timely Notice of Special Meeting Timely Notice, as applicable and (y) such Nominating Person subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act, or (z) such Nominating Person fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Nominating Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence, then the nomination of such Nominating Person’s proposed nominees shall be disregarded, notwithstanding that each such nominee is included as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any annual meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). If any Nominating Person provides notice in accordance with Rule 14a-19(b) promulgated under the Exchange Act, such Nominating Person shall deliver to the Corporation, no later than seven business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.
2.6 Additional Requirements for Valid Nomination of Candidates to Serve as Director and, if Elected, to be Seated as Directors.
(i) To be eligible to be a candidate for election as a director of the Corporation at an annual or special meeting, a candidate must be nominated in the manner prescribed in Section 2.5 and the candidate for nomination, whether nominated by the Board or by a stockholder of record, must have previously delivered (in the case of a nomination by a stockholder of record, in accordance with the time periods set forth in Section 2.5), to the Secretary at the principal executive offices of the Corporation, (a) a completed written questionnaire (in the same form used for the Corporation’s existing directors, to be provided by the Corporation upon written request of any stockholder of record therefor) with respect to the background, qualifications, stock ownership and independence of such proposed nominee and (b) a written representation and agreement (in the form provided by the Corporation upon written request of any stockholder of record therefor) that such candidate for nomination (1) is not and, if elected as a director during his or her term of office, will not become a party to (A) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (2) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director that has not been disclosed therein or to the Corporation, (3) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary shall provide to such candidate for nomination all such policies and guidelines then in effect), and (4) if elected as a director of the Corporation, intends to serve the entire term until the next meeting at which such candidate would face re-election.
(ii) The Board may also require any proposed candidate for nomination as a director to furnish such other information related to such candidate’s eligibility or qualification to serve as a director as may reasonably be requested by the Board in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon. Without limiting the generality of the foregoing, the Board may request such other information in order for the Board to determine the eligibility of such candidate for nomination to be an independent director of the Corporation or to comply with the director qualification standards and additional selection criteria in accordance with the Corporation’s [Corporate Governance Guidelines]. Such other information shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the request by the Board has been delivered to, or mailed and received by, the Nominating Person.
(iii) A candidate for nomination as a director by a stockholder pursuant to Section 2.5(i)(b) shall further update and supplement the materials delivered pursuant to this Section 2.6, if necessary, so that the information provided or required to be provided pursuant to this Section 2.6 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other section of these bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new proposal, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of the stockholders.
(iv) No candidate proposed to be nominated by a stockholder in accordance with these bylaws shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with Section 2.5 and this Section 2.6, as applicable. The Board shall, if the facts warrant, determine that a nomination was not properly made in accordance with Section 2.5 and this Section 2.6, and if the Board so determines, the chairperson of the meeting shall have the power and authority to so declare to the meeting and the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect. If at any meeting of stockholders a nomination is made for which advance notice was not given or provided as required by Section 2.5 and this Section 2.6, the chairperson of the meeting shall have the power and authority to declare that such nomination shall be disregarded.

(v) Subject to Section 2.6(vi) of these bylaws, no candidate for nomination shall be eligible to be seated as a director of the Corporation unless nominated in accordance with Section 2.5 and this Section 2.6; provided, however, that nothing in Section 2.5 and this Section 2.6 shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.
(vi) Notwithstanding anything in these bylaws to the contrary, for so long as ORCP is entitled to nominate a Director pursuant to the Stockholders Agreement, ORCP shall not be subject to Section 2.5 or this Section 2.6.
2.7 Action by Written Consent in Lieu of a Meeting.
Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice, and without a vote only to the extent permitted by and in the manner provided in the Certificate of Incorporation and in accordance with applicable law.
2.8 Notice of Stockholders’ Meetings.
Unless otherwise provided by law, the Certificate of Incorporation or these bylaws, the notice of any meeting of stockholders shall be sent or otherwise given in accordance with Section 7.1 of these bylaws not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, if any, date and time of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called.
2.9 Quorum.
Unless otherwise provided by law, the Certificate of Incorporation or these bylaws, the holders of a majority in voting power of the stock issued and outstanding and entitled to vote at the meeting, present in person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, a quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting or (ii) a majority in voting power of the stockholders entitled to vote at the meeting, present in person, or by remote communication, if applicable, or represented by proxy, shall have power to adjourn the meeting from time to time until a quorum is present or represented. At any adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.
2.10 Adjourned Meeting; Notice.
When a meeting is adjourned to another time or place, if any, (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken or are provided in any other manner permitted by the DGCL. At any adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix the record date for determining stockholders entitled to notice of such adjourned meeting in accordance with Section 213(a) of the DGCL, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such meeting as of the record date so fixed for notice of such adjourned meeting.
2.11 Organization; Conduct of Business.
Meetings of stockholders shall be presided over by the chairperson of the Board, if any, or, in his or her absence, by the chief executive officer of the Corporation or, in the absence of the foregoing persons, by a chairperson, who shall be a director or officer of the Corporation, designated by the Board. The Secretary shall act as secretary of the meeting, but in his or her absence, the chairperson of the meeting may appoint any person to act as secretary of the meeting. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairperson of the meeting. The Board may adopt by resolution such rules and regulations (which need not be in writing) for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairperson of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting (whether or not a quorum is present), to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairperson of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present (including, without limitation, rules and procedures for the removal of disruptive persons from the meeting); (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other Persons as the chairperson of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The chairperson at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting (including, without limitation, determinations with respect to the administration and/or interpretation of any of the rules, regulations or procedures of the meeting, whether adopted by the Board or prescribed by the person presiding over the meeting), shall, if the facts warrant, determine and declare to the meeting that a matter of business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
2.12 Voting.
Except as may be otherwise provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.
Except as otherwise provided by the Certificate of Incorporation, at all duly called or convened meetings of stockholders at which a quorum is present, for the election of directors, a plurality of the votes cast shall be sufficient to elect a director. Unless a different or minimum vote is provided by the Certificate of Incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law, or pursuant to any regulation applicable to the Corporation or its securities, in which case such different or minimum vote shall be the applicable vote on the matter, each other matter presented to the stockholders at a duly called or convened meeting at which a quorum is present shall be decided by the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such matter.
2.13 Record Date for Stockholder Meetings and Other Purposes.
In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment or postponement thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than 60 days nor less than 10 days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is first given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment or postponement of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned or postponed meeting; and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned or postponed meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned or postponed meeting.
To the extent stockholder action by consent is permitted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date for determining stockholders entitled to express consent to corporate action without a meeting is fixed by the Board, (i) when no prior action of the Board is required by law, the record date for such purpose shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board is required by law, the record date for such purpose shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.
In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of capital stock, or for the purposes of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.
2.14 Proxies.
Each stockholder entitled to vote at a meeting of stockholders may authorize another Person or Persons to act for such stockholder by proxy as permitted by law, including Rule 14a-19 promulgated under the Exchange Act, filed in accordance with the procedure established for the meeting, but, no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A proxy may be in the form of an electronic transmission which sets forth or is submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder.
Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.
2.15 List of Stockholders Entitled to Vote.
The Corporation shall prepare, no later than the tenth day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days ending on the day before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal executive office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.15 or to vote in person or by proxy at any meeting of stockholders.
2.16 Inspectors of Election.
Before any meeting of stockholders, the Corporation shall appoint an inspector or inspectors of election to act at the meeting or its adjournment or postponement and make a written report thereof. The Corporation may designate one or more Persons as alternate inspectors to replace any inspector who fails to act. If any Person appointed as inspector or any alternate fails to appear or fails or refuses to act, then the chairperson of the meeting shall appoint one or more inspectors to act at the meeting.
Such inspectors shall:
(i) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting and the validity of any proxies and ballots;
(ii) count all votes or ballots;

(iii) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector(s); and
(iv) certify its or their determination of the number of shares represented at the meeting and its or their count of all votes and ballots.
Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspection with strict impartiality and according to the best of such inspector’s ability. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein. The inspectors of election may appoint such Persons to assist them in performing their duties as they determine.
2.17 Delivery to the Corporation.
Other than as specified by Section 2.14, whenever this Article II requires one or more Persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered. For the avoidance of doubt, the Corporation expressly opts out of Section 116 of the DGCL with respect to the delivery of information and documents to the Corporation required by this Article II (other than as specified by Section 2.14).
Article III – Directors
3.1 Powers.
Except as otherwise provided by the Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.
3.2 Number of Directors.
The total number of directors constituting the Board shall be determined from time to time in the manner as set forth in the Certificate of Incorporation. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.
3.3 Election, Qualification and Term of Office of Directors.
The terms of directors shall be as set forth in the Certificate of Incorporation. Directors need not be stockholders to be qualified for election or service as a director of the Corporation. The Certificate of Incorporation or these bylaws may prescribe qualifications for directors.
3.4 Chairperson of the Board.
The Board may appoint from among its members a chairperson of the Board and/or a vice chairperson of the Board. Neither the chairperson nor the vice chairperson need be an officer of the Corporation. The chairperson or the vice chairperson of the Board, in each case, if appointed and when present, shall have such authority, and perform such duties as are provided in these bylaws or as the Board may from time to time determine.
3.5 Lead Independent Director.
The Board may appoint from among its members a Lead Independent Director (who must meet applicable independence requirements). The Lead Independent Director, if there be one, shall perform such duties and exercise such powers as may from time to time be assigned by these bylaws, applicable law or regulatory requirement or by the Board of Directors.
3.6 Resignation and Vacancies.
Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. The resignation shall take effect at the time specified therein or upon the happening of an event specified therein, and if no time or event is specified, at the time of its receipt.
Any vacancies or newly created directorships shall be filled as set forth in the Certificate of Incorporation.

3.7 Place of Meetings; Meetings by Telephone.
The Board may hold meetings, both regular and special, either within or outside the State of Delaware.
Unless otherwise restricted by the Certificate of Incorporation or these bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other, and such participation in a meeting pursuant to this bylaw shall constitute presence in person at the meeting.
3.8 Regular Meetings.
Regular meetings of the Board may be held within or outside the State of Delaware and at such time and at such place, if any, as which has been designated by the Board and publicized among all directors, either orally or in writing, by telephone, including a voice-messaging system or other system designed to record and communicate messages, facsimile, electronic mail or other means of electronic transmission. No further notice shall be required for regular meetings of the Board.
3.9 Special Meetings; Notice.
Special meetings of the Board for any purpose or purposes may be called at any time by the chairperson of the Board, the Lead Independent Director, the chief executive officer, the president, the Secretary or a majority of the total number of directors constituting the Board.
Notice of the time and place of special meetings shall be:
(i) delivered personally by hand, by courier or by telephone;
(ii) sent by United States first-class mail, postage prepaid;
(iii) sent by facsimile or electronic mail; or
(iv) sent by other means of electronic transmission,
directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, or other address for electronic transmission, as the case may be, as shown on the Corporation’s records.
If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or electronic mail, or (iii) sent by other means of electronic transmission, it shall be delivered or sent at least 24 hours before the time of the holding of the meeting. If the notice is sent by U.S. mail, it shall be deposited in the U.S. mail at least four days before the time of the holding of the meeting. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive office) nor the purpose of the meeting.
3.10 Quorum.
At all meetings of the Board, unless otherwise provided by the Certificate of Incorporation, a majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the Certificate of Incorporation, the Stockholders Agreement or these bylaws. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.
3.11 Board Action by Written Consent without a Meeting.
Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board or committee thereof. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such action by written consent or consent by electronic transmission shall have the same force and effect as a unanimous vote of the Board.

3.12 Fees and Compensation of Directors.
Unless otherwise restricted by the Certificate of Incorporation, the Stockholders Agreement or these bylaws, the Board shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.
Article IV – Committees
4.1 Committees of Directors.
The Board may designate one or more committees, each committee to consist, of one or more of the directors of the Corporation. Unless otherwise required by the Stockholders Agreement, the Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Unless otherwise required by the Stockholders Agreement, in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by applicable law or provided in the resolution of the Board or in these bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the Corporation.
4.2 Committee Minutes.
Each committee shall keep regular minutes of its meetings and report the same to the Board when required.
4.3 Meetings and Actions of Committees.
Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:
(i) Section 3.7 (Place of Meetings and Meetings by Telephone);
(ii) Section 3.8 (Regular Meetings);
(iii) Section 3.9 (Special Meetings and Notice);
(iv) Section 3.11 (Board Action by Written Consent without a Meeting); and
(v) Section 6.12 (Waiver of Notice),
with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members. However:
(i) the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;
(ii) special meetings of committees may also be called by resolution of the Board or by the chairperson of the applicable committee; and
(iii) the Board may adopt rules for the governance of any committee to override the provisions that would otherwise apply to the committee pursuant to this Section 4.3, provided that such rules do not violate the provisions of the Certificate of Incorporation, the Stockholders Agreement or applicable law.
4.4 Subcommittees.
Unless otherwise provided in the Certificate of Incorporation, these bylaws, the resolutions of the Board designating the committee, or the charter of such committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

4.5 Quorum.
At all committee meetings, unless otherwise provided by the Certificate of Incorporation, a majority of the directors then serving on such committee shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the committee, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these bylaws.
Article V – Officers
5.1 Officers.
The officers of the Corporation shall include a [chief executive officer, a president and a secretary].1 The Corporation may also have, at the discretion of the Board, a chief financial officer, a treasurer, one or more vice presidents, one or more assistant vice presidents, one or more assistant treasurers, one or more assistant secretaries, and any such other officers as deemed necessary or advisable and as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same Person. Officers need not be stockholders or directors of the Corporation for service as an officer of the Corporation.
5.2 Appointment of Officers.
The Board shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws, subject to the rights, if any, of an officer under any contract of employment.
5.3 Subordinate Officers.
The Board may appoint, or empower the chief executive officer or, in the absence of a chief executive officer, the [president]2, to appoint, such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board or an authorized officer (as applicable), may from time to time determine.
5.4 Removal and Resignation of Officers.
Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board or, except in the case of an officer appointed by the Board, by any officer upon whom such power of removal may be conferred by the Board.
Any officer may resign at any time by giving written notice, by electronic transmission or otherwise, to the Corporation. Any resignation shall take effect upon receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.
5.5 Vacancies in Offices.
Any vacancy occurring in any office of the Corporation shall be filled by the Board or as provided in Sections 5.2 and 5.3, as applicable.
5.6 Representation of Shares of Other Corporations.
The chairperson of the Board, the chief executive officer or the president of this Corporation, or any other Person authorized by the Board, the chief executive officer or the president, is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares or securities of any other corporation or other entity standing in the name of this Corporation. The authority granted herein may be exercised either by such Person directly or by any other Person authorized to do so by proxy or power of attorney duly executed by such Person having the authority.
[1]	NTD: To confirm list of officers to be included.
[2]	NTD: To confirm.

5.7 Authority and Duties of Officers.
All officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be provided herein or designated from time to time by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.
5.8 Compensation.
The compensation of the officers of the Corporation for their services as such shall be fixed from time to time by or at the direction of the Board. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he or she is also a director of the Corporation.
Article VI – General Matters
6.1 Execution of Corporate Contracts and Instruments.
The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, or as set forth herein (including pursuant to Section 5.7 and Section 6.2), no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
6.2 Stock Certificates.
The shares of the Corporation shall be represented by certificates; provided, that the Board by resolution may provide that some or all of the shares of any class or series of stock of the Corporation shall be uncertificated. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock represented by a certificate shall be entitled to have a certificate signed by, or in the name of, the Corporation by any two officers authorized to sign stock certificates representing the number of shares registered in certificate form. The chairperson or vice chairperson of the Board, chief executive officer, the president, vice president, the treasurer, any assistant treasurer, the secretary or any assistant secretary of the Corporation shall be specifically authorized to sign stock certificates. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
6.3 Lost Certificates.
Except as provided in this Section 6.3, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time in accordance with applicable law. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.
6.4 Shares Without Certificates.
The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.
6.5 Construction; Definitions.
Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural and the plural number includes the singular.
6.6 Dividends.
The Board, subject to any restrictions contained in either (i) the DGCL, (ii) the Certificate of Incorporation or (iii) the Stockholders Agreement, may declare and pay dividends upon the shares of the Corporation’s capital stock. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock.

The Board may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation and meeting contingencies.
6.7 Fiscal Year.
The fiscal year of the Corporation shall be fixed by resolution of the Board and may be changed by the Board.
6.8 Seal.
The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.
6.9 Transfer of Stock.
Except as otherwise provided in the Certificate of Incorporation or the Stockholders Agreement, shares of the Corporation shall be transferable in the manner prescribed by law and in these bylaws. Shares of stock of the Corporation shall be transferred on the books of the Corporation only by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates representing such shares endorsed by the appropriate Person or Persons (or by delivery of duly executed instructions with respect to uncertificated shares), with such evidence of the authenticity of such endorsement or execution, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. To the fullest extent permitted by law, no transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing the names of the Persons from and to whom it was transferred.
6.10 Agreements Regarding Transfer.
The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL or other applicable law.
6.11 Registered Stockholders.
The Corporation:
(i) shall be entitled to recognize the exclusive right of a Person registered on its books as the owner of shares to receive dividends and to vote as such owner; and
(ii) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.
6.12 Waiver of Notice.
Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these bylaws, a written waiver, signed by the Person entitled to notice, or a waiver by electronic transmission by the Person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a Person at a meeting shall constitute a waiver of notice of such meeting, except when the Person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these bylaws.
Article VII – Notice
7.1 Delivery of Notice; Notice by Electronic Transmission.
Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provisions of the DGCL, the Certificate of Incorporation, or these bylaws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation and shall be given (1) if mailed, when the notice is deposited in the U.S. mail, postage prepaid, (2) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address or (3) if given by electronic mail, when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation.
Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice or electronic transmission to the Corporation. Notwithstanding the provisions of this paragraph, the Corporation may give a notice by electronic mail in accordance with the first paragraph of this section without obtaining the consent required by this paragraph.
Any notice given pursuant to the preceding paragraph shall be deemed given:
(i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;
(ii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and
(iii) if by any other form of electronic transmission, when directed to the stockholder.
Notwithstanding the foregoing, a notice may not be given by an electronic transmission from and after the time that (1) the Corporation is unable to deliver by such electronic transmission two consecutive notices given by the Corporation and (2) such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice, provided, however, the inadvertent failure to discover such inability shall not invalidate any meeting or other action.
An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
Article VIII – Indemnification
8.1 Indemnification of Directors and Officers.
The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any director or officer of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such Person in connection with any such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 8.4, the Corporation shall be required to indemnify a Person in connection with a Proceeding (or part thereof) initiated by such Person only if the Proceeding (or part thereof) was authorized in the specific case by the Board.
8.2 Indemnification of Others.
The Corporation shall have the power to indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such Person in connection with any such Proceeding.

8.3 Prepayment of Expenses.
The Corporation shall to the fullest extent permitted by applicable law pay the expenses (including attorneys’ fees) incurred by any officer or director of the Corporation, and may pay the expenses incurred by any employee or agent of the Corporation, in defending any Proceeding in advance of its final disposition; provided, however, that, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Person to repay all amounts advanced if it should be ultimately determined that the Person is not entitled to be indemnified under this Article VIII or otherwise.
8.4 Determination; Claim.
If a claim for indemnification (following the final disposition of such Proceeding) under this Article VIII is not paid in full within 60 days, or a claim for advancement of expenses under this Article VIII is not paid in full within 30 days after a written claim therefor has been received by the Corporation, the claimant may thereafter (but not before) file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.
8.5 Non-Exclusivity of Rights.
The rights conferred on any Person by this Article VIII shall not be exclusive of any other rights which such Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, agreement, vote of stockholders or disinterested directors, these bylaws or otherwise.
8.6 Insurance.
The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.
8.7 Other Indemnification.
The Corporation’s obligation, if any, to indemnify or advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.
8.8 Continuation of Indemnification.
The rights to indemnification and to prepayment of expenses provided by, or granted pursuant to, this Article VIII shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such person.
8.9 Amendment or Repeal; Interpretation.
The provisions of this Article VIII shall constitute a contract between, on the one hand, the Corporation and, on the other hand, each individual who serves or has served as a director, officer, employee or agent of the Corporation (whether before or after the adoption of these bylaws), in consideration of such Person’s performance of such services, and pursuant to this Article VIII the Corporation intends to be legally bound to each such current or former director, officer, employee or agent of the Corporation. With respect to current and former directors, officers, employees or agents of the Corporation, the rights conferred under this Article VIII are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of these bylaws. With respect to any directors, officers, employees or agents of the Corporation who commence service following adoption of these bylaws, the rights conferred under this provision shall be present contractual rights and such rights shall fully vest, and be deemed to have vested fully, immediately upon such director, officer, employee or agent commencing service as a director, officer, employee or agent of the Corporation. Any repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection (i) hereunder of any Person in respect of any act or omission occurring prior to the time of such repeal or modification or (ii) under any agreement providing for indemnification or advancement of expenses to a director, officer, employee or agent of the Corporation in effect prior to the time of such repeal or modification.
Any reference to an officer of the Corporation in this Article VIII shall be deemed to refer exclusively to the chief executive officer, president and secretary, or other officer of the Corporation appointed by (x) the Board pursuant to Article V of these bylaws or (y) an officer to whom the Board has delegated the power to appoint officers pursuant to Article V of these bylaws, and any reference to an officer of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors (or equivalent governing body) of such other entity pursuant to the certificate of incorporation and bylaws (or equivalent organizational documents) of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The fact that any person who is or was an employee of the Corporation or an employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise has been given or has used the title of “vice president” or any other title that could be construed to suggest or imply that such person is or may be an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall not result in such person being constituted as, or being deemed to be, an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for purposes of this Article VIII.
Article IX – Amendments
Subject to the Stockholders Agreement, the Board is expressly empowered to adopt, amend or repeal the bylaws of the Corporation. The stockholders also shall have power to alter, amend, repeal or rescind the bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the Certificate of Incorporation or these bylaws, such action by stockholders shall require the affirmative vote of the holders of at least two-thirds (66 2/3%) of the voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class.
Article X – Forum Selection
Unless the Corporation consents in writing to the selection of an alternative forum, (a) the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have, or declines to accept, jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the Certificate of Incorporation or these bylaws (as either may be amended from time to time), (iv) any action, suit or proceeding asserting a claim against the Corporation governed by the internal affairs doctrine, or (v) any action in the right of the Corporation asserting a claim as to which the DGCL confers jurisdiction upon the Court of Chancery; and (b) subject to the preceding provisions of this Article X, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act of 1933, as amended, including all causes of action asserted against any defendant to such complaint. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.
Any Person purchasing or otherwise acquiring or holding any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article X. This provision is intended to benefit and may be enforced by the Corporation, its officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional or entity whose profession gives authority to a statement made by that Person and who has prepared or certified any part of the documents underlying the offering. Notwithstanding the foregoing, the provisions of this Article X shall not apply to suits brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal courts of the United States have exclusive jurisdiction.

If any provision or provisions of this Article X shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article X (including, without limitation, each portion of any paragraph of this Article X containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) the application of such provision to other Persons and circumstances shall not in any way be affected or impaired thereby.
Article XI – Interpretation
If any provision or provisions of these bylaws shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provision or provisions in any other circumstance and of the remaining provisions of these bylaws shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of these bylaws shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.
For as long as the Stockholders Agreement remains in effect, in the event of any conflict between the terms and provisions of these bylaws and those contained in the Stockholders Agreement, the terms and provisions of the Stockholders Agreement shall govern and control, except as provided otherwise by mandatory provisions of the DGCL.
Article XII – Definitions
As used in these bylaws, unless the context otherwise requires, the term:
“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person. For the purpose of this definition, “control,” when used with respect to any Person, means the power to direct or cause the direction of the affairs or management of that Person, whether through the ownership of voting securities, as trustee (or the power to appoint a trustee), as a personal representative or executor, by contract, credit arrangement or otherwise and “controlled” and “controlling” have meanings correlative to the foregoing.
An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks (including email) or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
“Person” means any individual, general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity.
“ORCP” means, collectively, Triton Water Parent Holdings, LP, a Delaware limited partnership, and any other investment funds Affiliated with One Rock Capital Partners, LLC.
“Sponsor Stockholders” means, collectively, (i) ORCP and (ii) any other Person that (x) becomes a party to the Stockholders Agreement by executing a Joinder Agreement thereto and (y) is designated as a Sponsor Stockholder under the Stockholders Agreement.
“Stockholders Agreement” means the Stockholders Agreement, dated as of , between the Corporation and Triton Water Parent Holdings, LP, a Delaware limited partnership, as may be amended from time to time.
“Trigger Event” means the first date on which ORCP ceases to beneficially own (directly or indirectly) more than 40% of the voting power of the outstanding shares of Class A Common Stock. For the purpose of these Amended and Restated Bylaws, “beneficial ownership” or the phrase “beneficially own” shall be determined in accordance with Rule 13d-3 promulgated under the Exchange Act.

[COMPANY NAME]

Certificate of Amendment and Restatement of Bylaws
The undersigned hereby certifies that he is the duly elected, qualified, and acting [Secretary] of     , a Delaware corporation (the “Corporation”), and that the foregoing bylaws were approved on     , effective as of     , by the Corporation’s board of directors.
IN WITNESS WHEREOF, the undersigned has hereunto set his hand this [st/nd/rd/th] day of .
/s/
Name:
Title: [Secretary]

EXHIBIT G

FORM OF

STOCKHOLDERS AGREEMENT

BY AND AMONG

[New US HoldCo],

AND

THE INITIAL ORCP STOCKHOLDER1

[•]
[1]	NTD: Parties to Stockholders Agreement to be confirmed.

7.14	Regulatory Matters.	A-200
7.15	No Inconsistent Agreements; Most Favored Nations.	A-200
7.16	In-Kind Distributions.	A-200
7.17	Recapitalization Transactions.	A-201

EXHIBIT

Exhibit A: Form of Joinder Agreement		A-203

Exhibit B: Role of Initial Chairperson		A-204

FORM OF

STOCKHOLDERS AGREEMENT
This Stockholders Agreement (this “Agreement”) is made as of [•] by and among [New US HoldCo], a Delaware corporation (the “Company”), Triton Water Parent Holdings, LP, a Delaware limited partnership (the “Initial ORCP Stockholder”), [[•]]2 and any Permitted Transferee who from time to time becomes party to this Agreement by execution of a joinder agreement substantially in the form of Exhibit A (a “Joinder Agreement”).
RECITALS
WHEREAS, the Company, Triton Water Parent, Inc., Triton Merger Sub 1, Inc., 1000922661 Ontario Inc. and Primo Water Corporation are parties to an Arrangement Agreement and Plan of Merger, dated as of June 16, 2024 (the “Merger Agreement”);
WHEREAS, the Initial ORCP Stockholder and the Company desire to enter into this Agreement effective upon and following the Closing (as defined in the Merger Agreement) (the “Effective Time”), and from and after the Effective Time, this Agreement shall be in full force and effect, with such changes hereto, if any, as agreed among the Initial ORCP Stockholder and the Company, subject to Section 7.4 of this Agreement;
WHEREAS, the Board of Directors of the Company (the “Board of Directors”) has approved this Agreement; and
WHEREAS, the parties hereto desire to agree upon the respective rights and obligations after the Effective Time with respect to the securities of the Company now or hereafter issued and outstanding and held by the parties to this Agreement and certain matters with respect to their investment in the Company.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
SECTION I. DEFINITIONS
1.1 Drafting Conventions; No Construction Against Drafter.
(a) The headings in this Agreement are provided for convenience and do not affect its meaning. Except to the extent otherwise provided or that the context otherwise requires: (i) the words “include,” “includes” and “including” are to be read as if they were followed by the phrase “without limitation”; (ii) any reference to an agreement means that agreement as amended or supplemented, subject to any restrictions on amendment contained in such agreement; (iii) any reference to a statute or regulation means that statute or regulation as amended or supplemented from time to time and any corresponding provisions of successor statutes or regulations; (iv) the words “party” and “parties” refer only to a party named in this Agreement or one who joins this Agreement as a party pursuant to the terms hereof; (v) the phrase “to the extent” means the degree to which a subject or other matter extends, and not simply “if”; and (vi) the word “or” is not intended be exclusive unless expressly indicated otherwise. If any date specified in this Agreement as a date for taking action falls on a day that is not a business day, then that action may be taken on the next business day.
(b) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent. If an ambiguity or question of intent or interpretation arises, this Agreement is to be construed as if drafted jointly by the parties and there is to be no presumption or burden of proof or rule of strict construction favoring or disfavoring any party because of the authorship of any provision of this Agreement.
[2]
NTD: The Initial ORCP Stockholder shall have the right to designate any of the Permitted Sell-Down Transferees (as defined in the Merger Agreement) as a “Sponsor Stockholder” and to update this Agreement to allocate any rights of the ORCP Stockholder contained herein to such transferee to the extent that such rights are contemplated to be able to be held by persons other than the ORCP Stockholder subject to the limitations contained herein (including as to the number of director designation rights that may be granted pursuant to Section 5.1); provided, that in no event shall any of the Specified Mutual Funds be granted any director designation rights pursuant to Section 5.1 of this Agreement.

1.2 Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.
“Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of the Company (after consultation with external legal counsel): (i) would be required to be made in any registration statement or report filed with the SEC by the Company so that such registration statement would not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such registration statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.
“Affiliate” means with respect to any specified Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with the specified Person, including any partner, officer, director or member of the specified Person and, if the specified Person is a private equity fund, any investment fund now or hereafter existing that is managed by, or which is controlled by or is under common control with, one or more general partners or managing members of, or shares the same management company with, the specified Person or any investment fund, managed account vehicle, collective investment scheme or comparable investment vehicle, other than any such vehicle formed for a single investor (“Fund”) now or hereafter existing that shares the same management company or registered investment advisor with such specified Person or any Fund now or hereafter existing that is controlled by, under common control with, managed or advised by the same management company or registered investment advisor that controls, is under common control with, manages or advises the Fund that controls such specified Person. For the purposes of this definition, “control” (including, with its correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct, or cause the direction of the management and policies of such Person, whether through the ownership of securities, by contract or otherwise.
“Beneficial Ownership” by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (i) voting power which includes the power to vote, or to direct the voting of, such security; or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; provided, that, for purposes of Section 5.1, Beneficial Ownership of Class A Common Stock shall not include any shares of Class A Common Stock issuable upon conversion of Class B Common Stock prior to the actual conversion into shares of Class A Common Stock thereof. The terms “Beneficially Own” and “Beneficial Owner” shall have a correlative meaning.
“Class A Common Stock” means the Class A common stock, par value $0.01 per share, of the Company.
“Class B Common Stock” means the Class B common stock, par value $0.01 per share, of the Company.
“Common Stock” means the Class A Common Stock and the Class B Common Stock, collectively.
“Company” shall have the meaning set forth in the preamble and shall include any successor thereto.
“Competing Director” means any Sponsor Nominee who serves as an officer, director, partner, member, or employee for any business that competes in any material respect with the Company or its Subsidiaries, if a majority of the independent Directors determines in good faith that such Sponsor Nominee’s continued service on the Board of Directors would constitute a violation of the Company’s bona fide conflict-of-interest policies, as applied consistently with respect to all actual or potential Directors; provided, however, that One Rock Capital Partners, LLC and its affiliated Funds and other Affiliates (excluding any portfolio companies controlled by Funds advised by One Rock Capital Partners, LLC that so compete) will not be considered businesses that compete with the Company or its Subsidiaries.
“DGCL” means the General Corporation Law of the State of Delaware.
“Director” means a member of the Board of Directors.

“Exchange Act” means the Securities Exchange Act of 1934.
“FINRA” means the Financial Industry Regulatory Authority.
“GAAP” means generally accepted accounting principles, as in effect in the United States of America from time to time.
“Material Subsidiary” means each “Significant Subsidiary” of the Company, as defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act.
“Mutually Agreed Director” means the one Director mutually agreed by the Unaffiliated Directors and the Initial ORCP Stockholder prior to the Effective Time to serve on the Board of Directors.
“NYSE” means The New York Stock Exchange.
“Other Sponsor Stockholders” means, collectively, any Sponsor Stockholders which are not ORCP Stockholders.
“ORCP Stockholders” means, collectively, (i) the Initial ORCP Stockholder and (ii) any Sponsor Stockholder Transferees that are Affiliates of the Initial ORCP Stockholder that are directly or indirectly controlled by the Person or Persons or their respective Affiliates who control the Initial ORCP Stockholder. Unless the Company is otherwise notified in writing by the Initial ORCP Stockholder, the Initial ORCP Stockholder shall at all times serve as the designated representative to act on behalf of the ORCP Stockholders for purposes of this Agreement and shall have the sole power and authority to bind the ORCP Stockholders with respect to all provisions of this Agreement; provided, however, that if the Initial ORCP Stockholder elects in its sole discretion to cease to serve as the designated representative of the ORCP Stockholders, then the Initial ORCP Stockholder or, in the absence of the Initial ORCP Stockholder doing so, a majority in interest of the members of the ORCP Stockholders at such time shall designate and appoint one member of the ORCP Stockholders to serve as the designated representative of the ORCP Stockholders for purposes of this Agreement, which designee (and any successor thereafter designated and appointed) shall have the sole power and authority to bind the ORCP Stockholders with respect to all provisions of this Agreement. The Company and the Sponsor Stockholders shall be entitled to rely on all actions taken by the Initial ORCP Stockholder or such designee on behalf of the ORCP Stockholders.
“Permitted Transferee” means, with respect to any Sponsor Stockholder, (i) any Affiliate of such Sponsor Stockholder, (ii) any director, officer or employee of any Affiliate of such Sponsor Stockholder, (iii) any direct or indirect member or general or limited partner of such Sponsor Stockholder that is the Transferee of Shares pursuant to a pro rata distribution of Shares by such Sponsor Stockholder to its partners or members, as applicable (or any subsequent transfer of such Shares by the transferee to another Permitted Transferee), or (iv) any other Transferee designated as a Permitted Transferee by the ORCP Stockholders.
“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, government (or agency or political subdivision thereof) or any other entity or group (as defined in Section 13(d) of the Exchange Act).
“Primo Indentures” means, collectively, (i) the Indenture, dated as of October 22, 2020 (as amended, supplemented or otherwise modified), by and among Primo Water Holdings Inc., as issuer, and the guarantors party thereto, BNY Trust Company of Canada, as Canadian trustee, The Bank of New York Mellon, as U.S. trustee, paying agent, registrar, transfer agent and authenticating agent, and The Bank of New York Mellon, London Branch, as London paying agent, governing Primo Water Holding Inc.’s 3.875% Senior Notes due 2028, and (ii) the Indenture, dated as of April 30, 2021 (as amended, supplemented or otherwise modified), by and among Primo Water Holdings Inc., as issuer, and the guarantors party thereto, BNY Trust Company of Canada, as Canadian trustee, and The Bank of New York Mellon, as U.S. trustee, paying agent, registrar, transfer agent and authenticating agent, governing Primo Water Holding Inc.’s 4.375% Senior Notes due 2029.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933.

“Shares” means, at any time, (i) shares of Common Stock and (ii) any other equity securities, in each case, now or hereafter issued by the Company, together with any options, warrants or other rights thereon and any other shares or other equity securities issued or issuable with respect thereto (whether by way of a share dividend, share split or in exchange for or in replacement or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).
“Sponsor Board Representation Number” means, at any time of determination, the total number of Directors that the Nominating Sponsor Stockholders shall have the right to nominate for election to the Board of Directors.
“Sponsor Stockholders” means, collectively, (i) the Initial ORCP Stockholder and (ii) any Sponsor Stockholder Transferees.
“Sponsor Stockholder Transferee” means a Permitted Transferee (other than pursuant to clause (iii) of the definition of “Permitted Transferee”) of (i) the Initial ORCP Stockholder or (ii) an Affiliate of the Initial ORCP Stockholder, in each case, (x) to which is Transferred any shares of Common Stock by the Initial ORCP Stockholder or a Permitted Transferee of the Initial ORCP Stockholder and (y) which becomes a party hereto by executing a Joinder Agreement; provided that any Person that is a Sponsor Stockholder Transferee that is a Permitted Transferee pursuant to clause (iv) of the definition of Permitted Transferee, shall only be considered a Sponsor Stockholder for purposes of Section V hereof if such Permitted Transferee is either (x) a Permitted Sell-Down Transferee that is not a Specified Mutual Fund (each as defined in the Merger Agreement) or (y) approved by the Unaffiliated Directors (such approval not to be unreasonably withheld, conditioned or delayed).
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.
“Total Number of Directors” means, at any time of determination, the total authorized number of Directors comprising the Board of Directors; provided, that for so long as at least one Sponsor Stockholder qualifies as a Nominating Sponsor Stockholder pursuant to Section 5.1(a), unless otherwise requested by ORCP and subject to Section 5.1(b), the Company shall cause the Total Number of Directors to be fixed at the number of Directors included in Section 5.1(a) that corresponds with the Nominating Sponsor Stockholders’ collective Beneficial Ownership of Class A Common Stock at such time.
“Transfer” means any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in or other disposal or attempted disposal of all or any portion of a security, any interest or rights in a security, or any rights under this Agreement.
“Transferee” means the recipient of a Transfer.
“Triton Credit Agreements” means, collectively, (i) the ABL Revolving Credit Agreement, dated as of March 31, 2021 (as amended, supplemented, or otherwise modified), by and among Triton Water Intermediate, Inc., Triton Water Holdings, Inc., the subsidiary borrowers party thereto, the subsidiary guarantors party thereto, Bank of America, N.A., as administrative agent and collateral agent, and the agents, arrangers and lenders party thereto from time to time, and (ii) the Term Loan Credit Agreement, dated as of March 31, 2021 (as amended, supplemented, or otherwise modified), by and among Triton Water Intermediate, Inc., Triton Water Holdings, Inc., the guarantors party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, and the lenders party thereto from time to time.
“Unaffiliated Directors” means a committee of the members of the Board of Directors who are not the Mutually Agreed Director or a Sponsor Nominee, acting by majority vote.
“WKSI” means a well-known seasoned issuer, as defined in Rule 405 promulgated under the Securities Act.
SECTION II. REPRESENTATIONS AND WARRANTIES AND COVENANTS
2.1 Representations and Warranties of the Initial ORCP Stockholder.3 The Initial ORCP Stockholder hereby represents, warrants and covenants to the Company as follows: (a) the Initial ORCP Stockholder has full limited partnership power and authority to enter into this Agreement and perform its obligations hereunder; (b) this Agreement constitutes the valid and binding obligation of the Initial ORCP Stockholder enforceable against it in accordance with its terms; and (c) the execution, delivery and performance by the Initial ORCP Stockholder of this Agreement: (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to the Initial ORCP Stockholder, or require the Initial ORCP Stockholder to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and (ii) does not constitute a breach of or default under any material agreement to which the Initial ORCP Stockholder is a party.
2.2 Representations and Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to the Sponsor Stockholders as follows: (a) the Company has full corporate power and authority to enter into this Agreement and perform its obligations hereunder; (b) this Agreement constitutes the valid and binding obligation of the Company, enforceable against it in accordance with its terms; and (c) the execution, delivery and performance by the Company of this Agreement: (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to the Company, or require the Company to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Company is a party or by which the property of the Company is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of the Company.
SECTION III. REGISTRATION RIGHTS
3.1 Demand and Piggyback Rights.
(a) Right to Demand a Non-Shelf Registered Offering. Upon the demand of any ORCP Stockholder at any time and from time to time after (or in advance of, but subject to) the expiration or waiver of the Restricted Period described in Section 3.5 of this Agreement, the Company will facilitate in the manner described in this Agreement a non-shelf registered offering of the Shares requested by the demanding ORCP Stockholders to be included in such offering. A demand by the ORCP Stockholders for a non-shelf registered offering that will result in the imposition of a lockup on the Company and the Sponsor Stockholders may not be made unless the Shares requested to be sold by the demanding ORCP Stockholders in such offering have an aggregate market value (based on the most recent closing price of the shares of Class A Common Stock at the time of the demand) of at least $50 million (or such lesser amount if all Shares held by the demanding ORCP Stockholders are requested to be sold). Subject to Section 3.2 below, any demanded registered offering will also include Shares to be sold by Other Sponsor Stockholders that exercise their related piggyback rights on a timely basis.
(b) Right to Piggyback on a Non-Shelf Registered Offering. In connection with any registered offering of shares of Common Stock covered by a non-shelf registration statement (whether (i) pursuant to the exercise of demand rights by the ORCP Stockholders or any other stockholder of the Company or (ii) at the initiative of the Company), subject to Section 3.2 below, (1) the ORCP Stockholders and (2) any Other
[3]	NTD: To the extent any Other Sponsor Stockholders are party to this Agreement at the Effective Time, such Sponsor Stockholders will also provide these reps and warranties.

Sponsor Stockholder that Beneficially Owns greater than or equal to 5% of the outstanding Class A Common Stock Shares may exercise piggyback rights to have included in such offering Shares held by them. The Company will facilitate in the manner described in this Agreement any such non-shelf registered offering.
(c) Initial Registration Statement.
(i) The Company shall, in the matter described in this Agreement, submit or file as promptly as practicable, but in any event within 15 business days after the Effective Time, and use its reasonable best efforts to cause to be declared effective after the filing thereof, a shelf registration statement on Form S-1 or a successor form (or Form S-3 or a successor form to the extent permissible) (the “Shelf Registration”) registering the sale by the Sponsor Stockholders of their respective Shares in a secondary offering on a delayed or continuous basis in accordance with Rule 415 under the Securities Act; provided, that such date of effectiveness shall be no earlier than 90 days after the Effective Time. Unless otherwise requested by the ORCP Stockholders, such Shelf Registration filed by the Company covering Shares will cover all (unless a lesser amount is requested by the applicable Sponsor Stockholder) Shares held by each of the Sponsor Stockholders at such time. If at the time of such submission or filing the Company is a WKSI, such Shelf Registration would, at the request of any Sponsor Stockholder, cover an unspecified number of Shares to be sold by the Company and/or the Sponsor Stockholders.
(ii) Upon effectiveness of the Shelf Registration, the Company shall use its reasonable best efforts to keep such Shelf Registration effective with the SEC at all times and, if applicable, to re-file such Shelf Registration upon its expiration or, to the extent permissible, convert such Shelf Registration from Form S-1 or a successor form to Form S-3 or a successor form, and to cooperate in any shelf take-down, whether or not underwritten, by amending or supplementing the prospectus related to such Shelf Registration as may be reasonably requested by the Sponsor Stockholders or as otherwise required, until such time as all Shares that could be sold in such Shelf Registration have been sold or are no longer outstanding.
(d) Demand and Piggyback Rights for Shelf Takedowns. Upon the demand of one or more ORCP Stockholders made at any time and from time to time, the Company will facilitate in the manner described in this Agreement a “takedown” of Shares off of an effective shelf registration statement. In connection with any underwritten shelf takedown (whether (i) pursuant to the exercise of demand rights by the ORCP Stockholders or any other stockholder of the Company or (ii) at the initiative of the Company), subject to Section 3.2 below, (1) the ORCP Stockholders and (2) any Other Sponsor Stockholder that Beneficially Owns greater than or equal to 5% of the outstanding Class A Common Stock may exercise piggyback rights to have included in such takedown Shares held by them that are registered on such shelf.
(e) Right to Reload a Shelf. Upon the written request of the ORCP Stockholders, the Company will file and seek the effectiveness of a post-effective amendment to an existing resale shelf in order to register up to the number of Shares of the ORCP Stockholders previously taken down off of such shelf and not yet “reloaded” onto such shelf.
(f) Other Sponsor Stockholder Demand Rights. Subject to the terms and conditions of this Agreement, any Other Sponsor Stockholder (for so long as it Beneficially Owns at least 10% of the outstanding Class A Common Stock) may provide notice (each, an “Other Sponsor Demand”) at any time requesting that the Company effect the registration (an “Other Sponsor Demand Registration”) under the Securities Act of any or all of the Shares held by such Other Sponsor Stockholder (provided, however, that the Shares requested to be sold in such offering have an aggregate market value (based on the most recent closing price of the Common Stock at the time of the demand) of at least $50 million), which Other Sponsor Demand shall specify the number of such Shares to be registered and the intended method or methods of disposition of such Shares; provided, however, that the ORCP Stockholders shall have expressly consented to such Other Sponsor Demand Registration unless, following the date that is 540 days after the Effective Date, such Other Sponsor Stockholder has not effected or been offered to effect any Sale of its Shares pursuant to the exercise of its piggyback rights under this Section 3.1, in which case such express consent of the ORCP Stockholders shall not be required. The Company shall use its commercially reasonable efforts to effect the registration of such Shares under the Securities Act and applicable state securities laws, and to keep such registration effective for so long as is necessary to permit the disposition of such Shares, in accordance with the intended method or methods of disposition stated in such Other Sponsor Demand. Any Other Sponsor Stockholder shall be limited to, and shall have the right to request not more than, (i) if such Other Sponsor Stockholder Beneficially Owns at least 10% of the outstanding Class A Common Stock, one Other Sponsor Demand (ii) if such Other Sponsor Stockholder Beneficially Owns at least 20% of the outstanding Class A Common Stock, two Other Sponsor Demands; provided, however, that (1) no revoked or withdrawn Other Sponsor Demand shall be counted for determining the number of Other Sponsor Demands requested if (x) such Other Sponsor Stockholder reimburses the Company for all of its out-of-pocket costs and expenses reasonably incurred in connection with any such revoked or withdrawn Other Sponsor Demand incurred through the date of such revocation or withdrawal and (y) such revocation or withdrawal shall have been made prior to the commencement of any significant marketing efforts or “road shows” by the Company or the underwriters in connection with such Other Sponsor Demand and (2) no Other Sponsor Demand to which the ORCP Stockholders did not consent (to the extent such consent was required pursuant to this Section 3.1(f)) shall be counted for determining the number of Other Sponsor Demands requested. Upon receipt of an Other Sponsor Demand, the Company shall promptly give written notice of such Other Sponsor Demand to each other Sponsor Stockholder who shall have piggyback registration rights with respect to such Other Sponsor Demand (including the ORCP Stockholders) in accordance with Section 3.1 but subject to Section 3.2(e), and the Company shall use its commercially reasonable efforts to effect the registration under the Securities Act and applicable state securities laws of the Shares which the Company has been so requested to register by the Other Sponsor Stockholders (and the ORCP Stockholders, if applicable), subject to the terms and conditions of this Section 3.1(f).
(g) Limitations on Demand and Piggyback Rights.
(i) Any demand for the filing of a registration statement or for a registered offering or takedown will be subject to the constraints of any applicable lockup arrangements, and such demand must be deferred until such lockup arrangements no longer apply. If a demand has been made for a non-shelf registered offering or for an underwritten takedown, no further demands may be made so long as the related offering is still being pursued. Notwithstanding anything in this Agreement to the contrary, none of the Sponsor Stockholders will have piggyback or other registration rights with respect to registered primary offerings by the Company (1) covered by a Form S-8 registration statement or a successor form applicable to employee benefit-related offers and sales, (2) where the Shares are not being sold for cash or (3) where the offering is a bona fide offering of securities other than Shares, even if such securities are convertible into or exchangeable or exercisable for Shares.
(ii) The Company may postpone the filing (but not the preparation) of a demanded registration statement or suspend the effectiveness of any shelf registration statement for a reasonable “blackout period” not in excess of 90 days if the Board of Directors determines (after consultation with external legal counsel) that such registration or offering (1) could materially interfere with any material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction involving the Company or any of its Subsidiaries then under consideration or (2) require the Company to make an Adverse Disclosure; provided, that the Company shall promptly notify each Sponsor Stockholder in writing of any such determination; provided further, that the Company shall not postpone the filing of a demanded registration statement or suspend the effectiveness of any shelf registration statement pursuant to this Section 3.1(g)(ii) more than once in any 360-day period. The blackout period will end upon the earlier to occur of the date (1) that is 90 days from the date such deferral commenced and (2) upon which such information is otherwise disclosed.
(h) Other Registration Rights. Except as provided in this Agreement, the Company will not grant to any Person(s) the right to request the Company or any Subsidiary to register any equity securities of the Company or any Subsidiary, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the ORCP Stockholders.
(i) Initial Liquidity Event. Notwithstanding anything to the contrary in this Agreement, the first registered sale of Shares by the ORCP Stockholders pursuant to this Section III shall be in the form of either (i) an underwritten non-shelf registered offering subject to Section 3.1(a) or (ii) an underwritten shelf takedown subject to Section 3.1(d); provided, however, that there shall be no such requirement for an underwritten offering if, in the good faith judgment of the ORCP Stockholders, conducting an underwritten offering would adversely impact the price or liquidity of such sale compared to other liquidity alternatives being considered by the ORCP Stockholders.
(j) Expiration of Registration Rights.
(i) The rights of the ORCP Stockholders under Section 3.1(a) shall expire when the ORCP Stockholders, collectively, Beneficially Own less than 5% of the outstanding Class A Common Stock and the other rights of the ORCP Stockholders under this Section 3.1 shall expire on a holder-by-holder basis when a given ORCP Stockholder Beneficially Owns less than 1% of the outstanding Class A Common Stock; provided, that, in each case, such ORCP Stockholder is able to sell the Shares Beneficially Held as of the Effective Time under Rule 144 under the Securities Act, without volume or manner of sale restrictions, at such time.
(ii) The rights of the Other Sponsor Stockholders under Sections 3.1(b) and 3.1(d) shall expire on a holder-by-holder basis when a given Other Sponsor Stockholder Beneficially Owns less than 5% of the outstanding Class A Common Stock.
3.2 Notices, Cutbacks and Other Matters.
(a) Notifications Regarding Registration Statements. In order for one or more ORCP Stockholders to exercise their right to demand that a registration statement be filed, they must so notify the Company in writing indicating the number of Shares sought to be registered and the proposed plan of distribution. The Company will keep the Sponsor Stockholders contemporaneously apprised of all pertinent aspects of its pursuit of any registration, whether pursuant to an ORCP Stockholder demand or otherwise, with respect to which a piggyback opportunity is available (and in any event, at least five days before a filing of a registration statement). Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain the confidentiality of these discussions.
(b) Notifications Regarding Registration Piggyback Rights. Any Sponsor Stockholder wishing to exercise its piggyback rights with respect to a non-shelf registration statement must notify the Company and the ORCP Stockholders of the number of Shares it seeks to have included in such registration statement. Such notice must be given as soon as practicable, but in no event later than 5:00 pm, New York City time, on the second trading day prior to (i) if applicable, the date on which the preliminary prospectus intended to be used in connection with pre-effective marketing efforts for the relevant offering is expected to be finalized and (ii) in any case, the date on which the pricing of the relevant offering is expected to occur. No such notice is required in connection with a shelf registration statement, as all Shares held by the Sponsor Stockholders will be included (unless otherwise requested by the ORCP Stockholders).
(c) Notifications Regarding Demanded Underwritten Takedowns.
(i) The Company will keep the Sponsor Stockholders contemporaneously apprised of all pertinent aspects of any underwritten shelf takedown in order that they may have a reasonable opportunity to exercise their related piggyback rights (and in any event, at least two trading days before the filing of a prospectus supplement). Without limiting the Company’s obligation as described in the preceding sentence, having a reasonable opportunity requires that the Sponsor Stockholders be notified by the Company of an anticipated underwritten takedown (whether pursuant to a demand made by the ORCP Stockholders or made at the Company’s own initiative) no later than 5:00 pm, New York City time, on the second trading day prior to (1) if applicable, the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with pre-pricing marketing efforts for such takedown is finalized and (2) in all cases, the date on which the pricing of the relevant takedown occurs.
(ii) Any Sponsor Stockholder wishing to exercise its piggyback rights with respect to an underwritten shelf takedown must notify the Company and the ORCP Stockholders of the number of Shares it seeks to have included in such takedown. Such notice must be given as soon as practicable, but in no event later than 5:00 pm, New York City time, on the trading day prior to (1) if applicable, the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with marketing efforts for the relevant offering is expected to be finalized and (2) in all cases, the date on which the pricing of the relevant takedown occurs. Any Sponsor Stockholder may elect to include in such notification to the Company and the ORCP Stockholders a minimum price at which they are willing to sell their Shares in such underwritten shelf takedown and, to the extent a minimum price is included, such Sponsor Stockholder’s Shares will not be included in the underwritten shelf takedown to the extent such minimum price is not met without its express consent.
(iii) Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain appropriate confidentiality of their discussions regarding a prospective underwritten takedown.
(d) Plan of Distribution, Underwriters and Counsel. If (i) a majority of the Shares proposed to be sold in an underwritten offering through a non-shelf registration statement or through a shelf takedown are being sold by the Company for its own account and (ii) such offering was initiated by the Company and not by the ORCP Stockholders, the Company will be entitled to determine the plan of distribution and select the managing underwriters for such offering. If such offering was initiated pursuant to the exercise of demand rights by the ORCP Stockholders, the ORCP Stockholders will be entitled to determine the plan of distribution and select the managing underwriters, and the ORCP Stockholders will also be entitled to select counsel for the selling Sponsor Stockholders (which may be the same as counsel for the Company) and determine the price, underwriting discount and other financial terms of the offering. Otherwise, the Sponsor Stockholders holding a majority of the Shares requested to be included in such offering will be entitled to determine the plan of distribution and select the managing underwriters, and such majority will also be entitled to select counsel for the selling Sponsor Stockholders (which may be the same as counsel for the Company) and determine the price, underwriting discount and other financial terms of the offering. In the case of a shelf registration statement, the plan of distribution will provide as much flexibility as is reasonably possible, including with respect to resales by transferee Sponsor Stockholders.
Notwithstanding anything herein to the contrary, no Sponsor Stockholder may participate in any offering hereunder unless such Sponsor Stockholder (i) agrees to sell such Sponsor Stockholder’s Shares on the same terms and conditions provided in any customary underwriting arrangements reasonably approved by the persons entitled hereunder to approve such arrangement pursuant to this Section 3.2(d) and (ii) completes and executes in a timely manner all questionnaires, powers of attorney, indemnities, custody agreements, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided, that all Persons participating in such registration are required to complete and execute, on the same terms and conditions, such questionnaires, powers of attorney, indemnities, custody agreements, underwriting agreements and other documents.
(e) Cutbacks. If the managing underwriters advise the Company and the selling Sponsor Stockholders that, in their opinion, the number of Shares requested to be included in an underwritten offering exceeds the amount that can be sold in such offering without adversely affecting the distribution of the Shares being offered, such offering will include only the number of Shares that the underwriters advise can be sold in such offering without adversely affecting the distribution of the Shares being offered.
(i) In the case of a registered offering upon (a) the demand of one or more ORCP Stockholders or (b) an Other Sponsor Demand (as defined herein), the selling Sponsor Stockholders (including those Sponsor Stockholders exercising piggyback rights pursuant to Section 3.1(b)) collectively will have first priority and will be subject to cutback pro rata based on the proportion of all outstanding Shares that are held by each such selling Sponsor Stockholder at that time (up to the number of Shares initially requested by them to be included in such offering). To the extent of any remaining capacity, all other stockholders having similar registration rights will have second priority and will be subject to cutback pro rata based on the proportion of all outstanding Shares that are held by the respective holders thereof requesting to participate in such offering. To the extent of any remaining capacity, the Company will have third priority. Except as contemplated by the immediately preceding three sentences, if the Sponsor Stockholders are subject to a cutback, other selling stockholders (other than transferees to whom a Sponsor Stockholder has assigned its rights under this Agreement) will be included in an underwritten offering only with the consent of the Sponsor Stockholders holding a majority of the Shares being sold in such offering.

(ii) In the case of a registered offering upon the demand of any other stockholders having similar registration rights not party to this Agreement, such other stockholders collectively will have first priority and will be subject to cutback pro rata based on the relative number of Shares owned by the respective holders thereof requesting to participate in such offering. To the extent of any remaining capacity, the Sponsor Stockholders will have second priority and will be subject to cutback pro rata based on the relative number of Shares owned by the respective holders thereof requesting to participate in such offering. To the extent of any remaining capacity, the Company will have third priority.
(iii) In the case of a registered offering upon the initiative of the Company, the Company will have first priority. To the extent of any remaining capacity, the selling Sponsor Stockholders collectively will have second priority and will be subject to cutback pro rata based on the proportion of all outstanding Shares that are held by each such selling Sponsor Stockholder at that time (up to the number of Shares initially requested by them to be included in such offering). To the extent of any remaining capacity, all other stockholders having similar registration rights will have third priority and will be subject to cutback pro rata based on the proportion of all outstanding Shares that are held by the respective holders thereof requesting to participate in such offering. Except as contemplated by the immediately preceding sentence, if the Sponsor Stockholders are subject to a cutback, other stockholders (other than transferees to whom a Sponsor Stockholder has assigned its rights under this Agreement) will be included in an underwritten offering only with the consent of the ORCP Stockholders.
(f) Withdrawals. Even if Shares held by a Sponsor Stockholder have been part of a registered underwritten offering, such Sponsor Stockholder may, no later than the time at which the public offering price and underwriters’ discount are determined with the managing underwriter, decline to sell all or any portion of the Shares being offered for its account.
(g) Lockups.
(i) In connection with any underwritten offering of Shares following the Effective Time, each participating Sponsor Stockholder hereby agrees with the Company (and only with the Company) to be bound by the underwriting agreement’s lockup restrictions (which must apply, and continue to apply, in like manner to all of them) that are agreed to by (a) the Company, if a majority of the Shares being sold in such offering are being sold for its account or (b) the ORCP Stockholders, if any of the Shares being sold in such offering are being sold by the ORCP Stockholders, as applicable; provided, however, that in no event shall such lockup restrictions last more than 90 days.
(ii) In connection with any underwritten offering of Shares following the Effective Time, the Company hereby agrees with each Sponsor Stockholder, individually and not jointly, to be bound by the underwriting agreement’s lockup restrictions (which must apply, and continue to apply, in like manner to the Company and each Sponsor Stockholder) that are agreed to by the ORCP Stockholders, if a majority of the Shares being sold in such offering are being sold by the ORCP Stockholders; provided, however, that in no event shall such lockup restrictions last more than 90 days.
(h) Expenses. All expenses incurred in connection with any registration statement or registered offering covering Shares held by the Sponsor Stockholders, including, without limitation, all registration and filing fees (including, without limitation, fees and expenses with respect to filings required to be made with the SEC and the NYSE), printing expenses (including, without limitation, printing certificates for the Shares in a form eligible for deposit with the Depository Trust Company and printing preliminary, supplemental and final prospectuses), word processing, duplicating, telephone and facsimile expenses, messenger and delivery expenses, transfer taxes, expenses incurred in connection with promotional efforts or “roadshows”, reasonable fees and disbursements of counsel (including the reasonable fees and disbursements of one outside counsel for the Sponsor Stockholders (which may be the same as counsel for the Company) and reasonable fees and disbursements of counsel to the underwriters with respect to “blue sky” qualification of such Shares and their determination for eligibility for investment under the laws of the various jurisdictions and in connection with any filing with, and clearance of any offering by, FINRA (up to the cap on such fees, if any, included in any applicable underwriting agreement)) and of the independent certified public accountants of the Company (including, without limitation, with respect to the preparation of customary financial statements required to be included in any offering document, the provision of any customary comfort letters and the conduct of any special audits required by, or incidental to, such registration), and the expense of qualifying such Shares under state blue sky and non-U.S. securities laws (reasonably requested by the ORCP Stockholders), will be borne by the Company. However, transfer taxes and underwriters’, brokers’ and dealers’ discounts and commissions applicable to Shares sold for the account of a Sponsor Stockholder will be borne by and paid for by such Sponsor Stockholder. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on the NYSE or such other national securities exchange on which the Shares are listed and rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company).
3.3 Facilitating Registrations and Offerings.
(a) General. If the Company becomes obligated under this Agreement to facilitate a registration and offering of Shares on behalf of the Sponsor Stockholders, the Company will do so with the same degree of care and dispatch as would reasonably be expected in the case of a registration and offering by the Company of Shares for its own account. Without limiting this general obligation, the Company will fulfill its specific obligations as described in this Section 3.3.
(b) Registration Statements. In connection with each registration statement that is demanded by any Sponsor Stockholder or as to which piggyback rights otherwise apply, the Company will:
(i) subject to Section 3.1, (1) prepare and file (or confidentially submit) with the SEC a registration statement covering the applicable Shares, (2) prepare and file (or confidentially submit) such amendments or supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period ending when all of the Shares covered by such registration statement have been disposed of in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement (but not in any event before the expiration of any longer period required under the Securities Act or, if such registration statement relates to an underwritten public offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with the sale of Shares by an underwriter or dealer), (3) seek the effectiveness thereof, and (4) file with the SEC prospectuses and prospectus supplements as may be required, all in consultation with the ORCP Stockholders or Other Sponsor Stockholders, as applicable, and as reasonably necessary in order to permit the offer and sale of the such Shares in accordance with the applicable plan of distribution;
(ii) (1) within a reasonable time prior to the filing of any registration statement, any prospectus, any amendment to a registration statement, amendment or supplement to a prospectus or any free writing prospectus, provide copies of such documents to the selling Sponsor Stockholders and to the underwriter or underwriters of an underwritten offering, if applicable, and to their respective counsel; fairly consider such reasonable changes in any such documents prior to or after the filing thereof as the counsel to the Sponsor Stockholders or the underwriter or the underwriters may request; and make such of the representatives of the Company as shall be reasonably requested by the selling Sponsor Stockholders or any underwriter available for discussion of such documents; and (2) within a reasonable time prior to the filing of any document which is to be incorporated by reference into a registration statement or a prospectus, provide copies of such document to counsel for the Sponsor Stockholders and underwriters; fairly consider such reasonable changes in such document prior to the filing thereof as counsel for such Sponsor Stockholders or such underwriter shall request; and make such of the representatives of the Company as shall be reasonably requested by such counsel available for discussion of such document;
(iii) cause each registration statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such registration statement, amendment or supplement and during the distribution of the registered Shares (1) to comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC and (2) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(iv) notify each Sponsor Stockholder promptly, and, if requested by such Sponsor Stockholder, confirm such advice in writing, (1) when a registration statement has been filed or become effective and when any post-effective amendments and supplements thereto have been filed or become effective if such registration statement or post-effective amendment is not automatically effective upon filing pursuant to Rule 462 under the Securities Act, (2) of the issuance by the SEC or any state or non-U.S. securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (3) if, between the effective date of a registration statement and the closing of any sale of securities covered thereby pursuant to any agreement to which the Company is a party, the representations and warranties of the Company contained in such agreement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification or exemption from qualification of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (4) of the happening of any event during the period a registration statement is effective as a result of which such registration statement or the related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, if required by applicable law, prepare and file a supplement or amendment to such registration statement or prospectus so that, as thereafter delivered to the purchasers of Shares registered thereby, such registration statement or prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;
(v) furnish counsel for each underwriter, if any, and for the selling Sponsor Stockholders copies of any correspondence with the SEC or any state securities authority relating to the registration statement or prospectus;
(vi) otherwise comply with all applicable rules and regulations of the SEC, including making available to its security holders an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar provision then in force); and
(vii) use all reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Shares for sale in any jurisdiction at the earliest possible time;
(c) Non-Shelf Registered Offerings and Shelf Takedowns. In connection with any non-shelf registered offering or shelf takedown that is demanded by the ORCP Stockholders or Other Sponsor Stockholders, as applicable, or as to which piggyback rights otherwise apply, the Company will:
(i) cooperate with the selling Sponsor Stockholders and the sole underwriter or managing underwriter of an underwritten offering of Shares, if any, to facilitate the timely preparation and delivery of certificates representing the Shares, if any, to be sold and not bearing any restrictive legends; and enable such Shares to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as the selling Sponsor Stockholders or the sole underwriter or managing underwriter of an underwritten offering of Shares, if any, may reasonably request;
(ii) furnish to each selling Sponsor Stockholder and to each underwriter, if any, participating in the relevant offering, without charge, as many copies of the applicable prospectus, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as such selling Sponsor Stockholder or underwriter may reasonably request in order to facilitate the public sale or other disposition of the Shares; the Company hereby consents to the use of the prospectus, including each preliminary prospectus or prospectus supplement, by each such selling Sponsor Stockholder and underwriter in connection with the offering and sale of the Shares covered by the prospectus, the preliminary prospectus or prospectus supplement;
(iii) (1) use all reasonable efforts to register or qualify the Shares being offered and sold, no later than the time the applicable registration statement becomes effective, under all applicable state securities or “blue sky” laws of such jurisdictions as each underwriter, if any, or any selling Sponsor

Stockholder holding Shares covered by a registration statement, shall reasonably request; (2) use all reasonable efforts to keep each such registration or qualification (or exemption from such registration or qualification) effective during the period such registration statement is required to be kept effective; (3) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in the registration statement; and (4) do any and all other acts and things which may be reasonably necessary or advisable to enable each such underwriter, if any, and selling Sponsor Stockholder to consummate the disposition in each such jurisdiction of such Shares owned by such selling Sponsor Stockholder; provided, however, that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to consent to be subject to general service of process (other than service of process in connection with such registration or qualification or any sale of Shares in connection therewith) in any such jurisdiction where it would not otherwise be required to qualify but for this subparagraph (iii) or subject itself to taxation in any such jurisdiction;
(iv) (1) use all reasonable efforts to cause all Shares being sold to be qualified for inclusion in or listed on the NYSE or any other U.S. securities exchange on which Shares issued by the Company are then so qualified or listed, (2) use all reasonable efforts to comply (and continue to comply) with the requirements of any self-regulatory organization applicable to the Company, including without limitation all corporate governance requirements, (3) use its best efforts to cause Shares covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Shares, and (4) use best efforts to provide a transfer agent and registrar for all Shares to be sold by the selling Sponsor Stockholders not later than the effective date of such registration statement (and in connection therewith, if reasonably required by the Company’s transfer agent, the Company will cause an opinion of counsel as to the effectiveness of the registration statement to be delivered to such transfer agent, together with any other authorizations, certificates and directions reasonably required by the transfer agent which authorize and direct the transfer agent to issue such Shares without any legend upon sale by the selling Sponsor Stockholders or the underwriter or managing underwriter of an underwritten offering of Shares, if any, of such Shares under the registration statement);
(v) cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter in an underwritten offering;
(vi) use all reasonable efforts to facilitate the distribution and sale of any Shares to be offered pursuant to this Agreement, including without limitation by making road show presentations, holding meetings with and making calls to potential investors and taking such other actions as shall be requested by the selling Sponsor Stockholders or the lead managing underwriter of an underwritten offering;
(vii) enter into customary agreements (including, in the case of an underwritten offering, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Shares in connection therewith, including:
(1) make such representations and warranties to the selling Sponsor Stockholders and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;
(2) obtain opinions of counsel to the Company in all relevant jurisdictions and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the lead managing underwriter, if any) addressed to each selling Sponsor Stockholder and the underwriters, if any, covering the matters and jurisdictions customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Sponsor Stockholders and underwriters;
(3) obtain “cold comfort” letters and updates thereof from the Company’s independent certified public accountants (and, if necessary, any other independent certified public accountants of any Subsidiary of the Company (including, for the avoidance of doubt, Primo Water Corporation and Triton Water Parent, Inc.) or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the registration statement) addressed to the selling Sponsor Stockholders, if permissible, and the underwriters, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in “cold comfort” letters to underwriters in connection with primary underwritten offerings;
(4) to the extent requested by the selling Sponsor Stockholders, cause the Company’s Directors and executive officers to enter into lockup agreements in customary form; and
(5) to the extent requested and customary for the relevant transaction, enter into a securities sales agreement with the selling Sponsor Stockholders providing for, among other things, the appointment of such representative as agent for the selling Sponsor Stockholders for the purpose of soliciting purchases of Shares, which agreement shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants.
The above shall be done at such times as customarily occur in similar registered offerings or shelf takedowns.
(viii) take all actions to ensure that any free writing prospectus utilized in connection with any registration or offering hereunder complies in all material respects with the Securities Act in relation to the circulation of a prospectus, is filed in accordance with the Securities Act, is retained in accordance with the Securities Act and, when taken together with the related prospectus, prospectus supplement and related documents, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
(ix) permit any selling Sponsor Stockholder that, in its sole exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration statement and to allow such selling Sponsor Stockholder to provide language for insertion therein, in form and substance satisfactory to the Company, which in the reasonable judgment of such selling Sponsor Stockholder and its counsel should be included;
(x) use reasonable best efforts to (1) make Form S-1 or a successor form (or Form S-3 or a successor form to the extent permissible) available for the sale of Shares and (2) prevent the issuance of any stop order suspending the effectiveness of a registration statement, or the issuance of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Shares included in such registration statement for sale in any jurisdiction, and in the event any such order is issued, use best efforts to obtain promptly the withdrawal of such order;
(xi) if requested by any managing underwriter and reasonably available, include in any prospectus or prospectus supplement updated financial or business information for the Company’s most recent period or current quarterly period (including estimated results or ranges of results) if required for purposes of marketing the offering in the view of the managing underwriter;
(xii) take no direct or indirect action prohibited by Regulation M under the Exchange Act;
(xiii) cooperate with each selling Sponsor Stockholder covered by the registration statement and each underwriter or agent participating in the disposition of such Shares and their respective counsel in connection with the preparation and filing of applications, notices, registrations and responses to requests for additional information with FINRA, the NYSE or any other national securities exchange on which the Shares are or are to be listed, and to the extent required by the rules and regulations of FINRA, retain a Qualified Independent Underwriter acceptable to the managing underwriter;
(xiv) if the Company files an automatic shelf registration statement covering any Shares, use its best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such automatic shelf registration statement is required to remain effective;

(xv) if the Company does not pay the filing fee covering the Shares at the time an automatic shelf registration statement is filed, pay such fee at such time or times as the Shares are to be sold;
(xvi) if the automatic shelf registration statement has been outstanding for at least three years, at the end of the third year, refile a new automatic shelf registration statement covering the Shares, and, if at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, use its best efforts to refile the shelf registration statement on Form S-3 or a successor form and, if such form is not available, Form S-1 or a successor form and keep such registration statement effective during the period during which such registration statement is required to be kept effective;
(xvii) if the Company plans to file any automatic shelf registration statement for the benefit of the holders of any of its securities other than the ORCP Stockholders, and the ORCP Stockholders do not request that their Shares be included in such shelf registration statement, the Company agrees that, at the request of the ORCP Stockholders, it will include in such automatic shelf registration statement such disclosures as may be required by Rule 430B under the Securities Act in order to ensure that the ORCP Stockholders may be added to such shelf registration statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment (and if the Company has filed any automatic shelf registration statement for the benefit of the holders of any of its securities other than the ORCP Stockholders, the Company shall, at the request of the ORCP Stockholders, file any post-effective amendments necessary to include therein all disclosure and language necessary to ensure that the ORCP Stockholders may be added to such Shelf Registration Statement); and
(xviii) with respect to any shelf takedown that is demanded by the ORCP Stockholders or any Other Sponsor Stockholder, use commercially reasonable efforts to take such actions necessary to facilitate such shelf takedown by the ORCP Stockholders or such Other Sponsor Stockholder as soon as possible, and in any event within 72 hours of receipt of notice of any such shelf takedown (but in no event less than two business days after the receipt of such notice) (the “Preparation Period”); provided, that the Company agrees that after such Preparation Period, it shall be prepared to cooperate to use commercially reasonable efforts to facilitate such shelf takedown on any trading day during the following 15 business days without requiring an additional Preparation Period; provided, further, that the ORCP Stockholders or the Other Sponsor Stockholders shall use commercially reasonable efforts to provide the Company with at least five business days’ advanced notice of any intention to submit a notice of request for registration.
(d) Due Diligence. In connection with each registration and offering of Shares to be sold by the Sponsor Stockholders, the Company will, in accordance with customary practice, make available for inspection by representatives of the Sponsor Stockholders participating in such offering and underwriters and any counsel or accountant retained by such Sponsor Stockholders or underwriters all relevant financial and other records, pertinent corporate documents and properties of the Company and cause appropriate officers, managers and employees of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with their due diligence exercise.
(e) Information from Stockholders. Each Sponsor Stockholder that holds Shares covered by any registration statement will timely furnish to the Company such information regarding itself as is required to be included in the registration statement, the ownership of Shares by such Sponsor Stockholder and the proposed distribution by such Sponsor Stockholder of such Shares as the Company may from time to time reasonably request in writing.
3.4 Indemnification.
(a) Indemnification by the Company. In the event of any registration under the Securities Act by any registration statement of Shares held by the Sponsor Stockholders pursuant to the rights granted in this Agreement, the Company will hold harmless the Sponsor Stockholders, any such Sponsor Stockholder’s officers, directors, employees, agents, fiduciaries, stockholders, managers, partners, members, affiliates, direct and indirect equityholders, consultants and representatives, and any successors and assigns thereof, and each underwriter of such securities and each other person, if any, who controls any ORCP Stockholder or such underwriter within the meaning of the Securities Act (collectively, the “Indemnified Parties”), against any losses, claims, actions, damages, liabilities or expenses (including with respect to actions or proceedings, whether commenced or threatened, and including reasonable attorney fees and expenses) (collectively, “Losses”), joint or several, to which the Sponsor Stockholders or such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such Losses arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in (1) any registration statement, prospectus, preliminary prospectus or free writing prospectus, or any amendment thereof or supplement thereto, or (2) any application or other document or communication (in this Section 3.4, collectively called an “application”) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration under the “blue sky” or securities laws thereof, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance; and will reimburse any such Indemnified Party for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Losses; provided, however, that the Company shall not be liable to any such Indemnified Party in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, prospectus, preliminary prospectus or free writing prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with information specifically regarding such Indemnified Party furnished to the Company through a written instrument duly executed by such Indemnified Party specifically for use in the preparation thereof.
(b) Indemnification by the Sponsor Stockholders. Each Sponsor Stockholder will indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 3.4(a)) the Company, its officers, Directors, employees, agents and representatives, and each Person who controls the Company (within the meaning of the Securities Act), with respect to Losses (as determined by a final and unappealable judgment, order or decree of a court of competent jurisdiction) arising from (i) any statement or omission from such registration statement, or any amendment or supplement to it, if such statement or omission was made in reliance upon and in conformity with information specifically regarding such Sponsor Stockholder furnished to the Company through a written instrument duly executed by such Sponsor Stockholder for use in the preparation of such registration statement or amendment or supplement and (ii) compliance by such Sponsor Stockholder with applicable law in effecting the sale or other disposition of the securities covered by such registration statement; provided, that in each case, such obligation shall be limited to the net amount of proceeds received by such Sponsor Stockholder from the sale of Shares pursuant to such registration statement.
(c) Indemnification Procedures. Promptly after receipt by an indemnified party (which shall include any Indemnified Party) of notice of the commencement of any action involving a claim referred to in Section 3.4(a) and Section 3.4(b), the indemnified party will, if a resulting claim is to be made or may be made against an indemnifying party, give written notice to the indemnifying party of the commencement of the action. The failure of any indemnified party to give notice shall not relieve the indemnifying party of its obligations in this Section 3.4, except to the extent that the indemnifying party is actually prejudiced by the failure to give notice. If any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense of the action with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume defense of the action, the indemnifying party will not be liable to such indemnified party for any legal or other expenses incurred by the latter in connection with the action’s defense. An indemnified party shall have the right to employ separate counsel in any action or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at such indemnified party’s expense unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, which authorization shall not be unreasonably withheld, (ii) the indemnifying party has not assumed the defense and employed counsel reasonably satisfactory to the indemnified party within 30 days after notice of any such action or proceeding, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include the indemnified party and the indemnifying party and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party), it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to all local counsel which is necessary, in the good faith opinion of both counsel for the indemnifying party and counsel for the indemnified party in order to adequately represent the indemnified parties) for the indemnified party and that all such fees and expenses shall be reimbursed as they are incurred upon written request and presentation of invoices. Whether or not a defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (such consent not to be unreasonably withheld, delayed or conditioned). No indemnifying party will consent to entry of any judgment or enter into any settlement without the consent of the indemnified party which (x) does not include as an unconditional term the giving by the claimant or plaintiff, to the indemnified party, of a release from all liability in respect of such claim or litigation or (y) involves the imposition of equitable remedies or the imposition of any non-financial obligations on the indemnified party.
(d) Contribution. If the indemnification required by this Section 3.4 from the indemnifying party is unavailable to or insufficient to hold harmless an indemnified party in respect of any indemnifiable Losses, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect (i) the relative benefit of the indemnifying and indemnified parties and (ii) if the allocation in clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefit referred to in clause (i) and also the relative fault of the indemnified and indemnifying parties, in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or parties, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The Company and the Sponsor Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 3.4(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the prior provisions of this Section 3.4(d). Notwithstanding the provisions of this Section 3.4(d), no Sponsor Stockholder shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the securities by such Sponsor Stockholder exceeds the amount of any damages which the indemnifying party has otherwise been required to pay by reason of an untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such a fraudulent misrepresentation.
(e) Non-Exclusive Remedy. The indemnification and contribution provided for under this Agreement will be in addition to any other rights to indemnification or contribution that any indemnified party may have pursuant to law or contract (and the Company and its Subsidiaries shall be considered the indemnitors of first resort in all such circumstances to which this Section III applies) and will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of Shares and the termination or expiration of this Agreement.
3.5 Transfer Restrictions.
(a) Except as otherwise permitted in this Agreement, including Section 3.5(a), until the expiration of the lock-up period commencing at the Effective Time and ending on the three-month anniversary of the Effective Time (such period, the “Restricted Period”), the Sponsor Stockholders will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise directly transfer or dispose of any Common

Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) (collectively with the Common Stock, the “Lock-Up Securities”), whether any such transaction described in this clause (i) is to be settled by delivery of Common Stock or any other Lock-Up Securities in cash or otherwise or (ii) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities (other than in connection with the exercise of registration rights under this Agreement), or publicly disclose the intention to do any of the foregoing.
(b) Notwithstanding the foregoing, each Sponsor Stockholder may:
(i) Transfer or otherwise dispose of, directly or indirectly, in whole or in part, such Sponsor Stockholders’ Lock-Up Securities:
(1) to any Permitted Transferees;
(2) as a bona fide gift or gifts, including, without limitation, to a charitable organization or educational institution, or for bona fide estate planning purposes;
(3) by will, other testamentary document or intestacy;
(4) to any member of such Sponsor Stockholder’s immediate family or to any trust or other legal entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust (for purposes of this Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin);
(5) (A) to a partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests; (B) to a corporation, member, partner, partnership, limited liability company, trust or other entity that is an affiliate (as defined in Rule 405 as promulgated by the SEC under the Securities Act) of the undersigned; or (C) to any investment fund or other entity controlled or managed by the undersigned or affiliates of the undersigned (including where the undersigned is a partnership, to a successor partnership or fund, or any other funds managed by such partnership);
(6) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (1) through (4) above;
(7) if such Sponsor Stockholder is a corporation, partnership, limited liability company, trust or other business entity, as part of a distribution to or exchange with members, stockholders, partners or equityholders of the Sponsor Stockholder or its Affiliates (including a fund managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company as such Sponsor Stockholder or who shares a common investment advisor with such Sponsor Stockholder);
(8) by operation of law, pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement or pursuant to a final order of a court or regulatory agency;
(9) in connection with a sale of such Sponsor Stockholder’s shares of Lock-Up Securities acquired in open market transactions after the Effective Time;
(10) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company (or a duly authorized committee thereof) and made to all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (as defined in Section 13(d)(3) of the Exchange Act), of shares of capital stock if, after such transfer, such person or group of affiliated persons would beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided, that, in the event that such tender offer, merger, consolidation or other similar transaction is not completed, such Sponsor Stockholder’s Lock-Up Securities shall remain subject to the provisions of this Agreement;
(11) pursuant to any succession or similar arrangements entered into with the Company and affiliated professional corporations under which the Company may direct the transfer of Lock-Up Securities held by such Sponsor Stockholder to a transferee designated by the Company;
(12) Transfers to the Company or any of its Subsidiaries or that have been approved in writing by the Unaffiliated Directors; or
(13) in connection with any reclassification or conversion of the Common Stock; provided, that any Common Stock received upon such conversion or reclassification will be subject to the restrictions set forth in this Agreement;
provided, that (A) in the case of any transfer or distribution pursuant to clause (i)(1), (2), (3), (4), (5), (6), (7), (8), (11) or (12), each donee, devisee, transferee or distributee must agree in writing prior to such Transfer or distribution for the express benefit of the Company (in form and substance reasonably satisfactory to the Company and with a copy thereof to be furnished to the Company) (x) to be bound by the terms of this Agreement and (y) that the transferee shall Transfer the Common Stock so Transferred back to the transferor at or before such time as the transferee ceases to be a Permitted Transferee of the transferor; and
(ii) enter into or establish a trading plan that complies with Rule 10b5-1 under the Exchange Act under the Exchange Act for the transfer of Lock-Up Securities, if then permitted by the Company; provided, that such plans do not provide for the transfer of Lock-Up Securities during the Restricted Period.
(c) Any attempted Transfer or other distribution of Common Stock in violation of this Section 3.5 shall be null and void ab initio.
3.6 Rule 144.
If the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, the Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act but is not required to file such reports, it will, upon the request of any Sponsor Stockholder, make publicly available such information) and it will take such further action as any ORCP Stockholder may reasonably request, so as to enable such Sponsor Stockholder to sell Shares without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Sponsor Stockholder, the Company will deliver to such Sponsor Stockholder a written statement as to whether it has complied with such requirements and, if not, the specific requirements with which it did not so comply. Furthermore, the Company shall use its reasonable best efforts to facilitate any sale by a Sponsor Stockholder under Rule 144 under the Securities Act, including delivery of any legal opinions and instruction letters required by the Company’s transfer agent and such other documentation as may be reasonably requested by such Sponsor Stockholder or its broker in connection with such sales.
SECTION IV. PURCHASE AND NOTICE RIGHTS
4.1 Purchase and Notice Rights.
(a) From and after the Effective Time and so long as the ORCP Stockholders Beneficially Own at least fifteen percent (15%) of the outstanding Common Stock, if the Company or any of its Subsidiaries makes any public or non-public offering of any capital stock of, or other equity or voting interests in, or equity-linked securities of, the Company or its Subsidiaries or any securities that are convertible or exchangeable into (or exercisable for) capital stock of, or other equity or voting interests in, or equity-linked securities of, the Company or its Subsidiaries (collectively “Equity Securities”)), including, for the purposes of this Section 4.1, warrants, options or other such rights (any such security, a “New Security”) (other than (i) issuances of Equity Securities to Directors, officers, employees, consultants or other agents of the Company, (ii) issuances of Equity Securities pursuant to an employee stock option plan, management incentive plan, restricted stock plan, stock purchase plan or stock ownership plan or similar benefit plan, program or agreement, (iii) issuances made as consideration for any acquisition (by sale, merger in which the Company is the surviving corporation, or otherwise) by the Company of equity in, or assets of, another Person, business unit, division or business, (iv) issuances of any securities issued as a result of a stock split, stock dividend, reclassification or reorganization or similar event, (v) the issuances of shares of equity securities in connection with a bona fide strategic partnership or commercial arrangement with a Person that is not an Affiliate of the Company or any of its Subsidiaries (other than (1) any such strategic partnership or commercial arrangement with a private equity firm or similar financial institution or (2) an issuance the primary purpose of which is the provision of financing), (vi) securities issued pursuant to the conversion, exercise or exchange of Class B Common Stock issued to the ORCP Stockholders, and (vii) shares of a Subsidiary of the Company issued to the Company or a wholly owned Subsidiary of the Company), the Initial ORCP Stockholder and each ORCP Stockholder to which the Initial ORCP Stockholder later Transfers any shares of Class B Common Stock or Class A Common Stock issued upon conversion of Class B Common Stock shall be afforded the opportunity to acquire from the Company such ORCP Stockholder’s Purchase Rights Portion (as defined below) of such New Securities for the same price as that offered to the other purchasers of such New Securities.
(b) Subject to the foregoing proviso in Section 4.1(a), the amount of New Securities that each ORCP Stockholder shall be entitled to purchase in the aggregate shall be determined by multiplying (i) the total number of such offered shares of New Securities by (ii) a fraction, the numerator of which is the number of shares of Common Stock (in the aggregate and on an as converted basis) held by such ORCP Stockholder, as of such date, and the denominator of which is the aggregate number of shares of Common Stock held by all stockholders of the Company (on an as converted basis) outstanding as of such date (the “Purchase Rights Portion”).
(c) If the Company proposes to offer New Securities, it shall give the ORCP Stockholders written notice of its intention, describing the anticipated price (or range of anticipated prices), anticipated amount of New Securities and other material terms and timing upon which the Company proposes to offer the same (including, in the case of a registered public offering and to the extent available, a copy of the prospectus included in the registration statement filed with respect to such offering) at least seven business days prior to such issuance (or, in the case of a registered public offering, at least seven business days prior to the commencement of such registered public offering) (provided, that, to the extent the terms of such offering cannot reasonably be provided seven business days prior to such issuance, notice of such terms may be given as promptly as reasonably practicable but in any event prior to such issuance). The Company may provide such notice to the ORCP Stockholders on a confidential basis prior to public disclosure of such offering. Other than in the case of a registered public offering, an ORCP Stockholder may notify the Company in writing at any time on or prior to the second business day immediately preceding the date of such issuance (or, if notice of all such terms has not been given prior to the second business day immediately preceding the date of such issuance, at any time prior to such issuance) whether such ORCP Stockholder will exercise such purchase rights and as to the amount of New Securities such ORCP Stockholder desires to purchase, up to the maximum amount calculated pursuant to Section 4.1(b). In the case of a registered public offering, any ORCP Stockholder shall notify the Company in writing at any time prior to the second business day immediately preceding the date of commencement of such registered public offering (or, if notice of all such terms has not been given prior to the second business day immediately preceding the date of commencement of such registered public offering, at any time prior to the date of commencement of such registered public offering) whether such ORCP Stockholder will exercise such purchase rights and as to the amount of New Securities such ORCP Stockholder desires to purchase, up to the maximum amount calculated pursuant to Section 4.1(b). Such notice to the Company shall constitute a binding commitment by such ORCP Stockholder to purchase the amount of New Securities so specified at the price and other terms set forth in the Company’s notice to it. Subject to receipt of the requisite notice of such issuance by the Company, the failure of such ORCP Stockholder to respond prior to the time a response is required pursuant to this Section 4.1(c) shall be deemed to be a waiver of such ORCP Stockholder’s purchase rights under this Section 4.1 only with respect to the offering described in the applicable notice.
(d) Each ORCP Stockholder shall purchase the New Securities that it has elected to purchase under this Section 4.1 concurrently with the related issuance of such New Securities by the Company (subject to the receipt of any required approvals from any government, court, regulatory or administrative agency, commission, arbitrator or authority or other legislative, executive or judicial governmental official or entity (in each case including any self-regulatory organization), whether federal, state or local, domestic, foreign or multinational, to consummate such purchase by such ORCP Stockholder); provided, that if such related issuance is prior to the twentieth (20th) business day following the date on which such ORCP Stockholder has notified the Company that it has elected to purchase New Securities pursuant to this Section 4.1, then each ORCP Stockholder shall purchase such New Securities within 20 business days following the date of the related issuance. If the proposed issuance by the Company of securities which gave rise to the exercise by the ORCP Stockholders of its purchase rights pursuant to this Section 4.1 shall be terminated or abandoned by the Company without the issuance of any New Securities, then the purchase rights of the ORCP Stockholders pursuant to this Section 4.1 shall also terminate as to such proposed issuance by the Company (but not any subsequent or future issuance), and any funds in respect thereof paid to the Company by the ORCP Stockholders in respect thereof shall be promptly refunded in full.
(e) In the case of the offering of securities for consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as reasonably determined by the Board of Directors; provided, however, that such fair value as determined by the Board of Directors shall not exceed the aggregate market price of the securities being offered as of the date the Board of Directors authorizes the offering of such securities.
(f) In the event that the ORCP Stockholders are not entitled to acquire any New Securities pursuant to this Section 4.1 because such issuance would require the Company to obtain stockholder approval in respect of the issuance of such New Securities to the ORCP Stockholders as a result of any such ORCP Stockholder’s status, if applicable, as an Affiliate of the Company or pursuant to the rules and listing standards of the NYSE (including NYSE Listed Company Manual Section 312.03(c)), the Company shall, upon the ORCP Stockholder’s reasonable request delivered to the Company in writing within seven business days following its receipt of the written notice of such issuance to such ORCP Stockholder pursuant to Section 4.1(c), at such ORCP Stockholder’s election, (i) waive the restrictions set forth in Section 4.1 solely to the extent necessary to permit such ORCP Stockholder to acquire such number of New Securities equivalent to its Purchase Rights Portion of such issuance such ORCP Stockholder would have been entitled to purchase had it been entitled to acquire such New Securities pursuant to Section 4.1(a) through (c); (ii) consider and discuss in good faith modifications proposed by such ORCP Stockholder to the terms and conditions of such portion of the New Securities which would otherwise be issued to such ORCP Stockholder such that the Company would not be required to obtain stockholder approval in respect of the issuance of such New Securities as so modified; and/or (iii) solely to the extent that stockholder approval is required in connection with the issuance of New Securities to Persons other than the ORCP Stockholders, use reasonable best efforts to seek stockholder approval in respect of the issuance of any New Securities to the ORCP Stockholders.
(g) The election by any ORCP Stockholder to not exercise its purchase rights under this Section 4.1 in any one instance shall not affect its right as to any subsequent proposed issuance.
(h) The Company and the ORCP Stockholders shall cooperate in good faith to facilitate the exercise of the ORCP Stockholders’ rights pursuant to this Section 4.1, including using reasonable best efforts to secure any required approvals or consents.
(i) Notwithstanding the foregoing, in the event that the Company intends to (i) issue any additional shares of Class A Common Stock (or securities convertible thereinto), including any issuances of Class A Common Stock pursuant to an equity compensation plan or upon the conversion of convertible securities or the exercise of warrants or options, or (ii) repurchase any shares of Class A Common Stock (or securities convertible thereinto), including any repurchases of Class A Common Stock (or securities convertible thereinto) pursuant to a share repurchase program established by the Board of Directors, the Company shall provide written notice to the ORCP Stockholders of such intended issuance(s) and repurchase(s) as promptly as practicable, and in no event at least five business days prior to any such issuance or repurchase; provided, however, that such written notice must only be provided by the Company to the ORCP Stockholders until such time as the ORCP Stockholders inform the Company in writing that they no longer wish to receive written notice of such intended issuance(s) or repurchase(s).
SECTION V. BOARD OF DIRECTORS MATTERS4
5.1 Board of Directors.
(a) For so long as a Sponsor Stockholder (other than a Specified Mutual Fund) Beneficially Owns greater than or equal to five percent (5%) of the outstanding Class A Common Stock, such Sponsor Stockholder shall have certain Director nomination rights (each such Sponsor Stockholder, a “Nominating Sponsor Stockholder” and collectively, the “Nominating Sponsor Stockholders”) as described more fully in Section 5.1(b) below. For so long as at least one Sponsor Stockholder qualifies as a Nominating Sponsor Stockholder, unless otherwise requested in writing by the ORCP Stockholders, the Company shall cause the Total Number of Directors to be fixed at the number of Directors included in the table below that corresponds with the Beneficial Ownership of Class A Common Stock by the Nominating Sponsor Stockholders (subject to clause (b) below):
Beneficial Ownership of Class A Common Stock by the Nominating Sponsor Stockholders	Total Number of Directors
53% or greater	15
Less than 53%, but greater than or equal to 45%	15
Less than 45%, but greater than or equal to 40%	14
Less than 40%, but greater than or equal to 35%	13
Less than 35%, but greater than or equal to 30%	12
Less than 30%, but greater than or equal to 25%	12
Less than 25%, but greater than or equal to 15%	12
Less than 15%, but greater than or equal to 5%	12
Less than 5%	11
(b) The Nominating Sponsor Stockholders shall have the right, but not the obligation, to nominate a number of individuals for election to the Board of Directors equal to the Sponsor Board Representation Number (with each of such individuals being nominated by the applicable Nominating Sponsor Stockholder as such Nominating Sponsor Stockholder shall from time to time designate in writing to the Company) and who are reasonably acceptable to the Unaffiliated Directors (each, a “Sponsor Nominee”); provided, that a Sponsor Nominee who is a senior employee or operating executive of a Nominating Sponsor Stockholder shall be considered to be reasonably acceptable to the Unaffiliated Directors. For the avoidance of doubt, the Unaffiliated Directors may determine that a Sponsor Nominee is not reasonably acceptable if such Sponsor Nominee is a Competing Director. The Sponsor Board Representation Number shall be equal to that number of Directors included in the table below that corresponds with the collective Beneficial Ownership of Class A Common Stock by the Nominating Sponsor Stockholders that is included in the table below, based on the percentages shown below of shares Class A Common Stock Beneficially Owned by the Nominating Sponsor Stockholders in the aggregate:
Beneficial Ownership of Class A Common Stock by the Nominating Sponsor Stockholders	Sponsor Board Representation Number
53% or greater	8
Less than 53%, but greater than or equal to 45%	7
Less than 45%, but greater than or equal to 40%	6
Less than 40%, but greater than or equal to 35%	5
Less than 35%, but greater than or equal to 30%	4
Less than 30%, but greater than or equal to 25%	3
Less than 25%, but greater than or equal to 15%	2
Less than 15%, but greater than or equal to 5%	1
Less than 5%	0
[4]
NTD: In the event that proposed DGCL Sec 122(h) is not adopted in a form satisfactory to ORCP prior to the filing hereof, this Section V shall be included in the Company’s Amended and Restated Certificate of Incorporation instead of this Agreement.

In the event that more than one Sponsor Stockholder qualifies as a Nominating Sponsor Stockholder pursuant to this Section 5.1, such Sponsor Nominees shall be allocated among the Nominating Sponsor Stockholders as determined by the ORCP Stockholders in their sole discretion, provided, however, that (i) without the consent of the Unaffiliated Directors, in no event shall the Nominating Sponsor Stockholders that are not ORCP Stockholders have the right to designate more than one Sponsor Nominee in the aggregate, (ii) in the event that the aggregate number of Sponsor Nominees is limited pursuant to the preceding clause (i) (so as to be a lower number than it would have been but for the application of such clause), then (x) the aggregate number of Sponsor Nominees shall be the sum of (A) the Sponsor Nominees the ORCP Stockholders are entitled to designate according to the Beneficial Ownership of Class A Common Stock by the ORCP Stockholders without regard for the holdings of other Nominating Sponsor Stockholders, plus (B) the additional Sponsor Nominee designated by the other Nominating Sponsor(s), (y) the aggregate Sponsor Board Representation Number included in the table above shall be deemed reduced to give effect to such limitation, and (z) the Total Number of Directors, as determined pursuant to Section 5.1(a) above, shall be correspondingly reduced, and (iii) in no event shall the total number of Sponsor Nominees exceed the Sponsor Board Representation Number. In the event that the ORCP Stockholders intend to allocate the right to designate a Director Nominee to a Nominating Sponsor Stockholder that is not an ORCP Stockholder as contemplated by the immediately preceding sentence, the ORCP Stockholders shall (i) provide notice to the Unaffiliated Directors regarding such determination and (ii) if such designee is intended to replace a Director previously designated to the Board of Directors by the ORCP Stockholders, then the ORCP Stockholders shall notify the Unaffiliated Directors which Director Nominee designated by the ORCP Stockholders such designee will replace. Notwithstanding the foregoing, (i) in the event that a Nominating Sponsor Stockholder ceases to Beneficially Own greater than or equal to 5% of the outstanding Class A Common Stock, such Sponsor Stockholder shall cease to be a Nominating Sponsor Stockholder for purposes of this Section 5.1 and shall no longer have the right to nominate any Sponsor Nominees; (ii) in no event shall the ORCP Stockholders be entitled to nominate a majority of the Total Number of Directors pursuant to this Section 5.1 if doing so would violate the terms of either of the Primo Indentures; and (iii) for so long as the Initial ORCP Stockholder is entitled to nominate a number of Sponsor Nominees representing less than a majority of the Total Number of Directors, the Nominating Sponsor Stockholders, together with the Unaffiliated Directors, shall be entitled to mutually agree on any replacement of (including by filing a vacancy created by the resignation or removal of) the Mutually Agreed Director and any successive replacements thereof.
(c) For so long as the Sponsor Stockholders have the right to nominate any Sponsor Nominees, in connection with each election of Directors, (i) the Company shall nominate each such Sponsor Nominee for election as a Director as part of the slate that is included in the proxy statement (or consent solicitation or similar document) of the Company relating to the election of Directors, and shall provide the highest level of support for the election of each such Sponsor Nominee as it provides to any other individual standing for election as a Director as part of the Company’s slate of Directors, and the Board of Directors shall recommend that the stockholders of the Company elect to the Board of Directors each such Sponsor Nominee, and (ii) the Company shall include in the slate that is included in the proxy statement (or consent solicitation or similar document) of the Company relating to the election of Directors, subject to the last sentence of this paragraph, only (1) the Sponsor Nominees nominated by the Nominating Sponsor Stockholders in accordance with Section 5.1(b) and (2) the other Director nominees nominated by the Unaffiliated Directors (or a committee thereof). For so long as the Sponsor Stockholders have the right to nominate any Sponsor Nominees, the Board of Directors (and any committee thereof) shall not nominate (and the Company shall not include in the slate that is included in the proxy statement (or consent solicitation or similar document) of the Company relating to the election of Directors) a number of nominees for any election of Directors that exceeds the total number of Directors on the Board of Directors. For the avoidance of doubt, nothing herein shall prevent the Company from including Director nominees submitted by stockholders (other than the Nominating Sponsor Stockholders during the 24-month period following the Effective Time, each of whom agrees that, during (and only during) such period, it will not, and will cause its controlled Affiliates not to, make such a submission) for inclusion in the Company’s proxy statement under proxy access or similar rules under the Exchange Act.
(d) If the Nominating Sponsor Stockholders have nominated fewer Directors than the Sponsor Board Representation Number, the Nominating Sponsor Stockholders shall have the right, at any time, to nominate such additional number of Sponsor Nominees to which they are entitled pursuant to Section 5.1(b). In such event, the Board of Directors shall take all necessary action to: (i) increase the size of the Board of Directors if required to enable the Nominating Sponsor Stockholders to so nominate such additional Sponsor Nominees and (ii) designate such additional Sponsor Nominees nominated by the Nominating Sponsor Stockholders to fill such newly created directorships, as applicable; provided, however, that the number of authorized Directors shall not exceed the Total Number of Directors.
(e) If, from time to time, the Sponsor Board Representation Number shall decrease as a result of a decrease in the Beneficial Ownership of Class A Common Stock of a Nominating Sponsor Stockholder, the applicable Sponsor Stockholder shall take all necessary action to cause the applicable number of Sponsor Nominees to promptly (and in any event within five business days) tender his or her resignation to the Board of Directors and all committees thereof. Such resignation or resignations shall be subject to delay at the request of the Unaffiliated Directors. If such resignation or resignations are then accepted by Unaffiliated Directors on behalf of the Board of Directors, the Company shall cause the size of the Board of Directors to be reduced accordingly pursuant to Section 5.1(a). Subject to the immediately foregoing sentences, (i) none of the Sponsor Stockholders shall vote in favor of the removal of any Sponsor Nominee from the Board of Directors without the prior written consent of the applicable Nominating Sponsor Stockholder and (ii) in the event that a Sponsor Nominee shall cease to serve as a Director for any reason (including any removal thereof), the applicable Nominating Sponsor Stockholder shall have the right to nominate another Sponsor Nominee to fill any vacancy resulting therefrom and the Company shall take all necessary action to fill such vacancy with the Sponsor Nominee and shall take the actions set forth in Section 5.1(g) with respect to such Sponsor Nominee (and, for the avoidance of doubt, such Director seat shall remain vacant until such vacancy is filled in accordance with this Section 5.1(e)). For the avoidance of doubt, it is understood that the failure of the stockholders of the Company to elect any Sponsor Nominee shall not affect the right of the applicable Nominating Sponsor Stockholder to nominate the Sponsor Nominee for election pursuant to this Section 5.1(e) in connection with any future election of Directors. During the 24-month period following the Effective Time, a vacancy created by an Unaffiliated Director ceasing to serve as a Director for any reason (including any removal thereof) shall be filled by the Unaffiliated Directors with an individual chosen by the Unaffiliated Directors who is reasonably acceptable to the Initial ORCP Stockholder (such acceptance not to be unreasonably withheld, conditioned or delayed). Following such 24-month period following the Effective Time, a vacancy created by an Unaffiliated Director ceasing to serve as a Director for any reason (including any removal thereof) shall be filled by the Board of Directors with, so long as the Initial ORCP Stockholder is entitled to appoint at least two Directors, an individual chosen by the Board of Directors who is reasonably acceptable to the Initial ORCP Stockholder (such acceptance not to be unreasonably withheld, conditioned or delayed).
(f) Committees.
(i) In accordance with the Company’s certificate of incorporation and bylaws (or equivalent governing documents), (1) the Board of Directors shall establish and maintain an audit committee of the Board of Directors, as well as all other committees of the Board of Directors required in accordance with applicable law and stock exchange regulations, and (2) the Board of Directors may from time to time by resolution establish and maintain other committees of the Board of Directors.
(ii) Subject to Sections 5.2(c) and 5.2(d), for so long as the ORCP Stockholders have the right to nominate at least one (1) Sponsor Nominee, the ORCP Stockholders shall have the right, but not the obligation, to designate a number of members to each committee of the Board of Directors equal to the lesser of (A) two Directors or (B) the number of Directors that is proportionate (rounding up to the whole Director) to the number of Sponsor Nominees that the ORCP Stockholders are entitled to nominate to the Board of Directors under this Agreement (it being understood that for so long as the ORCP Stockholders Beneficially Own greater than or equal to 45% of the outstanding Class A Common Stock, the ORCP Stockholders shall have the right to designate at least half of the members of each committee); provided, that any such designee or designees shall be a Director, shall be qualified to serve on the applicable committee under applicable law and stock exchange listing standards, and shall qualify as “independent” under applicable stock exchange listing standards and the rules and regulations of the SEC. Any additional committee members shall be determined by the Board of Directors.

(iii) The Sponsor Nominees designated to serve on a committee of the Board of Directors shall have the right to remain on such committee until the next election of Directors, regardless of the Sponsor Board Representation Number following such designation, subject to the first sentence of Section 5.1(e), in which case the Sponsor Nominees may designate a different Sponsor Nominee to serve on such committee until such time. Unless the ORCP Stockholders notify the Company otherwise prior to the time the Board of Directors takes action to change the composition of a committee, and to the extent the Sponsor Board Representation Number is such that the ORCP Stockholders have the right pursuant to this Section 5.1(f) to nominate a committee member at the time the Board of Directors takes action to change the composition of any such committee, any Sponsor Nominee currently designated by the ORCP Stockholders to serve on a committee shall be presumed to be re-designated for such committee. If the ORCP Stockholders have designated less than the number of Directors to serve on one or more committees to which they are entitled, the ORCP Stockholders shall have the right, at any time, to designate such (or such additional number of) Sponsor Nominees to committees to which they are entitled.
(g) Other Board of Directors Matters.
(i) The Company shall reimburse each Sponsor Nominee for all reasonable out-of-pocket expenses incurred in connection with his or her attendance at meetings of the Board of Directors and any committees thereof, including travel, lodging and meal expenses, subject to the Company’s travel and reimbursement policies that are no less favorable than the policies that apply to other Directors. In addition, with respect to any Sponsor Nominee who is not an employee of an ORCP Stockholder, at the request of applicable Nominating Sponsor Stockholder, the Company shall compensate such Sponsor Nominee in an amount and of the type (including as to incentive equity) that is no less favorable than the compensation provided to other Directors.
(ii) The Company shall obtain, for each Director nominated by the Sponsor Stockholders, customary director and officer indemnity insurance on commercially reasonable terms as determined by the Board of Directors and on terms no less favorable than the director and officer indemnity insurance obtained for other Directors.
(iii) In addition to any other indemnification rights that the Directors have pursuant to the certificate of incorporation and the bylaws (or equivalent governing documents) of the Company, each person nominated by the Sponsor Stockholders to serve on the Board of Directors in accordance with this Section 5.1 shall have the right to enter into, and the Company agrees to enter into, an indemnification agreement in a form consistent with indemnification agreements customarily entered into between companies and their independent board members.
(iv) If at any time a Sponsor Nominee serving on the Board of Directors becomes a Competing Director, the applicable Sponsor Stockholder shall take all necessary action to cause such Competing Director to promptly tender his or her resignation to the Board of Directors; provided, that the applicable Nominating Sponsor Stockholders shall have the right to nominate a new Sponsor Nominee to fill the resulting vacancy, including, in the case of the ORCP Stockholders, on any applicable committee of the Board of Directors, and the Company shall take all necessary action to fill such vacancy with the new Sponsor Nominee (and, for the avoidance of doubt, such Director seat shall remain vacant until such vacancy is filled in accordance with this Section 5.1(g)(iv)).
(v) For so long as at least one Sponsor Stockholder qualifies as a Nominating Sponsor Stockholder, the Nominating Sponsor Stockholders shall have the right, but not the obligation, to designate a number of members to the board of directors (or similar governing body) of each Subsidiary of the Company that is proportionate (rounded up to the whole Director) to the number of Sponsor Nominees that the Nominating Sponsor Stockholders are entitled to nominate to the Board of Directors pursuant to this Agreement, and the Company shall take such actions as is necessary (including the actions specified elsewhere in this Article V, mutatis mutandis) to effect the appointment of such Persons to such boards of directors (or similar governing bodies).

5.2 Initial Board Matters.
(a) The initial Board of Directors shall consist of the following individuals5:
[Sponsor Nominee Directors	Unaffiliated Directors	Mutually Agreed Director
1.	1.	1. ]
2.	2.
3.	3.
4.	4.
5.	5.
6.	6.
7.	7.
(b) The initial Chairperson of the Board of Directors shall be Dean Metropoulos, who shall serve as Non-Executive Chair for a period of two years from the Effective Time, or, if he is unable or unwilling to serve, an individual elected by the members of the Board of Directors. The initial Chairperson of the Board of Directors shall perform the duties and have the obligations as set forth on Exhibit B hereto.
(c) The initial Lead Independent Director of the Board of Directors shall be a Director (selected from the Unaffiliated Directors specified in Section 5.2(a) above) mutually agreed by the Unaffiliated Directors and the Initial ORCP Stockholder prior to the Effective Time, shall meet all applicable SEC and stock exchange independence tests, and shall be elected as the Lead Independent Director by the members of the Board of Directors. The Lead Independent Director may participate in all proceedings of the committees of the Board of Directors. During the 24-month period following the Effective Time, if the initial Lead Independent Director ceases to serve as a Director for any reason (including removal), the Unaffiliated Directors shall have the right to determine a replacement Lead Independent Director meeting the criteria set forth above, subject to the approval of the Initial ORCP Stockholder so long as the Initial ORCP Stockholder is entitled to appoint at least two Directors (such approval not to be unreasonably withheld, conditioned or delayed). Following such 24-month period following the Effective Time, if the initial Lead Independent Director ceases to serve as a Director for any reason (including removal), the Board of Directors shall have the right to determine a replacement Lead Independent Director meeting the criteria set forth above.
(d) Notwithstanding anything to the contrary in this Agreement, after the Effective Time, the Board of Directors shall establish the following committees, each initially consisting of four members, two of which are to be designated by the Initial ORCP Stockholder and two of which are to be designated by the Unaffiliated Directors, and each of whom qualifies as “independent” under the listing standards of the NYSE: (i) an Audit Committee, which shall be chaired by an individual designated by the Unaffiliated Directors; (ii) a Sustainability Committee, which shall be chaired by an individual designated by the Initial ORCP Stockholder; (iii) a Nominating and Governance Committee, which shall be chaired by an individual designated by the Unaffiliated Directors; and (iv) a Human Resources Committee, which shall be chaired by an individual designated by the Initial ORCP Stockholder; provided, that for so long as the Initial ORCP Stockholder has the right to designate at least half of the members of each committee, each committee of the Board of Directors shall consist of four Directors.
(e) All other committees of the Board of Directors shall initially consist of four Directors, two of which are Unaffiliated Directors and two of which are Sponsor Nominees.
[5]
NTD: Table of initial Directors to be completed prior to Closing (as defined in the Merger Agreement). Primo Water Corporation and Triton Water Parent, Inc. and their respective Boards of Directors shall take all actions necessary so that, as of immediately following the Closing, the number of directors that comprise the full Board of Directors shall be 15, and the Board of Directors shall, immediately following the Closing, consist of (i) seven individuals that are designated by the ORCP Stockholders who meet the criteria set forth in Section 5.1 (b) hereof the (the “ORCP Designees”), (ii) seven individuals that are designated by the Primo Water Corporation Board of Directors (the “Company Designees” and, together with the ORCP Designees, the “Designees”), provided that (A) such Company Designees are reasonably acceptable to the ORCP Stockholders, (B) one of such Company Designees shall be the Company’s CEO, and (C) all but one of the Company Designees qualify as “independent” under the listing standards of the NYSE, and (iii) one individual to be mutually agreed by Primo Water Corporation and the Initial ORCP Stockholder prior to the Closing (the “Mutually Agreed Director”); provided that in the event that the Nominating Sponsor Stockholders would be entitled pursuant to Section 5.2(b) to elect eight individuals to the Board of Directors, then the reference to “seven” in clause (i) above shall be replaced with “eight” and clause (iii) hereof (providing for the Mutually Agreed Director) shall cease to apply.

(f) Notwithstanding anything to the contrary in this Agreement, removal or replacement of the chief executive officer or equivalent officer of the Company prior to the first anniversary of the Effective Time shall require approval of two-thirds (66.7%) of the Board of Directors.
5.3 Other Governance Matters.
(a) The Company shall use commercially reasonable efforts to cause its NYSE ticker symbol to be [•].6
(b) The Company shall have dual headquarters located in Tampa, Florida and Stamford, Connecticut, it being agreed that any change to such headquarters shall require the approval of the ORCP Stockholders (but only for so long as the ORCP Stockholders have approval rights pursuant to Section 6.1(a)).
SECTION VI. MATTERS REQUIRING CONSENT7
6.1 Matters Requiring Consent.
(a) For so long as the ORCP Stockholders Beneficially Own greater than or equal to 30% of the outstanding Common Stock, neither the Company nor any of its Subsidiaries shall take, or be permitted to take, any of the actions enumerated in this Section 6.1(a) without the prior written approval of the ORCP Stockholders:
(i) any authorization, creation (by way of reclassification, merger, conversion, consolidation or otherwise) or issuance of Common Stock or other equity securities (or securities convertible thereinto) of the Company or the Company’s Subsidiaries, including any designation of the rights (including special voting rights) of one or more classes of preferred stock of the Company or the Company’s Subsidiaries, other than: (1) issuances to the Company or any of the Company’s wholly owned Subsidiaries; (2) issuances of Common Stock or other equity securities (or securities convertible thereinto) of the Company or the Company’s Subsidiaries not in excess of 3% in the aggregate of such entity’s outstanding equity interests; (3) pursuant to an equity compensation plan either in effect as of the Effective Time or otherwise adopted by the Board of Directors; or (4) upon the conversion of convertible securities or the exercise of warrants or options; provided, that such convertible securities, warrants or options are outstanding as of the Effective Time or issued in compliance with this Section 6.1;
(ii) entering into, or materially amending, any joint venture or similar business alliance having a fair market value as of the date of formation thereof (as reasonably determined by the Board of Directors) in excess of $200 million;
(iii) entering into, or materially amending, any agreement providing for the acquisition or divestiture of assets or equity securities of any Person, in each case and whether in a single transaction or series of related transactions, providing for aggregate consideration in excess of $200 million;
(iv) declaring or paying any dividend or distribution to the Company’s stockholders (1) on a non-pro rata basis or (2) in excess of $175 million in the aggregate during any fiscal year;
(v) any redemption, repurchase or other acquisition of its equity securities or any declaration thereof, other than (1) the redemption, repurchase or other acquisition of any equity securities of any director, officer, independent contractor or employee of the Company or any of its Subsidiaries in connection with the termination of the employment or services of such director, officer, independent contractor or employee in the ordinary course of business as contemplated by the applicable equity compensation plan or award agreement with respect to such equity securities or (2) the redemption, repurchase or other acquisition of any equity securities of any current or former officer of the Company or any of its Subsidiaries in connection with the recovery of erroneously awarded compensation pursuant to the Company’s compensation recovery policy and in accordance with the rules and regulations of the SEC;
[6]	NTD: To be agreed by the parties.
[7]
NTD: In the event that proposed DGCL Sec 122(h) is not adopted in a form satisfactory to ORCP prior to the filing hereof, this Section VI shall be included in the Company’s Amended and Restated Certificate of Incorporation instead of this Agreement.

(vi) incurring indebtedness for borrowed money (including through capital leases, incurrence of loans, issuance of debt securities or guarantee of indebtedness of another Person) in such an amount which, after the incurrence thereof, would cause the Company’s total net leverage ratio (as such term or equivalent term is customarily defined) to exceed 3.5x, other than (1) any incurrence under any of the senior note indentures in existence as of the Effective Time and (2) any incurrence made in the ordinary course of business under the Triton Credit Agreements in existence as of the Effective Time;
(vii) amending, modifying, waiving or repealing (whether by merger, consolidation, conversion or otherwise) any provision of this Agreement or the certificate of incorporation or the bylaws (or equivalent organizational documents) of the Company or any of its Subsidiaries in a manner that adversely affects (1) any powers, preferences or rights of the ORCP Stockholders (including, for the avoidance of doubt, the advance waiver of corporate opportunities); (2) any rights or protections, or increases the liability (actual or potential) of a Sponsor Nominee; or (3) the Company’s ability to perform under this Agreement or any successor stockholders agreement with the ORCP Stockholders;
(viii) designating a Director to the Board of Directors or to a committee thereof in a manner contrary to the Nominating Sponsor Stockholders’ rights as described in Section 5.1; and
(ix) entering into of any agreement to do any of the foregoing.
(b) Neither the Company nor any of its Subsidiaries shall take, or be permitted to take, any of the actions enumerated in this Section 6.1(b) without the approval of the Directors constituting two-thirds (66.7%) of the Board of Directors:
(i) any issuance of Common Stock or other Equity Securities, including any designation of the rights (including special voting rights) of one or more classes of preferred stock of the Company or any of its Subsidiaries to a Sponsor Stockholder, other than the ORCP Stockholders pursuant to an exercise of purchase rights in accordance with Section IV hereof;
(ii) entering into or effecting a Change of Control (as defined in any of the senior note indentures in effect on the date hereof) or any similar transaction;
(iii) increasing or decreasing the size of the Board of Directors or the board of directors of any Subsidiary or any committee thereof except in accordance with Section 5.1; and
(iv) initiating any voluntary liquidation, dissolution, winding-up, receivership, bankruptcy or other insolvency proceeding involving the Company or any of its Material Subsidiaries.
SECTION VII. MISCELLANEOUS PROVISIONS
7.1 Information and Access Rights.
(a) Available Financial Information. Upon written request, the Company will deliver, or will cause to be delivered, to each Sponsor Stockholder (until such time as such Sponsor Stockholder Beneficially Owns less than 5% of the outstanding Class A Common Stock):
(i) as soon as available after the end of each month and in any event within 30 days thereafter, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such month and consolidated statements of operations, income, cash flows, retained earnings and stockholders’ equity of the Company and its Subsidiaries, for each month and for the current fiscal year of the Company to date, together with a comparison of such statements to the corresponding periods of the prior fiscal year and to the Company’s business plan then in effect and approved by the Board of Directors;
(ii) an annual budget, a business plan and financial forecasts for the Company for the fiscal year of the Company (the “Annual Budget”), no later than three business days after the approval thereof by the Board of Directors (but no later than March 31 of such fiscal year), in such manner and form as approved by the Board of Directors, which shall include at least a projection of income and a projected cash flow statement for each fiscal quarter in such fiscal year and a projected balance sheet as of the end of each fiscal quarter in such fiscal year, in each case prepared in reasonable detail, with appropriate presentation and discussion of the principal assumptions upon which such budgets and projections are based, which shall be accompanied by the statement of the chief executive officer or chief financial officer or equivalent officer of the Company to the effect that such budget and projections are based on reasonable and good faith estimates and assumptions made by the management of the Company for the respective periods covered thereby; it being recognized by such holders that such budgets and projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by them may differ from the projected results. Any material changes in such Annual Budget shall be delivered to the Sponsor Stockholders as promptly as practicable after such changes have been approved by the Board of Directors;
(iii) as soon as available after the end of each fiscal year of the Company, and in any event within 90 days thereafter, (1) the annual financial statements required to be filed by the Company pursuant to the Exchange Act or (2) a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year, and consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such year, prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by the opinion of independent public accountants of recognized national standing selected by the Company, and a Company-prepared comparison to the Company’s Annual Budget for such year as approved by the Board of Directors (the “Annual Financial Statements”);
(iv) as soon as available after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within 45 days thereafter, (1) the quarterly financial statements required to be filed by the Company pursuant to the Exchange Act or (2) a consolidated balance sheet of the Company and its Subsidiaries as of the end of each such quarterly period, and consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such period and for the current fiscal year to date, prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of notes thereto) and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year and to the Company’s Annual Budget then in effect as approved by the Board of Directors, all of the information to be provided pursuant to this Section 7.1(a)(iv) in reasonable detail and certified by the principal financial or accounting officer of the Company.
In addition to the foregoing, the Company covenants and agrees to provide periodic updates to each Sponsor Stockholder during the course of the preparation of the Annual Budget and to keep the Sponsor Stockholders reasonably informed as to its progress, status and the budgeted items set forth therein. Notwithstanding anything to the contrary in Section 7.1(a), the Company’s obligations thereunder shall be deemed satisfied to the extent that such information is provided by (x) providing the financial statements of any wholly owned Subsidiary of the Company to the extent such financial statements reflect the entirety of the operations of the business or (y) in the case of Section 7.1(a)(iii) and Section 7.1(a)(iv), filing such financial statements of the Company or any wholly owned Subsidiary of the Company whose financial statements satisfy the requirements of clause (x), as applicable, with the SEC on the Electronic Data Gathering, Analysis, and Retrieval system (EDGAR) or in such other manner as makes them publicly available. The Company’s obligation to furnish the materials described in Section 7.1(a)(i), Section 7.1(a)(iii) and Section 7.1(a)(iv), shall be satisfied so long as it transmits such materials to the requesting Sponsor Stockholders within the time periods specified therein, notwithstanding that such materials may actually be received after the expiration of such periods.
(b) Other Information. The Company covenants and agrees to deliver to each Sponsor Stockholder, upon written request (until such time as such Sponsor Stockholder Beneficially Owns less than 5% of the outstanding Class A Common Stock), with reasonable promptness, such other information and data (including such information and reports made available to any lender of the Company or any of its Subsidiaries under any credit agreement or otherwise) with respect to the Company and each of its Subsidiaries as from time to time may be reasonably requested by any such Sponsor Stockholder. Each such Sponsor Stockholder (until such time as such Sponsor Stockholder Beneficially Owns less than 5% of the outstanding Class A Common Stock) shall have access to such other information concerning the Company’s business or financial condition and the Company’s management as may be reasonably requested, including such information as may be necessary to comply with regulatory, tax or other governmental filings.
(c) Access. Until such time as a Sponsor Stockholder Beneficially Owns less than 5% of the outstanding Class A Common Stock, the Company shall, and shall cause its Subsidiaries, officers, directors,

employees, auditors and other agents to (i) afford such Sponsor Stockholder and its officers, employees, auditors and other agents, during normal business hours and upon reasonable notice, at all reasonable times to the Company’s and its Subsidiaries’ officers, employees, auditors, legal counsel, properties, offices, plants and other facilities and to all books and records from time to time as such Sponsor Stockholder may reasonably request and (ii) afford such Sponsor Stockholder and its officers, employees, auditors and other agents the opportunity to discuss the affairs, finances and accounts of the Company and its Subsidiaries with its officers from time to time as such Sponsor Stockholder may reasonably request, including a monthly call with the Company’s management, including its Chief Financial Officer, to discuss the financial condition and performance of, and material updates with respect to, the Company and its Subsidiaries.
(d) Certain Tax Matters. Until such time as the Sponsor Stockholders, collectively, Beneficially Own less than 5% of the outstanding Class A Common Stock, the Company shall (and shall cause its Subsidiaries to) reasonably cooperate with the Sponsor Stockholders to provide them with any tax-related information requested by the Sponsor Stockholders, including for this purpose any information reasonably required for the completion of tax and information returns of the Sponsor Stockholders and their respective Affiliates and direct and indirect equity holders (including for this purpose information regarding the estimated earnings and profits of the Company) and the conduct of any tax audit or proceeding relating to the Company and its Subsidiaries. In addition, upon the request of the Sponsor Stockholders, the Company will promptly assess its status as a “United States real property holding corporation” (as such term is used in Section 897 of the Internal Revenue Code of 1986, as amended) (“USRPHC”) and provide a certification that the Company is not a USRPHC (or provide notice of its legal inability to provide such a certification considering the assets directly and indirectly owned by the Company).
7.2 Confidentiality.
Each Sponsor Stockholder agrees that it will keep confidential and will not disclose for any purpose, other than in connection with monitoring its investment in the Company and its Subsidiaries, any confidential information obtained from the Company pursuant to Section 7.1, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of any confidentiality obligation by such Sponsor Stockholder or its affiliates), (b) is or has been independently developed or conceived by such Sponsor Stockholder without use of the Company’s confidential information or (c) is or has been made known or disclosed to such Sponsor Stockholder by a third party (other than an Affiliate of any Sponsor Stockholder) without a breach of any confidentiality obligations or fiduciary duties such third party may have to the Company that is known to such Sponsor Stockholder; provided, that, a Sponsor Stockholder may disclose confidential information (i) to its attorneys, accountants, consultants and other professional advisors to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (ii) to any prospective purchaser of any Shares from such Sponsor Stockholder as long as such prospective purchaser agrees to be bound by the provisions of this Section 7.2 as if a Sponsor Stockholder, (iii) to any Affiliate, partner, member, limited partners, prospective partners or related investment fund of such Sponsor Stockholder and their respective directors, employees, consultants and representatives, in each case in the ordinary course of business (provided, that the recipients of such confidential information are subject to a customary confidentiality and non-disclosure obligation), (iv) as may be reasonably determined by such Sponsor Stockholder to be necessary in connection with such Sponsor Stockholder’s enforcement of its rights in connection with this Agreement, or (v) as may otherwise be required by law or legal, judicial or regulatory process.
7.3 Reliance. Each covenant and agreement made by a party in this Agreement or in any certificate, instrument or other document delivered pursuant to this Agreement on or before the Effective Time is material, shall be deemed to have been relied upon by the other parties and shall remain operative and in full force and effect after the Effective Time regardless of any investigation. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties hereto and their respective successors and permitted assigns.
7.4 Access to Agreement; Amendment and Waiver; Actions of the Board of Directors. For so long as this Agreement shall be in effect, this Agreement shall be made available for inspection by any Sponsor Stockholder at the principal executive offices of the Company. Any party may waive in writing any provision hereof intended for its benefit. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party at law or in equity or otherwise. This Agreement may be amended only with the prior written consent of the ORCP Stockholders and the Company (acting with the approval of the Unaffiliated Directors); provided, that any amendment, modification, or waiver to any provision of this Agreement that is materially and disproportionately adverse in any material respect to a Sponsor Stockholder (relative to any other Sponsor Stockholder) shall require the approval of such Sponsor Stockholder. Any consent given as provided in the preceding sentence shall be binding on all parties. Further, with the prior written consent of the ORCP Stockholders and the Company, at any time hereafter, Permitted Transferees may be made parties hereto, and any such additional parties shall be treated as “Sponsor Stockholders” for all purposes hereunder, by executing a counterpart signature page in the form attached as Exhibit A hereto, which signature page shall be attached to this Agreement and become a part hereof without any further action of any other party hereto.
7.5 Notices.
All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, emailed (so long as the sender thereof has not received a response from the applicable server indicating a delivery failure or delay) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:
If to the Company:

c/o [•]
[•]
Attention: [•]
Email: [•]

With a copy (which shall not constitute notice) to:

c/o [•]
[•]
Attention: [•]
Email: [•]

If to the ORCP Stockholders:

c/o One Rock Capital Management, LLC
45 Rockefeller Plaza, 39th Floor
New York, NY 10111
Attention: General Counsel
Email: gc@onerock.com

With a copy (which shall not constitute notice):

Latham & Watkins LLP
1271 Avenue of the Americas
New York, New York 10020
Attention: Alexander B. Johnson, Andrew Elken and Javier Stark
Facsimile: (212) 751-4864
Email: alex.johnson@lw.com, andrew.elken@lw.com and javier.stark@lw.com or such other address or email address as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

7.6 Counterparts. This Agreement may be executed in two or more counterparts, and delivered via facsimile, .pdf or other electronic transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.
7.7 Remedies; Severability. It is specifically understood and agreed that any breach of the provisions of this Agreement by any party will result in irreparable injury to the other parties, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other legal or equitable remedies which they may have, such other parties may enforce their respective rights by actions for specific performance or injunctive relief (to the extent permitted at law or in equity). If any one or more of the provisions of this Agreement, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein are not to be in any way impaired thereby, it being intended that all of the rights and privileges of the parties be enforceable to the fullest extent permitted by law.
7.8 Entire Agreement; Termination of Prior Agreements. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof.
7.9 Termination. This Agreement shall remain in effect until (a) terminated automatically (without any action by any party to this Agreement) as to a particular Sponsor Stockholder when such Sponsor Stockholder ceases to Beneficially Own any Shares, (b) as to a particular Sponsor Stockholder, receipt of written notice of termination by such Sponsor Stockholder to the Company and the ORCP Stockholders, or (c) receipt of written notice of termination for all Sponsor Stockholders by the ORCP Stockholders holding a majority of the outstanding Shares of Class A Common Stock held by all Sponsor Stockholders at such time; provided, that, notwithstanding any such termination, Sections 3.4 and 7.2 shall survive any expiration or termination of this Agreement. Termination of this Agreement shall not relieve any party for the breach of any obligations under this Agreement prior to such termination.
7.10 Governing Law. This Agreement is to be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction.
7.11 Successors and Assigns; Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties and the respective successors and assigns of the parties as contemplated herein. Any successor to the Company by way of merger or otherwise must specifically agree to be bound by the terms hereof as a condition of such succession. Except with respect to the Indemnified Parties pursuant to Section 3.4, the parties hereby agree that their respective rights set forth herein are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder.
7.12 Consent to Jurisdiction; Specific Performance; WAIVER OF JURY TRIAL.
(a) Each of the parties hereto irrevocably and unconditionally consents to the sole and exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, if the Chancery Court of the State of Delaware lacks jurisdiction, the United States District Court for the District of Delaware or the Superior Court of the State of Delaware (Complex Commercial Division) to resolve all disputes, claims or controversies arising out of or relating to this Agreement or any other agreement executed and delivered pursuant to or in connection with this Agreement or the negotiation, breach, validity, termination or performance hereof and thereof or the transactions contemplated hereby and thereby and agrees that it will not bring any such action in any court other than the federal or state courts located in Wilmington, Delaware. Each party further irrevocably waives any objection to proceeding in such courts based upon lack of personal jurisdiction or to the laying of venue in such courts and further irrevocably and unconditionally waives and agrees not to make a claim that such courts are an inconvenient forum. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given as provided in Section 7.5. Each of the parties hereto agrees that its or his or her submission to jurisdiction and its or his or her consent to service of process by mail is made for the express benefit of the other parties hereto. The choice of forum set forth in this Section 7.12(a) shall not be deemed to preclude the enforcement of any judgment of a Delaware federal or state court, or the taking of any action under this Agreement to enforce such a judgment, in any other appropriate jurisdiction.

(b) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law or in equity.
(c) EACH PARTY TO THIS AGREEMENT WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR ANY OTHER AGREEMENTS EXECUTED AND DELIVERED PURSUANT TO OR IN CONNECTION HEREWITH OR THE NEGOTIATION, BREACH, VALIDITY, TERMINATION OR PERFORMANCE HEREOF AND THEREOF OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. FURTHER, (I) NO PARTY TO THIS AGREEMENT SHALL SEEK A JURY TRIAL IN ANY SUCH ACTION AND (II) NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EACH PARTY TO THIS AGREEMENT CERTIFIES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR INSTRUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH ABOVE IN THIS SECTION 7.12. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 7.12 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.
7.13 Further Assurances; Company Logo. At any time or from time to time after the Effective Time, the parties hereto agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as any other party may reasonably request in order to evidence or effectuate the provisions of this Agreement and to otherwise carry out the intent of the parties hereunder. The Company hereby grants the Sponsor Stockholders and their respective Affiliates permission to use the Company’s and its Subsidiaries’ name and logo in marketing materials.
7.14 Regulatory Matters. The Company shall and shall cause its Subsidiaries to keep the Sponsor Stockholders reasonably informed, on a current basis, of any events, discussions, notices or changes with respect to any criminal or material regulatory investigation or action involving the Company or any of its Subsidiaries, so that the Sponsor Stockholders and their respective Affiliates will have the opportunity to take appropriate steps to avoid or mitigate any regulatory consequences to them that might arise from such investigation or action.
7.15 No Inconsistent Agreements; Most Favored Nations. The Company shall not enter into any agreement or side letter with, or grant any proxy to, any other Person that conflicts with the provisions of this Agreement. In the event that the Company desires to enter into any agreement with any Person, including any holder or prospective holder of any securities of the Company, giving or granting any registration (or related) rights the terms of which are more favorable than or senior to the registration or other rights granted to the ORCP Stockholders hereunder, then (i) the Company shall provide prior written notice thereof to the ORCP Stockholders and (ii) upon execution by the Company of such other agreement, the terms and conditions of this Agreement shall be, without any further action by the ORCP Stockholders or the Company, automatically amended and modified in an economically and legally equivalent manner such that the ORCP Stockholders shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such other agreement; provided, that, upon written notice to the Company at any time, any ORCP Stockholder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to such ORCP Stockholder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to such ORCP Stockholder.
7.16 In-Kind Distributions. If any of the Sponsor Stockholders (and/or any of their Affiliates) seeks to effectuate an in-kind distribution of all or part of its Shares to its respective direct or indirect equity holders, the Company will, subject to any applicable lockups, work with the foregoing Persons to facilitate such in-kind distribution in the manner reasonably requested and consistent with the Company’s obligations under the Securities Act.

7.17 Recapitalization Transactions. If at any time or from time to time there is any change in the capital structure of the Company by way of share split, share dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by other means, appropriate adjustments will be made in the provision hereof so that the rights and privileges granted hereby will continue with the same effect as contemplated by this Agreement prior to such event.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties are signing this Stockholders Agreement as of the date first set forth above.
[NEW US HOLDCO][8]

By:
Name:
Title:

INITIAL ORCP STOCKHOLDER

TRITON WATER PARENT HOLDINGS, LP

By:
Name:
Title:
[Signature Page to Stockholders’ Agreement]
[8]	NTD: Signatories to be confirmed.

EXHIBIT A

Joinder Agreement
By execution of this signature page, [            ] hereby agrees to become a party to, and to be bound by the obligations of, and receive the benefits of, that certain Stockholders Agreement, dated as of [•], by and among [•][, and certain other parties named therein,]9 as amended from time to time thereafter.
[NAME]

By:
Name:
Title:

Notice Address:

Accepted:

[NAME]

By:
Name:
Title:
[9]	NTD: To be updated.

EXHIBIT B

Role of Initial Chairperson
The Company’s Board of Directors will include a Non-Executive Chair, initially Dean Metropoulos. Mr. Metropoulos will participate in the initial investor presentation to Primo Water Corporation shareholders and consult with the Lead Independent Director to set and schedule the agenda of the meetings of the Board of Directors. The Non-Executive Chair role will follow customary parameters for a non-employee director, description of which is included below. The Non-Executive Chair may participate in all proceedings of the committees of the Board of Directors. The initial Non-Executive Chair shall be designated by the Initial ORCP Stockholder as one of its two designees for the Nominating and Governance Committee (the “Governance Committee”) and the Human Resources Committee, in addition to other committees assigned by the Board of Directors, during the two-year term referenced in Section 5.2(b); provided that in the event the initial Non-Executive Chair is not qualified to serve on the applicable committee under applicable law and stock exchange listing standards, the ORCP Stockholders shall designate a different Sponsor Nominee to serve on such committee or committees.
The expectation is that the initial Non-Executive Chair will serve for two years in the Non-Executive Chair role, during which time the compensation will be commensurate with the current Primo Water Corporation role or market-based levels for companies of similar size.
The combined Company will adhere to current Primo Water Corporation policies applicable to members of the Board of Directors, including any share ownership guidelines, non-employee director compensation policies, insider trading and reporting policies, corporate governance guidelines, etc.
While in office, the initial Non-Executive Chair’s equity interest will be held, directly or indirectly, through the Initial ORCP Stockholder and subject to the same restrictions on transfer as apply to the Initial ORCP Stockholder, other than any equity interests purchased by, or granted to, the initial Non-Executive Chair directly. While in office, the initial Non-Executive Chair may not divest any Company equity he holds in a manner that would be reportable under applicable securities laws.
Because the role is an outside director role, neither the initial Non-Executive Chair nor his related persons and entities would be involved in day-to-day Company business as employees, consultants, independent contractors or otherwise; provided, that the initial Non-Executive Chair shall participate and represent the Board of Directors and the Company in certain communications with stockholders and other stakeholders.
The successor Non-Executive Chair will be chosen by an ad hoc committee of six directors, comprising three Unaffiliated Directors chosen by all Unaffiliated Directors and three Sponsor Nominees chosen by all Sponsor Nominees.
Non-Executive Chair Role Description:
•	Provides leadership to the Board of Directors
•	Provides support and advice to the chief executive officer (“CEO”)
•	Per the Company’s bylaws, holds the non-exclusive authority to call meetings of the Board of Directors and meetings of the independent Directors
•	Presides over:
○	Meetings of the Board of Directors,
○	Executive sessions of the independent Directors without management present, and
○	Annual and special meetings of stockholders
•	Briefs the CEO on issues and concerns arising in the executive sessions of the Board
•	Helps enable access to information to help the Board to monitor the Company’s performance and the performance of management
•	Facilitates communication between and among the independent directors and management
•	Coordinates periodic Board input and review of management’s strategic plan for the Company

•	Organizes the work of the Board
○	In consultation with Lead Independent Director, establishes the annual schedule of the meetings of the Board of Directors
○	In consultation with Lead Independent Director, sets the agendas for all meetings of the Board of Directors
•	Works with the Chair of the Governance Committee with respect to:
○	the recruitment, selection and orientation of new members of the Board of Directors and committee composition; and the annual self-assessment and evaluation processes of the Board of Directors
•	Oversees the Human Resource Committee’s development of appropriate objectives for the CEO and monitors the CEO’s performance
•	Coordinates and chairs the annual performance review of the CEO performed by the Board of Directors and communicates results to the CEO
•	Leads the review of the succession plan for the CEO and other key senior executives by the Board of Directors
•
Attends and may participate in all Committee meetings ex officio and serves as a member of the Governance Committee, Human Resources Committee and such other Committees as assigned by the Board of Directors

Schedule B

PLAN OF ARRANGEMENT

PLAN OF ARRANGEMENT
UNDER SECTION 182 OF THE BUSINESS CORPORATIONS ACT
(ONTARIO)

ARTICLE 1
DEFINITIONS AND INTERPRETATION
1.1 Definitions
Unless indicated otherwise, where used in this Plan of Arrangement, capitalized terms used but not defined shall have the respective meanings specified in the Arrangement Agreement and the following terms shall have the following meanings (and grammatical variations of those terms have the corresponding meanings):
“1933 Securities Act” means the United States Securities Act of 1933;
“Amalco” means the entity formed in Section 3.1(g);
“Amalco Shares” means the common shares in the capital of Amalco;
“Amalgamation” has the meaning ascribed thereto in Section 3.1(g);
“Amalgamation Sub” means 1000922661 Ontario Inc., a corporation incorporated under the laws of the Province of Ontario;
“Arrangement” means the arrangement of the Company under Section 182 of the OBCA on the terms and subject to the conditions set forth in this Plan of Arrangement, subject to any amendments or variations of this Plan of Arrangement made in accordance with the Arrangement Agreement and this Plan of Arrangement or made at the discretion of the Court in the Final Order (with the consent of the Company and Parent, each acting reasonably);
“Arrangement Agreement” means the Arrangement Agreement and Plan of Merger dated as of June 16, 2024, among Parent, Holdings, Merger Sub, Amalgamation Sub and the Company (including the Exhibits attached thereto) as may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms;
“Arrangement Resolution” means the special resolution of the Company Shareholders to be considered and, if thought fit, passed at the Company Meeting, substantially in the form of Exhibit B to the Arrangement Agreement;
“Articles of Arrangement” means the articles of arrangement of the Company in respect of the Arrangement to be filed with the Director after the Final Order is made, which shall include the Plan of Arrangement and otherwise be in form and substance satisfactory to Parent and the Company, each acting reasonably;
“AS Common Shares” means the common shares in the capital of Amalgamation Sub;
“AS Delivered Common Shares” has the meaning ascribed thereto in Section 3.1(e);
“Business Day” means a day other than a Saturday, a Sunday or any other day on which major commercial banking institutions in Toronto, Ontario or New York, New York are authorized by law to be closed;
“Certificate of Arrangement” means the certificate of arrangement issued by the Director pursuant to subsection 183(2) of the OBCA in respect of the Articles of Arrangement;
“Code” means the United States Internal Revenue Code of 1986, as amended;
“Company” means Primo Water Corporation, a corporation existing under the laws of Ontario;
“Company Common Shares” means the common shares in the capital of the Company;
“Company Equity Awards” means Company RSUs, Company PSUs and Company Options (or other Equity Interests granted as compensation or otherwise in respect of service) whether or not granted pursuant to the Company Stock Plans;

“Company Meeting” means the special meeting of the Company Shareholders, including any adjournment or postponement thereof accordance with the terms of the Arrangement Agreement, to be called and held in accordance with the Arrangement Agreement and the Interim Order for the purpose of considering and, if thought fit, approving the Arrangement Resolution and for any other purpose as may be set out in the Circular and agreed to in writing by Parent;
“Company Options” means, at any time, options to acquire Company Common Shares granted pursuant to the Company Stock Plans or otherwise which are, at such time, outstanding and unexercised, whether or not vested;
“Company PSU” means, at any time, each award of restricted stock units with respect to Company Common Shares subject to performance-based vesting granted pursuant to the Company Stock Plans or otherwise which is, at such time, outstanding, whether or not vested;
“Company RSU” means, at any time, each award of restricted stock units with respect to Company Common Shares subject to time-based vesting granted pursuant to the Company Stock Plans or otherwise which is, at such time, outstanding, whether or not vested;
“Company Shareholders” means the registered or beneficial holders of the Company Common Shares, as the context requires;
“Company Stock Plans” means the Primo Water Corporation 2018 Equity Incentive Plan, and the Amended and Restated Primo Water Corporation Equity Incentive Plan, each, as amended or amended and restated from time to time;
“Court” means the Ontario Superior Court of Justice (Commercial List);
“Depositary” means such Person as the Company may appoint to act as depositary in relation to the Arrangement with the approval of Parent, acting reasonably;
“Director” means the Director appointed pursuant to Section 278 of the OBCA;
“Dissent Rights” has the meaning set out in Section 4.1;
“Dissenting Shareholder” means a registered holder of Company Common Shares who has duly and validly exercised its Dissent Rights in respect of the Arrangement Resolution and who has not withdrawn or been deemed to have withdrawn such exercise of Dissent Rights, but only in respect of Company Common Shares in respect of which Dissent Rights are validly exercised and not withdrawn or deemed to have been withdrawn by such Company Shareholder;
“DRS Advice” has the meaning set out in Section 5.1(b);
“Exchange Ratio” means one Holdings Class A Common Share for each Company Common Share, subject to adjustment pursuant to Section 3.3 hereof;
“Effective Date” means the date of the Certificate of Arrangement;
“Effective Time” means 12:01 a.m. (Toronto Time) on the Effective Date, or such other time as the Parties may agree to in writing before the Effective Date;
“Equity Interest” means any share, capital stock, partnership, limited liability company, member or similar interest in any Person and any option, warrant, right or security convertible, exchangeable or exercisable therefor or other instrument, obligation or right the value of which is based on any of the foregoing;
“Final Order” means the order of the Court in a form acceptable to the Company and Parent, each acting reasonably, each acting reasonably, approving the Arrangement under Section 182(5) of the OBCA, as such order may be affirmed, amended, modified, supplemented or varied by the Court (following the prior written consent of the Company and Parent, each acting reasonably) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn, abandoned or denied, as affirmed or amended (following the prior written consent of the Company and Parent, each acting reasonably) on appeal;

“Fully Diluted Holdings Common Shares” means, at any given time, the sum of (a) the aggregate number of Holdings Common Shares issued and outstanding, plus (b) the aggregate maximum number of Holdings Common Shares issuable in respect of any Equity Interests of Holdings, including with respect to Holdings Options, Holdings PSUs and Holdings RSUs, in each case that are outstanding or deemed outstanding (and assuming the vesting in full of any of the foregoing subject to vesting or similar conditions);
“Governmental Authority” means any international, multinational, federal, provincial, territorial, state, regional, municipal, local or other government or governmental body and any ministry, minister, department, division, bureau, agent, official, agency, commission, commissioner, board, cabinet or authority of any government, governmental body, quasi-governmental or private body (including the TSX, the NYSE or any other stock exchange), domestic or foreign, exercising any statutory, regulatory, expropriation or taxing authority under the authority of any of the foregoing and any domestic, foreign or international judicial, quasi-judicial or administrative court, tribunal, commission, board, panel, arbitrator or arbitral body acting under the authority of any of the foregoing;
“Holdings” means Triton US HoldCo, Inc., a corporation incorporated under the laws of Delaware;
“Holdings Class A Common Share” means a share of Class A common stock, par value $0.01 per share, of Holdings;
“Holdings Class B Common Share” means a share of Class B common stock, par value $0.01 per share, of Holdings;
“Holdings Common Shares” means the Holdings Class A Common Shares and the Holdings Class B Common Shares;
“Holdings Option” has the meaning set out in Section 3.1(d)(i);
“Holdings RSU” has the meaning set out in Section 3.1(d)(ii);
“Holdings PSU” has the meaning set out in Section 3.1(d)(iii);
“Interim Order” means the interim order of the Court in a form reasonably acceptable to each of the Company and Parent to be issued following the application therefor contemplated by Section 2.4(b)(i) of the Arrangement Agreement providing for, among other things, the calling and holding of the Company Meeting, as such order may be amended, modified, supplemented or varied by the Court with the prior written consent of both the Company and Parent, each acting reasonably;
“Law” means any and all laws, statutes, codes, ordinances (including zoning), approvals, decrees, rules, regulations, bylaws, notices, policies, protocols, guidelines, treaties or other requirements of any Governmental Authority and any legal requirements arising under the common law or principles of law or equity;
“Letter of Transmittal” means the letter of transmittal to be delivered by the Company for use by Company Shareholders with respect to the Arrangement;
“Liens” means any pledge, claim, lien, charge, option, hypothec, mortgage, deed of trust, deed to secure debt, security interest, restriction, adverse right, prior assignment, lease, sublease, license, sublicense, imperfections of title, encroachments, covenants, conditions, restrictions, title defects, easements, right to possession or any other encumbrance, right or restriction of any kind or nature whatsoever, whether contingent or absolute;
“NYSE” means the New York Stock Exchange;
“OBCA” means the Business Corporations Act (Ontario);
“Parent” means Triton Water Parent, Inc., a corporation incorporated under the laws of Delaware;
“Person” means an individual, sole proprietorship, corporation, body corporate, incorporated or unincorporated association, syndicate or organization, partnership, limited partnership, limited liability company, unlimited liability company, joint venture, joint stock company, trust, natural Person in his or her capacity as trustee, executor, administrator or other legal representative, a government or Governmental Schedule BAuthority or other entity, whether or not having legal status;

“Plan of Arrangement”, “hereof”, “herein”, “hereto” and like references mean and refer to this plan of arrangement;
“Rights Agreement” means the Second Amended and Restated Shareholders Rights Plan Agreement dated as of May 8, 2024, between the Company and Computershare Investor Services, Inc.;
“Section 3(a)(10) Exemption” means the exemption from the registration requirements of the 1933 Securities Act provided by Section 3(a)(10) thereof;
“Tax Act” means the Income Tax Act (Canada); and
“TSX” means the Toronto Stock Exchange.
1.2 Interpretation Not Affected by Headings, etc.
The division of this Plan of Arrangement into Articles, Sections and subsections and the insertion of headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Plan of Arrangement.
1.3 Article References
When a reference is made in this Plan of Arrangement to an Article, Section or subsection such reference is to an Article, Section or subsection of this Plan of Arrangement unless otherwise indicated.
1.4 Number and Gender
The definitions contained in this Plan of Arrangement are applicable to the singular as well as the plural forms of such terms and, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to cover all genders.
1.5 Date for Any Action and Computation of Time
If the date on which any action is required to be taken hereunder by any of the Parties is not a Business Day in the place where the action is required to be taken, such action shall be required to be taken on the next succeeding day which is a Business Day in such place. A period of time is to be computed as beginning on the day following the event that began the period and ending at 5:00 p.m. on the last day of the period, if the last day of the period is a Business Day, or at 5:00 p.m. on the next Business Day if the last day of the period is not a Business Day.
1.6 Statutory References
References to any Law shall mean such Law as amended, updated, modified, supplemented and superseded from time to time, including by succession of comparable successor Law, instruments incorporated therein and the rules, regulations and published policies applicable thereto.
1.7 Currency
Unless otherwise stated, all references in this Plan of Arrangement to sums of money are expressed in lawful money of the United States and “$” refers to US dollars.
1.8 Time
Time shall be of the essence in every matter or action contemplated hereunder. All times expressed herein are in Toronto, Ontario local time unless otherwise stipulated.
1.9 Successors
Unless otherwise indicated, references in this Plan of Arrangement to a Person are also to its successors and permitted assigns.
ARTICLE 2
ARRANGEMENT AGREEMENT
2.1 Arrangement Agreement
This Plan of Arrangement is made pursuant to, and is subject to the provisions of, the Arrangement Agreement (except in respect of the sequence of the steps comprising the Arrangement, which shall occur in the order set forth herein), and constitutes an arrangement as referred to in Section 182 of the OBCA.

2.2 Binding Effect
This Plan of Arrangement shall become effective at, and be binding at and after, the Effective Time, on the Parties, all Company Shareholders (including Dissenting Shareholders), all holders or beneficial owners of Company Equity Awards, the Depositary and all other Persons at and after the Effective Time, without any further act or formality required on the part of any Person.
ARTICLE 3
ARRANGEMENT
3.1 Arrangement
At the Effective Time, prior to the Merger becoming effective in accordance with the relevant provisions of the DCGL, the following shall occur and shall be deemed to occur sequentially in the following sequence without any further authorization, act or formality, in each case, unless stated otherwise:
(a) the Rights Agreement shall be terminated (and all rights thereunder shall expire) and shall be of no further force or effect;
(b) each outstanding Company Common Share held by a Dissenting Shareholder in respect of which Dissent Rights have been validly exercised and not withdrawn shall be, and shall be deemed to be, transferred and assigned by the holder thereof to Amalgamation Sub without any further act or formality by or on behalf of the Dissenting Shareholder in consideration for the right to receive an amount determined and payable in accordance with Article 4, and:
(i) such Dissenting Shareholder shall cease to be the holder of such Company Common Shares and to have any rights as a Company Shareholder other than the right to receive an amount determined and payable in accordance with Article 4 hereof;
(ii) the name of such Dissenting Shareholder shall be removed from the register of Company Shareholders maintained by or on behalf of the Company; and
(iii) Amalgamation Sub shall be recorded in the register of Company Shareholders maintained by or on behalf of the Company as the registered holder of such Company Common Share and shall be, and be deemed to be, the legal and beneficial owner thereof free and clear of all Liens;
(c) the outstanding Company Common Shares (other than any Company Common Shares held by Dissenting Shareholders or by Amalgamation Sub or any of its Affiliates) shall be, and shall be deemed to be, transferred and assigned by the holders thereof to Amalgamation Sub without any further act or formality by or on behalf of the holders of such Company Common Shares in exchange for the issuance on behalf of Amalgamation Sub by Holdings to the holders thereof of a number of fully paid and non-assessable Holdings Class A Common Shares equal to the Exchange Ratio, which (together with Holdings Equity Awards issued in respect of Company Equity Awards) shall be the equivalent of 43.0% of the Fully Diluted Holdings Common Shares issued and outstanding immediately following the Closing, and in respect of each Company Common Share so transferred and assigned:
(i) the holder thereof shall cease to be the holder of such Company Common Share and to have any rights as a Company Shareholder, other than the right to receive the Holdings Class A Common Shares to be issued pursuant to this Section 3.1(c);
(ii) the name of such holder shall be removed from the register of Company Shareholders maintained by or on behalf of the Company; and
(iii) Amalgamation Sub shall be recorded in the register of Company Shareholders maintained by or on behalf of the Company as the registered holder of such Company Common Share, and shall be, and be deemed to be, the legal and beneficial owner thereof free and clear of all Liens;
(d) concurrent with the preceding step, without any further action on the part of any holder thereof, any of the Parties, each then-outstanding Company Equity Award shall be treated as follows:
(i) Company Options. Each Company Option (whether vested or unvested) shall automatically be converted into and thereafter evidence an option to acquire that number of Holdings Class A Common Shares that is equal to the product of (A) the number of Company Common Shares underlying subject to such Company Option as of immediately prior to the Effective Time, multiplied by (B) the Exchange Ratio, rounded down to the nearest whole number (after such conversion, a “Holdings Option”), at an exercise price per share equal to the quotient obtained by dividing (x) the per share exercise price of the Company Option by (y) the Exchange Ratio, rounded up to the nearest whole cent, provided, however, that the exercise price and the number of Holdings Class A Common Shares covered by such Holdings Option will be determined in a manner that is intended to be consistent with the requirements of Section 409A of the Code. It is intended that the provisions of subsection 7(1.4) of the Tax Act apply to the aforesaid exchange of options. Accordingly, and notwithstanding the foregoing, if required, the exercise price of a Holdings Option will be adjusted such that the “in-the-money amount” of the Holdings Option immediately after the exchange does not exceed the “in-the-money amount” of the Company Option immediately before the exchange. Each Holdings Option will otherwise continue to have, and shall be subject to, the same terms and conditions as applied to the Company Option immediately prior to the Effective Time, and shall be governed by the terms of the applicable Company Stock Plan and any document evidencing a Company Option shall thereafter evidence and be deemed to evidence such Holdings Option.
(ii) Company RSUs. Each Company RSU (whether vested or unvested) that is outstanding immediately prior to the Effective Time shall be automatically assumed and converted into a restricted stock unit award to acquire Holdings Class A Common Shares (each, a “Holdings RSU”). Each such Holdings RSU as so assumed and converted shall continue to have, and shall be subject to, the same terms and conditions as applied to the Company RSU immediately prior to the Effective Time, except that, as of the Effective Time, the number of Holdings Class A Common Shares subject to the Holdings RSU shall equal the product of (A) the number of Company Common Shares underlying such Company RSU multiplied by (B) the Exchange Ratio, rounded down to the nearest whole share.
(iii) Company PSUs. Each Company PSU (whether vested or unvested) that is outstanding immediately prior to the Effective Time shall be automatically assumed and converted into a restricted stock unit award to acquire Holdings Class A Common Shares (each a “Holdings PSU”). Each such Holdings PSU as so assumed and converted shall continue to have, and shall be subject to, the same terms and conditions as applied to the Company PSU immediately prior to the Effective Time, except that (A) as of the Effective Time, the number of Holdings Class A Common Shares subject to the Holdings PSU shall equal the product of (x) the target number of Company Common Shares underlying such Company PSU by (y) the Exchange Ratio, rounded down to the nearest whole share and (B) the applicable performance metrics shall be equitably adjusted to reflect the transactions contemplated by the Arrangement Agreement as agreed between the Parties, each acting reasonably.
(iv) Company Stock Plans. Holdings shall assume all the obligations of the Company under the Company Stock Plans, each outstanding Company Equity Award and the agreements evidencing the grants thereof (as modified by this Section 3.1(d)), and the number and kind of shares available for issuance under the Company Stock Plans shall be adjusted to reflect Holdings Class A Common Shares in accordance with the provisions of the Company Stock Plans; provided that no new awards under the Company Stock Plans shall be permitted to be awarded following the Effective Time.
(e) concurrent with the preceding step, in consideration for Holdings delivering, on behalf of Amalgamation Sub, Holdings Class A Common Shares directly to the Company Shareholders pursuant to Section 3.1(c), AS Common Shares (the “AS Delivered Common Shares”) with the aggregate fair market value equal to the fair market value of the aggregate number of Holdings Class A Common Shares so delivered, shall be issued to Holdings, and in respect thereof, there shall be added to the stated capital account maintained by Amalgamation Sub for AS Common Shares an amount equal to the fair market value of the aggregate number of Holdings Class A Common Shares so delivered (the “Share Consideration Value”);
(f) immediately following the preceding step, the stated capital of the Company Common Shares shall be reduced to $1.00 without any distribution;
(g) Amalgamation Sub and the Company shall amalgamate to form one corporate entity with the same effect as if they were amalgamated under Section 177 of the OBCA (the “Amalgamation”), except that the separate legal existence of the Company shall not cease (the Company, as such surviving entity, “Amalco”). Without limiting the foregoing, upon the occurrence of the Amalgamation, the separate legal existence of Amalgamation Sub will cease without Amalgamation Sub being liquidated or wound-up and the Company and

Amalgamation Sub will continue as one company and the property of Amalgamation Sub will become the property of Amalco. For greater certainty, the Parties intend that the Amalgamation will qualify as an amalgamation for purposes of subsection 87(11) of the Tax Act. On and after the Amalgamation, the following shall apply:
(i) Name. The name of Amalco shall be the name of the Company;
(ii) Registered Office. The registered office of Amalco shall be the registered office the Company;
(iii) Business and Powers. There shall be no restrictions on the business that Amalco may carry on or on the powers it may exercise;
(iv) Authorized Share Capital. Amalco shall be authorized to issue an unlimited number of Amalco Shares, which shall have the same rights, privileges, conditions and restrictions as the AS Common Shares;
(v) Shares. Each AS Common Share shall be converted into one fully paid and non-assessable Amalco Share, and each Company Common Share shall be cancelled without any repayment of capital. No securities will be issued and no assets will be distributed by Amalco in connection with the Amalgamation;
(vi) Restrictions on Transfer. The restrictions on the issue, transfer or ownership of shares applicable to Amalgamation Sub shall apply to Amalco, mutatis mutandis;
(vii) Number of Directors. The number of directors of Amalco shall consist of a minimum number of one director and a maximum number of ten directors;
(viii) Initial Directors. The directors of Amalgamation Sub immediately prior to the Effective Time shall be installed as the board of directors of Amalco;
(ix) By-laws. The by-laws of Amalgamation Sub immediately prior to the Amalgamation shall be adopted as the by-laws of Amalco;
(x) Stated Capital. The aggregate of the stated capital of the issued and outstanding Amalco Shares shall be equal to the aggregate of the stated capital of the issued and outstanding AS Common Shares immediately before the Amalgamation;
(xi) Effect of Amalgamation. Upon the amalgamation of Amalgamation Sub and the Company to form Amalco becoming effective pursuant to Section 3.1(g):
(A) Amalco shall possess all the property, rights, privileges and franchises and be subject to all liabilities, including civil, criminal and quasi-criminal, and all contracts, disabilities and debts of Amalgamation Sub and the Company;
(B) Amalco is liable for all of the liabilities and obligations of Amalgamation Sub and the Company, and all rights of creditors or others have been, and will continue to be, unimpaired by the Amalgamation, and all liabilities and obligations of Amalgamation Sub and the Company, whether arising by contract or otherwise, may be enforced against Amalco to the same extent as if such obligations had been incurred or contracted by it;
(C) any existing cause of action, claim or liability to prosecution has not been and will not be affected;
(D) a civil, criminal or administrative action or proceeding pending by or against either Amalgamation Sub or the Company may be continued by or against Amalco;
(E) a conviction against, or ruling, order or judgment in favor of or against Amalgamation Sub or the Company may be enforced by or against Amalco; and
(F) Amalco shall be deemed to be the party plaintiff or the party defendant, as the case may be, in any civil action commenced by or against Amalgamation Sub or the Company before the amalgamation has become effective;
(xii) Articles. The Articles of Arrangement shall be deemed to be the articles of amalgamation and articles of incorporation of Amalco and the Certificate of Arrangement shall be deemed to be the certificate of amalgamation and certificate of incorporation of Amalco.

3.2 No Fractional Shares
(a) No fractional Holdings Class A Common Shares shall be issued to the Company Shareholders in connection with this Plan of Arrangement. Where the aggregate number of Holdings Class A Common Shares to be issued to a Company Shareholder as consideration under this Plan of Arrangement would result in a fraction of a Holdings Class A Common Share being issuable, then, the number of Holdings Class A Common Shares to be delivered to such Company Shareholders shall be rounded down to the nearest whole Holdings Class A Common Share and, in lieu of the delivery of such fractional Holdings Class A Common Share, Holdings will pay to each such holder a cash payment (rounded down to the nearest cent) determined by reference to the volume weighted average price of the Company Common Shares on the NYSE as reported by the NYSE for the ten trading day period ending with the second complete trading day prior to the Effective Date (not counting the Effective Date).
(b) If the aggregate cash amount which a Company Shareholder is entitled to receive pursuant to Section 3.1(c) would otherwise include a fraction of $0.01, then the aggregate cash amount to which such Company Shareholder shall be entitled to receive shall be rounded down to the nearest whole $0.01. All calculations and determinations made in good faith by the Depositary or any other Person for the purposes of this Plan of Arrangement shall be conclusive, final and binding.
3.3 Adjustment to Consideration
The Exchange Ratio, and any other dependent item set out in this Plan of Arrangement, shall be adjusted in the circumstances and in the manner described in Section 2.10 of the Arrangement Agreement, except as may be otherwise agreed by the Company and Parent.
3.4 U.S. Securities Law Matters
The Parties agree that the Arrangement will be carried out with the intention that, and the Parties will use their reasonable best efforts to ensure that, all Subject Securities will be issued by Holdings in reliance on the Section 3(a)(10) Exemption.
3.5 U.S. Tax Matters
The Parties intend that (a) the Arrangement Agreement constitute and be adopted as a “plan of reorganization” within the meaning of United States Treasury Regulations Section 1.368-1, (b) the Arrangement qualify as a “reorganization” under Section 368(a) of the Code, and (c) the Arrangement and the Mergers, taken together in the Combination, qualify as transfers of property to Holdings described under Section 351 of the Code.
ARTICLE 4
DISSENT RIGHTS
4.1 Dissent Rights
Registered Shareholders as of the record date of the Company Meeting may exercise dissent rights with respect to all of the Company Common Shares held by such holders (“Dissent Rights”) in connection with the Arrangement pursuant to and in the manner set forth in Section 185 of the OBCA, as modified by the Interim Order, the Final Order and this Article 4, provided that notwithstanding Section 185(6) of the OBCA, the written objection to the Arrangement Resolution contemplated by Section 185(6) of the OBCA must be received by the Company no later than 5:00 p.m. (Toronto time) on the second Business Day immediately prior to the date of the Company Meeting (as it may be adjourned or postponed from time to time). Each Dissenting Shareholder who duly exercise Dissent Rights shall be deemed to have transferred the Company Common Shares held by such holder to Amalgamation Sub as provided and as of the time stipulated in Section 3.1(b). Each such holder who is ultimately determined to be:
(a) entitled to be paid fair value for such holder’s Company Common Shares: (i) shall be deemed not to have participated in the transactions in Article 3 (other than Section 3.1(b)); (ii) will be entitled to be paid the fair value of such Company Common Shares by Amalgamation Sub, less any applicable withholdings, which fair value, notwithstanding anything to the contrary contained in Part XIV of the OBCA, shall be determined as of the close of business on the day before the Arrangement Resolution was adopted, and (iii) will not be entitled to any other payment or consideration, including any payment that would be payable under the Arrangement had such Dissenting Shareholder not exercised Dissent Rights in respect of such Company Common Shares; or

(b) not entitled, for any reason, to be paid such fair value for such Company Common Shares, shall be deemed to have participated in the Arrangement with respect to such Company Common Shares on the same basis as a holder of Company Common Shares to which Section 3.1(c) hereof applies.
4.2 Recognition of Dissenting Shareholders
(a) In no circumstances shall the Parties or any other Person be required to recognize a Person exercising Dissent Rights unless such Person (i) as of the record date for the Company Meeting, is the registered holder of those Company Common Shares in respect of which such rights are sought to be exercised; (ii) as of the deadline for exercising Dissent Rights, is the registered holder of those Company Common Shares in respect of which such rights are sought to be exercised; and (iii) has strictly complied with the procedures for exercising Dissent Rights and has not withdrawn such dissent prior to the Effective Time.
(b) In no case shall the Parties or any other Person be required to recognize Dissenting Shareholders as holders of Company Common Shares after the completion of the transfer under Section 3.1(b), and the names of such Dissenting Shareholders shall be removed from the registers of holders of Company Common Shares at the same time as the event described in Section 3.1(b) occurs.
(c) Company Shareholders who withdraw, or are deemed to withdraw, their right to exercise Dissent Rights shall be deemed to have participated in the Arrangement, as of the Effective Time, and shall be entitled to receive the consideration to which Company Shareholders who have not exercised Dissent Rights are entitled under Section 3.1(c).
(d) In addition to any other restrictions under the Interim Order or Section 185 of the OBCA, none of the following shall be entitled to exercise Dissent Rights: (i) holders of Company Equity Awards (in their capacity as holders of Company Equity Awards); (ii) Company Shareholders who vote or have instructed a proxyholder to vote Company Common Shares in favor of the Arrangement Resolution; (iii) any Person who is not a registered holder of Company Common Shares (including any beneficial owner of Company Common Shares); and (iv) Holdings and its Affiliates.
ARTICLE 5
DELIVERY OF CONSIDERATION
5.1 Payment of Consideration
(a) On or prior to the Effective Date and prior to the filing of the Articles of Arrangement with the Director, Amalgamation Sub shall deposit or cause to be deposited in escrow pending the Effective Time with the Depositary (the terms and conditions of such escrow to be satisfactory to the Parties, acting reasonably) sufficient Holdings Class A Common Shares (and any treasury directions addressed to Holdings’ transfer agent as may be necessary) and the requisite cash in lieu of fractional Holdings Class A Common Shares, if any, to satisfy the aggregate consideration payable to the Company Shareholders pursuant to this Plan of Arrangement (other than with respect to Dissenting Shareholders), to be held by the Depositary as agent and nominee for the Company Shareholders (other than the Dissenting Shareholders) at and after the time of the transactions in Section 3.1(c) for distribution to the Company Shareholders (other than the Dissenting Shareholders) in accordance with the provisions of Article 5 hereof and the depositary agreement to be entered into among, inter alia, the Company, Parent and the Depositary.
(b) Upon surrender to the Depositary for cancellation of a certificate or of a direct registration statement (DRS) advice (a “DRS Advice”) which immediately prior to the Effective Time represented outstanding Company Common Shares that were transferred pursuant to Section 3.1(c), together with a duly completed and executed Letter of Transmittal and such additional documents and instruments as the Depositary may reasonably require, the former Company Shareholder shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such former Company Shareholder, the consideration which such holder has the right to receive under this Plan of Arrangement for such Company Shares, less any amounts withheld pursuant to Section 5.3, and any certificate(s) or DRS Advice so surrendered shall forthwith be cancelled.
(c) From and after the Effective Time, each certificate or DRS Advice that immediately prior to the Effective Time represented Company Common Shares (other than Company Common Shares in respect of which Dissent Rights have been validly exercised and not withdrawn), shall be deemed to represent only the right to receive upon such surrender the consideration to which the holder is entitled under this Plan of Arrangement in lieu of such certificate or DRS Advice as contemplated in this Section 5.1, less any amounts withheld pursuant to Section 5.3 hereof. Any such certificate or DRS Advice formerly representing Company Common Shares not duly surrendered on or before the third anniversary of the Effective Time shall cease to represent a claim by or interest of any kind or nature against or in any of the Parties. On such date, any and all consideration to which such former holder was entitled shall be deemed to have been surrendered to Amalco and shall be paid over by the Depositary to Amalco or as directed by Amalco.
(d) Any payment made by the Depositary pursuant to this Plan of Arrangement that has not been deposited or has been returned to the Depositary or that otherwise remains unclaimed, in each case, on or before the third anniversary of the Effective Time, shall be returned by the Depositary to Amalco, and any right or claim to payment hereunder that remains outstanding on the third anniversary of the Effective Time shall cease to represent a right or claim by or interest of any kind or nature and the right of a former holder of Company Common Shares to receive the consideration for such Company Common Shares pursuant to this Plan of Arrangement shall terminate and be deemed to be surrendered and forfeited to Amalco for no consideration.
(e) No former holder of Company Common Shares shall be entitled to receive any consideration with respect to such Company Common Shares other than the consideration to which such former holder is entitled to receive in accordance with Section 3.1 and this Section 5.1 and, for greater certainty, no such holder will be entitled to receive any interest, dividends, premium or other payment in connection therewith other than as contemplated in Section 5.6.
5.2 Lost Certificates
In the event any certificate which immediately prior to the Effective Time represented outstanding Company Common Shares that were transferred pursuant to Section 3.1 shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, the consideration to which the holder is entitled pursuant to this Plan or Arrangement. When authorizing such exchange for any lost, stolen or destroyed certificate, the Person to whom such consideration is to be delivered shall, as a condition precedent to the delivery of such consideration, give a bond satisfactory to Holdings and the Depositary (each acting reasonably) in such sum as Holdings may direct (acting reasonably), or otherwise indemnify Holdings, Amalco and the Depositary in a manner satisfactory to Holdings and the Depositary (acting reasonably) against any claim that may be made against Holdings, Amalco or the Depositary with respect to the certificate alleged to have been lost, stolen or destroyed.
5.3 Withholding Rights
Each of Parent, Holdings, Amalco, Amalgamation Sub, the Company and the Depositary and any other applicable withholding agent (each, a “Withholding Agent”) shall be entitled to deduct and withhold from any amount otherwise payable or deliverable to any Person in connection with this Plan of Arrangement or the Arrangement Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment or delivery under the Tax Act, the Code or any provision of provincial, state, local, or foreign tax law, in each case as amended (“Tax Law”). Any amounts that are so deducted or withheld and paid over to the appropriate Governmental Authority shall be treated for all purposes of this Plan of Arrangement as having been paid to the Person in respect of which such deduction or withholding was made. To the extent that amounts are so required under applicable Tax Law to be deducted or withheld from the payment of consideration to a holder of Parent Common Shares or from the payment of consideration to a holder of Company Common Shares, Company Equity Awards or other Equity Interests of the Company, the applicable Withholding Agent is hereby authorized to sell such portion of the consideration otherwise payable to the applicable holder as is necessary to provide sufficient funds to the applicable Withholding Agent to enable it to comply with such deduction or withholding requirements provided that, in such case, the applicable Withholding Agent shall notify such holder of such sale and remit (x) the applicable portion of the net proceeds of such sale to the appropriate taxing authority and (y) the remaining net proceeds of such sale (after deduction for the amounts described in clause (x)), if any, to such holder.
5.4 Interest
Under no circumstances shall interest accrue or be paid by Holdings, Amalco, Amalgamation Sub, the Company, the Depositary or any other Person to persons depositing duly completed and executed Letters of Transmittal pursuant to Section 5.1, regardless of any delay in making any payment contemplated hereby.
5.5 No Liens

Any exchange or transfer of securities pursuant to this Plan of Arrangement shall be free and clear of any Liens or other claims of third parties of any kind.
5.6 Post-Effective Time Dividends and Distributions
No dividends or other distributions payable in respect of Holdings Class A Common Shares with a record date after the Effective Time shall be paid to the holder of any certificate or certificates which, immediately prior to the Effective Time, represented outstanding Company Common Shares that were transferred pursuant to Section 3.1(c) and in respect of which Holdings Class A Common Shares were issued pursuant to the Arrangement, and all such dividends and other distributions shall be paid by Holdings to the Depositary and shall be held by the Depositary in trust for such holders, in each case until the surrender of such certificate or certificates (or affidavit in accordance with Section 5.2) in accordance with Section 5.1(b) or until surrendered and/or forfeited in accordance with Sections 5.1(c) and 5.1(d). Subject to applicable Laws, following surrender of any such certificate or certificates (or affidavit in accordance with Section 5.2) in accordance with Section 5.1(b) there shall be paid to the holder thereof, without interest, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such Holdings Class A Common Shares to which such holder is entitled pursuant to the Arrangement.
ARTICLE 6
AMENDMENTS
6.1 Amendments to Plan of Arrangement
(a) Parent and the Company may amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Time, provided that each such amendment, modification and/or supplement must be: (i) set out in writing; (ii) approved by Parent and the Company in writing, acting reasonably; (iii) filed with the Court and, if made following the Company Meeting, approved by the Court; and (iv) communicated to Company Shareholders if and as required by the Court.
(b) Any amendment, modification and/or supplement to this Plan of Arrangement may be proposed by the Company or Parent at any time prior to the Company Meeting (provided that Parent or the Company, as applicable, shall have consented thereto in writing) with or without any other prior notice or communication, and if so proposed and accepted by the Persons voting at the Company Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.
(c) Any amendment, modification or supplement to this Plan of Arrangement that is approved or directed by the Court following the Company Meeting shall be effective only if: (i) it is consented to in writing by each of Parent and the Company (in each case, acting reasonably); and (ii) if required by the Court, it is consented to by the Company Shareholders, voting in the manner directed by the Court.
(d) Notwithstanding anything in this Plan of Arrangement or the Arrangement Agreement, Parent and the Company may, and following the Effective Time, Parent may unilaterally, amend, modify and/or supplement this Plan of Arrangement at any time and from time to time without the approval of, or communication to, the Court, the Company Shareholders or any other Persons, provided that each such amendment, modification and/or supplement (i) must concern a matter which, in the reasonable opinion of each of the Company and Parent, is of an administrative nature, required to better give effect to the implementation of this Plan of Arrangement or required in connection with any Pre-Closing Restructuring, and (ii) is not adverse to the economic interests of any Company Shareholders or, to the extent the amendment, modification and/or supplement is made following the Effective Time, former Company Shareholders.

ARTICLE 7
TERMINATION
7.1 Termination
This Plan of Arrangement may be withdrawn prior to the Effective Time in accordance with the terms of the Arrangement Agreement.
ARTICLE 8
PARAMOUNTCY
8.1 Paramountcy
From and after the Effective Time: (a) this Plan of Arrangement shall take precedence and priority over any and all Company Common Shares and Company Equity Awards issued prior to the Effective Time, (b) the rights and obligations of the Company Shareholders, the holders of Company Equity Awards, the Parties, the Depositary and any transfer agent or other depositary therefor in relation thereto, shall be solely as provided for in this Plan of Arrangement, and (c) all actions, causes of action, claims or proceedings (actual or contingent and whether or not previously asserted) based on or in any way relating to securities of the Company, including any Company Common Shares and Company Equity Awards, shall be deemed to have been settled, compromised, released and determined without liability except as set forth in this Plan of Arrangement.
ARTICLE 9
FURTHER ASSURANCES
9.1 Further Assurances
Notwithstanding that the transactions and events set out herein shall occur and shall be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the Parties shall use their reasonable best efforts to make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by either of them in order to further document or evidence any of the transactions or events set out herein.

Schedule C

ARRANGEMENT RESOLUTION
BE IT RESOLVED THAT:
1.
The arrangement (the “Arrangement”) under Section 182 of the Business Corporations Act (Ontario) (the “OBCA”) involving Primo Water Corporation (the “Company”), pursuant to the Arrangement Agreement and Plan of Merger (as may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the “Agreement”) between Triton Water Parent, Inc., Triton US HoldCo, Inc., Triton Merger Sub 1, Inc., 1000922661 Ontario Inc. and the Company dated June 16, 2024, all as more particularly described and set forth in the management information circular of the Company dated [•], 2024 (the “Circular”) accompanying the notice of this meeting and forming part of the proxy statement/circular contemplated by the Agreement is hereby authorized, approved and adopted.

2.
The plan of arrangement of the Company, as it has been or may be modified, amended or supplemented in accordance with the Agreement and its terms, (the “Plan of Arrangement”), the full text of which is set out as Appendix [•] to the Circular, is hereby authorized, approved and adopted.

3.
The Agreement and all transactions contemplated therein, the actions of the directors of the Company in approving the Arrangement, the actions of the officers or directors of the Company in executing and delivering the Agreement and any modifications, amendments or supplements thereto, and causing the performance by the Company of its obligations thereunder (including the Company’s application for an interim order from the Ontario Superior Court of Justice (Commercial List) (the “Court”)), are hereby ratified and approved.

4.	The Company is hereby authorized to apply for a final order from the Court to approve the Arrangement on the terms set forth in the Agreement and the Plan of Arrangement.
5.
Notwithstanding that this resolution has been passed (and the Plan of Arrangement adopted) by the holders of common shares of the Company or that the Arrangement has been approved by the Court, the directors of the Company are hereby authorized and empowered, without further notice to or approval of the shareholders of the Company: (i) to amend, modify or supplement the Agreement or the Plan of Arrangement to the extent permitted by the Agreement or the Plan of Arrangement, as applicable; and (ii) subject to the terms of the Agreement, not to proceed with the Arrangement and any related transactions.

6.
Any officer or director of the Company is hereby authorized and directed for and on behalf of the Company to execute and deliver for filing with the Director under the OBCA and to deliver or file all such other documents and instruments as are necessary or desirable to give effect to the Arrangement in accordance with the Agreement, such determination to be conclusively evidenced by the execution and delivery of such articles of arrangement or any such other document or instrument.

7.
Any officer or director of the Company is hereby authorized and directed for and on behalf of the Company to execute or cause to be executed, and to deliver or cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as, in such person’s opinion, may be necessary or desirable to give full force and effect to the foregoing resolution and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such other document or instrument or the doing of any other such act or thing.

C-1

SCHEDULE D
EXECUTIVE COMPENSATION RESOLUTION
BE IT RESOLVED THAT the Primo Shareowners approve, on an advisory basis, the compensation that will or may become payable by Primo Water to the Named Executive Officers (as defined in the Circular) that is based on or otherwise relates to the transactions described in the management information circular and proxy statement dated as of [•], 2024 (the “Circular”) and as disclosed pursuant to Item 402(t) of Regulation S-K in the section of the Circular titled “Description of the Transaction — Interests of the Company’s Directors and Management in the Transaction”.
D-1

SCHEDULE E
INTERIM ORDER
[•]
E-1

SCHEDULE F
NOTICE OF APPLICATION
[•]
F-1

SCHEDULE G
INFORMATION RELATING TO THE COMPANY
Notice to Reader
The following information provided by the Company is presented on a pre-Transaction basis (except where otherwise indicated) and reflects the current business, financial and share capital position of the Company. This information should be read in conjunction with the documents incorporated by reference into this “Schedule G — Information Relating to the Company” and the information concerning the Company appearing elsewhere in this Circular. Capitalized terms used but not otherwise defined in this “Schedule G — Information Relating to the Company” shall have the meanings ascribed to them under “Glossary” in this Circular.
All dollar amounts included herein are in United States dollars unless otherwise stated.
Forward-Looking Statements
Certain statements contained in this “Schedule G — Information Relating to the Company”, and in the documents incorporated by reference herein, constitute forward-looking statements and forward-looking information (collectively referred to as “forward-looking statements”) within the meaning of applicable Securities Laws. Such forward-looking statements convey management’s expectations as to the future based on plans, estimates and projections at the time of such statements and relate to future events or Primo Water’s future performance. See “Management Information Circular — Cautionary Statement Regarding Forward-Looking Statements”. Readers should also carefully consider the matters and cautionary statements discussed under the heading “Risk Factors” in this Circular and the Annual Report (as defined below).
Documents Incorporated by Reference
Information has been incorporated by reference in this Circular from documents filed by Primo Water with securities commissions or similar authorities in each of the provinces and territories of Canada and filed with, or furnished to, the SEC. Copies of the documents incorporated herein by reference may be obtained on request without charge by contacting Primo Water’s Investor Relations Department by telephone at (813) 544-8515 or by email at investorrelations@primowater.com. In addition, copies of the Primo Water documents incorporated herein by reference may be obtained by accessing the disclosure documents available on SEDAR+ at www.sedarplus.ca and EDGAR at www.sec.gov. The Company’s filings through SEDAR+ and EDGAR are not incorporated by reference in this Circular except as specifically set out herein.
The following documents, filed by the Company with the securities commissions or similar regulatory authorities in the provinces and territories of Canada and available on SEDAR+ at www.sedarplus.ca and EDGAR at www.sec.gov, are specifically incorporated by reference into, and form an integral part of, this Circular:
(a)
the Company’s annual report on Form 10-K for the fiscal year ended December 30, 2023, containing the consolidated balance sheets of the Company as of December 30, 2023, and December 31, 2022, and the related consolidated statements of operations, income, equity, and cash flows for each of the three years preceding the period ended December 30, 2023, together with the notes thereto, filed in lieu of an annual information form, filed on SEDAR+ on February 28, 2024 and on EDGAR on February 28, 2024 (the “Annual Report”);

(b)
the Company’s audited consolidated financial statements for the fiscal year ended December 30, 2023, containing the consolidated balance sheets of the Company as of December 30, 2023, and December 31, 2022, and the related consolidated statements of operations, income, equity, and cash flows for each of the three years preceding the period ended December 30, 2023, together with the notes thereto, filed on SEDAR+ on February 28, 2024 and on EDGAR on February 28, 2024 (the “Annual Financial Statements”);

(c)
the Company’s management’s discussion and analysis of financial condition and results of operations for the fiscal year ended December 30, 2023, filed on SEDAR+ on February 28, 2024 and on EDGAR on February 28, 2024 (the “Annual MD&A”);

(d)
the Company’s unaudited interim consolidated financial statements for the six months ended June 29, 2024, together with the notes thereto, filed on SEDAR+ on August 8, 2024 and on EDGAR on August 8, 2024 (the “Interim Financial Statements”);

(e)
the Company’s management’s discussion and analysis of financial condition and results of operations for the six months ended June 29, 2024, together with the notes thereto, filed on SEDAR+ on August 8, 2024 and on EDGAR on August 8, 2024 (the “Interim MD&A”);

(f)	the Company’s proxy circular filed on SEDAR+ on March 28, 2024 and EDGAR on March 28, 2024, in connection with its 2024 Annual and Special Meeting of Primo Shareowners;
(g)	the Company’s current report on Form 8-K filed on EDGAR on July 15, 2024 and SEDAR+ on July 15, relating to the Company’s amendment to its credit facilities;
(h)	the Company’s current report on Form 8-K filed on EDGAR on June 18, 2024 and SEDAR+ on June 19, 2024, relating to the Company’s execution of the Arrangement Agreement;
(i)
the Company’s current report on Form 8-K filed on EDGAR on January 2, 2024 and SEDAR+ on January 2, 2024, relating to the Company’s execution of a Deed of Amendment with respect to a previously announced Purchase Agreement entered into between the Company and the European Purchaser regarding the sale of the Company’s European Business and the closing of same;

(j)	the material change report filed on SEDAR+ on June 19, 2024, relating to the Company’s execution of the Arrangement Agreement; and
(k)	the material change report filed on SEDAR+ on January 2, 2024, relating to the closing of the Company’s sale of its European Business.
Any documents of the type required by Item 11.1 of Form 44-101F1 — Short Form Prospectus to be incorporated by reference in a short form prospectus, including any material change reports (excluding confidential reports), comparative interim financial statements, comparative annual financial statements and the auditor’s report thereon, management’s discussion and analysis of financial condition and results of operations, information circulars, annual information forms and business acquisition reports, and any other document which indicates on the cover page thereof that it is incorporated by reference in this Circular, that is filed by Primo Water with Canadian securities regulators on SEDAR+ at www.sedarplus.ca after the date of this Circular and before the Meeting, are deemed to be incorporated by reference into this Circular. All such documents will also be filed with or furnished to the SEC by the Company and will be available under the Company’s issuer profile on EDGAR at www.sec.gov.
Any statement contained in this Circular or in any other document incorporated or deemed to be incorporated by reference in this Circular shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference in this Circular modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document which it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not constitute a part of this Circular except as so modified or superseded.
Information contained in or otherwise accessed through the Company’s website, www.primowatercorp.com, or any other website does not form part of this Circular. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to Primo Water and readers should review all information contained in this Circular and the documents incorporated or deemed to be incorporated by reference herein.
Background
Primo Water is a leading North America-focused pure-play water solutions provider that operates largely under a recurring revenue model in the large format water category (defined as 3 gallons or greater). The Company was incorporated in 1955 as “Cott Corporation” and for most of its history, was a supplier of private label products to retailers in Canada, the U.S., and the U.K. By the year 2000, the Company had a diverse collection of private label products, including sugary sweetened beverages, pet food and frozen food. During the 2000s, the Company began to shift its focus towards the growing category of water and away from sugary sweetened beverages. Consistent with the Company’s strategy of transitioning to a pure-play water solutions provider, the Company has completed the following key transactions: (i) on January 30, 2018, the Company completed the sale of its carbonated soft drinks and juice businesses and its Royal Crown International finished goods export business to Refresco Group B.V.; (ii) on

February 28, 2020, the Company completed the sale of its coffee, tea, and extract solutions business, S. & D. Coffee, Inc., to Westrock Coffee Company, LLC; and (iii) on March 2, 2020, the Company acquired Primo Water Corporation (the “Legacy Primo Acquisition”). In connection with the closing of the Legacy Primo Acquisition, the Company changed its name to “Primo Water Corporation.”
The Company was continued from the Canadian Business Corporations Act to the OBCA on July 7, 2021, and is now governed by the OBCA. The Company’s registered Canadian office is located at 1200 Britannia Road East, Mississauga, Ontario, L4W 4T5, Canada, and its principal executive head office is located at 1150 Assembly Drive, Suite 800, Tampa, Florida, 33607, United States. The Primo Shares are listed and posted for trading on the NYSE and the TSX under the symbol “PRMW.”
Corporate Structure
The following is a list of the Company’s material and other subsidiaries, including their respective jurisdiction of incorporation as of the date of this Circular. All of the Company’s material subsidiaries are wholly-owned.
Company’s material subsidiaries	Jurisdiction of incorporation
Aquaterra Corporation	Canada
Café Espresso Italia Ltd.	Israel
Cott Beverages Luxembourg S.à r.l.	Luxembourg
Cott Cayman	Cayman Islands
Cott Retail Brands Limited	United Kingdom
Cott Switzerland GmbH	Switzerland
Decantae Mineral Water Limited	United Kingdom
Dispensing Coffee Club (IAI-2003) Ltd.	Israel
DS Services of America, Inc.	Delaware
Eden Springs UK Limited	United Kingdom
Entrepure Industries LLC	Colorado
Fonthill Waters Limited	United Kingdom
Garraways Ltd.	United Kingdom
Hydropure Distribution Ltd.	United Kingdom
Kafevend Group Limited	United Kingdom
Kafevend Holdings Limited	United Kingdom
Mey Eden Limited	Israel
Old WCS (Bottlers) Limited	United Kingdom
Primo Customer Care, LLC	Delaware
Primo Products, LLC	North Carolina
Primo Water Financing One LLC	Delaware
Primo Water Holdings Inc.	Delaware
Primo Water Holdings UK Limited	United Kingdom
Primo Water Malta Holdings Ltd.	Malta
Primo Water Malta Operations Ltd.	Malta
Pure Choice Watercoolers Ltd.	United Kingdom
The Shakespeare Coffee Company Ltd.	United Kingdom
Water Coolers (Scotland) Limited	United Kingdom
Description of Business
Overview
Primo Water is a leading North America-focused pure-play water solutions provider that operates largely under a recurring revenue model in the large format water category (defined as three gallons or greater). This business strategy is commonly referred to as “razor-razorblade” because the initial sale of a product creates a base of users who frequently purchase complementary consumable products. The razor in Primo Water’s revenue model is its industry leading line-up of innovative water dispensers, which are sold through approximately 11,350 retail locations and online at various price points. The dispensers help increase household and business penetration which drives recurring purchases of Primo Water’s razorblade offering or water solutions. Primo Water’s razorblade offering is comprised of Water Direct, Water Exchange, and Water Reﬁll. Through its Water Direct business, Primo Water delivers sustainable hydration solutions direct to customers, whether at home or to businesses. Through its Water Exchange business, customers visit retail locations and purchase a pre-ﬁlled bottle of water. Once consumed, empty bottles can be exchanged at the Company’s recycling center displays, which provide a ticket that offers a discount toward the purchase of a new bottle. Water Exchange is available in approximately 17,950 retail locations. Through its Water Reﬁll business, customers reﬁll empty bottles at approximately 23,500 self-service reﬁll drinking water stations. Primo Water also offers water ﬁltration units across North America. The Company’s water solutions expand consumer access to purified, spring and mineral water to promote a healthier, more sustainable lifestyle while simultaneously reducing plastic waste and pollution. The Company is committed to its water stewardship standards and is proud to partner with the International Bottled Water Association in North America which ensures strict adherence to safety, quality, sanitation and regulatory standards for the benefit of consumer protection. Environmental stewardship is a part of who the Company is, and Primo Water has worked to progressively achieve carbon neutrality throughout the organization. The Company’s U.S. operations achieved carbon neutral certification in 2020 under the Carbon Neutral Protocol, an international standard administered by Climate Impact Partners.
On November 2, 2023, the Company and Osmosis Buyer Limited, a company incorporated in England and a subsidiary of the Culligan Group (the “European Purchaser”), entered into a Share Purchase Agreement (the “Purchase Agreement”) providing for the sale of Carbon Luxembourg S.à.r.l. and certain of its subsidiaries (the “European Business”). On December 29, 2023, the Company completed the sale of the European Business for aggregate deal consideration of $575.0 million, adjusted for customary purchase price adjustments, resulting in total cash consideration of $565.9 million (the “European Divestiture”). The European Divestiture did not include the Company’s interest in Aimia Foods Limited (“Aimia”), Decantae Mineral Water Limited (“Decantae”), Fonthill Waters Ltd (“Fonthill”), John Farrer & Company Limited (“Farrers”), and the portions of the Eden Springs Netherlands B.V. business located in the United Kingdom, Israel, and Portugal (collectively the “Remaining International Businesses”). The European Business and the Remaining International Businesses are collectively the “International Businesses.” The European Divestiture represents the first of several transactions that are part of a Board-approved plan to sell all of the Company’s international businesses, representing a strategic shift in the Company’s operations. Following the European Divestiture in 2023, the Company completed the sale of Aimia in June 2024 and the sale of its business located in Portugal in July 2024. Accordingly, the International Businesses are presented herein as discontinued operations for all periods presented. See Note 2 to the Annual Financial Statements, which are contained in the Annual Report, for additional information on discontinued operations. Unless otherwise noted, discussion within Part I and Part II of the Annual Report relates to continuing operations.
Operations
At the beginning of 2023, the Company’s business operated through two reporting segments: (i) North America, which included the Company’s DS Services of America, Inc. (“DSS”), Aquaterra Corporation (“Aquaterra”), Mountain Valley Spring Company (“Mountain Valley”) and the businesses associated with the acquisition of Primo Water Corporation (“Legacy Primo”); and (ii) Europe, which included the European business of Eden Springs Netherlands B.V. (“Eden Europe”), and the Company’s Decantae and Fonthill businesses. The Other category included the Israel business of Eden (“Eden Israel”), and the Company’s Aimia and Farrers businesses, as well as the Company’s corporate oversight function and other miscellaneous expenses.
During the fourth quarter of 2023, the Company reviewed and realigned its reporting segments to exclude the businesses within discontinued operations which reflects how the business will be managed and results will be evaluated by the CEO, who is the Company’s chief operating decision maker. Following such review, the Company’s one reporting segment is North America, which includes the Company’s DSS, Aquaterra, Mountain Valley and Legacy Primo businesses. The Other category includes the Company’s corporate oversight function and other miscellaneous expenses and the results of the Company’s business in Russia prior to the exit of the business during the third quarter of 2022.
Recent Developments
On June 16, 2024, the Company entered into the Arrangement Agreement with the BlueTriton Parties. For a full description of the Transaction and the Arrangement Agreement, see the sections of this Circular entitled “Description of the Transaction” and “The Arrangement Agreement” of this Circular.

There have been no further material developments in the business of the Company since the Interim Financial Statements that have not otherwise been disclosed in this Circular or the documents incorporated by reference herein.
Description of Capital Structure
The following is a summary of certain attributes and characteristics of the Company’s capital structure. This summary does not purport to be complete.
Primo Shares
The authorized share capital of the Company consists of an unlimited number of Primo Shares and an unlimited number of Preferred Shares (as defined below).
As of August 2, 2024: (i) 160,312,986 Primo Shares were issued and outstanding; (ii) no Preferred Shares were issued and outstanding; (iii) 7,701,820 Primo Shares were reserved and available for issuance pursuant to the Primo Stock Plans, and pursuant to such Primo Stock Plans (A) 1,356,992 Primo Shares were subject to outstanding Primo Options and (B) 2,159,016 Primo Shares were subject to outstanding time-based and performance-based restricted share unit awards (being 793,040 Primo RSUs and 1,365,976 Primo PSUs); and (iv) 232,558 Primo Shares were subject to outstanding Primo RSUs pursuant to an inducement award granted to Robbert Rietbroek in connection with the commencement of his employment with Primo Water.
Except as set forth above, as of August 2, 2024, no Equity Interests in the Company are issued, reserved for issuance or outstanding.
All outstanding Primo Shares are, and all such shares that may be issued prior to the Closing will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.
Rights Attaching to Primo Shares
The following description of the Primo Shares and provisions of the Company’s Articles of Continuance dated July 7, 2021 (the “Articles”), and by-laws is only a summary. The description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the Articles and by-laws, which are available under the Company’s profile on SEDAR+ at www.sedarplus.ca and EDGAR at www.sec.gov.
(A)	Voting Rights
Each Primo Shareowner is entitled to one vote for each share on all matters submitted to a vote of the Primo Shareowners (except meetings at which only holders of another specified class or series of shares are entitled to vote), including the election of the Company’s directors. The rights attached to the Primo Shares do not provide for cumulative voting rights or preemptive rights. Accordingly, the holders of a majority of the outstanding Primo Shares entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.
(B)	Dividend Rights
Subject to limitations under the OBCA, preferences that may apply to any outstanding preferred shares, and contractual restrictions, Primo Shareowners are entitled to receive ratably dividends or other distributions when and if declared by the Board. There are certain restrictions on the payment of dividends under the Primo Revolving Credit Facility and the indentures governing the Primo Senior Notes and there are certain provisions in the Arrangement Agreement relating to the declaration and payment of dividends by the Company prior to the Closing. In addition to such restrictions, whether any future dividends are paid to Primo Shareowners will depend on decisions that will be made by the Board and will depend on then existing conditions, including the Company’s financial condition, contractual restrictions, corporate law restrictions, capital requirements and business prospects. Under the OBCA, the Company may pay dividends unless there are reasonable grounds for believing that (i) the Company is, or would after such payment be, unable to pay its liabilities as they become due or (ii) the realizable value of the Company’s assets would be less than the aggregate of its liabilities and stated capital of all classes of shares.
(C)	Rights on Liquidation, Dissolution or Winding Up
In the event of any liquidation, dissolution or winding-up or other distribution of the Company’s assets among Primo Shareowners for the purpose of winding-up the Company’s affairs, subject to any preferences that may apply to any outstanding preferred shares and to any other class or series of shares which rank prior to the Primo Shares, the Primo Shares shall be entitled to receive the Company’s remaining property.

Preferred Shares
Pursuant to the Articles, the Company is authorized to issue: (i) an unlimited number of first preferred shares issuable in series; (ii) an unlimited number of first series of first preferred shares designated as Series A Convertible First Preferred Shares; (iii) an unlimited number of second series of first preferred shares designated as Series B Non-Convertible First Preferred Shares; (iv) an unlimited number of second preferred shares issuable in series; and (v) an unlimited number of first series of second preferred shares designated as convertible, participating voting Second Preferred Shares, Series 1 (the shares described in clauses (i) through (v) collectively, the “Preferred Shares”).
As of August 2, 2024, no Preferred Shares were outstanding.
The Board shall, subject to the Articles and the OBCA, fix, by resolution duly passed before the issuance of Preferred Shares, the designation, rights, privileges, restrictions and conditions attaching to each series of the Preferred Shares. The Preferred Shares shall be entitled to priority over the Primo Shares and all other shares ranking junior to the Preferred Shares with respect to the payment of dividends and the distribution of the Company’s assets in the event of any liquidation, dissolution or winding-up or other distribution of the Company’s assets among the Primo Shareowners for the purpose of winding-up its affairs. Except as otherwise provided by the Articles, law or as may be required by the rules of the applicable national securities exchange or quotation service, the holders of the Preferred Shares shall not be entitled to vote at any meeting of the Primo Shareowners.
Primo Equity Awards
As of August 2, 2024, 1,356,992 Primo Options, 793,040 Primo RSUs and 1,365,976 Primo PSUs were outstanding pursuant to the Primo Stock Plans.
Effective January 1, 2024, Robbert Rietbroek was appointed as the Company’s CEO and to serve as a director on the Board. In connection with the commencement of Mr. Rietbroek’s employment with Primo Water. Mr. Rietbroek was granted a one-time inducement award comprised of 232,558 Primo RSUs. Such Primo RSUs were granted outside of the Primo Stock Plans, but are subject to the same terms and conditions as if granted under the Primo Water Corporation 2018 Equity Incentive Plan, as amended. Except for this one-time inducement award granted to Mr. Rietbroek, no Primo Equity Awards have been granted outside of a Primo Stock Plan.
Other
Except for any obligations pursuant to the Arrangement Agreement or as otherwise set forth above, as of August 2, 2024, there were no options, warrants, rights, convertible or exchangeable securities, stock based performance units, Contracts or undertakings of any kind to which the Company is a party or by which the Company is bound: (i) obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional Equity Interests in, or any security convertible or exchangeable for any Equity Interest in, the Company or of any of its Subsidiaries; (ii) obligating the Company to issue, grant or enter into any such option, warrant, right, security, unit, Contract or undertaking; or (iii) giving any Person the right to receive any economic interest of a nature accruing to the Primo Shareowners, and since the date of the Interim Financial Statements, none of the foregoing has been issued.
There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock or options, warrants, rights, convertible or exchangeable securities, stock based performance units or other rights to acquire shares of capital stock of the Company.
Consolidated Capitalization
There have been no material changes in the Company’s consolidated capitalization since the date of the Interim Financial Statements, except as set forth in this Circular. See the Interim Financial Statements and the Interim MD&A, which are incorporated by reference in this Circular, for additional information with respect to the Company’s consolidated capitalization. See also “Schedule K — Unaudited Pro Forma Condensed Combined Financial Statements” for more information about NewCo’s consolidated capitalization both before and after giving effect to the Transaction.
Dividends
The Company has paid quarterly cash dividends since 2012. Most recently, the Board declared a dividend of $0.09 per Primo Share, which will be paid in cash on September 5, 2024, to Primo Shareowners of record at the close of business on August 22, 2024. However, there can be no assurance that the Company will continue to declare dividends in the future. The declaration and payment of future dividends on the Primo Shares is subject to, among other things, the best interests of the Company, the Company’s results of operations, cash balances and future cash requirements, financial condition, statutory regulations and covenants and other restrictions on payment set forth in the instruments governing the Company’s indebtedness in effect from time to time, including certain restrictions on paying dividends or making distributions under the Primo Revolving Credit Facility and the indentures governing the Primo Senior Notes. See the section entitled “The Arrangement Agreement — Treatment of Primo Water Securities; Plan of Arrangement — Primo Senior Notes” of this Circular for further information about the Primo Senior Notes.
Primo Shareowners may be entitled to received the Primo Special Dividend from the Company prior to the Closing. See the section of this Circular entitled “The Arrangement Agreement — Dividends” for further information.
Trading Price and Volume of the Company Shares
The Primo Shares are listed and posted for trading on the NYSE and the TSX under the symbol “PRMW.”
The following table sets out the closing price range and average daily volumes traded or quoted on a monthly basis on the NYSE for the last 12-month period.
		Average Daily
Month	High ($)	Low ($)	Total Volume (#)
August 2023	15.40	13.67	21,448,334
September 2023	15.20	13.80	20,205,757
October 2023	13.87	12.98	19,180,933
November 2023	14.89	13.18	22,920,465
December 2023	15.54	14.58	13,677,435
January 2024	15.36	14.28	17,134,794
February 2024	16.28	14.35	20,964,780
March 2024	18.35	16.15	25,304,899
April 2024	18.97	17.51	20,289,663
May 2024	22.65	19.00	34,143,975
June 2024	22.91	21.86	32,096,719
July 2024	21.93	20.40	26,756,405
August 1 - 7, 2024	22.18	21.53	5,535,663
As of the close of business on August 7, 2024, the last trading day prior to the filing of this Circular, the closing price of the Primo Shares on the NYSE was $21.80.
The following table sets out the closing price range and average daily volumes traded or quoted on a monthly basis on the TSX for the last 12-month period.
		Average Daily
Month	High (C$)	Low (C$)	Total Volume (#)
August 2023	20.88	18.35	2,130,488
September 2023	20.69	18.73	1,561,497
October 2023	19.10	18.02	1,365,854
November 2023	20.50	18.30	1,968,642
December 2023	20.92	19.70	1,413,160
January 2024	20.48	19.30	1,773,646
February 2024	22.10	19.44	2,802,937
March 2024	24.97	21.88	1,956,495
April 2024	25.96	24.10	2,253,546
May 2024	31.15	26.14	2,722,228
June 2024	31.53	29.90	3,186,179
July 2024	30.29	28.01	3,042,581
August 1 - 7, 2024	30.77	29.97	518,667
As of the close of business on August 7, 2024, the last trading day prior to the filing of this Circular, the closing price of the Primo Shares on the TSX was C$29.94.

Prior Sales
The following tables set forth the details regarding all issuances of Primo Shares, including issuances of all securities convertible or exercisable into, or, at the option of the holder, redeemable upon settlement for, Primo Shares for the 12-month period prior to the date hereof.
Issuance of Primo Shares / Company Options
Date of Issuance	Security Issued	Reason for Issuance	Number of Securities Issued	Issue Price per Security(1)(2)
August 28, 2023	Primo Shares	Vesting of Primo RSUs	661	$14.93
September 5, 2023	Primo Shares	Vesting of Primo RSUs	691	$15.26
September 7, 2023	Primo Shares	Primo Shares issued pursuant to the Company’s dividend reinvestment plan	348	$15.21
September 21, 2023	Primo Shares	Exercise of Primo Options	21,994	$14.74
October 31, 2023	Primo Shares	Q3 2023 ESPP	34,847	$11.22
November 7, 2023	Primo Shares	Exercise of Primo Options	3,278	$14.74
November 9, 2023	Primo Shares	Vesting of Primo RSUs	180	$14.79
December 1, 2023	Primo Shares	Primo Shares issued pursuant to the Company’s dividend reinvestment plan	427	$14.34
December 12, 2023	Primo Shares	Vesting of Primo RSUs	164,971	$14.68
January 2, 2024	Primo Shares	Vesting of Primo PSUs	35,467	$15.05
January 19, 2024	Primo Shares	Q4 2023 ESPP	28,341	$12.04
January 2024	Primo Shares	Vesting of Primo RSUs	14,725	$14.97
February 2024	Primo Shares	Vesting of Primo RSUs	4,478	$15.19
February 2024	Primo Shares	Vesting of Primo PSUs	272,311	$14.56
February 2024	Primo Shares	Exercise of Primo Options	341,405	$15.79
March 19, 2024	Primo Shares	Vesting of Primo PSUs	1,365	$14.56
March 25, 2024	Primo Shares	Primo Shares issued pursuant to the Company’s dividend reinvestment plan	902	$18.48
March 26, 2024	Primo Shares	Vesting of Primo RSUs	4,015	$18.35
March 2024	Primo Shares	Exercise of Primo Options	106,353	$17.26
April 4, 2024	Primo Shares	Q1 2024 ESPP	39,329	$13.82
April, 2024	Primo Shares	Exercise of Primo Options	265,903	$18.23
May 9, 2024	Primo Shares	Director share grant	46,991	$20.11
May 28, 2024	Primo Shares	Vesting of Primo RSUs	1,445	$22.16
May 2024	Primo Shares	Exercise of Primo Options	524,209	$20.57
June 14, 2024	Primo Shares	Vesting of Primo PSUs	12,691	$22.91
June 2024	Primo Shares	Vesting of Primo RSUs	10,983	$22.64
June 18, 2024	Primo Shares	Primo Shares issued pursuant to the Company’s dividend reinvestment plan	824	$22.74
June 2024	Primo Shares	Exercise of Primo Options	29,670	$23.74
July 3, 2024	Primo Shares	Q2 2024 ESPP	23,837	$16.40
Notes:
(1)	With respect to Primo RSUs and Primo PSUs, the issue price per security represents the closing price on the Primo Shares on the NYSE on the vesting date of such Primo RSUs and Primo PSUs.
(2)
Multiple issuances of one type of security for the same reason occurring in the same month have been aggregated in this table. Where such issuances have been aggregated, this column presents the weighted average issue price for all such securities issued in the applicable month.

Award of Company RSUs or Company PSUs
Date of Issuance	Security Issued	Reason for Issuance	Number of Securities Issued	Issue Price per Security
December 8, 2023	Primo RSUs	Granted under the Primo Stock Plans	211,929	$14.71
December 8, 2023	Primo PSUs	Granted under the Primo Stock Plans	205,725	$14.71
December 8, 2023	Primo PSUs	Granted under the Primo Stock Plans	205,680	$22.70
January 1, 2024	Primo PSUs	Granted under the Primo Stock Plans	65,781	$15.05
January 1, 2024	Primo PSUs	Granted under the Primo Stock Plans	65,780	$22.70
January 1, 2024	Primo RSUs	Granted under the Primo Stock Plans	67,774	$15.05
January 1, 2024	Primo RSUs	Granted to Robbert Rietbroek as a one-time inducement award	232,558	$15.05
Interest of Informed Persons in Material Transactions
Other than as set forth in this Circular under the section entitled “Description of the Transaction — Interests of the Company’s Directors and Management in the Transaction”, there were no material interests, direct or indirect, of the Company’s directors or executive officers, or any director or executive officer of a subsidiary of the Company or any Person who beneficially owns, or controls or directs, directly or indirectly, more than 10% of the outstanding Primo Shares, or any associate or affiliate of such Persons, in any transaction since the commencement of the Company’s last completed financial year or in any proposed transaction which has materially affected, or would materially affect, the Company or any of its Subsidiaries.
Material Contracts
Except as otherwise disclosed in this Circular and in the Annual Report, or in subsequent Current Reports on Form 8-K, during the 12 months prior to the date of this Circular, the Company has not entered into any Contracts, nor are there any Contracts still in effect, that are material to the Company or any of its Subsidiaries, other than Contracts entered into in the ordinary course of business.
Auditor, Transfer Agent and Registrar
The Company’s auditor is PwC and its registrar and transfer agent for the Primo Shares in Canada is Computershare Investor Services Inc. at its offices in Montreal, Quebec and in Toronto, Ontario, Canada and, in the United States, is Computershare Trust Company N.A., at its offices in Canton, Massachusetts, in Jersey City, New Jersey and in Louisville, Kentucky.
Risk Factors
An investment in the securities of the Company and the completion of the Transaction involve certain risks. In addition to considering the other information in this Circular, including the risk factors relating to the Arrangement set forth under the section entitled “Risk Factors” in this Circular, readers should carefully consider the risk factors described under the heading “Risk Factors” in the Company’s Annual Report and Interim MD&A, each of which is incorporated by reference in this Circular. If any of the identified risks were to materialize, the Company’s business, financial position, results and/or future operations may be materially affected. The risk factors identified in this Circular and the documents incorporated by reference are not exhaustive and other factors may arise in the future.
Additional Information
Additional information relating to the Company is available on SEDAR+ at www.sedarplus.ca and EDGAR at www.sec.gov. Financial information concerning the Company is provided in the Annual Report, the Annual Financial Statements, the Interim Financial Statements, the Annual MD&A and the Interim MD&A, which can be accessed on SEDAR+ at www.sedarplus.ca and EDGAR at www.sec.gov. The information contained on, or accessible through, any of these websites is not incorporated by reference into this Circular and is not, and should not be considered to be, a part of this Circular unless it is explicitly so incorporated. See “Documents Incorporated by Reference” above.
Primo Shareowners may contact Primo Water’s Investor Relations Department by telephone at (813) 544-8515 or by email at investorrelations@primowater.com to request copies of the Company’s Financial Statements and management’s discussion and analysis. Copies of this Circular and other meeting materials may also be found under the Company’s issuer profiles on SEDAR+ at www.sedarplus.ca and EDGAR at www.sec.gov.

SCHEDULE H
INFORMATION RELATING TO BLUETRITON
Notice to Reader
Unless otherwise expressly stated or the context otherwise requires, references to “BlueTriton,” the “Company,” “we,” “our” or “us” within this “Schedule H — Information Relating to BlueTriton” refer to Triton Water Parent, Inc. and its subsidiaries. The following information concerning BlueTriton is presented on a pre-Transaction basis (except where otherwise indicated) and should be read in conjunction with the information concerning BlueTriton appearing elsewhere in this Circular, including “Schedule M — BlueTriton Financial Statements,” “Schedule N — Management’s Discussion and Analysis of Financial Condition and Results of Operations of BlueTriton” and the section “Risk Factors” provided in this Schedule H. Capitalized terms used but not otherwise defined in this “Schedule H — Information Relating to BlueTriton” shall have the meanings ascribed to them under “Schedule Q — Glossary of Defined Terms” in this Circular.
Forward-Looking Statements
Certain statements contained in this “Schedule H — Information Relating to BlueTriton” constitute forward-looking statements and forward-looking information (collectively referred to as “forward-looking statements”) within the meaning of applicable Securities Laws. Such forward-looking statements relate to future events or BlueTriton’s future performance. See “Management Information Circular — Cautionary Statement Regarding Forward-Looking Statements.” Readers should also carefully consider the matters and cautionary statements discussed under the heading “Risk Factors” in this “Schedule H — Information Relating to BlueTriton.”
Our Company
Our Corporate Information
Triton Water Parent, Inc. is a Delaware corporation incorporated on February 3, 2021. We operate primarily through our wholly owned subsidiaries, including Triton Water Holdings, Inc.
Our principal executive office is located at 900 Long Ridge Road, Building 2, Stamford, Connecticut 06902-1138, United States, our phone number is (203) 863-0451 and our website is www.bluetriton.com. We have included our website address in this Circular as an inactive textual reference only. The information contained on, or that can be accessed through, our website is not a part of, and should not be considered as being incorporated by reference into, this Circular.
The following table presents BlueTriton’s material subsidiaries, including their respective jurisdiction of incorporation. All of BlueTriton’s material subsidiaries are wholly-owned.
Company’s Material Subsidiaries	Jurisdiction of Formation
Triton Water Intermediate, Inc.	Delaware
Triton Water Holdings, Inc.	Delaware
Triton Water Canada Holdings, Inc.	British Columbia
BlueTriton Brands Holdings, Inc.	Delaware
BlueTriton Brands, Inc.	Delaware
BlueTriton Brands Services, Inc.	Delaware
Hydration Innovation, LLC	Delaware
Triton US HoldCo, Inc. (NewCo)*	Delaware
Triton Merger Sub 1, Inc. (Merger Sub)*	Delaware
1000922661 Ontario Inc. (Amalgamation Sub)*	Ontario
*	Indicates a subsidiary formed for purposes of the Transaction.
Business Overview
We are a leading provider of water and beverages in the United States and Canada, offering an extensive portfolio of recognizable, responsibly sourced national and regional spring and purified water and beverage brands. For the year ended December 31, 2023, we achieved net sales of $4,698.7 million. Our portfolio of brands includes national and regional spring water brands, national purified water brands and flavored water brands. Our brands include Arrowhead, Deer Park, Ice Mountain, Origin, Ozarka, Poland Spring, Saratoga, Zephyrhills, Pure Life, Ac+ion, Frutitas and Splash Refresher. We manage our business through two operating and reportable segments: Retail and ReadyRefresh.
Our brands are sold primarily through retail channels, including club stores, mass merchandisers, supermarkets, convenience stores and foodservice locations, among others, which accounted for $3,574.0 million of net sales in 2023. In addition to our retail segment (“Retail”), our ReadyRefresh business is a leading provider of a wide range of water and beverage products, along with dispensers to residential, commercial, and retail customers, achieving $1,124.7 million in net sales in 2023. ReadyRefresh’s primary revenue is derived from the sale of three- and five-gallon water bottles. ReadyRefresh also offers an extensive collection of beverages for immediate consumption and multi-serve purposes, including bottled waters, energy drinks, coffee, and tea, alongside cups from BlueTriton brands as well as other reputable names. Our offerings also encompass water coolers, sanitation services, maintenance kits, filtration solutions, and an environmentally conscious reverse logistics system that repurposes returnable bottles.
We are a leading cost competitive producer of branded bottled water in North America as a result of our extensive, regionally-based distribution network, well-invested facilities and vertical integration. We maintain an asset base of production facilities across the United States and Canada, and we employ co-manufacturers and co-packers throughout the United States. To source supply, we own, lease or have rights to collect water from more than 50 active spring sites across North America and currently utilize less than 50% of permitted annual capacity as of December 31, 2023. As sustainable stewards of these sites, we work to safeguard the watersheds surrounding many of our springs with over 20,000 acres of owned land, helping to preserve and protect spring source quality and quantity. Our broad footprint of springs and facilities allows us to regionally source and bottle water on a national basis, providing customer proximity and cost competitive delivery. Furthermore, our extensive spring network has enabled us to develop and offer locally branded products that are sourced directly from the regions in which they are sold, representing an important value proposition to our end consumers.
Once sourced, spring water is delivered by either pipeline or tanker to factories for bottling, with all other water resources delivered via pipeline. Production of our national purified water brands occurs in facilities closest to consumer markets, while production of our regional spring water brands occurs in factories closest to the spring sources.
We are committed to environmental stewardship and mindful of our environmental, social and economic impact. Additionally, we employ rigorous sourcing standards in an effort to provide the highest quality water from source to bottle as well as to support the long-term sustainability of our natural springs, including monitoring and stewardship by our natural resources teams who study water flow volumes, water quality and groundwater replenishment at our spring water sites. Our Ontario, California bottling facility became the first food and beverage facility in the world, and the first facility of any kind in North America, to earn Platinum certification under the Alliance for Water Stewardship (“AWS”) Standard, which is the first comprehensive global standard for measuring responsible water stewardship across social, cultural, environmental and economic criteria. This certification is reflective of our deep commitment to meeting high standards of water stewardship and contributing positively to the people, economy and environment within the regions where we operate.
We are also committed to helping reduce the environmental impact of the packaging used, including efforts to significantly increase our use of recyclable, reusable and low impact packaging, as well as broadly helping to promote a circular economy that encourages recycling and the reuse of plastic for packaging. Our ReadyRefresh business offers our brands in reusable and refillable containers to over one million homes and offices, exemplifying our circular practices in action.
Retail
Our Retail segment sells our products through broad distribution channels. We serve a strong and diverse customer base comprising a nationally recognized collection of industry-leading retailers. With a broad selection of product offerings in different packaging options, our role as a leading supplier for U.S. bottled water and beverages is underscored by the widespread recognition of our spring water and purified water brands. We are an invaluable partner for our Retail customers, not only because our products directly contribute to their sales and profit from water and beverage sales, but also because we believe they attract consistent customer traffic which boosts overall sales within their stores. In addition to our branded products, we also selectively offer private label bottled water where we have available capacity. For the year ended December 31, 2023, our Retail segment generated net sales of approximately $3,574.0 million.
ReadyRefresh
Our ReadyRefresh segment is a leading provider of our regional and national water and beverage brands and water dispensers delivered directly to homes, offices, businesses and retailers in various regions throughout the United States. While a majority of sales are generated from large format products such as three- and five-gallon jugs, ReadyRefresh also offers case pack bottled water and occasion pack bottled water, along with energy drinks, coffee, tea and cups, both from our brands and others, as well as water coolers, professional cleaning services, cleaning service kits and filtration products. We also operate a reverse logistics whereby we pick up returnable bottles for re-use as part of our delivery service. Through our easy-to-use online and mobile application ordering systems, ReadyRefresh represents a highly convenient and economical solution for accessing our industry-leading brands as well as products from other consumer product companies. The platform utilizes a recurring order business model, which generates recurring demand. Our ReadyRefresh segment serves over 1.3 million customers through a regionally-based infrastructure of 76 distribution branches strategically located throughout the United States. Through this infrastructure and via third-party partnerships and distributors, we are capable of reaching a majority of the United States population. We believe we are well-positioned to continue growing ReadyRefresh as it benefits from favorable macroeconomic tailwinds in convenience, health, sustainability and direct-to-consumer e-commerce. For the year ended December 31, 2023, ReadyRefresh generated net sales of $1,124.7 million.
The Acquisition from Nestlé
On February 3, 2021, Triton Water Parent, Inc. and its wholly-owned subsidiary, Triton Water Holdings, Inc., were incorporated for the purpose of the acquisition by an affiliate of One Rock Capital Partners, LLC (together with its affiliates, “One Rock”) in connection with the Nestlé Acquisition (as defined herein). On February 16, 2021, we entered into that certain stock and asset purchase agreement, by and between Triton Water Holdings, Inc. and Nestlé S.A., pursuant to which all of the equity interests of Nestlé Waters North America Holdings, Inc. (“NWNA”) were acquired along with the acquisition of certain assets and assumption of certain liabilities of Nestlé Canada Inc. from Nestlé S.A. (the “Nestlé Acquisition”). The Nestlé Acquisition closed on March 31, 2021. In connection with these transactions, Triton Water Holdings, Inc. entered into the BlueTriton Senior Secured Credit Facilities and completed the offering of the BlueTriton Senior Notes, each as defined and detailed in “Schedule N — Management’s Discussion and Analysis of Financial Condition and Results of Operations of BlueTriton.”
NWNA consisted of the former United States and Canadian water operations of Nestlé S.A. and offered an extensive portfolio of recognizable, responsibly sourced and sustainably packaged regional spring water and national purified water brands that are sold to retailers or direct-to-consumer through ReadyRefresh. The acquisition strengthened the Company’s commitment to being at the forefront of sustainable water management, advancing recycling and waste reduction and partnering with local communities.
Following the completion of the Company’s acquisition, the business began operating under the names BlueTriton Brands and BlueTriton Brands Canada. Subsequent to the acquisition, the legal name of NWNA was changed to BlueTriton Brands, Inc.
The Saratoga Acquisition
In November 2021, BlueTriton completed the acquisition of certain assets of Saratoga Spring Water Company, a producer of premium domestic spring water sold to distributors and retailers.
Our Competitive Strengths
An Industry Leader with Highly Recognizable Brands
We are a leading provider of bottled water in the United States and Canada, with a diversified portfolio of brands, some of which have been in existence for over a century. The quality of our brands is supported by branding and marketing programs that resonate with consumers in each respective region. Our marketing strategy and the longstanding history of our reputable brands have resulted in a high degree of consumer awareness for and trust in our brands. We believe this drives a significant value to consumers of bottled water who tend to exhibit high degrees of loyalty towards their primary brands of choice. In addition to our broad and diverse portfolio of spring water brands, our national purified water brand, Pure Life, is present across many households in the United States and thus benefits from significant consumer awareness.
A Leading Position in a Consistently Growing Category with Attractive Consumer Trends
In the United States, bottled water remains one of the largest categories by volume within liquid refreshment beverages, larger than carbonated soft drinks, energy drinks and sports drinks. From 2019 to 2023, total U.S. retail sales of bottled water grew at an approximately 9% compound annual growth rate (“CAGR”), growing in line with other prominent beverage categories including carbonated soft drinks, energy drinks, and sports drinks. In 2016, bottled water per capita consumption in the United States outpaced carbonated soft drink consumption for the first time. As of 2023, volumes sold per buyer for bottled water in the United States was significantly higher than that of carbonated soft drinks, a trend that is expected to continue due to growing popularity of bottled water. We believe the bottled water category is well-positioned to continue experiencing outsized growth relative to other beverage categories as it benefits from numerous favorable trends driving consumer preferences, including healthy hydration options, convenience and eroding trust in the quality of municipal water supply.
Provider of Consumer Staple Products Serving Recession Resilient End Markets
Our key products are consumer staples, which we believe are less sensitive to economic fluctuations, allowing us to generate consistent revenue in varying economic conditions. For example, while in 2008 and 2009, retail consumption of bottled water volume in the United States declined only slightly at an approximately 1% CAGR, during 2020, inclusive of the impact of the COVID-19 pandemic, retail sales for bottled water in the United States increased by approximately 7% compared to the prior year. We believe this performance during challenging economic times demonstrates that demand in our core retail end markets for bottled water products is stable and recurring.
The home and office delivery business also experienced stability through the COVID-19 pandemic. This business has a high degree of customer loyalty in the residential channel and our service of both the commercial and residential customers enables us to consistently meet demand even when consumption locations shift. Specifically, as demand from commercial customers declined due to businesses and offices temporarily shutting down to comply with state and local restrictions in response to COVID-19, we worked to build demand in the residential business as consumers started working from home and increasingly opted for home delivery services. As a result, ReadyRefresh was able to generate relatively stable net sales in 2020 compared to 2019 net sales despite facing significant temporal headwinds in its commercial business.
Well-Diversified Across Product Formats, Channels and Geographies
We believe the diversity of our product portfolio, channels and geographies contributes to our ability to generate consistent consumer demand across dayparts and use occasions. Bottled water is consumed in a variety of settings, including during exercise, on-the-go, at gatherings and at home, each of which is best served by specific packaging solutions. Our broad offering of bottle formats provides convenient solutions for our customers to consume our products across many usage occasions. Additionally, we rely on a wide breadth of channels including club stores, mass merchandisers, supermarkets, convenience stores, foodservice locations and home and office delivery, among others, to deliver our products to consumers. Moreover, we are well-diversified geographically, with leading spring water brands that have achieved strong regional penetration in each of the Northeast, Mid / South Atlantic region, Texas and the South-Central region, the Midwest, Florida and the western United States, as well as a leading national purified water brand, Pure Life, and a premium spring water brand, Saratoga. This geographic diversity, along with our variety of convenient bottle formats and wide ranging points of access allow us to generate consistent consumer demand across our product portfolio.
Vertically Integrated with Well-Invested Asset Base and Direct Access to Coast-to-Coast Spring Water Footprint with Ample Capacity to Support Growth
We are vertically integrated from source to bottle, which reduces our cost of production and reliance on third parties to meet demand. Additionally, our 30 production facilities are strategically located in close proximity to our active spring sites, which reduces transportation costs from source to production site. Our network of springs and facilities has been strategically developed to be highly concentrated near major population centers, allowing us to provide cost-efficient distribution to our customers. Our management and stewardship of our network of springs is designed to protect and help replenish nature-based resources and provide a steady supply of water to safeguard and balance use, even in the event of future limitations on water collection in one of our locations. Access to spring resources entails an extensive permitting process that requires significant time for regulatory approvals and individuals devoted to interacting with local government officials and community representatives.
Additionally, we believe our asset base is well-invested and has significant capacity to support medium-term future growth without major incremental investment. We have invested significantly in our asset base and information technology structure over the last three years, including upgrading existing bottling lines and installing new bottling lines with still, sparkling and flavored capabilities. As a result, we have ample capacity, representing a significant opportunity to further scale production and achieve lower cost per unit through fixed cost absorption.
ReadyRefresh Provides Direct-to-Consumer and Direct-to-Store Beverage Delivery Service
We provide direct-to-consumer home and office bottled water and beverage delivery services in the United States, and compete with many national, regional, and local players in the direct store delivery of water and beverages. Through our national infrastructure of regional distribution branches and delivery vehicles, we benefit from economies of scale that reduce our delivery costs. As a branch-based logistics business providing last mile delivery services to end consumers available through a user-friendly online and mobile interface, we believe ReadyRefresh represents a significant value proposition to our end consumers as a highly convenient and reliable method for purchasing and consuming our products. In addition, ReadyRefresh also delivers our products to certain retailers and convenience stores. Delivery to retailers is cost efficient, improves customer service, provides better reach and availability of products on the shelf and represents a significant value proposition to our innovation efforts.
The home and office bottled water delivery segment is currently benefiting from shifting consumer preferences towards delivery options. As a result, we believe ReadyRefresh represents a highly valuable service ensuring our brands are easily accessible to all consumers regardless of purchasing preferences.
Leading Sustainability Credentials
Many of our brands have sustainably sourced water for over 100 years, and we strive to carry on that legacy of sustainable stewardship as a leader in the United States food and beverage industry, recognizing its growing importance to consumers. While our approach is holistic, our sustainability efforts are particularly focused on sustainable packaging, water stewardship and managing our carbon impact.
Packaging and a focus on circularity are central focus areas of these efforts. Currently, 68% of our packaging is reusable or made from an average of 35% recycled material.
We believe the recyclability and reusability of our products are important factors for consumers concerned about the environmental impact of their beverage choices. Reducing waste and improving recycling rates of plastic, glass, aluminum, and cardboard remain a key focus area. Our largest packaging category, polyethylene terephthalate (“PET”) bottles, incorporates 28% recycled PET (“rPET”) on average, surpassing industry averages and regulatory standards. We are targeting 50% recycled or renewable content across all packaging by 2030. We believe sustainability leadership in the food and beverage category will serve as a competitive advantage for our Company.
Our ReadyRefresh segment strives to be a sustainability leader, prioritizing the reduction of transport emissions and the expansion of reusable and refillable packaging options for home and office delivery. To date, 62% of our delivery fleet has transitioned to propane, a cleaner fuel alternative to gasoline or diesel in terms of carbon emissions. Moreover, reusable three- and five-gallon jugs, which constitute over 70% of ReadyRefresh’s beverage sales by volume, undergo a circular lifecycle, being collected, cleaned and reused more than 20 times prior to recycling.
BlueTriton’s market leadership in water stewardship is evidenced by 16 AWS verifications across our U.S. and Canadian production facilities, the most of any North American company. We were the first food and beverage company globally to achieve the highest Platinum AWS certification, and to commit to enterprise-level water stewardship verification under the Water Council’s Water Stewardship Verified (“WAVE”) program. We are targeting 100% net replenishment of water used or displaced by our sites in priority regions by 2030, with projects already underway in Texas, California, and Colorado.
We believe this robust sustainability profile, including our packaging initiatives, helps to distinguish us from competitors and provides tangible value to environmentally conscious consumers.

Highly Experienced Management Team with Strong Equity Sponsorship from One Rock and Metropoulos & Co.
Our Company is led by a talented management team with a breadth of significant experience across various consumer products categories. Dean Metropoulos, who serves as Chairman of our board, has invested in and operated more than 80 businesses throughout his private equity career spanning more than 40 years. Joey Bergstein, our Chief Executive Officer, served as Chief Executive Officer of Sabra Dipping Company (“Sabra”) and Seventh Generation in addition to various leadership roles at Diageo, Molson, and Procter & Gamble. Javier Idrovo, who serves as Executive Vice President, Chief Financial Officer and Treasurer, has served in various finance roles at companies since 2006, including The Hain Celestial Group and The Hershey Company. Robert Austin, our Chief Operating Officer, has served in several leadership roles for ReadyRefresh and, prior to ReadyRefresh, served in managerial roles for PepsiCo and Butler International. Our sponsor, One Rock, is a global alternative asset management firm with significant experience completing corporate carve-outs and implementing operational improvements in the companies in which it invests. We believe that the partnership between our management team, One Rock and Metropoulos & Co. will result in continued growth and profitability for the business.
Our Competitive Strategies
Continue to Deliver High Quality, Superior Tasting, Differentiated Products to Our Consumers
BlueTriton will continue to produce and distribute high quality products across the United States and Canada. Consumers express positive brand association and trust in our regional spring brands, which we believe results from our strong history of providing high quality products and great taste. Our quality control and product testing processes are highly specialized and rigorous, and we will continue to promote the great taste of our regional and national brands. As we focus on introducing new products into the market, our core priority will be on developing quality products that meet consumer preferences and leverage our existing brand equity that we have earned through decades. For our regional spring water brands, the fact that we sell “spring water” is a key point of differentiation from our purified water competitors.
Continue to Grow Presence in Attractive Bottled Water Category through New Products and Expanded Channels
BlueTriton is a leading supplier by value of bottled water in the United States with meaningful brand recognition for all of our regional spring brands as well as our national purified brand, Pure Life. As the demand for bottled water is expected to continue to grow, we will seek to expand sales of our existing products and introduce new and innovative beverage offerings that match evolving consumer preferences in emerging, high-growth sub-categories, including sparkling, flavored and enhanced water. Our experienced management team will allow us to expand our focus in select bottled water product categories where we have not historically focused on. Further, BlueTriton has strong, longstanding relationships with our customers and strong penetration across channels that will serve as a strong foundation for growth both in existing channels as well as those in which we seek to expand our presence as we have an opportunity for further growth. Importantly, our ReadyRefresh direct-to-store service provides a cost-efficient way to introduce our core products along with new innovative offerings to our consumers, and support better product availability on the shelf, while improving our customer service and profitability.
Continue to Execute on Environmental and Sustainability Initiatives
BlueTriton views itself as a leader in sustainability across the U.S. food and beverage industry and we plan to continue executing on our long-term commitments to water stewardship, promoting and enabling recycling of our packaging and reducing the overall carbon footprint of our business. We plan to obtain independent, third-party verifications for our water stewardship practices against external standards, like AWS, across all of our factories in water-stressed regions as well as for our full enterprise through the Water Council’s WAVE certification by 2025. Sustainability is an important purchase criteria for customers, and we believe continued investment in sustainability will strengthen trust in our brands. We plan to continue to pursue these initiatives and engage with consumers and communities to improve sustainability and recycling awareness.
Our Sponsors
One Rock controls a majority of the voting power of the outstanding BlueTriton Shares. One Rock is a global alternative asset management firm led by Tony Lee and Scott Spielvogel, with significant experience investing across real-economy sectors such as food and beverage manufacturing and distribution, specialty manufacturing, business and environmental services and chemicals and process industries. One Rock is headquartered in New York, with offices in Los Angeles, CA and London, UK. The firm has 92 employees. One Rock makes investments in companies with potential for growth and operational improvement using a rigorous approach that utilizes highly experienced industry and functional-specific senior operating executives (“Operating Partners”) to identify, acquire and enhance businesses in select industries. The involvement of these Operating Partners is designed to afford One Rock the ability to conduct due diligence and consummate acquisitions and investments in all types of situations, regardless of complexity. One Rock works collaboratively with company management and its Operating Partners to develop a comprehensive business plan focused on growing the enterprise and its profitability to enhance long-term value.
Metropoulos & Co., helmed by C. Dean Metropoulos, is a significant investor in the Initial BlueTriton Shareholder and has been a leading, family-led investment firm for over 40 years, specializing in investments in the consumer branded products industries and often partnering with private equity firms. Over the last four decades, the family has invested in over 80 businesses, improving operations and earning compelling returns for multiple stakeholders. By developing and enhancing consumer brands and improving operating performance, Mr. Metropoulos has created significant value in numerous transactions, including the acquisition of Hostess Brands, Inc. (“Hostess”), one of the largest manufacturers and marketers of sweet baked goods. Additional investments include Pabst Brewing Company, Utz Quality Foods LLC, Pinnacle Foods Group, Inc., Aurora Foods, Stella Foods, The Morningstar Group, International Home Foods, Ghirardelli Chocolates, Mumm and Perrier Jouet Champagnes, Hillsdown Holdings, PLC (Premier International Foods and Christie Tyler Furniture) and National Waterworks, among others in a variety of industries.
Our Products
BlueTriton produces and sells national and regional spring water brands, purified national water brands and flavored water brands, which include Arrowhead, Deer Park, Ice Mountain, Origin, Ozarka, Poland Spring, Saratoga, Zephyrhills, Pure Life, Ac+ion and Splash Refresher, among others, which are sold through our Retail segment (direct to wholesalers, grocery stores or other retailers). As described under “Our Company — The Saratoga Acquisition,” in November 2021, BlueTriton acquired Saratoga. For the year ended December 31, 2023, the brand represented approximately 1% of BlueTriton’s total net sales, and Saratoga’s net sales have quadrupled since we acquired the brand.
Through our ReadyRefresh segment in the United States, we also serve the direct-to-consumer home and office beverage delivery segment, as well as retailers, with a broad portfolio of water brands. We offer a portfolio of spring water brands sourced 100% from over 50 naturally occurring springs, which contain naturally occurring compositions of minerals within each region. Our regional brands are subject to the same rigorous standard of quality and sanitation. In the United States, Pure Life has high household and brand awareness penetration. Both Pure Life and Splash Refresher undergo a rigorous multi-step purification process. Across all of our brands, we offer a diversified product assortment with packaging solutions tailored for all usage occasions. Our primary product types include case packs of 24 or more 0.5-liter bottles, occasion packs with varying sized bottles and count and multi-serve bottles, including our three- and five-gallon jug offerings.
Our Customers
Our Retail segment produces and distributes spring water, purified water, and other beverage brands to retailers (direct to wholesalers, grocery stores or other retailers), serving a strong and diverse customer base comprising a nationally recognized collection of industry leading retailers.
ReadyRefresh sells our spring and purified water brands directly to single- and multi-family homes, commercial customers including food service locations, and direct to convenience stores and other types of retailers, as well as non-profit organizations and public agencies. For the year ended December 31, 2023, our ReadyRefresh segment served over 1.3 million customers and completed approximately 12.9 million deliveries. We typically enter into contracts with our commercial customers for an average term of one year.
Competition
BlueTriton participates in the highly competitive bottled water and beverages segment of the non-alcoholic beverage industry. With respect to the bottled water and beverages category, our products compete primarily on the basis of brand image, price, packaging design, taste, advertising, marketing and promotional activity (including digital), product innovation, efficient production and distribution techniques and the ability to anticipate and effectively respond to consumer preferences and trends, including increased consumer focus on health, wellness and sustainability and the continued acceleration of e-commerce and other methods of distributing and purchasing products.

We face competition in both the bottled water and beverages business and the home and office beverage delivery business. Our principal competitors are local, regional, and national bottled water and beverages businesses, providers of various types of water filtration units, and services and large retailers who have increasingly utilized their large distribution networks and significant economies of scale in recent years to introduce and develop private-label branded water. Further, we face significant competition in our business as distribution methods for bottled water products continue to change and evolve, and the consumer landscape shifts into the digital marketplace.
We face a number of large competitors in the Retail category, while the home and office delivery segment also competes with numerous regional and local companies and, increasingly, against smaller companies that are developing microbrands and selling them directly to consumers through e-commerce retailers and other e-commerce platforms. Our products also compete with large retailers who have developed their own private label beverage brands such as those carried by supermarket chains, convenience store chains, drug store chains, mass merchants and club warehouses. Both our bottled water and beverages business and our home and office beverage delivery business face competition beyond our competitors’ bottled water and beverage products. Our products also compete with other non-alcoholic beverages, including carbonated and non-carbonated drinks, juices, flavored or enhanced waters, sport and energy drinks, coffees, teas, and tap water. In addition, we face competition from various methods of treating unfiltered tap water in the residential and commercial markets such as countertop filtration systems, faucet-mounted filtration systems, in-line whole-house filtration systems, water filtration dispensing products such as pitchers and jugs, standard and advanced feature water coolers and refrigerator-dispensed filtered water. In addition, consumers may choose to drink from municipal water sources instead of purchasing bottled water or using a filtration unit.
We believe that several factors allow us to maintain a strong competitive position in a dynamic marketplace for our goods and services, including the strength of our brands, innovation, marketing, the quality of our products, and our highly efficient and thoughtfully designed distribution network, including our ReadyRefresh business.
Sales and Marketing
We have made significant investments in marketing to support and build the equity of our brands. BlueTriton’s marketing strategy is anchored in our growth mindset and building consumer brand awareness. We are focused on creating, capturing and retaining new demand by increasing our brand awareness and converting awareness into purchase. We use targeted media and promotional strategies, including regional programming in the geographies where our brands have strong distribution, which has helped us develop a locally relevant presence and obtain loyal customers. Our marketing campaigns highlight the “spring water difference.” Overall, our marketing efforts focus primarily on establishing our brands as providing affordable, refreshing, healthy hydration solutions in a variety of responsibly packaged formats.
We believe that among the keys to success in the beverage industry is differentiating ourselves from other competitors by telling our brands’ unique stories through visually appealing and distinctive packaging and marketing communications. We review our products, packaging, and communications on an ongoing basis and, where practical, endeavor to make them increasingly unique and compelling. For example, the graphic designs on the labels for many of our products are refreshed from time to time to maximize their visibility and identification, wherever they may be placed in stores.
We intend to continue to accelerate our digital commerce strategy, building our online penetration through retailers as well as directly through our own ReadyRefresh platform. This includes building our subscription partnerships.
Supplies and Distribution
In addition to water, the principal raw materials required to produce our products include PET resin, high-density polyethylene, caps and preforms, labels, cartons and trays. Some raw materials and supplies, including packaging materials, such as rPET, may be available from only a limited number of suppliers or a sole supplier, or may be in short supply when seasonal demand is at its peak. Generally, we bear the risk of increases in the costs of the ingredient and packaging materials used to produce our products, including the underlying costs of the commodities used to manufacture them and, to some extent, the costs of converting those commodities into the materials we purchase. However, we seek to mitigate these risks by improving operational efficiencies.
We make our branded beverage products available to consumers through our consolidated bottling and distribution operations, as well as through our network of distributors, wholesalers and retailers. We have a differentiated logistics model that efficiently delivers water from spring source to our customers.

Retail Segment. Our Retail segment distributes our products through retail channels including club stores, mass merchandisers, supermarkets, convenience stores and foodservice locations, among others. For the year ended December 31, 2023, in total, approximately 81% of shipments in the United States and approximately 66% of shipments in Canada are shipped direct to retail customers’ distribution centers. As of December 31, 2023, our spring water brands are sourced 100% from over 50 naturally occurring springs across North America, and we procure municipal water for our purified water and beverage brands. Spring water and purified water are tankered or transported by pipelines to our production facilities for processing and bottling, where it undergoes rigorous multistep quality assurance processes. Third-party carriers are contracted to transport our bottled products from factory warehouses to retail customer distribution centers or directly to retail outlets. Our distribution network is highly efficient, with approximately 99% of shipments being full truckloads.
ReadyRefresh Segment. Our ReadyRefresh business has an extensive distribution network of 76 distribution branches to service residential and commercial customers with last mile delivery capabilities. ReadyRefresh maintains a fleet of over 2,000 delivery vehicles. To complement its internal distribution capabilities, ReadyRefresh has also developed a network of third-party delivery partners and distributors to reach the areas where we do not have branches.
Intellectual Property
Our intellectual property, particularly the trademarks for the water and beverage products that we sell, is important to our business and our marketing efforts because brand recognition is one of the key factors that differentiates our products from those of our competitors. The success of our business depends in part on our ability to use our trademarks, including our name and logos, to increase brand awareness and further develop our brand reputation in the market. Protection of our proprietary processes, methods, compounds and other technologies is also important to our business and enables us to distinguish our products from those of our competitors. To protect our proprietary and intellectual property assets and rights, we rely on patent, trade secret, copyright and trademark laws, as well as contractual provisions, included in our employment, confidentiality, licensing, work-for-hire, and inventions assignment agreements. We also rely on common law and statutory protections afforded to trademarks, trade secrets and proprietary “know-how.” We closely monitor the unauthorized, improper or illegal use of our trademarks and vigorously challenge any third party that infringes upon our trademark rights, through available legal remedies.
We own the major trademarks that are used to identify, market, and sell our water and beverage products. From time to time we use third-party trademarks with the permission of or through license agreements with these third parties. In the United States, we own the federal trademark registrations for our major trademarks, including Arrowhead, Deer Park, Ice Mountain, Origin, Ozarka, Poland Spring, Saratoga, Zephyrhills, Pure Life, Ac+ion, Frutitas and Splash Refresher. We have filed and will continue to file trademark applications to register new trademarks, logos, slogans and taglines that we believe add value to our business and brands. We will maintain all registrations of our active trademarks and will use these trademarks in the operation of our business. The ownership of a trademark is generally of indefinite duration for as long as the trademark is actively used and properly maintained.
In addition, our pool of proprietary information, consisting of manufacturing know-how, trade secrets, and copyrights relating to the design and operation of our facilities and systems, is particularly important and valuable. Accordingly, we seek to protect proprietary information through all legal means practicable.
However, monitoring the unauthorized use of our intellectual property is difficult, and the steps we have taken may not prevent all unauthorized use by others. See “Risk Factors — Risks Related to Our Business, Operations, and Growth Strategies — Our success depends, in part, on our intellectual property, which we may be unable to maintain and protect.”
Insurance
In the normal course of business, we are subject to numerous operating risks, including risks associated with environmental contamination, health and safety issues and compliance with food safety laws, while manufacturing, developing, marketing, and supplying products.
We currently have insurance policies covering property, general liability, excess liability, workers’ compensation, employer’s liability, product liability, product recall, fiduciary, cybersecurity, environmental and other coverages. We seek to maintain coverage consistent with market practices as required by those customers with whom we do business. Where appropriate for the protection of our property and interests, we also require others with whom we do business to provide certain coverages for our benefit. We believe that we are appropriately insured for the insurable risks associated with our business.
Government Regulation
Our water and beverage products are regulated in the United States as conventional foods. We, along with our distributors and co-packing and supplier partners, are subject, as applicable, to extensive laws and regulations in the United States by federal, state, and local government authorities including, among others, the FTC, the FDA, the U.S. Department of Agriculture, the EPA, U.S. Customs and Border Protection, the U.S. Occupational Safety and Health Administration and similar state and local agencies. Under various statutes, these agencies regulate the manufacturing, preparation, quality control, import, export, packaging, labeling, storage, recordkeeping, marketing, advertising, promotion, distribution, safety and/or adverse event reporting of conventional foods. Among other things, the facilities in which our products and ingredients are manufactured must register with the FDA and comply with current good manufacturing practices and other requirements applicable to the production and distribution of conventional food products. We and our manufacturing and co-packing partners are also subject to similar requirements in the Canadian provinces in which we operate.
The FDA regulates food and beverage products, including bottled water, as conventional foods pursuant to the Federal Food, Drug, and Cosmetic Act (the “FFDCA”) and its implementing regulations. In accordance with the FDA’s current good manufacturing practices requirements, our bottled water must meet FDA requirements of safety for human consumption, of processing and distribution under sanitary conditions and of production. The FFDCA requires the FDA’s bottled water regulations be as stringent and as protective of the public health as the EPA’s drinking water standards established under the Safe Drinking Water Act. In addition, under the FFDCA, any substance that is reasonably expected to become a component of food or added to food is a food additive subject to FDA premarket review and approval with certain exceptions. Additionally, pursuant to the FDA Food Safety Modernization Act (the “FSMA”), the FDA promulgates requirements intended to enhance food safety and prevent food contamination, including more frequent inspections and increased recordkeeping and traceability requirements. The FSMA also requires that imported foods and beverages adhere to the same quality standards as domestic foods and beverages and provides the FDA with mandatory recall authority over food and beverage products that are mislabeled or misbranded. In addition, the FDA requires that certain nutrient and product information appear on product labels and that the labels and labeling be truthful and not misleading. Similarly, the FTC requires that marketing and advertising claims be truthful, not misleading, not deceptive to customers and substantiated by adequate scientific data. We are also restricted from making certain types of claims about our products, including nutrient content claims, health claims, and claims regarding the effects of our products on any structure or function of the body, whether express or implied, unless we satisfy certain regulatory requirements. We are subject to periodic, unannounced inspections by the FDA. Upon inspection, we must comply with all aspects of the quality standards and current good manufacturing practices for bottled water along with all other applicable requirements.
Several states also have laws and regulations impacting food and beverage products. These include, among other things, restrictions and limitations on certain ingredients or compounds in the products or their packaging, additional safety or warning standards, added labeling requirements and recycling related requirements such as marking and reporting. We must also comply with local and state regulations related to water use, withdrawals and transportation. From time to time, various state departments and authorities inspect our facilities and sources. Our product labels may be subject to state regulation (in addition to federal requirements) in each state where the water products are sold. These regulations set standards for the information that must be provided and the basis on which any claims for water may be made.
Products that do not comply with applicable governmental or third-party regulations and standards may be considered adulterated or misbranded and subject, but not limited, to, warning or untitled letters, product withdrawals or recalls, product seizures, relabeling or repackaging, total or partial suspensions of manufacturing or distribution, import holds, injunctions, fines, civil penalties, or criminal prosecution.
Several of our products are manufactured, distributed to, and sold in Canada. Like in the United States, these products are subject to local laws and regulations regarding their manufacture, preparation, quality control, import, export, packaging, labeling, storage, recordkeeping, marketing, advertising, promotion, distribution, safety and/or adverse events.

In addition, increasing concern over climate change is expected to continue to result in additional legal or regulatory requirements, which are designed to reduce or mitigate the effects of carbon dioxide and other greenhouse gas emissions on the environment, to discourage the use of plastic materials, to limit or impose additional costs on commercial water use due to local water scarcity concerns, or to expand disclosure of certain sustainability metrics by federal, state, or local governmental authorities in jurisdictions in which we and/or our suppliers or business partners operate. For example, we may be subject to various disclosure requirements (such as greenhouse gas metrics, climate risks, use of offsets and emissions reduction claims) from the State of California as well as the SEC’s climate disclosure proposal, if finalized, among other regulations or requirements. Separately, various regulators have adopted, or are considering adopting, regulations on environmental marketing claims, including but not limited to the use of “sustainable,” “eco-friendly,” “compostable,” “recyclable” or similar language in product marketing.
In recent years, there has been legislative and executive action in both state and local governments that has or would ban the use of bottled water in municipal buildings, enact local taxes on bottled water, and/or limit the sale by municipalities of water supplies to private companies for resale. Such regulation could adversely affect our business and financial results. See “Risk Factors — Legal, Regulatory and Tax Risks — The legal and regulatory environment in the jurisdictions in which we operate, changes thereto and our ability to comply with the same could negatively affect our results of operations, adversely affect demand for our products and services or result in litigation.”
Seasonality
We have experienced and expect to continue to experience seasonal fluctuations in our sales and operating income, which can cause our working capital needs to fluctuate throughout the year. We have historically experienced the highest water sales from late spring through early autumn, due to increased consumption of cold beverages during these seasons as a result of warmer weather in the regions in which we operate.
The volume of our sales may be affected by weather conditions. Unusually cold or rainy weather during the summer months may reduce demand for our bottled water and other products and contribute to lower revenues, which could negatively affect our profitability. See “Risk Factors — Risks Related to Our Business, Operations, and Growth Strategies — Our business is seasonal, and adverse weather conditions, including severe weather resulting from climate change, and legal or regulatory responses, could negatively affect our business, financial condition and results of operations.”
Human Capital
As of December 31, 2023, we had approximately 6,900 permanent employees.
People First: Our Values & Employees
We are dedicated to cultivating a strong, values-driven culture. We believe our employees and shared values are central to a healthy, sustainable and productive environment where everyone can thrive. Our values are rooted in being deeply committed, boldly innovative, acting as a business owner and being fiercely good for our people, consumers, customers, and our communities. We believe in maintaining good relations with our employees by fostering a positive working environment, upholding fair labor practices, safe working conditions, and freedom of association. We encourage two-way dialogue between leaders and employees to continuously improve the employee experience that fosters engagement, growth and a sense of belonging.
Diversity, Equity, Inclusion and Belonging
We aim to promote a diverse, equitable and inclusive organization, strengthened by our unique differences, where all employees share a sense of belonging. We believe it is important to connect people through shared interests, backgrounds, and/or allyship, and we are proud to have five active Business Resource Groups (“BRGs”) that provide our employees an opportunity to engage. The five BRGs, which are open to all employees, include Women of BlueTriton, Military Veterans and Reservists, Pride Alliance, Black Employee Association, and Well B’ing.
We lead a wide variety of activities to advance our diversity, equity, inclusion, and belonging initiatives, sponsored by executive team members, including employee surveys aimed at understanding the engagement level of our employees, unconscious bias training requirements, annual policy refreshers, and celebration of diversity and heritage milestones.

Committed to Caring: Health & Safety
Health and safety are paramount as foundational values for our business. Our focus extends to our people, communities, and the environment. We strive for a “zero harm” culture, with the goal of having everyone return home safely each day. Our comprehensive Safety & Health Policy covers 100% of employees and contractors, outlining our commitment to excellence. A robust safety management system serves as the backbone for implementing this policy, ensuring compliance with Occupational Safety and Health Administration regulations, and achieving our safety objectives.
Our enterprise-wide safety program takes a data-driven approach to preventing accidents and injuries. We focus on leading indicators like safety inspections, observations, training, and employee participation in safety committees. This allows us to proactively identify and address potential hazards before they become incidents. We are relentless in our pursuit of continuous improvement, and we invest in training programs, state-of-the-art equipment and technology, and process refinements to strengthen our safety protocols.
Properties
Our headquarters are located in Stamford, Connecticut, where we lease a building that is approximately 164,300 square feet under a lease that expires in May 2026. We own or lease additional facilities, real estate and office space strategically located throughout the United States and Canada, which we use for administrative, manufacturing, processing, packaging, storage, warehousing, re-packing, distribution and retail operations. We operate 30 production facilities and 76 ReadyRefresh distribution branches. The table below contains information about our principal production and distribution facilities as of June 30, 2024:
Property Type		Location	Owned or Leased
1.	Bottling Factory (Poland Spring)	Hollis, Maine	Owned
2.	Bottling Factory (Ice Mountain)	Stanwood, Michigan	Leased
3.	Bottling Factory (Deer Park)	Breinigsville, Pennsylvania	Leased
4.	Bottling Factory (Poland Spring)	Poland, Maine	Owned
5.	Bottling Factory (Ozarka)	Hawkins, Texas	Owned
6.	Bottling Factory (Zephyrhills)	Zephyrhills, Florida	Owned
7.	Bottling Factory (Deer Park)	Breinigsville, Pennsylvania	Leased
8.	Bottling Factory (Zephyrhills)	Lee, Florida	Leased
9.	Bottling Factory (Poland Spring)	Kingfield, Maine	Owned
10.	Bottling Factory (Pure Life)	Guelph, Ontario	Owned
11.	Spring Source (Ozarka)	Hawkins, Texas	Owned
12.	Spring Source (Poland Spring)	Hollis, Maine	Owned
13.	Spring Source (Zephyrhills)	Crystal Springs, Florida	Leased
14.	Spring Source (Poland Spring)	Kingfield, Maine	Owned
15.	Spring Source (Arrowhead)	Cabazon, California	Leased
16.	Spring Source (Pure Life)	Guelph, Ontario	Owned
17.	Spring Source (Poland Spring)	Poland, Maine	50% Owned
18.	Spring Source (Deer Park)	Bangor, Pennsylvania	50% Owned
19.	Spring Source (Ice Mountain)	Rodney, Michigan	50% Owned
20.	Spring Source (Deer Park)	New Tripoli, Pennsylvania	Owned
21.	ReadyRefresh Distribution Branch	Dallas, Texas	Leased
22.	ReadyRefresh Distribution Branch	Syosset, New York	Leased
23.	ReadyRefresh Distribution Branch	Houston, Texas	Leased
24.	ReadyRefresh Distribution Branch	Carlstadt, New Jersey	Leased
25.	ReadyRefresh Distribution Branch	Pennsauken, New Jersey	Leased
26.	ReadyRefresh Distribution Branch	Somerset, New Jersey	Leased
27.	ReadyRefresh Distribution Branch	Miramar, Florida	Leased
28.	ReadyRefresh Distribution Branch	Lanham, Maryland	Leased
29.	ReadyRefresh Distribution Branch	Dracut, Massachusetts	Leased
30.	ReadyRefresh Distribution Branch	Elmsford, New York	Leased

We believe our facilities are adequate and suitable to meet our current needs, and that should it be needed, suitable additional or alternative space will be available to accommodate our operations. We continuously review our anticipated requirements for facilities and, on the basis of that review, may from time to time acquire or lease additional facilities and/or dispose of existing facilities.
Legal Proceedings
From time to time, BlueTriton is a party to legal proceedings that arise in the ordinary course of business. We are not currently a party to any actions, claims, suits, or other legal proceedings the outcome of which, if determined adversely to us, we believe would have a material adverse effect on our business, financial condition, and results of operations.
Material Contracts
We are party to the Arrangement Agreement pursuant to which we will effectuate the Transaction. For a further description of the Arrangement Agreement, see “The Arrangement Agreement”.
We are party to the BlueTriton Term Loan Credit Agreement, which governs the BlueTriton Term Loan Facility. For a further description of the BlueTriton Term Loan Facility, see “Schedule N — Management’s Discussion and Analysis of Financial Condition and Results of Operations of BlueTriton — Liquidity and Capital Resources — Description of Certain BlueTriton Indebtedness — BlueTriton Senior Secured Credit Facilities — BlueTriton Term Loan Facility”.
We are also party to the BlueTriton ABL Credit Agreement, which governs the BlueTriton ABL Credit Facility. For a further description of the BlueTriton ABL Credit Facility, see “Schedule N — Management’s Discussion and Analysis of Financial Condition and Results of Operations of BlueTriton — Liquidity and Capital Resources — Description of Certain BlueTriton Indebtedness — BlueTriton Senior Secured Credit Facilities — BlueTriton ABL Credit Facility”.
Furthermore, we are party to an indenture governing the BlueTriton Senior Notes. For a further description of the BlueTriton Senior Notes, see “Schedule N — Management’s Discussion and Analysis of Financial Condition and Results of Operations of BlueTriton — Liquidity and Capital Resources — Description of Certain BlueTriton Indebtedness — Senior Notes”.
Key Management Personnel and Board of Directors
The following table sets forth certain information with respect to our current executive officers and board of directors.
Name	Age	Province/State and Country of Residence	Position
Executive Officers
Joey Bergstein	55	New York, USA	Director, President and Chief Executive Officer
Javier Idrovo	56	Pennsylvania, USA	Executive Vice President, Chief Financial Officer and Treasurer
Robert Austin	55	New York, USA	Chief Operating Officer
Directors
C. Dean Metropoulos	78	Florida, USA	Chairman of the Board
Tony W. Lee	52	Connecticut, USA	Director
R. Scott Spielvogel	51	Connecticut, USA	Director
Kurtis Barker	63	Wyoming, USA	Director
Kurt Beyer	48	London, UK	Director
Michael Cramer	72	Texas, USA	Director
Lance Milken	48	Connecticut, USA	Director
Paul Norman	59	Florida, USA	Director
Francis Orfanello	65	Colorado, USA	Director
Kimberly Reed	51	California, USA	Director
Joseph Rosenberg	38	California, USA	Director

Joey Bergstein has served as a member of our board of directors as well as the President and Chief Executive Officer since November 2023. Prior to joining the Company, Mr. Bergstein served as President and Chief Executive Officer of Sabra, a producer of Middle Eastern-style dips and spreads from 2021 to 2023. Prior to his role at Sabra, Mr. Bergstein led Seventh Generation, a U.S. brand of bio-based household and personal care products, as Chief Executive Officer beginning in 2017 following leadership roles as General Manager and Chief Marketing Officer since 2011. Prior to Seventh Generation, Mr. Bergstein served in various executive leadership roles at large beverage companies, including Senior Vice President at Diageo, a premium spirits company, from 2003 to 2011 and Vice President of Global Business Development and Vice President of Marketing at Molson from 2001 to 2003. Mr. Bergstein began his career at Procter & Gamble, where he held marketing leadership roles over the course of ten years across North America and Europe. Mr. Bergstein earned his H.B.A. at University of Western Ontario’s Ivey School of Business and was the 2020 recipient of the Ivey Alumni Achievement Award.
Javier Idrovo has served as our Executive Vice President, Chief Financial Officer and Treasurer since February 2022. From 2019 to 2022, Mr. Idrovo served as Executive Vice President and Chief Financial Officer of The Hain Celestial Group, a natural foods and organic personal-care company. Previously, Mr. Idrovo served in a variety of senior roles at The Hershey Company for over a decade, including as its Chief Accounting Officer from 2015 to 2019, its Senior Vice President of Finance and Planning from 2011 to 2015 and its Senior Vice President of Strategy and Business Development from 2008 to 2011. Prior to his time at The Hershey Company, from 2001 to 2008, Mr. Idrovo held various roles of increasing responsibility at the Dole Food Company, Inc., a global producer and marketer of fruit and vegetables, including President of Dole Packaged Foods, LLC since 2006. Mr. Idrovo began his career at The Boston Consulting Group from 1990 to 2001. Mr. Idrovo earned a B.S. and M.S. in engineering from Harvey Mudd College, and an M.B.A. from Harvard Business School.
Robert Austin has served as our Chief Operating Officer since June 2023. Prior to serving as Chief Operating Officer, Mr. Austin served as President from 2022 to 2023 and Vice President of Field Operations from 2021 to 2022 at our ReadyRefresh segment. Prior to the Nestlé Acquisition, from 2006 to 2021, Mr. Austin served in several leadership roles for ReadyRefresh at Nestlé Waters, including serving as Senior Director of Supply Chain – ReadyRefresh and National Operations Manager – Retail Direct for ReadyRefresh. Prior to his time at Nestlé Waters, from 2004 to 2006, Mr. Austin served in managerial roles for PepsiCo and prior to that, Mr. Austin managed the growth of startup company, Austin Computer Enterprises, Inc. from 1999 to 2004. Mr. Austin began his career serving in managerial roles for Butler International from 1994 to 1999. Mr. Austin received his B.S. in business management and economics from SUNY Empire State College.
C. Dean Metropoulos has served as Chairman of our board of directors since March 2021. Mr. Metropoulos served as the Chairman of the board of directors of Gores Metropoulos, Inc. from its inception in August 2018 until the completion of the Luminar acquisition in December 2020, and as the Chairman of Gores Metropoulos II, Inc. He also previously served as the Executive Chairman of the board of directors of Hostess from November 2016 until December 2020, and served as the Executive Chairman of certain subsidiaries of Hostess and a member of the board of directors of Hostess since 2013. Mr. Metropoulos also served on the board of directors of Pabst Brewing Company until 2014. Mr. Metropoulos has over 40 years of experience in acquiring and restructuring businesses in the United States and Europe, focusing on the food and consumer sectors. Mr. Metropoulos has been involved in many transactions, including investments in Pabst Brewing Company, Utz Quality Foods, Pinnacle Foods, Aurora Foods, Stella Foods, The Morningstar Group, International Home Foods, Ghirardelli Chocolate, Mumm and Perrier Jouet Champagnes, Hillsdown Holdings, PLC (Premier International Foods and Christie Tyler Furniture), and Hostess, among others. Mr. Metropoulos holds a B.S. and an M.B.A. from Babson College.
Tony Lee has served as a member of our board of directors since March 2021. Mr. Lee is a co-founder and Managing Partner of One Rock. In his role, Mr. Lee serves, and has in the past served, as a director of One Rock’s portfolio companies and affiliated entities. Prior to co-founding One Rock in 2010, Mr. Lee was a Managing Director at Ripplewood Holdings (“Ripplewood”), a private equity firm. Mr. Lee joined Ripplewood in 1997 and was responsible for Ripplewood’s efforts in the global chemicals and industrial sectors. Prior to joining Ripplewood in 1997, Mr. Lee worked in the Mergers and Acquisitions group at Salomon Brothers, Inc. in New York. Mr. Lee earned an A.B. in economics from Harvard University.
R. Scott Spielvogel has served as a member of our board of directors since March 2021. Mr. Spielvogel is a co-founder and Managing Partner of One Rock. In his role, Mr. Spielvogel serves, and has in the past served, as a director of One Rock’s portfolio companies and affiliated entities. Prior to co-founding One Rock in 2010, Mr. Spielvogel was a Managing Director at Ripplewood. Mr. Spielvogel joined Ripplewood in 2005 and had responsibility for investments in the business services and telecommunications sectors. Prior to joining Ripplewood, Mr. Spielvogel worked at Windward Capital Partners, a private equity firm based in New York, which he joined in 1998. Prior to Windward Capital Partners, Mr. Spielvogel was with CIBC Oppenheimer’s High Yield and Merchant Banking Group (formerly known as The Argosy Group), working on a wide variety of mergers and acquisitions, restructuring and financing transactions. Mr. Spielvogel earned an A.B. in economics from Harvard University.
Kurtis Barker has served as a member of our board of directors since March 2021 and has significant experience in route- and branch-based business services companies. Mr. Barker has been an Operating Partner in the Business and Environmental Services vertical for One Rock since 2011. In his role, Mr. Barker serves, and has in the past served, as a director of One Rock’s portfolio companies and affiliated entities, including BrightView Holdings, Inc. Mr. Barker was a co-founder of United Rentals, Inc., the largest equipment rental company in North America. While at United Rentals, Mr. Barker was Executive Vice President of Corporate Services, responsible for the Sales, Fleet, Fleet Maintenance, Information Technology, Customer Service and National Accounts departments from 2007 to 2008. From 1997 to 2007, Mr. Barker held a number of different operating positions at United Rentals, including Vice President of the Aerial Region, Vice President of the Midwest Region and Vice President of Highway Technologies. Prior to United Rentals, he was Vice President of the Midwest Region for United Waste Systems. Mr. Barker earned a B.S. from South Dakota State University and an Advanced Management Program certificate from Harvard Business School.
Kurt Beyer has served as a member of our board of directors since March 2021. Mr. Beyer has been a Partner of One Rock since 2016 and has been a member of the firm since 2012. In his role, Mr. Beyer serves, and has in the past served, as a director of One Rock’s portfolio companies and affiliated entities. Prior to One Rock, Mr. Beyer was a Senior Vice President of Red Diamond Capital, a middle-market private equity firm, where he served as a member of the firm’s investment committee and was responsible for investments in the flexible packaging, branded foods and building materials sectors. Prior to Red Diamond, Mr. Beyer was an Associate and Financial Analyst at Pedersen Kammert & Co., LLC, a middle-market investment banking firm from 1998 to 2002. Mr. Beyer earned a B.S. in economics, cum laude, from the Wharton School of the University of Pennsylvania.
Michael Cramer has served as a member of our board of directors since 2021. From 2019 to 2022, Mr. Cramer served as a director of Gores Metropoulos, Inc., and from 2021 to 2022 he served as a director of Gores Metropoulos II. From 2013 to 2023, Mr. Cramer served as Executive Vice President, Chief Administrative Officer and Assistant Secretary of Hostess and its subsidiaries. From 2010 to 2014, Mr. Cramer served as Senior Vice President and Director of Pabst Brewing Company and its subsidiaries. From 2004 to 2008, Mr. Cramer served as the Executive Vice President and Chief Administrative Officer for Pinnacle Food Groups, Inc. Between 1998 and 2004, Mr. Cramer served as President, Chief Operating Officer and Investor for Southwest Sports Group, Inc., and its related businesses and facilities, and Southwest Sports Realty, Inc. From 1994 to 1998 he served as Executive Vice President and Director of International Home Foods, Inc., Executive Vice President and Secretary of The Morningstar Group, Inc., Executive Vice President, Secretary and General Counsel of Ghirardelli (Chocolate) Holdings, Inc., Executive Vice President, Secretary and General Counsel of Stella Foods, Inc. and Executive Vice President, Secretary and Director of LBI Holdings, Inc. From 2010 to 2017, Mr. Cramer served as Founding Director of the Texas Program in Sports and Media at the University of Texas at Austin, where he was also appointed as a Senior Lecturer. He continues to serve as a Senior Fellow in the Moody College of Communication at the University of Texas at Austin. Mr. Cramer earned his J.D. from Marquette University Law School and earned his B.A. in History and Political Science, cum laude, from The University at Albany.
Lance Milken has served as a member of our board of directors since 2021. Mr. Milken is the Founder and Chief Executive Officer of investment firm Ripple Industries, LLC, which he founded in 2019. Prior to founding Ripple Industries, Mr. Milken was a Senior Partner at Apollo Global Management, Inc. (“Apollo”). During his 20-year career at Apollo, Mr. Milken invested in many different industries, with a specific focus on consumer and retail sectors during his last 12 years at Apollo. Mr. Milken previously served as Chairman of the board of directors of Claire’s Stores and Qdoba Restaurants and currently serves as a director on the boards of Amp to 11 Holdings, CEC Entertainment, Inc. and the Milken Institute, where he founded the Young Leaders Circle. Mr. Milken graduated cum laude from the Wharton School of the University of Pennsylvania with a B.S. in economics.
Paul Norman has served as a member of our board of directors since 2022. Mr. Norman previously served as our interim Chief Executive Officer from June 2022 through December 2023. Mr. Norman has been a director of Jones Soda Co., a premium beverage producer and distributor, since August 2019 and has served as Chairman of the board of directors of Jones Soda Co. since March 2022. Mr. Norman also serves as a board member of Simply Better Brands Corp., a health and wellness company. He previously was a director of Hearthside Food Solutions. Mr. Norman spent over three decades at the Kellogg Company in various roles, including as President of Kellogg’s North American business, Chief Growth Officer and President of the U.S. Morning Foods business and President of Kellogg International. From 2016 to 2018 Mr. Norman served as a member of the Grocery Manufacturers Association board of directors, where he served on the executive committee. From 2016 to 2018 Mr. Norman served as a member of the Grocery Manufacturers Association board of directors, where he served on the executive committee. He also served as a Trustee of the Food Marketing Institute Foundation board from 2016 to 2018. Mr. Norman received a B.A. in French from Portsmouth Polytechnic, where he graduated with honors.
Francis Orfanello has served as a member of our board of directors since March 2021. Mr. Orfanello previously served on the board of directors of a One Rock portfolio company and affiliated entities. He is an Operating Partner in the Food and Beverage Manufacturing and Distribution vertical for One Rock. Mr. Orfanello was previously Executive Vice President of Coolbrands International, a branded frozen desserts company. At Coolbrands International, Mr. Orfanello was responsible for all operations of the business, improving a complex supply chain and managing a national operation serving the grocery, convenience, institutional and other channels. Mr. Orfanello was also previously the Chief Operating Officer of Veryfine Products, the nationally branded juice beverage company, where he led strategic initiatives in new product development, manufacturing modernization, opening new channels of distribution and scaling a branded consumer products business, ultimately culminating in the successful sale of the company. Prior to joining Veryfine Products, Mr. Orfanello was a Partner in the Boston-based regional accounting firm of Parent, McLaughlin & Nangle. Mr. Orfanello earned a B.S. in business administration from Stonehill College and serves on the board of directors of NB Bancorp, Inc. He is a Certified Public Accountant.
Kimberly Reed has served as a member of our board of directors since March 2021. Ms. Reed previously served on the board of directors of a One Rock portfolio company and affiliated entities. Ms. Reed has been a Partner of One Rock since 2010. Prior to One Rock, Ms. Reed was a Principal at American Capital Strategies, where she was responsible for American Capital Strategies’ efforts in the medical products and technology, life science and consumer product sectors. Prior to joining American Capital Strategies, Ms. Reed served in roles at Waterview Partners, LLC, a media-focused private equity firm, Chase Capital Partners, and CIBC Oppenheimer’s High Yield and Merchant Banking Group (formerly known as The Argosy Group), where she worked on a wide variety of mergers and acquisitions, restructuring and financing transactions. Ms. Reed earned a B.A. in history and economics from Columbia University.
Joseph Rosenberg has served as a member of our board of directors since March 2021. Mr. Rosenberg has been a Partner of One Rock since 2022 and has been a member of the firm since 2014. Mr. Rosenberg previously served as a director of other One Rock portfolio companies and affiliated entities. Prior to joining One Rock, Mr. Rosenberg was an Associate at Relativity Capital, a middle market private equity fund that invests in both distressed and traditional leveraged buyout opportunities. While at Relativity Capital, Mr. Rosenberg focused on investments in aerospace and defense, business services, niche manufacturing and transportation and logistics. Prior to Relativity Capital, Mr. Rosenberg was a Financial Analyst in the Industrials Group at Houlihan Lokey, where he helped to advise middle market clients on mergers and acquisitions, financial restructuring and strategic alternatives. Mr. Rosenberg earned dual B.S. degrees in finance and accountancy, with honors, from the University of Illinois at Urbana-Champaign and an M.B.A. from the Kellogg School of Management at Northwestern University.
Certain Relationships and Related Party Transactions
We do not have a formal related party transaction policy in effect. Instead, all related party transactions have been approved by our board in accordance with a conflicts of interest policy currently in effect. NewCo will examine and determine the adoption of written policies and other practices governing related party transactions prior to Closing, including a related party transactions policy.
Management Agreements
In connection with the closing of the Nestlé Acquisition, we entered into management agreements (the “Management Agreements”) with One Rock and certain of One Rock’s Operating Partners (together, the “Advisors”), pursuant to which the Advisors agreed to provide certain management consulting and transaction advisory, financial advisory and/or strategic planning services (collectively, the “Services”) to us. These Services have included: (i) assistance with development and implementation of corporate and business strategy and planning; (ii) assistance in identifying and recruiting key executives; (iii) advice in connection with future debt and equity financings and refinancings; (iv) assistance with identifying, evaluating, structuring and implementing potential acquisition or disposition transactions and (v) certain other advice as agreed to between the respective parties thereto. In consideration for the provision of the Services, the Advisors collectively received an aggregate amount of $40.7 million in connection with the consummation of the Nestlé Acquisition, and we pay the Advisors monitoring fees equal to $11.9 million annually in the aggregate (which amount may be increased by One Rock under certain circumstances).
In addition, in consideration of One Rock’s efforts to direct us, and provide advice and strategic planning, in connection with any such future transaction, including the Transaction contemplated by this Circular, we agreed to pay One Rock a transaction fee with respect to, and concurrently with, the consummation of such future transactions (including business combinations, asset sales, asset purchases, stock purchases, equity offerings and extraordinary dividend and recapitalization transactions). The amount of any such transaction fee payable to One Rock will be equal to an amount reasonably determined by our board of directors to be customary for any such transaction, and we also agreed to pay One Rock for all reasonable out-of-pocket expenses in connection with any such transaction. We agreed to reimburse One Rock and such other related parties for their reasonable out-of-pocket expenses incurred in connection with their Services to us under the Management Agreements and their investment.
For the years ended December 31, 2023 and 2022, we recorded an expense of $17.8 million and $13.0 million, respectively, to the Advisors in management fees and associated costs pursuant to the Management Agreements. For the period from February 3, 2021 to December 31, 2021, we recorded an expense of $6.8 million to the Advisors in management fees and associated costs which were recorded in other operating expense, net and $2.5 million were recorded in acquisition and restructuring expenses. Additionally, we recorded associated $3.4 million and $0.6 million prepaid assets at December 31, 2023 and 2022, respectively, and an associated $0.2 million payable at December 31, 2022.
For the three and six months ended June 30, 2024, we recorded an expense of $4.8 million and $14.1 million respectively, in selling, general and administrative expenses. As of June 30, 2024 and December 31, 2023 we had a prepaid $4.1 million and $3.4 million, which was recorded in prepaid expenses and other current assets.
In connection with the Transaction, we expect to terminate the Management Agreements.
Other Compensatory Arrangements
Pursuant to our certificate of incorporation and bylaws, we have agreed to indemnify each of our current and former directors and officers, and may additionally indemnify any of our employees, agents or other persons, to the fullest extent permitted by law against any and all expenses, liabilities and other matters and to provide them the right to the advancement of expenses. Thus, our directors and officers could be indemnified for their negligent acts if they met the requirements set forth above.
Related Party Transactions
The following is a description of transactions to which we were a party since January 1, 2021 in which the amount involved exceeded or will exceed $120,000, and in which any of our executive officers, directors or holders of more than 5% of any class of our voting securities, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.
For the year ended December 31, 2023, we purchased $4.7 million of raw materials used in the production process from Alltrista Plastics LLC (“Alltrista”), a subsidiary of Jadex Inc., a One Rock portfolio company, which were recorded as a component of cost of goods sold. Additionally, we recorded an associated $1.5 million payable related to the unpaid portion of those purchases at December 31, 2023.
For the three and six months ended June 30, 2024, we purchased $8.1 million and $15.0 million, respectively, of raw materials used in the production process from Alltrista, which were recorded as a component of cost of goods sold. Additionally, we recorded a $1.0 million payable related to the unpaid portion of purchases at June 30, 2024 to that related party.
For the years ended December 31, 2023 and 2022 and the 2021 Successor Period, monitoring fees of $0.5 million, $0.5 million, and $0.4 million were paid to Francis Orfanello as part of a management agreement by and between Triton Water Holdings, Inc. and Mr. Orfanello. Additionally, in connection with the Nestlé Acquisition, Mr. Orfanello was paid a closing fee of $2.0 million during the 2021 Successor Period.

Indebtedness of Directors or Officers
As of the date hereof, none of the directors or executive officers of BlueTriton, nor any of their associates or affiliates is indebted to BlueTriton, nor has any indebtedness of any such person been the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by BlueTriton.
Description of Capital Structure
BlueTriton’s shares are not listed or traded publicly. BlueTriton is a privately held company, and there is no established public trading market for its securities.
BlueTriton had 1,030,365 issued and outstanding BlueTriton Shares, having a par value of $0.01 per share, as of June 30, 2024. There were no shares of BlueTriton Series A preferred stock, par value $0.001 per share (“BlueTriton Preferred Stock”), outstanding as of June 30, 2024.
Authorized Capital
The authorized capital stock of BlueTriton consists of (i) 1,050,000 BlueTriton shares and (ii) 250,000 shares of BlueTriton Preferred Stock.
The BlueTriton Board is authorized to provide, out of unissued shares of BlueTriton Preferred Stock, for the issuance of shares of BlueTriton Preferred Stock in one or more series and, by filing a certificate of designation relating to such series pursuant to the DGCL (a “Preferred Stock Designation”), establish from time to time the number of shares to be included in each such series, and to fix the designation, powers (including voting powers, if any), preference and the relative participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of shares of each such series, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption and liquidation preferences. The number of authorized shares of BlueTriton Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the BlueTriton Board (subject to the rights of the BlueTriton Shareholders that may be set forth in any written agreement between BlueTriton and one or more BlueTriton Shareholders), or any Preferred Stock Designation. In addition, the number of authorized shares of BlueTriton Preferred Stock and BlueTriton Shares may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the BlueTriton stock entitled to vote thereon.
In 2021, BlueTriton issued 250,000 shares of its Series A Preferred Stock (the “Series A Preferred Shares”), which shares were all redeemed during the year ended December 31, 2023. For additional information regarding the Series A Preferred Stock previously outstanding, see Note 11 in “Schedule M — BlueTriton Financial Statements” of this Circular.
Voting Rights
The holders of the BlueTriton Shares are entitled to one vote for each BlueTriton Share on each matter properly submitted to the BlueTriton Shareholders; provided, however, that except as required by Law, BlueTriton Shareholders shall not be entitled to vote on any amendment to BlueTriton’s certificate of incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the terms of any Preferred Stock Designation or the DGCL.
Except as otherwise required by Law, holders of BlueTriton Preferred Stock shall be entitled to vote together with the BlueTriton Shareholders as a single class in the election of directors of the Company. In connection with such election, each holder of BlueTriton Preferred Stock is entitled to one vote for each share of BlueTriton Preferred Stock. Except as specifically set forth in the Certificate of Designations, the holders of shares of BlueTriton Preferred Stock shall not be entitled to any voting rights with respect to any matters voted upon by BlueTriton Shareholders.
Dividends
We did not pay any dividends on our Series A Preferred Shares for the three and six months ended June 30, 2024 or 2023. For the six months ended June 30, 2024, we paid $382.7 million on our BlueTriton Shares. For the year ended December 31, 2023 and 2022 and the 2021 Successor Period, we paid dividends on our Series A Preferred Shares of $49.9 million, $8.6 million and $24.3 million, respectively. We paid dividends of $737.0 million on our BlueTriton Shares during the 2021 Successor Period. We did not pay any dividends on our BlueTriton Shares during the years ended December 31, 2023 and 2022.

Description of Certain Indebtedness
For a description of our existing indebtedness and financing arrangements, see “Schedule N — Management’s Discussion and Analysis of Financial Condition and Results of Operations of BlueTriton — Liquidity and Capital Resources — Description of Certain BlueTriton Indebtedness.”
Consolidated Capitalization
There have been no material changes in BlueTriton’s consolidated capitalization since June 30, 2024, being the date of the BlueTriton Interim Financial Statements, except as set forth in this Circular. See “Schedule M — BlueTriton Financial Statements” and “Schedule N — Management’s Discussion and Analysis of Financial Condition and Results of Operations of BlueTriton”, for additional information with respect to the BlueTriton’s consolidated capitalization. See also “Schedule K — Unaudited Pro Forma Condensed Combined Financial Statements” for more information about NewCo’s consolidated capitalization both before and after giving effect to the Transaction.
Financial Statements and Management’s Discussion and Analysis
The following financial statements are attached as “Schedule M” of this Circular:
•
the unaudited condensed consolidated statements of operations, comprehensive income (loss), shareholder’s equity and cash flows of BlueTriton and its subsidiaries as of June 30, 2024 and 2023, the condensed consolidated balance sheet data as of June 30, 2024 and the related notes to the financial statements; and

•
the audited consolidated statements of operations, comprehensive income (loss), changes in shareholder’s equity and cash flows of BlueTriton and its subsidiaries for the three years ended December 31, 2023, the consolidated balance sheets as of December 31, 2023 and 2022 and the related notes to the consolidated financial statements and the report of the independent registered public accounting firm thereon.

The financial statements should be read in conjunction with the management’s discussion and analysis of the financial condition and results of operations of BlueTriton attached as “Schedule N” to this Circular.
Security Ownership of Certain Beneficial Owners and Management/Directors of BlueTriton
Triton Water Parent, Inc. is a direct wholly owned subsidiary of the Initial BlueTriton Shareholder, a Delaware limited partnership, all of the outstanding stock of which is indirectly owned by investment funds affiliated with One Rock, certain of their co-investors, and Metropoulos & Co.

RISK FACTORS
The business and operations of BlueTriton are subject to risks. You should carefully consider the risks described below, together with all of the other information included, or incorporated by reference, in this Circular, including the sections titled “Risk Factors,” as it relates to risks associated with the Transaction, and “Schedule G — Information Relating to the Company — Risk Factors,” as it relates to risks associated with Primo Water’s business and operations, before deciding whether to vote for the Arrangement Resolution. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks or uncertainties. Primo Water and BlueTriton expect that, following Closing, most, if not all, of these same risk factors will apply to the business of NewCo.
The risks and uncertainties described below are not the only risks and uncertainties we face. Additional risks and uncertainties not known to us or that we currently deem to be immaterial may also impair our business operations. If any of those risks actually occur, our business, financial condition and results of operations would suffer. The risks discussed below also contain forward-looking statements, and our actual results may differ materially from those discussed in these forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”
Risks Related to Our Business, Operations, and Growth Strategies
We face significant competition in the segments in which we operate.
We participate in the highly competitive bottled water and beverages segment of the non-alcoholic beverage industry. We face significant competition in the markets in which we operate: the bottled water and beverage retail business, the direct-to-consumer home and office beverage delivery business, and delivery to retailers.
With respect to the bottled water and beverage category, our products compete primarily on the basis of taste, price, brand image, packaging design, advertising, marketing and promotional activity (including digital), product innovation, efficient production and distribution techniques and the ability to anticipate and effectively respond to consumer preferences and trends, including increased consumer focus on health, wellness and sustainability and the continued acceleration of e-commerce and other methods of distributing and purchasing products. Our principal competitors are local, regional and national bottled water and beverage businesses, providers of various types of water filtration units and services and large retailers who have increasingly utilized their distribution networks and significant economies of scale in recent years to introduce and develop private-label branded water. We face significant competition in our business as distribution methods for bottled water and beverages continue to change and evolve, and the consumer landscape shifts into the digital marketplace. We compete against numerous local, regional, and national companies and, increasingly, against smaller companies that are developing microbrands and selling them directly to consumers through e-commerce retailers and other e-commerce platforms.
Changes to the retail landscape could lead to increased competition in our retail business, the direct-to-consumer home and office beverage delivery business, and retail delivery business. Our larger retail customers may seek lower pricing or increased promotions from us, which could affect profitability. Additionally, larger retailers may be more likely to use their extensive distribution networks and more extensive marketing and advertising resources to introduce and develop their own private-label brands or enter the beverage delivery business themselves, which may lead to increased competitive pressure in our business segments. There has also been a trend toward growth of sales through e-commerce websites and mobile commerce applications, including through subscription services for beverage delivery and other direct-to-consumer businesses, which impacts our retail, home, office, and retail beverage delivery segments. As we continue to expand our geographic presence and develop our digital channels, we anticipate we will face increased competition for channel access.
Both our retail bottled water and beverage business and our home, office, and retail beverage delivery business face competition beyond our competitors’ bottled water and beverage products. Our products also compete with other non-alcoholic beverages, including carbonated and non-carbonated drinks, juices, flavored or enhanced waters, sport and energy drinks, coffees, teas and tap water. In addition, we face competition from various methods of treating unfiltered tap water in the residential and commercial markets, such as countertop filtration systems, faucet-mounted filtration systems, in-line whole-house filtration systems, water filtration dispensing products, such as pitchers and jugs, standard and advanced feature water coolers, and refrigerator-dispensed filtered water. Consumers may also choose to drink from municipal water sources instead of purchasing bottled water or using a filtration unit.
If our competitors reduce their selling prices, develop new and innovative products and technologies, increase the frequency of their promotional activities or expand their distribution or contract manufacturing efforts, or if our retail customers do not allocate adequate shelf space for the water and beverages we supply, we could experience a decline in volume, lose market share, be forced to increase capital and other expenditures, including marketing spending, and be unable to maintain or increase our prices in order to offset cost increases, including the cost of raw materials, freight, fuel, labor and other key operating costs, any of which could negatively affect our results of operations and decrease our profit margins.
If we are unable to meet the competition faced by our industry, our competitive position and our business could suffer.
Our success depends, in part, on our intellectual property, which we may be unable to maintain and protect.
We possess certain intellectual property, particularly our trademarks for the water and beverage products that we sell, which is important to our business and our marketing efforts because brand recognition is one of the key factors that differentiates our products from those of our competitors. The success of our business depends in part on our ability to use our trademarks, including our name and logos, to increase brand awareness and further develop our brand reputation in the market.
We own the major trademarks that are used to identify, market and sell our water and beverage products. From time to time, we also use third party trademarks with the permission of or through license agreements with these third parties. Protection of our proprietary processes, methods, compounds and other technologies is also important to our business and enables us to distinguish our products from those of our competitors. In the United States, we own the federal trademark registrations for our major trademarks, including Arrowhead, Deer Park, Ice Mountain, Origin, Ozarka, Poland Spring, Saratoga, Zephyrhills, Pure Life, Ac+ion, Splash Refresher, and Frutitas. We have filed and will continue to file trademark applications to register new trademarks, logos, slogans, and taglines that we believe add value to our business and brands.
Our success depends, in part, on our ability to protect our intellectual property. To protect our proprietary and intellectual property assets and rights, we rely on patent, trade secret, copyright and trademark laws, as well as contractual provisions, included in our employment, confidentiality, licensing, work-for-hire, and inventions assignment agreements with our employees, consultants and customers. We also rely on common law and statutory protections afforded to trademarks, trade secrets, and proprietary “know-how.” In addition, we vigorously challenge any third party that infringes on our intellectual property rights through available legal remedies. Failure to protect our intellectual property rights may result in the loss of valuable technologies or other intellectual property. We may also have to compensate third parties for our infringement of their intellectual property rights.
Notwithstanding our efforts, we may not be successful in protecting our intellectual property for a number of reasons, including:
•	our competitors may independently develop intellectual property that is similar to, or better than, ours;
•
employees, consultants or customers may breach their confidentiality obligations and the cost of enforcing their obligations may be prohibitive, or those agreements may prove to be unenforceable or more limited than anticipated;

•	adequate remedies may not be available in the event of an unauthorized disclosure of our trade secrets or know-how;
•	foreign intellectual property laws may not adequately protect our intellectual property rights; and
•	our intellectual property rights may be successfully challenged, invalidated or circumvented.
Further, we cannot provide assurance that any pending patent or trademark application filed by us will result in an issued patent or trademark, or, if patents are issued to us, that those patents will provide meaningful protection against competitors or against competitive technologies. If we are unable to protect our intellectual property, our competitive position would weaken and we could face significant expense to protect or enforce our intellectual property rights.
Occasionally, third parties may assert that we are, or may be, infringing on or misappropriating their intellectual property rights. Vigorous protection and pursuit of intellectual property rights characterize the consumer products industry. We intend to defend against claims or negotiate licenses, which may not be available at a reasonable cost, if at all. Intellectual property cases are uncertain and involve complex legal and factual questions. If we become involved in this type of litigation, it could consume significant resources and divert our attention from business operations. In the event our trademarks, service marks or trade names are successfully challenged, we could be forced to rebrand our goods and services, which could result in loss of brand recognition, and any goodwill associated with such trademark, service mark or trade name and could require us to devote substantial resources to advertising and marketing new brands that, ultimately, may not be successful. If we are found to infringe on the intellectual property rights of others, we could incur significant damages, be enjoined from continuing to manufacture, market or use the affected product, be required to re-design our products or be required to obtain a license to continue manufacturing or using the affected product, any of which could have a material adverse effect on our business, financial condition or results of operations. A license could be very expensive to obtain, may not be available at all or may only be available on unfavorable terms. Similarly, changing products or processes to avoid infringing the rights of others may be costly or impracticable.
Insurance and claims expenses associated with our operations could have a material adverse effect on us.
We have high-deductible insurance policies for claims related to workers’ compensation, automobile accidents, property loss and general, business, and product liabilities. Our outstanding claim liabilities are primarily based on estimated projected costs determined by actuarial methods. The actuarial studies consider all claims filed or reported, the insurance underwriting exposures used, including but not limited to employee count, payroll, sales, vehicle count, and the-estimated claims that are incurred but not reported. Projected costs also include a variety of factors and related assumptions such as claims severity, frequency, development time frame, settlement history and patterns, inflation and medical cost trends, which may be subject to a high degree of variability. Material changes in these factors and mismanagement of claims could result in unfavorable differences between actual costs and our projected deductible reserve estimates. As a result, the liabilities under our insurance deductible program could increase materially in the future, which could adversely affect our operations and financial condition.
In addition, we have purchased excess policies from various insurers in order to limit our liability exposure. Although we believe our aggregate coverage should be sufficient, together with our deductible reserves to cover our historic claims amounts, it is possible that claims could exceed our reserves and excess coverage limits. If a claim was to exceed such amounts, we would bear the outstanding liability in addition to any exposure not covered by insurance carriers.
If any of our insurance carriers is unable to provide coverage as a result of bankruptcy, liquidation, reorganization, or otherwise, we may become liable for the total sum of any claims that arise. Additionally, our results of operations and financial condition could also be adversely affected if our costs or losses significantly exceed our coverage limits, we are unable to obtain insurance coverage in amounts we deem sufficient, our insurance carriers fail to pay on our insurance claims, or we experience a claim for which coverage is not provided.
We may not be able to consummate acquisitions, or acquisitions may be difficult to integrate, and we may not realize the expected revenue and cost synergies related to each such acquisition.
We have in the past made, and may continue to make, additional acquisitions of, or investments in, companies that complement our current projects, enhance our product portfolio or production capacity, expand our access to natural springs in other geographic locations, or otherwise offer growth opportunities. We may, accordingly, be engaged from time to time in evaluating potential transactions, which may take management attention and resources that would otherwise be focused on ongoing operations and may also incur significant costs, whether or not such evaluations result in definitive agreements or the completion of such transactions.
The success of any acquisitions that are consummated depends, in part, on our ability to realize the full extent of the expected returns, benefits, cost savings or synergies from integrating acquired companies with our existing businesses. The integration process may be complex, costly, time-consuming and subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and beyond our control.
We may not be able to maintain the levels of revenue, earnings or operating efficiency that each of BlueTriton, on the one hand, and the acquired businesses, on the other hand, had achieved or might achieve separately. Even if we realize the expected benefits, this may not be achieved within the anticipated timeframe. Furthermore, the synergies from acquisitions may be offset by costs incurred in consummating such acquisitions or in integrating the acquired businesses, increases in other expenses, operating losses or unrelated adverse results in the business. As a result, there can be no assurance that such synergies will be achieved.

Our business is dependent on our ability to maintain access to our water sources. Water scarcity, government regulation of water access, loss of water rights and poor quality could negatively affect our long-term financial performance.
Our regional spring water brands are sourced from company-owned, leased, or purchased natural springs at over 50 uniquely located sites. A disruption in the water flow or change in water quality at any one of our water sources (whether from geological shifts or other changes, natural or otherwise), a dispute over water rights, loss of permits or regulatory approvals, increased legal restrictions on water use, access to or delivery of our water sources, increasing pressure to conserve and replenish water in areas of scarcity and stress, access to water that constitutes spring water, decreased water flow at sourcing locations, the classification of water by the FDA or other governmental authorities or the failure to maintain access to or rights to extract from our water sources could cause an increase in the cost of our products or shortages that would likely not allow us to meet market demand. The potential delivery and price disruptions due to the loss of any one water source or a decline in the volume of water available could significantly disrupt our business, result in the loss of customer confidence and have an adverse effect on our business, financial condition and results of operations.
Water is a natural resource facing significant challenges from population growth, environmental contamination, climate change, and government regulation. As demand for water continues to increase, and if water becomes scarcer and the quality of water available deteriorates or does not meet regulatory standards, our business may incur increasing costs or face capacity constraints, which could adversely affect our profitability or net sales in the long run. Furthermore, even if we are able to secure adequate water sources, the methods we employ to do so, including acquisitions of additional water sources, may have a negative impact on our public reputation and therefore our competitive position, especially in jurisdictions encountering drought or where water is considered a limited resource.
In addition, if any of our water sources were curtailed or eliminated as a result of, for example, a natural disaster, work stoppage, the loss of a license, lease or permit, or other significant event that disrupted water flow or water quality from such source, we may have to purchase water from other sources, which could increase water and transportation costs and could result in supply shortages and price increases. Water may also become subject to contamination from hazardous substances, including from per- and polyfluoroalkyl substances (“PFAS”), selenium, microplastics, nano plastics, or petroleum products, or from pathogens that cause a number of illnesses, including cholera, typhoid fever, giardiasis, cryptosporidiosis, legionella, amoebiasis and free-living amoebic infections. Furthermore, we must meet federal, state, and local regulations in a variety of areas, including standards for extracting water from aquifers. We strive to maintain all permits or approvals required to conduct our business, but we are not able to ensure that we will receive, or will be able to maintain, such permits or approvals in the future or to gain approval necessary to extract water for our products or otherwise conduct our business. Any one of these events could have a negative impact on our business, financial condition, reputation and results of operations.
Our business is seasonal, and adverse weather conditions, including severe weather resulting from climate change, and legal or regulatory responses, could negatively affect our business, financial condition and results of operations.
There is increasing concern that a gradual increase in global average temperatures due to increased concentration of carbon dioxide and other greenhouse gases in the atmosphere is causing significant changes in weather patterns around the globe and an increase in the frequency and severity of natural disasters. Such changes to weather patterns could affect the purchasing patterns of our customers and consumers. For example, historically, we have experienced the highest water sales during the period from June to September, due to increased consumption of cold beverages during the summer months. The sales of our products are influenced to some extent by weather conditions in the markets in which we operate. Unusually cold or rainy weather during the summer months may reduce the demand for our bottled water and other products, and may contribute to lower revenues, which could negatively affect our profitability. These and other weather-related changes could also adversely impact some of our facilities, production capabilities, our distribution channels, our third-party contract manufacturers’ operations, the availability and cost of key raw materials and the water resources we use. Specifically, severe drought conditions or freezing conditions may limit our ability to use municipal water supplies to bottle our water. In addition, severe weather conditions during winter months, such as snow and ice storms, may significantly impact delivery schedules and revenue streams and disrupt our supply chain.
The effect of climate change on the weather could result in water scarcity or flooding and cause a further deterioration of water quality in affected regions, which could limit water availability for our bottling operations. There can be no assurance that we will have access to sufficient quantities of water to support our operations, either at current capacities or any future expanded capacity. Any interruption in our water supply could have a material adverse effect on our financial condition and results of operations. Any of these conditions may negatively affect our business, financial condition and results of operations.
Furthermore, public expectations for reductions in greenhouse gas emissions are rapidly changing and may require us to make additional investments in facilities and equipment, including more fuel-efficient delivery vehicles. In addition, federal, state or local governmental authorities may propose legislative and regulatory initiatives in response to concerns over climate change, which could directly or indirectly adversely affect our business, require additional investments or increase the cost of supplies, raw materials, fuel, ingredients and water. If we are unable to meet public expectations and regulatory developments, or if our existing practices and procedures are not adequate to meet new regulatory requirements, we may miss corporate opportunities or become subject to regulatory scrutiny or third-party claims. As a result, the effects of climate change could have an adverse impact on our business and results of operations.
We face opposition to the operation and expansion of our facilities from various individuals and groups.
We have experienced, and we anticipate that we will continue to face, from time to time, opposition to the operation and expansion of our operations and facilities from government officials, environmental groups, landowners, tribal or aboriginal groups, local groups and other activists. Opposition to our operation and expansion can take many forms, including the delay or denial of required governmental permits, cease and desist orders, organized protests, attempts to block or sabotage our operations, intervention in regulatory or administrative proceedings involving our activity or assets, or lawsuits or other actions designed to prevent, disrupt or delay the operation or expansion of our assets and business. In addition, acts of sabotage or eco-terrorism could cause significant damage or injury to people, property or the environment, or lead to extended interruptions of our operations. Any such event that delays or prevents the expansion of our business, that interrupts the revenues generated by our operations, or that causes us to make significant expenditures not covered by insurance, could adversely affect our financial condition and results of operations.
Risks Related to Our Customers, Suppliers and Employees
We may not be able to respond successfully to consumer trends related to our products.
Consumer trends with respect to the products we sell are subject to change. Consumer preferences may change due to a variety of other factors, including changes in social trends, consumption patterns and channel preferences (including continued rapid increases in the e-commerce and online-to-offline channels), pricing, quality, the real or perceived impact that the manufacturing, packaging, and delivery of our products has on the environment, increased use of reusable bottles, changes in consumer demographics, concerns or perceptions regarding the nutrition profile and health effects of, or location of origin of, ingredients or substances in our products, changes in travel, vacation or leisure activity patterns, negative publicity resulting from regulatory action or litigation against companies in the industry, reduced demand for office beverage delivery as a result of increased remote and hybrid work arrangements or a downturn in economic conditions. Consumer preferences are also influenced by the perception of our brand image or the brand images of our products, the success of our advertising and marketing campaigns, the perception of the advertising and marketing campaigns of environmentalist groups, reporting on the production and packaging of our products or the bottled water industry generally, any actual or perceived product quality issues, even if false or unfounded, and the perception of our use of social media, including our ability to engage with consumers on their preferred social media platform. Any of these changes may reduce consumer demand for our products or services, or for bottled water generally. In addition, if consumers or retailers have a negative experience with any brand of bottled water, including the water of competitors, bottled water may lose acceptance generally and our business could be adversely affected.
There can be no assurance that we will be able to develop, market, sell and distribute additional products that will foster brand name recognition, realize market acceptance and retain customers. We may fail to appropriately target our marketing efforts, anticipate consumer preferences or invest sufficiently in maintaining, extending and expanding our brand image, or develop or be a “fast follower” of innovative products that respond to consumer trends. In addition, some of our competitors may be able to use their resources and scale to rapidly respond to competitive pressures and changes in consumer trends by introducing new products or increasing promotional activities, while smaller companies may be more innovative, better able to bring new products to market and better able to quickly exploit and serve niche markets.

In particular, given the recent trend towards growth of sales through e-commerce websites and mobile commerce applications, including through subscription services for beverage delivery and other direct-to-consumer businesses, consumers are increasingly shopping online rather than in the retail setting where our products are offered, and can order beverages through easy on-demand one-time delivery platforms. We plan to respond to the changing consumer marketplace by expansion of our digital platform and increased usage of e-commerce methods, and believe this will be an important contributor to our growth strategy. For instance, in our ReadyRefresh business, we plan to build out our e-commerce subscription partnerships with key retailers currently offering one-time deliveries in an effort to increase digital sales impact. However, we cannot assure you that these offerings will be successful and will match the efforts of our competitors.
Our failure to develop innovative products or adopt new technologies, including artificial intelligence and data analytics, could put us at a competitive disadvantage in the marketplace, and our business and results of operations could be negatively affected.
The loss or reduction in sales to any significant customer could negatively affect our financial condition and results of operations.
Our customers include many large national and regional grocery, mass-merchandise, drugstore, wholesale and convenience store chains. As of, and for the year ended, December 31, 2023 there was one customer who made up approximately 30% of trade receivables, net, and 25% of net sales. The loss of this or any other significant customer or customers that in the aggregate represent a significant portion of our net sales, or a material reduction in the amount of business we undertake with any such customer or customers, could have a material adverse effect on our operating results and cash flows. Furthermore, we could be adversely affected if a significant customer reacts unfavorably to any pricing of our products or decides to de-emphasize or reduce their product offerings in the bottled water category.
If we face labor shortages or increased labor costs, our results of operations and our growth could be adversely affected.
Labor is a significant component of the cost of operating our business. Our ability to meet labor needs while controlling labor costs is subject to external factors, such as employment levels, prevailing wage rates, inflation, minimum wage legislation, changing demographics, health and other insurance costs and governmental labor and employment requirements. If wage rates in the market increase, we may need to increase our wage rates to compete for quality workers, or the quality of our workforce could decline; however, increasing our wage rate could impact profitability. If we face labor shortages or increased labor costs because of increased competition for employees from our competitors and other industries, higher employee-turnover rates, increases in the federal- or state-mandated minimum wage, inflation, change in exempt and non-exempt status, or other employee benefit costs (including costs associated with health insurance coverage or workers’ compensation insurance), our operating expenses could increase and our business, financial condition and results of operations could be materially and adversely affected.
Our packaging supplies and other costs are subject to price increases, and we may be unable to effectively pass rising costs on to our customers, or effectively hedge against such rising costs.
Our profitability depends in part on our ability to anticipate and react to changes in packaging, commodity, energy and other costs. We use various packaging materials in our business, such as PET and rPET for bottles and aluminum cans, and other containers. The prices of these packaging materials, aluminum cans and other containers are subject to fluctuations beyond our control, such as problems in production or distribution, government regulation, climate conditions, labor strikes or shortages, shortages or interruptions in supplies, and depend on market and economic conditions, such as inflation, which has created mid- to high-single digit cost increases in our underlying expenses, including packaging, transportation and labor costs.
We typically bear the risk of changes in prices on packaging materials in our products. The changes in the prices we pay for materials occur at times that vary by product and supplier, and take place on a monthly, quarterly or annual basis.
Accordingly, we bear the risk of fluctuations in the costs of these materials, including the underlying costs of the commodities used to manufacture them and, to some extent, the costs of converting those commodities into the materials we purchase. We may choose to pass increased costs to customers or attempt to hedge against rising costs. If our efforts are not successful, the increased prices could have an adverse effect on our results of operations. There can be no assurance that any cost increases can be offset by increased prices, and that increases in prices will be fully absorbed by our customers without any resulting change to their demand for our products or that we will generate sales growth in an amount sufficient to offset inflationary and other cost pressures, particularly with elevated rates of inflation during fiscal year 2023 and continuing to date.
In addition, our facilities use a significant amount of electricity, natural gas and other energy sources to operate. We also rely on trucking to receive raw materials and to transport and deliver our finished products. Fluctuations in the price of fuel and other energy sources could negatively affect our results of operations. We purchase our own fuel and use third parties for the transportation of raw material and finished goods between our warehouses. While volume purchases can help control erratic fuel pricing, market conditions ultimately determine the price. In the past, we have experienced fluctuations in fuel prices. The risk remains that we may not be able to use fuel price adjustments to cover the cost of fuel increases in a volatile market for petroleum products, which could adversely affect our profitability. Further, limitations on the supply or availability of fuel could inhibit our ability to get raw materials and distribute our products, which, in turn, could have an adverse effect on our business. In addition to fuel, our trucking costs are subject to market-based freight costs primarily related to labor, which has historically experienced pricing volatility. Limitations on the availability of trucking labor could result in increased distribution costs, which could adversely impact our profitability.
An increase in the cost, a sustained interruption in the supply or a shortage of some of these packaging materials, aluminum cans and other containers that may be caused by changes in or the enactment of new laws and regulations, a deterioration of our or our bottling partners’ relationships with suppliers, supplier quality and reliability issues could negatively impact our business, financial condition and results of operations.
Changes in the retail landscape, such as continued or increased development and use of private-label brands, may negatively affect our results of operations and financial condition.
Our retail customers may seek lower pricing or demand increased marketing or promotional expenditures from us, and large retailers may be more likely to use their distribution networks and economies of scale to introduce and develop competing private-label brands. Strategic partners may also choose to vertically integrate their brands’ manufacturing and distribution. Private-label brands of bottled water, such as those carried by supermarket chains, convenience store chains, drug store chains, mass merchants and club warehouses, may require us to adjust our business strategy in those stores or additional marketing expenditures on our part to remain competitive. If we fail to respond to the changing retail landscape, our volume growth could slow or we may need to lower prices or increase trade promotions and consumer marketing for our products and services, any of which would negatively affect our results of operations. In addition, retailers are increasingly carrying fewer brands in any one category and our results of operations will suffer if our vendor relationships with significant customers are discontinued. In the event of consolidation involving our current retailers, we may lose key business if the surviving entities do not continue to purchase products or services from us.
Our industry is also being affected by the rapid growth in sales through e-commerce retailers, e-commerce websites, mobile commerce applications and subscription services, which may result in a shift away from physical retail operations to digital channels. As we continue to build our e-commerce capabilities, we may not be able to develop and maintain successful relationships with existing and new e-commerce retailers without experiencing a deterioration of our relationships with key customers operating physical retail channels. If we are unable to successfully adapt to the rapidly changing retail landscape, including the rapid growth in digital commerce, our volume growth and overall financial results could be negatively affected.
We rely on our management team and other key personnel, and we may be unable to hire or retain key personnel or a highly skilled workforce.
We depend on the experience, skills, working relationships and continued services of key personnel, including our experienced management team, to successfully manage our business. In addition, our ability to achieve our operating goals depends, in part, on our continued ability to identify, hire, train and retain qualified individuals for our workforce. We compete with other companies, both within and outside of our industry, for talented personnel, and we may lose key personnel or fail to attract, train and retain other talented workforce with the skills and in the locations we need to operate and grow our business, among other things. If we lose key personnel to our competitors, it could disrupt our business, particularly if non-compete clauses in employment agreements are deemed to be unenforceable for any reason, including as a result of regulatory restrictions. We must also continue to focus on developing, motivating and retaining our highest achieving employees, most of whom are at-will employees. If we fail to identify, recruit and integrate strategic personnel hires, our business, financial condition or results of operations could be adversely affected. Further, inflationary pressure may result in employee attrition to the extent our compensation does not keep up with inflation. Unplanned turnover and failure to attract, retain and develop personnel with key emerging capabilities, such as e-commerce and digital marketing skills, could adversely impact our competitiveness and our ability to achieve our strategic objectives, and our business and future growth prospects could be adversely affected.
If we are unable to maintain relationships with our raw material suppliers, we may incur higher supply costs or be unable to deliver products to our customers at reasonable costs or at all.
In addition to water, the principal raw materials required to produce our products include PET resin, HDPE and polycarbonate bottles, caps and preforms, labels, cartons and trays. Some raw materials and supplies, including packaging materials, such as rPET, may be available from only a limited number of suppliers or a sole supplier, or may be in short supply when seasonal demand is at its peak. We rely upon our ongoing relationships with key suppliers to support our operations.
We typically enter into multi-year contracts with our key suppliers, meaning our suppliers are obligated to continue to supply us with materials for multi-year periods, at the end of which we must either renegotiate the contracts with those suppliers or find alternative sources for supply. There can be no assurance that we will be able to either renegotiate contracts (with similar or more favorable terms) with these suppliers when they expire, or, alternatively, if we are unable to renegotiate contracts with our key suppliers, there can be no assurance that we could replace them. We could also incur higher costs in renegotiating contracts with existing suppliers or replacing those suppliers, or we could experience temporary disruptions in our ability to deliver products to our customers, either of which could negatively affect our results of operations.
Risks Related to Our Technology and Cybersecurity
Our reliance on third-party service providers and key information systems could have an adverse effect on our business.
We depend on key information systems to accurately and efficiently transact our business, provide information to management and prepare financial reports. We rely on third-party providers for various networking, application hosting and related business process services that support our key information systems. Issues with performance by these third parties may disrupt our operations and as a result, our operating expenses could increase, which could negatively affect our results of operations. Our business activities may be materially disrupted in the event of a partial or complete failure of any of these systems, or those of our third-party providers, which could result from, among other things, natural disasters, war, terrorism or other hostile acts, software malfunctions, equipment or telecommunications failures, processing errors, computer viruses, ransomware, phishing, hackers, other security issues or supplier defaults, increased bandwidth requirements or other events beyond our control. For example, the recent global CrowdStrike outage resulted in prolonged interruptions to the availability and functionality of Microsoft applications, which we and our third-party providers rely upon to perform a number of operations. Because we rely on third-party service providers, we may be affected by vulnerabilities to interruptions or other failures that we can neither control nor mitigate.
Our security measures, backup and disaster recovery capabilities, business continuity plans and crisis management procedures may not be adequate or implemented properly to avoid such disruptions or failures. Further, if any third-party services become unavailable due to loss of license, extended outages or because they are no longer available on commercially reasonable terms, there may be delays in the provisioning of our services until equivalent technology is either developed by us, or if available, is identified, obtained and integrated from another third party, which could increase our expenses, cause disruptions to our business or result in loss of customers. Any disruption or failure of these systems or services could cause substantial errors, processing inefficiencies, security breaches, inability to use the systems or process transactions, loss of customers or other business disruptions, any of which could negatively affect our business and results of operations.
Disruptions of or compromises to our information technology systems, including as a result of unauthorized computer intrusions, could have a material adverse effect on our business, financial condition and results of operations, and on our reputation.
We rely on computer systems, hardware, software, technology infrastructure and online sites and networks for both internal and external operations that are critical to our business (collectively, “IT Systems”). We own and manage some of these IT Systems but also rely on third parties for a range of IT Systems and related products and services.

We and certain of our third-party providers collect, maintain and process data about customers, employees, business partners and others, including information about individuals — such as email addresses, mobile phone numbers, location information, delivery partners’ license numbers and Social Security numbers of delivery partners, consumer payment card information and delivery partner bank account information — as well as proprietary information belonging to our business such as trade secrets (collectively, “Confidential Information”).
Increased global cybersecurity vulnerabilities, threats and sophisticated and targeted cyber-related attacks pose a risk to the security of our and our customers’, partners’, suppliers’ and third-party service providers’ respective products, IT Systems and the confidentiality, availability and integrity of our Confidential Information. Although we attempt to mitigate these risks by employing a number of measures, we remain potentially vulnerable to additional known or unknown threats. For example, the recent global CrowdStrike outage resulted in prolonged interruptions to the availability and functionality of Microsoft applications, which we rely upon to perform a number of operations. Despite our efforts to protect our IT Systems and Confidential Information, we may be vulnerable to damage or interruption from (i) earthquakes, fires, floods, hurricanes and other natural disasters; (ii) power loss, computer system failure, internet and telecommunications or data network failure; (iii) diverse threat actors, such as state-sponsored organizations, opportunistic hackers and hacktivists, as well as through diverse attack vectors, such as social engineering/phishing, malware (including ransomware), computer viruses, misconfigurations, software “bugs” or glitches; or (iv) theft, misplaced or lost data, programming errors, employee errors and/or malfeasance.
While we have procedures and technology in place to safeguard our Confidential Information, we may nevertheless be susceptible to electronic or physical computer break-ins, viruses, fraud and other disruptions or security compromises involving the loss or unauthorized access of personal and proprietary information because technologies used to obtain unauthorized access to or sabotage systems are constantly evolving, change frequently, and generally are not recognized until they are launched against a target. Cyberattacks are expected to accelerate on a global basis in frequency and magnitude as threat actors are becoming increasingly sophisticated in using techniques and tools — including artificial intelligence — that circumvent security controls, evade detection and remove forensic evidence. As a result, we may be unable to detect, investigate, remediate or recover from future attacks or incidents, or to avoid a material adverse impact to our IT Systems, Confidential Information or business.
Further, there can be no assurance that our cybersecurity risk management program and processes, including our policies, controls or procedures, will be fully implemented, complied with or effective in protecting our IT Systems and Confidential Information. Remote and hybrid working arrangements at our company (and at many third-party providers) also increase cybersecurity risks due to the challenges associated with managing remote computing assets and security vulnerabilities that are present in many non-corporate and home networks.
While historically not material to our operations or business (individually or in the aggregate), we have experienced cyber-attacks and other security incidents of varying degrees that have occurred from time to time. Further, we cannot guarantee that material incidents will not occur in the future. Any damage or significant disruption in the operation of our or our third-party providers’ IT Systems to perform as expected, or any security breach of the IT Systems, could potentially lead to improper use of our IT Systems, unauthorized access, use, disclosure, loss, modification or destruction of Confidential Information, information about our customers, employees, and other individuals, defective products, production downtimes and operational disruptions. In addition, a cyber-related attack or other system disruption could result in other negative consequences, including damage to our reputation or competitiveness, a decrease in sales, costly and time-consuming remediation or increased protection actions, compliance and regulatory costs, fines, and penalties, litigation (including class actions), or regulatory action. Any or all of the foregoing could materially adversely affect our business, financial condition and results of operations. Finally, we cannot guarantee that any costs and liabilities incurred in relation to an attack or incident will be covered by our existing insurance policies or that applicable insurance will be available to us in the future on economically reasonable terms or at all.
In addition, we and our third-party payment processing providers are subject to the Payment Card Industry Data Security Standard (“PCI-DSS”), issued by the Payment Card Industry Security Standards Council. PCI-DSS contains compliance guidelines and standards with regard to our security surrounding the physical administrative and technical storage, processing and transmission of individual cardholder data. By accepting debit cards for payment, we are also subject to compliance with American National Standards Institute data encryption standards and payment network security operating guidelines. If we or our service providers are unable to comply with PCI-DSS or to meet other payment card standards, this may result in the imposition of financial penalties, restrictions or the allocation by the card brands of the costs of fraudulent charges to us, which could materially and adversely affect our business.

Legal, Regulatory and Tax Risks
Legislative and executive action in state and local governments enacting local taxes on bottled water or water extraction, restricting water withdrawal and usage rights from public and private sources, and bans on the commercial sale or government procurement of bottled water in plastic beverage containers could adversely affect our business and financial results.
Recent initiatives have taken place in several major cities regarding bottled water, principally the smaller sizes sold in stores to retail consumers. In addition, there is growing concern about the presence of PFAS, microplastics, and nano plastics in public water supplies. In some localities, regulations have been proposed that would enact local taxes on bottled water or water extraction and restrict the withdrawal of water from public and private sources. These proposals purportedly serve a dual purpose of generating revenue for the state and reducing access to water that results in the discouragement of drinking bottled water.
Plastic bottled water containers have also been subject to recent legislative proposals and executive action to reduce the presence of plastic in landfills and the demand for virgin plastics. Particularly in Massachusetts and California, a handful of municipalities have enacted commercial bans prohibiting the sale of single-use plastic water bottles. In addition, large cities like New York City and San Francisco, and the Commonwealth of Massachusetts have prohibited the procurement by government agencies of single use plastic water bottles. Most recently, the current federal administration announced a phase-out of single use plastics including plastic beverage containers. This follows the U.S. Department of the Interior’s plan to phase out single use plastics and the General Service Administration’s discouragement of the purchase of single use plastics. Should other localities, states, or countries enact similar bans, our sales and financial results could be adversely affected.
In covering these initiatives, local and national media have reported on the growth of the bottled water industry and on the pros and cons of consuming bottled water as it relates to solid waste disposal as well as conserving the supply of water available to the public.
There is no assurance that adverse publicity about any element of the bottled water industry will not affect consumer behavior by discouraging buyers from buying bottled water products generally, which could adversely impact our sales and other financial results.
Sustainability matters may adversely impact our business and reputation.
Increasingly, in addition to the importance of their financial performance, companies are being judged by their performance on a variety of sustainability or environmental, social and governance (“ESG”) matters by a variety of stakeholders, including investors, consumers, employees, regulators, environmental activists, and other third parties. In addition, various regulatory authorities have imposed, and may continue to impose, mandatory substantive and/or disclosure requirements with respect to sustainability matters. For example, we may be subject to the disclosure requirements based upon the International Sustainability Standards Board’s sustainability and climate disclosure standards if adopted by certain countries or jurisdictions. In addition, we may be subject to select disclosure requirements or other regulations regarding greenhouse gas metrics, climate risks, use of offsets and emissions reduction claims such as those enacted by the State of California as well as the SEC’s climate disclosure proposal, if finalized. These requirements may not always be uniform across jurisdictions, which may result in increased complexity, and cost, for compliance.
Separately, various regulators have adopted, or are considering adopting, regulations or guidance on environmental marketing claims, including but not limited to the use of “carbon neutral,” “sustainable,” “eco-friendly,” “compostable,” “recyclable” or similar language in product marketing. For instance, the FTC has issued its Green Guides which provide guidance on environmental marketing claims. The FTC is currently in the process of updating the Green Guides, which updates may impact our ability to make future environmental marketing claims as we currently do or result in future litigation as compliance with the Green Guides are embedded in certain U.S. state consumer protection statutes. That or any other regulation or guidance may require us to make additional investments in facilities and equipment, require us to incur additional costs for the collection of data and/or preparation of disclosures and associated internal controls, may impact the availability and cost of key raw materials used in the production of our products or the demand for our products and, in turn, may adversely impact our business, financial condition and results of operations. Sustainability and ESG matters have also been the subject of increased focus by regulators, including in the United States, which may expose us to potential regulatory scrutiny or enforcement actions related to our sustainability and ESG activities.

Further, organizations that provide information to investors on corporate governance matters have developed ratings processes for evaluating companies on their approach to sustainability and ESG matters. Unfavorable ESG ratings could lead to negative investor sentiment towards us or our industry, which could negatively impact our share price as well as our access to and cost of capital.
Moreover, we have engaged, and expect to continue to engage, in certain voluntary initiatives (such as voluntary disclosures or setting goals) to improve the ESG profile of our company and/or our products. However, such initiatives may be costly and may not have the desired effect. For example, PET is a recyclable material, and we encourage our customers and consumers to recycle bottles and packaging that contain it. However, not all PET is recycled due to a lack of recycling infrastructure. This can help perpetuate the idea that PET plastic creates waste, rather than a discussion around the lack of infrastructure in place to facilitate recycling. Overall, execution of our ESG strategies and achievement of our goals is subject to risks and uncertainties, many of which are outside of our control. As a result, there is no assurance that we will be able to successfully execute our strategies and achieve our sustainability-related goals, which could damage our reputation and consumer and other stakeholder relationships. Additionally, there can be no assurance that our stakeholders will agree with our strategies, and any perception, whether or not valid, that we have failed to achieve, or to act responsibly with respect to, such matters or to effectively respond to new or additional legal or regulatory requirements regarding climate change or sustainability matters could result in adverse publicity or potential regulatory or investor engagement or litigation and adversely affect our business and reputation. For example, there have been increasing allegations of greenwashing against companies in our industry making sustainability-related claims due to a variety of perceived deficiencies in actions, statements or methodology, including as stakeholder perceptions of sustainability continue to evolve.
In light of stakeholders’ increased focus on sustainability matters, there can be no certainty that we will manage such issues successfully. This could negatively impact our ability to access capital and could lead to risk of litigation or reputational damage relating to our sustainability policies or performance. Additionally, many of our business partners and suppliers may be subject to similar expectations, which may augment or create additional risks, including risks that may not be known to us.
If we are unable to securely maintain our customers’, employees’ or company private or personal information, including payment card information, or process such information in compliance with applicable laws and regulations, we could be subject to negative publicity, costly compliance obligations, costly government enforcement actions or private litigation, which could damage our business reputation and negatively affect our results of operations.
The protection of customer, employee and company data is critical and is an expanding focus of federal, state and provincial legislatures and regulators in the United States and Canada. For example, the California Consumer Privacy Act of 2018, which came into effect in January of 2020, gives California residents additional data privacy rights, including allowing consumers to opt out of certain data sharing with third parties, and provides an additional cause of action for data breaches. Moreover, the California Privacy Rights Act, which went into effect on January 1, 2023, significantly modified the California Consumer Privacy Act of 2018 (collectively, the “CCPA”), and imposed additional data privacy and protection obligations on certain companies doing business in California.
The enactment of the CCPA is prompting a wave of similar legislative developments in other states in the United States, which creates the potential for a patchwork of overlapping but different state laws. The Virginia Consumer Data Protection Act, which also went into effect on January 1, 2023, is a comprehensive privacy statute which imposes further data privacy and protection obligations on certain companies doing business in Virginia. Similarly, Colorado’s comprehensive data privacy statute, Colorado Privacy Act, took effect on July 1, 2023; Utah’s Utah Consumer Privacy Act took effect on December 31, 2023; and Connecticut’s An Act Concerning Personal Data Privacy and Online Monitoring took effect on July 1, 2023. Many other states are currently reviewing or proposing the need for greater regulation of the collection, sharing, use and other processing of information related to individuals for marketing purposes or otherwise, and there remains increased interest at the federal level as well. We may be subject to future compliance obligations as other states and provinces consider and adopt similar legislation. The changing legal and regulatory landscape could in the future further limit our ability to use and share personal information and could require changes to our operating model. Further, such laws may have potentially conflicting requirements that could make compliance challenging, require us to expend significant resources to come into compliance, and place added restrictions on our ability to process certain personal information. Any inability or perceived inability to adequately address data privacy and security concerns, even if unfounded, or comply with applicable data privacy and data security laws, regulations and policies, could result in additional compliance costs, penalties and liability to the company, damage its reputation and adversely affect its business.
We may incur costs to comply with developing laws and regulations, including those surrounding the production and use of plastics, as well as related litigation relating to plastics pollution.
The conduct of our business and the demand for our products are subject to various laws and regulations administered by federal, provincial, state and local governmental authorities and agencies in the United States and Canada. If our business expands into additional markets, we may be subject to additional laws and regulations. We may incur significant costs and delays in order to attain or maintain compliance with these legal requirements, or may fail to maintain or acquire necessary licenses, leases and permits. These laws and regulations may impose numerous obligations that are applicable to our operations, including, but not limited to, the acquisition of permits before commencing regulated activities.
In particular, there is a growing concern about the accumulation of plastic, including microplastics and nano plastics, and other packaging waste in the environment, particularly in the world’s oceans and waterways. As a result, packaging waste that displays one or more of our brands has in the past resulted, and could continue to result, in negative publicity or reduce consumer demand for, and overall consumption of, our products, resulting in adverse effects on our business, financial condition or results of operations.
In response to these concerns, the United States and many other jurisdictions have also imposed or are considering imposing regulations or policies designed to increase the sustainability of packaging, encourage waste reduction, improve recycling collection, enhance the waste management/recycling infrastructure, or restrict the sale of products in certain plastic packaging. These regulations and policies vary in scope, and include taxes or fees designed to incentivize behavior and restrictions or bans on certain products and materials. For example, 25 countries in the European Union have established extended producer responsibility (“EPR”) policies, which make manufacturers such as us responsible for the costs of recycling beverage and food packaging after consumers have used them. EPR policies have been enacted by five states in the United States and are also being contemplated in other jurisdictions in the United States and around the world. In addition, a number of states in the United States as well as some Canadian provinces and most EU member countries have a bottle deposit return system in effect. This is a form of extended producer responsibility that requires a deposit charged to consumers to incentivize the return of the beverage container and shifts recycling costs to industry. Further, certain jurisdictions have imposed or are considering imposing other types of regulations or policies, including packaging taxes, requirements for bottle caps to be tethered to the plastic bottle, minimum recycled content mandates (which would require packaging to include a certain percentage of post-consumer recycled material in a new package) and even bans on the use or sale of single-use plastics like disposable cutlery or plastic beverage containers. These laws and regulations have in the past and could, in the future, continue to increase the cost of our products, reduce consumer demand and overall consumption of our products or result in negative publicity, resulting in adverse effects on our business, financial condition or results of operations.
In addition, there has been a recent rise in litigation against certain companies that use single-use plastic packaging, alleging that the companies have contributed to public nuisances created by plastic packaging pollution (including in public waterways), have failed to warn the public of the potential harms of plastic pollution to public health and the environment and have made misleading statements in violation of state laws on deceptive business practices. If we were sued in such litigation in the future, this could result in an adverse effect on our reputation, financial condition or results of operations.
Furthermore, laws, regulations and government policies may change as a result of changing political, economic or social climates. Such changes may alter the environment in which we do business, as well as the demand for our products and services, and, therefore, may impact the results of our operations or increase our liabilities. More stringent new and future laws, regulations and policies could negatively impact our operations.
Our products may not meet health and safety standards or could become contaminated, and we could be liable for injury, illness or death caused by consumption of our products.
We have adopted, and are subject to, various quality, environmental, health and safety standards for our products. However, our products may still not meet these standards or could otherwise become contaminated. A failure to meet these standards or contamination of water could occur in our operations or those of our bottlers, distributors or suppliers, or as a result of the acts of third parties. This could result in expensive production interruptions, recalls and liability claims. Product recalls have in the past and could in the future adversely affect our business by resulting in losses due to their cost, the destruction of product inventory or lost sales due to any unavailability of the product for a period of time. For example, we initiated a voluntary recall of approximately 304,470 cases of spring water in July 2023 due to bromate exceeding FDA’s standard. We may be liable to our customers if the consumption of any of our products causes injury, illness or death. Moreover, negative publicity could be generated, including from false, unfounded or nominal liability claims or limited recalls. Any of these failures or occurrences could negatively affect our business, results of operations or cash flows.
Litigation or legal proceedings could expose us to significant liabilities, restrict our access to water sources and damage our reputation.
We are party to various litigation claims and legal proceedings, including those relating to patent infringement (as further described in “— Risks Related to Our Business, Operations, and Growth Strategies — Our success depends, in part, on our intellectual property, which we may be unable to maintain and protect”), water rights, and product and label claims, some of which may be material to our business if they are decided against us. We are also subject to cease and desist orders from regulators regarding certain water sources and related operations, which could be material to our business if our access to either is restricted or prohibited for any period of time. We evaluate these claims and proceedings to assess the likelihood of unfavorable outcomes, and, if possible, estimate the amount of potential losses. If our products are not safely and/or properly manufactured or designed, personal injuries or property damage could result, which could subject us to claims for damages. The costs associated with defending product liability and other claims, and the payment of damages, could be substantial. Our reputation could also be adversely affected by such claims, whether or not successful.
We may establish a reserve, as appropriate, based upon assessments and estimates in accordance with our accounting policies, and we have also asserted insurance claims where appropriate. We base our assessments, estimates and disclosures on the information available to us at the time, and rely on legal and management judgment. Actual outcomes or losses or any recoveries we may receive from insurance may differ materially from assessments and estimates. Furthermore, actual settlements, judgments or resolutions of these claims or proceedings may negatively affect our business and financial performance. A successful claim by a regulator that prohibits our use of water from a water source or operations, or a successful claim against us that is not covered by insurance or is in excess of our available insurance limits could require us to make significant payments of damages and could result in our having to make changes to our business and operations, which could negatively affect our business, financial condition and results of operations.
The legal and regulatory environment in the jurisdictions in which we operate, changes thereto and our ability to comply with the same could negatively affect our results of operations, adversely affect demand for our products and services or result in litigation.
As a producer and distributor of water and beverages, we must comply with various federal, state, provincial, local and foreign laws relating to the extraction, production, packaging, quality, labeling and distribution of our products. We are also subject to various federal, state, provincial, local and foreign environmental and health and safety laws and regulations, including those governing our workplaces and locations where our products are distributed. Our bottled water must meet FDA or parallel foreign requirements of safety for human consumption, labeling, processing and distribution under sanitary conditions and production in accordance with FDA’s current “good manufacturing practices.” In addition, the public drinking water we source must meet the standards of the U.S. Environmental Protection Agency (the “EPA”) and/or those of similar federal, state, provincial, local or foreign governmental bodies. Further, any claims we make in marketing our products are subject to the advertising and promotion requirements and restrictions. We also must meet state regulations in a variety of areas, including standards for approved water sources and the information that must be provided and the basis on which any therapeutic claims for water may be made. In addition, certain environmental laws impose liability on current or previous owners or operators of real property for the cost of removal or remediation of hazardous substances. These laws often impose liability even if the owner or operator did not know of, or was not responsible for, the release of such hazardous substances and also impose liability on persons who arrange for transportation of hazardous substances to disposal or treatment facilities. In addition to actions brought by governmental agencies, private plaintiffs may also bring actions (including personal injury claims) arising from the presence of hazardous substances on a property. There can be no assurances that we will not be required to make material expenditures in the future for these or other contamination-related concerns or that other responsible parties will cooperate in conducting or paying for their share of any required cleanup.
We strive to maintain all permits or approvals required to conduct our business, but we are not able to ensure we will receive, or will be able to maintain, such approvals in the future or to gain approval necessary to extract or distribute our water products, or otherwise conduct our business. The laws and regulations applicable to us are complex and may change as a result of political, economic or social events or become more stringent over time. Such regulatory changes may include changes in food and drug laws, laws related to advertising, accounting standards, taxation requirements, our effective tax rate, competition laws and environmental laws, including laws relating to the regulation of water rights and treatment, and how we may market our products. For instance, PFAS, a group of synthetic substances that has historically been used in food packaging and a wide variety of other products and may be found in water sources (including groundwater aquifers and municipal supplies), has been targeted for risk assessment, restriction and high-priority remediation, as well as being the subject of litigation, governmental investigations, and legislative and regulatory efforts in the United States and other countries. Changes in laws, regulations or government policy and related interpretations may alter the environment in which we do business and create increased costs of compliance with current and future environmental laws and regulations, which may negatively affect our results of operations or increase our costs or liabilities.
Uncertainties in the interpretation and application of existing, new and proposed tax laws and regulations could materially affect our tax obligations and effective tax rate.
The tax laws to which we are subject or under which we operate are unsettled and may be subject to significant change. The issuance of additional guidance related to existing or future tax laws, or changes to tax laws or regulations proposed or implemented by the current or a future U.S. presidential administration, Congress or taxing authorities in other jurisdictions, including jurisdictions outside of the United States, could materially affect our tax obligations and effective tax rate. For example, the Organisation for Economic Cooperation and Development (the “OECD”) has announced an accord commonly referred to as “Pillar Two” to set a minimum global corporate tax rate of 15%, which is being or may be implemented in many jurisdictions, including the United States. The OECD is also issuing guidelines that are different, in some respects, than current international tax principles. If countries amend their tax laws to adopt all or part of the OECD guidelines, this may increase tax uncertainty and increase taxes that we are required to pay. We cannot predict whether the U.S. Congress or any other governmental body, whether in the United States or in other jurisdictions, will enact new tax legislation (including increases to tax rates), whether the IRS or any other tax authority will issue new regulations or other guidance, whether the OECD or any other intergovernmental organization will publish any guidelines on global taxation or whether member states will implement such guidelines, nor can we predict what effect such legislation, regulations or international guidelines might have. To the extent that such changes have a negative impact on us, including as a result of related uncertainty, these changes may adversely impact our business, financial condition, results of operations and cash flows.
The amount of taxes we pay in different jurisdictions depends on the application of the tax laws of various jurisdictions, including the United States, to our international business activities, tax rates, new or revised tax laws, or interpretations of tax laws and policies, and our ability to operate our business in a manner consistent with our corporate structure and intercompany arrangements. The taxing authorities of the jurisdictions in which we operate may challenge our methodologies for pricing intercompany transactions pursuant to our intercompany arrangements or disagree with our determinations as to the income and expenses attributable to specific jurisdictions. If such a challenge or disagreement were to occur, and our position was not sustained, we could be required to pay additional taxes, interest and penalties, which could result in one-time tax charges, higher effective tax rates, reduced cash flows and lower overall profitability of our operations. Our financial statements could fail to reflect adequate reserves to cover such a contingency. Similarly, a taxing authority could assert that we are subject to tax in a jurisdiction where we believe we have not established a taxable connection, often referred to as a “permanent establishment” under international tax treaties, and such an assertion, if successful, could increase our expected tax liability in one or more jurisdictions.

Accounting and Financial Statements Risks
We have a history of losses, and we may be unable to sustain profitability or generate profitable growth in the future.
Historically, we have experienced net losses, including net losses of $126.7 million and $160.5 million for fiscal year 2022 and the 2021 Successor Period, respectively. We will need to sustain or increase revenue while managing our costs to sustain or increase profitability.
Our ability to generate profit is highly impacted by growth in our diversified revenue streams and our ability to drive operational efficiencies in our business and manage our costs. Any failure to adequately increase revenue or manage operating costs could prevent us from sustaining or increasing profitability.
Our ability to use our net operating loss carryforwards and certain other tax attributes may become subject to limitation.
As of December 31, 2023, we had no U.S. federal net operating loss carryforwards and state and Canadian net operating loss carryforwards of approximately $11.9 million and $19.5 million, respectively, and disallowed interest expense carryforwards under Section 163(j) of the Internal Revenue Code of 1986, as amended (the “Code”), of approximately $369.1 million. Our ability to utilize our federal net operating carryforwards and disallowed interest expense carryforwards (the “Tax Attributes”) may become limited under Section 382 of the Code. The limitation applies if we experience an “ownership change,” which is generally defined as a greater than 50 percentage point change (by value) in the ownership of our equity by certain stockholders over a rolling three-year period. The amount of the annual limitation is generally equal to the product of the applicable long-term tax exempt-rate (as published by the U.S. Internal Revenue Service (the “IRS”) for the month in which the “ownership change” occurred) and the value of our outstanding stock immediately prior to the “ownership change.” If we have a net unrealized built-in gain in our assets immediately prior to the “ownership change,” the annual limitation may be increased as certain gains are, or are treated as, recognized during the five-year period beginning on the date of the “ownership change.” Similar provisions of state tax law may also apply to limit the use of our state net operating loss carryforwards.
Any “ownership change” with respect to us, which could occur as a result of transactions outside of our control, could potentially result in a material limitation on our ability to utilize certain of our tax attributes to offset our taxable income, which could adversely affect our future cash flows.
Our reported financial results may be adversely affected by changes in accounting principles generally accepted in the United States.
GAAP is subject to interpretation by the Financial Accounting Standards Board, or FASB, the SEC and various bodies formed to promulgate and interpret appropriate accounting principles. The accounting for our business is complex and is subject to change based on the evolution of our business model, interpretations of relevant accounting principles, enforcement of existing or new regulations, and changes in SEC or other agency policies, rules, regulations and interpretations of accounting regulations. These complexities could lead to a delay in the preparation and dissemination of our financial statements. Changes to our business model and accounting methods, principles or interpretations could result in significant changes to our financial statements, including changes in revenue and expenses in any period, or in certain categories of revenue and expenses moving to different periods, may result in materially different financial results and may require that we change how we process, analyze and report financial information and our financial reporting controls. In some cases, we could be required to apply a new or revised standard retroactively, resulting in restating prior period financial statements.
If our estimates or judgments relating to our critical accounting policies and estimates prove to be incorrect, our results of operations could be adversely affected.
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in our consolidated financial statements and accompanying notes appearing elsewhere in this prospectus. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, as provided in the section titled “Schedule N — Management’s Discussion and Analysis of Financial Condition and Results of Operations of BlueTriton — Critical Accounting Policies and Estimates.” The results of these estimates form the basis for making judgments about the carrying values of assets, liabilities and equity and the amount of revenue and expenses. Significant estimates and judgments involve: those related to sales incentives recorded against revenue, valuation of assets and liabilities in connection with acquisitions, collectability of trade receivables, inventory reserves, realizability of income taxes, useful lives of property, plant and equipment and intangible assets, fair value of reporting units in connection with the annual goodwill and indefinite lived intangible assessments and the incremental borrowing rate related to lease obligations. Our results of operations may be adversely affected if our assumptions change or if actual circumstances differ from those in our assumptions, which could cause our results of operations to fall below the expectations of securities analysts and investors.
Risks Related to Our Indebtedness
Our substantial indebtedness could adversely affect our financial condition, limit our ability to raise additional capital to fund our operations and prevent us from fulfilling our obligations under our indebtedness.
We have a significant amount of indebtedness. As a result of our substantial indebtedness, a significant amount of our cash flows will be required to pay interest and principal on our outstanding indebtedness, and we may not generate sufficient cash flows from operations or have future borrowings available under the BlueTriton ABL Credit Facility to enable us to repay our indebtedness or to fund our other liquidity needs. See “Schedule N — Management’s Discussion and Analysis of Financial Condition and Results of Operations of BlueTriton — Description of Certain BlueTriton Indebtedness.”
Subject to the limits contained in the BlueTriton Senior Secured Credit Facilities, the BlueTriton Indenture and our other debt instruments, we may incur substantial additional debt from time to time to finance working capital, capital expenditures, investments or acquisitions or for other purposes. If we do so, the risks related to our substantial level of debt would further increase. Specifically, our substantial indebtedness could negatively impact our business, including:
•
making it more difficult for us to satisfy our obligations under the BlueTriton Senior Secured Credit Facilities, the BlueTriton Indenture and our other debt instruments, and events of default could result if we fail to comply with these obligations;

•	limiting our ability to obtain additional financing to fund future working capital, capital expenditures, investments or acquisitions or other general corporate purposes;
•
requiring a substantial portion of our cash flows to be dedicated to debt service payments instead of other purposes, thereby reducing the amount of cash flows available for working capital, capital expenditures, investments or acquisitions and other general corporate purposes;

•	increasing our vulnerability to general adverse economic and market conditions, including inflation and rising interest rates;
•	exposing us to the risk of increased interest rates as certain of our borrowings, including borrowings under the BlueTriton Senior Secured Credit Facilities, are at variable rates of interest;
•	limiting our flexibility in planning for and reacting to changes in the markets in which we compete and to changing business and economic conditions;
•	restricting us from making strategic acquisitions or causing us to make non-strategic divestitures in order to generate cash proceeds necessary to satisfy our debt obligations;
•	impairing our ability to obtain additional financing in the future;
•
preventing us from raising the funds necessary to repurchase all BlueTriton Senior Notes tendered to us upon the occurrence of certain changes of control, which failure to repurchase would constitute an event of default under the BlueTriton Indenture;

•	placing us at a disadvantage compared to other, less leveraged competitors and affecting our ability to compete; and
•	increasing our cost of borrowing or limiting our ability to refinance indebtedness.
The occurrence of any one of these events could have a material adverse effect on our business, financial condition, results of operations and ability to satisfy our obligations in respect of our outstanding debt.

We may not be able to generate sufficient cash flows from operations to service all of our indebtedness and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.
Our inability to generate sufficient cash flows to satisfy our debt obligations, or to refinance our indebtedness on commercially reasonable terms or at all, would materially and adversely affect our business, financial position and results of operations and our ability to satisfy our debt obligations. Additionally, if we cannot make scheduled payments on our debt, we will be in default under the BlueTriton Indenture and the BlueTriton Senior Secured Credit Facilities. Such a default, if not cured or waived, may allow the creditors to accelerate the related debt and may result in the acceleration of any other debt that is subject to an applicable cross-acceleration or cross-default provision. In addition, an event of default under the BlueTriton Senior Secured Credit Facilities would permit the lenders under such facilities to terminate all commitments to extend further credit under the BlueTriton Senior Secured Credit Facilities. Furthermore, if we were unable to repay the amounts due and payable under the BlueTriton Senior Secured Credit Facilities, those lenders could enforce their security interest in the collateral securing such indebtedness, including our available cash. In the event our lenders or holders of the BlueTriton Senior Notes accelerate the repayment of our borrowings, we and our subsidiaries may not have sufficient assets to repay that indebtedness.
Our ability to make scheduled payments on or refinance our debt obligations depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to financial, business, legislative, regulatory and other factors beyond our control. We may be unable to maintain a level of cash flows from operations sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness.
If our cash flows and capital resources are insufficient to meet our operating needs and fund our debt service obligations, we could face substantial liquidity problems and could be forced to reduce or delay investments and capital expenditures or to dispose of material assets or operations, seek additional debt or equity capital or restructure or refinance our indebtedness. Additionally, we may not be able to obtain loans or other financing on commercially reasonable terms or at all. Even if successful, those alternative actions may not allow us to meet our operating needs or our scheduled debt service obligations. The BlueTriton Senior Secured Credit Facilities and the BlueTriton Indenture restrict our ability to dispose of assets and use the proceeds from such dispositions and may also restrict our ability to raise debt or equity capital to be used to repay other indebtedness when it becomes due. Because of these restrictions, we may not be able to consummate those dispositions or to obtain proceeds in an amount sufficient to meet any debt service obligations then due.
Additionally, the BlueTriton Senior Secured Credit Facilities and the BlueTriton Indenture permit us to pay certain dividends or make other restricted payments in the future, subject to certain limitations. Any dividends or other restricted payments would reduce our cash available to service our debt and the related risks that we now face would increase. See “Schedule N — Management’s Discussion and Analysis of Financial Condition and Results of Operations of BlueTriton — Description of Certain BlueTriton Indebtedness.”
Despite our level of indebtedness, we and our subsidiaries may still incur substantially more debt. This could further exacerbate the risks to our financial condition described above and impair our ability to operate our business.
As of June 30, 2024, we had $713.0 million of BlueTriton Senior Notes outstanding, $3,114.6 million of term loan borrowings outstanding under the BlueTriton Term Loan Facility and $55.0 million of borrowings outstanding under the BlueTriton ABL Credit Facility (without giving effect to approximately $52.0 million of letters of credit then issued and outstanding under our ABL Credit Facility). However, we and our subsidiaries may incur significant additional indebtedness in the future. Although the BlueTriton Indenture and the BlueTriton Senior Secured Credit Facilities contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, including with respect to our ability to incur additional indebtedness. The additional indebtedness we may incur in compliance with these restrictions could be substantial. These restrictions also will not prevent us from incurring obligations that do not constitute indebtedness (including, among others, trade payables and other expenses incurred in the ordinary course of business). As of June 30, 2024, we had available borrowing capacity under the BlueTriton ABL Credit Facility of $243.0 million. Additionally, pursuant to the BlueTriton Senior Secured Credit Facilities, we have the option to raise incremental term loans or increase our BlueTriton ABL Credit Facility commitments by certain amounts pursuant to the credit agreements governing such facilities. If new debt is added to our current debt levels, the related risks that we now face would increase. See “Schedule N — Management’s Discussion and Analysis of Financial Condition and Results of Operations of BlueTriton — Description of Certain BlueTriton Indebtedness.”

We are a holding company with no operations and may not have access to sufficient cash to meet our financial obligations.
We are a holding company and have limited direct operations. Our most significant assets are the equity interests we directly and indirectly hold in our subsidiaries. As a result, we are dependent upon dividends and other payments from our subsidiaries to generate the funds necessary to meet our outstanding debt service and other obligations and such dividends may be restricted by law or the instruments governing our indebtedness, including the BlueTriton Indenture, BlueTriton Senior Secured Credit Facilities or other agreements of our subsidiaries. Our subsidiaries may not generate sufficient cash from operations to enable us to make principal and interest payments on our indebtedness. In addition, our subsidiaries are separate and distinct legal entities and any payments on dividends, distributions, loans or advances to us by our subsidiaries could be subject to legal and contractual restrictions on dividends. In addition, payments to us by our subsidiaries will be contingent upon our subsidiaries’ earnings. Additionally, we may be limited in our ability to cause any future joint ventures under which our subsidiaries distribute their earnings to us. Subject to certain qualifications, our subsidiaries are permitted under the terms of our indebtedness, to incur additional indebtedness that may restrict payments from those subsidiaries to us. We cannot assure you that agreements governing the current and future indebtedness of our subsidiaries will permit those subsidiaries to provide us with sufficient cash to fund our financial obligations.
The terms of the BlueTriton Indenture and the BlueTriton Senior Secured Credit Facilities impose restrictions that may limit our current and future operating flexibility, particularly our ability to respond to changes in the economy or our industry or to take certain actions, which could harm our long-term interests and may limit our ability to make payments on our indebtedness.
The BlueTriton Indenture and the BlueTriton Senior Secured Credit Facilities contain a number of restrictive covenants that impose significant operating and financial restrictions on us and limit our ability to engage in acts that may be in our long-term best interest, including restrictions on our ability and the ability of our subsidiaries to:
•	incur additional indebtedness, guarantee indebtedness or issue disqualified stock;
•	pay dividends on, redeem or repurchase stock or make other distributions in respect of capital stock and make other restricted payments;
•	prepay, redeem or repurchase certain debt;
•	issue certain preferred stock or similar equity securities;
•	make loans and investments;
•	transfer, lease or sell certain assets;
•	create or permit to exist certain liens;
•	enter into certain transactions with affiliates;
•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;
•	agree to dividend or other payment restrictions affecting our restricted subsidiaries; and
•	designate restricted and unrestricted subsidiaries.
As a result of all of these restrictions, we may be:
•	limited in how we conduct our business;
•	unable to raise additional debt or equity financing to operate during general economic or business downturns; or
•	unable to compete effectively or to take advantage of new business opportunities.
These restrictions might hinder our ability to grow in accordance with our strategies. These covenants could materially and adversely affect our ability to finance our future operations or capital needs. Furthermore, they may restrict our ability to expand, pursue our business strategies and otherwise conduct our business. Our ability to comply with these covenants may be affected by circumstances and events beyond our control, such as prevailing economic conditions, pandemics or epidemics and changes in regulations, and we cannot assure you that we will be able to comply with such covenants. These restrictions also limit our ability to obtain future financings to withstand a future downturn in our business or the economy in general. In addition, complying with these covenants may also cause us to take actions that are not favorable to our equity owners and may make it more difficult for us to successfully execute our business strategy and compete against companies that are not subject to such restrictions.
In addition, our ability to borrow under the BlueTriton ABL Credit Facility is limited by a borrowing base and may be restricted by the agreements governing our indebtedness. Under certain circumstances, the BlueTriton ABL Credit Facility requires us to comply with a minimum fixed charge coverage ratio and may require us to reduce debt or take other actions in order to comply with this ratio. See “Schedule N — Management’s Discussion and Analysis of Financial Condition and Results of Operations of BlueTriton — Description of Certain BlueTriton Indebtedness — BlueTriton Senior Secured Credit Facilities — BlueTriton ABL Credit Facility.” Moreover, the BlueTriton ABL Credit Facility provides discretion to the agent bank acting on behalf of the lenders to impose additional availability and other reserves, which could materially impair the amount of borrowings that would otherwise be available to us. There can be no assurance that the agent bank will not impose such reserves or, were it to do so, that the resulting impact of this action would not materially and adversely impair our liquidity.
A breach of the covenants under the BlueTriton Indenture or under the BlueTriton Senior Secured Credit Facilities could result in an event of default under the applicable indebtedness. Such a default, if not cured or waived, may allow the creditors to accelerate the related debt and may result in the acceleration of any other debt that is subject to an applicable cross-acceleration or cross-default provision. In addition, an event of default under the BlueTriton Senior Secured Credit Facilities would permit the lenders to terminate all commitments to extend further credit under the BlueTriton Senior Secured Credit Facilities. Furthermore, if we were unable to repay the amounts due and payable under the BlueTriton Senior Secured Credit Facilities, those lenders could enforce their security interest in the collateral securing such indebtedness, including our available cash. In the event our lenders or holders of the BlueTriton Senior Notes accelerate the repayment of our borrowings, we and our subsidiaries may not have sufficient assets to repay that indebtedness.
Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.
Borrowings under the BlueTriton Senior Secured Credit Facilities are at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness will increase even though the amount borrowed may remain the same, and our net income and cash flows, including cash available for servicing our indebtedness, will correspondingly decrease. Assuming that the BlueTriton ABL Credit Facility is fully drawn, as of June 30, 2024, each one-eighth percentage point change in interest rates would result in a change of approximately $4.3 million in annual interest expense on the indebtedness under the BlueTriton Senior Secured Credit Facilities.
General Risk Factors
Global or regional catastrophic events could affect our business, financial condition and results of operations.
Our business may be affected by large- or small-scale terrorist acts, especially those directed against the United States or other major industrialized countries in which we do business, major natural disasters such as hurricanes, floods, droughts, earthquakes or other acts of nature, as well as blowouts, epidemics, pandemics, diseases, fires, explosions, industrial accidents, power grid failures, strikes, labor shortages, supply chain disruptions, transportation interruption, waste disposal accidents, waterborne illness outbreaks and other events. In addition, world economies and capital markets have been adversely impacted by COVID-19 and its variants, the war in the Ukraine, the Israel-Hamas war in the Middle East, and political instability in the United States and elsewhere. Such events could impair our ability to manage our business, disrupt our supply of raw materials and affect production, transportation and delivery of products. Any of these risks could adversely affect our ability to conduct operations or result in substantial losses to us as a result of damage to and destruction of property and equipment, including property and equipment owned by third parties which our operations rely upon; damage to natural resources, pollution and other environmental damage, regulatory investigations, suspension or delay of our operations, substantial liability claims and remediation costs. In addition, such events could cause disruption of regional or global economic activity, which can affect consumers’ purchasing power in the affected areas and, therefore, reduce demand for our products. Such events could affect our operations and the operations of our customers, distributors, suppliers and other third parties with whom we do business. Alternative facilities with sufficient capacity or capabilities may not be available, may cost substantially more or may take a significant time to start production, each of which could negatively impact our business and results of operations.

Our results of operations may be negatively affected by uncertainty in the financial markets, general macroeconomic conditions and global financial events.
Our business, financial condition, results of operations and liquidity may be adversely affected by global economic conditions, including high inflation, credit market conditions, increased unemployment, labor market shortages, supply chain disruptions, reduced levels of consumer and business confidence, commodity (including energy) prices and supply, a recession or economic slowdown, geopolitical events, including the war in Ukraine, the Israel-Hamas war in the Middle East, trade policies, foreign currency exchange rates, changing policy positions or priorities, levels of government spending and deficits and actual or anticipated default on debt.
Periods of uncertainty in the financial markets and adverse economic conditions could have a number of different effects on our business, including:
•	a reduction in consumer spending and demand for our products, which could result in a reduction in our sales volume;
•	a negative impact on the ability of our customers to timely pay their obligations to us or our vendors to timely supply materials, thus reducing our cash flow;
•	an increase in counterparty risk; and
•	restricted access to capital markets that may limit our ability to take advantage of business opportunities.
If economic conditions deteriorate, our industry, business and results of operations could be materially and adversely affected.
In recent years, global financial events have resulted in the consolidation, failure or near failure of a number of institutions in the banking, insurance and investment banking industries, and have substantially reduced the ability of companies to obtain financing. These events also adversely affected the financial markets. These events could continue to have a number of different effects on our business, including: a reduction in consumer spending, which could result in a reduction in our sales volume; a negative impact on the ability of our customers to timely pay their obligations to us or our vendors to timely supply materials, thus reducing our cash flow; an increase in counterparty risk; an increased likelihood that one or more members of our banking syndicate may be unable to honor their commitments under our BlueTriton Senior Secured Credit Facilities; and restricted access to capital markets, which may limit our ability to take advantage of business opportunities. In addition, we deposit substantial funds in financial institutions and may, from time to time, maintain cash balances at such financial institutions in excess of the Federal Deposit Insurance Corporation (“FDIC”) limit. Should one or more of the financial institutions at which our deposits are maintained fail, there is no guarantee as to the extent that we would recover the funds deposited, whether through FDIC coverage or otherwise, or the timing of recovery. The failure of a financial institution at which our customers, distributors, suppliers and other third parties with whom we do business maintain cash balances could have a negative impact on our customers, distributors, suppliers and other third parties with whom we do business’ ability to purchase and distribute our product. Other events or conditions may arise or persist directly or indirectly from the global financial events that could negatively affect our business.

SCHEDULE I
INFORMATION RELATING TO NEWCO
Notice to Reader
The following information about NewCo following completion of the Transaction should be read in conjunction with the documents incorporated by reference appearing elsewhere in this Circular and the information concerning Primo Water and BlueTriton, as applicable, appearing elsewhere in this Circular, including “Schedule G — Information Relating to the Company,” “Schedule H — Information Relating to BlueTriton,” and “Schedule K — Unaudited Pro Forma Condensed Combined Financial Statements.” Capitalized terms used but not otherwise defined in this “Schedule I — Information Relating to NewCo” shall have the meanings ascribed to them in “Schedule Q — Glossary of Defined Terms” to this Circular.
General
The Transaction will result in a strategic merger pursuant to which Primo Water and Triton Water Intermediate, Inc., a wholly-owned subsidiary of BlueTriton, will become wholly-owned subsidiaries of NewCo. Upon completion of the Transaction, the former Primo Shareowners and former holders of Primo Equity Awards are expected to own approximately 43% of the aggregate Fully Diluted NewCo Shares, and the former BlueTriton Shareholders are expected to own approximately 57% of the aggregate Fully Diluted NewCo Shares. Following the Closing, NewCo will operate under the name “[•].” NewCo intends to submit an application to list its shares on the NYSE under the trading symbol “[•]”, subject to approval of the NYSE.
Following the Closing, NewCo is expected to be dual headquartered at 1150 Assembly Drive, Suite 800, Tampa, Florida 33607, United States, which is currently Primo Water’s headquarters, and at 900 Long Ridge Road, Building 2, Stamford, Connecticut 06902, United States, which is currently BlueTriton’s headquarters. NewCo’s registered office will be located at 1209 Orange Street, Wilmington, Delaware 19801, United States.
Description of the Business
NewCo is a corporation incorporated under the laws of the State of Delaware on June 10, 2024 as a wholly-owned subsidiary of BlueTriton for the purpose of effecting the Transaction. To date, NewCo has not conducted any activities other than those incidental to its formation, the execution of the Arrangement Agreement, the preparation of regulatory filings made in connection with the transactions contemplated by the Arrangement Agreement and other matters related to the Transaction.
Upon completion of the Transaction, NewCo is expected to be a leading North American pure-play healthy hydration company with diversified offerings across products, formats, channels and consumer occasions.
Following the completion of the Transaction, the business of NewCo will be the combined businesses of Primo Water and BlueTriton. Please refer to “Schedule G — Information Relating to the Company” and “Schedule H — Information Relating to BlueTriton” to this Circular.
Organizational Structure Following Closing
As a result of the Transaction, both Primo Water and Triton Water Intermediate, Inc., a wholly-owned Subsidiary of BlueTriton, will become wholly-owned Subsidiaries of NewCo. The following table presents the anticipated intercorporate relationships of NewCo and its material subsidiaries immediately following Closing. For purposes of the below chart, certain subsidiaries were omitted that did not constitute a material Subsidiary. We expect that all of NewCo’s material subsidiaries will be wholly-owned.
Company’s Material Subsidiaries	Jurisdiction of Formation
Aquaterra Corporation	Canada
BlueTriton Brands Holdings, Inc.	Delaware
BlueTriton Brands Services, Inc.	Delaware
BlueTriton Brands, Inc.	Delaware
Café Espresso Italia Ltd.	Israel
Cott Beverages Luxembourg S.à r.l.	Luxembourg

Company’s Material Subsidiaries	Jurisdiction of Formation
Cott Cayman	Cayman Islands
Cott Retail Brands Limited	United Kingdom
Cott Switzerland GmbH	Switzerland
Decantae Mineral Water Limited	United Kingdom
Dispensing Coffee Club (IAI-2003) Ltd.	Israel
DS Services of America, Inc.	Delaware
Eden Springs UK Limited	United Kingdom
Entrepure Industries LLC	Colorado
Fonthill Waters Limited	United Kingdom
Garraways Ltd.	United Kingdom
Hydration Innovation, LLC	Delaware
Hydropure Distribution Ltd.	United Kingdom
Kafevend Group Limited	United Kingdom
Kafevend Holdings Limited	United Kingdom
Mey Eden Limited	Israel
Old WCS (Bottlers) Limited	United Kingdom
Primo Customer Care, LLC	Delaware
Primo Products, LLC	North Carolina
Primo Water Corporation	Ontario
Primo Water Financing One LLC	Delaware
Primo Water Holdings Inc.	Delaware
Primo Water Holdings UK Limited	United Kingdom
Primo Water Malta Holdings Ltd.	Malta
Primo Water Malta Operations Ltd.	Malta
Pure Choice Watercoolers Ltd.	United Kingdom
The Shakespeare Coffee Company Ltd.	United Kingdom
Triton Water Canada Holdings, Inc.	British Columbia
Triton Water Holdings, Inc.	Delaware
Triton Water Intermediate, Inc.	Delaware
Water Coolers (Scotland) Limited	United Kingdom
Description of Capital Stock
The following summary describes the capital stock of NewCo as well as certain provisions of the NewCo Organizational Documents and the Stockholders Agreement, each of which will become effective upon completion of the Transaction, and the DGCL. Because the following is only a summary, it does not contain all of the information that may be important to you, is not intended to be complete and is qualified in its entirety by reference to the NewCo Organizational Documents, the Stockholders Agreement and the DGCL. For a complete description, you should refer to the Organizational Documents and the Stockholders Agreement, copies of which are included elsewhere as “Schedule L — NewCo Organizational Documents and Stockholders Agreement” of this Circular.
General
Upon the Closing and the filing of the NewCo Certificate of Incorporation, NewCo’s authorized capital stock will consist of:
•	[•] shares of Class A common stock, par value $0.01 per share (“NewCo Class A Shares”);
•	[•] shares of Class B common stock, par value $0.01 per share (“NewCo Class B Shares” and, together with the NewCo Class A Shares, the “NewCo Shares”); and
•	[•] shares of preferred stock, par value $0.01 per share (“NewCo Preferred Shares”).

The NewCo Board is authorized, without stockholder approval, except as required by the rules of the NYSE and subject to the rights granted to the ORCP Stockholders pursuant to the Stockholders Agreement, to issue additional shares of our capital stock. Unless the NewCo Board determines otherwise, NewCo will issue all shares of its capital stock in certificated form.
NewCo expects to have [•] NewCo Class A Shares, [•] NewCo Class B Shares, and no NewCo Preferred Shares issued and outstanding after completion of the Transaction. The amount of NewCo Shares expected to be outstanding:
•	assumes the consummation of the Transaction and the effectiveness, upon the Closing, of the NewCo Certificate of Incorporation;
•	assumes the Initial BlueTriton Shareholder cannot be issued more than 49% of the aggregate NewCo Class A Shares without resulting in a “Change of Control” under the Primo Indentures as of the Closing;
•	assumes there are no Subsequent BlueTriton Shareholders to which equity of BlueTriton is transferred prior to the Closing in compliance with the Arrangement Agreement;
•	does not reflect [•] NewCo Class A Shares issuable upon exercise of NewCo Replacement Options outstanding as of the Closing;
•	does not reflect [•] NewCo Class A Shares issuable upon settlement of NewCo Replacement RSUs;
•	does not reflect [•] NewCo Class A Shares issuable upon settlement of NewCo Replacement PSUs;
•	does not reflect [•] NewCo Class A Shares initially available for future issuance under the NewCo Incentive Plan to be adopted in connection with the Transaction.
Common Stock
NewCo will have two classes of authorized common stock: NewCo Class A Shares and NewCo Class B Shares. The rights of holders of NewCo Class A Shares and NewCo Class B Shares are identical, except with respect to voting and conversion rights.
Voting Rights
Each holder of NewCo Class A Shares will be entitled to one vote for each share of NewCo Class A Shares on each matter submitted to a vote of stockholders, except that, prior to the Beneficial Ownership Sunset Time, the ORCP Group may not, collectively, vote more than 49% of the shares of NewCo Class A Shares then outstanding. Each holder of NewCo Class B Shares will be entitled to one vote for each share of NewCo Class B Shares on each matter submitted to a vote of stockholders, except that holders of NewCo Class B Shares will not be entitled to vote on the election, appointment or removal of directors of NewCo. The holders of NewCo Class A Shares and NewCo Class B Shares will generally vote together as a single class on all matters submitted to a vote of NewCo Shareowners, unless otherwise required by Delaware law or the NewCo Certificate of Incorporation, and except that holders of NewCo Class B Shares will not be entitled to vote on the election, appointment or removal of directors of NewCo. Delaware law could require either holders of NewCo Class A Shares or NewCo Class B Shares to vote separately as a single class in the following circumstances:
•
if NewCo were to seek to amend the NewCo Certificate of Incorporation to increase or decrease the par value of a class of its capital stock, then that class would be required to vote separately to approve the proposed amendment; and

•
if NewCo were to seek to amend the NewCo Certificate of Incorporation in a manner that alters or changes the powers, preferences, or special rights of a class of its capital stock in a manner that affected its holders adversely, then that class would be required to vote separately to approve the proposed amendment.

In addition, the affirmative vote of holders of at least 66 2∕3%of the voting power of all of the then-outstanding voting stock will be required to take certain actions, including amending certain provisions of the NewCo Certificate of Incorporation, including the provisions relating to amending the NewCo Bylaws and director or officer liability.
For so long as any shares of NewCo Class B Shares remain outstanding, the unanimous vote of the holders of NewCo Class B Shares will be required to take certain actions, including amending the provisions of the NewCo Certificate of Incorporation relating to the equal treatment of the NewCo Class B Shares and to the voting and conversion rights relating to the NewCo Class B Shares.

Conversion Rights
The NewCo Certificate of Incorporation will provide that each NewCo Class B Share may be converted into one NewCo Class A Share at any time upon the election by the holder, provided that (i) at the Beneficial Ownership Sunset Time, all NewCo Class B Shares shall automatically convert into an equal number of NewCo Class A Shares and (ii) prior to the Beneficial Ownership Sunset Time, NewCo will not effect any conversion of NewCo Class B Shares into NewCo Class A Shares that would result in any person, group or their respective affiliates beneficially owning in excess of 49% of the NewCo Class A Shares then outstanding after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of NewCo Class A Shares beneficially owned by any such person, group or any of their respective affiliates shall include the number of shares of NewCo Class A Shares issuable upon conversion of the NewCo Class B Shares with respect to which such conversion is being requested, but shall exclude NewCo Class A Shares that would be issuable upon (x) conversion of the remaining, unconverted shares of NewCo Class B Shares beneficially owned by such person, group or any of their respective affiliates and (y) exercise or conversion of the unexercised or unconverted portion of any other securities of NewCo beneficially owned by such person, group or any of their respective affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained in the NewCo Certificate of Incorporation.
Once converted into NewCo Class A Shares, the NewCo Class B Shares will not be reissued.
Prior to the Beneficial Ownership Sunset Time, each NewCo Class A Share held by the ORCP Group may be converted into one NewCo Class B Share upon election of the applicable holder.
Consent Rights
Pursuant to the Stockholders Agreement, for so long as the ORCP Stockholders own at least 30% of the outstanding NewCo Shares, the prior written approval of the ORCP Stockholders will be required in order for NewCo to do any of the following:
•	authorize, create or issue any NewCo Shares or other equity securities, or securities convertible into equity securities, including the designation of preferred stock, other than:
○	issuances to NewCo or its wholly-owned Subsidiaries;
○	issuances of up to 3% of the outstanding equity securities of NewCo or any its Subsidiaries;
○	issuances pursuant to an equity compensation plan in effect at the Closing or approved by the NewCo Board of directors; or
○	upon the conversion of convertible securities outstanding at the Closing or approved pursuant to the above requirements.
•	enter into or materially amend any joint ventures or similar business alliances with a fair market value of greater than $200 million;
•	enter into or materially amend any agreement providing for the acquisition or divestiture of assets or securities providing for aggregate consideration in excess of $200 million;
•	declare or pay dividends to stockholders on a non-pro rata basis or in excess of $175 million in the aggregate in any fiscal year;
•
redeem or repurchase equity securities, other than (i) from a departing employee, officer, director or independent contractor as contemplated by the applicable equity plan or award agreement; or (ii) in connection with the clawback of erroneously awarded compensation in compliance with SEC rules;

•
incur indebtedness for borrowed money that would cause the total net leverage ratio (as such term or equivalent term is customarily defined) of NewCo to exceed 3.5x, other than (i) incurrences under the senior note indentures in existence at Closing; and (ii) incurrences made in the ordinary course of business under the BlueTriton credit agreements in existence at the Closing;

•
amend, modify, waive or repeal any provision of the Stockholders Agreement or the organizational documents of NewCo or any of its Subsidiaries that adversely affects the powers, preferences, rights or protections of the ORCP Stockholders or the Sponsor Nominees, increases the liability of a Sponsor Nominee, or adversely affects NewCo’s ability to perform its obligations under the Stockholders Agreement;

•	designate a director to the NewCo Board other than in accordance with the Stockholders Agreement; and
•	enter into an agreement to do any of the foregoing.
Pursuant to the Stockholders Agreement, approval of a 66 2∕3% supermajority of the NewCo Board will be required in order for NewCo to do any of the following:
•
issue of NewCo Shares or other equity securities, including any preferred stock, to a Sponsor Stockholder, other than to ORCP pursuant to its purchase rights described below under “Purchase and Notice Rights.”

•	enter into or effect a change of control (as defined in any of the senior note indentures in existence at Closing) or similar transaction.
•	increase or decrease the size of the NewCo Board or the board of directors of any Subsidiary, or any committee thereof, other than as specified above.
•	initiate a voluntary liquidation, dissolution, winding up, bankruptcy or other insolvency proceeding of NewCo or any of its material Subsidiaries.
Furthermore, removing or replacing the CEO of NewCo in the first year following the Closing will require approval of a 66 2∕3% supermajority of the NewCo Board.
Purchase and Notice Rights
Pursuant to the Stockholders Agreement, so long as the ORCP Stockholders beneficially own at least 15% of the NewCo Class A Shares, the ORCP Stockholders will have the right to purchase their pro rata portion of any equity securities newly offered by NewCo or any of its Subsidiaries in a public or non-public offering of equity securities, other than in certain circumstances, including issuances of equity securities to directors, officers, employees or consultants, issuances pursuant to equity incentive or similar benefits plans, issuances made as consideration for any acquisition by NewCo or as part of a strategic partnership or commercial arrangement on an arms-length basis, issuances pursuant to a stock split, stock dividend, reclassification, reorganization or similar event, issuances upon the conversion of NewCo Class B Shares issued to the ORCP Stockholders, and issuances of shares of a Subsidiary to NewCo or a wholly-owned Subsidiary of NewCo. NewCo will be required to provide the ORCP Stockholders with written notice at least seven Business Days prior to any intended issuance of such new equity securities.
NewCo will be required to provide the ORCP Stockholders with written notice at least five Business Days prior to any (i) issuance of additional NewCo Class A Shares, including any issuances pursuant to an equity compensation plan; or (ii) repurchase of any NewCo Class A Shares, including pursuant to a share repurchase program established by the NewCo Board.
Fully Paid and Non-assessable
All of the outstanding NewCo Shares will be fully paid and non-assessable.
Preferred Shares
Following the Closing, no NewCo Preferred Shares will be outstanding. Under the terms of the NewCo Certificate of Incorporation that will become effective upon Closing, the NewCo Board will be authorized to direct NewCo to issue NewCo Preferred Shares in one or more series without stockholder approval, unless required by law or by any stock exchange, and subject to the rights granted to the ORCP Stockholders pursuant to the Stockholders Agreement. The NewCo Board has the discretion to determine the rights, preferences, privileges, and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges, and liquidation preferences, of each series of NewCo Preferred Shares.
Subject to the rights granted to the ORCP Stockholders pursuant to the Stockholders Agreement, the NewCo Board may authorize the issuance of NewCo Preferred Shares with voting or conversion rights that could adversely affect the voting power or other rights of the holders of NewCo Shares. The issuance of NewCo Preferred Shares, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in control of NewCo that may otherwise benefit holders of NewCo Shares and may adversely affect the market price of the NewCo Class A Shares and the voting and other rights of the holders of NewCo Shares. NewCo has no current plans to issue any NewCo Preferred Shares.
Stockholders Agreement
At Closing, NewCo and the Initial BlueTriton Shareholder, and, as applicable, each Subsequent BlueTriton Shareholder, will enter into the Stockholders Agreement setting forth certain governance and other rights of the Initial BlueTriton Shareholder and certain of its Permitted Transferees (as defined in the Stockholders Agreement), who are referred to collectively as the “Sponsor Stockholders.” For additional information, see “The Arrangement Agreement — Stockholders Agreement” in this Circular and, for the form of Stockholders Agreement see “Schedule L — NewCo Organizational Documents and Stockholders Agreement”.
Liquidity and Transfer Restrictions
From the Closing until the three-month anniversary of the Closing (such three-month period is referred to as the “Restricted Period”), the Sponsor Stockholders will be subject to a lockup that will restrict transfers of NewCo Class A Shares, other than to certain permitted transferees, or in certain types of transactions in which the transferee agrees to be bound by the lockup. For additional information see, “The Arrangement Agreement — Stockholders Agreement — Liquidity and Transfer Restrictions” in this Circular.
Registration Rights
After the expiration or waiver of the Restricted Period, the ORCP Stockholders may request that NewCo conduct a registered offering of their NewCo Class A Shares. For additional information, see “The Arrangement Agreement — Stockholders Agreement — Registration Rights” in this Circular.
Anti-Takeover Effects of Provisions of Delaware Law and the NewCo Organizational Documents
Certain provisions of Delaware law as well as the NewCo Organizational Documents, which will become effective upon the Closing, which are summarized below, may have the effect of delaying, deferring, or discouraging another person from acquiring control of NewCo. They are also designed, in part, to encourage persons seeking to acquire control of NewCo to negotiate first with the NewCo Board. NewCo believes that the benefits of increased protection of its potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire NewCo because negotiation of these proposals could result in an improvement of their terms.
Section 203 and Business Combinations
NewCo will opt out of Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder. However, the NewCo Certificate of Incorporation will include a prohibition on such business combinations with interested stockholders, with the following exceptions:
•
the business combination or transaction which resulted in the stockholder becoming an interested stockholder was approved by the NewCo Board prior to the time that the stockholder became an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of NewCo outstanding at the time the transaction commenced, excluding shares owned by directors who are also officers of NewCo and shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
at or subsequent to the time the stockholder became an interested stockholder, the business combination was approved by the NewCo Board and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock of NewCo which is not owned by the interested stockholder.

In general, the NewCo Certificate of Incorporation defines a “business combination” to include mergers, asset sales, and other transactions resulting in financial benefit to a stockholder and an “interested stockholder” as a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of NewCo’s outstanding voting stock; provided, however, that an “interested stockholder” shall not include ORCP, certain persons to whom ORCP transfers NewCo Shares or any of their respective affiliates. The application of the above provisions may have the effect of delaying, deferring, or preventing changes in control of NewCo.
Dual-Class Stock
As described above in “Description of Capital Stock — Common Stock — Voting Rights,” the NewCo Certificate of Incorporation will provide for a dual-class common stock structure.
NewCo Board Vacancies
The NewCo Certificate of Incorporation will provide that, subject to the rights of holders of NewCo Preferred Shares or the Stockholders Agreement, vacancies occurring on the NewCo Board for any reason may be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by the sole remaining director, and shall not be filled by the stockholders, except that prior to the Trigger Event, any vacancies of a director nominated by a Sponsor Stockholder (if the size of the NewCo Board is not to be reduced as specified in the Stockholders Agreement) shall be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum, by the sole remaining director, or by the stockholders.
Pursuant to the Stockholders Agreement that will be in effect following the Closing, for so long as the Initial ORCP Stockholder is entitled to nominate a number of Sponsor Nominees representing less than a majority of the directors of the NewCo Board, the Nominating Sponsor Stockholders, together with the Unaffiliated Directors, shall be entitled to mutually agree on any replacement of (including by filing a vacancy created by the resignation or removal of) the Mutually Agreed Director and any successive replacements thereof.
Pursuant to the Stockholders Agreement that will be in effect following the Closing, a resolution adopted by 66 2∕3% supermajority vote of the NewCo Board will be required in order to increase or decrease the size of the NewCo Board other than in accordance with the provisions of the Stockholders Agreement. These provisions would prevent a stockholder from increasing the size of the NewCo Board and then gaining control of the NewCo Board by filling the resulting vacancies with its own nominees. This will make it more difficult to change the composition of the NewCo Board and will promote continuity of management.
Stockholder Action; Special Meeting of Stockholders
NewCo’s Certificate of Incorporation will provide that at any time prior to the Trigger Event, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. From and after the Trigger Event, any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders, and NewCo Shareowners do not have the right to act by written consent, except that any action required or permitted to be taken by the holders of preferred stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, if expressly so provided by the applicable certificate of designation relating to such series of preferred stock.
The NewCo Certificate of Incorporation will further provide that special meetings of NewCo Shareowners may be called only by or at the direction of the NewCo Board or the chairperson thereof, except that prior to the Trigger Event, special meetings of stockholders may also be called by or at the direction of the NewCo Board or the chairperson thereof at the request of the ORCP Stockholders. These provisions might delay the ability of NewCo Shareowners to force consideration of a proposal or for stockholders controlling a majority of NewCo capital stock to take any action, including the removal of directors.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
The NewCo Bylaws will provide advance notice procedures for stockholders seeking to bring business before annual or special meetings of stockholders or to nominate candidates for election as directors at annual or special meetings of stockholders. The NewCo Bylaws will also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude NewCo Shareowners from bringing matters before annual or special meetings of stockholders or from making nominations for directors at annual or special meetings of stockholders if the proper procedures are not followed. NewCo expects that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of NewCo.
No Cumulative Voting
The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. The NewCo Certificate of Incorporation will not provide for cumulative voting.
Amendment of NewCo Organizational Documents Provisions
The NewCo Certificate of Incorporation will provide that Article VI (Board of Directors), Article VII (Stockholders), Article VIII (Liability), Article X (Amendment of the Certificate of Incorporation and Bylaws) and Article XI (DGCL Section 203 and Business Combinations) of the NewCo Certificate of Incorporation may not be amended without the affirmative vote of the holders of at least 66 2∕3% of the voting power of the then-outstanding shares of voting stock entitled to vote thereon. From and after the Trigger Event, Section 6 of Article IV (Capital Stock) and Article IX (Certain Stockholder Relationships) of the NewCo Certificate of Incorporation may not be amended without the affirmative vote of the holders of at least 66 2∕3% of the voting power of the then-outstanding shares of voting stock entitled to vote thereon.
Further, for so long as any NewCo Class B Shares are outstanding, (i) any amendment to the voting or conversion rights of the NewCo Class B Shares and any provisions relating to the equal treatment of NewCo Class B Shares require both the affirmative vote of the holders of a majority of the outstanding NewCo Class A Shares and the unanimous vote of the holders of the outstanding NewCo Class B Shares; and (ii) any other amendment to the terms of the NewCo Class B Shares requires the unanimous vote of the holders of the outstanding NewCo Class B Shares.
The NewCo Certificate of Incorporation will provide that the NewCo Board has the power to amend the NewCo Bylaws without the consent or vote of the NewCo Shareowners in any manner not inconsistent with Delaware law, the NewCo Certificate of Incorporation or the Stockholders Agreement.
The NewCo Bylaws will provide that the NewCo Shareowners also have the power to amend the NewCo Bylaws with, in addition to any vote required by law, the NewCo Certificate of Incorporation or otherwise in the NewCo Bylaws, the affirmative vote of the holders of at least 66 2∕3% of the voting power of all of the then-outstanding shares of stock entitled to vote thereon, voting together as a single class.
Choice of Forum
The NewCo Bylaws will provide that, unless NewCo consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (i) any derivative action, suit, or proceeding brought on NewCo’s behalf; (ii) any action, suit, or proceeding asserting a claim of breach of fiduciary duty owed by any of NewCo’s directors, officers or stockholders to NewCo or its stockholders; (iii) any action, suit, or proceeding asserting a claim against NewCo arising pursuant to the DGCL or the NewCo Certificate of Incorporation, the NewCo Bylaws (as either may be amended from time to time); (iv) any action, suit, or proceeding asserting a claim against NewCo that is governed by the internal affairs doctrine; or (v) any action in the right of NewCo asserting a claim as to which the DGCL confers jurisdiction upon the Court of Chancery of the State of Delaware. As a result, any action brought by any NewCo Shareowners with regard to any of these matters will need to be filed in the Court of Chancery of the State of Delaware and cannot be filed in any other jurisdiction; provided that, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the 1934 Exchange Act or any other claim for which the federal courts have exclusive jurisdiction; and provided further that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in the State of Delaware.
The NewCo Bylaws will also provide that the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause or causes of action against NewCo or any defendant arising under the 1933 Securities Act. Such provision is intended to benefit and may be enforced by NewCo, its officers and directors, employees and agents. Nothing in the NewCo Bylaws precludes stockholders that assert claims under the 1934 Exchange Act from bringing such claims in state or federal court, subject to applicable law.

If any action the subject matter of which is within the scope described above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”), in the name of any stockholder, such stockholder shall be deemed to have consented to the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the applicable provisions of the NewCo Bylaws and having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Although the NewCo Bylaws will contain the choice of forum provision described above, it is possible that a court could find that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable.
This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with NewCo or any of its directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims or make such lawsuits more costly for stockholders, although NewCo’s stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.
Limitations on Liability and Indemnification Matters
The DGCL gives corporations the power to indemnify persons in connection with proceedings that are brought by reason of the fact such person was or is acting pursuant to his or her corporate status. The NewCo Bylaws will require the corporation to indemnify (and advance expenses to) its directors, officers and agents, to the fullest extent permitted by the DGCL.
The NewCo Bylaws will provide that NewCo is required to indemnify any director or officer made a party or threatened to be made a party to any type of proceeding by reason of the fact that he or she is or was a director or officer of NewCo or, while serving as a director or officer of NewCo, is or was serving at the request of NewCo as a director, officer, employee or agent of another corporation or entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such proceeding, unless such person instituted such proceeding not at the authorization in the specific case by the board of directors.
The NewCo Bylaws will provide that NewCo is required to indemnify any employee or agent of NewCo made a party or threatened to be made a party to any type of proceeding because he or she is or was an employee or agent of NewCo, or is or was serving at the request of NewCo as a director, officer, employee or agent of another corporation or entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such proceeding.
The DGCL provides that a Delaware corporation must indemnify a director or officer against expenses (including attorneys’ fees) incurred if such person successfully defends himself or herself in a proceeding to which such person was a party because he or she was a director or officer of the Delaware corporation. The NewCo Bylaws also will provide that NewCo shall pay expenses (including attorneys’ fees) incurred by any director or officer and may pay the expenses (including attorneys’ fees) incurred by any employee or agent, in each case in defending any proceeding with respect to which indemnification may be provided. Further, the DGCL provides and the NewCo Bylaws will provide that NewCo may purchase and maintain insurance on behalf of any director, officer, employee or agent of NewCo against any liability asserted against such person and incurred by such person in any such capacity, whether or not NewCo would have the power to indemnify such person against such liability.
The effect of these provisions is to restrict NewCo’s rights and the rights of its stockholders in derivative suits to recover monetary damages against a director or officer for breach of fiduciary duties as a director or officer. These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.
NewCo will examine and determine indemnification arrangements with its directors and executive officers, in addition to the indemnification provided for in the NewCo Certificate of Incorporate and the NewCo Bylaws, prior to Closing.
Pro Forma Consolidated Capitalization
For detailed information on the total debt and share capitalization of Primo Water and BlueTriton as at June 29, 2024 and June 30, 2024, respectively, see the historical unaudited financial statements of Primo Water for the six months ended June 29, 2024 and July 1, 2023, and the historical unaudited financial statements of BlueTriton for the six months ended June 30, 2024 and June 30, 2023, incorporated by reference in this Circular or included as “Schedule M — BlueTriton Financial Statements”, respectively.

For information on the consolidated capitalization of NewCo as of June 30, 2024, on a pro forma basis after giving effect to the Transaction, see “Schedule K — Unaudited Pro Forma Condensed Combined Financial Statements” to this Circular.
Dividend Policy
NewCo will examine and determine a dividend policy prior to Closing, which shall be subject to the terms and restrictions of the Stockholders Agreement and agreements governing our outstanding senior indebtedness.
Transfer Agent and Registrar
Upon completion of the Transaction, the transfer agent and registrar for NewCo Class A Shares will be [•].
Stock Exchange Listing
NewCo intends to apply for listing of its NewCo Class A Shares on the NYSE under the symbol “[•].”
Governance and Management of NewCo
Directors and Executive Officers of NewCo upon Closing
The initial NewCo Board is expected to include seven directors designated by the ORCP Stockholders, seven unaffiliated directors designated by Primo Water (one of whom shall be Robbert Rietbroek, the current CEO of Primo Water, who will also serve as NewCo’s CEO), and one director to be mutually agreed by the Initial BlueTriton Shareholder and Primo Water prior to Closing. However, if the Sponsor Stockholders collectively beneficially own 53% or more of the NewCo Class A Shares at Closing, a director designated by the Initial BlueTriton Shareholder will take the place of the Mutually Agreed Director.
The following table provides information regarding the expected post-Transaction executive officers and non-employee officer directors of NewCo that have been designated as of the date of this Circular. The remainder of the executive officers and directors of NewCo will be announced prior to Closing.
Name	Age	Province/State and Country of Residence	Position(s)
Executive Officers
Robbert Rietbroek	50	Texas, USA	Chief Executive Officer
David Hass	45	North Carolina, USA	Chief Financial Officer
Robert Austin	55	New York, USA	Chief Operating Officer

Non-Employee Directors
C. Dean Metropoulos	78	Florida, USA	Non-Executive Chairman
NewCo has been recently incorporated in connection with the Transaction and has no operating history and has paid no compensation to any directors or officers. Information concerning the historical compensation paid by Primo Water to its executive officers, some of whom are expected to be the executive officers of NewCo, is contained in Primo Water’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 28, 2024 under the heading “Compensation Discussion and Analysis” and is incorporated herein by reference. Information concerning the historical compensation paid by BlueTriton to its executive officers, some of whom are expected to be the executive officers of NewCo, see “Schedule H — Information Relating to BlueTriton” to this Circular. Following the Closing, it is expected that the human resources committee of NewCo described below will be formed, and that such committee will oversee and determine the compensation of the chief executive officer and other executive officers of NewCo and evaluate and determine the appropriate executive compensation philosophy and objectives for NewCo.
Robbert Rietbroek
Biographical information for Mr. Rietbroek is incorporated by reference from Primo Water’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 28, 2024.
David Hass
Biographical information for Mr. Hass is incorporated by reference from Primo Water’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 28, 2024.

Robert Austin
For biographical information for Mr. Austin, see “Schedule H — Information Relating to BlueTriton — Key Management Personnel and Board of Directors” to this Circular.
C. Dean Metropoulos
For biographical information for Mr. Metropoulos, see “Schedule H — Information Relating to BlueTriton — Key Management Personnel and Board of Directors” to this Circular.
Penalties or Sanctions; Bankruptcies; Corporate Cease Trade Orders
None of NewCo’s proposed directors or executive officers, and to the best of NewCo’s knowledge, no shareholder that is expected to hold at Closing a sufficient number of securities to affect materially the control of NewCo, has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority or been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor making an investment decision.
None of NewCo’s proposed directors or executive officers, and to the best of NewCo’s knowledge, no shareholder that is expected to hold at Closing a sufficient number of securities to affect materially the control of NewCo, has, within the ten years prior to the date of this Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold his or her assets.
None of NewCo’s proposed directors or executive officers is, as at the date of this Circular, or has been within the ten years prior to the date of this Circular: (a) a director, chief executive officer or chief financial officer of any company that was subject to an order that was issued while the director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer; (b) was subject to an order that was issued after the director or executive officer ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer; or (c) a director or executive officer of any company that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets. For the purposes of this paragraph, “order” means a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation, in each case, that was in effect for a period of more than 30 consecutive days.
Committees of the NewCo Board
Upon Closing, it is expected that the NewCo Board will have the following four committees: an audit committee, a nominating and governance committee, a sustainability committee, and a human resources committee. Each committee will initially consist of four directors, including two Sponsor Nominees and two Unaffiliated Directors, each of whom must meet applicable independence requirements under NYSE listing standards. For so long as the ORCP Stockholders have the right to nominate at least one Sponsor Nominee, ORCP will have the right to designate a number of members to each committee of the NewCo Board equal to the lesser of (i) two directors or (ii) the number of directors that is proportionate (rounding up to the whole director) to the number of Sponsor Nominees that the ORCP Stockholders are entitled to nominate to the NewCo Board under the Stockholders Agreement. The audit committee and nominating and governance committee of the NewCo Board will each be chaired by an individual designated by the Unaffiliated Directors, and the sustainability committee and human resources committee of the NewCo Board will each be chaired by an individual designated by the Initial BlueTriton Shareholders.
NewCo will examine and determine the adoption of committee charters, mandate for the NewCo Board, and other governance policies and practices prior to Closing.
Statement of Proposed Executive Compensation
Information concerning the historical compensation paid by Primo Water to its executive officers and directors, some of whom are expected to be the executive officers and/or directors of NewCo, is contained in Primo Water’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 28, 2024 under the heading

“Compensation Discussion and Analysis” and is incorporated herein by reference. Information concerning the historical compensation paid by BlueTriton to its executive officers, some of whom are expected to be the executive officers of NewCo, see “Schedule H — Information Relating to BlueTriton” to this Circular. Following Closing, it is expected that a human resources committee of NewCo will be formed, and that such committee will oversee and determine the compensation of the executive officers of NewCo and evaluate and determine the appropriate executive compensation philosophy and objectives for NewCo.
Interest of Management and Others in Material Transactions
Other than as set forth in this Circular, none of (i) the proposed directors or executive officers of NewCo, (ii) the shareholders who are expected to beneficially own or control or direct, directly or indirectly, more than 10% of the shares of voting stock of NewCo at Closing, or (iii) any associate or affiliate of the persons referred to in (i) and (ii), has or has had any material interest, direct or indirect, in any transaction within the three years before the date of this Circular that has materially affected or is reasonably expected to materially affect NewCo or a subsidiary of NewCo.
Indebtedness of Directors or Officers
As of the date hereof, none of the proposed directors or officers of NewCo, nor any of their associates or affiliates is indebted to Primo Water, BlueTriton or NewCo, nor has any indebtedness of any such person been the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by Primo Water, BlueTriton or NewCo.
Principal Holders of NewCo Shares Upon Closing
It is expected that upon Closing, the former Primo Shareowners and former holders of Primo Equity Awards will hold approximately 43% of the aggregate Fully Diluted NewCo Shares and the former BlueTriton Shareholders will hold approximately 57% of the aggregate Fully Diluted NewCo Shares. Other than the Initial BlueTriton Shareholder, to the knowledge of the directors and executive officers of Primo Water and BlueTriton, as of the date of this Circular, it is not anticipated that any securityholder of NewCo will own of record or beneficially own, directly or indirectly, or exercise control or direction over voting securities carrying 10% or more of the voting rights attached to the NewCo Shares following completion of the Transaction.
The following table sets forth the expected beneficial ownership of NewCo’s voting shares immediately following the Closing by:
•	each person who is expected to be, following the Closing, the beneficial owner of more than 10% of NewCo’s voting shares;
•	each person who is expected to become a named executive officer or director of NewCo upon Closing; and
•	all persons expected to become named executive officers or directors as a group.
Beneficial ownership is calculated based on [•] NewCo Class A Shares and [•] NewCo Class B Shares expected to be outstanding upon Closing and determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. The amount of NewCo Class A Shares expected to be outstanding:
•	assumes the consummation of the Transaction and the effectiveness, upon the Closing, of the NewCo Certificate of Incorporation;
•
assumes the Initial BlueTriton Shareholder cannot be issued greater than 49% of the aggregate NewCo Class A Shares without resulting in a “Change of Control” under the Primo Indentures as of the Closing; and

•	assumes there are no Subsequent BlueTriton Shareholders to which equity of BlueTriton is transferred prior to the Closing in compliance with the Arrangement Agreement.

Unless otherwise indicated, NewCo believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.
	NewCo Class A Shares		NewCo Class B Shares		Combined Voting Power Percentage(2)
Name and Address of Beneficial Owner(1)	Number	Percentage	Number	Percentage
10% Holders:
Investment funds affiliated with One Rock
Directors and Executive Officers:
Robbert Rietbroek
David Hass
Robert Austin
C. Dean Metropoulos
All directors and executive officers as a group (individuals)
*	Less than one percent.
(1)	Unless otherwise noted, the business address of each of the following entities or individuals is .
(2)
Percentage of combined voting power represents voting power with respect to all shares of NewCo Class A Shares and NewCo Class B Shares, voting together as a single class. Each holder of NewCo Class A Shares will be entitled to one vote per share, and each holder of NewCo Class B Shares will be entitled to one vote per share, subject to the terms described in “— Description of Capital Stock — Common Stock — Voting Rights.”

Auditor
Following the Closing, the auditor of NewCo will be [•].
Material Contracts
Other than as disclosed in this Circular or in the documents incorporated by reference herein with respect to Primo Water and BlueTriton, there are no contracts to which NewCo will be a party to following Closing that can reasonably be regarded as material to a potential investor, other than contracts entered into by Primo Water and BlueTriton in the ordinary course of business. See “Schedule G — Information Relating to the Company,” “Schedule H — Information Relating to BlueTriton” and “Schedule N — Management’s Discussion and Analysis of Financial Condition and Results of Operations of BlueTriton” for further information.
Risk Factors
The business and operations of NewCo following Closing will continue to be subject to the risks currently faced by Primo Water and BlueTriton, as well as certain risks unique to NewCo. Readers should carefully consider the risk factors incorporated by reference in this Circular, as well as the risk factors described under “Schedule G — Information Relating to the Company — Risk Factors,” the risk factors described under “Schedule H — Information Relating to BlueTriton — Risk Factors” and the risk factors set forth under “Risk Factors” in this Circular. If any of the identified risks were to materialize, NewCo’s business, financial position, results and/or future operations may be materially affected. Primo Shareowners should also carefully consider all of the information disclosed in this Circular and the documents incorporated by reference. The risk factors that are identified in this Circular and the documents incorporated by reference are not exhaustive and other factors may arise in the future that are currently not foreseen that may present additional risks in the future.

Schedule J

BMO Capital Markets Corp.
151 West 42nd Street
New York, NY 10036
June 16, 2024
CONFIDENTIAL
The Board of Directors
Primo Water Corporation
1150 Assembly Dr., Suite 800
Tampa, Florida 33607
Dear Board of Directors:
We understand that Primo Water Corporation, an Ontario corporation (“Primo”), Triton Water Parent, Inc. (“Triton”), a Delaware corporation and affiliate of BlueTriton Brands, Inc., Triton US HoldCo, Inc., a Delaware corporation and wholly owned subsidiary of Triton (“Holdings”), Triton Merger Sub 1, Inc., a Delaware corporation and wholly owned subsidiary of Holdings (“Merger Sub”), and 1000922661 Ontario Inc., a corporation organized under the laws of the Province of Ontario and wholly owned subsidiary of Holdings (“Amalgamation Sub”), propose to enter into an Arrangement Agreement and Plan of Merger (together with the related plan of arrangement, the “Agreement”). The Agreement provides for, among other things and after giving effect to certain related transactions (as defined below), an arrangement under Section 182 of the Business Corporations Act (Ontario) involving the acquisition by Amalgamation Sub of all of the outstanding common shares, no par value per share, of Primo (“Primo Common Shares”) immediately followed by an amalgamation of Primo and Amalgamation Sub (such arrangement, the “Arrangement”), with Primo continuing as the surviving entity in such amalgamation. As more fully described in the Agreement, each outstanding Primo Common Share will receive in the Arrangement one share of Class A common stock, par value $0.01 per share, of Holdings (“Holdings Common Stock”), resulting in an aggregate pro forma ownership in Holdings for holders of Primo Common Shares and equity-based incentive securities immediately prior to consummation of the Arrangement of 43% of the aggregate fully-diluted shares of Holdings Common Stock (the aggregate number of shares of Holdings Common Stock resulting in such pro forma ownership, the “Arrangement Consideration”), subject to certain adjustments (as to which adjustments we express no opinion) as specified in the Agreement.
We also understand, pursuant to the Agreement, that (i) prior to consummation of the Arrangement, Primo and its subsidiaries may implement certain reorganization transactions as requested by Triton, including amalgamations, liquidations, reorganizations, continuances, share transfer or asset transfers, and make certain tax elections, (ii) following consummation of the Arrangement, Merger Sub will be merged with and into Triton, with Triton continuing as the surviving company in such merger and as a wholly owned subsidiary of Holdings, and, immediately following and as part of one integrated transaction with such merger, Triton will be merged with and into Holdings, with Holdings continuing as the surviving company in such merger, and (iii) in connection with the Arrangement, Primo may declare and pay quarterly dividends and a one-time special dividend to holders of Primo Common Shares and Triton may declare and pay a dividend to holders of the common stock, par value $0.01 per share, of Triton (“Triton Common Stock”) or a transaction fee to One Rock Capital Partners, LLC (“One Rock Capital Partners”) or an affiliate (the transactions described in clauses (i) through (iii) above, together with the other transactions contemplated by the Agreement (other than the Arrangement), the “related transactions”). The terms and conditions of the Arrangement and the related transactions are more fully described in the Agreement.
The Board of Directors of Primo (the “Board”) has requested that BMO Capital Markets Corp. (“we” or “BMO Capital Markets”) render an opinion, as investment bankers and as of the date hereof, to the Board as to the fairness, from a financial point of view, of the Arrangement Consideration to be received in the Arrangement by holders of Primo Common Shares (other than, as applicable, Triton, Holdings, Merger Sub, Amalgamation Sub and their respective affiliates) pursuant to the Arrangement (this “Opinion”).

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:
(i)	reviewed a draft, dated June 15, 2024, of the Agreement;
(ii)	reviewed certain publicly available and other business, financial and market information relating to Primo and certain business and financial information relating to Triton that we deemed relevant;
(iii)
reviewed certain information relating to the historical, current and future operations, financial condition and prospects of Primo made available to us by Primo, including financial forecasts and other estimates and data relating to Primo provided by the management of Primo;

(iv)
reviewed certain information relating to the historical, current and future operations, financial condition and prospects of Triton made available to us by Primo, including financial forecasts and other estimates and data relating to Triton prepared by the management of Triton and approved by the management of Primo and certain estimates as to potential cost savings expected by the management of Primo to result from the Arrangement and the related transactions;

(v)
participated in discussions with members of the senior management of Primo and certain of its representatives and advisors concerning the businesses, operations, financial condition and prospects of Primo and Triton, the Arrangement and related matters;

(vi)	reviewed certain information relating to Triton and certain financial and stock market information for Primo and selected publicly traded companies that we deemed relevant;
(vii)	reviewed certain financial terms, to the extent publicly available, of selected transactions that we deemed relevant;
(viii)	reviewed current and historical market prices for Primo Common Shares, and reviewed selected research analysts’ published price targets for Primo Common Shares;
(ix)
received a certificate addressed to BMO Capital Markets, dated the date of this Opinion, from a senior officer of Primo as to the accuracy and completeness of the information, data and other materials (financial or otherwise) provided to or discussed with BMO Capital Markets by or on behalf of Primo and Triton in connection with BMO Capital Markets’ engagement; and

(x)	performed such other studies and analyses and conducted such discussions as we deemed appropriate.
We have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us by or on behalf of Primo, Triton or their respective representatives or advisors or obtained by us from other sources. We have not independently verified (nor assumed any obligation to verify) any such information, undertaken an independent valuation or appraisal of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise) of Primo, Holdings, Triton or any other entity and we have not been furnished with any such valuations or appraisals. Furthermore, we have not assumed any obligation to conduct, and we have not conducted, any physical inspection of the properties or facilities of Primo, Holdings, Triton or any other entity. We have not evaluated the solvency or fair value of Primo, Holdings, Triton or any other entity under any provincial, state, federal or other laws relating to bankruptcy, insolvency or similar matters. We express no view or opinion as to any actual or potential arbitration, litigation, claims or possible unasserted claims, investigations or other proceedings involving or affecting Primo, Holdings, Triton or any other entity or the potential impact thereof and we have assumed that sufficient reserves have been established with respect thereto and that the outcome thereof will not be meaningful in any respect to our analyses or this Opinion.
We have assumed that all required governmental, regulatory or other approvals, consents, releases, waivers and agreements for the consummation of the Arrangement and the related transactions will be obtained and that no delays, limitations, restrictions, terms, conditions or other actions, including any divestiture or other requirements, will be imposed or occur that would have an adverse effect on Primo, Holdings, Triton, the Arrangement or any related transactions (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to our analyses or this Opinion. We also have assumed that the Arrangement and the related transactions will be consummated in accordance with the terms of the Agreement and in compliance with all applicable laws, relevant documents and other requirements, that the representations and warranties of each party contained in the Agreement will be true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Agreement and that all conditions to the consummation of the Arrangement and the related transactions will be satisfied, in each case without waiver, modification or amendment. We further have assumed that the Arrangement and the related transactions will qualify for the intended tax treatment contemplated by the Agreement. In addition, we have assumed that the final Agreement will not differ in any material respect from the draft of the Agreement we reviewed.
As you are aware, we have not been provided with direct access to the management of Triton and certain information regarding Triton’s business, operations, financial condition and prospects and, accordingly, at the direction of Primo, we have relied upon Primo with respect to such matters and we have assumed, with your consent, that had we been provided with such direct access, any information received would not be meaningful in any respect to our analyses or this Opinion. With respect to the financial forecasts and other estimates and data that we have been directed to utilize in our analyses and this Opinion (including, without limitation, estimates as to potential cost savings expected by the management of Primo to result from the Arrangement and the related transactions), we have been advised by the management of Primo, and we have assumed, without independent investigation, that such financial forecasts and other estimates and data have been reasonably prepared and reflect the best currently available estimates and good faith judgments of the managements of Primo and Triton, as the case may be, as to the expected future financial performance of Primo and Triton, such potential cost savings and the other matters covered thereby. We also have assumed that the financial results reflected in such financial forecasts and other estimates and data (including, without limitation, with respect to potential cost savings) will be realized in the amounts and at the times projected. We express no opinion with respect to any financial forecasts or other estimates or data or the assumptions on which they are based. With respect to financial statements, financial forecasts and other information and data utilized in our analyses that are prepared in foreign currencies and converted based on certain exchange rates, we also have assumed that such exchange rates are reasonable to utilize for purposes of our analyses and this Opinion and we express no view as to currency or exchange rate fluctuations or the impact thereof on our analyses or this Opinion. We have assumed, without independent verification, that there has been no change in the businesses, assets, liabilities, financial condition, results of operations, cash flows or prospects of Primo or Triton since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be meaningful in any respect to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading.
We have relied upon the assessments of the management of Primo as to, among other things, (i) the potential impact on Primo and Triton of market, competitive, macroeconomic, geopolitical and other conditions, trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or affecting, the water solutions industry and the geographies in which Primo and Triton operate, including with respect to the availability and pricing of commodities, raw materials and finished goods and supply and demand for water and water solutions, which are subject to significant volatility and which, if different than as assumed, could have a material impact on our analyses or opinion, (ii) Primo’s business optimization program and the timing and amount of improvements expected to result from related acquisitions and divestitures, (iii) assets of Primo held for sale, including the timing, expected proceeds and other financial aspects involved, (iv) matters relating to Primo’s and Triton’s respective debt and debt-like items, (v) existing and future agreements and other arrangements involving, and ability to attract, retain and/or replace, key employees, suppliers and other commercial relationships of Primo and Triton and (vi) the ability of Primo and Triton to integrate the businesses of Triton and Primo. We have assumed that there will be no developments with respect to any such matters or adjustments to the Arrangement Consideration or any alternative transaction structures for effecting the Arrangement as permitted under the Agreement that would have an adverse effect on Primo, Holdings, Triton, the Arrangement or the related transactions (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to our analyses or this Opinion.
This Opinion is necessarily based upon financial, economic, market and other conditions and circumstances as they exist and can be evaluated, and the information made available to us, as of the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion or otherwise comment on or consider events occurring or coming to our attention after the date hereof, including potential changes in U.S. or foreign trade, tax or other laws, regulations and government policies or the enforcement thereof as have been or may be proposed or effected or the potential impact such changes may have on Primo, Holdings, Triton, the Arrangement or the related transactions (including the contemplated benefits thereof). As you are aware, the industries and geographies in which Primo and Triton operate (including commodity prices relating to such industries) and the securities of Primo have experienced and may continue to experience volatility and disruptions and we express no view or opinion as to any potential effects of such volatility or disruptions on Primo, Holdings, Triton, the Arrangement or the related transactions (including the contemplated benefits thereof).
As the Board is aware, in connection with our engagement relating to the Arrangement, we were not requested to, and we did not, participate in the negotiation or structuring of the Arrangement or any related transactions, nor have we been requested to, and we did not, solicit indications of interest or proposals from third parties regarding the possible acquisition of all or a part of Primo or any alternative transaction. This Opinion, as expressed herein, relates to the relative values of Primo and Triton on a standalone and combined basis and addresses only the fairness of the Arrangement Consideration, from a financial point of view and as of the date hereof, without regard to individual circumstances of specific holders (whether by virtue of control, voting or consent, liquidity, contractual arrangements or otherwise) that may distinguish such holders or the securities of Primo held by such holders, and this Opinion does not in any way address proportionate allocation or relative fairness among such holders, holders of any other securities of Primo or otherwise. We express no opinion as to the relative merits of the Arrangement and the related transactions or any other transactions or business strategies as alternatives to the Arrangement and the related transactions or the decision of the Board to proceed with the Arrangement and the related transactions, nor do we express any view or opinion on the related transactions, the form or structure of the Arrangement, any adjustments to the Arrangement Consideration or any terms, aspects or implications of any voting agreements, stockholders’ agreements, governance arrangements, intercompany services agreements or any other agreement, arrangement or understanding to be entered into in connection with or contemplated by the Arrangement, any related transactions or otherwise. In addition, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any officers, directors or employees, or any class of such persons, in connection with the Arrangement or any related transactions relative to the Arrangement Consideration or otherwise. We are not experts in and express no view as to, and this Opinion does not address, any legal, regulatory, tax, accounting or similar matters. We have relied upon the fact that Primo has received all necessary legal, regulatory, tax and accounting advice and upon the assessments of representatives of Primo as to such matters. We express no view or opinion as to the actual value of Holdings Common Stock when issued in the Arrangement or the prices at which Primo Common Shares, Holdings Common Stock, Triton Common Stock or any other securities of Primo, Holdings or Triton may trade or otherwise be transferable at any time, including following announcement or consummation of the Arrangement and the related transactions.
BMO Capital Markets has acted as financial advisor to Primo with respect to this Opinion and will receive a fee for our services payable upon delivery of this Opinion regardless of the conclusion reached in this Opinion, which fee is not contingent upon consummation of the Arrangement or the related transactions. Primo also has agreed to reimburse certain of our expenses and to indemnify us and certain related parties against certain potential liabilities arising from our engagement.
BMO Capital Markets, as part of our investment banking business, is engaged regularly in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of business, BMO Capital Markets and our affiliates from time to time for their own accounts and for the accounts of customers and BMO Capital Markets and certain of our employees and affiliates as well as investment funds in which they may have financial interests or with which they may co-invest, may effect transactions in, acquire, hold or sell, long or short positions, or trade, in debt, equity and other securities and financial instruments (including derivative securities, loans and other obligations) of, or investments in, Primo, Holdings, Triton, Triton’s affiliates, One Rock Capital Management, LLC (“One Rock”), One Rock Capital Partners, Metropoulos AVI Mezz Co., L.P. (“Metropoulos AVI”) and Metropoulos & Co. (“Metropoulos”), or any other party that may be involved in the Arrangement or any related transactions and/or their respective affiliates or any currency or commodity that may be involved in the Arrangement or any related transactions.
As the Board is aware, BMO Capital Markets and/or certain of our affiliates in the past have provided, currently are providing and in the future may provide certain financial advisory, investment banking, corporate finance and other financial services to Primo and/or certain of its affiliates, for which we and our affiliates have received and would expect to receive compensation, including, during the approximate two-year period preceding the date of this Opinion, (i) having acted or acting as financial advisor to Primo in connection with the sale of certain of its international businesses and (ii) having provided or providing cash management services to Primo. As the Board also is aware, BMO Capital Markets and/or certain of our affiliates in the past have provided, currently are providing and in the future may provide certain financial advisory, investment banking, corporate finance and other financial services to One Rock and/or certain of its affiliates or portfolio companies, for which we and our affiliates have received and would expect to receive compensation, including, during the approximate two-year period preceding the date of this Opinion, (i) having acted or acting as administrative agent and lead arranger for, and/or as a lender under, certain credit facilities and arrangements for One Rock Capital Partners and certain funds affiliated with, or portfolio companies of, One Rock, and (ii) having provided or providing cash management services to One Rock. As the Board further is aware, although BMO Capital Markets and our affiliates are not currently providing, and during the approximate two-year period preceding the date of this Opinion have not provided, financial advisory, investment banking, corporate finance or other financial services to Triton, Metropoulos AVI or Metropoulos for which BMO Capital Markets or our affiliates have received or expect to receive compensation, BMO Capital Markets and our affiliates in the future may provide such services to Triton, Metropoulos AVI, Metropoulos and/or their respective affiliates or, as applicable, portfolio companies, for which services BMO Capital Markets and/or our affiliates would expect to receive compensation.
The issuance of this Opinion has been approved by a fairness opinion committee of BMO Capital Markets. This Opinion has been prepared at the request and for the benefit and use of the Board (in its capacity as such) in evaluating the Arrangement Consideration from a financial point of view. This Opinion does not constitute a recommendation to the Board, any security holder or any other party as to how to vote or act with respect to the Arrangement or any related transactions or any other proposals or other matters.
Based upon and subject to the foregoing, and in reliance thereon, it is our opinion, as investment bankers and as of the date hereof, that the Arrangement Consideration to be received in the Arrangement by holders of Primo Common Shares (other than, as applicable, Triton, Holdings, Merger Sub, Amalgamation Sub and their respective affiliates) pursuant to the Arrangement is fair, from a financial point of view, to such holders.
Very truly yours,

/s/ BMO Capital Markets Corp.

BMO Capital Markets Corp.

SCHEDULE K
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Unaudited Pro Forma Condensed Combined Financial Information
(unless otherwise indicated, all amounts in millions of U.S. dollars, except share, per share and par value data)
Pro forma condensed combined financial information
The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses. Release No. 33-10786 replaced the previous pro forma adjustment criteria with simplified requirements to depict the accounting for business combinations (“Transaction Accounting Adjustments”) and permitted the presentation of reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Management of BlueTriton and Primo Water (collectively, “Management”) has elected not to present Management’s Adjustments and only present Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The Transaction Accounting Adjustments presented in the unaudited pro forma condensed combined financial information are made to provide relevant information necessary for an understanding of NewCo, to reflect the accounting for the Transaction and the special dividends to be paid to Primo Water and BlueTriton shareholders prior to the closing of the Transaction.
The unaudited pro forma condensed combined balance sheet as of June 30, 2024 gives pro forma effect to the Transaction, which is more particularly described and set forth in the Circular, as if it had occurred on June 30, 2024. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2023 and for the six months ended June 30, 2024 give pro forma effect to the Transaction as if it had occurred on January 1, 2023, which is the beginning of the earliest period presented.
The unaudited pro forma condensed combined financial information has been derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes thereto, which are included elsewhere or incorporated by reference in this Circular:
•	The audited consolidated financial statements and related notes of BlueTriton as of and for the year ended December 31, 2023;
•	The audited consolidated financial statements and related notes of Primo Water as of and for the year ended December 30, 2023;
•	The unaudited interim condensed consolidated financial statements and related notes of BlueTriton as of and for the three and six months ended June 30, 2024; and
•	The unaudited interim condensed consolidated financial statements and related notes of Primo Water as of and for the three and six months ended June 29, 2024.
Net income from discontinued operations in the historical financial statements of Primo Water has not been included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2023 and for the six months ended June 30, 2024. The unaudited pro forma condensed combined financial information should also be read together with other financial information included elsewhere or incorporated by reference into this Circular.
The accounting policies used in the preparation of the unaudited pro forma condensed combined financial information incorporate the significant accounting policies used by BlueTriton for the respective periods in the condensed consolidated financial statements included in this Circular. The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and may not necessarily reflect what NewCo’s financial condition or results of operations would have been had the Transaction occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of NewCo. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors, including, among others, the actual expenses of the Transaction and other additional information that becomes available after the date of this Circular, and it is possible the differences may be material.

As of the date of this Circular, BlueTriton has not completed the valuation analysis and calculations in sufficient detail necessary to arrive at the required estimates of the fair value of the Primo Water assets to be acquired or liabilities to be assumed, other than a preliminary estimate for intangible assets. Accordingly, certain Primo Water assets and liabilities are presented at their respective carrying amounts and should be treated as preliminary values. A final determination of the fair value of Primo Water’s assets and liabilities will be based on Primo Water’s actual assets and liabilities as of closing of the Transaction and, therefore, cannot be made prior to the consummation of the Transaction. In addition, the value of the purchase consideration upon the consummation of the Transaction will be determined based on the estimated fair value of the share consideration transferred by NewCo as of closing of the Transaction. Actual adjustments may differ from the amounts reflected in the unaudited pro forma condensed combined financial information, and the differences may be material.
The pro forma adjustments represent Management’s estimates based on information available as of the date of this Circular and are subject to change as additional information becomes available and analyses are performed.
Anticipated Accounting Treatment
The Transaction will be accounted for as a business combination in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), with BlueTriton as accounting acquirer. Through a series of transactions, NewCo will issue common shares and other equity instruments to Primo Water shareholders and employees such that, upon closing, former BlueTriton shareholders will own 57% of the Fully Diluted NewCo Shares and former Primo Water shareholders will own 43% of the Fully Diluted NewCo Shares.
The fair value of the consideration for the acquisition of the Primo Shares will ultimately be based on the estimated fair value of the NewCo equity instruments issued in connection with this Transaction immediately prior to the closing of the Transaction.
For purposes of the accompanying unaudited pro forma condensed combined financial information, the estimated fair value of the consideration transferred is based on the quoted market closing price of Primo Shares, which is more reliably measurable than the value of the NewCo Shares and BlueTriton Shares as their shares are not publicly traded before the close of the Transaction. The value of Primo Shares will change based on fluctuations in the market price of Primo Shares until the closing of the Transaction. Accordingly, the final consideration could differ significantly from the current estimate. On August 7, 2024, the last trading day prior to the filing of this Circular, the market closing price of the Primo Shares on the NYSE was $21.80 per share.
Summary of Pro Forma Ownership
The following table summarizes the pro forma ownership of Fully Diluted NewCo Shares following the Transaction:
%
Shares held by current BlueTriton shareholders	57.0%
Shares held by current Primo Water shareholders	43.0
Pro Forma NewCo Shares	100.0%
Additional NewCo Shares that could be issued in the future and that are considered in the above ownership percentages:
Exercisable currently or immediately following the closing of the Transaction
Stock options held by current Primo Water employees	1,413,712
Exercisable upon vesting
Performance-based RSUs held by current Primo Water employees	1,365,976
Time-based RSUs held by current Primo Water employees	793,040

Unaudited Pro Forma Condensed Combined Balance Sheet
June 30, 2024
(In millions of U.S. dollars, except share and par value data)
	BlueTriton	Primo Water	Transaction Accounting Adjustments	Notes	Pro Forma NewCo
	$	$	$		$
	Note 3(a)	Note 3(b)
ASSETS
Current assets
Cash, cash equivalents and restricted cash	18.1	603.3	(76.9)	3(g)	411.5
			(133.0)	3(h)
Trade receivables, net of credit loss	540.6	164.1			704.7
Inventories	200.6	47.3			247.9
Prepaid expenses and other current assets	60.5	22.9	(1.9)	3(e)	81.5
Current assets of discontinued operations	—	81.9			81.9
Total current assets	819.8	919.5	(211.8)		1,527.5

Non-current assets
Property, plant and equipment, net	1,548.3	549.1	(36.8)	3(c)	2,060.6
Operating lease right-of-use assets, net	512.2	147.5			659.7
Goodwill	816.2	1,009.0	1,613.9	3(e)	3,439.1
Intangible assets, net	1,409.7	717.8	939.3	3(e)	3,066.8
Other non-current assets	53.8	18.4	(3.5)	3(e)	68.7
Long-term assets of discontinued operations	—	158.4			158.4
Total assets	5,160.0	3,519.7	2,301.1		10,980.8

LIABILITIES
Current liabilities
Current portion of long-term debt	40.5	14.6			55.1
Trade payables	358.1	—	89.2	3(d)	447.3
Accruals and other current liabilities	334.7	—	202.0	3(d)	687.8
			151.1	3(f)
Accounts payable and accrued liabilities	—	291.2	(291.2)	3(d)	—
Current portion of operating lease obligations	68.7	26.0			94.7
Current liabilities of discontinued operations	—	89.3			89.3
Total current liabilities	802.0	421.1	151.1		1,374.2

Non-current liabilities
Long-term debt, less current portion	3,804.8	1,250.3			5,055.1
Operating lease obligations, less current portion	461.2	134.0			595.2
Deferred income taxes	366.4	141.5	243.3	3(e)	751.2
Other non-current liabilities	22.4	84.6			107.0
Long-term liabilities of discontinued operations	—	33.8			33.8
Total liabilities	5,456.8	2,065.3	394.4		7,916.5

	BlueTriton	Primo Water	Transaction Accounting Adjustments	Notes	Pro Forma NewCo
	$	$	$		$
	Note 3(a)	Note 3(b)
Shareholders’ equity
BlueTriton common shares, $0.01 par value	—	—	—	3(i)	—
Primo Water common shares, no par value	—	1,310.2	(1,310.2)	3(e)	—
NewCo Class A Shares, $0.01 par value	—	—	1.6	3(e)	3.2
			1.6	3(i)
NewCo Class B Shares, $0.01 par value	—	—	0.6	3(i)	0.6
Additional paid-in capital	1,025.1	86.6	(86.6)	3(e)	4,610.4
			3,548.2	3(e)
			39.3	3(e)
			(2.2)	3(i)
(Accumulated deficit) retained earnings	(1,309.0)	170.6	(0.8)	3(e)	(1,537.0)
			(36.8)	3(c)
			(151.1)	3(f)
			(76.9)	3(g)
			(133.0)	3(h)
Accumulated other comprehensive loss	(12.9)	(113.0)	113.0	3(e)	(12.9)
Total Shareholders’ equity	(296.8)	1,454.4	1,906.7		3,064.3
Total liabilities and shareholders’ equity	5,160.0	3,519.7	2,301.1		10,980.8

Unaudited Pro Forma Condensed Combined Statement of Operations
For the six months ended June 30, 2024
(In millions of U.S. dollars, except share, per share and par value data)
	BlueTriton	Primo Water	Transaction Accounting Adjustments	Notes	Pro Forma NewCo
	$	$	$		$
	Note 4(a)	Note 4(b)
Net sales	2,450.2	937.0			3,387.2
Cost of sales	1,674.9	327.7	11.4	4(d)	2,277.5
			245.7	4(e)
			17.8	4(f)
Gross profit	775.3	609.3	(274.9)		1,109.7

Selling, general and administrative expenses	475.0	513.8	0.9	4(c)	746.3
			(245.7)	4(e)
			(15.0)	4(f)
			17.3	4(g)
Acquisition, integration and restructuring expenses	19.0	18.4			37.4
Other operating expenses (income), net	(2.5)	—	(0.4)	4(f)	(2.9)
Loss on disposal of property, plant and equipment, net	—	2.8	(2.8)	4(f)	—
Gain on sale of property	—	(0.5)	0.5	4(f)	—
Operating income	283.8	74.8	(29.7)		328.9

Interest and financing expense, net	166.1	19.2			185.3
Other expense, net	—	0.1	(0.1)	4(f)	—
Income from continuing operations before income tax	117.7	55.5	(29.6)		143.6

Provision for income taxes	29.7	23.5	(7.7)	4(h)	45.5
Net income from continuing operations	88.0	32.0	(21.9)		98.1

Basic and diluted earnings per share of NewCo Class A and NewCo Class B Shares:
Basic and diluted	85.41	0.20		6	0.26

Weighted average number of NewCo Class A and NewCo Class B Shares outstanding (in thousands):
Basic	1,030	159,843		6	377,442
Diluted	1,030	161,041		6	378,640

Unaudited Pro Forma Condensed Combined Statement of Operations
For the year ended December 31, 2023
(In millions of U.S. dollars, except share, per share and par value data)
	BlueTriton	Primo Water	Transaction Accounting Adjustments	Notes	Pro Forma NewCo
	$	$	$		$
	Note 5(a)	Note 5(b)
Net sales	4,698.7	1,771.8			6,470.5
Cost of sales	3,346.7	634.8	27.9	5(d)	4,501.3
			456.5	5(e)
			35.4	5(f)
Gross profit	1,352.0	1,137.0	(519.8)		1,969.2

Selling, general and administrative expenses	924.2	976.0	1.9	5(c)	1,452.3
			(456.5)	5(e)
			(26.3)	5(f)
			33.0	5(h)
Acquisition, integration and restructuring expenses	16.9	9.5	151.1	5(g)	177.5
Other operating expenses (income), net	4.9	—	(19.8)	5(f)	(14.9)
Loss on disposal of property, plant and equipment, net	—	9.1	(9.1)	5(f)	—
Gain on sale of property	—	(21.0)	21.0	5(f)	—
Operating income	406.0	163.4	(215.1)		354.3

Interest and financing expense, net	288.1	71.4			359.5
Other expense, net	—	1.2	(1.2)	5(f)	—
Income (loss) from continuing operations before income tax	117.9	90.8	(213.9)		(5.2)

Provision for income taxes	25.1	27.0	(44.8)	5(i)	7.3
Net income (loss) from continuing operations	92.8	63.8	(169.1)		(12.5)

Basic and diluted earnings per share for NewCo Class A and NewCo Class B Shares:
Basic and diluted	62.10	0.40		6	(0.11)

Weighted average number of NewCo Class A and NewCo Class B Shares outstanding (in thousands):
Basic	1,029	159,452		6	377,442
Diluted	1,029	160,619		6	377,442

Notes to the Unaudited Pro Forma Condensed Combined Financial Information
(In millions of U.S. dollars, except share, per share and par value data)
1.	Description of the Transaction
On June 16, 2024, Primo Water entered into the Arrangement Agreement with BlueTriton, NewCo, a wholly-owned subsidiary of BlueTriton, Merger Sub, a wholly-owned subsidiary of NewCo and Amalgamation Sub, a direct, wholly-owned subsidiary of NewCo. The Arrangement Agreement provides that, through a series of transactions, NewCo will be the surviving corporation, and Primo Water and Triton Water Intermediate, Inc., a wholly-owned subsidiary of BlueTriton, will be wholly-owned subsidiaries of NewCo. The Arrangement Agreement is more particularly described and set forth in the Circular accompanying the unaudited pro forma condensed combined financial information.
2.	Basis of presentation
The unaudited pro forma condensed combined balance sheet as of June 30, 2024 has been prepared by Management for the purposes of presenting the impact of the Transaction as if it had occurred on June 30, 2024. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2023 and for the six months ended June 30, 2024 have been prepared by Management for the purposes of presenting the impact of the Transaction as if it had occurred on January 1, 2023, which is the beginning of the earliest period presented.
The unaudited pro forma condensed combined financial information does not include any anticipated operating efficiencies or cost savings and, accordingly, only includes Transaction Accounting Adjustments. The Transaction Accounting Adjustments presented in the unaudited pro forma condensed combined financial information are made to provide relevant information necessary for an understanding of NewCo and to reflect the accounting for the Transaction.
The unaudited pro forma condensed combined financial information, including the notes thereto, should be read in conjunction with the BlueTriton and Primo Water historical financial statements, and their respective Management’s Discussion and Analysis of financial condition and results of operations included elsewhere or incorporated by reference in this Circular. The historical financial information of BlueTriton and Primo Water are prepared in accordance with U.S. GAAP.
The unaudited pro forma condensed combined financial information is based on assumptions and adjustments that are described in the accompanying notes. The pro forma adjustments presented herein are preliminary and are based on available financial information and certain estimates and assumptions. Management believes that such assumptions provide a reasonable basis for presenting all the significant effects of the contemplated transactions, and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied to the unaudited pro forma condensed combined financial information. The actual adjustments to the consolidated financial statements of NewCo will likely differ from the pro forma adjustments herein.
BlueTriton and Primo Water have not had any material historical relationship prior to the Transaction. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
3.	Adjustments to the Unaudited Pro Forma Condensed Combined Balance sheet
The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:
Pro Forma Notes
(a)	Derived from the condensed consolidated balance sheet of Triton Water Parent, Inc. as of June 30, 2024.
(b)	Derived from the condensed consolidated balance sheet of Primo Water Corporation as of June 29, 2024.
Pro Forma Transaction Accounting Adjustments
(c)
BlueTriton expenses costs for returnable bottles as incurred. As Primo Water capitalizes these costs in property, plant and equipment, this adjustment reflects the net change in the amount of property, plant, and equipment to conform to BlueTriton.

(d)	To reflect reclassifications to provide a consistent classification and presentation to BlueTriton’s financial statement presentation.
(e)	To reflect the purchase price allocation adjustments to record Primo Water’s assets and liabilities at estimated fair value based on the consideration transferred.
Under the acquisition method of accounting, the purchase price is allocated to the identifiable tangible and intangible assets acquired and liabilities assumed based on their respective fair values, with any excess purchase price allocated to goodwill.
As of the date of this Circular, BlueTriton has not completed the valuation analysis and calculations in sufficient detail necessary to arrive at the required estimates of the fair value of the Primo Water assets to be acquired or liabilities to be assumed, other than a preliminary estimate for intangible assets. Accordingly, certain Primo Water assets and liabilities are presented at their respective carrying amounts and should be treated as preliminary values. The actual determination of the fair value of the Primo Water assets and liabilities will be based on the actual net assets and liabilities of Primo Water that exist as of the closing of the Transaction and, therefore, cannot be made prior to the completion of the Transaction. The value of the consideration transferred will be based on the quoted market price of Primo Shares immediately prior to the closing of the Transaction. The pro forma adjustments included herein may be adjusted as additional information becomes available and as additional analyses are performed. The final purchase price allocation may be different than that reflected in the preliminary pro forma purchase price allocation presented herein, and this difference may be material.
The following table reflects the effect of Primo Water’s preliminary purchase price allocation:
Fair value (in millions of U.S. dollars)
Purchase price
Estimated fair value of equity instruments:
NewCo Class A Shares issued to Primo Water shareholders(1)	3,549.8
Replacement share-based payment awards:
Stock options(2)	14.8
Performance-based RSUs(2)	15.2
Time-based RSUs(2)	9.3
3,589.1

Identifiable assets acquired and liabilities assumed
Cash, cash equivalents and restricted cash	470.3
Trade receivables	164.1
Inventories	47.3
Prepaid expenses and other current assets	21.0
Property, plant and equipment	512.3
Operating lease right-of-use assets	147.5
Intangible assets(3)	1,657.1
Other non-current assets	14.9
Assets of discontinued operations	240.3
Trade payables	(89.2)
Accruals and other current liabilities	(202.0)
Long-term debt	(1,264.9)
Operating lease obligations	(160.0)
Deferred income taxes(4)	(384.8)
Other non-current liabilities	(84.6)
Liabilities of discontinued operations	(123.1)
Total identifiable net assets acquired	966.2
Goodwill	2,622.9
Fair value allocated to net assets acquired	3,589.1
(1)
The number of NewCo Class A Shares issued to Primo Water shareholders assumes no shareholder validly exercised dissent rights pursuant to the OBCA, which, when duly exercised, entitle the shareholder to be paid the fair value of shares owned. The estimated fair value of the 160,263,427 NewCo Class A Shares issued to Primo Water shareholders of $22.15 per share was based on the quoted market price of Primo Shares as of August 2, 2024. For illustrative purposes, a 10% increase (decrease) of the market price of Primo Shares would have the potential effect to increase (decrease) the consideration transferred by $355.0 with a corresponding increase (decrease) to goodwill.
The estimated fair value of the share consideration transferred of $3,549.8 has been allocated as follows: $1.6 is included in NewCo Class A Shares (par value) and the remaining amount of $3,548.2 is included in additional paid-in capital.
(2)
In accordance with the terms of the Plan of Arrangement, share-based payment awards held by employees of Primo Water will be exchanged into NewCo awards, and are deemed to be replacement awards issued. Each stock option, time-based RSU and performance-based RSU will have substantially the same terms and conditions as immediately prior to the Transaction including the stock option exercise price and number of options and units (assuming no changes to the Exchange Ratio), except for the applicable performance metrics of the performance-based RSU, which shall be equitably adjusted to reflect the Transaction in a manner to be agreed by Primo Water and BlueTriton prior to Closing. The performance-based RSUs above assume a payout at target of 1x. Depending on the achievement of performance targets, the performance-based RSUs could result in the issuance of up to 1,817,830 NewCo Class A Shares.

The estimated value of the replacement awards at the pro forma balance sheet date is $62.7. The consideration for the business combination includes $14.8 for stock options, $15.2 for performance-based RSUs and $9.3 for time-based RSUs transferred to employees of Primo Water when the acquiree's awards were substituted by the replacement awards, which relates to past service, for an aggregate amount of $39.3 included in additional paid-in capital. The balance of $23.4 is attributed to post-acquisition compensation cost.
The estimated fair value was estimated using a Black-Scholes option pricing model for the 1,413,712 stock options, considering the terms and conditions upon which the stock options were granted, using the following assumptions:
Stock options
Expected dividend yield	1.6%
Weighted average expected volatility	37.8%
Weighted average risk-free rate	4.48%
Weighted average expected life (years)	4.29
Share price	$22.15
Weighted average exercise price	$14.39
Weighted average fair value	$10.47
The expected volatility of these stock options was determined using historical volatility rates of Primo Water, the dividend yield was determined using Primo Water’s expected dividends and the expected life was determined using the weighted average life of Primo Water’s past options issued. Primo Water assumptions and history are used as a proxy for NewCo for purposes of the pro forma adjustment. The risk-free rate is based on the U.S. Treasury yield in effect with a term equal to expected term used in the Black-Scholes model.
The estimated fair value of the 793,040 time-based RSUs and 1,365,976 performance-based RSUs was based on the quoted market price of Primo Shares as of August 2, 2024.
(3)	The identifiable intangible assets consist of indefinite life trade names and customer relationships, which will be amortized over 15 years.
(4)	Deferred taxes associated with the incremental differences in book and tax basis created from the preliminary purchase price allocation were calculated using an estimated tax rate of 25.9%.
The historical balances of Primo Shares, additional paid-in capital and accumulated other comprehensive loss of $1,310.2, $86.6 and ($113.0), respectively, were derecognized, as well as its retained earnings, comprising the historical retained earnings of $170.6, and the impact to retained earnings of pro forma adjustments related to the $36.8 returnable bottles and recognition of $133.0 one-time special dividend (see adjustments 3(c) and 3(h), respectively).
The final determination of the purchase price allocation of the business acquisition will be based on Primo Water’s net assets acquired as of the acquisition date. The purchase price allocation may change materially based on the receipt of more detailed information. Therefore, the actual allocations may differ from the pro forma adjustments presented.
(f)
To reflect the payment of $151.1 of estimated non-recurring incremental transaction costs of BlueTriton, including advisory, printing, legal and accounting services that are not recorded as of June 30, 2024, as an increase to accumulated deficit. This estimate may change as additional information becomes known. The Transaction is not expected to have a recurring impact. Costs of $18.9 have been accrued in the historical financial statements of BlueTriton.

(g)	To reflect a one-time special dividend to holders of BlueTriton Shares immediately prior to the closing of the Transaction in an aggregate amount not to exceed $76.9.
(h)	To reflect a one-time special dividend to holders of Primo Shares immediately prior to the closing of the Transaction in an aggregate amount not to exceed $133.0.

(i)
To reflect the conversion of all BlueTriton Shares issued and outstanding immediately prior to the Transaction into 153,978,587 NewCo Class A Shares and 63,199,572 NewCo Class B Shares, with a corresponding entry in accumulated paid-in capital.

4.	Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 2024
The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:
Pro Forma Notes
(a)	Derived from the condensed consolidated statement of operations of Triton Water Parent, Inc. for the six months ended June 30, 2024.
(b)	Derived from the condensed consolidated statement of operations (from continuing operations) of Primo Water Corporation for the six months ended June 29, 2024.
Pro Forma Transaction Accounting Adjustments
(c)
BlueTriton capitalizes commission expenses that are incremental costs to obtaining customer contracts. Contract acquisition costs are generally recognized over a period of 12 months. As Primo Water expenses these costs over 4 years, this adjustment reflects the net change in the amount of deferred costs amortized during the period to conform to BlueTriton.

(d)
BlueTriton expenses costs for returnable bottles as incurred. As Primo Water capitalizes these costs in property, plant and equipment, this adjustment reflects the net change in the amount of cost of sales during the period to conform to BlueTriton.

(e)
BlueTriton records storage and handling expenses in cost of sales. As Primo Water has an accounting policy to record certain shipping and handling costs incurred to deliver products to the end-user consumer in selling, general and administrative expenses, this adjustment reflects the reclassification from selling, general and administrative expenses to cost of sales to conform Primo Water’s accounting policy to that of BlueTriton.

(f)	To reflect reclassifications to provide a consistent classification and presentation to BlueTriton’s financial statement presentation.
(g)	To reflect the incremental amortization of identifiable intangible assets acquired in the Transaction (see note 3(e)).
(h)	To reflect income tax related to the pro forma adjustments using a blended statutory rate inclusive of U.S. federal and state taxes.
5.	Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2023
The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:
Pro Forma Notes
(a)	Derived from the consolidated statement of operations of Triton Water Parent, Inc. for the year ended December 31, 2023.
(b)	Derived from the consolidated statement of operations (from continuing operations) of Primo Water Corporation for the year ended December 30, 2023.
Pro forma Transaction Accounting Adjustments
(c)
BlueTriton capitalizes commission expenses that are incremental costs to obtaining customer contracts. Contract acquisition costs are generally expensed over a period of 12 months. As Primo Water expenses these costs over 4 years, this adjustment reflects the net change in the amount of deferred costs amortized during the period to conform to BlueTriton.

(d)
BlueTriton expenses costs for returnable bottles as incurred. As Primo Water capitalizes these costs in property, plant and equipment, this adjustment reflects the net change in the amount of cost of sales during the period to conform to BlueTriton.

(e)
BlueTriton records storage and handling expenses in cost of sales. As Primo Water has an accounting policy to record certain shipping and handling costs incurred to deliver products to the end-user consumer in selling, general and administrative expenses, this adjustment reflects the reclassification from selling, general and administrative expenses to cost of sales to conform Primo Water’s accounting policy to that of BlueTriton.

(f)	To reflect reclassifications to provide a consistent classification and presentation to BlueTriton’s financial statement presentation.
(g)
To reflect BlueTriton’s estimated incremental advisory, legal, accounting, and other professional fees of $151.1 related to the Transaction. This estimate may change as additional information becomes known. Primo Water’s incremental advisory, legal, accounting, and other professional fees not included in the Transaction Accounting Adjustments are estimated at $117.0.

(h)	To reflect the incremental amortization of identifiable intangible assets acquired in the Transaction (see note 3(e)).
(i)	To reflect income tax related to the pro forma adjustments using a blended statutory rate inclusive of U.S. federal and state taxes.
6.	Pro forma earnings (loss) per share
For purposes of the unaudited pro forma condensed combined financial information, the pro forma earnings per share figures have been calculated using the pro forma weighted average number of NewCo Class A Shares and NewCo Class B Shares which would have been outstanding for the year ended December 31, 2023 and for the six months ended June 30, 2024, assuming the completion of the Transaction on January 1, 2023.
Pro forma basic earnings (loss) per share is calculated by dividing pro forma net income (loss) by the pro forma weighted-average number of NewCo Class A Shares and NewCo Class B Shares outstanding during the periods presented. Pro forma diluted earnings (loss) per share is calculated by dividing pro forma net income (loss) by the pro forma weighted-average number of NewCo Class A Shares and NewCo Class B Shares outstanding adjusted to include the effect, if dilutive, of the exercise of in-the-money stock options, performance-based RSUs, and time-based RSUs during the periods presented. The components of pro forma basic and diluted earnings (loss) per share are as follows:
(in millions, except per share amounts)	Six months ended June 30, 2024	Year ended December 31, 2023
	$	$
Pro forma net income (loss)	98.1	(12.5)
Dividend on preferred stock	—	25.8
Excess of redemption value over carrying value of preferred stock	—	3.1
Pro forma net income (loss) attributable to NewCo Class A and NewCo Class B Shares	98.1	(41.4)

Pro forma net income (loss) attributable to NewCo Class A Shares based on the weighted-average number of participating securities outstanding during the period	81.7	(34.5)

(in millions, except per share amounts)	Six months ended June 30, 2024	Year ended December 31, 2023
	$	$
Pro forma basic earnings per NewCo Class A Share:
NewCo Class A Shares owned by BlueTriton shareholders	153,979	153,979
NewCo Class A Shares owned by Primo Water shareholders	160,263	160,263
Pro forma weighted average number of NewCo Class A Shares outstanding – Basic	314,242	314,242
Pro forma basic earnings (loss) per NewCo Class A Share	0.26	(0.11)

Pro forma diluted earnings per NewCo Class A Share:
Pro forma weighted average number of NewCo Class A Shares outstanding – Basic	314,242	314,242
Dilutive effect of stock options	421	—
Dilutive effect of Performance-based RSUs	355	—
Dilutive effect of Time-based RSUs	422	—
Pro forma weighted average number of NewCo Class A Shares outstanding – Diluted	315,440	314,242
Pro forma diluted earnings (loss) per NewCo Class A Share	0.26	(0.11)
(in millions, except per share amounts)	Six months ended June 30, 2024	Year ended December 31, 2023
	$	$
Pro forma net income (loss) attributable to NewCo Class B Shares based on the weighted-average number of participating securities outstanding during the period	16.4	(6.9)

Pro forma earnings per NewCo Class B Share – Basic and diluted:
NewCo Class B Shares owned by BlueTriton shareholders	63,200	63,200
Pro forma weighted average number of NewCo Class B Shares outstanding – Basic and diluted	63,200	63,200
Pro forma basic earnings (loss) per NewCo Class B Share – Basic and diluted	0.26	(0.11)

Schedule L

FORM OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION1

OF

[COMPANY NAME]2
The present name of the corporation is     (the “Corporation”). The Corporation was incorporated under the name “   ” by the filing of its original certificate of incorporation with the Secretary of State of the State of Delaware on     (as amended prior to the date hereof, the “Original Certificate”). This Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), which amends, restates and integrates the provisions of the Original Certificate, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and by the written consent of the Corporation’s stockholders in accordance with Section 228 of the General Corporation Law of the State of Delaware. The Original Certificate is hereby amended, integrated and restated to read in its entirety as follows:
ARTICLE I
NAME
The name of the Corporation is     .
ARTICLE II
REGISTERED OFFICE AND AGENT
The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware, 19801. The name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.
ARTICLE III
PURPOSE AND DURATION
The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (as the same exists or may hereafter be amended and supplemented from time to time, the “DGCL”). The Corporation is to have a perpetual existence.
ARTICLE IV
CAPITAL STOCK
The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is   , which shall be divided into three classes as follows:
  shares of Class A common stock, par value $0.01 per share (“Class A Common Stock”);
  shares of Class B common stock, par value $0.01 per share (“Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”)3; and
  shares of preferred stock, par value $0.01 per share (“Preferred Stock”).
[1]
NTD: In the event that proposed DGCL Sec 122(h) is not adopted in a form satisfactory to ORCP prior to the filing hereof, the provisions of Sections V and VI of the form of Stockholders Agreement attached as Exhibit G to the Arrangement Agreement and Plan of Merger shall also be included herein, in addition to some additional protective provisions.

[2]
NTD: Unless a certificate of amendment is filed first with the name change, the initial name of the holding company will be used in the header, the introductory paragraphs and the signature block. The new name of the company would solely be in Article I.

[3]
NTD: To the extent that the Beneficial Ownership Sunset Time shall occur prior to the Effective Time, this Certificate of Incorporation shall be revised to provide for the issuance of a single class of common stock (Class A) and all provisions relating to the Class B common stock shall be removed.

Section 1. The voting, dividend, liquidation and other rights and powers of the Common Stock are subject to and qualified by the rights, powers and preferences of any series of Preferred Stock as may be designated by the Board of Directors of the Corporation (the “Board”) and outstanding from time to time in accordance with the terms of this Certificate of Incorporation.
Section 2. Except as otherwise provided herein or expressly required by law, each holder of Class A Common Stock, as such, shall be entitled to vote on each matter submitted to a vote of stockholders and shall be entitled to one vote for each share of Class A Common Stock held of record by such holder as of the record date for determining stockholders entitled to vote on such matter; provided, that prior to the Beneficial Ownership Sunset Time (as defined below), Triton Water Parent Holdings, LP or any other investment funds Affiliated (as defined below) with One Rock Capital Partners, LLC (collectively, “ORCP”) and ORCP’s Affiliates (as defined below), including any group (as defined in Rule 13d-3 of the Exchange Act (as defined below), each, a “Group”) that includes ORCP or its Affiliates (such Groups, collectively with ORCP and its Affiliates, the “ORCP Group”) may not, collectively, vote more than 49.0% of the shares of Class A Common Stock then outstanding. The provisions of the Stockholders Agreement, dated as of   , between the Corporation and Triton Water Parent Holdings, LP, a Delaware limited partnership (as it may be amended and/or restated from time to time in accordance with its terms, the “Stockholders Agreement”), are hereby incorporated by reference, and the inclusion therein of any matter that requires the approval of one or more stockholders or the Board as set forth therein, shall be treated as if such provision was included herein.
Section 3. Except as otherwise provided herein or expressly required by law, (a) holders of Class B Common Stock, as such, shall not be entitled to vote on the election, appointment or removal of directors of the Corporation, and (b) each holder of Class B Common Stock, as such, shall be entitled to vote on each matter submitted to a vote of stockholders, other than the election, appointment or removal of directors, and shall be entitled to one vote for each share of Class B Common Stock held of record by such holder as of the record date for determining stockholders entitled to vote on such matter. Shares of Class B Common Stock shall not be included in determining the number of shares of Common Stock voting or entitled to vote on the election, appointment or removal of directors of the Corporation.
Section 4. Except as otherwise required by law or the Stockholders Agreement, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) or pursuant to the DGCL.
Section 5. Except as expressly set forth in (a) Section 3 of this Article IV with respect to voting rights and (b) Article V with respect to conversion rights, shares of Class A Common Stock and Class B Common Stock shall have the same rights and privileges and rank equally to, share ratably with and be identical in all respects as to all matters. If the Corporation in any manner subdivides or combines the shares of Class A Common Stock, then the shares of Class B Common Stock will be subdivided or combined in the same proportion and manner, and if the Corporation in any manner subdivides or combines the shares of Class B Common Stock, then the outstanding shares of Class A Common Stock will be subdivided or combined in the same proportion and manner.
Section 6. Shares of Preferred Stock may be issued from time to time in one or more series. Subject to the terms of the Stockholders Agreement, the Board is hereby expressly authorized to provide from time to time, by resolution or resolutions, for the creation and issuance, out of the authorized and unissued shares of Preferred Stock, of one or more series of Preferred Stock by filing a certificate of designation relating thereto with the Secretary of State of the State of Delaware pursuant to the DGCL, setting forth such resolution or resolutions and, with respect to each such series, establishing the designation of such series and the number of shares to be included in such series and fixing the terms of such series, the voting powers (full or limited, or no voting powers), preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of each such series, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, and subject to the rights of the holders of any series of Preferred Stock then outstanding, the resolution or resolutions providing for the establishment of any series of Preferred Stock may, to the extent permitted by law, provide that such series shall be superior to, rank equally with or be junior to the Preferred Stock of any other series to the extent permitted by law and this Certificate of Incorporation. The terms, voting powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of each series of Preferred Stock may be different from those of any and all other series at any time outstanding. Unless otherwise provided in the certificate of designation establishing a series of Preferred Stock, the Board may, by resolution or resolutions, increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of such series of Preferred Stock and, if the number of shares of such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series of Preferred Stock.
Section 7. Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock). Except as otherwise expressly provided in this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock), no vote of the holders of shares of Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock so authorized in accordance with this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock).
Section 8. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends, dividends may be declared and paid ratably on the Common Stock out of the assets of the Corporation which are legally available for this purpose at such times and in such amounts as the Board in its discretion shall determine, and the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to share equally, identically and ratably, on a per share basis, in such dividends as may be declared by the Board from time to time with respect to the Common Stock out of the assets legally available therefor; provided, however, that in the event a dividend is paid in the form of shares of Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares), then holders of Class A Common Stock shall be entitled to receive shares of Class A Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares), and holders of Class B Common Stock shall be entitled to receive shares of Class B Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares), with holders of shares of Class A Common Stock and Class B Common Stock receiving, on a per share basis, an identical number of shares of Class A Common Stock or Class B Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares, as the case may be), as applicable.
Section 9. Upon the dissolution, liquidation or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the distribution of assets of the Corporation upon such dissolution, liquidation or winding up of the Corporation, the holders of Class A Common Stock and Class B Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them, respectively.
Section 10. In the case of any consolidation or merger of the Corporation with or into any other entity or any conversion, domestication, transfer or continuance of the Corporation, the holders of shares of Class A Common Stock or Class B Common Stock shall be treated identically and ratably on a per share basis with respect to any consideration into which such shares are converted or any such consideration paid or otherwise distributed to the stockholders.
Section 11. The number of authorized shares of Class A Common Stock, Class B Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) without a separate class vote of the holders of Class A Common Stock, Class B Common Stock, or Preferred Stock, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto).
ARTICLE V
CONVERSION RIGHTS
Section 1. Following the earliest to occur of (a) the repayment or redemption in full of both series of the Primo Notes in accordance with the terms and conditions of the Primo Indentures, (b) 11:59 P.M. Eastern Time on April 30, 2029 or (c) the waiver of (or amendment to render inapplicable) the “change of control” provisions in each of the Primo Indentures by holders of a majority of the aggregate principal amount then outstanding of each series of the Primo Notes (such time on which the earliest event occurs, the “Beneficial Ownership Sunset Time”), all of the shares of Class B Common Stock shall automatically, and without any further action on the part of the holders of the Class B Common Stock, convert into an equal number of shares of Class A Common Stock. As promptly as practicable thereafter, the Corporation shall provide notice to the converting holder(s) of Class B Common Stock of such event and the resulting conversion of Class B Common Stock to Class A Common Stock pursuant to this Article V.
Section 2. Prior to the Beneficial Ownership Sunset Time, each share of Class A Common Stock held by a member of the ORCP Group may be converted into one share of Class B Common Stock at any time at the option of such holder.
Section 3. Subject to Section 1 and Section 4 of this Article V, each share of Class B Common Stock may be converted into one share of Class A Common Stock at any time at the option of the holder.
Section 4. Prior to the Beneficial Ownership Sunset Time, the Corporation shall not effect any conversion of shares of Class B Common Stock into shares of Class A Common Stock and no holder of Class B Common Stock shall be entitled to convert shares of Class B Common Stock into shares of Class A Common Stock to the extent that, after giving effect to such conversion, any Person (as defined below), Group or any of their respective Affiliates would beneficially own in excess of 49.0% of the shares of Class A Common Stock of the Corporation outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Class A Common Stock beneficially owned by any such Person, Group or any of their respective Affiliates shall include the number of shares of Class A Common Stock issuable upon conversion of the Class B Common Stock with respect to which such conversion is being requested, but shall exclude shares of Class A Common Stock that would be issuable upon (x) conversion of the remaining, unconverted shares of Class B Common Stock beneficially owned by such Person, Group or any of their respective Affiliates and (y) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation beneficially owned by such Person, Group or any of their respective Affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this Section 4, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.
Section 5. Prior to the Beneficial Ownership Sunset Time, if any transfer, issuance or other event occurs that, if effective, would result in the ORCP Group beneficially owning in excess of 49.0% of the shares of Class A Common Stock of the Corporation outstanding immediately after such transfer, issuance or other event, (i) then that number of shares of Class A Common Stock that would otherwise cause the ORCP Group to beneficially own in excess of 49.0% of the shares of Class A Common Stock of the Corporation outstanding (rounded up to the nearest whole share) shall be automatically converted into shares of Class B Common Stock or, (ii) if, for any reason, the conversion described in clause (i) of this sentence is not automatically effective as provided therein to prevent the ORCP Group from beneficially owning more than 49.0% of the shares of Class A Common Stock then outstanding, then the transfer, issuance or other event that otherwise would cause the ORCP Group to beneficially own more than 49.0% of the shares of Class A Common Stock then outstanding shall be void ab initio and the ORCP Group shall have no rights in respect of such additional shares of Class A Common Stock.
Section 6. In connection with any conversion of shares of Class A Common Stock into shares of Class B Common Stock or Class B Common Stock into shares of Class A Common Stock pursuant to this Article V, if reasonably required by the Corporation’s transfer agent, the Corporation shall, as promptly as practicable, deliver or cause to be delivered to such transfer agent any opinions, authorizations, certificates and/or directions in order to authorize and direct the transfer agent to issue such shares of Common Stock in accordance with the provisions of this Article V.
Section 7. Upon any conversion of shares of Class A Common Stock into shares of Class B Common Stock or shares of Class B Common Stock into shares of Class A Common Stock pursuant to this Certificate of Incorporation, the holder shall surrender each certificate or certificates (if shares are in certificated form) representing the shares being converted, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at its principal corporate office stating the name or names in which the certificate or certificates representing the shares issued upon such conversion are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder, or to the nominee or nominees of such holder, a certificate or certificates representing the number of shares of Class A Common Stock or Class B Common Stock, as the case may be (if such shares are certificated), to which such holder shall be entitled as aforesaid or, if such shares are uncertificated, register such shares in book-entry form. Such conversion shall be deemed to have been made immediately upon the occurrence of any event described in Section 1, Section 2 or Section 3 of this Article V, and the Person or Persons entitled to receive the shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares as of such date.
Section 8. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, the number of shares of Class A Common Stock as shall from time to time be sufficient to effect a conversion of all outstanding shares of Class B Common Stock. Prior to the Beneficial Ownership Sunset Time, the Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class B Common Stock, the number of shares of Class B Common Stock as shall from time to time be sufficient to effect a conversion of all outstanding shares of Class A Common Stock then held by the ORCP Group. The Corporation covenants that all shares issued upon any such conversion will, upon issuance, be validly issued, fully paid and non-assessable.
Section 9. In the event any shares of Class B Common Stock shall be converted into shares of Class A Common Stock pursuant to this Article V, the shares of Class B Common Stock so converted shall be retired and shall not be reissued by the Corporation.
ARTICLE VI
BOARD OF DIRECTORS
For the management of the business and for the conduct of the affairs of the Corporation it is further provided that:
Section 1. Except as otherwise expressly provided by the DGCL or this Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board. Except as otherwise provided for or fixed pursuant to (a) the provisions of Article IV (including any certificate of designation with respect to any series of Preferred Stock), (b) this Article VI relating to the rights of the holders of any series of Preferred Stock to elect additional directors, or (c) the Stockholders Agreement, the total number of directors shall be determined from time to time exclusively by resolution adopted by the Board. Directors of the Corporation shall be elected annually for terms of one year and, subject to the terms of the Stockholders Agreement, any such director shall hold office until the next annual meeting of stockholders and until his or her successor shall be elected and qualified, or until his or her death, resignation, retirement, disqualification or removal from office.
Section 2. Subject to any special rights of the holders of one or more outstanding series of Preferred Stock or the rights granted pursuant to the Stockholders Agreement, any or all of the directors may be removed with or without cause only by the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of voting stock of the Corporation entitled to vote on the election of directors; provided, however, that prior to the Trigger Event (as defined below), any of the directors nominated by a Sponsor Stockholder may be removed with or without cause by the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of voting stock of the Corporation entitled to vote on the election of directors.
Section 3. Except as otherwise expressly required by law, and subject to any special rights of the holders of one or more outstanding series of Preferred Stock or the rights granted pursuant to the Stockholders Agreement, any vacancies on the Board resulting from death, resignation, disqualification, removal, retirement or other causes (if the size of the Board is not to be reduced as specified in the Stockholders Agreement) and any newly created directorships resulting from any increase in the number of directors shall be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by the sole remaining director, and shall not be filled by the stockholders; provided, however, that prior to the Trigger Event, and except as otherwise expressly required by law, and subject to any special rights of the holders of one or more outstanding series of Preferred Stock or the rights granted pursuant to the Stockholders Agreement, any vacancies on the Board resulting from death, resignation, disqualification, removal, retirement or other causes of a director nominated by a Sponsor Stockholder (if the size of the Board is not to be reduced as specified in the Stockholders Agreement) shall be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum, by the sole remaining director, or by the stockholders. Any director elected to fill a vacancy or newly created directorship shall hold office until the next annual meeting of stockholders and until such director’s successor shall have been elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

Section 4. During any period when the holders of any series of Preferred Stock, voting separately as a series or together with one or more series, have the special right to elect additional directors, then upon commencement and for the duration of the period during which such right continues and subject to the terms of the Stockholders Agreement: (a) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of additional directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to the Certificate of Incorporation (including any certificate of designation establishing such series of Preferred Stock), and (b) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to the certificate of designation establishing such series of Preferred Stock, whichever occurs earlier, subject to his or her earlier death, resignation, retirement, disqualification or removal. Except as otherwise provided by this Certificate of Incorporation (including any certificate of designation establishing any series of Preferred Stock), whenever the holders of any series of Preferred Stock having the special right to elect additional directors are divested of such right pursuant to this Certificate of Incorporation (including pursuant to any such certificate of designation), the terms of office of all such additional directors elected by the holders of such series of Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification, retirement or removal of such additional directors, shall forthwith terminate (in which case each such director thereupon shall cease to be qualified as, and shall cease to be, a director) and the total authorized number of directors of the Corporation shall be reduced accordingly.
Section 5. The directors of the Corporation need not be elected by written ballot unless the amended and restated bylaws of the Corporation (as in effect from time to time, the “Bylaws”) so provide.
Section 6. Except as may otherwise be set forth in the resolution or resolutions of the Board providing for the issuance of one or more series of Preferred Stock, and then only with respect to such series of Preferred Stock, cumulative voting in the election of directors is specifically denied.
ARTICLE VII
STOCKHOLDERS
Section 1. At any time prior to the Trigger Event, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with Section 228 of the DGCL. From and after the Trigger Event, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation (and may not be effected by any consent in lieu of a meeting); provided, however, that any action required or permitted to be taken by the holders of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designation relating to such series of Preferred Stock.
Section 2. Except as otherwise required by law and subject to any special rights of the holders of one or more series of Preferred Stock, special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, at any time only by or at the direction of the Board or the Chair of the Board, and such special meetings may not be called by stockholders or any other Person or Persons; provided, however, that prior to the Trigger Event, special meetings of stockholders of the Corporation shall also be called, for any purpose or purposes, at any time by or at the direction of the Board or the Chair of the Board at the request of ORCP.
Section 3. Advance notice of stockholder nominations for the election of directors and of other business proposed to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.
ARTICLE VIII
LIABILITY
Section 1. No director or officer of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. If the DGCL is amended after approval by the stockholders of this Article VIII to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended, automatically and without further action, upon the date of such amendment.
Section 2. Neither any amendment nor repeal of this Article VIII, nor the adoption by amendment of this Certificate of Incorporation of any provision inconsistent with this Article VIII, shall eliminate or reduce the effect of this Article VIII in respect of any matter occurring, or any action or proceeding accruing or arising (or that, but for this Article VIII, would accrue or arise) prior to such amendment or repeal or adoption of an inconsistent provision.
ARTICLE IX
CERTAIN STOCKHOLDER RELATIONSHIPS
Section 1. In recognition and anticipation that (a) certain directors, principals, members, officers, associated funds, employees and/or other representatives of the Sponsor Stockholders (as defined below) and their Affiliates may serve as directors, officers or agents of the Corporation, (b) the Sponsor Stockholders and their Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, and (c) members of the Board who are not employees of the Corporation (“Non-Employee Directors”) and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this Article IX are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve any of (i) the Sponsor Stockholders or any of their Affiliates or (ii) any Non-Employee Director or his or her Affiliates (the Persons identified in (i) and (ii) above being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith, subject to the provisions set out in the Stockholders Agreement.
Section 2. None of the Identified Persons shall, to the fullest extent permitted by law, have any duty to refrain from directly or indirectly (a) engaging in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates now engages or proposes to engage or (b) competing with the Corporation or any of its Affiliates, and, to the fullest extent permitted by law, no Identified Person shall be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by law, the Corporation hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for an Identified Person and the Corporation, except as provided in Section 4 of this Article IX. Subject to Section 4 of this Article IX, in the event that any Identified Person acquires knowledge of a potential transaction or other matter or business opportunity which may be a corporate opportunity for itself, herself or himself and the Corporation or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by law, have no fiduciary duty or other duty (contractual or otherwise) to communicate or offer such transaction or other business opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by law, shall not be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty as a stockholder, director or officer of the Corporation solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, offers or directs such corporate opportunity to another Person, or does not present such corporate opportunity to the Corporation or any of its Affiliates.
Section 3. The Corporation and its Affiliates do not have any rights in and to the business ventures of any Identified Person, or the income or profits derived therefrom, and the Corporation agrees that each of the Identified Persons may do business with any potential or actual customer or supplier of the Corporation or may employ or otherwise engage any officer or employee of the Corporation.
Section 4. The Corporation does not renounce its interest in any corporate opportunity offered to any Non-Employee Director if such opportunity is expressly offered to such Person solely in his or her capacity as a director or officer of the Corporation, and the provisions of Section 2 of this Article IX shall not apply to any such corporate opportunity.

Section 5. In addition to and notwithstanding the foregoing provisions of this Article IX, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Corporation if it is a business opportunity that (a) the Corporation is neither financially or legally able, nor contractually permitted, to undertake, (b) from its nature, is not in the line of the Corporation’s business (or is not under development and projected to grow into a material business for the Corporation) or is of no practical advantage to the Corporation or (c) is one in which the Corporation has no interest or reasonable expectancy.
Section 6. For purposes of this Article IX, “Affiliate” shall mean (a) in respect of any Sponsor Stockholder, any Person that, directly or indirectly, is controlled by such Sponsor Stockholder, controls such Sponsor Stockholder or is under common control with such Sponsor Stockholder and shall include (i) any principal, member, director, partner, stockholder, officer, employee or other representative of any of the foregoing (other than the Corporation and any Person that is controlled by the Corporation) and (ii) any funds or vehicles advised by Affiliates of such Sponsor Stockholder, (b) in respect of a Non-Employee Director, any Person that, directly or indirectly, is controlled by such Non-Employee Director (other than the Corporation and any Person that is controlled by the Corporation) and (c) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation.
Section 7. To the fullest extent permitted by law, any Person purchasing or otherwise acquiring or holding any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article IX. Neither the alteration, amendment, addition to or repeal of this Article IX, nor the adoption of any provision of this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article IX, would accrue or arise, prior to such alteration, amendment, addition, repeal or adoption.
ARTICLE X
AMENDMENT OF THE CERTIFICATE OF INCORPORATION AND BYLAWS
Section 1. Subject to the provisions of this Article X, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of stock required by this Certificate of Incorporation (including any certificate of designation in respect of one or more series of Preferred Stock) or applicable law, the following provisions of this Certificate of Incorporation may be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent therewith or herewith may be adopted, only by the affirmative vote of the holders of at least 66 2/3% of the voting power of the then-outstanding shares of voting stock of the Corporation entitled to vote thereon, voting together as a single class: Article VI, Article VII, Article VIII, this Article X or Article XI. From and after the Trigger Event, notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of stock required by this Certificate of Incorporation (including any certificate of designation in respect of one or more series of Preferred Stock) or applicable law, the following provisions of this Certificate of Incorporation may be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent therewith or herewith may be adopted, only by the affirmative vote of the holders of at least 66 2/3% of the voting power of the then-outstanding shares of voting stock of the Corporation entitled to vote thereon, voting together as a single class: Section 6 of Article IV, or Article IX. For so long as any shares of Class B Common Stock are outstanding, (a) none of Section 5 or Section 10 of Article IV or Section 8 or Section 9 of Article IV (as they relate to the equal treatment of the Class B Common Stock) shall be waived, altered, amended or repealed (whether by merger, consolidation or otherwise), in whole or in part, without the unanimous vote of the holders of the outstanding shares of Class B Common Stock and (b) none of Section 3 of Article IV, Article V or this proviso of Article X shall be waived, altered, amended or repealed (whether by merger, consolidation or otherwise), in whole or in part, without (i) the affirmative vote of the holders of a majority in voting power of all the then-outstanding shares of Class A Common Stock plus (ii) the unanimous vote of the holders of the outstanding shares of Class B Common Stock.
Section 2. The Board is expressly authorized to make, repeal, alter, amend and rescind, in whole or in part, the Bylaws without the consent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation or the Stockholders Agreement. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of capital stock of the Corporation required by this Certificate of Incorporation (including any certificate of designation in respect of one or more series of Preferred Stock), by the Bylaws or applicable law, the affirmative vote of the holders of at least 66 2/3% of the voting power of the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend, repeal or rescind, in whole or in part, any provision of the Bylaws or to adopt any provision inconsistent therewith.
ARTICLE XI
DGCL SECTION 203 AND BUSINESS COMBINATIONS
Section 1. The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL.
Section 2. Notwithstanding the foregoing, the Corporation shall not engage in any business combination (as defined below), at any point in time at which the Corporation’s Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, with any interested stockholder (as defined below) for a period of three years following the time that such stockholder became an interested stockholder, unless:
a) prior to such time, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or
b) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or
c) at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock of the Corporation which is not owned by the interested stockholder.
Section 3. The restrictions contained in this Article XI shall not apply if a stockholder becomes an interested stockholder inadvertently and (a) as soon as practicable divests itself of ownership of sufficient shares so that the stockholder ceases to be an interested stockholder; and (b) would not, at any time within the three-year period immediately prior to a business combination between the Corporation and such stockholder, have been an interested stockholder but for the inadvertent acquisition of ownership.
Section 4. For purposes of this Article XI, references to:
a) “Affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.
b) “associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other person of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.
c) “ORCP Direct Transferee” means any person that acquires (other than in a registered public offering or through a broker’s transaction executed on any securities exchange or other over-the-counter market) directly from any of the ORCP Group beneficial ownership of 5% or more of the then-outstanding voting stock of the Corporation.
d) “ORCP Indirect Transferee” means any person that acquires (other than in a registered public offering or through a broker’s transaction executed on any securities exchange or other over-the-counter market) directly from any ORCP Direct Transferee or any other ORCP Indirect Transferee beneficial ownership of 5% or more of the then-outstanding voting stock of the Corporation.

e) “business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:
i. any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (A) with the interested stockholder, or (B) with any other corporation, partnership, unincorporated association or other person if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Section 2 of this Article XI is not applicable to the surviving entity;
ii. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;
iii. any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (B) pursuant to a merger under Section 251(g) of the DGCL; (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (D) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (E) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (C)-(E) of this subsection (iii) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);
iv. any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or
v. any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (i)-(iv) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.
f) “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of the Corporation, partnership, unincorporated association or other person shall be presumed to have control of such person, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article XI, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such person.
g) “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an Affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the Affiliates and associates of such person; but “interested stockholder” shall not include or be deemed to include, in any case,

(A) ORCP,       4 or any of their respective current and future Affiliates (so long as such Affiliates remain an Affiliate) or successors or any “group,” or any member of any such group, to which such persons are a party under Rule 13d-5 of the Exchange Act, or (B) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation, provided that such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.
h) “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its Affiliates or associates:
i. beneficially owns such stock, directly or indirectly; or
ii. has (A) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s Affiliates or associates until such tendered stock is accepted for purchase or exchange; or (B) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten or more persons; or
iii. has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of subsection (ii) of the definition of “owner” above), or disposing of such stock with any other person that beneficially owns, or whose Affiliates or associates beneficially own, directly or indirectly, such stock.
i) “person” means any individual, corporation, partnership, unincorporated association or other entity.
j) “stock” means, with respect to any corporation, capital stock and, with respect to any other person, any equity interest.
k) “voting stock” means stock of any class or series entitled to vote generally in the election of directors.
ARTICLE XII
MISCELLANEOUS
If any provision or provisions of this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, the validity, legality and enforceability of such provision or provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, any certificate of designation relating to any series of Preferred Stock and each portion of any paragraph of this Certificate of Incorporation or certificate of designation containing any such provision or provisions held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not, to the fullest extent permitted by applicable law, in any way be affected or impaired thereby.
When the terms of this Certificate of Incorporation refer to a specific agreement or other document or a decision by any body or Person that determines the meaning or operation of a provision hereof, the secretary of the Corporation shall maintain a copy of such agreement, document or decision at the principal executive offices of the Corporation and a copy thereof will be provided free of charge to any stockholder who makes a request therefor. Unless expressly provided herein or the context otherwise requires, any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein).
[4]
NTD: To include ORCP Direct Transferees or ORCP Indirect Transferees which acquire beneficial ownership of 5% or more of the then-outstanding voting stock of the Corporation prior to the Closing, other than the Specified Mutual Funds (terms as defined in the Arrangement Agreement and Plan of Merger, dated as of June 16, 2024).

ARTICLE XIII
DEFINITIONS
As used in this Certificate of Incorporation, except as otherwise expressly provided herein and unless the context requires otherwise, the following terms shall have the following meanings:
“Affiliate” means, other than as set forth in Section 5 of Article IX and Section 3 of Article XI, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person. For the purpose of this definition, “control,” when used with respect to any Person, means the power to direct or cause the direction of the affairs or management of that Person, whether through the ownership of voting securities, as trustee (or the power to appoint a trustee), as a personal representative or executor, by contract, credit arrangement or otherwise and “controlled” and “controlling” have meanings correlative to the foregoing. The term “Affiliated” shall have a correlative meaning.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations).
“Person” means, other than as set forth in Section 4 of Article XI, any individual, general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, trust, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity.
“Primo Indentures” means, collectively, (a) the Indenture, dated as of October 22, 2020 (as may be amended, supplemented or otherwise modified from time to time in accordance with its terms), by and among Primo Water Holdings Inc., the guarantors party thereto, BNY Trust Company of Canada, as Canadian trustee, The Bank of New York Mellon, as U.S. trustee, paying agent, registrar, transfer agent and authenticating agent, and The Bank of New York Mellon, London Branch, as London paying agent, governing Primo Water Holdings Inc.’s 3.875% Senior Notes due 2028, and (b) the Indenture, dated as of April 30, 2021 (as may be amended, supplemented or otherwise modified from time to time in accordance with its terms), by and among Primo Water Holdings Inc., the guarantors party thereto, BNY Trust Company of Canada, as Canadian trustee, and The Bank of New York Mellon, as U.S. trustee, paying agent, registrar, transfer agent and authenticating agent, governing Primo Water Holdings Inc.’s 4.375% Senior Notes due 2029.
“Primo Notes” means, collectively, Primo Water Holding Inc.’s 3.875% Senior Notes due 2028 and 4.375% Senior Notes due 2029, in each case, issued pursuant to the Primo Indentures.
“Sponsor Stockholders” means, collectively, (i) ORCP and (ii) any other Person that (x) becomes a party to the Stockholders Agreement by executing a Joinder Agreement thereto and (y) is designated as a Sponsor Stockholder under the Stockholders Agreement.
“Trigger Event” means the first date on which ORCP ceases to beneficially own (directly or indirectly) more than 40% of the voting power of the outstanding shares of Class A Common Stock. For the purpose of this Certificate of Incorporation, “beneficial ownership” or the phrase “beneficially own” shall be determined in accordance with Rule 13d-3 promulgated under the Exchange Act.
* * * *

IN WITNESS WHEREOF, [Company Name] has caused this Certificate of Incorporation to be executed by its duly authorized officer on this   day of   .
[COMPANY NAME]

By:	/s/
Name:
Title:
[Signature Page to Amended and Restated Certificate of Incorporation]

Form of Amended and Restated Bylaws of

(a Delaware corporation)

as of     )

Amended and Restated Bylaws of
[COMPANY NAME]

Article I – Corporate Offices
1.1 Registered Office.
The address of the registered office of      (the “Corporation”) in the State of Delaware, and the name of its registered agent at such address, shall be as set forth in the Corporation’s certificate of incorporation, as the same may be amended and/or restated from time to time (the “Certificate of Incorporation”).
1.2 Other Offices.
The Corporation may have additional offices at any place or places, either within or outside the State of Delaware, as the Corporation’s board of directors (the “Board”) may from time to time establish or as the business of the Corporation may from time to time require.
Article II – Meetings of Stockholders
2.1 Place of Meetings.
Meetings of stockholders shall be held at any place either within or outside the State of Delaware, designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office.
2.2 Annual Meeting.
The Board shall designate the date and time of the annual meeting of stockholders. At the annual meeting, directors shall be elected and other proper business properly brought before the meeting in accordance with Section 2.4 may be transacted. The Board may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board.
2.3 Special Meetings.
Special meetings of the stockholders may be called only by such Persons and only in such manner as set forth in the Certificate of Incorporation. The Board may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board; provided, however, that, with respect to any special meeting of stockholders previously scheduled by the Board or the chairperson of the Board at the request of ORCP, the Board shall not postpone, reschedule or cancel such special meeting without the prior written consent of ORCP.
No business may be transacted at any special meeting of stockholders other than the business specified in the notice of such special meeting given by or at the direction of the Person calling the meeting pursuant to this Section 2.3.
2.4 Notice of Business to be Brought Before a Meeting.
(i) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in a notice of meeting (or supplement thereto) given by or at the direction of the Board, (b) if not specified in a notice of meeting, otherwise brought before the meeting by or at the direction of the Board, including by any committee or persons authorized to do so by the Board or these bylaws, or (c) otherwise properly brought before the meeting by a stockholder present in person who (1) (A) was a record owner of shares of capital stock of the Corporation both at the time of giving the notice provided for in this Section 2.4 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 2.4 in all applicable respects or (2) properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”). The foregoing clause (c) shall be the exclusive means for a stockholder to propose business to be brought before the annual meeting of stockholders. In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to these bylaws and applicable law. For purposes of this Section 2.4, “present in person” shall mean that the stockholder proposing that the business be brought before the annual meeting of stockholders, or a qualified representative of such proposing stockholder, appear at such annual meeting, either in person or by means of remote communication. A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at or before the annual meeting of stockholders in writing or by electronic communication. Stockholders seeking to nominate persons for election to the Board must comply with Section 2.5 and Section 2.6 and this Section 2.4 shall not be applicable to nominations except as expressly provided in Section 2.5 and Section 2.6.
(ii) Without qualification, for business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.4(i)(c), the stockholder must (a) provide Timely Notice (as defined below) thereof in writing and in proper form to the secretary of the Corporation (the “Secretary”) and (b) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.4. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting which, in the case of the first annual meeting of stockholders following the closing of the transactions contemplated by the Arrangement Agreement and Plan of Merger, dated as of June 16, 2024, by and among Triton Water Parent, Inc. (“Parent”), a corporation incorporated under the laws of Delaware, Triton US HoldCo, Inc., a corporation incorporated under the laws of Delaware and a wholly-owned subsidiary of Parent (“Holdings”), Triton Merger Sub 1, Inc., a corporation incorporated under the laws of Delaware and direct, wholly owned subsidiary of Holdings (“Merger Sub”), 1000922661 Ontario Inc., a corporation organized under the laws of the Province of Ontario and a direct, wholly owned subsidiary of Holdings, and Primo Water Corporation, a corporation organized under the laws of Ontario, the date of the preceding year’s annual meeting shall be deemed to be ; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not more than the 120th day prior to such annual meeting and not later than (i) the 90th day prior to such annual meeting or, (ii) if later, the 10th day following the day on which public disclosure (as defined below) of the date of such annual meeting was first made by the Corporation (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of Timely Notice as described above.
(iii) To be in proper form for purposes of this Section 2.4, a stockholder’s notice to the Secretary shall set forth:
(a) As to each Proposing Person (as defined below), (1) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); (2) the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of capital stock of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future; (3) the date or dates such shares were acquired; (4) the investment intent of such acquisition of shares; and (5) any pledge by such Proposing Person with respect to any of such shares (the disclosures to be made pursuant to the foregoing clauses (1) through (5), “Stockholder Information”);
(b) As to each Proposing Person, (1) the material terms and conditions of any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) or a “put equivalent position” (as such term is defined in Rule 16a-1(h) under the Exchange Act) or other derivative or synthetic arrangement in respect of any class or series of shares of capital stock of the Corporation (“Synthetic Equity Position”) that is, directly or indirectly, held or maintained by, held for the benefit of, or involving such Proposing Person, including, without limitation: (A) any option, warrant, convertible security, stock appreciation right, future or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of capital stock of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of capital stock of the Corporation, (B) any derivative or synthetic arrangement having the characteristics of a long position or a short position in any class or series of shares of capital stock of the Corporation, including, without limitation, a stock loan transaction, a stock borrowing transaction, or a share repurchase transaction or (C) any contract, derivative, swap or other transaction or series of transactions designed to (x) produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of capital stock of the Corporation, (y) mitigate any loss relating to, reduce the economic risk (of ownership or otherwise) of, or manage the risk of share price decrease in, any class or series of shares of capital stock of the Corporation, or (z) increase or decrease the voting power in respect of any class or series of shares of capital stock of the Corporation held or maintained by, held for the benefit of, or involving such Proposing Person; including, without limitation, due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of capital stock of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of capital stock of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the holder thereof may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the price or value of any shares of any class or series of shares of capital stock of the Corporation; provided, that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie any Synthetic Equity Position that is, directly or indirectly, held or maintained by, held for the benefit of, or involving such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer; (2) a description of any agreement, arrangement or understanding with respect to any rights to dividends on the shares of any class or series of shares of capital stock of the Corporation owned beneficially by such Proposing Person that are separated or separable pursuant to such agreement, arrangement or understanding from the underlying shares of capital stock of the Corporation; (3) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation; (4) any other material relationship between such Proposing Person, on the one hand, and the Corporation or any affiliate of the Corporation, on the other hand; (5) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); (6) any proportionate interest in shares of capital stock of the Corporation or a Synthetic Equity Position held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which any such Proposing Person (A) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (B) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity; (7) a representation that such Proposing Person intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies or votes from stockholders in support of such proposal; and (8) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (1) through (8), “Disclosable Interests”); and
(c) As to each item of business that the stockholder proposes to bring before the annual meeting, (1) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws, the language of the proposed amendment), (3) a reasonably detailed description of all agreements, arrangements and understandings (A) between or among any of the Proposing Persons or (B) between or among any Proposing Person and any other Person or entity (including their names) in connection with the proposal of such business by such stockholder and (4) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this Section 2.4(iii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the record owner directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner.
(iv) For purposes of this Section 2.4, the term “Proposing Person” shall mean (a) the stockholder providing the notice of business proposed to be brought before an annual meeting, (b) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (c) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation.
(v) The Board may request that any Proposing Person furnish such additional information as may be reasonably required by the Board. Such Proposing Person shall provide such additional information within 10 days after it has been requested by the Board.
(vi) A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.4 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than 5 business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other section of these bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the stockholders.
(vii) Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 2.4. The Board shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 2.4, and if the Board so determines, the chairperson of the meeting shall have the power and authority to so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. If at any meeting of stockholders business is proposed to be brought before the meeting for which advance notice was not given or provided as required by this Section 2.4, the chairperson of the meeting shall have the power and authority to declare that such proposed business shall not be transacted.

(viii) This Section 2.4 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement. In addition to the requirements of this Section 2.4 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.4 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
(ix) For purposes of these bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.
(x) Notwithstanding anything to the contrary contained in these bylaws, for so long as the Stockholders Agreement (as defined below) remains in effect with respect to ORCP, ORCP (to the extent then subject to the Stockholders Agreement) shall not be subject to the notice procedures set forth in this Section 2.4.
2.5 Notice of Nominations for Election to the Board of Directors.
(i)  Nominations of any person for election to the Board at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the Person calling such special meeting) may be made at such meeting only (a) by or at the direction of the Board, including by any committee or persons authorized to do so by the Board or these bylaws, or (b) by a stockholder present in person who (1) was a record owner of shares of capital stock of the Corporation both at the time of giving the notice provided for in this Section 2.5 and at the time of the meeting, (2) is entitled to vote at the meeting and (3) has complied with this Section 2.5 and 2.6 as to such notice and nomination; provided, that, notwithstanding anything to the contrary contained in these bylaws, for so long as ORCP is entitled to nominate a Director pursuant to the Stockholders Agreement, ORCP shall not be subject to this Section 2.5. For purposes of this Section 2.5, “present in person” shall mean that the stockholder nominating any person for election to the Board at the meeting of the Corporation, or a qualified representative of such stockholder, appear at such meeting, either in person or by means of remote communication to present the nomination. A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other Person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such Person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at or before the meeting of stockholders in writing or by electronic transmission. The foregoing clause (b) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting or special meeting.
(ii) Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting, the stockholder must (a) provide Timely Notice thereof in writing and in proper form to the Secretary of the Corporation, (b) provide the information, agreements and questionnaires with respect to each Nominating Person (as defined below) and its candidate for nomination as required to be set forth by this Section 2.5 and Section 2.6, and (c) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5 and Section 2.6.
(iii) Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the Person calling a special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board at a special meeting, the stockholder must (a) provide timely notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, (b) provide the information, agreements and questionnaires with respect to each Nominating Person and its candidate for nomination as required by this Section 2.5 and Section 2.6 and (c) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the 90th day prior to such special meeting or, if later, the 10th day following the day on which public disclosure of the date of such special meeting at which directors are to be elected was first made by the Corporation (such notice and within such time periods, “Special Meeting Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(iv) In no event may a Nominating Person (as defined below) provide Timely Notice or Special Meeting Timely Notice, as applicable, with respect to a greater number of director candidates than are subject to election by stockholders at the applicable meeting. Notwithstanding anything in paragraph (ii) of this Section 2.5 to the contrary, in the event that the number of directors subject to election at the meeting is increased, such stockholder’s notice as to any additional nominees only shall be due on the later of (a) the conclusion of the time period for Timely Notice or Special Meeting Timely Notice, as applicable, or (b) the 10th day following the date of public disclosure of such increase.
(v) To be in proper form for purposes of this Section 2.5, a stockholder’s notice to the Secretary shall set forth:
(a) As to each Nominating Person, the Stockholder Information (as defined in Section 2.4(iii)(a) of these bylaws) except that for purposes of this Section 2.5, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(iii)(a);
(b) As to each Nominating Person, any Disclosable Interests (as defined in Section 2.4(iii)(b), except that for purposes of this Section 2.5 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(iii)(b) and the disclosure with respect to the business to be brought before the meeting in Section 2.4(iii)(b) shall be made with respect to the nomination of persons for election to the Board to be brought before the meeting); and provided that, in lieu of including the information set forth in Section 2.4(iii)(b)(7), the Nominating Person’s notice for purposes of this Section 2.5 shall include a representation as to whether the Nominating Person intends or is part of a group which intends to deliver a proxy statement and solicit the holders of shares representing at least sixty-seven percent (67%) of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act; and
(c) As to each candidate whom a Nominating Person proposes to nominate for election as a director, (1) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in a proxy statement and accompanying proxy card relating to the Corporation’s next meeting of stockholders at which directors are to be elected and to serving as a director for a full term if elected), (2) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates (as defined in Rule 14a-1(a) promulgated under the Exchange Act) or any other participants (as defined in paragraphs (a)(ii) through (vi) of Instruction 3 of Item 4 of Schedule 14A) in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (1) and (2), the “Nominee Information”), and (3) a completed and signed questionnaire, representation and agreement as provided in Section 2.6(i).
(vi) For purposes of this Section 2.5 and Section 2.6, the term “Nominating Person” shall mean (a) the stockholder providing the notice of the nomination proposed to be made at the meeting, (b) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (c) any participant (as defined in paragraphs (a)(ii)-(vi) in Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation.
(vii) The Board may request that any Nominating Person furnish such additional information as may be reasonably required by the Board. Such Nominating Person shall provide such additional information within 10 days after it has been requested by the Board.

(viii) A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice or the materials delivered pursuant to this Section 2.5, as applicable, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.5 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other section of these bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination, including by changing or adding nominees, to submit any new nomination, or to submit any new proposal, matters, business or resolutions proposed to be brought before a meeting of the stockholders.
(ix) In addition to the requirements of this Section 2.5 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations. Notwithstanding the foregoing provisions of this Section 2.5, unless otherwise required by law, (a) no Nominating Person shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such Nominating Person has, or is part of a group that has, complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder, in accordance with the time frames required in this Section 2.5 or by Rule 14a-19 promulgated under the Exchange Act, as applicable, and (b) if (1) any Nominating Person provides notice in accordance with Rule 14a-19(b) promulgated under the Exchange Act and (2) (x) such notice in accordance with Rule 14a-19(b) is not provided within the time period of Timely Notice of Special Meeting Timely Notice, as applicable and (y) such Nominating Person subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act, or (z) such Nominating Person fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Nominating Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence, then the nomination of such Nominating Person’s proposed nominees shall be disregarded, notwithstanding that each such nominee is included as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any annual meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). If any Nominating Person provides notice in accordance with Rule 14a-19(b) promulgated under the Exchange Act, such Nominating Person shall deliver to the Corporation, no later than seven business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.
2.6 Additional Requirements for Valid Nomination of Candidates to Serve as Director and, if Elected, to be Seated as Directors.
(i) To be eligible to be a candidate for election as a director of the Corporation at an annual or special meeting, a candidate must be nominated in the manner prescribed in Section 2.5 and the candidate for nomination, whether nominated by the Board or by a stockholder of record, must have previously delivered (in the case of a nomination by a stockholder of record, in accordance with the time periods set forth in Section 2.5), to the Secretary at the principal executive offices of the Corporation, (a) a completed written questionnaire (in the same form used for the Corporation’s existing directors, to be provided by the Corporation upon written request of any stockholder of record therefor) with respect to the background, qualifications, stock ownership and independence of such proposed nominee and (b) a written representation and agreement (in the form provided by the Corporation upon written request of any stockholder of record therefor) that such candidate for nomination (1) is not and, if elected as a director during his or her term of office, will not become a party to (A) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (2) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director that has not been disclosed therein or to the Corporation, (3) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary shall provide to such candidate for nomination all such policies and guidelines then in effect), and (4) if elected as a director of the Corporation, intends to serve the entire term until the next meeting at which such candidate would face re-election.
(ii) The Board may also require any proposed candidate for nomination as a director to furnish such other information related to such candidate’s eligibility or qualification to serve as a director as may reasonably be requested by the Board in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon. Without limiting the generality of the foregoing, the Board may request such other information in order for the Board to determine the eligibility of such candidate for nomination to be an independent director of the Corporation or to comply with the director qualification standards and additional selection criteria in accordance with the Corporation’s [Corporate Governance Guidelines]. Such other information shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the request by the Board has been delivered to, or mailed and received by, the Nominating Person.
(iii) A candidate for nomination as a director by a stockholder pursuant to Section 2.5(i)(b) shall further update and supplement the materials delivered pursuant to this Section 2.6, if necessary, so that the information provided or required to be provided pursuant to this Section 2.6 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other section of these bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new proposal, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of the stockholders.
(iv) No candidate proposed to be nominated by a stockholder in accordance with these bylaws shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with Section 2.5 and this Section 2.6, as applicable. The Board shall, if the facts warrant, determine that a nomination was not properly made in accordance with Section 2.5 and this Section 2.6, and if the Board so determines, the chairperson of the meeting shall have the power and authority to so declare to the meeting and the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect. If at any meeting of stockholders a nomination is made for which advance notice was not given or provided as required by Section 2.5 and this Section 2.6, the chairperson of the meeting shall have the power and authority to declare that such nomination shall be disregarded.

(v) Subject to Section 2.6(vi) of these bylaws, no candidate for nomination shall be eligible to be seated as a director of the Corporation unless nominated in accordance with Section 2.5 and this Section 2.6; provided, however, that nothing in Section 2.5 and this Section 2.6 shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.
(vi) Notwithstanding anything in these bylaws to the contrary, for so long as ORCP is entitled to nominate a Director pursuant to the Stockholders Agreement, ORCP shall not be subject to Section 2.5 or this Section 2.6.
2.7 Action by Written Consent in Lieu of a Meeting.
Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice, and without a vote only to the extent permitted by and in the manner provided in the Certificate of Incorporation and in accordance with applicable law.
2.8 Notice of Stockholders’ Meetings.
Unless otherwise provided by law, the Certificate of Incorporation or these bylaws, the notice of any meeting of stockholders shall be sent or otherwise given in accordance with Section 7.1 of these bylaws not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, if any, date and time of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called.
2.9 Quorum.
Unless otherwise provided by law, the Certificate of Incorporation or these bylaws, the holders of a majority in voting power of the stock issued and outstanding and entitled to vote at the meeting, present in person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, a quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting or (ii) a majority in voting power of the stockholders entitled to vote at the meeting, present in person, or by remote communication, if applicable, or represented by proxy, shall have power to adjourn the meeting from time to time until a quorum is present or represented. At any adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.
2.10 Adjourned Meeting; Notice.
When a meeting is adjourned to another time or place, if any, (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken or are provided in any other manner permitted by the DGCL. At any adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix the record date for determining stockholders entitled to notice of such adjourned meeting in accordance with Section 213(a) of the DGCL, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such meeting as of the record date so fixed for notice of such adjourned meeting.
2.11 Organization; Conduct of Business.
Meetings of stockholders shall be presided over by the chairperson of the Board, if any, or, in his or her absence, by the chief executive officer of the Corporation or, in the absence of the foregoing persons, by a chairperson, who shall be a director or officer of the Corporation, designated by the Board. The Secretary shall act as secretary of the meeting, but in his or her absence, the chairperson of the meeting may appoint any person to act as secretary of the meeting. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairperson of the meeting. The Board may adopt by resolution such rules and regulations (which need not be in writing) for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairperson of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting (whether or not a quorum is present), to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairperson of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present (including, without limitation, rules and procedures for the removal of disruptive persons from the meeting); (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other Persons as the chairperson of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The chairperson at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting (including, without limitation, determinations with respect to the administration and/or interpretation of any of the rules, regulations or procedures of the meeting, whether adopted by the Board or prescribed by the person presiding over the meeting), shall, if the facts warrant, determine and declare to the meeting that a matter of business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
2.12 Voting.
Except as may be otherwise provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.
Except as otherwise provided by the Certificate of Incorporation, at all duly called or convened meetings of stockholders at which a quorum is present, for the election of directors, a plurality of the votes cast shall be sufficient to elect a director. Unless a different or minimum vote is provided by the Certificate of Incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law, or pursuant to any regulation applicable to the Corporation or its securities, in which case such different or minimum vote shall be the applicable vote on the matter, each other matter presented to the stockholders at a duly called or convened meeting at which a quorum is present shall be decided by the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such matter.
2.13 Record Date for Stockholder Meetings and Other Purposes.
In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment or postponement thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than 60 days nor less than 10 days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is first given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment or postponement of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned or postponed meeting; and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned or postponed meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned or postponed meeting.
To the extent stockholder action by consent is permitted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date for determining stockholders entitled to express consent to corporate action without a meeting is fixed by the Board, (i) when no prior action of the Board is required by law, the record date for such purpose shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board is required by law, the record date for such purpose shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.
In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of capital stock, or for the purposes of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.
2.14 Proxies.
Each stockholder entitled to vote at a meeting of stockholders may authorize another Person or Persons to act for such stockholder by proxy as permitted by law, including Rule 14a-19 promulgated under the Exchange Act, filed in accordance with the procedure established for the meeting, but, no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A proxy may be in the form of an electronic transmission which sets forth or is submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder.
Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.
2.15 List of Stockholders Entitled to Vote.
The Corporation shall prepare, no later than the tenth day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days ending on the day before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal executive office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.15 or to vote in person or by proxy at any meeting of stockholders.
2.16 Inspectors of Election.
Before any meeting of stockholders, the Corporation shall appoint an inspector or inspectors of election to act at the meeting or its adjournment or postponement and make a written report thereof. The Corporation may designate one or more Persons as alternate inspectors to replace any inspector who fails to act. If any Person appointed as inspector or any alternate fails to appear or fails or refuses to act, then the chairperson of the meeting shall appoint one or more inspectors to act at the meeting.
Such inspectors shall:
(i) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting and the validity of any proxies and ballots;
(ii) count all votes or ballots;

(iii) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector(s); and
(iv) certify its or their determination of the number of shares represented at the meeting and its or their count of all votes and ballots.
Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspection with strict impartiality and according to the best of such inspector’s ability. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein. The inspectors of election may appoint such Persons to assist them in performing their duties as they determine.
2.17 Delivery to the Corporation.
Other than as specified by Section 2.14, whenever this Article II requires one or more Persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered. For the avoidance of doubt, the Corporation expressly opts out of Section 116 of the DGCL with respect to the delivery of information and documents to the Corporation required by this Article II (other than as specified by Section 2.14).
Article III – Directors
3.1 Powers.
Except as otherwise provided by the Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.
3.2 Number of Directors.
The total number of directors constituting the Board shall be determined from time to time in the manner as set forth in the Certificate of Incorporation. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.
3.3 Election, Qualification and Term of Office of Directors.
The terms of directors shall be as set forth in the Certificate of Incorporation. Directors need not be stockholders to be qualified for election or service as a director of the Corporation. The Certificate of Incorporation or these bylaws may prescribe qualifications for directors.
3.4 Chairperson of the Board.
The Board may appoint from among its members a chairperson of the Board and/or a vice chairperson of the Board. Neither the chairperson nor the vice chairperson need be an officer of the Corporation. The chairperson or the vice chairperson of the Board, in each case, if appointed and when present, shall have such authority, and perform such duties as are provided in these bylaws or as the Board may from time to time determine.
3.5 Lead Independent Director.
The Board may appoint from among its members a Lead Independent Director (who must meet applicable independence requirements). The Lead Independent Director, if there be one, shall perform such duties and exercise such powers as may from time to time be assigned by these bylaws, applicable law or regulatory requirement or by the Board of Directors.
3.6 Resignation and Vacancies.
Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. The resignation shall take effect at the time specified therein or upon the happening of an event specified therein, and if no time or event is specified, at the time of its receipt.
Any vacancies or newly created directorships shall be filled as set forth in the Certificate of Incorporation.

3.7 Place of Meetings; Meetings by Telephone.
The Board may hold meetings, both regular and special, either within or outside the State of Delaware.
Unless otherwise restricted by the Certificate of Incorporation or these bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other, and such participation in a meeting pursuant to this bylaw shall constitute presence in person at the meeting.
3.8 Regular Meetings.
Regular meetings of the Board may be held within or outside the State of Delaware and at such time and at such place, if any, as which has been designated by the Board and publicized among all directors, either orally or in writing, by telephone, including a voice-messaging system or other system designed to record and communicate messages, facsimile, electronic mail or other means of electronic transmission. No further notice shall be required for regular meetings of the Board.
3.9 Special Meetings; Notice.
Special meetings of the Board for any purpose or purposes may be called at any time by the chairperson of the Board, the Lead Independent Director, the chief executive officer, the president, the Secretary or a majority of the total number of directors constituting the Board.
Notice of the time and place of special meetings shall be:
(i) delivered personally by hand, by courier or by telephone;
(ii) sent by United States first-class mail, postage prepaid;
(iii) sent by facsimile or electronic mail; or
(iv) sent by other means of electronic transmission,
directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, or other address for electronic transmission, as the case may be, as shown on the Corporation’s records.
If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or electronic mail, or (iii) sent by other means of electronic transmission, it shall be delivered or sent at least 24 hours before the time of the holding of the meeting. If the notice is sent by U.S. mail, it shall be deposited in the U.S. mail at least four days before the time of the holding of the meeting. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive office) nor the purpose of the meeting.
3.10 Quorum.
At all meetings of the Board, unless otherwise provided by the Certificate of Incorporation, a majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the Certificate of Incorporation, the Stockholders Agreement or these bylaws. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.
3.11 Board Action by Written Consent without a Meeting.
Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board or committee thereof. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such action by written consent or consent by electronic transmission shall have the same force and effect as a unanimous vote of the Board.

3.12 Fees and Compensation of Directors.
Unless otherwise restricted by the Certificate of Incorporation, the Stockholders Agreement or these bylaws, the Board shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.
Article IV – Committees
4.1 Committees of Directors.
The Board may designate one or more committees, each committee to consist, of one or more of the directors of the Corporation. Unless otherwise required by the Stockholders Agreement, the Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Unless otherwise required by the Stockholders Agreement, in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by applicable law or provided in the resolution of the Board or in these bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the Corporation.
4.2 Committee Minutes.
Each committee shall keep regular minutes of its meetings and report the same to the Board when required.
4.3 Meetings and Actions of Committees.
Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:
(i) Section 3.7 (Place of Meetings and Meetings by Telephone);
(ii) Section 3.8 (Regular Meetings);
(iii) Section 3.9 (Special Meetings and Notice);
(iv) Section 3.11 (Board Action by Written Consent without a Meeting); and
(v) Section 6.12 (Waiver of Notice),
with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members. However:
(i) the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;
(ii) special meetings of committees may also be called by resolution of the Board or by the chairperson of the applicable committee; and
(iii) the Board may adopt rules for the governance of any committee to override the provisions that would otherwise apply to the committee pursuant to this Section 4.3, provided that such rules do not violate the provisions of the Certificate of Incorporation, the Stockholders Agreement or applicable law.
4.4 Subcommittees.
Unless otherwise provided in the Certificate of Incorporation, these bylaws, the resolutions of the Board designating the committee, or the charter of such committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

4.5 Quorum.
At all committee meetings, unless otherwise provided by the Certificate of Incorporation, a majority of the directors then serving on such committee shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the committee, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these bylaws.
Article V – Officers
5.1 Officers.
The officers of the Corporation shall include a [chief executive officer, a president and a secretary].1 The Corporation may also have, at the discretion of the Board, a chief financial officer, a treasurer, one or more vice presidents, one or more assistant vice presidents, one or more assistant treasurers, one or more assistant secretaries, and any such other officers as deemed necessary or advisable and as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same Person. Officers need not be stockholders or directors of the Corporation for service as an officer of the Corporation.
5.2 Appointment of Officers.
The Board shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws, subject to the rights, if any, of an officer under any contract of employment.
5.3 Subordinate Officers.
The Board may appoint, or empower the chief executive officer or, in the absence of a chief executive officer, the [president]2, to appoint, such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board or an authorized officer (as applicable), may from time to time determine.
5.4 Removal and Resignation of Officers.
Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board or, except in the case of an officer appointed by the Board, by any officer upon whom such power of removal may be conferred by the Board.
Any officer may resign at any time by giving written notice, by electronic transmission or otherwise, to the Corporation. Any resignation shall take effect upon receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.
5.5 Vacancies in Offices.
Any vacancy occurring in any office of the Corporation shall be filled by the Board or as provided in Sections 5.2 and 5.3, as applicable.
5.6 Representation of Shares of Other Corporations.
The chairperson of the Board, the chief executive officer or the president of this Corporation, or any other Person authorized by the Board, the chief executive officer or the president, is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares or securities of any other corporation or other entity standing in the name of this Corporation. The authority granted herein may be exercised either by such Person directly or by any other Person authorized to do so by proxy or power of attorney duly executed by such Person having the authority.
[1]	NTD: To confirm list of officers to be included.
[2]	NTD: To confirm.

5.7 Authority and Duties of Officers.
All officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be provided herein or designated from time to time by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.
5.8 Compensation.
The compensation of the officers of the Corporation for their services as such shall be fixed from time to time by or at the direction of the Board. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he or she is also a director of the Corporation.
Article VI – General Matters
6.1 Execution of Corporate Contracts and Instruments.
The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, or as set forth herein (including pursuant to Section 5.7 and Section 6.2), no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
6.2 Stock Certificates.
The shares of the Corporation shall be represented by certificates; provided, that the Board by resolution may provide that some or all of the shares of any class or series of stock of the Corporation shall be uncertificated. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock represented by a certificate shall be entitled to have a certificate signed by, or in the name of, the Corporation by any two officers authorized to sign stock certificates representing the number of shares registered in certificate form. The chairperson or vice chairperson of the Board, chief executive officer, the president, vice president, the treasurer, any assistant treasurer, the secretary or any assistant secretary of the Corporation shall be specifically authorized to sign stock certificates. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
6.3 Lost Certificates.
Except as provided in this Section 6.3, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time in accordance with applicable law. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.
6.4 Shares Without Certificates.
The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.
6.5 Construction; Definitions.
Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural and the plural number includes the singular.
6.6 Dividends.
The Board, subject to any restrictions contained in either (i) the DGCL, (ii) the Certificate of Incorporation or (iii) the Stockholders Agreement, may declare and pay dividends upon the shares of the Corporation’s capital stock. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock.

The Board may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation and meeting contingencies.
6.7 Fiscal Year.
The fiscal year of the Corporation shall be fixed by resolution of the Board and may be changed by the Board.
6.8 Seal.
The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.
6.9 Transfer of Stock.
Except as otherwise provided in the Certificate of Incorporation or the Stockholders Agreement, shares of the Corporation shall be transferable in the manner prescribed by law and in these bylaws. Shares of stock of the Corporation shall be transferred on the books of the Corporation only by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates representing such shares endorsed by the appropriate Person or Persons (or by delivery of duly executed instructions with respect to uncertificated shares), with such evidence of the authenticity of such endorsement or execution, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. To the fullest extent permitted by law, no transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing the names of the Persons from and to whom it was transferred.
6.10 Agreements Regarding Transfer.
The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL or other applicable law.
6.11 Registered Stockholders.
The Corporation:
(i) shall be entitled to recognize the exclusive right of a Person registered on its books as the owner of shares to receive dividends and to vote as such owner; and
(ii) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.
6.12 Waiver of Notice.
Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these bylaws, a written waiver, signed by the Person entitled to notice, or a waiver by electronic transmission by the Person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a Person at a meeting shall constitute a waiver of notice of such meeting, except when the Person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these bylaws.
Article VII – Notice
7.1 Delivery of Notice; Notice by Electronic Transmission.
Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provisions of the DGCL, the Certificate of Incorporation, or these bylaws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation and shall be given (1) if mailed, when the notice is deposited in the U.S. mail, postage prepaid, (2) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address or (3) if given by electronic mail, when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation.
Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice or electronic transmission to the Corporation. Notwithstanding the provisions of this paragraph, the Corporation may give a notice by electronic mail in accordance with the first paragraph of this section without obtaining the consent required by this paragraph.
Any notice given pursuant to the preceding paragraph shall be deemed given:
(i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;
(ii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and
(iii) if by any other form of electronic transmission, when directed to the stockholder.
Notwithstanding the foregoing, a notice may not be given by an electronic transmission from and after the time that (1) the Corporation is unable to deliver by such electronic transmission two consecutive notices given by the Corporation and (2) such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice, provided, however, the inadvertent failure to discover such inability shall not invalidate any meeting or other action.
An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
Article VIII – Indemnification
8.1 Indemnification of Directors and Officers.
The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any director or officer of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such Person in connection with any such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 8.4, the Corporation shall be required to indemnify a Person in connection with a Proceeding (or part thereof) initiated by such Person only if the Proceeding (or part thereof) was authorized in the specific case by the Board.
8.2 Indemnification of Others.
The Corporation shall have the power to indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such Person in connection with any such Proceeding.

8.3 Prepayment of Expenses.
The Corporation shall to the fullest extent permitted by applicable law pay the expenses (including attorneys’ fees) incurred by any officer or director of the Corporation, and may pay the expenses incurred by any employee or agent of the Corporation, in defending any Proceeding in advance of its final disposition; provided, however, that, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Person to repay all amounts advanced if it should be ultimately determined that the Person is not entitled to be indemnified under this Article VIII or otherwise.
8.4 Determination; Claim.
If a claim for indemnification (following the final disposition of such Proceeding) under this Article VIII is not paid in full within 60 days, or a claim for advancement of expenses under this Article VIII is not paid in full within 30 days after a written claim therefor has been received by the Corporation, the claimant may thereafter (but not before) file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.
8.5 Non-Exclusivity of Rights.
The rights conferred on any Person by this Article VIII shall not be exclusive of any other rights which such Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, agreement, vote of stockholders or disinterested directors, these bylaws or otherwise.
8.6 Insurance.
The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.
8.7 Other Indemnification.
The Corporation’s obligation, if any, to indemnify or advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.
8.8 Continuation of Indemnification.
The rights to indemnification and to prepayment of expenses provided by, or granted pursuant to, this Article VIII shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such person.
8.9 Amendment or Repeal; Interpretation.
The provisions of this Article VIII shall constitute a contract between, on the one hand, the Corporation and, on the other hand, each individual who serves or has served as a director, officer, employee or agent of the Corporation (whether before or after the adoption of these bylaws), in consideration of such Person’s performance of such services, and pursuant to this Article VIII the Corporation intends to be legally bound to each such current or former director, officer, employee or agent of the Corporation. With respect to current and former directors, officers, employees or agents of the Corporation, the rights conferred under this Article VIII are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of these bylaws. With respect to any directors, officers, employees or agents of the Corporation who commence service following adoption of these bylaws, the rights conferred under this provision shall be present contractual rights and such rights shall fully vest, and be deemed to have vested fully, immediately upon such director, officer, employee or agent commencing service as a director, officer, employee or agent of the Corporation. Any repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection (i) hereunder of any Person in respect of any act or omission occurring prior to the time of such repeal or modification or (ii) under any agreement providing for indemnification or advancement of expenses to a director, officer, employee or agent of the Corporation in effect prior to the time of such repeal or modification.
Any reference to an officer of the Corporation in this Article VIII shall be deemed to refer exclusively to the chief executive officer, president and secretary, or other officer of the Corporation appointed by (x) the Board pursuant to Article V of these bylaws or (y) an officer to whom the Board has delegated the power to appoint officers pursuant to Article V of these bylaws, and any reference to an officer of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors (or equivalent governing body) of such other entity pursuant to the certificate of incorporation and bylaws (or equivalent organizational documents) of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The fact that any person who is or was an employee of the Corporation or an employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise has been given or has used the title of “vice president” or any other title that could be construed to suggest or imply that such person is or may be an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall not result in such person being constituted as, or being deemed to be, an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for purposes of this Article VIII.
Article IX – Amendments
Subject to the Stockholders Agreement, the Board is expressly empowered to adopt, amend or repeal the bylaws of the Corporation. The stockholders also shall have power to alter, amend, repeal or rescind the bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the Certificate of Incorporation or these bylaws, such action by stockholders shall require the affirmative vote of the holders of at least two-thirds (66 2/3%) of the voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class.
Article X – Forum Selection
Unless the Corporation consents in writing to the selection of an alternative forum, (a) the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have, or declines to accept, jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the Certificate of Incorporation or these bylaws (as either may be amended from time to time), (iv) any action, suit or proceeding asserting a claim against the Corporation governed by the internal affairs doctrine, or (v) any action in the right of the Corporation asserting a claim as to which the DGCL confers jurisdiction upon the Court of Chancery; and (b) subject to the preceding provisions of this Article X, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act of 1933, as amended, including all causes of action asserted against any defendant to such complaint. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.
Any Person purchasing or otherwise acquiring or holding any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article X. This provision is intended to benefit and may be enforced by the Corporation, its officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional or entity whose profession gives authority to a statement made by that Person and who has prepared or certified any part of the documents underlying the offering. Notwithstanding the foregoing, the provisions of this Article X shall not apply to suits brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal courts of the United States have exclusive jurisdiction.

If any provision or provisions of this Article X shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article X (including, without limitation, each portion of any paragraph of this Article X containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) the application of such provision to other Persons and circumstances shall not in any way be affected or impaired thereby.
Article XI – Interpretation
If any provision or provisions of these bylaws shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provision or provisions in any other circumstance and of the remaining provisions of these bylaws shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of these bylaws shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.
For as long as the Stockholders Agreement remains in effect, in the event of any conflict between the terms and provisions of these bylaws and those contained in the Stockholders Agreement, the terms and provisions of the Stockholders Agreement shall govern and control, except as provided otherwise by mandatory provisions of the DGCL.
Article XII – Definitions
As used in these bylaws, unless the context otherwise requires, the term:
“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person. For the purpose of this definition, “control,” when used with respect to any Person, means the power to direct or cause the direction of the affairs or management of that Person, whether through the ownership of voting securities, as trustee (or the power to appoint a trustee), as a personal representative or executor, by contract, credit arrangement or otherwise and “controlled” and “controlling” have meanings correlative to the foregoing.
An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks (including email) or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
“Person” means any individual, general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity.
“ORCP” means, collectively, Triton Water Parent Holdings, LP, a Delaware limited partnership, and any other investment funds Affiliated with One Rock Capital Partners, LLC.
“Sponsor Stockholders” means, collectively, (i) ORCP and (ii) any other Person that (x) becomes a party to the Stockholders Agreement by executing a Joinder Agreement thereto and (y) is designated as a Sponsor Stockholder under the Stockholders Agreement.
“Stockholders Agreement” means the Stockholders Agreement, dated as of , between the Corporation and Triton Water Parent Holdings, LP, a Delaware limited partnership, as may be amended from time to time.
“Trigger Event” means the first date on which ORCP ceases to beneficially own (directly or indirectly) more than 40% of the voting power of the outstanding shares of Class A Common Stock. For the purpose of these Amended and Restated Bylaws, “beneficial ownership” or the phrase “beneficially own” shall be determined in accordance with Rule 13d-3 promulgated under the Exchange Act.

[COMPANY NAME]

Certificate of Amendment and Restatement of Bylaws
The undersigned hereby certifies that he is the duly elected, qualified, and acting [Secretary] of     , a Delaware corporation (the “Corporation”), and that the foregoing bylaws were approved on     , effective as of     , by the Corporation’s board of directors.
IN WITNESS WHEREOF, the undersigned has hereunto set his hand this [st/nd/rd/th] day of .
/s/
Name:
Title: [Secretary]

FORM OF

STOCKHOLDERS AGREEMENT

BY AND AMONG

[New US HoldCo],

AND

THE INITIAL ORCP STOCKHOLDER1

[•]
[1]	NTD: Parties to Stockholders Agreement to be confirmed.

7.14	Regulatory Matters.	L-74
7.15	No Inconsistent Agreements; Most Favored Nations.	L-74
7.16	In-Kind Distributions.	L-74
7.17	Recapitalization Transactions.	L-75

EXHIBIT

Exhibit A: Form of Joinder Agreement		L-77

Exhibit B: Role of Initial Chairperson		L-78

FORM OF

STOCKHOLDERS AGREEMENT
This Stockholders Agreement (this “Agreement”) is made as of [•] by and among [New US HoldCo], a Delaware corporation (the “Company”), Triton Water Parent Holdings, LP, a Delaware limited partnership (the “Initial ORCP Stockholder”), [[•]]2 and any Permitted Transferee who from time to time becomes party to this Agreement by execution of a joinder agreement substantially in the form of Exhibit A (a “Joinder Agreement”).
RECITALS
WHEREAS, the Company, Triton Water Parent, Inc., Triton Merger Sub 1, Inc., 1000922661 Ontario Inc. and Primo Water Corporation are parties to an Arrangement Agreement and Plan of Merger, dated as of June 16, 2024 (the “Merger Agreement”);
WHEREAS, the Initial ORCP Stockholder and the Company desire to enter into this Agreement effective upon and following the Closing (as defined in the Merger Agreement) (the “Effective Time”), and from and after the Effective Time, this Agreement shall be in full force and effect, with such changes hereto, if any, as agreed among the Initial ORCP Stockholder and the Company, subject to Section 7.4 of this Agreement;
WHEREAS, the Board of Directors of the Company (the “Board of Directors”) has approved this Agreement; and
WHEREAS, the parties hereto desire to agree upon the respective rights and obligations after the Effective Time with respect to the securities of the Company now or hereafter issued and outstanding and held by the parties to this Agreement and certain matters with respect to their investment in the Company.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
SECTION I. DEFINITIONS
1.1 Drafting Conventions; No Construction Against Drafter.
(a) The headings in this Agreement are provided for convenience and do not affect its meaning. Except to the extent otherwise provided or that the context otherwise requires: (i) the words “include,” “includes” and “including” are to be read as if they were followed by the phrase “without limitation”; (ii) any reference to an agreement means that agreement as amended or supplemented, subject to any restrictions on amendment contained in such agreement; (iii) any reference to a statute or regulation means that statute or regulation as amended or supplemented from time to time and any corresponding provisions of successor statutes or regulations; (iv) the words “party” and “parties” refer only to a party named in this Agreement or one who joins this Agreement as a party pursuant to the terms hereof; (v) the phrase “to the extent” means the degree to which a subject or other matter extends, and not simply “if”; and (vi) the word “or” is not intended be exclusive unless expressly indicated otherwise. If any date specified in this Agreement as a date for taking action falls on a day that is not a business day, then that action may be taken on the next business day.
(b) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent. If an ambiguity or question of intent or interpretation arises, this Agreement is to be construed as if drafted jointly by the parties and there is to be no presumption or burden of proof or rule of strict construction favoring or disfavoring any party because of the authorship of any provision of this Agreement.
[2]
NTD: The Initial ORCP Stockholder shall have the right to designate any of the Permitted Sell-Down Transferees (as defined in the Merger Agreement) as a “Sponsor Stockholder” and to update this Agreement to allocate any rights of the ORCP Stockholder contained herein to such transferee to the extent that such rights are contemplated to be able to be held by persons other than the ORCP Stockholder subject to the limitations contained herein (including as to the number of director designation rights that may be granted pursuant to Section 5.1); provided, that in no event shall any of the Specified Mutual Funds be granted any director designation rights pursuant to Section 5.1 of this Agreement.

1.2 Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.
“Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of the Company (after consultation with external legal counsel): (i) would be required to be made in any registration statement or report filed with the SEC by the Company so that such registration statement would not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such registration statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.
“Affiliate” means with respect to any specified Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with the specified Person, including any partner, officer, director or member of the specified Person and, if the specified Person is a private equity fund, any investment fund now or hereafter existing that is managed by, or which is controlled by or is under common control with, one or more general partners or managing members of, or shares the same management company with, the specified Person or any investment fund, managed account vehicle, collective investment scheme or comparable investment vehicle, other than any such vehicle formed for a single investor (“Fund”) now or hereafter existing that shares the same management company or registered investment advisor with such specified Person or any Fund now or hereafter existing that is controlled by, under common control with, managed or advised by the same management company or registered investment advisor that controls, is under common control with, manages or advises the Fund that controls such specified Person. For the purposes of this definition, “control” (including, with its correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct, or cause the direction of the management and policies of such Person, whether through the ownership of securities, by contract or otherwise.
“Beneficial Ownership” by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (i) voting power which includes the power to vote, or to direct the voting of, such security; or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; provided, that, for purposes of Section 5.1, Beneficial Ownership of Class A Common Stock shall not include any shares of Class A Common Stock issuable upon conversion of Class B Common Stock prior to the actual conversion into shares of Class A Common Stock thereof. The terms “Beneficially Own” and “Beneficial Owner” shall have a correlative meaning.
“Class A Common Stock” means the Class A common stock, par value $0.01 per share, of the Company.
“Class B Common Stock” means the Class B common stock, par value $0.01 per share, of the Company.
“Common Stock” means the Class A Common Stock and the Class B Common Stock, collectively.
“Company” shall have the meaning set forth in the preamble and shall include any successor thereto.
“Competing Director” means any Sponsor Nominee who serves as an officer, director, partner, member, or employee for any business that competes in any material respect with the Company or its Subsidiaries, if a majority of the independent Directors determines in good faith that such Sponsor Nominee’s continued service on the Board of Directors would constitute a violation of the Company’s bona fide conflict-of-interest policies, as applied consistently with respect to all actual or potential Directors; provided, however, that One Rock Capital Partners, LLC and its affiliated Funds and other Affiliates (excluding any portfolio companies controlled by Funds advised by One Rock Capital Partners, LLC that so compete) will not be considered businesses that compete with the Company or its Subsidiaries.
“DGCL” means the General Corporation Law of the State of Delaware.
“Director” means a member of the Board of Directors.

“Exchange Act” means the Securities Exchange Act of 1934.
“FINRA” means the Financial Industry Regulatory Authority.
“GAAP” means generally accepted accounting principles, as in effect in the United States of America from time to time.
“Material Subsidiary” means each “Significant Subsidiary” of the Company, as defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act.
“Mutually Agreed Director” means the one Director mutually agreed by the Unaffiliated Directors and the Initial ORCP Stockholder prior to the Effective Time to serve on the Board of Directors.
“NYSE” means The New York Stock Exchange.
“Other Sponsor Stockholders” means, collectively, any Sponsor Stockholders which are not ORCP Stockholders.
“ORCP Stockholders” means, collectively, (i) the Initial ORCP Stockholder and (ii) any Sponsor Stockholder Transferees that are Affiliates of the Initial ORCP Stockholder that are directly or indirectly controlled by the Person or Persons or their respective Affiliates who control the Initial ORCP Stockholder. Unless the Company is otherwise notified in writing by the Initial ORCP Stockholder, the Initial ORCP Stockholder shall at all times serve as the designated representative to act on behalf of the ORCP Stockholders for purposes of this Agreement and shall have the sole power and authority to bind the ORCP Stockholders with respect to all provisions of this Agreement; provided, however, that if the Initial ORCP Stockholder elects in its sole discretion to cease to serve as the designated representative of the ORCP Stockholders, then the Initial ORCP Stockholder or, in the absence of the Initial ORCP Stockholder doing so, a majority in interest of the members of the ORCP Stockholders at such time shall designate and appoint one member of the ORCP Stockholders to serve as the designated representative of the ORCP Stockholders for purposes of this Agreement, which designee (and any successor thereafter designated and appointed) shall have the sole power and authority to bind the ORCP Stockholders with respect to all provisions of this Agreement. The Company and the Sponsor Stockholders shall be entitled to rely on all actions taken by the Initial ORCP Stockholder or such designee on behalf of the ORCP Stockholders.
“Permitted Transferee” means, with respect to any Sponsor Stockholder, (i) any Affiliate of such Sponsor Stockholder, (ii) any director, officer or employee of any Affiliate of such Sponsor Stockholder, (iii) any direct or indirect member or general or limited partner of such Sponsor Stockholder that is the Transferee of Shares pursuant to a pro rata distribution of Shares by such Sponsor Stockholder to its partners or members, as applicable (or any subsequent transfer of such Shares by the transferee to another Permitted Transferee), or (iv) any other Transferee designated as a Permitted Transferee by the ORCP Stockholders.
“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, government (or agency or political subdivision thereof) or any other entity or group (as defined in Section 13(d) of the Exchange Act).
“Primo Indentures” means, collectively, (i) the Indenture, dated as of October 22, 2020 (as amended, supplemented or otherwise modified), by and among Primo Water Holdings Inc., as issuer, and the guarantors party thereto, BNY Trust Company of Canada, as Canadian trustee, The Bank of New York Mellon, as U.S. trustee, paying agent, registrar, transfer agent and authenticating agent, and The Bank of New York Mellon, London Branch, as London paying agent, governing Primo Water Holding Inc.’s 3.875% Senior Notes due 2028, and (ii) the Indenture, dated as of April 30, 2021 (as amended, supplemented or otherwise modified), by and among Primo Water Holdings Inc., as issuer, and the guarantors party thereto, BNY Trust Company of Canada, as Canadian trustee, and The Bank of New York Mellon, as U.S. trustee, paying agent, registrar, transfer agent and authenticating agent, governing Primo Water Holding Inc.’s 4.375% Senior Notes due 2029.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933.

“Shares” means, at any time, (i) shares of Common Stock and (ii) any other equity securities, in each case, now or hereafter issued by the Company, together with any options, warrants or other rights thereon and any other shares or other equity securities issued or issuable with respect thereto (whether by way of a share dividend, share split or in exchange for or in replacement or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).
“Sponsor Board Representation Number” means, at any time of determination, the total number of Directors that the Nominating Sponsor Stockholders shall have the right to nominate for election to the Board of Directors.
“Sponsor Stockholders” means, collectively, (i) the Initial ORCP Stockholder and (ii) any Sponsor Stockholder Transferees.
“Sponsor Stockholder Transferee” means a Permitted Transferee (other than pursuant to clause (iii) of the definition of “Permitted Transferee”) of (i) the Initial ORCP Stockholder or (ii) an Affiliate of the Initial ORCP Stockholder, in each case, (x) to which is Transferred any shares of Common Stock by the Initial ORCP Stockholder or a Permitted Transferee of the Initial ORCP Stockholder and (y) which becomes a party hereto by executing a Joinder Agreement; provided that any Person that is a Sponsor Stockholder Transferee that is a Permitted Transferee pursuant to clause (iv) of the definition of Permitted Transferee, shall only be considered a Sponsor Stockholder for purposes of Section V hereof if such Permitted Transferee is either (x) a Permitted Sell-Down Transferee that is not a Specified Mutual Fund (each as defined in the Merger Agreement) or (y) approved by the Unaffiliated Directors (such approval not to be unreasonably withheld, conditioned or delayed).
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.
“Total Number of Directors” means, at any time of determination, the total authorized number of Directors comprising the Board of Directors; provided, that for so long as at least one Sponsor Stockholder qualifies as a Nominating Sponsor Stockholder pursuant to Section 5.1(a), unless otherwise requested by ORCP and subject to Section 5.1(b), the Company shall cause the Total Number of Directors to be fixed at the number of Directors included in Section 5.1(a) that corresponds with the Nominating Sponsor Stockholders’ collective Beneficial Ownership of Class A Common Stock at such time.
“Transfer” means any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in or other disposal or attempted disposal of all or any portion of a security, any interest or rights in a security, or any rights under this Agreement.
“Transferee” means the recipient of a Transfer.
“Triton Credit Agreements” means, collectively, (i) the ABL Revolving Credit Agreement, dated as of March 31, 2021 (as amended, supplemented, or otherwise modified), by and among Triton Water Intermediate, Inc., Triton Water Holdings, Inc., the subsidiary borrowers party thereto, the subsidiary guarantors party thereto, Bank of America, N.A., as administrative agent and collateral agent, and the agents, arrangers and lenders party thereto from time to time, and (ii) the Term Loan Credit Agreement, dated as of March 31, 2021 (as amended, supplemented, or otherwise modified), by and among Triton Water Intermediate, Inc., Triton Water Holdings, Inc., the guarantors party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, and the lenders party thereto from time to time.
“Unaffiliated Directors” means a committee of the members of the Board of Directors who are not the Mutually Agreed Director or a Sponsor Nominee, acting by majority vote.
“WKSI” means a well-known seasoned issuer, as defined in Rule 405 promulgated under the Securities Act.
SECTION II. REPRESENTATIONS AND WARRANTIES AND COVENANTS
2.1 Representations and Warranties of the Initial ORCP Stockholder.3 The Initial ORCP Stockholder hereby represents, warrants and covenants to the Company as follows: (a) the Initial ORCP Stockholder has full limited partnership power and authority to enter into this Agreement and perform its obligations hereunder; (b) this Agreement constitutes the valid and binding obligation of the Initial ORCP Stockholder enforceable against it in accordance with its terms; and (c) the execution, delivery and performance by the Initial ORCP Stockholder of this Agreement: (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to the Initial ORCP Stockholder, or require the Initial ORCP Stockholder to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and (ii) does not constitute a breach of or default under any material agreement to which the Initial ORCP Stockholder is a party.
2.2 Representations and Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to the Sponsor Stockholders as follows: (a) the Company has full corporate power and authority to enter into this Agreement and perform its obligations hereunder; (b) this Agreement constitutes the valid and binding obligation of the Company, enforceable against it in accordance with its terms; and (c) the execution, delivery and performance by the Company of this Agreement: (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to the Company, or require the Company to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Company is a party or by which the property of the Company is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of the Company.
SECTION III. REGISTRATION RIGHTS
3.1 Demand and Piggyback Rights.
(a) Right to Demand a Non-Shelf Registered Offering. Upon the demand of any ORCP Stockholder at any time and from time to time after (or in advance of, but subject to) the expiration or waiver of the Restricted Period described in Section 3.5 of this Agreement, the Company will facilitate in the manner described in this Agreement a non-shelf registered offering of the Shares requested by the demanding ORCP Stockholders to be included in such offering. A demand by the ORCP Stockholders for a non-shelf registered offering that will result in the imposition of a lockup on the Company and the Sponsor Stockholders may not be made unless the Shares requested to be sold by the demanding ORCP Stockholders in such offering have an aggregate market value (based on the most recent closing price of the shares of Class A Common Stock at the time of the demand) of at least $50 million (or such lesser amount if all Shares held by the demanding ORCP Stockholders are requested to be sold). Subject to Section 3.2 below, any demanded registered offering will also include Shares to be sold by Other Sponsor Stockholders that exercise their related piggyback rights on a timely basis.
(b) Right to Piggyback on a Non-Shelf Registered Offering. In connection with any registered offering of shares of Common Stock covered by a non-shelf registration statement (whether (i) pursuant to the exercise of demand rights by the ORCP Stockholders or any other stockholder of the Company or (ii) at the initiative of the Company), subject to Section 3.2 below, (1) the ORCP Stockholders and (2) any Other
[3]	NTD: To the extent any Other Sponsor Stockholders are party to this Agreement at the Effective Time, such Sponsor Stockholders will also provide these reps and warranties.

Sponsor Stockholder that Beneficially Owns greater than or equal to 5% of the outstanding Class A Common Stock Shares may exercise piggyback rights to have included in such offering Shares held by them. The Company will facilitate in the manner described in this Agreement any such non-shelf registered offering.
(c) Initial Registration Statement.
(i) The Company shall, in the matter described in this Agreement, submit or file as promptly as practicable, but in any event within 15 business days after the Effective Time, and use its reasonable best efforts to cause to be declared effective after the filing thereof, a shelf registration statement on Form S-1 or a successor form (or Form S-3 or a successor form to the extent permissible) (the “Shelf Registration”) registering the sale by the Sponsor Stockholders of their respective Shares in a secondary offering on a delayed or continuous basis in accordance with Rule 415 under the Securities Act; provided, that such date of effectiveness shall be no earlier than 90 days after the Effective Time. Unless otherwise requested by the ORCP Stockholders, such Shelf Registration filed by the Company covering Shares will cover all (unless a lesser amount is requested by the applicable Sponsor Stockholder) Shares held by each of the Sponsor Stockholders at such time. If at the time of such submission or filing the Company is a WKSI, such Shelf Registration would, at the request of any Sponsor Stockholder, cover an unspecified number of Shares to be sold by the Company and/or the Sponsor Stockholders.
(ii) Upon effectiveness of the Shelf Registration, the Company shall use its reasonable best efforts to keep such Shelf Registration effective with the SEC at all times and, if applicable, to re-file such Shelf Registration upon its expiration or, to the extent permissible, convert such Shelf Registration from Form S-1 or a successor form to Form S-3 or a successor form, and to cooperate in any shelf take-down, whether or not underwritten, by amending or supplementing the prospectus related to such Shelf Registration as may be reasonably requested by the Sponsor Stockholders or as otherwise required, until such time as all Shares that could be sold in such Shelf Registration have been sold or are no longer outstanding.
(d) Demand and Piggyback Rights for Shelf Takedowns. Upon the demand of one or more ORCP Stockholders made at any time and from time to time, the Company will facilitate in the manner described in this Agreement a “takedown” of Shares off of an effective shelf registration statement. In connection with any underwritten shelf takedown (whether (i) pursuant to the exercise of demand rights by the ORCP Stockholders or any other stockholder of the Company or (ii) at the initiative of the Company), subject to Section 3.2 below, (1) the ORCP Stockholders and (2) any Other Sponsor Stockholder that Beneficially Owns greater than or equal to 5% of the outstanding Class A Common Stock may exercise piggyback rights to have included in such takedown Shares held by them that are registered on such shelf.
(e) Right to Reload a Shelf. Upon the written request of the ORCP Stockholders, the Company will file and seek the effectiveness of a post-effective amendment to an existing resale shelf in order to register up to the number of Shares of the ORCP Stockholders previously taken down off of such shelf and not yet “reloaded” onto such shelf.
(f) Other Sponsor Stockholder Demand Rights. Subject to the terms and conditions of this Agreement, any Other Sponsor Stockholder (for so long as it Beneficially Owns at least 10% of the outstanding Class A Common Stock) may provide notice (each, an “Other Sponsor Demand”) at any time requesting that the Company effect the registration (an “Other Sponsor Demand Registration”) under the Securities Act of any or all of the Shares held by such Other Sponsor Stockholder (provided, however, that the Shares requested to be sold in such offering have an aggregate market value (based on the most recent closing price of the Common Stock at the time of the demand) of at least $50 million), which Other Sponsor Demand shall specify the number of such Shares to be registered and the intended method or methods of disposition of such Shares; provided, however, that the ORCP Stockholders shall have expressly consented to such Other Sponsor Demand Registration unless, following the date that is 540 days after the Effective Date, such Other Sponsor Stockholder has not effected or been offered to effect any Sale of its Shares pursuant to the exercise of its piggyback rights under this Section 3.1, in which case such express consent of the ORCP Stockholders shall not be required. The Company shall use its commercially reasonable efforts to effect the registration of such Shares under the Securities Act and applicable state securities laws, and to keep such registration effective for so long as is necessary to permit the disposition of such Shares, in accordance with the intended method or methods of disposition stated in such Other Sponsor Demand. Any Other Sponsor Stockholder shall be limited to, and shall have the right to request not more than, (i) if such Other Sponsor Stockholder Beneficially Owns at least 10% of the outstanding Class A Common Stock, one Other Sponsor Demand (ii) if such Other Sponsor Stockholder Beneficially Owns at least 20% of the outstanding Class A Common Stock, two Other Sponsor Demands; provided, however, that (1) no revoked or withdrawn Other Sponsor Demand shall be counted for determining the number of Other Sponsor Demands requested if (x) such Other Sponsor Stockholder reimburses the Company for all of its out-of-pocket costs and expenses reasonably incurred in connection with any such revoked or withdrawn Other Sponsor Demand incurred through the date of such revocation or withdrawal and (y) such revocation or withdrawal shall have been made prior to the commencement of any significant marketing efforts or “road shows” by the Company or the underwriters in connection with such Other Sponsor Demand and (2) no Other Sponsor Demand to which the ORCP Stockholders did not consent (to the extent such consent was required pursuant to this Section 3.1(f)) shall be counted for determining the number of Other Sponsor Demands requested. Upon receipt of an Other Sponsor Demand, the Company shall promptly give written notice of such Other Sponsor Demand to each other Sponsor Stockholder who shall have piggyback registration rights with respect to such Other Sponsor Demand (including the ORCP Stockholders) in accordance with Section 3.1 but subject to Section 3.2(e), and the Company shall use its commercially reasonable efforts to effect the registration under the Securities Act and applicable state securities laws of the Shares which the Company has been so requested to register by the Other Sponsor Stockholders (and the ORCP Stockholders, if applicable), subject to the terms and conditions of this Section 3.1(f).
(g) Limitations on Demand and Piggyback Rights.
(i) Any demand for the filing of a registration statement or for a registered offering or takedown will be subject to the constraints of any applicable lockup arrangements, and such demand must be deferred until such lockup arrangements no longer apply. If a demand has been made for a non-shelf registered offering or for an underwritten takedown, no further demands may be made so long as the related offering is still being pursued. Notwithstanding anything in this Agreement to the contrary, none of the Sponsor Stockholders will have piggyback or other registration rights with respect to registered primary offerings by the Company (1) covered by a Form S-8 registration statement or a successor form applicable to employee benefit-related offers and sales, (2) where the Shares are not being sold for cash or (3) where the offering is a bona fide offering of securities other than Shares, even if such securities are convertible into or exchangeable or exercisable for Shares.
(ii) The Company may postpone the filing (but not the preparation) of a demanded registration statement or suspend the effectiveness of any shelf registration statement for a reasonable “blackout period” not in excess of 90 days if the Board of Directors determines (after consultation with external legal counsel) that such registration or offering (1) could materially interfere with any material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction involving the Company or any of its Subsidiaries then under consideration or (2) require the Company to make an Adverse Disclosure; provided, that the Company shall promptly notify each Sponsor Stockholder in writing of any such determination; provided further, that the Company shall not postpone the filing of a demanded registration statement or suspend the effectiveness of any shelf registration statement pursuant to this Section 3.1(g)(ii) more than once in any 360-day period. The blackout period will end upon the earlier to occur of the date (1) that is 90 days from the date such deferral commenced and (2) upon which such information is otherwise disclosed.
(h) Other Registration Rights. Except as provided in this Agreement, the Company will not grant to any Person(s) the right to request the Company or any Subsidiary to register any equity securities of the Company or any Subsidiary, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the ORCP Stockholders.
(i) Initial Liquidity Event. Notwithstanding anything to the contrary in this Agreement, the first registered sale of Shares by the ORCP Stockholders pursuant to this Section III shall be in the form of either (i) an underwritten non-shelf registered offering subject to Section 3.1(a) or (ii) an underwritten shelf takedown subject to Section 3.1(d); provided, however, that there shall be no such requirement for an underwritten offering if, in the good faith judgment of the ORCP Stockholders, conducting an underwritten offering would adversely impact the price or liquidity of such sale compared to other liquidity alternatives being considered by the ORCP Stockholders.
(j) Expiration of Registration Rights.
(i) The rights of the ORCP Stockholders under Section 3.1(a) shall expire when the ORCP Stockholders, collectively, Beneficially Own less than 5% of the outstanding Class A Common Stock and the other rights of the ORCP Stockholders under this Section 3.1 shall expire on a holder-by-holder basis when a given ORCP Stockholder Beneficially Owns less than 1% of the outstanding Class A Common Stock; provided, that, in each case, such ORCP Stockholder is able to sell the Shares Beneficially Held as of the Effective Time under Rule 144 under the Securities Act, without volume or manner of sale restrictions, at such time.
(ii) The rights of the Other Sponsor Stockholders under Sections 3.1(b) and 3.1(d) shall expire on a holder-by-holder basis when a given Other Sponsor Stockholder Beneficially Owns less than 5% of the outstanding Class A Common Stock.
3.2 Notices, Cutbacks and Other Matters.
(a) Notifications Regarding Registration Statements. In order for one or more ORCP Stockholders to exercise their right to demand that a registration statement be filed, they must so notify the Company in writing indicating the number of Shares sought to be registered and the proposed plan of distribution. The Company will keep the Sponsor Stockholders contemporaneously apprised of all pertinent aspects of its pursuit of any registration, whether pursuant to an ORCP Stockholder demand or otherwise, with respect to which a piggyback opportunity is available (and in any event, at least five days before a filing of a registration statement). Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain the confidentiality of these discussions.
(b) Notifications Regarding Registration Piggyback Rights. Any Sponsor Stockholder wishing to exercise its piggyback rights with respect to a non-shelf registration statement must notify the Company and the ORCP Stockholders of the number of Shares it seeks to have included in such registration statement. Such notice must be given as soon as practicable, but in no event later than 5:00 pm, New York City time, on the second trading day prior to (i) if applicable, the date on which the preliminary prospectus intended to be used in connection with pre-effective marketing efforts for the relevant offering is expected to be finalized and (ii) in any case, the date on which the pricing of the relevant offering is expected to occur. No such notice is required in connection with a shelf registration statement, as all Shares held by the Sponsor Stockholders will be included (unless otherwise requested by the ORCP Stockholders).
(c) Notifications Regarding Demanded Underwritten Takedowns.
(i) The Company will keep the Sponsor Stockholders contemporaneously apprised of all pertinent aspects of any underwritten shelf takedown in order that they may have a reasonable opportunity to exercise their related piggyback rights (and in any event, at least two trading days before the filing of a prospectus supplement). Without limiting the Company’s obligation as described in the preceding sentence, having a reasonable opportunity requires that the Sponsor Stockholders be notified by the Company of an anticipated underwritten takedown (whether pursuant to a demand made by the ORCP Stockholders or made at the Company’s own initiative) no later than 5:00 pm, New York City time, on the second trading day prior to (1) if applicable, the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with pre-pricing marketing efforts for such takedown is finalized and (2) in all cases, the date on which the pricing of the relevant takedown occurs.
(ii) Any Sponsor Stockholder wishing to exercise its piggyback rights with respect to an underwritten shelf takedown must notify the Company and the ORCP Stockholders of the number of Shares it seeks to have included in such takedown. Such notice must be given as soon as practicable, but in no event later than 5:00 pm, New York City time, on the trading day prior to (1) if applicable, the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with marketing efforts for the relevant offering is expected to be finalized and (2) in all cases, the date on which the pricing of the relevant takedown occurs. Any Sponsor Stockholder may elect to include in such notification to the Company and the ORCP Stockholders a minimum price at which they are willing to sell their Shares in such underwritten shelf takedown and, to the extent a minimum price is included, such Sponsor Stockholder’s Shares will not be included in the underwritten shelf takedown to the extent such minimum price is not met without its express consent.
(iii) Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain appropriate confidentiality of their discussions regarding a prospective underwritten takedown.
(d) Plan of Distribution, Underwriters and Counsel. If (i) a majority of the Shares proposed to be sold in an underwritten offering through a non-shelf registration statement or through a shelf takedown are being sold by the Company for its own account and (ii) such offering was initiated by the Company and not by the ORCP Stockholders, the Company will be entitled to determine the plan of distribution and select the managing underwriters for such offering. If such offering was initiated pursuant to the exercise of demand rights by the ORCP Stockholders, the ORCP Stockholders will be entitled to determine the plan of distribution and select the managing underwriters, and the ORCP Stockholders will also be entitled to select counsel for the selling Sponsor Stockholders (which may be the same as counsel for the Company) and determine the price, underwriting discount and other financial terms of the offering. Otherwise, the Sponsor Stockholders holding a majority of the Shares requested to be included in such offering will be entitled to determine the plan of distribution and select the managing underwriters, and such majority will also be entitled to select counsel for the selling Sponsor Stockholders (which may be the same as counsel for the Company) and determine the price, underwriting discount and other financial terms of the offering. In the case of a shelf registration statement, the plan of distribution will provide as much flexibility as is reasonably possible, including with respect to resales by transferee Sponsor Stockholders.
Notwithstanding anything herein to the contrary, no Sponsor Stockholder may participate in any offering hereunder unless such Sponsor Stockholder (i) agrees to sell such Sponsor Stockholder’s Shares on the same terms and conditions provided in any customary underwriting arrangements reasonably approved by the persons entitled hereunder to approve such arrangement pursuant to this Section 3.2(d) and (ii) completes and executes in a timely manner all questionnaires, powers of attorney, indemnities, custody agreements, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided, that all Persons participating in such registration are required to complete and execute, on the same terms and conditions, such questionnaires, powers of attorney, indemnities, custody agreements, underwriting agreements and other documents.
(e) Cutbacks. If the managing underwriters advise the Company and the selling Sponsor Stockholders that, in their opinion, the number of Shares requested to be included in an underwritten offering exceeds the amount that can be sold in such offering without adversely affecting the distribution of the Shares being offered, such offering will include only the number of Shares that the underwriters advise can be sold in such offering without adversely affecting the distribution of the Shares being offered.
(i) In the case of a registered offering upon (a) the demand of one or more ORCP Stockholders or (b) an Other Sponsor Demand (as defined herein), the selling Sponsor Stockholders (including those Sponsor Stockholders exercising piggyback rights pursuant to Section 3.1(b)) collectively will have first priority and will be subject to cutback pro rata based on the proportion of all outstanding Shares that are held by each such selling Sponsor Stockholder at that time (up to the number of Shares initially requested by them to be included in such offering). To the extent of any remaining capacity, all other stockholders having similar registration rights will have second priority and will be subject to cutback pro rata based on the proportion of all outstanding Shares that are held by the respective holders thereof requesting to participate in such offering. To the extent of any remaining capacity, the Company will have third priority. Except as contemplated by the immediately preceding three sentences, if the Sponsor Stockholders are subject to a cutback, other selling stockholders (other than transferees to whom a Sponsor Stockholder has assigned its rights under this Agreement) will be included in an underwritten offering only with the consent of the Sponsor Stockholders holding a majority of the Shares being sold in such offering.

(ii) In the case of a registered offering upon the demand of any other stockholders having similar registration rights not party to this Agreement, such other stockholders collectively will have first priority and will be subject to cutback pro rata based on the relative number of Shares owned by the respective holders thereof requesting to participate in such offering. To the extent of any remaining capacity, the Sponsor Stockholders will have second priority and will be subject to cutback pro rata based on the relative number of Shares owned by the respective holders thereof requesting to participate in such offering. To the extent of any remaining capacity, the Company will have third priority.
(iii) In the case of a registered offering upon the initiative of the Company, the Company will have first priority. To the extent of any remaining capacity, the selling Sponsor Stockholders collectively will have second priority and will be subject to cutback pro rata based on the proportion of all outstanding Shares that are held by each such selling Sponsor Stockholder at that time (up to the number of Shares initially requested by them to be included in such offering). To the extent of any remaining capacity, all other stockholders having similar registration rights will have third priority and will be subject to cutback pro rata based on the proportion of all outstanding Shares that are held by the respective holders thereof requesting to participate in such offering. Except as contemplated by the immediately preceding sentence, if the Sponsor Stockholders are subject to a cutback, other stockholders (other than transferees to whom a Sponsor Stockholder has assigned its rights under this Agreement) will be included in an underwritten offering only with the consent of the ORCP Stockholders.
(f) Withdrawals. Even if Shares held by a Sponsor Stockholder have been part of a registered underwritten offering, such Sponsor Stockholder may, no later than the time at which the public offering price and underwriters’ discount are determined with the managing underwriter, decline to sell all or any portion of the Shares being offered for its account.
(g) Lockups.
(i) In connection with any underwritten offering of Shares following the Effective Time, each participating Sponsor Stockholder hereby agrees with the Company (and only with the Company) to be bound by the underwriting agreement’s lockup restrictions (which must apply, and continue to apply, in like manner to all of them) that are agreed to by (a) the Company, if a majority of the Shares being sold in such offering are being sold for its account or (b) the ORCP Stockholders, if any of the Shares being sold in such offering are being sold by the ORCP Stockholders, as applicable; provided, however, that in no event shall such lockup restrictions last more than 90 days.
(ii) In connection with any underwritten offering of Shares following the Effective Time, the Company hereby agrees with each Sponsor Stockholder, individually and not jointly, to be bound by the underwriting agreement’s lockup restrictions (which must apply, and continue to apply, in like manner to the Company and each Sponsor Stockholder) that are agreed to by the ORCP Stockholders, if a majority of the Shares being sold in such offering are being sold by the ORCP Stockholders; provided, however, that in no event shall such lockup restrictions last more than 90 days.
(h) Expenses. All expenses incurred in connection with any registration statement or registered offering covering Shares held by the Sponsor Stockholders, including, without limitation, all registration and filing fees (including, without limitation, fees and expenses with respect to filings required to be made with the SEC and the NYSE), printing expenses (including, without limitation, printing certificates for the Shares in a form eligible for deposit with the Depository Trust Company and printing preliminary, supplemental and final prospectuses), word processing, duplicating, telephone and facsimile expenses, messenger and delivery expenses, transfer taxes, expenses incurred in connection with promotional efforts or “roadshows”, reasonable fees and disbursements of counsel (including the reasonable fees and disbursements of one outside counsel for the Sponsor Stockholders (which may be the same as counsel for the Company) and reasonable fees and disbursements of counsel to the underwriters with respect to “blue sky” qualification of such Shares and their determination for eligibility for investment under the laws of the various jurisdictions and in connection with any filing with, and clearance of any offering by, FINRA (up to the cap on such fees, if any, included in any applicable underwriting agreement)) and of the independent certified public accountants of the Company (including, without limitation, with respect to the preparation of customary financial statements required to be included in any offering document, the provision of any customary comfort letters and the conduct of any special audits required by, or incidental to, such registration), and the expense of qualifying such Shares under state blue sky and non-U.S. securities laws (reasonably requested by the ORCP Stockholders), will be borne by the Company. However, transfer taxes and underwriters’, brokers’ and dealers’ discounts and commissions applicable to Shares sold for the account of a Sponsor Stockholder will be borne by and paid for by such Sponsor Stockholder. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on the NYSE or such other national securities exchange on which the Shares are listed and rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company).
3.3 Facilitating Registrations and Offerings.
(a) General. If the Company becomes obligated under this Agreement to facilitate a registration and offering of Shares on behalf of the Sponsor Stockholders, the Company will do so with the same degree of care and dispatch as would reasonably be expected in the case of a registration and offering by the Company of Shares for its own account. Without limiting this general obligation, the Company will fulfill its specific obligations as described in this Section 3.3.
(b) Registration Statements. In connection with each registration statement that is demanded by any Sponsor Stockholder or as to which piggyback rights otherwise apply, the Company will:
(i) subject to Section 3.1, (1) prepare and file (or confidentially submit) with the SEC a registration statement covering the applicable Shares, (2) prepare and file (or confidentially submit) such amendments or supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period ending when all of the Shares covered by such registration statement have been disposed of in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement (but not in any event before the expiration of any longer period required under the Securities Act or, if such registration statement relates to an underwritten public offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with the sale of Shares by an underwriter or dealer), (3) seek the effectiveness thereof, and (4) file with the SEC prospectuses and prospectus supplements as may be required, all in consultation with the ORCP Stockholders or Other Sponsor Stockholders, as applicable, and as reasonably necessary in order to permit the offer and sale of the such Shares in accordance with the applicable plan of distribution;
(ii) (1) within a reasonable time prior to the filing of any registration statement, any prospectus, any amendment to a registration statement, amendment or supplement to a prospectus or any free writing prospectus, provide copies of such documents to the selling Sponsor Stockholders and to the underwriter or underwriters of an underwritten offering, if applicable, and to their respective counsel; fairly consider such reasonable changes in any such documents prior to or after the filing thereof as the counsel to the Sponsor Stockholders or the underwriter or the underwriters may request; and make such of the representatives of the Company as shall be reasonably requested by the selling Sponsor Stockholders or any underwriter available for discussion of such documents; and (2) within a reasonable time prior to the filing of any document which is to be incorporated by reference into a registration statement or a prospectus, provide copies of such document to counsel for the Sponsor Stockholders and underwriters; fairly consider such reasonable changes in such document prior to the filing thereof as counsel for such Sponsor Stockholders or such underwriter shall request; and make such of the representatives of the Company as shall be reasonably requested by such counsel available for discussion of such document;
(iii) cause each registration statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such registration statement, amendment or supplement and during the distribution of the registered Shares (1) to comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC and (2) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(iv) notify each Sponsor Stockholder promptly, and, if requested by such Sponsor Stockholder, confirm such advice in writing, (1) when a registration statement has been filed or become effective and when any post-effective amendments and supplements thereto have been filed or become effective if such registration statement or post-effective amendment is not automatically effective upon filing pursuant to Rule 462 under the Securities Act, (2) of the issuance by the SEC or any state or non-U.S. securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (3) if, between the effective date of a registration statement and the closing of any sale of securities covered thereby pursuant to any agreement to which the Company is a party, the representations and warranties of the Company contained in such agreement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification or exemption from qualification of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (4) of the happening of any event during the period a registration statement is effective as a result of which such registration statement or the related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, if required by applicable law, prepare and file a supplement or amendment to such registration statement or prospectus so that, as thereafter delivered to the purchasers of Shares registered thereby, such registration statement or prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;
(v) furnish counsel for each underwriter, if any, and for the selling Sponsor Stockholders copies of any correspondence with the SEC or any state securities authority relating to the registration statement or prospectus;
(vi) otherwise comply with all applicable rules and regulations of the SEC, including making available to its security holders an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar provision then in force); and
(vii) use all reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Shares for sale in any jurisdiction at the earliest possible time;
(c) Non-Shelf Registered Offerings and Shelf Takedowns. In connection with any non-shelf registered offering or shelf takedown that is demanded by the ORCP Stockholders or Other Sponsor Stockholders, as applicable, or as to which piggyback rights otherwise apply, the Company will:
(i) cooperate with the selling Sponsor Stockholders and the sole underwriter or managing underwriter of an underwritten offering of Shares, if any, to facilitate the timely preparation and delivery of certificates representing the Shares, if any, to be sold and not bearing any restrictive legends; and enable such Shares to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as the selling Sponsor Stockholders or the sole underwriter or managing underwriter of an underwritten offering of Shares, if any, may reasonably request;
(ii) furnish to each selling Sponsor Stockholder and to each underwriter, if any, participating in the relevant offering, without charge, as many copies of the applicable prospectus, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as such selling Sponsor Stockholder or underwriter may reasonably request in order to facilitate the public sale or other disposition of the Shares; the Company hereby consents to the use of the prospectus, including each preliminary prospectus or prospectus supplement, by each such selling Sponsor Stockholder and underwriter in connection with the offering and sale of the Shares covered by the prospectus, the preliminary prospectus or prospectus supplement;
(iii) (1) use all reasonable efforts to register or qualify the Shares being offered and sold, no later than the time the applicable registration statement becomes effective, under all applicable state securities or “blue sky” laws of such jurisdictions as each underwriter, if any, or any selling Sponsor

Stockholder holding Shares covered by a registration statement, shall reasonably request; (2) use all reasonable efforts to keep each such registration or qualification (or exemption from such registration or qualification) effective during the period such registration statement is required to be kept effective; (3) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in the registration statement; and (4) do any and all other acts and things which may be reasonably necessary or advisable to enable each such underwriter, if any, and selling Sponsor Stockholder to consummate the disposition in each such jurisdiction of such Shares owned by such selling Sponsor Stockholder; provided, however, that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to consent to be subject to general service of process (other than service of process in connection with such registration or qualification or any sale of Shares in connection therewith) in any such jurisdiction where it would not otherwise be required to qualify but for this subparagraph (iii) or subject itself to taxation in any such jurisdiction;
(iv) (1) use all reasonable efforts to cause all Shares being sold to be qualified for inclusion in or listed on the NYSE or any other U.S. securities exchange on which Shares issued by the Company are then so qualified or listed, (2) use all reasonable efforts to comply (and continue to comply) with the requirements of any self-regulatory organization applicable to the Company, including without limitation all corporate governance requirements, (3) use its best efforts to cause Shares covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Shares, and (4) use best efforts to provide a transfer agent and registrar for all Shares to be sold by the selling Sponsor Stockholders not later than the effective date of such registration statement (and in connection therewith, if reasonably required by the Company’s transfer agent, the Company will cause an opinion of counsel as to the effectiveness of the registration statement to be delivered to such transfer agent, together with any other authorizations, certificates and directions reasonably required by the transfer agent which authorize and direct the transfer agent to issue such Shares without any legend upon sale by the selling Sponsor Stockholders or the underwriter or managing underwriter of an underwritten offering of Shares, if any, of such Shares under the registration statement);
(v) cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter in an underwritten offering;
(vi) use all reasonable efforts to facilitate the distribution and sale of any Shares to be offered pursuant to this Agreement, including without limitation by making road show presentations, holding meetings with and making calls to potential investors and taking such other actions as shall be requested by the selling Sponsor Stockholders or the lead managing underwriter of an underwritten offering;
(vii) enter into customary agreements (including, in the case of an underwritten offering, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Shares in connection therewith, including:
(1) make such representations and warranties to the selling Sponsor Stockholders and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;
(2) obtain opinions of counsel to the Company in all relevant jurisdictions and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the lead managing underwriter, if any) addressed to each selling Sponsor Stockholder and the underwriters, if any, covering the matters and jurisdictions customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Sponsor Stockholders and underwriters;
(3) obtain “cold comfort” letters and updates thereof from the Company’s independent certified public accountants (and, if necessary, any other independent certified public accountants of any Subsidiary of the Company (including, for the avoidance of doubt, Primo Water Corporation and Triton Water Parent, Inc.) or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the registration statement) addressed to the selling Sponsor Stockholders, if permissible, and the underwriters, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in “cold comfort” letters to underwriters in connection with primary underwritten offerings;
(4) to the extent requested by the selling Sponsor Stockholders, cause the Company’s Directors and executive officers to enter into lockup agreements in customary form; and
(5) to the extent requested and customary for the relevant transaction, enter into a securities sales agreement with the selling Sponsor Stockholders providing for, among other things, the appointment of such representative as agent for the selling Sponsor Stockholders for the purpose of soliciting purchases of Shares, which agreement shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants.
The above shall be done at such times as customarily occur in similar registered offerings or shelf takedowns.
(viii) take all actions to ensure that any free writing prospectus utilized in connection with any registration or offering hereunder complies in all material respects with the Securities Act in relation to the circulation of a prospectus, is filed in accordance with the Securities Act, is retained in accordance with the Securities Act and, when taken together with the related prospectus, prospectus supplement and related documents, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
(ix) permit any selling Sponsor Stockholder that, in its sole exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration statement and to allow such selling Sponsor Stockholder to provide language for insertion therein, in form and substance satisfactory to the Company, which in the reasonable judgment of such selling Sponsor Stockholder and its counsel should be included;
(x) use reasonable best efforts to (1) make Form S-1 or a successor form (or Form S-3 or a successor form to the extent permissible) available for the sale of Shares and (2) prevent the issuance of any stop order suspending the effectiveness of a registration statement, or the issuance of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Shares included in such registration statement for sale in any jurisdiction, and in the event any such order is issued, use best efforts to obtain promptly the withdrawal of such order;
(xi) if requested by any managing underwriter and reasonably available, include in any prospectus or prospectus supplement updated financial or business information for the Company’s most recent period or current quarterly period (including estimated results or ranges of results) if required for purposes of marketing the offering in the view of the managing underwriter;
(xii) take no direct or indirect action prohibited by Regulation M under the Exchange Act;
(xiii) cooperate with each selling Sponsor Stockholder covered by the registration statement and each underwriter or agent participating in the disposition of such Shares and their respective counsel in connection with the preparation and filing of applications, notices, registrations and responses to requests for additional information with FINRA, the NYSE or any other national securities exchange on which the Shares are or are to be listed, and to the extent required by the rules and regulations of FINRA, retain a Qualified Independent Underwriter acceptable to the managing underwriter;
(xiv) if the Company files an automatic shelf registration statement covering any Shares, use its best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such automatic shelf registration statement is required to remain effective;

(xv) if the Company does not pay the filing fee covering the Shares at the time an automatic shelf registration statement is filed, pay such fee at such time or times as the Shares are to be sold;
(xvi) if the automatic shelf registration statement has been outstanding for at least three years, at the end of the third year, refile a new automatic shelf registration statement covering the Shares, and, if at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, use its best efforts to refile the shelf registration statement on Form S-3 or a successor form and, if such form is not available, Form S-1 or a successor form and keep such registration statement effective during the period during which such registration statement is required to be kept effective;
(xvii) if the Company plans to file any automatic shelf registration statement for the benefit of the holders of any of its securities other than the ORCP Stockholders, and the ORCP Stockholders do not request that their Shares be included in such shelf registration statement, the Company agrees that, at the request of the ORCP Stockholders, it will include in such automatic shelf registration statement such disclosures as may be required by Rule 430B under the Securities Act in order to ensure that the ORCP Stockholders may be added to such shelf registration statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment (and if the Company has filed any automatic shelf registration statement for the benefit of the holders of any of its securities other than the ORCP Stockholders, the Company shall, at the request of the ORCP Stockholders, file any post-effective amendments necessary to include therein all disclosure and language necessary to ensure that the ORCP Stockholders may be added to such Shelf Registration Statement); and
(xviii) with respect to any shelf takedown that is demanded by the ORCP Stockholders or any Other Sponsor Stockholder, use commercially reasonable efforts to take such actions necessary to facilitate such shelf takedown by the ORCP Stockholders or such Other Sponsor Stockholder as soon as possible, and in any event within 72 hours of receipt of notice of any such shelf takedown (but in no event less than two business days after the receipt of such notice) (the “Preparation Period”); provided, that the Company agrees that after such Preparation Period, it shall be prepared to cooperate to use commercially reasonable efforts to facilitate such shelf takedown on any trading day during the following 15 business days without requiring an additional Preparation Period; provided, further, that the ORCP Stockholders or the Other Sponsor Stockholders shall use commercially reasonable efforts to provide the Company with at least five business days’ advanced notice of any intention to submit a notice of request for registration.
(d) Due Diligence. In connection with each registration and offering of Shares to be sold by the Sponsor Stockholders, the Company will, in accordance with customary practice, make available for inspection by representatives of the Sponsor Stockholders participating in such offering and underwriters and any counsel or accountant retained by such Sponsor Stockholders or underwriters all relevant financial and other records, pertinent corporate documents and properties of the Company and cause appropriate officers, managers and employees of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with their due diligence exercise.
(e) Information from Stockholders. Each Sponsor Stockholder that holds Shares covered by any registration statement will timely furnish to the Company such information regarding itself as is required to be included in the registration statement, the ownership of Shares by such Sponsor Stockholder and the proposed distribution by such Sponsor Stockholder of such Shares as the Company may from time to time reasonably request in writing.
3.4 Indemnification.
(a) Indemnification by the Company. In the event of any registration under the Securities Act by any registration statement of Shares held by the Sponsor Stockholders pursuant to the rights granted in this Agreement, the Company will hold harmless the Sponsor Stockholders, any such Sponsor Stockholder’s officers, directors, employees, agents, fiduciaries, stockholders, managers, partners, members, affiliates, direct and indirect equityholders, consultants and representatives, and any successors and assigns thereof, and each underwriter of such securities and each other person, if any, who controls any ORCP Stockholder or such underwriter within the meaning of the Securities Act (collectively, the “Indemnified Parties”), against any losses, claims, actions, damages, liabilities or expenses (including with respect to actions or proceedings, whether commenced or threatened, and including reasonable attorney fees and expenses) (collectively, “Losses”), joint or several, to which the Sponsor Stockholders or such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such Losses arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in (1) any registration statement, prospectus, preliminary prospectus or free writing prospectus, or any amendment thereof or supplement thereto, or (2) any application or other document or communication (in this Section 3.4, collectively called an “application”) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration under the “blue sky” or securities laws thereof, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance; and will reimburse any such Indemnified Party for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Losses; provided, however, that the Company shall not be liable to any such Indemnified Party in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, prospectus, preliminary prospectus or free writing prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with information specifically regarding such Indemnified Party furnished to the Company through a written instrument duly executed by such Indemnified Party specifically for use in the preparation thereof.
(b) Indemnification by the Sponsor Stockholders. Each Sponsor Stockholder will indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 3.4(a)) the Company, its officers, Directors, employees, agents and representatives, and each Person who controls the Company (within the meaning of the Securities Act), with respect to Losses (as determined by a final and unappealable judgment, order or decree of a court of competent jurisdiction) arising from (i) any statement or omission from such registration statement, or any amendment or supplement to it, if such statement or omission was made in reliance upon and in conformity with information specifically regarding such Sponsor Stockholder furnished to the Company through a written instrument duly executed by such Sponsor Stockholder for use in the preparation of such registration statement or amendment or supplement and (ii) compliance by such Sponsor Stockholder with applicable law in effecting the sale or other disposition of the securities covered by such registration statement; provided, that in each case, such obligation shall be limited to the net amount of proceeds received by such Sponsor Stockholder from the sale of Shares pursuant to such registration statement.
(c) Indemnification Procedures. Promptly after receipt by an indemnified party (which shall include any Indemnified Party) of notice of the commencement of any action involving a claim referred to in Section 3.4(a) and Section 3.4(b), the indemnified party will, if a resulting claim is to be made or may be made against an indemnifying party, give written notice to the indemnifying party of the commencement of the action. The failure of any indemnified party to give notice shall not relieve the indemnifying party of its obligations in this Section 3.4, except to the extent that the indemnifying party is actually prejudiced by the failure to give notice. If any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense of the action with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume defense of the action, the indemnifying party will not be liable to such indemnified party for any legal or other expenses incurred by the latter in connection with the action’s defense. An indemnified party shall have the right to employ separate counsel in any action or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at such indemnified party’s expense unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, which authorization shall not be unreasonably withheld, (ii) the indemnifying party has not assumed the defense and employed counsel reasonably satisfactory to the indemnified party within 30 days after notice of any such action or proceeding, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include the indemnified party and the indemnifying party and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party), it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to all local counsel which is necessary, in the good faith opinion of both counsel for the indemnifying party and counsel for the indemnified party in order to adequately represent the indemnified parties) for the indemnified party and that all such fees and expenses shall be reimbursed as they are incurred upon written request and presentation of invoices. Whether or not a defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (such consent not to be unreasonably withheld, delayed or conditioned). No indemnifying party will consent to entry of any judgment or enter into any settlement without the consent of the indemnified party which (x) does not include as an unconditional term the giving by the claimant or plaintiff, to the indemnified party, of a release from all liability in respect of such claim or litigation or (y) involves the imposition of equitable remedies or the imposition of any non-financial obligations on the indemnified party.
(d) Contribution. If the indemnification required by this Section 3.4 from the indemnifying party is unavailable to or insufficient to hold harmless an indemnified party in respect of any indemnifiable Losses, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect (i) the relative benefit of the indemnifying and indemnified parties and (ii) if the allocation in clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefit referred to in clause (i) and also the relative fault of the indemnified and indemnifying parties, in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or parties, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The Company and the Sponsor Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 3.4(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the prior provisions of this Section 3.4(d). Notwithstanding the provisions of this Section 3.4(d), no Sponsor Stockholder shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the securities by such Sponsor Stockholder exceeds the amount of any damages which the indemnifying party has otherwise been required to pay by reason of an untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such a fraudulent misrepresentation.
(e) Non-Exclusive Remedy. The indemnification and contribution provided for under this Agreement will be in addition to any other rights to indemnification or contribution that any indemnified party may have pursuant to law or contract (and the Company and its Subsidiaries shall be considered the indemnitors of first resort in all such circumstances to which this Section III applies) and will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of Shares and the termination or expiration of this Agreement.
3.5 Transfer Restrictions.
(a) Except as otherwise permitted in this Agreement, including Section 3.5(a), until the expiration of the lock-up period commencing at the Effective Time and ending on the three-month anniversary of the Effective Time (such period, the “Restricted Period”), the Sponsor Stockholders will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise directly transfer or dispose of any Common

Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) (collectively with the Common Stock, the “Lock-Up Securities”), whether any such transaction described in this clause (i) is to be settled by delivery of Common Stock or any other Lock-Up Securities in cash or otherwise or (ii) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities (other than in connection with the exercise of registration rights under this Agreement), or publicly disclose the intention to do any of the foregoing.
(b) Notwithstanding the foregoing, each Sponsor Stockholder may:
(i) Transfer or otherwise dispose of, directly or indirectly, in whole or in part, such Sponsor Stockholders’ Lock-Up Securities:
(1) to any Permitted Transferees;
(2) as a bona fide gift or gifts, including, without limitation, to a charitable organization or educational institution, or for bona fide estate planning purposes;
(3) by will, other testamentary document or intestacy;
(4) to any member of such Sponsor Stockholder’s immediate family or to any trust or other legal entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust (for purposes of this Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin);
(5) (A) to a partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests; (B) to a corporation, member, partner, partnership, limited liability company, trust or other entity that is an affiliate (as defined in Rule 405 as promulgated by the SEC under the Securities Act) of the undersigned; or (C) to any investment fund or other entity controlled or managed by the undersigned or affiliates of the undersigned (including where the undersigned is a partnership, to a successor partnership or fund, or any other funds managed by such partnership);
(6) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (1) through (4) above;
(7) if such Sponsor Stockholder is a corporation, partnership, limited liability company, trust or other business entity, as part of a distribution to or exchange with members, stockholders, partners or equityholders of the Sponsor Stockholder or its Affiliates (including a fund managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company as such Sponsor Stockholder or who shares a common investment advisor with such Sponsor Stockholder);
(8) by operation of law, pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement or pursuant to a final order of a court or regulatory agency;
(9) in connection with a sale of such Sponsor Stockholder’s shares of Lock-Up Securities acquired in open market transactions after the Effective Time;
(10) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company (or a duly authorized committee thereof) and made to all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (as defined in Section 13(d)(3) of the Exchange Act), of shares of capital stock if, after such transfer, such person or group of affiliated persons would beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided, that, in the event that such tender offer, merger, consolidation or other similar transaction is not completed, such Sponsor Stockholder’s Lock-Up Securities shall remain subject to the provisions of this Agreement;
(11) pursuant to any succession or similar arrangements entered into with the Company and affiliated professional corporations under which the Company may direct the transfer of Lock-Up Securities held by such Sponsor Stockholder to a transferee designated by the Company;
(12) Transfers to the Company or any of its Subsidiaries or that have been approved in writing by the Unaffiliated Directors; or
(13) in connection with any reclassification or conversion of the Common Stock; provided, that any Common Stock received upon such conversion or reclassification will be subject to the restrictions set forth in this Agreement;
provided, that (A) in the case of any transfer or distribution pursuant to clause (i)(1), (2), (3), (4), (5), (6), (7), (8), (11) or (12), each donee, devisee, transferee or distributee must agree in writing prior to such Transfer or distribution for the express benefit of the Company (in form and substance reasonably satisfactory to the Company and with a copy thereof to be furnished to the Company) (x) to be bound by the terms of this Agreement and (y) that the transferee shall Transfer the Common Stock so Transferred back to the transferor at or before such time as the transferee ceases to be a Permitted Transferee of the transferor; and
(ii) enter into or establish a trading plan that complies with Rule 10b5-1 under the Exchange Act under the Exchange Act for the transfer of Lock-Up Securities, if then permitted by the Company; provided, that such plans do not provide for the transfer of Lock-Up Securities during the Restricted Period.
(c) Any attempted Transfer or other distribution of Common Stock in violation of this Section 3.5 shall be null and void ab initio.
3.6 Rule 144.
If the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, the Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act but is not required to file such reports, it will, upon the request of any Sponsor Stockholder, make publicly available such information) and it will take such further action as any ORCP Stockholder may reasonably request, so as to enable such Sponsor Stockholder to sell Shares without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Sponsor Stockholder, the Company will deliver to such Sponsor Stockholder a written statement as to whether it has complied with such requirements and, if not, the specific requirements with which it did not so comply. Furthermore, the Company shall use its reasonable best efforts to facilitate any sale by a Sponsor Stockholder under Rule 144 under the Securities Act, including delivery of any legal opinions and instruction letters required by the Company’s transfer agent and such other documentation as may be reasonably requested by such Sponsor Stockholder or its broker in connection with such sales.
SECTION IV. PURCHASE AND NOTICE RIGHTS
4.1 Purchase and Notice Rights.
(a) From and after the Effective Time and so long as the ORCP Stockholders Beneficially Own at least fifteen percent (15%) of the outstanding Common Stock, if the Company or any of its Subsidiaries makes any public or non-public offering of any capital stock of, or other equity or voting interests in, or equity-linked securities of, the Company or its Subsidiaries or any securities that are convertible or exchangeable into (or exercisable for) capital stock of, or other equity or voting interests in, or equity-linked securities of, the Company or its Subsidiaries (collectively “Equity Securities”)), including, for the purposes of this Section 4.1, warrants, options or other such rights (any such security, a “New Security”) (other than (i) issuances of Equity Securities to Directors, officers, employees, consultants or other agents of the Company, (ii) issuances of Equity Securities pursuant to an employee stock option plan, management incentive plan, restricted stock plan, stock purchase plan or stock ownership plan or similar benefit plan, program or agreement, (iii) issuances made as consideration for any acquisition (by sale, merger in which the Company is the surviving corporation, or otherwise) by the Company of equity in, or assets of, another Person, business unit, division or business, (iv) issuances of any securities issued as a result of a stock split, stock dividend, reclassification or reorganization or similar event, (v) the issuances of shares of equity securities in connection with a bona fide strategic partnership or commercial arrangement with a Person that is not an Affiliate of the Company or any of its Subsidiaries (other than (1) any such strategic partnership or commercial arrangement with a private equity firm or similar financial institution or (2) an issuance the primary purpose of which is the provision of financing), (vi) securities issued pursuant to the conversion, exercise or exchange of Class B Common Stock issued to the ORCP Stockholders, and (vii) shares of a Subsidiary of the Company issued to the Company or a wholly owned Subsidiary of the Company), the Initial ORCP Stockholder and each ORCP Stockholder to which the Initial ORCP Stockholder later Transfers any shares of Class B Common Stock or Class A Common Stock issued upon conversion of Class B Common Stock shall be afforded the opportunity to acquire from the Company such ORCP Stockholder’s Purchase Rights Portion (as defined below) of such New Securities for the same price as that offered to the other purchasers of such New Securities.
(b) Subject to the foregoing proviso in Section 4.1(a), the amount of New Securities that each ORCP Stockholder shall be entitled to purchase in the aggregate shall be determined by multiplying (i) the total number of such offered shares of New Securities by (ii) a fraction, the numerator of which is the number of shares of Common Stock (in the aggregate and on an as converted basis) held by such ORCP Stockholder, as of such date, and the denominator of which is the aggregate number of shares of Common Stock held by all stockholders of the Company (on an as converted basis) outstanding as of such date (the “Purchase Rights Portion”).
(c) If the Company proposes to offer New Securities, it shall give the ORCP Stockholders written notice of its intention, describing the anticipated price (or range of anticipated prices), anticipated amount of New Securities and other material terms and timing upon which the Company proposes to offer the same (including, in the case of a registered public offering and to the extent available, a copy of the prospectus included in the registration statement filed with respect to such offering) at least seven business days prior to such issuance (or, in the case of a registered public offering, at least seven business days prior to the commencement of such registered public offering) (provided, that, to the extent the terms of such offering cannot reasonably be provided seven business days prior to such issuance, notice of such terms may be given as promptly as reasonably practicable but in any event prior to such issuance). The Company may provide such notice to the ORCP Stockholders on a confidential basis prior to public disclosure of such offering. Other than in the case of a registered public offering, an ORCP Stockholder may notify the Company in writing at any time on or prior to the second business day immediately preceding the date of such issuance (or, if notice of all such terms has not been given prior to the second business day immediately preceding the date of such issuance, at any time prior to such issuance) whether such ORCP Stockholder will exercise such purchase rights and as to the amount of New Securities such ORCP Stockholder desires to purchase, up to the maximum amount calculated pursuant to Section 4.1(b). In the case of a registered public offering, any ORCP Stockholder shall notify the Company in writing at any time prior to the second business day immediately preceding the date of commencement of such registered public offering (or, if notice of all such terms has not been given prior to the second business day immediately preceding the date of commencement of such registered public offering, at any time prior to the date of commencement of such registered public offering) whether such ORCP Stockholder will exercise such purchase rights and as to the amount of New Securities such ORCP Stockholder desires to purchase, up to the maximum amount calculated pursuant to Section 4.1(b). Such notice to the Company shall constitute a binding commitment by such ORCP Stockholder to purchase the amount of New Securities so specified at the price and other terms set forth in the Company’s notice to it. Subject to receipt of the requisite notice of such issuance by the Company, the failure of such ORCP Stockholder to respond prior to the time a response is required pursuant to this Section 4.1(c) shall be deemed to be a waiver of such ORCP Stockholder’s purchase rights under this Section 4.1 only with respect to the offering described in the applicable notice.
(d) Each ORCP Stockholder shall purchase the New Securities that it has elected to purchase under this Section 4.1 concurrently with the related issuance of such New Securities by the Company (subject to the receipt of any required approvals from any government, court, regulatory or administrative agency, commission, arbitrator or authority or other legislative, executive or judicial governmental official or entity (in each case including any self-regulatory organization), whether federal, state or local, domestic, foreign or multinational, to consummate such purchase by such ORCP Stockholder); provided, that if such related issuance is prior to the twentieth (20th) business day following the date on which such ORCP Stockholder has notified the Company that it has elected to purchase New Securities pursuant to this Section 4.1, then each ORCP Stockholder shall purchase such New Securities within 20 business days following the date of the related issuance. If the proposed issuance by the Company of securities which gave rise to the exercise by the ORCP Stockholders of its purchase rights pursuant to this Section 4.1 shall be terminated or abandoned by the Company without the issuance of any New Securities, then the purchase rights of the ORCP Stockholders pursuant to this Section 4.1 shall also terminate as to such proposed issuance by the Company (but not any subsequent or future issuance), and any funds in respect thereof paid to the Company by the ORCP Stockholders in respect thereof shall be promptly refunded in full.
(e) In the case of the offering of securities for consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as reasonably determined by the Board of Directors; provided, however, that such fair value as determined by the Board of Directors shall not exceed the aggregate market price of the securities being offered as of the date the Board of Directors authorizes the offering of such securities.
(f) In the event that the ORCP Stockholders are not entitled to acquire any New Securities pursuant to this Section 4.1 because such issuance would require the Company to obtain stockholder approval in respect of the issuance of such New Securities to the ORCP Stockholders as a result of any such ORCP Stockholder’s status, if applicable, as an Affiliate of the Company or pursuant to the rules and listing standards of the NYSE (including NYSE Listed Company Manual Section 312.03(c)), the Company shall, upon the ORCP Stockholder’s reasonable request delivered to the Company in writing within seven business days following its receipt of the written notice of such issuance to such ORCP Stockholder pursuant to Section 4.1(c), at such ORCP Stockholder’s election, (i) waive the restrictions set forth in Section 4.1 solely to the extent necessary to permit such ORCP Stockholder to acquire such number of New Securities equivalent to its Purchase Rights Portion of such issuance such ORCP Stockholder would have been entitled to purchase had it been entitled to acquire such New Securities pursuant to Section 4.1(a) through (c); (ii) consider and discuss in good faith modifications proposed by such ORCP Stockholder to the terms and conditions of such portion of the New Securities which would otherwise be issued to such ORCP Stockholder such that the Company would not be required to obtain stockholder approval in respect of the issuance of such New Securities as so modified; and/or (iii) solely to the extent that stockholder approval is required in connection with the issuance of New Securities to Persons other than the ORCP Stockholders, use reasonable best efforts to seek stockholder approval in respect of the issuance of any New Securities to the ORCP Stockholders.
(g) The election by any ORCP Stockholder to not exercise its purchase rights under this Section 4.1 in any one instance shall not affect its right as to any subsequent proposed issuance.
(h) The Company and the ORCP Stockholders shall cooperate in good faith to facilitate the exercise of the ORCP Stockholders’ rights pursuant to this Section 4.1, including using reasonable best efforts to secure any required approvals or consents.
(i) Notwithstanding the foregoing, in the event that the Company intends to (i) issue any additional shares of Class A Common Stock (or securities convertible thereinto), including any issuances of Class A Common Stock pursuant to an equity compensation plan or upon the conversion of convertible securities or the exercise of warrants or options, or (ii) repurchase any shares of Class A Common Stock (or securities convertible thereinto), including any repurchases of Class A Common Stock (or securities convertible thereinto) pursuant to a share repurchase program established by the Board of Directors, the Company shall provide written notice to the ORCP Stockholders of such intended issuance(s) and repurchase(s) as promptly as practicable, and in no event at least five business days prior to any such issuance or repurchase; provided, however, that such written notice must only be provided by the Company to the ORCP Stockholders until such time as the ORCP Stockholders inform the Company in writing that they no longer wish to receive written notice of such intended issuance(s) or repurchase(s).
SECTION V. BOARD OF DIRECTORS MATTERS4
5.1 Board of Directors.
(a) For so long as a Sponsor Stockholder (other than a Specified Mutual Fund) Beneficially Owns greater than or equal to five percent (5%) of the outstanding Class A Common Stock, such Sponsor Stockholder shall have certain Director nomination rights (each such Sponsor Stockholder, a “Nominating Sponsor Stockholder” and collectively, the “Nominating Sponsor Stockholders”) as described more fully in Section 5.1(b) below. For so long as at least one Sponsor Stockholder qualifies as a Nominating Sponsor Stockholder, unless otherwise requested in writing by the ORCP Stockholders, the Company shall cause the Total Number of Directors to be fixed at the number of Directors included in the table below that corresponds with the Beneficial Ownership of Class A Common Stock by the Nominating Sponsor Stockholders (subject to clause (b) below):
Beneficial Ownership of Class A Common Stock by the Nominating Sponsor Stockholders	Total Number of Directors
53% or greater	15
Less than 53%, but greater than or equal to 45%	15
Less than 45%, but greater than or equal to 40%	14
Less than 40%, but greater than or equal to 35%	13
Less than 35%, but greater than or equal to 30%	12
Less than 30%, but greater than or equal to 25%	12
Less than 25%, but greater than or equal to 15%	12
Less than 15%, but greater than or equal to 5%	12
Less than 5%	11
(b) The Nominating Sponsor Stockholders shall have the right, but not the obligation, to nominate a number of individuals for election to the Board of Directors equal to the Sponsor Board Representation Number (with each of such individuals being nominated by the applicable Nominating Sponsor Stockholder as such Nominating Sponsor Stockholder shall from time to time designate in writing to the Company) and who are reasonably acceptable to the Unaffiliated Directors (each, a “Sponsor Nominee”); provided, that a Sponsor Nominee who is a senior employee or operating executive of a Nominating Sponsor Stockholder shall be considered to be reasonably acceptable to the Unaffiliated Directors. For the avoidance of doubt, the Unaffiliated Directors may determine that a Sponsor Nominee is not reasonably acceptable if such Sponsor Nominee is a Competing Director. The Sponsor Board Representation Number shall be equal to that number of Directors included in the table below that corresponds with the collective Beneficial Ownership of Class A Common Stock by the Nominating Sponsor Stockholders that is included in the table below, based on the percentages shown below of shares Class A Common Stock Beneficially Owned by the Nominating Sponsor Stockholders in the aggregate:
Beneficial Ownership of Class A Common Stock by the Nominating Sponsor Stockholders	Sponsor Board Representation Number
53% or greater	8
Less than 53%, but greater than or equal to 45%	7
Less than 45%, but greater than or equal to 40%	6
Less than 40%, but greater than or equal to 35%	5
Less than 35%, but greater than or equal to 30%	4
Less than 30%, but greater than or equal to 25%	3
Less than 25%, but greater than or equal to 15%	2
Less than 15%, but greater than or equal to 5%	1
Less than 5%	0
[4]
NTD: In the event that proposed DGCL Sec 122(h) is not adopted in a form satisfactory to ORCP prior to the filing hereof, this Section V shall be included in the Company’s Amended and Restated Certificate of Incorporation instead of this Agreement.

In the event that more than one Sponsor Stockholder qualifies as a Nominating Sponsor Stockholder pursuant to this Section 5.1, such Sponsor Nominees shall be allocated among the Nominating Sponsor Stockholders as determined by the ORCP Stockholders in their sole discretion, provided, however, that (i) without the consent of the Unaffiliated Directors, in no event shall the Nominating Sponsor Stockholders that are not ORCP Stockholders have the right to designate more than one Sponsor Nominee in the aggregate, (ii) in the event that the aggregate number of Sponsor Nominees is limited pursuant to the preceding clause (i) (so as to be a lower number than it would have been but for the application of such clause), then (x) the aggregate number of Sponsor Nominees shall be the sum of (A) the Sponsor Nominees the ORCP Stockholders are entitled to designate according to the Beneficial Ownership of Class A Common Stock by the ORCP Stockholders without regard for the holdings of other Nominating Sponsor Stockholders, plus (B) the additional Sponsor Nominee designated by the other Nominating Sponsor(s), (y) the aggregate Sponsor Board Representation Number included in the table above shall be deemed reduced to give effect to such limitation, and (z) the Total Number of Directors, as determined pursuant to Section 5.1(a) above, shall be correspondingly reduced, and (iii) in no event shall the total number of Sponsor Nominees exceed the Sponsor Board Representation Number. In the event that the ORCP Stockholders intend to allocate the right to designate a Director Nominee to a Nominating Sponsor Stockholder that is not an ORCP Stockholder as contemplated by the immediately preceding sentence, the ORCP Stockholders shall (i) provide notice to the Unaffiliated Directors regarding such determination and (ii) if such designee is intended to replace a Director previously designated to the Board of Directors by the ORCP Stockholders, then the ORCP Stockholders shall notify the Unaffiliated Directors which Director Nominee designated by the ORCP Stockholders such designee will replace. Notwithstanding the foregoing, (i) in the event that a Nominating Sponsor Stockholder ceases to Beneficially Own greater than or equal to 5% of the outstanding Class A Common Stock, such Sponsor Stockholder shall cease to be a Nominating Sponsor Stockholder for purposes of this Section 5.1 and shall no longer have the right to nominate any Sponsor Nominees; (ii) in no event shall the ORCP Stockholders be entitled to nominate a majority of the Total Number of Directors pursuant to this Section 5.1 if doing so would violate the terms of either of the Primo Indentures; and (iii) for so long as the Initial ORCP Stockholder is entitled to nominate a number of Sponsor Nominees representing less than a majority of the Total Number of Directors, the Nominating Sponsor Stockholders, together with the Unaffiliated Directors, shall be entitled to mutually agree on any replacement of (including by filing a vacancy created by the resignation or removal of) the Mutually Agreed Director and any successive replacements thereof.
(c) For so long as the Sponsor Stockholders have the right to nominate any Sponsor Nominees, in connection with each election of Directors, (i) the Company shall nominate each such Sponsor Nominee for election as a Director as part of the slate that is included in the proxy statement (or consent solicitation or similar document) of the Company relating to the election of Directors, and shall provide the highest level of support for the election of each such Sponsor Nominee as it provides to any other individual standing for election as a Director as part of the Company’s slate of Directors, and the Board of Directors shall recommend that the stockholders of the Company elect to the Board of Directors each such Sponsor Nominee, and (ii) the Company shall include in the slate that is included in the proxy statement (or consent solicitation or similar document) of the Company relating to the election of Directors, subject to the last sentence of this paragraph, only (1) the Sponsor Nominees nominated by the Nominating Sponsor Stockholders in accordance with Section 5.1(b) and (2) the other Director nominees nominated by the Unaffiliated Directors (or a committee thereof). For so long as the Sponsor Stockholders have the right to nominate any Sponsor Nominees, the Board of Directors (and any committee thereof) shall not nominate (and the Company shall not include in the slate that is included in the proxy statement (or consent solicitation or similar document) of the Company relating to the election of Directors) a number of nominees for any election of Directors that exceeds the total number of Directors on the Board of Directors. For the avoidance of doubt, nothing herein shall prevent the Company from including Director nominees submitted by stockholders (other than the Nominating Sponsor Stockholders during the 24-month period following the Effective Time, each of whom agrees that, during (and only during) such period, it will not, and will cause its controlled Affiliates not to, make such a submission) for inclusion in the Company’s proxy statement under proxy access or similar rules under the Exchange Act.
(d) If the Nominating Sponsor Stockholders have nominated fewer Directors than the Sponsor Board Representation Number, the Nominating Sponsor Stockholders shall have the right, at any time, to nominate such additional number of Sponsor Nominees to which they are entitled pursuant to Section 5.1(b). In such event, the Board of Directors shall take all necessary action to: (i) increase the size of the Board of Directors if required to enable the Nominating Sponsor Stockholders to so nominate such additional Sponsor Nominees and (ii) designate such additional Sponsor Nominees nominated by the Nominating Sponsor Stockholders to fill such newly created directorships, as applicable; provided, however, that the number of authorized Directors shall not exceed the Total Number of Directors.
(e) If, from time to time, the Sponsor Board Representation Number shall decrease as a result of a decrease in the Beneficial Ownership of Class A Common Stock of a Nominating Sponsor Stockholder, the applicable Sponsor Stockholder shall take all necessary action to cause the applicable number of Sponsor Nominees to promptly (and in any event within five business days) tender his or her resignation to the Board of Directors and all committees thereof. Such resignation or resignations shall be subject to delay at the request of the Unaffiliated Directors. If such resignation or resignations are then accepted by Unaffiliated Directors on behalf of the Board of Directors, the Company shall cause the size of the Board of Directors to be reduced accordingly pursuant to Section 5.1(a). Subject to the immediately foregoing sentences, (i) none of the Sponsor Stockholders shall vote in favor of the removal of any Sponsor Nominee from the Board of Directors without the prior written consent of the applicable Nominating Sponsor Stockholder and (ii) in the event that a Sponsor Nominee shall cease to serve as a Director for any reason (including any removal thereof), the applicable Nominating Sponsor Stockholder shall have the right to nominate another Sponsor Nominee to fill any vacancy resulting therefrom and the Company shall take all necessary action to fill such vacancy with the Sponsor Nominee and shall take the actions set forth in Section 5.1(g) with respect to such Sponsor Nominee (and, for the avoidance of doubt, such Director seat shall remain vacant until such vacancy is filled in accordance with this Section 5.1(e)). For the avoidance of doubt, it is understood that the failure of the stockholders of the Company to elect any Sponsor Nominee shall not affect the right of the applicable Nominating Sponsor Stockholder to nominate the Sponsor Nominee for election pursuant to this Section 5.1(e) in connection with any future election of Directors. During the 24-month period following the Effective Time, a vacancy created by an Unaffiliated Director ceasing to serve as a Director for any reason (including any removal thereof) shall be filled by the Unaffiliated Directors with an individual chosen by the Unaffiliated Directors who is reasonably acceptable to the Initial ORCP Stockholder (such acceptance not to be unreasonably withheld, conditioned or delayed). Following such 24-month period following the Effective Time, a vacancy created by an Unaffiliated Director ceasing to serve as a Director for any reason (including any removal thereof) shall be filled by the Board of Directors with, so long as the Initial ORCP Stockholder is entitled to appoint at least two Directors, an individual chosen by the Board of Directors who is reasonably acceptable to the Initial ORCP Stockholder (such acceptance not to be unreasonably withheld, conditioned or delayed).
(f) Committees.
(i) In accordance with the Company’s certificate of incorporation and bylaws (or equivalent governing documents), (1) the Board of Directors shall establish and maintain an audit committee of the Board of Directors, as well as all other committees of the Board of Directors required in accordance with applicable law and stock exchange regulations, and (2) the Board of Directors may from time to time by resolution establish and maintain other committees of the Board of Directors.
(ii) Subject to Sections 5.2(c) and 5.2(d), for so long as the ORCP Stockholders have the right to nominate at least one (1) Sponsor Nominee, the ORCP Stockholders shall have the right, but not the obligation, to designate a number of members to each committee of the Board of Directors equal to the lesser of (A) two Directors or (B) the number of Directors that is proportionate (rounding up to the whole Director) to the number of Sponsor Nominees that the ORCP Stockholders are entitled to nominate to the Board of Directors under this Agreement (it being understood that for so long as the ORCP Stockholders Beneficially Own greater than or equal to 45% of the outstanding Class A Common Stock, the ORCP Stockholders shall have the right to designate at least half of the members of each committee); provided, that any such designee or designees shall be a Director, shall be qualified to serve on the applicable committee under applicable law and stock exchange listing standards, and shall qualify as “independent” under applicable stock exchange listing standards and the rules and regulations of the SEC. Any additional committee members shall be determined by the Board of Directors.

(iii) The Sponsor Nominees designated to serve on a committee of the Board of Directors shall have the right to remain on such committee until the next election of Directors, regardless of the Sponsor Board Representation Number following such designation, subject to the first sentence of Section 5.1(e), in which case the Sponsor Nominees may designate a different Sponsor Nominee to serve on such committee until such time. Unless the ORCP Stockholders notify the Company otherwise prior to the time the Board of Directors takes action to change the composition of a committee, and to the extent the Sponsor Board Representation Number is such that the ORCP Stockholders have the right pursuant to this Section 5.1(f) to nominate a committee member at the time the Board of Directors takes action to change the composition of any such committee, any Sponsor Nominee currently designated by the ORCP Stockholders to serve on a committee shall be presumed to be re-designated for such committee. If the ORCP Stockholders have designated less than the number of Directors to serve on one or more committees to which they are entitled, the ORCP Stockholders shall have the right, at any time, to designate such (or such additional number of) Sponsor Nominees to committees to which they are entitled.
(g) Other Board of Directors Matters.
(i) The Company shall reimburse each Sponsor Nominee for all reasonable out-of-pocket expenses incurred in connection with his or her attendance at meetings of the Board of Directors and any committees thereof, including travel, lodging and meal expenses, subject to the Company’s travel and reimbursement policies that are no less favorable than the policies that apply to other Directors. In addition, with respect to any Sponsor Nominee who is not an employee of an ORCP Stockholder, at the request of applicable Nominating Sponsor Stockholder, the Company shall compensate such Sponsor Nominee in an amount and of the type (including as to incentive equity) that is no less favorable than the compensation provided to other Directors.
(ii) The Company shall obtain, for each Director nominated by the Sponsor Stockholders, customary director and officer indemnity insurance on commercially reasonable terms as determined by the Board of Directors and on terms no less favorable than the director and officer indemnity insurance obtained for other Directors.
(iii) In addition to any other indemnification rights that the Directors have pursuant to the certificate of incorporation and the bylaws (or equivalent governing documents) of the Company, each person nominated by the Sponsor Stockholders to serve on the Board of Directors in accordance with this Section 5.1 shall have the right to enter into, and the Company agrees to enter into, an indemnification agreement in a form consistent with indemnification agreements customarily entered into between companies and their independent board members.
(iv) If at any time a Sponsor Nominee serving on the Board of Directors becomes a Competing Director, the applicable Sponsor Stockholder shall take all necessary action to cause such Competing Director to promptly tender his or her resignation to the Board of Directors; provided, that the applicable Nominating Sponsor Stockholders shall have the right to nominate a new Sponsor Nominee to fill the resulting vacancy, including, in the case of the ORCP Stockholders, on any applicable committee of the Board of Directors, and the Company shall take all necessary action to fill such vacancy with the new Sponsor Nominee (and, for the avoidance of doubt, such Director seat shall remain vacant until such vacancy is filled in accordance with this Section 5.1(g)(iv)).
(v) For so long as at least one Sponsor Stockholder qualifies as a Nominating Sponsor Stockholder, the Nominating Sponsor Stockholders shall have the right, but not the obligation, to designate a number of members to the board of directors (or similar governing body) of each Subsidiary of the Company that is proportionate (rounded up to the whole Director) to the number of Sponsor Nominees that the Nominating Sponsor Stockholders are entitled to nominate to the Board of Directors pursuant to this Agreement, and the Company shall take such actions as is necessary (including the actions specified elsewhere in this Article V, mutatis mutandis) to effect the appointment of such Persons to such boards of directors (or similar governing bodies).

5.2 Initial Board Matters.
(a) The initial Board of Directors shall consist of the following individuals5:
[Sponsor Nominee Directors	Unaffiliated Directors	Mutually Agreed Director
1.	1.	1. ]
2.	2.
3.	3.
4.	4.
5.	5.
6.	6.
7.	7.
(b) The initial Chairperson of the Board of Directors shall be Dean Metropoulos, who shall serve as Non-Executive Chair for a period of two years from the Effective Time, or, if he is unable or unwilling to serve, an individual elected by the members of the Board of Directors. The initial Chairperson of the Board of Directors shall perform the duties and have the obligations as set forth on Exhibit B hereto.
(c) The initial Lead Independent Director of the Board of Directors shall be a Director (selected from the Unaffiliated Directors specified in Section 5.2(a) above) mutually agreed by the Unaffiliated Directors and the Initial ORCP Stockholder prior to the Effective Time, shall meet all applicable SEC and stock exchange independence tests, and shall be elected as the Lead Independent Director by the members of the Board of Directors. The Lead Independent Director may participate in all proceedings of the committees of the Board of Directors. During the 24-month period following the Effective Time, if the initial Lead Independent Director ceases to serve as a Director for any reason (including removal), the Unaffiliated Directors shall have the right to determine a replacement Lead Independent Director meeting the criteria set forth above, subject to the approval of the Initial ORCP Stockholder so long as the Initial ORCP Stockholder is entitled to appoint at least two Directors (such approval not to be unreasonably withheld, conditioned or delayed). Following such 24-month period following the Effective Time, if the initial Lead Independent Director ceases to serve as a Director for any reason (including removal), the Board of Directors shall have the right to determine a replacement Lead Independent Director meeting the criteria set forth above.
(d) Notwithstanding anything to the contrary in this Agreement, after the Effective Time, the Board of Directors shall establish the following committees, each initially consisting of four members, two of which are to be designated by the Initial ORCP Stockholder and two of which are to be designated by the Unaffiliated Directors, and each of whom qualifies as “independent” under the listing standards of the NYSE: (i) an Audit Committee, which shall be chaired by an individual designated by the Unaffiliated Directors; (ii) a Sustainability Committee, which shall be chaired by an individual designated by the Initial ORCP Stockholder; (iii) a Nominating and Governance Committee, which shall be chaired by an individual designated by the Unaffiliated Directors; and (iv) a Human Resources Committee, which shall be chaired by an individual designated by the Initial ORCP Stockholder; provided, that for so long as the Initial ORCP Stockholder has the right to designate at least half of the members of each committee, each committee of the Board of Directors shall consist of four Directors.
(e) All other committees of the Board of Directors shall initially consist of four Directors, two of which are Unaffiliated Directors and two of which are Sponsor Nominees.
[5]
NTD: Table of initial Directors to be completed prior to Closing (as defined in the Merger Agreement). Primo Water Corporation and Triton Water Parent, Inc. and their respective Boards of Directors shall take all actions necessary so that, as of immediately following the Closing, the number of directors that comprise the full Board of Directors shall be 15, and the Board of Directors shall, immediately following the Closing, consist of (i) seven individuals that are designated by the ORCP Stockholders who meet the criteria set forth in Section 5.1 (b) hereof the (the “ORCP Designees”), (ii) seven individuals that are designated by the Primo Water Corporation Board of Directors (the “Company Designees” and, together with the ORCP Designees, the “Designees”), provided that (A) such Company Designees are reasonably acceptable to the ORCP Stockholders, (B) one of such Company Designees shall be the Company’s CEO, and (C) all but one of the Company Designees qualify as “independent” under the listing standards of the NYSE, and (iii) one individual to be mutually agreed by Primo Water Corporation and the Initial ORCP Stockholder prior to the Closing (the “Mutually Agreed Director”); provided that in the event that the Nominating Sponsor Stockholders would be entitled pursuant to Section 5.2(b) to elect eight individuals to the Board of Directors, then the reference to “seven” in clause (i) above shall be replaced with “eight” and clause (iii) hereof (providing for the Mutually Agreed Director) shall cease to apply.

(f) Notwithstanding anything to the contrary in this Agreement, removal or replacement of the chief executive officer or equivalent officer of the Company prior to the first anniversary of the Effective Time shall require approval of two-thirds (66.7%) of the Board of Directors.
5.3 Other Governance Matters.
(a) The Company shall use commercially reasonable efforts to cause its NYSE ticker symbol to be [•].6
(b) The Company shall have dual headquarters located in Tampa, Florida and Stamford, Connecticut, it being agreed that any change to such headquarters shall require the approval of the ORCP Stockholders (but only for so long as the ORCP Stockholders have approval rights pursuant to Section 6.1(a)).
SECTION VI. MATTERS REQUIRING CONSENT7
6.1 Matters Requiring Consent.
(a) For so long as the ORCP Stockholders Beneficially Own greater than or equal to 30% of the outstanding Common Stock, neither the Company nor any of its Subsidiaries shall take, or be permitted to take, any of the actions enumerated in this Section 6.1(a) without the prior written approval of the ORCP Stockholders:
(i) any authorization, creation (by way of reclassification, merger, conversion, consolidation or otherwise) or issuance of Common Stock or other equity securities (or securities convertible thereinto) of the Company or the Company’s Subsidiaries, including any designation of the rights (including special voting rights) of one or more classes of preferred stock of the Company or the Company’s Subsidiaries, other than: (1) issuances to the Company or any of the Company’s wholly owned Subsidiaries; (2) issuances of Common Stock or other equity securities (or securities convertible thereinto) of the Company or the Company’s Subsidiaries not in excess of 3% in the aggregate of such entity’s outstanding equity interests; (3) pursuant to an equity compensation plan either in effect as of the Effective Time or otherwise adopted by the Board of Directors; or (4) upon the conversion of convertible securities or the exercise of warrants or options; provided, that such convertible securities, warrants or options are outstanding as of the Effective Time or issued in compliance with this Section 6.1;
(ii) entering into, or materially amending, any joint venture or similar business alliance having a fair market value as of the date of formation thereof (as reasonably determined by the Board of Directors) in excess of $200 million;
(iii) entering into, or materially amending, any agreement providing for the acquisition or divestiture of assets or equity securities of any Person, in each case and whether in a single transaction or series of related transactions, providing for aggregate consideration in excess of $200 million;
(iv) declaring or paying any dividend or distribution to the Company’s stockholders (1) on a non-pro rata basis or (2) in excess of $175 million in the aggregate during any fiscal year;
(v) any redemption, repurchase or other acquisition of its equity securities or any declaration thereof, other than (1) the redemption, repurchase or other acquisition of any equity securities of any director, officer, independent contractor or employee of the Company or any of its Subsidiaries in connection with the termination of the employment or services of such director, officer, independent contractor or employee in the ordinary course of business as contemplated by the applicable equity compensation plan or award agreement with respect to such equity securities or (2) the redemption, repurchase or other acquisition of any equity securities of any current or former officer of the Company or any of its Subsidiaries in connection with the recovery of erroneously awarded compensation pursuant to the Company’s compensation recovery policy and in accordance with the rules and regulations of the SEC;
[6]	NTD: To be agreed by the parties.
[7]
NTD: In the event that proposed DGCL Sec 122(h) is not adopted in a form satisfactory to ORCP prior to the filing hereof, this Section VI shall be included in the Company’s Amended and Restated Certificate of Incorporation instead of this Agreement.

(vi) incurring indebtedness for borrowed money (including through capital leases, incurrence of loans, issuance of debt securities or guarantee of indebtedness of another Person) in such an amount which, after the incurrence thereof, would cause the Company’s total net leverage ratio (as such term or equivalent term is customarily defined) to exceed 3.5x, other than (1) any incurrence under any of the senior note indentures in existence as of the Effective Time and (2) any incurrence made in the ordinary course of business under the Triton Credit Agreements in existence as of the Effective Time;
(vii) amending, modifying, waiving or repealing (whether by merger, consolidation, conversion or otherwise) any provision of this Agreement or the certificate of incorporation or the bylaws (or equivalent organizational documents) of the Company or any of its Subsidiaries in a manner that adversely affects (1) any powers, preferences or rights of the ORCP Stockholders (including, for the avoidance of doubt, the advance waiver of corporate opportunities); (2) any rights or protections, or increases the liability (actual or potential) of a Sponsor Nominee; or (3) the Company’s ability to perform under this Agreement or any successor stockholders agreement with the ORCP Stockholders;
(viii) designating a Director to the Board of Directors or to a committee thereof in a manner contrary to the Nominating Sponsor Stockholders’ rights as described in Section 5.1; and
(ix) entering into of any agreement to do any of the foregoing.
(b) Neither the Company nor any of its Subsidiaries shall take, or be permitted to take, any of the actions enumerated in this Section 6.1(b) without the approval of the Directors constituting two-thirds (66.7%) of the Board of Directors:
(i) any issuance of Common Stock or other Equity Securities, including any designation of the rights (including special voting rights) of one or more classes of preferred stock of the Company or any of its Subsidiaries to a Sponsor Stockholder, other than the ORCP Stockholders pursuant to an exercise of purchase rights in accordance with Section IV hereof;
(ii) entering into or effecting a Change of Control (as defined in any of the senior note indentures in effect on the date hereof) or any similar transaction;
(iii) increasing or decreasing the size of the Board of Directors or the board of directors of any Subsidiary or any committee thereof except in accordance with Section 5.1; and
(iv) initiating any voluntary liquidation, dissolution, winding-up, receivership, bankruptcy or other insolvency proceeding involving the Company or any of its Material Subsidiaries.
SECTION VII. MISCELLANEOUS PROVISIONS
7.1 Information and Access Rights.
(a) Available Financial Information. Upon written request, the Company will deliver, or will cause to be delivered, to each Sponsor Stockholder (until such time as such Sponsor Stockholder Beneficially Owns less than 5% of the outstanding Class A Common Stock):
(i) as soon as available after the end of each month and in any event within 30 days thereafter, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such month and consolidated statements of operations, income, cash flows, retained earnings and stockholders’ equity of the Company and its Subsidiaries, for each month and for the current fiscal year of the Company to date, together with a comparison of such statements to the corresponding periods of the prior fiscal year and to the Company’s business plan then in effect and approved by the Board of Directors;
(ii) an annual budget, a business plan and financial forecasts for the Company for the fiscal year of the Company (the “Annual Budget”), no later than three business days after the approval thereof by the Board of Directors (but no later than March 31 of such fiscal year), in such manner and form as approved by the Board of Directors, which shall include at least a projection of income and a projected cash flow statement for each fiscal quarter in such fiscal year and a projected balance sheet as of the end of each fiscal quarter in such fiscal year, in each case prepared in reasonable detail, with appropriate presentation and discussion of the principal assumptions upon which such budgets and projections are based, which shall be accompanied by the statement of the chief executive officer or chief financial officer or equivalent officer of the Company to the effect that such budget and projections are based on reasonable and good faith estimates and assumptions made by the management of the Company for the respective periods covered thereby; it being recognized by such holders that such budgets and projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by them may differ from the projected results. Any material changes in such Annual Budget shall be delivered to the Sponsor Stockholders as promptly as practicable after such changes have been approved by the Board of Directors;
(iii) as soon as available after the end of each fiscal year of the Company, and in any event within 90 days thereafter, (1) the annual financial statements required to be filed by the Company pursuant to the Exchange Act or (2) a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year, and consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such year, prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by the opinion of independent public accountants of recognized national standing selected by the Company, and a Company-prepared comparison to the Company’s Annual Budget for such year as approved by the Board of Directors (the “Annual Financial Statements”);
(iv) as soon as available after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within 45 days thereafter, (1) the quarterly financial statements required to be filed by the Company pursuant to the Exchange Act or (2) a consolidated balance sheet of the Company and its Subsidiaries as of the end of each such quarterly period, and consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such period and for the current fiscal year to date, prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of notes thereto) and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year and to the Company’s Annual Budget then in effect as approved by the Board of Directors, all of the information to be provided pursuant to this Section 7.1(a)(iv) in reasonable detail and certified by the principal financial or accounting officer of the Company.
In addition to the foregoing, the Company covenants and agrees to provide periodic updates to each Sponsor Stockholder during the course of the preparation of the Annual Budget and to keep the Sponsor Stockholders reasonably informed as to its progress, status and the budgeted items set forth therein. Notwithstanding anything to the contrary in Section 7.1(a), the Company’s obligations thereunder shall be deemed satisfied to the extent that such information is provided by (x) providing the financial statements of any wholly owned Subsidiary of the Company to the extent such financial statements reflect the entirety of the operations of the business or (y) in the case of Section 7.1(a)(iii) and Section 7.1(a)(iv), filing such financial statements of the Company or any wholly owned Subsidiary of the Company whose financial statements satisfy the requirements of clause (x), as applicable, with the SEC on the Electronic Data Gathering, Analysis, and Retrieval system (EDGAR) or in such other manner as makes them publicly available. The Company’s obligation to furnish the materials described in Section 7.1(a)(i), Section 7.1(a)(iii) and Section 7.1(a)(iv), shall be satisfied so long as it transmits such materials to the requesting Sponsor Stockholders within the time periods specified therein, notwithstanding that such materials may actually be received after the expiration of such periods.
(b) Other Information. The Company covenants and agrees to deliver to each Sponsor Stockholder, upon written request (until such time as such Sponsor Stockholder Beneficially Owns less than 5% of the outstanding Class A Common Stock), with reasonable promptness, such other information and data (including such information and reports made available to any lender of the Company or any of its Subsidiaries under any credit agreement or otherwise) with respect to the Company and each of its Subsidiaries as from time to time may be reasonably requested by any such Sponsor Stockholder. Each such Sponsor Stockholder (until such time as such Sponsor Stockholder Beneficially Owns less than 5% of the outstanding Class A Common Stock) shall have access to such other information concerning the Company’s business or financial condition and the Company’s management as may be reasonably requested, including such information as may be necessary to comply with regulatory, tax or other governmental filings.
(c) Access. Until such time as a Sponsor Stockholder Beneficially Owns less than 5% of the outstanding Class A Common Stock, the Company shall, and shall cause its Subsidiaries, officers, directors,

employees, auditors and other agents to (i) afford such Sponsor Stockholder and its officers, employees, auditors and other agents, during normal business hours and upon reasonable notice, at all reasonable times to the Company’s and its Subsidiaries’ officers, employees, auditors, legal counsel, properties, offices, plants and other facilities and to all books and records from time to time as such Sponsor Stockholder may reasonably request and (ii) afford such Sponsor Stockholder and its officers, employees, auditors and other agents the opportunity to discuss the affairs, finances and accounts of the Company and its Subsidiaries with its officers from time to time as such Sponsor Stockholder may reasonably request, including a monthly call with the Company’s management, including its Chief Financial Officer, to discuss the financial condition and performance of, and material updates with respect to, the Company and its Subsidiaries.
(d) Certain Tax Matters. Until such time as the Sponsor Stockholders, collectively, Beneficially Own less than 5% of the outstanding Class A Common Stock, the Company shall (and shall cause its Subsidiaries to) reasonably cooperate with the Sponsor Stockholders to provide them with any tax-related information requested by the Sponsor Stockholders, including for this purpose any information reasonably required for the completion of tax and information returns of the Sponsor Stockholders and their respective Affiliates and direct and indirect equity holders (including for this purpose information regarding the estimated earnings and profits of the Company) and the conduct of any tax audit or proceeding relating to the Company and its Subsidiaries. In addition, upon the request of the Sponsor Stockholders, the Company will promptly assess its status as a “United States real property holding corporation” (as such term is used in Section 897 of the Internal Revenue Code of 1986, as amended) (“USRPHC”) and provide a certification that the Company is not a USRPHC (or provide notice of its legal inability to provide such a certification considering the assets directly and indirectly owned by the Company).
7.2 Confidentiality.
Each Sponsor Stockholder agrees that it will keep confidential and will not disclose for any purpose, other than in connection with monitoring its investment in the Company and its Subsidiaries, any confidential information obtained from the Company pursuant to Section 7.1, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of any confidentiality obligation by such Sponsor Stockholder or its affiliates), (b) is or has been independently developed or conceived by such Sponsor Stockholder without use of the Company’s confidential information or (c) is or has been made known or disclosed to such Sponsor Stockholder by a third party (other than an Affiliate of any Sponsor Stockholder) without a breach of any confidentiality obligations or fiduciary duties such third party may have to the Company that is known to such Sponsor Stockholder; provided, that, a Sponsor Stockholder may disclose confidential information (i) to its attorneys, accountants, consultants and other professional advisors to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (ii) to any prospective purchaser of any Shares from such Sponsor Stockholder as long as such prospective purchaser agrees to be bound by the provisions of this Section 7.2 as if a Sponsor Stockholder, (iii) to any Affiliate, partner, member, limited partners, prospective partners or related investment fund of such Sponsor Stockholder and their respective directors, employees, consultants and representatives, in each case in the ordinary course of business (provided, that the recipients of such confidential information are subject to a customary confidentiality and non-disclosure obligation), (iv) as may be reasonably determined by such Sponsor Stockholder to be necessary in connection with such Sponsor Stockholder’s enforcement of its rights in connection with this Agreement, or (v) as may otherwise be required by law or legal, judicial or regulatory process.
7.3 Reliance. Each covenant and agreement made by a party in this Agreement or in any certificate, instrument or other document delivered pursuant to this Agreement on or before the Effective Time is material, shall be deemed to have been relied upon by the other parties and shall remain operative and in full force and effect after the Effective Time regardless of any investigation. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties hereto and their respective successors and permitted assigns.
7.4 Access to Agreement; Amendment and Waiver; Actions of the Board of Directors. For so long as this Agreement shall be in effect, this Agreement shall be made available for inspection by any Sponsor Stockholder at the principal executive offices of the Company. Any party may waive in writing any provision hereof intended for its benefit. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party at law or in equity or otherwise. This Agreement may be amended only with the prior written consent of the ORCP Stockholders and the Company (acting with the approval of the Unaffiliated Directors); provided, that any amendment, modification, or waiver to any provision of this Agreement that is materially and disproportionately adverse in any material respect to a Sponsor Stockholder (relative to any other Sponsor Stockholder) shall require the approval of such Sponsor Stockholder. Any consent given as provided in the preceding sentence shall be binding on all parties. Further, with the prior written consent of the ORCP Stockholders and the Company, at any time hereafter, Permitted Transferees may be made parties hereto, and any such additional parties shall be treated as “Sponsor Stockholders” for all purposes hereunder, by executing a counterpart signature page in the form attached as Exhibit A hereto, which signature page shall be attached to this Agreement and become a part hereof without any further action of any other party hereto.
7.5 Notices.
All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, emailed (so long as the sender thereof has not received a response from the applicable server indicating a delivery failure or delay) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:
If to the Company:

c/o [•]
[•]
Attention: [•]
Email: [•]

With a copy (which shall not constitute notice) to:

c/o [•]
[•]
Attention: [•]
Email: [•]

If to the ORCP Stockholders:

c/o One Rock Capital Management, LLC
45 Rockefeller Plaza, 39th Floor
New York, NY 10111
Attention: General Counsel
Email: gc@onerock.com

With a copy (which shall not constitute notice):

Latham & Watkins LLP
1271 Avenue of the Americas
New York, New York 10020
Attention: Alexander B. Johnson, Andrew Elken and Javier Stark
Facsimile: (212) 751-4864
Email: alex.johnson@lw.com, andrew.elken@lw.com and javier.stark@lw.com or such other address or email address as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

7.6 Counterparts. This Agreement may be executed in two or more counterparts, and delivered via facsimile, .pdf or other electronic transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.
7.7 Remedies; Severability. It is specifically understood and agreed that any breach of the provisions of this Agreement by any party will result in irreparable injury to the other parties, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other legal or equitable remedies which they may have, such other parties may enforce their respective rights by actions for specific performance or injunctive relief (to the extent permitted at law or in equity). If any one or more of the provisions of this Agreement, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein are not to be in any way impaired thereby, it being intended that all of the rights and privileges of the parties be enforceable to the fullest extent permitted by law.
7.8 Entire Agreement; Termination of Prior Agreements. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof.
7.9 Termination. This Agreement shall remain in effect until (a) terminated automatically (without any action by any party to this Agreement) as to a particular Sponsor Stockholder when such Sponsor Stockholder ceases to Beneficially Own any Shares, (b) as to a particular Sponsor Stockholder, receipt of written notice of termination by such Sponsor Stockholder to the Company and the ORCP Stockholders, or (c) receipt of written notice of termination for all Sponsor Stockholders by the ORCP Stockholders holding a majority of the outstanding Shares of Class A Common Stock held by all Sponsor Stockholders at such time; provided, that, notwithstanding any such termination, Sections 3.4 and 7.2 shall survive any expiration or termination of this Agreement. Termination of this Agreement shall not relieve any party for the breach of any obligations under this Agreement prior to such termination.
7.10 Governing Law. This Agreement is to be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction.
7.11 Successors and Assigns; Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties and the respective successors and assigns of the parties as contemplated herein. Any successor to the Company by way of merger or otherwise must specifically agree to be bound by the terms hereof as a condition of such succession. Except with respect to the Indemnified Parties pursuant to Section 3.4, the parties hereby agree that their respective rights set forth herein are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder.
7.12 Consent to Jurisdiction; Specific Performance; WAIVER OF JURY TRIAL.
(a) Each of the parties hereto irrevocably and unconditionally consents to the sole and exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, if the Chancery Court of the State of Delaware lacks jurisdiction, the United States District Court for the District of Delaware or the Superior Court of the State of Delaware (Complex Commercial Division) to resolve all disputes, claims or controversies arising out of or relating to this Agreement or any other agreement executed and delivered pursuant to or in connection with this Agreement or the negotiation, breach, validity, termination or performance hereof and thereof or the transactions contemplated hereby and thereby and agrees that it will not bring any such action in any court other than the federal or state courts located in Wilmington, Delaware. Each party further irrevocably waives any objection to proceeding in such courts based upon lack of personal jurisdiction or to the laying of venue in such courts and further irrevocably and unconditionally waives and agrees not to make a claim that such courts are an inconvenient forum. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given as provided in Section 7.5. Each of the parties hereto agrees that its or his or her submission to jurisdiction and its or his or her consent to service of process by mail is made for the express benefit of the other parties hereto. The choice of forum set forth in this Section 7.12(a) shall not be deemed to preclude the enforcement of any judgment of a Delaware federal or state court, or the taking of any action under this Agreement to enforce such a judgment, in any other appropriate jurisdiction.

(b) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law or in equity.
(c) EACH PARTY TO THIS AGREEMENT WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR ANY OTHER AGREEMENTS EXECUTED AND DELIVERED PURSUANT TO OR IN CONNECTION HEREWITH OR THE NEGOTIATION, BREACH, VALIDITY, TERMINATION OR PERFORMANCE HEREOF AND THEREOF OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. FURTHER, (I) NO PARTY TO THIS AGREEMENT SHALL SEEK A JURY TRIAL IN ANY SUCH ACTION AND (II) NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EACH PARTY TO THIS AGREEMENT CERTIFIES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR INSTRUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH ABOVE IN THIS SECTION 7.12. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 7.12 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.
7.13 Further Assurances; Company Logo. At any time or from time to time after the Effective Time, the parties hereto agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as any other party may reasonably request in order to evidence or effectuate the provisions of this Agreement and to otherwise carry out the intent of the parties hereunder. The Company hereby grants the Sponsor Stockholders and their respective Affiliates permission to use the Company’s and its Subsidiaries’ name and logo in marketing materials.
7.14 Regulatory Matters. The Company shall and shall cause its Subsidiaries to keep the Sponsor Stockholders reasonably informed, on a current basis, of any events, discussions, notices or changes with respect to any criminal or material regulatory investigation or action involving the Company or any of its Subsidiaries, so that the Sponsor Stockholders and their respective Affiliates will have the opportunity to take appropriate steps to avoid or mitigate any regulatory consequences to them that might arise from such investigation or action.
7.15 No Inconsistent Agreements; Most Favored Nations. The Company shall not enter into any agreement or side letter with, or grant any proxy to, any other Person that conflicts with the provisions of this Agreement. In the event that the Company desires to enter into any agreement with any Person, including any holder or prospective holder of any securities of the Company, giving or granting any registration (or related) rights the terms of which are more favorable than or senior to the registration or other rights granted to the ORCP Stockholders hereunder, then (i) the Company shall provide prior written notice thereof to the ORCP Stockholders and (ii) upon execution by the Company of such other agreement, the terms and conditions of this Agreement shall be, without any further action by the ORCP Stockholders or the Company, automatically amended and modified in an economically and legally equivalent manner such that the ORCP Stockholders shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such other agreement; provided, that, upon written notice to the Company at any time, any ORCP Stockholder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to such ORCP Stockholder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to such ORCP Stockholder.
7.16 In-Kind Distributions. If any of the Sponsor Stockholders (and/or any of their Affiliates) seeks to effectuate an in-kind distribution of all or part of its Shares to its respective direct or indirect equity holders, the Company will, subject to any applicable lockups, work with the foregoing Persons to facilitate such in-kind distribution in the manner reasonably requested and consistent with the Company’s obligations under the Securities Act.

7.17 Recapitalization Transactions. If at any time or from time to time there is any change in the capital structure of the Company by way of share split, share dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by other means, appropriate adjustments will be made in the provision hereof so that the rights and privileges granted hereby will continue with the same effect as contemplated by this Agreement prior to such event.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties are signing this Stockholders Agreement as of the date first set forth above.
[NEW US HOLDCO][8]

By:
Name:
Title:

INITIAL ORCP STOCKHOLDER

TRITON WATER PARENT HOLDINGS, LP

By:
Name:
Title:
[Signature Page to Stockholders’ Agreement]
[8]	NTD: Signatories to be confirmed.

EXHIBIT A

Joinder Agreement
By execution of this signature page, [            ] hereby agrees to become a party to, and to be bound by the obligations of, and receive the benefits of, that certain Stockholders Agreement, dated as of [•], by and among [•][, and certain other parties named therein,]9 as amended from time to time thereafter.
[NAME]

By:
Name:
Title:

Notice Address:

Accepted:

[NAME]

By:
Name:
Title:
[9]	NTD: To be updated.

EXHIBIT B

Role of Initial Chairperson
The Company’s Board of Directors will include a Non-Executive Chair, initially Dean Metropoulos. Mr. Metropoulos will participate in the initial investor presentation to Primo Water Corporation shareholders and consult with the Lead Independent Director to set and schedule the agenda of the meetings of the Board of Directors. The Non-Executive Chair role will follow customary parameters for a non-employee director, description of which is included below. The Non-Executive Chair may participate in all proceedings of the committees of the Board of Directors. The initial Non-Executive Chair shall be designated by the Initial ORCP Stockholder as one of its two designees for the Nominating and Governance Committee (the “Governance Committee”) and the Human Resources Committee, in addition to other committees assigned by the Board of Directors, during the two-year term referenced in Section 5.2(b); provided that in the event the initial Non-Executive Chair is not qualified to serve on the applicable committee under applicable law and stock exchange listing standards, the ORCP Stockholders shall designate a different Sponsor Nominee to serve on such committee or committees.
The expectation is that the initial Non-Executive Chair will serve for two years in the Non-Executive Chair role, during which time the compensation will be commensurate with the current Primo Water Corporation role or market-based levels for companies of similar size.
The combined Company will adhere to current Primo Water Corporation policies applicable to members of the Board of Directors, including any share ownership guidelines, non-employee director compensation policies, insider trading and reporting policies, corporate governance guidelines, etc.
While in office, the initial Non-Executive Chair’s equity interest will be held, directly or indirectly, through the Initial ORCP Stockholder and subject to the same restrictions on transfer as apply to the Initial ORCP Stockholder, other than any equity interests purchased by, or granted to, the initial Non-Executive Chair directly. While in office, the initial Non-Executive Chair may not divest any Company equity he holds in a manner that would be reportable under applicable securities laws.
Because the role is an outside director role, neither the initial Non-Executive Chair nor his related persons and entities would be involved in day-to-day Company business as employees, consultants, independent contractors or otherwise; provided, that the initial Non-Executive Chair shall participate and represent the Board of Directors and the Company in certain communications with stockholders and other stakeholders.
The successor Non-Executive Chair will be chosen by an ad hoc committee of six directors, comprising three Unaffiliated Directors chosen by all Unaffiliated Directors and three Sponsor Nominees chosen by all Sponsor Nominees.
Non-Executive Chair Role Description:
•	Provides leadership to the Board of Directors
•	Provides support and advice to the chief executive officer (“CEO”)
•	Per the Company’s bylaws, holds the non-exclusive authority to call meetings of the Board of Directors and meetings of the independent Directors
•	Presides over:
○	Meetings of the Board of Directors,
○	Executive sessions of the independent Directors without management present, and
○	Annual and special meetings of stockholders
•	Briefs the CEO on issues and concerns arising in the executive sessions of the Board
•	Helps enable access to information to help the Board to monitor the Company’s performance and the performance of management
•	Facilitates communication between and among the independent directors and management
•	Coordinates periodic Board input and review of management’s strategic plan for the Company

•	Organizes the work of the Board
○	In consultation with Lead Independent Director, establishes the annual schedule of the meetings of the Board of Directors
○	In consultation with Lead Independent Director, sets the agendas for all meetings of the Board of Directors
•	Works with the Chair of the Governance Committee with respect to:
○	the recruitment, selection and orientation of new members of the Board of Directors and committee composition; and the annual self-assessment and evaluation processes of the Board of Directors
•	Oversees the Human Resource Committee’s development of appropriate objectives for the CEO and monitors the CEO’s performance
•	Coordinates and chairs the annual performance review of the CEO performed by the Board of Directors and communicates results to the CEO
•	Leads the review of the succession plan for the CEO and other key senior executives by the Board of Directors
•	Attends and may participate in all Committee meetings ex officio and serves as a member of the Governance Committee, Human Resources Committee and such other Committees as assigned by the
Board of Directors

Schedule M
TRITON WATER PARENT, INC.

CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

AND PERIODS FROM FEBRUARY 3, 2021 (DATE OF INCORPORATION)

THROUGH DECEMBER 31, 2021 (SUCCESSOR)

AND JANUARY 1, 2021 THROUGH MARCH 31, 2021 (PREDECESSOR)

TRITON WATER PARENT, INC.

Report of Independent Registered Public Accounting Firm
To the Shareholders and the Board of Directors of Triton Water Parent, Inc:
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Triton Water Parent, Inc. and subsidiaries (the Company) as of December 31, 2023 and 2022 (Successor), the related consolidated statements of operations, comprehensive income (loss), changes in shareholders' equity and cash flows for each of the years ended December 31, 2023 and 2022 (Successor), the period from February 3, 2021 to December 31, 2021 (Successor) and the period January 1, 2021 to March 31, 2021 (Predecessor), and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2023 and 2022 (Successor), and the results of its operations and its cash flows for each of the years ended December 31, 2023 and 2022 (Successor), the period from February 3, 2021 to December 31, 2021 (Successor) and the period January 1, 2021 to March 31, 2021 (Predecessor), in conformity with U.S. generally accepted accounting principles.
Basis for Opinion
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
Critical Audit Matter
The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the account or disclosure to which it relates.
Estimation of Accrued Sales Incentives
Description of the Matter
As described in Note 2 to the consolidated financial statements, the nature of the Company's contracts with customers give rise to variable consideration including volume-based rebates, growth incentives, point of sale promotions, and other promotional discounts (sales incentives). The estimated sales incentives are included in the transaction price as a reduction within net sales and are recorded as either a reduction in accounts receivable or in accruals and other current liabilities in the consolidated balance sheet.

Auditing management's calculations of the accrued sales incentives was subjective and required significant judgment as a result of the nature of the required estimates and assumptions. In particular, the estimates were sensitive to assumptions regarding the expected levels of performance and redemption rates developed based upon analysis of the historical performance of the customer's participation with similar types of promotions adjusted for current trends.

How We Addressed the Matter in Our Audit
To test the amounts accrued for sales incentives, our procedures included, among others, assessing the estimation methodology used by management, the significant assumptions discussed above, and the underlying data used in the analyses including the volume of shipments to customers and rebates and discounts taken. When evaluating the significant assumptions, we compared them to historical trends, information provided by customers, and assumptions used in prior periods. Also, for a sample of promotions, we inspected the underlying contractual arrangements to validate the terms of the promotions offered and compared them to the accrual calculations. In addition, we inquired of personnel outside the accounting department regarding activity to date and expectations of final resolution of certain promotions and performed retrospective review of prior period estimates to actual rebates issued and discounts taken.

/s/ Ernst & Young LLP
We have served as the Company's auditor since 2020.
Hartford, Connecticut
August 8, 2024

TRITON WATER PARENT, INC.

CONSOLIDATED BALANCE SHEETS
	Successor
	December 31,
($ in millions, except share and per share amounts)	2023	2022
ASSETS
Current Assets:
Cash, cash equivalents and restricted cash	$47.0	$105.8
Trade receivables, net of credit losses of $3.4 and $3.7 at December 31, 2023 and 2022, respectively	397.5	462.8
Inventories	180.4	230.6
Prepaid expenses and other current assets	73.1	75.9
Total current assets	698.0	875.1
Property, plant and equipment, net	1,609.2	1,629.1
Operating lease right-of-use-assets, net	552.0	516.2
Goodwill	817.4	816.5
Intangible assets, net	1,420.2	1,488.4
Other non-current assets	57.0	57.2
Total assets	$5,153.8	$5,382.5

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current portion of long-term debt	$31.9	$28.0
Trade payables	356.5	589.8
Accruals and other current liabilities	320.6	284.2
Current operating lease obligations	73.8	69.3
Total current liabilities	782.8	971.3
Long-term debt, less current portion	3,450.7	3,364.0
Operating lease obligations, less current portion	498.2	453.7
Deferred income taxes	397.0	437.5
Other non-current liabilities	22.4	21.4
Total liabilities	$5,151.1	5,247.9
Commitments and contingencies
Shareholders’ Equity:
Series A preferred stock, $0.001 par value, $1,000 stated value, 250,000 shares authorized, nil and 183,600 at December 31, 2023 and 2022, respectively, issued and outstanding	$—	$180.5
Common stock, $0.01 par value, 1,050,000 shares authorized, and 1,030,365 and 1,028,803 at December 31, 2023 and 2022, respectively, issued and outstanding	—	—
Additional paid-in capital	1,024.5	1,023.0
Accumulated deficit	(1,014.3)	(1,057.2)
Accumulated other comprehensive loss	(7.5)	(11.7)
Total shareholders’ equity	2.7	134.6
Total liabilities and shareholders’ equity	$5,153.8	$5,382.5
The accompanying notes are an integral part of these consolidated financial statements

TRITON WATER PARENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
	Successor			Predecessor
($ in millions, except share and per share values)	Year Ended December 31, 2023	Year Ended December 31, 2022	Period from February 3, 2021 through December 31, 2021	Period from January 1, 2021 through March 31, 2021
Net sales	$4,698.7	$4,441.1	$3,076.9	$834.6
Cost of sales	3,346.7	3,446.9	2,440.1	615.3
Gross profit	1,352.0	994.2	636.8	219.3
Selling, general and administrative expenses	924.2	887.0	601.3	219.9
Acquisition, integration and restructuring expenses	16.9	83.8	114.3	149.0
Other operating expense (income), net	4.9	0.1	(2.3)	50.8
Operating income (loss)	406.0	23.3	(76.5)	(200.4)
Gain on extinguishment of debt	—	(8.7)	—	—
Interest and financing expense, net	288.1	211.8	125.3	0.1
Income (loss) before income taxes	117.9	(179.8)	(201.8)	(200.5)
Provision for (benefit from) income taxes	25.1	(53.1)	(41.2)	(51.4)
Net income (loss)	$92.8	$(126.7)	$(160.6)	$(149.1)
Dividend on preferred stock	25.8	32.7	24.3	—
Excess of redemption price over carrying value of preferred stock	3.1	1.1	—	—
Net income (loss) attributable to common stockholders	$63.9	$(160.5)	$(184.9)	$(149.1)

Basic and diluted earnings (loss) per share	$62.10	$(156.02)	$(179.69)
Basic and diluted weighted average number of shares outstanding	1,029,044	1,028,803	1,028,803
The accompanying notes are an integral part of these consolidated financial statements

TRITON WATER PARENT, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
	Successor			Predecessor
(in millions)	Year Ended December 31, 2023	Year Ended December 31, 2022	Period from February 3, 2021 through December 31, 2021	Period from January 1, 2021 through March 31, 2021
Net income (loss)	$92.8	$(126.7)	$(160.6)	$(149.1)
Other comprehensive income (loss), net of tax:
Net change in foreign currency translation adjustments	5.3	(13.0)	(2.2)	1.5
Net unrealized actuarial (loss) gain in postretirement benefit plans, net of taxes	(1.1)	3.7	(0.2)	4.1
Net changes in fair value on cash flow hedges	—	—	—	0.3
Other comprehensive income (loss)	4.2	(9.3)	(2.4)	5.9
Total comprehensive income (loss)	$97.0	$(136.0)	$(163.0)	$(143.2)
The accompanying notes are an integral part of these consolidated financial statements

TRITON WATER PARENT, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
	Preferred stock		Common stock		Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive loss	Total shareholders’ equity
($ and shares in millions)	Shares	Amount	Shares	Amount
February 3, 2021 (Successor)	—	$—	—	$—	$—	$—	$—	$—
Issuance of preferred stock	0.3	245.8	—	—	—	—	—	245.8
Issuance of common stock	—	—	1.0	—	1,017.6	—	—	1,017.6
Capital contributions	—	—	—	—	2.3	—	—	2.3
Net loss	—	—	—	—	—	(160.6)	—	(160.6)
Other comprehensive loss	—	—	—	—	—	—	(2.4)	(2.4)
Dividends on preferred stock	—	—	—	—	—	(24.3)	—	(24.3)
Dividends on common stock	—	—	—	—	—	(737.0)	—	(737.0)
December 31, 2021 (Successor)	0.3	$245.8	1.0	$—	$1,019.9	$(921.9)	$(2.4)	$341.4
Net loss	—	—	—	—	—	(126.7)	—	(126.7)
Other comprehensive loss	—	—	—	—	—	—	(9.3)	(9.3)
Capital contributions	—	—	—	—	2.4	—	—	2.4
Redemption of preferred stock	(0.1)	(65.3)	—	—	(1.1)	—	—	(66.4)
Stock-based compensation	—	—	—	—	1.8	—	—	1.8
Dividends on preferred stock	—	—	—	—	—	(8.6)	—	(8.6)
December 31, 2022 (Successor)	0.2	$180.5	1.0	$—	$1,023.0	$(1,057.2)	$(11.7)	$134.6
Net income	—	—	—	—	—	92.8	—	92.8
Other comprehensive income	—	—	—	—	—	—	4.2	4.2
Issuance of common stock	—	—	—	—	3.3	—	—	3.3
Redemption of preferred stock	(0.2)	(180.5)	—	—	(3.1)	—	—	(183.6)
Stock-based compensation	—	—	—	—	1.3	—	—	1.3
Dividend on preferred stock	—	—	—	—	—	(49.9)	—	(49.9)
December 31, 2023 (Successor)	—	$—	1.0	$—	$1,024.5	$(1,014.3)	$(7.5)	$2.7
The accompanying notes are an integral part of these consolidated financial statements

TRITON WATER PARENT, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
(continued)
(in millions)	Parent Company net investment	Accumulated other comprehensive loss	Total Parent Company net investment
January 1, 2021 (Predecessor)	$2,069.3	$(11.4)	$2,057.9
Net loss	(149.1)	—	(149.1)
Other comprehensive loss	—	5.9	5.9
Net transfers from Parent Company	99.0	—	99.0
March 31, 2021 (Predecessor)	$2,019.2	$(5.5)	$2,013.7
The accompanying notes are an integral part of these consolidated financial statements

TRITON WATER PARENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
	Successor			Predecessor
(in millions)	Year Ended December 31, 2023	Year Ended December 31, 2022	Period from February 3, 2021 through December 31, 2021	Period from January 1, 2021 through March 31, 2021
Cash flows from operating activities:
Net income (loss)	$92.8	$(126.7)	$(160.6)	$(149.1)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	305.7	326.2	385.4	53.1
Amortization of debt discount and issuance costs	13.5	13.9	10.0	—
Write-off of long lived assets	14.3	3.7	—	—
Inventory obsolescence expense	27.6	38.8	14.6	2.2
Charge for expected credit losses	14.1	18.4	11.3	1.6
Deferred income taxes	(40.5)	(59.5)	(44.5)	(52.0)
Gain on extinguishment of debt	—	(8.7)	—	—
Other non-cash items	1.2	4.4	3.0	(8.6)
Changes in operating assets and liabilities, net of effects of businesses acquired:
Trade receivables	51.3	(188.0)	3.4	(29.0)
Inventories	23.1	(113.1)	(25.3)	(14.6)
Prepaid expenses and other current and non-current assets	1.8	(10.4)	193.8	0.4
Trade payables	(228.0)	212.4	(4.6)	(54.4)
Accruals and other current liabilities	43.7	(1.7)	(247.3)	185.3
Other non-current liabilities	0.3	(1.4)	(15.9)	4.4
Net cash provided by (used in) operating activities	$320.9	$108.4	$123.4	$(60.7)
Cash flows from investing activities:
Purchases of property, plant and equipment	$(203.6)	$(258.5)	$(148.4)	(36.6)
Purchases of intangible assets	(14.1)	(78.2)	(50.0)	(1.9)
Acquisition of businesses, net of cash acquired	—	—	(3,927.6)	(5.4)
Proceeds from sale-leaseback	—	—	530.9	—
Proceeds from sale of other assets	—	2.9	—	0.3
Purchases of investments	(3.0)	(1.2)	(17.0)	—
Proceeds from settlement of split-dollar life insurance contracts	3.0	15.6	1.8	—
Other investing activities	0.1	—	—	5.3
Net cash used in investing activities	$(217.6)	$(319.4)	$(3,610.3)	$(38.3)
Cash flows from financing activities:
Proceeds from borrowings from Revolver	$175.0	$—	$—	$—
Repayment of borrowings from Revolver	(85.0)	—	—	—
Proceeds from Term Loans and Senior Notes	—	—	3,461.6	—
Repayment of Term Loans and Senior Notes	(28.0)	(75.0)	(13.6)	—
Proceeds from (repayments of) other debt	7.0	(0.1)	—	—
Principal payment of finance leases and other debt	(1.1)	—	—	—
Proceeds from issuance of preferred stock, net of issuance costs	—	—	245.8	—
The accompanying notes are an integral part of these consolidated financial statements

TRITON WATER PARENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(continued)
	Successor			Predecessor
(in millions)	Year Ended December 31, 2023	Year Ended December 31, 2022	Period from February 3, 2021 through December 31, 2021	Period from January 1, 2021 through March 31, 2021
Proceeds from issuance of common stock, net of issuance costs	3.3	—	1,017.6	—
Capital contributions	—	2.4	2.3	—
Redemption of preferred stock	(183.6)	(66.4)	—	—
Dividends paid on preferred stock	(49.9)	(8.6)	(24.3)	—
Dividends paid on common stock	—	—	(737.0)	—
Transfers from Nestlé	—	—	—	99.0
Net cash (used in) provided by financing activities	$(162.3)	$(147.7)	$3,952.4	$99.0
Effect of exchange rates on cash, cash equivalents, and restricted cash	0.2	(0.2)	(0.6)	—
Net change in cash, cash equivalents, and restricted cash	$(58.8)	$(359.0)	$464.8	$—
Cash, cash equivalents, and restricted cash at beginning of period	105.8	464.8	—	$1.9
Cash, cash equivalents, and restricted cash at end of period	$47.0	$105.8	$464.8	$1.9
Supplemental disclosure of cash flow information:
Cash paid for interest, net of interest capitalized	$274.3	$198.2	$102.0	$—
Cash paid for income taxes	$65.9	$13.9	$0.1	$—
Purchases of property, plant and equipment and intangible assets included in trade payables and accruals and other current liabilities	$41.8	$46.8	$51.0	$6.7
The accompanying notes are an integral part of these consolidated financial statements

TRITON WATER PARENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 1—DESCRIPTION OF THE BUSINESS
Triton Water Parent, Inc., and its subsidiaries, (the “Company”), produces and sells an extensive portfolio of highly recognizable, responsibly sourced, and sustainably packaged national and regional spring water brands, purified national water and flavored water brands. Brands include Arrowhead®, Deer Park®, Ice Mountain®, Origin™, Ozarka®, Poland Spring®, Saratoga®, Zephyrhills®, Pure Life®, Ac+ion®, Frutitas™ and Splash Refresher™, among others. These brands are sold through the Company’s Retail segment (direct to wholesalers, grocery stores or other retailers) and the ReadyRefresh segment (direct-to-consumer, office and retailer beverage delivery services). The Company is also a distributor for select third-party beverage brands through the ReadyRefresh segment. As of December 31, 2023, the Company operated twenty-eight production facilities, over fifty spring sites and seventy-two ReadyRefresh branches.
The Company and its wholly-owned subsidiary, Triton Water Holdings, Inc., were incorporated on February 3, 2021, for the purpose of completing the acquisition of Nestlé Waters North America Holdings, Inc. and certain assets of Nestlé Canada Inc. (“NWNA”) from Nestlé S.A. On February 16, 2021, the Company and Nestlé S.A. entered into a Stock and Asset Purchase Agreement for the acquisition of 100% of the issued and outstanding equity interests of Nestlé Waters North America as well as the acquisition of certain identifiable assets and assumption of certain liabilities of Nestlé Canada, which subsequently closed on March 31, 2021 (the “Nestlé Acquisition”). In conjunction with these transactions Triton Water Holdings, Inc. entered into the Original Term Loans, the Senior Notes and the Revolving Credit Facility, as defined and detailed in Note 10-Debt. The acquisition strengthens the Company’s commitment to being at the forefront of sustainable water management, advancing recycling and waste reduction and partnering with local communities.
Following the completion of the Company’s acquisition, the business began operating under the names BlueTriton Brands and BlueTriton Brands Canada. Subsequent to the acquisition, the legal name of NWNA was changed to BlueTriton Brands, Inc. Unless the context requires otherwise, “BlueTriton,” or the “Company”, refers to Triton Water Parent, Inc. and its consolidated subsidiaries which are wholly-owned.
NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The Consolidated Financial Statements include the accounts of the Company and its wholly-owned subsidiaries. All intercompany transactions and accounts have been eliminated in consolidation.
To facilitate the Company’s financial statement presentation, management refers to the post-acquisition reorganized company in these Consolidated Financial Statements and footnotes as the “Successor” for the years ended December 31, 2023 and 2022 and the period from February 3, 2021 to December 31, 2021, which includes NWNA operations for the period subsequent to March 31, 2021, as other than transactions related to the acquisition, there were no transactions from the incorporation of the Company to March 31, 2021. Management refers to the pre-acquisition company as the “Predecessor” for the period from January 1, 2021 through March 31, 2021. This delineation between Predecessor and Successor is shown in the Consolidated Financial Statements and certain tables within the Notes to the Consolidated Financial Statements through the use of a black line, calling out the lack of comparability between periods.
The Predecessor financial information includes the combined equity, operating results and cash flows of NWNA, prepared on a carve-out basis using Nestlé S.A.’s historical basis in the operations of NWNA, and includes costs incurred related to the acquisition of the Company. The Predecessor financial information has been derived from the Consolidated Financial Statements and accounting records of Nestlé S.A. and may not be indicative of the results of operations or cash flows of NWNA if it had operated independently of Nestlé S.A. Historically, NWNA has been managed and operated in the normal course of business consistent with other businesses of Nestlé S.A.
The Predecessor Statement of Operations includes all revenues and costs directly attributable to NWNA as well as an allocation of general service and administrative functional expenses from Nestlé S.A. Nestlé S.A. allocated these costs to NWNA using methodologies it believes are appropriate and reasonable, including percentage of sales, cost of sales, volume sold and headcount.

The accompanying Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Consolidated Financial Statements are presented in U.S. dollars, which represent the Company’s reporting currency. Unless otherwise noted, dollars are in millions.
Foreign Currency Translation
The financial statements of the Company’s foreign subsidiary, where the local currency is the functional currency, are translated using exchange rates in effect at the end of the year for assets and liabilities and average exchange rates during the year for results of operations. The resulting foreign currency translation adjustment is included in shareholders’ equity as a component of accumulated other comprehensive income (loss). Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in other operating expense, net and were insignificant for all periods presented.
Estimates
The preparation of the Consolidated Financial Statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities as of the balance sheet date and the amounts of revenues and expenses during the year. Actual results could differ from those estimates. Such estimates include those related to sales incentives recorded against revenue, valuation of assets and liabilities in connection with acquisitions, collectability of trade receivables, self-insurance reserve, inventory obsolescence expense, realizability of income taxes, useful lives of property, plant and equipment and intangible assets, fair value of reporting units in connection with the annual goodwill and indefinite lived intangible assessments and the incremental borrowing rate related to lease obligations.
Revenue Recognition
The Company’s principal source of revenue is bottled water sales to customers primarily in the United States and Canada. Revenue is recognized when a customer obtains control of promised goods (the obligation), which may be upon shipment of goods or upon delivery to the customer as defined in the customer contract or purchase order. Revenue is recognized at an amount that reflects the consideration the Company expects to receive in exchange for those goods. Amounts collected from customers for sales taxes are excluded from the transaction price. The Company measures revenue based on the consideration specified in the customer arrangement, and revenue is recognized when the performance obligations in the customer arrangement are satisfied. A performance obligation is a contractual promise to transfer a distinct good to the customer. The transaction price of a contract is allocated to each distinct performance obligation and recognized as revenue when the customer receives the benefit of the performance obligation (the Company has only one obligation).
The nature of the Company’s contracts give rise to variable consideration including volume-based rebates, growth incentives, point of sale promotions, and other trade promotional discounts (sales incentives). For certain sales incentives, the accrual recorded by the Company for the rebate or discount that will be granted to the customer requires significant estimation. The critical assumptions used in estimating the sales incentive accrual include the Company's estimate of expected levels of performance and redemption rates, which requires judgment. These assumptions are developed based upon the historical performance of the customer's participation with similar types of promotions adjusted for current trends. These estimated sales incentives are included in the transaction price of the Company’s contracts with customers as a reduction within net sales and are included as either a reduction in accounts receivable if the customer is entitled to take a deduction on their payment, or as accrued sales incentives in accruals and other current liabilities if the Company anticipates needing to pay the customer. Estimated discounts reflected in trade receivables, net of credit losses were $84.6 million and $97.7 million at December 31, 2023 and 2022, respectively. Accrued sales incentive obligations, recorded in accruals and other current liabilities, were $45.5 million and $63.5 million at December 31, 2023 and 2022, respectively.
Shipping and Warehousing Costs
Shipping and handling costs billed to customers are recorded as revenue. Shipping expenses related to costs incurred to deliver products and warehousing costs are recognized within cost of sales.
Marketing, including Advertising Costs
Marketing, including advertising costs, are expensed as incurred and are recognized as a component of selling, general and administrative expenses. Marketing, including advertising costs, expensed were $197.7 million and

$227.0 million for the years ended December 31, 2023 and 2022 (Successor), respectively. Marketing, including advertising costs, expensed were $93.1 million and $27.4 million for the period February 3, 2021 to December 31, 2021 (Successor) and the period January 1, 2021 to March 31, 2021 (Predecessor), respectively.
Cash, Cash Equivalents and Restricted Cash
Cash, cash equivalents and restricted cash include all highly liquid investments with original maturities of 90 days or less at the time of purchase. The fair values of cash and cash equivalents and restricted cash approximate the amounts shown on the Consolidated Balance Sheets due to their short-term nature.
Trade Receivables and Allowance for Credit Losses
In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, (“ASU 2016-13”). ASU 2016-13 set forth a “current expected credit loss” model which requires the Company to measure all expected credit losses for financial instruments held at the reporting date based on historical experience, current conditions and reasonable supportable forecasts. Guidance in this standard replaced the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost and applies to some off-balance sheet credit exposures. The Company has applied the guidance of ASU 2016-13, and its subsequent related updates, beginning on January 1, 2021 using a modified retrospective approach. The adoption did not have an impact on the Consolidated Financial Statements.
All trade receivables are uncollected amounts owed to the Company from transactions with its customers. Trade receivables represent amounts billed to customers which are recorded at invoiced amounts, net of trade allowances and discounts. These balances do not bear interest, are not yet collected and are presented net of allowance for credit losses. The allowance for credit losses is the Company’s estimate of current expected credit losses on its existing accounts receivable and is determined based on historical customer assessments, current financial conditions, and assessments of expected outcomes. Accounts receivables are written-off when the Company has exhausted all collection efforts and determines the receivable will not be recovered.
The following table summarizes changes in the consolidated allowance for credit losses (in millions):
Amount
Balance as of February 3, 2021 (Successor)	$—
Provision for credit losses	11.3
Utilization of allowance	(8.9)
Balance as of December 31, 2021 (Successor)	$2.4
Provision for credit losses	18.4
Utilization of allowance	(17.1)
Balance as of December 31, 2022 (Successor)	$3.7
Provision for credit losses	14.1
Utilization of allowance	(14.4)
Balance as of December 31, 2023 (Successor)	$3.4
Balance as of December 31, 2020 (Predecessor)	$2.9
Provision for credit losses	$1.6
Utilization of allowance	$(2.3)
Balance as of March 31, 2021 (Predecessor)	$2.2
Concentrations of Credit Risk
The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash and trade receivables. The Company’s cash accounts in a financial institution may at times exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts. The Company performs ongoing credit evaluations of its customers and maintains allowances for credit losses. The Company has historically not experienced any significant losses related to the collection of its trade receivables.

As of, and for the year ended, December 31, 2023 (Successor) there was one customer who made up approximately 30% of trade receivables, net and 25% of net sales. As of, and for the year ended, December 31, 2022 (Successor) there was one customer who made up approximately 25% of both trade receivables, net and net sales. For the period February 3, 2021 to December 31, 2021 (Successor), there was one customer who made up approximately 30% of net sales. No other individual customer makes up more than 10% of trade receivables, net or net sales.
Inventories
All inventories are valued at the lower of cost calculated using the average cost method or net realizable value. Finished goods and semi-finished goods include the inventory costs of raw materials, direct labor and manufacturing overhead costs. The Company establishes an inventory reserve to adjust inventory costs down to a net realizable value and to reserve for estimated obsolescence of both raw materials and finished goods. Factors influencing these adjustments include the aging of inventories on hand, along with a comparison to estimated future usage, sales and related sales price.
Property, Plant and Equipment, net
Property, plant and equipment, net are stated at cost less accumulated depreciation. Depreciation is recorded on a straight-line basis over an asset’s estimated useful life as follows:
Type of Asset	Useful Life
Land	N/A
Buildings	20 - 61 years
Machinery and equipment	10 - 25 years
Leasehold improvements	The lesser of useful life or lease term
Tools, furniture, information technology and sundry equipment	3 - 18 years
Vehicles	3 - 10 years
Construction in progress is not depreciated until the individual asset is ready for service.
Maintenance and repairs are charged to operating expense when incurred; additions and improvements that expand the functionality or increase the useful life of the asset are capitalized.
Impairment of Long-Lived Assets
Long-lived assets consist primarily of property, plant and equipment, right-of-use (“RoU”) assets and definite-lived intangible assets. The Company reviews the carrying amount of a long-lived asset or asset group when there is an indication of impairment. Impairment indicators include a significant decrease in the market price, a significant adverse change in the manner in which an asset or asset group is being used, a significant adverse change in legal factors or in the business climate, an accumulation of costs in excess of the amount originally expected for the acquisition or development of an asset or asset group, a current period operating or cash flow loss combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with the use of an asset or asset group, and/or a current expectation that, more likely than not, an asset will be sold or otherwise disposed of significantly before the end of its previously estimated useful life.
If indicators are present, the Company will perform a recoverability test by comparing the sum of the estimated undiscounted future cash flows attributable to the asset or asset group in question to the carrying amounts. If the undiscounted cash flows used in the test for recoverability are less than the asset or asset group’s carrying amount, the Company will determine the fair value of the asset or asset group based on resale value and recognize an impairment loss if the carrying amount exceeds its fair value.
Leases
The Company has operating and finance leases for office and warehouse space, vehicles, furniture, machinery and equipment, and tools. At inception of a contract, the Company determines whether that contract is or contains a lease by assessing whether there is an identified asset and whether the contract conveys the right to control the use of the identified asset for a period of time in exchange for consideration. The Company has control of the asset if it has the right to direct the use of the asset and obtains substantially all of the economic benefits from the use of the asset throughout the period of use.

As a practical expedient, the Company does not recognize a RoU asset or lease obligation for leases with a lease term of 12 months or less.
In the determination of the lease term, the Company considers the existence of extension or termination options and the probability of those options being exercised.
Lease contracts may include lease components and non-lease components, such as common area maintenance and utilities for property leases. The Company has elected the practical expedient to combine lease and non-lease components.
The Company classifies a lease as a finance lease when it meets any of the following criteria at the lease commencement date: (1) the lease transfers ownership of the underlying asset to the Company by the end of the lease term; (2) the lease grants the Company an option to purchase the underlying asset that the Company is reasonably certain to exercise; (3) the lease term is for the major part of the remaining economic life of the underlying asset; (4) the present value of the sum of the lease payments and any residual value guaranteed by the Company equals or exceeds substantially all of the fair value of the underlying asset; or (5) the underlying asset is of such a specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term. When none of the criteria above are met, the Company classifies the lease as an operating lease.
On the lease commencement date, the Company records a RoU asset and lease obligation on the balance sheet for each lease arrangement that has an original lease term of more than 12 months. The RoU asset represents the Company’s right to use an underlying asset for the lease term while the lease obligation represents the commitment to make lease payments arising from the lease. The RoU asset consists of: 1) the amount of the initial lease obligation; 2) any lease payments made to the lessor at or before the lease commencement date, minus any lease incentives received; and 3) any initial direct cost incurred by the Company. Initial direct costs are incremental costs of a lease that would not have been incurred if the lease had not been obtained and are capitalized as part of the RoU asset. The lease obligation equals the present value of the future cash payments discounted using the rate implicit in the lease whenever that rate is readily determinable. If the rate implicit in the lease is not readily determinable, the Company uses its incremental borrowing rate. The Company’s incremental borrowing rate is the rate of interest specific to the U.S. treasury rate that aligns with the applicable lease term plus a credit spread associated with a BB rating. Lease payments can include fixed payments, variable payments that depend on an index or rate known at the commencement date, and extension option payments or purchase options which the Company is reasonably certain to exercise.
Operating lease expense equals the total cash payments recognized on a straight-line basis over the lease term. The amortization of the RoU asset is calculated as the straight-line lease expense as adjusted by the accretion of the interest on the lease obligation each period. The lease obligation is reduced by the cash payment less the interest each period.
Sale-and-leaseback transactions occur when the Company sells assets to a third-party and subsequently leases them back. If the transaction qualifies as a sale, the resulting leases are evaluated and accounted for as an operating lease. A transaction that does not qualify for sale-and-leaseback accounting as a result of finance lease classification or the failure to meet certain sale recognition criteria is accounted for as a financing transaction.
Business Combinations
The Company recognizes the assets acquired and liabilities assumed in business combinations based on their estimated fair values at the date of acquisition. The Company assesses the fair value of assets, including intangible assets, using a variety of methods and each asset is measured at fair value from the perspective of a market participant. Assets recorded from the perspective of a market participant that are determined to not have economic use for the Company are expensed immediately. Any excess purchase price over the fair value of the net tangible and intangible assets acquired is allocated to goodwill. Transaction costs and restructuring costs associated with a business combination are expensed as incurred.
The Consolidated Financial Statements include the results of operations of an acquired business after the completion of the acquisition.
Goodwill and Other Intangible Assets
The Company classifies intangible assets into three categories: (1) goodwill, (2) intangible assets with indefinite lives not subject to amortization and (3) intangible assets with definite lives subject to amortization.

Goodwill represents the excess of the purchase price of an acquired entity over the fair value of assets and liabilities assumed in a business combination.
The Company determines the useful lives of identifiable intangible assets after considering the specific facts and circumstances related to each intangible asset. Factors considered when determining useful lives include the contractual term of any agreement related to the asset, the historical performance of the asset, the Company’s long-term strategy for using the asset, any laws or other local regulations which could impact the useful life of the asset, and other economic factors, including competition and specific market conditions. Intangible assets that are deemed to have definite lives are amortized.
For financial reporting purposes, amortization is computed on a straight-line basis over an asset’s useful life as follows:
Type of Intangible Asset	Useful Life
Customer relationships	10 - 15 years
Water rights	1 - 40 years
Other	1 - 18 years
The Company’s intangible assets with indefinite lives relate to trade names and trademarks acquired. There are no legal, regulatory, contractual, competitive, economic, or other factors that limit the useful life of these intangible assets.
Goodwill and intangible assets with indefinite lives are not amortized, and as a result, impairment tests must be performed at least annually, or more frequently if events or circumstances indicate that an asset may be impaired. Goodwill is tested for impairment at the reporting unit level and indefinite-lived intangible assets are tested for impairment at the asset level. In performing the goodwill impairment test the Company may first perform a qualitative assessment or bypass the qualitative assessment and proceed directly to performing the quantitative impairment test. Factors considered include macroeconomic, industry and market conditions, cost factors that would have a negative effect on earnings and cash flows, legal and regulatory environment, historical financial performance and significant changes in the Company’s operations or brand. If the qualitative assessment indicates that it is more likely than not that an impairment exists, then a quantitative assessment is performed. In the quantitative assessment for goodwill and indefinite-lived intangible assets, an assessment is performed to determine the fair value of the reporting unit and indefinite-lived intangible asset, respectively. The Company uses either the income approach or in some cases a combination of income and market-based approaches, to determine the fair value of the Company’s assets, as well as an overall comparison to enterprise value. If the carrying value of the reporting unit or intangible asset exceeds the estimated fair value, an impairment charge is recognized in an amount equal to that excess. Goodwill is tested for impairment at the reporting unit level annually, in the fourth quarter, or when events or changes in circumstances indicate that goodwill might be impaired. The Company performed a quantitative assessment during 2023 using a combination of an income and market-based approach and determined that the fair values of its reporting units were not less than recorded carrying values, and therefore no impairment exists.
There are inherent uncertainties related to each of the qualitative assumptions, and the Company’s judgment in applying them. Changes in the assumptions used in the Company’s qualitative assessment of goodwill and intangible assets could result in impairment charges that could be material to the Consolidated Financial Statements in any given period.
Internal-use Software
Internal-use software is software acquired, internally developed, or modified solely to meet the Company’s internal needs, and during the software’s development, no substantive plan exists to sell the software. The accounting treatment for computer software developed for internal use depends on the nature of activities performed at each stage of development. The preliminary project stage includes conceptual formulation of design alternatives, determination of system requirements, vendor demonstrations, and final selection of vendors, and during this stage costs are expensed as incurred. The application development stage includes software configuration, coding, hardware installation, and testing. During this stage, certain costs are capitalized, including external direct costs of materials and services, as well as payroll and payroll-related costs for employees who are directly associated with the project, while certain costs are expensed as incurred, including training and data conversion costs. The post-implementation stage includes support and maintenance, and during this stage costs are expensed as incurred. Capitalized internal-use software costs are recorded within intangible assets, net and are not amortized until the individual asset is ready for use. Amortization of capitalized costs is recorded on a straight-line basis over an asset’s estimated useful life, which ranges from three to five years.
Income Taxes
The Company accounts for income taxes using the liability method, under which deferred tax assets and liabilities are determined based on the differences between the financial statement and tax basis of assets and liabilities as measured by the enacted tax rates that will be in effect when these differences reverse. The effect of a change in income tax rates on deferred tax asset and liability balances is recognized in income in the period that includes the enactment of such rate change. A valuation allowance, if necessary, is recorded against deferred tax assets if utilization is not likely.
The Company recognizes a tax position in its financial statements when that tax position, based solely upon its technical merits, is more likely than not to be sustained upon examination by the relevant taxing authority. Those tax positions failing to qualify for initial recognition are recognized in the first interim period in which they meet the more likely than not standard or are resolved through negotiation or litigation with the taxing authority, or upon expiration of the statutes of limitations. Derecognition of a tax position that was previously recognized occurs when an entity subsequently determines that a tax position no longer meets the more likely than not threshold of being sustained.
The Company recognizes interest and penalties related to unrecognized tax benefits on the income tax expense. At December 31, 2023, 2022 and for all periods presented, these amounts were insignificant.
Fair Value Measurements
Fair value is defined as the price that would be received from the sale of an asset or paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date.
To measure fair value of assets and liabilities, the Company uses the following fair value hierarchy based on three levels of inputs:
•	Level 1 — observable inputs, such as quoted prices in active markets for identical assets or liabilities;
•	Level 2 — significant other observable inputs that are observable either directly or indirectly; and
•	Level 3 — significant unobservable inputs for which there are little or no market data, which require the Company to develop its own assumptions.
Cash and cash equivalents, trade receivables, net and accounts payable are carried at cost, which approximates their fair value because of their short-term maturity. See Note 10-Debt for disclosures of certain financial liabilities that are not measured at fair value.
Determining which category an asset or liability falls within this hierarchy requires judgment. The Company evaluates its hierarchy disclosures each quarter.
Accounting Standards Implemented in 2023
In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting (“ASU 2020-04”), which provides optional expedients and exceptions for applying U.S. GAAP to contracts, hedging relationships and other transactions affected by reference rate reform if certain criteria are met to ease an entity’s financial reporting burden as the market transitions from London Interbank Offered Rate (“LIBOR”) and other interbank offered rates to alternative reference rates, primarily the Secured Overnight Financing Rate. During June 2023, the Company executed LIBOR transition amendments for its term loans and revolving credit agreement as part of its adoption of ASU 2020-04. See Note 10-Debt for additional information. Adoption did not have a significant impact on the Company’s Consolidated Financial Statements.
Accounting Standards to be Implemented
In November the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The new standard is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company does not anticipate a significant impact from the adoption of this new standard on its consolidated financial statements.
In December the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The new standard is effective for fiscal years beginning after December 15, 2024, with early adoption permitted. The Company does not anticipate a significant impact from the adoption of this new standard on its consolidated financial statements.
NOTE 3—CASH, CASH EQUIVALENTS AND RESTRICTED CASH
The following table presents the components of cash, cash equivalents and restricted cash (in millions) (Successor):
	December 31,
	2023	2022
Cash	$44.7	$102.9
Restricted cash	2.3	2.9
Total cash and cash equivalents	$47.0	$105.8
The restricted cash balance relates to bottle deposits that are required for specific U.S. state programs.
NOTE 4—INVENTORIES
Inventories consisted of the following (in millions) (Successor):
	December 31,
	2023	2022
Raw and packaging materials and semi-finished goods	$122.8	$139.6
Finished goods	57.6	91.0
Total inventories	$180.4	$230.6
NOTE 5—PROPERTY, PLANT AND EQUIPMENT, NET
The following table presents the components of property, plant and equipment, net (in millions) (Successor):
	December 31,
	2023	2022
Machinery and equipment	$1,194.5	$1,034.4
Buildings	449.0	414.4
Tools, furniture, information technology and sundry equipment	410.9	317.3
Construction in progress	124.0	239.4
Leasehold improvements	48.2	56.9
Land	76.8	76.4
Vehicles	72.2	26.4
Less: accumulated depreciation	(766.4)	(536.1)
Property and equipment, net	$1,609.2	$1,629.1
Depreciation expense related to property, plant and equipment for the years ended December 31, 2023 and 2022 (Successor) was $231.8 million and $256.9 million, respectively. Depreciation expense related to property, plant and equipment for the period from February 3, 2021 to December 31, 2021 (Successor) and January 1, 2021 to March 31 (Predecessor), 2021 was $322.1 million and $45.9 million, respectively. Additions to property plant and equipment during the year ended December 31, 2023 (Successor) include capitalized interest of $11.4 million.
Included in Costs of sales during the year ended December 31, 2023 (Successor), is an impairment charge of $9.8 million, $8.9 million of which was primarily related to factory equipment within the Retail segment that management determined was no longer fit for service and $0.9 million of dispensers and equipment within the ReadyRefresh segment.

NOTE 6—LEASES
The Company’s leasing activities consist of operating and finance leases for land and buildings for offices and warehouse space, vehicles, and certain machinery and equipment, and tools, furniture, and other equipment. The lease term used for calculating RoU assets and lease obligations is determined by considering the non-cancelable lease term and options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. The determination to include or exclude option periods is generally made by considering the activity in the region for the underlying asset corresponding to the respective lease, among other contract-based and market-based factors.
Some of the Company’s leases contain variable payments for utilities, insurance, real estate tax, repairs and maintenance, and other variable operating expenses. Such amounts are not included in the measurement of the lease obligation and are recognized in the period when the items are incurred.
The following table presents the components of lease expense (in millions):
	Successor			Predecessor
	Year Ended December 31, 2023	Year Ended December 31, 2022	Period from February 3, 2021 through December 31, 2021	Period from January 1, 2021 through March 31, 2021
Operating lease expense	$119.5	$104.7	$49.4	$14.6
Short-term and variable lease expense	17.2	20.0	15.4	6.2
Finance lease related expense:
Depreciation expense	0.5	—	—	—
Interest on lease liabilities	0.1	—	—	—
Total lease expense	$137.3	$124.7	$64.8	$20.8
The operating lease expense above is included in the accruals and other current liabilities line item on the cash flow statement.
Included in Cost of sales expenses during the year ended December 31, 2023 (Successor), is an impairment charge of $4.5 million of RoU assets related to factory equipment within the Retail segment that management determined no longer fit for service.
Supplemental cash flow information related to leases was as follows (in millions):
	Successor			Predecessor
	Year Ended December 31, 2023	Year Ended December 31, 2022	Period from February 3, 2021 through December 31, 2021	Period from January 1, 2021 through March 31, 2021
Cash paid for amounts included in the measurement of lease obligations:
Operating cash outflows related to operating leases	$114.8	$96.3	$45.1	$21.7
Operating cash outflows related to finance leases	$0.1	$—	$—	$—
Financing cash outflows related to finance leases	$0.4	$—	$—	$—
Right-of-use assets obtained in exchange for lease obligations:
Operating leases	$136.6	$78.2	$339.5	$23.9
Finance leases	$11.3	$—	$—	$—

Supplemental balance sheet information related to leases was as follows (in millions, except as noted) (Successor):
	December 31,
	2023	2022
Operating leases:
Operating lease right-of-use assets, net	$552.0	$516.2
Current operating lease obligations	$73.8	$69.3
Operating lease obligations, less current portion	498.2	453.7
Total operating lease obligations	$572.0	$523.0

Finance leases:
Property, plant and equipment, net	$10.9	$—
Current portion of long-term debt	$1.8	$—
Long-term debt, less current portion	8.2	—
Total financing lease obligations	$10.0	$—

Weighted average remaining lease term:
Operating leases	8.8 years	10.7 years
Financing leases	4.6 years	—
Weighted average discount rate:
Operating leases	5.7%	4.8%
Financing leases	9.6%	—
The following table summarizes the maturities of lease obligations (in millions):
Year Ended December 31,	Operating Leases	Finance Leases
2024	$102.9	$2.7
2025	99.6	2.8
2026	89.9	2.4
2027	73.3	2.2
2028	63.3	2.1
Thereafter	302.4	0.3
Total lease payments	731.4	12.5
Less: imputed interest	(159.4)	(2.5)
Total lease obligations	$572.0	$10.0
Sale-leaseback transactions
In December, 2021, the Company completed a sale-leaseback transaction related to 20 properties for a gross sales price of $551 million, resulting in a gain of $23.6 million, which is included in other operating expense (income), net. Contemporaneous with the closing of the sale, the Company entered into a master lease agreement for the properties. The lease includes a renewal option up to an additional 30 years, which the Company is not reasonably certain to exercise. The lease is accounted for as an operating lease and is included in the above information.
NOTE 7—GOODWILL
The changes in the carrying amount of goodwill were as follows (in millions) (Successor):
	Retail	ReadyRefresh	Total
Balance at December 31, 2021	$689.3	$129.2	$818.5
Measurement period adjustments	0.6	—	0.6
Foreign exchange rate changes	(2.6)	—	(2.6)
Balance at December 31, 2022	687.3	129.2	816.5
Foreign exchange rate changes	0.9	—	0.9
Balance at December 31, 2023	$688.2	$129.2	$817.4

NOTE 8—INTANGIBLE ASSETS, NET
The following table presents intangible assets, net by major class (in millions, except years) (Successor):
		December 31, 2023			December 31, 2022
	Weighted Average Life (in years)	Gross Carrying Value	Accumulated Amortization	Net Book Value	Gross Carrying Value	Accumulated Amortization	Net Book Value
Definite-lived intangible assets
Customer relationships	11	$240.9	$(51.7)	$189.2	$240.7	$(32.7)	$208.0
Water rights	26	494.5	(59.6)	434.9	485.4	(37.7)	447.7
Software	5	168.3	(70.8)	97.5	168.3	(36.8)	131.5
Other	7	17.1	(6.2)	10.9	38.3	(24.2)	14.1
Total definite-lived intangible assets		$920.8	$(188.3)	$732.5	$932.7	$(131.4)	$801.3
Indefinite-lived intangible assets
Trademarks and trade names		$687.7	$—	$687.7	$687.1	$—	$687.1
Total intangible assets, net		$1,608.5	$(188.3)	$1,420.2	$1,619.8	$(131.4)	$1,488.4
Amortization expense of intangible assets for the years ended December 31, 2023 and 2022 (Successor), was $74.8 million and $65.0 million, respectively. Amortization expense of intangible assets for the period from February 3, 2021 to December 31, 2021 (Successor) and January 1, 2021 to March 31, 2021 (Predecessor) was $63.3 million and $7.2 million, respectively.
Based on the carrying value of definite-lived intangible assets as of December 31, 2023, estimated amortization expense for each of the five succeeding fiscal years and thereafter is as follows (in millions):
Year Ended December 31,	Amount
2024	$62.1
2025	57.7
2026	55.4
2027	53.8
2028	53.4
Thereafter	450.1
$732.5
NOTE 9—ACCRUALS AND OTHER CURRENT LIABILITIES
The following table summarizes accruals and other current liabilities (in millions) (Successor):
	December 31,
	2023	2022
Accrued compensation	$111.4	$63.7
Accrued sales incentives	45.5	63.5
Property and casualty insurance reserves	41.8	31.3
Accrued deposits	37.8	59.1
Accrued taxes	17.0	18.4
Accrued interest	13.7	11.1
Other	53.4	37.1
Total accruals and other current liabilities	$320.6	$284.2

NOTE 10—DEBT
The following table summarizes long-term debt (in millions) (Successor):
	December 31,
	2023	2022
Term Loans	$2,730.6	$2,758.6
Senior Notes	713.0	713.0
Revolver	90.0	—
Finance lease obligations (see Note 6-Leases)	10.0	—
Other	6.5	0.3
Unamortized debt costs	(67.5)	(79.9)
Total debt	$3,482.6	$3,392.0
Less: Current portion of long term debt	31.9	28.0
Long-term debt, less current portion	$3,450.7	$3,364.0
The following table summarizes the principal maturities of debt, excluding finance lease obligations and unamortized debt costs (in millions):
Year Ended December 31,	Amount
2024	$30.1
2025	30.3
2026	120.0
2027	28.0
2028	2,618.6
Thereafter	713.0
During June 2023, the Company executed LIBOR transition amendments for both the Term Loans and the Revolver. The primary provision of these amendments was to replace LIBOR based interest rate calculations with Secured Overnight Financing Rate (“SOFR”) based interest rate calculations. In accordance with ASU 2020-04, the Company is eligible for, and has elected to, deploy the practical expedient that allows for relief from certain contract modification requirements deemed not substantial per the standard. The execution of the transition amendments contained in ASU 2020-04 did not have a significant impact on the Company’s Consolidated Financial Statements.
Term Loans
On March 31, 2021, the Company entered into a credit agreement (the “First Lien Credit Agreement”) with the lenders party thereto for $2.6 billion of initial term loans (“Original Term Loans”) as a first lien secured credit facility which matures on March 31, 2028. The proceeds of such term loans were used to finance the Company’s acquisition of NWNA. On December 9, 2021, the Company entered into the First Amendment to the First Lien Credit Agreement for an additional $250 million of term loans (“New Term Loans”). The Company did not repay any of the Original Term Loans with the additional borrowings and accounted for the amendment as a modification. The New Term Loans mature on March 31, 2028, and bear interest at the same rate as the Original Term Loans described above (collectively “the Term Loans”). The Term Loans bear interest at a rate, which resets every one, three or six months, depending on the Company’s interest period election. The applicable rate is derived from the addition of (1) a spread that ranges from 3.25% to 3.5% based on the Company’s leverage plus (2) the greater of 0.5% or Term SOFR, which is defined as a SOFR rate, plus a SOFR Adjustment based on the interest period as determined by CME Group Benchmark Administration Limited (“CBA”).
The Company incurred $80.3 million of debt issuance costs, which were recorded as a reduction of the carrying amount of the Original Term Loans. As part of the First Amendment to the First Lien Credit Agreement, the Company incurred an additional $3.4 million in transaction fees that were expensed as incurred and recorded an additional debt discount of $3.6 million, which is being amortized using the effective interest method over the remaining term to maturity of the Term Loans. At December 31, 2023 and 2022 (Successor), unamortized debt issuance costs related to the Term Loans were $54.9 million and $65.3 million, respectively.
Interest rates on the Term Loans at December 31, 2023 and 2022 was 8.86% and 7.17%, respectively.

On the last business day of each fiscal quarter the Company is required to make an aggregate principal amount equal to 0.25% of the aggregate principal amount of the Term Loans, or $28 million annually, as presented in the Consolidated Statements of Cash Flows.
Senior Notes
On March 31, 2021, Triton Water Holdings, Inc., a wholly owned subsidiary of the Company, issued $770 million aggregate principal amount of unsecured 6.250% Senior Notes due 2029 (“Senior Notes”) that mature on April 1, 2029. The proceeds from the issuance of the Senior Notes were used to finance the acquisition of NWNA.
The Company incurred $19.0 million of debt issuance costs of the Senior Notes, which were recorded as a reduction of the carrying amount of the Senior Notes. The debt issuance costs are being amortized using the effective interest method over a period of eight years, which represents the term to maturity of the Senior Notes. At December 31, 2023 and 2022 (Successor), unamortized debt issuance costs related to the Senior Notes were $12.0 million and $12.6 million, respectively.
During the year ended December 31, 2022 (Successor), the Company paid $47.0 million to repurchase $57.0 million in aggregate principal amount of the Senior Notes. As a result of these transactions the Company recorded a gain of $8.7 million on extinguishment of debt, net of write-off of $1.3 million of capitalized debt issuance costs.
Revolver
On March 31, 2021, the Company entered into the asset based lending (“ABL”) Revolving Credit Agreement (“Revolver Agreement”) with the Lenders for up to $350 million of revolving loans, up to $50 million in swing line loans, and up to $75 million in letters of credit (collectively “Revolver Loans”), which letters of credit shall expire no more than twelve-months after the date of issuance (with options for auto renewal) (collectively the “Revolver”). The Revolver Agreement, including the commitment of the various lenders to provide the Company with the Revolver Loans, terminates five years from the closing date of the Revolver Agreement, or March 31, 2026. The proceeds of the Revolver Loans, if drawn, are used for working capital and general corporate purposes, including capital expenditures and debt service, dividends and acquisitions. As part of the issuance of the Revolver, the Company incurred $6.0 million of debt issuance costs, which were recorded in other non-current assets and are being amortized ratably over the 5-year term of the Revolver Agreement. The unamortized debt issuance costs related to the Revolver were $2.7 million and $3.9 million as of December 31, 2023 and 2022 (Successor), respectively, and are classified as a component of other non-current assets. Following the aforementioned Reference Rate Reform, the Revolver Loans bear interest at a rate that fluctuates periodically based on the aggregate outstanding borrowings under the Revolver Agreement and ranges from a spread of 1.50% to 2.00% above the benchmark SOFR rate, plus a SOFR Adjustment based on the interest period as determined by CBA”). The Company has the ability to fix the rate for a period of one, three or six months, depending on the Company’s interest period election. The interest rate on the Revolver Loans outstanding at December 31, 2023 was 7.14%.
The borrowing capacity is determined monthly based on a calculation taking into account certain current assets and liabilities of the Company. Amounts available for borrowing are reduced by letters of credit outstanding.
The following table summarizes amounts available for borrowing under the Revolver (in millions) (Successor):
	December 31,
	2023	2022
Revolver availability:
Gross availability	$350.0	$350.0
Less: Outstanding letters of credit	(45.2)	(21.1)
Net availability	304.8	328.9
Borrowings	(90.0)	—
Available borrowing capacity	$214.8	$328.9
The Company is required to pay a commitment fee ranging from 0.25 to 0.375%, based on the Company’s average daily total utilization of the Revolver.

Debt Covenants
The First Lien Credit Agreement, the indenture governing the Senior Notes and the Revolver contain certain affirmative and negative covenants that, among other things, limit the Company’s ability to, subject to various exceptions and qualifications: (i) incur liens; (ii) incur additional debt; (iii) sell, transfer or dispose of assets; (iv) merge with or acquire other companies; (v) make loans; (vi) make investments; (vii) make dividends and distributions on, or repurchases of, equity; (viii) enter into certain transactions with affiliates; and (ix) other miscellaneous restrictions. As of December 31, 2023, the Company was compliant with all affirmative and negative covenants.
The Revolver also requires the Company to maintain a fixed charge coverage ratio of not less than 1.00 to 1.00 during any period commencing on any day when specified excess availability is less than the greater of (1) $25 million or (2) 10% of the maximum borrowing amount. As of December 31, 2023, the Company was not required to maintain this ratio as the excess availability exceeded the designed thresholds.
Fair Value of Debt
The Company estimates the fair values of its debt set forth below as of December 31, 2023 and 2022 (Successor), as follows (in millions):
	Book Value	Fair Value
2023
Senior Notes	$713.0	$624.7
Term Loans	$2,730.6	$2,710.1
2022
Senior Notes	$713.0	$577.6
Term Loans	$2,758.6	$2,575.9
The fair value of Senior Notes and Term Loans is estimated using quoted market prices for similar issues and the valuation is categorized within Level 2 of the fair value hierarchy, as defined in Note 2-Summary of Significant Accounting Policies. Given the variable interest rates, the carrying value of the Revolver and other debts approximate their fair values.
NOTE 11—SHAREHOLDERS’ EQUITY
Preferred Stock
The Series A Preferred Stock (“preferred stock”) vote in together, as a single class, with common stockholders. The preferred stock are not convertible and rank senior to all shares of common stock with respect to the preferences as to redemptions, dividends, distributions and rights upon the liquidation of the Company. On the first day of each calendar quarter the preferred stockholders are entitled to a cumulative dividend equal to a dividend rate, times the dividend base, as and if declared by the Board of Directors. The dividend base amount is equal to the stated value of the shares plus any unpaid dividends. The dividend rate was 12.50% from issuance through March 31, 2023, after which time the rate increased 25 basis points per quarter.
All 250,000 authorized shares were issued in 2021, at the share’s $1,000 stated value. The Company incurred $4.2 million of direct issuance costs, which were recorded as a reduction of the carrying amount of the preferred stock.
During the period from April 1, 2021 to December 31, 2021, the Company declared and paid cumulative dividends of $24.3 million on the preferred stock ($272.02 per share). During 2022, the Company redeemed $66.4 million stated value preferred stock, and paid related accrued and unpaid dividends through the date of redemption of $8.6 million ($129.10 per share). The excess of redemption value over carrying value of preferred stock was $1.1 million, which is reflected as a reduction to the net loss attributable to common stockholders. During 2023, the Company redeemed the remaining preferred stock at its $183.6 million stated value, plus all declared and unpaid dividends of $49.9 million ($97.17 per share). The excess of redemption value over carrying value of preferred stock was $3.1 million, which is reflected as a reduction to net income attributable to common stockholders.
During the years ended December 31, 2023, 2022 and 2021, the cumulative preferred dividends of the preferred stock was $25.8 million, $32.7 million and $24.3 million, respectively. The unpaid dividends are not recorded as a liability, due to their classification as permanent equity. These amounts do however reduce the net income (loss) attributable to common stockholders in the respective periods, see Note 19-Earnings Per Share.
Since all shares had been redeemed as of December 31, 2023, no preferred stock were outstanding and there were no remaining dividends due.
Common Stock
Each share of common stock entitles the record holder to one vote on all matters submitted to a vote of the Company’s shareholders. Common shareholders are also entitled to dividends when and if declared by the Company’s Board of Directors.
During the period from February 3, 2021 to December 31, 2021, the Company paid dividends of $737.0 million, or $716.44 per share, to the Company’s common stockholders.
Accumulated Other Comprehensive Income (Loss)
Accumulated other comprehensive income (loss) (“AOCI”) represents gains and losses affecting shareholder’s equity that are not reflected in the Consolidated Statements of Operations. The balances reported reflect the impact of cumulative translation adjustments and net actuarial gain, net of taxes, as reported in Note 14-Employee Benefit Plans. The Company uses the portfolio approach for releasing income tax effects from accumulated other comprehensive income.
The following table reflects the accumulated balances of other comprehensive income (loss) (in millions)(1):
	Cumulative translation adjustment	Net unrealized actuarial gain (loss) in postretirement benefit plan	Accumulated other comprehensive loss
February 2, 2021 (Successor)	$—	$—	$—
Current year change	(2.2)	(0.2)	(2.4)
December 31, 2021 (Successor)	(2.2)	(0.2)	(2.4)
Current year change	(13.0)	3.7	(9.3)
December 31, 2022 (Successor)	(15.2)	3.5	(11.7)
Current year change	5.3	(1.1)	4.2
December 31, 2023 (Successor)	$(9.9)	$2.4	$(7.5)
As of December 31, 2023 and 2022, AOCI for the cumulative translation adjustment and the pension liability adjustment are net of a tax benefit of $0.4 million and a tax provision of $1.2 million, respectively.
(1)	Due to the insignificance of the activity, the Predecessor period AOCI activity is not included.
NOTE 12—INCOME TAXES
U.S. and foreign components of income (loss) before income taxes was as follows (in millions):
	Successor		Predecessor
	Year Ended December 31, 2023	Year Ended December 31, 2022	Period from February 3, 2021 through December 31, 2021	Period from January 1, 2021 through March 31, 2021
Domestic	$134.8	$(165.1)	$(193.0)	$(201.8)
Foreign	(16.9)	(14.7)	(8.8)	1.3
Total income (loss) before income taxes	$117.9	$(179.8)	$(201.8)	$(200.5)

The following table presents the components of income tax provision (benefit) (in millions):
	Successor			Predecessor
	Year Ended December 31, 2023	Year Ended December 31, 2022	Period from February 3, 2021 through December 31, 2021	Period from January 1, 2021 through March 31, 2021
Current
Federal	$49.8	$(0.1)	$0.6	$—
State and local	15.8	$6.5	2.7	0.6
Foreign	—	$—	—	—
Total current	$65.6	$6.4	$3.3	$0.6
Deferred
Federal	(27.9)	(39.6)	(34.0)	(42.3)
State and local	(8.4)	(16.2)	(8.0)	(9.7)
Foreign	(4.2)	(3.7)	(2.5)	—
Total deferred	$(40.5)	$(59.5)	$(44.5)	$(52.0)
Total income tax provision (benefit)	$25.1	$(53.1)	$(41.2)	$(51.4)
The following table presents a reconciliation of the U.S. federal statutory income tax rate to the Company’s effective tax rate for the periods indicated is as follows (in millions):
	Successor						Predecessor
	Year Ended December 31, 2023		Year Ended December 31, 2022		Period from February 3, 2021 through December 31, 2021		Period from January 1, 2021 through March 31, 2021
	%	$	%	$	%	$	%	$
U.S. federal statutory income tax rate	21.0%	$24.8	21.0%	$(37.8)	21.0%	$(42.4)	21.0%	$(42.1)
State and local income taxes	3.4%	4.0	6.1%	(11.0)	2.9%	(5.9)	4.6%	(9.3)
Other foreign jurisdictions	(0.6)%	(0.6)	0.4%	(0.7)	0.3%	(0.6)	—%	—
Research and development and fuel credits	(1.8)%	(2.1)	2.4%	(4.3)	—%	—	—%	—
Other	(0.7)%	(1.0)	(0.4)%	0.7	(3.8)%	7.7	—%	—
Total income tax provision (benefit)	21.3%	$25.1	29.5%	$(53.1)	20.4%	$(41.2)	25.6%	$(51.4)
The following table presents the components of deferred income taxes (in millions) (Successor):
	December 31,
	2023	2022
Deferred tax assets:
Lease obligations	$145.0	$136.7
Interest limitation and carryforwards	84.0	50.0
Accrued liabilities and employee benefit obligations	29.1	25.0
Net operating loss carryforwards	5.8	14.0
Capitalized research and development expenses	18.4	9.5
Transaction costs	5.3	6.6
Research and development credit	—	1.2
Other	4.0	6.6
Total deferred tax assets	$291.6	$249.6

	December 31,
	2023	2022
Deferred tax liabilities:
Depreciation and amortization	$(550.1)	$(551.0)
Lease right-of-use assets	(137.6)	(135.0)
Other	(0.9)	(1.1)
Total deferred tax liabilities	$(688.6)	$(687.1)
Net deferred tax liability	$(397.0)	$(437.5)
The primary differences from the U.S. statutory rate to the effective rate for both years ended December 31, 2023 and 2022 (Successor) were state tax expense and the utilization of research and development tax credits. The difference for the period ended December 31, 2021 (Successor) was state tax expense and permanent differences related to transaction costs.
As of December 31, 2023, the Company has no U.S. federal net operating losses (“NOL”) carryforward. However, as of December 31, 2023, the Company does have state NOL carryforwards in the amount of $11.9 million, all of which will expire between 2024 and 2042. As of December 31, 2023, the Company has Canadian NOL carryforwards of $19.5 million, which will begin expiring in 2042. The Company’s U.S. NOL carryforwards are subject to annual limitations in their use in accordance with IRC section 382.
In evaluating the ability to recover the deferred tax assets within the jurisdiction from which they arise, the Company considers all positive and negative evidence, including the scheduled reversals of deferred tax liabilities, projected future taxable income, tax planning strategies and recent operating results. Based on these considerations, the Company has not recorded a valuation allowance as of December 31, 2023.
Unrecognized income tax benefits represent positions taken on income tax returns, but not yet recognized in the consolidated financial statements. The Company recognizes interest accrued related to unrecognized tax benefits and penalties as income tax expense. As of December 31, 2023, the Company has recorded a reserve of $1.2 million related to nexus positions in various state jurisdictions. The Company is subject to taxation in the United States, various states, and Canada. As of December 31, 2023, the Company’s tax returns remain open and subject to examination by the tax authorities for the tax years 2021 and after.
The Company does not anticipate any significant changes in the liability for unrecognized income tax benefits for uncertain income tax positions within the next 12 months.
The Company is subject to taxation in the United States, various states and Canada. As of December 31, 2023, the Company has been notified of examinations by the following taxing authorities: California, Georgia, Illinois, Pennsylvania, and Texas. All examinations are for tax periods prior to March 31, 2021. As such and in accordance with the stock and asset purchase agreement, Nestle S.A. bears the onus for any resulting adjustments of the aforementioned examinations.
NOTE 13—STOCK-BASED COMPENSATION
Certain employees of the Company were granted Class B units in Triton Water Parent Holdings, LLC (“Parent”) as profit interest units (“PIUs”) in the Parent. The PIUs granted consist of a combination of time-vesting units (approximately 1/2 of the PIUs) and performance-vesting units (approximately 1/2 of the PIUs).
Fifty percent (50%) of the time-vesting-units will vest on the second anniversary of the vesting commencement date and sixteen and two-thirds percent (16 2/3%) will vest on the third, fourth, and fifth anniversaries of the vesting commencement date. Performance-vesting units will vest based on the return on investment by the investors of the Parent, at the time of an exit transaction or final sale. Based on the fair value of PIUs issued by the Parent, the Company recognizes compensation expense for the time-vesting units on a straight-line basis over the respective requisite service periods of the awards. For performance-vesting units, where vesting is contingent upon both a service and a performance condition of the Parent, compensation expense is recognized over the respective requisite service period of the award only when achievement of the performance condition is considered probable. The grant date fair value of the performance based PIUs was $2.7 million. As of December 31, 2023 and 2022 (Successor), the performance condition was not considered probable, and therefore no expense has been recorded.

Given the absence of an active market for the shares underlying the awards, the fair value of the awards was determined with input from management of the Parent and third-party valuation specialists. Based on the charge from the Parent, stock-based compensation expense recognized by the Company was $1.3 million and $1.8 million for the year ended December 31, 2023 and 2022 (Successor), respectively. These costs are reflected as compensation expense within selling, general and administrative expenses. The expense was determined by the Parent using the Black-Scholes pricing model for determining the estimated fair value of PIUs. The Black-Scholes pricing model requires the use of subjective assumptions including the units’ expected term and the price volatility of the underlying stock. The total future compensation cost related to nonvested time-vesting PIUs is $2.9 million, which is expected to be recognized over a weighted-average period of 2.9 years as of December 31, 2023.
NOTE 14—EMPLOYEE BENEFIT PLANS
Defined Contribution Plan
The Company provides defined contribution retirement plans for substantially all of its employees (“401(k) Plan”). The Company’s matching contribution for employees provides the option to match contributions for eligible participants up to 4% of the employee’s eligible pay. The Company may also make discretionary retirements contributions, from 3% to 9% of eligible pay, for certain employees under the plan. The total expense for the Company’s contributions to the 401(k) Plan for the years ended December 31, 2023 and 2022 (Successor) was $44.8 million and $43.1 million, respectively. The total expense for the Company’s contributions to the 401(k) Plan for the period from February 3, 2021 to December 31, 2021 (Successor) and January 1, 2021 to March 31, 2021 (Predecessor) was $25.4 million and $13.5 million, respectively.
Deferred Compensation Plans
As part of the acquisition of NWNA, the Company acquired the assets of NWNA’s deferred compensation plan and assumed the related liabilities (“Nestlé Deferred Compensation Plan” or “Nestlé Plan”). The Nestlé Deferred Compensation Plan had a liability of $221.4 million for future payments to be made under the legacy Nestlé Plan, with an offsetting asset for the investments held in trust of $221.4 million to fund future payments. The Nestlé Plan was fully funded, and each participant was fully vested. Settlement of the Nestlé Plan was triggered due to change in control as a result of the Company’s acquisition of NWNA. In April 2021, the Company settled all remaining benefits through lump sum payouts to each participant.
Split Dollar Life Insurance
The Company provides certain executives with life insurance benefits through split-dollar life insurance arrangements. As part of the NWNA acquisition, the Company retained agreements with certain former and active executives whereby the Company must maintain the life insurance policy for a specified amount and split a portion of the policy benefits with the designated beneficiary of each executive. The Company’s investment in corporate-owned life insurance policies is recorded at cash surrender value, which approximates fair value.
As of December 31, 2023 (Successor), the cash surrender value of $27.4 million for the remaining split dollar life insurance policies is recorded in other non-current assets, and future amounts owed to the executives or their designated beneficiaries is $2.7 million, which is split between accruals and other current liabilities and other non-current liabilities in the amount of $0.5 million and $2.2 million, respectively.
As of December 31, 2022 (Successor), the cash surrender value of $30.8 million for the remaining split dollar life insurance policies is recorded in other non-current assets, and future amounts owed to the executives or their designated beneficiaries is $2.2 million, which is split between accruals and other current liabilities and other non-current liabilities in the amount of $0.5 million and $1.7 million, respectively.
Changes in the cash surrender value of these policies related to gains and losses incurred on these investments are classified within Selling, general and administrative expenses. Investments in and redemptions of these life insurance contracts are reported as cash flows from investing activities. Gains (losses) related to the corporate-owned life insurance policies were insignificant for all periods presented.
The Company funded $17.0 million into a rabbi trust in April 2021, which will be used to pay premiums and other fees on these split-dollar life insurance plans in the future. As of December 31, 2023 and 2022 (Successor), the rabbi trust has $14.9 million and $14.8 million of Level 1 investments, which are included in other non-current assets (see Note 17-Fair Value Measurements).

Executive Medical
Prior to the Company’s acquisition of NWNA, NWNA provided a post-retirement medical benefit plan for former executives (“executive medical insurance plan”). Cash settlement of the executive medical insurance plan was triggered due to the change in control resulting from the NWNA acquisition. As of the NWNA acquisition date, the amount owed to each participant was fully vested and related to past services. The Company recorded $149.0 million of expense within acquisition, integration and restructuring expenses for the period from January 1, 2021 through March 31, 2021 (Predecessor) for the executive medical insurance plan. The Company settled its obligation through lump sum payouts to each participant in April 2021. There are no remaining liabilities related to the executive post-retirement medical benefit plan.
Non-Executive Medical
Prior to the Company’s acquisition of NWNA, NWNA provided a post-retirement medical benefit plan for former employees (“non-executive medical insurance plan”). As part of the NWNA acquisition, the Company assumed this liability. Post acquisition the plan is frozen and all participants are fully vested. Therefore, the non-executive medical insurance plan is closed to new entrants and ceased accruing benefits.
The Company recognizes the funded status of its non-executive medical insurance plans, measured as the difference between the fair value of the plan assets and the projected benefit obligation. Benefit obligation balances reflect the accumulated post-retirement benefit obligations for the Company’s non-executive medical benefit plans. There were no related plan assets as of December 31, 2023 or 2022 (Successor). Total benefits paid for the year ended December 31, 2023 and 2022 (Successor) was $0.7 million and $0.5 million, respectively. Total benefits paid for the period from February 3, 2021 through December 31, 2021 (Successor) and the period from January 1, 2021 through March 31, 2021 (Predecessor) was $0.5 million and $0.2 million, respectively.
The following table presents the amounts recognized in the Consolidated Financial Statements, and the assumptions used to estimate the actuarial present value of benefit obligations at December 31, 2023 and 2022 (in millions) (Successor):
	December 31,
	2023	2022
Accumulated Postretirement Benefit Obligation
Projected benefit obligation at beginning of year	$12.2	$17.1
Service cost	0.1	—
Interest cost	0.6	0.4
Actuarial (gain) / loss	0.5	(4.9)
Benefits paid	(0.7)	(0.4)
Projected benefit obligation at end of year	$12.7	$12.2

Recorded in Balance Sheet
Accruals and other current liabilities	$0.7	$0.6
Other non-current liabilities	12.0	11.6
Total liabilities	$12.7	$12.2

Recorded in Other Comprehensive Income
Net actuarial gain	$(3.3)	$(4.8)

Change in Other Comprehensive Income
Net actuarial (gain) / loss	$0.5	$(4.9)
Amortization of actuarial gain	0.9	—
Total recognized in other comprehensive income	$1.4	$(4.9)

	December 31,
	2023	2022
Assumptions Used to Determine Liability at Year End
Discount rate(1)	4.8%	5.0%
Healthcare cost trend	6.7%	7.3%
Ultimate trend rate	4.5%	4.5%
Year that rate reaches ultimate trend	2032	2031
(1)	These year-end rates are the basis for determining net periodic costs for the following year.
The amount of future benefit payments related to the non-executive medical plan expected to be paid over the next five years and the aggregate five fiscal years thereafter as follows (in millions):
Year Ended December 31,	Amount
2024	$0.7
2025	0.8
2026	0.8
2027	0.8
2028	0.9
2029 – 2033	4.3
NOTE 15—REVENUE RECOGNITION
Disaggregation of net sales to external customers by geographic area based on customer location is as follows (in millions):
	Successor			Predecessor
	Year Ended December 31, 2023	Year Ended December 31, 2022	Period from February 3, 2021 through December 31, 2021	Period from January 1, 2021 through March 31, 2021
United States	$4,574.4	$4,323.2	$2,987.7	$812.0
Canada	124.3	117.9	89.2	22.6
Total net sales	$4,698.7	$4,441.1	$3,076.9	$834.6
Note: The United States is the Company’s country of domicile.
Contract Liabilities
Contract liabilities primarily consists of payments received from customers before the Company has fulfilled its performance obligation in order to recognize revenue. The contract liabilities consist of prepayment for select annual services within the ReadyRefresh segment. These amounts are recorded as deferred revenue within accruals and other current liabilities. The deferred revenue is expected to be recognized within the next 12 months. Deferred revenues at December 31, 2023 and 2022 (Successor) were $3.2 million and $4.0 million, respectively.
Contract Acquisition Costs
The Company capitalizes commission expenses that are incremental costs to obtaining customer contracts. Capitalized contract acquisition costs were $6.6 million and $7.4 million at December 31, 2023 and 2022 (Successor), respectively. Contract acquisition costs are generally expected to be recognized in subsequent 12 months and are included in prepaid expenses and other current assets.
NOTE 16 – ACQUISITION, INTEGRATION AND RESTRUCTURING EXPENSES
Acquisition expenses include those costs associated with the acquisitions of NWNA, Saratoga, as well as costs incurred on potential acquisitions. Integration and restructuring expenses mainly include information technology implementation costs, costs incurred to achieve post-acquisition synergies and costs incurred on business optimization, among others. The following table summarizes the components of acquisition, integration and restructuring expenses (in millions):
	Successor			Predecessor
	Year Ended December 31, 2023	Year Ended December 31, 2022	Period from February 3, 2021 through December 31, 2021	Period from January 1, 2021 through March 31, 2021
NWNA acquisition	$—	$—	$61.0	$—
Saratoga acquisition	—	—	1.9	—
Other acquisition expenses	2.4	—	—	—
Total acquisition expenses	2.4	—	62.9	—
Information technology implementation costs	5.3	61.3	14.4	—
Rebranding expenses	—	4.9	6.1	—
Other integration expenses	—	3.9	—	—
Employee severance and benefits	9.2	13.7	30.9	149.0
Total integration and restructuring expenses	14.5	83.8	51.4	149.0
	$16.9	$83.8	$114.3	$149.0
The following table reflects the activity related to the restructuring accrual (in millions) (Successor):
	2023	2022
Balance as of January 1,	$0.9	$8.9
Charges incurred	9.2	13.7
Payments made	(7.4)	(21.7)
Balance as of December 31,	$2.7	$0.9
NOTE 17—FAIR VALUE MEASUREMENTS
Fair Value of Financial Instruments
The following table summarized the fair values of financial instruments (in millions) (Successor):
	December 31, 2023
	Total	Level 1	Level 2	Level 3
Financial Assets:
Money market and mutual fund investments(1)	$15.4	$15.4	$—	$—
Split-dollar life insurance policies	27.5	—	27.5	—
	$42.9	$15.4	$27.5	$—
Financial Liabilities:
Commodity forwards	$3.6	$—	$—	$3.6
	December 31, 2022
	Total	Level 1	Level 2	Level 3
Financial Assets:
Money market and mutual fund investments(1)	$15.0	$15.0	$—	$—
Split-dollar life insurance policies	30.8	—	30.8	—
	$45.8	$15.0	$30.8	$—
Financial Liabilities:
Commodity forwards	$0.4	$—	$—	$0.4
(1)	Included within other non-current assets related to a.) rabbi trusts to fund split-dollar life insurance premiums and b.) a deferred compensation plan.

The Company’s money market and mutual fund investments are valued based on the daily market price for identical assets in active markets. The Company’s split-dollar life insurance policies are valued at cash surrender value based on the fair value of underlying investment. The Company had no transfer of assets to or from Level 3 instruments for any period presented.
During the years ended December 31, 2023 and 2022 and the period from February 3 to December 31, 2021 (Successor), the Company received $3.0 million, $15.6 million and $1.8 million, respectively, in cash proceeds related to the settlement of split-dollar life insurance policies for terminated policy holders.
Commodity futures, forward and option contracts may be used from time to time to economically hedge against adverse changes in commodity prices on certain items such as diesel fuel and petroleum-based products. The Company does not use commodity derivative instruments for trading or speculative purposes. If the conditions for offsetting are met, the Company has elected to report the fair value of its derivatives on a net basis, by counterparty. Generally, the Company hedges a portion of its anticipated consumption for periods of up to 24 months. The fair value of the contracts outstanding at December 31, 2023 and 2022 (Successor) was $3.6 million, and $0.4 million, respectively. The change in fair value is reflected within other operating expense, net.
NOTE 18– SEGMENTS
The Company produces and sells regional spring water, purified national water and flavored water brands. The Company’s products are sourced and bottled in North America. The Company is also a distributor for select third-party beverage brands through the ReadyRefresh segment.
The Company identifies its operating segments according to how the Chief Operating Decision Maker (“CODM”), the Chief Executive Officer, manages the business, including resource allocation and performance evaluation, and has identified two operating segments: Retail and ReadyRefresh. The Retail segment sells through traditional retail channels including club stores, mass merchandisers, supermarkets, convenience stores and foodservice locations. The Retail segment offers single-serve, case pack, occasion pack and multi-serve products through resellers. ReadyRefresh offers a subscription based direct-to-consumer and office beverage delivery service. ReadyRefresh’s revenues are comprised of large format multi-serve (3 and 5 gallon bottles), the sale and rental of dispensers and other equipment, delivery and other service fees and the resale of 3rd party beverages and related products. The Company operates in two reportable segments: (i) Retail and (ii) ReadyRefresh.
The Company allocates the majority of operating expenses from the Corporate business unit to each of the reportable segments, as the resources within selling general and administrative are benefiting the operations as a whole. As part of this process, Corporate level depreciation and amortization allocations are included within the segment income reported to the CODM. However, activity within acquisition, integration and restructuring expenses, other operating expenses, net and certain Corporate expenses are managed centrally at the Corporate level, and are excluded from the measure of segment performance reviewed by the CODM. Similarly, interest and financing expense, net and provision for (benefit from) income taxes are managed centrally at the Corporate level and are not reflected in segment level income.
The CODM does not manage, review, or allocate resources based on segment level total assets or capital expenditures, and therefore are not provided below.
Business segment information is presented below (in millions):
	Successor			Predecessor
	Year Ended December 31, 2023	Year Ended December 31, 2022	Period from February 3, 2021 through December 31, 2021	Period from January 1, 2021 through March 31, 2021
Net sales
Retail	$3,574.0	$3,391.5	$2,338.7	$621.1
ReadyRefresh	1,124.7	1,049.6	738.2	213.5
Total net sales	$4,698.7	$4,441.1	$3,076.9	$834.6

	Successor			Predecessor
	Year Ended December 31, 2023	Year Ended December 31, 2022	Period from February 3, 2021 through December 31, 2021	Period from January 1, 2021 through March 31, 2021
Depreciation and amortization
Retail	$231.8	$256.7	$327.0	$45.1
ReadyRefresh	73.9	69.5	58.4	8.0
Total depreciation and amortization	$305.7	$326.2	$385.4	$53.1
Operating income
Retail	$358.8	$87.2	$20.1	$1.8
ReadyRefresh	106.3	55.6	45.6	4.0
Unallocated Corporate expenses	(37.3)	(35.6)	(30.2)	(6.4)
Acquisition, integration and restructuring expenses	(16.9)	(83.8)	(114.3)	(149.0)
Other operating (expense) income, net	(4.9)	(0.1)	2.3	(50.8)
Total operating income (loss)	$406.0	$23.3	$(76.5)	$(200.4)
Gain on extinguishment of debt	—	(8.7)	—	—
Interest and financing expense, net	288.1	211.8	125.3	0.1
Income (loss) before income taxes	$117.9	$(179.8)	$(201.8)	$(200.5)
Long-lived assets consist of net fixed assets and RoU assets, which can be attributed to the specific geographic regions (in millions) (Successor):
	December 31,
	2023	2022
Long-lived assets
U.S.	$2,086.4	$2,067.5
Canada	74.8	77.8
Total	$2,161.2	$2,145.3
NOTE 19– EARNINGS PER SHARE
Basic earnings per share is calculated by dividing the net income (loss) attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is calculated by giving effect to all potential shares of common stock. There are no potentially dilutive instruments and, therefore, no dilutive or antidilutive share impacts for any period reported. Basic and diluted earnings per share is based on the weighted average number of shares outstanding during the Successor period.
	Successor			Predecessor
($ in millions, except share and per share data)	Year Ended December 31, 2023	Year Ended December 31, 2022	Period from February 3, 2021 through December 31, 2021	Period from January 1, 2021 through March 31, 2021
Numerator:
Net income (loss)	$92.8	$(126.7)	$(160.6)	$(149.1)
Dividend on preferred stock	25.8	32.7	24.3	—
Excess of redemption value over carrying value of preferred stock	3.1	1.1	—	—
Net income (loss) attributable to common stockholders	$63.9	$(160.5)	$(184.9)	$(149.1)
Denominator (shares):
Weighted average number of shares outstanding	1,029,044	1,028,803	1,028,803
Basic and diluted earnings (loss) per share	$62.10	$(156.02)	$(179.69)

NOTE 20—COMMITMENTS AND CONTINGENCIES
The Company may be party to a variety of litigation, claims, legal or regulatory proceedings, inquiries, and investigations including but not limited to matters arising out of the ordinary course of business, including those related to advertising, marketing or commercial practices, personal injury and property damage, intellectual property rights, employment, tax and insurance, and matters relating to compliance with applicable laws and regulations. Responding to these matters, even those that are ultimately non-meritorious, may require the Company to incur significant expense and devote significant resources. While it is not possible to predict the ultimate resolution of these matters, management believes, based upon examination of currently available information, experience to date, and advice from legal counsel, that, after taking into account existing insurance coverage and amounts already provided for, the currently pending legal proceedings against the Company will not have a material adverse impact on the Company’s consolidated statements of operations, balance sheets or cash flows.
Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. The Company believes there is no litigation pending that could have, individually or in the aggregate, a material adverse effect on the Company’s consolidated statements of operations, balance sheets or cash flows. The Company believes it has made appropriate and adequate reserves and accruals for its current contingencies and the likelihood of a material loss beyond amounts accrued is remote.
The Company may enter into unconditional purchase obligations with third parties suppliers in the ordinary course of business, and are entered into to secure subscriptions, utilities, services and supplies vital to the Company’s operations and ability to serve its customers. The Company has various long-term supply and service contracts which may require that we purchase minimum quantities, for a minimum term, at fixed or variable rates. Unconditional purchase obligations covered by these agreements were as follows as of December 31, 2023 (in millions):
	2024	2025	2026	2027	2028
Unconditional purchase obligations	$70.3	$26.9	$17.8	$10.1	$8.3
The Company had $45.2 million of letters of credit outstanding at December 31, 2023.
NOTE 21—RELATED PARTY TRANSACTIONS
Investors, and their associated management, in the Company’s sole shareholder, Triton Water Parent Holdings, LLC., provide various advisory services. In exchange for these services, the Company pays management fees to the related parties. Additionally, the Company has supply agreements with related parties.
For the years ended December 31, 2023 and 2022 (Successor), the Company recorded expenses of $17.8 million and $13.0 million, respectively, associated with management fees and associated costs, which were recorded in selling, general and administrative expenses. For the period from February 3, 2021 through December 31, 2021 (Successor), the Company recorded an expense of $6.8 million for management fees and associated costs, which were recorded in selling, general and administrative expenses and $2.5 million were recorded in acquisition and restructuring expenses. Additionally, the Company recorded associated $3.4 million and $0.6 million prepaid assets at December 31, 2023 and 2022 (Successor), respectively, and the Company recorded an associated $0.2 million payable at December 31, 2022 (Successor).
For the year ended December 31, 2023 (Successor), the Company purchased $4.7 million of raw materials used in the production process from a related party which were recorded as a component of cost of goods sold. Additionally, the Company recorded an associated $1.5 million payable related to the unpaid portion of those purchases at December 31, 2023 (Successor).
The Company reimbursed $40.7 million to related parties upon closing of the NWNA acquisition, of which $22.7 million was expensed as incurred within acquisition and restructuring expenses, $13.1 million was recorded as equity issuance costs and $4.9 million was recorded as debt issuance costs.
NOTE 22– SUBSEQUENT EVENTS
On March 1, 2024, the Company entered into the third amendment to the Term Loan Agreement for an incremental $400 million of term loans (“2024 Incremental Term Loans”), net of discount of $8.0 million. In connection with the 2024 Incremental Term Loans, the Company incurred debt issuance and transaction costs of $5.1 million. In addition, the Company declared and paid a dividend to common stockholders of $382.7 million in March 2024.

On June 16, 2024, the Company and Primo Water Corporation (“Primo”), a publicly traded company, entered into a definitive agreement to merge and create a combined company (“NewCo”) in an all-stock transaction (the “Transaction”) that was unanimously approved by the Boards of Directors of both companies. Upon closing of the Transaction, the Company’s shareholders are expected to own 57% of the fully diluted shares of NewCo and Primo shareholders and holders of Primo incentive equity are expected to own 43% of the fully diluted shares of NewCo. The Transaction is structured to allow the Company’s Term Loans and Senior Notes to remain in place, if the parties desire to do so. The Transaction is subject to approval by Primo’s shareholders, as well as the satisfaction of customary closing conditions, including expiration of a required waiting period, and receipt of other regulatory and court approvals. The Transaction is expected to be completed as soon as practicable following receipt of all required regulatory approvals and the satisfaction of all other conditions to closing.

TRITON WATER PARENT, INC.

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2024 AND 2023

TRITON WATER PARENT, INC.

TRITON WATER PARENT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
($ in millions, except share and per share amounts)	June 30, 2024	December 31, 2023
	(Unaudited)
ASSETS
Current Assets:
Cash, cash equivalents and restricted cash	$18.1	$47.0
Trade receivables, net of credit losses of $1.6 and $3.4 at June 30, 2024 and December 31, 2023, respectively	540.6	397.5
Inventories	200.6	180.4
Prepaid expenses and other current assets	60.5	73.1
Total current assets	819.8	698.0
Property, plant and equipment, net	1,548.3	1,609.2
Operating lease right-of-use-assets, net	512.2	552.0
Goodwill	816.2	817.4
Intangible assets, net	1,409.7	1,420.2
Other non-current assets	53.8	57.0
Total assets	$5,160.0	$5,153.8

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current portion of long-term debt	$40.5	$31.9
Trade payables	358.1	356.5
Accruals and other current liabilities	334.7	320.6
Current portion of operating lease obligations	68.7	73.8
Total current liabilities	802.0	782.8
Long-term debt, less current portion	3,804.8	3,450.7
Operating lease obligations, less current portion	461.2	498.2
Deferred income taxes	366.4	397.0
Other non-current liabilities	22.4	22.4
Total liabilities	$5,456.8	$5,151.1
Commitments and contingencies
Shareholders’ Equity:
Series A preferred stock, $0.001 par value, $1,000 stated value, 250,000 shares authorized, nil at June 30, 2024 and December 31, 2023 were issued and outstanding	$—	$—
Common stock, $0.01 par value, 1,050,000 shares authorized, and 1,030,365 at June 30, 2024 and December 31, 2023 were issued and outstanding	—	—
Additional paid-in capital	1,025.1	1,024.5
Accumulated deficit	(1,309.0)	(1,014.3)
Accumulated other comprehensive loss	(12.9)	(7.5)
Total shareholders’ equity	$(296.8)	$2.7
Total liabilities and shareholders’ equity	$5,160.0	$5,153.8
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

TRITON WATER PARENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)
($ in millions, except share and per share values)	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net sales	$1,314.4	$1,238.0	$2,450.2	$2,360.1
Cost of sales	884.6	891.3	1,674.9	1,700.4
Gross profit	429.8	346.7	775.3	659.7
Selling, general and administrative expenses	256.3	241.8	475.0	478.5
Acquisition, integration and restructuring expenses	13.2	6.8	19.0	11.0
Other operating expenses (income), net	1.3	(1.0)	(2.5)	7.5
Operating income	159.0	99.1	283.8	162.7
Interest and financing expense, net	86.2	64.4	166.1	136.9
Income before income taxes	72.8	34.7	117.7	25.8
Provision for income taxes	18.3	5.4	29.7	2.6
Net income	$54.5	$29.3	$88.0	$23.2
Dividend on preferred stock	—	6.8	—	13.2
Net income attributable to common stockholders	$54.5	$22.5	$88.0	$10.0
Basic and diluted earnings per share	$52.89	$21.87	$85.41	$9.72
Basic and diluted weighted average number of shares outstanding	1,030,365	1,028,803	1,030,365	1,028,803
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

TRITON WATER PARENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(UNAUDITED)
(in millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income	$54.5	$29.3	$88.0	$23.2
Other comprehensive income (loss), net of tax:
Net change in foreign currency translation adjustments	(1.7)	3.5	(5.1)	5.5
Net unrealized actuarial loss in postretirement benefit plans, net of taxes	(0.1)	(0.3)	(0.3)	(0.5)
Other comprehensive (loss) income	(1.8)	3.2	(5.4)	5.0
Total comprehensive income	$52.7	$32.3	$82.6	$28.2
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

TRITON WATER PARENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(UNAUDITED)
($ and shares in millions, except per share data)
	Common stock		Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive (loss) income	Total shareholders’ equity
	Shares	Amount
January 1, 2024	1.0	$—	$1,024.5	$(1,014.3)	$(7.5)	$2.7
Net income	—	—	—	33.5	—	33.5
Other comprehensive loss	—	—	—	—	(3.6)	(3.6)
Stock-based compensation	—	—	0.3	—	—	0.3
Dividends on common stock ($382,700 per share)	—	—	—	(382.7)	—	(382.7)
March 31, 2024	1.0	$—	$1,024.8	$(1,363.5)	$(11.1)	$(349.8)
Net income	—	—	—	54.5	—	54.5
Other comprehensive loss	—	—	—	—	(1.8)	(1.8)
Stock-based compensation	—	—	0.3	—	—	0.3
June 30, 2024	1.0	$—	$1,025.1	$(1,309.0)	$(12.9)	$(296.8)
	Preferred stock		Common stock		Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive (loss) income	Total shareholders’ equity
	Shares	Amount	Shares	Amount
January 1, 2023	0.2	$180.5	1.0	$—	$1,023.0	$(1,057.2)	$(11.7)	$134.6
Net loss	—	—	—	—	—	(6.1)	—	(6.1)
Other comprehensive income	—	—	—	—	—	—	1.8	1.8
Stock-based compensation	—	—	—	—	0.3	—	—	0.3
March 31, 2023	0.2	$180.5	1.0	$—	$1,023.3	$(1,063.3)	$(9.9)	$130.6
Net income	—	—	—	—	—	29.3	—	29.3
Other comprehensive income	—	—	—	—	—	—	3.2	3.2
Stock-based compensation	—	—	—	—	0.4	—	—	0.4
June 30, 2023	0.2	$180.5	$1.0	$—	$1,023.7	$(1,034.0)	$(6.7)	$163.5
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

TRITON WATER PARENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)
(in millions)	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net income	$88.0	$23.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	149.5	140.4
Amortization of debt discount and issuance costs	8.0	6.7
Inventory obsolescence expense	8.7	17.8
Allowance for expected credit losses	3.2	7.5
Change in deferred taxes	(30.2)	(22.1)
Other non-cash items	2.0	4.0
Changes in operating assets and liabilities:
Trade receivables	(146.3)	(30.4)
Inventories	(28.3)	(46.6)
Prepaid expenses and other current and non-current assets	13.7	(1.6)
Trade payables	25.5	(32.3)
Accruals and other current and non-current liabilities	14.7	3.9
Net cash provided by operating activities	$108.5	$70.5
Cash flows from investing activities:
Purchases of property, plant and equipment	$(64.6)	$(106.8)
Purchases of intangible assets	(27.4)	(7.8)
Proceeds from settlement of split-dollar life insurance contracts and other	2.2	3.0
Other investing activities	0.5	—
Net cash used in investing activities	$(89.3)	$(111.6)
Cash flows from financing activities:
Proceeds from 2024 Incremental Term Loan, net of discount	$392.0	$—
2024 Incremental Term Loan debt issuance costs	(5.1)	—
Proceeds from borrowings from Revolver	25.0	75.0
Repayment of borrowings from Revolver	(60.0)	(75.0)
Repayment of Term Loans	(16.0)	(14.0)
Proceeds from borrowings of other debt	3.1	—
Principal repayment of loans, other	(1.7)	—
Principal repayment of finance leases	(2.3)	—
Dividends paid on common stock	(382.7)	—
Net cash used in financing activities	$(47.7)	$(14.0)
Effect of exchange rates on cash, cash equivalents, and restricted cash	(0.4)	0.1
Net change in cash, cash equivalents, and restricted cash	(28.9)	(55.0)
Cash, cash equivalents, and restricted cash at beginning of period	47.0	105.8
Cash, cash equivalents, and restricted cash at end of period	$18.1	$50.8
Supplemental disclosure of cash flow information:
Cash paid for interest, net of capitalized interest of $2.8 and $8.7 during 2024 and 2023, respectively	$159.0	$130.2
Cash paid for income taxes	$54.2	$24.1
Purchases of property, plant, equipment and intangible assets included in trade payables	$17.6	$24.6
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

TRITON WATER PARENT, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)
NOTE 1—DESCRIPTION OF THE BUSINESS
Nature of the Business
Triton Water Parent, Inc., and its subsidiaries, (the “Company”), produces and sells national and regional spring water brands, purified national water and flavored water brands. Brands include Arrowhead®, Deer Park®, Ice Mountain®, Origin™, Ozarka®, Poland Spring®, Saratoga®, Zephyrhills®, Pure Life®, Ac+ion®, Frutitas™ and Splash Refresher™ , among others, which are sold through the Company’s Retail segment (direct to wholesalers, grocery stores or other retailers) and its ReadyRefresh segment (direct-to-consumer and office beverage delivery services). The Company is also a distributor for select third-party beverage brands through the ReadyRefresh segment.
As of June 30, 2024, the Company operated 30 production facilities, over 50 spring sites and 76 ReadyRefresh branches.
Arrangement Agreement and Plan of Merger
On June 16, 2024, the Company and Primo Water Corporation (“Primo”), a publicly traded company, entered into a definitive agreement (the “Agreement”) to merge and create a combined company (“NewCo”) in an all-stock transaction (the “Transaction”) that was unanimously approved by the Boards of Directors of both companies. Upon closing of the Transaction, the Company’s shareholders are expected to own 57% of the fully diluted shares of NewCo and Primo shareholders and holders of Primo incentive equity are expected to own 43% of the fully diluted shares of NewCo. The Transaction is structured to allow the Company’s Term Loans and Senior Notes to remain in place, if the parties desire to do so. The Transaction is subject to approval by Primo’s shareholders, as well as the satisfaction of customary closing conditions, including expiration of a required waiting period, and receipt of other regulatory and court approvals. The Transaction is expected to close in the first half of 2025.
The Agreement provides that, subject to the terms and conditions set forth in the Agreement, (i) Amalgamation Sub will acquire all of the issued and outstanding shares of Primo Water in a court-approved plan of arrangement (the “Plan of Arrangement”) in exchange for shares of NewCo, followed immediately by an amalgamation of Primo Water and Amalgamation Sub, with Primo Water surviving as a wholly-owned subsidiary of NewCo (collectively, the “Arrangement”), (ii) immediately following the Arrangement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving as a wholly-owned subsidiary of NewCo and (iii) immediately following the Merger, and as part of one integrated transaction with the Merger, the Company, as the surviving company in the Merger, will be merged with and into NewCo (the “Subsequent Merger” and, together with the Merger, the “Mergers” and, collectively with the Arrangement, the “Transactions”), with NewCo being the surviving corporation and (iv) as a result of the Transactions, the Company and Primo Water, will be wholly-owned subsidiaries of NewCo. The Transactions are expected to close as soon as practicable following receipt of all required regulatory approvals and the satisfaction of all other conditions to closing. The final corporate name and branding of NewCo is expected to be announced in the future.
In conjunction with the Transaction, the Company recorded costs of $13.1 million and $18.9 million during the three and six months ended June 30, 2024, respectively, as a component of Acquisition, integration and restructuring expenses in the Condensed Consolidated Statement of Operations.
NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The unaudited condensed consolidated financial statements, which comprise the condensed consolidated balance sheet as of June 30, 2024, and the related condensed consolidated statements of operations, comprehensive income and shareholders’ equity for the three- and six-month periods ended June 30, 2024 and 2023, and cash flows for the six-month periods ended June 30, 2024 and 2023, and the related notes (collectively referred to herein as the “Unaudited Condensed Consolidated Financial Statements”), include the accounts of the Company and its wholly-owned subsidiaries. All intercompany transactions and accounts have been eliminated in consolidation.

The accompanying Unaudited Condensed Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. These financial statements have been prepared on a basis that is substantially consistent with the accounting principles applied in the Company’s annual audited financial statements for the fiscal year ended December 31, 2023 (“2023 Audited Financial Statements”). This report should be read in conjunction with the Company’s 2023 Audited Financial Statements. The Company believes that these financial statements include all normal and recurring adjustments necessary for a fair presentation. The results for the three and six months ended June 30, 2024 are not necessarily indicative of the results expected for any future period or the full year. The Unaudited Condensed Consolidated Financial Statements are presented in U.S. dollars, which represent the Company’s reporting currency. Unless otherwise noted, dollars are in millions.
Trade Receivables and Allowance for Credit Losses
All trade receivables are uncollected amounts owed to the Company from transactions with its customers. Trade receivables represent amounts billed to customers which are recorded at invoiced amounts, net of trade allowances and discounts. These balances do not bear interest, are not yet collected and are presented net of allowance for credit losses. The allowance for credit losses is the Company’s estimate of current expected credit losses on its existing accounts receivable and is determined based on historical customer assessments, current financial conditions, and assessments of expected outcomes. Accounts receivables are written off when the Company has exhausted all collection efforts and determines the receivable will not be recovered. There can be no assurance that the Company’s estimate of accounts receivable collection will be indicative of future results.
The following table summarizes changes in the consolidated allowance for credit losses (in millions):
Amount
Balance as of December 31, 2023	$3.4
Provision for credit losses	3.2
Utilization of allowance	(5.0)
Balance as of June 30, 2024 (unaudited)	$1.6
Estimates
The preparation of the Unaudited Condensed Consolidated Financial Statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities as of the balance sheet date and the amounts of revenues and expenses during the year. Actual results could differ from those estimates. Such estimates include those related to sales incentives recorded against revenue, valuation of assets and liabilities in connection with acquisitions, collectability of trade receivables, inventory reserves, realizability of income taxes, useful lives of property, plant and equipment and intangible assets, fair value of reporting units in connection with the annual goodwill and indefinite lived intangible assessments, valuation of insurance reserves and the incremental borrowing rate related to operating lease obligations.
Significant Accounting Policies
There have been no significant changes to the accounting policies during the three and six months ended June 30, 2024, as compared to the Company’s 2023 Audited Financial Statements.
Accounting Standards to be Implemented
In November 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The new standard is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company does not anticipate a significant impact from the adoption of this new standard on its condensed consolidated financial statements.
In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The new standard is effective for fiscal years beginning after December 15, 2024, with early adoption permitted. The Company does not anticipate a significant impact from the adoption of this new standard on its condensed consolidated financial statements.

NOTE 3—CASH, CASH EQUIVALENTS AND RESTRICTED CASH
The following table presents the components of cash, cash equivalents and restricted cash (in millions):
	June 30, 2024 (Unaudited)	December 31, 2023
Cash and cash equivalents	$15.5	$44.7
Restricted cash	2.6	2.3
Total cash, cash equivalents and restricted cash	$18.1	$47.0
The restricted cash balance relates to bottle deposits that are required for specific U.S. state programs.
NOTE 4—INVENTORIES
Inventories consisted of the following (in millions):
	June 30, 2024 (Unaudited)	December 31, 2023
Raw and packaging materials and semi-finished goods	$124.8	$122.8
Finished goods	75.8	57.6
Total inventories	$200.6	$180.4
NOTE 5—PROPERTY, PLANT AND EQUIPMENT, NET
The following table presents the components of property, plant and equipment, net (in millions):
	June 30, 2024 (Unaudited)	December 31, 2023
Machinery and equipment	$1,222.4	$1,194.5
Buildings	450.4	449.0
Tools, furniture, information technology and sundry equipment	421.9	410.9
Construction in progress	104.1	124.0
Leasehold improvements	52.7	48.2
Land	76.4	76.8
Vehicles	89.5	72.2
Less: accumulated depreciation	(869.1)	(766.4)
Total property, plant and equipment, net	$1,548.3	$1,609.2
Depreciation expense related to property, plant and equipment was $57.9 million and $61.3 million for the three months ended June 30, 2024 and 2023, respectively. Depreciation expense related to property, plant and equipment was $114.1 million and $111.1 million for the six months ended June 30, 2024 and 2023, respectively.
NOTE 6—LEASES
The Company’s leasing activities primarily consist of leases for land and buildings for offices and warehouse space, vehicles, and certain machinery and equipment, and tools, furniture, and other equipment.
The following table presents the components of lease expense (unaudited, in millions):
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Operating lease expense	$28.2	$31.5	$57.8	$59.9
Short-term and variable lease expense	7.9	1.4	9.3	3.8
Finance lease related expense:
Depreciation expense	1.4	—	2.2	—
Interest on lease liabilities	0.5	—	0.8	—
Total lease expense	$38.0	$32.9	$70.1	$63.7

The operating lease expense above is included in the accruals and other current liabilities line item on the cash flow statement.
Supplemental cash flow information related to leases was as follows (unaudited, in millions):
	Six Months Ended June 30,
	2024	2023
Cash paid for amounts included in the measurement of lease obligations:
Operating cash outflows related to operating leases	$56.1	$49.0
Operating cash outflows related to finance leases	$0.6	$—
Financing cash outflows related to finance leases	$2.3	$—
Right-of-use assets obtained in exchange for lease obligations:
Operating leases	$2.9	$130.7
Finance leases	$19.5	$—
Supplemental balance sheet information related to leases was as follows (in millions, except as noted):
	June 30, 2024 (Unaudited)	December 31, 2023
Operating leases:
Operating lease right-of-use assets, net	$512.2	$552.0
Current operating lease obligations	$68.7	$73.8
Operating lease obligations, less current portion	461.2	498.2
Total operating lease obligations	$529.9	$572.0

Finance leases:
Property, plant and equipment, net	$28.3	$10.9
Current portion of long-term debt	$5.5	$1.8
Long-term debt, less current portion	22.3	8.2
Total financing lease obligations	$27.8	$10.0

Weighted average remaining lease term:
Operating leases	8.7 years	8.8 years
Financing leases	4.1 years	4.6 years
Weighted average discount rate:
Operating leases	5.4%	5.7%
Financing leases	8.7%	9.6%
The following table summarizes the maturities of operating lease obligations as of June 30, 2024 (unaudited, in millions):
	Operating Leases	Finance Leases
2024 (remaining 6 months)	$52.1	$4.3
2025	99.2	8.6
2026	89.5	8.3
2027	74.2	5.9
2028	64.3	5.0
Thereafter	302.2	1.1
Total operating lease payments	681.5	33.2
Less: imputed interest	(151.6)	(5.4)
Total operating lease obligations	$529.9	$27.8

NOTE 7—GOODWILL AND INTANGIBLE ASSETS, NET
The changes in the carrying amount of goodwill were as follows (in millions, except years):
	Retail	ReadyRefresh	Total
Balance at December 31, 2023	$688.2	$129.2	$817.4
Foreign exchange rate changes	(1.2)	—	(1.2)
Balance at June 30, 2024 (unaudited)	$687.0	$129.2	$816.2
The following table presents intangible assets, net by major class (in millions):
		June 30, 2024 (Unaudited)			December 31, 2023
	Weighted Average Life (in years)	Gross Carrying Value	Accumulated Amortization	Net Book Value	Gross Carrying Value	Accumulated Amortization	Net Book Value
Definite-lived intangible assets
Customer relationships	10	$240.6	$(61.1)	$179.5	$240.9	$(51.7)	$189.2
Water rights	25	493.3	(70.3)	423.0	494.5	(59.6)	434.9
Software	5	195.6	(85.0)	110.6	168.3	(70.8)	97.5
Other	6	17.1	(7.3)	9.8	17.1	(6.2)	10.9
Total definite-lived intangible assets		$946.6	$(223.7)	$722.9	$920.8	$(188.3)	$732.5
Indefinite-lived intangible assets
Trademarks and trade names		$686.8	$—	$686.8	$687.7	$—	$687.7
Total intangible assets, net		$1,633.4	$(223.7)	$1,409.7	$1,608.5	$(188.3)	$1,420.2
Amortization expense of intangible assets was $16.4 million and $19.1 million for the three months ended June 30, 2024 and 2023, respectively.
Amortization expense of intangible assets was $35.4 million and $37.1 million for the six months ended June 30, 2024 and 2023, respectively.
Based on the carrying value of definite-lived intangible assets as of June 30, 2024, estimated amortization expense for each of the five succeeding fiscal years and thereafter is as follows (unaudited, in millions):
Amount
2024 (remaining 6 months)	$33.4
2025	65.5
2026	63.3
2027	61.6
2028	61.3
Thereafter	437.8
Total amortization expense	$722.9

NOTE 8—DEBT
The following table summarizes long-term debt (in millions):
	June 30, 2024 (Unaudited)	December 31, 2023
Term Loans	$3,114.6	$2,730.6
Senior Notes	713.0	713.0
Revolver	55.0	90.0
Finance lease obligations (see Note 6-Leases)	27.8	10.0
Other	8.2	6.5
Unamortized debt costs	(73.3)	(67.5)
Total debt	3,845.3	3,482.6
Less: Current portion of long term debt	40.5	31.9
Long-term debt, less current portion	$3,804.8	$3,450.7
The following table summarizes the principal maturities of debt, excluding finance lease obligations and unamortized debt costs as of June 30, 2024 (unaudited, in millions):
Amount
2024 (remaining 6 months)	$17.5
2025	35.3
2026	90.0
2027	32.4
2028	3,002.6
Thereafter	713.0
Term Loans
On March 31, 2021, the Company entered into a credit agreement (the “Term Loan Credit Agreement”) with the lenders party thereto for $2.6 billion of initial term loans (“Original Term Loans”) as a first lien secured credit facility which matures on March 31, 2028. In connection with the issuance of the Original Term Loans, the Company incurred debt issuance and transaction costs of $80.3 million that are recorded as a reduction of the carrying amount of the Original Term Loans and are being amortized using the effective interest method over the remaining term to maturity. The proceeds of such term loans were used to finance the Company’s acquisition of Nestle Waters North America (“NWNA”).
On December 9, 2021, the Company entered into an amendment to the Term Loan Agreement for an additional $250 million of term loans (“2021 Incremental Term Loans”). The Company recorded debt discounts of $3.6 million related to the 2021 Incremental Term Loans that are recorded as a reduction of the carrying amount of the 2021 Incremental Term Loans and are being amortized using the effective interest method over the remaining term to maturity. The Company did not repay any of the Original Term Loans with the 2021 Incremental Term Loans and accounted for the amendment as a modification. Accordingly, transaction fees of $3.4 million related to the 2021 Incremental Term Loans were expensed as incurred.
The 2021 Incremental Term Loans mature on March 31, 2028, and bear interest at the same rate as the Original Term Loans (collectively the “2021 Term Loans”). The 2021 Term Loans bear interest at a rate, which resets every one, three or six months, depending on the Company’s interest period election. The applicable rate is derived from the addition of (1) a spread that ranges from 3.25% to 3.5% based on the Company’s leverage plus (2) the greater of 0.5% or Term SOFR, which is defined as a SOFR rate, plus a SOFR Adjustment based on the interest period as determined by CME Group Benchmark Administration Limited (“CBA”).
On March 1, 2024, the Company entered into the third amendment to the Term Loan Credit Agreement for an incremental $400 million of term loans (“2024 Incremental Term Loans”). In connection with the 2024 Incremental Term Loans, the Company incurred debt issuance and transaction costs of $5.1 million and debt discounts of $8.0 million; all of which are recorded as a reduction of the carrying amount of the 2024 Incremental Term Loans and are being amortized using the effective interest method over the remaining term to maturity. The 2024 Incremental Term Loans mature on March 31, 2028 and bear interest at a rate, which resets every one, three or six months, depending on the Company’s interest period election. The applicable rate is derived from the addition of (1) the SOFR rate for the selected period plus a SOFR Adjustment based on the interest period as determined by CBA, plus (2) a spread of 4.0%.
The 2024 Incremental Term Loans had no impact on the terms, or amounts outstanding, under the 2021 Term Loans. The 2021 Term Loans and the 2024 Incremental Term Loans will collectively be defined as the “Term Loans” henceforth.
At June 30, 2024 and December 31, 2023, unamortized debt issuance costs and discount related to the Term Loans were $61.7 million and $54.9 million, respectively.
On the last business day of each fiscal quarter the Company is required to make an aggregate principal amount equal to 0.25% of the aggregate principal amount of the Term Loans, or $32.0 million annually, as presented in the Unaudited Condensed Consolidated Statements of Cash Flows.
The applicable weighted average interest rate for the Term Loans at June 30, 2024 and December 31, 2023 was 8.91% and 8.86%, respectively. During the six months ended June 30, 2024 and 2023, the Company made scheduled principal payments of $16.0 million and $14.0 million related to the Term Loans, respectively.
Senior Notes
On March 31, 2021, Triton Water Holdings, Inc., a wholly owned subsidiary of the Company, issued $770 million aggregate principal amount of unsecured 6.250% Senior Notes due 2029 (“Senior Notes”) that mature on April 1, 2029. The proceeds from the issuance of the Senior Notes were used to finance the acquisition of NWNA.
The Company incurred $19.0 million of debt issuance costs of the Senior Notes, which were recorded as a reduction of the carrying amount of the Senior Notes. The debt issuance costs are being amortized using the effective interest method over a period of eight years, which represents the term to maturity of the Senior Notes. At June 30, 2024 and December 31, 2023, unamortized debt issuance costs related to the Senior Notes were $11.6 million and $12.6 million, respectively.
Revolver
As of June 30, 2024 and December 31, 2023, there were $55.0 million and $90.0 million funds drawn, respectively, on the Revolving Credit Facility (the “Revolver”) pursuant to its asset-based credit agreement with the lenders party thereto, which expires on March 31, 2026. The unamortized debt issuance costs related to the Revolver were $2.2 million and $2.7 million as of June 30, 2024 and December 31, 2023, respectively, and are classified as a component of other non-current assets.
The borrowing capacity is determined monthly based on a calculation taking into account certain current assets and liabilities of the Company. Amounts available for borrowing are reduced by letters of credit outstanding.
The following table summarizes amounts available for borrowing under the Revolver (in millions):
	June 30, 2024 (Unaudited)	December 31, 2023
Revolver availability:
Gross availability	$350.0	$350.0
Less: Outstanding letters of credit	(52.0)	(45.2)
Net availability	298.0	304.8
Borrowings	(55.0)	(90.0)
Available borrowing capacity	$243.0	$214.8
The Company is required to pay a commitment fee ranging from 0.25% to 0.375%, based on the Company’s average daily total utilization of the Revolver.
As of June 30, 2024, the Company was compliant with all affirmative and negative covenants in all debt agreements.

The Company estimates the fair values of its debt set forth below as of June 30, 2024, as follows (in millions, except for quotes):
	Book Value	Fair Value
2021 Term Loans	$2,716.6	$2,716.6
2024 Incremental Term Loans	$398.0	$399.0
Senior Notes	$713.0	$682.7
The fair value of long-term debt is estimated using quoted market prices for similar issues. The valuation of the Company’s long-term debt is categorized within Level 2 of the fair value hierarchy, as defined in Note 13-Fair Value Measurements. Given the variable interest rates, the carrying value of the Revolver and other debts approximate their fair values.
NOTE 9—INCOME TAXES
For the three months ended June 30, 2024, the Company recorded an income tax expense of $18.3 million, or an effective tax rate of 25.1%. The majority of the Company’s taxable income is generated in the United States and taxed at a federal and state statutory rate of 24.9%. Relative to the federal and state statutory rate, the 2024 effective tax rate for the three months ended June 30, 2024 was primarily impacted by the negative effects of permanent book to tax differences and state non-income taxes, offset by research and development tax credits.
For the three months ended June 30, 2023, the Company recorded an income tax expense of $5.4 million. The effective tax rate for the three months ended June 30, 2023 of 15.7%. Relative to the federal and state statutory rate, the 2023 effective tax rate for the three months ended June 30, 2023 was primarily impacted by the effects of discrete items.
For the six months ended June 30, 2024, the Company recorded an income tax expense of $29.7 million, or an effective tax rate of 25.2%. The majority of the Company’s taxable income is generated in the United States and taxed at a federal and state statutory rate of 24.9%. Relative to the federal and state statutory rate, the 2024 effective tax rate for the six months ended June 30, 2024 was primarily impacted by the negative effects of permanent book to tax differences and state non-income taxes, offset by research and development tax credits.
For the six months ended June 30, 2023, the Company recorded an income tax expense of $2.6 million. The effective tax rate for the six months ended June 30, 2023 of 10.2%. Relative to the federal and state statutory rate, the 2023 effective tax rate for the six months ended June 30, 2023 was primarily impacted by the effects of discrete items.
NOTE 10—REVENUE RECOGNITION
Disaggregation of net sales to external customers by geographic area based on customer location is as follows (unaudited, in millions):
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
United States	$1,276.5	$1,199.6	$2,384.8	$2,296.4
Canada	37.9	38.4	65.4	63.7
Total Revenue	$1,314.4	$1,238.0	$2,450.2	$2,360.1
Contract Liabilities
Contract liabilities primarily consists of payments received from customers before the Company has fulfilled its performance obligation in order to recognize revenue. These amounts are recorded as deferred revenue within accruals and other current liabilities. The deferred revenue is expected to be recognized within the next 12 months. Deferred revenues at June 30, 2024 and December 31, 2023 were $2.4 million and $3.2 million, respectively.
Contract Acquisition Costs
The Company capitalizes commission expenses that are incremental costs to obtaining customer contracts. Contract acquisition costs were $5.7 million and $6.6 million at June 30, 2024 and December 31, 2023. Contract acquisition costs are generally recognized in the next 12 months and are included in prepaid expenses and other current assets.

NOTE 11– SEGMENTS
The Company produces and sells regional spring water, purified national water and flavored water brands. The Company’s products are sourced and bottled in North America. The Company is also a distributor for select third-party beverage brands through the ReadyRefresh segment.
The Company identifies its operating segments according to how the Chief Operating Decision Maker (“CODM”), the Chief Executive Officer, manages the business, including resource allocation and performance evaluation, and has identified two operating segments: Retail and ReadyRefresh. The Retail segment sells through traditional retail channels including club stores, mass merchandisers, supermarkets, convenience stores and foodservice locations. The Retail segment offers single-serve, case pack, occasion pack and multi-serve products through resellers. ReadyRefresh offers a subscription based direct-to-consumer and office beverage delivery service. ReadyRefresh’s revenues are comprised of large format multi-serve (3 and 5 gallon bottles), the sale and rental of dispensers and other equipment, delivery and other service fees and the resale of 3rd party beverages and related products. The Company operates in two reportable segments: (i) Retail and (ii) ReadyRefresh.
The Company allocates the majority of operating expenses from the Corporate business unit to each of the reportable segments, as the resources within selling general and administrative are benefiting the operations as a whole. As part of this process, Corporate level depreciation and amortization allocations are included within the segment income reported to the CODM. However, activity within acquisition, integration and restructuring expenses, other operating expenses, net and certain Corporate expenses are managed centrally at the Corporate level, and are excluded from the measure of segment performance reviewed by the CODM. Similarly, interest and financing expense, net and provision for (benefit from) income taxes are managed centrally at the Corporate level and are not reflected in segment level income.
The CODM does not manage, review, or allocate resources based on segment level total assets or capital expenditures, and therefore are not provided below.
Select financial information for the Company’s reportable segments for the three and six months ended June 30, 2024 and 2023 were as follows (unaudited, in millions):
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net sales
Retail	$1,016.3	$954.4	$1,879.1	$1,814.6
ReadyRefresh	298.1	283.6	571.1	545.5
Total net sales	$1,314.4	$1,238.0	$2,450.2	$2,360.1

Depreciation and amortization
Retail	$55.9	$61.2	$109.5	$109.9
ReadyRefresh	18.4	$17.5	40.0	30.5
Total depreciation and amortization	$74.3	$78.7	$149.5	$140.4

Operating income
Retail	$144.1	$86.1	$265.2	$154.0
ReadyRefresh	37.2	30.5	55.2	45.2
Unallocated Corporate expenses	(7.8)	(11.7)	(20.1)	(18.0)
Acquisition, integration and restructuring expenses	(13.2)	(6.8)	(19.0)	(11.0)
Other operating (expense) income, net	(1.3)	1.0	2.5	(7.5)
Total operating income	$159.0	$99.1	$283.8	$162.7
Interest and financing expense, net	86.2	64.4	166.1	136.9
Income before income taxes	$72.8	$34.7	$117.7	$25.8

NOTE 12– EARNINGS PER SHARE
Basic earnings per share is calculated by dividing the net income attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is calculated by giving effect to all potential shares of common stock. There are no potentially dilutive instruments, and therefore no dilutive or antidilutive share impacts for any period reported. Basic and diluted earnings per share is based on the weighted average number of shares outstanding during the period.
	Three Months Ended June 30,		Six Months Ended June 30,
(unaudited, $ in millions, except share and per share data)	2024	2023	2024	2023
Numerator:
Net income	$54.5	$29.3	$88.0	$23.2
Dividend on preferred stock	—	6.8	—	13.2
Net income attributable to common stockholders	$54.5	$22.5	$88.0	$10.0
Denominator (shares):
Weighted average number of shares outstanding	1,030,365	1,028,803	1,030,365	1,028,803
Basic and diluted earnings per share (unaudited)	$52.89	$21.87	$85.41	$9.72
NOTE 13—FAIR VALUE MEASUREMENTS
Fair Value of Financial Instruments
The following table summarized the fair values of financial instruments (in millions):
	June 30, 2024 (Unaudited)
	Total	Level 1	Level 2	Level 3
Financial Assets:
Money market and mutual fund investments(1)	$14.4	$14.4	$—	$—
Split-dollar life insurance policies	24.9	—	24.9	—
Commodity forwards	1.0	—	—	1.0
	$40.3	$14.4	$24.9	$1.0
Financial Liabilities:
Commodity forwards	$1.4	$—	$—	$1.4
	December 31, 2023
	Total	Level 1	Level 2	Level 3
Financial Assets:
Money market and mutual fund investments(1)	$15.4	$15.4	$—	$—
Split-dollar life insurance policies	27.5	—	27.5	—
	$42.9	$15.4	$27.5	$—
Financial Liabilities:
Commodity forwards	$3.6	$—	$—	$3.6
(1)	Included within other non-current assets related to a.) rabbi trusts to fund split-dollar life insurance premiums and b.) a deferred compensation plan.
The Company’s money market and mutual fund investments are valued based on the daily market price for identical assets in active markets. The Company’s split-dollar life insurance policies are valued at cash surrender value based on the fair value of underlying investment. The Company had no transfer of assets to or from Level 3 instruments for any period presented.
Commodity forwards and option contracts may be used from time to time to economically hedge against adverse changes in commodity prices on certain items such as diesel fuel and petroleum-based products. The Company does not use commodity derivative instruments for trading or speculative purposes. Generally, the Company hedges a portion of its anticipated consumption for periods of up to 24 months. The fair value is derived on a net basis, based on the price that would be paid/received to settle the contracts. As of June 30, 2024, the gross outstanding contracts were recorded as an asset of $1.0 million and a liability of $1.4 million, the change in fair value is reflected within other operating expenses (income), net.
The fair value of cash and cash equivalents, trade receivables, and trade payables approximate carrying value because of the short-term maturities of these instruments.
NOTE 14—COMMITMENTS AND CONTINGENCIES
The Company may be party to a variety of litigation, claims, legal or regulatory proceedings, inquiries, and investigations including but not limited to matters arising out of the ordinary course of business, including those related to advertising, marketing or commercial practices, personal injury and property damage, intellectual property rights, employment, tax and insurance, and matters relating to compliance with applicable laws and regulations. These matters are inherently uncertain and there is no guarantee that the Company will be successful in defending itself or that management’s assessment of the materiality of these matters and the likely outcome or potential losses and established reserves will be consistent with the ultimate outcome of such matters. Responding to these matters, even those that are ultimately non-meritorious, may require the Company to incur significant expense and devote significant resources. While it is not possible to predict the ultimate resolution of these matters, management believes, based upon examination of currently available information, experience to date, and advice from legal counsel, that, after taking into account existing insurance coverage and amounts already provided for, the currently pending legal proceedings against the Company will not have a material adverse impact on the Company’s condensed consolidated statements of operations, balance sheets or cash flows.
Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. The Company believes there is no litigation pending that could have, individually or in the aggregate, a material adverse effect on the Company’s condensed consolidated statements of operations, balance sheets or cash flows.
The Company may enter into unconditional purchase obligations with third party suppliers in the ordinary course of business to secure supplies and services vital to the Company’s operations and ability to serve its customers. The Company has various long-term supply and service contracts which may require that it purchase minimum quantities, for a minimum term, at fixed or variable rates.
NOTE 15 – RELATED PARTY TRANSACTIONS
Investors, and their associated management, in the Company’s sole shareholder, Triton Water Intermediate, Inc. (“Intermediate”), provide various advisory services. In exchange for these services, the Company pays management fees to the related parties.
For the three and six months ended June 30, 2024, the Company incurred expenses of $4.8 million and $14.1 million respectively, which were recorded in selling, general and administrative expenses. As of June 30, 2024 and December 31, 2023 the Company has prepaid $4.1 million and $3.4 million, which was recorded in prepaid expenses and other current assets.
For the three and six months ended June 30, 2024, the Company purchased $8.1 million and $15.0 million of raw materials used in the production process from a related party. Additionally, the Company recorded a $1.0 million and $1.5 million payable related to purchases at June 30, 2024 and December 31, 2023, respectively, to that related party.

SCHEDULE N

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF BLUETRITON
Unless otherwise expressly stated or the context otherwise requires, references to “BlueTriton,” the “Company,” “we,” “our” or “us” within this “Schedule O — Management’s Discussion and Analysis of Financial Condition and Results of Operations of BlueTriton” refer to Triton Water Parent, Inc. and its subsidiaries. You should read the following discussion and analysis of the financial condition and results of operations of BlueTriton together with our consolidated financial statements and related notes appearing elsewhere in this Circular as “Schedule M.” Some of the information contained in this discussion and analysis or set forth elsewhere in this Circular, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set forth in “Schedule H — Information Relating to BlueTriton — Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” of this Circular, our actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. Capitalized terms used but not otherwise defined in this “Schedule N — Management’s Discussion and Analysis of Financial Condition and Results of Operations of BlueTriton” shall have the meanings ascribed to them under “Schedule R — Glossary of Defined Terms” in this Circular.
Background and Overview
We are a leading provider of bottled water in the United States and Canada, offering an extensive portfolio of highly recognizable, responsibly sourced national and regional spring, purified and flavored water brands. For the year ended December 31, 2023, we generated net sales of $4,698.7 million. Our portfolio of brands includes Arrowhead, Deer Park, Ice Mountain, Origin, Ozarka, Poland Spring, Saratoga, Zephyrhills, Pure Life, Ac+ion, Frutitas and Splash Refresher, among others. Our brands are sold primarily through retail channels, including club stores, mass merchandisers, supermarkets, convenience stores, and foodservice locations, among others, which accounted for $3,574.0 million in net sales in 2023. In addition to our retail segment (“Retail”), we also operate ReadyRefresh, a leading direct-to-consumer home and office beverage delivery service, which generated $1,124.7 million of net sales in 2023. The ReadyRefresh segment primarily delivers large format versions of our national and regional spring and purified water brands directly to homes, offices, and businesses as well as retailers through an extensive distribution network across the United States. While our business is predominantly located within the United States, we also serve retail customers in Canada through our Canadian operations. For additional information regarding our segments, see Note 18, “Segments”, to our audited consolidated financial statements included elsewhere in this Circular as “Schedule M.”
Trends and Factors Affecting Results of Operations
Evolving Customer Trends
We believe we are well-positioned to benefit from evolving consumer trends, as well as the continued acceleration of e-commerce. These favorable trends, combined with the broad appeal of our brands, provide us with a significant opportunity to drive the growth of our business.
•
Ability to Increase Brand Awareness – Our ability to increase brand awareness has and will continue to contribute meaningfully to our performance. We focus on creating, capturing and retaining new demand by increasing our brand awareness while also increasing our value proposition to our customers. We aim to continue to increase our brand awareness through continued local community engagement, national media campaigns, growing our social community and innovating our packaging to make our brands and products visually appealing and distinctive from other bottled water brands.

•
Product Innovation and Expansion – We see significant potential to grow our sales in underpenetrated, high-growth segments of the bottled water category, such as sparkling, flavored and enhanced waters, by leveraging the brand equity of our existing brands to develop new and innovative beverage offerings. Through the flexible production capabilities of our existing infrastructure and our extensive distribution and retail relationships, we believe we will be able to quickly develop, produce and commercialize new products. We intend to continue investing in innovations within our product portfolio, as well as the development and introduction of new products.

•	E-commerce – Given the trend towards growth of sales through e-commerce websites and mobile commerce applications, including through subscription services and other direct-to-consumer businesses,

the consumer is leveraging multiple methods of engagement including the digital marketplace. We intend to continue expanding our digital platform, for example by building out our e-commerce subscription partnerships with key retailers currently offering one-time deliveries in our ReadyRefresh business, and believe the acceleration of e-commerce to be an important contributor to our growth strategy.
Consolidation in the Retail Industry
Our industry has been affected by the trend toward consolidation in the retail channel. Many of our retail customers have consolidated in recent years, and this consolidation trend may continue. As a result, our retail customers may seek lower pricing and demand increased marketing or promotional expenditures from us. Large retailers are also increasingly using their distribution networks and economies of scale to introduce and develop private-label brands, such as those carried by supermarket chains, convenience store chains, drug store chains, mass merchants and club warehouses. See “Schedule H — Information Relating to BlueTriton — Risk Factors — Risks Related to our Customers, Suppliers and Employees — Changes in the retail landscape, such as continued or increased development and use of private-label brands, may negatively affect our results of operations and financial condition.”
Macroeconomic Conditions and Inflationary Environment
General macroeconomic conditions, including inflation, supply chain disruptions and labor supply and transportation capacity, have affected our operating and product costs. However, we have demonstrated our ability to navigate adverse macroeconomic conditions and an inflationary environment throughout fiscal years 2022, 2023 and thus far through 2024. During these periods, we have instituted proactive initiatives to moderate the effects of rising inflation and commodity costs while gaining scale, including price increases with our Retail customers during 2022, which has helped drive profit growth. Our initiatives have also created efficiencies in our in-bound logistics and other supply chain costs that have helped offset the inflation we experienced related to packaging, transportation and labor cost.
Factors Affecting Comparability of Financial Information
The Nestlé Acquisition
On February 3, 2021, Triton Water Parent, Inc. and its wholly-owned subsidiary, Triton Water Holdings, Inc., were incorporated by affiliates of One Rock Capital Partners, LLC for purposes of completing the Nestlé Acquisition (as defined herein). On February 16, 2021, we entered into that certain Stock and Asset Purchase Agreement by and between Triton Water Holdings, Inc. and Nestlé S.A., pursuant to which all of the equity interests of Nestlé Waters North America Holdings, Inc. were acquired along with the acquisition of certain assets and assumption of certain liabilities of Nestlé Canada Inc. from Nestlé S.A. (the “Nestlé Acquisition”). The Nestlé Acquisition closed on March 31, 2021. To facilitate our financial statement presentation, we separate our financial results into two distinct periods: “Predecessor” refers to the period up to and including March 31, 2021, the closing date of the Nestlé Acquisition, which represents the results of the pre-Nestlé Acquisition Company, and “Successor” refers to the periods after such date, which represent the results of the post-Nestlé Acquisition reorganized Company. The delineation between Predecessor and Successor periods is shown by a vertical black line on the consolidated financial statements included elsewhere in this Circular to highlight the lack of comparability between periods. The “2021 Successor Period” refers to the period from February 3, 2021 through December 31, 2021 and the “2021 Predecessor Period” refers to the period from January 1, 2021 through March 31, 2021.
Non-GAAP Financial Measures
We present certain non-GAAP measures in this Circular, including Adjusted EBITDA and Free Cash Flow and measures derived therefrom, which are not required by, or presented in accordance with, U.S. GAAP. We use Adjusted EBITDA as an important performance metric for the Company. In addition, Free Cash Flow is an important liquidity metric that we use to evaluate our ability to make principal payments on our indebtedness and to fund our capital expenditures and working capital requirements. We present Adjusted EBITDA and Free Cash Flow because we believe these measures are frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry.
Adjusted EBITDA and Free Cash Flow should be considered in addition to, and not as a substitute for or superior to, financial measures calculated in accordance with U.S. GAAP. These are not measurements of our financial performance under U.S. GAAP and should not be considered as alternatives to net income (loss) or any other performance measures derived in accordance with U.S. GAAP or as an alternative to net cash provided by operating activities as a measure of our liquidity and may not be comparable to other similarly titled measures of other businesses. These non-GAAP metrics do not necessarily indicate whether cash flow will be sufficient or available to meet our cash requirements and may not be indicative of our historical operating results, nor are such measures meant to be predictive of our future results. In the future, we may incur expenses similar to the adjustments noted herein to calculate Adjusted EBITDA and Free Cash Flow. However, the magnitude of such adjustments for the periods presented herein is not necessarily indicative of the magnitude of such adjustments in future periods. Our presentation of Adjusted EBITDA and Free Cash Flow should not be construed as an inference that future results will be unaffected by unusual or non-recurring items.
Adjusted EBITDA and Free Cash Flow have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for analysis of our operating results or cash flows as reported under U.S. GAAP. Some of these limitations include that:
•	Adjusted EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;
•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•	Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary, to service interest on our indebtedness;
•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and not all of these measures reflect cash requirements for such replacements;

•
non-cash compensation is a key element of our long-term executive incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period;

•	the fact that other companies in our industry, including Primo Water, may calculate these measures differently than we do, which limits their usefulness as comparative measures; and
•	these measures do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations.
Furthermore, we compensate for the limitations described above by relying primarily on our U.S. GAAP results and using Adjusted EBITDA and Free Cash Flow only for supplemental purposes.
Adjusted EBITDA
We define Adjusted EBITDA as net income (loss) before interest and financing expense, net, gain on extinguishment of debt, provision for (benefit from) income taxes, provision for (benefit from) income taxes, and depreciation and amortization, further adjusted for costs associated with medical benefits for Nestlé executive retirees, acquisition and transaction-related costs, one-time consulting fees, related party management fees, legal fees related to cases originating under Nestlé, unrealized foreign exchange and fuel hedge losses (gains), net, nonrecurring costs related to software implementation, severance costs associated with restructuring plans, re-branding costs post Nestlé Acquisition, write-off of long-lived assets, gain (loss) on sale and leaseback transactions, write-offs related to impaired investments, and other infrequent or nonrecurring adjustments, net. This is an important metric that management uses as an analytical indicator to evaluate our performance, allocate resources, and measure leverage. We believe that Adjusted EBITDA is a useful metric for management, investors, and analysts because it excludes certain items that can vary widely across different industries or among companies within the same industry, and it removes the impact of items that we do not believe are indicative of our core operating performance. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies, and we believe these adjustments allow for consistent comparison of our operating results over time and relative to our peers.
We use Adjusted EBITDA to supplement U.S. GAAP measures of performance in evaluating the effectiveness of our business strategies, and to establish annual budgets and forecasts. We also use Adjusted EBITDA to establish short-term incentive compensation for management.

The following table reconciles net income (loss), the most directly comparable U.S. GAAP measure, to Adjusted EBITDA for the periods presented.
	Successor							Predecessor
	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023	Year Ended December 31, 2023	Year Ended December 31, 2022	Period from February 3, 2021 through December 31, 2021	Period from January 1, 2021 through March 31, 2021
	($ in millions)
Net income (loss)	$54.5	$29.3	$88.0	$23.2	$92.8	$(126.7)	$(160.6)	$(149.1)
Interest and financing expense, net	86.2	64.4	166.1	136.9	288.1	211.8	125.3	0.1
Gain on extinguishment of debt	—	—	—	—	—	(8.7)	—	—
Provision for (benefit from) income taxes	18.3	5.4	29.7	2.6	25.1	(53.1)	(41.2)	(51.4)
Depreciation and amortization	74.3	78.7	149.5	140.4	305.7	326.2	385.4	53.1
Nestlé executive retiree medical	—	—	—	—	—	—	—	149.0
Acquisition and transaction-related costs	13.1	—	18.9	—	—	—	62.9	1.4
One-time consulting fees	1.0	6.5	2.1	8.7	13.4	8.4	9.9	2.2
Related party management fees	4.8	4.0	14.1	7.8	17.8	13.0	9.3	—
Legal fees	1.7	2.9	2.8	2.9	5.4	16.5	9.5	2.7
Unrealized gain or loss on foreign exchange and fuel hedges, net	1.1	—	(2.7)	7.9	5.1	—	—	—
Software implementation costs	—	0.3	—	3.2	5.3	61.3	14.4	—
Severance	—	4.7	0.4	6.0	9.2	13.7	30.9	0.1
Re-branding costs(1)	—	—	—	—	—	5.0	6.1	—
Write-off of long-lived assets	0.1	—	1.7	—	11.4	—	—	—
Gain on sale and leaseback	—	—	—	—	—	—	(23.6)	—
Investment write-off	—	—	—	—	—	—	—	27.1
Other(2)	2.9	(0.5)	5.1	0.8	4.3	9.2	22.8	23.7
Adjusted EBITDA	$258.0	$195.7	$475.7	$340.4	$783.6	$476.6	$451.1	$58.9
(1)	This represents the costs associated with the re-branding of Nestlé brands and labels during the post-acquisition transition period.
(2)
Other adjustments for the period from January 1, 2021 through March 31, 2021 and from February 3, 2021 through December 31, 2021 primarily consists of transaction-related bonuses and COVID-19 related costs, both of which are unique charges to those periods.

Free Cash Flow
We define Free Cash Flow as net cash provided by (used in) operating activities less cash paid for purchases of property, plant and equipment and intangible assets not acquired in a business combination (mainly software development costs). We believe Free Cash Flow assists investors and analysts in evaluating our liquidity and cash flows, including our ability to make principal payments on our indebtedness and to fund our capital expenditures and working capital requirements.
The following table reconciles net cash provided by operating activities, the most directly comparable U.S. GAAP measure, to Free Cash Flow for the periods presented.
	Successor					Predecessor
	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023	Year Ended December 31, 2023	Year Ended December 31, 2022	Period from February 3, 2021 through December 31, 2021	Period from January 1, 2021 through March 31, 2021
	($ in millions)
Net cash provided by (used in) operating activities	108.5	70.5	320.9	108.4	123.4	(60.7)
Purchases of property, plant and equipment	(64.6)	(106.8)	(203.6)	(258.5)	(148.4)	(36.6)
Purchases of intangible assets	(27.4)	(7.8)	(14.1)	(78.2)	(50.0)	(1.9)
Free cash flow	$16.5	$(44.1)	$103.2	$(228.3)	$(75.0)	$(99.2)

Results of Operations
Three Months Ended June 30, 2024 compared to Three Months Ended June 30, 2023
The following table sets forth a summary of the Company’s operations for the periods indicated (in millions):
	Three Months Ended June 30,
	2024	2023	$ Variance	% Change
Net sales	$1,314.4	$1,238.0	$76.4	6.2%
Cost of sales	884.6	891.3	(6.7)	(0.8)%
Gross profit	429.8	346.7	83.1	24.0%
Gross margin %	32.7%	28.0%
Selling, general and administrative expenses	256.3	241.8	14.5	6.0%
Acquisition, integration and restructuring expenses	13.2	6.8	6.4	94.1%
Other operating expenses (income), net	1.3	(1.0)	2.3	(230.0)%
Operating income	159.0	99.1	59.9	60.4%
Operating margin %	12.1%	8.0%
Interest and financing expense, net	86.2	64.4	21.8	33.9%
Income before income taxes	72.8	34.7	38.1	109.8%
Provision for income taxes	18.3	5.4	12.9	238.9%
Net income	$54.5	$29.3	$25.2	86.0%
Net Sales
Net sales for the three months ended June 30, 2024 were $1,314.4 million, an increase of $76.4 million, or 6.2%, as compared to the three months ended June 30, 2023, primarily driven by volume growth in both Retail and ReadyRefresh segments, and, to a lesser extent, pricing and mix improvements in the ReadyRefresh segment.
Cost of Sales
Cost of sales consists primarily of manufacturing, shipping and logistics, storage and handling, personnel costs and allocated facilities and overhead costs associated with the products sold. Manufacturing costs consist primarily of raw materials, packaging costs and labor and utilities to convert raw materials into finished products.
During the three months ended June 30, 2024, cost of sales was $884.6 million, a decrease of $6.7 million, or 0.8%, as compared to the three months ended June 30, 2023, primarily driven by favorable freight costs and lower raw and packaging costs, partially offset by higher manufacturing overhead costs when compared to the prior year period.
Gross Profit and Gross Margin
During the three months ended June 30, 2024, gross profit was $429.8 million, an increase of $83.1 million, or 24.0%, as compared to the prior year period, and gross margin as a percentage of net sales was 32.7% for the three months ended June 30, 2024, compared to 28.0% for the three months ended June 30, 2023, primarily driven by higher net sales and improved costs including lower freight, packaging, and water sourcing.
Selling, General and Administrative Expenses
Selling, general and administrative expenses for the three months ended June 30, 2024 were $256.3 million, an increase of $14.5million, or 6.0%, as compared to $241.8 million for the three months ended June 30, 2023, primarily driven by higher employee costs, including variable compensation, increased legal fees, and higher sales and promotional expenses, partially offset by lower broker commissions due to a shift in promotional and customer acquisition strategies.
Acquisition, Integration and Restructuring Expenses
During the three months ended June 30, 2024, acquisition, integration and restructuring expenses were $13.2 million, an increase of $6.4 million, or 94.1%, as compared to the three months ended June 30, 2023, primarily due to advisory and legal costs related to the proposed combination with Primo Water announced by the Company on June 16, 2024 (the “Transaction”), partially offset by lower severance charges during 2024 when compared to 2023.

Other Operating Expenses (Income), Net
Other operating expenses (income), net, includes primarily foreign exchange, unrealized hedge mark to market and other infrequent income or charges.
For the three months ended June 30, 2024, other operating expenses, net were $1.3 million, compared to income of $1.0 million for the three months ended June 30, 2023. The increase in expense was primarily due to a $1.0 million unrealized loss on commodity forwards during the current period.
Interest and Financing Expense, Net
Interest and financing expense, net, includes the interest expense on outstanding debt obligations, partially offset by the amount capitalized as part of capital projects and interest income earned on cash and cash equivalents, including restricted cash.
For the three months ended June 30, 2024, interest and financing expense, net were $86.2 million, an increase of $21.8 million, or 33.9%, as compared to the three months ended June 30, 2023, primarily attributable to the incurrence of the 2024 Incremental Term Loans, the amounts drawn down on the BlueTriton ABL Credit Facility and the higher variable interest rate on the BlueTriton Term Loan Facility compared to the prior year period.
Provision for Income Taxes
For the three months ended June 30, 2024, the provision for income taxes was $18.3 million, compared to $5.4 million for the three months ended June 30, 2023. The majority of our taxable income is generated in the United States and was taxed at an effective tax rate of 25.1% during the quarter ended June 30, 2024, driven by United States activity taxed at a federal and state statutory rate of 24.9%. Relative to the federal and state statutory rate, the 2023 effective tax rate was 15.7%, primarily impacted by discrete items in the prior year period.
Net Income
Net income for the three months ended June 30, 2024 was $54.5 million, an increase of $25.2 million as compared to the three months ended June 30, 2023, due to the factors mentioned above.
Segment Results
Retail
	Three Months Ended June 30,
($ in millions)	2024	2023	$ Variance	% Change
Net sales	$1,016.3	$954.4	$61.9	6.5%
Operating income	144.1	86.1	58.0	67.4%
Operating margin %	14.2%	9.0%
Net sales for the three months ended June 30, 2024 were $1,016.3 million, an increase of $61.9 million, or 6.5%, as compared to the three months ended June 30, 2023. This increase was driven primarily by volume growth.
Operating income for the three months ended June 30, 2024 was $144.1 million, an increase of $58.0 million as compared to the three months ended June 30, 2023, primarily as a result of the aforementioned increase in volumes and the overall improved gross margins as a result of lower freight and packaging costs.
ReadyRefresh
	Three Months Ended June 30,
($ in millions)	2024	2023	$ Variance	% Change
Net sales	$298.1	$283.6	$14.5	5.1%
Operating income	37.2	30.5	6.7	22.0%
Operating margin %	12.5%	10.8%

Net sales for the three months ended June 30, 2024 were $298.1 million, an increase of $14.5 million, or 5.1%, as compared to the three months ended June 30, 2023, primarily driven by pricing improvements and, to a smaller extent, by an increase in volumes.
Operating income for the three months ended June 30, 2024 was $37.2 million, an increase of $6.7 million, compared to the three months ended June 30, 2023, primarily as a result of the increase in net sales, partially offset by higher delivery costs.
Six Months Ended June 30, 2024 Compared to the Six Months Ended June 30, 2023
The following table sets forth a summary of the Company’s operations for the periods indicated (in millions):
	Six Months Ended June 30,
	2024	2023	$ Variance	% Change
Net sales	$2,450.2	$2,360.1	$90.1	3.8%
Cost of sales	1,674.9	1,700.4	(25.5)	(1.5)%
Gross profit	775.3	$659.7	$115.6	17.5%
Gross margin %	31.6%	28.0%
Selling, general and administrative expenses	475.0	478.5	(3.5)	(0.7)%
Acquisition, integration and restructuring expenses	19.0	11.0	8.0	72.7%
Other operating expenses (income), net	(2.5)	7.5	(10.0)	(133.3)%
Operating income	283.8	162.7	121.1	74.4%
Operating margin %	11.6%	6.9%
Interest and financing expense, net	166.1	136.9	29.2	21.3%
Income before income taxes	117.7	25.8	91.9	356.2%
Provision for income taxes	29.7	2.6	27.1	1,042.3%
Net income	$88.0	$23.2	$64.8	279.3%
Net Sales
Net sales for the six months ended June 30, 2024 were $2,450.2 million, an increase of $90.1 million, or 3.8%, as compared to the six months ended June 30, 2023, primarily driven by volume growth in both segments, and, to a lesser extent, pricing improvement in the ReadyRefresh segment.
Cost of Sales
Cost of sales consists primarily of manufacturing, shipping and logistics, storage and handling, personnel costs and allocated facilities and overhead costs associated with the products sold. Manufacturing costs consist primarily of raw materials, packaging costs and labor and utilities to convert raw materials into finished products.
During the six months ended June 30, 2024, cost of sales was $1,674.9 million, a decrease of $25.5 million, or 1.5%, as compared to the six months ended June 30, 2023, primarily driven by favorable raw, packaging, and freight costs, when compared to the prior year period, partially offset by higher storage and employee-related costs.
Gross Profit and Gross Margin
During the six months ended June 30, 2024, gross profit was $775.3 million, an increase of $115.6 million, or 17.5%, as compared to the prior year period, and gross margin as a percentage of net sales was 31.6% for the six months ended June 30, 2024, compared to 28.0% for the six months ended June 30, 2023, primarily driven by higher net sales and beneficial freight, packaging, and water sourcing costs.
Selling, General and Administrative Expenses
Selling, general and administrative expenses for the six months ended June 30, 2024 were $475.0 million, a decrease of $3.5 million, or 0.7%, as compared to the six months ended June 30, 2023, primarily driven by reductions in spending on marketing within the Retail segment, and, to a lesser extent, lower broker commissions cost, partially offset by higher employee-related costs and related party management fees.

Acquisition, Integration and Restructuring Expenses
During the six months ended June 30, 2024, acquisition and restructuring expenses were $19.0 million, an increase of $8.0 million, or 72.7%, as compared to the six months ended June 30, 2023, primarily due to advisory and legal costs related to the Transaction, partially offset by lower severance charges during 2024 when compared to 2023.
Other Operating Expenses (Income), Net
Other operating expenses (income), net, includes primarily foreign exchange, unrealized hedge mark to market and other infrequent income or charges.
For the six months ended June 30, 2024, other operating income, net was $2.5 million, compared to expense of $7.5 million for the six months ended June 30, 2023. The change was primarily due to an unrealized gain of $3.2 million on a commodity forward in the current period, compared to an unrealized loss of $6.4 million in the prior year period.
Interest and Financing Expense, Net
Interest and financing expense, net, includes the interest expense on outstanding debt obligations, partially offset by the amount capitalized as part of capital projects and interest income earned on cash and cash equivalents, including restricted cash.
For the six months ended June 30, 2024, interest and financing expense, net was $166.1 million, an increase of $29.2 million, or 21.3%, as compared to the six months ended June 30, 2023, primarily attributable to the incurrence of the 2024 Incremental Term Loans, the amounts drawn down on the Blue Triton ABL Credit Facility and the higher variable interest rate on the BlueTriton Term Loan Facility compared to the prior year period.
Provision for Income Taxes
For the six months ended June 30, 2024, the provision for income taxes was $29.7 million, compared to $2.6 million for the six months ended June 30, 2023. The majority of our taxable income is generated in the United States and taxed at an effective tax rate of 25.2% for the current period, driven by the United States activity taxed at a federal and state statutory rate of 24.9%. Relative to the federal and state statutory rate, the 2023 effective tax rate was 10.2%, primarily impacted by discrete items in the prior year period.
Net Income
Net income for the six months ended June 30, 2024 was $88.0 million, an improvement of $64.8 million as compared to the six months ended June 30, 2023, due to the factors mentioned above.
Segment Results
Retail
	Six Months Ended June 30,
($ in millions)	2024	2023	$ Variance	% Change
Net sales	$1,879.1	$1,814.6	$64.5	3.6%
Operating income	358.8	154.0	204.8	133.0%
Operating margin %	19.1%	8.5%
Net sales for the six months ended June 30, 2024 were $1,879.1 million, an increase of $64.5 million, or 3.6%, as compared to the six months ended June 30, 2023, due to volume growth.

Operating income for the six months ended June 30, 2024 was $358.8 million, an increase of $204.8 million compared to the six months ended June 30, 2023, primarily as a result of lower freight and packaging costs, reduced marketing expense, lower information technology (“IT”) costs and higher sales when compared to the prior year. This improvement was partially offset by higher selling expenses, primarily labor-related costs.
ReadyRefresh
	Six Months Ended June 30,
($ in millions)	2024	2023	$ Variance	% Change
Net sales	$571.1	$545.5	$25.6	4.7%
Operating income	55.2	30.5	24.7	81.0%
Operating margin %	9.7%	5.6%
Net sales for the six months ended June 30, 2024 were $571.1 million, an increase of $25.6 million, or 4.7%, as compared to the six months ended June 30, 2023. This increase was primarily driven by pricing and mix improvement, and to a lesser extent volume growth during the current year period.
Operating income for the six months ended June 30, 2024 was $55.2 million, an increase of $24.7 million compared to the six months ended June 30, 2023, primarily as a result of lower broker commissions, higher net sales and lower bad debt expense, partially offset by higher depreciation and marketing expenses.
Year Ended December 31, 2023 Compared to the Year Ended December 31, 2022
Consolidated Results
The following table sets forth our consolidated statements of operations data for the periods indicated (in millions).
	Year Ended December 31,
	2023	2022	$ Variance	% Change
Net sales	$4,698.7	$4,441.1	$257.6	5.8%
Cost of sales	3,346.7	3,446.9	(100.2)	(2.9)%
Gross profit	1,352.0	994.2	357.8	36.0%
Gross margin %	28.8%	22.4%
Selling, general and administrative expenses	924.2	887.0	37.2	4.2%
Acquisition, integration and restructuring expenses	16.9	83.8	(66.9)	(79.8)%
Other operating expenses, net	4.9	0.1	4.8	4,825.2%
Operating income	406.0	23.3	382.7	1,643.3%
Operating margin %	8.6%	0.5%
Gain on extinguishment of debt	—	(8.7)	8.7	(100.0)%
Interest and financing expense, net	288.1	211.8	76.2	36.0%
Income (loss) before income taxes	117.9	(179.8)	297.7	*
Provision for (benefit from) income taxes	25.1	(53.1)	78.2	*
Net income (loss)	$92.8	$(126.7)	219.5	*
*	Not meaningful.
Net Sales
During the year ended December 31, 2023, net sales were $4,698.7 million, an increase of $257.6 million, or 5.8%, as compared to the year ended December 31, 2022, primarily relating to the carryover impact of price increases taken throughout 2022 in both of our Retail and ReadyRefresh segments, and, to a lesser extent, by volume growth in the ReadyRefresh segment.
Cost of Sales
Cost of sales consists primarily of manufacturing, shipping and logistics, storage and handling, personnel costs and allocated facilities and overhead costs associated with products sold. Manufacturing costs consist primarily of raw materials, packaging costs and labor and utilities to convert raw materials into finished products.

During the year ended December 31, 2023, cost of sales was $3,346.7 million, a decrease of $100.2 million, or 2.9%, as compared to the year ended December 31, 2022, primarily driven by lower depreciation and amortization due to the full depreciation of assets created as a result of purchase accounting, lower sales volumes and favorable freight and packaging costs, primarily resin pricing, when compared to the prior year. The decrease was partially offset by higher costs per unit from increased storage and handling and, to a lesser degree, labor and overhead-related costs, when compared to the prior year.
Gross Profit and Gross Margin
During the year ended December 31, 2023, gross profit was $1,352.0 million, an increase of $357.8 million, or 36.0%, as compared to the year ended December 31, 2022, and gross margin as a percentage of net sales was 28.8%, as compared to 22.4% during the year ended December 31, 2022, primarily driven by the benefit of price increases taken throughout 2022, as well as consistent beneficial freight and resin pricing.
Selling, General and Administrative Expenses
Costs recorded in selling, general and administrative expenses include product marketing and advertising expenses, selling costs, including commissions, IT and all other costs associated with corporate functions, oversight and support.
Selling, general and administrative expenses during the year ended December 31, 2023 were $924.2 million, an increase of $37.2 million, or 4.2%, as compared to the year ended December 31, 2022, primarily driven by increased spending on IT, administrative personnel costs and recycling processing fees, partially offset by reductions in spending on marketing, sales and promotional programs and legal fees when compared to the prior year.
Acquisition, Integration and Restructuring Expenses
Acquisition expenses include those costs associated with our acquisitions, as well as costs incurred on potential acquisitions. Integration and restructuring expenses mainly include IT implementation costs, costs incurred to achieve post-acquisition synergies and costs incurred on business optimization, among others.
During the year ended December 31, 2023, acquisition, integration and restructuring expenses were $16.9 million, a decrease of $66.9 million, or 79.8%, as compared to the year ended December 31, 2022, primarily as a result of lower IT implementation costs and, to a lesser extent, lower severance costs during 2023.
Other Operating Expenses, Net
Other operating expenses, net, includes primarily foreign exchange, unrealized hedge mark to market and other infrequent income or charges.
Other operating expenses, net, during the year ended December 31, 2023 were $4.9 million, an increase of $4.8 million, as compared to the year ended December 31, 2022, primarily due to unrealized loss of $3.6 million related to commodity forward contracts and an unrealized foreign exchange loss in the current period.
Interest and Financing Expense, Net
Interest and financing expense, net, primarily related to interest expense on our debt and finance leases, revolver commitment fees and costs associated with our debt, partially offset by interest income earned on cash and cash equivalents, including restricted cash.
During the year ended December 31, 2023, interest and financing expense, net, was $288.1 million, an increase of $76.2 million, or 36.0%, as compared to the year ended December 31, 2022, primarily relating to an increase in the variable interest rate on the BlueTriton Term Loan Facility, and to a lesser extend due to outstanding revolver balances during the year ended December 31, 2023.
Provision for (Benefit from) Income Taxes
During the year ended December 31, 2023, provision for income tax was $25.1 million, compared to a benefit from income taxes of $53.1 million for the year ended December 31, 2022. The majority of our taxable income is generated in the United States and taxed at a federal and state statutory rate of 24.9%. Relative to the federal and state statutory rate, the 2023 effective tax rate was 21.3%, primarily impacted by the positive effects of state taxes and research and development tax credits.

For the year ended December 31, 2022, the effective tax rate as a result of the income tax benefit was 29.5%, driven by the net loss during the period, further benefited by state taxes and research and development credits.
Net Income (Loss)
The net income for the year ended December 31, 2023 was $92.8 million, an improvement of $219.5 million as compared to a $126.7 million net loss for the year ended December 31, 2022 due to the factors mentioned above.
Segment Results
Retail
	Year Ended December 31,
($ in millions)	2023	2022	$ Variance	% Change
Net sales	$3,574.0	$3,391.5	$182.5	5.4%
Operating income	358.8	87.2	271.6	311.5%
Operating margin %	10.0%	2.6%
During the year ended December 31, 2023, net sales were $3,574.0 million, an increase of $182.5 million, or 5.4%, as compared to the year ended December 31, 2022, driven by the carryover impact of price increases taken throughout 2022, partially offset by a slight decline in volumes year over year.
Operating income was $358.8 million during the year ended December 31, 2023, an increase of $271.6 million as compared to the year ended December 31, 2022, primarily as a result of the aforementioned increase in price, the overall improved gross margins as a result of lower freight, packaging costs and raw material costs, and, to a lesser extent, lower marketing expenses. These benefits were partially offset by higher overall administrative costs, specifically those related to IT.
ReadyRefresh
	Year Ended December 31,
($ in millions)	2023	2022	$ Variance	% Change
Net sales	$1,124.7	$1,049.6	$75.1	7.2%
Operating income	106.3	55.6	50.7	91.2%
Operating margin %	9.5%	5.3%
During the year ended December 31, 2023, net sales were $1,124.7 million, an increase of $75.1 million, or 7.2%, as compared to the year ended December 31, 2022, primarily relating to the impact of price increases and, to a lesser extent, by volume growth during 2023.
Operating income was $106.3 million during the year ended December 31, 2023, an increase of $50.7 million as compared to the year ended December 31, 2022, primarily as a result of the aforementioned increase in net sales and the overall improved gross margins, most significantly impacted by lower freight costs as result of route optimization initiatives. These benefits were partially offset by higher overall administrative costs, specifically those related to IT.

Year Ended December 31, 2022 Compared to the 2021 Successor Period and the 2021 Predecessor Period
Consolidated Results
The following table sets forth our consolidated statements of operations data for the periods indicated (in millions). See “—Factors Affecting Comparability of Financial Information—The Acquisition” for additional information.
	Successor		Predecessor
	Year Ended December 31, 2022	Period from February 3, 2021 through December 31, 2021	Period from January 1, 2021 through March 31, 2021
Net sales	$4,441.1	$3,076.9	$834.6
Cost of sales	3,446.9	2,440.1	615.3
Gross profit	994.2	636.8	219.3
Gross margin %	22.4%	20.7%	26.3%
Selling, general and administrative expenses	887.0	601.3	219.9
Acquisition, integration and restructuring expenses	83.8	114.3	149.0
Other operating expense (income), net	0.1	(2.3)	50.8
Operating income (loss)	23.3	(76.5)	(200.4)
Operating margin %	0.5%	(2.5)%	(24.0)%
Gain on extinguishment of debt	(8.7)	—	—
Interest and financing expense, net	211.8	125.3	0.1
Loss before income taxes	(179.8)	(201.8)	(200.5)
Benefit from income taxes	(53.1)	(41.2)	(51.4)
Net loss	$(126.7)	$(160.6)	$(149.1)
Net Sales
During the year ended December 31, 2022, net sales were $4,441.1 million compared to $3,076.9 million for the 2021 Successor Period and $834.6 million for the 2021 Predecessor Period, which change was primarily driven by the impact of price increases in Retail and ReadyRefresh segments throughout 2022, and, to a lesser extent, by volume growth in the ReadyRefresh segment.
Cost of Sales
During the year ended December 31, 2022, cost of sales was $3,446.9 million compared to $2,440.1 million for the 2021 Successor Period and $615.3 million for the 2021 Predecessor Period, which change was primarily driven by higher costs per unit from freight, fuel and packaging materials and, to a lesser extent, from the lease expense related to the sale and leaseback transaction that was completed in the fourth quarter of 2021. Partially offsetting these increases was a lower depreciation and amortization due to fully depreciated assets resulting from purchase accounting.
Gross Profit and Gross Margin
During the year ended December 31, 2022, gross profit was $994.2 million compared to $636.8 million for the 2021 Successor Period and $219.3 million for the 2021 Predecessor Period, and gross margin as a percentage of net sales was 22.4% for the year ended December 31, 2022 compared to 20.7% and 26.3% for the 2021 Successor Period and 2021 Predecessor Period, respectively, which changes were primarily driven by a phase-in of price increases implemented during 2022 to offset cost inflation.
Selling, General and Administrative Expenses
Selling, general and administrative expenses during the year ended December 31, 2022 were $887.0 million compared to $601.3 million for the 2021 Successor Period and $219.9 million for the 2021 Predecessor Period, which change was primarily driven by increased spending on marketing, partially offset by reduced people costs due to restructuring, a decrease in impact from purchase accounting due to fully depreciated assets and various operational initiatives.

Acquisition, Integration and Restructuring Expenses
During the year ended December 31, 2022, acquisition, integration and restructuring expenses were $83.8 million compared to $114.3 million for the 2021 Successor Period and $149.0 million for the 2021 Predecessor Period, which change was primarily due to various one-time costs in 2021 related to the Nestlé Acquisition, including Nestlé executive retiree charges, and the completion of the headcount reduction and restructuring program during fiscal year 2021, with some carry over into fiscal year 2022.
Other Operating Expenses (Income), Net
Other operating expenses, net, during the year ended December 31, 2022 were $0.1 million compared to income of $2.3 million for the 2021 Successor Period and net expenses of $50.8 million for the 2021 Predecessor Period, which changed primarily due to numerous one-time charges including $27.1 million from the write-off of an investment and transaction-related bonuses.
Gain on Extinguishment of Debt
During the year ended December 31, 2022, we paid $47.0 million to repurchase $57.0 million in face value of BlueTriton Senior Notes (as defined below), resulting in recorded gains of $8.7 million on extinguishment of debt, net of write-off of $1.3 million of capitalized debt issuance costs. We did not record any gain on extinguishment of debt for the 2021 Successor Period or 2021 Predecessor Period.
Interest and Financing Expense, Net
During the year ended December 31, 2022, interest and financing expense, net, was $211.8 million compared to $125.3 million for the 2021 Successor Period and $0.1 million for the 2021 Predecessor Period, which change was primarily related to a full year of interest, the greater average outstanding debt and, most significantly, an increase in the variable interest rate on the BlueTriton Term Loan Facility from 4.00% to 7.17%.
Benefit from Income Tax
During the year ended December 31, 2022, the income tax benefit was $53.1 million compared to $41.2 million for the 2021 Successor Period and $51.4 million for the 2021 Predecessor Period, which change was primarily related to a lower loss before taxes in 2022 compared to the period year periods, partially offset by permanent differences related to transaction costs in the prior periods.
Net Loss
The net loss for the year ended December 31, 2022 was $126.7 million, an improvement of $183.0 million as compared to $309.7 million for the combined 2021 Successor Period and 2021 Predecessor Period, due to the factors mentioned above.
Segment Results
Retail
	Successor		Predecessor
($ in millions)	Year Ended December 31, 2022	Period from February 3, 2021 through December 31, 2021	Period from January 1, 2021 through March 31, 2021
Net sales	$3,391.5	$2,338.7	$621.1
Operating income	87.2	20.1	1.8
Operating margin %	2.6%	0.9%	0.3%
During the year ended December 31, 2022, net sales were $3,391.5 million compared to $2,338.7 million for the 2021 Successor Period and $621.1 million for the 2021 Predecessor Period, which change was primarily driven by the impact of price increases and, to a lesser extent, volume growth.

During the year ended December 31, 2022, operating income was $87.2 million compared to $20.1 million for the 2021 Successor Period and $1.8 million for the 2021 Predecessor Period, which change was primarily driven by the impact of price increases taken in 2022, partially offset by higher costs per unit from freight, fuel and packaging materials, and higher marketing spend during 2022.
ReadyRefresh
	Successor		Predecessor
($ in millions)	Year Ended December 31, 2022	Period from February 3, 2021 through December 31, 2021	Period from January 1, 2021 through March 31, 2021
Net sales	$1,049.6	$738.2	$213.5
Operating income	55.6	45.6	4.0
Operating margin %	5.3%	6.2%	1.9%
During the year ended December 31, 2022, net sales were $1,049.6 million compared to $738.2 million for the 2021 Successor Period and $213.5 million for the 2021 Predecessor Period, which change was primarily driven by the impact of price increases taken throughout 2022 and, to a lesser extent, an increase in volume.
During the year ended December 31, 2022, operating income was $55.6 million compared to $45.6 million for the 2021 Successor Period and $4.0 million for the 2021 Predecessor Period, which change was primarily driven by the impact of price increases, offset by the impact of general cost inflation.
Liquidity and Capital Resources
Our principal liquidity requirements are for working capital and general corporate purposes, including capital expenditures and debt service, dividends and acquisitions. We have historically funded our operations and acquisitions primarily through debt financing and cash provided by operating activities.
We believe that a combination of cash generated from operating activities, undrawn availability under the BlueTriton ABL Credit Facility, and borrowings under the BlueTriton Term Loan Facility (each as defined below), and, should the Transaction close, available borrowings under Primo Water’s debt instruments that are expected to remain outstanding upon consummation of the Transaction, will provide sufficient liquidity to support our working capital needs, planned growth and capital expenditure needs, service the ongoing principal and interest payments on our indebtedness, along with our other funding and investment requirements for the next 12 months and for the foreseeable future. However, we do not expect to generate sufficient cash from operations to repay at maturity the entirety of the then-outstanding balances of our debt, including the BlueTriton Term Loan Facility that is expected to mature in 2028 and the BlueTriton Senior Notes that are expected to mature in 2029. As a result, we will then be dependent upon our ability to refinance such indebtedness or access the credit markets or source additional equity investments to repay the outstanding balances of our indebtedness. Failure to raise significant amounts of funding to repay these obligations or to refinance on beneficial terms at maturity would adversely affect our financial condition. We may also require additional capital in the future to pursue attractive acquisition opportunities in our industry. In addition, our ability to service our indebtedness and to fund our other liquidity requirements will depend on our ability to generate and access cash in the future, which is subject to general economic, financial, contractual, competitive, legislative, regulatory and other factors, some of which are beyond our control, as well as the factors described in “Schedule H — Information Relating to BlueTriton — Risk Factors” and “Risk Factors — Risk Factors Related to NewCo” provided elsewhere in this Circular.
As of June 30, 2024, we had $18 million of cash on hand (of which $3 million is restricted) and had access to a $350 million BlueTriton ABL Credit Facility (availability of $243 million, net of borrowings of $55 million and outstanding letters of credit of $52 million). We, or our affiliates, may from time to time seek to repurchase or retire outstanding debt through cash purchases and/or exchanges for equity securities, in open market purchases, privately negotiated transactions, tender offers or otherwise. Any future repurchases or exchanges, if any, will depend on prevailing market conditions, our liquidity, contractual restrictions, and other factors. The amounts involved may be material.

Description of Certain BlueTriton Indebtedness
The following is a description of our existing indebtedness. The following summary of certain provisions of these agreements that govern our existing indebtedness does not purport to be complete and may not contain all of the information that is important to you, and is subject to, and qualified in its entirety by reference to, all of the provisions of the corresponding agreements.
BlueTriton Senior Secured Credit Facilities
In connection with the Nestlé Acquisition, we entered into the BlueTriton Senior Secured Credit Facilities, which consist of the BlueTriton Term Loan Facility and the BlueTriton ABL Credit Facility.
BlueTriton Term Loan Facility
Triton Water Holdings, Inc. (“Triton Water Holdings”) and Triton Water Intermediate, Inc. (“Intermediate Holdings”), both wholly owned subsidiaries of the Company entered into a Term Loan Agreement (the “BlueTriton Term Loan Facility”) on March 31, 2021 with a group of lenders and Morgan Stanley Senior Funding, Inc., as administrative and collateral agent, under which we borrowed term loans in an aggregate principal amount of $2,550 million. The BlueTriton Term Loan Facility has a maturity date of March 31, 2028. The proceeds of the BlueTriton Term Loan Facility were used to finance the Nestlé Acquisition and pay fees and expenses related thereto. In connection with the entrance into the BlueTriton Term Loan Facility, we incurred $80.3 million of debt issuance costs, which were recorded as a reduction of the carrying amount of the initial BlueTriton Term Loan Facility and are being amortized using the effective interest method over a period of seven years, which represents the term to maturity of the BlueTriton Term Loan Facility.
The credit agreement governing the BlueTriton Term Loan Facility (the “BlueTriton Term Loan Credit Agreement”) permits us to incur incremental term loans in an aggregate amount not to exceed the greater of (i) $536 million and (ii) 1.0 multiplied by the pro forma consolidated adjusted EBITDA of the Company for the most recently ended four full fiscal quarters (the “LTM EBITDA”), plus certain additional amounts, including unlimited amounts subject to, among other things, pro forma compliance with a first lien net leverage ratio, secured net leverage ratio or total net leverage ratio.
On December 9, 2021, Triton Water Holdings, Inc. and Intermediate Holdings entered into the First Amendment to the BlueTriton Term Loan Credit Agreement and incurred incremental term loans in an aggregate principal amount of $250 million with a maturity date of March 31, 2028. The Company recorded debt discounts of $3.6 million related to the First Amendment to the BlueTriton Term Loan Credit Agreement that are recorded as a reduction of the carrying amount of the incremental term loans and are being amortized using the effective interest method over the remaining term to maturity. The BlueTriton Term Loan Credit Agreement was amended by that certain Second Amendment to the BlueTriton Term Loan Credit Agreement on June 9, 2023, primarily to effectuate the transition of the interest rate benchmark from LIBOR to SOFR.
On March 1, 2024, Triton Water Holdings and Intermediate Holdings entered into the Third Amendment to the BlueTriton Term Loan Credit Agreement and incurred incremental term loans in an aggregate principal amount of $400 million (the “2024 Incremental Term Loans”) with a maturity date of March 31, 2028, the proceeds of which were used to finance a distribution to shareholders and to pay fees and expenses in connection therewith. In connection with the borrowing of the 2024 Incremental Term Loans, the Company incurred debt issuance and transaction costs of $5.1 million and debt discounts of $8.0 million; all of which are recorded as a reduction of the carrying amount of the 2024 Incremental Term Loans and are being amortized using the effective interest method over the remaining term to maturity.
Interest Rate and Fees
The interest rate per annum applicable to loans under the BlueTriton Term Loan Facility is, at our option, equal to either an alternate base rate or an adjusted SOFR rate for a one-, three- or six-month interest period, in each case, plus an applicable margin that ranges from 3.25% to 3.5% based on our leverage. The alternate base rate will be the greater of (i) the rate determined by Morgan Stanley from time to time as its prime commercial lending rate for U.S. Dollar loans in the United States on such day, (ii) the federal funds effective rate calculated by the Federal Reserve Bank of New York, plus 0.50% and (iii) the adjusted SOFR rate for an interest period of one month plus 1.00%. The adjusted SOFR rate will be the rate per annum equal to the secured overnight financing rate as determined by the Federal Reserve Bank of New York (or its successor) plus a spread adjustment; provided, that in no event, shall the adjusted SOFR rate with respect to the current term loans be less than 0.50%.

Prepayments
The BlueTriton Term Loan Facility requires us to prepay outstanding term loans, subject to certain exceptions, with:
•
100% of our total net cash proceeds of certain non-ordinary course sales of assets constituting collateral pursuant to our general dispositions basket (exceeding a threshold set forth in the BlueTriton Term Loan Credit Agreement) and casualty and condemnation events with respect to assets constituting collateral, if we do not reinvest those proceeds in assets useful to our business within 18 months (or, if we have contractually committed to reinvest such proceeds within 18 months, within 18 months plus 180 additional days);

•	100% of net cash proceeds from issuances or incurrences of non-permitted debt for borrowed money by us and certain subsidiaries or certain refinancing debt, subject to certain exceptions; and
•
commencing with fiscal year ending December 31, 2022, 50% (which percentage may be reduced to 25% and zero upon the achievement of specified first lien net leverage ratios) of excess cash flow (as defined in the BlueTriton Term Loan Credit Agreement) less, among other things, the amount of certain voluntary prepayments as described in the BlueTriton Term Loan Credit Agreement, to the extent exceeding a threshold set forth in the BlueTriton Term Loan Credit Agreement, payable after the end of the applicable fiscal year.

We may voluntarily repay outstanding loans under the BlueTriton Term Loan Facility at any time without premium or penalty (except, and with respect to a repricing transaction as described above), other than customary “breakage” costs with respect to eurocurrency loans.
Amortization
The BlueTriton Term Loan Facility is repayable in quarterly installments in an amount equal to approximately 1% per annum of the original principal amount of the BlueTriton Term Loan Facility per year with the balance payable on the maturity date.
Financial and Restrictive Covenants
Our BlueTriton Term Loan Facility contains customary covenants that, among other things, restrict, subject to certain exceptions, our ability, and the ability of our restricted subsidiaries, to incur indebtedness, incur liens, sell assets, make investments, engage in acquisitions, enter into mergers or consolidations, make dividends and other restricted payments and prepay certain subordinated indebtedness.
Events of Default
The BlueTriton Term Loan Facility contains customary events of default, subject to grace periods and materiality thresholds, specified in the BlueTriton Term Loan Credit Agreement, including:
•	failure to make payments when due;
•	defaults under certain other indebtedness;
•	noncompliance with covenants;
•	representations and warranties being untrue in any material respect when made;
•	bankruptcy or certain insolvency events;
•	material judgments;
•	invalidity of loan documentation or invalidity or non-perfection of the liens securing a material portion of collateral; and
•	a “change of control” (as defined in the BlueTriton Term Loan Credit Agreement).
BlueTriton ABL Credit Facility
Triton Water Holdings and Intermediate Holdings entered into the asset based lending (“ABL”) Revolving Credit Agreement (the “BlueTriton ABL Credit Facility” and, together with the BlueTriton Term Loan Facility, the “BlueTriton Senior Secured Credit Facilities”) on March 31, 2021 with a group of lenders and Bank of America,

N.A., as administrative agent and collateral agent, for up to $350 million of revolving loan commitments, up to $50 million of which is available as swingline loans and up to $75 million of which is available as letters of credit, which letters of credit shall expire not more than 12 months after the date of issuance (with options for auto renewal). The BlueTriton ABL Credit Facility has a maturity date of March 31, 2026. The credit agreement governing the BlueTriton ABL Credit Facility (the “BlueTriton ABL Credit Agreement”) was amended by that certain First Amendment to the BlueTriton ABL Credit Agreement on May 18, 2023 and that certain Second Amendment to the BlueTriton ABL Credit Agreement on June 12, 2023.
The proceeds of the BlueTriton ABL Credit Facility, if drawn, are used to finance the Company’s operations. As of June 30, 2024, we had $18 million of cash on hand (of which $3 million is restricted) and had access to $350 million of revolving loan commitments (availability of $243 million, net of borrowings of $55 million and outstanding letters of credit of $52 million).
The BlueTriton ABL Credit Facility is subject to a borrowing base that limits the maximum amount that may be borrowed at any time. The “Borrowing Base” is calculated on the basis of the Company and the domestic subsidiary guarantors as (i) the sum of (a) 85% of the book value of non-investment grade eligible accounts receivable, plus (b) 90% of the book value of investment grade eligible accounts receivable, plus (c) 80% of the book value of unbilled eligible accounts receivables, plus (d) the lesser of (i) 85% of the net orderly liquidation value of eligible inventory and (ii) 75% of the book value of eligible inventory, plus (e) 100% of eligible unrestricted cash and cash equivalents (which, with respect to cash, shall be subject to the “control” of the administrative agent under the BlueTriton ABL Credit Facility) minus (ii) customary applicable reserves.
In addition, our BlueTriton ABL Credit Facility permits us to incur incremental commitments thereunder in an aggregate amount not to exceed the greater of (i) $100.0 million and (ii) the greatest amount by which the Borrowing Base exceeded commitments under the BlueTriton ABL Credit Facility as set forth on any of the six most recently delivered borrowing base certificates. As of June 30, 2024, we have no commitments from any lender to provide incremental commitments.
Interest Rate and Fees
The interest rate per annum applicable to loans under our BlueTriton ABL Credit Facility is, at our option, equal to either an alternate base rate or an adjusted SOFR rate for a one-, three- or six-month interest period, or a twelve-month period if available from all relevant affected lenders, in each case, plus an applicable margin, equal to (i) a base rate plus a margin ranging from 0.50% to 1.00% or (ii) an adjusted SOFR rate plus a margin ranging from 1.50% to 2.00%, in each case with such margin depending on the monthly average unused borrowing availability under the BlueTriton ABL Credit Facility. Various fees are payable in connection with the BlueTriton ABL Credit Facility, including an upfront fee, an annual administration fee, letter of credit fees and an unused commitment fee.
Prepayments
Our BlueTriton ABL Credit Facility requires us to prepay outstanding loans if the aggregate loans outstanding exceeds the lesser of (i) the commitments under the BlueTriton ABL Credit Facility and (ii) the Borrowing Base, each as in effect from time to time.
Financial and Restrictive Covenants
Our BlueTriton ABL Credit Facility contains customary covenants that, among other things, restrict, subject to certain exceptions, our ability, and the ability of our restricted subsidiaries, to incur indebtedness, incur liens, sell assets, make investments, engage in acquisitions, enter into mergers or consolidations, make dividends and other restricted payments and prepay subordinated indebtedness.
The BlueTriton ABL Credit Facility has a springing financial covenant that requires us to maintain a 1.0 to 1.0 fixed charge coverage ratio, tested quarterly, if borrowing availability (subject to a limited increase in circumstances where the Borrowing Base exceeds the amount of the commitments under the BlueTriton ABL Credit Facility) at any time is less than the greater of (i) 10% of the lesser of (a) the total commitments under the BlueTriton ABL Credit Facility and (b) the Borrowing Base (the “Line Cap”) and (ii) $25.0 million. Such financial covenant is subject to customary equity cure provisions. If such availability level is subsequently exceeded for a period of twenty consecutive days, the testing of such financial covenant would be suspended.
The BlueTriton ABL Credit Facility also includes cash dominion provisions providing that if either (i) borrowing availability (subject to a limited increase in circumstances where the Borrowing Base exceeds the amount of commitments under the BlueTriton ABL Credit Facility) is at any time, for five consecutive business days, less than the greater of (a) 10.0% of the Line Cap or (b) $25.0 million or (ii) any event of default is continuing with respect to payment, bankruptcy, breach of cash management provisions, failure to deliver borrowing base certificates, a material inaccuracy with respect to the information provided in any borrowing base certificate, or after the expiry of any applicable cure period, any failure to comply with the financial covenant, then, until (x) such availability level is exceeded for a period of twenty consecutive days or (y) such default is cured or waived, as applicable, amounts in certain deposit accounts of the Guarantors (as defined below) will be transferred daily into a blocked account held by the administrative agent under the BlueTriton ABL Credit Facility and applied to reduce outstanding amounts under the BlueTriton ABL Credit Facility.
Events of Default
Our BlueTriton ABL Credit Facility contains customary events of default, subject to grace periods and materiality thresholds, specified in the BlueTriton ABL Credit Agreement, including:
•	failure to make payments when due;
•	defaults under certain other indebtedness;
•	noncompliance with covenants;
•	incorrectness of representations and warranties in any material respect when made;
•	bankruptcy or certain insolvency events;
•	material judgments;
•	invalidity of loan documentation or invalidity or non-perfection of the liens securing a material portion of collateral; and
•	a “change of control” (as defined in the BlueTriton ABL Credit Agreement).
General Provisions Regarding the BlueTriton Senior Secured Credit Facilities
Guarantee and Security
All obligations under our BlueTriton Senior Secured Credit Facilities are unconditionally guaranteed by Intermediate Holdings and each of Triton Water Holdings’ existing and future direct and indirect wholly owned domestic restricted subsidiaries (collectively, the “Guarantors”), subject to certain exceptions and permitted liens.
The obligations under the BlueTriton ABL Credit Facility and the guarantees of those obligations (as well as any interest-hedging or other swap agreements and cash management arrangements with the lenders and/or their affiliates under the BlueTriton ABL Credit Facility and certain other cash management banks) are secured by:
•
a first priority pledge by the Guarantors of all accounts receivable, inventory, deposit accounts, securities accounts and commodities accounts (including cash) and general intangibles, in each case, subject to certain exceptions related to the foregoing (the “ABL Priority Collateral”); and

•
a second priority pledge in all of the equity interests of restricted subsidiaries directly owned by the Guarantors (subject to certain exceptions) and substantially all other assets of the Guarantors, subject to certain exceptions (the “Term Priority Collateral”).

The obligations under the BlueTriton Term Loan Facility and the guarantees of those obligations are secured by a first priority pledge by the Guarantors on the Term Priority Collateral and a second priority pledge (as well as any interest hedging or other swap agreements and cash management arrangements with the lenders and/or their affiliates under the BlueTriton Term Loan Facility) by the Guarantors on the ABL Priority Collateral.
The lien priority, relative rights and other creditors’ rights in respect of the BlueTriton ABL Credit Facility and the BlueTriton Term Loan Facility are set forth in a customary intercreditor agreement.
Senior Notes
In connection with the Nestlé Acquisition, on March 31, 2021, Triton Water Holdings issued $770 million in aggregate principal amount of 6.250% Senior Notes due 2029 (the “BlueTriton Senior Notes”). The Company

incurred costs of $19.0 million related to the issuance of the BlueTriton Senior Notes, which were recorded as a reduction of the carrying amount of the BlueTriton Senior Notes and are being amortized using the effective interest method over a period of eight years, which represents the term to maturity of the BlueTriton Senior Notes.
The BlueTriton Senior Notes bear interest at 6.250% and interest is payable semi-annually on April 1 and October 1. The BlueTriton Senior Notes mature on April 1, 2029. The BlueTriton Senior Notes and the guarantees are Triton Water Holdings’ and the subsidiary guarantors’ (the “Notes Guarantors”) senior unsecured obligations and: (i) rank equally in right of payment with all of Triton Water Holdings’ and the Notes Guarantors’ existing and future senior indebtedness without giving effect to collateral agreements, including the BlueTriton Senior Secured Credit Facilities; (ii) rank senior to Triton Water Holdings’ and the Notes Guarantors’ future senior subordinated indebtedness; are effectively subordinated to Triton Water Holdings’ and the Notes Guarantors’ existing and future secured indebtedness, including the BlueTriton Senior Secured Credit Facilities, to the extent of the value of the assets securing such indebtedness; and (iii) are structurally subordinated to the liabilities of Triton Water Holdings’ non-guarantor subsidiaries. In addition, the indenture governing the BlueTriton Senior Notes contains customary negative covenants and events of default.
Commencing on April 1, 2024, Triton Water Holdings has the option to redeem all or part of the BlueTriton Senior Notes at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date), if redeemed during the 12-month period commencing on April 1 of the years set forth below:
Year	Percentage
2024	103.125%
2025	101.563%
2026 and thereafter	100.000%
In connection with any offer to purchase all or any of the BlueTriton Senior Notes (including a change of control offer, an asset sale offer or any tender offer), if holders of no less than 90.0% of the aggregate principal amount of the BlueTriton Senior Notes validly tender their BlueTriton Senior Notes, we are entitled to redeem any remaining BlueTriton Senior Notes at the price offered to each holder.
Upon the occurrence of certain events constituting a change of control, holders of the BlueTriton Senior Notes have the right to require Triton Water Holdings to repurchase all or any part of the BlueTriton Senior Notes at a purchase price equal to 101.0% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. This change of control repurchase right is not expected to be triggered by the consummation of the Transaction.
During fiscal year 2022, the Company paid $47.0 million to repurchase $57.0 million in aggregate principal amount of BlueTriton Senior Notes. As a result of these transactions, the Company recorded gains of $8.7 million on extinguishment of debt, net of write-off of $1.3 million of capitalized debt issuance costs.
Cash Flows
The following table sets forth a summary of our cash flows for the periods indicated (in millions):
	Successor					Predecessor
	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023	Year Ended December 31, 2023	Year Ended December 31, 2022	Period from February 3, 2021 through December 31, 2021	Period from January 1, 2021 through March 31, 2021
Net cash provided by (used in) operating activities	$108.5	$70.5	$320.9	$108.4	$123.4	$(60.7)
Net cash used in investing activities	(89.3)	(111.6)	(217.6)	(319.4)	(3,610.3)	(38.3)
Net cash (used in) provided by financing activities	(47.7)	(14.0)	(162.3)	(147.7)	3,952.4	99.0
Effect of exchange rates on cash, cash equivalents, and restricted cash	(0.4)	0.1	0.2	(0.2)	(0.6)	—

	Successor					Predecessor
	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023	Year Ended December 31, 2023	Year Ended December 31, 2022	Period from February 3, 2021 through December 31, 2021	Period from January 1, 2021 through March 31, 2021
Net change in cash, cash equivalents, and restricted cash	(28.9)	(55.0)	(58.8)	(359.0)	464.8	—
Cash, cash equivalents, and restricted cash at beginning of period	47.0	105.8	105.8	464.8	—	1.9
Cash, cash equivalents, and restricted cash at end of period	$18.1	$50.8	$47.0	$105.8	$464.8	$1.9
Six Months Ended June 30, 2024 Compared to the Six Months Ended June 30, 2023
Net cash provided by operating activities was $108.5 million for the six months ended June 30, 2024, compared to $70.5 million for the six months ended June 30, 2023. Improvement for the 2024 period was primarily due to an increase in net income, partially offset by the use of cash from working capital.
Net cash used in investing activities was $89.3 million for the six months ended June 30, 2024, compared to $111.6 million for the six months ended June 30, 2023. The decrease was primarily due to lower capital expenditures during the current period.
Net cash used in financing activities for the six months ended June 30, 2024 was $47.7 million, compared to $14.0 million for the six months ended June 30, 2023. The increased use of cash is primarily due to the net $35.0 million repayment of the BlueTriton ABL Credit Facility during 2024. During the six months ended June 30, 2023, we issued the 2024 Incremental Term Loans for net proceeds of $392.0 million, offset by a dividend payment of $382.7 million and principal debt repayments.
Year Ended December 31, 2023 Compared to the Year Ended December 31, 2022
Net cash provided by operating activities was $320.9 million for the year ended December 31, 2023 as compared to $108.4 million for the year ended December 31, 2022, an increase of $212.5 million. Improvement in fiscal year 2023 was primarily due to an improvement in net income of $219.5 million when compared to fiscal year 2022, partially offset by an increase in working capital usage.
Net cash used in investing activities was $217.6 million for the year ended December 31, 2023, compared to $319.4 million for the year ended December 31, 2022, a decrease of $101.8 million. The decrease was primarily related to lower capital expenditures to improve operations and expand capacity. In addition, the higher capital expenditures in fiscal year 2022 related to our initial IT platform implementation during that period.
Net cash used in financing activities for the year ended December 31, 2023 was $162.3 million, compared to $147.7 million for the year ended December 31, 2022, an increase of $14.6 million. The use of cash during fiscal year 2023 primarily related to the redemption of preferred stock of $183.6 million and payment of a dividend on preferred stock of $49.9 million and the scheduled principal payments of the BlueTriton Term Loan Facility, partially offset by borrowings on the BlueTriton ABL Credit Facility. The use of cash during fiscal year 2022 related to the redemption of preferred stock of $66.4 million and payment of a dividend on preferred stock of $8.6 million, the repurchase and subsequent retirement of a portion of the BlueTriton Senior Notes and the scheduled principal payments of the BlueTriton Term Loan Facility.
Year Ended December 31, 2022 Compared to the 2021 Successor Period and the 2021 Predecessor Period
Net cash provided by operating activities was $108.3 million for the year ended December 31, 2022, as compared to $123.3 million for the 2021 Successor Period and a use of $60.7 million for the 2021 Predecessor Period. Improvement in fiscal year 2022 was primarily due to a reduced net loss when compared to 2021, and to a lesser extent by a decrease in working capital usage. Additionally, a one-time payment to the Nestlé retiree plan was made during fiscal year 2021.

Net cash used in investing activities was $319.4 million for the year ended December 31, 2022, compared to $3,610.3 million for the 2021 Successor Period and $38.3 million for the 2021 Predecessor Period. The use of cash during fiscal year 2022 relates primarily to capital expenditures to improve operations and expand capacity, along with the costs of implementing a new IT platform. The use of cash in fiscal year 2021 primarily represents the cash used to acquire our business.
Net cash used in financing activities for the year ended December 31, 2022 was $147.7 million, compared to sources of cash of $3,952.4 million for the 2021 Successor Period and $99.0 million for the 2021 Predecessor Period. The use of cash during fiscal year 2022 related to the redemption of preferred stock of $66.4 million and payment of a dividend on preferred stock of $8.6 million, the repurchase and subsequent retirement of a portion of our BlueTriton Senior Notes and the scheduled principal payments of the BlueTriton Term Loan Facility. The source of cash in fiscal year 2021 is primarily the result of proceeds from financing the Nestlé Acquisition, partly offset by the payment of a dividends totaling $761.3 million.
Contractual Obligations and Commitments
Our material contractual obligations as of December 31, 2023 consisted of long-term debt of $3,550.2 million, detailed in Note 10-Debt to our audited consolidated financial statements included elsewhere in this Circular as “Schedule M.” In addition, there are future commitments under various operating and finance leases for our facilities. Our operating and finance lease commitments primarily include land and buildings for offices and warehouse space, vehicles, and certain machinery and equipment and tools, furniture and other equipment. As of December 31, 2023, we had total operating lease payment obligations (including imputed interest) of $731.4 million, with $102.9 million to be paid within the next 12 months and the remainder thereafter. For additional discussion on our operating and finance leases, see Note 6-Leases and Note 10-Debt to our audited consolidated financial statements included elsewhere in this Circular as “Schedule M.”
Additionally, we may enter into unconditional purchase obligations with third party suppliers in the ordinary course of business, which are entered into to secure access to springs, subscriptions, utilities, services and supplies vital to our operations and ability to serve our customers. We have various long-term supply and service contracts that may require that we purchase minimum quantities, for a minimum term, at fixed or variable rates. Unconditional purchase obligations covered by these agreements for the next 12 months are $70.3 million. For additional discussion on our operating and finance leases, see Note 20-Commitments and Contingencies to our audited consolidated financial statements included elsewhere in this Circular as “Schedule M.”
Off-Balance Sheet Arrangements
We do not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as “structured finance or special purpose entities,” which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.
Critical Accounting Estimates
Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of our consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities as of the balance sheet date and the amounts of revenues and expenses during the year. On an ongoing basis, we evaluate our estimates, including those related to sales incentives recorded against revenue, valuation of assets and liabilities in connection with acquisitions, collectability of trade receivables, self-insurance reserves, inventory reserves, realizability of income taxes, useful lives of property, plant and equipment and intangible assets, fair value of reporting units in connection with the annual goodwill and indefinite lived intangible assessments, valuation of insurance reserves and the incremental borrowing rate related to lease obligations. Actual results may differ from these estimates under different assumptions or conditions.
We believe that of our significant accounting policies, which are described in Note 2-Summary of Significant Accounting Policies, to our consolidated financial statements included elsewhere in this Circular, the following accounting estimates are the most critical to an understanding of our financial statements because they involve a higher degree of judgment and complexity.

Revenue Recognition
Our principal source of revenue is bottled water sales to customers primarily in the United States and Canada. Revenue is recognized when a customer obtains control of promised goods (the obligation), which may be upon shipment of goods or upon delivery to the customer as defined in the customer contract or purchase order. Revenue is recognized at an amount that reflects the consideration we expect to receive in exchange for those goods. Amounts collected from customers for sales taxes are excluded from the transaction price. We measure revenue based on the consideration specified in the customer arrangement, and revenue is recognized when the performance obligations in the customer arrangement are satisfied. A performance obligation is a contractual promise to transfer a distinct good to the customer. The transaction price of a contract is allocated to each distinct performance obligation and recognized as revenue when the customer receives the benefit of the performance obligation (we have only one obligation).
The nature of our contracts give rise to variable consideration including volume-based rebates, growth incentives, point of sale promotions, and other trade promotional discounts (sales incentives). For certain sales incentives, the accrual we record for the rebate or discount that will be granted to the customer requires significant estimation. The critical assumptions used in estimating the sales incentive accruals include our estimate of expected levels of performance and redemption rates, which requires judgement. These assumptions are developed based upon the historical performance of the customer's participation with similar types of promotions adjusted for current trends. These estimated sales incentives are included in the transaction price of our contracts with customers as a reduction within net sales and are included as either a reduction in accounts receivable if the customer is entitled to take a deduction on their payment, or as accrued sales incentives in accruals and other current liabilities if we anticipate needing to pay the customer. Estimated discounts reflected in trade receivables, net of credit losses were $84.6 million and $97.7 million at December 31, 2023 and 2022, respectively. Accrued sales incentive obligations, recorded in accruals and other current liabilities, were $45.5 million and $63.5 million at December 31, 2023 and 2022, respectively.
Goodwill and Indefinite-Lived Intangible Assets
Goodwill and intangible assets with indefinite lives are not amortized, and as a result, impairment tests must be performed at least annually, or more frequently if events or circumstances indicate that an asset may be impaired. Goodwill is tested for impairment at the reporting unit level and indefinite-lived intangible assets are tested for impairment at the asset level.
Reporting units are determined based on one level below the operating segment level. In performing the goodwill impairment test we may first perform a qualitative assessment or bypass the qualitative assessment and proceed directly to performing the quantitative impairment test. Factors considered include macroeconomic, industry and market conditions, cost factors that would have a negative effect on earnings and cash flows, legal and regulatory environment, historical financial performance and significant changes in our operations or brand. If the qualitative assessment indicates that it is more likely than not that an impairment exists, then a quantitative assessment is performed. In the quantitative assessment for goodwill and indefinite-lived intangible assets, an assessment is performed to determine the fair value of the reporting unit and indefinite-lived intangible asset, respectively.
We use either the income approach or in some cases a combination of income and market-based approaches, to determine the fair value of our assets, as well as an overall consideration of market capitalization and enterprise value. If the carrying value of the reporting unit or intangible asset exceeds the estimated fair value, an impairment charge is recognized in an amount equal to that excess. Goodwill is tested for impairment at the reporting unit level annually, in the fourth quarter, or when events or changes in circumstances indicate that goodwill might be impaired. We performed a quantitative assessment during 2023 using a combination of an income and market-based approach and determined that the fair values of its reporting units were not less than recorded carrying values, and therefore no impairment exists.
We use an income approach, the relief from royalty method, to determine the fair value of our indefinite lived intangible assets. We used specific royalty rates for each trade name based on consideration of comparable third-party licensing transactions and the profit margins earned. Based on our analysis, we determined that the fair value of each of our trade names was adequately in excess of their carrying amount, and therefore no impairment exists.
There are inherent uncertainties related to each of the qualitative assumptions, and our judgment in applying them. Changes in the assumptions used in our qualitative assessment of goodwill and intangible assets could result in impairment charges that could be material to the consolidated financial statements in any given period.

Self-Insurance Reserves
We are self-insured for workers’ compensation, property, automobile and general liability. The self-insurance claim liability is determined actuarially, at a minimum annually, based on claims filed and an estimate of claims incurred but not yet reported. Actuarial projections of the losses are employed due to variability in the liability estimates. The estimates used are derived from any inputs including the severity of claims, frequency and volume of claims, the development timeframe, settlement history and patterns, and cost trends. We have purchased stop-loss coverage from various insurers in order to limit our claims exposure. The insurance-related liabilities are not discounted. The balances of our self-insurance reserves were $41.8 million and $31.3 million for the years ended December 31, 2023 and 2022, respectively. Since recorded amounts are based on estimates, the ultimate cost of all incurred claims and related expenses may be more or less than the recorded liabilities.
Quantitative and Qualitative Disclosures about Market Risk
Overview
Our business and financial results are affected by fluctuations in world financial markets, including interest rates, credit risk and overall inflation risks. We may utilize fixed price or volume contracts that may extend over one year and derivative financial instruments (including interest rate swap arrangements), among other methods, to hedge some of these exposures. We do not use derivative financial instruments for speculative or trading purposes.
Interest Rate Risk
We are subject to interest rate market risk in connection with our floating rate long-term debt. Our principal interest rate exposure relates to outstanding amounts under our BlueTriton Senior Secured Credit Facilities, which bear interest at a variable rate. If there is a rise in interest rates, our debt service obligations on the borrowings under our BlueTriton Senior Secured Credit Facilities would increase even though the amount borrowed remained the same, which would affect our results of operations, financial condition and liquidity. Assuming the BlueTriton ABL Credit Facility is fully drawn, as of June 30, 2024, each one-eighth percentage point change in interest rates would result in a $4.3 million change in annual interest expense on the indebtedness under the BlueTriton Senior Secured Credit Facilities.
Credit Risk
Credit risk arises from the potential that a customer or counterparty will fail to perform its obligations. We are exposed to credit risk on accounts receivable balances. We believe that our concentration of credit risk related to trade accounts receivable is limited since these receivables are spread among a number of customers and are geographically dispersed. As of, and for the year ended, December 31, 2023, there was one customer who made up approximately 30% of trade receivables, net and 25% of net sales. No other individual customer makes up more than 10% of trade receivables, net, or net sales. If any significant customer of ours should discontinue their partnership with us, it could have a material adverse effect on our business, financial condition, results of operations and cash flows.
We maintain provisions for potential credit losses and such losses to date have normally been within our expectations. We evaluate the solvency of our customers on an ongoing basis to determine if additional allowances for doubtful accounts receivable need to be recorded. Significant economic disruptions or a slowdown in the economy could result in additional charges. We have not historically experienced any significant losses related to the collection of trade receivables.
Inflation Risk
Changes in some commodity costs may have a more significant impact on our business than others. Our more significant variable costs are PET (and other plastics), indirect fuel and electricity. While we do take proactive measures to aid us in maintaining a level of predictability of these costs, if our costs become subject to significant inflationary pressures, we may not be able to fully offset or mitigate higher costs through operational efficiencies or price increases. Our inability or failure to address challenges relating to inflation could adversely affect our business, financial condition, results of operations and cash flows.
Recently Issued Accounting Pronouncements
See the notes to our consolidated financial statements included elsewhere in this Circular as “Schedule M.”

SCHEDULE O
DISSENT PROVISIONS OF THE OBCA
Rights of Dissenting Shareowners
185 (1)	Subject to subsection (3) and to sections 186 and 248, if a corporation resolves to,
(a)	amend its articles under section 168 to add, remove or change restrictions on the issue, transfer or ownership of shares of a class or series of the shares of the corporation;
(b)	amend its articles under section 168 to add, remove or change any restriction upon the business or businesses that the corporation may carry on or upon the powers that the corporation may exercise;
(c)	amalgamate with another corporation under sections 175 and 176;
(d)	be continued under the laws of another jurisdiction under section 181;
(d.1)	be continued under the Co-operative Corporations Act under section 181.1;
(d.2)	be continued under the Not-for-Profit Corporations Act, 2010 under section 181.2; or
(e)	sell, lease or exchange all or substantially all its property under subsection 184 (3), a holder of shares of any class or series entitled to vote on the resolution may dissent.
Idem
(2)
If a corporation resolves to amend its articles in a manner referred to in subsection 170 (1), a holder of shares of any class or series entitled to vote on the amendment under section 168 or 170 may dissent, except in respect of an amendment referred to in,

(a)	clause 170 (1) (a), (b) or (e) where the articles provide that the holders of shares of such class or series are not entitled to dissent; or
(b)	subsection 170 (5) or (6).
One class of shares
(2.1)	The right to dissent described in subsection (2) applies even if there is only one class of shares.
Exception
(3)
A shareholder of a corporation incorporated before the 29th day of July, 1983 is not entitled to dissent under this section in respect of an amendment of the articles of the corporation to the extent that the amendment,

(a)	amends the express terms of any provision of the articles of the corporation to conform to the terms of the provision as deemed to be amended by section 277; or
(b)	deletes from the articles of the corporation all of the objects of the corporation set out in its articles, provided that the deletion is made by the 29th day of July, 1986.
Shareholder’s right to be paid fair value
(4)
In addition to any other right the shareholder may have, but subject to subsection (30), a shareholder who complies with this section is entitled, when the action approved by the resolution from which the shareholder dissents becomes effective, to be paid by the corporation the fair value of the shares held by the shareholder in respect of which the shareholder dissents, determined as of the close of business on the day before the resolution was adopted.

No partial dissent
(5)
A Dissenting Shareowner may only claim under this section with respect to all the shares of a class held by the Dissenting Shareowner on behalf of any one beneficial owner and registered in the name of the Dissenting Shareowner.

Objection
(6)
A Dissenting Shareowner shall send to the corporation, at or before any meeting of shareholders at which a resolution referred to in subsection (1) or (2) is to be voted on, a written objection to the resolution, unless the corporation did not give notice to the shareholder of the purpose of the meeting or of the shareholder’s right to dissent.

Idem
(7)	The execution or exercise of a proxy does not constitute a written objection for purposes of subsection (6).
Notice of adoption of resolution
(8)
The corporation shall, within ten days after the shareholders adopt the resolution, send to each shareholder who has filed the objection referred to in subsection (6) notice that the resolution has been adopted, but such notice is not required to be sent to any shareholder who voted for the resolution or who has withdrawn the objection.

Idem
(9)	A notice sent under subsection (8) shall set out the rights of the Dissenting Shareowner and the procedures to be followed to exercise those rights.
Demand for payment of fair value
(10)
A Dissenting Shareowner entitled to receive notice under subsection (8) shall, within twenty days after receiving such notice, or, if the shareholder does not receive such notice, within twenty days after learning that the resolution has been adopted, send to the corporation a written notice containing,

(a)	the shareholder’s name and address;
(b)	the number and class of shares in respect of which the shareholder dissents; and
(c)	a demand for payment of the fair value of such shares.
Certificates to be sent in
(11)
Not later than the thirtieth day after the sending of a notice under subsection (10), a Dissenting Shareowner shall send the certificates, if any, representing the shares in respect of which the shareholder dissents to the corporation or its transfer agent.

Idem
(12)	A Dissenting Shareowner who fails to comply with subsections (6), (10) and (11) has no right to make a claim under this section.
Endorsement on certificate
(13)
A corporation or its transfer agent shall endorse on any share certificate received under subsection (11) a notice that the holder is a Dissenting Shareowner under this section and shall return forthwith the share certificates to the Dissenting Shareowner.

Rights of Dissenting Shareowner
(14)
On sending a notice under subsection (10), a Dissenting Shareowner ceases to have any rights as a shareholder other than the right to be paid the fair value of the shares as determined under this section except where,

(a)	the Dissenting Shareowner withdraws notice before the corporation makes an offer under subsection (15);
(b)	the corporation fails to make an offer in accordance with subsection (15) and the Dissenting Shareowner withdraws notice; or

(c)
the directors revoke a resolution to amend the articles under subsection 168 (3), terminate an amalgamation agreement under subsection 176 (5) or an application for continuance under subsection 181 (5), or abandon a sale, lease or exchange under subsection 184 (8), in which case the Dissenting Shareowner’s rights are reinstated as of the date the Dissenting Shareowner sent the notice referred to in subsection (10).
Same
(14.1)
A Dissenting Shareowner whose rights are reinstated under subsection (14) is entitled, upon presentation and surrender to the corporation or its transfer agent of any share certificate that has been endorsed in accordance with subsection (13),

(a)	to be issued, without payment of any fee, a new certificate representing the same number, class and series of shares as the certificate so surrendered; or
(b)	if a resolution is passed by the directors under subsection 54 (2) with respect to that class and series of shares,
(i)	to be issued the same number, class and series of uncertificated shares as represented by the certificate so surrendered, and
(ii)	to be sent the notice referred to in subsection 54 (3).
Same
(14.2)	A Dissenting Shareowner whose rights are reinstated under subsection (14) and who held uncertificated shares at the time of sending a notice to the corporation under subsection (10) is entitled,
(a)	to be issued the same number, class and series of uncertificated shares as those held by the Dissenting Shareowner at the time of sending the notice under subsection (10); and
(b)	to be sent the notice referred to in subsection 54 (3).
Offer to pay
(15)
A corporation shall, not later than seven days after the later of the day on which the action approved by the resolution is effective or the day the corporation received the notice referred to in subsection (10), send to each Dissenting Shareowner who has sent such notice,

(a)
a written offer to pay for the Dissenting Shareowner’s shares in an amount considered by the directors of the corporation to be the fair value thereof, accompanied by a statement showing how the fair value was determined; or

(b)	if subsection (30) applies, a notification that it is unable lawfully to pay Dissenting Shareowners for their shares.
Idem
(16)	Every offer made under subsection (15) for shares of the same class or series shall be on the same terms.
Idem
(17)
Subject to subsection (30), a corporation shall pay for the shares of a Dissenting Shareowner within ten days after an offer made under subsection (15) has been accepted, but any such offer lapses if the corporation does not receive an acceptance thereof within thirty days after the offer has been made.

Application to court to fix fair value
(18)
Where a corporation fails to make an offer under subsection (15) or if a Dissenting Shareowner fails to accept an offer, the corporation may, within fifty days after the action approved by the resolution is effective or within such further period as the court may allow, apply to the court to fix a fair value for the shares of any Dissenting Shareowner.

Idem
(19)
If a corporation fails to apply to the court under subsection (18), a Dissenting Shareowner may apply to the court for the same purpose within a further period of twenty days or within such further period as the court may allow.

Idem
(20)	A Dissenting Shareowner is not required to give security for costs in an application made under subsection (18) or (19).
Costs
(21)	If a corporation fails to comply with subsection (15), then the costs of a shareholder application under subsection (19) are to be borne by the corporation unless the court otherwise orders.
Notice to shareholders
(22)
Before making application to the court under subsection (18) or no later than seven days after receiving notice of an application to the court under subsection (19), as the case may be, a corporation shall give notice to each Dissenting Shareowner who, at the date upon which the notice is given,

(a)	has sent to the corporation the notice referred to in subsection (10); and
(b)	has not accepted an offer made by the corporation under subsection (15), if such an offer was made, of the date, place and consequences of the application and of the Dissenting Shareowner’s right to appear and be heard in person or by counsel, and a similar notice shall be given to each Dissenting Shareowner who, after the date of such first mentioned notice and before termination of the proceedings commenced by the application, satisfies the conditions set out in clauses (a) and (b) within three days after the Dissenting Shareowner satisfies such conditions.
Parties joined
(23)
All Dissenting Shareowners who satisfy the conditions set out in clauses (22)(a) and (b) shall be deemed to be joined as parties to an application under subsection (18) or (19) on the later of the date upon which the application is brought and the date upon which they satisfy the conditions, and shall be bound by the decision rendered by the court in the proceedings commenced by the application.

Idem
(24)
Upon an application to the court under subsection (18) or (19), the court may determine whether any other person is a Dissenting Shareowner who should be joined as a party, and the court shall fix a fair value for the shares of all Dissenting Shareowners.

Appraisers
(25)	The court may in its discretion appoint one or more appraisers to assist the court to fix a fair value for the shares of the Dissenting Shareowners.
Final order
(26)
The final order of the court in the proceedings commenced by an application under subsection (18) or (19) shall be rendered against the corporation and in favour of each Dissenting Shareowner who, whether before or after the date of the order, complies with the conditions set out in clauses (22)(a) and (b).

Interest
(27)
The court may in its discretion allow a reasonable rate of interest on the amount payable to each Dissenting Shareowner from the date the action approved by the resolution is effective until the date of payment.

Where corporation unable to pay
(28)
Where subsection (30) applies, the corporation shall, within ten days after the pronouncement of an order under subsection (26), notify each Dissenting Shareowner that it is unable lawfully to pay Dissenting Shareowners for their shares.

Idem
(29)	Where subsection (30) applies, a Dissenting Shareowner, by written notice sent to the corporation within thirty days after receiving a notice under subsection (28), may,
(a)	withdraw a notice of dissent, in which case the corporation is deemed to consent to the withdrawal and the shareholder’s full rights are reinstated; or
(b)
retain a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

Idem
(30)	A corporation shall not make a payment to a Dissenting Shareowner under this section if there are reasonable grounds for believing that,
(a)	the corporation is or, after the payment, would be unable to pay its liabilities as they become due; or
(b)	the realizable value of the corporation’s assets would thereby be less than the aggregate of its liabilities.
Court order
(31)
Upon application by a corporation that proposes to take any of the actions referred to in subsection (1) or (2), the court may, if satisfied that the proposed action is not in all the circumstances one that should give rise to the rights arising under subsection (4), by order declare that those rights will not arise upon the taking of the proposed action, and the order may be subject to compliance upon such terms and conditions as the court thinks fit and, if the corporation is an offering corporation, notice of any such application and a copy of any order made by the court upon such application shall be served upon the Commission.

Commission may appear
(32)	The Commission may appoint counsel to assist the court upon the hearing of an application under subsection (31), if the corporation is an offering corporation.

SCHEDULE P
COMPARISON OF RIGHTS OF PRIMO SHAREOWNERS AND NEWCO SHAREOWNERS
Certain capitalized terms used herein have the meanings set forth in “Schedule Q — Glossary of Defined Terms” to this Circular.
The rights of Primo Shareowners are governed by the OBCA and by the Company’s Articles of Continuance dated July 7, 2021 (the “Primo Articles”) and Second Amended and Restated By-laws (the “Primo By-Laws”), copies of which have been filed with the SEC and are available for viewing on Primo Water’s profile on EDGAR at www.sec.gov and on SEDAR+ at www.sedarplus.ca. If the Transaction is completed, Primo Shareowners will become NewCo Shareowners as holders of NewCo Class A Shares and their rights will be governed by the DGCL and by NewCo’s certificate of incorporation and bylaws, each as to be amended following the Subsequent Merger Effective Time (the amended certificate of incorporation, the “NewCo Certificate of Incorporation” and the amended bylaws, the “NewCo Bylaws”, collectively, the “NewCo Organizational Documents”), the forms of which are attached to this Circular as “Schedule L — NewCo Organizational Documents and Stockholders Agreement”. Additionally, while not party to the Stockholders Agreement, Primo Shareowners that become NewCo Shareowners will have their rights affected thereby, as more particularly described below and in the Circular under the heading “The Arrangement Agreement — Stockholders Agreement”.
The following is a summary of certain material differences between the rights of Primo Shareowners and the rights of NewCo Shareowners. This summary is not intended to be complete and is qualified in its entirety by reference to the DGCL, the OBCA, the governing documents of Primo Water, the NewCo Organizational Documents, the Stockholders Agreement, U.S. Securities Laws and Canadian Securities Laws. In addition, the characterization of some of the differences in the rights of Primo Shareowners and NewCo Shareowners as material is not intended to indicate that other differences do not exist or are not important.
	Primo Shareowners’ Rights	NewCo Shareowners’ Rights
Authorized Share Capital
The Company’s authorized share capital consists of: (i) an unlimited number of Primo Shares; (ii) an unlimited number of first preferred shares issuable in series; (iii) an unlimited number of first series of first preferred shares designated as Series A Convertible First Preferred Shares; (iv) an unlimited number of second series of first preferred shares designated as Series B Non-Convertible First Preferred Shares; (v) an unlimited number of second preferred shares issuable in series; and (vi) an unlimited number of first series of second preferred shares designated as convertible, participating voting Second Preferred Shares, Series 1 (the shares described in clauses (ii) through (vi) collectively, the “Preferred Shares”).

As of August 2, 2024, 160,312,986 Primo Shares were issued and outstanding and no Preferred Shares were issued or outstanding. The Primo Shares are listed on the NYSE and the TSX under the symbol “PRMW”.

NewCo’s current certificate of incorporation authorizes NewCo to issue 1,000 shares of common stock, $0.01 per value per share. As of the date of this Circular, there were 100 shares of NewCo common stock. NewCo common stock is not yet listed on any public exchange.

The NewCo Certificate of Incorporation will authorize NewCo to issue [•] shares of all capital stock, divided into three classes: [•] shares of Class A common stock, par value $0.01 per share; [•] shares of Class B common stock, par value $0.01 per share and [•] shares of preferred stock, par value $0.01 per share.

Prior to Closing, NewCo intends to submit an application to list its shares on the NYSE under the trading symbol “[•]”, subject to the approval of the NYSE.

Dividends and Distributions; Repurchases and Redemptions
Under the OBCA, a corporation may pay a dividend by issuing fully paid shares of such corporation. A corporation may also pay a dividend in money or property unless there are reasonable grounds for believing that (i) the corporation is, or would after the

Under the DGCL, a Delaware corporation may, subject to restrictions in its certificate of incorporation, pay dividends out of surplus or, if it has no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year.

	Primo Shareowners’ Rights	NewCo Shareowners’ Rights

payment be, unable to pay its liabilities as they become due; or (ii) the realizable value of the corporation’s assets would thereby be less than the aggregate of its liabilities and stated capital of all classes.

The OBCA provides that no rights, privileges, restrictions or conditions attached to a series of shares will confer on a series a priority in respect of dividends or return of capital in the event of liquidation, dissolution or winding up over any other series of shares of the same class.

Primo Shareowners are entitled to receive rateably dividends or other distributions when and if declared by the Board, subject to limitations under the OBCA, preferences that may apply to any outstanding Preferred Shares, and contractual restrictions.

The Company has paid quarterly cash dividends since 2012. Most recently, the Board declared a dividend of $0.09 per Primo Share, which is payable in cash on September 5, 2024, to Primo Shareowners of record at the close of business on August 22, 2024. Primo Shareowners may become entitled to receive the Company Special Dividend from the Company prior to the Closing. See “The Arrangement Agreement — Dividends”.

Under the OBCA, the purchase or other acquisition by a corporation of its shares is generally subject to solvency tests similar to those applicable to the payment of dividends (set out above).

Dividends out of net profits may not be paid when the capital of a Delaware corporation amounts to less than the aggregate amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.

Holders of NewCo Class A Shares and NewCo Class B Shares shall be entitled to share equally, identically and ratably, on a per share basis, in such dividends as may be declared by the Board from time to time with respect to the NewCo common stock, subject to the rights of any holders of NewCo preferred stock (or any class or series of stock having a preference over or the right to participate with the common stock with respect to the payment of dividends). NewCo has never paid or declared cash dividends on NewCo common stock.

If a dividend is paid in NewCo Shares, holders of NewCo Class A Shares will be entitled to receive NewCo Class A Shares and holders of NewCo Class B Shares will be entitled to receive NewCo Class B Shares, each receiving, on a per share basis, an identical number of shares of NewCo Class A Shares or NewCo Class B Shares (or rights to acquire, or securities convertible into or exchangeable for, such shares, as the case may be), as applicable. NewCo will agree that during the time when the ORCP Stockholders own 30% or more of the outstanding NewCo Shares, NewCo cannot pay a dividend on a non-pro rata basis or in excess of $175 million in the aggregate during any fiscal year without the consent of the ORCP Stockholders.

Voting Rights
The OBCA provides that, unless the articles of a corporation provide otherwise, each share of a corporation entitles the holder thereof to one vote at a meeting of shareowners.

Each Primo Shareowner is entitled to receive notice of and attend all meetings of shareowners and to vote thereat. Each Primo Shareowner is entitled to one vote for each share on all matters submitted to a vote of the Primo Shareowners (except meetings at which only holders of another specified class or series of shares are entitled to vote). The rights attached to the Primo Shares do not

Under the DGCL, unless otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

The NewCo Certificate of Incorporation will authorize each holder of NewCo Class A Shares one vote for each share of NewCo Class A Share on each matter submitted to a vote of stockholders, except that, prior to the Beneficial Ownership Sunset Time, the ORCP Group may not, collectively, vote more than 49% of the shares of NewCo Class A

	Primo Shareowners’ Rights	NewCo Shareowners’ Rights

provide for cumulative voting rights or pre-emptive rights.

Except as otherwise provided by the Primo Articles, Law or as may be required by the rules of the applicable national securities exchange or quotation service, the holders of the Preferred Shares shall not be entitled to vote at any meeting of the Primo Shareowners.

Shares then outstanding. Holders of NewCo Class B Shares will be entitled to one vote for each share of NewCo Class B Share on each matter submitted to a vote of stockholders, except that holders of NewCo Class B Shares will not be entitled to vote on the election, appointment or removal of directors of NewCo.

Preemptive Rights
Under the OBCA, holders of a class or series of shares in a corporation do not have preemptive rights to subscribe for or purchase any additional shares of that class or series or of another class or series, unless such rights are so provided in the articles of the corporation or in a unanimous shareholder agreement.

The Company’s articles do not provide any pre-emptive or subscription rights to holders of the Primo Shares.

Under the DGCL, unless otherwise provided in the certificate of incorporation, no stockholder shall have any pre-emptive right to subscribe to an additional issue of stock or to any security convertible into stock unless.

The Stockholders Agreement will provide that, so long as the ORCP Stockholders beneficially own at least 15% of the NewCo Shares, the ORCP Stockholders will have the right to purchase their pro rata portion of any equity securities newly offered by NewCo or any of its Subsidiaries in a public or non-public offering of equity securities, other than in certain specified circumstances.

Quorum of Shareholders/ Stockholders
Under the OBCA, a corporation’s by-laws may specify the number of shares with voting rights attached thereto which must be present, or represented by proxy, in order to constitute a quorum for the transaction of any business at any meeting of the shareowners.

The Primo By-Laws provide that, except as otherwise provided by law or by the Primo Articles, a quorum for the transaction of business at any meeting of shareowners shall be not less than two persons present in-person, or represented by proxy, and holding or representing the holder or holders of shares carrying not less than a majority of the voting power of all issued and outstanding shares of the Company entitled to vote on a particular matter to be acted on at the meeting, except that, when specified business is to be voted on by one or more classes or series of shares voting as a class, unless otherwise provided by law, regulatory authority or by the articles, the holders of not less than a majority of the voting power of the shares of such classes or series shall constitute a quorum for the transaction of such matter.

Under the DGCL, absent any provisions in the certificate of incorporation or bylaws, a majority of shareholders entitled to vote, present in-person or represented by proxy at a meeting of stockholders constitutes a quorum. If the certificate of incorporation or bylaws of a corporation specify the number of shareholders required to be present or represented at a meeting to constitute a quorum, that number cannot be less than one-third of the shares entitled to vote at the meeting.

The NewCo Bylaws will provide that the holders of a majority in voting power of the stock issued and outstanding and entitled to vote at the stockholders meeting, present in-person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders.

	Primo Shareowners’ Rights	NewCo Shareowners’ Rights
Shareowner Approval of Business Combinations; Fundamental Changes
Certain fundamental changes such as amendments to articles, certain amalgamations (other than with certain affiliated corporations), continuances to another jurisdiction and sales, leases or exchanges of all or substantially all of the property of a corporation (other than in the ordinary course of business) and other extraordinary corporate actions including the winding up of the corporation and arrangements are required to be approved by special resolution.

Under the OBCA, a “special resolution” is a resolution (i) passed by not less than two thirds of the votes cast by the shareowners who voted in respect of the resolution at a meeting duly called and held for that purpose; or (ii) consented to in writing by each shareowner entitled to vote on the resolution or the shareowner’s attorney authorized in writing. In certain cases, a special resolution to approve an extraordinary corporate action is also required to be approved separately by the holders of a class or series of shares, including in certain cases a class or series of shares not otherwise carrying voting rights (unless in certain cases the share provisions with respect to such class or series of shares provides otherwise).

Under the OBCA, arrangements are permitted. An “arrangement” may include an exchange of securities of the corporation held by security holders for other securities, money or other property of the corporation or securities, money or other property of another body corporate that is not a take-over bid as defined in the Securities Act (Ontario). In general, a plan of arrangement is approved by a corporation’s board of directors and then is submitted to a court for approval. It is not unusual for a corporation in such circumstances to apply to a court initially for an interim order governing various procedural matters prior to calling any shareholder meeting to consider the proposed arrangement, and the court may make such order as it considers appropriate in connection therewith. Following compliance with the procedural steps contemplated in any such interim order (including obtaining shareholder approval), the court would conduct a final hearing and approve or reject the proposed arrangement.

The DGCL requires stockholder approval for certain fundamental changes, including, among others, amendments to the certificate of incorporation, the sale, lease, or exchange of all or substantially all of a corporation’s property or assets, and a merger or consolidation or dissolution of the corporation. In the event of a merger, the merger agreement must be submitted to the stockholders of each merging corporation at an annual meeting or at a special meeting of the stockholders called for the purpose of acting on the merger agreement. In order to be adopted, the merger agreement must be adopted by the majority of the outstanding stock of the corporation entitled to vote thereon. Alternatively, unless otherwise provided in the certificate of incorporation, the stockholders may act via written consent in lieu of a meeting. See “Stockholder Action by Written Consent” below.

The DGCL does not contain a procedure for court approval comparable to a plan of arrangement under the OBCA.

	Primo Shareowners’ Rights	NewCo Shareowners’ Rights
Conversion Rights
The Primo Articles permit the Board to issue Preferred Shares, and in connection with such issuance, designate special rights, privileges, restrictions and conditions to be attached to the Preferred Shares, which may include conversion rights.

Notwithstanding the provisions attaching to the Primo Shares, the Company may, subject to appropriate shareowner approval, at any time and from time to time amend the Primo Articles to effect an exchange, reclassification or cancellation of all or part of the Primo Shares. See “Amendment of Governing Documents” below.

The DGCL and the NewCo Certificate of Incorporation both permit the NewCo Board to designate preferred stock and in connection with such designation fix special rights, which might include conversion rights.

The NewCo Certificate of Incorporation will provide that each NewCo Class B Share may be converted into one NewCo Class A Share at any time upon the election by the holder, provided that (i) at the Beneficial Ownership Sunset Time, all NewCo Class B Shares shall automatically convert into an equal number of NewCo Class A Shares and (ii) prior to the Beneficial Ownership Sunset Time, NewCo will not effect any conversion of NewCo Class B Shares into NewCo Class A Shares that would result in any person, group or their respective affiliates beneficially owning in excess of 49% of the NewCo Class A Shares then outstanding after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of NewCo Class A Shares beneficially owned by any such person, group or any of their respective affiliates shall include the number of shares of NewCo Class A Shares issuable upon conversion of the NewCo Class B Shares with respect to which such conversion is being requested, but shall exclude NewCo Class A Shares that would be issuable upon (x) conversion of the remaining, unconverted shares of NewCo Class B Shares beneficially owned by such person, group or any of their respective affiliates and (y) exercise or conversion of the unexercised or unconverted portion of any other securities of NewCo beneficially owned by such person, group or any of their respective affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained in the NewCo Certificate of Incorporation. Further, prior to the Beneficial Ownership Sunset Time, each NewCo Class A Share held by the ORCP Group may be converted into one NewCo Class B Share upon election of the holder.

Size of Board of Directors	The OBCA provides that a corporation shall have one or more directors, but a corporation whose shares are publicly traded shall have not fewer than three directors. At least	The DGCL provides that the board of directors of a Delaware corporation shall consist of one or more directors as fixed by, or in the same manner provided in, the

	Primo Shareowners’ Rights	NewCo Shareowners’ Rights

one-third of the directors of a corporation whose shares are publicly traded shall not be officers or employees of the corporation or any of its affiliates.

The Primo Articles provide that the number of directors will be not less than three nor more than fifteen. The Board currently consists of ten members.

certificate of incorporation or bylaws.

The NewCo Certificate of Incorporation will provide that the number of directors will be fixed from time to time by resolution of the NewCo Board, subject to any rights afforded under the NewCo Organizational Documents, including the Stockholders Agreement, with respect to the election of directors.

Pursuant to the Stockholders Agreement that will be in effect upon the closing of the Transaction, the initial NewCo Board is expected to include seven sponsor nominees designated by the Nominating Sponsor Stockholders, seven directors designated by Primo Water, and one director to be mutually agreed by the Initial BlueTriton Shareholder and Primo Water prior to Closing, except if the Sponsor Stockholders collectively own 53% or more of the NewCo Class A Shares, in which case a sponsor nominee designated by the Initial BlueTriton Shareholder will take the place of the Mutually Agreed Director. Thereafter, the size of the NewCo Board will be determined based on the collective ownership of the Nominating Sponsor Stockholders, as further described in “The Arrangement Agreement — Stockholders Agreement — NewCo Board of Directors”.

Structure and Term of Board of Directors
The OBCA provides that a director not elected for an expressly stated term ceases to hold office at the close of the first annual meeting of shareowners following the director’s election.

The Primo By-Laws provide that the election of directors shall take place at each annual meeting of Primo Shareowners at which time all the directors then in office shall cease to hold office, but, if qualified, shall be eligible for re-election.

The NewCo Certificate of Incorporation will provide that the NewCo directors shall each serve a one year term, with each director holding office until the next annual meeting of stockholders and until his or her successor shall be elected and qualified, or until his or her death, resignation, retirement, disqualification or removal from office.

Director Qualifications
The OBCA requires that directors of a corporation be natural persons who are at least eighteen years of age, who are not bankrupt, and not mentally incapable of managing property.

In addition, the Primo By-Laws provide that no person shall be qualified for election as a director of the Company if such person is of unsound mind or has been so found by a court in Canada or elsewhere.

The DGCL requires that directors of Delaware corporations be natural persons. Other than the NewCo chief executive officer, who is expected to serve on the NewCo Board, NewCo directors will meet NYSE independence requirements.

	Primo Shareowners’ Rights	NewCo Shareowners’ Rights
Election of Directors
The OBCA provides that directors will be elected by ordinary resolution passed at a meeting of the shareowners called for that purpose.

Pursuant to Primo Water’s Majority Voting and Director Resignation Policy, if a nominee in an uncontested election does not receive the vote of at least the majority of the votes cast (including votes “for” and votes “withheld”), such director is required to promptly deliver written notice to the ESG and Nominating Committee of the Board offering to resign from the Board.
The DGCL provides that directors shall be elected at an annual meeting or at a special meeting called for that purpose.

Director Nominations
Pursuant to the Primo By-Laws, nominations of persons for election as directors of the Company at any annual meeting of Primo Shareowners, or at any special meeting of Primo Shareowners called for the purpose of electing directors as set forth in the Company’s notice of such special meeting, may only be made: (i) by or at the direction of the Board, including pursuant to a notice of meeting; (ii) by or at the direction or request of one or more Primo Shareowners pursuant to a proposal submitted to the Corporation in accordance with applicable laws or a requisition of meeting submitted to the directors in accordance with applicable laws; or (iii) by any person (a “nominating Primo Shareowner”) who, at the close of business on the date of the giving of the notice provided for below and on the record date for determining the Primo Shareowners entitled to vote at such meeting, is a registered holder or beneficial owner of Primo Shares that are entitled to be voted at such meeting and complies with the notice and other procedures set forth in Article 11 (Advance Notice of Nomination of Directors) of the Primo By-Laws.

In addition to any other requirements in Article 11 (Advance Notice of Nomination of Directors) of the Primo By-Laws and under applicable Laws, for a nomination to be made by a nominating Primo Shareowner, the nominating Primo Shareowner must have given timely notice thereof in proper written form to the Secretary of the Company. Subject to Section 11.03 of the Primo By-Laws, to be timely, a nominating Primo Shareowner’s notice must be received by the

The NewCo Bylaws will provide that nominations may be made (i) by or at the direction of the NewCo Board; or (ii) by any NewCo Shareowner who (a) is a NewCo Shareowner of record on the date of the giving of the notice and at the time to vote at the applicable meeting; (b) is entitled to vote at such meeting; (c) complies with the notice and nomination procedures set forth in the NewCo Bylaws; and (d) is present (or a qualified representative is present) at such meeting. Clause (ii) of the preceding sentence is the exclusive method for NewCo Shareowners to make director nominations.

In order for a NewCo Shareowner’s director nomination to be proper, the stockholder must provide timely written notice in the proper form set forth in Section 2.5 and 2.6 of the NewCo Bylaws to the Secretary of NewCo. For notice to be timely, a notice for nominations to be made (i) at an annual meeting must be delivered to, or mailed and received at, the principal executive offices of NewCo (x) not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting or (y) if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, not earlier than the 120th day prior to such annual meeting and not later than (a) the 90th day prior to such annual meeting; or (b) if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made by NewCo; or (ii) at a special meeting must be delivered to, or mailed and received at, the principal executive offices of NewCo not earlier than

Primo Shareowners’ Rights	NewCo Shareowners’ Rights

Secretary of Primo Water at the principal executive offices of the Company (i) in the case of an annual meeting of Primo Shareowners, not less than 30 days prior to the date of the annual meeting of Primo Shareowners; provided, however, that if the annual meeting of Primo Shareowners is called for a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, notice by the nominating Primo Shareowner may be made not later than the close of business on the 10th day following the date on which the public announcement of the date of the annual meeting is first made by the Corporation; and (ii) in the case of a special meeting of Primo Shareowners (which is not also an annual meeting of Primo Shareowners), not later than the close of business on the 15th day following the day on which the public announcement of the date of the special meeting of Primo Shareowners is first made by the Corporation.

Section 11.03 of the Primo By-Laws sets out the proper written form that the nominating Primo Shareowner’s notice to the Secretary must take, including certain information about the nominee and the nominating Primo Shareowner. The written notice must be accompanied by the written consent of each nominee to being named as a nominee in any proxy circular for the applicable meeting and any associated proxy card and to serve as a director, if elected.

In addition, given that the Company is regulated under the 1934 Exchange Act, in the case of a nominating Primo Shareowner that intends to solicit proxies, the nominating Primo Shareowner’s notice, including all of the foregoing proper written form requirements, must be received by the Company within the time period in which notice of nominees must be received in compliance with SEC Regulation 14A. Unless otherwise required by law, if any Primo Shareowner (i) provides notice in compliance with Section 11.03(b) of the Primo By-Laws; and (ii) subsequently fails to comply with any requirements of Rule 14a-19 promulgated under the 1934 Exchange Act or the 120th day prior to such special meeting and not later than the 90th day prior to such special meeting or, if later, the 10th day following the day on which public disclosure of the date of such special meeting at which directors are to be elected was first made by NewCo. In no event may a NewCo Shareowner nominate a greater number of director candidates than are subject to election by stockholders at the applicable meeting. In the event that the number of directors subject to election at the meeting is increased, notice as to any additional nominees only shall be due on the later of (i) the conclusion of the applicable time period for giving timely notice as described above; or (ii) the 10th day following the date of public disclosure of such increase.

The NewCo Bylaws will provide that in order for a NewCo Shareowner’s notice to be proper, the notice must include certain information about the nominee and about the nominating stockholder. Stockholders should refer to the NewCo Bylaws for the exact information required to be provided in the notice. The written notice must be accompanied by: (i) the written consent of each proposed director nominee; (ii) all information related to such candidate that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act; and (iii) a completed and signed written questionnaire with respect to the background, qualifications, stock ownership and independence of the nominee and certain written representations and agreements of the nominee, as described in the NewCo Bylaws. In addition to requirements set forth in the NewCo Bylaws, NewCo Shareowners nominating directors for election must comply with all applicable requirements of the Exchange Act with respect to any such nominations.

ORCP will not be subject to Section 2.5 or Section 2.6 of the NewCo Bylaws so long as it is entitled to nominate a director pursuant to the Stockholders Agreement.

	Primo Shareowners’ Rights	NewCo Shareowners’ Rights

any other rules or regulations thereunder, then the Company shall disregard any proxies or votes solicited for such nominees and such nomination shall be disregarded in accordance with Section 11.05 of the Primo By-Laws.

In addition to the notice requirements described above, a nominating Primo Shareowner must (i) notify the Company within five days following any decision to no longer solicit proxies in accordance with SEC Regulation 14A and the representations set forth in the notice; and (ii) no later than five days before the meeting of Primo Shareowners (or any adjournment, postponement or rescheduling thereof), provide the Company with reasonable documentary evidence (as determined by the Company in good faith) that such nominating Primo Shareowner has complied with the representations set forth in the notice, if applicable.

Vacancies on Board of Directors
Under the OBCA, a vacancy among the directors created by the removal of a director may be filled at a meeting of shareowners at which the director is removed. The OBCA also allows a vacancy on the board of directors to be filled by a quorum of directors, except when the vacancy results from an increase in the number or minimum or maximum number of directors or from a failure to elect the number required to be elected at any shareowner meeting.

The Primo By-Laws provide that subject to the OBCA, a quorum of the Board may fill a vacancy of the Board, except a vacancy resulting from an increase in the number or minimum number of directors or from a failure of the Primo Shareowners to elect the number or minimum number of directors. In the absence of a quorum of the Board, or if the vacancy has arisen from a failure of the Primo Shareowners to elect the number or minimum number of directors, the Board may call a special meeting of Primo Shareowners to fill the vacancy. If the Board fails to call such meeting or if there are no such directors then in office, any Primo Shareowner may call the meeting. Where there is a vacancy in the Board, the remaining directors may exercise all the authorities, powers and

Under the DGCL, unless otherwise provided in the certificate of incorporation or bylaws, vacancies and newly created directorships may be filled by a majority vote of the directors then in office, even if the number of directors then in office is less than a quorum, or by a sole remaining director. If at the time of filling any vacancy, the directors then in office constitute less than a majority of the whole board, the Court of Chancery may order an election to be held to fill any vacancy upon application of any stockholder or stockholders holding at least 10% of the voting stock at the time outstanding having the right to vote for such directors.

The NewCo Certificate of Incorporation will provide that, subject to the rights of holders of preferred stock or the Stockholders Agreement, vacancies occurring on the NewCo Board for any reason may be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by the sole remaining director, and shall not be filled by the stockholders, except that prior to the Trigger Event, any vacancies of a director nominated by a Sponsor Stockholder (if the size of the NewCo Board is not to be reduced as specified in the Stockholders Agreement)

	Primo Shareowners’ Rights	NewCo Shareowners’ Rights
discretions of the Board so long as a quorum remains in office.
shall be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum, by the sole remaining director, or by the stockholders.

Pursuant to the Stockholders Agreement that will be in effect following the Transaction, for so long as the Initial ORCP Stockholder is entitled to nominate a number of Sponsor Nominees representing less than a majority of the Total Number of Directors, the Nominating Sponsor Stockholders, together with the Unaffiliated Directors, shall be entitled to mutually agree on any replacement of (including by filling a vacancy created by the resignation or removal of) the Mutually Agreed Director and any successive replacements thereof.

Removal of Directors
The OBCA provides that the shareowners of a corporation may by ordinary resolution at an annual or special meeting remove any director or directors from office, subject to the articles of a corporation providing for cumulative voting.

The Primo By-Laws provide that a director ceases to hold office when such person is removed from office by the Primo Shareowners in accordance with the provisions of the OBCA. The Primo Articles and the Primo By-Laws do not provide for cumulative voting.

The DGCL provides that any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. The DGCL further provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. The NewCo Certificate of Incorporation will not provide for cumulative voting.

The NewCo Certificate of Incorporation will provide that, subject to the rights of holders of preferred stock or the Stockholders Agreement, any or all of the directors may be removed with or without cause only by the affirmative vote of the holders of at least 66 2∕3% of the voting power of the outstanding shares of voting stock of NewCo entitled to vote on the election of directors, except that, prior to the Trigger Event, any of the directors nominated by a Sponsor Stockholder may be removed with or without cause by the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of voting stock of NewCo entitled to vote on the election of directors.

Annual Meetings of Stockholders
Under the OBCA, the directors shall call an annual meeting of the shareowners not later than eighteen months after the corporation comes into existence and subsequently not later than fifteen months after holding the last preceding annual meeting, but no later than

Under the DGCL and the NewCo Bylaws, the annual meeting of NewCo Shareowners shall be held for the election of directors on a date and at a time designated by or in the manner provided in the NewCo Bylaws. The NewCo Bylaws will provide that the annual meeting

	Primo Shareowners’ Rights	NewCo Shareowners’ Rights

six months after the end of the corporation’s preceding financial year.

Under the Primo By-Laws, the annual meeting of Primo Shareowners shall be held at such time in each year and at such place as the Board, or failing it, the chairperson of the Board, may from time to time determine.

of NewCo Shareowners shall be held on such date, at such time and at such place as may be fixed by the NewCo Board. The NewCo Board may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the board.

Under the DGCL, if NewCo does not hold an annual meeting to elect directors within the 13-month period following its last annual meeting, the Court of Chancery may summarily order a meeting to be held upon the application of any stockholder or director.

Notice of Annual and Special Meetings of Stockholders
Under the OBCA and the Primo By-Laws, notice of the date, time and place of a meeting of Primo Shareowners must be given not less than 21 days and not more than 50 days prior to the meeting to each director, auditor and to each Primo Shareowner entitled to vote at the meeting.

Under the DGCL and the NewCo Bylaws, notice of any meeting of stockholders shall be sent not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting.

Stockholder Action by Written Consent
Under the OBCA, shareowner action without a meeting may be taken by written resolution signed by all shareowners who would be entitled to vote on the relevant issue at a meeting (other than where a written statement is submitted by a director or auditor in relation to their resignation/removal or (for directors opposing any proposed action or resolution)).

The DGCL provides that, unless otherwise provided in a corporation’s certificate of incorporation or bylaws, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

The NewCo Certificate of Incorporation will provide that at any time prior to the Trigger Event, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. From and after the Trigger Event, any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders, and NewCo Shareowners do not have the right to act by

	Primo Shareowners’ Rights	NewCo Shareowners’ Rights

written consent, except that any action required or permitted to be taken by the holders of preferred stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, if expressly so provided by the applicable certificate of designation relating to such series of preferred stock.

Requisition of Shareowners’ Meetings
Under the OBCA, the holders of not less than 5% of the issued shares of a corporation that carry the right to vote at a meeting sought to be held may requisition the directors to call a meeting of shareowners for the purposes stated in the requisition. Upon meeting the technical requirements set out in the OBCA for making such a request, the directors of the corporation must call a meeting of shareowners. If they do not call such meeting within 21 days after receiving the request, subject to certain exceptions, any shareowner who signed the request may call the meeting.

Under the DGCL, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or the bylaws.

The NewCo Certificate of Incorporation will provide that, except as otherwise required by law and subject to any special rights of the holders of one or more series of preferred stock, special meetings of the NewCo Shareowners may be called only by or at the direction of the NewCo Board or the chairperson thereof, except that prior to the Trigger Event, special meetings of the NewCo Shareowners may also be called by or at the direction of the NewCo Board or the chairperson thereof at the request of the ORCP Stockholders.

Advance Notification Requirements for Proposals of Shareowners
The OBCA provides that a registered holder of shares entitled to vote or a beneficial holder of shares that are entitled to be voted at a meeting of shareowners may submit to the corporation a notice of proposal and discuss at the shareowners’ meeting any matter in respect of which the registered holder or beneficial owner would have been entitled to submit a proposal. The corporation shall only be required to set out or attach the proposal to a management information circular or notice of meeting, as the case may be, where the shareholder(s) and the proposal being put forth by such shareholder(s) comply with the criteria and requirements set out in the OBCA.

With respect to proposals of shareowners in connection with the nomination of directors, see “Director Nominations” above.

The NewCo Bylaws will provide that only such business shall be conducted as shall have been properly brought before the meeting: (i) specified in a notice of meeting (or supplement thereto) given by or at the direction of the NewCo Board; (ii) if not specified in a notice of meeting, otherwise brought before the meeting by or at the direction of the NewCo Board, including by any committee or persons authorized to do so by the NewCo Board or the NewCo Bylaws; or (iii) otherwise properly brought before the meeting by any NewCo Shareowner who (a) properly made such proposal in accordance with Rule 14a-8 of the Exchange Act; or (b) is a NewCo Shareowner of record on the date of the giving of the notice and at the time to vote at the applicable meeting, is entitled to vote at such meeting, complies with the notice procedures set forth in the NewCo Bylaws and is present (or a qualified representative is present) at such meeting. Clause (iii) of the preceding sentence is the exclusive method for NewCo Shareowners to make director nominations.

	Primo Shareowners’ Rights	NewCo Shareowners’ Rights

In order for business to be properly brought before an annual meeting by a NewCo Shareowner, the stockholder must give a timely written notice in the proper form set forth in Section 2.4 of the NewCo Bylaws to the Secretary of NewCo. For notice to be timely, a notice to be made at an annual meeting must be delivered to, or mailed and received at, the principal executive offices of NewCo (x) not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting or (y) if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, not earlier than the 120th day prior to such annual meeting and not later than (i) the 90th day prior to such annual meeting or; (b) if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made by NewCo.

The NewCo Bylaws will provide that in order for a NewCo Shareowner’s notice to be proper, the notice must include certain information about the proposing stockholder and about each item of business that the stockholder proposes to bring before the annual meeting. Stockholders should refer to the NewCo Bylaws for the exact information required to be provided in the notice.

Amendment of Governing Documents
Under the OBCA, any change to the articles of a corporation must be approved by special resolution. A “special resolution” is a resolution passed by a majority of not less than two-thirds of the votes cast by the shareowners who voted in respect of that resolution, or signed by all the shareowners entitled to vote on that resolution. If a proposed amendment requires approval by special resolution, the holders of shares of a class (or of a series of a class, if the proposed amendment would affect such series differently from the other series of shares of such class) are entitled to vote separately as a class or series if the proposed amendment affects the class or series as specified in the OBCA whether or not the class or series otherwise carries the right to vote.

Under the OBCA, a corporation’s board of directors may repeal any by-laws by passing a by-law that contains a provision to that effect. Where the directors make, amend or repeal a by-law, they are required under the OBCA to

Under the DGCL, most amendments to a Delaware corporation’s certificate of incorporation must be approved by a resolution of the board of directors declaring the advisability of the amendment, and by the affirmative vote of a majority of the outstanding shares entitled to vote thereon. If an amendment would increase or decrease the number of authorized shares of such class, increase or decrease the par value of the shares of such class or alter or change the powers, preferences or other special rights of a class of outstanding shares so as to affect the class adversely, then a majority of shares of that class also must approve the amendment. The DGCL also permits a Delaware corporation to include a provision in its certificate of incorporation requiring a greater proportion of voting power to approve a specified amendment.

The NewCo Certificate of Incorporation will provide that Article VI (Board of Directors), Article VII (Stockholders), Article VIII

	Primo Shareowners’ Rights	NewCo Shareowners’ Rights

submit the by-law, amendment or repeal to the shareowners at the next meeting of shareowners and the shareowners may confirm, reject or amend the by-law, amendment or repeal by an ordinary resolution, which is a resolution passed by a majority of the votes cast by shareowners who voted in respect of the resolution. If a by-law, amendment or repeal is rejected by the shareowners, or the directors of a corporation do not submit a by-law, an amendment or a repeal to the shareowners at the next meeting of shareowners, then such by-law, amendment or repeal will cease to be effective and no subsequent resolution of the directors to make, amend or repeal a by-law having substantially the same purpose or effect is effective until it is confirmed or confirmed as amended by the shareowners.

The Primo Articles provide that, notwithstanding the provisions attaching to the Primo Shares, the Company may at any time and from time to time amend the Primo Articles to: (i) effect an exchange, reclassification or cancellation of all or part of the Primo Shares; (ii) create a new class of shares equal or superior to the Primo Shares; or (iii) increase any maximum number of authorized shares of any class of shares having rights or privileges equal or superior to the Primo Shares, without in any of such cases the Primo Shareowners being entitled to vote separately thereon as a class; provided, however, that each Primo Share of the Company shall entitle the holder thereof to one vote at all meetings of Primo Shareowners.

(Liability), Article X (Amendment of the Certificate of Incorporation and Bylaws) and Article XI (DGCL Section 203 and Business Combinations) of the NewCo Certificate of Incorporation may not be amended without the affirmative vote of the holders of at least 66 2∕3% of the voting power of the then-outstanding shares of voting stock entitled to vote thereon. In addition, from and after the Trigger Event, Section 6 of Article IV (Capital Stock) and Article IX (Certain Stockholder Relationships) of the NewCo Certificate of Incorporation may not be amended without the affirmative vote of the holders of at least 66 2∕3% of the voting power of the then-outstanding shares of voting stock entitled to vote thereon.

Further, for so long as any NewCo Class B Shares are outstanding, (i) any amendment to the voting or conversion rights of the NewCo Class B Shares and any provisions relating to the equal treatment of NewCo Class B Shares requires both the affirmative vote of the holders of a majority of the outstanding NewCo Class A Shares and the unanimous vote of the holders of the outstanding NewCo Class B Shares; and (ii) any other amendment to the terms of the NewCo Class B Shares requires the unanimous vote of the holders of the outstanding NewCo Class B Shares.

The NewCo Certificate of Incorporation will provide that the NewCo Board has the power to amend the NewCo Bylaws without the consent or vote of the NewCo Shareowners in any manner not inconsistent with Delaware law, the NewCo Certificate of Incorporation or the Stockholders Agreement.

The NewCo Bylaws will provide that the NewCo Shareowners also have the power to amend the NewCo Bylaws with, in addition to any vote required by law, the NewCo Certificate of Incorporation or otherwise in the NewCo ByLaws, the affirmative vote of the holders of at least 66 2∕3% of the voting power of all the then-outstanding shares of stock entitled to vote thereon, voting together as a single class.

Inspection of Books and Records
Under the OBCA, shareowners, creditors, and their representatives, among others, may examine certain of the records of a corporation during usual business hours and take copies of extracts free of charge and, if the corporation is

The DGCL allows any stockholder, in-person or by attorney or other agent, may, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose, and

	Primo Shareowners’ Rights	NewCo Shareowners’ Rights
	publicly traded, any other person may do so upon payment of a reasonable fee.	to make copies and extracts from the corporation’s stock ledger, a list of its stockholders, and its other books and records.

Fiduciary Duties
The OBCA requires directors and officers of a corporation, in exercising their powers and discharging their duties, to act honestly and in good faith with a view to the best interests of the corporation and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

Directors of Delaware corporations have common law fiduciary duties, which generally consist of duties of loyalty and care. Under Delaware law, the duty of care requires that directors act in an informed and deliberative manner and that they inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of loyalty requires that directors act in good faith, not out of self-interest and in a manner which the directors reasonably believe to be in the best interests of the stockholders.

Limitation on Liability of Directors
Under the OBCA, the directors of a corporation who vote for or consent to a resolution authorizing the issuance of a share for a consideration other than money contrary to Section 23 of the OBCA are jointly and severally liable to the corporation to make good any amount by which the consideration received is less than the fair equivalent of the money that the corporation would have received if the share had been issued for money on the date of the resolution.

Under the OBCA, the directors of a corporation who vote for or consent to a resolution that authorizes: (i) a purchase, redemption or other acquisition of shares contrary to Section 30, 31 or 32 of the OBCA; (ii) a commission contrary to Section 37 of the OBCA; (iii) a payment of a dividend contrary to Section 38 of the OBCA; (iv) a payment of indemnity contrary to Section 136 of the OBCA; and (v) a payment to a shareowner contrary to Section 185 or 248 of the OBCA, are jointly and severally liable to restore to the corporation any amounts so distributed or paid and not otherwise recovered by the corporation.

Under the OBCA, a director is not subject to statutory liability for the above acts and has complied with his or her duties to comply with the OBCA, the regulations, articles, by-laws and any unanimous shareowners agreement if the director exercised the care, diligence and skill that a reasonably prudent person would have exercised in comparable circumstances, including reliance in good faith on: (i) financial statements of the corporation represented to the

The DGCL allows corporations to eliminate or limit the personal liability of a director to a corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit. The NewCo Certificate of Incorporation limits the personal liability of its directors to the fullest extent permitted by the DGCL.

	Primo Shareowners’ Rights	NewCo Shareowners’ Rights

director by an officer of the corporation or in a written report of the auditor of the corporation to present fairly the financial position of the corporation in accordance with generally accepted accounting principles; (ii) an interim or other financial report of the corporation represented to him or her by an officer of the corporation to present fairly the financial position of the corporation in accordance with generally accepted accounting principles; (iii) a report or advice of an officer or employee of the corporation where it is reasonable in the circumstances to rely on the report or advice; or (iv) a report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to a statement made by any such person.

The Primo By-Laws provide that no director or officer shall be liable for the acts, receipts, neglects or defaults of any other person including any director or officer or employee or agent, or for joining in any receipt or acts for conformity, or for any loss, damage or expense happening to the Company through the insufficiency or deficiency of title to any property acquired on behalf of the Company, or for the insufficiency or deficiency of any security in or upon witch any of the moneys, securities or other property of the Company shall be deposited or for any loss occasioned by an error of judgement or oversight on the part of such director or officer, or for any other loss, damage or misfortune whatever may arise out of the execution of the duties of the office of such director or officer or in relation thereto, unless the same are occasioned by the wilful neglect or default of such director or officer; provided that nothing therein shall relieve any director or officer from the duty to act in accordance with the mandatory provisions of the OBCA or from liability for any breach thereof.

Indemnification of Directors and Officers
Under the OBCA, a corporation may indemnify a director or officer, a former director or officer or a person who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity (an “indemnifiable person”) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal,

The DGCL gives corporations the power to indemnify persons in connection with proceedings that are brought by reason of the fact such person was or is acting pursuant to his or her corporate status. The NewCo Bylaws will require the corporation to indemnify (and advance expenses to) its directors, officers and agents, to the fullest extent permitted by the DGCL.

Primo Shareowners’ Rights	NewCo Shareowners’ Rights

administrative, investigative or other proceeding in which he or she is involved because of that association with the corporation or other entity, if (i) the individual acted honestly and in good faith with a view to the best interests of such corporation or the other entity, as the case may be; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. Despite the foregoing, an indemnifiable person is entitled to indemnity by the corporation in respect of all costs, charges and expenses reasonably incurred by such person in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation or other entity, as the case may be, if the individual was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and the individual fulfills the conditions set out in (i) and (ii) above. A corporation may, with the approval of a court, also indemnify an indemnifiable person against all costs, charges and expenses reasonably incurred by such person in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favour, to which such person is made a party by reason of being or having been a director or an officer of the corporation or other entity, if he or she acted honestly and in good faith with a view to the best interests of such corporation or the other entity, as the case may be.

The Primo By-Laws provide that, without in any manner derogating from or limiting the mandatory provisions of the OBCA, but subject to the conditions of the foregoing, the Company shall indemnify each director and officer of the Company, each former director and officer of the Company, and each individual who acts or acted at the Company’s request as a director or officer, or each individual acting in a similar capacity, of another entity, against all costs, charges, and expenses, including an amount paid to settled an action or satisfy a judgement, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the

The NewCo Bylaws will provide that NewCo is required to indemnify any director or officer made a party or threatened to be made a party to any type of proceeding by reason of the fact that he or she is or was a director or officer of NewCo or, while serving as a director or officer of NewCo, is or was serving at the request of NewCo as a director, officer, employee or agent of another corporation or entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such proceeding, unless such person instituted such proceeding not at the authorization in the specific case by the board of directors.

The NewCo Bylaws will provide that NewCo is required to indemnify any employee or agent of NewCo made a party or threatened to be made a party to any type of proceeding because he or she is or was an employee or agent of NewCo, or is or was serving at the request of NewCo as a director, officer, employee or agent of another corporation or entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such proceeding.

The DGCL provides that a Delaware corporation must indemnify a director or officer against expenses (including attorneys’ fees) incurred if such person successfully defends himself or herself in a proceeding to which such person was a party because he or she was a director or officer of the Delaware corporation. The NewCo Bylaws also will provide that NewCo shall pay expenses (including attorneys’ fees) incurred by any director or officer and may pay the expenses (including attorneys’ fees) incurred by any employee or agent, in each case in defending any proceeding with respect to which indemnification may be provided. The DGCL and the NewCo ByLaws further will provide that NewCo may purchase and maintain insurance on behalf of any director, officer, employee or agent of NewCo against any liability asserted against such person and incurred by such person in any such capacity, whether or not NewCo would have the power to indemnify such person against such liability.

	Primo Shareowners’ Rights	NewCo Shareowners’ Rights

individual is involved because of that association with the Company or other entity.

The Primo By-Laws provide that the Company may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in the paragraph above, provided, however, that the individual shall repay the moneys if the individual does not fulfil the following conditions: the Company’s indemnify applies only to the extent that the individual seeking indemnity (i) acted honestly and in good faith with a view to the best interests of the Company, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer in a similar capacity at the Company’s request; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

Interested Director or Officer Transactions
Under the OBCA, a director or officer is required to disclose any conflict of interest in writing to the corporation or request to have entered in the minutes of meetings of directors the nature and extent of such director or officers’ interest. Subject to certain exceptions, a director who has a conflict of interest is not permitted to attend any part of a meeting of directors during which the relevant contract or transaction giving rise to the conflict of interest is discussed and is not permitted to vote on any resolution to approve of the contract or transaction.

Under the DGCL, subject to the “safe harbor” provisions below, a contract or transaction is not void or voidable solely because it is between a corporation and one or more of its directors or officers, or between a corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, or because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because any such director’s or officer’s votes are counted for such purpose. In order for this “safe harbor” to apply (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction must be disclosed or known to the board of directors or the committee, and the board or committee must in good faith authorize the contract or transaction by the affirmative vote of a majority of the disinterested directors, even if the disinterested directors are less than a quorum; or (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction must be disclosed or known to the stockholders entitled to vote thereon, and the contract or transaction must be specifically approved in good faith by vote of the stockholders.

	Primo Shareowners’ Rights	NewCo Shareowners’ Rights

Under Delaware law, if the “safe harbor” conditions are not met a court will determine whether the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee or the stockholders under the entire fairness standard of review.

Shareowner Rights Plan
Primo Water is party to a shareowner rights plan agreement, pursuant to which one common share purchase right was issued for each outstanding Primo Share. Upon the occurrence of a transaction or event resulting in the beneficial ownership of 20% or more of the outstanding Primo Shares by one person, other than Primo Water or a subsidiary of Primo Water, and subject to certain other exceptions, purchase rights beneficially owned by such acquiring person or its affiliates will become void and the purchase rights (other than those beneficially owned by the acquiring person and its affiliates) entitle the holder to purchase, at a predetermined exercise price, that number of Primo Shares having an aggregate market price equal to twice the exercise price, subject to adjustment in certain circumstances. The Primo Shares being issued as transaction consideration will also be accompanied by purchase rights.
NewCo is not expected to have an analogous plan in place at Closing.

Anti-Takeover Provisions
The OBCA does not contain a provision comparable to Section 203 of the DGCL with respect to business combinations.

Such matters as take-over bids, issuer bids or self tenders, going-private transactions and transactions with directors, officers, significant shareowners and other related parties to which the Company is a party are subject to regulation by Canadian provincial securities legislation and administrative policies and rules of Canadian securities administrators. Such legislation and administrative policies and rules may impose shareowner approval requirements separate and apart from the OBCA.

Under Section 203 of the DGCL and the NewCo Certificate of Incorporation, NewCo is prohibited from engaging in a business combination with an interested stockholder (a person owning at least 15% of the voting power of NewCo or an affiliate or associate of NewCo who was the owner of 15% of the voting power of NewCo at any time within the last three years) and the affiliates and associates of such person for a period of three years after such interested stockholder became an interested stockholder unless: (i) before the stockholder became an interested stockholder, the NewCo Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of NewCo outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder)

	Primo Shareowners’ Rights	NewCo Shareowners’ Rights

those shares owned (a) by persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) at or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by the NewCo Board and authorized by the affirmative vote of at least 66 2∕3% of the outstanding voting stock which is not owned by the interested stockholder at an annual or special meeting of the stockholders of NewCo.

ORCP and certain persons to whom it transfers NewCo Shares and their respective affiliates are not considered “interested stockholders” for purposes of the provision included in the NewCo Certificate of Incorporation.

Special Vote Required for Combinations with Interested Shareowners
As noted above under “Anti-Takeover Provisions”, the OBCA does not contain a provision comparable to Section 203 of the DGCL with respect to business combinations.

However, MI 61-101 contains detailed requirements in connection with special transactions, including “related party transactions.” A “related party transaction” means, generally, any transaction by which an issuer, directly or indirectly, consummates one or more specified transactions with a related party, including purchasing or disposing of an asset, issuing securities or assuming liabilities. “Related party” as defined in MI 61-101 includes, among others: (i) directors and senior officers of the issuer; (ii) holders of voting securities of the issuer carrying more than 10% of the voting rights attached to all the issuer’s outstanding voting securities; and (iii) holders of a sufficient number of any securities of the issuer to materially affect control of the issuer.

MI 61-101 requires, subject to certain exceptions, specific detailed disclosure in the proxy circular sent to shareowners in connection with a related party transaction where a meeting is required and, subject to certain exceptions, the preparation of a formal valuation of the subject matter of the related party transaction and any non-cash consideration offered in connection therewith. A summary of the valuation must be included in

See “Interested Director or Officer Transactions” and “Anti-Takeover Provisions” above.

Following Closing, it is anticipated that NewCo will apply to cease to be a reporting issuer under applicable Canadian securities laws. Until then, so long as the total number of equity securities of NewCo owned directly or indirectly by residents of Canada does not exceed 20% (on a diluted basis) of the total number of equity securities of NewCo, NewCo is expected to qualify as an “SEC foreign issuer” as determined in accordance with National Instrument 71-102 — Continuous Disclosure and Other Exemptions Relating to Foreign Issuers, in which case the provisions of MI 61-101 would not apply to NewCo.

	Primo Shareowners’ Rights	NewCo Shareowners’ Rights

the proxy circular. MI 61-101 also requires, subject to certain exceptions, that an issuer not engage in a related party transaction unless the disinterested shareowners of the issuer have approved the related party transaction by a simple majority of the votes cast. See “Description of the Transaction — Canadian Securities Law Matters — Application of MI 61-101”.

Appraisal Rights; Rights to Dissent
The OBCA provides that shareowners of a corporation are entitled to exercise Dissent Rights in respect of certain matters and to be paid the fair value of their shares in connection therewith. Such matters include, among others: (i) an amalgamation with another corporation (other than with certain affiliated corporations); (ii) an amendment to the corporation’s articles to add, remove or change any provisions restricting or constraining the issue, transfer or ownership of shares of the class in respect of which a shareowner is dissenting; (iii) an amendment to the corporation’s articles to add, remove or change any restriction on the business or businesses that the corporation may carry on or upon the powers that the corporation may exercise; (iv) a continuance under the laws of another jurisdiction; (v) a sale, lease or exchange of all or substantially all of the property of the corporation other than in the ordinary course of business; and (vi) a court order permitting a shareowner to dissent in connection with an application to the court for an order approving an arrangement proposed by the corporation.

Pursuant to the Interim Order, Registered Shareowners have the right to dissent with respect to the Arrangement Resolution and, if the Arrangement becomes effective, to be paid the fair value of their Primo Shares in accordance with the provisions of Section 185 of the OBCA, as modified by the Plan of Arrangement and Interim Order implementing the Arrangement. See “Dissenting Shareowner Rights”.

Under the DGCL, a stockholder of a Delaware corporation generally has the right to demand an appraisal of their shares by the Delaware Court of Chancery in connection with certain mergers, subject to specified procedural requirements. The DGCL does not confer appraisal rights, however, if the Delaware corporation’s stock is either listed on a national securities exchange or held of record by more than 2,000 holders.

Even if a Delaware corporation’s stock meets the foregoing requirements (as NewCo’s is expected to), the DGCL provides that appraisal rights will be permitted if stockholders of the Delaware corporation are required to accept for their stock in any merger, consolidation or similar transaction anything other than: (i) shares of the corporation surviving or resulting from the transaction, or depository receipts representing shares of the surviving or resulting corporation, or those shares or depository receipts plus cash in lieu of fractional interests; (ii) shares of any other corporation, or depository receipts representing shares of the other corporation, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger will be listed on a national securities exchange or held of record by more than 2,000 holders or those shares or depository receipts plus cash in lieu of fractional interests, unless those shares or depository receipts are listed on a national securities exchange or held of record by more than 2,000 holders; or (iii) any combination of the foregoing.

Derivative Actions
Under the OBCA, a complainant (as defined below) may apply to the court for leave to bring an action in the name of and on behalf of a corporation or any of its subsidiaries, or to intervene in an existing action to which such body corporate is a party, for the purpose of prosecuting, defending or discontinuing the

Under the DGCL and Delaware Law, a shareholder may sue on behalf of the corporation via a shareholder derivative action. However, subject to one exception (noted below), before filing a shareholder derivative action, the shareholder must make a demand on the corporation’s board demanding the board

Primo Shareowners’ Rights	NewCo Shareowners’ Rights

action on behalf of the body corporate. No action may be brought and no intervention in an action may be made unless a court is satisfied that: (i) the directors of the corporation or its subsidiary will not bring, diligently prosecute or defend or discontinue the action; (ii) the complainant is acting in good faith; and (iii) it appears to be in the interests of the corporation or its subsidiary that the action be brought, prosecuted, defended or discontinued.

Under the OBCA, the court in a derivative action may make any order it determines to be appropriate. A complainant is not required to give security for costs in any such derivative action. In addition, under the OBCA, a court may order a corporation or its subsidiary to pay the complainant’s interim costs, including reasonable legal fees and disbursements, for which interim costs the complainant may be held accountable to the corporation or its subsidiaries upon final disposition of the application or action.

A “complainant” means: (i) a present or former registered holder or beneficial owner of securities of a corporation or any of its affiliates; (ii) a present or former officer or director of the corporation or any of its affiliates; and (iii) any other person who, in the discretion of the court, is a proper person to make such application.

bring the action on the corporation’s behalf. Once the board refuses to bring the action, and only if the board’s refusal to bring the action was wrongful, may the shareholder file a derivative action. The one exception to this requirement is if the shareholder pleads they are excused from making a demand on the board because the board was too conflicted to impartially consider the demand to sue.

When filing the complaint, the shareholder must plead (i) the shareholder’s standing; and (ii) the shareholder made a demand on the board and the board wrongfully refused to bring the action or the shareholder did not demand the board bring the action because a majority of directors on the board are so conflicted that a demand to sue would be futile. A shareholder has standing to sue if they (i) owned shares of the corporation at the time of the subject transaction; and (ii) hold shares at the time they file the lawsuit and retain their shareholder status throughout the pendency of the lawsuit.

A shareholder derivative action can only be dismissed or settled if the court approves the terms of the proposed dismissal or settlement. In addition, the court may require notice of the proposed dismissal or settlement. The court may approve a proposed settlement only after a hearing and only on finding: (i) the derivative shareholder and derivative counsel adequately represented the entity; (ii) adequate notice of the hearing was provided; (iii) the proposed settlement was negotiated at arm’s length; and (iv) the relief falls within a range of reasonable results, taking into account: (a) the strength of the claims; (b) the costs, risks, and delay of trial and appeal; (c) the scope of the release; and (d) any objections to the proposed settlement. Any person situated similarly to the plaintiff can object to the proposed dismissal or settlement, so long as the objection states with specificity the purpose and grounds for the objection.

Lastly, the court may award reasonable attorneys’ fees and expenses to derivative counsel.

	Primo Shareowners’ Rights	NewCo Shareowners’ Rights
Oppression Remedy
The OBCA’s oppression remedy enables a court to make any order, both interim and final, to rectify the matters complained of, if the court is satisfied upon application by a complainant (as defined above) that: (i) any act or omission of the corporation or an affiliate effects or threatens to effect a result; (ii) the business or affairs of the corporation or an affiliate are or have been or are threatened to be carried on or conducted in a manner; or (iii) the powers of the directors of the corporation or an affiliate are or have been or are threatened to be exercised in a manner, that is oppressive or unfairly prejudicial to or that unfairly disregards the interests of any security holder, creditor, director or officer of the corporation.

The oppression remedy provides the court with extremely broad and flexible jurisdiction to intervene in corporate affairs to protect shareowners and other complainants. The court may order a corporation to pay the interim expenses of a complainant seeking an oppression remedy, but the complainant may be held accountable for such interim costs on final disposition of the complaint (as in the case of a derivative action). The complainant is not required to give security for costs in an oppression action.

The DGCL does not contain a statutory “oppression” remedy, however stockholders who believe they have been wrongfully “oppressed” by a person or persons owning them fiduciary duties may bring equitable claims for breach of fiduciary duty against the board of directors or a controlling stockholder.

SCHEDULE Q
GLOSSARY OF DEFINED TERMS
“1933 Securities Act” means the United States Securities Act of 1933, as amended.
“1934 Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
“2021 Predecessor Period” has the meaning ascribed thereto under “Summary — Select Historical Consolidated Financial Data of BlueTriton”.
“2021 Successor Period” has the meaning ascribed thereto under “Summary — Select Historical Consolidated Financial Data of BlueTriton”.
“Acceptable Confidentiality Agreement” means one or more executed confidentiality agreements: (i) on customary terms that are not materially less favorable in the aggregate to the Company than those contained in the Non-Disclosure Agreement; (ii) that do not contain any exclusivity provision or other term that would restrict, in any manner, the ability of the BlueTriton Parties and their Affiliates to consummate the transactions contemplated by the Arrangement Agreement; (iii) that do not prohibit the Company from complying with its non-solicitation covenant in the Arrangement Agreement; and (iv) that do not require the Company or any of its Subsidiaries to reimburse the costs or expenses of any Person.
“Acquisition Proposal” means, other than the transactions contemplated by the Arrangement Agreement and any other transaction involving only the Company and one or more of its wholly-owned Subsidiaries, any proposal, offer, inquiry or indication of interest (whether written or oral) from any Person or group of Persons (other than the BlueTriton Parties, one of their Affiliates or any Person acting jointly or in concert with such Persons) made after the date of the Arrangement Agreement relating to: (i) any direct or indirect acquisition by any Person or group of Persons of any of the Company’s voting or equity securities (or securities convertible into or exchangeable or exercisable for the Company’s voting or equity securities) that, when taken together with the shares and other securities of the Company held by such Person or group of Persons, represent 20% or more of any class of the Company’s voting or equity securities then outstanding (assuming, if applicable, the conversion, exchange or exercise of such securities convertible into or exchangeable or exercisable for such voting or equity securities); (ii) any acquisition by any Person or group of Persons (other than the BlueTriton Parties and any of their respective Affiliates) of any assets of the Company or one or more of its Subsidiaries (including Equity Interests of any Subsidiary of the Company), individually or in the aggregate contributing 20% or more of the consolidated revenue or representing 20% or more of the assets of the Company and its Subsidiaries, taken as a whole and based on the most recent consolidated financial statements of the Company (or any lease, license, royalty, long term supply agreement or other arrangement having a similar economic effect), in each case of clauses (i) and (ii), whether by plan of arrangement, amalgamation, merger, consolidation, reorganization, recapitalization, liquidation, dissolution, winding-up or other business combination, sale of assets, joint venture, take-over bid, tender offer, share exchange, exchange offer, treasury issuance or otherwise, in each case excluding the Transaction and the other transactions contemplated by the Arrangement Agreement; or (iii) any combination of the foregoing, in each case of clauses (i) and (ii), whether in a single transaction or a series of related transactions.
“Advance Ruling Certificate” means an advance ruling certificate issued by the Commissioner pursuant to Section 102 of the Competition Act in respect of the transactions contemplated by the Arrangement Agreement.
“Adverse Recommendation Change” has the meaning ascribed thereto under “The Arrangement Agreement — Third Party Acquisition Proposals”.
“Affiliate” means with respect to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, through one or more intermediaries, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by Contract or otherwise; provided that: (i) each BlueTriton Party (other than BlueTriton) shall be deemed to be an “Affiliate” of BlueTriton for purposes of the Arrangement Agreement; (ii) prior to the Closing, the BlueTriton Parties shall not be deemed to be “Affiliates” of the Company for purposes of the Arrangement Agreement and (iii) in no event shall any investment fund (or portfolio company thereof) that is advised or managed by Affiliates of any BlueTriton Party be deemed to be an Affiliate of any BlueTriton Party for purposes of the Arrangement Agreement.

“AFSI” has the meaning ascribed thereto under “Risk Factors — Risk Factors Related to Taxes — NewCo and its Subsidiaries will be subject to U.S. and non-U.S. tax laws, and future changes to or differing interpretations of those tax laws could adversely affect NewCo’s and its Subsidiaries’ effective tax rate, potential tax liability, operations or financial performance.”.
“allowable capital loss” has the meaning ascribed thereto under “Certain Canadian Federal Income Tax Considerations — Holders Resident in Canada — Taxation of Capital Gains and Capital Losses”.
“Alternative Acquisition Agreement” means a definitive agreement entered into by the Company with respect to a Superior Proposal.
“Amalco” has the meaning ascribed thereto under “Description of the Transaction — The Arrangement and Plan of Arrangement”.
“Amalco Shares” means the common shares in the capital of Amalco.
“Amalgamation” has the meaning ascribed thereto under “Description of the Transaction — The Arrangement and Plan of Arrangement”.
“Amalgamation Sub” means 1000922661 Ontario Inc.
“Anti-Corruption Laws” means all U.S. and non-U.S. Laws relating to the prevention of corruption, bribery and money laundering, including the U.S. Foreign Corrupt Practices Act of 1977, the Corruption of Foreign Public Officials Act (Canada), the anti-bribery and corruption provisions of the Criminal Code of Canada and UK Bribery Act of 2010.
“Anti-Money Laundering Laws” means all U.S. and non-U.S. Laws relating to financial recordkeeping, anti-terrorism financing and the prevention of money laundering, including the USA Patriot Act and the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada).
“Arrangement” means an arrangement of the Company under Section 182 of the OBCA upon the terms and subject to the conditions set forth in the Plan of Arrangement as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms and the terms of the Arrangement Agreement or made at the direction of the Court in the Final Order with the prior written consent of the Company and BlueTriton, each acting reasonably.
“Arrangement Agreement” means the arrangement agreement and plan of merger by and among the Company, BlueTriton, NewCo, Merger Sub and Amalgamation Sub dated June 16, 2024 (including the Exhibits attached thereto and the Company Disclosure Letter and BlueTriton Disclosure Letter delivered concurrently), as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.
“Arrangement Consideration” has the meaning ascribed thereto under “Description of the Transaction — Background to the Transaction”.
“Arrangement Effective Time” means 12:01 a.m. (Toronto Time) on the Effective Date, or such other time as the Parties may agree to in writing before the Effective Date.
“Arrangement Intended Tax Treatment” has the meaning ascribed thereto under “Management Information Circular — Information for United States Shareowners”.
“Arrangement Resolution” means the special resolution of the Primo Shareowners approving the Arrangement to be considered at the Meeting, the full text of which is set forth in “Schedule C — Arrangement Resolution”.
“Articles of Arrangement” means the articles of arrangement of the Company in respect of the Arrangement, required by the OBCA to be sent to the Director after the Final Order is made, which shall include the Plan of Arrangement and otherwise be in form and substance satisfactory to BlueTriton and the Company, each acting reasonably.
“AS Common Shares” means the common shares in the capital of Amalgamation Sub.
“AS Delivered Common Shares” has the meaning ascribed thereto under “Description of the Transaction — The Arrangement and Plan of Arrangement”.
“ASC 805” means Accounting Standards Codification No. 805.

“Assumed Closing Date” has the meaning ascribed thereto under “Description of the Transaction — Interests of the Company’s Directors and Management in the Transaction — Potential Payments upon Termination or in Connection with a Change of Control”.
“Authorizations” means all approvals, authorizations, registrations, licenses, certificates, exemptions, orders, permits and consents of Governmental Authorities.
“Beneficial Ownership Sunset Time” means the earliest to occur of: (i) the repayment or redemption in full of both series of the Primo Senior Notes in accordance with the terms and conditions of the Primo Indentures; (ii) 11:59 P.M. Eastern Time on April 30, 2029; or (iii) the waiver of (or amendment to render inapplicable) of the “change of control” provisions in each of the Primo Indentures by holders of a majority of the aggregate principal amount then outstanding of each series of the Primo Senior Notes.
“Beneficial Shareowner” has the meaning ascribed thereto under “Information Concerning the Meeting — Participation and Voting at the Meeting”.
“BlueTriton” means Triton Water Parent, Inc.
“BlueTriton Annual Financial Statements” means the audited consolidated financial statements of Triton Water Parent, Inc. as of and for the years ended December 31, 2023 and December 31, 2022 and for the Successor Period and the Predecessor Period, together with the notes thereto.
“BlueTriton Benefit Plan” means each: (i) “employee benefit plan” as defined in Section 3(3) of ERISA, whether or not subject to ERISA; (ii) other compensation, bonus, commission, pension, supplemental pension, savings, profit sharing, deferred compensation, supplemental executive, split dollar life or other insurance, incentive compensation, stock ownership, stock purchase, restricted stock, stock option, phantom stock or other equity based, retirement, vacation or paid time off, change in control, retention, transaction bonus, supplemental unemployment benefit, perquisite, fringe benefit, severance, disability, death benefit, hospitalization, medical, flexible benefit, cafeteria, dependent care or other compensation or benefit plan, policy, program, arrangement agreement or Contract; or (iii) any other employment, consulting, independent contractor policy, program, arrangement, agreement or Contract, in each case sponsored, maintained or contributed to, or required to be sponsored, maintained or contributed to, by BlueTriton or any of its Subsidiaries, or under or with respect to which BlueTriton or any of its Subsidiaries has any current or contingent obligation or liability (whether absolute or contingent) (including as a result of any relationship to an ERISA Affiliate of BlueTriton or any of its Subsidiaries), whether or not in writing, other than: (a) any “multiemployer plan” (within the meaning of Section 3(37) or 4001(a)(3) of ERISA); (b) any “multi employer pension plan” (or term of similar import) as defined under the Pension Benefits Act (Ontario), as amended or other applicable Law in Canada, including similar pension standards legislation of Canada or a province and the Tax Act; (c) any Labor Agreement; or (d) any plan, policy, program, arrangement or understanding mandated by applicable Law and sponsored or maintained by a Governmental Authority.
“BlueTriton Board” means the board of directors of BlueTriton.
“BlueTriton Disclosure Letter” means the disclosure letter dated the date of the Arrangement Agreement that was delivered to the Company by BlueTriton concurrently with the execution of the Arrangement Agreement.
“BlueTriton Financial Statements” means the BlueTriton Interim Financial Statements collectively with the BlueTriton Annual Financial Statements.
“BlueTriton Indenture” means the indenture, dated as of March 31, 2021 (as amended, supplemented or otherwise modified), by and among Triton Water Holdings, Inc., the guarantors party thereto, and Wilmington Trust, National Association, as trustee, governing Triton Water Holdings, Inc.’s 6.250% Senior Notes due 2029.
“BlueTriton Intellectual Property” means any and all Intellectual Property, including BlueTriton Registered Intellectual Property, that is owned or purported to be owned by BlueTriton or any of its Subsidiaries.
“BlueTriton Interim Financial Statements” means the unaudited interim condensed consolidated financial statements of Triton Water Parent, Inc. as of and for the six months ended June 30, 2024 and June 30, 2023, together with the notes thereto.
“BlueTriton Material Adverse Effect” means any fact, circumstance, change, effect, event or occurrence that individually or in the aggregate with all other changes, effects, events or occurrences, has had or would reasonably be expected to have a material adverse effect on (a) the business, condition (financial or otherwise), assets, liabilities (whether absolute, accrued, contingent or otherwise) or results of operations of BlueTriton and its Subsidiaries, taken as a whole; provided that none of the following shall either alone or in combination constitute, or be taken into account in determining whether there has been, a BlueTriton Material Adverse Effect for purposes of this clause (a), any fact, circumstance, change, effect, event or occurrence directly arising out of or directly resulting from: (i) general economic, credit, capital or financial markets or political or social conditions in Canada, the United States or globally, including with respect to interest rates or currency exchange rates; (ii) any outbreak of hostilities, acts of war (whether or not declared), sabotage or terrorism, or any escalation or any worsening thereof; (iii) any hurricane, tornado, flood, volcano, earthquake or other natural or man-made disaster occurring after the date of the Arrangement Agreement; (iv) any change in applicable Law or GAAP (or authoritative interpretation or enforcement thereof by any Governmental Authority) which is proposed, approved or enacted on or after the date of the Arrangement Agreement or any change in regulatory accounting requirements; (v) any change or development generally affecting the industries in which BlueTriton and its Subsidiaries primarily operate; (vi) the failure, in and of itself, of BlueTriton to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics before, on or after the date of the Arrangement Agreement, or changes after the date of the Arrangement Agreement in the credit rating of BlueTriton (it being understood that the underlying facts giving rise or contributing to such failure or change and not otherwise disregarded hereunder may be taken into account in determining whether there has been a BlueTriton Material Adverse Effect); (vii) the negotiation, execution, announcement, performance or pendency of the Arrangement Agreement or the consummation of the transactions contemplated hereby (it being understood that the exception in this clause (vii) shall not apply to the representations and warranties in Section 4.5 of the Arrangement Agreement); (viii) any action taken by BlueTriton or its Subsidiaries at the Company’s written request or any other action taken by any Party required by the Arrangement Agreement; (ix) any epidemics, pandemics or general disease outbreak, or any worsening thereof, or any binding Governmental Authority response thereto; or (x) the identity of, or any facts or circumstances relating to the Company or its Affiliates, except in the cases of clauses (i); (ii); (iii); (iv); (v) or (ix), to the extent that BlueTriton and its Subsidiaries, taken as a whole, are disproportionately affected thereby as compared with other participants in the industries in which BlueTriton and its Subsidiaries primarily operate (in which case the incremental disproportionate impact or impacts may be taken into account in determining whether there has been, or is reasonably expected to be, a BlueTriton Material Adverse Effect); or (b) the ability of BlueTriton or any other BlueTriton Party to consummate the transactions contemplated by the Arrangement Agreement, including the Mergers.
“BlueTriton Material Contract” means any Contract to which BlueTriton or any of its Subsidiaries is a party that is of the types referred to in clauses (i) through (xvi) below, whether or not so listed on Section 4.10(a) of the BlueTriton Disclosure Letter, excluding any BlueTriton Benefit Plans:
(i)	that would be required to be filed by BlueTriton as a “material contract” pursuant to Item 601(b)(10) of Regulation S K under the 1933 Securities Act;
(ii)
that limits or purports to limit, in any material respect, the ability of BlueTriton or any of its Subsidiaries to (a) compete in any line of business, in any geographic area or with any Person; or (b) solicit any customer;

(iii)	creating a partnership, joint venture, strategic alliance or similar arrangement with respect to BlueTriton’s or any of its Subsidiaries’ material business or assets;
(iv)
that, individually or together with any related Contracts, requires an aggregate payment, from and after the date hereof until the end of the term of such Contract, by or to BlueTriton or any of its Subsidiaries, in excess of $10,000,000, that cannot be cancelled by BlueTriton or any of its Subsidiaries without liability, penalty or future payment on less than 60 days’ notice;

(v)
providing for indebtedness for borrowed money (other than intercompany indebtedness owed by BlueTriton or any wholly owned Subsidiary to any other wholly owned Subsidiary, or by any wholly owned Subsidiary to BlueTriton) of BlueTriton or any of its Subsidiaries having an outstanding principal amount in excess of $5,000,000;

(vi)
that involves a material investment in any Person or the acquisition or disposition of any business enterprise, whether via merger, stock, share or asset purchase or otherwise, for a purchase price of more than $5,000,000, or that contains any “earn-out,” contingent purchase price, deferred purchase price or similar contingent payment obligation or any indemnification obligation, in each case that remains outstanding as of the date of the Arrangement Agreement;

(vii)
that grants any right of first refusal or right of first offer or similar right or that limits or purports to limit the ability of BlueTriton or any of its Subsidiaries to own, operate, sell, transfer, pledge or otherwise dispose of any material amount of assets or businesses (other than a Permitted Lien);

(viii)
that (a) grants any exclusive rights or “most favored nation” status to any Person (including, for the avoidance of doubt, any Contracts providing for exclusive distribution or sales of products in a particular geographic area); or (b) contains any “take-or-pay” or other provision that requires the purchase of all of BlueTriton’s or any of its Subsidiaries’ requirements from a Person, except (in the case of clause (b)) for such rights and provisions that are not material to BlueTriton and its Subsidiaries, taken as a whole;

(ix)	between BlueTriton or any of its Subsidiaries with a Significant BlueTriton Customer or a Significant BlueTriton Supplier;
(x)
that is a settlement, consent or similar agreement and will or will reasonably be expected to involve payments in excess of $1,000,000 or which otherwise contains any material continuing obligations (including non-monetary obligations) of BlueTriton or any of its Subsidiaries;

(xi)	that is a Labor Agreement covering any employee of BlueTriton or any of its Subsidiaries or by which BlueTriton or any of its Subsidiaries is bound or otherwise subject;
(xii)
that is an employment, severance, retention, change-in-control, bonus or other agreement, arrangement or Contract with any employee of BlueTriton or its Subsidiaries that provides for (a) the payment of any cash or other compensation or benefits by BlueTriton or its Subsidiaries in connection with the consummation of the transactions contemplated by the Arrangement Agreement; or (b) severance or termination payments, or advance notice of termination (or payments or benefits in lieu of notice), upon a termination of the applicable employee’s employment or engagement in excess of the minimum entitlements provided under applicable Laws;

(xiii)	that provides for the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any equipment or other personal property that involves annual payments in excess of $100,000;
(xiv)
(a) with respect to BlueTriton Intellectual Property that is material to the operation of the business of BlueTriton and its Subsidiaries that is licensed to any third party, other than any (I) non-disclosure agreements; and (II) non-exclusive licenses (including software as a service or “SaaS” license) granted by BlueTriton or its Subsidiaries in the ordinary course of business or in connection with the marketing, advertising, provision, or sale of services and products by BlueTriton or its Subsidiaries to customers, distributors, or marketing or advertising associates; or (b) pursuant to which a third party has licensed any Intellectual Property to BlueTriton or any of its Subsidiaries that is material to the operation of the business of BlueTriton and its Subsidiaries, other than any: (I) non-disclosure agreements; (II) employee invention assignment agreements and similar agreements with independent contractors (except to the extent material Intellectual Property was developed by such independent contractors) entered into in the ordinary course of business; (III) non-exclusive licenses of unmodified, commercially available technology (including software as a service or “SaaS”) for which BlueTriton and its Subsidiaries pay less than $500,000 in the aggregate in licensing, maintenance and other fees; and (IV) licenses for open source software;

(xv)	for the supply of water from a Spring Source or other third party, including those providing for deionization, reverse osmosis, purification or other similar process or arrangement; and
(xvi)
to which BlueTriton or any of its Subsidiaries is a party that would reasonably be expected to prevent or significantly impede or materially delay the consummation of the Arrangement, the Mergers or the other transactions contemplated by the Arrangement Agreement.

“BlueTriton Notes” means Triton Water Holdings, Inc.’s 6.250% Senior Notes due 2029 issued pursuant to the BlueTriton Indenture.
“BlueTriton Parties” means, collectively, BlueTriton, NewCo, Merger Sub and Amalgamation Sub.
“BlueTriton Preferred Shares” means the 250,000 shares of preferred stock, par value $0.001 per share, in the authorized capital stock of BlueTriton.

“BlueTriton Registered Intellectual Property” means all issued and registered Intellectual Property (including Internet domain names) or applications for issuance or registration of any Intellectual Property included in the BlueTriton Intellectual Property set out in Section 4.16 of the BlueTriton Disclosure Letter.
“BlueTriton Selected Beverage Companies” has the meaning ascribed thereto under “Description of the Transaction — Opinion of BMO Capital Markets Corp. — Financial Analyses — Selected Public Companies Analyses — BlueTriton”.
“BlueTriton Selected Companies” has the meaning ascribed thereto under “Description of the Transaction — Opinion of BMO Capital Markets Corp. — Financial Analyses — Selected Public Companies Analyses — BlueTriton”.
“BlueTriton Selected Food Distribution Companies” has the meaning ascribed thereto under “Description of the Transaction — Opinion of BMO Capital Markets Corp. — Financial Analyses — Selected Public Companies Analyses — BlueTriton”.
“BlueTriton Selected Route-Based Services Companies” has the meaning ascribed thereto under “Description of the Transaction — Opinion of BMO Capital Markets Corp. — Financial Analyses — Selected Public Companies Analyses — BlueTriton”.
“BlueTriton Share” means a share of common stock, par value $0.01 per share, of BlueTriton.
“BlueTriton Shareholder Consent” means the irrevocable action by written consent of the BlueTriton Shareholder evidencing the approval and adoption of the Arrangement Agreement, which was delivered by BlueTriton on June 17, 2024.
“BlueTriton Shareholders” means the Initial BlueTriton Shareholder and any Subsequent BlueTriton Shareholder; provided, however, that in the event the BlueTriton Shareholder consists of more than one Person at any time prior to the Merger Effective Time, then any action to be taken by, or rights that may be exercised by, the BlueTriton Shareholder hereunder may be exercised by the holder(s) of a majority of the BlueTriton Shares at such time.
“BlueTriton Specified Real Property Leases” means all leases, subleases and licenses, including any leased BlueTriton Spring Source Real Property (including all material amendments, modifications, extensions, renewals, guaranties and other agreements with respect thereto) of real property under which, as of the date of the Arrangement Agreement, BlueTriton or any of its Subsidiaries is a tenant, licensee or a subtenant of any leasehold or subleasehold estate and other right to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property.
“BlueTriton Spring Source Real Property” means each Spring Source owned or leased by BlueTriton or a Subsidiary of BlueTriton or with respect to which BlueTriton or a Subsidiary of BlueTriton is otherwise the beneficiary under any easement, covenant, condition, restriction or similar provision in any instrument of record or other unrecorded agreement of any right to extract Spring Water.
“BMO Capital Markets” means BMO Capital Markets Corp.
“Board” means the board of directors of the Company.
“Board Recommendation” means the unanimous recommendation of the Board that Primo Shareowners vote for the Arrangement Resolution.
“BofA Financial Analyses” has the meaning ascribed thereto under “Description of the Transaction — Analysis of Primo Water’s Financial Advisor”.
“BofA Securities” has the meaning ascribed thereto under “Description of the Transaction — Background to the Transaction”.
“BofA Selected BTB Publicly Traded Companies” has the meaning ascribed thereto under “Description of the Transaction — Analysis of Primo Water’s Financial Advisor — Summary of BofA Financial Analyses — BlueTriton Financial Analyses — Selected Publicly Traded Companies Analysis”.
“BofA Selected Precedent Transactions” has the meaning ascribed thereto under “Description of the Transaction — Analysis of Primo Water’s Financial Advisor — Summary of BofA Financial Analyses — Primo Water Financial Analyses — Selected Precedent Transactions Analysis”.

“BofA Selected Primo Publicly Traded Companies” has the meaning ascribed thereto under “Description of the Transaction — Analysis of Primo Water’s Financial Advisor — Summary of BofA Financial Analyses — Primo Water Financial Analyses — Selected Publicly Traded Companies Analysis”.
“Business Day” means a day other than a Saturday, a Sunday or any other day on which major commercial banking institutions in Toronto, Ontario or New York, New York are authorized by Law to be closed.
“Canadian Securities Laws” means the Securities Act, and all other applicable Canadian provincial securities Laws.
“CAMT” has the meaning ascribed thereto under “Risk Factors — Risk Factors Related to Taxes — NewCo and its Subsidiaries will be subject to U.S. and non-U.S. tax laws, and future changes to or differing interpretations of those tax laws could adversely affect NewCo’s and its Subsidiaries’ effective tax rate, potential tax liability, operations or financial performance.”.
“CCPC” has the meaning ascribed thereto under “Certain Canadian Federal Income Tax Considerations — Holders Resident in Canada — Additional Refundable Tax on Aggregate Investment Income”.
“CEO” means Chief Executive Officer.
“Certificate of Arrangement” means the certificate of arrangement issued by the OBCA Director pursuant to subsection 183(2) of the OBCA in respect of the Articles of Arrangement.
“CFO” means Chief Financial Officer.
“Circular” means the Notice of Meeting and this accompanying management information circular and proxy statement (including all schedules, appendices and exhibits to, and information incorporated by reference herein) to be sent to Primo Shareowners and other Persons as required by the Interim Order and applicable Law in connection with the Meeting, as amended, supplemented or otherwise modified from time to time in accordance with the terms of the Arrangement Agreement.
“Closing” means the consummation of the Transaction.
“Closing Date” means the date on which the Closing occurs.
“Code” means the United States Internal Revenue Code of 1986, as amended.
“Commissioner” means the Commissioner of Competition appointed under subsection 7(1) of the Competition Act and includes any Person designated by the Commissioner to act on his behalf.
“Company Annual Financial Statements” means the audited consolidated financial statements of the Company for the years ending December 31, 2023, December 31, 2022, and December 31, 2021, together with the notes thereto.
“Company Benefit Plan” means each: (i) “employee benefit plan” as defined in Section 3(3) of ERISA, whether or not subject to ERISA; (ii) other compensation, bonus, commission, pension, supplemental pension, savings, profit sharing, deferred compensation, supplemental executive, split dollar life or other insurance, incentive compensation, stock ownership, stock purchase, restricted stock, stock option, phantom stock or other equity based, retirement, vacation or paid time off, change in control, retention, transaction bonus, supplemental unemployment benefit, perquisite, fringe benefit, severance, disability, death benefit, hospitalization, medical, flexible benefit, cafeteria, dependent care or other compensation or benefit plan, policy, program, arrangement, agreement or Contract; or (iii) any other employment, consulting, independent contractor policy, program, arrangement agreement or Contract, in each case sponsored, maintained or contributed to, or required to be sponsored, maintained or contributed to, by the Company or any of its Subsidiaries, or under or with respect to which the Company or any of its Subsidiaries has any current or contingent obligation or liability (whether absolute or contingent) (including as a result of any relationship to an ERISA Affiliate of the Company or any of its Subsidiaries), whether or not in writing, other than: (a) any “multiemployer plan” (within the meaning of Section 3(37) or 4001(a)(3) of ERISA); (b) any “multi employer pension plan” (or term of similar import) as defined under the Pension Benefits Act (Ontario), as amended or other applicable Law in Canada, including similar pension standards legislation of Canada or a province and the Tax Act; (c) any Labor Agreement; or (d) any plan, policy, program, arrangement or understanding mandated by applicable Law and sponsored or maintained by a Governmental Authority.
“Company Disclosure Letter” means the disclosure letter dated the date of the Arrangement Agreement that was delivered to BlueTriton concurrently with the execution of the Arrangement Agreement.

“Company Financial Statements” means, together, the Company Annual Financial Statements and the Company Interim Financial Statements.
“Company Intellectual Property” means any and all Intellectual Property, including Company Registered Intellectual Property, that is owned or purported to be owned by the Company or any of its Subsidiaries.
“Company Interim Financial Statements” means the unaudited interim consolidated financial statements of the Company for the quarterly period ended June 29, 2024, together with the notes thereto.
“Company Material Adverse Effect” means any fact, circumstance, change, effect, event or occurrence that individually or in the aggregate with all other changes, effects, events or occurrences, has had or would reasonably be expected to have a material adverse effect on (a) the business, condition (financial or otherwise), assets, liabilities (whether absolute, accrued, contingent or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole; provided that none of the following shall either alone or in combination constitute, or be taken into account in determining whether there has been, a Company Material Adverse Effect for purposes of this clause (a), any fact, circumstance, change, effect, event or occurrence directly arising out of or directly resulting from: (i) general economic, credit, capital or financial markets or political or social conditions in Canada, the United States or globally, including with respect to interest rates or currency exchange rates; (ii) any outbreak of hostilities, acts of war (whether or not declared), sabotage or terrorism, or any escalation or any worsening thereof; (iii) any hurricane, tornado, flood, volcano, earthquake or other natural or man-made disaster occurring after the date of the Arrangement Agreement; (iv) any change in applicable Law or GAAP (or authoritative interpretation or enforcement thereof by any Governmental Authority) which is proposed, approved or enacted on or after the date of the Arrangement Agreement or any change in regulatory accounting requirements; (v) any change or development generally affecting the industries in which the Company and its Subsidiaries primarily operate; (vi) the failure, in and of itself, of the Company to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics before, on or after the date of the Arrangement Agreement, or changes after the date of the Arrangement Agreement in the market price or trading volume of the Primo Shares or the credit rating of the Company (it being understood that the underlying facts giving rise or contributing to such failure or change and not otherwise disregarded hereunder may be taken into account in determining whether there has been a Company Material Adverse Effect); (vii) the negotiation, execution, announcement, performance or pendency of the Arrangement Agreement or the consummation of the transactions contemplated hereby (it being understood that the exception in this clause (vii) shall not apply to the representations and warranties in Section 3.5 of the Arrangement Agreement); (viii) any action taken by the Company or its Subsidiaries at BlueTriton’s written request or any other action taken by any Party required by the Arrangement Agreement; (ix) any epidemics, pandemics or general disease outbreak, or any worsening thereof, or any binding Governmental Authority response thereto; or (x) the identity of, or any facts or circumstances relating to the BlueTriton Parties or their respective Affiliates, except in the cases of clauses (i), (ii), (iii), (iv), (v) or (ix), to the extent that the Company and its Subsidiaries, taken as a whole, are disproportionately affected thereby as compared with other participants in the industries in which the Company and its Subsidiaries primarily operate (in which case the incremental disproportionate impact or impacts may be taken into account in determining whether there has been, or is reasonably expected to be, a Company Material Adverse Effect); or (b) the ability of the Company to consummate the transactions contemplated by the Arrangement Agreement, including the Arrangement.
“Company Material Contract” means any Contract to which the Company or any of its Subsidiaries is a party that is of the types referred to in clauses (i) through (xvi) below), whether or not so listed on Section 3.11(a) of the Company Disclosure Letter, excluding any Company Benefit Plans:
(i)
that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the 1933 Securities Act (including any Contracts filed as an exhibit to the Company Public Disclosure Record);

(ii)
that limits or purports to limit, in any material respect, the ability of the Company or any of its Subsidiaries to (a) compete in any line of business, in any geographic area or with any Person; or (b) solicit any customer;

(iii)	creating a partnership, joint venture, strategic alliance or similar arrangement with respect to the Company’s or any of its Subsidiaries’ material business or assets;
(iv)	that, individually or together with any related Contracts, requires an aggregate payment, from and after the date hereof until the end of the term of such Contract, by or to the Company or any of its Subsidiaries, in excess of $10,000,000, that cannot be cancelled by the Company or any of its Subsidiaries without liability, penalty or future payment on less than 60 days’ notice;
(v)
providing for indebtedness for borrowed money (other than intercompany indebtedness owed by the Company or any wholly owned Subsidiary to any other wholly owned Subsidiary, or by any wholly owned Subsidiary to the Company) of the Company or any of its Subsidiaries having an outstanding principal amount in excess of $5,000,000;

(vi)
that involves a material investment in any Person or the acquisition or disposition of any business enterprise, whether via merger, stock, share or asset purchase or otherwise, for a purchase price of more than $5,000,000, or that contains any “earn-out,” contingent purchase price, deferred purchase price or similar contingent payment obligation or any indemnification obligation, in each case that remains outstanding as of the date of this Agreement;

(vii)
that grants any right of first refusal or right of first offer or similar right or that limits or purports to limit the ability of the Company or any of its Subsidiaries to own, operate, sell, transfer, pledge or otherwise dispose of any material amount of assets or businesses (other than a Permitted Lien);

(viii)
that (a) grants any exclusive rights or “most favored nation” status to any Person (including, for the avoidance of doubt, any Contracts providing for exclusive distribution or sales of products in a particular geographic area); or (b) contains any “take-or-pay” or other provision that requires the purchase of all of the Company’s or any of its Subsidiaries’ requirements from a Person, except (in the case of clause (b)) for such rights and provisions that are not material to the Company and its Subsidiaries, taken as a whole;

(ix)	between the Company or any of its Subsidiaries with a Significant Company Customer or a Significant Company Supplier;
(x)
that is a settlement, consent or similar agreement and will or will reasonably be expected to involve payments in excess of $1,000,000 or which otherwise contains any material continuing obligations (including non-monetary obligations) of the Company or any of its Subsidiaries;

(xi)	that is a Labor Agreement covering any employee of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is bound or otherwise subject;
(xii)
that is an employment, severance, retention, change-in-control, bonus or other agreement, arrangement or Contract with any employee of the Company or its Subsidiaries that provides for (a) the payment of any cash or other compensation or benefits by the Company or its Subsidiaries in connection with the consummation of the transactions contemplated by this Agreement; or (b) severance or termination payments, or advance notice of termination (or payments or benefits in lieu of notice), upon a termination of the applicable employee’s employment or engagement in excess of the minimum entitlements provided under applicable Laws;

(xiii)	that provides for the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any equipment or other personal property that involves annual payments in excess of $100,000;
(xiv)
(a) with respect to Company Intellectual Property that is material to the operation of the Company and its Subsidiaries that is licensed to any third party, other than any (I) non-disclosure agreements; and (II) non-exclusive licenses (including software as a service or “SaaS” license) granted by the Company or its Subsidiaries in the ordinary course of business or in connection with the marketing, advertising, provision, or sale of services and products by the Company or its Subsidiaries to customers, distributors, or marketing or advertising associates; or (b) pursuant to which a third party has licensed any Intellectual Property to the Company or any of its Subsidiaries that is material to the operation of the business of the Company and its Subsidiaries, other than any: (I) non-disclosure agreements; (II) employee invention assignment agreements and similar agreements with independent contractors (except to the extent material Intellectual Property was developed by such independent contractors) entered into in the ordinary course of business; (III) non-exclusive licenses of unmodified, commercially available technology (including software as a service or “SaaS”) for which the Company and its Subsidiaries pay less than $500,000 in the aggregate in licensing, maintenance and other fees; and (IV) licenses for open source software;
(xv)	for the supply of water from a Spring Source or other third party, including those providing for deionization, reverse osmosis, purification or other similar process or arrangement; and
(xvi)
to which the Company or any of its Subsidiaries is a party that would reasonably be expected to prevent or significantly impede or materially delay the consummation of the Arrangement, the Mergers or the other transactions contemplated by this Agreement.

“Company Public Disclosure Record” means all forms, reports, schedules, statements and other documents filed by or on behalf of the Company on SEDAR+, filed with or furnished to the SEC by or on behalf of the Company or incorporated by reference into such documents on or after December 31, 2021 and publicly available prior to the date of the Arrangement Agreement.
“Company Registered Intellectual Property” means all issued and registered Intellectual Property (including internet domain names) or applications for issuance or registration of any Intellectual Property included in the Company Intellectual Property.
“Company Special Dividend” has the meaning ascribed thereto under “The Arrangement Agreement — Dividends”.
“Company Specified Real Property Leases” means all leases, subleases and licenses, including any leased Company Spring Source Real Property (including all material amendments, modifications, extensions, renewals, guaranties and other agreements with respect thereto) of real property under which, as of the date of the Arrangement Agreement, the Company or any of its Subsidiaries is a tenant, licensee or a subtenant of any leasehold or subleasehold estate and other right to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property.
“Company Spring Source Real Property” means each Spring Source owned or leased by the Company or a Subsidiary of the Company or with respect to which the Company or a Subsidiary of the Company is otherwise the beneficiary under any easement, covenant, condition, restriction or similar provision in any instrument of record or other unrecorded agreement of any right to extract Spring Water.
“Compensation Committee” means the compensation committee of the Board.
“Competition Act” means the Competition Act (Canada).
“Competition Act Approval” means either (i) the issuance of the Advance Ruling Certificate; or (ii) the applicable waiting period under Section 123 of the Competition Act shall have expired or been earlier terminated or the obligation to make a Pre-Merger Notification under Part IX of the Competition Act shall have been waived by the Commissioner pursuant to Section 113(c) of the Competition Act.
“Computershare” means Computershare Investor Services Inc.
“Continuing Employees” has the meaning ascribed thereto under “The Arrangement Agreement — Employee Matters”.
“Contract” means any contract, agreement, indenture, note, instrument, license, franchise, lease, arrangement, commitment, understanding or other right or obligation (whether written or oral) to which a Person is a party or by which a Person is bound or affected or to which any of its properties or assets is subject.
“Court” means the Ontario Superior Court of Justice (Commercial List).
“Court Approval” means the approval by the Court at the Final Hearing.
“CRA” has the meaning ascribed thereto under “Certain Canadian Federal Income Tax Considerations”.
“Debt Financing” means any debt financing to be incurred by NewCo, BlueTriton or one of BlueTriton’s Subsidiaries, to be obtained at the sole discretion of BlueTriton, to consummate the transactions contemplated by the Arrangement Agreement, including, at BlueTriton’s sole discretion, to fund any change of control offer, tender offer, exchange offer, consent solicitation, redemption or repayment, as applicable, of the outstanding indebtedness of the Company and its Subsidiaries, including the Primo Revolving Credit Facility and the Primo Senior Notes; provided that the incurrence of any Debt Financing would only occur (i) at or immediately following the Closing; or (ii) in the case of an issuance of debt securities, if necessary or advisable to incur such indebtedness prior to the Closing, pursuant to escrow arrangements with the related funds to be released at or immediately following the Closing.
“Debt Financing Sources” means the financial institutions acting as underwriters, initial purchasers, placement agents, arrangers, administrative agents, collateral agents, lenders or other agents in connection with any Debt Financing, as applicable.
“Delaware Forum Provision” has the meaning ascribed thereto under “Risk Factors — Risk Factors Related to NewCo — The NewCo Bylaws will provide that the Court of Chancery of the State of Delaware will be the exclusive forum for any internal corporate claims, which could limit the NewCo Shareowners’ ability to obtain a favorable judicial forum for disputes with NewCo or its directors, officers, employees or stockholders.”
“Demand for Payment” has the meaning ascribed thereto under “Dissenting Shareowner Rights”.
“Depositary” means Broadridge Financial Solutions, Inc., or another depositary mutually agreed to by Primo Water and BlueTriton.
“DGCL” means the General Corporation Law of the State of Delaware.
“Director” means the Director appointed under Section 278 of the OBCA.
“Disclosure Letter” means the Company Disclosure Letter or BlueTriton Disclosure Letter, as applicable.
“Dissent Rights” has the meaning ascribed thereto under “Dissenting Shareowner Rights”.
“Dissenting Shareowner” has the meaning ascribed thereto under “Dissenting Shareowner Rights”.
“Dissenting Shares” has the meaning ascribed thereto under “Dissenting Shareowner Rights”.
“DPSP” has the meaning ascribed thereto under “Certain Canadian Federal Income Tax Considerations — Eligibility for Investment”.
“DRS Advice” means a direct registration statement advice.
“EDGAR” means the Electronic Data Gathering, Analysis and Retrieval system of the SEC.
“Effective Date” means the date of the Certificate of Arrangement.
“Equity Interest” means any share, capital stock, partnership, limited liability company, member or similar interest in any Person and any option, warrant, right or security convertible, exchangeable or exercisable therefor or other instrument, obligation or right the value of which is based on any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means, with respect to any Person, any other Person who currently is, or has been within the last six years been, treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 or 303 of ERISA or Section 412 or 430 of the Code, treated as a single employer under Section 414 of the Code, with such initial Person.
“ESG” means environmental, social and governance.
“ESPP” means the Company’s Employee Stock Purchase Plan, effective as of October 1, 2015.
“Exchange Ratio” means one NewCo Class A Share for each Primo Share, subject to adjustment pursuant to Section 3.3 of the Plan of Arrangement.
“Excluded Benefits” has the meaning ascribed thereto under “The Arrangement Agreement — Employee Matters”.
“Executive Compensation Resolution” means the non-binding advisory resolution of the Primo Shareowners to be considered at the Meeting to approve, on an advisory basis, the payment of certain compensation to certain of Primo Water’s executive officers that will or may become payable by Primo Water to such executive officers in connection with the consummation of the Transaction, the full text of which is set forth in “Schedule D — Executive Compensation Resolution”.
“EY” has the meaning ascribed thereto under “Description of the Transaction — Background to the Transaction”.

“FATCA” has the meaning ascribed thereto under “Material U.S. Federal Income Tax Considerations — Certain Withholding on Non-U.S. Entities”.
“FDBR” means Faegre Drinker Biddle & Reath LLP, U.S. legal counsel to the Company.
“Federal Forum Provision” has the meaning ascribed thereto under “Risk Factors — Risk Factors Related to NewCo — The NewCo Bylaws will provide that the Court of Chancery of the State of Delaware will be the exclusive forum for any internal corporate claims, which could limit the NewCo Shareowners’ ability to obtain a favorable judicial forum for disputes with NewCo or its directors, officers, employees or stockholders.”
“Final Hearing” has the meaning ascribed thereto under “Description of the Transaction — Court Approval — Final Order”.
“Final Order” means the order of the Court in a form acceptable to the Company and BlueTriton, each acting reasonably, approving the Arrangement under Section 182(5) of the OBCA, as such order may be affirmed, amended, modified, supplemented or varied by the Court (following the prior written consent of the Company and BlueTriton, each acting reasonably) at any time prior to the Arrangement Effective Time or, if appealed, then, unless such appeal is withdrawn, abandoned or denied, as affirmed or amended (following the prior written consent of the Company and BlueTriton, each acting reasonably) on appeal.
“Fully Diluted NewCo Shares” means, at any given time, the sum of (i) the aggregate number of NewCo Shares issued and outstanding, plus (ii) the aggregate maximum number of NewCo Shares issuable in respect of any Equity Interests of NewCo, including with respect to NewCo Replacement Options, NewCo Replacement PSUs and NewCo Replacement RSUs (each as defined in the Plan of Arrangement), in each case that are outstanding or deemed outstanding (and assuming the vesting in full of any of the foregoing subject to vesting or similar conditions).
“Fully Diluted Primo Shares” means, at any given time, the sum of (i) the aggregate number of Primo Shares issued and outstanding, plus (ii) the aggregate maximum number of Primo Shares issuable in respect of any Equity Interests of the Company, including with respect to Primo Options, Primo PSUs and Primo RSUs, in each case that are outstanding or deemed outstanding (and assuming the vesting in full of any of the foregoing subject to vesting or similar conditions).
“GAAP” means U.S. generally accepted accounting principles, consistently applied.
“Goodmans” means Goodmans LLP, Canadian legal counsel to the Company.
“Governmental Authority” means any international, multinational, federal, provincial, territorial, state, regional, municipal, local or other government or governmental body and any ministry, minister, department, division, bureau, agent, official, agency, commission, commissioner, board, cabinet or authority of any government, governmental body, quasi governmental, administrative or private body (including the TSX, the NYSE or any other stock exchange), domestic or foreign, exercising any statutory, regulatory, expropriation or Taxing Authority under the authority of any of the foregoing and any domestic, foreign or international judicial, quasi judicial or administrative court, tribunal, commission, board, panel, arbitrator or arbitral body acting under the authority of any of the foregoing.
“Group” has the meaning ascribed thereto under “Description of the Transaction — Share Ownership of NewCo Following the Transaction”.
“Holder” has the meaning ascribed thereto under “Certain Canadian Federal Income Tax Considerations”.
“HSR Act” means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
“HSR Act Approval” means the expiration or termination of the relevant waiting periods under the HSR Act.
“Inclusive Framework” has the meaning ascribed thereto under “Risk Factors — Risk Factors Related to Taxes — NewCo and its Subsidiaries will be subject to U.S. and non-U.S. tax laws, and future changes to or differing interpretations of those tax laws could adversely affect NewCo’s and its Subsidiaries’ effective tax rate, potential tax liability, operations or financial performance.”.
“Initial BlueTriton Shareholder” means Triton Water Parent Holdings, LP, a Delaware limited partnership.
“Intellectual Property” means all intellectual property and proprietary rights, which may exist or be created under the Laws of any jurisdiction worldwide, whether registered or unregistered, including all: (i) rights associated with works of authorship, including exclusive exploitation rights, copyrights, design rights, and moral rights; (ii) rights in information, data, databases and data collections; (iii) trademark, trade name, service name, trade dress and service mark rights and similar rights; (iv) trade secret rights; (v) patents and industrial property rights; (vi) Internet addresses, domain names, and social media handles; and (vii) rights in or relating to registrations, renewals, extensions, combinations, reexaminations, continuations, continuations-in-part, divisions, and reissues of, and applications for, any of the rights referred to in clauses (i) through (vi) above.
“Intended Tax Treatment” means, collectively, the Arrangement Intended Tax Treatment, the Mergers Intended Tax Treatment and the Transaction Intended Tax Treatment.
“Interim Order” means the interim order of the Court dated [•], 2024 made in connection with the Arrangement, in a form reasonably acceptable to each of the Company and BlueTriton, providing for, among other things, the calling and holding of the Meeting, as such order may be amended, modified, supplemented or varied by the Court with the prior written consent of both the Company and BlueTriton, each acting reasonably, the text of which is set out in “Schedule E” to this Circular.
“Intermediate Holdings” means Triton Water Intermediate, Inc.
“Investment Canada Act” means the Investment Canada Act (Canada).
“Investment Canada Act Approval” means that the responsible Minister under the Investment Canada Act shall have issued a letter stating that he or she is satisfied, or the responsible Minister by expiry of the applicable review period under the Investment Canada Act shall have issued a letter stating that he or she is deemed to be satisfied, that the transactions contemplated by the Arrangement Agreement are likely to be of net benefit to Canada in accordance with the Investment Canada Act, and there shall be no outstanding order or notice under Part IV. 1 of the Investment Canada Act that has the effect of prohibiting the Closing.
“IRS” means the U.S. Internal Revenue Service.
“June 10 Proposals” has the meaning ascribed thereto under “Certain Canadian Federal Income Tax Considerations — Holders Resident in Canada — Taxation of Capital Gains and Capital Losses”.
“K&E” means Kirkland & Ellis LLP, U.S. legal counsel to the Company.
“L&W” has the meaning ascribed thereto under “Description of the Transaction — Background to the Transaction”.
“Labor Agreement” means any collective bargaining agreement or other similar Contract with any labor organization, trade or labor union, works council, employee association or other bargaining unit representative.
“Law” means any and all laws, statutes, codes, ordinances (including zoning), approvals, decrees, rules, regulations, bylaws, notices, policies, protocols, guidelines, treaties or other requirements of any Governmental Authority and any legal requirements arising under the common law or principles of law or equity.
“Letter of Transmittal” means the form of letter of transmittal accompanying this Circular sent to Registered Shareowners in respect of the disposition of their Primo Shares pursuant to the Arrangement.
“Liens” means any pledge, claim, lien, charge, option, hypothecation, mortgage, deed of trust, deed to secure debt, security interest, restriction, adverse right, prior assignment, lease, sublease, license, sublicense, title defect, easement, right to possession or any other encumbrance, right or restriction of any kind or nature whatsoever, whether contingent or absolute.
“LTM Adjusted EBITDA” has the meaning ascribed thereto under “Description of the Transaction — Analysis of Primo Water’s Financial Advisor — Summary of BofA Financial Analyses — Primo Water Financial Analyses — Selected Precedent Transactions Analysis”.
“MacKenzie Partners” means MacKenzie Partners, Inc., the Company’s proxy solicitation agent.
“Management Projections — BlueTriton” means financial projections for the BlueTriton Parties for the years ending December 31, 2024 through 2028.
“Management Projections — Primo Water” means financial projections for the Company for the years ending December 31, 2024 through 2028.

“Matching Period” has the meaning ascribed thereto under “The Arrangement Agreement — Third Party Acquisition Proposals”.
“Meeting” has the meaning ascribed thereto under “Management Information Circular — Introduction”.
“Merger” has the meaning ascribed thereto under “Description of the Transaction — The Mergers — The Merger”.
“Merger Consideration” has the meaning ascribed thereto under “Description of the Transaction — The Mergers — The Merger”.
“Merger Effective Time” has the meaning ascribed thereto under “Description of the Transaction — The Mergers — The Merger”.
“Merger Sub” means Triton Merger Sub 1, Inc.
“Mergers” has the meaning ascribed thereto under “Description of the Transaction — The Mergers — The Subsequent Merger”.
“Mergers Intended Tax Treatment” means the intention of the Parties that, for U.S. federal income tax purposes (and any applicable corresponding U.S. state and local tax purposes), the Merger and the Subsequent Merger, taken together, constitute an integrated plan described in Rev. Rul. 2001-46, 2001-2 C.B. 321, and qualifies as a “reorganization” under Section 368(a) of the Code (and any applicable corresponding U.S. state and local tax provisions).
“Metropoulos” has the meaning ascribed thereto under “Description of the Transaction — Opinion of BMO Capital Markets Corp. — Miscellaneous”.
“MI 61-101” means Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions.
“Misrepresentation” shall have the meaning ascribed to it under applicable Canadian Securities Laws.
“Mutually Agreed Director” has the meaning ascribed thereto under “The Arrangement Agreement — Stockholders Agreement”.
“Named Executive Officers” means, collectively, Robbert Rietbroek, David Hass, Marni Morgan Poe, Anne Melaragni and William “Jamie” Jamieson.
“Nestlé Acquisition” has the meaning ascribed thereto under “Summary — Select Historical Consolidated Financial Data of BlueTriton”.
“NewCo” means Triton US HoldCo, Inc.
“NewCo Board” means the board of directors of NewCo, as constituted from time to time.
“NewCo By-Laws” means the by-laws of NewCo, as amended following the Subsequent Merger Effective Time.
“NewCo Certificate of Incorporation” means the certificate of incorporation of NewCo, as amended following the Subsequent Merger Effective Time.
“NewCo Class A Share” means a share of Class A common stock, par value $0.01 per share, of NewCo.
“NewCo Class B Share” means a share of Class B common stock, par value $0.01 per share, of NewCo.
“NewCo Consideration Shares” has the meaning ascribed thereto under “Management Information Circular — Information for United States Shareowners”.
“NewCo Incentive Plan” means the incentive plan to be adopted by NewCo prior to the Closing, pursuant to which the NewCo Replacement Awards will be issued.
“NewCo Organizational Documents” means, together, the NewCo Certificate of Incorporation and the NewCo By-Laws, the forms of which are attached to this Circular as “Schedule L — NewCo Organizational Documents and Stockholders Agreement”.
“NewCo Replacement Awards” means, collectively, the NewCo Replacement Options, the NewCo Replacement RSUs and the NewCo Replacement PSUs.

“NewCo Replacement Option” has the meaning ascribed thereto under “The Arrangement Agreement — Treatment of Primo Water Securities; Plan of Arrangement — Primo Options”
“NewCo Replacement PSU” has the meaning ascribed thereto under “The Arrangement Agreement — Treatment of Primo Water Securities; Plan of Arrangement — Primo Options”.
“NewCo Replacement RSU” has the meaning ascribed thereto under “The Arrangement Agreement — Treatment of Primo Water Securities; Plan of Arrangement — Primo Options”.
“NewCo Shareowners” means the registered and/or beneficial holders of NewCo Shares, as the context requires.
“NewCo Shares” mean, collectively, the NewCo Class A Shares and NewCo Class B Shares.
“NI 54-101” means National Instrument 54-101—Communication with Beneficial Owners of Securities.
“NOBOs” has the meaning ascribed thereto under “Information Concerning the Meeting — Voting by Beneficial Shareowners”.
“Nominating Sponsor Stockholder” has the meaning ascribed thereto under “The Arrangement Agreement — Stockholders Agreement — NewCo Board of Directors”.
“Non-Canadian Resident Holder” has the meaning ascribed thereto under “Certain Canadian Federal Income Tax Considerations — Holders Not Resident in Canada”.
“Non-Disclosure Agreement” means the confidentiality agreement, effective as of June 2, 2022, by and between the Company, BlueTriton Brands, Inc., and One Rock Capital Management, LLC, as amended June 22, 2023, and June 16, 2024.
“Non-Resident Dissenter” has the meaning ascribed thereto under “Certain Canadian Federal Income Tax Considerations — Holders Not Resident in Canada — Dissenting Non-Canadian Resident Holders”.
“Non-U.S. Holder” has the meaning ascribed thereto under “Material U.S. Federal Income Tax Considerations”.
“Notice of Application” means the Notice of Application for the Final Order, a copy of which is attached to this Circular as “Schedule F — Notice of Application”.
“Notice of Dissent” has the meaning ascribed thereto under “Dissenting Shareowner Rights”.
“Notice of Meeting” means the Notice of Special Meeting of Primo Shareowners dated [•], 2024 that accompanies this Circular.
“NYSE” means the New York Stock Exchange.
“OBCA” means the Business Corporations Act (Ontario).
“OBCA Director” means the Director appointed pursuant to Section 278 of the OBCA.
“OBOs” has the meaning ascribed thereto under “Information Concerning the Meeting — Voting by Beneficial Shareowners”.
“OECD” has the meaning ascribed thereto under “Risk Factors — Risk Factors Related to Taxes — NewCo and its Subsidiaries will be subject to U.S. and non-U.S. tax laws, and future changes to or differing interpretations of those tax laws could adversely affect NewCo’s and its Subsidiaries’ effective tax rate, potential tax liability, operations or financial performance.”
“One Rock” has the meaning ascribed thereto under “Description of the Transaction — Opinion of BMO Capital Markets Corp. — Miscellaneous”.
“ORCP” has the meaning ascribed thereto under “Description of the Transaction — Share Ownership of NewCo Following the Transaction”.
“ORCP Group” has the meaning ascribed thereto under “Description of the Transaction — Share Ownership of NewCo Following the Transaction”.
“ORCP Stockholders” has the meaning ascribed thereto under “The Arrangement Agreement — Stockholders Agreement”.

“Order” means all judicial, arbitral, administrative, ministerial, departmental or regulatory judgments, injunctions, orders, decisions, rulings, determinations, awards, decrees or similar actions taken by, or applied by, any Governmental Authority (in each case, whether temporary, preliminary or permanent).
“ordinary course of business”, or any phrase of similar import, means, with respect to an action taken or to be taken by any Person, that such action is consistent with the past practices of such Person (including with respect to amount and frequency) and is taken in the ordinary course of the normal day-to-day business and operations of such Person.
“Other Sponsor Stockholders” has the meaning ascribed thereto under “The Arrangement Agreement — Stockholders Agreement — Registration Rights”.
“Outside Date” has the meaning ascribed thereto under “The Arrangement Agreement — Termination of the Arrangement Agreement”.
“Parties” means, collectively, the Company, BlueTriton, NewCo, Merger Sub, and Amalgamation Sub, and “Party” means any one of them.
“Permitted Liens” means, for the Company or any of its Subsidiaries, or BlueTriton or any of its Subsidiaries, as the context requires: (i) any Liens for Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in conformity with GAAP; (ii) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Liens arising in the ordinary course of business and not yet due and payable or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in conformity with GAAP; (iii) pledges or deposits in connection with workers’ compensation, unemployment insurance, and other social security legislation arising in the ordinary course of business; (iv) easements, rights of way, covenants, restrictions and other encumbrances with respect to tangible or real properties incurred in the ordinary course of business that, individually or in the aggregate, are not material in amount and that do not, in each case, materially detract from the value, operation or the use of the property subject thereto; (v) Liens affecting the landlord’s interest in any real property subject to Company Specified Real Property Leases or BlueTriton Specified Real Property Leases which do not and would not materially interfere with the current use or occupancy of such Company Specified Leased Real Property or BlueTriton Specified Leased Real Property; (vi) statutory landlords’ Liens and Liens granted to landlords under any Company Specified Real Property Leases or BlueTriton Specified Real Property Leases, as applicable; (vii) non-exclusive licenses of non material Intellectual Property in the ordinary course of business; (viii) any purchase money security interests, equipment leases or similar financing arrangements; (ix) any Liens which are disclosed on the most recent consolidated balance sheet of the Company or BlueTriton, as applicable, or the notes thereto; and (x) any Liens that are not material to the Company, its Subsidiaries or their businesses, taken as a whole, or BlueTriton, its Subsidiaries or their businesses, taken as a whole, as applicable.
“Person” means an individual, sole proprietorship, corporation, body corporate, incorporated or unincorporated association, syndicate or organization, partnership, limited partnership, limited liability company, unlimited liability company, joint venture, joint stock company, trust, natural Person in his or her capacity as trustee, executor, administrator or other legal representative, a government or Governmental Authority or other entity, whether or not having legal status.
“PFIC” has the meaning ascribed thereto under “Material U.S. Federal Income Tax Considerations — Material U.S. Federal Income Tax Consequences of the Transaction — Passive Foreign Investment Company Status”.
“Plan Holder” has the meaning ascribed thereto under “Certain Canadian Federal Income Tax Considerations — Eligibility for Investment”.
“Plan of Arrangement” means the plan of arrangement under section 182 of the Business Corporations Act (Ontario) implementing the Arrangement, the full text of which is set forth in “Schedule B — Plan of Arrangement”, as the same may be amended, supplemented or varied from time to time in accordance with Article 6 of the Plan of Arrangement or at the direction of the Court in the Final Order with the prior written consent of the Company and BlueTriton, each acting reasonably.
“Pre-Closing Restructuring” has the meaning ascribed thereto under “The Arrangement Agreement — Pre-Closing Restructuring — As to Primo Water”.
“Pre-Merger Notifications” has the meaning ascribed thereto under “Description of the Transaction — Regulatory Matters — Canadian Regulatory Approvals —Competition Act”.

“Predecessor” has the meaning ascribed thereto under “Summary — Select Historical Consolidated Financial Data of BlueTriton”.
“Primo Book-Entry Share” means a book-entry Primo Share.
“Primo Credit Agreement” means the credit agreement, dated as of March 6, 2020 (as amended, supplemented, or otherwise modified), by and among the Company, as parent borrower, Primo Water Holdings Inc. (formerly known as Cott Holdings Inc.) and Eden Springs Nederland B.V., as subsidiary borrowers, Bank of America, N.A., as administrative agent and collateral agent, the lenders party thereto and Bank of America, N.A. as lead arranger and bookrunner.
“Primo Equity Awards” means Primo RSUs, Primo PSUs and Primo Options (or other Equity Interests granted as compensation or otherwise in respect of service) whether or not granted pursuant to the Primo Stock Plans.
“Primo Indentures” means, collectively, (i) the indenture, dated as of October 22, 2020 (as amended, supplemented or otherwise modified), by and among Primo Water Holdings Inc., the guarantors party thereto, BNY Trust Company of Canada, as Canadian trustee, The Bank of New York Mellon, as U.S. trustee, paying agent, registrar, transfer agent and authenticating agent, and The Bank of New York Mellon, London Branch, as London paying agent, governing Primo Water Holdings Inc.’s 3.875% Senior Notes due 2028; and (ii) the indenture, dated as of April 30, 2021 (as amended, supplemented or otherwise modified), by and among Primo Water Holdings Inc., the guarantors party thereto, BNY Trust Company of Canada, as Canadian trustee, and The Bank of New York Mellon, as U.S. trustee, paying agent, registrar, transfer agent and authenticating agent, governing Primo Water Holdings Inc.’s 4.375% Senior Notes due 2029.
“Primo Options” means, at any time, options to acquire Primo Shares granted pursuant to the Primo Stock Plans or otherwise which are, at such time, outstanding and unexercised, whether or not vested.
“Primo Water Pro Forma Percentage” means 43% of the Fully Diluted NewCo Shares issued and outstanding immediately following the Closing to be held by Primo Shareowners upon consummation of the Transaction.
“Primo PSUs” means, at any time, each award of restricted stock units with respect to Primo Shares subject to performance-based vesting granted pursuant to the Primo Stock Plans or otherwise which is, at such time, outstanding, whether or not vested.
“Primo Quarterly Dividend” has the meaning ascribed thereto under “The Arrangement Agreement — Dividends”.
“Primo Revolving Credit Facility” means the revolving credit facility under the Primo Credit Agreement.
“Primo RSUs” means, at any time, each restricted stock unit with respect to Primo Shares subject to time-based vesting granted pursuant to the Primo Stock Plans or otherwise which is, at such time, outstanding, whether or not vested.
“Primo Senior Notes” has the meaning ascribed thereto under “The Arrangement Agreement — Treatment of Primo Water Securities; Plan of Arrangement — Primo Senior Notes”.
“Primo Severance Plan” has the meaning ascribed thereto under “Description of the Transaction — Interests of the Company’s Directors and Management in the Transaction — Potential Payments upon Termination or in Connection with a Change of Control”.
“Primo Share Certificate” means a record of a certificate for a Primo Share.
“Primo Shareowner Approval” means the affirmative vote of at least 66 2∕3% of the votes cast by Primo Shareowners present in-person or represented by proxy at the Meeting, voting as a single class.
“Primo Shareowners” means the registered and/or beneficial holders of Primo Shares, as the context requires.
“Primo Shares” means the common shares in the capital of the Company.
“Primo Special Dividend” has the meaning ascribed thereto under “The Arrangement Agreement — Dividends”.
“Primo Stock Plans” means the Primo Water Corporation 2018 Equity Incentive Plan, and the Amended and Restated Primo Water Corporation Equity Incentive Plan, each, as amended or amended and restated from time to time.
“Primo Water” or the “Company” means Primo Water Corporation.

“Primo Water Selected Beverage Companies” has the meaning ascribed thereto under “Description of the Transaction — Opinion of BMO Capital Markets Corp. — Financial Analyses — Selected Public Companies Analyses — Primo Water”.
“Primo Water Selected Food Distribution Companies” has the meaning ascribed thereto under “Description of the Transaction — Opinion of BMO Capital Markets Corp. — Financial Analyses — Selected Public Companies Analyses — Primo Water”.
“Primo Water Selected Companies” has the meaning ascribed thereto under “Description of the Transaction — Opinion of BMO Capital Markets Corp. — Financial Analyses — Selected Public Companies Analyses — Primo Water”.
“Primo Water Selected Route-Based Services Companies” has the meaning ascribed thereto under “Description of the Transaction — Opinion of BMO Capital Markets Corp. — Financial Analyses — Selected Public Companies Analyses — Primo Water”.
“Proposed Amendments” has the meaning ascribed thereto under “Certain Canadian Federal Income Tax Considerations”.
“Proxy Submission Deadline” has the meaning ascribed thereto under “Information Concerning the Meeting — Appointment and Revocation of Proxies”.
“Record Date” has the meaning ascribed thereto under “Information Concerning the Meeting — Record Date”.
“Registered Plan” has the meaning ascribed thereto under “Certain Canadian Federal Income Tax Considerations — Eligibility for Investment”.
“Registered Shareowner” has the meaning ascribed thereto under “Information Concerning the Meeting — Participation and Voting at the Meeting”.
“Required Regulatory Approvals” means, collectively: (i) the HSR Act Approval; (ii) the Investment Canada Act Approval; and (iii) the Competition Act Approval.
“Resident Canadian Holder” has the meaning ascribed thereto under “Certain Canadian Federal Income Tax Considerations — Holders Resident in Canada”.
“Resident Dissenter” has the meaning ascribed thereto under “Certain Canadian Federal Income Tax Considerations — Holders Resident in Canada — Dissenting Resident Canadian Holders”.
“Restricted Period” has the meaning ascribed thereto under “The Arrangement Agreement — Stockholders Agreement — Liquidity and Transfer Restrictions”.
“Retention Bonuses” has the meaning ascribed thereto under “Description of the Transaction — Interests of the Company’s Directors and Management in the Transaction — Potential Payments upon Termination or in Connection with a Change of Control”.
“Rights Agreement” means the Second Amended and Restated Shareholders Rights Plan Agreement, dated as of May 8, 2024, by and between the Company and Computershare.
“Rule 144” has the meaning ascribed thereto under “Management Information Circular — Information for United States Shareowners”.
“SEC” means the United States Securities and Exchange Commission or any successor entity.
“Section 3(a)(10) Exemption” has the meaning ascribed thereto under “Management Information Circular — Information for United States Shareowners”.
“Securities Act” means the Securities Act (Ontario).
“Securities Laws” means, collectively, U.S. Securities Laws and Canadian Securities Laws.
“SEDAR+” means the System for Electronic Data Analysis Retrieval + described in National Instrument 13-101 — System for Electronic Document Analysis and Retrieval of the Canadian Securities Administrators and available for public view at www.sedarplus.ca.

“Selected NewCo Publicly Traded Companies” has the meaning ascribed thereto under “Description of the Transaction — Analysis of Primo Water’s Financial Advisor — Summary of BofA Financial Analyses — Pro Forma Financial Analyses — Selected Publicly Traded Companies Analysis”.
“Selected Transactions” has the meaning ascribed thereto under “Description of the Transaction — Opinion of BMO Capital Markets Corp. — Financial Analyses — Primo Water Selected Precedent Transactions Analysis”.
“Significant BlueTriton Customers” means the list of customers set out in Section 4.9 of the BlueTriton Disclosure Letter.
“Significant BlueTriton Suppliers” means the list of suppliers set out in Section 4.9 of the BlueTriton Disclosure Letter.
“Significant Company Customers” means the list of customers set out in Section 3.10 of the Company Disclosure Letter.
“Significant Company Suppliers” means the list of suppliers set out in Section 3.10 of the Company Disclosure Letter.
“Social Issues” has the meaning ascribed thereto under “Description of the Transaction — Background to the Transaction”.
“Social Issues Proposal” has the meaning ascribed thereto under “Description of the Transaction — Background to the Transaction”.
“Special Committee” has the meaning ascribed thereto under “Description of the Transaction — Background to the Transaction”.
“Sponsor Nominee” has the meaning ascribed thereto under “The Arrangement Agreement — Stockholders Agreement”.
“Sponsor Stockholders” has the meaning ascribed thereto under “The Arrangement Agreement — Stockholders Agreement”.
“Spring Source” means a spring or other naturally occurring body of water from which water is extracted.
“Stikeman” means Stikeman Elliott LLP, Canadian legal counsel to BlueTriton.
“Stockholders Agreement” has the meaning ascribed thereto under “The Arrangement Agreement — Stockholders Agreement”.
“Subject Securities” has the meaning ascribed thereto under “The Arrangement Agreement — The Voting Agreements”.
“Subsequent BlueTriton Shareholder” means all holders of BlueTriton Shares, if any, other than the Initial BlueTriton Shareholder.
“Subsequent Certificate of Merger” has the meaning ascribed thereto under “Description of the Transaction — The Mergers — The Subsequent Merger”.
“Subsequent Merger” has the meaning ascribed thereto under “Description of the Transaction — The Mergers — The Subsequent Merger”.
“Subsequent Merger Effective Time” has the meaning ascribed thereto under “Description of the Transaction — The Mergers — The Subsequent Merger”.
“Subsequent Surviving Company” has the meaning ascribed thereto under “Description of the Transaction — The Mergers — The Subsequent Merger”.
“Subsidiary” means, with respect to any Person, any other Person of which (i) more than 50% of the outstanding voting securities are directly or indirectly owned by such Person (excluding joint ventures that are neither operated nor managed by such Person); or (ii) such Person or any Subsidiary of such Person is a general partner (excluding partnerships in which such party or any Subsidiary of such Person does not have a majority of the voting interests in such partnership).

“Successor” has the meaning ascribed thereto under “Summary — Select Historical Consolidated Financial Data of BlueTriton”.
“Superior Proposal” means any bona fide written Acquisition Proposal made by a Person or group of Persons acting jointly (other than any BlueTriton Party or any of their respective Affiliates) that the Board determines in good faith and in the proper discharge of its fiduciary duties (after consultation with the Company’s financial advisor and outside legal counsel) that: (i) did not result from or involve a material breach of Primo Water’s non-solicitation covenants in the Arrangement Agreement; (ii) is reasonably likely to be consummated in accordance with its terms without undue delay; (iii) is not subject to any financing contingency and adequate arrangements have been made in respect of any financing required to complete such Acquisition Proposal; and (iv) is more favorable to the Primo Shareowners from a financial point of view than the Arrangement, the Mergers and the other transactions contemplated by the Arrangement Agreement, taken as a whole, in each case taking into account all financial, legal, financing, regulatory and other aspects of such Acquisition Proposal (including the identity of the Person or group making the Acquisition Proposal) and of the Arrangement Agreement (including any changes to the terms of the Arrangement Agreement proposed by BlueTriton during the Matching Period; provided that for purposes of the definition of “Superior Proposal”, the references to “20%” in the definition of Acquisition Proposal shall be deemed to be references to “50%”.
“Supporting Shareholders” has the meaning ascribed thereto under “The Arrangement Agreement — The Voting Agreements”.
“Surviving Company” has the meaning ascribed thereto under “Description of the Transaction — The Mergers”.
“Tax” or “Taxes” means all taxes, duties, imposts, levies or other governmental assessments, tariffs, charges, contributions, premiums or obligations in the nature of a tax, however denominated, imposed, assessed or collected by any Governmental Authority, including all income taxes, including any tax on or based on net income, gross income, earnings, gross receipts, capital gains, profits, and specifically including any federal, provincial, state, territorial, county, municipal, local or foreign taxes, state profit share taxes, windfall or excess profit taxes, capital taxes, royalty taxes, production taxes, payroll taxes, health taxes, employment taxes, withholding taxes (including all withholdings on amounts paid to or by the relevant Person), sales taxes, use taxes, goods and services taxes, harmonized sales taxes, custom duties, value added taxes, ad valorem taxes, excise taxes, alternative or add on minimum taxes, franchise taxes, license taxes, occupation taxes, real and personal property taxes, land transfer taxes, severance taxes, capital stock taxes, stamp taxes, anti dumping taxes, countervailing taxes, occupation taxes, environmental taxes, transfer taxes, employment or unemployment insurance premium taxes and other employment or unemployment taxes, social security (or similar) taxes, insurance premium and worker’s compensation premium taxes, and pension (including Canada Pension Plan and Quebec Pension Plan) payments, and other taxes of any kind whatsoever, together with any interest, penalties and additional amounts imposed in respect thereof.
“Tax Act” means the Income Tax Act (Canada).
“taxable capital gain” has the meaning ascribed thereto under “Certain Canadian Federal Income Tax Considerations — Holders Resident in Canada — Taxation of Capital Gains and Capital Losses”.
“Taxing Authority” means the United States Internal Revenue Service, the Canada Revenue Agency and any other domestic or foreign Governmental Authority responsible for the administration or collection of any Taxes.
“Termination Fee” has the meaning ascribed thereto under “The Arrangement Agreement — Termination Fees”.
“Transaction” means the Mergers, collectively with the Arrangement.
“Transaction Intended Tax Treatment” has the meaning ascribed thereto under “Management Information Circular — Information for United States Shareowners”.
“Transaction Resolutions” means, together, the Executive Compensation Resolution and the Arrangement Resolution.
“Transfer” has the meaning ascribed thereto under “The Arrangement Agreement — The Voting Agreements”.
“Trigger Event” means the first date on which ORCP ceases to beneficially own (directly or indirectly) more than 40% of the voting power of the outstanding shares of NewCo Class A Shares. For the purpose of this definition, “beneficial ownership” or the phrase “beneficially own” shall be determined in accordance with Rule 13d-3 promulgated under the 1934 Exchange Act.

“Triton Water Holdings” means Triton Water Holdings, Inc.
“TSX” means the Toronto Stock Exchange.
“Unaffiliated Directors” has the meaning ascribed thereto under “The Arrangement Agreement — Stockholders Agreement — NewCo Board of Directors”.
“U.S.” or “United States” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia and all other areas subject to its jurisdiction.
“U.S. Holder” has the meaning ascribed thereto under “Material U.S. Federal Income Tax Considerations”.
“U.S. IRA” has the meaning ascribed thereto under “Risk Factors — Risk Factors Related to Taxes — NewCo and its Subsidiaries will be subject to U.S. and non-U.S. tax laws, and future changes to or differing interpretations of those tax laws could adversely affect NewCo’s and its Subsidiaries’ effective tax rate, potential tax liability, operations or financial performance.”.
“U.S. Securities Laws” means the 1933 Securities Act, the 1934 Exchange Act and all other state and federal securities Laws.
“USRPHC” has the meaning ascribed thereto under “Material U.S. Federal Income Tax Considerations — Material U.S. Federal Income Tax Considerations for Non-U.S. Holders of Owning and Disposing of NewCo Class A Shares Received in the Arrangement — Sale or Other Disposition of NewCo Class A Shares”.
“VIF” has the meaning ascribed thereto under “Information Concerning the Meeting — Voting by Beneficial Shareowners”.
“Voting Agreements” has the meaning ascribed thereto under “Description of the Transaction — Background to the Transaction”.
“Withholding Agent” has the meaning ascribed thereto under “Description of the Transaction — NewCo Shares Exchange Procedure; Withholding”.

PRIMO WATER CORPORATION
1500 ASSEMBLY DRIVE
SUITE 800
TAMPA, FLORIDA 33607

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until [ ] ET on [TBD], 2024 for shares held directly and by [ ] ET on [TBD], 2024 for shares held in an Employee Share Purchase Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PRMW2024SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until [ ] ET on [TBD], 2024 for shares held directly and by [ ] ET on [TBD], 2024 for shares held in an Employee Share Purchase Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V55566-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PRIMO WATER CORPORATION

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Materials are available at www.proxyvote.com.

V55567-TBD

PRIMO WATER CORPORATION
SPECIAL MEETING OF SHAREHOLDERS
[TBD], 2024 at [TBD] Eastern Time
THIS PROXY IS SOLICITED ON BEHALF OF MANAGEMENT OF PRIMO WATER CORPORATION

Every shareholder has the right to appoint another person or entity (who need not be a shareholder) to represent them at the special meeting. To do so, insert the person or entity's name in the blank space provided below, submit the form of proxy and register such proxyholder with Broadridge after submitting the form of proxy in accordance with the instructions set forth in the circular dated XX, 2024.

The shareholder(s) hereby appoint(s) Jerry Fowden, or failing him Marni Morgan Poe, Chief Legal Officer & Secretary, or, instead of them, ______________________________ as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the common shares of Primo Water Corporation that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at [TBD] Eastern Time on [TBD], 2024, to be held at www.virtualshareholdermeeting.com/PRMW2024SM.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Director's recommendations.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side